FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-172366-12

The information in this free writing prospectus is not complete and may be changed.  This free writing prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

THIS FREE WRITING PROSPECTUS, DATED JANUARY 27, 2014, MAY BE AMENDED OR COMPLETED PRIOR TO TIME OF SALE
(THIS FREE WRITING PROSPECTUS ACCOMPANIES THE ATTACHED PROSPECTUS DATED SEPTEMBER 6, 2013)

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-172366) for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-800-745-2063 (8 a.m. - 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

$1,103,355,000 (Approximate)

WFRBS COMMERCIAL MORTGAGE TRUST 2014-LC14
as Issuing Entity

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2014-LC14
Wells Fargo Commercial Mortgage Securities, Inc.
as Depositor

Wells Fargo Bank, National Association
Ladder Capital Finance LLC
Rialto Mortgage Finance, LLC
The Royal Bank of Scotland
as Sponsors and Mortgage Loan Sellers

We, Wells Fargo Commercial Mortgage Securities, Inc., are establishing a trust fund.  The offered certificates are mortgage-backed securities issued by the trust fund.  Only the classes of mortgage pass-through certificates listed in the table below are being offered by this free writing prospectus and the accompanying prospectus.  The trust fund will consist primarily of a pool of 71 commercial, multifamily and manufactured housing community mortgage loans, which together have an aggregate outstanding principal balance of approximately $1,255,596,034 as of the cut-off date.  The trust fund will issue 19 classes of commercial mortgage pass-through certificates, 12 of which are being offered by this free writing prospectus.  The offered certificates will accrue interest from and including February 1, 2014.  Each class of certificates will entitle its holders to receive monthly distributions of interest or principal and interest generally on the fourth business day after the 11th day (or, if such 11th day is not a business day, the next succeeding business day) of each month, commencing in March 2014.

Credit enhancement will be provided by the subordination of certain classes of subordinate certificates to certain classes of senior certificates as described under “Description of the Offered Certificates—Distributions” and “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” in this free writing prospectus.

Proceeds of the assets of the trust fund are the sole source of distributions on the offered certificates.  The offered certificates will not constitute interests in or obligations of, nor will they be insured or guaranteed by any of, the depositor, the sponsors, the mortgage loan sellers, the underwriters, the master servicer, the special servicer, the trust advisor, the certificate administrator, the trustee, the initial subordinate class representative or any of their respective affiliates and will not be insured or guaranteed by any governmental agency or instrumentality.

Characteristics of the certificates offered to you include:

Class	Approximate Initial Principal Balance or Notional Amount(1)		Approximate Initial Pass- Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Rated Final Distribution Date(4)	Expected Ratings (DBRS/Fitch/Moody’s)(4)
Class A-1	$66,263,000		%	(5)	December 2018	March 2047	AAA(sf)/AAAsf/Aaa(sf)
Class A-2	$189,675,000		%	(5)	February 2019	March 2047	AAA(sf)/AAAsf/Aaa(sf)
Class A-3	$80,000,000		%	(5)	November 2020	March 2047	AAA(sf)/AAAsf/Aaa(sf)
Class A-4	$175,000,000		%	(5)	December 2023	March 2047	AAA(sf)/AAAsf/Aaa(sf)
Class A-5	$278,492,000		%	(5)	January 2024	March 2047	AAA(sf)/AAAsf/Aaa(sf)
Class A-SB	$89,487,000		%	(5)	October 2023	March 2047	AAA(sf)/AAAsf/Aaa(sf)
Class A-S(6)	$95,739,000	(7)	%	(5)	January 2024	March 2047	AAA(sf)/AAAsf/Aaa(sf)
Class X-A	$974,656,000	(8)	%	Variable(9)	NAP	March 2047	AAA(sf)/AAAsf/Aaa(sf)
Class X-B	$193,048,000	(10)	%	Variable(11)	NAP	March 2047	AAA(sf)/BBB-sf/NR
Class B(6)	$81,614,000	(7)	%	(5)	February 2024	March 2047	AA(low)(sf)/AA-sf/Aa3(sf)
Class C(6)	$47,085,000	(7)	%	(5)	February 2024	March 2047	A(low)(sf)/A-sf/A3(sf)
Class PEX(6)	$224,438,000	(7)	%	(12)	February 2024	March 2047	A(low)(sf)/A-sf/A1(sf)

(footnotes to table begin on page 1)

Investing in the offered certificates involves risks.  You should carefully consider the risk factors beginning on page 57 of this free writing prospectus and page 8 of the prospectus.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The certificates will represent interests in the issuing entity only.  They will not represent interests in or obligations of the depositor, any of its affiliates or any other entity.

The Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this free writing prospectus or the accompanying prospectus.  Any representation to the contrary is a criminal offense.  Neither Wells Fargo Commercial Mortgage Securities, Inc. nor anyone else will list the offered certificates on any securities exchange or on any automated quotation system of any securities association such as the Nasdaq Stock Market.

The underwriters, Wells Fargo Securities, LLC, RBS Securities Inc. and Deutsche Bank Securities Inc. will purchase the offered certificates from Wells Fargo Commercial Mortgage Securities, Inc. and will offer them to the public from time to time in negotiated transactions or otherwise at varying prices determined at the time of sale, plus, in certain cases, accrued interest.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about February 20, 2014.

Wells Fargo Securities		RBS
Deutsche Bank Securities
February            , 2014

# WFRBS Commercial Mortgage Trust 2014-LC14

## Commercial Mortgage Pass-Through Certificates, Series 2014-LC14

Nebraska
1 property
$8,100,000
0.6% of total
Iowa
1 property
$1,110,000
0.1% of total
North Dakota
1 property
$12,953,996
1.0% of total
Minnesota
9 properties
$53,796,429
4.3% of total
Wisconsin
1 property
$707,804
0.1% of total
Illinois
2 properties
$20,275,982
1.6% of total
Indiana
5 properties
$30,025,000
2.4% of total
Michigan
4 properties
$22,852,056
1.8% of total
Pennsylvania
34 properties
$131,082,704
10.4% of total
New York
2 properties
$75,000,000
6.0% of total
Colorado
1 property
$3,792,826
0.3% of total
Maine
1 property
$4,416,843
0.4% of total
Ohio
7 properties
$52,103,512
4.1% of total
Connecticut
1 property
$14,750,000
1.2% of total
Northern California
6 properties
$48,499,659
3.9% of total
New Jersey
2 properties
$82,117,949
6.5% of total
California
12 properties
$74,087,941
5.9% of total
Delaware
1 property
$7,500,000
0.6% of total
Virginia
1 property
$5,207,394
0.4% of total
Southern California
6 properties
$25,588,282
2.0% of total
North Carolina
3 properties
$10,130,000
0.8% of total
Arizona
2 properties
$27,563,259
2.2% of total
Kentucky
1 property
$7,589,454
0.6% of total
South Carolina
1 property
$1,558,594
0.1% of total
Hawaii
1 property
$28,555,000
2.3% of total
Kansas
2 properties
$26,943,069
2.1% of total
Georgia
13 properties
$188,566,090
15.0% of total
Louisiana
3 properties
$12,975,940
1.0% of total
Alabama
4 properties
$15,956,499
1.3% of total
Oklahoma
1 property
$45,500,000
3.6% of total
% of Cut-Off Date Balance
<1.0%
1.0% - 5.0%
5.1% - 10.0%
>10.0%
Texas
8 properties
$101,483,898
8.1% of total
Arkansas
1 property
$11,113,054
0.9% of total
Mississippi
2 properties
$7,162,500
0.6% of total
Tennessee
7 properties
$17,843,524
1.4% of total
Florida
9 properties
$152,774,720
12.2% of total

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS FREE WRITING PROSPECTUS AND THE ACCOMPANYING PROSPECTUS	ix
IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES	xi
FORWARD-LOOKING STATEMENTS	xii
SUMMARY	1
RISK FACTORS	57
Risks Related to the Offered Certificates	57
The Certificates May Not Be a Suitable Investment for You	57
The Trust Fund’s Assets May Be Insufficient to Allow for Repayment in Full on Your Certificates	57
A Future Economic Downturn, a Downturn in Real Estate Markets or Credit Markets and/or Sovereign Debt Concerns May Increase Loan Defaults and/or Affect the Value and Liquidity of Your Investment	57
Market Considerations and Limited Liquidity	60
Subordination of the Class A-S, B and C Regular Interests Will Affect the Timing of Distributions and the Application of Losses on the Class A-S, B, C and PEX Certificates	63
The Yields to Maturity on the Offered Certificates Depend on a Number of Factors that Cannot Be Predicted with any Certainty	63
Incorrect Assumptions Regarding Principal Payments and Prepayments May Lead to a Lower than Expected Yield on Your Investment	65
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	66
The Payment of Expenses of the Trust Fund May Reduce the Amount of Distributions on Your Offered Certificates	66
You Will Have Limited Ability To Control the Servicing of the Mortgage Loans and the Parties with Control Over the Servicing of the Mortgage Loans May Have Interests that Conflict with Your Interests	67
You Will Have No Control Over the Servicing of the AmericasMart Mortgage Loan or The Outlet Collection | Jersey Gardens Mortgage Loan	67
If the Master Servicer or the Special Servicer Purchases Certificates or Has Investments Related to a Borrower or Other Person, a Conflict of Interest May Arise Between Its Own Interests and Its Duties to the Trust Fund	68
Various Other Securitization-Level Conflicts of Interest May Have an Adverse Effect on Your Offered Certificates	69
Potential Conflicts of Interest of the Underwriters and Their Affiliates	72
Potential Conflicts of Interest of the Subordinate Class Representative	75
Potential Conflicts of Interest in the Selection of the Mortgage Loans	75
Ratings of the Certificates Have Substantial Limitations	76
The Special Servicer May Be Directed To Take Actions	78
There Are Risks Relating to the Exchangeable Certificates	79
You May Be Bound by the Actions of Other Certificateholders Even if You Do Not Agree with Those Actions	79
Because the Offered Certificates Are in Book-Entry Form, Your Rights Can Only Be Exercised Indirectly and There May Be Other Adverse Consequences	80
Material Federal Tax Considerations Regarding Original Issue Discount	80
State and Local Tax Considerations	80
Commencing Legal Proceedings Against Parties to the Pooling and Servicing Agreement May Be Difficult	81
Each of the Mortgage Loan Sellers, the Depositor and the Trust Fund Are Subject to Insolvency or Bankruptcy Laws That May Affect the Trust Fund’s Ownership of the Mortgage Loans	81
Risks Related to the Mortgage Loans	83
The Repayment of a Multifamily, Manufactured Housing Community or Commercial Mortgage Loan is Dependent on the Cash Flow Produced by the Corresponding

Mortgaged Property, Which Can Be Volatile and Insufficient To Allow Full and Timely Distributions on Your Offered Certificates	83
Property Value May Be Adversely Affected Even When There Is No Change in Current Operating Income	84
Concentrations of Mortgaged Property Types Subject the Trust Fund to Increased Risk of Decline in Particular Industries	85
Retail Properties Have Special Risks	86
Office Properties Have Special Risks	88
Hospitality Properties Have Special Risks	89
Multifamily Properties Have Special Risks	90
Trade Mart Properties Have Special Risks	91
Manufactured Housing Community Properties Have Special Risks	92
Mixed Use Facilities Have Special Risks	94
Leased Fee Properties Have Special Risks	94
Industrial Properties Have Special Risks	95
Self Storage Properties Have Special Risks	96
Various Limitations and Restrictions Imposed by Affordable Housing Covenants or Programs May Result in Losses on the Mortgage Loans	97
Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment	97
Tenant Early Termination Options Entail Special Risks	100
Tenant Bankruptcies May Adversely Affect the Income Produced by the Mortgaged Properties and May Adversely Affect the Distributions on Your Certificates	101
Various Loan-Level Conflicts of Interest May Have an Adverse Effect on Your Certificates	101
A Concentration of Mortgaged Properties in One or More Geographic Areas Reduces Diversification and May Increase the Risk that Your Certificates May Not Be Paid in Full	102
The Concentration of Loans and Number of Loans with the Same or Related Borrowers Increases the Possibility of Loss on the Loans Which Could Reduce Distributions on Your Certificates	103
Tenant Concentration Increases the Risk That Cash Flow Will Be Interrupted, Which Could Reduce Distributions on Your Certificates	103
Limitations on the Enforceability of Multi-Borrower/Multi-Property and Multi-Borrower/Multiple Parcel Arrangements May Have an Adverse Effect on Recourse in the Event of a Default on a Mortgage Loan	104
Borrowers’ Recent Acquisition of the Mortgaged Properties Causes Uncertainty	105
Certain Mortgaged Properties May Have a Limited Operating History	105
Risks Related to Redevelopment and Renovation at the Mortgaged Properties	105
Risks of the Anticipated Repayment Date Loans	106
Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property	107
We Cannot Assure You That Any Upfront or Ongoing Deposits Made by a Borrower to Any Reserve in Respect of a Mortgaged Property Will Be Sufficient To Offset Any Cash Flow Shortfalls That May Occur at the Related Mortgaged Property	108
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	108
If a Borrower is Unable To Repay Its Loan on Its Maturity Date, You May Experience a Loss or Delay in Distributions on Your Certificates	108
A Borrower’s Other Loans May Reduce the Cash Flow Available to the Mortgaged Property Which May Adversely Affect Distributions on Your Certificates; Mezzanine Financing Reduces a Principal’s Equity in, and Therefore Its Incentive to Support, a Mortgaged Property	109
Litigation Arising Out of Ordinary Business or Other Activities of the Borrowers, Borrower Principals, Sponsors and Managers Could Adversely Affect Distributions on Your Certificates	111

Bankruptcy Proceedings Relating to a Borrower Can Result in Dissolution of the Borrower and the Acceleration of the Related Mortgage Loan and Can Otherwise Impair Repayment of the Related Mortgage Loan	111
Mortgage Loans With Borrowers That Are Not Bankruptcy Remote Entities or That Do Not Have Non-Recourse Carveout Guarantees May Be More Likely To File Bankruptcy Petitions or Take Other Actions That May Adversely Affect Distributions on Your Certificates	113
Prior Bankruptcies or Other Proceedings May Be Relevant to Future Performance	113
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	114
Provisions Requiring Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions May Not Be Enforceable	114
Substitution of Mortgaged Properties and Debt Severance Provisions May Lead to Increased Risks	115
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	115
Mortgaged Properties That Are Not in Compliance with Zoning and Building Code Requirements and Use Restrictions Could Adversely Affect Distributions on Your Certificates	115
Condemnations With Respect to Mortgaged Properties Could Adversely Affect Distributions on Your Certificates	116
The Absence of or Inadequacy of Insurance Coverage on the Property May Adversely Affect Distributions on Your Certificates	117
Environmental Conditions at the Mortgaged Properties May Subject the Trust Fund to Liability Under Federal and State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties, Which May Result in Reduced Distributions on Your Offered Certificates	119
Property Inspections and Engineering Reports May Not Reflect All Conditions That Require Repair on a Mortgaged Property	122
Appraisals May Not Accurately Reflect the Value of the Mortgaged Properties	122
Debt Service Coverage Ratio and Net Cash Flow Information Is Based on Numerous Assumptions	123
The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in Any of the Depositor’s Other Trusts	124
No Party is Obligated to Review the Mortgage Loans To Determine Whether Representations and Warranties Are True; Mortgage Loan Sellers or Other Responsible Parties May Not Be Able To Make a Required Repurchase or Substitution of a Defective Mortgage Loan	125
Any Loss of Value Payment Made by a Mortgage Loan Seller May Prove to Be Insufficient to Cover All Losses on a Defective Mortgage Loan	125
The Operation of a Mortgaged Property Following Foreclosure May Affect the Tax Status of the Trust Fund and May Adversely Affect Distributions on Your Certificates	126
Tenant Leases May Have Provisions That Could Adversely Affect Distributions on Your Certificates	126
The Costs of Compliance with the Americans with Disabilities Act of 1990 and Fair Housing Laws May Adversely Affect a Borrower’s Ability To Repay Its Mortgage Loan	127
Loans Secured by Mortgages on a Leasehold Interest Will Subject Your Investment to a Risk of Loss Upon a Lease Default	127
The Borrower’s Form of Entity May Cause Special Risks	128
Tenancies in Common May Hinder Recovery	128
Changes to REMIC Restrictions on Loan Modifications and REMIC Rules on Partial Releases May Impact an Investment in the Certificates	129
Other Risks	130
Split Loan Structures May Adversely Affect Net Cash Flow to Sponsors, Which May Reduce Sponsors’ Commitment to Effective Management of the Mortgaged Properties	130

Terrorist Attacks May Adversely Affect the Value of the Offered Certificates and Payments on the Underlying Mortgage Loans	130
Foreign Conflicts May Adversely Affect the Value of the Offered Certificates and Payments on the Underlying Mortgage Loans	130
Additional Risks	130
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	130
CAPITALIZED TERMS USED IN THIS FREE WRITING PROSPECTUS	131
DESCRIPTION OF THE MORTGAGE POOL	131
General	131
Significant Obligor	132
Mortgage Loan History	132
Certain Characteristics of the Mortgage Pool	132
Concentration of Mortgage Loans and Borrowers	132
Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans; Mortgage Loans with Affiliated Borrowers	132
Property Type Concentrations	134
Tenancies in Common	137
Condominium Structures	138
Certain Terms of the Mortgage Loans	138
Voluntary Prepayment and Defeasance Provisions	140
Non-Recourse Obligations	146
“Due-on-Sale” and “Due-on-Encumbrance” Provisions	146
Encumbered Interests	147
ARD Loans	148
Split Loan Structures	149
The AmericasMart Loan Combination	149
The PennCap Portfolio Loan Combination	152
The Outlet Collection| Jersey Gardens Loan Combination	154
Subordinate and/or Other Financing	158
Other Additional Financing	160
Net Cash Flow and Certain Underwriting Considerations	161
Cash Management Agreements/Lockboxes	162
Hazard Insurance	163
Litigation Considerations	164
Default History, Bankruptcy Issues and Other Proceedings	165
Tenant or Other Third Party Matters	169
Lease Terminations and Expirations	170
Other Matters	172
Assessments of Property Value and Condition	172
Appraisals	172
Environmental Assessments	173
Property Condition Assessments	174
Seismic Review Process and Earthquake Insurance	175
Zoning and Building Code Compliance	175
Environmental Insurance	176
Loan Purpose	177
Exceptions to Underwriting Guidelines	177
Assignment of the Mortgage Loans	178
Representations and Warranties	181
Cures, Repurchases and Substitutions	181
Changes in Mortgage Pool Characteristics	185
Finalized Pooling and Servicing Agreement and Other Material Agreements	185
TRANSACTION PARTIES	186
The Issuing Entity	186
The Depositor	186
The Sponsors, Mortgage Loan Sellers and Originators	187
Wells Fargo Bank, National Association	187
General	187

v

Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program	187
Wells Fargo Bank’s Commercial Mortgage Loan Underwriting	188
Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor	193
Repurchase Requests	194
Ladder Capital Finance LLC	198
Ladder Capital Group’s Underwriting Guidelines and Processes	199
Exceptions	205
Review of LCF Mortgage Loans	205
Compliance with Rule 15Ga-1 under the Exchange Act	206
Rialto Mortgage Finance, LLC	207
General	207
Rialto Mortgage’s Securitization Program	207
Rialto Mortgage’s Underwriting Standards and Loan Analysis	207
Review of the Rialto Mortgage Loans	211
Compliance with Rule 15Ga-1 under the Exchange Act	212
The Royal Bank of Scotland	212
The Royal Bank of Scotland’s Underwriting Standards	214
Review of Mortgage Loans for Which The Royal Bank of Scotland is the Sponsor	217
Repurchase Requests	219
Compensation of the Sponsors	219
The Trustee	220
The Certificate Administrator, Tax Administrator, Certificate Registrar and Custodian	220
The Master Servicer	221
Wells Fargo Bank, National Association	221
The Special Servicer	225
Rialto Capital Advisors, LLC	225
The Trust Advisor	228
Affiliations and Certain Relationships Among Certain Transaction Parties	228
DESCRIPTION OF THE OFFERED CERTIFICATES	232
General	232
Certificate Principal Balances and Certificate Notional Amounts	233
Exchanges of Exchangeable Certificates	234
Distribution Account	235
Interest Reserve Account	237
Distributions	238
Priority of Distributions	248
Treatment of REO Properties	254
Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses	254
Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses	258
Advances of Delinquent Monthly Debt Service Payments	259
Fees and Expenses	263
Reports to Certificateholders; Available Information	268
Voting Rights	275
Delivery, Form and Denomination	275
Matters Regarding the Certificate Administrator and the Tax Administrator	275
Amendment of the Pooling and Servicing Agreement	276
Termination of the Pooling and Servicing Agreement	278
The Trustee	280
Eligibility Requirements	280
Duties of the Trustee	280
Matters Regarding the Trustee	281
Resignation and Removal of the Trustee	281
Suits, Actions and Proceedings by Certificateholders	282
YIELD AND MATURITY CONSIDERATIONS	282
Yield Considerations	282
Weighted Average Life	287

Yield Sensitivity of the Class X-A and Class X-B Certificates	291
Pre-Tax Yield to Maturity Tables	291
SERVICING OF THE MORTGAGE LOANS AND ADMINISTRATION OF THE TRUST FUND	295
General	295
Servicing and Other Compensation and Payment of Expenses	301
Asset Status Reports	314
The Majority Subordinate Certificateholder and the Subordinate Class Representative	316
The Trust Advisor	320
Annual Reports and Meeting	321
Net Present Value Calculations	324
Review and Consultation With Respect to Calculations of Net Present Value and Appraisal Reduction Amounts	324
Replacement of the Special Servicer	325
Maintenance of Insurance	327
Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions	329
Transfers of Interests in Borrowers	331
Modifications, Waivers, Amendments and Consents	332
Required Appraisals	337
Collection Account	342
Procedures With Respect to Defaulted Mortgage Loans and REO Properties	344
REO Account	348
Inspections; Collection of Operating Information	349
Rating Agency Confirmations	350
Servicer Termination Events	352
Rights Upon the Occurrence of a Servicer Termination Event	354
Termination, Discharge and Resignation of the Trust Advisor	356
Resignation of the Master Servicer and the Special Servicer	357
Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor	358
Evidence as to Compliance	361
Additional Matters Relating to the Servicing of the AmericasMart Loan Combination and The Outlet Collection | Jersey Gardens Loan Combination	362
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS	365
General	365
Other Aspects	366
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	366
General	366
Characterization of Investments in Offered Certificates	368
Discount and Premium; Prepayment Consideration	369
Taxation of the Exchangeable Certificates	370
Further Information	370
STATE AND OTHER TAX CONSEQUENCES	370
ERISA CONSIDERATIONS	371
Plan Assets	371
Special Exemption Applicable to the Offered Certificates	372
Insurance Company General Accounts	373
General Investment Considerations	374
LEGAL INVESTMENT	374
LEGAL MATTERS	375
RATINGS	375
INDEX OF DEFINED TERMS	377

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1
Annex A-2:	Mortgage Pool Information (Tables)	A-2-1
Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans	A-3-1
Annex B:	Additional Mortgage Loan Information/Definitions	B-1
Annex C-1:	Mortgage Loan Representations and Warranties	C-1-1

Annex C-2:	Exceptions to Mortgage Loan Representations and Warranties	C-2-1
Annex D:	Global Clearance, Settlement and Tax Documentation Procedures	D-1
Annex E-1:	Form of Trust Advisor Annual Report (Subordinate Control Period)	E-1-1
Annex E-2:	Form of Trust Advisor Annual Report (Collective Consultation Period and Senior Consultation Period)	E-2-1
Annex F:	Form of Distribution Date Statement	F-1
Annex G:	Class A-SB Planned Principal Balance Schedule	G-1

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
FREE WRITING PROSPECTUS AND THE ACCOMPANYING PROSPECTUS

Information about the offered certificates is provided in two separate documents that progressively provide more detail:

●	the accompanying prospectus, which provides general information, some of which may not apply to a particular class of offered certificates, including your class; and

●	this free writing prospectus, which describes the specific terms of your class of offered certificates.

You should rely only on the information contained in this free writing prospectus and the accompanying prospectus.  The depositor has not authorized anyone to provide you with information that is different from that contained in this free writing prospectus and the prospectus.

References in the accompanying prospectus to “prospectus supplement” should be treated as references to this free writing prospectus.

This free writing prospectus and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions.  The tables of contents in this free writing prospectus and the prospectus identify the pages where these sections are located.

Cross-references are included in this free writing prospectus and in the accompanying prospectus which direct you to more detailed descriptions of a particular topic.  You can also find references to key topics in the table of contents in this free writing prospectus on page ii and the table of contents in the accompanying prospectus on page i.  The capitalized terms used in this free writing prospectus are defined on the pages indicated under the caption “Index of Defined Terms” in this free writing prospectus.  The definitions of certain capitalized terms used in the accompanying prospectus are included under the caption “Glossary” beginning on page 134 of the accompanying prospectus.  In this free writing prospectus, the terms “depositor”, “we” and “us” refer to Wells Fargo Commercial Mortgage Securities, Inc.

EUROPEAN ECONOMIC AREA

THIS FREE WRITING PROSPECTUS AND THE ACCOMPANYING PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE EU PROSPECTUS DIRECTIVE AS IMPLEMENTED IN MEMBER STATES OF THE EUROPEAN ECONOMIC AREA (THE “EEA”) (EACH, A “RELEVANT MEMBER STATE”).  THIS FREE WRITING PROSPECTUS AND THE ACCOMPANYING PROSPECTUS HAVE BEEN PREPARED ON THE BASIS THAT ALL OFFERS OF THE OFFERED CERTIFICATES WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE EU PROSPECTUS DIRECTIVE FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS IN CONNECTION WITH OFFERS OF THE OFFERED CERTIFICATES.  ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS FREE WRITING PROSPECTUS SHOULD ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR ANY OF THE UNDERWRITERS TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE EU PROSPECTUS DIRECTIVE FOR SUCH OFFERS.  NONE OF THE DEPOSITOR, THE ISSUING ENTITY OR THE UNDERWRITERS HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF THE OFFERED CERTIFICATES IN WHICH AN OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR ANY OF THE UNDERWRITERS TO PUBLISH A PROSPECTUS FOR SUCH OFFERS.  THE EXPRESSION EU PROSPECTUS DIRECTIVE MEANS DIRECTIVE 2003/71/EC (AND ANY AMENDMENTS THERETO INCLUDING DIRECTIVE 2010/73/EU, TO THE EXTENT IMPLEMENTED IN THE RELEVANT MEMBER STATE), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

IN RELATION TO EACH RELEVANT MEMBER STATE, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT, WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE EU PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE, IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS FREE WRITING PROSPECTUS AS COMPLETED BY THE ACCOMPANYING PROSPECTUS TO THE PUBLIC IN THAT RELEVANT MEMBER STATE OTHER THAN:

(a)           TO ANY LEGAL ENTITY WHICH IS A “QUALIFIED INVESTOR” AS DEFINED IN THE EU PROSPECTUS DIRECTIVE;

(b)           TO FEWER THAN 100 OR, IF THE RELEVANT MEMBER STATE HAS IMPLEMENTED THE RELEVANT PROVISION OF DIRECTIVE 2010/73/EU (THE “2010 PD AMENDING DIRECTIVE”), 150, NATURAL OR LEGAL PERSONS (OTHER THAN “QUALIFIED INVESTORS” AS DEFINED IN THE EU PROSPECTUS DIRECTIVE) SUBJECT TO OBTAINING THE PRIOR CONSENT OF THE RELEVANT UNDERWRITER OR UNDERWRITERS NOMINATED BY THE ISSUING ENTITY FOR ANY SUCH OFFER; OR

(c)           IN ANY OTHER CIRCUMSTANCES FALLING WITHIN ARTICLE 3(2) OF THE EU PROSPECTUS DIRECTIVE;

PROVIDED THAT NO SUCH OFFER OF THE OFFERED CERTIFICATES REFERRED TO IN CLAUSES (a) TO (c) ABOVE SHALL REQUIRE THE ISSUING ENTITY OR ANY UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE EU PROSPECTUS DIRECTIVE.

FOR THE PURPOSES OF THE PRIOR PARAGRAPH, THE EXPRESSION AN “OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS FREE WRITING PROSPECTUS TO THE PUBLIC” IN RELATION TO ANY OFFERED CERTIFICATES IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE TO THE OFFERED CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE EU PROSPECTUS DIRECTIVE IN THAT MEMBER STATE.

NOTICE TO UNITED KINGDOM INVESTORS

THE DISTRIBUTION OF THIS FREE WRITING PROSPECTUS AND THE ACCOMPANYING PROSPECTUS IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (1) ARE OUTSIDE THE UNITED KINGDOM, OR (2) ARE INSIDE THE UNITED KINGDOM AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OR ARE PERSONS FALLING WITHIN ARTICLES 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”)  OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS THE “RELEVANT PERSONS”).  THIS FREE WRITING PROSPECTUS AND THE ACCOMPANYING PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS.  ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS FREE WRITING PROSPECTUS AND THE ACCOMPANYING PROSPECTUS RELATES IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED, THAT IN THE UNITED KINGDOM:

(a)           IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT (THE “FSMA”) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF ANY OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY; AND

x

(b)           IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

JAPAN

THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN (THE “FIEL”).  ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED HEREIN MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR RE-OFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS AND REGULATIONS OF JAPAN.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS FREE WRITING PROSPECTUS.  HOWEVER, THIS FREE WRITING PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT.  FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS FREE WRITING PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT.  OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE INSPECTED AND COPIED AT PRESCRIBED RATES AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC AT ITS PUBLIC REFERENCE ROOM, 100 F STREET, N.E., WASHINGTON, D.C. 20549.  YOU MAY OBTAIN INFORMATION ON THE OPERATION OF THE PUBLIC REFERENCE ROOM BY CALLING THE SEC AT 1-800-SEC-0330.  COPIES OF THESE MATERIALS CAN ALSO BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).  THIS FREE WRITING PROSPECTUS DOES NOT CONTAIN ALL INFORMATION THAT IS REQUIRED TO BE INCLUDED IN A PROSPECTUS REQUIRED TO BE FILED AS PART OF A REGISTRATION STATEMENT.

THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES REFERRED TO IN THESE MATERIALS AND THE ASSET POOL BACKING THEM ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.  PROSPECTIVE INVESTORS SHOULD UNDERSTAND THAT, WHEN CONSIDERING THE PURCHASE OF THE OFFERED CERTIFICATES, A CONTRACT OF SALE WILL COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS OF CERTIFICATES HAS BEEN PRICED AND THE UNDERWRITERS HAVE CONFIRMED THE ALLOCATION OF CERTIFICATES TO BE MADE TO INVESTORS; ANY “INDICATIONS OF INTEREST” EXPRESSED BY ANY PROSPECTIVE INVESTOR, AND ANY “SOFT CIRCLES” GENERATED BY THE UNDERWRITERS, WILL NOT CREATE BINDING CONTRACTUAL OBLIGATIONS FOR SUCH PROSPECTIVE INVESTORS, ON THE ONE HAND, OR THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE OTHER HAND.

AS A RESULT OF THE FOREGOING, A PROSPECTIVE INVESTOR MAY COMMIT TO PURCHASE CERTIFICATES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND EACH PROSPECTIVE INVESTOR IS ADVISED THAT ALL OR A PORTION OF THE CERTIFICATES

REFERRED TO IN THESE MATERIALS MAY BE ISSUED WITHOUT ALL OR CERTAIN OF THE CHARACTERISTICS DESCRIBED IN THIS FREE WRITING PROSPECTUS OR MAY BE ISSUED WITH CHARACTERISTICS THAT DIFFER FROM THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.  THE UNDERWRITERS’ OBLIGATION TO SELL CERTIFICATES TO ANY PROSPECTIVE INVESTOR IS CONDITIONED ON THE CERTIFICATES THAT ARE ACTUALLY ISSUED AND THE TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.  IF THE UNDERWRITERS DETERMINE THAT ONE OR MORE CONDITIONS ARE NOT SATISFIED IN ANY MATERIAL RESPECT, SUCH PROSPECTIVE INVESTOR WILL BE NOTIFIED, AND NEITHER THE DEPOSITOR NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO SUCH PROSPECTIVE INVESTOR TO DELIVER ANY PORTION OF THE CERTIFICATES THAT SUCH PROSPECTIVE INVESTOR HAS COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE ONE HAND, AND SUCH PROSPECTIVE INVESTOR, ON THE OTHER HAND, AS A CONSEQUENCE OF THE NON-DELIVERY.

EACH PROSPECTIVE INVESTOR HAS REQUESTED THAT THE UNDERWRITERS PROVIDE TO SUCH PROSPECTIVE INVESTOR INFORMATION IN CONNECTION WITH SUCH PROSPECTIVE INVESTOR’S CONSIDERATION OF THE PURCHASE OF CERTAIN OFFERED CERTIFICATES DESCRIBED IN THESE MATERIALS.  THESE MATERIALS ARE BEING PROVIDED TO EACH PROSPECTIVE INVESTOR FOR INFORMATION PURPOSES ONLY IN RESPONSE TO SUCH PROSPECTIVE INVESTOR’S SPECIFIC REQUEST, THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS.  THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY SECURITY OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS FREE WRITING PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND WILL BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE TRUST ADVISOR, THE CERTIFICATE ADMINISTRATOR, THE INITIAL SUBORDINATE CLASS REPRESENTATIVE, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES.  WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES.  THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO.  ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD.  SEE “RISK FACTORS—RISKS RELATED TO THE OFFERED CERTIFICATES—MARKET CONSIDERATIONS AND LIMITED LIQUIDITY” IN THIS FREE WRITING PROSPECTUS.

FORWARD-LOOKING STATEMENTS

This free writing prospectus and the accompanying prospectus contain certain forward-looking statements.  If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements.  Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated.  Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.  The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover.  We have no obligation to update or revise any forward-looking statement.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

SUMMARY

          The following summary is a short description of the main terms of the offered certificates and the mortgage loans and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this free writing prospectus and the accompanying prospectus.  This summary does not contain all of the information that may be important to you.  To fully understand the terms of the offered certificates and the mortgage loans, you will need to read both this free writing prospectus and the accompanying prospectus in their entirety.

Overview of the Certificates

          The table below lists certain summary information concerning the WFRBS Commercial Mortgage Trust 2014-LC14, Commercial Mortgage Pass-Through Certificates, Series 2014-LC14.  Each certificate represents an interest in the mortgage loans included in the trust fund.  We are offering the Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S, X-A, X-B, B, C and PEX certificates pursuant to this free writing prospectus.

			Approx.%
			of
	Approx. Initial		Aggregate	Approx.		Pass-	Weighted
	Principal Balance		Cut-off	Initial	Approx. Initial	Through	Average
	or Notional		Date	Credit	Pass-Through	Rate	Life	Expected Principal	Expected Ratings
Class	Amount(1)		Balance	Support(2)	Rate	Description	(Years)(3)	Window(3)	(DBRS/Fitch/Moody’s)(4)
Offered Certificates
A-1	$66,263,000		5.277%	30.000%	%	(5)	2.70	03/14 – 12/18	AAA(sf)/AAAsf/Aaa(sf)
A-2	$189,675,000		15.106%	30.000%	%	(5)	4.95	12/18 – 02/19	AAA(sf)/AAAsf/Aaa(sf)
A-3	$80,000,000		6.371%	30.000%	%	(5)	6.74	11/20 – 11/20	AAA(sf)/AAAsf/Aaa(sf)
A-4	$175,000,000		13.938%	30.000%	%	(5)	9.76	10/23 – 12/23	AAA(sf)/AAAsf/Aaa(sf)
A-5	$278,492,000		22.180%	30.000%	%	(5)	9.87	12/23 – 1/24	AAA(sf)/AAAsf/Aaa(sf)
A-SB	$89,487,000		7.127%	30.000%	%	(5)	7.41	02/19 - 10/23	AAA(sf)/AAAsf/Aaa(sf)
A-S(6)	$95,739,000	(7)	7.625%	22.375%	%	(5)	9.90	01/24 – 01/24	AAA(sf)/AAAsf/Aaa(sf)
X-A	$974,656,000	(8)	NAP	NAP	%	Variable(9)	NAP	NAP	AAA(sf)/AAAsf/Aaa(sf)
X-B	$193,048,000	(10)	NAP	NAP	%	Variable(11)	NAP	NAP	AAA(sf)/BBB-sf/NR
B(6)	$81,614,000	(7)	6.500%	15.875%	%	(5)	9.92	01/24 – 02/24	AA(low)(sf)/AA-sf/Aa3(sf)
C(6)	$47,085,000	(7)	3.750%	12.125%	%	(5)	9.99	02/24 – 02/24	A(low)(sf)/A-sf/A3(sf)
PEX(6)	$224,438,000	(7)	NAP	12.125%	%	(12)	9.93	01/24 – 02/24	A(low)(sf)/A-sf/A1(sf)

Non-Offered Certificates
X-C	$87,892,034	(13)	NAP	NAP	%	Variable(14)	NAP	NAP	AAA(sf)/NR/NR
D	$64,349,000		5.125%	7.000%	%	(5)	9.99	02/24 – 02/24	BBB(low)(sf)/BBB-sf/NR
E	$21,973,000		1.750%	5.250%	%	(5)	9.99	02/24 – 02/24	BB(sf)/BBsf/NR
F	$12,556,000		1.000%	4.250%	%	(5)	9.99	02/24 – 02/24	B(sf)/Bsf/NR
G	$53,363,034		4.250%	0.000%	%	(5)	10.00	02/24 – 07/24	NR/NR/NR
V(15)	NAP		NAP	NAP	NAP	NAP	NAP	NAP	NR/NR/NR
R(16)	NAP		NAP	NAP	NAP	NAP	NAP	NAP	NR/NR/NR

(footnotes to table on cover and table set forth above)

(1)
The principal balances and notional amounts set forth in the table are approximate.  The actual initial principal balances and notional amounts may be larger or smaller depending on the aggregate cut-off date principal balance of the mortgage loans definitively included in the pool of mortgage loans, which aggregate cut-off date principal balance may be as much as 5% larger or smaller than the amount presented in this free writing prospectus.

(2)
The approximate initial credit support with respect to the Class A-1, A-2, A-3, A-4, A-5 and A-SB certificates represents the approximate credit enhancement for the Class A-1, A-2, A-3, A-4, A-5 and A-SB certificates in the aggregate.  The percentage indicated under the column “Approximate Initial Credit Support” with respect to the Class C Certificates and the Class PEX Certificates represents the approximate credit support for the Class C regular interest, which will have an initial outstanding principal balance on the closing date of $47,085,000.

(3)	Calculated based on a 0% CPR and the structuring assumptions described in Annex B to this free writing prospectus.

(4)
The expected ratings presented are those of DBRS, Inc., Fitch Ratings, Inc. and Moody’s Investors Service, Inc., which the depositor hired to rate the rated offered certificates.  One or more other nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise, to rate or provide market reports and/or published commentary related to the offered certificates.  We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign or that its reports will not express differing, possibly negative, views of the mortgage loans and/or the offered certificates.  To the extent described in this free writing prospectus, the ratings of each class of offered certificates address the likelihood of the timely distribution of interest and, except in the case of the Class X-A and Class X-B certificates, the ultimate distribution of principal due on those classes on or before the date set forth in the table on the cover as the “Rated Final Distribution Date”.  DBRS, Inc., Fitch Ratings, Inc. and Moody’s Investors Service, Inc. have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings. For additional information about this identifier, prospective investors can go to the related rating agency’s website. The depositor and the underwriters have not verified, do not adopt and do not accept responsibility for any statements made by the rating agencies on their internet websites. Credit ratings referenced throughout this document are forward-looking opinions about credit risk and express a rating agency’s opinion about the willingness and ability of an issuer of securities to meet its financial obligations in full and on time.  Ratings are not indications of investment merit and are not buy, sell or hold recommendations, a measure of asset value or an indication of the suitability of an investment.  See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Certificates Have Substantial Limitations” and “Ratings” in this free writing prospectus and “Ratings” in the accompanying prospectus.

(5)
The pass-through rates for the Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S, B, C, D, E, F and G certificates and the Class A-S, B and C regular interests, in each case, will be one of the following:  (i) a fixed rate per annum, (ii) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage.  For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(6)
The Class A-S, B and C certificates may be exchanged for Class PEX certificates, and Class PEX certificates may be exchanged for the Class A-S, B and C certificates, in each case, only in the manner described under “Description of the Offered Certificates—Exchanges of Exchangeable Certificates” in this free writing prospectus.

(7)
On the closing date, the trust fund will issue the Class A-S, B and C regular interests, which will have initial principal balances equal to the initial principal balances of the Class A-S, B and C certificates, respectively.  The Class A-S, B, C and PEX certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such regular interests.  Each of the Class A-S, B and C certificates will, at all times, represent a beneficial interest in a percentage of the outstanding principal balance of the Class A-S, B and C regular interests, respectively.  The Class PEX certificates will, at all times, represent a beneficial interest in the remaining percentages of the outstanding principal balances of each of the Class A-S, B and C regular interests.  Following any exchange of Class A-S, B and C certificates for Class PEX certificates or any exchange of Class PEX certificates for Class A-S, B and C certificates as described herein, the percentage interest of the outstanding principal balances of the Class A-S, B and C regular interests that is represented by the Class A-S, B and C certificates on the one hand and the Class PEX certificates on the other hand will be increased or decreased accordingly.  The initial principal balances of the Class A-S, B and C certificates represent the principal balances of such classes without giving effect to any exchange.  The initial principal balance of the Class PEX certificates is equal to the aggregate of the initial principal balances of the Class A-S, B and C certificates and represents the maximum principal balance of the Class PEX certificates that could be issued in an exchange.  The principal balance of each of the Class A-S, B and C regular interests will equal the aggregate of the applicable percentage interests of the Class A-S, B and C certificates, respectively, and of the related component of the Class PEX certificates.  The principal balances of the Class A-S, B and C certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the principal balance of the Class PEX certificates issued on the closing date.

(8)
The Class X-A certificates are notional amount certificates.  The notional amount of the Class X-A certificates will be equal to the aggregate principal balance of the Class A-1, A-2, A-3, A-4, A-5 and A-SB certificates and the Class A-S regular interest outstanding from time to time.  The Class X-A certificates will not be entitled to distributions of principal.

(9)
The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, A-2, A-3, A-4, A-5 and A-SB certificates and the Class A-S regular interest for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date.  For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(10)
The Class X-B certificates are notional amount certificates.  The notional amount of the Class X-B certificates will be equal to the aggregate principal balance of the Class D certificates and the Class B and C regular interests outstanding from time to time.  The Class X-B certificates will not be entitled to distributions of principal.

(11)
The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class D certificates and the Class B and C regular interests for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date.  For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(12)
The Class PEX certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, B and C regular interests represented by the Class PEX certificates.

(13)
The Class X-C certificates are notional amount certificates.  The notional amount of the Class X-C certificates will be equal to the aggregate principal balance of the Class E, F and G certificates outstanding from time to time.  The Class X-C certificates will not be entitled to distributions of principal.

(14)
The pass-through rate for the Class X-C certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class E, F and G certificates for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date.  For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(15)
The Class V certificates will not have a certificate principal balance, certificate notional amount, pass-through rate, rated final distribution date or rating.  The Class V certificates will only be entitled to distributions of excess interest accrued on the mortgage loans with an anticipated repayment date.  See “Description of the Mortgage Pool—ARD Loans” in this free writing prospectus.

(16)
The Class R certificates will not have a certificate principal balance, certificate notional amount, pass-through rate, rated final distribution date or rating.  The Class R certificates represent the residual interest in each REMIC as further described in this free writing prospectus.  The Class R certificates will not be entitled to distributions of principal or interest.

          The Class X-C, D, E, F, G, V and R certificates are not offered by this free writing prospectus.  Any information in this free writing prospectus concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

Transaction Overview

          On the closing date, each mortgage loan seller will sell its mortgage loans to the depositor, which will in turn deposit them into a common law trust created on the closing date.  The trust, which will be the issuing entity, will be formed by a “pooling and servicing agreement”, to be dated as of February 1, 2014, among the depositor, the master servicer, the special servicer, the trust advisor, the certificate administrator, the tax administrator and the trustee.  All the mortgage loans (other than the non-serviced pari passu mortgage loans described herein) will be serviced and administered under that agreement.  The master servicer will be required to provide the information to the certificate administrator necessary for the certificate administrator to calculate distributions and other information regarding the certificates.  You should refer to the accompanying prospectus, including the section captioned “Summary of Prospectus” for additional important information pertaining to the offered certificates.

The transfers of the mortgage loans from the respective mortgage loan sellers to the depositor and from the depositor to the issuing entity in exchange for the certificates are illustrated below:

Relevant Parties

Title of Certificates	WFRBS Commercial Mortgage Trust 2014-LC14, Commercial Mortgage Pass-Through Certificates, Series 2014-LC14, which will be issued pursuant to the pooling and servicing agreement.

Issuing Entity
WFRBS Commercial Mortgage Trust 2014-LC14, a New York common law trust that we sometimes refer to as the “trust”, will issue the certificates.  The assets in the trust will comprise the “trust fund”.  See “Transaction Parties—The Issuing Entity” in this free writing prospectus.

Depositor
Wells Fargo Commercial Mortgage Securities, Inc. is the depositor.  As depositor, Wells Fargo Commercial Mortgage Securities, Inc. will acquire the mortgage loans from the mortgage loan sellers and deposit them into the trust fund.  The depositor’s principal executive office is located at 301 South College Street, Charlotte, North Carolina 28288–0166 and its telephone number is (704) 374-6161.  Neither we nor any of our affiliates have insured or guaranteed the offered certificates.  See “Transaction Parties—The Depositor” and “—Affiliations and Certain Relationships Among Certain Transaction Parties” in this free writing prospectus and “The Depositor” in the accompanying prospectus.

Sponsors, Mortgage Loan
Sellers and Originators
Wells Fargo Bank, National Association, a national banking association, Ladder Capital Finance LLC, a Delaware limited liability company, Rialto Mortgage Finance, LLC, a Delaware limited liability company, The Royal Bank of Scotland plc, a public company registered in Scotland, and RBS Financial Products Inc., a Delaware corporation (the two of which will be referred to together as The Royal Bank of Scotland), are the sponsors of this transaction.  As sponsors, those entities have organized and initiated the transactions in which the certificates will be issued.  As mortgage loan sellers, those entities will sell the mortgage loans to the depositor.  Those entities or their affiliates originated or acquired the mortgage loans, except that Wells Fargo Bank, National Association delegated certain of its underwriting and origination functions in connection with a certain mortgage loan to Principal Real Estate Investors, LLC (an affiliate of Principal Life Insurance Company) pursuant to a program of agreed-upon underwriting and closing procedures.  See “Risk Factors—Risks Related to the Mortgage Loans—No Party is Obligated to Review the Mortgage Loans To Determine Whether Representations and Warranties Are True; Mortgage Loan Sellers or Other Responsible Parties May Not Be Able To Make a Required Repurchase or Substitution of a Defective Mortgage Loan”, “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” and “—Affiliations and Certain Relationships Among Certain Transaction Parties” in this free writing prospectus and “The Sponsor” in the accompanying prospectus.

The number and aggregate cut-off date principal balance of the mortgage loans that will be transferred to the depositor by the respective mortgage loan sellers are as follows:

					% of
		Number			Cut-off
		of	Number of	Aggregate	Date
		Mortgage	Mortgaged	Cut-off Date	Pool
Originator	Mortgage Loan Seller	Loans	Properties	Balance	Balance
Wells Fargo Bank, National	Wells Fargo Bank, National
Association(1)(2)	Association(1)	27	31	$538,774,885	42.9%
Ladder Capital Finance LLC
or an affiliate(3)	Ladder Capital Finance LLC	19	67	366,847,347	29.2
Rialto Mortgage Finance,	Rialto Mortgage Finance,
LLC	LLC	16	35	203,801,951	16.2
The Royal Bank of	The Royal Bank of
Scotland(4)	Scotland(4)	9	11	146,171,851	11.6
Total:		71	144	$1,255,596,034	100.0%

(1)
The mortgage loan referred to herein as the AmericasMart mortgage loan consists of two promissory notes co-originated by Wells Fargo Bank, National Association and Bank of America, National Association, each in the original principal amount of $70,000,000.  One such promissory note was issued in the name of Wells Fargo Bank, National Association, and the other promissory note was issued in the name of Bank of America, National Association.  On or prior to the closing date, Wells Fargo Bank, National Association will purchase the other promissory note from Bank of America, National Association, and on the closing date, Wells Fargo Bank, National Association will sell both promissory notes to the depositor for inclusion in the trust.  Unless otherwise specified in this free writing prospectus, the AmericasMart mortgage loan is presented for all purposes as one mortgage loan.

(2)
Wells Fargo Bank, National Association delegated certain of its underwriting and origination functions in connection with one (1) mortgage loan, identified on Annex A-1 of this free writing prospectus as Kohl’s-Vallejo, representing approximately 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, to Principal Real Estate Investors, LLC (an affiliate of Principal Life Insurance Company) pursuant to a program of agreed-upon underwriting and closing procedures, as described under “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” in this free writing prospectus.

(3)	All of the mortgage loans that Ladder Capital Finance LLC will transfer to the depositor were originated by Ladder Capital Finance LLC or Ladder Capital Finance I, LLC.

(4)
The mortgage loan seller referred to herein as The Royal Bank of Scotland is comprised of two affiliated companies:  The Royal Bank of Scotland plc and RBS Financial Products Inc.  With respect to the mortgage loans being sold to the trust by The Royal Bank of Scotland (a) five (5) of the mortgage loans, having an aggregate cut-off date principal balance of $111,693,569 and representing approximately 8.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, were originated by and are being sold to the trust only by The Royal Bank of Scotland plc and (b) four (4) of the mortgage loans, having a cut-off date principal balance of $34,478,282 and representing approximately 2.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, were originated by RBS Financial Products Inc. and are being sold to the trust by RBS Financial Products Inc.

Master Servicer
Wells Fargo Bank, National Association will act as the initial master servicer under the pooling and servicing agreement. Except as described generally under “—Relevant Parties for the Split Loan Structures” below, Wells Fargo Bank, National Association, in that capacity, will be primarily responsible for:

●
servicing and administering, directly or through sub-servicers (including primary servicers), the mortgage loans (other than any non-serviced pari passu mortgage loan) (a) as to which there is no default or reasonably foreseeable default that would give rise to a transfer of servicing to the special servicer and (b) as to which any such default or reasonably foreseeable default has been corrected, including as part of a work-out;

	●	making servicing advances with respect to all mortgage loans (other than any non-serviced pari passu mortgage loan); and

	●	making debt service advances with respect to all mortgage loans.

See also “Transaction Parties—The Master Servicer” and “—Affiliations and Certain Relationships Among Certain Transaction Parties” in this free writing prospectus.

Furthermore, the pari passu mortgage loans and related pari passu companion loans described under “The Trust Fund—Split Loan Structures” below, together comprise loan combinations.  See “Description of the Mortgage Pool—General” and “—Split Loan Structures” in this free writing prospectus for more information on the loan combinations.

Wells Fargo Bank, National Association will be the master servicer for the pari passu mortgage loan in the PennCap Portfolio loan combination and that loan combination will be serviced under the pooling and servicing agreement.

Each of the AmericasMart loan combination and The Outlet Collection | Jersey Gardens loan combination will be serviced under, and for the compensation set forth in, the pooling and servicing agreement entered into in connection with the WFRBS 2013-C18 securitization (the “WFRBS 2013-C18 pooling and servicing agreement”) by Wells Fargo Bank, National Association as the related master servicer under such agreement.

See “Description of the Mortgage Pool—Split Loan Structures” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the AmericasMart Loan Combination and The Outlet Collection | Jersey Gardens Loan Combination” in this free writing prospectus.

Special Servicer
Rialto Capital Advisors, LLC, a Delaware limited liability company, will act as the initial special servicer under the pooling and servicing agreement.  In that capacity, it will be responsible for servicing each mortgage loan (other than any non-serviced pari passu mortgage loan) following the occurrence of one or more specified events that cause that mortgage loan to become a specially serviced mortgage loan.  Rialto Capital Advisors, LLC was selected to be the special servicer by the entity that is anticipated to purchase the Class E, F, G, X-C and V certificates on the closing date and to become the initial majority subordinate certificateholder.  It is anticipated that Rialto CMBS, LLC or another affiliate of Rialto Capital Advisors, LLC will purchase the Class E, F, G, V and X-C certificates.  Rialto Capital Advisors, LLC and Rialto CMBS, LLC (or such other affiliate thereof) are each affiliates of Rialto Mortgage Finance, LLC, one of the sponsors and one of the mortgage loan sellers.  See “Servicing of the Mortgage Loans and Administration of the Trust Fund” and “Transaction Parties—The Special Servicer” and “—Affiliations and Certain Relationships Among Transaction Parties” in this free writing prospectus.

Each of the AmericasMart loan combination and The Outlet Collection | Jersey Gardens loan combination will be specially serviced (if at all) under, and for the compensation set forth in, the WFRBS 2013-C18 pooling and servicing agreement by Midland Loan Services, a Division of PNC Bank, National

Association as the related special servicer under such agreement.

See “Description of the Mortgage Pool—Split Loan Structures”, “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the AmericasMart Loan Combination and The Outlet Collection | Jersey Gardens Loan Combination” in this free writing prospectus.

Certificate Administrator,
Tax Administrator,
Certificate Registrar
and Custodian
Wells Fargo Bank, National Association will act as certificate administrator, tax administrator, certificate registrar and custodian under the pooling and servicing agreement.  The corporate trust offices of Wells Fargo Bank, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer purposes are located at Sixth and Marquette Avenue, Minneapolis 55479-0113. The certificate administrator is required to make distributions of the available distribution amount on each distribution date to the certificateholders and to prepare reports detailing the distributions to certificateholders on each distribution date and the performance of the mortgage loans and mortgaged properties.  See “Transaction Parties—The Certificate Administrator, Tax Administrator, Certificate Registrar and Custodian” and “—Affiliations and Certain Relationships Among Certain Transaction Parties” in this free writing prospectus.

Trustee
Deutsche Bank Trust Company Americas, a New York banking corporation, will act as trustee of the trust fund.  The corporate trust offices of Deutsche Bank Trust Company Americas are located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention:  Trust Administration—WF1414.  In its capacity as trustee, Deutsche Bank Trust Company Americas will be primarily responsible for back-up advancing if the master servicer fails to perform its advancing obligations and will become the holder of each mortgage loan upon its transfer to the trust fund.  The trustee will also be the mortgagee of record and the trustee, or a custodian on its behalf, will hold the mortgage file with respect to each mortgage loan, in each case except as otherwise described under “—Relevant Parties for the Split Loan Structures” below with respect to the loan combinations.  See “Transaction Parties—The Trustee” and “—Affiliations and Certain Relationships Among Certain Transaction Parties” in this free writing prospectus.

See “Description of the Mortgage Pool—Split Loan Structures—The AmericasMart Loan Combination” and “—The Outlet Collection | Jersey Gardens Loan Combination” in this free writing prospectus.

Underwriters
Wells Fargo Securities, LLC, RBS Securities Inc. and Deutsche Bank Securities Inc. are the underwriters of the offered certificates.  Wells Fargo Securities, LLC and RBS Securities Inc. are acting as co-lead managers and co-bookrunners for this offering.  Wells Fargo Securities, LLC is acting as sole bookrunning manager with respect to 88.4% of each class of offered certificates and RBS Securities Inc. is acting as sole bookrunning manager with respect to 11.6% of each class of offered certificates.  Deutsche Bank Securities Inc. is acting as a co-manager.

Trust Advisor
Trimont Real Estate Advisors, Inc., a Georgia corporation, will act as the initial trust advisor under the pooling and servicing agreement with respect to all of the mortgage loans (other than the AmericasMart and The Outlet Collection | Jersey Gardens mortgage loans).

Some of the rights and duties of the trust advisor will be as follows:

●
The trust advisor will perform certain review duties on a platform-level basis that will generally include a limited annual review of, and, if any mortgage loans in the mortgage pool were specially serviced by the special servicer in the preceding calendar year, the preparation of an annual report regarding, certain of that special servicer’s actions pursuant to the pooling and servicing agreement.  The review and report generally will be based on:  (a) during a subordinate control period, each final asset status report delivered to the trust advisor by the special servicer, (b) during a collective consultation period or senior consultation period, any asset status reports and additional information delivered to the trust advisor by the special servicer and/or (c) during a senior consultation period, in addition to the foregoing, a meeting with the special servicer to conduct a limited review of the special servicer’s operational practices on a platform-level basis in light of the servicing standard.  The special servicer will be entitled to review and provide comments on the trust advisor’s annual report before its finalization, but the content of the final annual report will nonetheless be determined solely by the trust advisor.

●
During any collective consultation period or senior consultation period, the special servicer will be required to consult with the trust advisor (in addition to the subordinate class representative, during a collective consultation period) in connection with material special servicing actions with respect to specially serviced mortgage loans.  Under certain circumstances, but only during a senior consultation period, the trust advisor may recommend the replacement of the special servicer (other than the special servicer with respect to any non-serviced loan combination), in which case the certificate administrator will deliver notice of such recommendation to the certificateholders, and certificateholders with specified percentages of the voting rights may direct the replacement of the special servicer at their expense.  See “Transaction Parties—The Trust Advisor” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Asset Status Reports” and “—The Trust Advisor” in this free writing prospectus.

The trust advisor will be discharged from its duties under the pooling and servicing agreement when the aggregate certificate principal balance of the Class A-1, A-2, A-3, A-4, A-5, A-SB, D and E certificates and the Class A-S, B and C regular interests has been reduced to zero.  See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Termination, Discharge and Resignation of the Trust Advisor”.

The obligations of the trust advisor under the pooling and servicing agreement are solely to provide analytical and reporting services.  When we use the words “consult”, “recommend” or words of similar import in respect of the trust advisor and any servicing action or inaction, we are referring to the trust advisor’s analytical and reporting services, and not to a duty to make recommendations for or against any servicing action.  Although the trust advisor must consider the servicing standard in its analysis, the trust advisor will not itself be bound by the servicing standard.  The trust advisor will have no liability to any certificateholders, or any particular certificateholder, for actions taken or not taken under the pooling and servicing agreement.  See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Trust Advisor” and “—Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor” in this free writing prospectus.

In general, the trust advisor will have no duty to report to or respond to inquiries of the certificateholders.  See “Description of the Offered Certificates—Reports to Certificateholders; Available Information” in this free writing prospectus.

The trust advisor will have certain rights to compensation (other than with respect to any non-serviced pari passu mortgage loan) and indemnification by the trust fund.  See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Compensation of the Trust Advisor” and “—The Trust Advisor” in this free writing prospectus.

Notwithstanding any contrary provision described above, the trust advisor will have no rights or duties in connection with the AmericasMart mortgage loan or The Outlet Collection | Jersey Gardens mortgage loan.  In that regard:

●
The WFRBS 2013-C18 pooling and servicing agreement provides for a trust advisor with rights and duties in connection with the servicing and administration of loans (including the AmericasMart loan combination and The Outlet Collection | Jersey Gardens loan combination) under that agreement that are substantially similar in all material respects to or materially consistent with the rights and duties of the 2014-LC14 trust advisor.

See “—Relevant Parties for the Split Loan Structures” below.

Majority Subordinate
Certificateholder	The majority subordinate certificateholder will be the holder(s) of a majority interest in (i) during a subordinate control period, the most subordinate class among the Class F and G certificates that has an aggregate principal balance, net of appraisal reduction amounts allocable thereto, that is at least equal to 25% of its total initial principal balance or (ii) during a collective consultation period, the most subordinate class among the Class F and G certificates that has an aggregate principal balance, without regard to appraisal reduction amounts, that is at least equal to 25% of its total initial principal balance.

The majority subordinate certificateholder will have a continuing right to appoint, remove or replace the subordinate class representative in its sole discretion during certain periods of time. This right may be exercised at any time and from time to time. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in this free writing prospectus. During any subordinate control period, the majority subordinate certificateholder or the subordinate class representative on its behalf (or, with respect to either non-serviced pari passu mortgage loan only, the related subordinate class representative under the WFRBS 2013-C18 pooling and servicing agreement) will have the right to terminate the special servicer with or without cause and appoint itself or an affiliate or another person as the successor special servicer. It will be a condition to such appointment that (i) the hired rating agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates issued pursuant to the pooling and servicing agreement and (ii) any such successor satisfies the requirements of a qualified replacement special servicer as further described in “Servicing of the Mortgage Loans and Administration of the Trust Fund— Replacement of the Special Servicer” in this free writing prospectus. It is anticipated that an affiliate of Rialto Capital Advisors, LLC, the special servicer, will purchase the Class E, F, G, X-C and V certificates on the closing date and become the initial majority subordinate certificateholder. The entity anticipated to purchase those classes of certificates is also an affiliate of Rialto Mortgage Finance, LLC, one of the sponsors and one of the mortgage loan sellers. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative—The Majority Subordinate Certificateholder” in this free writing prospectus.

Notwithstanding anything to the contrary described herein, at any time when the holder of a majority interest in the Class F certificates is the majority subordinate certificateholder, the majority subordinate certificateholder may waive its right to appoint a subordinate class representative and to exercise any of the rights of the majority subordinate certificateholder or cause the exercise of any of the rights of the subordinate class representative set forth in the pooling and servicing agreement, by irrevocable written notice delivered to the depositor, trustee, certificate administrator, master servicer, special servicer and trust advisor. Any such waiver will remain effective with respect to such holder and such class until such time as the majority subordinate certificateholder has sold or transferred a majority of the Class F certificates to an unaffiliated third party. Following any such transfer the successor majority subordinate certificateholder will again have the rights of the majority subordinate certificateholder as described herein without regard to any prior waiver by the predecessor majority subordinate certificateholder. The successor majority subordinate certificateholder will also have the right to irrevocably waive its right to appoint a subordinate class representative and to exercise any of the rights of the majority subordinate certificateholder or cause the exercise of any of the rights of the subordinate class representative. No successor majority subordinate certificateholder described above will have any consent rights with respect to any mortgage loan that became a specially serviced mortgage loan prior to its acquisition of a majority of the Class F certificates that had not also become a corrected mortgage loan prior to such acquisition until such mortgage loan becomes a corrected mortgage loan.

Whenever such an “opt-out” by a majority subordinate certificateholder is in effect:

● a senior consultation period will be in effect; and

●
the rights of the majority subordinate certificateholder to appoint a subordinate class representative and the rights of the subordinate class representative will not be operative (notwithstanding that a subordinate control period or collective consultation period is or would otherwise then be in effect).

Notwithstanding any contrary provision described above, the majority subordinate certificateholder will have no rights in connection with the AmericasMart mortgage loan or The Outlet Collection | Jersey Gardens mortgage loan, other than certain limited consultation rights with respect to actions of the WFRBS 2013-C18 special servicer as set forth in the related intercreditor agreement and described in this free writing prospectus. The WFRBS 2013-C18 pooling and servicing agreement grants to a designated majority subordinate certificateholder rights in connection with the servicing and administration of loans (including the related loan combination) under that agreement that are substantially similar in all material respects to or materially consistent with those granted to the series 2014-LC14 majority subordinate certificateholder under the series 2014-LC14 pooling and servicing agreement.

See “—Relevant Parties for the Split Loan Structures” below.

Subordinate Class
Representative
The majority subordinate certificateholder will be entitled to appoint, remove and replace a subordinate class representative in its sole discretion to the extent described in this free writing prospectus. Subject to certain limitations described herein, this right may be exercised at any time and from time to time. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative—

The Majority Subordinate Certificateholder” in this free writing prospectus.

The subordinate class representative generally will be—

● during a subordinate control period, entitled to direct the special servicer with respect to various special servicing matters, and replace the special servicer with or without cause; and

● during a collective consultation period, entitled (in addition to the trust advisor) to consult with the special servicer regarding various special servicing matters.

During a senior consultation period, no subordinate class representative will be recognized or have any rights to replace the special servicer or approve, direct or consult with respect to servicing matters.

Subordinate control period, collective consultation period and senior consultation period are described under “—Significant Dates and Periods” below.

The subordinate class representative generally will have no duty to holders of certificates other than holders of the Class F and G certificates. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative— No Liability to the Trust Fund and Certificateholders”.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as PennCap Portfolio, which also secures a pari passu companion loan, the subordinate class representative’s consent and/or consultation rights with respect thereto will be subject to the consultation rights of the holders of the related pari passu companion loan, as provided for in the related intercreditor agreement and as described in this free writing prospectus. See “Description of the Mortgage Pool—Split Loan Structures—The PennCap Portfolio Loan Combination”.

Notwithstanding any contrary provision described above, the subordinate class representative will have no rights in connection with the AmericasMart mortgage loan or The Outlet Collection | Jersey Gardens mortgage loan, other than certain limited consultation rights with respect to actions of the special servicer with respect to the WFRBS 2013-C18 securitization, as set forth in the related intercreditor agreement and described in this free writing prospectus. The WFRBS 2013-C18 pooling and servicing agreement grants to a designated subordinate class representative rights in connection with the servicing and administration of loans (including the related loan combination) under that agreement that are substantially similar in all material respects to or materially consistent with those granted to the series 2014-LC14 subordinate class representative under the series 2014-LC14 pooling and servicing agreement.

See “—Relevant Parties for the Split Loan Structures” below.

Relevant Parties
for the Split
Loan Structures
The mortgaged properties identified on Annex A-1 to this free writing prospectus as AmericasMart, The Outlet Collection | Jersey Gardens and PennCap Portfolio each secure both a mortgage loan and one or more related pari passu companion loans. Each of those mortgage loans and the related pari passu companion loans are collectively referred to as a “loan combination”. Each of those mortgage loans are sometimes referred to as “pari passu mortgage loans”.

The loan combination secured by the PennCap Portfolio mortgaged property will be principally serviced under the pooling and servicing agreement. The PennCap Portfolio loan combination is sometimes referred to as a “serviced loan combination”.

The PennCap Portfolio mortgage loan is sometimes referred to as a “serviced pari passu mortgage loan” and its related companion loan is sometimes referred to as a “serviced pari passu companion loan”.

The companion loan holder for the PennCap Portfolio loan combination will not be a party to the pooling and servicing agreement, but its rights may affect the servicing of the related mortgage loan. Ladder Capital Finance LLC or an affiliate thereof is the initial holder of the PennCap Portfolio pari passu companion loan.

Each of the AmericasMart loan combination and The Outlet Collection | Jersey Gardens loan combination is sometimes referred to herein as a “non-serviced loan combination”. Each of the AmericasMart mortgage loan and The Outlet Collection | Jersey Gardens mortgage loan and its related companion loan(s) are sometimes referred to as a “non-serviced pari passu mortgage loan” and a “non-serviced pari passu companion loan”, respectively.

Each of the AmericasMart loan combination and The Outlet Collection | Jersey Gardens loan combination will be serviced under the pooling and servicing agreement related to the WFRBS 2013-C18 securitization, subject to the related intercreditor agreement, as follows:

●
The applicable master servicer under the WFRBS 2013-C18 securitization (the “WFRBS 2013-C18 master servicer”) will be primarily responsible for the primary servicing and administering, directly or through sub-servicers, such loan combination when it is not a specially serviced mortgage loan and for making servicing advances with respect to such loan combination. The series 2014-LC14 master servicer will be primarily responsible for making debt service advances with respect to the related mortgage loan for the indirect benefit of the 2014-LC14 certificateholders. The WFRBS 2013-C18 master servicer will be primarily responsible for making debt service advances with respect to the related pari passu companion loan for the indirect benefit of the certificateholders under the WFRBS 2013- C18 securitization.

●
The applicable special servicer under the WFRBS 2013-C18 securitization (the “WFRBS 2013-C18 special servicer”) will be responsible for servicing such loan combination following the occurrence of one or more specified events that cause the loan combination to become a specially serviced mortgage loan.

●
The trustee of the WFRBS 2013-C18 securitization (the “WFRBS 2013-C18 trustee”) will be primarily responsible for back-up advancing if the WFRBS 2013-C18 master servicer fails to perform its obligations to make servicing advances with respect to such loan combination and will be the mortgagee of record with respect to such loan combination.

●
The WFRBS 2013-C18 pooling and servicing agreement provides for a trust advisor with rights and duties in connection with the servicing and administration of loans (including each related loan combination) under that agreement that are substantially similar in all material respects to or materially consistent with the rights and duties of the series 2014-LC14 trust advisor under the series 2014-LC14 pooling and servicing agreement.

●
The WFRBS 2013-C18 pooling and servicing agreement grants to a designated majority subordinate certificateholder and a designated subordinate class representative various rights in connection with the servicing and administration of loans (including each related loan combination) under that agreement that are substantially similar in all material respects to or materially consistent with those granted to the series 2014-LC14 majority subordinate certificateholder and 2014-LC14 subordinate class representative, as applicable, under the series 2014-LC14 pooling and servicing agreement.

●
The custodian under the WFRBS 2013-C18 pooling and servicing agreement will maintain custody of the mortgage loan documents for such loan combination (other than the related promissory note(s) evidencing the related mortgage loan, which will be delivered by the related mortgage loan seller to the series 2014-LC14 custodian).

See “Risk Factors—Other Risks—Split Loan Structures May Adversely Affect Net Cash Flow to Sponsors, Which May Reduce Sponsors’ Commitment to Effective Management of the Mortgaged Properties,” “Description of the Mortgage Pool— Split Loan Structures”, “Transaction Parties—Affiliations and Certain Relationships Among Certain Transaction Parties”, “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative”, “—Additional Matters Relating to the Servicing of the AmericasMart Loan Combination and The Outlet Collection | Jersey Gardens Loan Combination” in this free writing prospectus.

Significant Obligor	The mortgaged property described in Annex A-3 to this free writing prospectus and in “Transaction Parties—Significant Obligor”, securing the mortgage loan identified on Annex A-1 to this free writing prospectus as the AmericasMart mortgage loan, secures 11.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date and consequently is a “significant obligor” with respect to this offering. See “Description of the Mortgage Pool—Significant Obligor” in this free writing prospectus and the descriptions of the AmericasMart mortgage loan in Annex A-3 to this free writing prospectus.

Affiliations and Certain
Relationships Among Certain Transaction
Parties
Wells Fargo Bank, National Association, a sponsor, originator and mortgage loan seller, is also a master servicer, the certificate administrator, the tax administrator, the certificate registrar and the custodian under this securitization and the WFRBS 2013-C18 securitization, and is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, one of the underwriters. Wells Fargo Bank, National Association is also the initial holder of two of the AmericasMart pari passu companion loans that have not yet been included in a securitization trust. While Wells Fargo Bank, National Association currently intends to sell its AmericasMart pari passu companion loans into future commercial mortgage-backed securitization transactions, there can be no assurance that any such sales will ultimately occur or that such pari passu companion loans will not be further divided.

The Royal Bank of Scotland plc and RBS Financial Products Inc. are affiliates and each is a sponsor, originator and mortgage loan seller, and each is an affiliate of RBS Securities Inc., one of the underwriters. Pursuant to an interim servicing agreement among Wells Fargo Bank, National Association, The Royal Bank of Scotland plc and RBS Financial Products Inc., Wells Fargo Bank, National Association acts (from time to time) as primary servicer with respect to mortgage loans owned by The Royal Bank of Scotland plc and RBS Financial Products Inc., including, prior to their inclusion in the trust fund, some or all of the mortgage loans that The Royal Bank of Scotland plc and RBS Financial Products Inc. will transfer to the depositor. Additionally, Wells Fargo Bank, National Association is the interim custodian of the loan files for all of the mortgage loans that The Royal Bank of Scotland plc and RBS Financial Products Inc. will transfer to the Depositor.

Ladder Capital Finance LLC, a sponsor, mortgage loan seller and originator, and Ladder Capital Finance I LLC, an originator, are affiliated with each other. Ladder Capital Finance LLC or an affiliate thereof is also the initial holder of the PennCap Portfolio pari passu companion loan. While Ladder Capital Finance LLC currently intends to sell the PennCap Portfolio pari passu companion loan into a future commercial mortgage- backed securitization transaction, there can be no assurance that any such sale will ultimately occur or that the pari passu companion loan will not be further divided. See “Description of the Mortgage Pool—Subordinate and/or Other Financing” and “—Split Loan Structures” in this free writing prospectus.

Wells Fargo Bank, National Association and Deutsche Bank AG, Cayman Islands Branch (an affiliate of Deutsche Bank Trust Company Americas, the trustee, and of Deutsche Bank Securities Inc., an underwriter) are each a purchaser under repurchase agreements with Ladder Capital Finance LLC, or with an affiliate of Ladder Capital Finance LLC, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by Ladder Capital Finance LLC and its affiliates.  Certain of the mortgage loans that Ladder Capital Finance LLC will transfer to the depositor are (or, as of the closing date for this securitization, are expected to be) subject to these repurchase facilities that Ladder Capital Finance LLC or its affiliate has with Wells Fargo Bank, National Association and Deutsche Bank AG, Cayman Islands Branch, and proceeds received by Ladder Capital Finance LLC in connection with the transfer of the related mortgage loans to the depositor will be used, among other things, to reacquire all such warehoused mortgage loans, directly or indirectly through its applicable affiliate, from Wells Fargo Bank, National Association and Deutsche Bank AG, Cayman Islands Branch in accordance with the terms of the related repurchase agreements, free and clear of any liens.

Pursuant to certain interim servicing agreements between Ladder Capital Finance LLC and certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain of the mortgage loans owned from time to time by Ladder Capital Finance LLC and those affiliates thereof, including, prior to their inclusion in the issuing entity, most of the mortgage loans that Ladder Capital Finance LLC will transfer to the depositor.  In addition, Wells Fargo Bank, National Association acts as interim custodian with respect to the loan documents for all of the mortgage loans that Ladder Capital Finance LLC will transfer to the depositor.

Rialto Mortgage Finance, LLC, a sponsor, a mortgage loan seller and an originator and Rialto Capital Advisors, LLC, the special servicer, are affiliated with each other. Each of Rialto Mortgage Finance, LLC and Rialto Capital Advisors, LLC is also an affiliate of the entity expected to (a) purchase the Class E, F, G, X-C and V certificates on the closing date, (b) become the initial majority subordinate certificateholder and (c) be appointed as the initial subordinate class representative.

Wells Fargo Bank, National Association is the purchaser under repurchase agreements with Rialto Mortgage Finance, LLC, or with a wholly-owned subsidiary or other affiliate of Rialto Mortgage Finance, LLC, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by Rialto Mortgage Finance, LLC.  Some or all of the mortgage loans that Rialto Mortgage Finance, LLC will transfer to the depositor are (or, as of the closing date for this securitization, are expected to be) subject to the repurchase facility that Rialto Mortgage Finance, LLC or its wholly-owned subsidiary or other affiliate has with Wells Fargo Bank, National Association, and proceeds received by Rialto Mortgage Finance, LLC, in connection with the transfer of the related mortgage loans to the depositor will be used, among other things, to reacquire all such warehoused mortgage loans, directly or indirectly through a wholly-owned subsidiary or other applicable affiliate, from Wells Fargo Bank, National Association in accordance with the terms of the related repurchase agreement, free and clear of any liens.

Pursuant to certain interim servicing agreements between Wells Fargo Bank, National Association and Rialto Mortgage Finance, LLC, and certain affiliates of Rialto Mortgage Finance, LLC, Wells Fargo Bank, National Association acts from time to time as primary servicer with respect to mortgage loans owned by Rialto Mortgage Finance, LLC and such affiliates (subject, in some cases, to the repurchase facility described above in this section), including, prior to their inclusion in the trust fund, some or all of the mortgage loans that Rialto Mortgage Finance, LLC will transfer to the depositor.

In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Canadian Pacific Plaza, which secures a mortgage loan representing approximately 3.2% of the aggregate principal balance of the mortgage loans as of the cut-off date, the related mortgage loan seller (Ladder Capital Finance LLC) is an affiliate of an entity that directly or indirectly owns a 90% equity interest in the related borrower. The related mortgage loan referred to in this paragraph was originated by Ladder Capital Finance LLC or an affiliate thereof.

Deutsche Bank Trust Company Americas is the trustee under this securitization and the WFRBS 2013-C18 securitization and an affiliate of Deutsche Bank Securities Inc., one of the underwriters.

In addition, with respect to certain mortgage loans, the related mortgage loan seller, an affiliate thereof or another participant in this securitization holds a mezzanine and other similar loan secured by direct or indirect equity interests in the related mortgage borrower.  See “Description of the Mortgage Pool—Subordinate and/or Other Financing” and “Transaction Parties—Affiliations and Certain Relationships Among Certain Transaction Parties” in this free writing prospectus.

The roles and relationships described above may give rise to conflicts of interest.  See “Risk Factors—Risks Related to the Offered Certificates—Various Other Securitization-Level Conflicts of Interest May Have an Adverse Effect on Your Offered Certificates”, “—Potential Conflicts of Interest of the Underwriters and Their Affiliates”, “—Potential Conflicts of Interest of the Subordinate Class Representative” and “—Potential Conflicts of Interest in the Selection of the Mortgage Loans” and “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” and “—Affiliations and Certain Relationships Among Certain Transaction Parties” in this free writing prospectus and see “The Depositor” and “The Sponsor” in the accompanying prospectus.

Significant Dates and Periods

Cut-off Date
The mortgage loans will be considered part of the trust fund as of their respective cut-off dates.  The cut-off date with respect to each mortgage loan is the due date for the monthly debt service payment that is due in February 2014 (or, in the case of any mortgage loan that has its first due date in March 2014, the date that would have been its due date in February 2014 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Closing Date	The date of initial issuance for the certificates will be on or about February 20, 2014.

Determination Date
The determination date will be the 11th day of each month, or, if that day is not a business day, the next succeeding business day, commencing in March 2014.  The close of business on the determination date is the monthly cut-off date for information regarding the mortgage loans that must be reported to the holders of the certificates on the distribution date in that month.

Distribution Date
Distributions on the certificates are scheduled to occur monthly on the fourth business day following the related determination date, commencing in March 2014.  The first distribution date is anticipated to be March 17, 2014.

Record Date
The record date for each monthly distribution on the certificates will be the last business day of the prior calendar month, except as may otherwise be described in this free writing prospectus with respect to final distributions.

Business Day
Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in California, Illinois, Minnesota, Georgia, New York, North Carolina, Pennsylvania, Texas or any of the jurisdictions in which the respective primary servicing offices of the master servicer or the special servicer or the corporate trust offices of the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.

Collection Period
Amounts available for distribution on the certificates on any distribution date will depend in part on the payments and other collections received on or with respect to the mortgage loans during the related collection period, and any advances of payments due (without regard to grace periods) during that collection period.  In general, each collection period—

	●	will relate to a particular distribution date,

	●	will be approximately one calendar month long,

	●	will begin when the prior collection period ends or, in the case of the first collection period, will begin as of the respective cut-off dates for the mortgage loans, and

●
will end at the close of business on the determination date immediately preceding the related distribution date (or, in the case of any non-serviced pari passu mortgage loan and solely for the purpose of determining the amount available for distribution on the certificates for any distribution date, one business day after such determination date).

Interest Accrual Period
The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.  Interest on the offered certificates will be calculated assuming that each month has 30 days and each year has 360 days.

Assumed Final
Distribution Dates
Set forth in the table below is the month and year of the distribution date on which each class of offered certificates is expected to be paid in full, based upon structuring assumptions which include, without limitation, assuming 0% CPR and no delinquencies, losses, modifications, extensions of maturity dates, repurchases, sales or prepayments of the mortgage loans after the cut-off date, except that each mortgage loan with an anticipated repayment date is assumed to repay in full on its respective anticipated repayment date.  See the definition of structuring assumptions in Annex B to this free writing prospectus.  The actual final distribution date for each class of offered certificates may be earlier or later (and could be substantially earlier or later) than the assumed final distribution date for that class.

	Offered Class	Assumed Final Distribution Date*
	Class A-1	December 2018
	Class A-2	February 2019
	Class A-3	November 2020
	Class A-4	December 2023
	Class A-5	January 2024
	Class A-SB	October 2023
	Class A-S	January 2024
	Class X-A	NAP
	Class X-B	NAP
	Class B	February 2024
	Class C	February 2024
	Class PEX	February 2024

*	Calculated based on a 0% CPR and the “structuring assumptions” described in Annex B to this free writing prospectus.

Rated Final
Distribution Date	As to each class of offered certificates, the distribution date in March 2047. See “Ratings” in this free writing prospectus.

Control and Consultation
Periods
The rights of various parties to replace the special servicer, and approve or consult with respect to certain material actions of the special servicer, will vary according to defined periods and other provisions, as summarized below.  See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in this free writing prospectus.

●
Subordinate Control Period.  Unless a senior consultation period is deemed to occur and is continuing pursuant to clause (ii) in the second succeeding bullet, a “subordinate control period” will exist when the Class F certificates have an aggregate principal balance, net of any appraisal reduction amounts notionally allocated in reduction of the principal balance of that class, that is not less than 25% of its initial principal balance.  In general, during a subordinate control period, (i) the subordinate class representative will be entitled to grant or withhold approval of asset status reports prepared, and material servicing actions proposed, by the special servicer, and (ii) the subordinate class representative will be entitled to terminate and replace the special servicer with or without cause.  The trust advisor will not have approval rights and generally will have no right to consult with respect to actions of the special servicer during a subordinate control period.

●
Collective Consultation Period.  Unless a senior consultation period is deemed to occur and is continuing pursuant to clause (ii) in the succeeding bullet, a “collective consultation period” will exist when the Class F certificates have an aggregate principal balance that both (i) as notionally reduced by any appraisal reduction amounts allocable to that class, is less than 25% of its initial principal balance and (ii) without regard to any appraisal reduction amounts allocable to that class, is 25% or more of its initial principal balance.  In general, during a collective consultation period, the special servicer will be required to consult with each of the subordinate class representative and the trust advisor in connection with asset status reports and material special servicing actions with respect to the mortgage loans that it services.  The subordinate class representative will have no right to terminate and replace the special servicer during a collective consultation period.

●
Senior Consultation Period.  A “senior consultation period” will exist when either (i) the Class F certificates have an aggregate principal balance, without regard to any appraisal reduction amounts allocable to that class, that is less than 25% of its initial principal balance or (ii) during such time as the Class F certificates are the most subordinate class of control-eligible certificates that have a then-outstanding principal balance, net of appraisal reduction amounts, at least equal to 25% of its initial principal balance, the then-majority subordinate certificateholder has irrevocably waived its right to appoint a subordinate class representative and to exercise any of the rights of the majority subordinate certificateholder or cause the exercise of the rights of the subordinate class representative and such rights have not been reinstated to a successor majority subordinate certificateholder as set forth in the pooling and servicing agreement.  See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in this free writing prospectus.  In general, during a senior consultation period, the special servicer will be required to consult with the trust advisor in connection with asset status reports and material special servicing actions.  During any senior consultation period, no subordinate class representative will be recognized or have any right to replace the special servicer or approve or be consulted with respect to “asset status reports” or material special servicing actions.

With respect to the mortgaged properties identified on Annex A-1 to this free writing prospectus as PennCap Portfolio, which also secures a pari passu companion loan, the holder of the related companion loan or its representative will have, generally at all times, consultation rights with respect to asset status reports and material special servicing actions involving the related loan combination, as provided for in the related intercreditor agreement and as described in this free writing prospectus.  Those rights will be in addition to the rights of the subordinate class representative in this transaction and the trust advisor as described above.  See “Description of the Mortgage Pool—Split Loan Structures—The PennCap Portfolio Loan Combination”.

In addition, (i) during any collective consultation period or senior consultation period, the special servicer may (other than with respect to the AmericasMart mortgage loan and The Outlet Collection | Jersey Gardens mortgage loan) be terminated and replaced without cause upon the affirmative direction of certificate owners holding not less than 75% of the appraisal-reduced voting rights of all certificates, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all certificates, and (ii) during any senior consultation period, the special servicer may be terminated and replaced without cause upon the affirmative direction of certificate owners holding not less than a majority of the appraisal-reduced voting rights of all principal balance certificates, following the recommendation of termination from the trust advisor if it believes that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard.

Notwithstanding any contrary provision described above:

●
The existence of a subordinate control period, collective consultation period or senior consultation period under the series 2014-LC14 pooling and servicing agreement will not limit the control and consultation rights of the holder of each of the AmericasMart pari passu companion loans and The Outlet Collection | Jersey Gardens pari passu companion loans as described in this free writing prospectus.

●
The trust advisor under the series 2014-LC14 pooling and servicing agreement will have no right or duty to consult with respect to any matter with respect to the AmericasMart loan combination or The Outlet Collection | Jersey Gardens loan combination.

●
The WFRBS 2013-C18 pooling and servicing agreement sets forth time periods and corresponding relative rights of the related subordinate class representative, majority subordinate certificateholder, trust advisor and certificateholders in connection with the servicing and administration of loans (including the AmericasMart loan combination and The Outlet Collection | Jersey Gardens loan combination (including, without limitation the conditions under which the WFRBS 2013-C18 special servicer may be removed with respect to such mortgage loans by the certificateholders with respect to such transaction or otherwise)) serviced under that agreement that are substantially similar in all material respects to or materially consistent with the time periods and corresponding relative rights of the series 2014-LC14 subordinate class representative, series 2014-LC14 majority subordinate certificateholder, series 2014-LC14 trust advisor and series 2014-LC14 certificateholders under the series 2014-LC14 pooling and servicing agreement as generally described in this free writing prospectus.  The relevant time periods under the series 2014-LC14 pooling and servicing agreement are, and the relevant time periods under the WFRBS 2013-C18 pooling and servicing agreement are, defined by reference to the loans held (whether or not serviced) by the trust fund established and the securities issued under that agreement.  The existence or absence of a subordinate control period, collective consultation period or senior consultation period under one pooling and servicing agreement will not by itself affect the existence or absence of a subordinate control period, collective consultation period or senior consultation period under another pooling and servicing agreement.

See “Servicing of the Mortgage Loans and Administration of the Trust Fund” and “Description of the Mortgage Pool—Split Loan Structures” in this free writing prospectus.

The Trust Fund

Creation of the Trust Fund
We will use the net proceeds from the issuance and sale of the certificates as the consideration to purchase the mortgage loans that will back those certificates from the mortgage loan sellers.  Promptly upon acquisition, we will transfer those mortgage loans to the trust fund in exchange for the certificates.

A. General Considerations	When reviewing the information that we have included in this free writing prospectus with respect to the mortgage loans, please note that—

	●	All numerical information provided with respect to any individual mortgage loans, group of mortgage loans or the mortgage loans as a whole is provided on an approximate basis.

●
All weighted average information provided with respect to the mortgage loans or any sub-group of mortgage loans reflects a weighting based on their respective cut-off date principal balances.  We will transfer the principal balance as of the cut-off date for each of the mortgage loans to the trust fund.

●
In presenting the principal balances of the mortgage loans as of the cut-off date, we have assumed that all scheduled payments of principal and/or interest due on the mortgage loans on or before the cut-off date are timely made, and no prepayments or other unscheduled collections of principal are received with respect to any of the mortgage loans during the period from February 1, 2014 up to and including the cut-off date.

●
In the case of each of the AmericasMart mortgage loan, the PennCap Portfolio mortgage loan and The Outlet Collection | Jersey Gardens mortgage loan, with respect to each of which the related mortgaged property also secures one or more pari passu companion loan(s), we generally present the loan-to-value ratio, debt service coverage ratio, debt yield and cut-off date balance per net rentable square foot or unit, as applicable, in this free writing prospectus in a manner that takes account of that mortgage loan and its related pari passu companion loan(s).

●
The trust fund will include one (1) group of cross-collateralized and cross-defaulted mortgage loans, collectively representing approximately 1.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date are secured by the mortgaged properties identified on Annex A-1 to this free writing prospectus as Hilton Garden Inn - Indianapolis Airport and Hampton Inn - Ameriplex. In general, when a mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans, we present the information regarding those mortgage loans as if each of them were secured only by the related mortgaged property identified on Annex A-1 to this free writing prospectus, except that (other than as described below) loan-to-value ratio, debt service coverage ratio, debt yield and loan per unit or square foot information is presented for a cross-collateralized group on an aggregate and/or weighted average basis, as applicable, in the manner described in this free writing prospectus.

●
None of the mortgage loans in the trust fund will be cross-collateralized with any mortgage loan that is not in the trust fund (except as described in this free writing prospectus with respect to the mortgage loans respectively secured by the mortgaged properties identified on Annex A-1 to this free writing prospectus as AmericasMart, PennCap Portfolio and The Outlet Collection | Jersey Gardens, which each also secures one or more related pari passu companion loan(s) that are not included in the trust fund).

●
Two (2) of the mortgage loans, representing approximately 7.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for an increase in the related interest rate after a certain date, referred to as the anticipated repayment date, if the related borrower has not repaid the mortgage loan in full on such date. See “Description of the Mortgage Pool—ARD Loans” in this free writing prospectus.

●
The information for mortgage loans secured by more than one mortgaged property in this free writing prospectus is generally based on allocated loan amounts as stated on Annex A-1 when information is presented relating to mortgaged properties and not mortgage loans.

●
Except as otherwise specifically stated, the loan-to-value ratio, debt service coverage ratio, debt yield and loan per net rentable square foot or unit statistics with respect to each mortgage loan are calculated and presented without regard to any indebtedness other than the mortgage loan, whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

B.	General Characteristics	As of the cut-off date, the mortgage loans are expected to have the following characteristics:

		Cut-off date pool balance	$1,255,596,034
		Number of mortgage loans	71
		Number of mortgaged properties	144
		Percentage of multi-property mortgage loans
		and cross-collateralized groups	23.6%
		Largest cut-off date principal balance	$139,602,104
		Smallest cut-off date principal balance	$1,014,091
		Average cut-off date principal balance	$17,684,451
		Highest mortgage interest rate	5.880%
		Lowest mortgage interest rate	3.287%
		Weighted average mortgage interest rate	5.021%
		Longest original term to maturity or anticipated
		repayment date	126 months
		Shortest original term to maturity or
		anticipated repayment date	60 months
		Weighted average original term to maturity or
		anticipated repayment date	108 months
		Longest remaining term to maturity or
		anticipated repayment date	125 months
		Shortest remaining term to maturity or
		anticipated repayment date	58 months
		Weighted average remaining term to maturity
		or anticipated repayment date	107 months
		Highest debt service coverage ratio, based on
		underwritten net cash flow(1)(2)	3.91x
		Lowest debt service coverage ratio, based on
		underwritten net cash flow(1)(2)	1.20x
		Weighted average debt service coverage ratio,
		based on underwritten net cash flow(1)(2)	1.65x
		Highest cut-off date loan-to-value ratio(1)(2)	75.0%
		Lowest cut-off date loan-to-value ratio(1)(2)	29.3%
		Weighted average cut-off date loan-to-value
		ratio(1)(2)	66.4%
		Highest maturity date loan-to-value ratio or
		anticipated repayment date loan-to-value
		ratio(1)(2)	72.2%
		Lowest maturity date loan-to-value ratio or
		anticipated repayment date loan-to-value
		ratio(1)(2)	23.8%
		Weighted average maturity date loan-to-value
		ratio or anticipated repayment date loan-
		to-value ratio(1)(2)	57.4%
		Highest underwritten NOI debt yield ratio(1)(2)	24.6%
		Lowest underwritten NOI debt yield ratio(1)(2)	6.5%
		Weighted average underwritten NOI debt yield
		ratio(1)(2)	11.0%
		Highest underwritten NCF debt yield ratio(1)(2)	24.1%
		Lowest underwritten NCF debt yield ratio(1)(2)	6.5%
		Weighted average underwritten NCF debt yield
		ratio(1)(2)	10.3%

		(1)	In the case of the each of the AmericasMart mortgage loan, the PennCap Portfolio mortgage loan and The Outlet Collection | Jersey Gardens mortgage loan, with respect to each of which the related mortgaged property also secures one or more pari passu companion loan(s), the debt service coverage ratio, the loan-to-value ratio and debt yield information is generally presented in this free writing prospectus in a manner that takes account of that mortgage loan and its related pari passu companion loan(s). In general, when a mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans, we present loan-to-value ratio, debt service coverage ratio and debt yield information for the cross-collateralized group on an aggregate basis in the manner described in this free writing prospectus. On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this free writing prospectus. Other than as noted, the debt service coverage ratio, loan-to-value ratio and debt yield information for each mortgage loan is presented in this free writing prospectus without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan not in combination with the other indebtedness. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool” and “Description of the Mortgage Pool—Subordinate and/or Other Financing” in this free writing prospectus for information regarding the combined loan-to-value ratios and debt service coverage ratios with respect to mortgage loans that have related subordinate secured indebtedness or mezzanine indebtedness outstanding or that may be permitted in the future. For mortgage loans having interest-only payments for their entire terms, 12 months of interest-only payments is used as the annual debt service for purposes of calculating the related debt service coverage ratios.

(2)
See Annex B to this free writing prospectus, “Risk Factors—Risks Related to the Mortgage Loans—Debt Service Coverage Ratio and Net Cash Flow Information is Based on Numerous Assumptions”, “Description of the Mortgage Pool—Net Cash Flow and Certain Underwriting Considerations”, and the footnotes to Annex A-1 for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios, loan-to-value ratios and underwritten debt yield ratios that are presented in this free writing prospectus, including (in some cases) taking into account reserves in such calculations.

C.	Split Loan Structures
The mortgage loans secured by the mortgaged properties identified on Annex A-1 to this free writing prospectus as AmericasMart, PennCap Portfolio and The Outlet Collection | Jersey Gardens, representing approximately 11.1%, 7.2% and 6.4%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are part of split loan structures for which the same mortgage instrument also secures one or more notes that are pari passu in right of payment with the respective mortgage loan and will not be included in the trust fund.

For convenience of reference, we refer to those mortgage loans and their related companion loans as the “split loan structures” or “loan combinations”.

The table below shows certain information with respect to the split loan structures:

Split Loan Structures

		Mortgage
		Loan as a	Pari Passu	Total
	Mortgage	% of Cut-	Companion	Mortgage
	Loan Cut-off	off Date	Loan(s)	Debt Balance
	Date Loan	Pool	Balance as of	as of Cut-off
Mortgage Loan	Balance	Balance	Cut-off Date	Date
AmericasMart	$139,602,104	11.1%	$418,806,312	$558,408,416
PennCap Portfolio	$90,000,000	7.2%	$33,700,000	$123,700,000
The Outlet
Collection |
Jersey Gardens	$80,000,000	6.4%	$270,000,000	$350,000,000

For more information regarding each split loan structure, see “Description of the Mortgage Pool—Split Loan Structures” in this free writing prospectus.

D.	Property Types
The table below shows the number of mortgaged properties operated primarily for each indicated purpose, and the aggregate cut-off date balance of, and percentage of the aggregate principal balance of, mortgage loans as of the cut-off date secured by each such property type:

			Number of	Aggregate	% of Cut-off
			Mortgaged	Cut-off Date	Date Pool
		Property Types	Properties	Balance(1)	Balance(1)
		Retail	36	$290,250,776	23.1%
		Other(2)	3	197,099,779	15.7
		Office	26	193,155,806	15.4
		Hospitality	17	172,430,907	13.7
		Multifamily	28	166,702,683	13.3
		Manufactured
		Housing
		Community	4	74,642,844	5.9
		Mixed Use	2	68,500,000	5.5
		Industrial	17	48,439,564	3.9
		Self Storage	11	44,373,676	3.5
		Total:	144	$1,255,596,034	100.0%

		(1)
Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based upon allocated loan amounts as set forth on Annex A-1 to this free writing prospectus.

		(2)	Consists of (a) mortgaged properties with a fee interest in land that is subject to a ground lease granted to another party that owns the related improvements and (b) a trade mart mortgaged property.

E.	State Concentrations	The table below shows the states in which the mortgaged properties are located:

			Number of	Aggregate	% of Cut-off
			Mortgaged	Cut-off Date	Date Pool
		State/Region	Properties	Balance(1)	Balance(1)
		Georgia	13	$ 188,566,090	15.0%
		Florida	9	152,774,720	12.2
		Pennsylvania	34	131,082,704	10.4
		Texas	8	101,483,898	8.1
		New Jersey	2	82,117,949	6.5
		New York	2	75,000,000	6.0
		California	12	74,087,941	5.9
		Other(2)	64	450,482,733	35.9
		Total:	144	$ 1,255,596,034	100.0%

		(1)
Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based upon allocated loan amounts as set forth on Annex A-1 to this free writing prospectus.

		(2)	Includes 26 other states.

F.	Encumbered and
	Other Interests	The table below shows the number of, the aggregate cut-off date balance of, and percentage of the aggregate principal balance of, mortgage loans as of the cut-off date secured by mortgaged properties for which the encumbered interest is as indicated:

			Number of	Aggregate	% of Cut-off
			Mortgaged	Cut-off Date	Date Pool
		Encumbered Interest	Properties	Balance(1)	Balance(1)
		Fee	142	$1,095,993,930	87.3%
		Fee & Leasehold	1	139,602,104	11.1
		Leasehold(2)	1	20,000,000	1.6
		Total:	144	$1,255,596,034	100.0%

		(1)
Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based upon allocated loan amounts as set forth on Annex A-1 to this free writing prospectus.

		(2)
In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as 465 Park Avenue Retail Condominium, which represents approximately 1.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related borrower holds its leasehold interest in a portion of such mortgaged property as a tenant-in-common with the owner of the residential unit of the condominium. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Tenancies in Common” in this free writing prospectus.

G.	Amortization
	Characteristics	The table below shows the amortization characteristics of the mortgage loans:

			Number of	Aggregate	% of Cut-off
			Mortgage	Cut-off Date	Date Pool
		Amortization Type	Loans	Balance	Balance
		Amortizing Balloon	47	$620,033,934	49.4%
		Interest-only,
		Amortizing Balloon	20	435,062,100	34.6
		Interest-only,
		Balloon	2	105,750,000	8.4
		Interest-only, ARD	1	55,000,000	4.4
		Interest-only,
		Amortizing ARD	1	39,750,000	3.2
		Total:	71	$1,255,596,034	100.0%

H.	Prepayment Restrictions	The table below shows an overview of the prepayment restrictions under the terms of the mortgage loans:

			Number of	Aggregate	% of Cut-off
			Mortgage	Cut-off Date	Date Pool
		Prepayment Restriction(1)(2)(3) (4)	Loans	Balance	Balance
		Lockout/Defeasance/
		Open	58	$1,071,205,798	85.3%
		Lockout/Greater of Yield
		Maintenance or
		Prepayment
		Premium/Open	8	108,613,852	8.7
		Greater of Yield
		Maintenance or
		Prepayment Premium/
		Defeasance or Greater
		of Yield Maintenance
		or Prepayment
		Premium/Open	1	39,750,000	3.2
		Lockout/Defeasance or
		Greater of Yield
		Maintenance or
		Prepayment
		Premium/Open	3	21,276,385	1.7
		Lockout/Greater of Yield
		Maintenance or
		Prepayment
		Premium/Defeasance
		or Greater of Yield
		Maintenance or
		Prepayment
		Premium/Open	1	14,750,000	1.2
		Total:	71	$1,255,596,034	100.0%

		(1)	See Annex A-1 to this free writing prospectus for the type of provision that applies to each mortgage loan and the length of the relevant periods.

		(2)
Exceptions apply to the restrictions in some circumstances. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayment and Defeasance Provisions” and “—Certain Terms of the Mortgage Loans—Partial Release and/or Partial Defeasance and/or Substitution” in this free writing prospectus and Annex A-1, including the footnotes thereto, to this free writing prospectus.

		(3)
In the case of the mortgage loan secured by the mortgaged properties identified on Annex A-1 to this free writing prospectus as PennCap Portfolio, which represents approximately 7.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the loan documents permit the release of the mortgaged property identified on Annex A-1 to this free writing prospectus as PennCap Portfolio - 1530 Valley Center at any time from December 1, 2015 to March 31, 2016, but only in connection with the exercise of a right by the tenant to purchase such property from the related borrower. This would result in a partial prepayment of the mortgage loan at a time when voluntary prepayment was otherwise restricted. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Release and/or Partial Defeasance and/or Substitution” in this free writing prospectus.

		(4)	In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as Canadian Pacific Plaza, which represents approximately 3.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related borrower may prepay the mortgage loan in an amount necessary to satisfy the minimum debt service coverage ratio requirements under the related loan documents in order to avoid the commencement of a cash management sweep period, without the requirement of payment of yield maintenance or any other prepayment penalty or premium.

The mortgage loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date as follows:

		Open Period (Payments)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance
		2-3	8	$191,623,229	15.3%
		4-6	58	1,034,409,659	82.4
		7	5	29,563,146	2.4
		Total:	71	$1,255,596,034	100.0%

I.	Modified or Refinanced Mortgage Loans

One (1) of the mortgage loans, representing approximately 1.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date was a refinancing in whole or in part of loans in default at the time of refinancing or otherwise involved discounted pay-offs as described below:

		●
With respect to the mortgage loan secured by the mortgaged properties identified on Annex A-1 of this free writing prospectus as ArciTerra Portfolio, representing approximately 1.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, ten of the twelve properties were part of a cross-collateralized portfolio loan with an original principal balance of $17,040,000 held by Wells Fargo Bank, National Association. Such loan was in maturity default, and was refinanced with the proceeds from the mortgage loan at a discounted payoff amount equal to approximately 88% of the original principal balance (plus amounts remaining in cash collateral accounts after payment of certain pre-closing expenses).

J.	Other Mortgage Loan Features	As of the cut-off date, the mortgage loans had the following characteristics:

		●			The most recent scheduled payment of principal and interest on any mortgage loan was not thirty days or more past due, and no mortgage loan has been thirty days or more past due in the past year.

		●
Four (4) groups of mortgage loans, representing approximately 2.6%, 2.0%, 1.7% and 1.6%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, were made to borrowers that are affiliated with one another through partial or complete direct or indirect common ownership. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans; Mortgage Loans with Affiliated Borrowers” and Annex A-1 to this free writing prospectus.

		●
Ten (10) mortgaged properties, securing approximately 2.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are each either wholly owner-occupied or 100% leased to a single tenant. See Annex A-1 to this free writing prospectus and the charts entitled “Major Tenants” and “Lease Expiration Schedule” in “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this free writing prospectus.

● The mortgage interest rate for each mortgage loan is fixed for the remaining term of the loan, except for (i) increases resulting from the application of the default interest rate following a default, (ii) in the case of each mortgage loan with an anticipated repayment date, any increase described herein that may occur if such mortgage loan is not repaid by the related anticipated repayment date and (iii) changes that result from any other loan-specific provisions that are described in the footnotes to Annex A-1 in this free writing prospectus.

● No mortgage loan permits negative amortization or the deferral of accrued interest (except for excess interest that would accrue in the case of each mortgage loan having an anticipated repayment date after the related anticipated repayment date for such mortgage loan).

K.	Removal of Loans from
	the Mortgage Pool	One or more of the mortgage loans may be removed from the trust fund pursuant to the purchase rights and obligations described below.

Seller Repurchase and
Substitution		Each mortgage loan seller will make representations and warranties with respect to the mortgage loans sold by it. Those representations and warranties are set forth in Annex C-1 and will be subject to the exceptions set forth in Annex C-2. If a mortgage loan seller discovers or has been notified of a material breach of any of its representations and warranties or a material defect in the documentation of any mortgage loan as described under “Description of the Mortgage Pool—Representations and Warranties” in this free writing prospectus, then that mortgage loan seller will be required either to cure the breach or defect, repurchase the affected mortgage loan from the trust fund, substitute the affected mortgage loan with another mortgage loan or make a loss of value payment based on such defect or breach. Ladder Capital Finance Holdings LLLP will guarantee payment in connection with the performance of such obligations on the part of Ladder Capital Finance LLC, which is an indirect subsidiary of Ladder Capital Finance Holdings LLLP. Any repurchase of a mortgage loan would have substantially the same effect on the offered certificates as a prepayment in full of such mortgage loan, except that the purchase will not be accompanied by any prepayment premium or yield maintenance charge. In addition, no late charges or default interest will be paid. See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus and “Description of the Pooling and Servicing Agreements—Representations and Warranties; Repurchases” in the accompanying prospectus.

Sale of Defaulted
Mortgage Loans		Subject to the discussion set forth below with respect to the AmericasMart mortgage loan and The Outlet Collection | Jersey

Gardens mortgage loan, pursuant to the pooling and servicing agreement (and subject to any applicable intercreditor agreement), the special servicer may offer to sell to any person (or may offer to purchase) a mortgage loan if the applicable mortgage loan is a specially serviced mortgage loan and the special servicer determines that no satisfactory arrangements can be made for collection of delinquent payments, or an REO property after its acquisition, and such a sale would be in the best economic interest of the trust on a net present value basis. In the event the special servicer sells a specially serviced mortgage loan or REO property, that special servicer is generally required to accept the highest offer received from any person as described more fully in “Servicing of the Mortgage Loans and Administration of the Trust Fund—Procedures With Respect to Defaulted Mortgage Loans and REO Properties” in this free writing prospectus and “Description of the Pooling and Servicing Agreements—Realization upon Defaulted Mortgage Loans” in the accompanying prospectus. With respect to the PennCap Portfolio loan combination, the special servicer may offer to sell to any person (or may offer to purchase) for cash such loan combination during such time as the loan combination constitutes a defaulted mortgage loan, and, in connection with any such sale, the special servicer is required to sell both the pari passu mortgage loan and the related pari passu companion loans in such loan combination as a whole loan.

Notwithstanding any contrary provision described above, with respect to the AmericasMart loan combination and The Outlet Collection | Jersey Gardens loan combination, the WFRBS 2013-C18 pooling and servicing agreement authorizes the WFRBS 2013-C18 special servicer to offer to sell (or offer to purchase) for cash such loan combination if the loan combination is a specially serviced mortgage loan and the WFRBS 2013-C18 special servicer determines that no satisfactory arrangements can be made for collection of delinquent payments, or an REO property related to such loan combination, and such a sale would be in the best economic interest of the WFRBS 2013-C18 trust (as the holders of the related pari passu companion loan), the series 2014-LC14 trust, and any of the holders of any other related pari passu companion loans, collectively on a net present value basis. If the WFRBS 2013-C18 special servicer so sells the related loan combination or related REO property, it will be generally required to accept the highest offer received from any person as described more fully in “Description of the Mortgage Pool—Split Loan Structures—The AmericasMart Loan Combination” and “—The Outlet Collection | Jersey Gardens Loan Combination”, and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the AmericasMart Loan Combination and The Outlet Collection | Jersey Gardens Loan Combination” in this free writing prospectus. In connection with any such loan sale, the WFRBS 2013-C18 special servicer will be required to sell both the mortgage loan and its related pari passu companion loans together as a whole loan.

Defaulted Loan Purchase
Options
Pursuant to the related intercreditor agreements, the holders of any mezzanine loan incurred by the owners of a borrower generally have an option to purchase the related mortgage loan from the trust fund following a material default. The applicable purchase price is generally not less than the sum of the outstanding principal balance of the mortgage loan together with accrued and unpaid interest, outstanding servicing advances and certain other costs or expenses (including liquidation fees in certain circumstances). The purchase price will generally not include any prepayment premium or yield maintenance charge. In addition, no late charges or default interest will be paid in connection with any purchase described above. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Procedures With Respect to Defaulted Mortgage Loans and REO Properties” in this free writing prospectus and “Description of the Pooling and Servicing Agreements—Realization upon Defaulted Mortgage Loans” in the accompanying prospectus.

Description of the Offered Certificates

General
The trust will issue 19 classes of the certificates with an approximate aggregate principal balance at initial issuance equal to $1,255,596,034. We are offering the Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S, X-A, X-B, B, C and PEX certificates by this free writing prospectus. The trust will also issue the Class X-C, D, E, F, G, V and R certificates, which are not offered hereby.

Certificate Principal
Balances
The Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S, B, C and PEX certificates will each have principal balances. When referring to the principal balance certificates collectively, we are referring to the Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S, B, C, PEX, D, E, F and G certificates. The Class X-A, X-B and X-C certificates will not have principal balances and the holders of those classes will not be entitled to distributions of principal. For purposes of calculating the amount of accrued interest with respect to those certificates, however, the Class X-A certificates will have an aggregate notional amount equal to the aggregate principal balance of the Class A-1, A-2, A-3, A-4, A-5 and A-SB certificates and the Class A-S regular interest outstanding from time to time, the Class X-B certificates will have a notional amount equal to the principal balance of the Class D certificates and the Class B and Class C regular interests outstanding from time to time and the Class X-C certificates will have a notional amount equal to the aggregate principal balance of the Class E, F and G certificates outstanding from time to time.

Upon initial issuance, and subject to a permitted variance that depends on the mortgage loans deposited into the trust fund, each class of offered certificates will have the aggregate initial certificate principal balance set forth in the table below:

Offered Class	Approx. Initial Aggregate Certificate Principal Balance or Notional Amount		Approx. % of Cut-off Date Pool Balance	Approx. Initial Credit Support(1)
Class A-1	$66,263,000		5.277%	30.000%
Class A-2	$189,675,000		15.106%	30.000%
Class A-3	$80,000,000		6.371%	30.000%
Class A-4	$175,000,000		13.938%	30.000%
Class A-5	$278,492,000		22.180%	30.000%
Class A-SB	$89,487,000		7.127%	30.000%
Class A-S	$95,739,000	(2)	7.625%	22.375%
Class X-A	$974,656,000		NAP	NAP
Class X-B	$193,048,000		NAP	NAP
Class B	$81,614,000	(2)	6.500%	15.875%
Class C	$47,085,000	(2)	3.750%	12.125%
Class PEX	$224,438,000	(2)	NAP	12.125%

(1)
The approximate initial credit support with respect to the Class A-1, A-2, A-3, A-4, A-5 and A-SB certificates represents the approximate credit enhancement for the Class A-1, A-2, A-3, A-4, A-5 and A-SB certificates in the aggregate. The percentage indicated under the column “Approximate Initial Credit Support” with respect to the Class C Certificates and the Class PEX Certificates represents the approximate credit support for the Class C regular interest, which will have an initial outstanding principal balance on the closing date of $47,085,000.

(2)
The initial principal balances of the Class A-S, B and C certificates represent the principal balances of such classes without giving effect to any exchange for Class PEX certificates. The initial principal balance of the Class PEX certificates is equal to the aggregate of the initial principal balances of the Class A-S, B and C certificates and represents the maximum principal balance of the Class PEX certificates that could be issued in an exchange.

The approximate initial credit support provided to each class of principal balance certificates at initial issuance is the aggregate initial certificate principal balance, expressed as a percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, of all classes of principal balance certificates that are subordinate to the indicated class with respect to rights to receive distributions of interest and principal and the allocation of realized losses. The level of credit enhancement available to any of the principal balance certificates will change over time as a result of (i) the allocation and distribution of principal payments on or in respect of the mortgage loans (including as a result of default, casualty, condemnation or liquidation) and proceeds of repurchases or sales of mortgage loans as described herein and (ii) the allocation of realized losses and additional trust fund expenses as described herein.

Pass-Through Rates
The Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S, X-A, X-B, B, C and PEX certificates will each bear interest. When referring to the interest-bearing certificates collectively, we are referring to the Class A-1, A-2, A-3, A-4, A-5, A-SB, X-A, X-B, X-C, A-S, B, C, PEX, D, E, F and G certificates. Each class of offered certificates (other than the Class PEX certificates) will accrue interest at a pass-through rate. The approximate initial pass-through rates of the offered certificates (other than the Class PEX certificates) are set forth in the following table:

	Offered Class	Approx. Initial Pass-Through Rate
Class A-1%
Class A-2%
Class A-3%
Class A-4%
Class A-5%
	Class A-SB	%
	Class A-S and Class A-S regular interest	%
	Class X-A	%
	Class X-B	%
	Class B and Class B regular interest	%
	Class C and Class C regular interest	%
	Class PEX	NAP

The pass-through rates for the Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S, B and C certificates and the Class A-S, B and C regular interests, in each case, will be a per annum rate equal to one of the following: (i) a fixed rate, (ii) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate equal to the weighted average of the net mortgage interest rates for the related distribution date minus a specified percentage. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, A-2, A-3, A-4, A-5 and A-SB certificates and the Class A-S regular interest for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class D certificates and the Class B and Class C regular interests for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

The weighted average of the net mortgage interest rates on the mortgage loans for each distribution date will be calculated in the manner described under the heading “Description of the Offered Certificates—Distributions—Calculation of Pass-Through Rates” in this free writing prospectus.

The Class PEX certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, B and C regular interests represented by the Class PEX certificates.

Exchanging Certificates through Combination and Recombination

If you own exchangeable certificates in an exchange proportion that we describe in this free writing prospectus, you will be able to exchange them for a proportionate interest in the related exchangeable certificates. You can exchange your exchangeable certificates by notifying the certificate administrator. If exchangeable certificates are outstanding and held by certificateholders, those certificates will receive principal and interest that would otherwise have been payable on the same proportion of certificates exchanged therefor if those certificates were outstanding and held by certificateholders. Any such allocations of principal and interest as between classes of exchangeable certificates will have no effect on the principal or interest entitlements of any other class of certificates. Exchanges will be subject to various conditions that we describe in this free writing prospectus.

See “Description of the Offered Certificates—Exchanges of Exchangeable Certificates” in this free writing prospectus for a description of the exchangeable certificates and exchange procedures. See also “Risk Factors—Risks Related to the Offered Certificates—There Are Risks Relating to the Exchangeable Certificates” in this free writing prospectus.

Distributions

A.	General
The certificate administrator will make distributions of interest and, if and when applicable, principal to the holders of the following classes of certificates entitled to those distributions, sequentially as follows:

		Distribution Order(1)	Class
		1st	A-1, A-2, A-3, A-4, A-5, A-SB, X-A(2)
X-B(2) and X-C(2)
		2nd	Class A-S regular interest
		3rd	Class B regular interest
		4th	Class C regular interest
		5th	Class D certificates
		6th	Non-offered certificates (other than the Class D and X-C and Class V certificates)

(1)
With respect to priority 1st, (a) distributions of interest among the Class A-1, A-2, A-3, A-4, A-5, A-SB, X-A, X-B and X-C certificates will be made on a pro rata basis in accordance with their respective interest entitlements and (b) distributions of principal, if and when applicable, generally will be made first to the Class A-SB certificates in an amount necessary to reduce the principal balance of such certificates to the Class A-SB planned principal balance identified on Annex G to this free writing prospectus, then sequentially in order of distribution priority as described under “—C.  Distributions of Principal” below.

	(2)	The Class X-A, X-B and X-C certificates do not have a principal balance and do not entitle their holders to distributions of principal.

In general, the funds available for distribution to certificateholders on each distribution date will be the aggregate amount received, or advanced as delinquent monthly debt service payments, on or in respect of the mortgage loans during the related collection period, net of (1) all forms of compensation payable to the parties to (a) the pooling and servicing agreement and (b) with respect to each of the AmericasMart loan combination and The Outlet Collection | Jersey Gardens loan combination, the parties to the WFRBS 2013-C18 pooling and servicing agreement, (2) reimbursements of prior servicing advances and advances of delinquent monthly debt service payments and (3) reimbursements or payments of interest on servicing advances and debt service advances, indemnification expenses and other expenses of the trust fund.

See “Description of the Offered Certificates—Distributions—Priority of Distributions” and “Description of the Offered Certificates—Fees and Expenses” in this free writing prospectus and “Description of the Certificates—Distributions” in the accompanying prospectus.

B. Distributions of Interest
Each class of certificates (other than the Class R and Class V certificates) and the Class A-S, B and C regular interests will bear interest that will accrue during each interest accrual period based upon:

	●	the pass-through rate for that class and interest accrual period;

	●	the aggregate principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

●
with respect to the Class A-S, B and C regular interests and each class of certificates (other than the Class R and V certificates), the assumption that each interest accrual period consists of 30 days and each year consists of 360 days.

A whole or partial prepayment on a mortgage loan, whether made by the related borrower or resulting from the application of insurance proceeds and/or condemnation proceeds, may not be accompanied by the amount of one full month’s interest on the prepayment.  As and to the extent described under “Description of the Offered Certificates—Distributions—Interest Distributions” in this free writing prospectus, prepayment interest shortfalls may be allocated to reduce the amount of accrued interest otherwise distributable to the holders of all the principal balance certificates on a pro rata basis.

In addition, the amount of interest otherwise distributable on the Class D and E certificates and the Class B and C regular interests (and, therefore, on the Class B and C certificates and/or the Class PEX certificates, as applicable) on any distribution date may be reduced by certain trust advisor expenses.

On each distribution date, subject to available funds and the allocation and distribution priorities described under

“— A. General” above and, in the case of the Class D and E certificates and the Class B and C regular interests (and, therefore, the Class B and C certificates and/or the Class PEX certificates, as applicable), the allocation of certain trust advisor expenses as described in this free writing prospectus, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

Interest distributions with respect to the Class A-1, A-2, A-3, A-4, A-5, A-SB, X-A, X-B and X-C certificates will be made on a pro rata basis in accordance with their respective interest entitlements.

See “Description of the Offered Certificates—Distributions—Interest Distributions” and “—Priority of Distributions” in this free writing prospectus and “Description of the Certificates—Distributions of Interest on the Certificates” in the accompanying prospectus.

C. Distributions of Principal	Subject to—

	●	available funds,

	●	the distribution priorities described under “— A. General” above,

	●	the reductions of principal balances and other provisions described under “—Reductions of Certificate Principal Balances in Connection with Losses and Expenses” below, and

	●	the reductions, allocations and provisions described under “—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” below,

the holders of each class of principal balance certificates will be entitled to receive a total amount of principal over time equal to the aggregate principal balance of their particular class at initial issuance.

No principal will be distributed to the holders of the Class X-A, Class X-B and Class X-C certificates.

Except as described below, the certificate administrator must make principal distributions in a specified sequential order to ensure that:

●
no distributions of principal will be made on the Class E, F and G certificates until, in the case of each of those classes, the aggregate principal balance of the Class A-1, A-2, A-3, A-4, A-5, A-SB and D certificates and the Class A-S, B and C regular interests (and, therefore, the Class A-S, B, C and PEX certificates) and all other classes with an alphabetical designation earlier than that of the subject class, is reduced to zero;

●
no distributions of principal will be made on the Class D certificates until the aggregate principal balance of the Class A-1, A-2, A-3, A-4, A-5 and A-SB certificates and the Class A-S, B and C regular interests (and, therefore, the Class A-S, B, C and PEX certificates) is reduced to zero;

●
no principal distributions will be made on the Class C regular interest (and, therefore, on the Class C certificates and the Class C component of the Class PEX certificates) until the aggregate principal balance of each other class of offered certificates (other than the Class PEX and C certificates) and the Class A-S and B regular interests (and, therefore, the Class A-S and B certificates and the Class A-S and B components of the Class PEX certificates) is reduced to zero;

●
no principal distributions will be made on the Class B regular interest (and, therefore, on the Class B certificates and the Class B component of the Class PEX certificates) until the aggregate principal balance of each other class of offered certificates (other than the Class PEX, C and B certificates) and the Class A-S regular interest (and, therefore, the Class A-S certificates and the Class A-S component of the Class PEX certificates) is reduced to zero;

●
no principal distributions will be made on the Class A-S regular interest (and, therefore, on the Class A-S certificates and the Class A-S component of the Class PEX certificates) until the aggregate principal balance of each other class of offered certificates (other than the Class PEX, C, B and A-S certificates) is reduced to zero;

●
no principal distributions, other than the distribution of amounts required, if any, to reduce the outstanding principal balance of the Class A-SB certificates to the Class A-SB planned principal balance for the related distribution date as identified on Annex G to this free writing prospectus, will be made on the Class A-SB certificates until the aggregate principal balance of each other class of offered certificates (other than the Class PEX, C, B and A-S certificates) is reduced to zero;

●	no principal distributions will be made on the Class A-5 certificates until the principal balance of the Class A-SB certificates is reduced to the related Class A-SB planned principal balance as identified on Annex G to this free writing prospectus and the aggregate principal balance of the Class A-1, A-2, A-3 and A-4 certificates is reduced to zero;

●
no principal distributions will be made on the Class A-4 certificates until the principal balance of the Class A-SB certificates is reduced to the related Class A-SB planned principal balance as identified on Annex G to this free writing prospectus and the aggregate principal balance of the Class A-1, A-2 and A-3 certificates is reduced to zero;

●
no principal distributions will be made on the Class A-3 certificates until the principal balance of the Class A-SB certificates is reduced to the related Class A-SB planned principal balance as identified on Annex G to this free writing prospectus and the aggregate principal balance of the Class A-1 and Class A-2 certificates is reduced to zero;

●
no principal distributions will be made on the Class A-2 certificates until the principal balance of the Class A-SB certificates is reduced to the related Class A-SB planned principal balance as identified on Annex G to this free writing prospectus and the principal balance of the Class A-1 certificates is reduced to zero;

●
no principal distributions will be made on the Class A-1 certificates until the principal balance of the Class A-SB certificates is reduced to the Class A-SB planned principal balance as identified on Annex G to this free writing prospectus; and

●
once the Class A-SB certificates are reduced to the Class A-SB planned principal balance as identified on Annex G to this free writing prospectus, no additional principal distributions will be made on the Class A-SB certificates until the aggregate principal balance of the Class A-1, A-2, A-3, A-4 and A-5 certificates is reduced to zero.

Because of losses on the mortgage loans, and/or default-related or other unanticipated expenses of the trust fund, the aggregate principal balance of the Class D, E, F and G certificates and the Class A-S, B and C regular interests (and, therefore, the Class A-S, B, C and PEX certificates) may be reduced to zero at a time when the Class A-1, A-2, A-3, A-4, A-5 and/or A-SB certificates remain outstanding.  Under such circumstances, and in any event on the final distribution date, available principal funds for each distribution date will be allocated on the Class A-1, A-2, A-3, A-4, A-5 and A-SB certificates pro rata (in accordance with their respective aggregate principal balances immediately prior to that distribution date), until the aggregate principal balance of those classes is reduced to zero.

The total distributions of principal to be made on the principal balance certificates collectively on each distribution date will, in general, be a function of—

●
the amount of scheduled payments of principal due or, in cases involving balloon loans that remain unpaid after their stated maturity dates and mortgage loans as to which the related mortgaged properties have been acquired on behalf of (or partially on behalf of) the trust fund, deemed due, on the mortgage loans during the collection period related to the subject distribution date, which payments are either received as of the end of the related collection period or advanced by the master servicer or the trustee, as applicable, and

	●	the amount of any prepayments and other unscheduled collections of previously unadvanced principal with respect to the mortgage loans that are received during the related collection period.

However, the amount of principal otherwise distributable on the certificates collectively on any distribution date will be reduced by the following amounts, to the extent those amounts are paid or reimbursed from collections or advances of principal on the mortgage loans:  (1) advances determined to have become nonrecoverable, (2) advances that remain unreimbursed immediately following the modification of a mortgage loan and its return to performing status and (3) certain trust advisor expenses and other trust fund expenses.

See “Description of the Offered Certificates—Distributions—Principal Distributions” and “—Priority of Distributions” in this free writing prospectus and “Description of the Certificates—Distributions of Principal on the Certificates” in the accompanying prospectus.

Fees and Expenses
As described below, certain fees and expenses will be payable from amounts received on the mortgage loans in the trust fund, in general prior to any amounts being paid to the holders of the offered certificates.  Certain of those fees and expenses are described below.

The master servicer will be entitled to the master servicing fee, which will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each mortgage loan (and any related serviced pari passu companion loan) (including each specially serviced mortgage loan, each mortgage loan as to which the corresponding mortgaged property has become an REO property and each mortgage loan as to which defeasance has occurred), including any non-serviced pari passu mortgage loan.  The master servicing fee for each mortgage loan (and any related serviced pari passu companion loan) will accrue at the master servicing fee rate and will be computed using the same interest accrual basis and principal amount respecting which any related interest payment due on the mortgage loan is computed.  The weighted average master servicing fee rate will be approximately 0.0216% per annum as of the cut-off date.  The master servicing fee for each mortgage loan will be payable monthly to the master servicer from amounts received with respect to interest on that mortgage loan or, upon liquidation of the mortgage loan, to the extent such interest collections are not sufficient, from general collections on all the mortgage loans.

Certain of the mortgage loans will be sub-serviced by sub-servicers that will be entitled to a sub-servicing fee with respect to each such mortgage loan.  The rate at which the sub-servicing fee for each such mortgage loan accrues is included in the applicable master servicing fee rate for each of those mortgage loans.

Other than with respect to the non-serviced pari passu mortgage loans, the special servicer will be entitled to the special servicing fee, which will be payable monthly on (1) each specially serviced mortgage loan, if any, and (2) each mortgage loan, if any, as to which the corresponding mortgaged property has become an REO property.  The special servicing fee will accrue for any specially serviced mortgage loan or REO mortgage loan at a rate equal to the greater of (i) 0.25% per annum and (ii) a per annum rate that would result in a special servicing fee of $1,000 for such loan for the related month and will be computed on the same interest accrual basis and principal amount respecting which any related interest payment due on such specially serviced mortgage loan or REO mortgage loan, as the case may be, is paid.

The special servicing fee will be payable monthly from related liquidation proceeds, insurance proceeds or condemnation proceeds (if any) and then from general collections on all the mortgage loans (other than any non-serviced pari passu mortgage loan) and any related REO properties that are on deposit in the collection account from time to time.

The special servicer will generally be entitled to receive a workout fee with respect to each serviced mortgage loan (and any related serviced pari passu companion loan) worked out by the special servicer, for so long as that serviced mortgage loan remains a worked-out mortgage loan.  The workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.00% to, each payment of interest, other than default interest and each payment of principal received on the related mortgage loan (and any related serviced pari passu companion loan) for so long as it remains a worked-out mortgage loan.

The special servicer will also be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan (other than any non-serviced pari passu mortgage loan) for which a full, partial or discounted payoff is obtained from the related borrower.  The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO property as to which the special servicer receives any liquidation proceeds, insurance proceeds or condemnation proceeds, except as described in the next paragraph.  In each case, except as described in the next paragraph, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of 1.00% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of default interest and/or late payment charges.

In general, no liquidation fee will be payable based on, or out of, proceeds received in connection with the purchase or repurchase of any mortgage loan from the trust fund or payment of any loss of value payments under the circumstances described below under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Principal Special Servicing Compensation—Liquidation Fee” in this free writing prospectus.

The trustee and certificate administrator will each be entitled to a fee for each mortgage loan (including each non-serviced pari passu mortgage loan) and each REO mortgage loan for any distribution date equal to the product of the portion of the trustee fee rate or certificate administrator fee rate, as the case may be, applicable to such month, determined in the same manner as the applicable mortgage interest rate is determined for each mortgage loan for such month, and the principal balance of that mortgage loan.  The trustee fee rate is 0.0004% per annum and the certificate administrator fee rate is 0.0032% per annum.

The trust advisor will be entitled to a fee for each mortgage loan (other than the non-serviced pari passu mortgage loans) for any distribution date equal to the product of the portion of the trust advisor fee rate applicable to such month, determined in the same manner as the applicable mortgage interest rate is determined for each mortgage loan for such month, and the principal balance of that mortgage loan.  The trust advisor fee rate is 0.00125% per annum.

With respect to the AmericasMart mortgage loan and The Outlet Collection | Jersey Gardens mortgage loan, the WFRBS 2013-C18 master servicer, the WFRBS 2013-C18 special servicer and the WFRBS 2013-C18 trust advisor are entitled to fees on terms and conditions that are substantially similar in all material respects to or materially consistent with the respective fees described above, in each case pursuant to the WFRBS 2013-C18 pooling and servicing agreement.  See “Description of the Mortgage Pool—Split Loan Structures”, “Description of the Offered Certificates—Fees and Expenses” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the AmericasMart Loan Combination and The Outlet Collection | Jersey Gardens Loan Combination” in this free writing prospectus.

The master servicer, special servicer, trustee, certificate administrator and trust advisor are entitled, and, with respect to both non-serviced pari passu mortgage loans, a master servicer, a special servicer, the trustee, the certificate administrator and the trust advisor under the WFRBS 2013-C18 pooling and servicing agreement are entitled, to certain other additional fees and reimbursement of expenses.  In general, those fees and reimbursements are, or are anticipated to be, payable or reimbursable from various amounts collected on the related mortgage loan or loan combination or in whole or in part from general collections on the series 2014-LC14 mortgage pool, in each case prior to distributions to the certificateholders.

Further information with respect to the fees and expenses payable from amounts otherwise distributable to certificateholders, including information regarding the general purpose of and the source of payment for the fees and expenses and certain limitations on the payment of fees to affiliates, is set forth under “Description of the Offered Certificates—Fees and Expenses” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses” in this free writing prospectus.

D.	Distributions of Yield
Maintenance Charges
and Other Prepayment
Premiums
Any yield maintenance charge or prepayment premium collected in respect of a mortgage loan generally will be distributed, in the proportions described in this free writing prospectus, to the holders of the Class X-A and/or Class X-B certificates and/or to the holders of any Class A-1, A-2, A-3, A-4, A-5, A-SB and/or D certificates and the Class A-S, B and/or C regular interests (and, therefore, the Class A-S, B, C and/or PEX certificates, as applicable) then entitled to receive distributions of principal.  See “Description of the Offered Certificates—Distributions—Priority of Distributions—Distributions of Yield Maintenance Charges and Prepayment Premiums” in this free writing prospectus and “Description of the Certificates—Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations” in the accompanying prospectus.

Reductions of Certificate
Principal Balances in
Connection with Losses
and Expenses
Because of losses on the mortgage loans and/or default-related and other unanticipated expenses of the trust fund, the aggregate principal balance of the mortgage pool, net of advances of principal, may fall below the aggregate principal balance of the certificates.  In general, if and to the extent that those losses and expenses cause such a deficit to exist following the distributions made on any distribution date, then the principal balances of the respective classes of principal balance certificates generally will be sequentially reduced (without accompanying principal distributions) in the following order, until that deficit is eliminated:

	Reduction Order	Class
	1st	non-offered certificates (other than the Class D certificates)

	2nd	Class D certificates

	3rd	Class C regular interest (and, therefore, the Class C certificates and the Class C component of the Class PEX certificates)

	4th	Class B regular interest (and, therefore, the Class B certificates and the Class B component of the Class PEX certificates)

	5th	Class A-S regular interest (and, therefore, the Class A-S certificates and the Class A-S component of the Class PEX certificates)

	6th	A-1, A-2, A-3, A-4, A-5 and A-SB certificates

Any reduction of the principal balances of the Class A-1, A-2, A-3, A-4, A-5 and A-SB certificates will be made on a pro rata basis in accordance with the relative sizes of those principal balances at the time of the reduction.

To the extent that unanticipated expenses of the trust fund consist of indemnification payments to the trust advisor or, with respect to any of the AmericasMart pari passu companion loans or The Outlet Collection | Jersey Gardens pari passu companion loans, the series WFRBS 2013-C18 trust advisor, then (i) if the expense arises in connection with legal actions pending or threatened against the trust advisor at the time of its discharge, the expense will be treated in substantially the same manner as other unanticipated expenses of the trust fund for purposes of the provisions described above, and (ii) under any other circumstances, the expense will be separately allocated and borne by certificateholders in the manner generally described under “—Reductions of Interest Entitlements and Certificate Principal Balances in Connection with Certain Trust Advisor Expenses” below.  The pooling and servicing agreement will contain provisions for the identification and categorization of expenses for such purposes.

See “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” in this free writing prospectus and “Description of the Certificates—Allocation of Losses and Shortfalls” in the accompanying prospectus.

Reductions of Interest
Entitlements and
Certificate Principal
Balances In Connection
with Certain Trust
Advisor Expenses	The trust advisor will be entitled to indemnification under the pooling and servicing agreement as described in this free writing prospectus. Additionally, the performance by the trust advisor of certain of its obligations may be triggered early as a result of a waiver by the majority subordinate certificateholder of its rights under the pooling and servicing agreement.  In connection with any activities related to any non-serviced loan combination serviced under the WFRBS 2013-C18 securitization, the trust advisor with respect to such securitization will be entitled to indemnification from the 2014-LC14 trust fund (on a pro rata basis with the WFRBS 2013-C18 trust fund and any other holders of related pari passu companion loans, based upon the respective principal balances of the pari passu mortgage loan and the related pari passu companion loans) in respect of its obligations under the WFRBS 2013-C18 pooling and servicing agreement, certain of which obligations may be triggered early as a result of a waiver by the majority subordinate certificateholder under that securitization of its rights under the related pooling and servicing agreement.  Any expenses incurred by the series 2014-LC14 trust advisor or with respect to any non-serviced pari passu mortgage loan, the trust advisor under the WFRBS 2013-C18 pooling and servicing agreement, that are indemnifiable by the series 2014-LC14 trust fund will be reimbursable on each distribution date up to the sum of the interest otherwise distributable on the Class E and D certificates and the Class C and B regular interests (and, therefore, on the Class C and B certificates and/or the Class C and B components of the Class PEX certificates, as applicable) on that distribution date and the portion of the amount of principal distributable on the related distribution date that would otherwise be distributed on the Class A-1, A-2, A-3, A-4, A-5, A-SB, D and E certificates and the Class A-S, B and C regular interests (and, therefore, on the Class A-S, B, C and/or PEX certificates, as applicable) on that distribution date.  Amounts so reimbursed will be allocated to reduce the amount of interest that (but for these allocations) would be distributed on the Class E and D certificates and the Class C and B regular interests, in that order, on that distribution date, and any remaining amount will be allocated to reduce such portion of such principal distributable on the related distribution date, with a corresponding write-off of the principal balance of the Class E and D certificates, the Class C, B and A-S regular interests, the Class A-1, A-2, A-3, A-4, A-5 and A-SB certificates (with any write-off of the Class A-1, A-2, A-3, A-4, A-5 and A-SB certificates to be applied on a pro rata basis between those classes in accordance with their respective aggregate principal balances immediately prior to that distribution date), in that order, in each case until the principal balance of that class has been reduced to zero.  Any portion of such trust advisor expenses that remain unreimbursed after giving effect to allocations and distributions on that distribution date will not be reimbursed to the trust advisor or, with respect to any non-serviced pari passu mortgage loan, the trust advisor under the WFRBS 2013-C18 pooling and servicing agreement, on that distribution date and will be carried forward to and be reimbursable on succeeding distribution dates, subject to the same provisions, until the trust advisor or the trust advisor under the WFRBS 2013-C18 pooling and servicing agreement, as applicable, is actually reimbursed for the relevant expense.  However, the provisions described above will not apply to trust advisor expenses that arise from legal proceedings that are pending or threatened against the trust advisor or, with respect to any non-serviced pari passu mortgage loan, the trust advisor under the WFRBS 2013-C18 pooling and servicing agreement, at the time of its discharge (see “—Relevant Parties—Trust Advisor” above).

See “Description of the Offered Certificates—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” in this free writing prospectus.

Advances of Delinquent
Monthly Debt Service
Payments
The master servicer will be required to make debt service advances with respect to any delinquent scheduled monthly payments of principal and/or interest on the mortgage loans (including each non-serviced pari passu mortgage loan but not any pari passu companion loan) other than balloon payments, default interest and excess interest, and to make advances of assumed monthly debt service payments for such mortgage loans that are balloon loans and become defaulted upon their maturity dates, on the same amortization schedule as if the maturity date had not occurred, as well as for applicable REO mortgage loans.  The trustee must make any of those advances that the master servicer is required, but fails, to make, subject to its own determination of non-recoverability.  Any party that makes a debt service advance will be entitled to be reimbursed for that advance, together with interest at the prime lending rate described more fully in this free writing prospectus.  However, interest will commence accruing on any monthly debt service advance made in respect of a scheduled monthly debt service payment only on the date on which any applicable grace period for that payment expires.

Notwithstanding the foregoing, neither the master servicer nor the trustee will be required to make any debt service advance that it or the special servicer determines, in its reasonable good faith judgment, will not be recoverable (together with interest on the advance) from proceeds of the related mortgage loan.  Absent bad faith, the determination by any authorized person that a debt service advance constitutes a nonrecoverable advance as described above will be conclusive and binding.

In addition, the special servicer must generally obtain an appraisal or conduct an internal valuation of the mortgaged property securing any mortgage loan following a material default or the occurrence of certain other events described in this free writing prospectus.  Based upon the results of such appraisal or, in the case of any non-serviced pari passu mortgage loan, an appraisal obtained by the special servicer under the WFRBS 2013-C18 pooling and servicing agreement, the amount otherwise required to be advanced in respect of interest on the related mortgage loan may be reduced as described under the heading “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” in this free writing prospectus.  Due to the distribution priorities described in this free writing prospectus, any reduction in advances will generally reduce the funds available to distribute interest on the respective classes of subordinate interest-bearing certificates sequentially in the reverse order of distribution priority (first, Class G, then Class F and so on, with the effects borne on a pari passu basis as between those classes that are pari passu with each other in respect of interest distributions) up to the total amount of the reduction.

See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Required Appraisals” in this free writing prospectus and “Description of the Certificates—Advances in Respect of Delinquencies” in the accompanying prospectus.

Each of the AmericasMart mortgage loan and The Outlet Collection | Jersey Gardens mortgage loan is subject to provisions in the WFRBS 2013-C18 pooling and servicing agreement under which it is serviced relating to appraisal reductions, and such provisions are substantially similar in all material respects to or materially consistent with the provisions set forth above.  The existence of an appraisal reduction in respect of any non-serviced pari passu mortgage loan will proportionally reduce the master servicer’s or the trustee’s obligation to make the interest portion of advances on such mortgage loan under the pooling and servicing agreement for this transaction.  See “Description of the Mortgage Pool—Split Loan Structures—The AmericasMart Loan Combination”, “—The Outlet Collection | Jersey Gardens Loan Combination” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the AmericasMart Loan Combination and The Outlet Collection | Jersey Gardens Loan Combination” in this free writing prospectus.

Delinquent scheduled monthly payments of principal and/or interest on a pari passu companion loan will not be advanced by the master servicer or trustee, but may be advanced by the master servicer or trustee under the WFRBS 2013-C18 pooling and servicing agreement.

Subordination	The amount available for distribution will be applied in the order described in “Distributions—Distributions of Interest” and “—Distributions of Principal” above.

The following chart generally depicts the general manner in which the payment rights of certain classes will be senior or subordinate, as the case may be, to the payment rights of other classes.  The chart shows entitlement to receive interest and, if applicable, principal owed on any distribution date in order of payment priority (except that principal will generally be allocated and paid first, to the Class A-SB certificates up to the Class A-SB planned principal balance as identified on Annex G to this free writing prospectus for the applicable distribution date, and then, to the Class A-1 certificates, and then, to the Class A-2 certificates, and then, to the Class A-3 certificates, and then, to the Class A-4 certificates, and then to the Class A-5 certificates, and then to the Class A-SB certificates without regard to the Class A-SB planned principal balance, in that order).  Payment rights of the various classes of certificates are more fully described in “Description of the

Offered Certificates—Distributions” in this free writing prospectus. It also shows the manner in which mortgage loan losses are allocated, which will be in the reverse order of priority (beginning with certain classes of certificates that are not being offered by this free writing prospectus). Loss allocation and shortfall burdens of the various classes of certificates are more fully described in “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” and “—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” in this free writing prospectus.

(1)
The Class X-A, X-B and X-C certificates do not have a certificate principal balance and do not entitle their holders to distributions of principal.  However, loan losses will generally reduce the respective notional amounts of the Class X-A and/or X-B and/or X-C certificates and, therefore, the amount of interest they accrue.

(2) Other than the Class X-C, D, R and V certificates.

No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

Principal losses on the mortgage loans allocated to a class of certificates will reduce the related certificate principal balance of that class. No such losses will be allocated to the Class V, R, X-A, X-B or X-C certificates, although loan losses will reduce the notional amount of the Class X-A certificates (to the extent such losses are allocated to the Class A-1, A-2, A-3, A-4, A-5 or A-SB certificates or the Class A-S regular interest), the

Class X-B certificates (to the extent such losses are allocated to the Class D certificates or the Class B or C regular interests) and the Class X-C certificates (to the extent such losses are allocated to the Class E, F or G certificates) and, therefore, the amount of interest they accrue. To the extent funds are available on a subsequent distribution date for distribution on your certificates, you will be reimbursed for any losses allocated to your certificates.

In addition to losses caused by mortgage loan defaults, shortfalls in payments to holders of certificates may occur as a result of the master servicer’s, special servicer’s and trustee’s right to receive payments of interest on unreimbursed advances (to the extent not covered by default interest and late payment charges or certain other fees paid by the related borrower or other borrowers that are not paid to the master servicer or the special servicer as compensation), with respect to a non-serviced loan combination serviced pursuant to the WFRBS 2013-C18 pooling and servicing agreement, the right of the master servicer, special servicer or trustee under the WFRBS 2013-C18 pooling and servicing agreement to receive payments of interest on unreimbursed servicing advances relating to such non-serviced loan combination, the special servicer’s or any other special servicer’s right to compensation with respect to mortgage loans which are or have been serviced by that special servicer, a modification of a mortgage loan’s interest rate or principal balance or as a result of other unanticipated trust expenses. These shortfalls, if they occur, would generally reduce distributions on the various classes of interest-bearing certificates, with the effect borne by classes with relatively lower payment priorities before classes with relatively higher payment priorities. To the extent funds are available on a subsequent distribution date for distribution on your certificates, you will be reimbursed for any such shortfall allocated to your certificates.

With respect to any pari passu mortgage loan, any losses or shortfalls that occur with respect to the related loan combination will be allocated between the pari passu mortgage loan and its related pari passu companion loan(s) on a pro rata basis in accordance with their respective principal balances.

In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the master servicer are required to be allocated to the various classes of interest-bearing certificates (other than the Class A-S, B, C and PEX certificates) and the Class A-S, B and C regular interests, on a pro rata basis according to accrued interest, to reduce the interest entitlements on such certificates or regular interests. You will never receive a reimbursement or other compensation for any prepayment interest shortfalls that are so allocated to your certificates.

To the extent that unanticipated expenses of the trust fund consist of indemnification payments to the trust advisor or, with respect to the WFRBS 2013-C18 securitization, the WFRBS 2013-C18 trust advisor, then (i) if the expense arises in connection with legal actions pending or threatened against that trust advisor at the time of its discharge, the expense will be treated in substantially the same manner as other unanticipated expenses of the trust fund for purposes of the provisions described above, and (ii) under any other circumstances, the expense will be separately allocated and borne by certificateholders in the manner generally described under “Description of the Offered Certificates—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” in this free writing prospectus.

Information Available to
Certificateholders
On each distribution date, the certificate administrator will prepare and make available to each certificateholder a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders may be entitled to certain other information regarding the trust provided they agree to keep the information confidential. See “Description of the Offered Certificates—Reports to Certificateholders; Available Information” in this free writing prospectus and “Description of the Certificates—Reports to Certificateholders” in the accompanying prospectus.

Early Termination
The trust fund may be terminated and therefore the certificates may be retired early by certain designated entities when the total outstanding principal balance of the mortgage loans, net of advances of principal, is reduced to 1.0% or less of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. See “Description of the Offered Certificates—Termination of the Pooling and Servicing Agreement” in this free writing prospectus and “Description of the Certificates—Termination” in the accompanying prospectus.

Denominations
We intend to deliver the Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S, B, C and PEX certificates in minimum principal balance denominations of $10,000. We intend to deliver the Class X-A and Class X-B certificates in minimum notional amount denominations of $1,000,000. Investments may also be made in any whole dollar denomination in excess of the applicable minimum denomination. See “Description of the Offered Certificates—Delivery, Form and Denomination” in this free writing prospectus and “Description of the Certificates—General” in the accompanying prospectus.

Clearance and Settlement
You will hold your certificates through The Depository Trust Company (“DTC”), in the United States, or Clearstream Banking société anonyme (“Clearstream”) or Euroclear Bank as operator of The Euroclear System (“Euroclear”), in Europe. As a result, you will not receive a fully registered physical certificate representing your interest in any such certificate, except under limited circumstances. See “Description of the Offered Certificates—Delivery, Form and Denomination” in this free writing prospectus and “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the accompanying prospectus.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

	●	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited and BlackRock Financial Management, Inc., CMBS.com, Inc.; and

	●	the certificate administrator’s website initially located at www.ctslink.com.

Neither the certificate administrator nor any other party to the pooling and servicing agreement will be obligated to provide any analytical information or services regarding the mortgage loans or the certificates. The type and amount of analytical information concerning the mortgage loans or the certificates made available to you by a third-party service will be determined solely by such service and will depend on the type of subscription, if any, that you may have with such service.

Additional Aspects of the Offered Certificates and the Trust Fund

Conflicts of Interest
The relationships between the parties to this transaction and the activities of those parties or their affiliates may give rise to certain conflicts of interest. These conflicts of interests may arise from, among other things, the following relationships and activities:

●
the ownership of any certificates by the depositor, sponsors, mortgage loan sellers, underwriters, master servicer, special servicer, trustee, certificate administrator, trust advisor or any of their affiliates and, with respect to any securitization of any non-serviced pari passu companion loan, the ownership of any certificates issued pursuant to the WFRBS 2013-C18 securitization by the master servicer, special servicer, or trust advisor under the WFRBS 2013-C18 pooling and servicing agreement or any of their respective affiliates;

●
the relationships, including the ownership of other mortgage and non-mortgage debt or other financial dealings, of the sponsors, mortgage loan sellers, master servicer, special servicer, trustee, certificate administrator, trust advisor, or, with respect to any non-serviced pari passu companion loan, the master servicer, special servicer or trust advisor under the WFRBS 2013-C18 pooling and servicing agreement, or any of their respective affiliates with each other, any borrower, any borrower sponsor or any of their affiliates;

●
the obligation of the special servicer or, with respect to the securitization of any non-serviced pari passu companion loan, the special servicer under the WFRBS 2013-C18 pooling and servicing agreement to take actions at the direction or obtain the approval of the subordinate class representative;

●
the right of the majority subordinate certificateholder or the subordinate class representative on its behalf to replace the special servicer, with or without cause, and any arrangements entered into between the special servicer and any such entity in consideration of the special servicer’s appointment (or continuance as) special servicer under the pooling and servicing agreement;

●
the broker-dealer activities of the underwriters and their affiliates, including taking long or short positions in the certificates or entering into credit derivative transactions with respect to the certificates;

●
the opportunity of the initial investor in the Class F and G certificates to request the removal or re-sizing of or other changes to the features of some or all of the mortgage loans or its imposition of additional monetary or other conditions on its acquisition of those certificates in order to allow certain mortgage loans to be included in this securitization; and

●
the activities of the master servicer, special servicer, trust advisor, sponsors, mortgage loan sellers, underwriters, trustee, or certificate administrator, and, with respect to any non-serviced pari passu loan combination serviced under the WFRBS 2013-C18 pooling and servicing agreement, the activities of the master servicer, special servicer, trust advisor, trustee, or certificate administrator under the WFRBS 2013-C18 pooling and servicing agreement or any of their respective affiliates in connection with any other transaction.

See “Risk Factors—Risks Related to the Offered Certificates—If the Master Servicer or the Special Servicer Purchases Certificates or Has Investments Related to a Borrower or Other Person, a Conflict of Interest May Arise Between Its Own Interests and Its Duties to the Trust Fund,” “—You Will Have Limited Ability To Control the Servicing of the Mortgage Loans and the Parties with Control Over the Servicing of the Mortgage Loans May Have Interests that Conflict with Your Interests,” “—Various Other Securitization-Level Conflicts of Interest May Have an Adverse Effect on Your Offered Certificates,” “—Potential Conflicts of Interest of the Underwriters and Their Affiliates,” “—Potential Conflicts of Interest of the Subordinate Class Representative” and “—Potential Conflicts of Interest in the Selection of the Mortgage Loans” in this free writing prospectus.

Federal Tax Status
Elections will be made to treat designated portions of the trust fund as three separate “real estate mortgage investment conduits” or “REMICs” under Sections 860A through 860G of the Internal Revenue Code of 1986, as amended. Those REMICs will exclude excess interest accrued on each mortgage loan with an anticipated repayment date. The Class A-S, B and C regular interests will be held in portions of a grantor trust and the Class A-S, B, C, PEX and V certificates will represent undivided beneficial interests in their respective portions of such grantor trust as further described under “Material Federal Income Tax Consequences” in this free writing prospectus.

The offered certificates will evidence the ownership of “regular interests” in a REMIC, as further described under “Material Federal Income Tax Consequences” in this free writing prospectus. The offered certificates and the Class A-S, B and

C regular interests generally will be treated as newly originated debt instruments for federal income tax purposes. The Class A-S, B, C and PEX certificates will represent undivided beneficial interests in the Class A-S, B and C regular interests. You will be required to report income on your certificates in accordance with the accrual method of accounting, regardless of your usual method of accounting.

The Class X-A and Class X-B certificates will evidence the ownership of multiple “interest-only” regular interests, with each such regular interest having a notional principal balance corresponding to one of the classes of offered certificates that has a principal balance or the Class A-S or Class B regular interests, as applicable.

We anticipate that the Class     ,     ,     and     certificates will be issued at a premium for federal income tax purposes and we anticipate that the Class       and      certificates will be issued with more than a de minimis amount of original issue discount for federal income tax purposes. When determining the rate of accrual of original issue discount, if any, and market discount and the amortization of premium, for federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination—

	●	each mortgage loan with an anticipated repayment date will repay in full on that date;

	●	no mortgage loan will otherwise be prepaid prior to maturity; and

	●	there will be no extension of the maturity of any mortgage loan.

No representation is made that the mortgage loans will in fact be repaid in accordance with this assumption or that the Internal Revenue Service will not challenge on audit the prepayment assumption used.

For a more detailed discussion of United States federal income tax aspects of investing in the offered certificates, see “Material Federal Income Tax Consequences” in this free writing prospectus and “Material Federal Income Tax Consequences” in the accompanying prospectus.

Yield Considerations
You should carefully consider the matters described under “Risk Factors—Risks Related to the Offered Certificates—The Yields to Maturity on the Offered Certificates Depend on a Number of Factors that Cannot Be Predicted with any Certainty” in this free writing prospectus, which may affect significantly the yield on your investment. In addition, see “Yield and Maturity Considerations” in this free writing prospectus and “Yield Considerations” in the accompanying prospectus.

ERISA
The offered certificates are generally eligible for purchase by employee benefit plans pursuant to the prohibited transaction exemptions granted to the underwriters, subject to certain considerations discussed in the sections titled “ERISA

Considerations” in this free writing prospectus and “ERISA Considerations” in the accompanying prospectus.

You should refer to the sections in this free writing prospectus and the accompanying prospectus referenced above if you are a benefit plan fiduciary considering the purchase of any offered certificates. You should, among other things, consult with your counsel to determine whether all required conditions in the prohibited transaction exemptions have been satisfied.

Ratings	The offered certificates will not be issued unless each of the offered classes receives at least the following ratings from DBRS, Inc., Fitch Ratings, Inc. and Moody’s Investors Service, Inc.:

	Class	DBRS	Fitch	Moody’s
	Class A-1	AAA(sf)	AAA sf	Aaa(sf)
	Class A-2	AAA(sf)	AAA sf	Aaa(sf)
	Class A-3	AAA(sf)	AAA sf	Aaa(sf)
	Class A-4	AAA(sf)	AAA sf	Aaa(sf)
	Class A-5	AAA(sf)	AAA sf	Aaa(sf)
	Class A-SB	AAA(sf)	AAA sf	Aaa(sf)
	Class A-S	AAA(sf)	AAA sf	Aaa(sf)
	Class X-A	AAA(sf)	AAA sf	Aaa(sf)
	Class X-B	AAA(sf)	BBB- sf	NR
	Class B	AA(low)(sf)	AA- sf	Aa3(sf)
	Class C	A(low)(sf)	A- sf	A3(sf)
	Class PEX	A(low)(sf)	A- sf	A1(sf)

The ratings address the likelihood of full and timely distribution to the certificateholders of all distributions of interest at the applicable pass-through rate on the offered certificates on each distribution date and, except in the case of the Class X-A and Class X-B certificates, the ultimate distribution in full of the certificate principal balance of each class of certificates not later than the distribution date in March 2047. Each security rating assigned to the offered certificates should be evaluated independently of any other security rating. Such ratings do not address the tax attributes of the certificates or the receipt of any default interest or prepayment premium or yield maintenance charge or constitute an assessment of the likelihood or frequency of prepayments on the mortgage loans.

A security rating is not a recommendation to buy, sell or hold securities and the assigning rating agency may revise or withdraw its rating at any time.

The ratings of the offered certificates entail substantial risks and may be unreliable as an indication of the creditworthiness of your certificates. We hired DBRS, Inc., Fitch Ratings, Inc. and Moody’s Investors Service, Inc. to rate the rated offered certificates. Information regarding the mortgage loans and the trust fund will be available to other nationally recognized statistical rating organizations that may enable them to issue unsolicited credit ratings on one or more classes of offered certificates. If any such unsolicited ratings are lower than the ratings assigned by the hired rating agencies, that may have an adverse effect on the liquidity, market value and regulatory characteristics of the classes so rated. Neither the depositor nor any other person or entity will have any duty to notify you if any such other rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this free writing prospectus. In no event will ratings confirmation from any such other rating organization (except insofar as the matter involves a loan combination and such other rating organization is hired to rate securities backed by the related pari passu companion loan) be a condition to any action, or the exercise of any right, power or privilege by any person or entity, under the pooling and servicing agreement. See “Risk Factors” and “Ratings” in this free writing prospectus and “Ratings” in the attached prospectus. The ratings of the offered certificates may be withdrawn or lowered, the offered certificates may receive an unsolicited rating, or the Securities and Exchange Commission may determine that any or all of DBRS, Inc., Fitch Ratings, Inc. and Moody’s Investors Service, Inc. no longer qualifies as a “nationally recognized statistical rating organization” or is no longer qualified to rate the offered certificates, any one of which events may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

Legal Investment	No class of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See “Legal Investment” in this free writing prospectus and in the accompanying prospectus.

RISK FACTORS

You should carefully consider the risks described below and those described in the accompanying prospectus under “Risk Factors” before making an investment decision.  Your investment in the offered certificates will involve some degree of risk.  If any of the following risks are realized, your investment could be materially and adversely affected.  Distributions on the offered certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans, and, therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties in assessing the risks related to the performance of the offered certificates.

The risks and uncertainties described below are not the only ones relating to your certificates.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.  If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.  This free writing prospectus also contains forward-looking statements that involve risks and uncertainties.  Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this free writing prospectus and the accompanying prospectus.  In connection with the information presented in this free writing prospectus relating to risks that may relate to certain of the mortgage loans or the mortgage loans in general, examples are sometimes given with respect to a particular risk and a particular mortgage loan.  However, the fact that examples are given should not be interpreted as meaning that such examples reflect all of the mortgage loans in the trust to which such risk is applicable.

Risks Related to the Offered Certificates

The Certificates May Not Be a Suitable Investment for You

The certificates are not suitable investments for all investors.  In particular, you should not purchase any class of certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of certificates.  For the reasons set forth in these “Risk Factors” and the “Risk Factors” described in the accompanying prospectus, the yield to maturity and the aggregate amount and timing of distributions on the certificates are subject to material variability from period to period and over the life of the certificates.  The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time.  As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate diligence on the mortgage loans and the certificates.

The Trust Fund’s Assets May Be Insufficient to Allow for Repayment in Full on Your Certificates

If the assets of the trust fund are insufficient to make distributions on the offered certificates, no other assets will be available for distribution of the deficiency.  The offered certificates will represent interests in the trust fund only and will not be obligations of or represent interests in us, any of our affiliates or any other person or entity.  The offered certificates have not been guaranteed or insured by any governmental agency or instrumentality or by any other person or entity.

A Future Economic Downturn, a Downturn in Real Estate Markets or Credit Markets and/or Sovereign Debt Concerns May Increase Loan Defaults and/or Affect the Value and Liquidity of Your Investment

The global economy recently experienced a significant recession, as well as a severe, ongoing disruption in the credit markets, including the general absence of investor demand for and purchases of commercial mortgage-backed securities and other asset-backed securities and structured financial products.  Although the United States economy, by some measurements, may be emerging from the recession, any recovery could be fragile and unsustainable, in which circumstances another, possibly more severe recession may ensue.  The global recession and financial crisis resulted in increased vacancies, decreased rents and/or other declines in income from, or the value of, commercial real estate.  Additionally, a contraction in the availability of commercial mortgage financing, together with higher mortgage rates and decreases in commercial real estate values, have prevented many commercial mortgage borrowers from refinancing their maturing mortgage loans or selling their properties for proceeds sufficient to retire such loans.  These circumstances significantly increased delinquency and default rates of securitized commercial mortgage loans for a period of time, with defaults occurring throughout the United States.  In addition, the declines in commercial real estate values resulted in reduced borrower equity, which circumstances gave borrowers less incentive to cure delinquencies and avoid foreclosure.  Those declines in value thus tended to result in lower recoveries and greater losses upon any foreclosure sale or other liquidation.  Defaults, delinquencies and losses further decreased property values, thereby resulting in additional defaults by commercial mortgage borrowers, further credit constraints, further declines in property values and further adverse effects on the perception of the value of commercial mortgage-backed securities.  Although commercial mortgage lenders have made financing more available in recent years, some commercial real estate markets continue to experience weakness, and further, financing availability remains limited in some respects and declines may occur in real estate values.

Furthermore, the global financial markets have recently experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries.  Much of this uncertainty has related to certain countries, including Greece, Ireland, Spain, Portugal and Italy, which participate in the European Monetary Union and whose sovereign debt is generally denominated in euros, the common currency shared by members of that union.  In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in their current form.  Concerns regarding sovereign debt may spread to other countries at any time.  In particular, the pace of progress, or the lack of progress, of federal statutory debt limit, budget and deficit reduction talks in the United States—as well as any accompanying interruptions to government functions and services—may cause continued volatility.  For example, the United States government recently nearly reached its borrowing limit and, if Congress had not increased the borrowing limit, the United States government might have had insufficient funding to meet its financial obligations.  Failure of the United States government to resolve a similar situation in any future instance could have a significant negative effect on the economy and could lead to further downgrades of the United States’ sovereign debt rating. Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary strain.  One or more states could default on their debt, or one or more significant local governments could default on their debt or seek relief from their debt under the U.S. bankruptcy code or by agreement with their creditors.  For instance, the City of Detroit, Michigan recently filed a petition under chapter 9 of the U.S. bankruptcy code.  Any or all of the circumstances described above may lead to further volatility in or disruption of the credit markets at any time.  Moreover, other types of events may affect financial markets, such as war, revolt, insurrection, armed conflict, terrorism, political crisis, natural disasters and man-made disasters.

Investors should note that economic conditions, market conditions, and conditions in the commercial real estate and mortgage markets may adversely affect the performance of the mortgage loans and the performance of the certificates.  You should be aware in particular that:

●
such circumstances may result in substantial delinquencies and defaults on the mortgage loans and adversely affect the amount of liquidation proceeds the trust fund would realize in the event of foreclosures and liquidations;

●	defaults on the mortgage loans may occur in large concentrations over a period of time, which might result in rapid declines in the value of your certificates;

●
notwithstanding that the mortgage loans were recently underwritten and originated, the values of the related mortgaged properties may have declined since the mortgage loans were originated and may decline following the issuance of the certificates and such declines may be substantial and occur in a relatively short period following the issuance of the certificates; and

such declines may or may not occur for reasons largely unrelated to the circumstances of the particular property;

●
if you determine to sell your certificates, you may be unable to do so or you may be able to do so only at a substantial discount from the price you paid; this may be the case for reasons unrelated to the then-current performance of the certificates or the mortgage loans; and this may be the case within a relatively short period following the issuance of the certificates;

●
if the mortgage loans default, then the yield on your investment may be substantially reduced notwithstanding that liquidation proceeds may be sufficient to result in the repayment of the principal of and accrued interest on your certificates; an earlier than anticipated repayment of principal on any of the mortgage loans (even in the absence of losses) in the event of a default in advance of the related maturity date would tend to shorten the weighted average period during which you earn interest on your investment; and a later than anticipated repayment of principal on any of the mortgage loans (even in the absence of losses) in the event of a default upon the related maturity date would tend to delay your receipt of principal and the interest on your investment may be insufficient to compensate you for that delay;

●
even if liquidation proceeds received on defaulted mortgage loans are sufficient to cover the principal and accrued interest on those mortgage loans, the trust fund may experience losses in the form of special servicing fees, liquidation fees and other expenses (including indemnities), and you may bear losses as a result, or your yield may be adversely affected by such losses;

●
the time periods to resolve defaulted mortgage loans may be long, and those periods may be further extended because of borrower bankruptcies and related litigation; and this may be especially true in the case of mortgage loans made to borrowers that have, or whose affiliates have, substantial debts other than the mortgage loan, including related subordinate or mezzanine financing.  See “—If the Master Servicer or the Special Servicer Purchases Certificates or Has Investments Related to a Borrower or Other Person, a Conflict of Interest May Arise Between Its Own Interests and Its Duties to the Trust Fund” in this free writing prospectus;

●
some participants in the commercial mortgage-backed securities markets have previously sought permission from the IRS to allow a purchaser of a mortgaged property acquired in respect of a mortgage loan held by a REMIC to assume the extinguished debt in connection with a purchase of that property; if such permission is ever granted and the special servicer pursues such a resolution strategy, then the receipt of proceeds of a foreclosure property would be delayed for an extended period; and this may occur when it would be in your best interest for the property to be sold for cash, even at a lesser price, with the proceeds distributed to certificateholders;

●
trading activity associated with indices of commercial mortgage-backed securities may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of such commercial mortgage-backed securities, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

●
even if you intend to hold your certificates, depending on your circumstances, you may be required to report declines in the value of your certificates, and/or record losses, on your financial statements or regulatory or supervisory reports, and/or repay or post additional collateral for any secured financing, hedging arrangements or other financial transactions that you have entered into that are backed by or make reference to your certificates, in each case as if your certificates were to be sold immediately.

Any future economic downturn may lead to increased vacancies, decreased rents or other declines in income from, or the value of, commercial, multifamily and manufactured housing community real estate, which would likely have an adverse effect on commercial mortgage-backed securities that are backed by loans secured by such commercial, multifamily and manufactured housing community real estate and thus affect the value and/or liquidity of such commercial mortgage-backed securities. We cannot assure you that future dislocations in the commercial mortgage-backed securities market will not occur.  Any future economic downturn may adversely affect the financial resources of the related borrower under a mortgage loan and may result in the inability of the related borrower to make principal and interest payments on, or refinance, the outstanding debt when due or to sell the related mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due.  In the event of a default by a borrower under a mortgage loan, the trust may suffer a partial or total loss with respect to the certificates.  Any delinquency or loss on the related mortgaged properties may have an adverse effect on the distributions of principal and interest received by holders of the certificates.

Even if commercial mortgage-backed securities are performing as anticipated, the value of such commercial mortgage-backed securities in the secondary market may nevertheless decline as a result of a deterioration in general market conditions for other asset-backed securities or structured products.  Trading activity associated with commercial mortgage-backed securities indices may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of such commercial mortgage-backed securities.

Market Considerations and Limited Liquidity

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates.  While we have been advised by the underwriters that they currently intend to make a market in the certificates, the underwriters have no obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the certificates will develop.  Accordingly, you may not have an active or liquid secondary market for your certificates.  Lack of liquidity could result in a substantial decrease in the market value of your certificates.  The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending.  No representation is made by any person or entity as to what the market value of any certificate will be at any time.  Furthermore, you should be aware that the market for securities of the same type as the certificates has in the past been volatile and offered very limited liquidity.

The commercial mortgage-backed securities market is currently experiencing disruptions resulting from reduced investor demand and increased yield requirements for those securities.  As a result, the secondary market for commercial mortgage-backed securities is experiencing extremely limited liquidity.  These conditions may continue or worsen.  Accordingly, it is possible that for some period of time investors who desire to sell their certificates in the secondary market may find fewer potential purchasers and experience lower resale prices than under “normal” market conditions.

The market value of the certificates can decline even if those certificates and the mortgage loans are performing at or above your expectations.  The market value of the certificates will be sensitive to fluctuations in current interest rates.  However, a change in the market value of the certificates may be disproportionately impacted by upward or downward movement in current interest rates.

The market value of the certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally.  The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial mortgage loans, whether newly originated or held in portfolio, that are available for securitization.  A number of factors will affect investors’ demand for commercial mortgage-backed securities, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

●	legal and other requirements and restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities, limit the amount or types of commercial mortgage-

backed securities that it may acquire or require it to maintain increased capital or reserves as a result of its investment in commercial mortgage-backed securities;

●	accounting standards that may affect an investor’s characterization or treatment of an investment in commercial mortgage-backed securities for financial reporting purposes;

●
increased regulatory compliance burdens imposed on commercial mortgage-backed securities or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans;

●
investors’ perceptions regarding the commercial real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income producing properties;

●
investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial real estate markets; and

●	the impact on demand generally for commercial mortgage-backed securities as a result of the existence or cancellation of government-sponsored economic programs.

We make no representations as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions.  However, the following are examples of statutory and regulatory developments that may adversely affect the ability of particular investors to hold or acquire commercial mortgage-backed securities or the consequences to them of an investment in commercial mortgage-backed securities and, thus, the ability of investors in the offered certificates to resell their certificates in the secondary market:

●
Effective January 1, 2014, EU Regulation 575/2013 (the “CRR”) imposes on European Economic Area (“EEA”) credit institutions and investment firms investing in securitizations issued on or after January 1, 2011, or in securitizations issued prior to that date where new assets are added or substituted after December 31, 2014: (a) a requirement (the “Retention Requirement”) that the originator, sponsor or original lender of such securitization has explicitly disclosed that it will retain, on an ongoing basis, a material net economic interest which, in any event, shall not be less than 5%; and (b) a requirement (the “Due Diligence Requirement”) that the investing credit institution or investment firm has undertaken certain due diligence in respect of the securitization and the underlying exposures and has established procedures for monitoring them on an ongoing basis. National regulators in EEA member states impose penal risk weights on securitization investments in respect of which the Retention Requirement or the Due Diligence Requirement has not been satisfied in any material respect by reason of the negligence or omission of the investing credit institution or investment firm. If the Retention Requirement or the Due Diligence Requirement is not satisfied in respect of a securitization investment held by a non-EEA subsidiary of an EEA credit institution or investment firm then an additional risk weight may be applied to such securitization investment when taken into account on a consolidated basis at the level of the EEA credit institution or investment firm.  Requirements similar to the Retention Requirement and the Due Diligence Requirement (the “Similar Requirements”): (i) apply to investments in securitizations by investment funds managed by EEA investment managers subject to EU Directive 2011/61/EU; and (ii) subject to the adoption of certain secondary legislation, will apply to investments in securitizations by EEA insurance and reinsurance undertakings and by EEA undertakings for collective investment in transferable securities. None of the originators, the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the certificates in accordance with Retention Requirement or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with Retention Requirement, the Due Diligence Requirement or Similar Requirements. Consequently, the certificates are not a suitable investment for EEA credit institutions, investment firms or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the certificates in the secondary market may be adversely affected. This could adversely affect your ability to transfer certificates or the price you may receive upon your sale of certificates.

●
Section 939A of the Dodd-Frank Wall Street Reform and Consumer Protection Act requires the U.S. federal banking agencies to modify their existing regulations to remove any reliance on credit ratings.  As a general rule, national banks are permitted to invest only in “investment grade” instruments, which under pre-existing regulations has been determined based on the credit ratings assigned to these instruments.  These national bank investment-grade standards are incorporated into statutes and regulations governing the investing authority of most state banks, and thus most state banks are required to adhere to these same investment grade standards.  In June 2012, the regulator of national banks (the Office of the Comptroller of the Currency) revised its regulatory definition of “investment grade” to require a bank’s determination regarding whether “the issuer of a security has adequate capacity to meet financial commitments under the security for the projected life of the asset or exposure.”  While national banks may continue to consider credit ratings, they may not rely exclusively on such ratings and must conduct separate due diligence to confirm the investment grade of the instruments.  These changes became fully effective January 1, 2013.  Likewise, in August 2012 the federal banking regulators adopted amendments to the market risk capital regulations to reflect the appropriate capital treatment of debt and securitization positions without reliance on the credit ratings assigned to those instruments; these amendments were also effective January 1, 2013 and may increase the costs or otherwise adversely affect the ability of banks, thrifts, and their holding companies and affiliates to invest in such instruments.

●
Section 939A of the Dodd Frank Wall Street Reform and Consumer Protection Act requires that federal banking agencies amend their regulations to remove references to or reliance upon credit ratings including but not limited to those found in the federal banking agencies’ risk-based capital guidelines regulations.  New regulations were issued by the banking regulators in July 2013 and will become effective as early as January 1, 2014.  As a result of these new regulations, investments in commercial mortgage-backed securities by depository institutions and their holding companies may result in greater capital charges to these financial institutions, and these new regulations may otherwise adversely affect the treatment of commercial mortgage-backed securities for their regulatory capital purposes.

●
Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act added a provision, commonly referred to as the “Volcker Rule”, to federal banking laws to generally prohibit various covered banking entities from, among other things, engaging in proprietary trading in securities and derivatives, subject to certain exemptions.  Section 619 became effective on July 21, 2012, and final regulations were issued on December 10, 2013.  Conformance with the Volcker Rule’s provisions is required by July 21, 2015, subject to the possibility of up to two one-year extensions granted by the Federal Reserve in its discretion.   The Volcker Rule and the regulations adopted thereunder restrict certain purchases or sales of securities generally and derivatives by banking entities if conducted on a proprietary trading basis.  The Volcker Rule’s provisions may adversely affect the ability of banking entities to purchase and sell the offered certificates.

●
The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products.  These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the trust fund as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in commercial mortgage-backed securities for financial reporting purposes.

Accordingly, all prospective investors in the offered certificates should consider the possible effects of legal investment, regulatory capital, accounting and other restrictions and requirements on the liquidity and value of their certificates, whether or not those requirements and restrictions would apply in connection with their initial investments in the offered certificates.  In any event, all prospective investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements.

If you decide to sell your certificates, your ability to sell those certificates will depend on, among other things, whether and to what extent a secondary market then exists for your certificates, and you may have to sell at a discount from the price you paid for reasons unrelated to the performance of your certificates or the mortgage loans.  Pricing information regarding your certificates may not be generally available on an ongoing basis or on any particular date.

The primary source of ongoing information regarding the certificates, including information regarding the status of the mortgage loans and any credit support for the certificates, will be the periodic reports delivered to you.  See “Description of the Offered Certificates—Reports to Certificateholders; Available Information” in this free writing prospectus and “Description of the Certificates—Reports to Certificateholders” in the accompanying prospectus.  We cannot assure you that any additional ongoing information regarding the certificates will be available through any other source.  The limited nature of the available information in respect of the certificates may adversely affect its liquidity, even if a secondary market for the certificates does develop.

We are not aware of any source through which pricing information regarding the certificates will be generally available on an ongoing basis or on any particular date.

In addition, you will generally have no redemption rights, and, except insofar as the certificates may be retired early as a result of prepayments or dispositions of mortgage loans, the certificates will be subject to early retirement only under certain specified circumstances described in this free writing prospectus.  See “Description of the Offered Certificates—Termination of the Pooling and Servicing Agreement” in this free writing prospectus and “Description of the Certificates—Termination” in the accompanying prospectus.

Subordination of the Class A-S, B and C Regular Interests Will Affect the Timing of Distributions and the Application of Losses on the Class A-S, B, C and PEX Certificates

As described in this free writing prospectus, if your certificates are Class A-S, B, C or PEX certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will generally be subordinated to those of the holders of the Class A-1, A-2, A-3, A-4, A-5, A-SB, X-A, X-B and X-C certificates and, if your certificates are Class B or C certificates, to those of the holders of the Class A-S certificates (and the holders of the Class PEX certificates as holders of the Class PEX component of the Class A-S regular interest) and, if your certificates are Class C certificates, to those of the holders of the Class B certificates (and the holders of the Class PEX certificates as holders of the Class PEX component of the Class B regular interest).  See “Description of the Offered Certificates” in this free writing prospectus.  As a result, you will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the trust fund before the holders of those other classes of certificates.  See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

The Yields to Maturity on the Offered Certificates Depend on a Number of Factors that Cannot Be Predicted with any Certainty

The yield on your offered certificates will depend on, among other things—

●	the price you paid for your offered certificates, and

●	the rate, timing and amount of distributions on your offered certificates.

The rate, timing and amount of distributions on your offered certificates will depend on—

●	the pass-through rate for, and the other distribution terms of, your offered certificates,

●
the rate and timing of payments and other collections of principal on the mortgage loans, which in turn will be affected by amortization schedules, the dates on which balloon payments are due, any incentives for a borrower to repay its mortgage loan by an anticipated repayment date and the rate and timing of principal prepayments and other unscheduled collections, including for this purpose, any prepayments occurring by application of earnout reserves or performance holdback amounts (see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayment and Defeasance Provisions” and the footnotes to Annex A-1 to this free writing prospectus for more detail) if leasing criteria or other conditions are not satisfied, the exercise of a purchase option with respect to a mortgaged property or portion thereof by a tenant or other party or sales or other releases of a mortgaged property or a portion thereof (including an outparcel) that can result in prepayments of principal, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties (including prepayment of the entire loan following significant casualties), or purchases, sales or other removals of mortgage loans from the trust fund,

●	the rate and timing of defaults, and the severity of losses, if any, on the mortgage loans,

●
the rate and timing of reimbursements made to the master servicer, the special servicer or the trustee for nonrecoverable advances and/or for advances previously made in respect of a worked-out mortgage loan that are not repaid at the time of the workout,

●	the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on the certificates, and

●	servicing decisions with respect to the mortgage loans.

Without limiting the generality of the statements made in the prior paragraphs, if your certificates are Class A-SB certificates, the rate and timing of principal distributions on your certificates will depend in part (i) on the Class A-SB planned principal balances and the extent to which they are achieved from time to time and, (ii) because such class is (subject to available funds and the distribution priorities) entitled to the entire principal distribution amount after the Class A-1, A-2, A-3, A-4 and A-5 certificates are fully retired, on the period of time during which the Class A-1, A-2, A-3, A-4 and A-5 certificates remain outstanding.  In addition, the holders of the Class A-1, A-2, A-3, A-4 or A-5 certificates may receive principal distributions on a date when the Class A-SB certificates remain outstanding.

The Class X-A and Class X-B certificates will not be entitled to distributions of principal but instead will accrue interest on their notional amount.  The yield to investors on the Class X-A certificates will be highly sensitive to the rate and timing of principal payments, including voluntary and involuntary prepayments, on the mortgage loans to the extent such payments are allocated to the Class A-1, A-2, A-3, A-4, A-5 or A-SB certificates or the Class A-S regular interest and the default and loss experience on the mortgage loans to the extent that losses reduce the principal balances of the Class A-1, A-2, A-3, A-4, A-5 or A-SB certificates or the Class A-S regular interest.  The yield to investors on the Class X-B certificates will be highly sensitive to the rate and timing of principal payments, including voluntary and involuntary prepayments, on the mortgage loans to the extent such prepayments are allocated to Class D certificates and the Class B and Class C regular interests and the default and loss experience of the mortgage loans to the extent that losses reduce the principal balances of Class D certificates and the Class B and Class C regular interests.  Investors in the Class X-A and Class X-B certificates should fully consider the associated risks, including the risk that a rapid rate of amortization, prepayment or other liquidation of the mortgage loans or principal losses on the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

See “—Incorrect Assumptions Regarding Principal Payments and Prepayments May Lead to a Lower than Expected Yield on Your Investment”, “—Frequent and Early Occurrence of Borrower

Delinquencies and Defaults May Adversely Affect Your Investment” and “Yield and Maturity Considerations” in this free writing prospectus and “Risk Factors—Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss” and “Yield Considerations” in the accompanying prospectus.

Incorrect Assumptions Regarding Principal Payments and Prepayments May Lead to a Lower than Expected Yield on Your Investment

In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate assumptions regarding principal payments and prepayments on the mortgage loans to be used.

If you purchase your offered certificates at a premium, and if payments and other collections of principal on the mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase.  Conversely, if you purchase your certificates at a discount, and if payments and other collections of principal on the mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase.  Insofar as the principal of your certificate is repaid, you may not be able to reinvest the amounts that you receive in an alternative investment with a yield comparable to the yield on your certificates.  Conversely, insofar as the principal of your certificate remains outstanding, you will be unable to reinvest that amount in an alternative investment having a yield higher than the yield on your certificates.

Additionally, under certain circumstances, certain mortgage loans permit or require prepayments, in whole or in part, despite lock-out periods that may otherwise apply.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayment and Defeasance Provisions” and “—Certain Terms of the Mortgage Loans—Partial Release and/or Partial Defeasance and/or Substitution” and Annex A-1 (including the related footnotes) to this free writing prospectus for the prepayment restrictions and any such permitted prepayments for each mortgage loan.  For example, generally no yield maintenance charge or prepayment premium is required for partial or full prepayments in connection with a casualty or condemnation (regardless of whether the source of such prepayment includes funds of the borrower in addition to the casualty or condemnation proceeds) unless, in the case of certain of the mortgage loans, an event of default has occurred and is continuing.  See “Yield and Maturity Considerations” in this free writing prospectus.

Generally speaking, a borrower is less likely to prepay a mortgage loan if prevailing interest rates are at or above the interest rate borne by its mortgage loan.  On the other hand, a borrower is more likely to prepay if prevailing rates fall significantly below the interest rate borne by its mortgage loan.  Borrowers are less likely to prepay mortgage loans that provide for lock-out periods, prepayment premiums or yield maintenance charges, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower or no prepayment premiums and/or yield maintenance charges.

Additionally, we cannot assure you that each borrower will have the ability to repay the remaining principal amount of its mortgage loan on the related maturity date or anticipated repayment date or that any borrower with an interest-only period will have the ability to make amortizing payments following the expiration of the initial interest-only period.  Failure to repay a mortgage loan on or before its anticipated repayment date, if any, would not constitute a default entitling the lender to accelerate the maturity of such mortgage loan.  The inability to make the required payments of principal would have a similar economic effect as an extension of the related maturity date.  See “Risk Factors—Risks Related to the Offered Certificates—Incorrect Assumptions Regarding Principal Payments and Prepayments May Lead to a Lower than Expected Yield on Your Investment” and “—Risks Related to the Mortgage Loans—If a Borrower is Unable To Repay Its Loan on Its Maturity Date, You May Experience a Loss or Delay in Distributions on Your Certificates” in this free writing prospectus and “Risk Factors—Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss” and “Yield Considerations” in the accompanying prospectus.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the principal balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios.  The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the principal balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations.  In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month.  Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent.  Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month.  Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls which may occur as a result.  In addition, if debt service advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with principal balances for the current month.  Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with principal balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates.  In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders.  The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders.  In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with principal balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss.  The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Payment of Expenses of the Trust Fund May Reduce the Amount of Distributions on Your Offered Certificates

As described in this free writing prospectus, various fees, out-of-pocket expenses and liabilities will constitute expenses of the trust fund for which the trust fund generally is not entitled to reimbursement from any person or entity, including without limitation special servicing fees, workout fees, liquidation fees, trust advisor expenses, interest on debt service advances and servicing advances and payments in respect of indemnification to which the parties to the pooling and servicing agreement are entitled.  The payment of such amounts will result in shortfalls in available funds and losses to be borne by the certificateholders.  In general, the various classes of certificates will bear those shortfalls and losses in reverse order of distribution priority (and pro rata as among the Class A-1, A-2, A-3, A-4, A-5 and A-SB certificates and, as to interest, among the Class A-1, A-2, A-3, A-4, A-5, A-SB, X-A, X-B and X-C certificates).  However, as a result of allocating trust advisor expenses to reduce principal and/or interest, holders of the Class A-1, A-2, A-3, A-4, A-5, A-SB, D and E certificates and the Class A-S, B and C regular interests (and, therefore, the Class A-S, B, C and/or PEX certificates, as applicable) may suffer a permanent loss of principal and/or, solely in the case of the Class D and E certificates and the Class B and C regular interests (and, therefore, the Class B, C and/or PEX certificates, as applicable), interest even though the aggregate principal balance of more subordinate class or classes of certificates has not been reduced to zero.  See “Description of the Offered Certificates—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” in this free writing prospectus and “Risk Factors—Additional Compensation and Certain Reimbursements to the Servicer Will Affect Your Right to Receive Distributions” in the accompanying prospectus.

You Will Have Limited Ability To Control the Servicing of the Mortgage Loans and the Parties with Control Over the Servicing of the Mortgage Loans May Have Interests that Conflict with Your Interests

Generally, as a holder of any of the offered certificates, you will not have any rights to participate in decisions with respect to the administration of the trust fund.  Decisions relating to the administration of the trust fund will generally be made by other parties, whose decisions (even if they are made in the best interests of the certificateholders as a collective whole) may differ from the decisions that you would have made and may be contrary to your interests.  Your offered certificates generally do not entitle you to vote on matters related to the servicing of the mortgage loans, except with respect to certain specified matters set forth in the pooling and servicing agreement, and you have no rights to vote on any servicing matters related to any non-serviced pari passu mortgage loan.

In addition, while there is a trust advisor with certain obligations in respect of reviewing the compliance of the special servicer with certain of its obligations under the pooling and servicing agreement, the trust advisor has no consultation rights with respect to actions by the special servicer during any subordinate control period, has no consent or control rights with respect to any mortgage loan or any non-serviced loan combination at any time, and, in the case of each non-serviced loan combination, has no consultation rights whatsoever.  In addition, the trust advisor only has the limited obligations and duties set forth in the pooling and servicing agreement, and has no fiduciary or other duty to act on behalf of the certificateholders or the trust fund or in the best interest of any particular certificateholder.  It is not intended that the trust advisor act as a surrogate for the certificateholders but only that it perform the services expressly provided for under the pooling and servicing agreement.  Investors should not rely on the trust advisor to affect the special servicer’s actions under the pooling and servicing agreement or to monitor the actions of the subordinate class representative or the special servicer, other than to the limited extent specifically required in respect of certain actions of the special servicer at certain prescribed times under the pooling and servicing agreement.

In certain limited circumstances, certificateholders have the right to vote on matters affecting the trust.  In some cases these votes are by certificateholders taken as a whole, and in others the vote is by class.  In all cases, voting is based on the outstanding principal balance, which is reduced by realized losses and, under certain circumstances, appraisal reduction amounts.  These voting provisions may limit your ability to protect your interests with respect to matters submitted to a vote of certificateholders.  See “Description of the Offered Certificates—Voting Rights,” “Transaction Parties” and “Servicing of the Mortgage Loans and Administration of the Trust Fund” in this free writing prospectus.

You Will Have No Control Over the Servicing of the AmericasMart Mortgage Loan or The Outlet Collection | Jersey Gardens Mortgage Loan

The AmericasMart mortgage loan and The Outlet Collection | Jersey Gardens mortgage loan are each secured by one or more mortgaged properties, which respectively secure one or more pari passu companion loans that are not assets of the trust fund.  Each of the AmericasMart mortgage loan and The Outlet Collection | Jersey Gardens mortgage loan and their respective pari passu companion loans will be serviced and administered by the related master servicer and, if applicable, specially serviced by the related special servicer, in each case under the WFRBS 2013-C18 pooling and servicing agreement.  The WFRBS 2013-C18 pooling and servicing agreement provides for a servicing arrangement that is substantially similar in all material respects to or materially consistent with that under the pooling and servicing agreement relating to this securitization transaction, including the control and consultation rights granted to the related majority subordinate certificateholder and subordinate class representative.  As a result, no holders of the series 2014-LC14 certificates will have any control over any servicing of either the AmericasMart mortgage loan or The Outlet Collection  | Jersey Gardens mortgage loan, as applicable, except that the majority subordinate certificateholder under this series 2014-LC14 securitization will have the right to consult with respect to certain matters, on a non-binding basis, with the special servicer for the WFRBS 2013-C18 securitization to the extent set forth in the related intercreditor agreement.  In addition, no holder of the series 2014-LC14 certificates will have any right to replace the related special servicer for the WFRBS 2013-C18 securitization.  See “Description of the Mortgage Pool—Split Loan Structures—The AmericasMart Loan Combination” and “—The Outlet Collection | Jersey Gardens Loan Combination”.

If the Master Servicer or the Special Servicer Purchases Certificates or Has Investments Related to a Borrower or Other Person, a Conflict of Interest May Arise Between Its Own Interests and Its Duties to the Trust Fund

The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer or the special servicer or any of their respective affiliates.  See “Servicing of the Mortgage Loans and Administration of the Trust Fund—General” and “Description of the Mortgage Pool—Split Loan Structures” in this free writing prospectus.  Each of the AmericasMart loan combination and The Outlet Collection | Jersey Gardens loan combination will be administered, in accordance with a servicing standard that is substantially similar in all material respects to or materially consistent with the servicing standard set forth in the pooling and servicing agreement.  See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the AmericasMart Loan Combination and The Outlet Collection | Jersey Gardens Loan Combination” in this free writing prospectus.

Notwithstanding the foregoing, the master servicer, each subservicer, the special servicer, or any of their respective affiliates and, as it relates to servicing and administration of any non-serviced pari passu mortgage loan, each of the related master servicer, related special servicer and any related subservicer under the WFRBS 2013-C18 pooling and servicing agreement, or any of their respective affiliates, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if any such party holds certificates issued pursuant to the related securitization or has financial interests in, or other financial dealings with, a borrower or a loan sponsor.  Each of these relationships may create a conflict of interest.

For instance, the master servicer and the special servicer and their respective affiliates may purchase certificates.  The purchase of certificates by the master servicer or the special servicer, or by an affiliate of that servicer, could cause a conflict between that servicer’s duties under the pooling and servicing agreement and the interests of that servicer (or its affiliate) as a holder of a certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of certificates.  In addition, the master servicer, the special servicer and their respective affiliates may hold or acquire pari passu or mezzanine debt or other obligations of or interest in the borrowers under the mortgage loans, tenants or managers of the related properties or affiliates of those persons.  Each of these relationships may create a conflict of interest.  For instance, if the special servicer or its affiliate holds a non-offered class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds.  That action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken.

Rialto Capital Advisors, LLC, the special servicer, and Rialto Mortgage Finance, LLC, a sponsor, mortgage loan seller and originator, are affiliated with each other.  This relationship may create a conflict of interest. For instance, the special servicer might avoid pursuing a breach of representation and warranty or document defect that might trigger the affiliated mortgage loan seller’s cure, repurchase and substitutions as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus.

Furthermore, the master servicer and the special servicer have each advised us that they intend to continue to service existing and new commercial, multifamily and manufactured housing community mortgage loans for their affiliates and for third parties, including portfolios of mortgage loans similar to the mortgage loans included in the trust fund.  These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the trust fund and the related mortgaged properties.  As a result of the investments and activities described above, the interests of the master servicer, the special servicer and their respective affiliates and their other clients may differ from, and compete with, the interests of the trust fund.  However, under the pooling and servicing agreement, the master servicer and the special servicer are each required to service the mortgage loans for which it is responsible in accordance with the servicing standard, which requires such servicers to service the mortgage loans without regard to the ownership, servicing and/or management by such servicers of any other mortgage loans or real property.

Similarly, with respect to any non-serviced pari passu mortgage loan serviced pursuant to any other securitization, conflicts of interest similar to those described above may arise with respect to any master servicer, special servicer or subservicer under the WFRBS 2013-C18 pooling and servicing agreement with respect to such securitization, or any of their respective affiliates.

Various Other Securitization-Level Conflicts of Interest May Have an Adverse Effect on Your Offered Certificates

Conflicts Between Various Classes of Certificateholders and Lenders.  Pursuant to the provisions of the pooling and servicing agreement, in the case of each mortgage loan, (a) the applicable party that is responsible for performing special servicing duties with respect to that mortgage loan following a material default is given considerable latitude in determining when and how to liquidate or modify that mortgage loan, (b) one or more third parties or representatives on their behalf will be entitled (among other rights) to replace that applicable party and grant or withhold consent to proposed servicing actions involving that mortgage loan, (c) except in limited circumstances, those third parties may not include you and will consist of one or more of the holders of a class of subordinate certificates, and (d) other third parties or their representatives may also have consultation and/or approval rights with respect to various servicing matters.  Those certificateholders or other parties and their respective representatives may have interests that differ, perhaps materially, from yours.  For instance, a particular representative or similar party may believe that deferring enforcement of a defaulted mortgage loan will result in higher future proceeds than would earlier enforcement, whereas the interests of the trust fund may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the trust fund than would have been realized if earlier action had been taken.  You should expect these certificateholders or other parties to exercise their rights and powers in a manner that they determine is appropriate in their respective sole discretion.  None of them will have any liability for acting solely in its own interests.  Similarly, with respect to each non-serviced pari passu mortgage loan serviced pursuant to the WFRBS 2013-C18 pooling and servicing agreement, conflicts of interest similar to those described above may arise with respect to any master servicer, special servicer or other subservicer with respect to such securitization, or any of their respective affiliates.

Potential Conflicts of Interest of the Trust Advisor.  In the normal course of conducting its business, the trust advisor, Trimont Real Estate Advisors, Inc., and its affiliates have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization.  These parties may have included the depositor, the sponsors, the mortgage loan sellers, the originators, the master servicer, the special servicer, the certificate administrator, the trustee, the underwriters or the majority subordinate certificateholder or affiliates of any of such parties.  These relationships could continue in the future.  Each of these relationships, to the extent they exist, may involve a conflict of interest with respect to Trimont Real Estate Advisors, Inc.’s duties as trust advisor.  We cannot assure you that the existence of any prior or current relationship or other relationships in the future will not impact the manner in which the trust advisor performs its duties under the pooling and servicing agreement.

Although the trust advisor is required to consider the servicing standard in connection with its review of the special servicer’s activities under the pooling and servicing agreement, the trust advisor will not itself be bound by the servicing standard.  In addition, although the pooling and servicing agreement will generally prohibit the trust advisor from making a principal investment in any class of certificates, that prohibition will not be construed to have been violated in connection with riskless principal transactions effected by a broker-dealer affiliate of the trust advisor pursuant to investments by an affiliate of the trust advisor if the trust advisor and such affiliate maintain policies and procedures designed to segregate personnel involved in the activities of the trust advisor under the pooling and servicing agreement from personnel involved in such affiliate’s investment activities and to prevent such affiliate and its personnel from gaining access to information regarding the trust fund and the trust advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.  In addition, we cannot assure you that such policies and procedures will be effective for their intended purposes.

In connection with each non-serviced pari passu mortgage loan serviced pursuant to another securitization servicing agreement, the statements set forth above generally apply in a similar manner in relation to the trust advisor and its activities under the applicable other securitization servicing agreement.

Conflicts Between the Trust Fund and the Mortgage Loan Sellers and Their Affiliates.  Conflicts of interest may arise between the trust fund, on the one hand, and the mortgage loan sellers and their affiliates that engage in the acquisition, development, operation, financing and disposition of real estate, on the other hand.  Those conflicts may arise because a mortgage loan seller and its affiliates intend to continue to actively acquire, develop, operate, lease, finance and dispose of real estate-related assets in the ordinary course of their businesses.  During the course of their business activities, the respective mortgage loan sellers and their affiliates may acquire, sell or lease properties, or finance or hedge loans secured by properties (or by ownership interests in the related borrower or other entities that own properties) that secure existing mortgage loans or properties that are in the same markets as the mortgaged properties.  Such activities may include without limitation making or participating in any future mezzanine financing that is permitted under the terms of the mortgage loan documents or the pooling and servicing agreement under provisions that we described in this free writing prospectus.  See “Description of the Mortgage Pool—Subordinate and/or Other Financing” in this free writing prospectus, and the “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this free writing prospectus.  Additionally, the proceeds of certain of the mortgage loans were used to refinance debt previously held by, or to acquire or refinance real estate for the benefit of, the related mortgage loan seller or an affiliate of a mortgage loan seller, and the mortgage loan sellers or their affiliates may have, may have had or may in the future acquire equity investments in the borrowers (or in the owners of the borrowers), tenants or mortgaged properties under or with respect to certain of the mortgage loans, or may be tenants at the related mortgaged properties.  Such mortgage loans may contain certain terms that are more favorable to the subject borrower than would have been the case if the originating lender had not been an affiliate of the subject borrower.  One or more of the mortgage loan sellers and their affiliates have had, presently have or in the future may have other business relationships with affiliates of the borrowers under the mortgage loans, such as preferential rights to make loans to or equity investments in those affiliates.  In addition, with respect to certain mortgage loans, the related mortgage loan seller, an affiliate thereof or another participant in this securitization holds: (i) one or more companion loans secured by the same mortgage instrument(s) encumbering the same mortgaged property or portfolio of mortgaged properties as the related mortgage loan; and/or (ii) a mezzanine or other similar loan secured by direct or indirect equity interests in the related mortgage borrower.  See “Description of the Mortgage Pool—Subordinate and/or Other Financing—Existing (Secured Financing and Mezzanine and Similar Financing)” and “—Split Loan Structures” and “Transaction Parties—Affiliations and Certain Relationships Among Certain Transaction Parties” in this free writing prospectus.

In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Canadian Pacific Plaza, which secures a mortgage loan representing approximately 3.2% of the aggregate principal balance of the mortgage loans as of the cut-off date, the related mortgage loan seller, Ladder Capital Finance LLC, is an affiliate of an entity that directly or indirectly owns a 90% equity interest in the related borrower. The related mortgage loan referred to above in this paragraph was originated by Ladder Capital Finance LLC or an affiliate thereof. Such mortgage loan may contain certain terms that are more favorable to the subject borrower than would have been the case if the originating lender had not been an affiliate of the borrower.  In particular, the related loan documents (i) permit, without lender’s consent, certain transfers and pledges of direct and indirect interests in the related borrower to, and to entities under the control of, Ladder Capital Finance Holdings LLLP (the indirect parent of Ladder Capital Finance LLC), a successor thereto and persons or entities satisfying the criteria set forth in the related loan documents, (ii) permit the related borrower to prepay the mortgage loan in an amount necessary to satisfy the minimum debt service coverage ratio requirements under the related loan documents in order to avoid the commencement of a cash management sweep period, without the requirement of payment of yield maintenance or any other prepayment penalty or premium and (iii) provide that terrorism insurance coverage may be capped at the amount of coverage that can be obtained at a premium equal to 1.5 times the then-current all-risk insurance policy premium (excluding terrorism insurance coverage).

Courts may apply the doctrine of equitable subordination to subordinate the claim or lien of a lender against a borrower to claims or liens of other creditors of the borrower, when the lender or one of its affiliates is found to have engaged in unfair, inequitable or fraudulent conduct. The courts have also applied the doctrine of equitable subordination when a lender or one of its affiliates is found to have exerted inappropriate control over a client, including control resulting from the ownership of equity interests in the borrower. Payments on a loan to a borrower in which the lender or one of its affiliates also holds an equity interest, may be subject to claims of equitable subordination. If the lender were deemed to have the ability to control or otherwise exercise influence over the business and affairs of the borrower resulting in economic hardship to other creditors of the borrower, this control or influence may constitute grounds for equitable subordination and a court may treat one or more of the loans as if it were unsecured or common equity in the borrower. In that case, if the borrower were to liquidate, the lender (which may include unaffiliated assignees in some cases) would be entitled to repayment of its loan on a pro rata basis with other unsecured debt or, if the effect of subordination was to place the lender at the level of common equity, then on an equal basis with other holders of the borrower’s common equity only after all of the borrower’s obligations relating to its debt and preferred securities had been satisfied. However, in the case of the mortgage loan referred to in the prior paragraph, Ladder Capital Finance LLC is not aware of any other current creditors of the related borrower except for creditors under short term trade payables and other short term debt in the ordinary course.

Furthermore, Wells Fargo Bank, National Association is the purchaser under a repurchase agreement with an affiliate of Ladder Capital Finance LLC for the purpose of providing short-term warehousing of mortgage loans originated or acquired by Ladder Capital Finance LLC and its affiliates. Under that repurchase facility, Wells Fargo Bank, National Association has agreed to purchase mortgage loans from an affiliate of Ladder Capital Finance LLC on a revolving basis. Certain of the mortgage loans that Ladder Capital Finance LLC will transfer to the depositor are (or, as of the closing date for this securitization, are expected to be) subject to that repurchase facility. Proceeds received by Ladder Capital Finance LLC in connection with this securitization transaction will be used, in part, to repurchase those mortgage loans, indirectly through the applicable affiliate of Ladder Capital Finance LLC, from Wells Fargo Bank, National Association in accordance with the terms of the related repurchase agreement, free and clear of any liens.

Pursuant to certain interim servicing agreements between Ladder Capital Finance LLC and certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain of the mortgage loans owned from time to time by Ladder Capital Finance LLC and those affiliates thereof, including, prior to their inclusion in the issuing entity, most of the mortgage loans that Ladder Capital Finance LLC will transfer to the depositor. In addition, Wells Fargo Bank, National Association acts as interim custodian with respect to the loan documents for all of the mortgage loans that Ladder Capital Finance LLC will transfer to the depositor.

Under all the circumstances described above, the interests of those mortgage loan sellers and their affiliates may differ from, and compete with, the interests of the trust fund.  Decisions made with respect to those interests or assets may adversely affect the amount and timing of distributions on the offered certificates.

Conflicts Between Certificateholders and Holders of Pari Passu Companion Loans.  With respect to each of the AmericasMart mortgage loan, the PennCap Portfolio mortgage loan and The Outlet Collection | Jersey Gardens mortgage loan, the related mortgaged property also secures one or more pari passu companion loans.

With respect to the PennCap Portfolio mortgage loan, the mortgage loan and its related pari passu companion loan will be serviced pursuant to the pooling and servicing agreement related to this transaction.  Pursuant to the related intercreditor agreement, for so long as such mortgage loan and its related pari passu companion loan are serviced under the pooling and servicing agreement for this transaction, certain decisions to be made with respect to that mortgage loan will require consultation with the holder of the related pari passu companion loan (on a non-binding basis).

With respect to each of the AmericasMart mortgage loan and The Outlet Collection | Jersey Gardens mortgage loan, each related loan combination will be serviced pursuant to the WFRBS 2013-C18 pooling and servicing agreement, and certain decisions to be made with respect to either of those mortgage loans may require the approval of the WFRBS 2013-C18 subordinate class representative or another party specified in the related intercreditor agreement or the WFRBS 2013-C18 pooling and servicing agreement.  As a result, you will have less control over the servicing of each of the AmericasMart mortgage loan and The Outlet Collection | Jersey Gardens mortgage loan than you would have if such mortgage loans were being serviced by the master servicer and the special servicer pursuant to the terms of the pooling and servicing agreement.

See “Description of the Mortgage Pool—Split Loan Structures” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the AmericasMart Loan Combination and The Outlet Collection | Jersey Gardens Loan Combination” in this free writing prospectus.  The interests of a holder of any pari passu companion loan related to any such mortgage loan (or its designee) entitled to exercise various rights with respect to the servicing of the related loan combination may conflict with the interests of the holders of one or more classes of offered certificates.  No certificateholder may take any action against any holder of a pari passu companion loan (or its designee) for having acted solely in its own interest.

Potential Conflicts of Interest of the Underwriters and Their Affiliates

The activities of the underwriters and their respective affiliates (including those acting as a mortgage loan seller, a sponsor, the custodian, the tax administrator, the certificate administrator or the master servicer in this securitization or as a similar party under the WFRBS 2013-C18 pooling and servicing agreement) may result in certain conflicts of interest.  The underwriters and their respective affiliates may retain, or own in the future, classes of certificates, and any voting rights of that class could be exercised by them in a manner that could adversely impact the certificates.  Any underwriter or its affiliate may invest or take long or short positions in securities or instruments, including the certificates, that may be different from your position as an investor in the certificates.  If that were to occur, that underwriter’s or its affiliate’s interests may not be aligned with your interests in certificates you acquire.

The underwriters and their respective affiliates include broker-dealers whose business includes executing securities and derivative transactions on their own behalf as principals and on behalf of clients.  Accordingly, the underwriters and their respective affiliates and clients acting through them from time to time buy, sell or hold securities or other instruments, which may include one or more classes of the certificates, and do so without consideration of the fact that the underwriters acted as underwriters for the certificates.  Such transactions may result in the underwriters and their respective affiliates and/or their clients having long or short positions in such instruments.  Any such short positions will increase in value if the related securities or other instruments decrease in value.  Further, underwriters and their respective affiliates may (on their own behalf as principals or for their clients) enter into credit derivative or other derivative transactions with other parties pursuant to which they sell or buy credit protection with respect to one or more of the certificates.  The positions of the underwriters and their respective affiliates or their clients in such derivative transactions may increase in value if the certificates default or decrease in value.  In conducting such activities, none of the underwriters or their respective affiliates will have any obligation to take into account the interests of the certificateholders or the holders of the pari passu companion loans or any possible effect that such activities could have on them.  The underwriters and their respective affiliates and clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the certificates or the certificateholders or the holders of the pari passu companion loans.  Additionally, none of the underwriters or their respective affiliates will have any obligation to disclose any of these securities or derivatives transaction to you in your capacity as a certificateholder.

In addition, none of the underwriters or their respective affiliates will have any obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer or the trustee or the certificate administrator (or of any party acting in these capacities under the WFRBS 2013-C18 pooling and servicing agreement) and will have no authority to advise any such party or to direct their actions.

Furthermore, the underwriters and their respective affiliates may have ongoing relationships with, render services to, and engage in transactions with the borrowers, the sponsors and their respective affiliates, which relationships and transactions may create conflicts of interest between the underwriters and their respective affiliates, on the one hand, and the issuing entity, on the other hand.  See “—Various Other Securitization-Level Conflicts of Interest May Have an Adverse Effect on Your Offered Certificates—Conflicts Between the Trust Fund and the Mortgage Loan Sellers and Their Affiliates” above.  Wells Fargo Bank, National Association and its affiliates are playing several roles in this transaction.  Wells Fargo Securities, LLC, one of the underwriters, is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and Wells Fargo Bank, National Association, a sponsor, mortgage loan seller, originator, the master servicer, the certificate administrator, the tax administrator, the certificate registrar and the custodian under this securitization.  Moreover, Wells Fargo Bank, National Association is the master servicer of the non-serviced pari passu mortgage loans and the certificate administrator, the tax administrator, the certificate registrar and the custodian under the WFRBS 2013-C18 securitization.  In addition, RBS Securities Inc., one of the underwriters, is an affiliate of The Royal Bank of Scotland, which comprises entities that are sponsors, mortgage loan sellers and originators.  Also, Deutsche Bank Securities Inc., one of the underwriters, is an affiliate of Deutsche Bank Trust Company Americas, the trustee under this securitization.

Furthermore, Wells Fargo Bank, National Association is the purchaser under repurchase agreements with each of Ladder Capital Finance LLC, and Rialto Mortgage Finance, LLC, respectively, or, in any such case, with a wholly-owned subsidiary or other affiliate of the subject mortgage loan seller, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by Ladder Capital Finance LLC and its affiliates or Rialto Mortgage Finance, LLC, as applicable.

In the case of the repurchase facility provided to Ladder Capital Finance LLC or its affiliate, Wells Fargo Bank, National Association has agreed to purchase mortgage loans from Ladder Capital Finance LLC or its affiliate on a revolving basis.  The aggregate cut-off date principal balance of the mortgage loans subject to the repurchase facility that will be sold by Ladder Capital Finance LLC to the depositor in connection with this securitization transaction is projected to equal, by the closing date, approximately $6,872,965.  Proceeds received by Ladder Capital Finance LLC in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank, National Association, through the applicable affiliate, each of the mortgage loans subject to that repurchase facility that are to be sold by Ladder Capital Finance LLC to the depositor in connection with this securitization transaction, which mortgage loans will be transferred to the depositor free and clear of any liens.

In the case of the repurchase facility provided to Rialto Mortgage Finance, LLC, Wells Fargo Bank, National Association has agreed to purchase mortgage loans from Rialto Mortgage Finance, LLC on a revolving basis.  The dollar amount of the mortgage loans subject to the repurchase facility that will be sold by Rialto Mortgage Finance, LLC to the depositor in connection with this securitization transaction is projected to equal, as of the cut-off date, approximately $203,801,951.  Proceeds received by Rialto Mortgage Finance, LLC in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank, National Association each of the mortgage loans subject to that repurchase facility that are to be sold by Rialto Mortgage Finance, LLC to the depositor in connection with this securitization transaction, which mortgage loans will be transferred to the depositor free and clear of any liens.

As a result of the matters discussed in the preceding paragraphs, this securitization transaction will substantially reduce the economic exposure of Wells Fargo Bank, National Association to the mortgage loans that are to be transferred by Ladder Capital Finance LLC and Rialto Mortgage Finance, LLC, respectively, to the depositor.

Deutsche Bank AG, Cayman Islands Branch, an affiliate of Deutsche Bank Trust Company and Deutsche Bank Securities Inc., is the purchaser under a repurchase agreement with Ladder Capital Finance LLC or its affiliate, pursuant to which Deutsche Bank AG, Cayman Islands Branch has agreed to purchase mortgage loans from Ladder Capital Finance LLC or its affiliate on a revolving basis.  The aggregate cut-off date principal balance of the mortgage loans subject to the repurchase facility that will be sold by Ladder Capital Finance LLC to the depositor in connection with this securitization transaction is projected to equal, by the closing date, approximately $110,000,000.  Proceeds received by Ladder Capital Finance LLC in connection with this securitization transaction will be used, in part, to repurchase from Deutsche Bank AG, Cayman Islands Branch, through the applicable affiliate, each of the mortgage loans subject to that repurchase facility that are to be sold by Ladder Capital Finance LLC to the depositor in connection with this securitization transaction, which mortgage loans will be transferred to the depositor free and clear of any liens.

Wells Fargo Bank, National Association is the interim custodian of the loan files for all of the mortgage loans that Ladder Capital Finance LLC will transfer to the depositor.

The Royal Bank of Scotland plc and RBS Financial Products Inc. are affiliates and each is a sponsor, originator and mortgage loan seller, and an affiliate of RBS Securities Inc., one of the underwriters.  Pursuant to an interim servicing agreement among Wells Fargo Bank, National Association, which is also a sponsor, originator, mortgage loan seller, the master servicer and an affiliate of an underwriter and the depositor, The Royal Bank of Scotland plc and RBS Financial Products Inc., Wells Fargo Bank, National Association acts (from time to time) as primary servicer with respect to mortgage loans owned by The Royal Bank of Scotland plc and RBS Financial Products Inc., including, prior to their inclusion in the trust fund, some or all of the mortgage loans that The Royal Bank of Scotland plc and RBS Financial Products Inc will transfer to the depositor.  In addition, Wells Fargo Bank, National Association is the interim custodian of the loan files for all of the mortgage loans that The Royal Bank of Scotland plc and RBS Financial Products Inc. will transfer to the depositor.

Pursuant to an interim servicing agreement between Wells Fargo Bank, National Association and Rialto Mortgage Finance, LLC, each a sponsor, originator and mortgage loan seller, and certain affiliates of Rialto Mortgage Finance, LLC, Wells Fargo Bank, National Association acts as primary servicer with respect to mortgage loans owned by Rialto Mortgage Finance, LLC and such affiliates (subject to the repurchase facility described above) from time to time, including, prior to their inclusion in the trust fund, some or all of the mortgage loans to be transferred by Rialto Mortgage Finance, LLC to the depositor.

Pursuant to an interim servicing agreement between Wells Fargo Bank, National Association, on the one hand, and Ladder Capital Finance LLC and certain affiliates of Ladder Capital Finance LLC, on the other hand, Wells Fargo Bank, National Association acts as primary servicer with respect to mortgage loans owned by Ladder Capital Finance LLC and such affiliates from time to time, including, prior to their inclusion in the issuing entity, most of the mortgage loans to be transferred by Ladder Capital Finance LLC to the depositor.

In addition, it is possible that an affiliate of Ladder Capital Finance LLC, a sponsor, may purchase a portion of the certificates at the time of issuance or at any time thereafter.

Rialto Capital Advisors, LLC, the special servicer, and Rialto Mortgage Finance, LLC, a sponsor, mortgage loan seller and originator, are affiliated with each other.  Rialto Capital Advisors, LLC and Rialto Mortgage Finance, LLC are each an affiliate of the entity expected to (a) purchase the Class E, F, G, X-C and V certificates on the closing date, (b) become the initial majority subordinate certificateholder and (c) be appointed as the initial subordinate class representative.

See “Summary—Affiliations and Certain Relationships Among Certain Transaction Parties” and “Transaction Parties—Affiliations and Certain Relationships Among Certain Transaction Parties” in this free writing prospectus for a description of certain affiliations and relationships between the underwriters and other participants in this offering.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Subordinate Class Representative

It is expected that Rialto CMBS, LLC (or another affiliate of Rialto Capital Advisors, LLC) (which also will be an affiliate of the special servicer and an affiliate of Rialto Mortgage Finance, LLC) will be the initial subordinate class representative (other than with respect to the non-serviced mortgage loans).  In connection with the servicing of the mortgage loans, the special servicer may, at the direction of the subordinate class representative, take actions with respect to the mortgage loans that could adversely affect the holders of some or all of the classes of certificates.  The subordinate class representative will be appointed by the majority subordinate certificateholder, which will initially be Rialto CMBS, LLC (or another affiliate of Rialto Capital Advisors, LLC).  The subordinate class representative may have interests in conflict with those of the other certificateholders.  As a result, it is possible that the subordinate class representative may direct the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates, notwithstanding that the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.  In addition, except as limited by certain conditions described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Replacement of the Special Servicer” in this free writing prospectus, during a subordinate control period, the special servicer may be removed without cause by the majority subordinate certificateholder or the subordinate class representative on its behalf.  See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” and “—Replacement of the Special Servicer” in this free writing prospectus.

The subordinate class representative and its affiliates may have interests that are in conflict with those of certificateholders, especially if the subordinate class representative or any of its affiliates holds certificates, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or a parent of a borrower.  Each of these relationships may create a conflict of interest.

Potential Conflicts of Interest in the Selection of the Mortgage Loans

The anticipated initial investor in the Class E, F, G, X-C and V certificates (which is an affiliate of a mortgage loan seller and the special servicer, and as the anticipated purchaser of the foregoing classes of certificates, is the party under the pooling and servicing agreement with the right to appoint the subordinate class representative), or an investment manager or other representative thereof was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the mortgage pool, and to request the removal, re-sizing or changes in the characteristics of some or all of the mortgage loans.  The mortgage pool and some of the mortgage loans as originally proposed by the sponsors were adjusted based on some of these requests.  In addition, the anticipated initial investor may have imposed additional monetary or other conditions on its acquisition of its certificates in order to allow certain mortgage loans to be included in this securitization.

We cannot assure you that you or another investor would have made the same requests to modify the original mortgage pool as such anticipated initial investor or that the final mortgage pool as affected by requests made by such anticipated initial investor will not adversely affect the performance of your certificates and benefit the performance of the anticipated initial investor’s certificates.  Because of the differing subordination levels, the anticipated initial investor has interests that, in some circumstances, are likely to differ from those of purchasers of other classes of certificates, and the anticipated initial investor may desire a mortgage pool composition that benefits the anticipated initial investor but that does not benefit other investors.  In addition, the anticipated initial investor may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to differ from those of other purchasers of the certificates.  In any case, the anticipated initial investor performed due diligence solely for its own benefit, and its acceptance of its certificates does not constitute, and should not be construed as, an endorsement of the mortgage pool, any mortgage loan, the underwriting for any mortgage loan, any mortgage loan seller or any originator.  Other investors are not entitled to rely on the anticipated initial investor’s acceptance of the mortgage pool or any mortgage loan to any extent.

In no event will the anticipated initial investor have any liability to any person or entity in connection with its review of the mortgage pool or any mortgage loan, any other due diligence conducted by the anticipated initial investor or otherwise in connection with the activities of the anticipated initial investor described in the preceding two paragraphs.  The pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any cause of action that it may otherwise have against the anticipated initial investor in respect of such activities.

The anticipated initial investor will initially appoint the subordinate class representative, which will generally have consent and consultation rights with respect to material servicing decisions involving the mortgage loans (other than the non-serviced pari passu mortgage loans) and, during the subordinate control period, the right to replace the special servicer under some circumstances.  In addition, the subordinate class representative will generally have consultation rights with regard to material servicing decisions involving each non-serviced pari passu mortgage loan.  This may result in additional conflicts of interest between Rialto Mortgage Finance, LLC in its capacity as a sponsor and mortgage loan seller and Rialto CMBS, LLC (or another affiliate of Rialto Capital Advisors, LLC), an affiliate of Rialto Mortgage Finance, LLC, in its capacity as purchaser of those certificates.  See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” and “Description of the Mortgage Pool—Split Loan Structures” in this free writing prospectus.  In addition, with respect to a serviced pari passu mortgage loan, the holder of the related serviced pari passu companion loan will have consultation rights with regard to material servicing decisions involving such serviced pari passu mortgage loan.

Because the incentives and actions of the anticipated initial investor, in some circumstances, are likely to differ from or be adverse to those of purchasers of other classes of certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this free writing prospectus and your own view of the mortgage loans.

Ratings of the Certificates Have Substantial Limitations

The ratings assigned to the certificates by the three (3) nationally recognized statistical rating organizations engaged by the depositor are based on, among other things, the economic characteristics of the underlying mortgage loans, mortgaged properties and other relevant features of the transaction.  The ratings assigned to the certificates reflect only the views of the respective rating agencies as of the date such ratings were issued.  Future events could have an adverse impact on such ratings.  The ratings may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information.  The ratings do not consider to what extent the certificates will be subject to prepayment or that the outstanding principal amount of any class of certificates will be prepaid.

Furthermore, the amount, type and nature of credit support, if any, provided with respect to the certificates were determined on the basis of criteria established by each hired rating agency.  These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group.  However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of the mortgage loans in the trust.  As evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued commercial mortgage-backed securities during the recent credit crisis, the assumptions by the rating agencies engaged by the depositor and other nationally recognized statistical rating organizations regarding the performance of the mortgage loans related to such commercial mortgage-backed securities were not, in all cases, correct.

Certain actions provided for in the mortgage loan agreements require, as a condition to taking such action, that a rating agency confirmation be obtained from each of the rating agencies engaged by the depositor.  In certain circumstances, this condition may be deemed to have been met or waived without any such rating agency confirmation being obtained.  In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings on the certificates as a result of the taking of such action.  If you invest in the certificates, the terms of the pooling and servicing agreement will be binding on you, and as a result, you should be aware of the procedures relating to no downgrade confirmations described under the definition of “Rating Agency Confirmation” in “Servicing of the Mortgage Loans and Administration of the Trust Fund—Rating Agency Confirmations” in this free writing prospectus.

We are not obligated to maintain any particular rating with respect to any class of certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the underlying mortgage loans, the mortgaged properties, the sponsors, the certificate administrator, the trustee, the trust advisor, the master servicer or the special servicer, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates.  Although these changes would not necessarily be, or result from, an event of default on any underlying mortgage loan, any adverse change to the ratings of the certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.  A security rating does not represent an assessment of the yield to maturity that you may experience.  See “Ratings” in each of this free writing prospectus and the accompanying prospectus.

Further, the rating of any class of certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those certificates.  See “ERISA Considerations” and “Legal Investment” in each of this free writing prospectus and the accompanying prospectus.

The depositor has hired three (3) nationally recognized statistical rating organizations to rate the certificates.  We cannot assure you as to whether another nationally recognized statistical rating organization will rate any class of certificates or, if it were to rate any class of certificates, what rating would be assigned by it.  Additionally, other nationally recognized statistical rating organizations that we have not hired to rate the certificates may nevertheless issue unsolicited credit ratings on one or more classes of certificates on the basis of information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise.  If any such unsolicited ratings are issued, we cannot assure you that those unsolicited ratings would be the same as, higher than or lower than the ratings assigned by the rating agencies engaged by the depositor.  The issuance of unsolicited ratings on one or more classes of the certificates that are lower than the ratings assigned by the rating agencies engaged by the depositor may adversely affect the liquidity, market value and regulatory characteristics of those classes of certificates.  As part of the process of obtaining ratings for the certificates, the depositor had initial discussions with and submitted certain materials to DBRS, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc., Morningstar Credit Ratings, LLC and Standard and Poor’s Ratings Services.  Based on preliminary feedback from those six (6) nationally recognized statistical rating organizations at that time, the depositor selected three (3) of them to rate the certificates and did not select the other three (3) nationally recognized statistical rating organizations, in part due to those nationally recognized statistical rating organizations’ initial subordination levels for the various classes of certificates.  Had the depositor selected such other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would ultimately have assigned to the certificates.  Although unsolicited ratings may be issued by any nationally organized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Under the rules and regulations of the Securities and Exchange Commission, information provided to a hired rating agency for the purpose of assigning or monitoring the ratings on the certificates is required to be made available to non-hired nationally recognized statistical rating organizations in order to make it possible for such nationally recognized statistical rating organizations to assign unsolicited ratings on the certificates.  An unsolicited rating could be assigned at any time, including prior to the closing date.  Neither the depositor nor any other person or entity will have any duty to notify you if any such other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this free writing prospectus.  Nationally recognized statistical rating organizations, including the hired rating agencies, have different methodologies, criteria, models and requirements.

 If any non-hired rating agency assigns an unsolicited rating on the certificates, we cannot assure you that such rating will be the same as, higher than or lower than the ratings assigned by the hired rating agencies; the assignment of unsolicited ratings by a rating agency could adversely affect the liquidity, market value and regulatory characteristics of your certificates.  In addition, if the depositor or any sponsor fails to make available to the non-hired nationally recognized statistical rating organizations any information provided to any hired rating agency for the purpose of assigning or monitoring the ratings on the certificates, a hired rating agency could withdraw its ratings on the certificates, which could adversely affect the liquidity, market value and regulatory characteristics of your certificates.  Potential investors in the certificates are urged to make their own evaluation of the creditworthiness of the mortgage loans and the applicable credit enhancement on the certificates, and not to rely solely on the ratings on the certificates.  Furthermore, the Securities and Exchange Commission may determine that any one or more of the rating agencies engaged by the depositor no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates.  Any such determination may adversely affect the liquidity, market value and regulatory characteristics of your certificates.

Security ratings are not recommendations to buy, sell or hold the offered certificates.  Rather, ratings are an assessment by the applicable rating agency of the likelihood that any interest on a class of offered certificates will be paid on a timely basis and that a class of offered certificates will be paid in full by its final scheduled payment date.  Ratings do not consider to what extent the offered certificates will be subject to prepayment or that the principal of any class of offered certificates will be paid prior to the final scheduled payment date for that class of offered certificates, nor do the ratings consider the prices of the offered certificates or their suitability for a particular investor.  A rating agency may revise or withdraw the ratings at any time in its sole discretion, including as a result of a failure by the depositor to comply with its obligation to post information provided to the hired rating agencies on a website that is accessible by a nationally recognized statistical rating organization that is not a hired rating agency.  The ratings of any offered certificates may be lowered by a nationally recognized statistical rating organization (including the hired rating agencies) following the initial issuance of the offered certificates as a result of losses on the mortgage loans in excess of the levels contemplated by a nationally recognized statistical rating organization at the time of its initial rating analysis.  Neither the depositor nor any sponsor nor any of their respective affiliates will have any obligation to replace or supplement any credit support, or to take any other action to maintain any ratings of the offered certificates.

Accordingly, we cannot assure you that the ratings assigned to any offered certificate on the date on which the offered certificate is originally issued will not be lowered or withdrawn by any rating agency at any time thereafter.  If any rating with respect to an offered certificate is revised or withdrawn, the liquidity, market value and regulatory characteristics of that offered certificate may be adversely affected.

We note that a rating agency may have a conflict of interest where, as is the case with the ratings of the offered certificates by the hired rating agencies, the sponsor or the issuer of a security pays the fee charged by the rating agency for its rating services.

The Special Servicer May Be Directed To Take Actions

In connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction or upon the advice of the subordinate class representative, take actions with respect to the specially serviced mortgage loans pursuant to the pooling and servicing agreement, which actions could adversely affect the holders of some or all of the classes of certificates.  The subordinate class representative will be controlled by the Class F or G certificateholders and will initially be appointed by an affiliate of the special servicer.  The subordinate class representative may have interests in conflict with those of the certificateholders.  As a result, it is possible that the subordinate class representative may direct the special servicer to take actions that conflict with the interests of the holders of classes of the certificates that are the same or different from the class of certificateholders that appointed the subordinate class representative.  Similarly, with respect to any non-serviced pari passu mortgage loan serviced pursuant to the WFRBS 2013-C18 pooling and servicing agreement, the related special servicer thereunder may, at the direction or upon the advice of the subordinate class representative under the WFRBS 2013-C18 pooling and servicing agreement, take actions with respect to such non-serviced pari passu mortgage loan that could adversely affect such non-serviced pari passu mortgage loan, and therefore, the holders of some or all of the classes of certificates.  Such subordinate class representative under the WFRBS 2013-C18 pooling and servicing agreement may have interests in conflict with those of the certificateholders.  Although the special servicer and the related special servicer under the WFRBS 2013-C18 pooling and servicing agreement will have contractually agreed not to take actions that, among other things, are prohibited by law or violate the servicing standard, the terms of any mortgage loan or the applicable pooling and servicing agreement, the servicing standard and other provisions of the applicable pooling and servicing agreement will generally protect the special servicer and the special servicer under the WFRBS 2013-C18 pooling and servicing agreement from liability for errors in judgment.  In addition, the servicing standard is a generalized standard of conduct that allows the special servicer discretion in determining its response to particular circumstances.  In addition, except as limited by certain conditions described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Replacement of the Special Servicer”, the special servicer may be removed without cause by the majority subordinate certificateholder as described in this free writing prospectus and provided in the pooling and servicing agreement.  The related WFRBS 2013-C18 special servicer may be removed under similar circumstances as provided in the WFRBS 2013-C18 pooling and servicing agreement.

There Are Risks Relating to the Exchangeable Certificates

The characteristics of the Class PEX certificates will reflect, in the aggregate, the characteristics of the Class A-S, B and C certificates, which, together with the Class PEX certificates, are referred to as “exchangeable certificates” in this free writing prospectus.  As a result, the Class PEX certificates will be subject to the same risks as the Class A-S, B and C certificates described in this free writing prospectus.  Investors are encouraged to also consider a number of factors that will limit a certificateholder’s ability to exchange exchangeable certificates:

●	At the time of a proposed exchange, a certificateholder must own exchangeable certificates in the requisite exchange proportion to make the desired exchange.

●
A certificateholder that does not own each class of the exchangeable certificates in the requisite exchange proportion may be unable to obtain the necessary exchangeable certificates because the holders of the needed certificates may be unwilling or unable to sell them or because the necessary certificates have been placed into other financial structures.

●
Principal distributions will decrease the amounts available for exchange over time and once the principal balance of the Class A-S, B or C regular interest (and, correspondingly, the Class A-S, B or C certificates and, to the extent evidencing an interest in the Class A-S, B or C regular interests, the Class PEX certificates) has been reduced to zero as a result of the payment in full of all interest and principal on such Class, exchanges will no longer be permissible.

●	Certificates may only be held in authorized denominations.

An administrative fee may be payable to DTC or any successor depository in connection with each exchange of certificates.

You May Be Bound by the Actions of Other Certificateholders Even if You Do Not Agree with Those Actions

In some circumstances, the holders of specified percentages of all the certificates, or specified percentages of each of one or more classes of certificates, will be entitled to direct, consent to or approve certain actions, including certain amendments to the pooling and servicing agreement and certain replacements of the trust advisor or the special servicer.  In these cases, the direction, consent or approval of the requisite percentage(s) of certificateholders will be sufficient to bind all the certificateholders, regardless of whether you agree with that direction, consent or approval.

Because the Offered Certificates Are in Book-Entry Form, Your Rights Can Only Be Exercised Indirectly and There May Be Other Adverse Consequences

Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name.  As a result, you will not be recognized as a certificateholder, or holder of record of your certificates.  As a consequence, investors may experience difficulties in identifying or communicating with other investors in the certificates for the purpose of exercising remedies, taking collective action or otherwise.

Since transactions in book-entry certificates generally can be effected only through DTC and its participating organizations:  (i) the liquidity of book-entry certificates in any secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates; (ii) your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates; (iii) your access to information regarding the certificates may be limited since conveyance of notices and other communications by DTC to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and (iv) you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the certificate administrator to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will such distributions be credited to your account either directly or indirectly through DTC’s participating organizations.

See “Description of the Offered Certificates—Delivery, Form and Denomination” in this free writing prospectus and “Risk Factors—Book-Entry Registration May Hinder the Exercise of Investor Remedies” and “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the accompanying prospectus.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in your recognizing taxable income in advance of the receipt of cash attributable to that income.  Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount.  In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur or losses be incurred with respect to the mortgage loans.  This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction which the investor may be required to treat as a capital loss instead of a bad debt under Code Section 166.  See “Material Federal Income Tax Consequences—Discount and Premium; Prepayment Consideration” in this free writing prospectus and “Material Federal Income Tax Consequences” in the accompanying prospectus.

State and Local Tax Considerations

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Consequences” in this free writing prospectus, potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the certificates.  State and local income tax laws may differ substantially from federal income tax law.  This free writing prospectus does not purport to describe any aspects of the income tax laws of any state or locality, whether one in which a mortgaged property is located or otherwise.

We cannot assure you that holders of certificates will not be subject to taxation in any particular state or local taxing jurisdiction.  One or more state or local jurisdictions may attempt to tax nonresident holders of certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the related borrower or the mortgaged properties or on some other basis; require nonresident holders of certificates to file returns in such jurisdiction; or attempt to impose penalties for failure to file such returns.  If such a jurisdiction ultimately succeeds in collecting such taxes or penalties from nonresident holders of certificates, neither the related borrower nor any party to the pooling and servicing agreement will be required to reimburse the amount of the tax or penalty to or for the benefit of any certificateholder.

Potential purchasers should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the certificates.  See “State and Other Tax Consequences” in each of this free writing prospectus and the accompanying prospectus.

Commencing Legal Proceedings Against Parties to the Pooling and Servicing Agreement May Be Difficult

The trustee may not be required to commence legal proceedings against third parties at the direction of any certificateholders unless, among other conditions, at least 25% of the voting rights (determined without notionally reducing the principal balances of the certificates by any appraisal reduction amounts) associated with the certificates join in the demand and offer indemnification reasonably satisfactory to the trustee.  Those certificateholders may not commence legal proceedings themselves unless the trustee has refused to institute proceedings after the conditions described above have been satisfied.  These provisions may limit the ability of an investor in the certificates to enforce or cause the enforcement of the provisions of any applicable pooling and servicing agreement.

Each of the Mortgage Loan Sellers, the Depositor and the Trust Fund Are Subject to Insolvency or Bankruptcy Laws That May Affect the Trust Fund’s Ownership of the Mortgage Loans

In the event of the insolvency or similar event of a mortgage loan seller or the depositor, it is possible the trust fund’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays or reductions in payments on the certificates could occur.

Each of the mortgage loan sellers intends that its transfer of its mortgage loans to the depositor constitutes a sale, rather than a pledge of the applicable mortgage loans to secure the indebtedness of the mortgage loan seller.  The depositor intends that its transfer of the mortgage loans to the trustee on behalf of the certificateholders constitutes a sale, rather than a pledge of the receivables to secure indebtedness of the depositor.

The transfer of the mortgage loans by Wells Fargo Bank, National Association, in each case as a mortgage loan seller, in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions (12 C.F.R. § 360.6).  However, this safe harbor is non-exclusive and an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the mortgage loans by Wells Fargo Bank, National Association would generally be respected in the event the FDIC were appointed as conservator or receiver of Wells Fargo Bank, National Association.  Nevertheless, we cannot assure you that the FDIC or another interested party would not attempt to assert that such transfer was not a sale.  Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while the claim is resolved.

If any other mortgage loan seller or the depositor were to become a debtor under the U.S. bankruptcy code, it is possible that a creditor or trustee in bankruptcy of the mortgage loan seller or the depositor, as debtor-in-possession, may argue that the sale of the mortgage loans by the mortgage loan seller or the depositor was a pledge of the applicable mortgage loans rather than a sale.  An opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the applicable mortgage loans would generally be respected in the event a mortgage loan seller or the depositor were to become subject to a proceeding under the U.S. bankruptcy code.  Nevertheless, we cannot assure you a bankruptcy trustee or another interested party would not attempt to assert that such transfer was not a sale.  Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

The Royal Bank of Scotland plc, a mortgage loan seller, is subject to the provisions of the Insolvency Act 1986 (United Kingdom Act of Parliament, 1986 ch. 45) and the Banking Act 2009 (United Kingdom Act of Parliament, 2009 ch. 1).  Under the terms of the Insolvency Act 1986, certain transactions by a Scottish-registered company, such as The Royal Bank of Scotland plc, may be challenged by an insolvency officer appointed to that company on its insolvency.  Under the Banking Act 2009, the Secretary of State, Prudential Regulation Authority, or Bank of England can apply to the court for implementation of an insolvency regime specifically for certain deposit-taking institutions.  One aspect of this regime is that an insolvency officer will conduct the relevant insolvency process in such a manner as to promote protection of retail deposits held by such an institution (in combination with the Financial Services Compensation Scheme).  Further, under the Banking Act 2009, the UK Treasury, the Prudential Regulation Authority and/or the Bank of England may also, in the circumstances set out in that Act, make an order for the transfer of any property, assets or liabilities of a UK authorized deposit taker either to a company owned by the Bank of England or to any private sector purchaser.  Orders under the Banking Act 2009 may also modify the way in which rights of third parties can be exercised.  These powers exist within a broader range of powers designed to ensure the stability of the UK banking sector and exercise of such may have an impact on the rights of third parties relative to The Royal Bank of Scotland plc.  An opinion of counsel will be rendered on the Closing Date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the mortgage loans by The Royal Bank of Scotland plc will constitute a true sale of such assets.  Nevertheless, we cannot assure you that an interested party would not attempt to assert that such transfer was not a sale nor challenge the transaction under UK insolvency rules, nor that the transfer could not be affected by an order under the Banking Act 2009.  Even if a challenge were not successful, or if an order under the Banking Act 2009 itself was successfully challenged, resolution of such a matter could cause significant delay which may impact on payments under the certificates.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws.  Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”.  Even if a bankruptcy court were to determine that the issuing entity was a “business trust”, it is possible that payments on the certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides for an orderly liquidation authority under which the Federal Deposit Insurance Corporation can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases.  We make no representation as to whether this would apply to any of the sponsors.  In January 2011, the acting general counsel of the Federal Deposit Insurance Corporation issued a letter in which he expressed his view that, under then-existing regulations, the Federal Deposit Insurance Corporation, as receiver under the orderly liquidation authority, would not, in the exercise of its orderly liquidation authority repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the bankruptcy code.  The letter further noted that, while the Federal Deposit Insurance Corporation staff may be considering recommending further regulations under orderly liquidation authority, the acting general counsel would recommend that such regulations incorporate a 90 day transition period for any provisions affecting the Federal Deposit Insurance Corporation’s statutory power to disaffirm or repudiate contracts.  If, however, the Federal Deposit Insurance Corporation were to adopt a different approach than that described in the acting general counsel’s letter, delays or reductions in payments on the offered certificates would occur.  As such, we cannot assure you that a bankruptcy would not result in a delay or reduction in payments on the certificates.

Risks Related to the Mortgage Loans

The Repayment of a Multifamily, Manufactured Housing Community or Commercial Mortgage Loan is Dependent on the Cash Flow Produced by the Corresponding Mortgaged Property, Which Can Be Volatile and Insufficient To Allow Full and Timely Distributions on Your Offered Certificates

The mortgage loans are secured by various types of income-producing properties, and there are certain risks that are generally applicable to loans secured by all of those property types.  Commercial lending is generally thought to expose a lender to greater risk than one-to-four family residential lending because, among, other things, it typically involves larger loans.

The repayment of a commercial mortgage loan is typically dependent upon the ability of the applicable property to produce cash flow.  Even the liquidation value of a multifamily, manufactured housing community or commercial property is determined, in substantial part, by the amount of the property’s cash flow (or its potential to generate cash flow).  However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time.  See “Risk Factors—Future Cash Flow and Property Values Are Not Predictable” in the accompanying prospectus.  All of the mortgage loans were originated within five (5) months prior to the cut-off date and thus should generally be considered not to have long-standing payment histories.  In some cases, the mortgage loans have little or no payment histories.  See “Description of the Mortgage Pool—Mortgage Loan History” in this free writing prospectus.

The net operating income, cash flow and property value of the mortgaged properties may be adversely affected by any one or more of the following factors:

●	the age, design and construction quality of the property;

●	perceptions regarding the safety, convenience and attractiveness of the property;

●	the proximity and attractiveness of competing properties;

●	the adequacy and effectiveness of the property’s operations, management and maintenance;

●	increases in operating expenses (including but not limited to real estate taxes and assessments and insurance premiums) at the property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the property or make improvements;

●	the dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

•	a decline in the financial condition of a major tenant;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and unemployment rates);

●	local real estate conditions (such as an oversupply of competing properties, rental space or multifamily housing);

●	demographic factors;

●	decreases in consumer confidence;

●	changes in prices for key commodities or products;

●	changes in consumer tastes and preferences, including the effects of adverse publicity; and

●	retroactive changes in building codes.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases;

●	the creditworthiness of tenants;

●	the level of tenant defaults;

●	the ability to convert an unsuccessful property to an alternative use;

●	new construction in the same market as the mortgaged property;

●	rent control laws or other laws impacting operating revenues or costs;

●	the number and diversity of tenants;

●	the availability of trained labor necessary for tenant operations;

●	the rate at which new rentals occur; and

●
the property’s operating leverage (which is the percentage of total property expenses in relation to revenue), the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.  See “—Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment” in this free writing prospectus.

Some of the mortgaged properties are located in areas that (i) based upon demographics, are considered secondary or tertiary markets or (ii) have high vacancy rates for the relevant property type.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources (such as short-term or month-to-month leases) and may lead to higher rates of delinquency or defaults under mortgage loans secured by such properties.

Furthermore, if the debt service under a mortgage loan is scheduled to increase during the term of the mortgage loan pursuant to an increase in the mortgage interest rate, the expiration of an interest-only period or otherwise, we cannot assure you that the net cash flow at the related mortgaged property will be sufficient to pay the additional debt service and, even if it is sufficient, the requirement to pay the additional debt service may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

Property Value May Be Adversely Affected Even When There Is No Change in Current Operating Income

Various factors may adversely affect the value of the mortgaged properties without affecting the properties’ current net operating income.  These factors include, among others:

●	changes in governmental regulations, fiscal policy, zoning or tax laws;

●	potential environmental legislation or liabilities or other legal liabilities;

●	proximity and attractiveness of competing properties;

●	new construction of competing properties in the same market;

●	convertibility of a mortgaged property to an alternative use;

●	the deterioration of socio-economic conditions in the related community, including increases in criminal activity;

●	the availability of refinancing; and

●	changes in interest rate levels.

Concentrations of Mortgaged Property Types Subject the Trust Fund to Increased Risk of Decline in Particular Industries

A concentration of mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on a pool of mortgage loans.  For example, if there is a decline in tourism, the hotel industry might be adversely affected, leading to increased losses on mortgage loans secured by hospitality properties as compared to the mortgage loans secured by other property types.

In that regard, by allocated loan amount:

●	retail properties represent approximately 23.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;

●	office properties represent approximately 15.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;

●	hospitality properties represent approximately 13.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;

●	multifamily properties represent approximately 13.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;

●	Trade Mart properties represent approximately 11.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;

●	manufactured housing community properties represent approximately 5.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;

●	mixed-use facilities represent approximately 5.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;

●	properties representing leased-fee interests represent approximately 4.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;

●	industrial properties represent approximately 3.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date; and

●	self storage properties represent approximately 3.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

Mortgage loans that are secured by liens on the types of properties securing the mortgage loans are exposed to unique risks particular to those types of properties.  For more information, you should refer to the following sections in the accompanying prospectus:

(1)	“Risk Factors”; and

(2)	“Description of the Trust Funds—Mortgage Loans—Leases”.

Retail Properties Have Special Risks

Thirty-six (36) of the mortgaged properties, representing approximately 23.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are retail properties.  The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics.  The correlation between success of tenant businesses and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

Whether a retail property is “anchored”, “shadow anchored” or “unanchored” is also an important consideration.  The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants.  An “anchor tenant” located on a related property is usually proportionately larger in size than most other tenants in the property and is vital in attracting customers to a retail property.  A “shadow anchor tenant” is not located on the mortgaged property, is usually proportionally larger in size than most tenants in the property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the property so as to influence and attract potential customers.  The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

●	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease;

●	termination of an anchor tenant’s or shadow anchor tenant’s lease or, if the anchor tenant or shadow anchor tenant owns its own site, a decision to vacate;

●	the bankruptcy or economic decline of an anchor tenant or shadow anchor tenant; or

●	the cessation of the business of an anchor tenant (notwithstanding its continued payment of rent) or a shadow anchor tenant.

Certain of the anchor tenants (or shadow anchor tenants) at retail mortgaged properties may be dark.  We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects.  With respect to shadow anchor tenants, the related borrower has no control over the replacement of such tenants and, as a result, may not be in a position to mitigate the effect of such tenants going dark on leases at the related mortgaged property.  See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Property Type Concentrations” and “—Other Matters” in this free writing prospectus.

In addition, many of the retail mortgaged properties have sole or anchor tenants whose leases expire or may be terminated during the term, or shortly after the scheduled maturity, of the related mortgage loan.  See “—Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment” and “Description of the Mortgage Pool—Tenant or Other Third Party Matters—Lease Terminations and Expirations” in this free writing prospectus.  Furthermore, with respect to shadow anchored properties, the related borrower will not receive rental income from such shadow anchor tenant and is less likely to have contractual remedies if such shadow anchor tenant terminates its lease or ceases operations.

Retail properties that have anchor tenant-owned stores often have reciprocal easement agreements between the retail property owner and such anchor tenants containing certain operating and maintenance covenants.  Anchor tenants that own their own improvements are generally required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, in addition to the rent attributable to the underlying land.  With respect to shadow anchor tenants, they may make a contribution toward common area maintenance if the reciprocal easement agreement contemplates shared responsibilities among affected property owners, but they do not pay rent.  Operating covenants affecting anchor tenants may be included in the anchor tenant lease or in the reciprocal easement agreement, if any.  Tenants whose leases have no operating covenants or whose covenants have expired previously or will expire during the terms of the related mortgage loan are or will not be contractually obligated to operate their stores at the applicable mortgaged property.  Tenant leases at the mortgaged properties may have co-tenancy clauses which permit such stores to abate the rent payable, cease operating and/or terminate their leases if certain other stores (in particular those of anchor tenants or shadow anchor tenants) or a specified percentage of the stores at the related mortgaged property are not occupied and operating and also have certain other termination rights related to sales targets.

Certain tenant estoppels, including those of certain anchor tenants, obtained in connection with the origination of the mortgage loans identify disputes between the related borrower and the applicable anchor tenant or other tenants, or alleged defaults or potential defaults by the applicable property owner under the lease or reciprocal easement agreement.  In addition, in the case of certain mortgaged properties, leases contain restrictions with respect to the use of other spaces or parcels at or near the subject mortgaged property that are in conflict with other leases or for which there is no corresponding restrictive covenant of record, which have resulted or may in the future result in disputes.  Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or reciprocal easement agreement by the affected anchor tenant or other tenants or to litigation against the related borrower.  We cannot assure you that the identified tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan.  In addition, we cannot assure you that the tenant estoppels obtained identify all potential disputes that may arise with anchor tenants or other tenants.

In addition, retail properties frequently rely on adjacent properties for parking, access or other operational aspects, which can create risk.  The landlord/borrower may agree to conditions or covenants in a retail lease based on such adjacent property continuing to provide such services or based upon operations at, or the continued maintenance of, such adjacent property.  Accordingly, defaults on the part of the landlord/borrower could occur under that retail lease as a result of circumstances over which the landlord/borrower does not have direct control.  The landlord/borrower’s sole remedy would be under a reciprocal easement agreement (or comparable agreement), if any, with the adjacent property owner.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties.  Certain tenants at the mortgaged properties may be paying rent but are not in occupancy or have signed leases but have not yet started paying rent and/or are not yet in occupancy.  See “Summaries of the Fifteen Largest Mortgage Loans—The Outlet Collection | Jersey Gardens”, “—PennCap Portfolio”, “—Williams Center Towers” and “—The Pointe at Wellington Green” in Annex A-3 to this free writing prospectus.  See also Annex A-1, including the footnotes thereto, to this free writing prospectus.  Risks applicable to anchor tenants (such as bankruptcy, failure to renew leases, early terminations of leases and vacancies) also apply to other tenants.  See “—Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment” below.  See also “—Tenant Bankruptcies May Adversely Affect the Income Produced by the Mortgaged Properties and May Adversely Affect the Distributions on Your Certificates” below.  We cannot assure you that the rate of occupancy at any mortgaged property will remain at the current levels or that the net operating income contributed by the mortgaged properties will remain at current or past levels.  See “—Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment” in this free writing prospectus.

In addition, certain of the retail properties have specialty use tenants, such as movie theaters, health clubs, fitness centers, gas stations, dental or medical offices, restaurants, bakeries, dry cleaners with on-site processing facilities or parking garages, as part of the mortgaged property.  These mortgaged properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable or the leased spaces were to become vacant for any reason.  For example, because of unique construction and/or equipment requirements of theaters and restaurants, any vacant space designed for such purposes would not easily be converted to other uses.  In such cases, aspects of building site design and adaptability affect the value of properties with such tenants and other retailers at the mortgaged property. For example, the limited adaptability of certain shopping malls that have proven unprofitable has recently resulted in extremely high loss severities on mortgage loans secured by those shopping malls, which mortgage loans may have been owned by commercial mortgage-backed securitization trusts. In one particular case, a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, resulted in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan. See “—Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property” below. In addition, decreasing patronage at a theater or restaurant tenant could adversely affect revenue of the tenant, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit, lease defaults, and, in certain cases, bankruptcy filings. See “—Tenant Bankruptcies May Adversely Affect the Income Produced by the Mortgaged Properties and May Adversely Affect the Distributions on Your Certificates” below. Additionally, theater and restaurant receipts are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers.

Certain other tenants at the mortgaged properties, including health clubs, may have other unique risks associated with the type of business undertaken at their locations. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	the quality and philosophy of management;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; or

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multi-purpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, as with movie theaters, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case of property readily adaptable to changing consumer preferences for other uses.

See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Property Type Concentrations” in this free writing prospectus.

Office Properties Have Special Risks

Twenty-six (26) of the mortgaged properties, representing approximately 15.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are office properties. See “Risk Factors—Special Risks of Mortgage Loans Secured by Office Properties” in the accompanying prospectus.

Certain of the office properties may be medical office properties or have significant tenants operating as medical office, urgent care, on-site patient care or other medical treatment service facilities. The performance of a medical office property may depend on (a) the proximity of such property to a hospital or other health care establishment and (b) reimbursements for patient fees from private or government sponsored insurers. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Property Type Concentrations” in this free writing prospectus.

In addition, certain of the office properties have tenants operating charter schools among the five largest tenants at the related mortgaged property (by net rentable area leased). The cash flows generated from charter schools are generally dependent on the ability of a school to satisfy the accreditation requirements to receive or maintain its charter, funding from the government (often based on enrollment and frequently in the form of grants), funding from private donations as well as the potential of decreasing enrollment, all of which may impact the ability of the tenant to meet its obligations to the landlord. Enrollment at a charter school may decrease due to, among other factors, changing local demographics, competition from other schools, reductions in education spending as a result of changes in economic conditions in the area of the school, poor performance by teachers, administrative staff or students, or mismanagement of the school. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Property Type Concentrations” in this free writing prospectus.

Hospitality Properties Have Special Risks

Seventeen (17) of the mortgaged properties, representing approximately 13.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are hospitality properties, each of which is subject to a franchise agreement or hotel management agreement. See “Risk Factors—Special Risks of Mortgage Loans Secured by Hospitality Properties” in the accompanying prospectus.

Certain of the hospitality properties pose unique risks with respect to the franchise agreements under which, or the hotel management company with whom, they operate.

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement or management agreement is subject to specified operating standards, such as maintenance of quality assurance scores, and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions could result in the loss or cancellation of their rights under the franchise or hotel management company agreement or management agreement. Certain of the borrowers may not be in compliance with all of their respective franchise agreement or management agreement standards. There can be no assurance that a replacement franchise or hotel management agreement could be obtained in the event of termination. In addition, replacement franchises and/or hotel managers may require significantly higher fees as well as an investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor and/or hotel manager. Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

The transferability of franchise and hotel management agreements is restricted. In the event of a foreclosure, the lender generally will not have the right to use the franchise license without the franchisor’s consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace prior to a foreclosure except in limited circumstances or following a foreclosure. In addition, a franchisor or hotel management company may have a right of first refusal to acquire the related hospitality property if it is proposed to be transferred (in particular, if it is proposed to be transferred to a competitor). If a franchisor or hotel management company cannot be terminated and the related franchise/management agreement imposes restrictions on transferees of the subject hospitality property, the liquidation value of that hospitality property could be materially impaired.

Certain of the hospitality properties are associated with hotel brands through licensing agreements that, in the event of a foreclosure proceeding initiated on behalf of the trust, are not assignable or require franchisor consent for subsequent transfers. To the extent a hotel includes a franchise arrangement, the lender may have obtained a comfort letter from the licensor or franchisor stating that the trust will be permitted to enter into a new license or franchise agreement with the licensor or franchisor subject to the applicable terms and conditions thereof. To the extent that the special servicer causes the trust or a single purpose entity owned by the trust to acquire a mortgaged property that has a franchise or licensing agreement or that requires a successor or replacement franchisee or licensee to have a specified net worth, the special servicer will be required, to the extent consistent with the servicing standard, to take all actions reasonably necessary to permit the mortgaged property to maintain its franchise or license with the same franchisor or licensor in place prior to such foreclosure. We cannot assure you that the trust or such single purpose entity owned by the trust will be able to maintain such license or franchise at that time.

In addition, certain of the hospitality properties are subject to license or franchise agreements which expire prior to the maturity of each of the respective mortgage loans. In those cases, the related mortgage loan documents generally require the applicable borrower to provide evidence prior to termination of the license or franchise agreement that the license or franchise agreement has been renewed or replaced in accordance with the terms of the mortgage loan documents. No assurance can be given that such agreements will be renewed. In the event the related borrower fails to deliver such evidence by the required date, the lender may hold all excess cash flow from the mortgaged property after payment of debt service, funding of reserves and certain other required expenditures, as cash collateral until such license or franchise agreement is renewed or replaced in accordance with the terms of the mortgage loan documents. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Property Type Concentrations” in this free writing prospectus.

In some cases where a hospitality property is subject to a license or franchise agreement, the licensor or franchisor has required the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the franchisor. Failure to complete such repairs and/or renovations in accordance with the plan could result in the hospitality property’s losing its license or franchise. Annex A-1 sets forth the amount of reserves, if any, established under the related mortgage loans in connection with any such repairs and/or renovations. We cannot assure you that any such amount reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hospitality property. In addition, in some cases, that reserve will be maintained by the franchisor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

In addition, there may be significant risk associated with hospitality properties that have not entered into or become a party to a franchise agreement. Hospitality properties often enter into franchise agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Property Type Concentrations” in this free writing prospectus.

Furthermore, certain of the hospitality properties have specialty use tenants, such as health clubs, fitness centers, restaurants or parking garages, as part of the mortgaged property. See “—Retail Properties Have Special Risks” above.

Multifamily Properties Have Special Risks

Twenty-eight (28) of the mortgaged properties, representing approximately 13.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are multifamily properties. A large number of factors may adversely affect the value and successful operation of a multifamily rental property. We note in particular the following:

●
Certain of the multifamily rental properties have material tenant concentrations of students (and in certain cases, additional university housing may be planned in the area of the mortgaged property, which may reduce demand for units at the related mortgaged property).

●
Certain of the multifamily rental properties have material concentrations of military personnel (and therefore may be materially adversely affected by the closing of, or a material reduction of personnel at, the local military base).

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Certain of the multifamily rental properties consist of senior housing, or are age-restricted senior independent living facilities for individuals 55-years-old or older, thus limiting the potential tenants. See “Risk Factors—Special Risks Associated with Residential Healthcare Facilities” and “—Special Risks of Mortgage Loans Secured by Healthcare-Related Properties” in the accompanying prospectus.

●
Certain of the multifamily rental properties receive rent subsidies from the United States Department of Housing and Urban Development under its Section 8 program or otherwise or are otherwise intended to be utilized, in whole or in part, as affordable housing.

●	Certain of the multifamily rental properties are subject to local rent control and rent stabilization laws.

Certain states regulate the relationship of an owner of a multifamily property and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Multifamily property owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states, there are provisions under law that limit the bases on which a landlord may terminate a tenancy or increase rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control or rent stabilization on multifamily properties. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property or the lender’s proceeds of a sale of the property following foreclosure.

See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Property Type Concentrations” in this free writing prospectus and “Risk Factors—Special Risks of Mortgage Loans Secured by Multifamily Properties” in the accompanying prospectus.

Trade Mart Properties Have Special Risks

One (1) mortgaged property, representing approximately 11.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, is a wholesale trade mart property. The value of trade mart properties is significantly affected by national economic conditions and advances in technology, as well as by fundamental aspects of real estate, such as location, trade area and market demographics. See “Summaries of the Fifteen Largest Mortgage Loans—AmericasMart” in Annex A-3 to this free writing prospectus.

Trade mart properties present risks not associated with other properties. Significant factors determining the value of trade mart properties include:

●	competing trade mart properties;

●	the extent of manufacturer commitment to the trade mart;

●	decreased demand for showrooms and trade shows due to alternative merchandising outlets or sources, including the internet;

●	inability of the trade mart’s property management to attract trade shows and industries and potential costs related to such efforts;

●
decreased demand for showrooms and trade shows due to economic downturns in industries typically associated with trade mart properties, such as home furnishings, apparel and related items that are adversely affected if consumers’ discretionary income decreases; and

●	the seasonal nature of trade shows and the ability of the trade mart to create sustaining year-round income from the combination of permanent and temporary tenants.

The success of a trade mart property is dependent to a certain extent on the location of the property, which affects the accessibility of the property to potential retail customers, the availability of nearby major transportation facilities, including airports, and sufficient hotel facilities to accommodate the seasonal requirements of periodic trade shows, and the public perception of the safety of customers at such properties.

Trade marts may be affected adversely by the additional development of other trade marts, as well as by other types of competing properties or alternate distribution methods by manufacturers, such as outlet centers and discount stores. The mortgaged property competes with other major national and regional apparel marts and trade marts specializing in gifts, home accessories and decor. These properties also face competition from sources outside a given real estate market, including internet commerce. Continued growth of these and other alternative outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at the mortgaged property. Increased competition could adversely affect income from and market value of the mortgaged property. As manufacturers open their own outlet centers and discount stores contribute to the decline in the number of certain independent retailers, the number of buyers visiting trade marts could decline. Moreover, trade marts are not readily adaptable to an alternative uses.

Because trade mart properties tend to have some leases that are for temporary exhibit space as well as leases for permanent space that are of shorter duration, the financial performance of trade mart properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.

Moreover, many tenants of and exhibitors in trade mart properties are small businesses which generally experience a higher rate of bankruptcy, business failure and other financial difficulties than other businesses, thereby increasing the risk of tenant or exhibitor default.

Manufactured Housing Community Properties Have Special Risks

Four (4) of the mortgaged properties, representing approximately 5.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are manufactured housing community properties.

The successful operation of a manufactured housing community property may depend upon the number of other competing residential developments in the local market, such as:

●	other manufactured housing community properties;

●	apartment buildings; and

●	site-built single family homes.

Other factors affecting the successful operation of a manufactured housing community property may also include:

●	the physical attributes of the community, including its age and appearance;

●	the location of the manufactured housing community property;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities it provides;

●	the property’s reputation; and

●	state and local regulations, including rent control and rent stabilization as well as tenant association rights.

Manufactured housing community properties are “special purpose” properties that generally cannot be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the related borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

With respect to certain of the mortgage loans secured by manufactured housing community properties, the related mortgaged property is subject to rent control and other laws regulating the relationship between a property owner and its residential tenants.

Additionally, certain of manufactured housing community properties securing mortgage loans in the trust are age restricted to individuals who satisfy a minimum age requirement (generally 55 years old), whether by recorded covenants or for self-imposed marketing purposes. Such restrictions limit the related mortgaged properties’ potential residents and may affect property performance.

Some of the manufactured housing community mortgaged properties securing mortgage loans in the trust may have limited or no amenities, which may also affect property performance.

Some of the manufactured housing community mortgaged properties securing mortgage loans in the issuing entity have a material number of recreational vehicle pads. Tenants for such pads tend to be more transient and the net cash flow for the related mortgaged property may be subject to greater fluctuations. Rentals of recreational vehicle pads may also be more seasonal in nature.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the issuing entity have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. Some of the leased homes that are not collateral for the related mortgage loan are rented on a lease-to-own basis. In some cases, the borrower itself owns, leases, sells and/or finances the sale of homes, although generally the related income therefrom will be excluded for loan underwriting purposes.

Some of the manufactured housing community mortgaged properties securing the mortgage loans are not connected to public water and sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water and/or septic systems or private sewage treatment facilities enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the issuing entity have tenants that may not have leases and, accordingly, that are not obligated to remain at the mortgaged property for any extended period.

Depending on the location of a manufactured housing community property, occupancy and collections may be highly seasonal. For example, a manufactured housing community in the southern portion of the United States might earn most of its income from late fall to early spring.

Because tenants at manufactured housing communities tend to be of modest income and means and sometimes unstable employment, they can be frequently late or delinquent on rent, even in cases where the tenant may ultimately pay all its rent due over time. Accordingly, a higher percentage of rental payments may be delinquent than in the case of other income producing properties.

In addition, a manufactured housing community mortgaged property whose use is legally non-conforming can create special zoning risks where, in particular, conformity to current zoning is required upon damage to a certain percentage of the units (as opposed to the pads themselves). Even if building ordinance or law insurance were obtained, a casualty necessitating compliance with current zoning could result in the use’s being discontinued, and available insurance proceeds being insufficient (because of the relatively insignificant value of insurable improvements) to pay off the related mortgage loan. See “—Mortgaged Properties That Are Not in Compliance with Zoning and Building Code Compliance and Use Restrictions Could Adversely Affect Distributions on Your Certificates” and “Description of the Mortgage Pool—Assessments of Property Value and Condition—Zoning and Building Code Compliance” in this free writing prospectus.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the issuing entity are located, in whole or in part, in a flood zone that requires the related borrower to maintain flood insurance if it owns any material structures located therein. In addition, even if there are no material borrower-owned structures located in that flood zone, the potential for flooding may be a deterrent to tenants. See “—The Absence of or Inadequacy of Insurance Coverage on the Property May Adversely Affect Distributions on Your Certificates” in this free writing prospectus.

For purposes of the statistical presentation in this free writing prospectus, the number of units shown for a manufactured housing community mortgaged property includes manufactured home pads and recreational vehicle pads and may also include manager apartments, rental apartments, stick-built homes or other rentable space that are ancillary to the operation of the mortgaged property.

See “Risk Factors—Special Risks Associated with Manufactured Housing Properties” in the accompanying prospectus.

Mixed Use Facilities Have Special Risks

Two (2) mortgaged properties, securing approximately 5.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are mixed use properties, which properties contain a mix of office, retail and industrial properties. Accordingly, each such mortgaged property is subject to the risks described in “—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks” and “—Industrial Properties Have Special Risks” in this free writing prospectus. See Annex A-1 to this free writing prospectus for information regarding tenants that are among the five largest tenants at each mixed use property.

Mixed use properties may also be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

Leased Fee Properties Have Special Risks

Two (2) of the mortgaged properties, representing approximately 4.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are comprised of a fee interest in land subject to a ground lease granted by the borrower to another party, which party owns the improvements. The related leasehold estate is not included in the issuing entity and is operated as a retail and office property.

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the related borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single-tenant commercial property, without the control over the premises that it would ordinarily have as landlord. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and although the leasehold mortgage is generally subject and subordinate to the fee mortgage and the ground lease, the leasehold lender often has notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for a foreclosing lender to sell the fee interest if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are subject to some of the risks associated with the property type of the ground lessee’s use of the premises, in part because that use is a source of revenue for the payment of ground rent. The improvements at the mortgaged property identified on Annex A-1 of this free writing prospectus as Westin New York at Times Square - Leased Fee, which represents security for a mortgage loan representing 4.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is operated as a hospitality property, and the improvements at the mortgaged property identified on Annex A-1 of this free writing prospectus as Kohl’s—Vallejo, which represents security for a mortgage loan representing 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is operated as a retail property. See “—Hospitality Properties Have Special Risks” and “—Retail Properties Have Special Risks” in this free writing prospectus.

See also representation and warranty nos. 18 and 31 on Annex C-1 to this free writing prospectus and the exceptions thereto on Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus).

Industrial Properties Have Special Risks

Seventeen (17) of the mortgaged properties, representing approximately 3.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are industrial properties. Significant factors determining the value of industrial properties include:

●	the quality of tenants;

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use;

●	building design and adaptability; and

●	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include clear heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility. Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (e.g., a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time than other commercial properties and may result in a substantial percentage of leased space expiring in the same year at any particular industrial property.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Further, certain of the industrial properties have tenants that are subject to risks unique to their business, such as cold storage facilities. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Property Type Concentrations” in this free writing prospectus.

Self Storage Properties Have Special Risks

Eleven (11) of the mortgaged properties, representing approximately 3.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are self storage properties. See “Risk Factors—Special Risks of Mortgage Loans Secured by Warehouse and Self Storage Facilities” in the accompanying prospectus.

Some of the self storage mortgaged properties securing mortgage loans in the trust may lease a significant portion of the related mortgaged property to a single tenant. See “—Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment” below. In addition, some of the self storage mortgaged properties securing mortgage loans in the trust may have a material portion of the mortgaged property leased to tenants for the storage of recreational vehicles and/or boats or may derive income from sources unrelated to self storage such as cell phone tower leases, truck rentals for self moves, box sales and auction income. Tenants for such space tend to be more transient and the net cash flow for the related mortgaged property may be subject to greater fluctuations. See Annex A-1, including the footnotes thereto, to this free writing prospectus for information regarding the self storage mortgaged properties that use a material portion of the mortgaged property for recreational vehicle leases.

In addition, tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a mortgaged property included an inspection of the contents of the self storage units at the self storage mortgaged properties and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Furthermore, certain mortgage loans may be secured by self storage properties that are affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is generally restricted. In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor’s consent.

Various Limitations and Restrictions Imposed by Affordable Housing Covenants or Programs May Result in Losses on the Mortgage Loans

Certain of the mortgage loans are or, in the future, may be secured by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled or the benefits thereunder are reduced, those circumstances could result in less income for the project. These programs may entail, among other restrictions:

●	rent limitations that would adversely affect the ability of a borrower to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses;

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates; and

●	with respect to residential cooperative properties, restrictions on the sale price for which units may be re-sold.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Loans—Property Type Concentrations” in this free writing prospectus.

Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment

Repayment of mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the related borrowers and property managers to renew the leases or to relet the space on comparable terms. In addition, there are other factors, including changes in zoning or tax laws, restrictive covenants, tenant exclusives and rights of first refusal or rights of first offer to lease or purchase, the availability of credit for refinancing and changes in interest rate levels that may adversely affect the value of a project and/or the borrower’s ability to sell or refinance without necessarily affecting the ability to generate current income. Certain mortgaged properties securing the mortgage loans may be leased in whole or in part to government-sponsored tenants whose ability to pay rent depends on appropriations and some of whom have the right to cancel their leases at any time because of lack of appropriations. In some of these cases, the government-sponsored tenant has the right to terminate its lease at any time for any reason. See Annex A-1 for an identification of any government-sponsored tenant that constitutes one of the five largest tenants (or, if applicable, the single tenant) at any such mortgaged property.

In addition, certain mortgaged properties may have significant tenants or groups of tenants, that are paying rent but are not in occupancy or may have material vacant space that is not leased, and in certain cases, the occupancy rate (calculated as described in Annex B to this free writing prospectus) is less than 80%. Certain mortgaged properties may have tenants who have executed leases but have not yet taken occupancy or commenced rent payments. Additionally, certain mortgaged properties may have a tenant that has taken possession of the space demised under its lease with the related borrower, but has not yet commenced payments of rent due under the lease. See Annex A-1, including the footnotes thereto, to this free writing prospectus for information regarding the occupancy rate for each of the mortgaged properties, as well as information with respect to the five (5) largest tenants at each retail, office, industrial and mixed use mortgaged property that are not fully occupying their leased space or fully paying rent. In addition, certain mortgaged properties may have leases out for signature with potential tenants and where indicated, occupancy figures may be presented with the expectation that such leases will be executed and that the related tenants will take, or have taken, occupancy. See Annex A-1, including the footnotes thereto, to this free writing prospectus.

In other instances, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. We cannot assure you that any space “leased” by a borrower affiliate will eventually be occupied by third party tenants (or, if they are so occupied that they will be leased at the same rental rate as was applicable under the master lease), and consequently, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. These risks may be mitigated when mortgaged properties are leased to unrelated third parties. For example, with respect to the mortgaged property identified on Annex A-1 to this free writing prospectus as 465 Park Avenue Retail Condominium, representing approximately 1.6% of aggregate principal balance of the pool of mortgage loans as of the cut-off date, an entity for which the related borrower sponsor is the owner, president and chief executive officer, executed a 12-year master lease for the entire property, which is guaranteed by the related borrower sponsor. The master lease is expected to expire as leases with third party tenants are executed; however, we make no assurances that the mortgaged property will be successfully leased or that the master tenant will have sufficient funds to meet its obligations under the master lease during that period. See “Description of the Mortgage Pool—Tenant and Other Third Party Matters” in this free writing prospectus.

In addition, certain mortgaged properties have “dark” space where a tenant has vacated its premises. Any “dark” space may cause the mortgaged property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations under the lease. Certain mortgaged properties may also have leased or unleased “dark” space or adjoin properties with “dark” spaces or “dark” shadow anchors. We cannot assure you that the tenants at those mortgaged properties will continue to fulfill their lease obligations or that the space will be relet. See “—Tenant Early Termination Options Entail Special Risks” below, “Description of the Mortgage Pool—Tenant or Other Third Party Matters—Lease Terminations and Expirations” in this free writing prospectus and Annex A-1 to this free writing prospectus, including the footnotes thereto.

In addition, with respect to certain of the mortgage loans, certain of the tenants at the related mortgaged property(ies) or other persons have rights of first refusal or offer and/or purchase options on a related mortgaged property or portions thereof in accordance with the terms of the related tenant leases or other recorded documents affecting such mortgaged property. In many cases such rights of first refusal or offer and/or purchase options of tenants or other persons are not subject to the related mortgage or remain applicable to the acceptance of a deed-in-lieu of foreclosure or a foreclosure sale or any subsequent sales of REO property by the special servicer. As a result, we cannot assure you that the mortgagee’s ability to sell the related mortgaged property at or after foreclosure will not be impaired or that the foreclosure proceeds or sale proceeds in a post-foreclosure sale will not be adversely affected. See “Description of the Mortgage Pool—Tenant or Other Third Party Matters” in this free writing prospectus. See also representation and warranty no. 8 on Annex C-1 to this free writing prospectus and the exceptions thereto on Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus.

In addition, certain of the mortgaged properties, including mortgaged properties securing the fifteen largest mortgage loans, have material lease rollover risks involving the sole tenant or one of the five largest tenants, including (i) lease renewal or termination dates that occur prior to or shortly following the related loan maturity date, (ii) termination options that are exercisable prior to or shortly following the related loan maturity date, and/or (iii) leases that expire during a single calendar year or rolling 12-month period during the term of the mortgage loan. Prospective investors are encouraged to review the lease expirations for major tenants and the tenant rollover summary for certain of the top fifteen mortgage loans under the charts entitled “Major Tenants” and “Lease Expiration Schedule” in “Summaries of the Fifteen Largest Mortgage Loans—AmericasMart”, “—The Outlet Collection | Jersey Gardens”, “—Miami International Airport Industrial Portfolio”, “—FRAPAG Portfolio”, “—Canadian Pacific Plaza”, “—Caruth Plaza”, “—West Side Mall” and “—The Pointe at Wellington Green” attached as Annex A-3 to this free writing prospectus and to review the lease expiration dates and corresponding size of each of the five largest tenants at each of the mortgaged properties on Annex A-1, including the footnotes thereto, to this free writing prospectus. We cannot assure you that (1) leases that expire can be renewed, (2) the space covered by leases that expire or are terminated can be re-leased in a timely manner at comparable rents or on comparable terms or (3) the related borrower will have the cash or be able to obtain the financing to fund any required tenant improvements. Further, lease provisions among tenants may conflict in certain instances, or leases may contain restrictions on the use of parcels near the related mortgaged property for which there is no corresponding restrictive covenant of record, in each case creating termination or other risks. Income from and the market value of the mortgaged properties securing the mortgage loans would be adversely affected if vacant space in the mortgaged properties could not be leased for a significant period of time, if tenants were unable to meet their lease obligations or if, for any other reason, rental payments could not be collected or if one or more tenants ceased operations at the mortgaged property. Upon the occurrence of an event of default by a tenant, delays and costs in enforcing the lessor’s rights could occur. If a significant portion of a mortgaged property is leased to a single tenant, the failure of the borrower to relet that portion of the subject mortgaged property if that tenant vacates or fails to perform its obligations will have a greater adverse effect on your investment than if the subject mortgaged property were leased to a greater number of tenants. Prospective investors are encouraged to see “Description of the Mortgage Pool—Tenant or Other Third Party Matters—Lease Terminations and Expirations” in this free writing prospectus.

In addition, certain tenants at the mortgaged properties securing the mortgage loans may be entitled to terminate their leases or reduce their rents based upon negotiated lease provisions if, for example, an anchor, shadow anchor or other significant tenant ceases operations, or occupancy declines below a specified percentage, at the related mortgaged property. In these cases, we cannot assure you that the operation of these provisions will not allow a termination or rent reduction. See “—Tenant Early Termination Options Entail Special Risks” below and, with respect to the five (5) largest tenants for which certain co-tenancy related remedies may currently be (or in the near future likely may be) enforced, and Annex A-1 to this free writing prospectus, including the footnotes thereto. A tenant’s lease may also be terminated or its terms otherwise adversely affected if a tenant becomes the subject of a bankruptcy proceeding.

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the related mortgaged properties. See “Description of the Mortgage Pool—Tenant or Other Third Party Matters—Lease Terminations and Expirations,” “—Tenant or Other Third Party Matters” and “—Other Matters” in this free writing prospectus for additional information on lease terminations and expirations at the mortgaged properties.

Twenty-seven (27) of the mortgage loans that are secured by retail, office, industrial and/or mixed-use properties, have either upfront, monthly and/or springing reserves for tenant improvements and leasing commissions which may serve to defray such costs. These mortgage loans represent approximately 93.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date secured by retail, office, industrial and/or mixed-use properties. We cannot assure you, however, that the funds (if any) held in such reserves for tenant improvements and leasing commissions will be sufficient to cover any of the costs and expenses associated with tenant improvements or leasing commission obligations. In addition, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing rights and protecting its investment, including costs incurred in renovating or reletting the property.

If a mortgaged property has multiple tenants, re-leasing costs and costs of enforcing remedies against defaulting tenants may be incurred more frequently than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. These costs may cause a borrower to default in its other obligations which could reduce cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Additionally, there may be several cases in which a particular entity is a tenant at more than one of the mortgaged properties, and although it may not be one of the five largest tenants at any of those properties, it is significant to the success of the properties, and therefore the mortgage loans, in the aggregate.

Tenant Early Termination Options Entail Special Risks

Retail leases often (and office leases may) give tenants the right to terminate the related lease or abate or reduce the related rent (i) if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases, (ii) if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions, (iii) if the related borrower fails to provide a designated number of parking spaces, (iv) if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility or a tenant’s use of the mortgaged property, (v) upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time, (vi) if a tenant’s use is not permitted by zoning or applicable law, (vii) if the landlord defaults on its obligations under the lease, (viii) if a tenant’s sales do not equal or exceed specified targets or other performance related conditions, including co-tenancy requirements, are not satisfied, or (ix) if the landlord cannot satisfy a tenant’s expansion option. In each identified instance the borrower may have interests adverse to the mortgagee, and we cannot assure you that the borrower will not take actions that may trigger a tenant’s right to terminate its lease if such borrower believes that such action may otherwise benefit it or its affiliates to do so, even where such action is to the detriment of the mortgaged property. For examples of certain tenant termination rights, including unilateral, tenant-based performance or live or imminent co-tenancy-based termination remedies among the five (5) largest tenants at each mortgaged property, see Annex A-1, including the footnotes thereto, and the “Lease Expiration Schedule”, including the footnotes thereto, in “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this free writing prospectus.

In addition, it is common for tenants at anchored or shadow-anchored retail centers to have the right to terminate their lease or abate or reduce rent if the anchor or shadow anchor tenant goes dark. Even if tenants do not have termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, we cannot assure you that any loss of an anchor tenant will not have a material adverse impact on the non-anchor tenants’ ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. If an anchor tenant goes dark, generally the borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain of the tenant leases for the mortgaged properties permit the related tenant to terminate its lease and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time. We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights. Furthermore, certain of the tenant leases for the mortgaged properties permit the affected tenants to terminate their leases and/or abate or reduce rent if a specified percentage of the tenants cease to operate at the applicable mortgaged property or if certain tenants at the applicable mortgaged property or at an adjacent or nearby property terminate their leases or go dark, or if a competitor commences operations at the subject mortgaged property or an adjacent or nearby property.

In addition to termination options tied to certain triggers as set forth above that are common with respect to retail properties and may apply to certain office properties, certain tenant leases permit the related tenant to terminate its lease either unilaterally or on the occurrence of other triggers.

Any exercise of termination rights permitting a tenant to terminate its lease could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. We cannot assure you that any vacated space could or would be relet or the revenues replaced. Furthermore, we cannot assure you that the foregoing termination and/or abatement rights will not arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant or Other Third Party Matters—Lease Terminations and Expirations” in this free writing prospectus for additional information regarding early termination options affecting the mortgaged properties.

Tenant Bankruptcies May Adversely Affect the Income Produced by the Mortgaged Properties and May Adversely Affect the Distributions on Your Certificates

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, industrial and office properties, may adversely affect the income produced by the related mortgaged property. Under the U.S. bankruptcy code, a tenant/debtor has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant, absent collateral securing the claim. The claim would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition, or earlier repossession or surrender of the leased premises, plus the rent under the lease for the greater of one year, or 15%, not to exceed three years, of the remaining term of such lease, and the actual amount of the recovery could be less than the amount of the claim. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in this free writing prospectus.

Various Loan-Level Conflicts of Interest May Have an Adverse Effect on Your Certificates

Conflicts Between Managers and the Borrowers. Substantially all of the property managers for the mortgaged properties securing the mortgage loans or their affiliates manage additional properties, including properties that may compete with those mortgaged properties. Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties securing the mortgage loans may accordingly experience conflicts of interest in the management of those mortgaged properties.

Mortgaged Properties Leased to Borrowers or Borrower-Affiliated Entities Also Have Risks. If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, a landlord may be more inclined to waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. One situation in which such a conflict may arise is in the case of certain manufactured housing community mortgaged properties. There may be a master lease with respect to the related pads between the borrower, as landlord, and an affiliate of the borrower, as tenant and owner of certain leased mobile homes. In other cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. We cannot assure you that any space “leased” by a borrower affiliate will eventually be occupied by third party tenants and consequently, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. These risks may be mitigated when mortgaged properties are leased to unrelated third parties. See “Description of the Mortgage Pool—Tenant and Other Third Party Matters” in this free writing prospectus.

We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. Insofar as a borrower affiliate leases space at a mortgaged property, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. These risks may be mitigated when mortgaged properties are entirely leased to unrelated third parties. See Annex A-1, including the footnotes thereto, to this free writing prospectus.

A Concentration of Mortgaged Properties in One or More Geographic Areas Reduces Diversification and May Increase the Risk that Your Certificates May Not Be Paid in Full

Mortgaged properties located in Georgia, Florida, Pennsylvania, Texas, New Jersey, New York and California represent security for approximately 15.0%, 12.2%, 10.4%, 8.1%, 6.5%, 6.0% and 5.9%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, and collectively secure approximately 64.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to geographic areas or the regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that adverse economic or other developments or natural or man-made disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns when others have not. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. In addition, local or regional economies may be adversely affected to a greater degree than other areas of the country by developments affecting industries concentrated in such area. Certain mortgaged properties are located in areas whose economic well-being may be heavily dependent on one or a few particular employers, which may be from the public sector (including military bases) or the private sector. A decline in the general economic condition in the region in which mortgaged properties securing the related mortgage loans are located would result in a decrease in consumer demand in the region and the income from and market value of the mortgaged properties may be adversely affected.

Several mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets. Mortgage loans secured by mortgaged properties in these secondary or tertiary markets may be more susceptible to the impacts of risks disclosed herein.

Other regional factors—e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies—also may adversely affect the mortgaged properties. Mortgaged properties in certain regional areas may be more susceptible to certain hazards (such as earthquakes, widespread fires, hurricanes or floods) than properties in other parts of the country and properties located in coastal states may be more susceptible to hurricanes than properties in other parts of the country. As a result, areas affected by such events often experience disruptions in travel, transportation and tourism, loss of jobs and an overall decrease in consumer activity, and often a decline in real estate-related investments. There can be no assurance that the economies in such impacted areas will recover sufficiently to support income producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. Furthermore, the mortgage loans do not all require flood insurance on the related mortgaged property unless they are in flood zones and flood insurance is available. We cannot assure you that any hurricane damage would be covered by insurance. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Maintenance of Insurance” and “Certain Legal Aspects of the

Mortgage Loans” in this free writing prospectus and “Description of the Pooling and Servicing Agreements—Hazard Insurance Policies” in the accompanying prospectus.

On October 29, 2012, Hurricane Sandy made landfall approximately five miles southwest of Atlantic City, New Jersey, causing extensive damage to coastal and inland areas in the eastern United States, including many states where mortgaged properties are located. The damage to the affected areas includes, among other things, flooding, wind and water damage, forced evacuations and fire damage. The cost of the hurricane’s impact, due to the physical damage it caused, as well as the related economic impact, is expected to be significant for some period of time, particularly in the areas most directly damaged by the storm. Notwithstanding that any material damage suffered as a result of Hurricane Sandy by a mortgaged property securing a mortgage loan to be included in the series 2014-LC14 trust has been repaired, one or more mortgaged properties may continue to be affected by changes in the regional or local economies that have resulted or may result from the hurricane.

See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Property Type Concentrations” in this free writing prospectus.

The Concentration of Loans and Number of Loans with the Same or Related Borrowers Increases the Possibility of Loss on the Loans Which Could Reduce Distributions on Your Certificates

The effect of mortgage pool loan losses will be more severe:

●	if the pool is comprised of a small number of mortgage loans, each with a relatively large principal amount; or

●	if the losses relate to loans that account for a disproportionately large percentage of the pool’s aggregate principal balance of all mortgage loans.

The largest mortgage loan or group of cross-collateralized mortgage loans represents approximately 11.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The three, five and ten largest mortgage loans or groups of cross-collateralized mortgage loans represent approximately 24.7%, 32.9% and 48.6%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans; Mortgage Loans with Affiliated Borrowers” in this free writing prospectus and the “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this free writing prospectus.

In addition, the mortgage pool includes some groups of mortgage loans where the mortgage loans in the particular group are not cross-collateralized or cross-defaulted but were made to borrowers related through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans; Mortgage Loans with Affiliated Borrowers”.

Tenant Concentration Increases the Risk That Cash Flow Will Be Interrupted, Which Could Reduce Distributions on Your Certificates

A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single or large tenant or a small number of tenants because rent interruptions by a tenant may cause the borrower to default on its obligations to the lender. Mortgaged properties leased to a single tenant or a small number of tenants also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease or defaults under its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

A number of mortgaged properties securing the mortgage loans, including certain mortgage loans in the top fifteen mortgage loans included on Annex A-3 to this free writing prospectus have single tenant leases that expire during the term of the related mortgage loan or shortly thereafter or have a significant portion of the leases that expire or can be terminated in a particular year, or portion thereof, at the related mortgaged property.

Another factor that you should consider is that office, retail and industrial properties, and mixed-use properties that are used for office, retail and/or industrial purposes, also may be adversely affected if there is a concentration of a particular tenant or of tenants in the same or similar business or industry. In these cases, a problem with a particular tenant could have a disproportionately large impact on the pool of mortgage loans and adversely affect distributions to certificateholders. Similarly, an adverse economic impact with respect to a particular industry could also have a disproportionately large impact on one or more particular mortgage loans or on the pool of mortgage loans if various tenants are concentrated in a particular industry.

For further information with respect to tenant concentrations, prospective investors are encouraged to review the information with respect to the five (5) largest tenants at each mortgaged property on Annex A-1 to this free writing prospectus and “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this free writing prospectus, under the charts entitled “Major Tenants” and “Lease Expiration Schedules” therein.

Limitations on the Enforceability of Multi-Borrower/Multi-Property and Multi-Borrower/Multiple Parcel Arrangements May Have an Adverse Effect on Recourse in the Event of a Default on a Mortgage Loan

Nine (9) of the mortgage loans, representing approximately 20.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related multi-property or multi-parcel mortgage loan. In addition, there is one (1) group of cross-collateralized mortgage loans, Hilton Garden Inn - Indianapolis Airport and Hampton Inn - Ameriplex, collectively representing approximately 1.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, that involve multiple borrowers.

Arrangements whereby multiple borrowers grant their respective mortgaged properties or parcels of individual mortgaged properties as security for a multi-property mortgage loan or group of cross-collateralized mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers. Under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of a property interest, including the granting of a mortgage lien or a security interest, by a person may be voided under certain circumstances if:

●	the person did not receive fair consideration or reasonably equivalent value in exchange for the obligation or transfer; and

●	the person:

(1)	was insolvent at the time of the incurrence of the obligation or transfer, or rendered insolvent by such obligations or transfer, or

(2)
was engaged in a business or a transaction or was about to engage in a business or a transaction, for which the person’s assets constituted an unreasonably small amount of capital after giving effect to the incurrence of the obligation or the transfer, or

(3)	intended to incur, or believed that it would incur, debts that would be beyond the person’s ability to pay as those debts matured.

Accordingly, a lien granted by a borrower could be avoided if a court were to determine that:

●	the borrower did not receive fair consideration or reasonably equivalent value when pledging its mortgaged property or parcel for the equal benefit of the other related borrowers; and

●	the borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured.

We cannot assure you that a lien granted by a borrower on its mortgaged property or parcel to secure a multi-borrower/multi-property mortgage loan, a multi-borrower/multiple-parcel mortgage loan or a group of cross-collateralized mortgage loans, or any payment thereon, would not be avoided as a fraudulent conveyance.

In addition, when multiple real properties or parcels secure a mortgage loan or a group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties or parcels may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property or parcel and will limit the extent to which proceeds from the property or parcel will be available to offset declines in value of the other properties or parcels securing the same mortgage loan or a group of cross-collateralized mortgage loans. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool” in this free writing prospectus for more information regarding any multi-property mortgage loans or multiple-parcel mortgage loans in the trust fund.

Borrowers’ Recent Acquisition of the Mortgaged Properties Causes Uncertainty

The related borrowers or their sponsor or affiliates, as applicable, under twenty-four (24) mortgage loans, representing approximately 35.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, acquired all or part of their related mortgaged property contemporaneously with the origination of the related mortgage loan. Such borrowers, or others who acquired their related mortgaged property within the past twelve (12) months, may have limited experience operating the particular mortgaged properties. The net operating income and cash flow of such mortgaged properties may, therefore, vary significantly from the operations, net operating income and cash flow generated by the related mortgaged properties under prior ownership and management. For certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties. See “—Certain Mortgaged Properties May Have a Limited Operating History” below, and Annex A-1 to this free writing prospectus.

Certain Mortgaged Properties May Have a Limited Operating History

The mortgaged properties securing certain of the mortgage loans are newly constructed, recently opened, recently acquired and/or recently renovated to a substantial extent and, as such, have a limited operating history. We cannot assure you that any of the mortgaged properties, including the aforementioned mortgaged properties, will perform as anticipated. See “—Borrowers’ Recent Acquisition of the Mortgaged Properties Causes Uncertainty” above and, for loan purpose and certain historical operating information, Annex A-1, including the footnotes thereto, to this free writing prospectus. See also “Summaries of the Fifteen Largest Mortgage Loans—Marriott Courtyard – Maui” and “—West Side Mall” in Annex A-3 to this free writing prospectus.

Risks Related to Redevelopment and Renovation at the Mortgaged Properties

Certain of the mortgaged properties are properties that are currently undergoing or are expected to undergo in the future redevelopment or renovation, including, in the case of several hospitality properties, pursuant to property improvement plans required by the related franchisor. The existence of construction or renovation at a mortgaged property may make space unavailable to rent or may make the mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income.

To the extent applicable, we cannot assure you that any escrow or reserve collected will be sufficient to complete any current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents. In addition, in the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan. Additionally, we cannot assure you that any current or planned redevelopment, renovation or expansion will be completed, that such redevelopment, renovation or expansion will be completed in the time frame contemplated, or that, when and if redevelopment, renovation or expansion is completed, such redevelopment, renovation or expansion will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan, which could affect the ability of the related borrower to repay amounts due under such mortgage loan. In the event the related borrower (or a tenant, if applicable) fails to pay the costs of work completed or material delivered in connection with ongoing redevelopment, renovation or expansion, the portion of the mortgaged property on which there is construction may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan. The existence of construction at a mortgaged property may make such mortgaged property less attractive to tenants or their customers or, in the case of hospitality properties may require that a portion of the mortgaged property not be used during that renovation and, accordingly, could have a negative effect on net operating income. See Annex A-1 to this free writing prospectus and the accompanying footnotes for additional information.

If the special servicer forecloses on behalf of the trust fund on a mortgaged property that is being redeveloped, renovated or expanded, pursuant to the REMIC provisions, the special servicer will only be permitted to arrange for completion of the redevelopment, renovation or expansion if more than 10% of the costs of construction were incurred at the time the default on the related mortgage loan became imminent. As a result, the trust fund may not realize as much proceeds upon disposition of a foreclosure property as it would if it were permitted to complete construction. See “—The Operation of a Mortgaged Property Following Foreclosure May Affect the Tax Status of the Trust Fund and May Adversely Affect Distributions on Your Certificates” in this free writing prospectus.

Risks of the Anticipated Repayment Date Loans

Certain of the mortgage loans included in the mortgage pool are subject to mortgage loan documents which provide that, on or after a certain date (referred to as the “anticipated repayment date”), if the related borrower has not repaid the related mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate. Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service, the funding of reserves and certain budgeted or reasonable expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. Although these provisions may create an incentive for the related borrower to repay the related mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to make any such payment. While interest at the initial mortgage rate continues to accrue and be payable on a current basis on each such mortgage loan after its anticipated repayment date, the payment of excess interest may be deferred and, if not added to the outstanding principal balance of the related mortgage loan, will be required to be paid, with interest (to the extent permitted under applicable law and the related mortgage loan documents), only after the outstanding principal balance of the related mortgage loan has been paid in full. If post-anticipated repayment date excess interest is added to the outstanding principal balance of the related mortgage loan, then interest on that capitalized interest also will be added to the outstanding principal balance of the related mortgage loan and not payable currently. Pursuant to the pooling and servicing agreement, upon payment in full of the outstanding principal balance of the mortgage loan (excluding any excess interest that has been added to such outstanding principal balance), any excess interest that has been deferred (including excess interest that has been added to the outstanding principal balance), to the extent actually collected, will be paid to the holders of the Class V certificates, which are not offered by this free writing prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” in this free writing prospectus.

Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property

Some of the mortgaged properties securing mortgage loans in the trust may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. This is because:

●	converting commercial properties to alternate uses or converting single-tenant commercial properties to multi-tenant properties generally requires substantial capital expenditures; and

●	zoning, land use or other restrictions also may prevent alternative uses.

For example, mortgaged properties that are part of a condominium regime may not be readily convertible due to use and other restrictive covenants imposed by the condominium declaration and other related documents, especially in a situation where such mortgaged property does not represent the entire condominium regime. Additionally, any vacant movie theater space would not easily be converted to other uses due to the unique construction requirements of movie theaters. In addition, converting self storage, restaurant, manufactured housing community or fitness centers and other facilities related to physical fitness or other specialty use space to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such mortgaged properties. Furthermore, certain mortgaged properties may be subject to certain use restrictions and/or low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses.

Condominium interests in buildings and/or other improvements in some cases constitute less than a majority of such voting rights and result in the related borrower not having control of the related condominium or owners association. The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant impact on the related mortgage loans in the trust fund that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans. In addition, with respect to any such mortgage loan, there are certain circumstances when insurance proceeds must be used to repair and restore the related mortgaged property in accordance with the terms of the governing documents for the related condominium.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such a mortgaged property will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Condominium Structures” in this free writing prospectus.

Some of the mortgaged properties may have been designated as historic or landmark buildings or are located in areas designated as historic or landmark. Such properties may have restrictions related to renovations, construction or other restrictions and may not be permitted to be converted to alternative uses because of such restrictions. See “Description of the Mortgage Pool—Assessments of Property Value and Condition—Zoning and Building Code Compliance” in this free writing prospectus.

The liquidation value of a mortgaged property not readily convertible to an alternative use may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses. If a mortgaged property of this type were liquidated and a lower liquidation value were obtained, less funds would be available for distributions on your certificates. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Property Type Concentrations” in this free writing prospectus.

We Cannot Assure You That Any Upfront or Ongoing Deposits Made by a Borrower to Any Reserve in Respect of a Mortgaged Property Will Be Sufficient To Offset Any Cash Flow Shortfalls That May Occur at the Related Mortgaged Property

The borrowers under some of the mortgage loans made upfront deposits, and/or agreed to make ongoing deposits, to reserves for the payment of various anticipated or potential expenditures, such as (but not limited to) the costs of tenant improvements and leasing commissions and recommended immediate repairs. However, we cannot assure you that any such reserve will be sufficient for its intended purpose. We also cannot assure you that cash flow from the related mortgaged properties will be sufficient to fully fund any applicable ongoing monthly reserve requirements.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Many of the mortgage loans do not require the related borrower presently to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

If a Borrower is Unable To Repay Its Loan on Its Maturity Date, You May Experience a Loss or Delay in Distributions on Your Certificates

As described in this free writing prospectus, all of the mortgage loans (and any related pari passu companion loan) are balloon loans or ARD loans. All of the mortgage loans have amortization schedules that are significantly longer than their respective terms, and many of the mortgage loans require only payments of interest for part or all of their respective terms to maturity or anticipated repayment date, as applicable. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Amortization Characteristics” in this free writing prospectus. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment or ARD payment at maturity or on the anticipated repayment date and (ii) lead to increased losses for the trust either during the loan term or at maturity or such anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan. The ability of a borrower to make the required balloon or ARD payment at maturity or on the anticipated repayment date depends upon its ability either to refinance the related mortgage loan (including any related pari passu companion loan) or to sell the mortgaged property for an amount that is sufficient to repay the mortgage loan (including any related pari passu companion loan) in full with interest. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial properties, which may fluctuate over time;

●	prevailing interest rates;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	tax laws; and

●	prevailing general and regional economic conditions.

See “Risk Factors—Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default” in the accompanying prospectus for additional risk factor considerations.

None of the mortgage loan sellers, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer to extend and modify mortgage loans (other than any non-serviced pari passu mortgage loan, each of which will be serviced pursuant to the WFRBS 2013-C18 pooling and servicing agreement) in a manner consistent with the servicing standard, subject to the limitations described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Modifications, Waivers, Amendments and Consents” in this free writing prospectus. We cannot assure you, however, that any extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, and any delay in collection of an ARD payment that would otherwise be distributable on your certificates, will likely extend the weighted average life of your certificates.

Neither the master servicer nor the special servicer will have the ability to extend or modify any non-serviced pari passu mortgage loan because each such non-serviced pari passu mortgage loan will be serviced by another master servicer and special servicer pursuant to the WFRBS 2013-C18 pooling and servicing agreement, which contains provisions that are substantially similar in all material respects to or materially consistent with the provisions of the pooling and servicing agreement for this transaction. Any delay in collection of a balloon payment that would otherwise be distributable in respect of a class of certificates, whether such delay is due to a borrower default or to modification of the related non-serviced pari passu mortgage loan by the special servicer servicing such non-serviced pari passu mortgage loan, will likely extend the weighted average life of such class of certificates.

A Borrower’s Other Loans May Reduce the Cash Flow Available to the Mortgaged Property Which May Adversely Affect Distributions on Your Certificates; Mezzanine Financing Reduces a Principal’s Equity in, and Therefore Its Incentive to Support, a Mortgaged Property

The borrowers or their affiliates under some of the mortgage loans have incurred, or are permitted to incur in the future, other indebtedness that is secured by the related mortgaged properties or direct or indirect ownership interests in the borrower, including mezzanine indebtedness. In addition, certain of the mortgage loans permit certain affiliates of the borrower to advance funds to other affiliates on an unsecured basis. See “Description of the Mortgage Pool—Subordinate and/or Other Financing” in this free writing prospectus.

Furthermore, the mortgage loans generally do not prohibit indebtedness that is secured by equipment or other personal property located at the mortgaged property, trade payables or other obligations in the ordinary course of business relating to the mortgaged property. See “Description of the Mortgage Pool—Subordinate and/or Other Financing” and Annex A-1 to this free writing prospectus. Except as described in that section and Annex A-1, we make no representation with respect to the mortgage loans as to whether any subordinate financing currently encumbers any mortgaged property, whether any borrower has incurred, or is permitted to incur in the future, material unsecured debt or whether a third-party holds debt secured by a pledge of an equity interest in a related borrower.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, in general, those borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents are not prohibited from incurring additional debt. Such additional debt may be secured by other property owned by those borrowers. Certain of these borrowers may have already incurred additional debt. In addition, the owners of such borrowers generally are not prohibited from incurring mezzanine debt secured by pledges of their equity interests in those borrowers.

Further, so-called “preferred equity” structures, where a special limited partner or member receives a preferred return in exchange for an infusion of capital, can present risks that resemble additional debt, including dilution of the sponsor’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return, and potential changes in the management of the mortgaged property.

When a mortgage loan borrower, or its constituent members, also has one or more other outstanding loans, even if the loans are pari passu or subordinated or are mezzanine loans or cooperative share loans such as those described above not directly secured by the mortgaged property or preferred equity obligations, the trust is subjected to additional risks. For example, the borrower may have difficulty servicing and repaying multiple loans or meeting its preferred equity obligations. Also, the existence of another loan or a preferred equity obligation generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan or sell the related mortgaged property and may thus jeopardize the borrower’s ability to make any balloon payment due under the mortgage loan at maturity (or to repay an ARD loan on or near its anticipated repayment date). Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property. Debt that is incurred by an equity owner of a borrower and is the subject of a guaranty of such borrower or is secured by a pledge of the equity ownership interests in such borrower or a preferred equity obligation effectively reduces the equity owners’ economic stake in the related mortgaged property. While the mezzanine lender has no security interest in or rights to the related mortgaged property, a default under the mezzanine loan could cause a change in control of the related borrower. The existence of such debt or a preferred equity obligation may reduce cash flow on the related borrower’s mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to suffer by not making capital infusions to support the mortgaged property.

Additionally, if the borrower, or its constituent members, is obligated to another lender, actions taken by such other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust fund. If a junior lender files an involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay enforcement by a junior lender, the trust’s ability to foreclose on the mortgaged property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of a junior lender also may operate to stay foreclosure by the trust.

Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

See “Description of the Mortgage Pool—Subordinate and/or Other Financing” and Annex A-1 to this free writing prospectus and see also representation and warranty no. 9 in Annex C-1 to this free writing prospectus and the exceptions thereto in Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus). See also “Summaries of the Fifteen Largest Mortgage Loans—PennCap Portfolio”, “—Westin New York at Times Square—Leased Fee”, “—Miami International Airport Industrial Portfolio”, “—Williams Center Towers”, “—Calidus Student Housing Portfolio”, “—Museo Apartments”, “—West Side Mall” and “—The Pointe at Wellington Green” attached as Annex A-3 to this free writing prospectus.

Litigation Arising Out of Ordinary Business or Other Activities of the Borrowers, Borrower Principals, Sponsors and Managers Could Adversely Affect Distributions on Your Certificates

There may be pending or threatened legal proceedings against the borrowers, the borrower principals, the sponsors and the managers of the mortgaged properties securing the mortgage loans and/or their respective affiliates arising out of their ordinary course of business. Some disputes may result in liability to a borrower which may have a negative impact on a borrower’s financial condition or ability to perform its obligations under the related mortgage loan documents or may distract executive management of a property manager and negatively impact their ability to effectively manage the related mortgaged property. We cannot assure you that any such litigation would not have a material adverse effect on your certificates.

Additionally there may be past, pending or threatened litigation against a borrower, borrower principal, sponsor or manager of a mortgaged property securing the mortgage loans and/or their respective affiliates due to activities unrelated to the mortgaged property.

We cannot assure you that such past, pending or future litigation or the related circumstances would not have a material adverse effect on your certificates.

See “Description of the Mortgage Pool—Litigation Considerations” in this free writing prospectus for additional information regarding certain litigation affecting the mortgaged properties and the related borrowers, sponsors, managers and their respective affiliates, and see also representation and warranty no. 15 in Annex C-1 to this free writing prospectus and the exceptions thereto in Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus).

Bankruptcy Proceedings Relating to a Borrower Can Result in Dissolution of the Borrower and the Acceleration of the Related Mortgage Loan and Can Otherwise Impair Repayment of the Related Mortgage Loan

Under the U.S. bankruptcy code, the filing of a bankruptcy petition by or against a borrower will stay the commencement or continuation of a foreclosure action or any deficiency judgment proceeding. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the amount of secured indebtedness may be reduced to the then-current value of the mortgaged property. The lender would become a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. If it otherwise meets the criteria for confirmation established by the U.S. bankruptcy code, a plan of reorganization may:

●	permit a debtor to cure existing defaults and reinstate a mortgage loan;

●	reduce monthly payments due under a mortgage loan;

●	change the rate of interest due on a mortgage loan; or

●	otherwise alter the mortgage loan’s repayment schedule.

Additionally, the trustee of the borrower’s bankruptcy or the borrower, as debtor-in-possession, has special powers to avoid, subordinate or disallow certain debts, liens or other transfers. The claims of the mortgage lender may also be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

The filing of a bankruptcy petition will stay the lender from enforcing a borrower’s assignment of rents and leases. The U.S. bankruptcy code also may interfere with the trustee’s ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or reduce the lender’s receipt of rents. A bankruptcy court may also permit rents otherwise subject to an assignment and/or lockbox arrangement to be used by the borrower to maintain the mortgaged property or for other court authorized expenses.

In addition, the filing of a bankruptcy petition by or with respect to a third party may adversely affect a secured lender’s rights. For example, the filing of a petition by or on behalf of a junior mortgage lien holder may stay the senior mortgage lender from taking action to foreclose out such junior lien. At a minimum, the senior mortgage lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay applicable to such junior mortgage lien holder. Also, the junior lender may vote in the bankruptcy case of the borrower in favor of borrower’s plan of reorganization modifying the rights of the senior lender. Therefore, the existence of a second mortgage on a mortgaged property may adversely affect the interests of the certificateholders in the event of the filing of a petition by or on behalf of a related borrower or a junior lender. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayment and Defeasance Provisions—Other Prepayment Provisions” in this free writing prospectus.

Certain mortgage loans have borrower sponsors that have previously availed themselves of their rights under applicable bankruptcy laws. See “Summaries of the Fifteen Largest Mortgage Loans—Miami International Airport Industrial Portfolio”, “—Caruth Plaza” and “—Williams Center Towers” attached as Annex A-3 to this free writing prospectus. We cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in this free writing prospectus for additional information on certain mortgage loans in the trust.

As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

The mortgage pool includes some groups of mortgage loans where the mortgage loans in the particular group are not cross-collateralized or cross-defaulted but were made to borrowers related through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans; Mortgage Loans with Affiliated Borrowers” in this free writing prospectus. The bankruptcy or insolvency of any such borrower or respective affiliate could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a person that owns or controls several mortgaged properties experiences financial difficulty at one such property, it could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related mortgage loans.

As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

A number of the borrowers under the mortgage loans are limited or general partnerships. Under some circumstances, the bankruptcy of a general partner of the partnership may result in the dissolution of that partnership. The dissolution of a borrower partnership, the winding up of its affairs and the distribution of its assets could result in an early repayment of the related mortgage loan.

With respect to certain of the mortgage loans, the borrowers may own the related mortgaged property as tenants-in-common. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for all mortgage loans are special purpose entities. See “—Tenancies in Common May Hinder Recovery” and “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Property Type Concentrations” and “—Tenancies in Common” in this free writing prospectus.

Mortgage Loans With Borrowers That Are Not Bankruptcy Remote Entities or That Do Not Have Non-Recourse Carveout Guarantees May Be More Likely To File Bankruptcy Petitions or Take Other Actions That May Adversely Affect Distributions on Your Certificates

While many of the borrowers under the mortgage loans have agreed to certain special purpose covenants to limit the bankruptcy risk arising from activities unrelated to the operation of the mortgaged property, some borrowers under the mortgage loans are not special purpose entities. Additionally, most borrowers under the mortgage loans and their owners do not have an independent director whose consent would be required to file a bankruptcy petition on behalf of such borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower’s affiliate and is not justified by the borrower’s own economic circumstances.

Additionally, it is common for non-recourse mortgage loans to provide for certain carveouts to the non-recourse provisions, such as for fraud and other bad acts. Often, an individual or entity separate from the related borrower will provide a guaranty of payment with respect to the non-recourse carveouts. However, some mortgage loans included in the trust do not have separate guarantors for non-recourse carveouts. In addition, with respect to those mortgage loans with separate non-recourse carveout guarantors, many of such guarantors are also guarantors (and in some cases, non-recourse carveout guarantors) with respect to mortgage loans that are not included in the mortgage pool and some of such guarantors may have limited assets and/or liquidity relative to amounts due or potentially due under the related mortgage loan.

One of the purposes of having a separate guarantor for non-recourse carveouts that is liable in the event certain actions are taken with respect to a mortgage loan or the related mortgaged property by the related borrower or guarantor is to limit the likelihood the borrower or guarantor will inappropriately utilize bankruptcy petitions to avoid actions against the related mortgaged property. In addition, having a separate non-recourse carveout guarantor may also limit the likelihood of other bad acts (which may include fraud) by the borrower or guarantor.

Furthermore, non-consolidation opinions were generally not obtained in connection with the origination of mortgage loans with original principal balances of $30 million or less.

Prior Bankruptcies or Other Proceedings May Be Relevant to Future Performance

We cannot assure you that any borrower, or any principal of a borrower, has not been a party to bankruptcy proceedings, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings, in the past or that certain principals have not been equity owners in other mortgaged properties that have been subject to foreclosure proceedings. In addition, with respect to certain mortgaged properties there have been pending or threatened foreclosure proceedings or other material proceedings of the borrowers, the borrower principals and the managers of the mortgaged properties securing the mortgage loans and/or their respective affiliates.

Certain principals of the borrowers under the mortgage loans have previously sponsored real estate projects that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure, and certain of the mortgage loans have refinanced a prior loan secured by the related mortgaged property which prior loan was the subject of a discounted payoff, short sale or other restructuring. If a borrower or a principal of a borrower has been a party to such a proceeding or transaction in the past, we cannot also assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, in bankruptcy or otherwise, in the event of an action or threatened action by the mortgagee or its servicer to enforce the related mortgage loan documents, or that the borrower or principal will otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any foreclosure proceedings or other material proceedings, if one were to occur, will not have a material adverse effect on your investment.

In addition, certain of the mortgage loans have sponsors that have previously filed bankruptcy, which in some cases may have involved the same mortgaged property that currently secures the mortgage loan. In each case, the related entity or person has emerged from bankruptcy. However, we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents.

See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in this free writing prospectus.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan (or loan combination) will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan (or loan combination) may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan (or loan combination) is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

The mortgage loans generally contain a “due-on-sale” clause that, with certain exceptions, permits the holder of the mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers the related mortgaged property or that prohibits the borrower from doing so without the consent of the holder of the mortgage. However, the enforceability of such clauses may be limited under applicable law. In addition, many of the mortgage loans entitle the related borrower or direct or indirect equity holders of the related borrower to enter into assignments and assumptions or transfers of the related mortgaged property or such equity interests in the related borrower, subject to the satisfaction of specified conditions or the lender’s reasonable approval of the transferee. The special servicer (or, in the case of either non-serviced pari passu mortgage loan serviced under the WFRBS 2013-C18 pooling and servicing agreement, the applicable master servicer or special servicer under the WFRBS 2013-C18 pooling and servicing agreement) generally will have authority to determine whether to waive any violation of a due-on-sale or due-on-encumbrance provision or to approve any borrower request for consent to an assignment and assumption of the mortgage loan or a transfer of interests in a borrower. For these reasons, we cannot assure you that the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates.

Provisions Requiring Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions May Not Be Enforceable

Provisions in the mortgage loan documents requiring yield maintenance charges, prepayment premiums or lock-out periods may not be enforceable in some states and under federal bankruptcy law. Provisions in the mortgage loan documents requiring yield maintenance charges or prepayment premiums also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium under a mortgage loan will be enforceable. Also, we cannot assure you that foreclosure proceeds under a mortgage loan will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions in the mortgage loan documents related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

Further, certain loans may permit variations in the mechanics of defeasance transactions that create risk. With respect to certain of the mortgage loans, the related borrower may be permitted to deliver a certificate as to the adequacy of defeasance collateral from parties other than a recognized public accounting firm, and may not be required to obtain a rating agency confirmation in connection with the defeasance.

Substitution of Mortgaged Properties and Debt Severance Provisions May Lead to Increased Risks

Certain of the mortgage loans permit the related borrowers to substitute other similar properties in place of one or more of the mortgaged properties currently securing such mortgage loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayment and Defeasance Provisions—Partial Release and/or Partial Defeasance and/or Substitution” and “—Certain Characteristics of the Mortgage Pool—Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans; Mortgage Loans with Affiliated Borrowers” in this free writing prospectus.

If a mortgage loan allows substitution of real estate collateral, the different characteristics of any substitute properties (such as location) may adversely affect the performance of the related mortgage loan, notwithstanding the substitution criteria that the replacement properties were required to satisfy at the dates of substitution.

If a multi-property mortgage loan or cross-collateralized group of mortgage loans allows termination of the cross-collateralization provisions, the fully severed loans may not perform as well after the termination as the aggregate indebtedness might have performed had all the properties continued to secure the aggregate indebtedness, notwithstanding the criteria that the properties were required to satisfy as a condition to the termination.

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;

●	the title insurer will maintain its present financial strength; or

●	a title insurer will not contest claims made upon it.

Mortgaged Properties That Are Not in Compliance with Zoning and Building Code Requirements and Use Restrictions Could Adversely Affect Distributions on Your Certificates

Noncompliance with zoning and building codes may cause the borrower with respect to any mortgage loan to experience cash flow delays and shortfalls that would reduce or delay the amount of proceeds available for distributions on your certificates. The mortgage loan sellers have taken steps to establish that the use and operation of the mortgaged properties securing the mortgage loans are in compliance in all material respects with all applicable zoning, land-use and building ordinances, rules, regulations, and orders. Evidence of this compliance may be in the form of legal opinions, zoning consultants reports, information set forth in the related appraisal, confirmations from government officials, title policy endorsements and/or representations by the related borrower in the related mortgage loan documents. These steps may not have revealed all possible violations.

Some violations of zoning, land use and building regulations may be known to exist at any particular mortgaged property, but the mortgage loan sellers generally do not consider those defects known to them to be material or have obtained title policy endorsements and/or law and ordinance insurance to mitigate the risks of loss associated with any material violation or noncompliance. In some cases, the use, operation and/or structure of a mortgaged property constitutes a permitted nonconforming use and/or structure as a result of changes in zoning laws after such mortgaged properties were constructed or for other reasons, and the structure may not be rebuilt to its current state or be used for its current purpose if a material casualty event occurs. Insurance proceeds may not be sufficient to pay the related mortgage loan in full if a material casualty event were to occur, or the mortgaged property, as rebuilt for a conforming use and/or structure, may not generate sufficient income to service the related mortgage loan and the value of the mortgaged property or its revenue producing potential may not be the same as it was before the casualty. Any potential loss in income will not be covered by law and ordinance insurance. See “Description of the Mortgage Pool—Assessments of Property Value and Condition—Zoning and Building Code Compliance” in this free writing prospectus. If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to building violations or changes in zoning or other regulations, then the borrower might experience cash flow delays and shortfalls or be subject to penalties that would reduce or delay the amount of proceeds available for distributions on your certificates.

In addition, certain mortgaged properties may be subject to zoning, land-use or building restrictions in the future. Mortgaged properties that do not conform to zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.”  The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See “Description of the Mortgage Pool—Assessments of Property Value and Condition—Zoning and Building Code Compliance” in this free writing prospectus, and see also representation and warranty no. 26 in Annex C-1 to this free writing prospectus and the exceptions thereto in Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus).

Additionally, certain mortgaged properties may have been designated as historic or landmark buildings or may be located in areas designated as historic or landmark or may be subject to conservation restrictions to protect local flora or fauna. Such properties may have restrictions related to renovations, construction or other restrictions. See “Description of the Mortgage Pool—Assessments of Property Value and Condition—Zoning and Building Code Compliance” in this free writing prospectus.

Certain mortgaged properties may be subject to use restrictions pursuant to reciprocal easement or operating agreements. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, signs and common area use, and limitations on the borrower’s right to certain types of facilities within a prescribed radius, among other things. These limitations could adversely affect the ability of the borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loans.

Condemnations With Respect to Mortgaged Properties Could Adversely Affect Distributions on Your Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. We cannot assure you that the proceeds payable in connection with a total condemnation will be sufficient to restore the subject mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of the affected mortgaged property, or on an affected borrower’s ability to meet its obligations under the related mortgage loan. In addition, in some cases, particularly involving single-tenant mortgaged properties, if a condemnation award is not entirely applied to restore the related mortgaged property following a partial taking, or if there is a complete taking of the related mortgaged property, the resulting condemnation award may need to be shared between an affected tenant and the applicable borrower/landlord, thereby reducing the portion of such proceeds available to pay the related mortgage loan. Similarly, in some cases involving ground leases, if a condemnation award is not entirely applied to the related mortgaged property, the resulting condemnation award may need to be shared between the affected lessor and the borrower/lessee, thereby reducing the portion of such proceeds available to pay the related leasehold mortgage loan. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon the distributions on your certificates.

The Absence of or Inadequacy of Insurance Coverage on the Property May Adversely Affect Distributions on Your Certificates

The mortgaged properties securing the mortgage loans may suffer casualty losses due to risks (including acts of terrorism) that are not covered by insurance or for which insurance coverage is not adequate or available at commercially reasonable rates or has otherwise been contractually limited by the related mortgage loan documents. Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially impair the borrower’s ability to effect such reconstruction or major repairs or may materially increase the cost thereof.

Some of the mortgaged properties securing the mortgage loans are located in coastal areas (including southeastern coastal states), which areas have historically been at greater risk of acts of nature, including fire, earthquakes, hurricanes and floods. The mortgage loans generally do not expressly require borrowers to maintain insurance coverage for earthquakes, hurricanes or floods and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks.

Following the September 11, 2001 terrorist attacks in the New York City area and Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program. On December 26, 2007, the Terrorism Insurance Program was extended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 through December 31, 2014.

The Terrorism Insurance Program is administered by the Secretary of the Treasury and through December 31, 2014 will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals as an effort to influence or coerce United States civilians or the United States Government. The Terrorism Risk Insurance Program Reauthorization Act of 2007 requires an investigation by the Comptroller General to study the availability and affordability of insurance coverage for nuclear, biological, chemical and radiological attacks.

In addition, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $100 million. As a result, unless the borrowers obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the respective mortgage loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 85% of the portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year (which insurer deductible was fixed by Terrorism Risk Insurance Program Reauthorization Act of 2007 at 20% of an insurer’s direct earned premium for any program year).  The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will be liable for any amount that exceeds this cap).  An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

Through December 2014, insurance carriers are required under the program to provide terrorism coverage in their basic policies providing “special” form coverage.  Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses.  Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

Because the Terrorism Insurance Program is a temporary program, we cannot assure you that it will create any long-term changes in the availability and cost of such insurance.  Moreover, we cannot assure you that subsequent terrorism insurance legislation will be passed upon expiration of the Terrorism Risk Insurance Program Reauthorization Act of 2007.

If Terrorism Risk Insurance Program Reauthorization Act of 2007 is not extended or renewed upon its expiration in 2014, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available).  In addition, to the extent that any policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of Terrorism Risk Insurance Program Reauthorization Act of 2007.  We cannot assure you that such temporary program will create any long term changes in the availability and cost of such insurance.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance.  In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under Terrorism Risk Insurance Program Reauthorization Act of 2007.  See the “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this free writing prospectus for a summary of the terrorism insurance requirements under each of the 10 largest mortgage loans.  See also representation and warranty no. 31 in Annex C-1 and the exceptions thereto in Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts.  As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Some of the mortgaged properties securing the mortgage loans are covered by blanket insurance policies which also cover other properties of the related borrower or its affiliates.  If such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies may thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks.  In addition, with respect to some of the mortgaged properties, a tenant, an affiliate of the related borrower or other third party is permitted to satisfy the insurance requirements under the related mortgage loan documents or to self-insure.  To the extent that insurance coverage relies on self-insurance, there is risk that the “insurer” will not be willing or have the financial ability to satisfy the claim when a loss occurs.  Additionally, the risk of blanket or self-insurance can be aggravated if affiliated borrowers under multiple mortgage loans in the trust are covered under the same self-insurance or blanket policy.  See also representation and warranty nos. 18 and 31 in Annex C-1 and the exceptions thereto in Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus).

Environmental Conditions at the Mortgaged Properties May Subject the Trust Fund to Liability Under Federal and State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties, Which May Result in Reduced Distributions on Your Offered Certificates

The trust fund could become liable under certain circumstances for a material adverse environmental condition at any of the mortgaged properties securing the mortgage loans.  Any potential environmental liability could reduce or delay distributions on the offered certificates.

Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to such property.  Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances.  For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of asbestos-containing materials.  In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup.  In some states, this lien has priority over the lien of a pre-existing mortgage.  Additionally, third parties may seek recovery from owners or operators of real properties for cleanup costs, property damage or personal injury associated with releases of, or other exposure to, hazardous substances related to the properties.

The owner’s liability for any required remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner.  The presence of hazardous or toxic substances also may adversely affect the owner’s ability to refinance the property or to sell the property to a third party.  The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the property and a borrower’s ability to repay its mortgage loan.

In addition, under certain circumstances, a lender (such as the trust) could be liable for the costs of responding to an environmental hazard.

All of the mortgaged properties securing the mortgage loans have been subject to environmental site assessments by a third-party consultant, or in some cases an update of a previous assessment or transaction screen, in connection with the origination of the mortgage loans.  None of the environmental assessments of the mortgaged properties in the trust was more than twelve (12) months old as of the cut-off date.  In some cases, a Phase II site assessment was also performed or recommended.  In certain cases, these assessments revealed conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition, and/or provide additional security such as letters of credit, reserves, a secured creditor impaired property policy, environmental insurance policy or pollution legal liability environmental impairment policy or environmental indemnification.  In certain cases, recommended Phase II site assessments were not performed and reserves or insurance policies were obtained in lieu thereof or the related lender otherwise determined not to have the Phase II site assessment performed.  Additionally, certain of the mortgaged properties have had recognized environmental conditions for which remediation has previously occurred or ongoing remediation or monitoring is still continuing.

In addition, with respect to certain of the mortgaged properties, the related environmental site assessment may have recommended no further action where (i) underground storage tanks had been removed with no contamination found and/or were issued regulatory closure, (ii) former gas stations or drycleaning facilities had resulted in soil and/or groundwater contamination that received regulatory closure based on completion of remediation or of a determination of low environmental risk, or (iii) nearby third-party contamination sites were not likely to impact the mortgaged properties.

In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged property, then:

●	an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

●	a responsible third party was identified as being responsible for the remediation; or

●	the related originator of the mortgage loan generally required the related borrower:

(a)	to take investigative and/or remedial action (which may have included obtaining a Phase II environmental assessment); or

(b)
to carry out an operation and maintenance plan or other specific remedial measures post-closing and/or to establish an escrow reserve in an amount estimated to be sufficient for effecting that investigation, plan and/or the remediation; or

(c)
to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related mortgage loan documents or by the environmental consultant; or

(d)	to obtain or seek a letter from the applicable regulatory authority stating that no further action was required; or

(e)
to obtain environmental insurance (in the form of a secured creditor impaired property policy or other form of environmental insurance) or provide an indemnity or guaranty from an individual or an entity (which may include the related loan sponsor).

In many cases, the environmental assessments described above identified the presence or likely presence of asbestos-containing materials, lead-based paint, mold, radon and/or other contaminants.  Where certain levels of asbestos-containing materials, lead-based paint or mold were present above actionable levels, the environmental consultant generally recommended, and the related mortgage loan documents generally required the continuation or the establishment of an operation and maintenance plan to address the issue, or the implementation of a remediation or mitigation program to address the issue.

See “Description of the Mortgage Pool—Assessments of Property Value and Condition—Environmental Assessments” in this free writing prospectus and see also representation and warranty no. 43 in Annex C-1 to this free writing prospectus and the exceptions thereto in Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus) for additional information regarding certain environmental concerns impacting the mortgaged properties.

In general, different types of environmental liability insurance policies provide coverage with respect to a mortgage loan for one or more of the following losses, subject to the applicable coverage limits and deductibles, and further subject to each policy’s conditions and exclusions:

●
if during the term of some types of lender environmental policies, the borrower defaults under its mortgage loan and adverse environmental conditions exist at levels above legal limits on the related underlying real property, the insurer will indemnify the insured for an amount (in some cases capped at remediation costs) equal to the outstanding principal balance (or, in some cases, a lesser specified amount) of the related mortgage loan on the date of the default, together with accrued interest from the date of default (or, in some cases, the date that the default is reported to the insurer) until the date that the outstanding principal balance is paid; or

●
if the insured becomes legally obligated to pay as a result of a claim first made against the insured and reported to the insurer during the term of a policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from the underlying real property, the insurer will pay the lesser of a specified amount and the amount of that claim; or

●
if the insured enforces the related mortgage loan, the insurer will thereafter pay the lesser of a specified amount and the amount of the legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired underlying real property, provided that the appropriate party reported those conditions to the government in accordance with applicable law.

Environmental liability insurance policies do not cover adverse environmental conditions that the insured first became aware of before the term of the policy unless those conditions were disclosed to the insurer before the policy was issued.  In some cases, policies exclude coverage for known conditions even if disclosed.

Environmental liability policies may contain additional limitations and exclusions, including, but not limited to, exclusions from coverage for mold or other microbial contamination, asbestos and lead based paint, coverages that are less than the related loan amount or policy durations which do not extend to or beyond the maturity of the related loan.

Some borrowers under the mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related mortgage loan documents with respect to environmental matters.  We cannot assure you that recommended operations and maintenance plans have been implemented or will continue to be complied with.

In some cases, the environmental consultant did not recommend that any action be taken by the related borrower with respect to a potential adverse environmental condition at a mortgaged property because a responsible party, other than the related borrower, had been identified with respect to that condition.  We cannot assure you, however, that such a responsible party will be willing or financially able to address the subject condition.

In addition, certain properties may be undergoing ongoing monitoring in connection with past remediation or low levels of contamination.

In some cases, there is no guarantor or indemnitor separate from the related borrower that is responsible for breaches of environmental covenants and/or representations.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions.  Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or

●
the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

Portions of some of the mortgaged properties securing the mortgage loans include tenants who operate, or in the past operated, on-site dry-cleaners, automotive service centers or gasoline stations.  These types of operations involve the use and storage of hazardous substances, leading to an increased risk of liability to the tenant, the landowner and, under certain circumstances, a lender (such as the trust) under environmental laws.  Dry-cleaners, automotive service centers and gasoline station operators may be required to obtain various environmental permits and licenses in connection with their operations and activities and comply with various environmental laws, including those governing the use and storage of hazardous substances.  These operations incur ongoing costs to comply with environmental laws governing, among other things, containment systems and underground storage tank systems.  In addition, any liability to borrowers under environmental laws, including in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous substances from underground storage tank systems or otherwise, could adversely impact the related borrower’s ability to repay the related mortgage loan.

Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower.  Although the mortgaged properties are required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place.  If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a mortgaged property.  In addition, many of the insurance policies presently covering the mortgaged properties may specifically exclude losses due to mold.

Before the special servicer acquires title to a mortgaged property on behalf of the trust, it must obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment.  This requirement will decrease the likelihood that the trust will become liable under any environmental law.  However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained, or until any required remedial action is thereafter taken.  There is accordingly some risk that the mortgaged property will decline in value while this assessment or remedial action is being obtained.  Moreover, we cannot assure you that this requirement will effectively insulate the trust from potential liability under environmental laws.  Any such potential liability could reduce or delay distributions to certificateholders.

Property Inspections and Engineering Reports May Not Reflect All Conditions That Require Repair on a Mortgaged Property

Licensed engineers or consultants generally inspected the related mortgaged properties (unless improvements are not part of the mortgaged property) and, in most cases, prepared engineering reports in connection with the origination of the mortgage loans or with this offering to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements.  However, we cannot assure you that all conditions requiring repair or replacement were identified.  In those cases where a material condition was disclosed, such condition generally has been or is generally required to be remedied to the mortgagee’s satisfaction, or funds or a letter of credit as deemed necessary by the related mortgage loan seller or the related engineer or consultant have been reserved to remedy the material condition.  Neither we nor any of the mortgage loan sellers conducted any additional property inspections in connection with the issuance of the certificates.  An engineering report or site inspection represents only an analysis of the individual consultant, engineer or inspector at the time of such report and may not reveal all necessary or desirable repairs, maintenance or capital improvement items.  See also representation and warranty no. 12 in Annex C-1 and the exceptions thereto in Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus) for additional information regarding certain property condition concerns impacting the mortgaged properties.

Appraisals May Not Accurately Reflect the Value of the Mortgaged Properties

In general, in connection with the origination of each mortgage loan or in connection with this offering, an appraisal was conducted in respect of the related mortgaged property by an independent appraiser that was state-certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained.  The resulting estimates of value are the basis of the cut-off date loan-to-value ratios referred to in this free writing prospectus.  Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values.  The appraiser may have reached a different conclusion of value than the conclusion that would be reached by a different appraiser appraising the same property, or that would have been reached separately by the mortgage loan sellers based on their internal review of such appraisals.  Moreover, the values of the mortgaged properties securing the mortgage loans may have changed significantly since the appraisal or market study was performed.  In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller.  Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale.  The estimates of value reflected in the appraisals and the related loan-to-value ratios are presented for illustrative purposes only on Annex A-1 and Annex A-2 to this free writing prospectus.  In each case, the estimate presented is the one set forth in the most recent appraisal available to us as of the cut-off date, although we generally have not obtained updates to the appraisals.  We cannot assure you that the appraised values indicated accurately reflect past, present or future market values of the mortgaged properties securing the mortgage loans.  We cannot assure you that the information set forth in this free writing prospectus regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties.  An appraisal represents only the analysis of the individual appraiser at the time of the appraisal report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

In some cases, the appraisal obtained by the applicable originator presents both an “as-is” valuation and an “as-stabilized”, “as-renovated” or “as-completed” valuation, the latter of which is based on the assumption that certain events will occur with respect to the re-tenanting, renovation or other repositioning of such properties.  All relevant loan-to-value information presented in this free writing prospectus is based on the “as-is” valuations, except in the case of the mortgaged properties identified on Annex A-1 to this free writing prospectus as Fairborn Ohio Hotel Portfolio and Hampton Inn Austin, securing mortgage loans that represent approximately 1.2% and 0.9%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, as to which the “as-stabilized” or “as-completed” valuation, as applicable, provided in the related appraisal has been used.

In addition, in the case of the portfolio of mortgaged properties identified on Annex A-1 to this free writing prospectus as PennCap Portfolio, securing a mortgage loan representing approximately 7.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, unless otherwise indicated, the appraised value of such portfolio is based on a portfolio valuation (as opposed to the sum of the individual appraised values of the respective mortgaged properties) and incorporates a capitalization rate reduction of 0.50% applied by the appraiser to account for the portfolio nature of the collateral.  See the footnotes to Annex A-1 of this free writing prospectus.

In addition, in the case of the Mortgaged Property identified on Annex A-1 to this free writing prospectus as The Pointe at Wellington Green, representing approximately 2.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, for which the “as-is” appraised value assumes that SunTrust Banks (2.5% of the net rentable area and 4.9% of the underwritten base rent) renews its lease, which is set to expire on July 31, 2014.  The borrower has signed a lease to create a pad site for JPMorgan Chase on the space currently occupied by SunTrust Banks and Thomasville (10.1% of the net rentable area) in the event that SunTrust Banks and Thomasville do not renew their leases.  The appraised value assuming SunTrust Banks and Thomasville, which have been underwritten as vacant, both do not renew their leases and the borrower completes the JPMorgan Chase pad site is $33,650,000.  The cut-off date loan-to-value ratio and loan-to-value ratio at maturity based on the $33,650,000 appraised value are 74.3% and 64.8%, respectively.

Debt Service Coverage Ratio and Net Cash Flow Information Is Based on Numerous Assumptions

As described in Annex B to this free writing prospectus, underwritten net cash flow means cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the mortgage loan sellers.  No representation is made that the underwritten net cash flow set forth in this free writing prospectus as of the cut-off date or any other date represents actual future net cash flows or the actual numbers utilized by the related mortgage loan sellers in the underwriting process at origination.  Each investor should review the types of assumptions described below and in Annex B to this free writing prospectus and make its own determination of the appropriate assumptions to be used in determining underwritten net cash flow.  In certain instances, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space as to which a lease was due to expire (or was still under negotiation) was assumed to have been re-let, in each case at market rates that may have exceeded current rent.

The underwritten net cash flow for each mortgaged property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating income for such mortgaged property to differ materially from the underwritten net cash flow set forth in this free writing prospectus.  Some assumptions and subjective judgments related to future events, conditions and circumstances, including future expense levels, the re-leasing of occupied space and the retention of tenants, which will be affected by a variety of complex factors over which none of the issuing entity, the depositor, the mortgage loan sellers, the master servicer, the special servicer, the certificate administrator or the trustee have control.  In some cases, the underwritten net cash flow for any mortgaged property is higher or lower, and may be materially higher or lower, than the actual annual net operating income for that mortgaged property, based on historical operating statements.  For example, see the Cash Flow Analysis chart and related footnotes presented in “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this free writing prospectus.  Also, see “Description of the Mortgage Pool—Subordinate and/or Other Financing” and “—Net Cash Flow and Certain Underwriting Considerations” in this free writing prospectus for additional information regarding certain assumptions taken with respect to net cash flow by the mortgage loan seller with respect to the mortgage loans.  In addition, with respect to certain mortgage loans, certain reserve and/or escrowed funds were included in the determination of available cash flow from the related mortgaged property.  See the footnotes to Annex A-1 of this free writing prospectus.  No guaranty can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by a mortgage loan seller in determining the relevant operating information.

The amounts representing net operating income, underwritten net operating income and underwritten net cash flow are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the mortgaged property’s operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity.  No representation is made as to the future cash flow of the mortgaged properties, nor are the net operating income, underwritten net operating income and underwritten net cash flow set forth in this free writing prospectus intended to represent actual future cash flow.

In addition, the debt service coverage ratios set forth in this free writing prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents or the formulas or calculation used by the mortgage loan sellers for their own internal underwriting.

The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in Any of the Depositor’s Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property.  Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan.  Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis.  Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time.  The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.  Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this free writing prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsors of assets of the type to be securitized (known as “static pool information”).  Because of the highly heterogeneous nature of the assets in commercial mortgage-backed securities transactions, static pool information for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different.  In particular, static pool information showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.  Therefore, investors should evaluate this offering on the basis of the information set forth in this free writing prospectus with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

No Party is Obligated to Review the Mortgage Loans To Determine Whether Representations and Warranties Are True; Mortgage Loan Sellers or Other Responsible Parties May Not Be Able To Make a Required Repurchase or Substitution of a Defective Mortgage Loan

No party to the pooling and servicing agreement is under any duty or obligation to review the mortgage loans to determine whether the representations and warranties made by the related mortgage loan seller are true.  Accordingly, any breach of a representation or warranty that exists as of the closing date may not be discovered, if at all, for an extended period of time following the closing date.

Furthermore, in connection with the mortgage loans sold by each mortgage loan seller to us for deposit into the trust fund, that mortgage loan seller is the sole person or entity with the obligation to repurchase or substitute any such mortgage loan in connection with either a material breach of such mortgage loan seller’s representations and warranties or a material document defect.  No other person or entity is obligated to perform such obligation to repurchase or substitute if that mortgage loan seller defaults on its obligation to do so.  Notwithstanding the foregoing, Ladder Capital Finance Holdings LLLP will guarantee the payment obligation of Ladder Capital Finance LLC in connection with any such repurchase by Ladder Capital Finance LLC.

Each mortgage loan seller has (or, in the case of mortgage loans sold by Ladder Capital Finance LLC, that mortgage loan seller and Ladder Capital Finance Holdings LLLP have) only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the mortgage loan seller’s representations or warranties.  We cannot assure you that a mortgage loan seller has or will have (or, in the case of mortgage loans sold by Ladder Capital Finance LLC, that mortgage loan seller and Ladder Capital Finance Holdings LLLP have or will have) sufficient assets with which to fulfill any obligations on its part that may arise.  See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” and “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” in this free writing prospectus.

Any Loss of Value Payment Made by a Mortgage Loan Seller May Prove to Be Insufficient to Cover All Losses on a Defective Mortgage Loan

In lieu of repurchasing or substituting a mortgage loan in connection with either a material breach of the mortgage loan seller’s representations and warranties or any material document defects (other than a material breach that is related to a mortgage loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3)), the related mortgage loan seller (or, in the case of mortgage loans sold by Ladder Capital Finance LLC, Ladder Capital Finance Holdings LLLP on its behalf) may make a payment to the trust to compensate it for the loss of value of the related mortgage loan.  Upon its making such payment, the mortgage loan seller will be deemed to have cured the related material breach or material defect in all respects.  Although such “loss of value payment” may only be made to the extent that the special servicer and, during any subordinate control period or collective consultation period, the subordinate class representative, deems such amount to be sufficient to compensate the trust fund for the related material breach or material document defect, we cannot assure you that such payment will fully compensate the trust fund for such material breach or material document defect in all respects.  See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus.

The Operation of a Mortgaged Property Following Foreclosure May Affect the Tax Status of the Trust Fund and May Adversely Affect Distributions on Your Certificates

If the trust fund acquires a mortgaged property as a result of a foreclosure or deed-in-lieu of foreclosure, the special servicer will generally retain an independent contractor to operate the property.  Generally, the trust fund will be able to perform construction work through the independent contractor on any mortgaged property, other than repair and maintenance, only if such construction was more than 10% completed at the time a default on the related mortgage loan became imminent.  In addition, (i) any net income from operations other than qualifying “rents from real property” within the meaning of Section 856(d) of the Code, (ii) any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service or (iii) rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total rent for the taxable year, will subject the trust fund to a federal tax on such income at the highest marginal corporate tax rate, which is currently 35%, and, in addition, possible state or local tax.  In some circumstances, it is possible that the trust fund may receive income after a foreclosure that constitutes income from a “prohibited transaction”, and is subject to a 100% tax.  In this event, the net proceeds available for distribution on your certificates may be reduced.  The special servicer may permit the trust fund to earn such above described “net income from foreclosure property” or income from “prohibited transactions” but only if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property.  See “Risk Factors—Foreclosure on Mortgaged Properties May Result in Adverse Tax Consequences” in the accompanying prospectus.

The REMIC provisions of the Code restrict a REMIC from becoming the owner of assets securing a mortgage loan other than real property on which the REMIC held a lien and tangible personal property incidental to such real property (within the meaning of Code Section 856(e)(1)).  Therefore, upon the occurrence of a mortgage loan event of default, the interests of a borrower in non-real property assets, if they do not qualify under the REMIC provisions of the Code as described above, will not be permitted to be acquired by the trust.  Rather than acquiring the ownership of such assets, the trust will be required to exercise other legal remedies available to it under applicable law including sale of such assets and application of the proceeds toward the repayment of the mortgage loan.  Depending on market conditions, the proceeds from the sale of such assets could be less than the proceeds that would be received if the trust would have foreclosed on such interests and sold them at a later date.

Tenant Leases May Have Provisions That Could Adversely Affect Distributions on Your Certificates

In certain jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions which require the tenant to recognize a successor owner, following foreclosure, as landlord under the lease, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.  Not all leases were reviewed to ascertain the existence of these provisions.  Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated.  This is particularly likely if such tenants were paying above-market rents or could not be replaced.

Some of the leases at the mortgaged properties securing the mortgage loans included in the trust may not be subordinate to the related mortgage.  If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property unless it has otherwise agreed with the tenant.  If the lease contains provisions inconsistent with the mortgage, for example, provisions relating to application of insurance proceeds or condemnation awards, prepayment restrictions (such as the tenant’s exercise of a purchase option during a lockout period), or which could affect the enforcement of the lender’s rights (such as a right of first refusal or a right of first offer to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

The Costs of Compliance with the Americans with Disabilities Act of 1990 and Fair Housing Laws May Adversely Affect a Borrower’s Ability To Repay Its Mortgage Loan

Under the Americans with Disabilities Act of 1990, public accommodations are required to meet certain federal requirements related to access and use by disabled persons.  Borrowers may incur costs complying with the Americans with Disabilities Act.  In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.  If a borrower incurs such costs or fines, the amount available to make payments on the related mortgage loan would be reduced.

In addition, under the Federal Fair Housing Act, analogous statutes in some states and regulations and guidelines issued pursuant to those laws, any and all otherwise-available units in a multifamily apartment building must be made available to any disabled person who meets the financial criteria generally applied by the landlord, including implementing alterations and accommodations in certain circumstances.  The costs of this compliance may be high and the penalties for noncompliance may be severe.  Thus, these fair housing statutes, regulations and guidelines present a risk of increased operating costs to the borrowers under the mortgage loans secured by multifamily apartment buildings, which may reduce (perhaps significantly) amounts available for payment on the related mortgage loan.

Loans Secured by Mortgages on a Leasehold Interest Will Subject Your Investment to a Risk of Loss Upon a Lease Default

In the case of two (2) mortgaged properties, representing approximately 12.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, the related borrower’s interest consists solely, or in part, of a leasehold or sub-leasehold interest under a ground lease or a tenant-in-common interest in such leasehold or sub-leasehold interest.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower.  The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the lender (such as the trust) would lose its security.  Generally, each related ground lease requires the ground lessor to give the lender notice of the ground lessee/borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the ground lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease.

Certain ground lease provisions or ownership structures are not standard and may expose investors to greater risks of default and loss than the typical ownership structures and the typical provisions in more standard ground leases or ground lease estoppels.  See “Description of the Mortgage Pool—Encumbered Interests”.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease.  If a debtor ground lessor rejects the lease, the ground lessee has the right to treat such lease as terminated by rejection or to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the lease (including renewals).  If a debtor ground lessee/borrower rejects any or all of the leases, the leasehold lender could succeed to the ground lessee/borrower’s position under the lease only if the ground lease specifically grants the lender such right.  If both the ground lessor and the ground lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt ground lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated.  In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

Most of the ground leases securing the mortgaged properties provide that the ground rent payable thereunder increases during the term of the lease.  These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

The grant of a mortgage lien on its fee interest by a land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance.  Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan.  If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Encumbered Interests” and see also representation and warranty no. 36 in Annex C-1 to this free writing prospectus and the exceptions thereto in Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus).  See “Summaries of the Fifteen Largest Mortgage Loans—AmericasMart” attached as Annex A-3 to this free writing prospectus.

The Borrower’s Form of Entity May Cause Special Risks

The terms of the mortgage loans generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as “single-purpose entities” and may have been in existence for a substantial period in advance of the origination of the related mortgage loan.  Also, although a borrower may currently be a single-purpose entity, in certain cases, that borrower was not originally a single-purpose entity, but at origination of the related mortgage loan its organizational documents were amended.  That borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose vehicle that previously had other business activities and liabilities.  Some borrowers under the mortgage loans are not special purpose entities.  See also representation and warranty no. 33 in Annex C-1 to this free writing prospectus and the exceptions thereto in Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus).  For a discussion of certain risks associated with maintenance of “single-purpose entity” status, see “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks” in the accompanying prospectus.

In addition, certain of the mortgage loans may be secured by a mortgaged property owned by a Delaware statutory trust, or by a borrower that has the ability to convert to a Delaware statutory trust.  Delaware statutory trusts are restricted in their ability to actively operate a property, including with respect to loan workouts, leasing and re-leasing, making material improvements and other material actions affecting the related mortgaged property.  In addition, in the case of a mortgaged property that is owned by a Delaware statutory trust, certain decisions may require the consent of the holders of the beneficial interests in the Delaware statutory trust and, in such event, there is a risk that obtaining such consent will be time consuming and cause delays in the event certain actions need to be taken by or on behalf of the borrower or with respect to the mortgaged property.  While the beneficial ownership interests in a Delaware Statutory Trust may not presently be held by multiple parties, there can be no assurance that any beneficial interests will not subsequently be sold.  See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool” in this free writing prospectus.

Tenancies in Common May Hinder Recovery

Four (4) mortgage loans, representing approximately 9.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date have one or more borrowers that own all or a specified portion of the related mortgaged property as tenants-in-common.  See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Tenancies in Common” in this free writing prospectus for additional information on certain of the mortgage loans.

In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition), such tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common proportionally.  As a result, if a tenant-in-common borrower exercises such right of partition, the related mortgage loan may be subject to prepayment.  In addition, the tenant-in-common structure may cause delays in the enforcement of remedies because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated.  In some cases, each related tenant-in-common borrower has waived its right to partition, reducing the risk of partition.  However, we cannot assure you that, if challenged, this waiver would be enforceable.  In addition, in some cases, the related mortgage loan documents provide for full recourse or personal liability for losses as to the related tenant-in-common borrowers and the guarantor or for the occurrence of an event of default under such pooled loan documents if a tenant-in-common files for partition.  In some cases, a related tenant-in-common borrower is a special purpose entity (in some cases bankruptcy remote), reducing the risk of bankruptcy.  We cannot assure you that a bankruptcy proceeding by a single tenant-in-common borrower will not delay enforcement of this mortgage loan.  Additionally, in some cases, subject to the terms of the related mortgage loan documents, a borrower or a tenant-in-common borrower may assign its interests to one or more tenant-in-common borrowers.  Such change to, or increase in, the number of tenant-in-common borrowers increases the risks related to this ownership structure.  See “—Bankruptcy Proceedings Relating to a Borrower Can Result in Dissolution of the Borrower and the Acceleration of the Related Mortgage Loan and Can Otherwise Impair Repayment of the Related Mortgage Loan” above.

Changes to REMIC Restrictions on Loan Modifications and REMIC Rules on Partial Releases May Impact an Investment in the Certificates

The IRS has issued Revenue Procedure 2009-45, easing the tax requirements for a servicer to modify a commercial mortgage loan held in a REMIC or a grantor trust by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced.  Accordingly, if the master servicer or the special servicer determined that a mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on that mortgage loan, and likewise on one or more classes of certificates.

The IRS has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the mortgage loan is not “principally secured by real property”, that is, has a loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such mortgage loan.  The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under in the original mortgage loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with the REMIC provisions.  Revenue Procedure 2010-30 also allows lien releases in certain transactions in which the release is part of a “qualified pay-down transaction” even if the mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property.  Such a release and prepayment may occur despite lock-out periods that may otherwise apply.  If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the mortgage loan would have a loan-to-value ratio greater than 125%.

These regulations and additional guidance could affect the timing of payments and ultimate recovery on the mortgage loans, and, in turn, on one or more classes of certificates.  Prospective investors should consider the possible impact on their investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

Other Risks

Split Loan Structures May Adversely Affect Net Cash Flow to Sponsors, Which May Reduce Sponsors’ Commitment to Effective Management of the Mortgaged Properties

With respect to each split loan structure, although the related pari passu companion loan(s) are not assets of the trust fund, the related borrower is still obligated to make interest and principal payments on such other loan(s).  As a result, the trust fund is subject to additional risks, including:

●
the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●
the risk that it may be more difficult for the borrower to refinance the mortgage loan or to sell the mortgaged property for purposes of making any balloon payment on the entire balance of the companion loan upon the maturity of the mortgage loan.

See “Description of the Mortgage Pool—Split Loan Structures” in this free writing prospectus.

Terrorist Attacks May Adversely Affect the Value of the Offered Certificates and Payments on the Underlying Mortgage Loans

Terrorist attacks may occur at any time at any location in the world, including in the United States and at or near the mortgaged properties that secure the mortgage loans.  It is impossible to predict when, how, why or where terrorist attacks may occur in the United States or elsewhere or the nature or extent of the effects of any terrorist attacks on world, national, regional or local economies, securities, financial or real estate markets or spending or travel habits.  Perceptions that terrorist attacks may occur or be imminent may have the same or similar effects as actual terrorist attacks, even if terrorist attacks do not materialize.  Terrorist attacks or perceptions regarding terrorist attacks may adversely affect the performance of the mortgage loans or the performance or value of the offered certificates.

Foreign Conflicts May Adversely Affect the Value of the Offered Certificates and Payments on the Underlying Mortgage Loans

The United States continues to maintain a military presence in Iraq and Afghanistan.  It is uncertain what effect the activities of the United States in Iraq or Afghanistan or any future conflict with any other country or group will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments.  Foreign or domestic conflict of any kind could have an adverse effect on the performance of the mortgage loans or the performance or value of the offered certificates.

Additional Risks

See “Risk Factors” in the accompanying prospectus for a description of other risks and special considerations that may be applicable to your offered certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this free writing prospectus and the accompanying prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors.  Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

CAPITALIZED TERMS USED IN THIS FREE WRITING PROSPECTUS

From time to time we use capitalized terms in this free writing prospectus.  The capitalized terms used in this free writing prospectus are defined on the pages indicated under the caption “Index of Defined Terms” in this free writing prospectus.

DESCRIPTION OF THE MORTGAGE POOL

General

The assets of the trust fund (the “Trust Fund”) created pursuant to the Pooling and Servicing Agreement will consist of a pool (the “Mortgage Pool”) of seventy-one (71) commercial, multifamily and manufactured housing community mortgage loans (the “Mortgage Loans”) with an aggregate principal balance (the “Cut-off Date Pool Balance” and the portion thereof attributable to each Mortgage Loan, the “Cut-off Date Principal Balance”) of $1,255,596,034 as of the respective due dates for such Mortgage Loans in February 2014 (or, in the case of any Mortgage Loan that has its first due date in March 2014, the date that would have been its due date in February 2014 under the terms of that Mortgage Loan if a monthly debt service payment were scheduled to be due in that month) (the “Cut-off Date”), in each case after application of all payments due on or before such date, whether or not received.  The Cut-off Date Principal Balance of each Mortgage Loan is shown on Annex A-1 to this free writing prospectus.  The Cut-off Date Principal Balances of the Mortgage Loans range from $1,014,091 to $139,602,104 and the average of those Cut-off Date Principal Balances is $17,684,451.  As used herein, the term “Mortgage Loan” with respect to either Loan Combination includes the note included in the Mortgage Pool, but does not include any related companion loan.  See “—Split Loan Structures” below.

Each of the Mortgage Loans is an obligation of the related borrower to repay a specified sum with interest.  Each of the Mortgage Loans is evidenced by one or more promissory notes and secured by, among other things, a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee ownership and/or leasehold interest of the related borrower or another party in one or more commercial, multifamily or manufactured housing community real properties (each, a “Mortgaged Property”).  That mortgage lien is, in all cases, a first priority lien, subject only to certain permitted encumbrances.

The Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as AmericasMart, PennCap Portfolio and The Outlet Collection | Jersey Gardens are referred to as “Pari Passu Mortgage Loans” in this free writing prospectus.  Each Pari Passu Mortgage Loan has one or more companion mortgage loans, each referred to as a “Pari Passu Companion Loan” in this free writing prospectus.  Each Pari Passu Mortgage Loan together with the related Pari Passu Companion Loan(s) is referred to in this free writing prospectus as a “Loan Combination”.  Each Pari Passu Mortgage Loan is pari passu in right of payment to the related Pari Passu Companion Loan(s), but the Pari Passu Companion Loans are not included in the Mortgage Pool.

The PennCap Portfolio Loan Combination will be serviced by the Master Servicer and the Special Servicer pursuant to the Pooling and Servicing Agreement and the applicable intercreditor agreement.  The PennCap Portfolio Loan Combination is sometimes referred to as a “Serviced Loan Combination”.

The PennCap Portfolio Mortgage Loan is sometimes referred to as a “Serviced Pari Passu Mortgage Loan”, and the related Pari Passu Companion Loan is sometimes referred to as a “Serviced Pari Passu Companion Loan”.

Each of the AmericasMart Loan Combination and The Outlet Collection | Jersey Gardens Loan Combination will be serviced pursuant to, and by the applicable master servicer and the applicable special servicer designated in, the WFRBS 2013-C18 Pooling and Servicing Agreement and the applicable intercreditor agreement.  With respect to each of the AmericasMart Mortgage Loan and The Outlet Collection | Jersey Gardens Mortgage Loan, such Pari Passu Mortgage Loan will be a

“Non-Serviced Pari Passu Mortgage Loan”, each related Pari Passu Companion Loan will be a “Non-Serviced Pari Passu Companion Loan” and such Non-Serviced Pari Passu Mortgage Loan and each related Non-Serviced Pari Passu Companion Loan will be, collectively, a “Non-Serviced Loan Combination”.

All information relating to loan-to-value ratios, debt service coverage ratios, debt yields or loan per net rentable square foot or unit, as applicable, presented in this free writing prospectus with respect to each Pari Passu Mortgage Loan is calculated including its related Pari Passu Companion Loan(s), unless otherwise indicated.

Significant Obligor

The Mortgaged Property securing the Mortgage Loan identified on Annex A-1 to this free writing prospectus as AmericasMart, with a Cut-off Date Principal Balance of approximately $139,602,104, which represents approximately 11.1% of the Cut-off Date Pool Balance, is a “significant obligor” with respect to this offering as contemplated by Regulation AB under the Securities Act.  See “Summaries of the Fifteen Largest Mortgage Loans—AmericasMart” in the attached Annex A-3 to this free writing prospectus.

Mortgage Loan History

All of the Mortgage Loans will be acquired on the Closing Date by the Depositor from the Mortgage Loan Sellers, which either originated each such Mortgage Loan or acquired it in connection with their commercial and multifamily mortgage loan conduit programs.  None of the Mortgage Loans was 30 days or more delinquent as of the Cut-off Date, and no Mortgage Loan has been 30 days or more delinquent during the 12 months preceding the Cut-off Date (or since the date of origination if such Mortgage Loan has been originated within the past 12 months).

All of the Mortgage Loans were originated within the five (5) months prior to the Cut-off Date and thus should generally be considered not to have long-standing payment histories.  See Annex A-1 to this free writing prospectus for the origination date of each of the Mortgage Loans.

The Mortgage Loans included in this transaction were selected for this transaction from mortgage loans specifically originated or acquired for securitizations of this type by the Mortgage Loan Sellers.

Certain Characteristics of the Mortgage Pool

Concentration of Mortgage Loans and Borrowers

Several of the Mortgage Loans have Cut-off Date Principal Balances that are substantially higher than the average Cut-off Date Principal Balance.  The largest Mortgage Loan is the AmericasMart Mortgage Loan, which has a Cut-off Date Principal Balance of $139,602,104 and represents approximately 11.1% of the Cut-off Date Pool Balance.  The three, five and ten largest Mortgage Loans have Cut-off Date Principal Balances, collectively representing approximately 24.7%, 32.9% and 48.6%, respectively, of the Cut-off Date Pool Balance.  Each of the fifteen largest Mortgage Loans is described in Annex A-3 to this free writing prospectus.

Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans; Mortgage Loans with Affiliated Borrowers

Eleven (11) individual Mortgage Loans, representing approximately 22.0% of the Cut-off Date Pool Balance, are secured by two or more properties (other than through cross-collateralization of that Mortgage Loan with other Mortgage Loans).  The Mortgage Pool will also include one (1) group of Mortgage Loans that are cross-collateralized and cross-defaulted with one another, collectively representing approximately 1.6% of the Cut-off Date Pool Balance are secured by the mortgaged properties identified on Annex A-1 to this free writing prospectus as Hilton Garden Inn - Indianapolis Airport and Hampton Inn - Ameriplex.  See the footnotes to the table below.  In all cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of the related Mortgage Loan or group of cross-collateralized Mortgage Loans, generally to minimize recording tax.  In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular property or group of properties.  This would limit the extent to which proceeds from that property or group of properties would be available to offset declines in value of the other mortgaged properties securing the same Mortgage Loan.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties and each group of cross-collateralized Mortgage Loans.

Multi-Property Mortgage Loans and Cross-Collateralized Groups(1)
Mortgage Loan/Property Portfolio Names	Multi-Property Loan or Cross- Collateralized Group	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance
PennCap Portfolio	Multi-Property Loan	$90,000,000	7.2%
FRAPAG Portfolio	Multi-Property Loan	41,410,000	3.3
Calidus Student Housing Portfolio	Multi-Property Loan	38,814,000	3.1
Hilton Garden Inn – Indianapolis Airport(2)	Cross Collateralized Group	10,750,000	0.9
Hampton Inn - Ameriplex(2)	Cross Collateralized Group	9,125,000	0.7
ArciTerra Portfolio	Multi-Property Loan	19,730,000	1.6
Georgia Multifamily Portfolio	Multi-Property Loan	17,000,000	1.4
Oliver Multifamily Portfolio	Multi-Property Loan	14,754,233	1.2
Fairborn Ohio Hotel Portfolio	Multi-Property Loan	14,715,000	1.2
Baton Rouge MF Portfolio	Multi-Property Loan	12,975,940	1.0
WP Carey Self Storage Portfolio III	Multi-Property Loan	12,400,000	1.0
Crye Portfolio	Multi-Property Loan	11,375,318	0.9
Cervenka Retail Portfolio	Multi-Property Loan	2,850,000	0.2
Total:		$295,899,491	23.6%

(1)	Total may not equal the sum of amounts listed due to rounding.

(2)
One (1) group of Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Hilton Garden Inn – Indianapolis Airport and Hampton Inn - Ameriplex, respectively, is cross-collateralized and cross-defaulted, but the cross-collateralization/cross-default arrangement may be severed as described under “—Certain Terms of the Mortgage Loans—Partial Release and/or Partial Defeasance and/or Substitution” below.

Some groups of Mortgage Loans are not cross-collateralized or cross-defaulted but the loans were made to borrowers related through common ownership of partnership or other equity interests and where, in general, the related Mortgaged Properties are commonly managed.  The table below shows each group of two or more Mortgage Loans that are not cross-collateralized or cross-defaulted, but have the same or affiliated borrowers/owners.

Related Borrower Loans(1)
Mortgage Loan/Property Portfolio Names	Number of Mortgaged Properties	Aggregate Cut- off Date Balance	% of Cut-off Date Pool Balance

Group A
Camelot Village MHC	1	$17,460,140	1.4%
Hickory Hills MHC	1	15,482,704	1.2
Total	2	$32,942,844	2.6%

Group B
Hilton Garden Inn – Indianapolis Airport(2)	1	$10,750,000	0.9%
Hampton Inn – Ameriplex(2)	1	9,125,000	0.7
Hampton Inn – Northwest	1	5,800,000	0.5
Total	3	$25,675,000	2.0%

Group C
Security Public Storage – Daly City	1	$10,488,364	0.8%
Security Public Storage – San Francisco	1	8,490,689	0.7
Security Public Storage – Hayward	1	2,297,332	0.2
Total	3	$21,276,385	1.7%

Group D
Best Western Plus – Miramar	1	$7,192,199	0.6%
Holiday Inn Express – Sorrento Valley	1	7,092,126	0.6
La Quinta – Old Town	1	5,493,957	0.4
Total	3	$19,778,282	1.6%

(1)	Totals may not equal the sum of amounts listed due to rounding.

(2)
The Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Hilton Garden Inn - Indianapolis Airport and Hampton Inn - Ameriplex are cross-collateralized and cross-defaulted with each other.

Property Type Concentrations

This table shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Aggregate Cut-off Date Balance
Retail	36	$290,250,776	23.1%
Other(2)	3	197,099,779	15.7
Office	26	193,155,806	15.4
Hospitality	17	172,430,907	13.7
Multifamily	28	166,702,683	13.3
Manufactured Housing Community	4	74,642,844	5.9
Mixed Use	2	68,500,000	5.5
Industrial	17	48,439,564	3.9
Self Storage	11	44,373,676	3.5
Total:	144	$1,255,596,034	100.0%

(1)
Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for any Mortgaged Property relating to a Mortgage Loan secured by more than one Mortgaged Property is based on allocated loan amounts as set forth on Annex A-1.

(2)	Consists of (a) Mortgaged Properties with a fee interest in land that is subject to a ground lease granted to another party that owns the related improvements and (b) a trade mart mortgaged property.

With respect to the properties set forth in the above chart, we note in particular the following:

●
One (1) Mortgaged Property, identified on Annex A-1 to this free writing prospectus as AmericasMart, securing approximately 11.1% of the Cut-off Date Pool Balance by allocated loan amount, is a trade mart property.  See “Risk Factors—Risks Related to the Mortgage Loans—Trade Mart Properties Have Special Risks” in this free writing prospectus.

●
Twenty-two (22) of the Mortgaged Properties, collectively securing approximately 20.2% of the Cut-off Date Pool Balance in the aggregate by allocated loan amount, are retail properties with one or more anchor or shadow anchor tenants.  See “Risk Factors—Risks Related to the Mortgage Loans—Retail Properties Have Special Risks” in this free writing prospectus.  See “Certain Characteristics of the Mortgage Loans and Mortgaged Properties” attached as Annex A-1 to this free writing prospectus.

●
One (1) Mortgaged Property, identified on Annex A-1 to this free writing prospectus as The Outlet Collection | Jersey Gardens securing approximately 6.4% of the Cut-off Date Pool Balance by allocated loan amount, has a movie theater tenant among the five (5) largest tenants (by net rentable area leased) at the related Mortgaged Property.  Movie theaters present unique risks.  See “Risk Factors—Risks Related to the Mortgage Loans—Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property” in this free writing prospectus.

●
Eighteen (18) of the Mortgaged Properties, identified on Annex A-1 to this free writing prospectus as West Side Mall, The Pointe at Wellington Green, ArciTerra Portfolio—Michigan Road, ArciTerra Portfolio—Festival Montgomery, ArciTerra Portfolio—HD McAllen TX, ArciTerra Portfolio—Chovia Shops at Mt. Airy NC, Crye Portfolio—Peachtree, Greene Crossing Shopping Center, College Square, Bayside Village Center, Bingham Office III, King City Square, Hamilton Crossings, Aramore Retail, Alamo Building, Triple Crown Plaza, Cervenka Retail Portfolio—900 E. Main Street and River Run Plaza, collectively securing approximately 9.5% of the Cut-off Date Pool Balance in the aggregate by allocated loan amount, have a restaurant tenant among the five (5) largest tenants (by net rentable area leased) at the Mortgaged Property.  Restaurants present unique risks, see “Risk Factors—Risks Related to the Mortgage Loans—Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property” in this free writing prospectus.

●
Seven (7) of the Mortgaged Properties, identified on Annex A-1 to this free writing prospectus as PennCap Portfolio-57 S Commerce, The Pointe at Wellington Green, OS MT Pleasant IA, Crye Portfolio—Cool Springs, Crye Portfolio—Peachtree, Greene Crossing Shopping Center and College Square, collectively securing approximately 4.4% of the Cut-off Date Pool Balance in the aggregate by allocated loan amount, have a gym, health club, fitness center, or other fitness facility tenant among the five (5) largest tenants (by net rentable area leased) at the related Mortgaged Property.  Health clubs, fitness centers and other businesses related to physical fitness present unique risks.  See “Risk Factors—Risks Related to the Mortgage Loans—Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property” in this free writing prospectus.

●
One (1) Mortgaged Property, identified on Annex A-1 to this free writing prospectus as Greene Crossing Shopping Center, securing approximately 0.8% of the Cut-off Date Pool Balance by allocated loan amount, has a gas station as part of the retail mix.  See “Risk Factors—Risks Related to the Mortgage Loans—Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property” and “—Environmental Conditions at the Mortgaged Properties May

Subject the Trust Fund to Liability Under Federal and State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties, Which May Result in Reduced Distributions on Your Offered Certificates” in this free writing prospectus.

●
Fifteen (15) of the Mortgaged Properties, identified on Annex A-1 to this free writing prospectus as PennCap Portfolio-3701 Corporate, PennCap Portfolio-1605 Valley Center, PennCap Portfolio-1495 Valley Center, PennCap Portfolio-83 S Commerce, PennCap Portfolio-87 S Commerce, 465 Park Avenue Retail Condominium, Crye Portfolio—Cool Springs, Crye Portfolio—Gunbarrel, Crye Portfolio—1200 Market, Crye Portfolio—Ooltewah, Nogales Plaza, South Park Office Center, Great Lakes Plaza, Triple Crown Plaza and Heritage Square, collectively securing approximately 6.0% of the Cut-off Date Pool Balance in the aggregate by allocated loan amount, are each comprised of, or include (or are expected to include) among their five (5) largest tenants (by net rentable area leased), tenants operating as medical offices, urgent care facilities or dental offices.  Medical offices and urgent care facilities present unique risks.  See “Risk Factors—Risks Related to the Mortgage Loans—Office Properties Have Special Risks” in this free writing prospectus.

●
Five (5) Mortgaged Properties, identified on Annex A-1 to this free writing prospectus as PennCap Portfolio-1560 Valley Center, PennCap Portfolio-1550 Valley Center, PennCap Portfolio-1640 Valley Center, PennCap Portfolio-1650 Valley Center and PennCap Portfolio-974 Marcon Blvd., collectively securing approximately 1.3% of the Cut-off Date Pool Balance in the aggregate by allocated loan amount, have a charter school among the five (5) largest tenants (by net rentable area leased).

With respect to the hospitality properties set forth in the above chart, we note in particular the following:

●
In the case of the hospitality property identified on Annex A-1 to this free writing prospectus as Sanctuary Beach Resort, securing one (1) Mortgage Loan representing approximately 1.2% of the Cut-off Date Pool Balance, such Mortgaged Property is unflagged.  See “Risk Factors—Risks Related to the Mortgage Loans—Hospitality Properties Have Special Risks” in this free writing prospectus.

●
All other hospitality properties are subject to a franchise agreement or hotel management agreement.  With respect to six (6) of those properties, which are identified on Annex A-1 to this free writing prospectus as Hampton Inn - Ameriplex, Fairborn Ohio Hotel Portfolio-Holiday Inn Fairborn, Best Western Plus – Miramar, Holiday Inn Express – Sorrento Valley, La Quinta – Old Town and Comfort Suites Houston, representing approximately 3.3% of the Cut-off Date Pool Balance in the aggregate by allocated loan amount, the applicable franchise agreement or management agreement either (i) terminates, or is unilaterally terminable by the franchisor without cause, during the term of the related Mortgage Loan or (ii) has a set term of one year, renewable for additional one-year terms.  See “Risk Factors—Risks Related to the Mortgage Loans—Hospitality Properties Have Special Risks” in this free writing prospectus.

With respect to the multifamily and manufactured housing community properties set forth in the above chart, we note in particular the following:

●
In the case of the multifamily Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Calidus Student Housing Portfolio and Sterling Pointe Apartments, representing approximately 4.6% of the Cut-off Date Pool Balance, the current tenants are primarily comprised of students.  See “Risk Factors—Multifamily Properties Have Special Risks” in this free writing prospectus.

●
In the case of the multifamily Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Oliver Multifamily Portfolio—Railview, Oliver Multifamily Portfolio—Linderhof, Oliver Multifamily Portfolio—Oak Hills, Oliver Multifamily Portfolio—Harborview, Oliver Multifamily Portfolio—Etna Woods and Baton Rouge MF Portfolio, representing approximately 1.6% of the Cut-off Date Pool Balance, such Mortgaged Property has rents subsidized by government low income programs or is subject to government rent control regulations or is subject to regulatory agreements requiring low income tenants.  See “Risk Factors—Risks Related to the Mortgage Loans—Manufactured Housing Community Properties Have Special Risks”, “—Multifamily Properties Have Special Risks” and “—Various Limitations and Restrictions by Affordable Housing Covenants or Programs May Result in Losses on the Mortgage Loans” in this free writing prospectus and see “Risk Factors—Special Risks of Mortgage Loans Secured by Multifamily Properties” in the accompanying prospectus.  See “Risk Factors—Restrictions on Certain of the Mortgaged Properties May Limit Their Use” in the accompanying prospectus.

Tenancies in Common

Four (4) Mortgage Loans, identified on Annex A-1 to this free writing prospectus as Miami International Airport Industrial Portfolio, Williams Center Towers, Sanctuary Beach Resort and Alamo Building, representing approximately 9.0% of the Cut-off Date Pool Balance in the aggregate by allocated loan amount, each have two or more borrowers that own the related Mortgaged Property as tenants-in-common (and the respective tenants-in-common have agreed to a waiver of their rights of partition).  See “Risk Factors—Risks Related to the Mortgage Loans—Tenancies in Common May Hinder Recovery” and “—State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds” in this free writing prospectus.  With respect to such Mortgage Loans, we note in particular the following:

In addition, with respect to the Mortgaged Property identified on Annex A-1 to this free writing prospectus as 465 Park Avenue Retail Condominium, securing approximately 1.6% of the Cut-off Date Pool Balance by allocated loan amount, the related borrower owns a specified portion of the related Mortgaged Property as a tenant-in-common with an entity that is not a borrower under the related Mortgage Loan.  With respect to such Mortgaged Property, the site of the related condominium building consists of 11,648 square feet split between a 10,247 square foot parcel owned by the 2-unit condominium in fee, and a 1,407 square foot parcel ground leased by the related borrower and the residential unit owner as tenants-in-common from a third party. The residential unit owner and the related borrower entered into a reciprocal co-tenancy agreement which governs the sharing of the ground lease obligations. Under the co-tenancy agreement, the retail unit assumed 80% of the payment obligations, with the balance assumed by the residential unit. The co-tenancy agreement includes standard rights of notice and cure for each tenant, and for each tenant’s respective leasehold mortgagee. The retail unit is currently vacant, and has been vacant since a primary tenant filed for bankruptcy in the fall of 2011. In the event of a bankruptcy of the retail unit owner or the residential unit owner, a bankruptcy trustee could under certain circumstances sell both tenants’ interest in the ground leased parcel.  Pursuant to the mortgage loan documents, the borrower pledged its interest in the ground leased portion of the Mortgaged Property which the borrower holds as a tenant-in-common. Depending on the facts and circumstances, for federal income tax purposes, a tenant-in-common interest may be recharacterized as a partnership interest and, accordingly, personal property.  If the borrower’s interest in the ground leased portion of the Mortgaged Property does not qualify as an interest in real property or as personal property incidental to real property, then upon a foreclosure the REMIC Provisions may restrict the Issuing Entity from taking title to that interest.  Therefore, the Pooling and Servicing Agreement will provide that, upon the occurrence of a Mortgage Loan event of default and an ensuing foreclosure, the Issuing Entity will not be permitted to take title to any part of the ground leased portion unless the Issuing Entity receives an opinion that such acquisition will not cause any REMIC Pool to fail to qualify as a REMIC and will not subject any REMIC Pool to tax.  Absent such opinion, the Issuing Entity will be required to sell such interest and apply the proceeds toward the repayment of the Mortgage Loan.  Depending on market conditions, the proceeds from the sale of such ground leased portion could be less than the proceeds that would be received if the Special Servicer had foreclosed on such interest and sold it at a later date or had a longer period of time to market and arrange any such sale.  Furthermore, the sale of the borrower’s interest in the ground leased portion of the Mortgaged Property to one party and a separate sale of the fee interest in the Mortgaged Property to another party may give rise to a default under the ground lease, which could result in a termination of the ground lease and a suit for damages being filed by the ground lessor.  The potential adverse consequences to the other tenant-in-common with an interest in the ground lease could also give rise to litigation being brought by that other tenant-in-common.

Condominium Structures

One (1) Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as 465 Park Avenue Retail Condominium, representing approximately 1.6% of the Cut-off Date Pool Balance, is secured in part by the related borrower’s interest in a commercial condominium unit. With respect to such Mortgage Loan, we note in particular the following:

●
The Mortgaged Property identified on Annex A-1 to this free writing prospectus as 465 Park Avenue Retail Condominium, representing approximately 1.6% of the Cut-off Date Pool Balance, represents the retail unit in a 2-unit condominium. The 2-unit condominium consists of a residential unit and a retail unit. Each such unit has three votes, and four votes are required to adopt any action.

Even if the borrower or its designated board members, either through control of the appointment and voting of sufficient members of the condominium board or by virtue of other provisions in the condominium documents, has consent rights over actions by the condominium associations or owners, we cannot assure you that the condominium board will not take actions that would materially adversely affect the borrower’s unit.  See “Risk Factors—Risks Related to the Mortgage Loans—Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property” in this free writing prospectus.  See also “Risk Factors—Restrictions on Certain of the Mortgaged Properties May Limit Their Use” in the accompanying prospectus.  See also representation and warranty no. 8 in Annex C-1 and the exceptions thereto in Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus).

Certain Terms of the Mortgage Loans

Due Dates.  Subject, in some cases, to a next business day convention, all of the Mortgage Loans provide for scheduled payments of principal and/or interest to be due on or prior to the eleventh day of each month (each such date, a “Due Date”).  The Mortgage Loans have various grace periods (which in certain cases may not end until a specified number of days after a notice of default has been provided to the related borrower) for purposes of late charges and events of default.  As used in this free writing prospectus, “grace period” is the number of days before a payment default is an event of default under such Mortgage Loan.  See Annex A-1, including the footnotes thereto, for information on the number of days before late payment charges are due under the Mortgage Loans.  The information on Annex A-1 regarding the number of days before late payment charges are due under a Mortgage Loan is based on the express terms of that Mortgage Loan.  However, some jurisdictions may impose a statutorily longer period.  Based solely on the express terms of the related mortgage loan documents, in no case is the grace period for purposes of events of default more than ten (10) days after the Due Date and, with respect to balloon payments, in no event is the Due Date plus the longer of the grace period for late charges or the grace period for events of default later than the end of the collection period in the relevant month.  We make no representation regarding the effect of grace periods on a borrower’s incentive to timely make its scheduled payments of principal and/or interest.

Mortgage Rates; Calculations of Interest.  Each Mortgage Loan accrues interest at the annual rate specified with respect to that Mortgage Loan on Annex A-1 to this free writing prospectus.  The mortgage interest rate for each Mortgage Loan is fixed for the remaining term of the loan, except for (i) increases resulting from the application of default interest rate following a default, (ii) in the case of each ARD Loan, any increase described below that may occur if the mortgage loan is not repaid on or before the related Anticipated Repayment Date and (iii) changes that result from any other loan-specific provisions that are described in the footnotes to Annex A-1 in this free writing prospectus.

All of the Mortgage Loans accrue interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days (“Actual/360 Basis”).

Amortization Characteristics.  The Mortgage Loans have the following amortization characteristics:

●
Amortizing Balloon:  Forty-seven (47) Mortgage Loans, representing approximately 49.4% of the Cut-off Date Pool Balance, require monthly payments of interest and principal based on amortization schedules significantly longer than the remaining term to stated maturity;

●
Interest-only, Balloon:  Two (2) Mortgage Loans, representing approximately 8.4% of the Cut-off Date Pool Balance, provide for interest-only payments for the entire term to stated maturity, with no scheduled amortization prior to that date;

●
Interest-only, Amortizing Balloon:  Twenty (20) Mortgage Loans, representing approximately 34.6% of the Cut-off Date Pool Balance, provide for an initial interest-only period that expires between twelve (12) and sixty (60) months following the related origination date and thereafter require monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity;

●
Interest-only, ARD:  One (1) Mortgage Loan, representing approximately 4.4% of the Cut-off Date Pool Balance, requires only monthly payments of interest until a specified Anticipated Repayment Date (as described more fully below).

●
Interest Only, Amortizing ARD:  One (1) Mortgage Loan, representing approximately 3.2% of the Cut-off Date Pool Balance, provides for an initial interest-only period that expires 36 months following the related origination date and thereafter requires monthly payments of principal and interest until a specified Anticipated Repayment Date, occurring approximately 10 years following the origination date.  Such Mortgage Loan has a total term of 15 years.

In all cases, the repayment of the Mortgage Loan in full on its stated maturity date or Anticipated Repayment Date would require a substantial payment of principal on that date, except to the extent that the Mortgage Loan is prepaid prior thereto.

Two (2) Mortgage Loans, representing approximately 7.5% of the Cut-off Date Pool Balance, provide that, after a certain date (the “Anticipated Repayment Date”), if the borrower has not prepaid such ARD Loan in full, any principal outstanding from time to time on or after that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated mortgage loan rate (the “Initial Rate”).  See “—ARD Loans” below.

Information regarding the scheduled amortization characteristics of each Mortgage Loan is set forth on Annex A-1 to this free writing prospectus.

Some of the Mortgage Loans provide for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the Mortgage Loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance or upon application of specified earnout escrow or holdback amounts if certain property performance criteria are not satisfied.  Some of the individual Mortgage Loans that are secured by multiple Mortgaged Properties or parcels and permit partial prepayments of the individual or aggregate indebtedness in connection with releases of individual properties or parcels also provide for a recast of the amortization and an adjustment of the monthly debt service payments on the Mortgage Loan(s) upon any such prepayment and release.

With respect to some of the Mortgage Loans, notwithstanding that they provide for the accrual of interest on an Actual/360 Basis, the amount of the fixed periodic payments was determined as if interest accrues based on a 360-day year consisting of twelve 30-day months (a “30/360 Basis”), which will result in a larger payment due at maturity than would otherwise have been the case.

Voluntary Prepayment and Defeasance Provisions

General

As of the Cut-off Date, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

●
Fifty-eight (58) of the Mortgage Loans, representing approximately 85.3% of the Cut-off Date Pool Balance, in each case prohibits voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permits the related borrower (after an initial period of at least two years following the date of initial issuance of the Certificates) for a specified period to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations, and other non-callable government securities within the meaning of section 2(a)(16) of the Investment Company Act of 1940, as amended (“Government Securities”), that provide for payment on or prior to each Due Date through and including the maturity date or Anticipated Repayment Date, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

●
Eight (8) of the Mortgage Loans, representing approximately 8.7% of the Cut-off Date Pool Balance, prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period permits voluntary principal prepayments with the greater of a Yield Maintenance Charge or a Prepayment Premium for a specified period of time and thereafter such Mortgage Loan is freely prepayable.

●
One (1) of the Mortgage Loans, representing approximately 3.2% of the Cut-off Date Pool Balance, for a specified period of time, permits the related borrower to prepay the related Mortgage Loan with the payment of a fee equal to the greater of a Yield Maintenance Charge or Prepayment Premium, then permits the related borrower to either (a) prepay the related Mortgage Loan with the payment of a fee equal to the greater of a Yield Maintenance Charge or Prepayment Premium or (b) substitute Government Securities as collateral and obtain a release of the related Mortgaged Property, and thereafter such Mortgage Loan is freely prepayable.

●
Three (3) of the Mortgage Loans, representing approximately 1.7% of the Cut-off Date Pool Balance, in each case prohibits voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permits the related borrower to either (a) prepay the related Mortgage Loan with the greater of a Yield Maintenance Charge or Prepayment Premium or (b) substitute Government Securities as collateral and obtain a release of the related Mortgaged Property, and thereafter such Mortgage Loan is freely prepayable.

●
One (1) of the Mortgage Loans, representing approximately 1.2% of the Cut-off Date Pool Balance, prohibits voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permits voluntary principal prepayments with the payment of a fee equal to the greater of a Yield Maintenance Charge or a Prepayment Premium for a specified period of time, and following such period of time, for a specified period of time, permits the related borrower to either (a) prepay the related Mortgage Loan with the payment of a fee equal to the greater of a Yield Maintenance Charge or Prepayment Premium or (b) substitute Government Securities as collateral and obtain a release of the related Mortgaged Property, and thereafter such Mortgage Loan is freely prepayable.

Notwithstanding the foregoing, the Mortgage Loans generally provide for open periods of various terms prior to and including the maturity date in which the related borrower may prepay the Mortgage Loan without Prepayment Premium, Yield Maintenance Charge or defeasance requirements.  In addition, under certain circumstances, certain Mortgage Loans permit prepayments, in whole or in part, despite Lock-out Periods that may otherwise apply.  See “—Partial Release and/or Partial

Defeasance and/or Substitution” below, and Annex A-1, including the footnotes thereto, to this free writing prospectus.

See Annex A-1 to this free writing prospectus, including the footnotes thereto, for the general prepayment restrictions applicable to each Mortgage Loan.

Other Prepayment Provisions

The loan documents for each of the related Mortgage Loans generally provide that voluntary prepayments made on a date other than a scheduled due date must include an interest payment representing interest for the remainder of the one-month accrual period in which the prepayment occurs.  See “Certain Characteristics of the Mortgage Loans and Mortgaged Properties”, including the footnotes thereto, attached as Annex A-1 to this free writing prospectus.

In connection with the origination of certain Mortgage Loans, the related borrower was required to escrow funds or post a letter of credit related to obtaining certain performance objectives or other conditions and, in some of these cases, those performance objectives include achieving specified debt service coverage and/or debt yield levels or satisfying leasing criteria with respect to the property as a whole or particular portions thereof.  Such funds will be released to the related borrower upon the satisfaction of the stated conditions.  Additionally, such Mortgage Loans may allow or, in certain cases, may require that such escrowed funds be applied to reduce the principal balance of the related Mortgage Loan if such conditions are not met.  If such conditions are not satisfied, if the mortgagee has the discretion to retain the cash or letter of credit as additional collateral, the Master Servicer will generally be directed in the Pooling and Servicing Agreement to hold, when permitted, the escrows, letters of credit or proceeds of such letters of credit as additional collateral and not use such funds to reduce the principal balance of the related Mortgage Loan, unless holding such funds would otherwise be inconsistent with the Servicing Standard.  If such funds are applied to reduce the principal balance of the Mortgage Loan, the Trust Fund would experience an early prepayment that may adversely affect the yield to maturity on your Certificates.  In some cases, the related mortgage loan documents do not require payment of a Yield Maintenance Charge or Prepayment Premium in connection with such a prepayment.  In addition, certain other Mortgage Loans have performance escrows or letters of credit and do not allow the lender to use such funds to reduce the principal balance of the related Mortgage Loan unless there is an event of default.  See “Summaries of the Fifteen Largest Mortgage Loans” on Annex A-3 of this free writing prospectus.

In addition, certain of the Mortgage Loans permit the related borrower to prepay the Mortgage Loan (in some cases, with no requirement to pay any related Yield Maintenance Charge or Prepayment Premium) in order to meet certain requirements necessary to permit a property release.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayment and Defeasance Provisions—Partial Release and/or Partial Defeasance and/or Substitution” in this free writing prospectus.

In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Canadian Pacific Plaza, representing approximately 3.2% of the Cut-off Date Pool Balance, the related borrower may prepay such Mortgage Loan in the amount necessary to satisfy the minimum debt service coverage ratio requirements under the related loan documents in order to avoid the commencement of a cash management sweep period, without the requirement of payment of yield maintenance or any other prepayment penalty or premium.

In other circumstances, tenants or other third parties may have purchase rights that are conditioned upon events that, if they occurred, would constitute events of default under the related Mortgage Loans.  In such cases, the lender would have the right to exercise remedies available to it under the related mortgage loan documents prior to any prepayment occurring during the Lock-out Period, though we cannot assure you as to the timing of such remedies.

See the “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this free writing prospectus and the footnotes to Annex A-1 in this free writing prospectus.

Calculation of Yield Maintenance Charges

Under certain Mortgage Loans that provide for the payment of a Yield Maintenance Charge in connection with a voluntary principal prepayment, the amount of the charge is generally calculated so as to result in a payment to the lender that is equal to the difference between (a) the present value of the remaining scheduled principal and interest payments that would have become due through a certain date with respect to the prepaid portion of the Mortgage Loan had the prepayment not occurred discounted at the Yield Maintenance Discount Rate, minus (b) the amount of the prepayment.  In the case of other Mortgage Loans that provide for the payment of a Yield Maintenance Charge in connection with a voluntary principal prepayment, the amount of the charge is calculated so as to result in a payment to the lender that is equal to the present value of the monthly payments of interest which would be due on the principal amount of the loan being prepaid (in certain cases, taking into account future scheduled amortization) from the prepayment date through the maturity date or Anticipated Repayment Date, as applicable, of the loan or the date that the borrower could prepay the Mortgage Loan without a prepayment charge and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the mortgage rate and (z) Yield Maintenance Discount Rate, and discounted at the Yield Maintenance Discount Rate (which may be different from the rate in clause (z) for the same loan).  In the case of other Mortgage Loans that provide for the payment of a Yield Maintenance Charge in connection with a voluntary principal prepayment, the amount of the charge is generally calculated using a methodology expressed differently than the above methodologies, but which results in a Yield Maintenance Charge which does not substantially differ in amount from the Yield Maintenance Charges that would be calculated under the foregoing methodologies.  In certain cases, the amount of the Yield Maintenance Charge is subject to a minimum amount that is equal to a fixed percentage of the amount of the principal prepayment or is calculated solely on the basis of a fixed percentage of the amount of the principal prepayment.  The relevant Mortgage Loan may provide for the use of a spread in determining the Yield Maintenance Discount Rate, if any.  With respect to certain Mortgage Loans, Yield Maintenance Charges are calculated for a yield maintenance period that ends prior to the related maturity date or Anticipated Repayment Date.  Calculation of Yield Maintenance Charges by reference to a yield maintenance period that ends prior to the related maturity date will likely result in a Yield Maintenance Charge that is lower than the Yield Maintenance Charge that would have been calculated had the yield maintenance period ended on the maturity date of such Mortgage Loan.

The “Yield Maintenance Discount Rate” means a rate generally equal to or otherwise calculated based on the yield(s) to maturity on specified United States Treasury or other specified Government Securities with a maturity or maturities generally corresponding to or close to either (a) the maturity date, Anticipated Repayment Date or other date that corresponds to the end of a yield maintenance period, as applicable, of the Mortgage Loan or the first date on which the related borrower could prepay the Mortgage Loan without a prepayment charge or (b) the remaining weighted average life of the Mortgage Loan, determined on a date close to the date of the prepayment.  Alternatively, the rate is sometimes equal to the rate which, when compounded monthly, is equal to the semi-annual yield of the corresponding securities described above.  The rate will be subject to varying rounding conventions depending on the terms of the applicable mortgage loan documents and may be increased by an applicable spread.

Defeasance Conditions Generally

As described in this free writing prospectus, some of the Mortgage Loans permit their borrowers to defease the subject Mortgage Loan in whole or, in some cases, in part, during a period that commences no earlier than the second anniversary of the Closing Date, by pledging to the holder of the Mortgage Loan the requisite amount of defeasance collateral, and thereby obtain a release of the related Mortgaged Property or, if applicable, one or more of the related Mortgaged Properties.  In general, the defeasance collateral must consist of Government Securities.

In general, the Government Securities that are to be delivered in connection with the defeasance of any Mortgage Loan, must provide for a series of payments that:

●	will be made on or prior, but as closely as possible, to all successive Due Dates through and including the maturity date or, in some instances, the expiration of the Lock-out Period; and

●
will, in the case of each Due Date, be in a total amount equal to or greater than the scheduled debt service payment, including any applicable balloon payment or ARD payment, scheduled to be due or deemed due on that date, with any excess to be returned to the related borrower or a successor borrower.

Notwithstanding the foregoing, in lieu of delivering the requisite amount of Government Securities, generally a borrower may instead deliver cash sufficient for the lender to purchase the requisite amount of Government Securities.

Each multi-property Mortgage Loan that allows for partial defeasance of the aggregate debt provides that in the event of a defeasance of less than the entire aggregate debt, one or more of the related Mortgaged Properties would be released and the cross-collateralization would terminate as to the released property or properties.

If fewer than all of the Mortgaged Properties securing any particular multi-property Mortgage Loan are permitted by the related mortgage loan documents to be released in connection with any defeasance, then the borrower generally must deliver one of the following:  (a) Government Securities that provide, or an amount sufficient to purchase Government Securities that provide, payments equal to 100% to 125% of the scheduled principal and interest payments for the Mortgage Loan (or portion thereof) being defeased; or (b) Government Securities that provide, or an amount sufficient to purchase Government Securities that provide, payments equal to the lesser of (i) 100% to 125% of the scheduled principal and interest payments for the Mortgage Loan (or portion thereof) being defeased or (ii) the total of all remaining scheduled payments on, as applicable, the entire individual multi-property Mortgage Loan (assuming no defeasance shall have occurred).  See “—Partial Release and/or Partial Defeasance and/or Substitution” below.

In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the Trust a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest.  In addition, a borrower will generally be required to deliver a certification from an independent accounting firm or provide other evidence reasonably acceptable to the lender to the effect that the defeasance collateral is sufficient to make all scheduled debt service payments under the related Mortgage Loan (or portion thereof to be defeased) through maturity or the Anticipated Repayment Date, as applicable, or, in some instances, the expiration of the Lock-out Period.  Certain Mortgage Loans may permit variations in the mechanics of defeasance transactions that create risk.  For example, the related borrower may be permitted to deliver a certificate as to the adequacy of defeasance collateral from parties other than a recognized public accounting firm, and/or may not be required to obtain Rating Agency Confirmation in connection with the defeasance under certain circumstances.  See also representation and warranty no. 34 in Annex C-1 and the exceptions thereto in Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus).

Certificateholders will not be entitled to any defeasance fees or any additional amounts payable to the lender in respect of successor borrowers established for defeasance purposes.

Partial Release and/or Partial Defeasance and/or Substitution.  Some of the Mortgage Loans are secured by two or more Mortgaged Properties, and some of the Mortgage Loans that are secured by a Mortgaged Property that consists of multiple parcels, permit the borrower to obtain the release of the mortgage on one or more of the Mortgaged Properties or parcels upon a partial prepayment or partial defeasance of the related Mortgage Loan or to substitute a like property for one or more parcels of the Mortgaged Property (subject to the satisfaction of various conditions).  The following paragraphs summarize the related provisions for releases in connection with partial prepayment, partial defeasance and substitution.

●
With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as PennCap Portfolio, representing approximately 7.2% of the Cut-off Date Pool Balance, the loan documents permit the release of the Mortgaged Property identified on Annex A-1 to this free writing prospectus as PennCap Portfolio - 1530 Valley Center, but only in connection with the exercise of a right by the related single tenant,

Berkheimer Outsourcing Inc., to purchase such property from the related borrower for a fixed price of $4.95 million (which such tenant may do at any time between December 1, 2015 and March 31, 2016) and subject to certain conditions, including but not limited to:  (a) the borrower must use the proceeds from such sale to (i) prepay the Mortgage Loan and the related pari passu companion loan, on a pro rata basis, by $3,288,000, (ii) pay a prepayment fee equal to $164,400, allocable between the Mortgage Loan and the related pari passu companion loan, on a pro rata basis, and (iii) pay all remaining proceeds to the lender of a mezzanine loan secured by a 100% equity interest in the borrower, in accordance with the terms of loan documents for such mezzanine loan; and (b) the principal balance of the Mortgage Loan shall be paid down by a “qualified amount” as such term is defined in IRS Rev. Proc. 2010-30, unless the related lender receives an opinion of counsel that, if such payment is not made, the Trust Fund will not fail to maintain its REMIC status due to such release.  Accordingly, a partial prepayment may occur with respect to such Mortgage Loan during a period when voluntary prepayments are otherwise prohibited.

●
With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as FRAPAG Portfolio, representing approximately 3.3% of the Cut-Off Date Pool Balance, the loan documents permit the release of any of the Mortgaged Properties on any payment date following the defeasance lockout period, subject to certain conditions, including, but not limited to: (i) the defeasance of an amount equal to no less than 115% of the related allocated loan amount for the Mortgaged Property to be released; (ii) the debt service coverage ratio following such release must not be less than the greater of (a) the debt service coverage ratio immediately preceding such release, and (b) 1.30x; and (iii) the loan-to-value ratio following such release must not be greater than the lesser of (y) the loan-to-value ratio immediately preceding such release, and (z) 70.0%.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Caruth Plaza, representing approximately 2.6% of the Cut-off Date Pool Balance, following the defeasance lockout period, partial release of an improved parcel in connection with partial defeasance is permitted, subject to certain conditions, including: (i) defeasance of a portion of the mortgage loan in an amount equal to greater of (A) 95% of the net proceeds from the sale of the release parcel or (B) 115% of the allocated loan amount for the released property; (ii)  the post-release debt yield of the remaining property must be greater than (A) 9.2% or (B) the debt yield for the property prior to such release; (iii) the post-release loan-to-value ratio of the remaining property must be no greater than (A) 70% or (B) the loan-to-value ratio prior to such release; (iv) receipt of a rating agency confirmation; and (v) receipt of an opinion of counsel that the Trust will not fail to maintain its REMIC status due to the partial defeasance, among other things.

●
With respect to the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as ArciTerra Portfolio, which secure a Mortgage Loan representing approximately 1.6% of the Cut-off Date Pool Balance, following the defeasance lockout period, the related loan documents permit the partial defeasance of an individual Mortgaged Property, subject to the satisfaction of conditions set forth in the related loan documents including: (i) delivery of defeasance collateral sufficient to defease an amount equal to 125% of the allocated loan amount for such individual Mortgaged Property and (ii) after giving effect to such release, the debt service coverage ratio with respect to the remaining Mortgaged Properties will be no less than the debt service coverage ratio immediately prior to the release.

●
With respect to the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Georgia Multifamily Portfolio, which secure a Mortgage Loan representing approximately 1.4% of the Cut-off Date Pool Balance, following the defeasance lockout period, the related loan documents permit the partial defeasance of an individual Mortgaged Property, subject to the satisfaction of conditions set forth in the related loan documents including: (i) delivery of defeasance collateral sufficient to defease an amount equal to 125% of the allocated loan amount for such individual Mortgaged Property and (ii) after giving effect to such release, the debt service coverage ratio with respect to the remaining Mortgaged Properties will be no less than the debt service coverage ratio immediately prior to the release.

●
With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Oliver Multifamily Portfolio, representing approximately 1.2% of the Cut-off Date Pool Balance, following the defeasance lockout period, the loan documents permit a release of one or more of the related Mortgaged Properties, subject to certain conditions, including, but not limited to: (a) partial defeasance of the subject Mortgage Loan in an amount equal to 125% of the allocated loan amount for the Mortgaged Property to be released; (b) after giving effect to such release, the subject Mortgage Loan, based on the remaining collateral, has a loan-to-value ratio no greater than each of (i) 60%, (ii) the loan-to-value ratio in place at origination, and (iii) the loan-to-value ratio in place immediately prior to such release; (c) after giving effect to such release, the subject Mortgage Loan, based on the remaining collateral, has a debt service coverage ratio of no less than each of (i) 1.45x, (ii) the debt service coverage ratio in place at origination, and (iii) the debt service coverage ratio in place immediately prior to such release; and (d) at least two (2) Mortgaged Properties would remain subject to the Mortgage Loan.

●
With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Fairborn Ohio Hotel Portfolio, representing approximately 1.2% of the Cut-off Date Pool Balance, following the defeasance lockout period, the loan documents permit a release of either of the related Mortgaged Properties from the collateral in connection with a third-party arm’s length sale of the Mortgaged Property to be released, subject to certain conditions, including, but not limited to: (a) partial defeasance of the subject Mortgage Loan in an amount equal to 115% of the allocated loan amount for the Mortgaged Property to be released; (b) after giving effect to such release, the subject Mortgage Loan, based on the remaining collateral, has a loan-to-value ratio no greater than the lesser of (i) the loan-to-value ratio in place at origination and (ii) the loan-to-value ratio in place immediately prior to such release; (c) after giving effect to such release, the subject Mortgage Loan, based on the remaining collateral, has an underwritten trailing twelve month debt service coverage ratio of no less than the greater of (i) the debt service coverage ratio in place at origination and (ii) the underwritten trailing twelve month debt service coverage ratio in place immediately prior to such release; and (d) delivery of an opinion of counsel to the effect that the Issuing Entity will not fail to maintain its REMIC status due to the partial defeasance.

●
With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as WP Carey Self Storage Portfolio III, representing approximately 1.0% of the Cut-off Date Pool Balance, following a defeasance lockout period, the loan documents permit a partial release of any of the five constituent properties in connection with partial defeasance, subject to certain conditions, including: (i) defeasance of a portion of the Mortgage Loan in an amount equal to 115% of the allocated loan amount for the released property; (ii) the post-release debt service coverage ratio of the remaining properties is greater than 1.58x; (iii) the post-release loan-to-value ratio of the remaining properties is no greater than 63.4%; (iv) receipt of rating agency confirmation; and (v) receipt of an opinion of counsel that the Trust will not fail to maintain its REMIC status due to the partial defeasance.

●
In addition, the loan documents permit the substitution of individual properties at any time prior to the maturity date, subject to certain conditions, including: (i)  no default has occurred or is continuing; (ii) the appraised value of the substitute property must be (A) equal to or greater than the appraised value of the replacement property and (B) support an aggregate loan-to-value ratio not more than 63.4%; (iii) the physical condition, building use and quality and location attributes (submarket strength, population and access) of the substitute property must be equal to or better than the replacement property; (iv) the actual debt service coverage ratio for the trailing 12 month period preceding the substitution must (A) as to the remaining properties, be equal to or greater than that of the pre-substitution properties, and (B) as to the substitute property, be greater than that for the property being replaced; (v) receipt of rating agency confirmation; and (vi) receipt of an opinion of counsel that the Trust will not fail to maintain its REMIC status due to the substitution.

●
With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Hilton Garden Inn - Indianapolis Airport and Hampton Inn – Ameriplex, representing approximately 0.9% and 0.7%, respectively, of the Cut-off Date Pool Balance, the related Borrower is permitted to sever or un-cross either property in connection with (a) the total defeasance of one of the properties, (b) permitted prepayments or (c) permitted property transfers, in each instances subject to certain conditions, including: (i) the post-severance debt yield must be at least 11.7% if the remaining property is Hampton Inn - Ameriplex and must be at least 11.5% if the remaining property is Hilton Garden Inn - Indianapolis Airport; and (ii) the post-severance loan-to-value ratio of the remaining property must satisfy REMIC requirements. The related borrower may post a letter of credit in an amount up to $1 million to satisfy the debt yield test for severance eligibility, in which event the letter of credit would constitute additional security for the Mortgage Loan.

Furthermore, some of the Mortgage Loans permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property.  Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied.  See “Risk Factors—Risks Related to the Mortgage Loans—Changes to REMIC Restrictions on Loan Modifications and REMIC Rules on Partial Releases May Impact an Investment in the Certificates” in this free writing prospectus and “Summaries of the Fifteen Largest Mortgage Loans—AmericasMart” attached as Annex A-3 to this free writing prospectus.  See also representation and warranty no. 29 in Annex C-1 and the exceptions thereto in Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus).

Non-Recourse Obligations

The Mortgage Loans are generally non-recourse obligations of the related borrowers and, upon any such borrower’s default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property for satisfaction of the borrower’s obligations.  In those cases where the loan documents permit recourse to the borrower or a guarantor, we and the Mortgage Loan Sellers generally have not evaluated, and we make no statement regarding, the financial condition of any such person or entity or the likelihood that such person or entity will be able to perform any guaranty obligations, including nonrecourse carveout obligations or nonrecourse carveout guaranty obligations, that may arise in connection with the related Mortgage Loan.  Furthermore, some Mortgage Loans do not require any guarantor or indemnitor separate from the borrower to be liable for the non-recourse carveouts.  Additionally, the borrowers under the mortgage loans are generally special purpose entities with limited or no other assets.  Investors should thus consider all of the Mortgage Loans to be nonrecourse in all respects.

Generally, none of the Mortgage Loans are insured or guaranteed by any Mortgage Loan Seller or any of their affiliates, the United States or any foreign government, any government entity or instrumentality, any private mortgage insurer or any other person.

“Due-on-Sale” and “Due-on-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses that permit the holder of the mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or that prohibit the borrower from doing so without the consent of the holder of the mortgage, in each case except to the extent the transfer is permitted under the mortgage loan documents.

All or substantially all of the Mortgage Loans grant the related borrower a right, exercisable on multiple occasions and, in some cases, without limit on the number of such occasions, to assign the related Mortgaged Property to and cause an assumption of the Mortgage Loan by a third-party purchaser, subject to one or any combination of the following:  (i) the condition that the transferee be a third-party purchaser that is reasonably acceptable to the lender; (ii) delivery of Rating Agency Confirmation by each of the Rating Agencies; (iii) payment of an assumption fee by the related borrower; and/or (iv) the original guarantor(s) and indemnitor(s) remain liable under the mortgage loan documents (unless the lender otherwise consents) and, only if the Pooling and Servicing Agreement so requires, the original borrower delivers confirmation by each of the Rating Agencies to the effect that the transfer will not result in a qualification, downgrade or withdrawal of its then-current ratings of the Certificates.  Under the Pooling and Servicing Agreement, assumption fees may be waived by the Master Servicer and/or the Special Servicer, as the case may be, or, if collected, will be paid to the Master Servicer and/or the Special Servicer as additional servicing compensation.

The Mortgage Loans generally also permit the borrower to transfer the related Mortgaged Property to an affiliate or subsidiary of the borrower, or an entity of which the borrower or an affiliate thereof is the controlling beneficial owner, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan documents and/or as determined by the Master Servicer and/or the Special Servicer, or permit transfers in certain limited circumstances, including one or more of the following:  (1) a transfer of the related Mortgaged Property or ownership interests in the borrower to a person that is affiliated with or otherwise related to the borrower or transferor; (2) transfers by the borrower of the Mortgaged Property, and/or transfers of ownership interests in the borrower, to specified individuals, entities or types of individuals or entities; (3) issuance by the borrower of new partnership or membership interests; (4) changes in ownership between existing shareholders, partners, members or other beneficial owners, as applicable, of the borrower; (5) a transfer of passive, minority (i.e., less than 50%) or non-controlling ownership interests in the related borrower (or, with respect to Mortgage Loans as to which the borrower is a Delaware statutory trust or is comprised of tenants in common, transfers to new beneficial owners in the Delaware statutory trust or to new, or among existing, tenants in common); (6) transfers of interests in the related borrower for estate planning purposes or otherwise upon the death or incapacity of a principal; (7) a transfer of publicly-traded stock of a direct or indirect equity holder in the borrower; (8) transfers of interests in the related borrower approved by the lender, which approval is subject to delivery of Rating Agency Confirmation from each of the Rating Agencies; (9) transfers to a mezzanine lender or other qualified transferee in accordance with the related intercreditor agreement; (10) transfers of direct or indirect interests in a specified upstream entity; and (11) other transfers similar in nature to the foregoing.  See also representation and warranty no. 32 in Annex C-1 and the exceptions thereto in Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus).

Furthermore, upon satisfaction of certain conditions set forth in the related mortgage loan documents, certain individual Mortgage Loans allow the borrower or its owners to incur secured secondary financing and/or mezzanine and similar financing that may otherwise be contrary to their “due-on-sale” or “due-on-encumbrance” provisions.  See “—Subordinate and/or Other Financing” below and see “Risk Factors—Risks Related to the Offered Certificates—If the Master Servicer or the Special Servicer Purchases Certificates or Has Investments Related to a Borrower or Other Person, a Conflict of Interest May Arise Between Its Own Interests and Its Duties to the Trust Fund” and “—Various Other Securitization-Level Conflicts of Interest May Have an Adverse Effect on Your Offered Certificates—Conflicts Between the Trust Fund and the Mortgage Loan Sellers and Their Affiliates” in this free writing prospectus.

See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions” in this free writing prospectus.

Encumbered Interests

In the case of one hundred forty-two (142) of the Mortgaged Properties, representing approximately 87.3% of the Cut-off Date Pool Balance in the aggregate by allocated loan amount, the borrower’s interest in the related Mortgaged Property consists of a fee interest (and we consider the borrower’s interest in a Mortgaged Property to be a fee interest if the borrower’s interest consists of overlapping fee and leasehold interests).

In the case of one (1) Mortgaged Property, representing approximately 11.1% of the Cut-off Date Pool Balance, the related borrower’s interest in such Mortgaged Property consists of a fee interest in part of the Mortgaged Property and a leasehold interest in the remaining part of the Mortgaged Property.

In the case of one (1) Mortgaged Property, representing approximately 1.6% of the Cut-off Date Pool Balance by allocated loan amount, the related borrower’s interest in such Mortgaged Property consists of a leasehold interest in the Mortgaged Property.

Specifically, with respect to the Mortgaged Property identified on Annex A-1 to this free writing prospectus as AmericasMart, representing approximately 11.1% of the Cut-off Date Pool Balance by allocated loan amount, of the four buildings comprising such Mortgaged Property, AmericasMart 1 building includes a leasehold parcel and an air rights parcel, and the AmericasMart 3 building includes a leasehold parcel.  The related AmericasMart 1 ground lease expires June 30, 2061, and the related air rights lease expires December 16, 2022.  The air rights parcel includes property currently leased by a restaurant.  The annual rental income from the restaurant is approximately $240,000 (total annual underwritten base rent from the property exceeds $102 million).  The related AmericasMart 3 Ground Lease expires August 31, 2071 and includes the borrower as a co-ground lessor with three other parties.  A ground rent reserve was obtained at closing, and the loan documents provide for springing recourse to the borrower and guarantors if any ground lease is terminated in violation of the loan terms.

In the case of the Mortgaged Property identified on Annex A-1 to this free writing prospectus as 465 Park Avenue Retail Condominium, which secures a Mortgage Loan representing approximately 1.6% of the Cut-off Date Pool Balance, the borrower’s interest in the Mortgaged Property consists of a fee interest in part of the Mortgaged Property and a tenant-in-common interest in a leasehold interest in the remaining portion of the Mortgaged Property. This ground lease fails to include rejection of such ground lease in bankruptcy as grounds to compel the related ground lessor to enter into a new ground lease with the related lender. However, the related ground lease provides that (a) the right to reject such ground lease in bankruptcy is exercisable by the related mortgagee and not by the related ground lessee, and (b) any rejection of the related ground lease by a trustee of the ground lessee in bankruptcy which would cause such ground lease to terminate will effect a transfer of such ground lease to the related mortgagee or its nominee. In the alternative, the related mortgagee may request a new lease on the same terms and conditions as the related ground lease within 30 days after notice from the related ground lessor of such transfer. In the event that the ground lease is terminated, the ground lease provides that a new lease is to be given to the most senior lender on the leasehold interest in the ground lease parcel (the related borrower is one of two tenants-in-common that hold that leasehold interest). Any such lender receiving such new ground lease must assign it to the co-tenants (or their lender, if the other co-tenant is in default).

There can be no assurance that the provision granting the mortgagee the right to reject the ground lease would be enforceable in a bankruptcy case of the related ground lessee.

See “Risk Factors—Risks Related to the Mortgage Loans—Loans Secured by Mortgages on a Leasehold Interest Will Subject Your Investment to a Risk of Loss Upon a Lease Default” in this free writing prospectus.  See also “Summaries of the Fifteen Largest Mortgage Loans—AmericasMart” attached as Annex A-3 to this free writing Prospectus and see also representation and warranty no. 36 in Annex C-1 and the exceptions thereto in Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus).

ARD Loans

Two (2) of the Mortgage Loans (each, an “ARD Loan”), representing approximately 7.5% of the Cut-off Date Pool Balance, provide that, after a certain date (the “Anticipated Repayment Date”) set forth on Annex A-1 to this free writing prospectus, if the related borrower has not repaid the related ARD Loan in full, any principal outstanding from time to time on or after that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated mortgage loan rate (the “Initial Rate”).  After its Anticipated Repayment Date, each ARD Loan further requires that all cash flow available from the related Mortgaged Property after payment of the monthly debt service payments required under the terms of such ARD Loan documents and all escrows and property expenses required under such ARD Loan documents be used to accelerate amortization of principal

(without payment of any Yield Maintenance Charge or Prepayment Premium).  Notwithstanding the accrual of interest under each such ARD Loan at the Revised Rate after its Anticipated Repayment Date, the portion thereof accrued at the Initial Rate will continue to be payable monthly on a current basis; the obligation to pay the portion thereof accrued in excess of the Initial Rate (such interest so accrued, “Excess Interest”) will be deferred; and such Excess Interest will either (i) become due and payable only after the outstanding principal balance of such ARD Loan has been paid in full or (ii) be added to the outstanding principal balance of such ARD Loan (“Capitalized Excess Interest”), and in any event will accrue interest at the Revised Rate (to the extent permitted under applicable law and the loan documents).  Interest accrued at the Revised Rate on previously accrued Excess Interest (whether such previously accrued Excess Interest has been added to the principal balance of the ARD Loans or is a separate deferred amount) will itself be Excess Interest that is treated in the same manner and is also not payable currently.  To the extent actually collected, Excess Interest (including any Capitalized Excess Interest) will be paid to the holders of the Class V Certificates.

Additionally, an account was established at the origination, or is required to be established upon the occurrence of the Anticipated Repayment Date, of any ARD Loan into which the tenant(s) are to be directed to deposit rents or into which other revenues from the Mortgaged Property must be deposited.  The related borrower is entitled to receive remittances periodically subject to certain terms and conditions.

The amortization term for any ARD Loan is significantly longer than the period up to the Anticipated Repayment Date; consequently, the repayment of any ARD Loan in full on its Anticipated Repayment Date would require a substantial payment of principal on that date (except to the extent that such ARD Loan is repaid prior thereto).  The ARD provisions described above, to the extent applicable, may result in an incentive for the borrower to repay an ARD Loan on or before its Anticipated Repayment Date but the borrower will have no obligation to do so.  We make no statement regarding the likelihood that any ARD Loan will be repaid on its Anticipated Repayment Date.

Split Loan Structures

The following table presents certain information regarding the Loan Combinations:
Loan Combination Name	Cut-off Date Principal Balance of Pari Passu Mortgage Loan	Cut-off Date Principal Balance of Pari Passu Companion Loan(s)	Aggregate Cut-off Date Balance of Loan Combination	Cut-off Date LTV Ratio of Loan Combination	Pari Passu Mortgage Loan Interest Rate	Pari Passu Companion Loan Interest Rate	U/W Debt Service Coverage Ratio for Loan Combination
AmericasMart	$139,602,104	$418,806,312	$558,408,416	60.7%	5.4510%	5.4510%	1.68x
PennCap Portfolio	$90,000,000	$33,700,000	$123,700,800	75.0%	5.7243%	5.7243%	1.39x
The Outlet Collection | Jersey Gardens	$80,000,000	$270,000,000	$350,000,000	49.5%	3.8300%	3.8300%	2.84x

The AmericasMart Loan Combination

General.  The AmericasMart Loan Combination consists of eight promissory notes co-originated by Wells Fargo Bank, National Association and Bank of America, National Association.  The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as AmericasMart, representing approximately 11.1% of the Cut-off Date Pool Balance (the “AmericasMart Mortgage Loan”) consists of two of such promissory notes, one of which Wells Fargo Bank, National Association is acquiring from Bank of America, National Association prior to it being transferred to the Depositor.  The related Mortgaged Property (the “AmericasMart Mortgaged Property”) also secures six other promissory notes that are pari passu in right of payment with the AmericasMart Mortgage Loan (collectively, the “AmericasMart Pari Passu Companion Loans” and, together with the AmericasMart Mortgage Loan, the “AmericasMart Loan Combination”).  The AmericasMart Pari Passu Companion Loans have a principal balance, in the aggregate, as of the Cut-off Date of approximately $418,806,312 and, individually, each has a principal balance as of the Cut-off Date of approximately $69,801,052.  Only the AmericasMart Mortgage Loan is included in the Trust Fund.  The AmericasMart Pari Passu Companion Loans are not assets of the Trust Fund.  Two of the AmericasMart Pari Passu

Companion Loans were transferred by Wells Fargo Bank, National Association to the WFRBS 2013-C18 securitization trust and two of the AmericasMart Pari Passu Companion Loans are expected to be transferred to the Morgan Stanley Bank of America Merrill Lynch Trust 2014-C14 securitization.

The holders of the AmericasMart Loan Combination (the “AmericasMart Noteholders”) have entered into an intercreditor agreement that sets forth the respective rights of each AmericasMart Noteholder (the “AmericasMart Intercreditor Agreement”).

Servicing.  The AmericasMart Loan Combination will be primary serviced by Wells Fargo Bank, National Association as the designated master servicer (the “WFRBS 2013-C18 Master Servicer”) and Midland Loan Services, a Division of PNC Bank, National Association as the designated special servicer (the “WFRBS 2013-C18 Special Servicer”), pursuant to the terms of the pooling and servicing agreement entered into in connection with the WFRBS Commercial Mortgage Trust 2013-C18 securitization (the “WFRBS 2013-C18 Pooling and Servicing Agreement”), subject to the terms of the AmericasMart Intercreditor Agreement.  All decisions, consents, waivers, approvals and other actions on the part of any of the AmericasMart Noteholders will be effected in accordance with the WFRBS 2013-C18 Pooling and Servicing Agreement.

Advances.  The Master Servicer or the Trustee under the Pooling and Servicing Agreement, as applicable, will be responsible for making any required principal and interest advances on the AmericasMart Mortgage Loan (but not on the AmericasMart Pari Passu Companion Loans) pursuant to the terms of the Pooling and Servicing Agreement, unless the party required to make such advance determines that such an advance would not be recoverable from collections on the AmericasMart Mortgage Loan or the Special Servicer makes a binding determination that such an advance would not be recoverable.  The WFRBS 2013-C18 Master Servicer, the WFRBS 2013-C18 Special Servicer (with respect to servicing advances) or trustee under the WFRBS 2013-C18 Pooling and Servicing Agreement (the “WFRBS 2013-C18 Trustee”), as applicable, will be responsible for making (i) any required advances of principal and interest on the AmericasMart Pari Passu Companion Loans that are assets of the WFRBS 2013-C18 trust fund, unless the WFRBS 2013-C18 Master Servicer, the WFRBS 2013-C18 Special Servicer or the WFRBS 2013-C18 Trustee, as applicable, determines that such an advance would not be recoverable from collections on the applicable AmericasMart Pari Passu Companion Loans, and (ii) any required servicing advances with respect to the AmericasMart Loan Combination unless the WFRBS 2013-C18 Master Servicer, the WFRBS 2013-C18 Special Servicer or the WFRBS 2013-C18 Trustee, as applicable, determines that such an advance would not be recoverable from collections on the AmericasMart Loan Combination.  Furthermore, after any further securitization of an AmericasMart Pari Passu Companion Loan, only the applicable master servicer, special servicer and/or trustee under the servicing agreement governing such securitization (an “Other Securitization Servicing Agreement”) will be responsible for making advances of principal and interest on the AmericasMart Pari Passu Companion Loan that is an asset of that trust fund.

Reimbursement of Servicing Advances made with respect to the AmericasMart Loan Combination will be made as described herein under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Payment of Servicing Expenses; Servicing Advances”.

Distributions.  The terms of the AmericasMart Intercreditor Agreement set forth the respective rights of the AmericasMart Noteholders with respect to distributions of funds received in respect of the AmericasMart Loan Combination, and provides, in general, that:

●
the AmericasMart Mortgage Loan and the AmericasMart Pari Passu Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of the other or security therefor; and

●
all payments, proceeds and other recoveries on or in respect of the AmericasMart Mortgage Loan and the AmericasMart Pari Passu Companion Loans will be applied to the AmericasMart Mortgage Loan and the AmericasMart Pari Passu Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of any applicable master servicer, special servicer, trust advisor, certificate administrator or trustee under the applicable pooling and servicing agreement) in accordance with the terms of the AmericasMart Intercreditor Agreement, the Pooling and Servicing Agreement, the WFRBS 2013-C18 Pooling and Servicing Agreement and any Other Securitization Servicing Agreement governing another AmericasMart Pari Passu Companion Loan, as applicable.

Consultation and Control.  The controlling note holder under the AmericasMart Intercreditor Agreement with respect to the AmericasMart Loan Combination will be the subordinate class representative under the WFRBS 2013-C18 Pooling and Servicing Agreement (such party, the “AmericasMart Controlling Note Holder”).  As such, pursuant to the terms of the AmericasMart Intercreditor Agreement, certain decisions to be made with respect to the AmericasMart Loan Combination, including certain major decisions (which are substantially the same as the Material Actions described herein under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Modifications, Waivers, Amendments and Consents”), will require the approval of the AmericasMart Controlling Note Holder.  If the AmericasMart Controlling Note Holder fails to notify the WFRBS 2013-C18 Special Servicer of its approval or disapproval of any such decisions or actions within 10 business days of notice thereof, such decisions or actions will be deemed approved.  Pursuant to the terms of the WFRBS 2013-C18 Pooling and Servicing Agreement, the AmericasMart Controlling Note Holder has certain consent and/or consultation rights with respect to the AmericasMart Loan Combination for so long as it has consent and/or consultation rights with respect to each other mortgage loan included in such issuing entity.

Notwithstanding the AmericasMart Controlling Note Holder’s consent and/or consultation rights described above, the WFRBS 2013-C18 Master Servicer or the WFRBS 2013-C18 Special Servicer, as applicable, is permitted to implement any major decision before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the AmericasMart Mortgage Loan and the AmericasMart Pari Passu Companion Loans.

Pursuant to the terms of the AmericasMart Intercreditor Agreement, the Subordinate Class Representative and the holders of the other AmericasMart Pari Passu Companion Loans (other than the AmericasMart Controlling Note Holder), each as non-controlling noteholders (each, an “AmericasMart Non-Controlling Note Holder”) will each have the right (i) to receive copies of all notices, information and reports, in each case, with respect to the AmericasMart Loan Combination, that the WFRBS 2013-C18 Master Servicer or the WFRBS 2013-C18 Special Servicer, as applicable, is required to provide to the AmericasMart Controlling Note Holder under the WFRBS 2013-C18 Pooling and Servicing Agreement, within the same time frame the WFRBS 2013-C18 Master Servicer or the WFRBS 2013-C18 Special Servicer, as applicable, is required to provide such notices, information and reports to the AmericasMart Controlling Note Holder and (ii) to be consulted by the WFRBS 2013-C18 Special Servicer on a strictly non-binding basis with respect to certain major decisions as set forth in the AmericasMart Intercreditor Agreement and the implementation by the WFRBS 2013-C18 Special Servicer of any recommended actions outlined in an asset status report.  The consultation right of the AmericasMart Non-Controlling Note Holders (including the Subordinate Class Representative) will expire 10 business days after the delivery by the WFRBS 2013-C18 Master Servicer or the WFRBS 2013-C18 Special Servicer of notice and information relating to the matter subject to consultation, whether or not the AmericasMart Non-Controlling Note Holders have responded within such period; provided that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew.  Notwithstanding the AmericasMart Non-Controlling Note Holders’ consultation rights described above, the WFRBS 2013-C18 Master Servicer or the WFRBS 2013-C18 Special Servicer are permitted to implement (or consent to the WFRBS 2013-C18 Master Servicer implementing) any major decision or (with respect to the WFRBS 2013-C18 Special Servicer only) take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the AmericasMart Mortgage Loan and the AmericasMart Pari Passu Companion Loans.

In addition to the consultation rights of the AmericasMart Non-Controlling Note Holders described above, the AmericasMart Non-Controlling Note Holders will have the right to annual meetings (which may be held telephonically) with the WFRBS 2013-C18 Master Servicer or the WFRBS 2013-C18 Special Servicer, as applicable, under the WFRBS 2013-C18 Pooling and Servicing

Agreement, upon reasonable notice and at times reasonably acceptable to the WFRBS 2013-C18 Master Servicer or the WFRBS 2013-C18 Special Servicer, as applicable, in which servicing issues related to the AmericasMart Loan Combination may be discussed.

However, neither the WFRBS 2013-C18 Master Servicer nor the WFRBS 2013-C18 Special Servicer may follow any advice or consultation that would require or cause such parties to violate any applicable law, including the REMIC provisions, be inconsistent with the servicing standard under the WFRBS 2013-C18 Pooling and Servicing Agreement, require or cause such parties to violate provisions of the AmericasMart Intercreditor Agreement or the WFRBS 2013-C18 Pooling and Servicing Agreement, require or cause such parties to violate the terms of the AmericasMart Loan Combination loan documents, or materially expand the scope of any of such parties’ responsibilities under the AmericasMart Intercreditor Agreement.

Sale of Defaulted Mortgage Loan.  Pursuant to the terms of the AmericasMart Intercreditor Agreement, if the AmericasMart Loan Combination becomes a “defaulted mortgage loan” pursuant to the terms of the WFRBS 2013-C18 Pooling and Servicing Agreement and thereafter the WFRBS 2013-C18 Special Servicer determines pursuant to the WFRBS 2013-C18 Pooling and Servicing Agreement and the AmericasMart Intercreditor Agreement to pursue a sale of the AmericasMart Loan Combination, the WFRBS 2013-C18 Special Servicer will be required to sell the AmericasMart Mortgage Loan together with the AmericasMart Pari Passu Companion Loans as a single whole loan, subject to the satisfaction of certain notice and information delivery requirements and the obligation of the WFRBS 2013-C18 Trustee (or any third party hired by such trustee in accordance with the WFRBS 2013-C18 Pooling and Servicing Agreement) to review any offer received for the AmericasMart Mortgage Loan and each AmericasMart Pari Passu Companion Loan.  Each AmericasMart Non-Controlling Note Holder will have consultation rights in connection with such sale, as described above.  See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Procedures With Respect to Defaulted Mortgage Loans and REO Properties” in this free writing prospectus.

Replacement of Special Servicer.  The subordinate class representative under the WFRBS 2013-C18 Pooling and Servicing Agreement (during a subordinate control period under the WFRBS 2013-C18 Pooling and Servicing Agreement) and the certificateholders with respect to the securitization trust created thereunder with the requisite percentage of voting rights (during a collective consultation period or senior consultation period under the WFRBS 2013-C18 Pooling and Servicing Agreement) will have the right, with or without cause, to replace the applicable WFRBS 2013-C18 Special Servicer then acting with respect to the AmericasMart Loan Combination and appoint a replacement WFRBS 2013-C18 Special Servicer in lieu thereof without the consent of the AmericasMart Non-Controlling Note Holders as long as such replacement WFRBS 2013-C18 Special Servicer satisfies the conditions set forth in the WFRBS 2013-C18 Pooling and Servicing Agreement.

The PennCap Portfolio Loan Combination

General. With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A—1 to this free writing prospectus as PennCap Portfolio, representing approximately 7.2% of the Cut-off Date Pool Balance (the “PennCap Portfolio Mortgage Loan”), the related Mortgaged Properties (the “PennCap Portfolio Mortgaged Properties”) also secure one other mortgage note that is pari passu in right of payment with the PennCap Portfolio Mortgage Loan (the “PennCap Portfolio Companion Loan” and, together with the PennCap Portfolio Mortgage Loan, the “PennCap Portfolio Loan Combination”).  The PennCap Portfolio Companion Loan has a principal balance as of the Cut-off Date of approximately $33,700,000.  Only the PennCap Portfolio Mortgage Loan is included in the Issuing Entity.  As of the Closing Date, the PennCap Portfolio Companion Loan has not been included in any securitization.

The holders of the PennCap Portfolio Loan Combination (the “PennCap Portfolio Noteholders”) have entered into an intercreditor agreement that sets forth the respective rights of each PennCap Portfolio Noteholder (the “PennCap Portfolio Intercreditor Agreement”).

Servicing.  The PennCap Portfolio Loan Combination will be serviced by the Master Servicer and Special Servicer pursuant to the terms of the Pooling and Servicing Agreement in the manner described herein under “The Pooling and Servicing Agreement” and subject to the terms of the

PennCap Portfolio Intercreditor Agreement.  All decisions, consents, waivers, approvals and other actions on the part of any of the PennCap Portfolio Noteholders will be effected in accordance with the Pooling and Servicing Agreement.

Advances.  The Master Servicer or the Trustee, as applicable, will be responsible for making any required advances of principal and interest on the PennCap Portfolio Mortgage Loan (but not on the PennCap Portfolio Companion Loan) pursuant to the terms of the Pooling and Servicing Agreement and the Master Servicer, the Special Servicer or the Trustee will be responsible for making any required Servicing Advances with respect to the PennCap Portfolio Loan Combination, in each case unless a determination of nonrecoverability is made under the Pooling and Servicing Agreement.

Distributions.  The terms of the PennCap Portfolio Intercreditor Agreement set forth the respective rights of the PennCap Portfolio Noteholders with respect to distributions of funds received in respect of the PennCap Portfolio Loan Combination, and provides, in general, that:

●
the PennCap Portfolio Mortgage Loan and the PennCap Portfolio Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor; and

●
all payments, proceeds and other recoveries on or in respect of the PennCap Portfolio Mortgage Loan and the PennCap Portfolio Companion Loan (exclusive of required reserves and escrows) will be applied to the PennCap Portfolio Mortgage Loan and the PennCap Portfolio Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances in accordance with the terms of the PennCap Portfolio Intercreditor Agreement (subject, in each case, to the payment and reimbursement rights of the Master Servicer, the Special Servicer, the Trust Advisor, the Certificate Administrator and the Trustee under the Pooling and Servicing Agreement).

Consultation and Control.  The controlling note holder under the PennCap Portfolio Intercreditor Agreement with respect to the PennCap Portfolio Loan Combination will be the Subordinate Class Representative (such party, the “PennCap Portfolio Controlling Note Holder”).  Certain decisions to be made with respect to the PennCap Portfolio Loan Combination, including certain major servicing decisions (which are the same as the Material Actions described herein under “The Pooling and Servicing Agreement—Modifications, Waivers, Amendments and Consents”), will require the approval of or consultation with the PennCap Portfolio Controlling Note Holder.  If the PennCap Portfolio Controlling Note Holder fails to notify the Special Servicer of its approval or disapproval of any such decisions or actions within 10 business days (or other applicable period set forth in the PennCap Portfolio Intercreditor Agreement) of notice thereof and receipt of any requested information, such decisions or actions will be deemed approved.  Pursuant to the terms of the Pooling and Servicing Agreement, the PennCap Portfolio Controlling Note Holder will have certain consent and/or consultation rights with respect to the PennCap Portfolio Loan Combination for so long as it has consent and/or consultation rights with respect to each other Mortgage Loan of the issuing entity.

Notwithstanding the PennCap Portfolio Controlling Note Holder’s consent and/or consultation rights described above, the Special Servicer is permitted to implement (or consent to the Master Servicer implementing) any major decision before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the PennCap Portfolio Mortgage Loan and the PennCap Portfolio Companion Loan and the Special Servicer has made a reasonable effort to contact the PennCap Portfolio Controlling Note Holder.

Pursuant to the terms of the PennCap Portfolio Intercreditor Agreement, the holder of the PennCap Portfolio Companion Loan, as a non-controlling noteholder (the “PennCap Portfolio Non-Controlling Note Holder”) will have the right (i) to receive copies of all notices, information and reports, in each case, with respect to the PennCap Portfolio Loan Combination, that the Master Servicer or the Special Servicer is required to provide to the PennCap Portfolio Controlling Note Holder under such agreement within the same time frame that the Master Servicer or the Special Servicer, as applicable, is required to provide such notices, information and reports to the PennCap Portfolio Controlling Note Holder and (ii) to be consulted by the Master Servicer or the Special Servicer, as applicable, on a strictly non-binding basis with respect to certain major decisions as set forth in the PennCap Portfolio Intercreditor Agreement and the implementation by the Special Servicer of any recommended actions outlined in an asset status report.  The consultation right of the PennCap Portfolio Non-Controlling Note Holder will expire 10 business days after the delivery by the Master Servicer or the Special Servicer of notice and information relating to the matter subject to consultation, whether or not the PennCap Portfolio Non-Controlling Note Holder has responded within such period; provided, that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business day consultation period will begin anew.  Notwithstanding the PennCap Portfolio Non-Controlling Note Holder’s consultation rights described above, the Master Servicer or the Special Servicer, as applicable, is permitted to implement any major decision or (with respect to the Special Servicer only) take any action set forth in an asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the PennCap Portfolio Mortgage Loan and the PennCap Portfolio Companion Loan.

In addition to the consultation rights of the PennCap Portfolio Non-Controlling Note Holder described above, the PennCap Portfolio Non-Controlling Note Holder will have the right to annual meetings (which may be held telephonically) with the Master Servicer or Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such master servicer or special servicer, as applicable, in which servicing issues related to the PennCap Portfolio Loan Combination may be discussed.

Neither the Master Servicer nor the Special Servicer may follow any advice or consultation that would require or cause such parties to violate any applicable law, including the REMIC provisions, be inconsistent with the Servicing Standard, require or cause such parties to violate provisions of the PennCap Portfolio Intercreditor Agreement or the Pooling and Servicing Agreement, or require or cause such parties to violate the terms of the PennCap Portfolio Loan Combination documents.

Sale of Defaulted Mortgage Loan.  Pursuant to the terms of the PennCap Portfolio Intercreditor Agreement, if the PennCap Portfolio Loan Combination becomes a “defaulted mortgage loan” pursuant to the terms of the Pooling and Servicing Agreement, the Special Servicer will be required to sell the PennCap Portfolio Mortgage Loan together with the PennCap Portfolio Companion Loan as a single whole loan, subject to the satisfaction of certain notice and information delivery requirements and the obligations of the Trustee (or any third party hired by the Trustee in accordance with the Pooling and Servicing Agreement) to review any offer received for the PennCap Portfolio Mortgage Loan and the PennCap Portfolio Companion Loan.  The PennCap Portfolio Non-Controlling Note Holder will have consultation rights in connection with such sale, as described above.  See “The Pooling and Servicing Agreement—Procedures With Respect to Defaulted Mortgage Loans and REO Properties” in this free writing prospectus.

Replacement of Special Servicer.  The PennCap Portfolio Controlling Note Holder (during a Subordinate Control Period) and the Certificateholders with the requisite percentage of Voting Rights (during a Collective Consultation Period or Senior Consultation Period) will have the right, with or without cause, to replace the Special Servicer then acting with respect to the PennCap Portfolio Loan Combination and appoint a replacement special servicer in lieu thereof without the consent of the PennCap Portfolio Non-Controlling Note Holder as long as such replacement special servicer satisfies the conditions set forth in the Pooling and Servicing Agreement.  See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Replacement of the Special Servicer” in this free writing prospectus.

The Outlet Collection| Jersey Gardens Loan Combination

General. With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as The Outlet Collection | Jersey Gardens, representing approximately 6.4% of the Cut-off Date Pool Balance (“The Outlet Collection | Jersey Gardens Mortgage Loan”), the related Mortgaged Property (“The Outlet Collection | Jersey Gardens Mortgaged Property”) also secures two other mortgage notes that are pari passu in right of payment with The Outlet Collection | Jersey Gardens Mortgage Loan (together, “The Outlet Collection | Jersey Gardens Pari Passu Companion Loans” and, collectively with The Outlet Collection | Jersey Gardens Mortgage

Loan, “The Outlet Collection | Jersey Gardens Loan Combination”).  One of The Outlet Collection | Jersey Gardens Pari Passu Companion Loans (“The Outlet Collection | Jersey Gardens Note A-1 Pari Passu Companion Loan”) has a principal balance as of the Cut-off Date of approximately $140,000,000, and the other The Outlet Collection | Jersey Gardens Pari Passu Companion Loan (“The Outlet Collection | Jersey Gardens Note A-2 Pari Passu Companion Loan”) has a principal balance as of the Cut-off Date of approximately $130,000,000.  Only The Outlet Collection | Jersey Gardens Mortgage Loan is included in the Trust Fund.  The Outlet Collection | Jersey Gardens Pari Passu Companion Loans are not assets of the Trust Fund.  The Outlet Collection | Jersey Gardens Note A-1 and A-2 Pari Passu Companion Loans were transferred by Wells Fargo Bank, National Association to the WFRBS 2013-C18 securitization trust and the WFRBS 2013-UBS1 securitization trust, respectively.

The holders of The Outlet Collection | Jersey Gardens Loan Combination (“The Outlet Collection | Jersey Gardens Noteholders”) have entered into an intercreditor agreement that sets forth the respective rights of each The Outlet Collection | Jersey Gardens Noteholder (“The Outlet Collection | Jersey Gardens Intercreditor Agreement”).

Servicing.  The Outlet Collection | Jersey Gardens Loan Combination will be primary serviced by the WFRBS 2013-C18 Master Servicer and the WFRBS 2013-C18 Special Servicer pursuant to the terms of the WFRBS 2013-C18 Pooling and Servicing Agreement, subject to the terms of The Outlet Collection | Jersey Gardens Intercreditor Agreement. All decisions, consents, waivers, approvals and other actions on the part of any of The Outlet Collection | Jersey Gardens Noteholders will be effected in accordance with the WFRBS 2013-C18 Pooling and Servicing Agreement.

Advances.  The Master Servicer or the Trustee under the Pooling and Servicing Agreement, as applicable, will be responsible for making any required principal and interest advances on The Outlet Collection | Jersey Gardens Mortgage Loan (but not on either of The Outlet Collection | Jersey Gardens Pari Passu Companion Loans) pursuant to the terms of the Pooling and Servicing Agreement, unless the party required to make such advance determines that such an advance would not be recoverable from collections on The Outlet Collection | Jersey Gardens Mortgage Loan or the Special Servicer makes a binding determination that such an advance would not be recoverable.

Pursuant to the terms of The Outlet Collection | Jersey Gardens Intercreditor Agreement, the master servicer or trustee, as applicable, under the pooling and servicing agreement entered into in connection with the WFRBS 2013-UBS1 securitization (the “WFRBS 2013-UBS1 Pooling and Servicing Agreement”) will be responsible for making any required advances of principal and interest on The Outlet Collection | Jersey Gardens Note A-2 Pari Passu Companion Loan and the WFRBS 2013-C18 Master Servicer or the WFRBS 2013-C18 Trustee, as applicable, will be responsible for making any required advances of principal and interest on The Outlet Collection | Jersey Gardens Note A-1 Pari Passu Companion Loan, in each case unless such master servicer or trustee, as applicable, determines that such an advance would not be recoverable from collections on the related The Outlet Collection | Jersey Gardens Pari Passu Companion Loan or the related special servicer makes a binding determination that such advance would not be recoverable.  Additionally, pursuant to the terms of The Outlet Collection | Jersey Gardens Intercreditor Agreement, the WFRBS 2013-C18 Master Servicer, the WFRBS 2013-C18 Special Servicer or the WFRBS 2013-C18 Trustee, as applicable, will be responsible for making any required servicing advances with respect to The Outlet Collection | Jersey Gardens Loan Combination, in each case unless the party required to make such advance determines that such an advance would not be recoverable from collections on The Outlet Collection | Jersey Gardens Loan Combination.

Reimbursement of Servicing Advances made with respect to The Outlet Collection | Jersey Gardens Pari Passu Loan Combination will be made as described herein under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Payment of Servicing Expenses; Servicing Advances”.

Distributions.  The terms of The Outlet Collection | Jersey Gardens Intercreditor Agreement set forth the respective rights of The Outlet Collection | Jersey Gardens Noteholders with respect to distributions of funds received in respect of The Outlet Collection | Jersey Gardens Loan Combination, and provides, in general, that:

●
The Outlet Collection | Jersey Gardens Mortgage Loan and The Outlet Collection | Jersey Gardens Pari Passu Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of the others or security therefor; and

●
all payments, proceeds and other recoveries on or in respect of The Outlet Collection | Jersey Gardens Mortgage Loan and The Outlet Collection | Jersey Gardens Pari Passu Companion Loans will be applied to The Outlet Collection | Jersey Gardens Mortgage Loan and The Outlet Collection | Jersey Gardens Pari Passu Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of any applicable master servicer, special servicer, trust advisor, certificate administrator or trustee under the applicable other securitization servicing agreement) in accordance with the terms of The Outlet Collection | Jersey Gardens Intercreditor Agreement, the Pooling and Servicing Agreement, the WFRBS 2013-UBS1 Pooling and Servicing Agreement and the WFRBS 2013-C18 Pooling and Servicing Agreement, as applicable.

Consultation and Control.  The controlling note holder under The Outlet Collection | Jersey Gardens Intercreditor Agreement with respect to The Outlet Collection | Jersey Gardens Loan Combination will be the subordinate class representative under the WFRBS 2013-C18 Pooling and Servicing Agreement (such party, “The Outlet Collection | Jersey Gardens Controlling Note Holder“).  As such, pursuant to the terms of The Outlet Collection | Jersey Gardens Intercreditor Agreement, certain decisions to be made with respect to The Outlet Collection | Jersey Gardens Loan Combination, including certain major decisions (which are substantially the same as the Material Actions described herein under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Modifications, Waivers, Amendments and Consents”), will require the approval of The Outlet Collection | Jersey Gardens Controlling Note Holder. If The Outlet Collection | Jersey Gardens Controlling Note Holder fails to notify the WFRBS 2013-C18 Special Servicer of its approval or disapproval of any such decisions or actions within 10 business days of notice thereof, such decisions or actions will be deemed approved.  Pursuant to the terms of the WFRBS 2013-C18 Pooling and Servicing Agreement, The Outlet Collection | Jersey Gardens Controlling Note Holder will have certain consent and/or consultation rights with respect to The Outlet Collection | Jersey Gardens Loan Combination for so long as it has consent and/or consultation rights with respect to each other mortgage loan included in such issuing entity.

Notwithstanding The Outlet Collection | Jersey Gardens Controlling Note Holder’s consent and/or consultation rights described above, the WFRBS 2013—C18 Master Servicer or the WFRBS 2013—C18 Special Servicer, as applicable, is permitted to implement any major decision before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of The Outlet Collection | Jersey Gardens Mortgage Loan and The Outlet Collection | Jersey Gardens Pari Passu Companion Loans.

Pursuant to the terms of The Outlet Collection | Jersey Gardens Intercreditor Agreement, the Subordinate Class Representative and the holders of the other The Outlet Collection | Jersey Gardens Companion Loans (other than The Outlet Collection | Jersey Gardens Controlling Note Holder), as non-controlling noteholders (“The Outlet Collection | Jersey Gardens Non-Controlling Note Holders”) will have the right (i) to receive copies of all notices, information and reports, in each case, with respect to The Outlet Collection | Jersey Gardens Loan Combination, that the WFRBS 2013-C18 Master Servicer or the WFRBS 2013-C18 Special Servicer, as applicable, is required to provide to The Outlet Collection | Jersey Gardens Controlling Note Holder under the WFRBS 2013-C18 Pooling and Servicing Agreement within the same time frame the WFRBS 2013-C18 Master Servicer or the WFRBS 2013-C18 Special Servicer, as applicable, is required to provide such notices, information and reports to The Outlet Collection | Jersey Gardens Controlling Note Holder and (ii) to be consulted by the WFRBS

2013-C18 Special Servicer on a strictly non-binding basis with respect to certain major decisions as set forth in The Outlet Collection | Jersey Gardens Intercreditor Agreement and the implementation by the WFRBS 2013-C18 Special Servicer of any recommended actions outlined in an asset status report.  The consultation right of The Outlet Collection | Jersey Gardens Non-Controlling Note Holders (including the Subordinate Class Representative) will expire 10 business days after the delivery by the WFRBS 2013-C18 Master Servicer or the WFRBS 2013-C18 Special Servicer of notice and information relating to the matter subject to consultation, whether or not The Outlet Collection | Jersey Gardens Non-Controlling Note Holders have responded within such period; provided that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew.  Notwithstanding The Outlet Collection | Jersey Gardens Non-Controlling Note Holders’ consultation rights described above, the WFRBS 2013-C18 Master Servicer or the WFRBS 2013-C18 Special Servicer, as applicable, is permitted to implement (or consent to the WFRBS 2013-C18 Master Servicer implementing) any major decision or with respect to the WFRBS 2013-C18 Special Servicer only take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of The Outlet Collection | Jersey Gardens Mortgage Loan and The Outlet Collection | Jersey Gardens Pari Passu Companion Loans.

In addition to the consultation rights of The Outlet Collection | Jersey Gardens Non-Controlling Note Holders described above, The Outlet Collection | Jersey Gardens Non-Controlling Note Holders will have the right to annual meetings (which may be held telephonically) with the applicable WFRBS 2013-C18 Master Servicer or the applicable WFRBS 2013-C18 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the applicable WFRBS 2013-C18 Master Servicer or WFRBS 2013-C18 Special Servicer, as applicable, in which servicing issues related to The Outlet Collection | Jersey Gardens Loan Combination may be discussed.

However, neither the WFRBS 2013-C18 Master Servicer nor the WFRBS 2013-C18 Special Servicer may follow any advice or consultation that would require or cause such parties to violate any applicable law, including the REMIC provisions, be inconsistent with the servicing standard under the WFRBS 2013-C18 Pooling and Servicing Agreement, require or cause such parties to violate provisions of The Outlet Collection | Jersey Gardens Intercreditor Agreement or the WFRBS 2013-C18 Pooling and Servicing Agreement, require or cause such parties to violate the terms of The Outlet Collection | Jersey Gardens Loan Combination loan documents, or materially expand the scope of any of such parties’ responsibilities under The Outlet Collection | Jersey Gardens Intercreditor Agreement.

Sale of Defaulted Mortgage Loan.  Pursuant to the terms of The Outlet Collection | Jersey Gardens Intercreditor Agreement, if The Outlet Collection | Jersey Gardens Loan Combination becomes a “defaulted mortgage loan” pursuant to the terms of the WFRBS 2013-C18 Pooling and Servicing Agreement and thereafter the WFRBS 2013-C18 Special Servicer determines pursuant to the WFRBS 2013-C18 Pooling and Servicing Agreement and The Outlet Collection | Jersey Gardens Intercreditor Agreement to pursue a sale of The Outlet Collection | Jersey Gardens Mortgage Loan, the WFRBS 2013-C18 Special Servicer will be required to sell The Outlet Collection | Jersey Gardens Mortgage Loan together with The Outlet Collection | Jersey Gardens Pari Passu Companion Loans as a single whole loan, subject to the satisfaction of certain notice and information delivery requirements and the obligation of the WFRBS 2013-C18 Trustee (or any third party hired by such trustee in accordance with the WFRBS 2013-C18 Pooling and Servicing Agreement) to review an offer received from an interested person to determine whether it is a fair price for The Outlet Collection | Jersey Gardens Mortgage Loan and The Outlet Collection | Jersey Gardens Pari Passu Comparison Loans.  Each Outlet Collection | Jersey Gardens Non-Controlling Note Holder will have consultation rights in connection with such sale, as described above. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Procedures With Respect to Defaulted Mortgage Loans and REO Properties” in this free writing prospectus.

Replacement of Special Servicer.  The subordinate class representative (during a subordinate control period under the WFRBS 2013-C18 Pooling and Servicing Agreement) and the certificateholders with respect to the securitization trust created thereunder with the requisite percentage of voting rights (during a collective consultation period or senior consultation period under the WFRBS 2013-C18 Pooling and Servicing Agreement) will have the right, with or without cause, to

replace the applicable WFRBS 2013-C18 Special Servicer then acting with respect to The Outlet Collection | Jersey Gardens Loan Combination and appoint a replacement WFRBS 2013-C18 Special Servicer in lieu thereof without the consent of The Outlet Collection | Jersey Gardens Non-Controlling Note Holders as long as such replacement WFRBS 2013-C18 Special Servicer satisfies the conditions set forth in the WFRBS 2013-C18 Pooling and Servicing Agreement.

Subordinate and/or Other Financing

Existing (Secured Financing and Mezzanine and Similar Financing)

The following paragraphs summarize information regarding existing secured financing and mezzanine and similar financing incurred by one or more owners of the borrower that is secured by the related Mortgaged Property or by a pledge of all or a portion of that owner’s direct or indirect equity interests in the borrower.

The following tables set forth certain combined loan-to-value ratio and debt service coverage ratio information for the mortgage loans that have existing mezzanine indebtedness.

Existing Mezzanine Financing
Mortgage Loan/Property Portfolio Names	Mortgage Loan Cut-off Date Balance	% of Cut-off Date Pool Balance	Mezzanine Debt Cut-off Date Balance	Intercreditor or Similar Agreement	Combined Debt Service Coverage Ratio	Combined LTV Ratio
PennCap Portfolio(1)(2)	$ 90,000,000	7.2%	$ 14,900,000	Yes	1.15x	84.0%
Calidus Student Housing Portfolio	$ 38,814,000	3.1%	$ 4,000,000	Yes	1.20x	74.5%
Museo Apartments	$ 25,750,000	2.1%	$ 4,000,000	Yes	1.32x	83.5%
West Side Mall(1)	$ 25,600,000	2.0%	$ 2,000,000	Yes	1.11x	80.2%
Georgia Multifamily Portfolio(3)	$ 17,000,000	1.4%	$ 6,500,000	Yes	1.00x	76.7%

(1)	The related mezzanine loan is held by an affiliate of Ladder Capital Finance LLC.

(2)	The Cut-off Date Balance of the PennCap Portfolio Loan Combination is $123,700,000. See “—Split Loan Structures—The PennCap Portfolio Loan Combination” above.

(3)
The mezzanine loan is structured with an excess cash flow sweep during the first 4 years of the mezzanine loan term.  On each anniversary of the origination date, the mezzanine lender is permitted to use any built up excess cash to pay down the mezzanine loan.  If the paydown on each anniversary date is not at least $500,000, the mezzanine borrower is required to fund the deficiency or the mezzanine lender may increase the interest rate on the mezzanine loan by 2% per year, provided that if the step-up of interest rate causes the combined debt service coverage ratio to be below 1.05x, then the mezzanine borrower is only required to pay the increased rate until the combined debt service coverage ratio reaches 1.05x.  Any interest that is not collected due to the 1.05x restriction is deferred interest and is paid to the mezzanine lender only if the coverage goes above 1.05x or at the maturity date of the related Mortgage Loan.

The mezzanine loan related to each of the above described Mortgage Loans is generally subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative rights and priorities between the holders of the related Mortgage Loan and the related mezzanine loan.  The intercreditor agreements generally provide, among other things, that (a) the related mezzanine loan lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (b) the related mezzanine loan lender may amend or modify the related mezzanine loan in certain respects without the consent of the related Mortgage Loan lender, (c) upon the occurrence of an event of default under the mezzanine loan documents, subject to certain conditions, the related mezzanine loan lender may foreclose upon the pledged equity interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, and (d) if the related Mortgage Loan is accelerated, an enforcement action has been commenced and is continuing under the related Mortgage Loan, a bankruptcy proceeding has been commenced against the Mortgage Loan borrower, or the related Mortgage Loan becomes a specially serviced loan as a result of an event of default under the related Mortgage Loan, then the related mezzanine loan lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon, plus any protective advances made by the related Mortgage Loan lender or its servicer and any interest thereon or on any monthly debt service advances, and plus certain fees and expenses payable to any servicer or trustee, but generally excluding any late charges, default interest, exit fees, spread maintenance, defeasance premiums or yield maintenance charges and prepayment premiums, and further excluding liquidation fees and/or workout fees if the purchase is effected within a specified period after the purchase option arises.  In general, an event of default under the Mortgage Loan will trigger an event of default under the mezzanine loan.  The holder of each mezzanine loan also has consent rights over modifications of the Mortgage Loan that adversely affect the mezzanine lender prior to an event of default under the related Mortgage Loan and certain limited consent rights over modifications of the related Mortgage Loan entered into in connection with a workout following an event of default under the related Mortgage Loan.  The holder of each mezzanine loan may also have certain consent rights with respect to annual budgets, leases and alterations with respect to the related Mortgaged Property, the replacement of the property manager for the Mortgaged Property, and transfers and pledges of the Mortgage Loan to non-qualified entities.  In addition, the Mortgage Loan lender may be prohibited under the intercreditor agreement from accepting a deed-in-lieu of foreclosure from the borrower until it has provided the mezzanine lender with prior written notice of such intention and given the mezzanine lender the opportunity to purchase the Mortgage Loan for a specified period of time prior to acceptance of such deed at the purchase price set forth in the immediately preceding clause (d).  In some cases, upon completion of a foreclosure of a mezzanine loan, the non-recourse carveout guarantor and/or environmental indemnitor for the related Mortgage Loan may be released from liability under its related guaranty, and the foreclosing mezzanine lender may not be obligated to replace the guarantor and/or indemnitor with respect to some or all of its obligations.

Permitted In Future (Secured Financing and Mezzanine and Similar Financing)

All of the Mortgage Loans prohibit borrowers from incurring any additional mortgage indebtedness secured by the related Mortgaged Property without the consent of the lender.  However, certain borrowers or their owners are permitted to incur mezzanine or similar financing secured by a pledge of all or a portion of an owner’s direct or indirect equity interests in the borrower in the future.  The following table presents the principal conditions under which such financing may be incurred.

Permitted Future Mezzanine Financing
Mortgage Loan/Property Portfolio Names	Mortgage Loan Cut-off Date Balance	% of Cut- off Date Pool Balance	Maximum Principal Amount Permitted (If Specified)(1)	Other Lender Must Execute Intercreditor or Similar Agreement	Minimum Combined Debt Service Coverage Ratio of Mortgage Loan and Other Loan(2)	Maximum Combined LTV Ratio of Mortgage Loan and Other Loan(2)	Mortgage Lender Allowed to Require Rating Agency Confirmation(3)
Williams Center Towers(4)	$45,500,000	3.6%	N/A	Yes	1.35x	80%	Yes
Canadian Pacific Plaza(4)(5)	$39,750,000	3.2%	N/A	Yes	1.25x	75%	No
Fairborn Ohio Hotel Portfolio	$14,715,000	1.2%	$19,000,000	Yes	1.45x	70%	Yes
Sanctuary Beach Resort	$14,700,000	1.2%	N/A	Yes	1.30x	75%	No
Hilton Garden Inn-Rockford	$13,779,201	1.1%	N/A	Yes	1.25x	75%	Yes

(1)
Indicates the maximum aggregate principal amount of the mortgage loan and the related mezzanine loan (if any) that is specifically stated in the mortgage loan documents and does not take account of any restrictions that may be imposed at any time by operation of any debt yield, debt service coverage ratio or loan-to-value ratio conditions.

(2)
Debt service coverage ratios and loan-to-value ratios are to be calculated in accordance with definitions set forth in the related mortgage loan documents.  Except as otherwise noted in connection with a Mortgage Loan, the determination of the loan-to-value ratio must be based on a recent appraisal.

(3)
Indicates whether the conditions to the financing include (a) delivery of confirmation from the Rating Agencies that the proposed financing will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates and/or (b) acceptability of any related intercreditor or mezzanine loan documents to the Rating Agencies.

(4)	See “Summaries of the Fifteen Largest Mortgage Loans—Williams Center Towers” and “—Canadian Pacific Plaza” attached as Annex A-3 to this free writing prospectus.

(5)	Future mezzanine debt is only permitted if an affiliate of LCF does not own equity in the borrower at the time any such debt is incurred.

Other Additional Financing

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without lender consent.  In particular, with respect to the fifteen largest Mortgage Loans or cross-collateralized loan groups, that, if aggregated, would be of comparable size:

●
With respect to the Mortgaged Property identified on Annex A-1 to this free writing prospectus as The Outlet Collection | Jersey Gardens, representing approximately 6.4% of the Cut-off Date Pool Balance by allocated loan amount, the loan documents permit certain sponsor affiliates to pledge indirect ownership interests to a “qualified pledgee” (namely, an institution having $600 million in total assets and $250 million in capital/statutory surplus or shareholders equity, and regularly engaged in business of owning or making commercial real estate loans, or otherwise is party for whom rating agency confirmation has been obtained) subject to certain conditions, including: (i) the pledge is given in connection with a credit facility secured by multiple properties for which repayment is not primarily dependent upon property cash flow; and (ii) neither the granting nor the exercise of remedies related to the pledge shall result in property’s being managed by party other than the borrower or a party satisfying certain “Qualified Manager” criteria.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Westin New York at Times Square - Leased Fee, representing approximately 4.4% of the Cut-off Date Pool Balance, pledges of ownership interests in the related sponsor or various affiliates are permitted; provided that (i) with respect to a permitted sponsor pledge, the repayment of the related debt or obligations is not specifically tied to the mortgaged property; (ii) with respect to a permitted indirect pledge, (A) the value of the pledgee’s interest and related SPE entity is not greater than 20% of the pledgee’s assets at the time of the pledge, (B) the pledge is to a certain specified or otherwise approved satisfying eligibility criteria, and (C) the repayment of the related debt or obligations is not specifically tied to the mortgaged property; and (iii) with respect to a permitted non-controlling pledge, (A) the pledged interests do not represent in the borrower or related SPE entity, (B) the aggregate percentage of indirect interests in borrower or related SPE entities does not exceed 49%, (C) the permitted non-controlling pledge may not be made in connection with a permitted sponsor pledge.

●
With respect to the related Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Camelot Village MHC and Hickory Hills MHC, representing approximately 1.4% and 1.2%, respectively, of the Cut-off Date Pool Balance, the related guarantor is permitted to pledge its assets, including rights to cash distributions relating to its equity interest in the related borrower (but not ownership or voting rights in the related borrower) as collateral for affiliated party financing, subject to certain conditions, including (i) the holder of such debt is institutional lender regularly engaged in the business of making such loans; (ii) the debt facility is secured by substantial other collateral unrelated to the borrower or the property; and (iii) the repayment of debt facility is not specifically tied to cash flow from the related Mortgaged property.

See “—Certain Terms of the Mortgage Loans—”Due-on-Sale” and “Due-on-Encumbrance” Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility.  The mortgage loan documents for such Mortgage Loans contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the mortgage loan documents but do not prohibit a change in control in the event of a permitted foreclosure.

In addition, the borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables and other debt incurred in the ordinary course) subject to the terms of the related mortgage loan documents.  For example:

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as PennCap Portfolio, representing approximately 7.2% of the Cut-off Date Pool Balance, an upper-tier affiliate of the borrower has incurred unsecured subordinate debt in the amount of $4,500,000 payable to a third party.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Westin New York at Times Square - Leased Fee, representing approximately 4.4% of the Cut-off Date Pool Balance, the related borrower is permitted to incur additional unsecured subordinate debt for tenant improvements, leasing commissions, FF&E and other amounts due under the lease with the hotel owner/operator, among other things. The lender obtained a subordination and standstill agreement with respect to such loan.

●
With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Miami International Airport Industrial Portfolio, representing approximately 3.9% of the Cut-off Date Pool Balance, the borrower has incurred unsecured subordinate debt in the amount of $6,000,000  payable to an affiliate of the sponsor. The lender obtained a subordination and standstill agreement with respect to such loan.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as The Pointe at Wellington Green, representing approximately 2.0% of the Cut-off Date Pool Balance, the borrower has incurred unsecured subordinate debt in the current amount of $6,972,000 payable to various direct and indirect owners of the borrower. The lender obtained subordination and standstill agreements with respect to such loans.

●
With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Hilton Garden Inn - Indianapolis Airport, Hampton Inn – Ameriplex and Hampton Inn – Northwest, representing approximately 0.9%, 0.7% and 0.5%, respectively, of the Cut-off Date Pool Balance, the related borrower has incurred unsecured subordinate debt in the aggregate amount of $4,151,238, $2,727,194 and $3,983,133, respectively, in each instance payable to an affiliate of the sponsor. The lender obtained a subordination and standstill agreement with respect to such loan. In addition, in each instance the related borrower is permitted to incur future unsecured subordinate debt from members of such borrowers to the extent that net cash flow is available after payments required by the related loan documents. The loan documents in each instance also require that the related borrower obtain a subordination and standstill agreement in connection with any such future member loans.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables and unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes.  In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

Net Cash Flow and Certain Underwriting Considerations

Underwritten Net Cash Flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the Mortgage Loan Sellers.  Each investor should review the assumptions described in Annex B to this free writing prospectus and make its own determination of the appropriateness of the assumptions used in determining Underwritten Net Cash Flow.  See “Risk Factors—Risks Related to the Mortgage Loans—Debt Service Coverage and Net Cash Flow Information Is Based on Numerous Assumptions” and see “Summaries of the Fifteen Largest Mortgage Loans” in Annex A-3 to this free writing prospectus.

See “Certain Characteristics of the Mortgage Loans and Mortgaged Properties”, including the footnotes thereto, attached as Annex A-1 to this free writing prospectus for underwriting assumptions pertaining to lease income from tenants that were not paying rent or not in occupancy.  See also “Description of the Mortgage Pool—Tenant or Other Third Party Matters” and “—Other Matters.”

Cash Management Agreements/Lockboxes

Sixty-four (64) of the Mortgage Loans, representing approximately 96.5% of the Cut-off Date Pool Balance, generally provide that rents, credit card receipts, accounts receivables payments and other income derived from the related Mortgaged Properties are (or, in the case of a springing arrangement, will be) subject to a cash management or lockbox arrangement.

Annex A-1 to this free writing prospectus sets forth (among other things) the type of provisions (if any) for the establishment of a lockbox under the terms of each Mortgage Loan.  The following is a description of each type of provision:

●
Hard/Upfront Cash Management.  The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund.  Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the Trust and then applied by servicer in accordance with the related mortgage loan documents.  This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property.  Generally, excess funds may then be remitted to the related borrower.

●
Hard/Springing Cash Management.  The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund.  Until the occurrence of a “trigger” event, which typically includes an event of default under the mortgage loan documents, such funds are forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower.  From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.

●
Soft/Upfront Cash Management.  Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or the property manager.  The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund.  Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the Trust and applied by the servicer in accordance with the related mortgage loan documents.  This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property.  Generally, excess funds may then be remitted to the related borrower.

●
Soft/Springing Cash Management.  Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager.  The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund.  Until the occurrence of a “trigger” event, which typically includes an event of default under the mortgage loan documents, such funds are forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower.  In some cases, upon the occurrence of such a “trigger” event, the mortgage loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the Trust Fund.  All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the servicer in accordance with the related mortgage loan documents.  From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.

●
Springing (With Established Account).  A lockbox account is established at origination.  Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager.  The mortgage loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the mortgage loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund.  Funds are then swept into a cash management account controlled by the servicer on behalf of the Trust and applied by the servicer in accordance with the related mortgage loan documents.  This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property.  Excess funds may then be remitted to the related borrower.

●
Springing (Without Established Account).  No lockbox account or agreement is established at origination.  Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager.  The mortgage loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the mortgage loan documents, a lockbox account controlled by the applicable servicer on behalf of the Trust Fund would be established and the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund.  Funds are then swept into a cash management account controlled by the servicer on behalf of the Trust and applied by the servicer in accordance with the related mortgage loan documents.  This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property.  Excess funds may then be remitted to the related borrower.

●
None.  Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.

In connection with any hard lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary.  Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts may be deposited into the lockbox account by the property manager.  Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis.  Lockbox accounts will not be assets of the Trust Fund.  See the footnotes to Annex A-1 to this free writing prospectus for more information regarding lockbox provisions for the Mortgage Loans.

Hazard Insurance

Except to the extent that the insurance is to be maintained by a tenant or other third party or the borrower or a tenant is permitted to self-insure, each borrower under a Mortgage Loan is required to maintain all insurance required by the terms of the mortgage loan documents in the amounts set forth therein, which will be obtained from an insurer meeting the requirements of the mortgage loan documents.  This includes a fire and hazard insurance policy with extended coverage.  The coverage of each policy will generally be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of (a) the full replacement cost of the improvements that are security for the subject Mortgage Loan, with no deduction for depreciation, and (b) the outstanding principal balance owing on that Mortgage Loan, but in any event, in an amount sufficient to avoid the application of any coinsurance clause.

If, on the date of origination of a Mortgage Loan, a material portion of the borrower owned improvements on a Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency (“FEMA”) as having special flood hazards (and such flood insurance is required by FEMA and has been made available), the mortgage loan documents generally require flood insurance meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage of at least the lesser of (a) the outstanding principal balance of the Mortgage Loan and (b) the maximum amount of flood insurance available for the Mortgaged Property permitted by FEMA.

In some cases, the Mortgage Loans allow hazard insurance to be provided under a blanket insurance policy.  Such a blanket insurance policy will also cover other real properties, some of which may not secure mortgage loans included in the Trust.  As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the Trust.  In addition, certain Mortgage Loans provide that a significant or sole tenant (or, if applicable, a condominium association) may obtain third-party insurance with respect to the related Mortgaged Property or with respect to its building thereon or may self-insure and that such third-party insurance or self-insurance satisfies the insurance requirements of the related borrower.

See also representation and warranty nos. 18 and 31 in Annex C-1 and the exceptions thereto in Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus).

See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Maintenance of Insurance” in this free writing prospectus for a description of the obligations of the Master Servicer and the Special Servicer with respect to the enforcement of the obligations of the borrowers under the mortgage loan documents and other matters related to the maintenance of insurance.

Litigation Considerations

There may be material pending or threatened legal proceedings against, or other past or present material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates.  In addition, the Mortgaged Property may be subject to ongoing litigation.  For example:

●
With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as PennCap Portfolio, representing approximately 7.2% of the Cut-off Date Pool Balance, Philips International Investments, LLC v. Louis Pektor, et al., Index 651526/2011, is currently pending in the New York Supreme Court, Commercial Division, New York County.  In that case, two of the nonrecourse carveout guarantors, Louis Pektor and Lisa Pektor (the “Subject PennCap Portfolio Guarantors”) and the related borrowers for the Mortgage Loan, among others, are currently being sued by Philips International Investments, Inc. (“Philips”).  In 2010, Philips was originally identified as a joint venture partner of the Subject PennCap Portfolio Guarantors for the acquisition of the related Mortgaged Properties from Liberty Property Limited Partnership.  Philips ultimately opted not to move forward with the investment and terminated the contract.  The Subject PennCap Portfolio Guarantors subsequently chose Capital Trust, Inc. (“Capital Trust”) as a joint venture partner for the transaction.  Philips subsequently sued the related borrowers, the Subject PennCap Portfolio Guarantors, and Capital Trust for various claims including unjust enrichment, fraud, and violation of fiduciary duty.  Many of the initial claims have been dismissed.  The surviving claims against the Subject PennCap Portfolio Guarantors allege damages of $100 million under theories of breach of fiduciary duty and breach of contract, and damages of $572,647.69 under a theory of unjust enrichment.  The surviving claim against the related borrowers is for unjust enrichment with damages capped at $572,647.69.  In addition, Louis Pektor is currently involved in the workout of his residential and construction portfolio.  For example, Mr. Pektor has an open judgment of approximately $22 million against him under a full recourse mortgage loan guaranty.  Such judgment was subsequently acquired by an affiliate of Lisa Pektor. Such affiliate pledged this judgment to an unrelated lender as partial collateral for a loan on an unrelated property.  In addition, Mr. Pektor is also subject to the following:  (i) an open judgment for $1,444,647 relating to a land development loan guaranty that was purchased by Mr. Pektor’s business partner on such project; (ii) an open judgment of $334,599 relating to a land development loan guaranty that was purchased by an entity controlled by Mr. Pektor; (iii) a $1,889,092 judgment relating to a line of credit and loan guaranty for construction of a football field at a high school for which settlement discussions are ongoing; and (iv) other judgments totaling $2,098,261 related to various development loans guaranteed by Mr. Pektor and/or open trade payables on construction work.

●
With respect to Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Miami International Airport Industrial Portfolio, representing approximately 3.9% of the Cut-off Date Pool Balance, the sole shareholder of the largest of the tenants-in-common comprising the borrower is a defendant in multiple actions against multiple defendants arising out of clean-up costs associated with the World Trade Center area following the September 11, 2001 terrorist attacks. The plaintiffs are seeking $20 million in damages for violation of labor laws, among other things. The action is still in the discovery phase. The defendant intends to contest the plaintiff’s claims. The sponsor’s net worth is in excess of $600 million.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as West Side Mall, representing approximately 2.0% of the Cut-off Date Pool Balance, the borrower sponsor is the defendant in two lawsuits brought in September 2012 by such sponsor’s business partners in a joint venture formed for the production, marketing and sale of popcorn.  After the joint venture failed, the joint venturers initiated litigation against each other for failure to perform under the joint venture agreement.  Settlement negotiations are ongoing.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Staybridge Suites - Omaha, representing approximately 0.6% of the Cut-off Date Pool Balance, one of the nonrecourse carveout guarantors is currently a defendant in a wrongful death lawsuit where the plaintiffs have claimed $17,000,000 in damages.  Such nonrecourse carveout guarantor currently awaits a hearing date for two motions for summary judgment that it filed to deny and dismiss such claims in their entirety.

In addition, see also representation and warranty no. 15 in Annex C-1 to this free writing prospectus and the exceptions thereto in Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus).  See also “—Default History, Bankruptcy Issues and Other Proceedings” below.

Default History, Bankruptcy Issues and Other Proceedings

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the Trust Fund.  For example:

●	With respect to thirty-four (34) Mortgage Loans, secured by the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as PennCap Portfolio, The Outlet

Collection | Jersey Gardens, Williams Center Towers, Canadian Pacific Plaza, Calidus Student Housing Portfolio, Caruth Plaza, Lantana Cascade, Museo Apartments, West Side Mall, The Pointe at Wellington Green, Hilton Garden Inn - Indianapolis Airport, Hampton Inn - Ameriplex, Camelot Village MHC, Georgia Multifamily Portfolio, Hickory Hills MHC, Oliver Multifamily Portfolio, Fairborn Ohio Hotel Portfolio, Clinton MHC, Hilton Garden Inn—Rockford, Hampton Inn Austin, College Square, Nogales Plaza, HIE Houston West, Staybridge Suites—Omaha, HIE Ashland, King City Square, South Park Office Center, Hampton Inn—Northwest, Westgate Commons, CVS Marietta, Hamilton Crossings, Eliot Rent-A-Center, Triple Crown Plaza and Heritage Square, collectively representing approximately 52.1% of the Cut-off Date Pool Balance, (a) within the last ten (10) years, borrower sponsors and/or key principals (or affiliates thereof) have previously sponsored real estate projects (including in some such cases, the particular Mortgaged Property or Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate-related mezzanine loan that was the subject of a discounted payoff, (b) the related Mortgaged Property was acquired by the related borrower or an affiliate thereof as part of an REO transaction, at a foreclosure sale or out of receivership, or (c) the Mortgage Loan has been involved in an ongoing borrower, principal or tenant bankruptcy.  See “Risk Factors—Risks Related to the Mortgage Loans—Prior Bankruptcies or Other Proceedings May Be Relevant to Future Performance” in this free writing prospectus.

In particular, with respect to the fifteen largest Mortgage Loans or related groups that, if aggregated, would be of comparable size:

●
With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as PennCap Portfolio, representing approximately 7.2% of the Cut-off Date Pool Balance, one of the nonrecourse carveout guarantors of the Mortgage Loan, Louis Pektor, individually or via guarantees for loans obtained by affiliates of another of his businesses, had approximately $85 million in mortgages backed by residential land, construction in place, or other transitional, non-cash flowing properties in 2008 prior to the market downturn. With the significant decline in the residential housing market as well as the construction lending market, Mr. Pektor entered into various workouts with lenders for such ventures. During the process, he sold off the majority of his commercial real estate portfolio for approximately $130 million to restructure and pay down debts on his residential portfolio. Through various foreclosures, deeds-in-lieu, and sale of assets, Mr. Pektor disposed of the majority of the portfolio.  In addition, Mr. Pektor has open judgments against him or is in settlement discussions with respect to certain other judgments. For more information regarding the judgments, see “—Litigation Considerations” above.

●
With respect to the related Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as The Outlet Collection | Jersey Gardens, representing approximately 6.4% of the Cut-off Date Pool Balance, affiliates of the sponsor, Glimcher Properties Limited Partnership, have been involved in various mortgage default events, including: (i) a loan secured by a regional mall in Charlotte, North Carolina that resulted in a deed-in-lieu of foreclosure in 2009; and (ii) a loan secured by a Tulsa, Oklahoma regional mall that, following a maturity default in March 2009, was eventually the subject of a short sale in June 2013.

●
With respect to the related Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Miami International Airport Industrial Portfolio, representing approximately 3.9% of the Cut-off Date Pool Balance, affiliates of the sponsor, Francis Greenburger, have been involved in various mortgage default events, including: (i) four loans secured by an industrial/office project, Detroit, Michigan industrial building, Bellevue, Washington office complex and Omaha, Nebraska office building that resulted in a foreclosure or deed-in-lieu of foreclosure between December 2009 and September 2012; (ii) five loans secured by an East Brunswick, New Jersey retail building, Seekonk, Massachusetts retail center, Seattle, Washington apartment complex, Philadelphia, Pennsylvania retail strip center and Kansas City, Missouri office building were the subject of a discounted payoff or short sale between February 2010 and October 2012; and (iii) two loans secured a single tenant industrial building and office/research facility have been the subject of workout or restructuring in 2008 and 2010, respectively.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Williams Center Towers, representing approximately 3.6% of the Cut-off Date Pool Balance, Metropolitan Real Estate Investors (“MREI”), an affiliate of one of the borrowers, was the managing member of a borrower that was involved in workout negotiations (following senior loan and mezzanine loan defaults) and negotiations for a prepackaged bankruptcy (reorganization plan) related to loans secured by or related to a property located in New York City.  In addition, MREI was the managing member of a borrower that defaulted on a senior loan and mezzanine loan related to a property in Dallas, Texas, for which the related senior lender ultimately took control.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Canadian Pacific Plaza, representing approximately 3.2% of the Cut-off Date Pool Balance, one of the related borrower sponsors has been involved in the following: (i) a May 2010 discounted payoff of a construction loan secured by a hotel property in Minneapolis; (ii) a 2012 foreclosure of an office building in Minnetonka, Minnesota; (iii) a 2004 maturity default in connection with a loan secured by four undeveloped parcels; (iv) a 2012 maturity default and subsequent deed-in-lieu of foreclosure in connection with a mortgage loan secured by an office building; and (v) a February 2011 discounted payoff of a mortgage loan secured by an office building to be converted into a limited service hotel in downtown Minneapolis, Minnesota.  Two of the related borrower sponsors originally acquired their interests in the related Mortgaged Property while it was being held by a securitization trust as REO.

●
With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Calidus Student Housing Portfolio, representing approximately 3.1% of the Cut-off Date Pool Balance, one of the related nonrecourse carveout guarantors has been involved in various foreclosures, mezzanine foreclosures and discounted payoffs on assets for which he served as a general partner to the owner.  In this role, such nonrecourse carveout guarantor was involved in the following:  (i) foreclosures on a 591,189 square foot office tower in Nashville, Tennessee in 2011 and a 136,221 square foot office building in West Palm Beach, Florida in 2013; (ii) a discounted payoff of a mortgage loan secured by a 200,000 square foot mixed use property in Greenville, South Carolina in February 2012; (iii) a mezzanine foreclosure related to a 423,000 square foot office property located in Greenville, South Carolina in November 2011; and (iv) foreclosures on two office buildings in Greensboro, North Carolina in September of 2012.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Caruth Plaza, representing approximately 2.6% of the Cut-off Date Pool Balance, affiliates of the sponsor, Susan Reese, are involved in various mortgage default events, including: the following: (i) an entity holding undeveloped land in Hawaii filed for Chapter 11 bankruptcy protection in connection with disputes concerning the managing member’s obligation to redeem member interests and other issues, including managing member loans to the entity; and an entity holding undeveloped land in Austin, Texas filed for Chapter 11 bankruptcy protection in 2010, although the property was eventually foreclosed upon in 2013; (ii) two loans secured by undeveloped residential land in Texas and Colorado were the subject of foreclosures in April 2009 and September 2010, respectively; and (iii) a loan secured by a Highland Village, Texas retail project was the subject of a workout or restructuring in 2009-2010.

●
With respect to the related Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Camelot Village MHC and Hickory Hills MHC, collectively representing approximately 2.6% of the Cut-off Date Pool Balance, affiliates of the sponsor, Continental Communities L.L.C., have been involved in various mortgage default events, including: (i) loans secured by manufactured housing community projects in Iowa and Kentucky that were the subject of deed-in-lieu of foreclosures in August 2010 and March 2011, respectively; (ii) loans secured by six MHC projects in Arizona, Michigan, Wisconsin that were the subject of discounted payoffs between August 2010 and August 2012; and (iii) loans secured by two manufactured housing community projects in Minnesota that have been or are currently the subject of workout or restructuring.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Lantana Cascade, representing approximately 2.2% of the Cut-off Date Pool Balance, the borrower sponsor and nonrecourse carveout guarantor have been involved in the following: (a) in January 2003, a deed-in-lieu of foreclosure was completed for a 1,028 unit apartment community in Ypsilanti, Michigan; (b) in January 2006, a deed-in-lieu of foreclosure was completed for a 350 unit apartment community in Lansing, Michigan; and (c) in August 2006, a deed-in-lieu of foreclosure was completed for a 312 unit apartment community in Jackson, Michigan.

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With respect to the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Museo Apartments, which secures a Mortgage Loan representing approximately 2.1% of the Cut-off Date Pool Balance, Northland Portfolio L.P., the guarantor of the Mortgage Loan (or its parent), was involved in three foreclosure proceedings related to loans secured by three office properties located in the Hartford, Connecticut area.  In each case, the respective lender commenced an action seeking enforcement of the respective promissory note and guaranty provided by Northland.  Title to each property was transferred to the respective lender at the end of each respective proceeding.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as The Pointe at Wellington Green, representing approximately 2.0% of the Cut-off Date Pool Balance, certain affiliates of the sponsor, Richard Gertz, Sr., have been involved in various mortgage default events, including three loans secured by Palm Beach Gardens and Wellington, Florida retail and office projects that have been or currently are the subject of workout or restructuring. These loans are in the same vicinity as the Mortgage Loan.  In addition, the parent company of Thomasville Furniture, the second largest tenant by square footage at the Mortgaged Property, recently filed bankruptcy and is expected to vacate premises. The tenant space was underwritten as vacant.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as West Side Mall, representing approximately 2.0% of the Cut-off Date Pool Balance, the prior mortgage against the Mortgaged Property of $26,600,000 had matured in 2009 and had been in maturity default until it was sold to the borrower under the subject Mortgage Loan.

●
With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Hilton Garden Inn - Indianapolis Airport, Hampton Inn – Ameriplex, and Hampton Inn - Northwest, collectively representing approximately 2.0% of the Cut-off Date Pool Balance, an affiliate of the sponsor, Gary Schahet, was involved in a loan secured by another Indianapolis, Indiana hotel that was the subject of deed-in-lieu of foreclosure in March 2011.

In addition, one (1) of the Mortgage Loans, representing approximately 1.6% of the Cut-off Date Pool Balance was a refinancing in whole or in part of loans in default at the time of refinancing or otherwise involved discounted pay-offs as described below:

●
With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 of this free writing prospectus as ArciTerra Portfolio, representing approximately 1.6% of the Cut-off Date Pool Balance, ten of the twelve properties were part of a cross-collateralized portfolio loan with an original principal balance of $17,040,000 held by Wells Fargo (the “Wells Loan”).  The Wells Loan, which was in maturity default, was refinanced with the proceeds from the Mortgage Loan at a discounted payoff amount equal to approximately 88% of the original principal balance (plus amounts remaining in cash collateral accounts after payment of certain pre-closing expenses).

See also representation and warranty nos. 41 and 42 in Annex C-1 and the exceptions thereto in Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus).

Tenant or Other Third Party Matters

Described below is certain additional factual information regarding tenants among the five (5) largest tenants (by net rentable area leased) at the Mortgaged Properties securing the Mortgage Loans and certain other third parties.  See also “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this free writing prospectus.

●
Ten (10) of the Mortgaged Properties, representing approximately 2.5% of the Cut-off Date Pool Balance in the aggregate by allocated loan amount, are each either wholly owner-occupied or 100% leased to a single tenant.  See “Risk Factors—Risks Related to the Mortgage Loans—Tenant Concentration Increases the Risk That Cash Flow Will Be Interrupted, Which Could Reduce Distributions on Your Certificates” and “—Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment” in this free writing prospectus, and Annex A-1 to this free writing prospectus.

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Eleven (11) of the Mortgaged Properties, identified on Annex A-1 to this free writing prospectus as PennCap Portfolio—1605 Valley Center, PennCap Portfolio—1650 Valley Center, PennCap Portfolio—944 Marcon Blvd., The Outlet Collection | Jersey Gardens, Williams Center Towers, Canadian Pacific Plaza, The Pointe at Wellington Green, 465 Park Avenue Retail Condominium, College Square, King City Square and Hamilton Crossings, representing approximately 19.3% of the Cut-off Date Pool Balance in the aggregate by allocated loan amount, have significant tenants that have renewed leases or have taken possession of the space demised under the related lease with the related borrower, but have not yet commenced payments of rent under the related lease, or have tenants that have executed leases, but have not taken possession or commenced payment of rent, have tenants that renewed leases that provide free rent and have not commenced payment of rent, or have subleases in place that can increase vacancy risks.  In certain circumstances, an escrow reserve related to free rent periods and tenant improvement costs and leasing commissions due in connection with such leases was funded at closing.  See Annex A-1 to this free writing prospectus and the accompanying footnotes for additional information with respect to these Mortgage Loans and “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this free writing prospectus.

●
The Mortgaged Property identified on Annex A-1 to this free writing prospectus as 465 Park Avenue Retail Condominium, representing approximately 1.6% of the Cut-off Date Pool Balance, consists of a 39,153 square foot condominium unit that is currently vacant.  Cohen Brothers Realty Corporation (“CBRC”), an entity for which the related borrower sponsor is owner, president and chief executive officer, has executed a 12-year lease (the “465 Park Master Lease”) for the entire Mortgaged Property. The related borrower sponsor guaranteed the payment of the 465 Park Master Lease, until such time as the Mortgaged Property generates net operating income of $2.0 million annually based on signed leases from tenants in place and paying rent.  Space leased under the 465 Park Master Lease will decrease as new third-party tenants begin paying rent at the Mortgaged Property. A lease representing 13,312 square feet, or 34.0% of the total square feet of the Mortgaged Property, has been signed with the Surgery Center of Manhattan and commenced on August 1, 2013.  However, such tenant is in a free rent period, and such lease remains contingent because the applicable medical tenant is required to reapply for a certificate of need to demonstrate that the proposed medical facility would address a genuine need in the community.  There are no reserves in place to satisfy the 465 Park Master Lease payments.  See “Risk Factors—Risks Related to the Mortgage Loans—Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment” in this free writing prospectus.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as CVS Marietta, representing approximately 0.4% of the Cut-off Date Pool Balance, the Mortgaged Property is 100% occupied by Georgia CVS Pharmacy,

L.L.C. (“CVS”) under a lease that contains an exclusivity provision restricting any competing use at any of the adjacent outparcel properties (the “Outparcels”). The Outparcels are not owned by the Mortgage Loan borrower or an affiliate of the Mortgage Loan borrower.  However, the Outparcels each contain a deed restriction prohibiting the owner of any Outparcel from leasing space or otherwise violating the CVS lease exclusivity provision.  In the event there is a violation of the exclusivity provision under the CVS lease, and the borrower fails to make a good faith effort to cure the violation (in which case, the following right may only be exercised upon the expiration of a period of time, not to exceed one year, as may be necessary to cure such violation), CVS can either terminate the lease or pay reduced rent.  The Mortgage Loan documents provide for a full cash flow sweep upon a notice of exclusivity violation from CVS and the Mortgage Loan is full recourse to the sponsor until the violation is cured.

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Five (5) of the Mortgaged Properties, including each of the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as PennCap Portfolio-1530 Valley Center, Lantana Cascade, The Pointe at Wellington Green, 465 Park Avenue Retail Condominium and Greene Crossing Shopping Center, collectively securing approximately 6.8% of the Cut-off Date Pool Balance in the aggregate by allocated loan amount, have certain tenants at the related Mortgaged Properties, hotel franchisors, homeowner’s associations, other condominium unit owners or other third parties that hold purchase options, rights of first refusal or rights of first offer to purchase their related pad site or, in some cases, the related Mortgaged Property.  See “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this free writing prospectus and representation and warranty no. 8 in Annex C-1 and the exceptions thereto in Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus).

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With respect to the Mortgaged Properties identified on Annex A-1 to this free writing prospectus of Crye Portfolio, securing a Mortgage Loan representing 0.9% of the Cut-off Date Pool Balance, approximately 51.1% of the total net rentable square feet at such Mortgaged Properties are leased to affiliates of the related borrowers, and such affiliated tenants represent approximately 52.4% of the underwritten total rent for such Mortgaged Properties.

Lease Terminations and Expirations

Expirations.  See Annex A-1 to this free writing prospectus for tenant lease expiration dates for the five (5) largest tenants (by net rentable area leased) at each applicable Mortgaged Property and Annex A-3 for lease expirations for the five (5) largest tenants (by economic rent) among the top fifteen (15) Mortgage Loans.  Whether or not any of the five (5) largest tenants at a particular Mortgaged Property have leases that expire before the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to the maturity of a Mortgage Loan.  Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before the maturity of the related Mortgage Loan.  In addition, certain other Mortgaged Properties may have a significant portion of the leases that expire or can be terminated in a particular year, or portion thereof, at the related Mortgaged Property.  Prospective investors are encouraged to review the charts entitled “Major Tenants” and “Lease Expiration Schedules” for the fifteen largest Mortgage Loans presented on Annex A-3 to this free writing prospectus, in particular those related to the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as AmericasMart, PennCap Portfolio, The Outlet Collection | Jersey Gardens, Miami International Airport Industrial Portfolio, Williams Center Towers, FRAPAG Portfolio, Canadian Pacific Plaza, Caruth Plaza, West Side Mall and The Pointe at Wellington Green.

Terminations.  Leases often give tenants the right to terminate the related lease or abate or reduce the related rent for various reasons or upon various conditions, including (i) if the borrower for the applicable Mortgaged Property allows uses at the Mortgaged Property in violation of use restrictions in current tenant leases, (ii) if the borrower or any of its affiliates owns other properties within a certain radius of the Mortgaged Property and allows uses at those properties in violation of use restrictions, (iii) if the related borrower fails to provide a designated number of parking spaces, (iv) if there is construction at the related Mortgaged Property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility or a tenant’s use of the Mortgaged Property, (v) upon casualty or condemnation with respect to all or a portion of the Mortgaged Property that renders such Mortgaged Property unsuitable for a tenant’s use or if the borrower fails to rebuild such Mortgaged Property within a certain time, (vi) if a tenant’s use is not permitted by zoning or applicable law, (vii) if an anchor, shadow anchor or other significant tenant or a certain percentage of tenants at or near the applicable Mortgaged Property ceases operations, (viii) if the landlord cannot satisfy a tenant’s expansion option, or (ix) if the landlord defaults on its obligations under the lease.

In some cases, a lease may be unilaterally terminated by the related tenant for no particular reason.  We cannot assure you that all or any of the borrowers will comply with their lease covenants or such third parties will act in a manner required to avoid any termination and/or abatement rights of the related tenant.

Identified below are certain other termination rights or situations in which the tenant may cease to occupy its leased space:

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Certain tenants may have the right to terminate the related lease or abate or reduce the related rent if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

●
Certain leases may permit the affected tenants to terminate their leases or abate rent prior to the stated lease expiration date for no reason after a specified period of time following commencement of the lease and/or solely upon notice to the landlord.

●	Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or may intend to sublet out a portion of their space in the future.

●
Certain of the tenant leases for the retail Mortgaged Properties permit the related tenant to terminate its leases and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time.  We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights.

●
Several tenant leases for the retail Mortgaged Properties permit the related tenant to terminate its lease and/or abate or reduce rent if another specific tenant vacates its space or occupancy at the subject Mortgaged Property falls below a specified level.

●
Further, certain of the tenant leases for the other retail Mortgaged Properties may permit affected tenants to terminate their leases if a tenant at an adjacent or nearby property terminates its lease or goes dark.

●
See Annex A-1 to this free writing prospectus and the accompanying footnotes for information regarding certain termination options held by the five (5) largest tenants (by net rentable area leased) at each Mortgaged Property.

●	Certain tenant leases permit the tenant to go dark and, in some cases, a Mortgaged Property has dark space that is no longer occupied by the tenant even though the tenant continues to pay rent.

●
Certain Mortgaged Properties may be leased in whole or in part to government-sponsored tenants whose ability to pay rent depends on appropriations and some of whom have the right to cancel their leases at any time because of lack of appropriations.

Other Matters

Described below is certain additional factual information regarding other matters at the Mortgaged Properties securing the Mortgage Loans:

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as AmericasMart, representing approximately 11.1% of the Cut-off Date Pool Balance, the construction of the AmericasMart 2 Expansion, one of four buildings comprising the Mortgaged Property, was financed by the issuance of $180.5 million of taxable municipal bonds (“Bonds”) issued by the Development Authority of Fulton County (“Development Authority”).  The Development Authority, as nominal owner of the fee interest in the AmericasMart 2 Expansion, entered into a lease with the borrower. Since the Development Authority is exempt from property taxes, the borrower is only taxed on the leasehold value of the AmericasMart 2 Expansion.  The lease payments to the Development Authority pay the principal and interest on the Bonds.  The Bonds were pledged as collateral for the Mortgage Loan.  The borrower owns the related Bonds and the Development Authority has encumbered its fee interest to the lien of the Mortgage Loan.  The Bonds mature on January 1, 2019 and the tax abatement will expire at that time.  The underwritten property taxes assume the full tax assessment.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as The Outlet Collection | Jersey Gardens, representing approximately 6.4% of the Cut-off Date Pool Balance, the Mortgaged Property is subject to a prior lien for amounts required under a Payment In Lieu Of Taxes (“PILOT”) arrangement with the City of Elizabeth, New Jersey. The remaining PILOT obligations during the loan term range from $10,799,250 in 2014 through $12,770,113 in 2020, and the PILOT payments continue until February 1, 2031.  An affiliate of the related borrower owns an adjacent retail site that also benefits from the PILOT arrangement, and the affiliate or its tenants are contractually obligated to reimburse the related borrower for 22.86% of the PILOT obligation. To accommodate statutory requirements for the PILOT structure, the related borrower is comprised of a fee borrower and an affiliated leasehold borrower, and the lease payments made by the leasehold borrower to the fee borrower (which equal the required PILOT payments) are paid by the fee borrower to a PILOT lender, as trustee for the bondholders.  The PILOT lender has a statutory lien on the mortgaged property that is effectively equivalent in priority and character to a municipal tax lien.  If the PILOT payments are not made, the City of Elizabeth has a special assessment lien against the mortgaged property in the same amount as PILOT payments that are due but not yet paid.

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With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Baton Rouge MF Portfolio, representing approximately 1.0% of the Cut-off Date Pool Balance, the borrower obtained the Mortgaged Properties in 2002 with the proceeds of a loan from the local development authority through the issuance of multifamily revenue bonds. In connection therewith, the Mortgaged Properties are subject to recorded “Regulatory Agreements” which impose certain restrictions on the ownership, use and operations of the Mortgaged Properties, including, among other things, that (i) the owner of the Mortgaged Properties must be a charitable entity operated in compliance with Section 501(c)(3) of the Code and (ii) at least 40% of the units must be occupied by low income tenants before any additional units are occupied by non-low income tenants. The bond financing was paid off with the Mortgage Loan proceeds but the Regulatory Agreements remain in effect until August 31, 2017.  These agreements are subordinate to the lien of the Mortgage, and will not be effective following a foreclosure or deed-in-lieu of foreclosure.

Assessments of Property Value and Condition

Appraisals

In connection with the origination of each Mortgage Loan or in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state-certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained.  In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended.  In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value.  We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the Mortgage Loan Sellers based on their internal review of such appraisals.  The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller.  Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.  Information regarding the values of the Mortgaged Properties as of the Cut-off Date is presented in this free writing prospectus for illustrative purposes only and reflects calculations based on the “as-is” appraised value in each case.  See “Risk Factors—Risks Related to the Mortgage Loans—Appraisals May Not Accurately Reflect the Value of the Mortgaged Properties” in this free writing prospectus.  None of these appraisals are more than nine (9) months old as of the Cut-off Date.

Environmental Assessments

All of the Mortgaged Properties securing the Mortgage Loans were subject to environmental site assessments by a third-party consultant, or in some cases an update of a previous assessment or transaction screen, in connection with the origination of the Mortgage Loans.  In some cases, a Phase II site assessment was also performed.  In certain cases, these environmental assessments revealed conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the Mortgaged Property or nearby properties, abate or remediate the condition or provide additional security, such as letters of credit or reserves, or environmental indemnification.  None of these environmental assessments are more than twelve (12) months old as of the Cut-off Date.  See “Risk Factors—Risks Related to the Mortgage Loans—Environmental Conditions at the Mortgaged Properties May Subject the Trust Fund to Liability Under Federal and State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties, Which May Result in Reduced Distributions on Your Offered Certificates” in this free writing prospectus.  See also representation and warranty no. 43 in Annex C-1 and the exceptions thereto in Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

•
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as AmericasMart, representing approximately 11.1% of the Cut-off Date Pool Balance, the Phase I environmental site assessment recommended (i) removal and replacement of one 1,000 gallon diesel underground storage tank and replacement with above-ground diesel tank; and (ii) removal of one 12,000 gallon diesel tank with double-wall, fiberglass vessel with leak detection and double-walled piping. Removal and replacement cost is estimated at $40,000. Remediation of any contamination identified in connection with existing underground storage tanks and delivery of regulatory closure is estimated at $100,000 - $150,000. The lender required a $380,000 environmental escrow at closing in connection with these matters.

•
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as The Outlet Collection | Jersey Gardens, representing approximately 6.4% of the Cut-off Date Pool Balance, the Mortgaged Property was previously part of the landfill for Elizabeth, New Jersey which was closed in 1972. The current improvements were constructed in 1999. The Phase I environmental site assessment confirmed that all required landfill closure and remediation work was completed and a “no further action letter and covenant not to sue” was issued in 1999; however, the Mortgaged Property is still subject to groundwater and landfill gas monitoring. The borrower uses an environmental engineer for inspections required by local and state regulatory authorities, including air emissions, leachate collection system, gas venting system, wetlands mitigation, storm water monitoring, groundwater monitoring, and the final cover and final vegetation cap.  The Phase I environmental site assessment recommended that ongoing monitoring and maintenance continue as required by the New Jersey Department of Environmental Protection.

•
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Clinton MHC, representing approximately 1.1% of the Cut-off Date Pool Balance, the Phase I environmental site assessment obtained in connection with the origination of the Mortgage Loan identified that a portion of the Mortgaged Property was used as a landfill from approximately the late 1940s until the 1950s. The landfill reportedly accepted municipal solid waste. The majority of the homes at the site are not located over the historic landfill and the related borrower has indicated that it has no plans to place new or used manufactured homes in that area. In 2011 and 2013, subsurface investigations identified contaminants in soil or groundwater above the Michigan Department of Environmental Quality (“MDEQ“) generic residential screen criteria, including arsenic, volatile organic compounds and semi-volatile organic compounds.  The borrower covenanted to comply in all material respects with Part 201 of Michigan’s Natural Resources and Environmental Protection Act, 1994 PA 451 as amended, to obtain liability protection from any contamination associated with the historic landfill, including submission of a baseline environmental assessment to the MDEQ and implementation of a due care plan. In addition, the borrower obtained an environmental insurance policy in the amount of $3,000,000 to mitigate any additional risks associated with the historical landfill.

•
With respect to the related Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Security Public Storage - Daly City, representing approximately 0.8% of the Cut-off Date Pool Balance, certain issues were identified concerning the removal of a 3,600 gallon underground storage tank in 1986. Based on soil borings, various gasoline fuel hydrocarbons were identified above regulatory screening levels and reported to county environmental authorities in 1986. No formal determination was made concerning remediation, and no closure letter was issued. County environmental authorities were contacted in connection with the origination of the subject loan, and confirmed that no further information is on file. The subject property was not identified as a release site in the regulatory database report. In lieu of a Phase II environmental site assessment (limited subsurface review), the lender required an environmental insurance policy (Lender Environmental Collateral Protection and Liability Insurance form) in amount of $1 million from Steadfast Insurance Company, a member company of Zurich North America, with a 10 year term and 3 year policy tail, and having a $25,000 deductible. The policy premium was pre-paid at closing.  Steadfast Insurance Co. has an S&P financial strength rating of “AA-”.

Property Condition Assessments

In general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination of each of the Mortgage Loans or in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems.  Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering.  None of these engineering reports are more than nine (9) months old as of the Cut-off Date.  In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

See also representation and warranty no. 12 in Annex C-1 and the exceptions thereto in Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus).  See also “Risk Factors—Risks Related to the Mortgage Loans—Property Inspections and Engineering Reports May Not Reflect All Conditions That Require Repair on a Mortgaged Property” in this free writing prospectus.

Seismic Review Process and Earthquake Insurance

In general, except for certain manufactured housing community properties, the underwriting guidelines applicable to the origination of the Mortgage Loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario.  This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”).  No such PML, PL or SEL exceeded 29%.

Zoning and Building Code Compliance

Each Mortgage Loan Seller took steps to establish that the use and operation of the Mortgaged Properties that represent security for its Mortgage Loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but we cannot assure you that such steps revealed all possible violations.  Evidence of such compliance may have been in the form of legal opinions, zoning consultants reports, information set forth in the related appraisal, confirmations from government officials, title insurance endorsements, survey endorsements and/or representations by the related borrower contained in the related mortgage loan documents.  In some cases, a certificate of occupancy may not be on record or may not have been issued, or there may be expired permits, with respect to a Mortgaged Property or a particular portion thereof.  Other violations may be known to exist at any particular Mortgaged Property, but in each such instance the related Mortgage Loan Seller has informed us that it does not consider any such violations known to it to be material.

In some cases the improvements at a Mortgaged Property may be encroaching over set-back lines established under the local zoning ordinance or easement and, with limited exception, an endorsement to the title insurance policy or a separate policy of law and ordinance insurance was obtained to cover losses arising from any required removal of such building(s).  Where the property as currently operated is a permitted nonconforming use and/or structure, the related Mortgage Loan Seller generally conducted an analysis as to—

•	the likelihood that a material casualty would occur that would prevent the Mortgaged Property from being rebuilt in its current form, and

•
whether existing replacement cost hazard insurance or, if necessary, supplemental “law and ordinance coverage” would, in the event of a material casualty, be sufficient to satisfy the entire Mortgage Loan or, taking into account the cost of repair, be sufficient to pay down that Mortgage Loan to a level such that the remaining collateral would be adequate security for the remaining loan amount.

In addition, certain Mortgaged Properties may be (or may in the future become) subject to zoning, land use or building restrictions, or may be (or may in the future become) designated as historic or landmark properties.

In the case of the Mortgaged Property identified on Annex A-1 of this free writing prospectus as Lantana Cascade, which secures a Mortgage Loan representing 2.2% of the Cut-off Date Pool Balance, its operation as a manufactured housing community is a legal non-conforming use and, following a casualty or destruction, such use may not be resumed of right (i.e., without applicable governmental approval) unless the damage is 20% or less of the improvement value.

In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as 465 Park Avenue Retail Condominium, representing approximately 1.6% of the Cut-off Date Pool Balance, such Mortgaged Property currently is in violation with the New York City Department of Buildings for the façade being “unsafe”. Repairs to remedy such violation include architectural terra-cotta repairs, face brick repairs, limestone repairs, copper roof repairs, waterproofing repairs, steel repairs, metal railing repairs, as well as construction alternates which include terrace membrane replacement and the removal and replacement of architectural terra-cotta.

Sidewalk sheds have been placed on the Mortgaged Property to support the repairs. The related borrower estimated the total cost to complete the repairs to be $2,225,350, including a 15% contingency on the façade repair costs of $232,350. The owner of the residential unit at the related condominium has covenanted to clear the façade violations by August 29, 2014 and is responsible for 80% of the cost. The remaining 20% of the costs of the façade repairs must be covered by the borrower of the Mortgage Loan.  No reserves were taken for such repairs.  In addition, the Landmark Preservation Committee of the City of New York designated the building containing the Mortgaged Property as a landmark building.  Accordingly, such property may be subject to restrictions related to renovations, construction or other matters and may not be permitted to be converted to alternative uses because of such restrictions.

See also representation and warranty no. 26 in Annex C-1 to this free writing prospectus and the exceptions thereto in Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus).

Environmental Insurance

With respect to the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Westin New York at Times Square - Leased Fee, representing approximately 4.4% of the Cut-off Date Pool Balance, the loan documents provide for an environmental indemnity from the related borrower and guarantor, but also stipulate that the lender will look first to a qualified environmental insurance policy to satisfy any environmental losses. The related borrower has obtained an environmental insurance policy (Pollution Legal Liability form) in the amount of $25 million from Great American Insurance Group, with a 3 year term and 3 year extended reporting period, and having a $100,000 deductible. The policy premium was pre-paid at closing.  Great American has an S&P rating of “A+”.

With respect to the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Miami International Airport Industrial Portfolio, representing approximately 3.9% of the Cut-off Date Pool Balance, the related borrower is comprised of recycled single purpose entities that previously owned property in addition to the Mortgaged Property. The borrower and guarantor are liable for losses related to prior owned property, including any environmental liability. The loan documents require that the borrower maintain environmental insurance with respect to prior owned property. The borrower has obtained an environmental insurance policy in the amount of $2 million with a $25,000 deductible, issued by Lloyd’s for a term of 10 years with a three year extended reporting period.  Lloyd’s has an A.M. Best’s rating of “A/XIV”.

With respect to the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Clinton MHC, representing approximately 1.1% of the Cut-off Date Pool Balance, as a result of the historical use of a portion of the related Mortgaged Property as a landfill, the related borrower maintains an environmental insurance policy with Great American E & S Insurance Company, on which the lender is an additional insured, with a limit of $3 million, subject to a $50,000 deductible, that covers any contamination resulting from such historical uses. The term of the policy is approximately eight years (three years past maturity of the Mortgage Loan).

With respect to the related Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Security Public Storage - Daly City, representing approximately 0.8% of the Cut-off Date Pool Balance, as a result of certain issues identified concerning the removal of a 3,600 gallon underground storage tank in 1986.  The related borrower obtained an environmental insurance policy (Lender Environmental Collateral Protection and Liability Insurance form) in amount of $1 million from Steadfast Insurance Company, a member company of Zurich North America, with a 10 year term and 3 year extended reporting period, and having a $25,000 deductible. The policy premium was pre-paid at closing.  Steadfast Insurance Co. has an S&P financial strength rating of “AA-”.

In general, the Master Servicer will be required to report any claims of which it is aware that arise under a secured credit impaired property, environmental liability insurance or pollution legal liability policy relating to a Mortgage Loan while that loan is not a Specially Serviced Mortgage Loan and the Special Servicer will be required to report any claims of which it is aware that arise under the policy while that Mortgage Loan is a Specially Serviced Mortgage Loan or the related Mortgaged Property has become an REO Property.

Each insurance policy referred to above has been issued or, as of the Closing Date, will have been issued.

Loan Purpose

Forty-six (46) of the Mortgage Loans, representing approximately 64.4% of the Cut-off Date Pool Balance, were originated in connection with the borrower’s refinancing of a previous Mortgage Loan.

Twenty-four (24) of the Mortgage Loans, representing approximately 34.5% of the Cut-off Date Pool Balance, were originated in connection with the borrower’s acquisition of the Mortgaged Property(ies) that secures such Mortgage Loans.

One (1) of the Mortgage Loans, representing approximately 1.2% of the Cut-off Date Pool Balance, was originated in part in connection with the borrower’s refinancing of a previous Mortgage Loan, and in part in connection with the borrower’s acquisition of the Mortgaged Properties that secure such Mortgage Loan.

Exceptions to Underwriting Guidelines

The Mortgage Loan Sellers (other than Wells Fargo Bank, National Association and Ladder Capital Finance LLC) have not identified any material exceptions to the disclosed underwriting criteria set forth under “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” in this free writing prospectus.

•
In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as The Outlet Collection | Jersey Gardens, representing approximately 6.4% of the Cut-off Date Pool Balance, eight tenants, representing approximately 30,764 square feet (2.4% of the net rentable square feet and 3.2% of the annual underwritten base rent) either did not have executed leases (the leases were out for tenant’s signature) or were not in occupancy of their new space and paying rent as of the origination date, and there is no corresponding tenant improvement reserve, rent reserve or holdback for the period prior to rent commencement under the related leases, which represents an exception to the underwriting guidelines for Wells Fargo Bank.  As of the Cut-off Date, three of the eight tenants, representing 9,991 square feet (0.8% of the net rentable square feet and 1.1% of the annual underwritten base rent) are open for business and paying rent.  The remaining tenants are expected to be open for business and paying rent in the immediate future.  Wells Fargo Bank’s decision to include the Mortgage Loan notwithstanding this exception was supported by the Mortgage Loan’s having at origination a 2.77x UW Net Cash Flow Debt Service Coverage Ratio if rent associated with these leases is excluded, the sponsor’s substantial experience owning and operating the asset, the 49.5% Cut-off Date Loan-to-Value Ratio and the sponsor’s having stated assets equal to approximately $2.6 billion as of its most recent financial statement.  Certain characteristics of the Mortgage Loan can be found on Annex A-1 to this free writing prospectus.  Based on the foregoing, Wells Fargo Bank approved inclusion of such Mortgage Loan in the Trust Fund.

•
In the case of the portfolio of Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Calidus Student Housing Portfolio, securing a Mortgage Loan representing approximately 3.1% of the Cut-off Date Pool Balance, portions of one of the eleven buildings at the related Mortgaged Property known as “Grove at Jonesboro” and two of the eleven buildings at the related Mortgaged Property known as “Grove at Wichita” are located in flood zones.  No flood insurance has been obtained for such buildings.  Ladder Capital Finance LLC has approved inclusion of the related Mortgage Loan in this securitization transaction based on (i) a nonrecourse carveout relating to loss from potential flood damage and (ii) the relatively small portion of the improvements (relative to the portfolio as a whole) located in the flood zone. Certain characteristics of the Mortgage Loan can be found on Annex A-1 to this free writing prospectus.

•
In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as The Pointe at Wellington Green, representing approximately 2.0% of the Cut-off Date Pool Balance, the underwritten Net Cash Flow Debt Service Coverage Ratio is 1.24x, which represents an exception to the underwriting guidelines for Wells Fargo Bank.  Wells Fargo Bank’s decision to include the Mortgage Loan notwithstanding this exception was supported by the following factors: (i) the Mortgage Loan has an actual physical vacancy of 13.2% versus the underwritten vacancy of 15.4%; (ii) the debt service coverage ratio is estimated to be 1.54x during the interest only period (the first 24 months of the Mortgage Loan); (iii) the related borrower has already signed a lease with JPMorgan Chase to occupy the entirety of the space currently occupied by SunTrust Banks and Thomasville should those tenants not renew their leases; (iv) the Mortgage Loan includes a $1,500,000 upfront tenant improvement reserve for re-tenanting purposes; and (v) the debt service coverage ratio of the Mortgage Loan is estimated to be 1.47x if the Mortgaged Property achieves market vacancy (estimated at 6.2%).  Certain characteristics of the Mortgage Loan can be found on Annex A-1 to this free writing prospectus.  Based on the foregoing, Wells Fargo Bank approved inclusion of such Mortgage Loan in the Trust Fund.

•
The Mortgaged Property identified on Annex A-1 to this free writing prospectus as 465 Park Avenue Retail Condominium, representing approximately 1.6% of the Cut-off Date Pool Balance, consists of a 39,153 square foot condominium unit that is currently vacant.  Cohen Brothers Realty Corporation (“CBRC”), an entity for which the related borrower sponsor is owner, president and chief executive officer, has executed a 12-year lease (the “465 Park Master Lease”) for the entire Mortgaged Property. The related borrower sponsor guaranteed the payment of the 465 Park Master Lease, until such time as the Mortgaged Property generates net operating income of $2.0 million annually based on signed leases from tenants in place and paying rent.  Space leased under the 465 Park Master Lease will decrease, and the 465 Park Master Lease will “burn off”, as new third-party tenants begin paying rent at the Mortgaged Property. The debt service coverage ratio for this Mortgage Loan is entirely based on the 465 Park Master Lease.  In addition, there are no reserves in place to satisfy the 465 Park Master Lease payments, tenant improvement costs or leasing commissions to lease the currently unoccupied space, costs necessary to effect various capital improvements, ground lease payments or condominium charges, among other items.  Ladder Capital Finance LLC has approved inclusion of such Mortgage Loan in this securitization transaction based on guarantees from the borrower sponsor, which cover substantially all of such items until such time as the Mortgaged Property generates net operating income in the amount of $2.0 million annually based on signed third party leases from tenants in place and paying rent, and a loan-to-dark value ratio of 64.5%.  Certain characteristics of the Mortgage Loan can be found on Annex A-1 to this free writing prospectus.

Assignment of the Mortgage Loans

On or before the Closing Date, the Mortgage Loan Sellers will transfer to us those Mortgage Loans that are to be included in the Trust Fund, and we will transfer to the Trust Fund all of those Mortgage Loans.  In each case, the transferor will assign the applicable Mortgage Loans, without recourse, to the Trustee, except as described below in this “—Assignment of the Mortgage Loans” section.  See the section of the accompanying prospectus titled “Description of the Pooling and Servicing Agreements—Assignment of Mortgage Assets; Repurchases”.

The transfer by each Mortgage Loan Seller of its Mortgage Loans to the Depositor will be governed by a mortgage loan purchase agreement (a “Mortgage Loan Purchase Agreement”) between that Mortgage Loan Seller and the Depositor.

In connection with the transfer of each Mortgage Loan, the related Mortgage Loan Seller will be required to deliver to the Custodian on behalf of the Trustee, the following documents, among others:

•	either—

1.	the original mortgage note(s) evidencing that Mortgage Loan, or

2.	if any original mortgage note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

•	the original or a copy of the mortgage, together with originals or copies of any intervening assignments of the mortgage;

•	the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that assignment of leases and rents;

•	either—

1.
an executed assignment of the mortgage in favor of the Trustee, in recordable form except for missing recording information relating to a mortgage that has not been returned from the applicable recording office, or

2.	a certified copy of that assignment as sent or to be sent for recording;

•	either—

1.
an executed assignment of any separate assignment of leases and rents in favor of the Trustee, in recordable form except for missing recording information relating to an assignment of leases and rents that has not been returned from the applicable recording office, or

2.	a certified copy of that assignment as sent or to be sent for recording;

•
an original or copy of the related policy or certificate of lender’s title insurance policy, or if a title insurance policy has not yet been issued, a “marked-up” commitment for title insurance or a pro forma policy;

•	if a material portion of the interest of the borrower in the related Mortgaged Property consists of a leasehold interest, the original or a copy of the related ground lease;

•
a copy of any letter of credit relating to, evidencing or constituting additional collateral for that Mortgage Loan (with the original of such letter of credit to be delivered to the Master Servicer); and

•
if the related Mortgaged Property is a hospitality property that is subject to a franchise, management or similar arrangement, (a) an original or a copy of any franchise, management or similar agreement and (b) an estoppel certificate or comfort letter delivered by the franchisor, manager or similar person, as applicable, for the benefit of the holder of the Mortgage Loan in connection with the Mortgage Loan Seller’s origination or acquisition of the Mortgage Loan, together, within such time frames as required by the related Mortgage Loan Purchase Agreement, with either (i) such instrument(s) of notice or transfer (if any) as are necessary to transfer or assign to the Trust or the Trustee the benefits of such estoppel certificate or comfort letter, or (ii) a new estoppel certificate or comfort letter (in substantially the same form and substance as the prior estoppel certificate or comfort letter) by the franchisor, manager or similar person, as applicable, for the benefit of the Trust or the Trustee (and, if a copy of a new estoppel certificate or comfort letter is delivered, then the original copy shall be included in the mortgage file promptly following receipt thereof by the related Mortgage Loan Seller).

The Pooling and Servicing Agreement and/or the respective Mortgage Loan Purchase Agreements will specify the dates by which these documents and instruments must be delivered.  All promissory notes must be in the possession of the Custodian on the Closing Date and other required mortgage loan documents may be delivered after the Closing Date.  Each promissory note must be endorsed to the Trustee, in that capacity, for the registered holders of the Certificates or in blank.  Each assignment of a mortgage, separate assignment of leases or other security agreement must be in favor of the Trustee, in that capacity, for the registered holders of the Certificates.

The Pooling and Servicing Agreement will designate the documents listed under the first, second, fourth, sixth, seventh, eighth and ninth bullet points above as “Specially Designated Mortgage Loan Documents”.

With respect to each of the AmericasMart Mortgage Loan and The Outlet Collection | Jersey Gardens Mortgage Loan, the documents described above (other than the mortgage note evidencing the Mortgage Loan included in this securitization) are and will be maintained by the custodian under the WFRBS 2013-C18 securitization.

Notwithstanding any contrary provision described above, in the case of any Non-Serviced Pari Passu Mortgage Loan, the related Mortgage Loan Seller will have no duty to deliver any instrument to assign the mortgage or the assignment of assignment of leases and rents to the Trustee.  With respect to each such Non-Serviced Pari Passu Mortgage Loan, the WFRBS 2013-C18 Pooling and Servicing Agreement recognizes the obligation of the designated mortgage loan seller with respect to the related Non-Serviced Pari Passu Companion Loan transferred to the WFRBS 2013-C18 Securitization to deliver instruments to assign such mortgage and assignment of leases and rents to the trustee under such securitization.

The Custodian is required to hold all of the documents delivered to it with respect to the Mortgage Loans on behalf of the Trustee, in trust for the benefit of the Certificateholders.  Within a specified period of time following that delivery, the Custodian will be further required to conduct a review of those documents.  The scope of the Custodian’s review of those documents will, in general, be limited solely to confirming that they have been received.  No party to the Pooling and Servicing Agreement is under any duty or obligation to inspect, review or examine any of the documents relating to the Mortgage Loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

If—

•	any of the documents required to be delivered by a Mortgage Loan Seller to the Custodian is not delivered or is otherwise defective, and

•
that omission or defect materially and adversely affects the value of the mortgage loan or the interests of the Certificateholders, or any of them, therein, including, but not limited to, a material and adverse effect on any of the distributions distributable with respect to any of the Certificates or on the value of those Certificates, then the omission or defect will constitute a material document defect.  The Pooling and Servicing Agreement will provide that the absence from the mortgage file of (i) the item listed in the first bullet point above under “—Assignment of the Mortgage Loans” on the Closing Date or (ii) any other Specially Designated Mortgage Loan Document by the first anniversary of the Closing Date, in each case without the presence of any factor that reasonably mitigates such absence, non-conformity or irregularity, and if the absence results from the related Mortgage Loan Seller’s failure to deliver such Specially Designated Mortgage Loan Document in accordance with the terms of the related Mortgage Loan Purchase Agreement, will be conclusively presumed to be a material document defect.  The rights of the Certificateholders, or of the Trustee on their behalf, against the applicable Mortgage Loan Seller (such person, a “Responsible Repurchase Party”) with respect to any material document defect are described under “—Cures, Repurchases and Substitutions” below.

Additionally, in connection with the transfer of the Mortgage Loans to the Trust Fund, one or more of the Mortgage Loan Sellers may retain, either directly or through an affiliate, a portion of the Certificates issued at closing.

Representations and Warranties

As of the Closing Date, each Mortgage Loan Seller will make, with respect to each of the Mortgage Loans sold to us by that Mortgage Loan Seller, the representations and warranties set forth on Annex C-1 to this free writing prospectus, subject to the exceptions set forth on Annex C-2 to this free writing prospectus.

The representations and warranties made by each Mortgage Loan Seller as described on Annex C-1, subject to the exceptions set forth on Annex C-2 to this free writing prospectus, will be assigned by us to the Trustee under the Pooling and Servicing Agreement.  If—

•	there exists a breach of any of the above-described representations and warranties made by a Mortgage Loan Seller, and

•	that breach materially and adversely affects the value of the mortgage loan or the interests of the Certificateholders therein,

then that breach will be a material breach of the representation and warranty.  The rights of the Certificateholders, or of the Trustee on their behalf, against the applicable Responsible Repurchase Party with respect to any material breach are described under “—Cures, Repurchases and Substitutions” below.

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties and the corresponding exceptions, serves to contractually allocate risk between the related Mortgage Loan Seller, on the one hand, and the Trust Fund, on the other.  We present the related representations and warranties and any related exceptions herein in this free writing prospectus for the sole purpose of describing some of the terms and conditions of that risk allocation.  The presentation of representations and warranties is not intended as statements regarding the actual characteristics of the Mortgage Loans, Mortgaged Properties or other matters.  We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present in this free writing prospectus.  Further, whether a particular Mortgage Loan Seller elects to take an exception to a representation and warranty is determined by the nature of its related Mortgage Loans, the Mortgage Loan Seller’s interpretation of the requirements of the related representation and warranties and the terms and conditions of the Mortgage Loans as well as the Mortgage Loan Seller’s risk tolerance.  As a result, the fact that one Mortgage Loan Seller has elected not to take an exception to a particular representation or warranty where another Mortgage Loan Seller, or each other Mortgage Loan Seller, has elected to take an exception, should not imply anything about the specific characteristics of that Mortgage Loan Seller’s collateral.

No party to the Pooling and Servicing Agreement or any other person is under any duty or obligation to review the Mortgage Loans to determine whether the representations and warranties made by the related Mortgage Loan Seller are true.

Cures, Repurchases and Substitutions

If there exists a material breach (generally, a breach that materially and adversely affects the value of any Mortgage Loan or the interests of the Certificateholders therein) of any of the representations and warranties made by a Mortgage Loan Seller with respect to any of the Mortgage Loans sold to us by that Mortgage Loan Seller, as discussed under “—Representations and Warranties” above, or a material document defect (generally, a document defect that materially and adversely affects value of any Mortgage Loan or the interests of the Certificateholders, or any of them, therein) with respect to any of those Mortgage Loans, as discussed under “—Assignment of the Mortgage Loans” above, then the applicable Responsible Repurchase Party will be required to take one of the following courses of action:

•	cure the material breach or the material document defect in all material respects;

•	repurchase the affected Mortgage Loan at the applicable Purchase Price; or

•
prior to the second anniversary of the Closing Date, so long as it does not result in a qualification, downgrade or withdrawal of any rating assigned by the Rating Agencies to the Certificates, as confirmed in writing by each of the Rating Agencies (unless any such Rating Agency elects not to review the matter), replace the affected Mortgage Loan with a substitute Mortgage Loan that satisfies the terms of the related Mortgage Loan Purchase Agreement, including without limitation, that—

(1)	has comparable payment terms to those of the Mortgage Loan that is being replaced, and

(2)	is acceptable to the Subordinate Class Representative (during any Subordinate Control Period or Collective Consultation Period).

If the applicable Responsible Repurchase Party replaces one Mortgage Loan with another Mortgage Loan, as described above, such Responsible Repurchase Party will be required to pay into the Trust the amount, if any, by which—

•	the Purchase Price, exceeds

•	the Stated Principal Balance of the substitute mortgage loan as of the date it is added to the Trust.

The time period within which the applicable Responsible Repurchase Party must complete the remedy, repurchase or substitution described above, will generally be limited to 90 days following the earlier of discovery by the applicable Mortgage Loan Seller or receipt of notice of the material breach or material document defect, as the case may be, from a party to the Pooling and Servicing Agreement.  However, in most cases (but not all), if the applicable Responsible Repurchase Party is diligently attempting to correct the problem, then it will be entitled to an additional 90 days to complete that remedy, repurchase or substitution.  Any remedy, repurchase or substitution with respect to a breach or defect that is related to a Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3) must be completed within 90 days following any discovery by the applicable Mortgage Loan Seller or any party to the Pooling and Servicing Agreement.

“Purchase Price” means, with respect to any particular Mortgage Loan or related REO Property being purchased from the Trust Fund, a price approximately equal to the sum of the following:

•	the outstanding principal balance of that Mortgage Loan less any Loss of Value Payment available to reduce the principal balance;

•	all accrued and unpaid interest on that Mortgage Loan generally through the Due Date in the collection period of purchase, other than Default Interest;

•	all unreimbursed Servicing Advances with respect to that Mortgage Loan, together with any unpaid interest on those advances owing to the party or parties that made them;

•	all Servicing Advances with respect to that Mortgage Loan that were reimbursed out of collections on or with respect to other Mortgage Loans in the Trust Fund;

•	all accrued and unpaid interest on any monthly debt service advances made with respect to the subject Mortgage Loan; and

•
in the case of a repurchase or substitution of a defective Mortgage Loan by a Responsible Repurchase Party, (1) all related special servicing fees and, to the extent not otherwise included, other related Additional Trust Fund Expenses (including without limitation any liquidation fee payable in connection with the applicable purchase or repurchase), and (2) to the extent not otherwise included, any costs and expenses incurred by the Master Servicer, the Special Servicer, the Certificate Administrator, the Custodian or the Trustee or an agent of any of them, on behalf of the Trust Fund, in enforcing any obligation of a Responsible Repurchase Party to repurchase or replace the Mortgage Loan (or, in the case of Ladder

Capital Finance LLC, the guarantee obligations of Ladder Capital Finance Holdings LLLP pursuant to the Mortgage Loan Purchase Agreement to which it is a party).

“Default Interest” means any interest that—

•	accrues on a Defaulted Mortgage Loan solely by reason of the subject default, and

•	is in excess of all interest accrued on the Mortgage Loan at the related mortgage interest rate.

Default Interest and late payment charges will be applied in accordance with the related intercreditor agreement prior to being allocated in accordance with the Pooling and Servicing Agreement.

In lieu of a Responsible Repurchase Party repurchasing, substituting or curing a material breach or material document defect (or an allegation of a material breach or material document defect), to the extent that the Mortgage Loan Seller and the Special Servicer on behalf of the Trust (with the consent of the Majority Subordinate Certificateholder to the extent a Subordinate Control Period or Collective Consultation Period is then in effect) are able to agree upon a cash payment payable by the Mortgage Loan Seller to the Special Servicer on behalf of the Trust that would be deemed sufficient to compensate the Trust for a material breach or material document defect (a “Loss of Value Payment”), the Mortgage Loan Seller may elect, in its sole discretion, to pay such Loss of Value Payment.  Upon its making such payment, the Mortgage Loan Seller will be deemed to have cured the related material breach or material document defect in all respects.  A Loss of Value Payment may not be made with respect to a material breach that is related to a Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3).

If a Mortgage Loan as to which a material document defect or material breach of representation exists is to be repurchased or replaced as described above, the Mortgage Loan is part of a group of cross-collateralized Mortgage Loans, if any, and the applicable document defect or breach does not constitute a material document defect or material breach, as the case may be, as to the other Mortgage Loans that are part of that group (without regard to this paragraph), then the applicable document defect or breach (as the case may be) will be deemed to constitute a material document defect or material breach (as the case may be) as to each such other loan in the group for purposes of the above provisions, and the related Responsible Repurchase Party will be obligated to repurchase or replace each such other loan in accordance with the provisions described above unless, in the case of such breach or document defect, the following conditions are satisfied:

•
the applicable Responsible Repurchase Party (at its expense) delivers or causes to be delivered to the Trustee and the Master Servicer or the Special Servicer, as applicable, an opinion of counsel to the effect that its repurchase of only those Mortgage Loans affected by the material defect or breach (without regard to the provisions of this paragraph) will not result in an Adverse REMIC Event or any Adverse Grantor Trust Event under the Pooling and Servicing Agreement, and

•
all of the following conditions would be satisfied if the applicable Responsible Repurchase Party were to repurchase or replace only those affected Mortgage Loans (and not the other loans in the group):

1.
the debt service coverage ratio for all those other loans (excluding the affected loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement is not less than the least of (A) 0.10x below the debt service coverage ratio for the group (including the affected loans) set forth on Annex A-1 to this free writing prospectus, (B) the debt service coverage ratio for the group (including the affected loans) for the four preceding calendar quarters preceding the repurchase or replacement and (C) 1.25x;

2.
the loan-to-value ratio for the other loans in the group is not greater than the greatest of (A) the loan-to-value ratio for the group (including the affected loan(s)) set forth on Annex A-1 to this free writing prospectus plus 10%,

(B) the loan-to-value ratio for the group (including the affected loan(s)) at the time of repurchase or replacement, and (C) 75%; and

3.
the exercise of remedies against the primary collateral of any Mortgage Loan in the group will not impair the ability to exercise remedies against the primary collateral of the other Mortgage Loans in the group.

“Adverse REMIC Event” means any event or circumstance that would cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Code, or (except as permitted under the circumstances described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Procedures With Respect to Defaulted Mortgage Loans and REO Properties”) result in the imposition of any tax on prohibited transactions or contributions after the startup date of any of REMIC I, REMIC II or REMIC III under the Code.

“Adverse Grantor Trust Event” means any event or circumstance that would cause the Grantor Trust to fail to qualify as a grantor trust under the Code or result in the imposition of any tax upon the Grantor Trust.

The obligations of the applicable Responsible Repurchase Party to cure, repurchase, substitute or make a Loss of Value Payment as described above will constitute the sole remedy available to the Certificateholders in connection with a material breach of any of the representations and warranties made by that Responsible Repurchase Party (or, if applicable, its affiliated Mortgage Loan Seller) or a material document defect, in any event with respect to a Mortgage Loan transferred by that Responsible Repurchase Party (or, if applicable, its affiliated Mortgage Loan Seller) to the Trust Fund; provided that with respect to the obligations of Ladder Capital Finance LLC, Ladder Capital Finance Holdings LLLP will guarantee payment in connection with the performance of such obligations.  However, if the breach of any representation or warranty of a Mortgage Loan Seller is based on whether a borrower is required to pay a specified expense under the terms of the related mortgage loan documents, then the payment of that expense by the applicable Responsible Repurchase Party will constitute the sole remedy for that breach.

With respect to The Royal Bank of Scotland, each reference in this section and throughout this free writing prospectus to the obligations of each Responsible Repurchase Party to cure, repurchase, substitute or make Loss of Value Payments, in connection with any material breach of any of the representations and warranties made by that Mortgage Loan Seller or a material document defect, applies only to the entity (that is, either The Royal Bank of Scotland plc or RBS Financial Products Inc.) that sold the subject Mortgage Loan to the trust.  See “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators—The Royal Bank of Scotland” in this free writing prospectus.

No person other than the applicable Responsible Repurchase Party will be obligated to perform the obligations of that Responsible Repurchase Party if it fails to perform its cure, repurchase, substitution, payment or other remedial obligations; provided that with respect to the obligations of Ladder Capital Finance LLC, Ladder Capital Finance Holdings LLLP will guarantee payment in connection with the performance of such obligations.

A Responsible Repurchase Party (or, in the case of Mortgage Loans sold by Ladder Capital Finance LLC, that Responsible Repurchase Party and Ladder Capital Finance Holdings LLLP ) may have only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the related Mortgage Loan Seller’s representations or warranties.  We cannot assure you that a Responsible Repurchase Party (or, in the case of Mortgage Loans sold by Ladder Capital Finance LLC, that Responsible Repurchase Party and Ladder Capital Finance Holdings LLLP) will have sufficient assets and financial liquidity with which to fulfill such obligations on its part that may arise with respect to any Mortgage Loan as a result of the discovery of a material document defect or a material breach.  See “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” in this free writing prospectus and “The Sponsor” in the accompanying prospectus.

Expenses incurred by the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee with respect to enforcing any such obligation will be borne by the applicable Responsible Repurchase Party, or if not, will be reimbursable out of the Collection Account.

Pursuant to the Pooling and Servicing Agreement, the Special Servicer will be required to enforce the obligations of each Mortgage Loan Seller (or, in the case of Ladder Capital Finance LLC, the guarantee obligations of Ladder Capital Finance Holdings LLLP the Mortgage Loan Purchase Agreement to which it is a party) under the applicable Mortgage Loan Purchase Agreement.

Changes in Mortgage Pool Characteristics

The descriptions in this free writing prospectus of the Mortgage Loans and the Mortgaged Properties are based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made, and (ii) there will be no principal prepayments on or before the Cut-off Date.  Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of prepayments, delinquencies, incomplete documentation or otherwise, if the Depositor or any Mortgage Loan Seller deems such removal necessary, appropriate or desirable.  A limited number of other Mortgage Loans may be included in the Mortgage Pool prior to the issuance of the Certificates, unless including such Mortgage Loans would materially alter the characteristics of the Mortgage Pool as described in this free writing prospectus.  The Depositor believes that the information set forth in this free writing prospectus will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Certificates are issued, although the range of mortgage interest rates and maturities as well as other characteristics of the Mortgage Loans described in this free writing prospectus may vary.

A Current Report on Form 8–K describing any material changes to the composition of the Mortgage Pool will be available to purchasers of the Offered Certificates shortly after the Closing Date.

Finalized Pooling and Servicing Agreement and Other Material Agreements

We will have filed copies of the finalized Pooling and Servicing Agreement, and other material agreements relating to this offering, with the U.S. Securities and Exchange Commission (the “SEC”) on or before the date we file any prospectus supplement ultimately filed with the SEC, by filing a post-effective amendment to our registration statement or a Current Report on Form 8-K, or at such other date as the SEC by rule, regulation or staff interpretation may permit.

TRANSACTION PARTIES

The Issuing Entity

The “Issuing Entity” with respect to the Offered Certificates will be the WFRBS Commercial Mortgage Trust 2014-LC14 (the “Trust”).  The Trust is a New York common law trust that will be formed on the Closing Date pursuant to the Pooling and Servicing Agreement.  The only activities that the Trust may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of Defaulted Mortgage Loans and REO Property, issuing the Certificates, making distributions, providing reports to Certificateholders and engaging in any other activities described generally in this free writing prospectus.  Accordingly, the Trust may not issue securities other than the Certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments.  The Trust may not lend or borrow money, except that the Master Servicer, the Special Servicer (with respect to Servicing Advances) and the Trustee may make advances of delinquent principal and interest payments and Servicing Advances to the Trust, but only to the extent the advancing party deems these advances to be recoverable from the related Mortgage Loan.  These advances are intended to provide liquidity, rather than credit support.  The Pooling and Servicing Agreement may be amended as set forth under “Description of the Offered Certificates—Amendment of the Pooling and Servicing Agreement” in this free writing prospectus.  The Trust administers the Mortgage Loans through the Trustee, the Certificate Administrator, the tax administrator, the Master Servicer and the Special Servicer.

The only assets of the Trust other than the Mortgage Loans and any REO Properties (which includes, with respect to any Non-Serviced Loan Combination, the Trust’s interest in any REO property acquired with respect to such Non-Serviced Loan Combination pursuant to the WFRBS 2013-C18 Pooling and Servicing Agreement, but which does not include any Pari Passu Companion Loan’s (whether a Serviced Pari Passu Companion Loan or a Non-Serviced Pari Passu Companion Loan) pro rata interest in any REO Property) are the Distribution Account, the Collection Account, the other accounts maintained pursuant to the Pooling and Servicing Agreement, the short-term investments in which funds in the Collection Account and other accounts are invested and any rights and benefits obtained in connection with the other activities described in this free writing prospectus.  The Trust has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties including, with respect to any Non-Serviced Loan Combination, the Trust’s interest in any REO property acquired pursuant to the WFRBS 2013-C18 Pooling and Servicing Agreement, and the other activities described in this free writing prospectus, and indemnity obligations to the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer.  The fiscal year of the Trust is the calendar year.  The Trust has no executive officers or board of directors and acts through the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer.

Since the Trust is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws.  Bankruptcy courts look at various considerations in making this determination, so predicting with any certainty whether or not the Trust would be characterized as a “business trust” is not possible.

The Depositor

Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation (the “Depositor”), is the depositor.  The Depositor is a special purpose corporation incorporated in the State of North Carolina in 1988, for the purpose of engaging in the business, among other things, of acquiring and depositing Mortgage Loans in trust in exchange for Certificates evidencing interest in such trusts and selling or otherwise distributing such Certificates.  The Depositor is a direct, wholly-owned subsidiary of Wells Fargo Bank, a Sponsor, an Originator, a Mortgage Loan Seller, the Master Servicer, the WFRBS 2013-C18 Master Servicer, the Certificate Administrator, the tax administrator, the Custodian and the certificate registrar and an affiliate of Wells Fargo Securities, LLC, one of the underwriters.  See “—Affiliations and Certain Relationships Among Certain Transaction Parties” below.

The Depositor will have minimal ongoing duties with respect to the Offered Certificates and the Mortgage Loans.  The Depositor’s duties will include, without limitation, (i) appointing a successor Trustee in the event of the resignation or removal of the Trustee, (ii) providing information in its possession with respect to the Certificates to the tax administrator to the extent necessary to perform REMIC and grantor trust tax administration, (iii) indemnifying the Trustee, the tax administrator and the Trust for any liability, assessment or costs arising from the Depositor’s bad faith, negligence or malfeasance in providing such information, (iv) indemnifying the Trustee and the tax administrator against certain securities laws liabilities, and (v) signing or contracting with the Master Servicer, signing any annual report on Form 10-K, including the certification therein required under the Sarbanes-Oxley Act, and any distribution reports on Form 10-D and Current Reports on Form 8-K required to be filed by the Trust.  The Depositor is also required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The Sponsors, Mortgage Loan Sellers and Originators

Wells Fargo Bank, National Association, Ladder Capital Finance LLC (and each affiliate, if any, of Ladder Capital Finance LLC that originated one or more of the Mortgage Loans to be sold to the Depositor by Ladder Capital Finance LLC), Rialto Mortgage Finance, LLC, The Royal Bank of Scotland and Bank of America, National Association are referred to in this free writing prospectus as the “Originators”.  The Depositor will acquire the Mortgage Loans from The Royal Bank of Scotland, Wells Fargo Bank, National Association, Ladder Capital Finance LLC and Rialto Mortgage Finance, LLC (collectively, the “Mortgage Loan Sellers” or the “Sponsors”) on or about February 20, 2014 (the “Closing Date”).  Each Mortgage Loan Seller is a “sponsor” of the securitization transaction described in this free writing prospectus (in such capacity, a “Sponsor”).  The Depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the Trustee pursuant to the Pooling and Servicing Agreement.

Wells Fargo Bank, National Association

General

Wells Fargo Bank, National Association (“Wells Fargo Bank”), a national banking association, is a wholly-owned subsidiary of Wells Fargo & Company (NYSE:  WFC).  The principal office of Wells Fargo Bank’s commercial mortgage origination division is located at 45 Fremont Street, 9th Floor, San Francisco, California 94105, and its telephone number is (415) 396-7697.  Wells Fargo Bank is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services.  Wells Fargo Bank is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC.  Wells Fargo Bank is also the successor by merger to Wachovia Bank, National Association (“Wachovia Bank”), which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation.  On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company.  As a result of this transaction, the Depositor, Wachovia Bank and Wells Fargo Securities, LLC became wholly-owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo Bank.  On March 20, 2010, Wachovia Bank merged with and into Wells Fargo Bank.

Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program

Prior to its merger with Wachovia Bank, Wells Fargo Bank was an active participant in securitizations of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor in securitizations for which unaffiliated entities acted as depositor.  Between the inception of its commercial mortgage securitization program in 1995 and December 2007, Wells Fargo Bank originated approximately 5,360 fixed rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $32.4 billion, which were included in approximately 61 securitization transactions.

Prior to its merger into Wells Fargo Bank, one of Wachovia Bank’s primary business lines was the underwriting and origination of mortgage loans secured by commercial or multifamily properties.  With its commercial mortgage lending affiliates and predecessors, Wachovia Bank began originating and securitizing commercial mortgage loans in 1995.  The total amount of commercial mortgage loans originated and securitized by Wachovia Bank from 1995 through November 2007 was approximately $87.9 billion.  Approximately $81.0 billion of such commercial mortgage loans were securitized by an affiliate of Wachovia Bank acting as depositor, and approximately $6.9 billion were securitized by an unaffiliated entity acting as depositor.

Since 2010, and following the merger of Wachovia Bank into Wells Fargo Bank, Wells Fargo Bank has resumed its active participation in the securitization of commercial and multifamily mortgage loans.  Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to the Depositor or to an unaffiliated securitization depositor.  In coordination with its affiliate, Wells Fargo Securities, LLC, and other underwriters, Wells Fargo Bank works with rating agencies, mortgage loan sellers, subordinated debt purchasers and master servicers in structuring securitizations in which it is a sponsor, mortgage loan seller and originator.  For the twelve-month period ended December 31, 2013, Wells Fargo Bank securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $5.8 billion.  Since the beginning of 2010, Wells Fargo Bank originated approximately 617 fixed rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $12.2 billion, which were included in twenty-eight securitization transactions.  The properties securing these loans include multifamily, office, retail, industrial, hospitality and self storage properties.  Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to commercial and multifamily mortgage loans, Wells Fargo Bank and its affiliates have originated and securitized residential mortgage loans, auto loans, home equity loans, credit card receivables and student loans.  Wells Fargo Bank and its affiliates have also served as sponsors, issuers, master servicers, servicers, certificate administrators, custodians and trustees in a wide array of securitization transactions.

See “The Sponsor” in the accompanying prospectus.

Wells Fargo Bank’s Commercial Mortgage Loan Underwriting

General.  Wells Fargo Bank’s commercial real estate finance group has the authority, with the approval from the appropriate credit authority, to originate fixed-rate, first lien commercial, multifamily or manufactured housing community mortgage loans for securitization.  Wells Fargo Bank’s commercial real estate finance operation is staffed by real estate professionals.  Wells Fargo Bank’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of an executed loan application, Wells Fargo Bank’s loan underwriters commence a review of the borrower’s financial condition and creditworthiness and the real property which will secure the loan.

In the case of the Mortgage Loan identified on Annex A-1 to this free writing prospectus as Kohl’s—Vallejo, representing 0.2% of the Cut-off Date Pool Balance, Wells Fargo Bank, as Mortgage Loan Seller, delegated certain of its underwriting and origination functions to Principal Real Estate Investors, LLC, an affiliate of Principal Life Insurance Company pursuant to a program of agreed upon underwriting and closing procedures, including the preparation of analyses required by such procedures, subject to the oversight and ultimate review and approval by Wells Fargo Bank.  These functions were all performed in accordance with the loan approval procedures described herein in all material respects.  Such loan was funded entirely by and in the name of Wells Fargo Bank using documentation approved by Wells Fargo Bank for mortgage loans intended for securitization.  Principal Global Investors, LLC, an affiliate of Principal Life Insurance Company, serviced the related program Mortgage Loans prior to securitization and will continue to act as primary servicer with respect to such Mortgage Loans after securitization.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors.  Consequently, we cannot assure you that the underwriting of any particular multifamily or commercial mortgage loan will conform to each of the general procedures described in this “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” section.  For important information about the circumstances that have affected the underwriting of the mortgage loans in the mortgage pool, see the “Risk Factors” and “Description of the Mortgage Pool—Representations and Warranties” sections of this free writing prospectus and the other subsections of this “Transaction Parties” section.

If a mortgage loan exhibits any one of the following credit positive characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated:  (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; and (iv) elements of recourse included in the loan.

Loan Analysis.  Generally, Wells Fargo Bank performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan.  In general, credit analysis of the borrower and the real estate includes a review of historical financial statements (or, in the case of acquisitions, often only current financial statements), rent rolls, certain leases, third-party credit reports, judgments, liens, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower.  Wells Fargo Bank typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself.  Borrowers are generally required to be single-purpose entities.  The collateral analysis typically includes an analysis of the following, to the extent available and applicable based on property type:  historical property operating statements, rent rolls, operating budgets, a projection of future performance, and a review of certain tenant leases.  Depending on the type of collateral property and other factors, the credit of key tenants may also be reviewed.  Each mortgaged property is generally inspected by a Wells Fargo Bank underwriter or qualified designee.  Wells Fargo Bank generally requires third-party appraisals, as well as environmental and property condition reports and, if determined by Wells Fargo Bank to be applicable, seismic reports.  Each report is reviewed for acceptability by a staff member of Wells Fargo Bank or a third-party consultant.  Generally, the results of these reviews are incorporated into the underwriting report.  In some instances, one or more of the procedures were waived or modified by Wells Fargo Bank where it was determined not to adversely affect the mortgage loans originated by it in any material respect.

Loan Approval.  Prior to loan closing, all mortgage loans to be originated by Wells Fargo Bank must be approved by one or more officers of Wells Fargo Bank (depending on loan size), who may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

DSC Ratios and LTV Ratios.  Generally, the debt service coverage ratios for Wells Fargo Bank mortgage loans will be equal to or greater than 1.20x; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio, reserves or other factors.  For example, Wells Fargo Bank may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Generally, the loan-to-value ratio for Wells Fargo Bank mortgage loans will be equal to or less than 80%; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors.  For example, Wells Fargo Bank may originate a mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratio disclosed in this free writing prospectus with respect to the mortgage loans to be sold to us by Wells Fargo Bank for deposit into the Trust Fund.  For specific details on the calculations of debt service coverage ratios in this free writing prospectus, see Annex B to this free writing prospectus.

Additional Debt.  When underwriting a multifamily or commercial mortgage loan, Wells Fargo Bank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan.  It is possible that Wells Fargo Bank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The combined debt service coverage ratios and loan-to-value ratios of a mortgage loan and the related additional debt may be significantly below 1.20x and significantly above 80%, notwithstanding that the mortgage loan by itself may satisfy such guidelines.

Assessments of Property Condition.  As part of the underwriting process, Wells Fargo Bank will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan.  To aid in that analysis, Wells Fargo Bank will typically inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals.  Wells Fargo Bank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the “Appraisal Institute”, a membership association of professional real estate appraisers, or an otherwise qualified appraiser.  In addition, Wells Fargo Bank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession.  Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal.  In some cases, however, Wells Fargo Bank may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessments.  Wells Fargo Bank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan.  However, when circumstances warrant, Wells Fargo Bank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review.  Alternatively, Wells Fargo Bank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee.  Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues.  For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Wells Fargo Bank or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Wells Fargo Bank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments.  In connection with the origination process, Wells Fargo Bank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems.  Based on the resulting report, Wells Fargo Bank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report.  In general, prospective borrowers seeking loans secured by properties located in California or in seismic zones 3 or 4 obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario.  This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”).  Generally, any of the mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, would either be subject to a lower loan-to-value ratio limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance, or be structured with a degree of recourse to a guarantor.

Zoning and Building Code Compliance.  In connection with the origination of a multifamily or commercial mortgage loan, Wells Fargo Bank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wells Fargo Bank will consider whether—

•	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•
casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wells Fargo Bank to be sufficient to pay off the related mortgage loan in full;

•	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wells Fargo Bank’s judgment constitute adequate security for the related mortgage loan;

•	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

•	to require the related borrower to obtain law and ordinance insurance and/or alternative mitigant is in place.

Escrow Requirements.  Generally, Wells Fargo Bank requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves.  Generally, the required escrows for mortgage loans originated by Wells Fargo Bank are as follows:

•
Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Wells Fargo Bank with sufficient funds to satisfy all taxes and assessments.  Tax escrows may not be required if a single tenant property and the tenant is required to pay taxes directly.  Wells Fargo Bank may waive this escrow requirement under certain circumstances.

•
Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Wells Fargo Bank with sufficient funds to pay all insurance premiums.  Insurance escrows may not be required if, (i) the borrower maintains a blanket insurance policy, or (ii) if a single tenant property (which may include ground leased tenants) and the tenant is required to maintain property insurance.  Wells Fargo Bank may waive this escrow requirement under certain circumstances.

•
Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.  Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type.  Replacement reserves may not be required if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.  Wells Fargo Bank may waive this escrow requirement under certain circumstances.

•
Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary.  Upon funding of the mortgage loan, Wells Fargo Bank generally requires that at least 115% to 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan.  Wells Fargo Bank may waive this escrow requirement or adjust the timing to complete repairs under certain circumstances.

•
Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term.  To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.  Tenant Improvement/Lease Commissions may not be required for single tenant properties with leases that extend beyond the loan term or where rent at the mortgaged property is considered below market.  Wells Fargo Bank may waive this escrow requirement under certain circumstances.

Furthermore, Wells Fargo Bank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being addressed.  In some cases, Wells Fargo Bank may determine that establishing an escrow or reserve is not warranted in the event of the existence of one or more of the credit positive characteristics discussed above, or given the amounts that would be involved and Wells Fargo Bank’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

The AmericasMart Mortgage Loan.  The AmericasMart Mortgage Loan consists of two promissory notes co-originated by Wells Fargo Bank, National Association and Bank of America, National Association, each in the original principal amount of $70,000,000.  One such promissory note was issued in the name of Wells Fargo Bank, and the other such promissory note was issued in the name of Bank of America, National Association.  On or prior to the Closing Date, Wells Fargo Bank will purchase such other promissory note from Bank of America, National Association, and on the Closing Date, Wells Fargo Bank will sell both such promissory notes to the Depositor for inclusion in the Trust Fund.  However, as the two promissory notes comprising the AmericasMart Mortgage Loan are pari passu with each other and were co-originated, the promissory note issued in the name of Bank of

America, National Association was effectively originated in accordance with Wells Fargo Bank’s underwriting guidelines.  Unless otherwise specified in this free writing prospectus, the AmericasMart Mortgage Loan is presented for all purposes as one Mortgage Loan.

Exceptions.  One or more of Wells Fargo Bank’s Mortgage Loans may vary from the specific Wells Fargo Bank’s underwriting guidelines described above when additional credit positive characteristics are present as discussed above.  In addition, in the case of one or more of Wells Fargo Bank’s Mortgage Loans, Wells Fargo Bank or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.  Except as disclosed in “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this free writing prospectus, none of the Wells Fargo Bank Mortgage Loans were originated with any material exceptions from Wells Fargo Bank’s underwriting guidelines and procedures.

Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor

Overview.  Wells Fargo Bank, in its capacity as the Sponsor of the Wells Fargo Bank Mortgage Loans, has conducted a review of the Wells Fargo Bank Mortgage Loans it is selling to the Depositor designed and effected to provide reasonable assurance that the disclosure related to the Wells Fargo Bank Mortgage Loans is accurate in all material respects.  Wells Fargo Bank determined the nature, extent and timing of the review and the level of assistance provided by any third parties.  The review of the Wells Fargo Bank Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Wells Fargo Bank (collectively, the “Wells Fargo Bank Deal Team”) with the assistance of certain third parties.  Wells Fargo Bank has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Mortgage Loans that it is selling to the Depositor and the review’s findings and conclusions.  The review procedures described below were employed with respect to all of the Wells Fargo Bank Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this free writing prospectus, as further described below.

Database.  To prepare for securitization, members of the Wells Fargo Bank Deal Team created a database of loan-level and property-level information relating to each Wells Fargo Bank Mortgage Loan.  The database was compiled from, among other sources, the related mortgage loan documents, third-party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by Wells Fargo Bank during the underwriting process.  Prior to securitization of each Wells Fargo Bank Mortgage Loan, the Wells Fargo Bank Deal Team may have updated the information in the database with respect to such Wells Fargo Bank Mortgage Loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Wells Fargo Bank Deal Team.  Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “Wells Fargo Bank Data Tape”) containing detailed information regarding each Wells Fargo Bank Mortgage Loan was created from the information in the database referred to in the prior paragraph.  The Wells Fargo Bank Data Tape was used by the Wells Fargo Bank Deal Team to provide the numerical information regarding the Wells Fargo Bank Mortgage Loans in this free writing prospectus.

Data Comparisons and Recalculation.  The Depositor, on behalf of Wells Fargo Bank, engaged a third-party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by Wells Fargo Bank relating to information in this free writing prospectus regarding the Wells Fargo Bank Mortgage Loans.  These procedures included:

•	comparing the information in the Wells Fargo Bank Data Tape against various source documents provided by Wells Fargo Bank;

•
comparing numerical information regarding the Wells Fargo Bank Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the information contained in the Wells Fargo Bank Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the Wells Fargo Bank Mortgage Loans disclosed in this free writing prospectus.

Legal Review.  In anticipation of the securitization of each Wells Fargo Bank Mortgage Loan, Mortgage Loan Seller counsel promulgated a form of legal summary to be completed by origination counsel that, among other things, set forth certain material terms and property diligence information, and elicited information concerning potentially outlying attributes of the mortgage loan as well as any related mitigating considerations.  Mortgage Loan Seller’s counsel reviewed the legal summaries for each Wells Fargo Bank Mortgage Loan, together with pertinent parts of the mortgage loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this free writing prospectus.  In addition, Mortgage Loan Seller counsel reviewed Wells Fargo Bank’s representations and warranties set forth on Annex C-1 to this free writing prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Wells Fargo Bank Mortgage Loans.  Such assistance included, among other things, a review of a due diligence questionnaire completed by the Wells Fargo Bank Deal Team.  Securitization counsel also reviewed the property release provisions, if any, for each Wells Fargo Bank Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Mortgage Loan Seller’s counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex B to this free writing prospectus, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures.  Prior to securitization, Wells Fargo Bank confirmed with the related servicers for the Wells Fargo Bank Mortgage Loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (vi) any existing or incipient material defaults.

The Wells Fargo Bank Deal Team also consulted with Wells Fargo Bank personnel responsible for the origination of the Wells Fargo Bank Mortgage Loans to confirm that the Wells Fargo Bank Mortgage Loans were originated in compliance with the origination and underwriting criteria described above under “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting,” as well as to identify any material deviations from those origination and underwriting criteria.  See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this free writing prospectus.

Findings and Conclusions.  Wells Fargo Bank found and concluded with reasonable assurance that the disclosure regarding the Wells Fargo Bank Mortgage Loans in this free writing prospectus is accurate in all material respects.  Wells Fargo Bank also found and concluded with reasonable assurance that the Wells Fargo Bank Mortgage Loans were originated in accordance with Wells Fargo Bank’s origination procedures and underwriting criteria, except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines.”

Repurchase Requests

The transaction documents for certain prior transactions in which Wells Fargo Bank securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured.  The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by Wells Fargo Bank (or a predecessor), which activity occurred during the period from January 1, 2011 to September 30, 2013 or is still outstanding.  Unless otherwise indicated, the information in the table and the footnotes to the table is reflected as of the last day of the most recent calendar quarter for which a Form ABS-15G was filed by Wells Fargo Bank and Wells Fargo Commercial Mortgage Securities, Inc. as indicated immediately below the table and footnotes.

Name of Issuing Entity(1)	Check if Regi- stered	Name of Originator	Total Assets in ABS by Originator(2)			Assets That Were Subject of Demand(3)			Assets That Were Repurchased or Replaced(3)(4)			Assets Pending Repurchase or Replacement (within cure period)(3)(5)			Demand in Dispute(3)(6)			Demand Withdrawn(3)(7)			Demand Rejected(3)
					% of			% of			% of			% of			% of			% of			% of
			#	$	principal	#	$	principal	#	$	principal	#	$	principal	#	$	principal	#	$	principal	#	$	principal
					balance			balance			balance			balance			balance			balance			balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)

Asset Class –
Commercial
Mortgages(1)

Wachovia	X	Wachovia	139	2,903,975,599.43	68.65	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
Commercial		Bank,
Mortgage		National
Securities, Inc.,		Association
Commercial
Mortgage
Pass-Through
Certificates Series
2006-C23
CIK #: 1352059		Nomura	87	897,454,001.87	21.22	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Credit &
		Capital, Inc.
		Artesia	79	428,429,428.41	10.13	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	1	2,157,849.91	0.06	0	0.00	0.00
		Mortgage
		Capital
		Corporation
		(8)

Issuing Entity			305	4,229,859,029.71	100.00	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	1	2,157,849.91	0.06	0	0.00	0.00
Subtotal

Wachovia	X	Wachovia	113	2,502,246,884.83	69.60	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
Commercial		Bank,
Mortgage		National
Securities, Inc.,		Association
Commercial
Mortgage
Pass-Through
Certificates Series
2006-C28
CIK #: 1376448		Nomura	44	823,722,922.57	22.91	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Credit &
		Capital, Inc.
		Artesia	50	269,226,893.21	7.49	1	13,800,000.00	0.47	0.00	0	0.00	0	0.00	0.00	1	13,800,000.00	0.47	0	0.00	0.00J	0	0.00	0.00
		Mortgage
		Capital
		Corporation
		(9)

Issuing Entity			207	3,595,196,700.61	100.00	1	13,800,000.00	0.47	0.00	0	0.00	0	0.00	0.00	1	13,800,000.00	0.47	0	0.00	0.00	0	0.00	0.00
Subtotal

Wachovia	X	Wachovia	84	1,625,096,687.00	81.18	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
Commercial		Bank,
Mortgage		National
Securities, Inc.,		Association
Commercial
Mortgage
Pass-Through
Certificates Series
2006-C24
CIK #: 1354736		Artesia	26	214,877,938.00	10.73	1	35,588,502.00	2.55	0.00	0	0.00	0	0.00	0.00	1	35,588,502.00	2.55	0	0.00	0.00	0	0.00	0.00
		Mortgage
		Capital
		Corporation
		(10)
		JPMorgan	13	102,674,000.00	5.13	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Chase Bank,
		National
		Association
		Nomura	9	59,275,000.00	2.96	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Credit &
		Capital, Inc.

Issuing Entity			119	2,001,932,625.00	100.00	1	35,588,502.00	2.55	0.00	0	0.00	0	0.00	0.00	1	35,588,502.00	2.55	0	0.00	0.00	0	0.00	0.00
Subtotal

Wachovia	X	Wachovia	88	2,043,814,381.00	56.74	0	87,928,158.00	2.98	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	87,928,158.00	2.98
Commercial		Bank,
Mortgage		National
Securities, Inc.,		Association
Commercial
Mortgage
Pass-Through
Certificates Series
2006-C33
CIK #: 1406873		Barclays	33	724,003,952.00	20.10	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Capital Real
		Estate Inc.
		Nomura	17	639,286,752.00	17.75	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Credit &
		Capital, Inc.
		Artesia	28	195,018,502.00	5.41	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00J	0	0.00	0.00
		Mortgage
		Capital
		Corporation
		(9)

Issuing Entity			166	3,602,123,586.00	100.00	1	87,928,158.00	2.98	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	87,928,158.00	2.98
Subtotal

Commercial			797	13,429,102,941.32		1	137,316,660.00		0.00	0		0	0.00		2	49,388,502.00		1	2,157,849.91		0	87,928,158.00
Mortgages Asset
Class Total

(1)
In connection with the preparation of this table, Wells Fargo Bank undertook the following steps to gather the information required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”):  (i) identifying all asset-backed securities transactions in which Wells Fargo Bank (or a predecessor) acted as a securitizer, (ii) performing a diligent search of the records of Wells Fargo Bank and the records of affiliates of Wells Fargo Bank that acted as securitizers in transactions of commercial mortgage loans for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties who might have receive repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for breach of a representation or warranty with respect to any relevant transaction.  In this effort,

Wells Fargo Bank made written requests of all trustees and unaffiliated co-sponsors of applicable commercial mortgage-backed securities transactions.  Wells Fargo Bank followed up written requests made of Demand Entities as it deemed appropriate.  In addition, Wells Fargo Bank requested information from master servicers, special servicers, trustees and other Demand Entities as to demands (from investors or others) that occurred prior to July 22, 2010.  It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.

The repurchase activity reported herein is described in terms of a particular loan’s status as of the end of the reporting period (for columns j-x).

(2)	“Originator” generally refers to the party identified in securities offering materials at the time of issuance for purposes of meeting applicable SEC disclosure requirements (for columns d-f).

(3)	Includes only new demands received during the reporting period. (For columns g-i)

In the event demands were received in prior reporting periods, such activity is being reported as assets pending repurchase or replacement within the cure period (columns m/n/o) or as demands in dispute (columns p/q/r), as applicable, until the earlier of the reporting of (i) the repurchase or replacement of such asset (columns j/k/l), (ii) the withdrawal of such demand (columns s/t/u), or (iii) the rejection of such demand (columns v/w/x), as applicable.

(4)
Includes assets for which a reimbursement payment is in process and where the asset has been otherwise liquidated by or on behalf of the issuing entity at the time of initiation of such reimbursement process.  Where an underlying asset has paid off or otherwise been liquidated by or on behalf of the issuing entity (other than via a repurchase by the obligated party) during a reporting period, the corresponding principal balance utilized in calculating columns (g) through (x) shall be zero.  (For columns j-l)

(5)	Includes assets which are subject to a demand and within the cure period, but where no decision has yet been made to accept or contest the demand. (For columns m-o)

(6)	Includes assets pending repurchase or replacement outside of the cure period. (For columns p-r)

(7)
Includes assets for which a reimbursement payment is in process, and where the asset has not been repurchased or replaced and remains in the transaction.  Also includes assets for which the requesting party rescinds or retracts the demand in writing.  (For columns s-u)

(8)
On April 8, 2010, Dexia Real Estate Capital Markets (“Dexia”) (formerly known as Artesia Mortgage Capital Corporation) received a repurchase request with respect to Loan #264 GM&O Building from the special servicer for the Wachovia Bank Commercial Mortgage Trust Series 2006-C23 securitization trust.  Dexia considered the repurchase request to be without merit and rejected the repurchase request.  As of December 31, 2011, to Dexia’s knowledge, the repurchase request is no longer being pursued.  The amounts in the table with respect to this loan are reflected as of a date prior to January 1, 2012.

(9)
U.S. Bank National Association (“U.S. Bank”), as Trustee for Registered Holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-28 v. Dexia Real Estate Capital Markets, Case No. 12 Civ 9412, filed in the United States District Court for the Southern District of New York.  On September 29, 2011, Dexia received a letter from CWCapital Asset Management LLC as special servicer for the issuing trust demanding that Dexia cure alleged defects in the documentation of Loan #58 Marketplace Retail and Office Center.  By letter dated December 29, 2011, Dexia rejected the issuing trust’s demand.  U.S. Bank, as trustee for the issuing trust, filed a complaint against Dexia (on or about December 27, 2012) arguing that Dexia had breached the terms of the mortgage loan purchase agreement in light of the determination in a Minnesota enforcement action against the guarantors of Loan #58 Marketplace Retail and Office Center that the form of the guaranty sold to U.S. Bank pursuant to the mortgage loan purchase agreement had not been signed by the guarantors.  U.S. Bank, in its complaint, seeks a judgment requiring Dexia to repurchase Loan #58 Marketplace Retail and Office Center and also requests an award of damages alleged to total approximately $16.5 million.  Dexia filed a Notice of Motion to Dismiss and a Memorandum in Support of its Motion to Dismiss on January 25, 2013.  Judge Shira A. Scheindlin entered an order denying Dexia’s Motion on June 6, 2013.  A scheduling conference has since been held, and discovery has commenced.

(10)
U.S. Bank, as successor-in-interest to Bank of America, National Association, as successor by merger to LaSalle Bank National Association, as Trustee for Registered Holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C24, made demand on Dexia by letter dated April 3, 2013 (the “Demand Letter”) for repurchase of loan #12 made to Metroplaza Hotel, LLC.  In the Demand Letter, U.S. Bank claimed that Dexia breached the representations and warranties made in the mortgage loan purchase agreement for Dexia’s failure to record a UCC financing statement against Inn at Woodbridge Inc. (“Woodbridge”), the tenant under a master lease and holder of a leasehold interest in a portion of the mortgaged property that secures loan #12.  U.S. Bank claims that such failure to record a UCC financing statement against Woodbridge resulted in U.S. Bank not having a perfected security interest and enforceable lien in the personalty owned by Woodbridge and pledged as collateral for loan #12.  Dexia responded to the Demand Letter on July 2, 2013 and rejected the repurchase demand.  Dexia believes the demand was untimely, having been made beyond New York’s six-year statute of limitations for such claims.

The information for Wells Fargo Bank as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the quarterly reporting period from July 1, 2013 through September 30, 2013 was set forth in (i) a Form ABS-15G filed by Wells Fargo Bank with the SEC on November 13, 2013, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor but Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was not the depositor, and (ii) a Form ABS-15G filed by Wells Fargo Commercial Mortgage Securities, Inc. with the SEC on November 13, 2013, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor and Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was the depositor.

Such Forms ABS-15G are available electronically through the SEC’s EDGAR system.  The Central Index Key number of Wells Fargo Bank is 0000740906.  The Central Index Key number of Wells Fargo Commercial Mortgage Securities, Inc. is 0000850779.

The information set forth under “—Wells Fargo Bank, National Association” has been provided by Wells Fargo Bank.

Ladder Capital Finance LLC

General.  Ladder Capital Finance LLC (“LCF”) is a sponsor of, and a seller of certain Mortgage Loans (the “LCF Mortgage Loans”) into, the securitization described in this free writing prospectus.  LCF is a limited liability company organized under the laws of the State of Delaware and an indirect subsidiary of Ladder Capital Finance Holdings LLLP (“Ladder Holdings”).  Ladder Holdings is a limited liability limited partnership organized under the laws of the State of Delaware.

Ladder Holdings is a privately held company that commenced operations in October 2008.  Ladder Holdings, together with its direct and indirect subsidiaries, including LCF, are collectively referred to in this free writing prospectus as the “Ladder Capital Group”.  The Ladder Capital Group is a vertically integrated, full-service commercial real estate finance and investment management company that primarily originates, underwrites, structures, acquires, manages and distributes commercial, multifamily and manufactured housing community mortgage loans and other real estate debt instruments.  The executive offices of the Ladder Capital Group are located at 345 Park Avenue, 8th Floor, New York, New York 10154.

Wells Fargo Bank, National Association, Deutsche Bank AG, Cayman Islands Branch (an affiliate of Deutsche Bank Trust Company Americas and Deutsche Bank Securities Inc.) and certain other third party lenders provide warehouse financing to certain affiliates of LCF (the “LCF Financing Affiliates”) through various repurchase facilities.  Ladder Holdings guarantees certain obligations of the LCF Financing Affiliates under those repurchase facilities.  Most, if not all, of the LCF Mortgage Loans are (or, as of the securitization closing date, may be) subject to such repurchase facilities.  If such is the case at the time the Certificates are issued, then LCF will use the proceeds from its sale of the LCF Mortgage Loans to the Depositor to, among other things, acquire the warehoused LCF Mortgage Loans from the LCF Financing Affiliates, and the LCF Financing Affiliates will, in turn, use the funds that they receive from LCF to, among other things, reacquire the warehoused LCF Mortgage Loans from the repurchase agreement counterparties free and clear of any liens.  As of January 24, 2014, Wells Fargo Bank, National Association is the repurchase agreement counterparty with respect to one (1) LCF Mortgage Loan, having a Cut-off Date Principal Balance of $6,872,965, representing approximately 0.5% of the Cut-off Date Pool Balance, although such numbers may change prior to the closing of this securitization transaction.  In addition, Wells Fargo Bank, National Association is the interim custodian with respect to the loan documents for all of the LCF Mortgage Loans.  As of January 24, 2014, Deutsche Bank AG, Cayman Islands Branch is the repurchase agreement counterparty with respect to two (2) LCF Mortgage Loans, having an aggregate Cut-off Date Principal Balance of $110,000,000, representing approximately 8.8% of the Cut-off Date Pool Balance, although such numbers may change prior to the closing of this securitization transaction.

Ladder Capital Group’s Securitization Program.  During 2010, LCF contributed approximately $329.76 million of commercial, multifamily and manufactured housing community mortgage loans to two (2) commercial mortgage securitizations.  During 2011, LCF contributed approximately $1.02 billion of commercial, multifamily and manufactured housing community mortgage loans to three (3) commercial mortgage securitizations.  During 2012, LCF contributed approximately $1.6 billion of commercial, multifamily and manufactured housing community mortgage loans to six (6) commercial mortgage securitizations.  During 2013, LCF contributed approximately $2.23 billion of commercial, multifamily and manufactured housing community mortgage loans to six (6) commercial mortgage securitizations.  LCF began securitizing such types of mortgage loans in 2010 and has not been involved in the securitization of any other types of financial assets.

The Ladder Capital Group originates, and acquires from unaffiliated third party originators, commercial, multifamily and manufactured housing community mortgage loans throughout the United States.  The following table sets forth information with respect to originations of fixed rate commercial, multifamily and manufactured housing community mortgage loans by Ladder Capital Group during the calendar years 2010, 2011, 2012 and 2013.

Originations of Fixed Rate Multifamily,
Manufactured Housing Community and Commercial Mortgage Loans

	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination
2010	48	$663,256,700
2011	65	$1,170,444,775
2012	152	$2,463,328,246
2013	120	$2,269,641,443

In connection with commercial mortgage securitization transactions in which it participates as a sponsor, LCF will generally transfer the subject mortgage loans to the applicable depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization.  In return for the transfer by the depositor to the issuing entity of those mortgage loans (together with any other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized.  In coordination with underwriters or initial purchasers and the applicable depositor, LCF works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

LCF will generally make certain representations and warranties and undertake certain loan document delivery requirements with respect to the mortgage loans that it contributes to a commercial mortgage securitization; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, LCF will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission.  LCF has limited assets with which to effect any such repurchase or substitution or make any such estimated loss reimbursement payment.  However, as is the case in this securitization, Ladder Holdings will often guarantee LCF’s payment obligations in connection with a repurchase or substitution of a defective mortgage loan resulting from, or the making of an estimated loss reimbursement payment related to, any such breach of representation or warranty or defective or missing loan documentation.  Notwithstanding the existence of any such guarantee, no assurance can be provided that Ladder Holdings or LCF will have the financial ability to repurchase or replace, or to make an estimated loss reimbursement payment with respect to, a defective mortgage loan, and no other member of the Ladder Capital Group will be responsible for doing so if Ladder Holdings and LCF both fail with respect to their obligations.

No member of the Ladder Capital Group acts as a servicer of the commercial, multifamily and manufactured housing community mortgage loans that LCF or its affiliates originates, acquires or securitizes.  Instead, LCF sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers.  Wells Fargo Bank, National Association acts as interim servicer with respect to all of the LCF Mortgage Loans.

Ladder Capital Group’s Underwriting Guidelines and Processes

Each of the LCF Mortgage Loans was originated by LCF or one of its affiliates.  Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial, multifamily and manufactured housing community mortgage loans originated by LCF and its affiliates for securitization.

Notwithstanding the discussion below, given the unique nature of commercial, multifamily and manufactured housing community mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial, multifamily or manufactured housing community mortgage loan may significantly differ from one loan to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial, multifamily or manufactured housing community mortgage loan originated by LCF or one of its affiliates will conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular LCF Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this free writing prospectus and “Annex C-2—Exceptions to Mortgage Loan Representations and Warranties” in this free writing prospectus.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial, multifamily and manufactured housing community mortgage loan.  The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches.  Such searches are limited in the time periods that they cover, and often cover no more than the prior 10-year period.  Furthermore, in the case of equity holders in the borrowers, such searches would generally be conducted only as to equity holders with at least a 20% interest in the subject borrower or that control the subject borrower.  The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases.  The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained.  Generally, the originator also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property.  The submarket in which the property is located is assessed to evaluate the competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial, multifamily and manufactured housing community mortgage loan to be originated must be approved by a loan committee that includes senior personnel from the Ladder Capital Group.  The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio.  The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan.  With respect to loans originated for securitization, the Ladder Capital Group’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 80.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by the Ladder Capital Group and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan.  However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral.  For example, when calculating the debt service coverage ratio for a commercial, multifamily or manufactured housing community mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized.  There is no assurance that the foregoing assumptions made with respect to any prospective commercial, multifamily or manufactured housing community mortgage loan will, in fact, be consistent with actual property performance.  Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements.  Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.  A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt.  Certain mortgage loans originated by LCF or one of its affiliates may have or permit in the future certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt.  It is possible that a member of the Ladder Capital Group may be the lender on that additional subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

Assessments of Property Condition.  As part of the underwriting process, the property assessments and reports described below will typically be obtained:

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Appraisals.  Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.  In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

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Environmental Assessment.  In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan.  However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized.  Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained.  Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances.  Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

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Engineering Assessment.  In connection with the origination process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems.  Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance. An engineering assessment may not be conducted with respect to a mortgaged property that lacks material improvements owned by the related borrower.

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Seismic Report.  Generally, a seismic report is required for all properties located in seismic zones 3 or 4.  A seismic study may not be conducted with respect to a mortgaged property that lacks material improvements owned by the related borrower.

Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by the originator in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

Title Insurance.  The borrower is required to provide, and the Ladder Capital Group or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are permitted to obtain insurance or self-insure, or where another third party unrelated to the applicable borrower (such as a condominium association, franchisor or third party property manager, if applicable) is permitted to obtain insurance, or the subject mortgaged property is covered by a blanket policy (which may have been obtained by an affiliate of the related borrower), the Ladder Capital Group typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property.  If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism.

Generally, except in certain instances where sole or significant tenants (which may include ground tenants) are permitted to obtain insurance or self-insure, or where another third party unrelated to the applicable borrower (such as a condominium association, franchisor or third party property manager, if applicable) is permitted to obtain insurance, or the subject mortgaged property is covered by a blanket policy (which may have been obtained by an affiliate of the related borrower), each of the mortgage loans requires that the related borrower maintain: (i) coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates (although in many cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance); (ii) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders; and (iii) business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the probable maximum loss (“PML”) or scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance.  In connection with the origination of a commercial, multifamily or manufactured housing community mortgage loan, the originator will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, the Ladder Capital Group may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance or a non-recourse carveout in the related loan documents with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, the Ladder Capital Group may require the borrower to remediate such violation and, subject to the discussion under “—Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements.  Based on the originator’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions (depending on the property type), deferred maintenance and/or environmental remediation.  A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve.  Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan originated by a member of the Ladder Capital Group.  In certain cases, these reserves may be released to the borrower upon satisfaction of certain conditions in the related loan documents that may include, but are not limited to, achievement of leasing matters, achieving a specified debt service coverage ratio or debt yield or satisfying other conditions.  Furthermore, the Ladder Capital Group may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.  In some cases, the Ladder Capital Group may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.  In some cases, the Ladder Capital Group may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated by the Ladder Capital Group are as follows:

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Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly or to reimburse the landlord/borrower for the payment of such taxes or to deliver to the landlord/borrower funds for purposes of paying such taxes in advance of their due date, (iii) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow or reserve or (iv) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee relating to the payment of real estate taxes.

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Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower or an affiliate maintains a blanket insurance policy covering the subject mortgaged property, (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is permitted to maintain the insurance or to self-insure, (iv) if and to the extent that another third party unrelated to the applicable borrower (such as a condominium association, franchisor or third party property manager, if applicable) is permitted to maintain the insurance, (v) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow or reserve or (vi) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee relating to the payment of insurance premiums.

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Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan and may be required to be funded either at loan origination and/or during the related mortgage loan term and/or after the occurrence and during the continuance of a specified trigger event.  Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if and to the extent a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, (ii) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the related costs and expenses, (iii) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve, or (iv) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow or reserve.

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Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or after the occurrence and during the continuance of a specified trigger event to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the related costs and expenses, (iii) if the rent for the space in question is considered below market, or (iv) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

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Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor, a key principal or an affiliate of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

●	Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount typically equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the LCF Mortgage Loans, please see Annex A-1 to this free writing prospectus.

Exceptions

Notwithstanding the discussion under “—Ladder Capital Group’s Underwriting Guidelines and Processes” above, one or more of the LCF Mortgage Loans may vary from, or do not comply with, Ladder Capital Group’s underwriting guidelines described above.  In addition, in the case of one or more of the LCF Mortgage Loans, LCF or another originator may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors.  For any material exceptions to Ladder Capital Group’s underwriting guidelines described above in respect of the LCF Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this free writing prospectus.

Review of LCF Mortgage Loans

Overview.  LCF has conducted a review of the LCF Mortgage Loans in connection with the securitization described in this free writing prospectus.  The review of the LCF Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of Ladder Capital Group (the “Ladder Capital Review Team”).  The review procedures described below were employed with respect to all of the LCF Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this free writing prospectus.  No sampling procedures were used in the review process.

Database.  To prepare for securitization, members of the Ladder Capital Review Team created a database of loan-level and property-level information, and prepared an asset summary report, relating to each LCF Mortgage Loan.  The database and the respective asset summary reports were compiled from, among other sources, the related loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Ladder Capital Review Team during the underwriting process.  After origination of each LCF Mortgage Loan, the Ladder Capital Review Team updated the information in the database and the related asset summary report with respect to such LCF Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Ladder Capital Review Team.

A data tape (the “LCF Data Tape”) containing detailed information regarding each LCF Mortgage Loan was created from the information in the database referred to in the prior paragraph. The LCF Data Tape was used to provide the numerical information regarding the LCF Mortgage Loans in this free writing prospectus.

Data Comparisons and Recalculation.  The Depositor, on behalf of LCF, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by LCF, relating to information in this free writing prospectus regarding the LCF Mortgage Loans.  These procedures included:

●	comparing the information in the LCF Data Tape against various source documents provided by LCF;

●	comparing numerical information regarding the LCF Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the LCF Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the LCF Mortgage Loans disclosed in this free writing prospectus.

Legal Review.  The Ladder Capital Group engaged various law firms to conduct certain legal reviews of the LCF Mortgage Loans for disclosure in this free writing prospectus.  In anticipation of the securitization of the LCF Mortgage Loans, the Ladder Capital Group’s origination counsel for each LCF Mortgage Loan reviewed the representations and warranties set forth on Annex C-1 to this free writing prospectus and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the LCF Mortgage Loans. Such assistance included, among other things, (i) a review of the Ladder Capital Group’s asset summary report for each LCF Mortgage Loan with a Cut-off Date Principal Balance of $10 million or more, (ii) a review of a due diligence questionnaire regarding the LCF Mortgage Loans prepared by the Ladder Capital Group, (iii) a review of various statistical data tapes prepared by the Ladder Capital Group, (iv) a review of the representation and warranty exception reports referred to above relating to certain of the LCF Mortgage Loans prepared by origination counsel, and (v) the review of select provisions in certain loan documents with respect to certain of the LCF Mortgage Loans.

Origination counsel or securitization counsel also assisted in the preparation of the individual LCF Mortgage Loan summaries set forth on Annex B to this free writing prospectus based on their respective reviews of the related asset summary reports and the pertinent sections of the related Mortgage Loan documents.

Other Review Procedures.  With respect to any material pending litigation of which the Ladder Capital Group was aware at the origination of any LCF Mortgage Loan, the Ladder Capital Group requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.  If the Ladder Capital Group became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any LCF Mortgage Loan, the Ladder Capital Group obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The Ladder Capital Review Team also reviewed the LCF Mortgage Loans to determine, with the assistance of counsel engaged in connection with this securitization, whether any LCF Mortgage Loan materially deviated from the underwriting guidelines described under “—Ladder Capital Group’s Underwriting Guidelines and Processes” above.

Findings and Conclusions.  Based on the foregoing review procedures, Ladder Capital Group determined that the disclosure regarding the LCF Mortgage Loans in this free writing prospectus is accurate in all material respects.  Ladder Capital Group also determined that the LCF Mortgage Loans were originated in accordance with Ladder Capital Group’s origination procedures and underwriting criteria described under “—Ladder Capital Group’s Underwriting Guidelines and Processes— Exceptions” above, except as described under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this free writing prospectus.  LCF attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Compliance with Rule 15Ga-1 under the Exchange Act

As of the date of this free writing prospectus, LCF most recently filed a Form ABS-15G on February 14, 2013.  LCF’s Central Index Key number is 0001541468.  With respect to the period from and including January 1, 2011 to and including September 30, 2013, LCF does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

The information set forth under “—Ladder Capital Finance LLC” has been provided by Ladder Capital Finance LLC.

Rialto Mortgage Finance, LLC

General

Rialto Mortgage Finance, LLC, a Delaware limited liability company formed in April 2013 (“Rialto Mortgage”), is wholly-owned by Rialto Capital Management, LLC, a Delaware limited liability company that was formed in January 2009.  The executive offices of Rialto Mortgage are located at 600 Madison Avenue, 12th Floor, New York, New York 10022.

Rialto Mortgage’s Securitization Program

As a sponsor and mortgage loan seller, Rialto Mortgage originates and acquires commercial real estate mortgage loans with a general focus on stabilized income-producing properties.  All of the Mortgage Loans being sold to the Depositor by Rialto Mortgage (the “Rialto Mortgage Loans”) were originated by Rialto Mortgage.  This is the fifth commercial real estate debt investment securitization to which Rialto Mortgage is contributing commercial real estate debt investments.  The commercial real estate debt investments originated and acquired by Rialto Mortgage may include mortgage loans, mezzanine loans, B notes, participation interests, rake bonds, subordinate mortgage loans and preferred equity investments.

Neither Rialto Mortgage nor any of its affiliates will insure or guarantee distributions on the Certificates.  The Certificateholders will have no rights or remedies against Rialto Mortgage for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of representations and warranties made by Rialto Mortgage in the applicable Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus.

Rialto Mortgage’s Underwriting Standards and Loan Analysis

Each of the Mortgage Loans originated by Rialto Mortgage was generally originated in accordance with the underwriting criteria described below.  Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan.  These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines.

Loan Analysis.  Generally, Rialto Mortgage performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan.  In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references.  In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property.  Each report is reviewed for acceptability by a real estate finance credit officer of Rialto Mortgage.  The borrower’s and property manager’s experience and presence in the subject market are also reviewed.  Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval.  All mortgage loans must be approved by a credit committee that includes two officers of Rialto Mortgage, two officers of Rialto Capital Management LLC and one officer of Lennar Corporation.  If deemed appropriate, a member of the real estate team will visit the subject property.  The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis.  Prior to origination of a loan, Rialto Mortgage typically performs, or causes to be performed, site inspections at each property.  Depending on the property type, such inspections generally include an evaluation of one or more of the following:  functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas.  Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan to Value Ratio.  Rialto Mortgage typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended.  The loan to value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal.  In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio.  In connection with the origination of an asset, Rialto Mortgage will analyze whether cash flow expected to be derived from the related real property will be sufficient to make the required payments under that transaction over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured directly or indirectly by, or that in the future may be secured directly or indirectly by, the related real property. The debt service coverage ratio is an important measure of the likelihood of default on a particular asset. In general, the debt service coverage ratio at any given time is the ratio of—

●	the amount of income, net of expenses and required reserves, derived or expected to be derived from the related real property for a given period, to

●
the scheduled payments of principal and interest during that given period on the subject asset and any other loans that are secured by liens of senior or equal priority on, or otherwise have a senior or equal entitlement to be repaid from the income generated by, the related real property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property.  Accordingly, based on such subjective assumptions and analysis, there can be no assurance that the underwriting analysis of any particular asset will conform to the foregoing in every respect or to any similar analysis which may be performed by other persons or entities.  For example, when calculating the debt service coverage ratio for a particular asset, Rialto Mortgage may utilize net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy.  There is no assurance that such assumptions made with respect to any asset or the related real property will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for assets originated by Rialto Mortgage, calculated as described above, will be subject to a minimum standard at origination (generally equal to or greater than 1.20x); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, the associated loan-to-value ratio (as described below), reserves or other factors.  For example, Rialto Mortgage may originate an asset with a debt service coverage ratio below the minimum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, Rialto Mortgage’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Loan-to-Value Ratio.  Rialto Mortgage also looks at the loan-to-value ratio of a prospective investment related to multi-family or commercial real estate as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default.  In general, the loan-to-value ratio of an asset related to multi-family or commercial real estate at any given time is the ratio, expressed as a percentage, of:

●	the then-outstanding principal balance of the asset and any other loans that are secured (directly or indirectly) by liens of senior or equal priority on the related real property, to

●	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for assets originated by Rialto Mortgage, calculated as described above, will be subject to a maximum standard at origination (generally less than or equal to 80%); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, debt service coverage, reserves or other factors.  For example, Rialto Mortgage may originate a multifamily or commercial real estate loan with a loan-to-value ratio above the maximum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, Rialto Mortgage’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Additional Debt.  When underwriting an asset, Rialto Mortgage will take into account whether the related real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject asset.  It is possible that Rialto Mortgage or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it for investment or future sale.

The debt service coverage ratios at origination described above under “—Debt Service Coverage Ratio” and the loan-to-value ratios at origination described above under “—Loan-to-Value Ratio” may be significantly below the minimum standard and/or significantly above the maximum standard, respectively, when calculated taking into account the existence of additional debt secured directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition.  As part of the origination and underwriting process, Rialto Mortgage will analyze the condition of the real property for a prospective asset.  To aid in that analysis, Rialto Mortgage may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property reports described below.

Appraisal Report.  Rialto Mortgage will in most cases obtain an appraisal or an update of an existing appraisal from an independent appraiser that is state certified, belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser.  The appraisal reports are conducted in accordance with the Uniform Standards of Professional Appraisal Practices and the appraisal report (or a separate letter accompanying the report) will include a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, were followed in preparing the appraisal report.

Environmental Report.  Rialto Mortgage requires that an environmental consultant prepare a Phase I environmental report or that an update of a prior environmental report, a transaction screen or a desktop review is prepared with respect to the real property related to the asset.  Alternatively, Rialto Mortgage may forego an environmental report in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee.  Depending on the findings of the initial environmental report, Rialto Mortgage may require additional record searches or environmental testing, such as a Phase II environmental report with respect to the subject real property.  In certain cases where an environmental report discloses the existence of, or potential for, adverse environmental conditions, including as a result of the activities of identified tenants, adjacent property owners or previous owners of the subject real property, the related borrower may be required to establish operations and maintenance plans, monitor the real property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or environmental insurance policies.

Engineering Report.  Rialto Mortgage generally requires that an engineering firm inspect the real property related to the asset to assess and prepare a report regarding the structure, exterior walls, roofing, interior structure, mechanical systems and/or electrical systems.  In some cases, engineering reports are based on, and limited to, information available through visual inspection. Rialto Mortgage will consider the engineering report in connection with determining whether to address any recommended repairs, corrections or replacements in connection with origination and whether any identified deferred maintenance should be addressed in connection with origination.  In some cases, Rialto Mortgage uses conclusions in the engineering reports in connection with making a determination about the necessity for escrows related to repairs and the continued maintenance of the real property.

Seismic Report.  If the real property related to an asset consists of improvements located in seismic zones 3 or 4, Rialto Mortgage generally requires a seismic report from an engineering firm to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake.  Generally, if a seismic report concludes that the related real property is estimated to have a probably maximum loss or scenario expected loss in excess of 20%, Rialto Mortgage may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price.

Zoning and Building Code Compliance.  In connection with the origination of an asset related to multifamily or commercial real estate, Rialto Mortgage will generally obtain one or more of the following to consider whether the use and occupancy of the related real property is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property:  zoning reports, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.  In cases where the real property constitutes a legal nonconforming use or structure, Rialto Mortgage may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) the real property, if permitted to be repaired or restored in conformity with current law, would in Rialto Mortgage’s judgment constitute adequate security, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring, (iv) a variance or other similar change in applicable zoning restrictions is potentially available, or the applicable governing entity is unlikely to enforce the related limitations, (v) casualty insurance proceeds together with the value of any additional collateral are expected to be available in an amount estimated by Rialto Mortgage to be sufficient to pay off all relevant indebtedness in full, and/or (vi) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Escrow Requirements.  Based on its analysis of the related real property, the borrower and the principals of the borrower, Rialto Mortgage may require a borrower to fund various escrows for taxes, insurance, capital expenses, replacement reserves, re-tenanting reserves, environmental remediation and/or other matters.  Rialto Mortgage conducts a case-by-case analysis to determine the need for a particular escrow or reserve.  Consequently, the underlying documents for some assets do not contain provisions requiring the establishment of escrows and reserves, or only require the establishment of escrows and reserves in limited amounts and/or circumstances.  Furthermore, where escrows or reserves are required, Rialto Mortgage may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.  In some cases, Rialto Mortgage may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Rialto Mortgage’s evaluation of the ability of the real property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Notwithstanding the foregoing discussion, Rialto Mortgage may originate or acquire, and may have originated or acquired, real estate related loans and other investments that vary from, or do not comply with, Rialto Mortgage’s underwriting guidelines as described herein and/or such underwriting guidelines may not have been in place or may have been in place in a modified version at the time Rialto Mortgage or its affiliates originated or acquired certain assets. In addition, in some cases, Rialto Mortgage may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

Exceptions.  Notwithstanding the discussion under “—Rialto Mortgage’s Underwriting Standards and Loan Analysis” above, one or more of the Rialto Mortgage Loans may vary from, or not comply with, Rialto Mortgage’s underwriting policies and guidelines described above.  In addition, in the case of one or more of the Rialto Mortgage Loans, Rialto Mortgage or another originator may not have strictly applied the underwriting policies and guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors.  None of the Rialto Mortgage Loans were originated with any material exceptions to Rialto Mortgage’s underwriting policies, guidelines and procedures described above.

Review of the Rialto Mortgage Loans

Overview.  Rialto Mortgage has conducted a review of each of the Rialto Mortgage Loans.  This review was performed by a team comprised of real estate and securitization professionals who are employees of Rialto Mortgage or one or more of its affiliates (the “Rialto Mortgage Review Team”).  The review procedures described below were employed with respect to the Rialto Mortgage Loans.  No sampling procedures were used in the review process.  Rialto Mortgage is the Mortgage Loan Seller with respect to sixteen (16) Mortgage Loans.

Set forth below is a discussion of certain current general guidelines of Rialto Mortgage generally applicable with respect to Rialto Mortgage’s underwriting analysis of multi-family and commercial real estate properties which serve as the direct or indirect source of repayment for commercial real estate debt originated by Rialto Mortgage.  All or a portion of the underwriting guidelines described below may not be applied exactly as described below at the time a particular asset is originated by Rialto Mortgage.

Database.  To prepare for securitization, members of the Rialto Mortgage Review Team reviewed a database of loan-level and property-level information relating to the Rialto Mortgage Loans.  The database was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, zoning reports, insurance review summaries, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Rialto Mortgage Review Team during the underwriting process.  Prior to securitization of the Rialto Mortgage Loans, the Rialto Mortgage Review Team may have updated the information in the database with respect to the Rialto Mortgage Loans based on updates provided by the related servicer which may include information relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Rialto Mortgage Review Team, to the extent such updates were provided to, and deemed material by, the Rialto Mortgage Review Team.  Such updates, if any, were not intended to be, and do not serve as, a re-underwriting of the Rialto Mortgage Loans.  A data tape (the “Rialto Mortgage Data Tape”) containing detailed information regarding the Rialto Mortgage Loans was created from the information in the database referred to above.  The Rialto Mortgage Data Tape was used to provide the numerical information regarding the Rialto Mortgage Loans in this free writing prospectus.

Data Comparison and Recalculation.  The Depositor, on behalf of Rialto Mortgage, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by Rialto Mortgage and relating to information in this free writing prospectus regarding the Rialto Mortgage Loans.  These procedures included:

●	comparing the information in the Rialto Mortgage Data Tape against various source documents provided by Rialto Mortgage;

●
comparing numerical information regarding the Rialto Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the information contained in the Rialto Mortgage Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Rialto Mortgage Loans disclosed in this free writing prospectus.

Legal Review.  Rialto Mortgage engaged legal counsel to conduct certain legal reviews of the Rialto Mortgage Loans for disclosure in this free writing prospectus.  In anticipation of the securitization described in this free writing prospectus, Rialto Mortgage’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties.  Rialto Mortgage’s origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Rialto Mortgage Loans.  Such assistance included, among other things, (i) a review of certain of Rialto Mortgage’s asset summary reports, (ii) the review of the representations and warranties and exception reports referred to above relating to the Rialto Mortgage Loans prepared by origination counsel, (iii) the review of, and assistance in the completion by the Rialto Mortgage Review Team of, a Due Diligence Questionnaire relating to the Rialto Mortgage Loans and (iv) the review of certain provisions in loan documents with respect to the Rialto Mortgage Loans.

Other Review Procedures.  The Rialto Mortgage Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed each Rialto Mortgage Loan to determine whether it materially deviated from the underwriting guidelines set forth under “—Rialto Mortgage’s Underwriting Standards and Loan Analysis” above.

Findings and Conclusions.  Based on the foregoing review procedures, Rialto Mortgage determined that the disclosure regarding the Rialto Mortgage Loans in this free writing prospectus is accurate in all material respects.  Rialto Mortgage also determined that the Rialto Mortgage Loans were not originated with any material exceptions from Rialto Mortgage’s underwriting guidelines and procedures, except as described above under “—Rialto Mortgage’s Underwriting Standards and Loan Analysis—Underwriting Exceptions” above.  Rialto Mortgage attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Compliance with Rule 15Ga-1 under the Exchange Act

Rialto Mortgage most recently filed a Form ABS-15G on November 15, 2013.  Rialto Mortgage’s Central Index Key number is 0001592182.  With respect to the period from and including January 1, 2011 to and including December 31, 2013, Rialto Mortgage does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

The information set forth under “—Rialto Mortgage Finance, LLC” has been provided by Rialto Mortgage.

The Royal Bank of Scotland

General.  The Royal Bank of Scotland, as used herein, refers to two affiliated companies (together, “The Royal Bank of Scotland”):  The Royal Bank of Scotland plc, which is selling five (5) Mortgage Loans representing approximately 8.9% of the Cut-off Date Pool Balance, and RBS Financial Products Inc., which is selling four (4) Mortgage Loans representing approximately 2.7% of the Cut-off Date Pool Balance.  The Royal Bank of Scotland plc is a public company registered in Scotland and wholly-owned subsidiary of The Royal Bank of Scotland Group plc. RBS Financial Products Inc. is a Delaware corporation and a wholly-owned subsidiary of RBS Holdings USA Inc. The Royal Bank of Scotland plc is a direct subsidiary of The Royal Bank of Scotland Group plc and RBS Financial Products Inc. is an indirect subsidiary of The Royal Bank of Scotland Group plc. The Royal Bank of Scotland Group plc is a public company registered in Scotland that is engaged in a wide range of banking, financial and finance-related activities in the United Kingdom and internationally.  The Royal Bank of Scotland plc and RBS Financial Products Inc. are also affiliates of RBS Securities Inc., one of the underwriters.  The principal offices of The Royal Bank of Scotland in the United States are located at 600 Washington Boulevard, Stamford, Connecticut 06901, telephone number (203) 897-2700.

The Royal Bank of Scotland’s Commercial Mortgage Securitization Program.  The Royal Bank of Scotland plc has been engaged in commercial mortgage securitization in the United States since approximately 2009 and RBS Financial Products Inc. has been engaged in commercial mortgage lending since its formation in 1990.  The vast majority of mortgage loans originated by The Royal Bank of Scotland are intended to be either sold through securitization transactions in which The Royal Bank of Scotland acts as a Sponsor or sold to third parties in individual loan sale transactions.  The following is a general description of the types of commercial mortgage loans that The Royal Bank of Scotland originates:

●
Fixed rate mortgage loans generally having maturities between five and ten years and secured by commercial real estate such as office, retail, hospitality, multifamily, residential, healthcare, self storage and industrial properties.  These loans are The Royal Bank of Scotland’s principal loan product and are primarily originated for the purpose of securitization.

●
Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties.  These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.

●	Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization by The Royal Bank of Scotland and are sold in individual loan sale transactions.

In general, The Royal Bank of Scotland does not hold the loans it originates until maturity.

The Royal Bank of Scotland originates mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing Trust Fund.  In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria.  The Royal Bank of Scotland’s role also includes engaging third-party service providers such as a master servicer, a special servicer, the trustee and the certificate administrator, and engaging the rating agencies.  In coordination with the underwriters for the related offering, The Royal Bank of Scotland works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

Neither The Royal Bank of Scotland nor any of its affiliates act as servicer of the commercial mortgage loans in its securitization transactions.  Instead, The Royal Bank of Scotland and/or the depositor contracts with other entities to service the mortgage loans in the securitization transactions.

The Royal Bank of Scotland affiliates commenced selling mortgage loans into securitizations in 1998.  During the period commencing on January 1, 1998 and ending on December 31, 2013, The Royal Bank of Scotland affiliates were the sponsors of 56 commercial mortgage-backed securitization transactions.  Approximately $48.7 billion of the mortgage loans included in those transactions were originated by The Royal Bank of Scotland.

The following tables set forth information with respect to originations and securitizations of fixed rate and floating rate commercial and multifamily mortgage loans by The Royal Bank of Scotland affiliates for the years ending on December 31, 2010, 2011, 2012 and 2013.

Fixed Rate Commercial Loans

Year	Aggregate Principal Balance of Fixed Rate Loans Securitized by The Royal Bank of Scotland (approximate)
2013	$4,560,838,347
2012	$2,284,836,866
2011	$2,091,364,407
2010	$237,100,000

Floating Rate Commercial Loans

Year	Aggregate Principal Balance of Floating Rate Loans Securitized by The Royal Bank of Scotland (approximate)
2013	$253,333,333
2012	$0
2011	$0
2010	$0

The Royal Bank of Scotland’s Underwriting Standards

Each of the mortgage loans originated by The Royal Bank of Scotland was generally originated in accordance with the underwriting criteria described below.  Each lending situation is unique, however, and the facts and circumstances surrounding a particular Mortgage Loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan.  These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines.  The Royal Bank of Scotland originates mortgage loans principally for securitization.

General.  The Royal Bank of Scotland originates commercial mortgage loans from its headquarters in Stamford, Connecticut as well as from its origination offices in Chicago, Illinois, Irvine and Los Angeles, California and Atlanta, Georgia.  Bankers within the origination group focus on sourcing, structuring, underwriting and performing due diligence on their loans.  Bankers within the structured finance group work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria.  All mortgage loans must be approved by at least two or more members of The Royal Bank of Scotland’s credit committee, depending on the size of the mortgage loan.

Loan Analysis.  Generally, The Royal Bank of Scotland performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan.  In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references.  In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property.  Each report is reviewed for acceptability by a real estate finance credit officer of The Royal Bank of Scotland.  The borrower’s and property manager’s experience and presence in the subject market are also reviewed.  Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval.  All mortgage loans must be approved by an independent credit officer with the appropriate level of approval authority for the size of the loan together with approval from either the Head of Commercial Real Estate Securitization or more senior management depending upon the size of the loan.  Larger loans are reviewed and approved by more senior credit officers and more senior management.  If deemed appropriate, a member of the real estate team within the credit department will visit the subject property.  The credit officer may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis.  Prior to origination of a loan, The Royal Bank of Scotland typically performs, or causes to be performed, site inspections at each property.  Depending on the property type, such inspections generally include an evaluation of one or more of the following:  functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas.  Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-Value Ratio.  The Royal Bank of Scotland typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended.  The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal.  In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio and LTV Ratio.  The Royal Bank of Scotland’s underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios.  A loan-to-value ratio generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate is considered.  The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance.  However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by The Royal Bank of Scotland may vary from these guidelines.

Escrow Requirements.  Generally, The Royal Bank of Scotland requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves.  In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender.  Generally, the required escrows for mortgage loans originated by The Royal Bank of Scotland are as follows (see Annex A-1 to this free writing prospectus for instances in which reserves were not taken):

●
Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments.  The Royal Bank of Scotland may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).

●
Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums.  The Royal Bank of Scotland may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., less than 60%).

●
Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years.  The Royal Bank of Scotland relies on information provided by an independent engineer to make this determination.  The Royal Bank of Scotland may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).

●
Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary.  Upon funding of the applicable mortgage loan, The Royal Bank of Scotland generally requires that at least 115% - 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan.  The Royal Bank of Scotland may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, or (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation.

●
Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term.  To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.  The Royal Bank of Scotland may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of investment grade tenants who do not have termination rights under their leases, (iii) where rents at the mortgaged property are considered to be significantly below market, (iv) where no material leases expire within the mortgage loan term, or (v) where there is a low loan-to-value ratio (i.e., less than 60%).

Environmental Report.  The Royal Bank of Scotland generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an approved environmental firm.  The Royal Bank of Scotland or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions.  In cases in which the Phase I site assessment identifies any such conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, The Royal Bank of Scotland generally requires the borrower to conduct remediation activities, or to establish an operations and maintenance plan or to place funds in escrow to be used to address any required remediation.

Physical Condition Report.  The Royal Bank of Scotland generally obtains a current physical condition report (“PCR”) for each mortgaged property prepared by an approved structural engineering firm.  The Royal Bank of Scotland, or an agent, typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan.  In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, The Royal Bank of Scotland often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.

Title Insurance Policy.  The borrower is required to provide, and The Royal Bank of Scotland or its counsel typically will review, a title insurance policy for each property.  The title insurance policies provided typically must meet the following requirements:  (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association (“ALTA”) form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance.  The Royal Bank of Scotland typically requires the borrower to provide one or more of the following insurance policies:  (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance.  In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Other Factors.  Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Exceptions.  Notwithstanding the discussion above, one or more of the Mortgage Loans originated by The Royal Bank of Scotland may vary from, or do not comply with, The Royal Bank of Scotland’s underwriting guidelines described above.  In addition, in the case of one or more of the mortgage loans, The Royal Bank of Scotland or another originator may not have strictly applied the underwriting guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors.  None of the Mortgage Loans originated by The Royal Bank of Scotland were originated with any material exceptions to The Royal Bank of Scotland’s underwriting guidelines and procedures.

Review of Mortgage Loans for Which The Royal Bank of Scotland is the Sponsor

Overview.  In connection with the securitization described in this free writing prospectus, The Royal Bank of Scotland, as a sponsor of this offering, has conducted a review of the Mortgage Loans it is selling to the Depositor designed and effected to provide reasonable assurance that the disclosure related to such Mortgage Loans is accurate in all material respects.  The Royal Bank of Scotland determined the nature, extent and timing of the review and the level of assistance provided by any third parties.  The review of The Royal Bank of Scotland’s Mortgage Loans was conducted as described below with respect to each of those Mortgage Loans.  The review of The Royal Bank of Scotland’s mortgage loans was performed by a deal team comprised of real estate and securitization professionals who are employees and contractors of The Royal Bank of Scotland or its affiliates (collectively, “The Royal Bank of Scotland Deal Team”) with the assistance of certain third parties.  The Royal Bank of Scotland has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the mortgage loans that it is selling to the Depositor and the review’s findings and conclusions.  The review procedures described below were employed with respect to all of The Royal Bank of Scotland’s Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were only relevant to the large loan disclosures in this free writing prospectus, as further described below.

Database.  To prepare for securitization, members of The Royal Bank of Scotland Deal Team created a database of loan-level and property-level information, and prepared an asset summary report, regarding each of The Royal Bank of Scotland’s mortgage loans.  The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by The Royal Bank of Scotland during the underwriting process.  After origination of each of The Royal Bank of Scotland’s Mortgage Loans, The Royal Bank of Scotland Deal Team may have updated the information in the database and the related asset summary report with respect to The Royal Bank of Scotland Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of The Royal Bank of Scotland Deal Team.  Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (“The Royal Bank of Scotland Data Tape”) containing detailed information regarding each of The Royal Bank of Scotland’s Mortgage Loans was created from the information in the database referred to in the prior paragraph.  The Royal Bank of Scotland Data Tape was used by The Royal Bank of Scotland Deal Team to provide the numerical information regarding The Royal Bank of Scotland’s Mortgage Loans in this free writing prospectus.

Data Comparisons and Recalculation.  The Depositor, on behalf of The Royal Bank of Scotland, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by The Royal Bank of Scotland, relating to information in this free writing prospectus regarding The Royal Bank of Scotland’s Mortgage Loans.  These procedures included:

●	comparing the information in The Royal Bank of Scotland Data Tape against various source documents provided by The Royal Bank of Scotland;

●
comparing numerical information regarding The Royal Bank of Scotland’s Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the information contained in The Royal Bank of Scotland Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to The Royal Bank of Scotland’s Mortgage Loans disclosed in this free writing prospectus.

Legal Review.  The Royal Bank of Scotland engaged various law firms to conduct certain legal reviews of The Royal Bank of Scotland’s Mortgage Loans for disclosure in this free writing prospectus.  In anticipation of the securitization of the mortgage loans originated by The Royal Bank of Scotland, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from The Royal Bank of Scotland’s standard form loan documents.  In addition, origination counsel for each mortgage loan reviewed The Royal Bank of Scotland’s representations and warranties set forth on Annex C-1 to this free writing prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of The Royal Bank of Scotland’s Mortgage Loans.  Such assistance included, among other things, (i) a review of sections of the mortgage loan documents that deviate materially from The Royal Bank of Scotland’s standard form documents, as identified by The Royal Bank of Scotland and origination counsel, (ii) a review of the asset summary reports and the loan summaries prepared by The Royal Bank of Scotland relating to its Mortgage Loans, and (iii) a review of a due diligence questionnaire completed by the origination counsel.

The Royal Bank of Scotland prepared, and both originating counsel and securitization counsel reviewed, the loan summaries for The Royal Bank of Scotland’s Mortgage Loans included in the 10 largest Mortgage Loans in the Mortgage Pool, and the abbreviated loan summaries for The Royal Bank of Scotland’s Mortgage Loans included in the next 5 largest Mortgage Loans in the Mortgage Pool, which loan summaries and abbreviated loan summaries are incorporated in “Summaries of the Fifteen Largest Mortgage Loans” in the attached Annex A-3 to this free writing prospectus.

Other Review Procedures.  With respect to any pending litigation that existed at the origination of any of The Royal Bank of Scotland’s Mortgage Loans, The Royal Bank of Scotland requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.  In connection with the origination of each Mortgage Loan originated by The Royal Bank of Scotland, The Royal Bank of Scotland, together with origination counsel, conducted a search with respect to each borrower under the related Mortgage Loan to determine whether it filed for bankruptcy.  If The Royal Bank of Scotland became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing one of its Mortgage Loans, The Royal Bank of Scotland obtained information on the status of the Mortgaged Property from the related borrower to confirm that there was no material damage to the Mortgaged Property.

Additionally, with respect to each Mortgage Loan originated by The Royal Bank of Scotland, The Royal Bank of Scotland Deal Team also consulted with the applicable The Royal Bank of Scotland mortgage loan origination team to confirm that each of The Royal Bank of Scotland’s Mortgage Loans was originated in compliance with the origination and underwriting criteria described above under “—The Royal Bank of Scotland’s Underwriting Standards,” as well as to identify any material deviations from those origination and underwriting criteria.  See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” above.

Findings and Conclusions.  The Royal Bank of Scotland found and concluded with reasonable assurance that the disclosure regarding each Mortgage Loan to be sold to us by The Royal Bank of Scotland in this free writing prospectus is accurate in all material respects.  The Royal Bank of Scotland also found and concluded with reasonable assurance that The Royal Bank of Scotland’s Mortgage Loans were originated in accordance with The Royal Bank of Scotland’s origination procedures and underwriting criteria.

Neither The Royal Bank of Scotland nor any of its affiliates will insure or guarantee distributions on the Certificates.  The Certificateholders will have no rights or remedies against The Royal Bank of Scotland for any losses or other claims in connection with the Certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by The Royal Bank of Scotland in the related Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus.

Repurchase Requests

As of the date of this free writing prospectus, The Royal Bank of Scotland plc filed its most recent Form ABS-15G with the SEC on February 13, 2013.  Such Form ABS-15G is available electronically though the SEC’s EDGAR system.  The Central Index Key number of The Royal Bank of Scotland plc is 0000729153.  With respect to the period from and including January 1, 2011, to and including December 31, 2013, The Royal Bank of Scotland plc does not have any activity to report as required by Rule 15Ga-1 with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

As of the date of this free writing prospectus, RBS Financial Products Inc. filed its most recent Form ABS-15G with the SEC on November 14, 2013.  Such Form ABS-15G is available electronically though the SEC’s EDGAR system.  The Central Index Key number of RBS Financial Products Inc. is 0001541615.  With respect to the period from and including January 1, 2011, to and including December 31, 2013, RBS Financial Products Inc. does not have any activity to report as required by Rule 15Ga-1 with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

The information set forth under “—The Royal Bank of Scotland” has been provided by The Royal Bank of Scotland.

Compensation of the Sponsors

In connection with the offering and sale of the Certificates contemplated by this free writing prospectus, the Sponsors (directly or through affiliates of the Sponsors) will be compensated for the sale of their respective Mortgage Loans in an amount generally equal to the excess, if any, of:

(a)           the sum of any proceeds received from the sale of the Certificates to investors (whether or not in this offering) and the sale of servicing rights to Wells Fargo Bank, National Association for the servicing of those Mortgage Loans and the Serviced Pari Passu Companion Loans (including primary servicing rights, if any, retained by a Sponsor), over

(b)           the sum of certain costs and expenses of originating or acquiring the Mortgage Loans and certain costs and expenses related to the issuance, offering and sale of the Certificates as generally described in this free writing prospectus.

In the case of the Mortgage Loans as to which Wells Fargo Bank, National Association is the Master Servicer, the mortgage servicing rights (including primary servicing rights, if any, retained by a Sponsor) will be sold to the Master Servicer for a price based on the value of the master servicing fees to be paid to such Master Servicer with respect to each Mortgage Loan and the value of the right to earn income on investments on amounts held by such Master Servicer with respect to the Mortgage Loans.

The Trustee

Deutsche Bank Trust Company America (“DBTCA”) is a New York banking corporation with its offices located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust Administration - WF1414, and its telephone number is (714) 247-6000.  DBTCA and its affiliates have provided corporate trust services since 1991.  DBTCA and its affiliates have previously been appointed to the role of trustee for over 1,900 mortgage-backed transactions.  As of January 17, 2014, DBTCA and its affiliates have been appointed to act as trustee or certificate administrator on 74 series of commercial mortgage-backed securities with an aggregate principal balance of approximately $64.9 billion.  In its capacity as trustee on commercial-mortgage securitizations, DBTCA is generally required to make an advance if the related master servicer or special servicer fails to make a required advance.  In the past three years, DBTCA, as trustee has not been required to make an advance on a commercial mortgage-backed securities transaction.  DBTCA has no pending legal proceedings that would materially affect its ability to perform its duties as Trustee on behalf of the Certificateholders.

The foregoing information has been provided by DBTCA.  None of the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trust Advisor, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The Certificate Administrator, Tax Administrator, Certificate Registrar and Custodian

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as certificate administrator, tax administrator, certificate registrar, and custodian under the Pooling and Servicing Agreement (the “Certificate Administrator”).

Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company.  A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.4 trillion in assets and 275,000 employees as of June 30, 2013, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally.  Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.  The Depositor, the Sponsors, the Master Servicer, the Special Servicer, the Trustee, the Trust Advisor and the Mortgage Loan Sellers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates.  Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045 1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Under the terms of the Pooling and Servicing Agreement, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports.  As Certificate Administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC and grantor trust tax returns on behalf of the trust REMICs and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the Issuing Entity.  Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997.  As of June 30, 2013, Wells Fargo Bank was acting as securities administrator with respect to more than $276 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian (the “Custodian”) of the mortgage files pursuant to and subject to the pooling and servicing agreement.  In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee for the benefit of the Certificateholders.  Wells Fargo Bank maintains each mortgage file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management.  Files are segregated by transaction or investor.  Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years.  Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota.  As of June 30, 2013, Wells Fargo Bank was acting as custodian of more than 65,000 commercial mortgage files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by a Sponsor or an affiliate of a Sponsor, and one or more of those mortgage loans may be included in the Trust.  The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

The assessment of compliance with applicable servicing criteria for the twelve months ended December 31, 2012, furnished pursuant to Item 1122 of Regulation AB by the Corporate Trust Services division of Wells Fargo Bank (the “2012 Wells Corporate Trust Assessment”), discloses that material instances of noncompliance occurred with respect to the servicing criteria described in Items 1122(d)(3)(i)(B) and 1122(d)(3)(ii) of Regulation AB. Specifically, with respect to certain residential mortgage backed securities (“RMBS”) transactions in its platform, there were (i) payment errors that occurred during the Period that, when considered in the aggregate, led to Wells Fargo’s determination that there was a material instance of noncompliance for its platform with respect to Item 1122(d)(3)(i)(B) of Regulation AB (“Payment Errors”), and (ii) reporting errors that occurred during the Period that, when considered in the aggregate, led to Wells Fargo’s determination that there was a material instance of noncompliance for its platform with respect to Item 1122(d)(3)(ii) of Regulation AB (“Reporting Errors”).

The 2012 Wells Corporate Trust Assessment discloses that the identified Payment Errors and Reporting Errors that contributed to management’s determination that there were material instances of noncompliance for the platform were limited to certain RMBS transactions in the platform. There were no identified payment errors or reporting errors for CMBS transactions like the transaction described herein that contributed to management’s determination that there were material instances of noncompliance for the platform.

The 2012 Wells Corporate Trust Assessment further discloses that the identified Payment Errors and Reporting Errors on such RMBS transactions were attributable to certain failures in processes relating to waterfall calculations and reporting that, although adapted over time, still insufficiently addressed the impact of the unprecedented levels of collateral degradation in RMBS transactions on the calculation of principal and interest payments and losses and associated investor reporting.

The 2012 Wells Corporate Trust Assessment also discloses that (i) appropriate actions have been taken or are in the process of being taken to remediate the identified Payment Errors and Reporting Errors, and (ii) adjustments have been or will be made to the waterfall calculations and other operational processes and quality control measures applied to the RMBS transactions in Wells Fargo’s platform to minimize the risk of future payment and reporting errors.

The 2012 Wells Corporate Trust Assessment was attached to Form 10-K filings for certain transactions in Wells Fargo’s platform that were subject to the reporting requirements of the Securities Exchange Act of 1934.

The information set forth under this sub-heading has been provided by Wells Fargo Bank.  None of the depositor, the underwriters or any other person, other than Wells Fargo Bank, makes any representation or warranty as to the accuracy or completeness of such information.

The Master Servicer

Wells Fargo Bank, National Association

Wells Fargo Bank will act as the master servicer under the Pooling and Servicing Agreement for all of the Mortgage Loans to be deposited into the Trust Fund (in such capacity, the “Master Servicer”).  Wells Fargo Bank is a national banking association organized under the laws of the United States of America, and is a wholly-owned direct and indirect subsidiary of Wells Fargo & Company.  On December 31, 2008, Wells Fargo & Company acquired Wachovia Corporation, the owner of Wachovia Bank, National Association (“Wachovia”), and Wachovia Corporation merged with and into Wells Fargo & Company.  On March 20, 2010, Wachovia merged with and into Wells Fargo Bank.  Like Wells Fargo Bank, Wachovia acted as master servicer of securitized commercial and multifamily mortgage loans and, following the merger of the holding companies, Wells Fargo Bank and Wachovia integrated their two servicing platforms under a senior management team that is a combination of both legacy Wells Fargo Bank managers and legacy Wachovia managers.

Wells Fargo Bank is also a Sponsor, an Originator, a Mortgage Loan Seller, the Certificate Administrator, the tax administrator, the custodian and the certificate registrar under this securitization and a master servicer, the certificate administrator, the tax administrator, the certificate registrar and the custodian under the WFRBS 2013-C18 securitization and an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the Depositor, and of Wells Fargo Securities, LLC, an underwriter.  Wells Fargo Bank is also the initial holder of two of the AmericasMart Pari Passu Companion Loans that have not yet been included in a securitization trust.  Wells Fargo Bank is the purchaser under repurchase agreements with each of LCF and Rialto Mortgage or, in any such case, with a wholly-owned subsidiary or other affiliate of the subject Mortgage Loan Seller, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by LCF and its affiliates or Rialto Mortgage.  Pursuant to certain interim servicing agreements between Wells Fargo Bank, on the one hand, and LCF and certain affiliates of LCF, a Mortgage Loan Seller and a Sponsor, on the other hand, Wells Fargo Bank acts as interim servicer with respect to certain mortgage loans owned by LCF and those affiliates of LCF (subject to the repurchase facility described above in this paragraph and/or similar financing arrangements) from time to time, including, prior to their inclusion in the Trust Fund, most of the Mortgage Loans to be transferred by LCF to the Depositor.  There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any Mortgage Loan being transferred by LCF that is serviced by Wells Fargo Bank prior to its inclusion in the Trust Fund.  Pursuant to certain interim servicing agreements between Wells Fargo Bank and Rialto Mortgage and certain affiliates of Rialto Mortgage, Wells Fargo Bank acts from time to time as primary servicer with respect to mortgage loans owned by Rialto Mortgage and such affiliates (subject, in some cases, to the repurchase facility described above in this paragraph), including, prior to their inclusion in the Trust Fund, some or all of the Mortgage Loans transferred by Rialto Mortgage to the Depositor.  There are currently no outstanding servicing advances made by Wells Fargo Bank with regard to any Mortgage Loan being transferred by Rialto Mortgage that is serviced by Wells Fargo Bank prior to its inclusion in the Trust Fund.  Pursuant to an interim servicing agreement among Wells Fargo Bank, The Royal Bank of Scotland plc, and RBS Financial Products Inc., each a Sponsor, Originator and Mortgage Loan Seller and an affiliate of an underwriter, Wells Fargo Bank acts (from time to time) as primary servicer with respect to certain mortgage loans owned by The Royal Bank of Scotland plc and RBS Financial Products Inc., including, prior to their inclusion in the Trust Fund, some or all of the Mortgage Loans transferred by The Royal Bank of Scotland plc and RBS Financial Products Inc. to the Depositor.  There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any Mortgage Loan being transferred by The Royal Bank of Scotland plc or RBS Financial Products Inc. that is serviced by Wells Fargo Bank prior to its inclusion in the Trust Fund.  Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans it owns, including, prior to their inclusion in the Trust Fund, some or all of the Mortgage Loans transferred by Wells Fargo Bank.  There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any Mortgage Loan being transferred by it that is serviced by Wells Fargo Bank prior to its inclusion in the Trust Fund.  See “—Affiliations and Certain Relationships Among Certain Transaction Parties” below.

The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612.  The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC D1086-120, 550 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo Bank has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years.  Wells Fargo Bank’s primary servicing system runs on McCracken Financial Solutions Corp.’s Strategy CS software.  Wells Fargo Bank reports to trustees and certificate administrators in the CREFC® format.  The following table sets forth information about Wells Fargo Bank’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2011	As of 12/31/2012	As of 12/31/2013
By Approximate Number:	38,132	35,189	33,354
By Approximate Aggregate Unpaid Principal Balance (in billions):	$437.7	$428.5	$434.4

Within this portfolio, as of December 31, 2013, are approximately 23,971 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $357.2 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities.  In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo Bank also services whole loans for itself and a variety of investors.  The properties securing loans in Wells Fargo Bank’s servicing portfolio, as of December 31, 2013, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo Bank utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions.  This platform allows Wells Fargo Bank to process mortgage servicing activities including, but not limited to:  (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo Bank, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations.  The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo Bank’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).
Period	Approximate Securitized Master- Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2011	$340,642,112,537	$1,880,456,070	0.55%
Calendar Year 2012	$331,765,453,800	$2,133,375,220	0.64%
Calendar Year 2013	$346,011,017,466	$2,158,219,403	0.62%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wells Fargo Bank is rated by Fitch Ratings, Inc. (“Fitch”), Standard & Poor’s Ratings Services (“S&P”) and Morningstar Credit Ratings, LLC (“Morningstar”) as a primary servicer and a master servicer of commercial mortgage loans.  Wells Fargo Bank’s servicer ratings by each of these agencies are outlined below:
	Fitch	S&P	Morningstar
Primary Servicer:	CPS1-	Above Average	MOR CS1
Master Servicer:	CMS1-	Above Average	MOR CS1

The long-term deposits of Wells Fargo Bank are rated “AA-” by S&P, “Aa3” by Moody’s Investors Service, Inc. (“Moody’s”) and “AA-” by Fitch.  The short-term deposits of Wells Fargo Bank are rated “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo Bank has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event.  Wells Fargo Bank’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects.  The only significant changes in Wells Fargo Bank’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo Bank may perform any of its obligations under the Pooling and Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries.  Notwithstanding the foregoing, Wells Fargo Bank, as the Master Servicer, will remain responsible for its duties under the Pooling and Servicing Agreement.  Wells Fargo Bank may engage third-party vendors to provide technology or process efficiencies.  Wells Fargo Bank monitors its third-party vendors in compliance with its internal procedures and applicable law.  Wells Fargo Bank has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;

●	tracking and reporting of flood zone changes;

●	abstracting of leasing consent requirements contained in loan documents;

●	legal representation;

●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wells Fargo Bank;

●	performance of property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

●	Uniform Commercial Code (“UCC”) searches and filings.

Wells Fargo Bank may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans.  Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it.  Generally, all amounts received by Wells Fargo Bank on the Mortgage Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo Bank and will then be allocated and transferred to the appropriate account as described in this free writing prospectus.  On the day any amount is to be disbursed by Wells Fargo Bank, that amount is transferred to a common disbursement account prior to disbursement.

In its capacity as the Master Servicer, Wells Fargo Bank will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans.  On occasion, Wells Fargo Bank may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or otherwise.  To the extent Wells Fargo Bank performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act.  Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo Bank, or to which any property of Wells Fargo Bank is subject, that are material to the Certificateholders, nor does Wells Fargo Bank have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The information set forth under this sub-heading regarding Wells Fargo Bank has been provided by Wells Fargo Bank.

The Special Servicer

Rialto Capital Advisors, LLC

Rialto Capital Advisors, LLC, a Delaware limited liability company (“Rialto”), will initially be appointed to act as special servicer (the “Special Servicer”) and in this capacity will initially be responsible for the servicing and administration of such underlying mortgage loans that become Specially Serviced Mortgage Loans and any associated REO Properties (other than any REO Property with respect to the non-serviced Pari Passu Mortgage Loan) pursuant to the Pooling and Servicing Agreement.  Rialto maintains its principal servicing office at 790 NW 107th Avenue, 4th Floor, Miami, Florida, 33172.

Rialto has been engaged in the special servicing of commercial mortgage loans for commercial real estate securitizations since approximately May 2012.  Rialto currently has a commercial mortgage-backed securities special servicer rating of “CSS2-” by Fitch and a commercial loan special servicer ranking of “Above Average” by S&P.

Rialto is a wholly-owned subsidiary of Rialto Capital Management, LLC, a Delaware limited liability company (“RCM”).  RCM is a vertically integrated commercial real estate investment and asset manager and an indirect wholly-owned subsidiary of Lennar Corporation (“Lennar”) (NYSE:  LEN and LEN.B).  RCM is the sponsor of, and certain of its affiliates are investors in, three private equity funds and one separately managed account with an aggregate of approximately $2.6 billion of assets under management as of December 31, 2013 (collectively, the “Funds”) two of which are funds focused on distressed and value-add real estate related investments and another fund and separately managed account focused on mezzanine debt.  To date, RCM has acquired and/or is managing over $5.8 billion of non- and sub-performing real estate assets, representing over 9,700 loans.  Included in this number are approximately $3 billion in structured transactions with the Federal Deposit Insurance Corporation (“FDIC”).  RCM was also a sub-advisor and investor in an approximately $4.6 billion Public Private Investment Fund with the U.S. Department of the Treasury which was liquidated in October of 2012.

In addition, RCM has underwritten and purchased, primarily for the Funds, over $2.0 billion in face value of subordinate, newly-originated commercial mortgage-backed securities bonds in 29 different securitizations totaling approximately $33 billion in overall transaction size.  RCM has the right to appoint the special servicer for each of these transactions.

RCM has over 385 employees and is headquartered in Miami with two other main offices located in New York City and Atlanta.  In addition, the asset management platform utilizes six satellite offices located in Las Vegas, Nevada, Phoenix, Arizona, Aliso Viejo, California, Denver, Colorado, Portland, Oregon and Charlotte, North Carolina.  It is also supported in local markets by the Lennar infrastructure which provides access to over 5,500 employees across the country’s largest real estate markets.

Rialto has detailed operating policies and procedures which are reviewed at least annually and updated as appropriate.  These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act.  Rialto has developed strategies and procedures for managing delinquent loans, loans subject to bankruptcies of the borrowers and other breaches by borrowers of the underlying loan documents that are designed to maximize value from the assets for the benefit of certificateholders.  These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the related servicing standard.  The strategy pursued by Rialto for any particular property depends upon, among other things, the terms and provisions of the underlying loan documents, the jurisdiction where the underlying property is located and the condition and type of underlying property.  Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

Rialto is subject to external and internal audits and reviews.  Rialto is subject to Lennar’s internal audit reviews, typically on a semi-annual basis, which focus on specific business areas such as finance, reporting, loan asset management and REO management.  Rialto is also subject to external audits as part of the external audit of Lennar and stand-alone audits of the FDIC transactions and the Funds.  As part of such external audits, auditors perform test work and review internal controls throughout the year.  As a result of this process, Rialto has been determined to be Sarbanes-Oxley compliant.

Rialto maintains a web-based asset management system that contains performance information at the portfolio, loan and property levels on the various loan and REO assets that it services.  Additionally, Rialto has a formal, documented disaster recovery and business continuity plan which is managed by Lennar’s on-site staff.

As of December 31, 2013, Rialto and its affiliates were actively special servicing approximately 3,900 portfolio loans with a principal balance of approximately $1.5 billion and were responsible for over 1,600 portfolio REO assets with a principal balance of approximately $1.9 billion.

Rialto is also currently performing special servicing for 28 commercial real estate securitizations.  With respect to such securitization transactions, Rialto is administering approximately 2,400 assets with a principal balance of approximately $33 billion.  The asset pools specially serviced by Rialto include residential, multifamily/condo, office, retail, hotel, healthcare, industrial and other income-producing properties as well as residential and commercial land.

The table below sets forth information about Rialto’s portfolio of specially serviced commercial and multifamily mortgage loans and REO properties in commercial mortgage-backed securitization transactions as of the dates indicated:
CMBS Pools	As of December 31, 2012	As of December 31, 2013
Number of CMBS Pools Named Special Servicer	16	27
Approximate Aggregate Unpaid Principal Balance(1)	$18.9 billion	$32.4 billion
Approximate Number of Specially Serviced Loans or REO Properties(2)	19	27
Approximate Aggregate Unpaid Principal Balance of Specially Serviced Loans or REO Properties(2)	$21 million	$101 million

(1)
Includes all commercial and multifamily mortgage loans and related REO properties in Rialto’s portfolio for which Rialto is the named special servicer, regardless of whether such mortgage loans and related REO properties are, as of the specified date, specially serviced by Rialto.

(2)
Includes only those commercial and multifamily mortgage loans and related REO properties in Rialto’s portfolio for which Rialto is the named special servicer that are, as of the specified date, specially serviced by Rialto. Does not include any resolutions during the specified year.

In its capacity as the Special Servicer, Rialto will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans.  Rialto may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or otherwise.  To the extent that Rialto has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

Rialto does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it acts as special servicer.  In certain instances Rialto may have the right or be obligated to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer.

There are, to the actual current knowledge of Rialto, no special or unique factors of a material nature involved in special servicing the particular types of assets included in this securitization transaction, as compared to the types of assets specially serviced by Rialto in other commercial mortgage-backed securitization pools generally, for which Rialto has developed processes and procedures which materially differ from the processes and procedures employed by Rialto in connection with its special servicing of commercial mortgage-backed securitization pools generally.

There have not been, during the past three years, any material changes to the policies or procedures of Rialto in the servicing function it will perform under the Pooling and Servicing Agreement for assets of the same type included in this securitization transaction.  No securitization transaction in which Rialto was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of Rialto as special servicer, including as a result of a failure by Rialto to comply with the applicable servicing criteria in connection with any securitization transaction.  Rialto has not been terminated as special servicer in any securitization, either due to a servicing default or the application of a servicing performance test or trigger.  Rialto has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which Rialto is acting as special servicer.  There has been no previous disclosure of material noncompliance with the applicable servicing criteria by Rialto in connection with any securitization in which Rialto was acting as special servicer.  Rialto does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, Rialto believes that its financial condition will not have any material impact on the Mortgage Pool performance or the performance of the Certificates.

From time-to-time Rialto is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business.  Rialto does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the Pooling and Servicing Agreement.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against Rialto or of which any of its property is the subject, which are material to Certificateholders.  Rialto occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction with the exception of some outsourced base servicing functions.

In the commercial mortgage-backed securitizations in which Rialto acts as special servicer, Rialto may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Rialto’s appointment as special servicer under the Pooling and Servicing Agreement and limitations on such person’s right to replace Rialto as the special servicer.

Rialto is an affiliate of the entity expected to (i) purchase the Class E, F, G, X-C and V certificates on the closing date, (ii) be the initial Majority Subordinate Certificateholder and (iii) be appointed as the initial Subordinate Class Representative.  Rialto is also an affiliate of Rialto Mortgage Finance, LLC, a sponsor and mortgage loan seller.  Otherwise, except for Rialto acting as the Special Servicer for this securitization transaction, there are no specific relationships that are material involving or relating to this securitization transaction or the Mortgage Loans between Rialto or any of its affiliates, on the one hand, and the Issuing Entity, the Depositor, any Originator, any Mortgage Loan Seller, any Sponsor, the Master Servicer, the Certificate Administrator, Tax Administrator, Certificate Registrar and Custodian, the Trustee, any underwriter, the Trust Advisor, or any of their respective affiliates, on the other hand, that currently exist or that existed during the past two years.  In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third-party—apart from this securitization transaction—between Rialto or any of its affiliates, on the one hand, and the Issuing Entity, the Depositor, any Originator, any Mortgage Loan Seller, any Sponsor, the Master Servicer, the Certificate Administrator, Tax Administrator, Certificate Registrar and Custodian, the Trustee, any underwriter, the Trust Advisor, or any of their respective affiliates, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the Certificates.

The information set forth under this sub-heading “The Special Servicer” regarding Rialto has been provided by Rialto.

The Trust Advisor

Trimont Real Estate Advisors, Inc. (“Trimont”) will act as trust advisor under the Pooling and Servicing Agreement (in such capacity, the “Trust Advisor”).

The principal office of Trimont is located at 3424 Peachtree Road NE, Suite 2200, Atlanta, Georgia 30326 and its telephone number is (404) 420-5600. Trimont also has offices located in Irvine, California, New York, New York, London, England and Hoevelaken, The Netherlands.

Trimont provides services to real estate lenders and investors on both debt and equity investments. Its core services include asset management, loan servicing, asset servicing, due diligence, defeasance services, underwriting services and portfolio risk analysis. Trimont is rated by S&P as Commercial Mortgage Special Servicer (Above Average) and Construction Loan Servicer (Strong), by Fitch as a Primary Servicer (CPS2) and Special Servicer (CSS2) and by Kroll Bond Rating Agency, Inc. as Primary Servicer (Pass) and Special Servicer (Pass).

Trimont has been named operating advisor or trust advisor on over 20 commercial mortgage-backed securities transactions with an aggregate original principal loan balance exceeding $25 billion (not including the subject transaction). The collateral for the loans has included multifamily, office, retail, hospitality and other income-producing properties.

Trimont has operating procedures across the various servicing functions to maintain compliance with its servicing obligations and servicing standards under Trimont’s servicing agreements, including procedures for managing delinquent and specially serviced loans. There have been no material changes to Trimont’s policies or procedures in the past three years that would have a material effect on the current transaction. The policies and procedures are reviewed annually and centrally managed. Furthermore, Trimont’s disaster recovery plan is reviewed annually.

As of September 30, 2013, Trimont was special servicing approximately 565 loans and REO (securitized and non-securitized) with an aggregate outstanding principal balance of approximately $1 billion. Trimont has been named special servicer on 33 commercial mortgage-backed securities transactions with an aggregate original principal loan balance of approximately $32 billion. The collateral for the loans has included multifamily, office, retail, hospitality and other income-producing properties. Trimont was first named as a special servicer in a commercial mortgage-backed securities transaction in 1998.

No commercial mortgage-backed securities transaction involving commercial or multifamily mortgage loans in which Trimont was acting as primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Trimont as primary servicer or special servicer, including as a result of Trimont’s failure to comply with the applicable servicing criteria in connection with any commercial mortgage-backed securities transaction.

From time to time, Trimont is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Trimont does not believe that any such lawsuits or legal proceedings, individually or in the aggregate, would be material to Certificateholders.

Trimont is not an affiliate of the Depositor, the underwriters, the Issuing Entity, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, or the Sponsors.

The information set forth under this sub-heading has been provided by Trimont.

Affiliations and Certain Relationships Among Certain Transaction Parties

In this section, we describe affiliations and relationships between a legal entity that is a party to this securitization transaction, on the one hand, and any separate legal entity that is a material party to this securitization transaction, on the other.  Each of the entities described below may have conflicts of interest that arise from circumstances other than its affiliation with another party to the securitization.  In this section, we do not describe all the conflicts of interest that a party to the securitization may have.  For additional information regarding conflicts of interest, see the “Risk Factors” section of this free writing prospectus.

Wells Fargo Bank, a Sponsor, Originator and Mortgage Loan Seller, is also the Master Servicer, the Certificate Administrator, the tax administrator, the custodian, the certificate registrar under this securitization and a master servicer, the certificate administrator, the tax administrator, the certificate registrar and the custodian under the WFRBS 2013-C18 securitization and an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the Depositor, and of Wells Fargo Securities, LLC, one of the underwriters.

Wells Fargo Bank provides warehouse financing to one of the LCF Financing Affiliates through a repurchase facility.  Ladder Holdings guarantees certain obligations of such LCF Financing Affiliate under that repurchase facility.  As of January 24, 2014, one (1) LCF Mortgage Loan, having a Cut-off Date Principal Balance of $6,872,965, representing approximately 0.5% of the Cut-off Date Pool Balance, is subject to such repurchase facility, although such numbers may change prior to the closing of this securitization transaction.  If such is the case at the time the Certificates are issued, then LCF will use the proceeds from the sale of such LCF Mortgage Loan to the Depositor to, among other things, reacquire such LCF Mortgage Loan (indirectly through the applicable LCF Financing Affiliate) from Wells Fargo Bank as the repurchase agreement counterparty, free and clear of any liens.  As a result of the foregoing, this securitization transaction will substantially reduce the economic exposure of Wells Fargo Bank to the Mortgage Loans that are to be transferred by Ladder Capital Finance LLC to the Depositor.

Deutsche Bank AG, Cayman Islands (an affiliate of Deutsche Bank Trust Company Americas and Deutsche Bank Securities Inc.) provides warehouse financing to one of the LCF Financing Affiliates through a repurchase facility.  Ladder Holdings guarantees certain obligations of such LCF Financing Affiliate under that repurchase facility.  As of January 24, 2014, two (2) LCF Mortgage Loans, having an aggregate Cut-off Date Principal Balance of $110,000,000, representing approximately 8.8% of the Cut-off Date Pool Balance, are subject to such repurchase facility, although such numbers may change prior to the closing of this securitization transaction.  If such is the case at the time the Certificates are issued, then LCF will use the proceeds from the sale of such LCF Mortgage Loans to the Depositor to, among other things, reacquire such LCF Mortgage Loans (indirectly through the applicable LCF Financing Affiliate) from Deutsche Bank AG, Cayman Islands as the repurchase agreement counterparty, free and clear of any liens.  As a result of the foregoing, this securitization transaction will substantially reduce the economic exposure of Deutsche Bank AG, Cayman Islands to the Mortgage Loans that are to be transferred by Ladder Capital Finance LLC to the Depositor.

In the case of the repurchase facility provided to Rialto Mortgage Finance, LLC, Wells Fargo Bank has agreed to purchase mortgage loans from Rialto Mortgage Finance, LLC on a revolving basis.  The dollar amount of the Rialto Mortgage Loans expected to be subject to that repurchase facility is projected to equal, as of the Cut-off Date, approximately $203,801,951.  Proceeds received by Rialto Mortgage Finance, LLC in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank the Rialto Mortgage Loans subject to that repurchase facility, which Mortgage Loans will be transferred to the Depositor free and clear of any liens.

As a result of the matters discussed above, this securitization transaction will substantially reduce the economic exposure of Wells Fargo Bank to the Mortgage Loans that are to be transferred by Ladder Capital Finance LLC and Rialto Mortgage Finance, LLC, respectively, to the Depositor.

Wells Fargo Bank is the initial holder of two of the AmericasMart Pari Passu Companion Loans, each in the original principal amount of $70,000,000.  While Wells Fargo Bank currently intends to sell each of such Pari Passu Companion Loans into a future commercial mortgage-backed securitization transaction, there can be no assurance that any such sale will ultimately occur.  See “Description of the Mortgage Pool—Subordinate and/or Other Financing” and “—Split Loan Structures” in this free writing prospectus.

Wells Fargo Bank is the interim custodian of the loan files for all of the LCF Mortgage Loans and the Rialto Mortgage Loans.

While Wells Fargo Bank may have undertaken some evaluation of the Mortgage Loans originated by such Mortgage Loan Sellers, any such review was undertaken by it solely for the purpose of determining whether such Mortgage Loans were eligible for financing under the terms of the related warehouse financing and was unrelated to this offering.  In addition, we cannot assure you that such review was undertaken and, if undertaken, any such review was limited in scope to that specific purpose.  The related Mortgage Loan Sellers are solely responsible for the underwriting of their Mortgage Loans, as well as the Mortgage Loan representations and warranties related thereto.

Pursuant to certain interim servicing agreements between LCF and certain of its affiliates, on the one hand, and Wells Fargo Bank, on the other hand, Wells Fargo Bank acts as interim servicer with respect to certain mortgage loans owned from time to time by LCF and those affiliates thereof, including, prior to their inclusion in the issuing entity, eighteen (18) of the LCF Mortgage Loans, having an aggregate Cut-off Date Principal Balance of $359,974,382, representing approximately 28.7% of the Cut-off Date Pool Balance.  In addition, Wells Fargo Bank is the interim custodian with respect to the loan documents for all of the LCF Mortgage Loans, having an aggregate Cut-off Date Principal Balance of $366,847,347, representing approximately 29.2% of the Cut-off Date Pool Balance.

Pursuant to certain interim servicing agreements among Wells Fargo Bank and Rialto Mortgage, a Sponsor and Mortgage Loan Seller, and certain affiliates of Rialto Mortgage, Wells Fargo Bank acts (from time to time) as primary servicer with respect to mortgage loans owned by Rialto Mortgage and such affiliates (subject, in some cases, to the repurchase facility described above), including, prior to their inclusion in the Trust Fund, some or all of the Rialto Mortgage Loans.

Deutsche Bank Trust Company Americas is the trustee under this securitization and the WFRBS 2013-C18 securitization and an affiliate of Deutsche Bank Securities Inc., one of the underwriters.

Ladder Capital Finance LLC, a Sponsor, Originator and Mortgage Loan Seller, Ladder Capital Finance I LLC, an Originator, and Ladder Capital Finance Holdings LLLP are all affiliated with each other.  Ladder Capital Finance LLC or an affiliate thereof is also the initial holder of the PennCap Portfolio pari passu companion loan.  While Ladder Capital Finance LLC currently intends to sell the PennCap Portfolio pari passu companion loan into a future commercial mortgage-backed securitization transaction, there can be no assurance that any such sale will ultimately occur.  In addition, there can be no assurance that Pari Passu Companion Loan will not be subdivided.

In the case of the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Canadian Pacific Plaza, which secures a Mortgage Loan representing approximately 3.2% of the Cut-off Date Pool Balance, the related Mortgage Loan Seller (LCF) is an affiliate of an entity that directly or indirectly owns a 90% equity interest in the related borrower.  The related Mortgage Loan described above in this paragraph was originated by LCF or an affiliate thereof.  Such Mortgage Loan may contain certain terms that are more favorable to the subject borrower than would have been the case if the originating lender had not been an affiliate of the subject borrower.  In particular, the related loan documents (i) permit, without lender’s consent, certain transfers and pledges of direct and indirect interests in the related borrower to, and to entities under the control of, Ladder Capital Finance Holdings LLLP (the indirect parent of Ladder Capital Finance LLC), a successor thereto and persons or entities satisfying the criteria set forth in the related loan documents, (ii) permit the related borrower to prepay the mortgage loan in an amount necessary to satisfy the minimum debt service coverage ratio requirements under the related loan documents in order to avoid the commencement of a cash management sweep period, without the requirement of payment of yield maintenance or any other prepayment penalty or premium, and (iii) provide that terrorism insurance coverage may be capped at the amount of coverage that can be obtained at a premium equal to 1.5 times the then-current all-risk insurance policy premium (excluding terrorism insurance coverage).

In the case of the Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as PennCap Portfolio, representing approximately 7.2% of the Cut-off Date Pool Balance, a mezzanine loan in the amount of $14,900,000 as of the Cut-off Date, and secured by 100% of the equity interests in the related mortgage borrower, is held by an affiliate of the related Mortgage Loan Seller (LCF) and the related originator (LCF or an affiliate thereof).

In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as West Side Mall, representing approximately 2.0% of the Cut-off Date Pool Balance, a mezzanine loan in the amount of $2,000,000 as of the Cut-off Date, and secured by 100% of the equity interests in the related mortgage borrower, is held by an affiliate of the related Mortgage Loan Seller (LCF) and the related originator (LCF or an affiliate thereof).

The Royal Bank of Scotland plc and RBS Financial Products Inc. are affiliates and each of them is a Sponsor, Originator and Mortgage Loan Seller, and an affiliate of RBS Securities Inc., one of the underwriters.  Pursuant to an interim servicing agreement among Wells Fargo Bank, which is also a Sponsor, Originator, Mortgage Loan Seller, the Certificate Administrator, the Custodian, the Certificate Registrar, the Master Servicer and an affiliate of an underwriter and the Depositor, The Royal Bank of Scotland plc and RBS Financial Products Inc., Wells Fargo Bank acts (from time to time) as primary servicer with respect to mortgage loans owned by The Royal Bank of Scotland plc and RBS Financial Products Inc., including, prior to their inclusion in the Trust Fund, some or all of the Mortgage Loans transferred by The Royal Bank of Scotland plc and RBS Financial Products Inc. to the Depositor.  In addition, Wells Fargo Bank is the interim custodian of the loan files for all of the Mortgage Loans transferred by The Royal Bank of Scotland.

In the case of certain Mortgage Loans, a mezzanine loan secured by equity interests in the related borrower may be held by the related Mortgage Loan Seller.  See “Description of the Mortgage Pool—Subordinate and/or Other Financing.”

Rialto Capital Advisors, LLC, the Special Servicer and Rialto Mortgage Finance, LLC, a Sponsor, Mortgage Loan Seller and Originator, are affiliated with each other.  Rialto Mortgage Finance, LLC and Rialto Capital Advisors, LLC are each an affiliate of the entity expected to (a) purchase the Class E, F, G, X-C and V certificates on the Closing Date, (b) become the initial Majority Subordinate Certificateholder and (c) be appointed as the initial Subordinate Class Representative.

See “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” and “—The Master Servicer” and “—The Special Servicer” in this free writing prospectus and “The Depositor” and “The Sponsor” in the accompanying prospectus.

DESCRIPTION OF THE OFFERED CERTIFICATES

General

The Certificates will be issued on the Closing Date pursuant to the Pooling and Servicing Agreement and will consist of 19 classes (each, a “Class”). Some of the provisions of the Offered Certificates and the Pooling and Servicing Agreement are described in this “Description of the Offered Certificates” section of this free writing prospectus. For additional detailed information regarding the terms of the Pooling and Servicing Agreement and the Offered Certificates, you should refer to the section in this free writing prospectus titled “Servicing of the Mortgage Loans and Administration of the Trust Fund” and to the sections in the accompanying prospectus titled “Description of the Certificates” and “Description of the Pooling and Servicing Agreements”.

The Certificates collectively will represent the entire beneficial ownership interest in a Trust Fund consisting primarily of:

●	the Mortgage Loans;

●	any and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date, in each case exclusive of payments of principal, interest and other amounts due on or before that date;

●	the mortgage loan documents for the Mortgage Loans (insofar as they are required to be delivered to the Custodian on behalf of the Trustee);

●	certain rights with respect to the Mortgage Loans granted to us under the Mortgage Loan Purchase Agreements;

●
any Mortgaged Property that is acquired for the benefit of the registered holder of a Certificate (a “Certificateholder”) through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding Mortgage Loan (upon acquisition, each, an “REO Property”, which such REO Property includes (a) with respect to any Non-Serviced Loan Combination, any interest in the related “REO Property” acquired with respect to such Non-Serviced Loan Combination pursuant to the WFRBS 2013-C18 Pooling and Servicing Agreement by or on behalf of the Trust Fund with respect to such Non-Serviced Loan Combination and (b) with respect to the Serviced Loan Combination, the Trust’s interest therein (but not the pro rata interest of the related Serviced Pari Passu Companion Loan holder); and

●
those funds or assets as from time to time are deposited in the Collection Account described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Collection Account” in this free writing prospectus, the REO Account as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—REO Account”, the Distribution Account described under “—Distribution Account” below or the Interest Reserve Account described under “—Interest Reserve Account” below.

The Certificates will consist of the Class A-1, A-2, A-3, A-4, A-5, A-SB, X-A, X-B, X-C, A-S, B, C, PEX, D, E, F, G, V and R Certificates (collectively, the “Certificates”):

●
the Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S, X-A, X-B, B, C and PEX Certificates, which are the Classes of Certificates that are offered by this free writing prospectus (collectively, the “Offered Certificates”); and

●	the Class X-C, D, E, F, G, V and R Certificates, which are the Classes of Certificates that—

1.	will be retained or privately placed by us, and

2.	are not offered by this free writing prospectus.

●
On the Closing Date, the Trust will also issue uncertificated regular interests in REMIC III referred to in this free writing prospectus as the “Class A-S Regular Interest”, the “Class B Regular Interest” and the “Class C Regular Interest”, and collectively, the “Regular Interests”. The Regular Interests are not offered by this free writing prospectus.

None of the Class X-C, D, E, F, G, V or R Certificates or the Class A-S, B or C Regular Interests are being offered by this free writing prospectus and any information presented in this free writing prospectus with respect to such Certificates or Regular Interest is provided solely to enhance a prospective purchaser’s understanding of the Offered Certificates.

Certificate Principal Balances and Certificate Notional Amounts

The Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S, B, C, PEX, D, E, F and G Certificates are the only Certificates that will have principal balances and are sometimes referred to as the principal balance certificates (collectively, the “Principal Balance Certificates”). The aggregate principal balance of each Class of Principal Balance Certificates will represent the total distributions of principal to which the holders of that Class are entitled over time out of payments and other collections on the assets of the Trust Fund. Accordingly, on each distribution date, the principal balance of each of these Classes will be reduced by any principal distributions actually made with respect to that Certificate on that distribution date. See “—Distributions” below. On any particular distribution date, the principal balance of each of these Classes of Certificates may also be permanently reduced, without any corresponding distribution, in connection with losses on the Mortgage Loans and default-related and otherwise unanticipated Trust Fund expenses. Notwithstanding the provisions described above, the principal balance of a Class of Principal Balance Certificates (and therefore the notional amount of the Class X-A, X-B or X-C Certificates, as applicable) may be reinstated under limited circumstances in connection with a recovery of amounts that had previously been determined to constitute nonrecoverable advances. See “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below.

The Class A-S, Class B and C Certificates may be exchanged for Class PEX Certificates, and Class PEX Certificates may be exchanged for Class A-S, B and C Certificates, in each case only in the manner described under “—Exchanges of Exchangeable Certificates and Class PEX Certificates” in this free writing prospectus. The Class A-S, B, C and PEX Certificates are sometimes collectively referred to herein as the “Exchangeable Certificates”.

The Class A-S Regular Interest, Class B Regular Interest and Class C Regular Interest will have principal balances equal to the initial principal balances of the Class A-S, B and C Certificates, respectively. The Class A-S, B, C and PEX Certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such Regular Interests. Each of the Class A-S, B and C Certificates will, at all times, represent a beneficial interest in a percentage of the outstanding principal balance of the Class A-S, B and C Regular Interests, respectively. The Class PEX Certificates will, at all times, represent a beneficial interest in the remaining percentages of the outstanding principal balances of the Class A-S, B and C Regular Interests. We sometimes refer to the Class PEX Certificates’ beneficial interests in the Class A-S, B and C Regular Interests as the “Class A-S component”, “Class B component” and “Class C component” of the Class PEX Certificates.

Following any exchange of Class A-S, B and C Certificates for Class PEX Certificates or any exchange of Class PEX Certificates for Class A-S, B and C Certificates as described herein, the percentage interest of the outstanding principal balances of the Class A-S, B and C Regular Interests that is represented by the Class A-S, B and C Certificates, on the one hand, and the Class PEX Certificates, on the other hand, will be increased or decreased accordingly. The initial aggregate certificate principal balance of the Class A-S, B and C Certificates on the cover page represents the principal balance of such classes without giving effect to any exchange. The principal balance of the Class PEX Certificates on the cover page is equal to the aggregate of the principal balances of the Class A-S, B and C Certificates and represents the maximum principal balance of the Class PEX Certificates that could be issued in an exchange. The principal balance of each of the Class A-S, B and C Regular Interests will equal the aggregate of the applicable percentage interests of the Class A-S, B and C Certificates, respectively, and each of the related components of the Class PEX Certificates. The principal balances of the Class A-S, B and C Certificates to be issued on the Closing Date will be reduced, in required proportions, by an amount equal to the principal balance of the Class PEX Certificates issued on the Closing Date.

The respective notional amounts of the Class X-A, X-B and X-C Certificates will each be comprised of components that correspond to respective Classes of Principal Balance Certificates and the Class A-S, Class B and Class C Regular Interests, as applicable. The notional amount of the Class X-A Certificates will be comprised of seven (7) components corresponding to the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and the Class A-S Regular Interest. The notional amount of the Class X-B Certificates will be comprised of three (3) components corresponding to the Class D Certificates and the Class B and Class C Regular Interests. The notional amount of the Class X-C Certificates will be comprised of three (3) components corresponding to the Class E, F and G Certificates. Each component of the Class X-A, X-B or X-C Certificates will have a notional amount equal to the aggregate principal balance of its corresponding Classes of Principal Balance Certificates or Regular Interests, as applicable, from time to time. Accordingly, for purposes of calculating the amount of accrued interest with respect to those Certificates, the Class X-A Certificates will have an aggregate notional amount equal to the aggregate principal balance of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and the Class A-S Regular Interest outstanding from time to time, the Class X-B Certificates will have a notional amount equal to the principal balance of the Class D Certificates and the Class B and Class C Regular Interests outstanding from time to time and the Class X-C Certificates will have a notional amount equal to the aggregate principal balance of the Class E, F and G Certificates outstanding from time to time.

The Class R Certificates will not have a principal balance or notional amount. They will be residual interest Certificates. The holders of the Class R Certificates are not expected to receive any material payments.

The Class V Certificates will not have a principal balance or notional amount and will only be entitled to receive Excess Interest on the ARD Loans (including any Capitalized Excess Interest).

In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any Principal Balance Certificate from time to time, you may multiply the original principal balance of that Certificate as of the Closing Date, as specified on the face of that Certificate, by the then-applicable certificate factor for the relevant Class. The certificate factor for any Class of Principal Balance Certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding aggregate principal balance of that Class, and the denominator of which will be the original aggregate principal balance of that Class. Certificate factors will be reported monthly in the Certificate Administrator’s report.

“Excess Interest” with respect to each ARD Loan is the interest accrued on such Mortgage Loan after the Anticipated Repayment Date allocable to the difference between the Revised Rate and the sum of the Mortgage Pass-Through Rate and the Administrative Fee Rate, plus any compound interest thereon, to the extent permitted by law.

Exchanges of Exchangeable Certificates

Exchanges. Class A-S, B and C Certificates may be exchanged for Class PEX Certificates and vice versa, in whole or in part. This process may occur repeatedly. In the event that the principal balance of the Class A-S, B, C and/or PEX Certificates is reduced to zero as a result of such Class being paid all interest and principal in full, exchanges will no longer be permissible. With respect to any exchange, each of the Class A-S, B and C Certificates will be required in order to exchange such Certificates for Class PEX Certificates, using the initial principal balances of the individual Certificates being exchanged (rather than the outstanding principal balance), in each case, in the applicable Exchange Proportion (defined below). This Exchange Proportion is based on the initial principal balances of the Classes (rather than the outstanding principal balances). The aggregate principal balance of the Certificates (with each Class rounded to the nearest whole dollar) received in an exchange, immediately after the exchange, must equal the aggregate principal balance of the Certificates (with each Class rounded to the nearest whole dollar) surrendered for exchange immediately prior to such exchange.

An “Exchange Proportion” consists of Class A-S, B and C certificates with original certificate principal balances (regardless of current certificate principal balance) that represent approximately 42.66%, 36.36% and 20.98%, respectively, of the aggregate original certificate principal balances of all Class A-S, B and C certificates involved in the exchange.

The Class PEX Certificates will only receive distributions of interest, principal, Prepayment Premiums and Yield Maintenance Charges that are allocated to the Class A-S, B and C Certificates exchanged for such Class PEX Certificates. Any Realized Losses or other shortfalls, including as a result of Appraisal Reduction Events, allocated to Class A-S, B and C Certificates that were exchanged for Class PEX Certificates will be borne by such Class PEX Certificates. See “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below.

For a discussion of the federal income tax consequences of the acquisition, ownership and disposition of the Exchangeable Certificates, see “Material Federal Income Tax Consequences—Taxation of the Exchangeable Certificates.”

Procedures and Fees. If a Certificateholder wishes to exchange Class A-S, B and C Certificates for Class PEX Certificates, or Class PEX Certificates for Class A-S, B and C Certificates, such Certificateholder must notify the Certificate Administrator in writing or by e-mail at cts.cmbs.bond.admin@wellsfargo.com no later than 3 business days prior to the proposed date of such exchange (the “Exchange Date”). The Exchange Date can be any business day other than the first or last business day of the month, subject to satisfaction of the Certificate Administrator. In addition, the Certificateholder must provide notice on the Certificateholder’s letterhead, which notice must carry a medallion stamp guarantee and set forth the following information:  the CUSIP numbers of the Class A-S, B and C Certificates to be exchanged and the Class PEX Certificates to be received (or vice versa), the principal balance of the Class A-S, B and C (or Class PEX) Certificates to be exchanged, the Certificateholder’s DTC participant number and the proposed Exchange Date. The Certificateholder and the Certificate Administrator will utilize the “deposit and withdrawal system” at DTC to exchange the Certificates.

The principal and interest entitlements of the Certificates received must equal the entitlements of the Certificates surrendered. The notice of exchange will become irrevocable on the 2nd business day before the proposed Exchange Date.

In connection with each exchange, the Certificateholder must pay any fees charged by DTC or any successor depository, and such fees must be received by the Certificate Administrator prior to the Exchange Date or such exchange will not be effected. The first distribution on Class A-S, B and C Certificates, or Class PEX Certificates, as applicable, will be made in the month following the month of exchange to the Certificateholder of record as of the applicable record date for such Certificate. Neither the Certificate Administrator nor the Depositor will have any obligation to ensure the availability of the applicable Certificates to accomplish any exchange.

Distribution Account

General. The Certificate Administrator must establish and maintain an account (the “Distribution Account”) in which it will hold funds pending their distribution on the Certificates and from which it will make those distributions. That Distribution Account is required to be maintained in the name of the Certificate Administrator on behalf of the Trustee for the benefit of the Certificateholders and in a manner and with a depository institution that satisfies the standards of each of the Rating Agencies for securitizations similar to the one involving the Offered Certificates. One or more subaccounts of the Distribution Account will be established to account separately for the deposits and distributions with respect to REMIC I, REMIC II, REMIC III, the portion of the Trust that holds the Class A-S, B and C Regular Interests and the portion of the Trust that holds the Excess Interest.

Deposits. On the business day prior to each distribution date, the Master Servicer will be required to remit to the Certificate Administrator for deposit in the Distribution Account the following funds:

●
All payments and other collections on the Mortgage Loans and any REO Properties in the Trust Fund that are then on deposit in the Collection Account, exclusive of any portion of those payments and other collections that represents one or more of the following:

1.	monthly debt service payments due on a Due Date in a collection period subsequent to the collection period related to the subject distribution date;

2.	payments and other collections received by or on behalf of the Trust Fund after the end of the related collection period;

3.	Authorized Collection Account Withdrawals, including—

(a)
amounts payable to the Master Servicer or the Special Servicer as indemnification or as compensation, including master servicing fees, special servicing fees, workout fees, liquidation fees, assumption fees, Modification Fees and, to the extent not otherwise applied to cover interest on advances, late payment charges and Default Interest,

(b)	amounts payable in reimbursement of outstanding advances, together with interest on those advances,

(c)	amounts payable with respect to other Additional Trust Fund Expenses,

(d)	amounts payable with respect to the Trust Advisor as trust advisor fees,

(e)
amounts payable to any master servicer, special servicer, certificate administrator, trustee or trust advisor with respect to reimbursement for costs or expenses, servicing advances, compensation or indemnification related to any Non-Serviced Pari Passu Mortgage Loan serviced pursuant to the WFRBS 2013-C18 securitization, and

(f)	amounts deposited in the Collection Account in error.

●	Any advances of delinquent monthly debt service payments made by the Master Servicer with respect to those Mortgage Loans for that distribution date.

●	Any payments made by the Master Servicer to cover Prepayment Interest Shortfalls incurred with respect to those Mortgage Loans during the related collection period.

See “—Advances of Delinquent Monthly Debt Service Payments” below and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Collection Account” and “—Servicing and Other Compensation and Payment of Expenses” in this free writing prospectus.

With respect to the distribution date that occurs in March of any calendar year (and if the final distribution date occurs in January (except in a leap year) or February of any year, with respect to the distribution date in such January or February), the Certificate Administrator will be required to transfer from the Interest Reserve Account, which we describe under “—Interest Reserve Account” below, to the Distribution Account the interest reserve amounts that are then being held in that Interest Reserve Account with respect to the Mortgage Loans that accrue interest on an Actual/360 Basis. For the Distribution Date in March 2014, the interest reserve amounts will include an initial deposit made on the Closing Date equal to two days’ interest (net of the Administrative Fee Rate) for each Mortgage Loan that accrues interest on an Actual/360 Basis (which additional deposit is equal to $348,365.06 in the aggregate).

The Certificate Administrator may, at its own risk, invest funds held in the Distribution Account in Permitted Investments and will be entitled to the interest and other income earned on those funds and will be obligated to make up investment losses.

“Permitted Investments” means United States Government Securities and other investment grade obligations specified in the Pooling and Servicing Agreement.

Withdrawals. The Certificate Administrator may from time to time make withdrawals from the Distribution Account for any of the following purposes (the order set forth below not constituting an order of priority for withdrawals):

●	to make distributions on the Certificates;

●
to pay itself, the tax administrator, the Master Servicer, the Special Servicer, the Depositor and the Trustee monthly fees that are described under “—Matters Regarding the Certificate Administrator and the Tax Administrator”, “The Trustee—Matters Regarding the Trustee” and “—Reports to Certificateholders; Available Information” below;

●
to pay any indemnities and reimbursements owed to itself (in each of its capacities), the Trustee and various related persons as described under “—Matters Regarding the Certificate Administrator and the Tax Administrator” below;

●	to pay for any opinions of counsel required to be obtained in connection with any amendments to the Pooling and Servicing Agreement;

●
to pay any federal, state and local taxes imposed on the Trust Fund, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the Trust Fund as described under “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates—Prohibited Transactions Tax and Other Taxes” in the accompanying prospectus and “Servicing of the Mortgage Loans and Administration of the Trust Fund—REO Account” in this free writing prospectus;

●	to pay itself net investment earnings earned on funds in the Distribution Account for each collection period;

●
to pay for the cost of recording the Pooling and Servicing Agreement in a public recording office, if determined to be beneficial to the Certificateholders and the Subordinate Class Representative consents;

●
with respect to each distribution date during February of any year and each distribution date during January of any year that is not a leap year, to transfer to the Interest Reserve Account the interest reserve amounts required to be so transferred in that month with respect to the Mortgage Loans that accrue interest on an Actual/360 Basis;

●	to pay to the person entitled thereto any amounts deposited in the Distribution Account in error; and

●	to clear and terminate the Distribution Account upon the termination of the Pooling and Servicing Agreement.

Interest Reserve Account

The Certificate Administrator must maintain an account (which may be a sub-account of the Distribution Account) (the “Interest Reserve Account”) in which it will hold the interest reserve amounts described in the next paragraph with respect to the Mortgage Loans that accrue interest on an Actual/360 Basis. That Interest Reserve Account must be maintained by the Certificate Administrator on behalf of and in the name of the Trustee for the benefit of the Certificateholders and in a manner and with a depository institution that satisfies each Rating Agency’s standards for securitizations similar to the one involving the Offered Certificates. The Certificate Administrator may, at its own risk, invest funds held in the Interest Reserve Account in Permitted Investments, and will be entitled to the interest and other income earned on those funds and will be obligated to make up investment losses.

During January, except in a leap year, and February of each calendar year, the Certificate Administrator must, on or before the distribution date in that month, withdraw from the Distribution Account and deposit in the Interest Reserve Account the interest reserve amount with respect to each of the Mortgage Loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. In general, that interest reserve amount for each of those Mortgage Loans will equal one day’s interest accrued at the related mortgage interest rate net of the Administrative Fee Rate, on the Stated Principal Balance of that Mortgage Loan as of the end of the related collection period.

In March of each calendar year (and if the final distribution date occurs in January (except in a leap year) or February of any year, in such January or February), the Certificate Administrator must, on or before the distribution date in that month, withdraw from the Interest Reserve Account and deposit in the Distribution Account any and all interest reserve amounts then on deposit in the Interest Reserve Account with respect to the Mortgage Loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the Interest Reserve Account to the Distribution Account will be included in the Available Distribution Amount for the distribution date during the month of transfer. For the Distribution Date in March 2014, the interest reserve amounts will include an initial deposit made on the Closing Date equal to two days’ interest (net of the Administrative Fee Rate) for each Mortgage Loan that accrues interest on an Actual/360 Basis (which additional deposit is equal to $348,365.06 in the aggregate).

Distributions

General. On each distribution date, the Certificate Administrator will make all distributions required to be made on the Certificates on that distribution date to the holders of record as of the close of business on the related record date, provided that the final distribution of principal and/or interest to the registered holder of any Offered Certificate will not be made until presentation and surrender of that Certificate at the location to be specified in a notice of the pendency of that final distribution.

Distributions made to a Class of Certificateholders will be allocated, pro rata, among those Certificateholders in proportion to their respective percentage interests in that Class.

In order for a Certificateholder to receive distributions by wire transfer on and after any particular distribution date, that Certificateholder must provide the Certificate Administrator with written wiring instructions no later than five days prior to the last day of the calendar month preceding the month in which that distribution date occurs. Otherwise, that Certificateholder will receive its distributions by check mailed to it.

Cede & Co. will be the registered holder of your Offered Certificates, and you will receive distributions on your Offered Certificates through DTC and its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), until physical Certificates are issued, if ever. See “—Delivery, Form and Denomination” below and “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the accompanying prospectus.

If, in connection with any distribution date, the Certificate Administrator has reported the amount of an anticipated distribution to DTC based on the expected receipt of any monthly payment based on information set forth in a report, or any monthly payment expected to be paid on the last two business days preceding such distribution date, and the related borrower fails to make such payments at such time, the Certificate Administrator will use commercially reasonable efforts to cause DTC to make the revised distribution on a timely basis on such distribution date, but we cannot assure you that DTC will be able to do so. The Certificate Administrator, the Master Servicer, the Special Servicer and the Trustee will not be liable or held responsible for any resulting delay, or claims by DTC resulting therefrom, in the making of such distribution to the Certificateholders. In addition, if the Certificate Administrator incurs out-of-pocket expenses, despite reasonable efforts to avoid or mitigate such expenses, as a consequence of a borrower failing to make such payments, the Certificate Administrator will be entitled to reimbursement from the Trust. Any such reimbursement will constitute Additional Trust Fund Expenses.

Interest Distributions. All of the Classes of the Certificates will bear interest, except for the Class R and V Certificates. The interest accrual period for each distribution date for the Offered Certificates will be the calendar month immediately preceding the month in which that distribution date occurs.

With respect to each interest-bearing Class of the Certificates (other than the Class PEX Certificates) and the Class A-S, B and C Regular Interests, interest will accrue during each interest accrual period based upon:

●	the pass-through rate for that Class and interest accrual period;

●	the aggregate principal balance or notional amount, as the case may be, of that Class outstanding immediately prior to the related distribution date; and

●	the assumption that each interest accrual period consists of 30 days and each year consists of 360 days.

The Class PEX Certificates do not have a pass-through rate, but receive distributions of interest equal to the sum of the interest that would be distributable to the Class A-S, B and C Certificates exchanged for such Class PEX Certificates.

On each distribution date, subject to the Available Distribution Amount for that date and the distribution priorities described under “—Priority of Distributions” below, the holders of each interest-bearing Class of the Certificates (other than the Class A-S, B, C and PEX Certificates) and the Class A-S, B and C Regular Interests (and, therefore, the Class A-S, B, C and/or PEX Certificates, as applicable), as described below will be entitled to receive the sum of—

●	an amount equal to:

1.	the total amount of interest accrued during the related interest accrual period with respect to that Class, reduced by

2.	the portion of any Net Aggregate Prepayment Interest Shortfall (if any) for that distribution date that is allocable to that Class as described further below, and

●	any shortfall between that amount as calculated for the prior distribution date and the amount of interest actually distributed on that Class on the prior distribution date.

“Net Aggregate Prepayment Interest Shortfall” means, with respect to any distribution date, the excess, if any, of:

●	the total Prepayment Interest Shortfalls incurred with respect to the Mortgage Loans during the related collection period; over

●	the sum of the total payments made by the Master Servicer to cover those Prepayment Interest Shortfalls.

“Prepayment Interest Shortfall” means, with respect to any Mortgage Loan (including any Non-Serviced Pari Passu Mortgage Loan) that was subject to a principal prepayment in full or in part made (or, if resulting from the application of insurance proceeds or condemnation proceeds, any other early recovery of principal received) prior to the Due Date for that Mortgage Loan in any collection period, the amount of interest, to the extent not collected from the related borrower or otherwise (without regard to any Prepayment Premium or Yield Maintenance Charge that may have been collected), not received by the Trust, that would have accrued on the amount of such principal prepayment during the period from the date to which interest was paid by the related borrower to, but not including, the related Due Date immediately following the date of the subject principal prepayment (net of related master servicing fees (and, in the case of (i) any Non-Serviced Pari Passu Mortgage Loan, net of an additional rate payable to the Other Master Servicer or Other Trust Advisor and (ii) an

ARD Loan after its Anticipated Repayment Date, net of any Excess Interest), and, further, net of any portion of that interest that represents Default Interest and/or late payment charges).

“Prepayment Interest Excess” means, with respect to any Mortgage Loan (including a Non-Serviced Pari Passu Mortgage Loan) that was subject to a principal prepayment in full or in part made (or, if resulting from the application of insurance proceeds or condemnation proceeds, any other early recovery of principal received) after the Due Date for that Mortgage Loan in any collection period, any payment of interest (net of related master servicing fees (and, in the case of any Non-Serviced Pari Passu Mortgage Loan, an additional rate payable to the Other Master Servicer)) and, further, net of any portion of that interest that represents Default Interest or Excess Interest) actually collected from the related borrower or out of such insurance proceeds or condemnation proceeds, as the case may be, and intended to cover the period from and after the Due Date to, but not including, the date of prepayment (without regard to any Prepayment Premium or Yield Maintenance Charge that may have been collected).

Notwithstanding the foregoing, the amount otherwise distributable in respect of interest on a Class of Certificates on any distribution date will be adjusted in accordance with the provisions described below:

●
In the case of the Class B and C Regular Interests (and, therefore, the Class B and C Certificates and the Class B and C components of the Class PEX Certificates) and the Class D and E Certificates, the amount otherwise distributable in respect of interest on that distribution date will be reduced by the amount of Trust Advisor Expenses allocated to that Class as described under “—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” below (which excludes Designated Trust Advisor Expenses);

●
If and to the extent that any such Trust Advisor Expenses were previously allocated to reduce the interest distributable on the Class B and/or C Regular Interests (and, therefore, on the Class B and C Certificates and the Class B and C components of the Class PEX Certificates) or the Class D Certificates on a prior distribution date, the amount otherwise distributable in respect of interest on the Class B and Class C Regular Interests (and, therefore, on the Class B and C Certificates and the Class B and C components of the Class PEX Certificates) and the Class D Certificates (in that order) will be increased (in each case, up to the amount of the Trust Advisor Expenses previously so allocated to that Class), and the amount otherwise distributable in respect of interest on the Class E Certificates and (if necessary) Class D Certificates and (if necessary) Class C Regular Interest (in that order) (and, therefore the Class C Certificates and the Class C component of the Class PEX Certificates) will be reduced (in each case, up to the amount of interest otherwise distributable on that Class on the current distribution date);

●
If any such Trust Advisor Expenses were previously allocated to the Class B or C Regular Interests or the Class D or E Certificates, and the expenses are subsequently recovered from a source other than the borrowers under the Mortgage Loans or the related Mortgaged Properties, then, to the extent of any portion of such recovery remaining after application to reimburse the holders of any Principal Balance Certificates that suffered write-offs in connection with Trust Advisor Expenses (see “—Loss Reimbursement Amounts” below), the interest otherwise distributable on those Classes in the aggregate will be increased by the amount of that recovery, which aggregate increase will be allocated to the Class B and C Regular Interests (and therefore, the Class B and C Certificates and the Class B and C components of the Class PEX Certificates) and the Class D and E Certificates, in that order, in each case up to the aggregate unrecovered amount of such Trust Advisor Expenses previously allocated to that Class; and

●
If any Class of Principal Balance Certificates (other than the Class A-S, B, C or PEX Certificates) or the Class A-S, B or C Regular Interest (and, therefore, the Class A-S, B, C and/or PEX Certificates, as applicable) experiences a reinstatement of its principal balance on any distribution date under the limited circumstances that we describe under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund

Expenses” below, then that Class will also be entitled (also subject to the Available Distribution Amount for that distribution date and the distribution priorities described under “—Priority of Distributions” below) to the interest that would have accrued (at its pass-through rate for the interest accrual period related to such distribution date) for certain prior interest accrual periods and interest will thereafter accrue on the principal balance of that Class (as calculated taking into account any such restorations and any reductions in such principal balance from time to time) at the pass-through rate for that Class in effect from time to time (such amounts of interest are referred to herein as “Recovered Interest Amounts”).

No portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date will be allocable to the Class X-A, X-B or X-C Certificates. The portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date that is allocable to any particular Class of Principal Balance Certificates (other than the Class A-S, B, C and PEX Certificates) and the Class A-S, B and C Regular Interests (and, therefore, the Class A-S, B, C and/or PEX Certificates, as applicable) will equal the product of—

●	the amount of that Net Aggregate Prepayment Interest Shortfall, multiplied by

●	a fraction—

1.
the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to that Class of Certificates (other than the Class A-S, B, C and PEX Certificates) or Regular Interest, and

2.
the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the Principal Balance Certificates (other than the Class A-S, B, C and PEX Certificates) and the Class A-S, B and C Regular Interests.

With respect to each Class of interest-bearing Certificates and the Class A-S, B and C Regular Interests, the accrued interest for that Class, subject to all the above-described adjustments as described above and elsewhere in this free writing prospectus, is the interest entitlement for that Class and distribution date.

Calculation of Pass-Through Rates. The pass-through rate applicable to each interest-bearing Class of Certificates (other than the Class PEX Certificates) and the Class A-S, B and C Regular Interests for the initial interest accrual period is shown in the table appearing under the caption “Summary—Description of the Offered Certificates” in this free writing prospectus.

The pass-through rates for the Class [_], [_], [_] Certificates for each subsequent interest accrual period will, in the case of each of those Classes, remain fixed at the pass-through rate applicable to that Class of Certificates for the initial interest accrual period.

The pass-through rate applicable to the Class [_], [_], [_] Certificates for each interest accrual period will equal the WAC Rate for the distribution date that corresponds to that interest accrual period.

The pass-through rate applicable to the Class [_], [_], [_] Certificates for each interest accrual period will be a variable rate equal to the WAC Rate for the distribution date that corresponds to that interest accrual period minus a specified percentage.

The pass-through rates for the Class [_], [_], [_] Certificates and the Class [_], [_], [_] Regular Interest for each subsequent interest accrual period will, in the case of each of those Classes, equal the lesser of:

●	the pass-through rate applicable to that Class of Certificates or Regular Interest for the initial interest accrual period, and

●	the WAC Rate for the distribution date that corresponds to that subsequent interest accrual period.

The Class PEX Certificates do not have a pass-through rate, but receive distributions of interest equal to the interest that would be distributable to the Class A-S, B and C Certificates exchanged for such Class PEX Certificates.

The pass-through rate applicable to the Class X-A Certificates for each interest accrual period will equal the excess, if any, of the WAC Rate for the distribution date that corresponds to that interest accrual period, over the weighted average of the pass-through rates applicable to the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and the Class A-S Regular Interest, weighted according to the respective aggregate outstanding principal balances of those Classes and such Regular Interest immediately prior to that distribution date. The pass-through rate applicable to the Class X-B Certificates for each interest accrual period will equal the excess, if any, of the WAC Rate for the distribution date that corresponds to that interest accrual period, over the weighted average of the pass-through rates applicable to the Class D Certificates and the Class B and Class C Regular Interests, weighted according to the respective aggregate outstanding principal balances of such Class and those Regular Interests immediately prior to that distribution date. The pass-through rate applicable to the Class X-C Certificates for each interest accrual period will equal the excess, if any, of the WAC Rate for the distribution date that corresponds to that interest accrual period, over the weighted average of the pass-through rates applicable to the Class E, F and G Certificates, weighted according to the respective aggregate outstanding principal balances of those Classes immediately prior to that distribution date.

The calculation of the WAC Rate will be unaffected by any change in the mortgage interest rate for any Mortgage Loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that Mortgage Loan agreed to by the Master Servicer or the Special Servicer.

“WAC Rate” means, for each distribution date, the weighted average of the respective Mortgage Pass-Through Rates with respect to all of the Mortgage Loans for that distribution date, weighted on the basis of their respective Stated Principal Balances immediately prior to that distribution date.

“Mortgage Pass-Through Rate” means, with respect to any Mortgage Loan for any distribution date, an annual rate generally equal to:

●
in the case of a Mortgage Loan that accrues interest on a 30/360 Basis, a rate per annum equal to the mortgage interest rate for that Mortgage Loan under its contractual terms in effect as of the Closing Date, minus the Administrative Fee Rate for that Mortgage Loan.

●	in the case of a Mortgage Loan that accrues interest on an Actual/360 Basis, twelve times a fraction, expressed as a percentage—

1.
the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the related interest accrual period, multiplied by (b) the Stated Principal Balance of that Mortgage Loan immediately preceding that distribution date, multiplied by (c) 1/360, multiplied by (d) a rate per annum equal to the mortgage interest rate for that Mortgage Loan under its contractual terms in effect as of the Closing Date, minus the related Administrative Fee Rate for that Mortgage Loan, and

2.	the denominator of which is the Stated Principal Balance of that Mortgage Loan immediately preceding that distribution date.

Notwithstanding the foregoing, if the subject distribution date occurs in any January (except in a leap year) or in any February, then the amount of interest referred to in the numerator of the fraction described in clause 1 of the second bullet of the first paragraph of this definition will be decreased to reflect any interest reserve amount with respect to the subject Mortgage Loan that is transferred from the Distribution Account to the Interest Reserve Account during that month. Furthermore, if the subject distribution date occurs in March of any year (or, if the subject distribution date is the final distribution date, in January (except in a leap year) or February of any year), then the amount of interest referred to in the numerator of the fraction described in clause 1 of the second bullet of the first paragraph of this definition will be increased to reflect any interest reserve amounts with respect to the subject Mortgage Loan that are transferred from the Interest Reserve Account to the Distribution Account during that month.

For purposes of calculating the pass-through rates of the Certificates, the Mortgage Pass-Through Rate of each Mortgage Loan will not reflect any modification, waiver or amendment of that Mortgage Loan occurring subsequent to the Closing Date (whether entered into by the Master Servicer, the Special Servicer or any other appropriate party or in connection with any bankruptcy, insolvency or other similar proceeding involving the related borrower), or any Default Interest.

The “Administrative Fee Rate” means, for each Mortgage Loan, the sum of (i) the trustee fee rate, (ii) the certificate administrator fee rate, (iii) except with respect to the AmericasMart Mortgage Loan and The Outlet Collection | Jersey Gardens Mortgage Loan, the trust advisor fee rate, (iv) the master servicing fee rate, (v) with respect to each of the AmericasMart Mortgage Loan and The Outlet Collection | Jersey Gardens Mortgage Loan, 0.01% per annum, which represents the rate of accrual of the servicing fee of such Pari Passu Mortgage Loan to which the applicable other master servicer is entitled, and (vi) the CREFC® Intellectual Property Royalty License Fee Rate.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and for any distribution date is the amount accrued during the related interest accrual period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the close of business on the immediately preceding distribution date; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan or REO Mortgage Loan is computed and will be prorated for partial periods. The Master Servicer, to the extent sufficient funds are on deposit in the Collection Account, will remit payments to CREFC® of the CREFC® Intellectual Property Royalty License Fee on a monthly basis out of amounts on deposit in the Collection Account.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.0005% per annum.

“Principal Distribution Amount” means, for any distribution date prior to the final distribution date, an amount equal to the total, without duplication, of the following—

1.
all payments of principal, including voluntary principal prepayments, received by or on behalf of the Trust Fund with respect to the Mortgage Loans during the related collection period, exclusive of any of those payments that represents a collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the Cut-off Date for the related Mortgage Loan or on a Due Date for the related Mortgage Loan subsequent to the collection period for the subject distribution date,

2.
all monthly payments of principal that were received by or on behalf of the Trust Fund with respect to the Mortgage Loans prior to, but that are due (or deemed due) during, the related collection period,

3.
all other collections, including liquidation proceeds, condemnation proceeds, insurance proceeds and repurchase proceeds, that were received by or on behalf of the Trust Fund with respect to any of the Mortgage Loans or any related REO Properties during the related collection period and that were identified and applied by the Master Servicer as recoveries of principal of the subject Mortgage Loan(s), in each case net of any portion of the particular collection that represents a collection of principal for which an advance of principal was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the Cut-off Date for the related Mortgage Loan, and

4.	all advances of principal made with respect to the Mortgage Loans and any REO Mortgage Loans for that distribution date.

Notwithstanding the foregoing, (A) if any insurance proceeds, condemnation proceeds and/or liquidation proceeds are received with respect to any Mortgage Loan, or if any Mortgage Loan is otherwise liquidated, including at a discount, in any event during the collection period for the subject distribution date, then that portion, if any, of the aggregate amount described in clauses 1 through 4 above that is attributable to that Mortgage Loan will be reduced – to not less than zero – by any workout fees or liquidation fees paid with respect to that Mortgage Loan from a source other than related Default Interest and late payment charges during the collection period for the subject distribution date; (B) the aggregate amount described in clauses 1 through 4 above will be further subject to reduction—to not less than zero—by any nonrecoverable advances (and interest thereon) that are reimbursed from the principal portion of debt service advances and payments and other collections of principal on the Mortgage Pool (see “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses”) during the related collection period (although any of those amounts that were reimbursed from advances or collections of principal and are subsequently collected (notwithstanding the nonrecoverability determination) on the related Mortgage Loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs); and (C) the aggregate amount described in clauses 1 through 4 above will be subject to further reduction – to not less than zero – by any advances (and interest thereon) with respect to a Defaulted Mortgage Loan that remained unreimbursed at the time of the loan’s modification while a Specially Serviced Mortgage Loan and are reimbursed from the principal portion of debt service advances and payments and other collections of principal on the Mortgage Pool (see “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses”) during that collection period (although any of those amounts that were reimbursed from principal collections and are subsequently collected on the related Mortgage Loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs).

“Defaulted Mortgage Loan” means a Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan) that is both (A) a Specially Serviced Mortgage Loan and (B) is either (i) delinquent 120 days or more with respect to any balloon payment or 60 days or more with respect to any other monthly payment, with such delinquency to be determined without giving effect to any grace period permitted by the related mortgage or promissory note and without regard to any acceleration of payments under the related mortgage and promissory note, or (ii) a Mortgage Loan as to which the amounts due thereunder have been accelerated following any other material default.

Furthermore, unless and until all Classes of Certificates other than the Control-Eligible Certificates have been retired, the Principal Distribution Amount (or any lesser portion thereof allocable to the Class A-1, A-2, A-3, A-4, A-5, A-SB, D or E Certificates or the Class A-S, B or C Regular Interests) for each distribution date will be reduced to the extent of any Trust Advisor Expenses (other than Designated Trust Advisor Expenses) that exceed the amount of interest otherwise payable on the Class B or C Regular Interests (and therefore, the Class B and C Certificates and the Class B and C components of the Class PEX Certificates) or Class D or E Certificates on that distribution date. “Control-Eligible Certificates” means the Class F and G Certificates.

For the final distribution date, the “Principal Distribution Amount” will be an amount equal to the total Stated Principal Balance of the Mortgage Pool outstanding immediately prior to that final distribution date.

The Class A-S, B and C Certificates’ respective interest entitlements for any distribution date will equal their percentage interest of the interest entitlements of the Class A-S, B and C Regular Interests, respectively, on that distribution date. The Class PEX Certificates’ interest entitlement for any distribution date will equal their percentage interest of the interest entitlement of each of the Class A-S, B and C Regular Interests for that distribution date. The Class R and V Certificates are not interest-bearing Certificates and will not have pass-through rates.

Principal Distributions. Subject to the relevant Available Distribution Amount and the priority of distributions described under “—Priority of Distributions” below, the total amount of principal payable with respect to each Class of the Principal Balance Certificates and the Class A-S, B and C Regular Interests on each distribution date will equal that Class’s allocable share of the Principal Distribution Amount for that distribution date as described below.

In general, the Principal Distribution Amount for each distribution date will be allocated in the following amounts and order of priority:

●	to the holders of the Class A-SB Certificates in an amount equal to the lesser of—

1.	the Principal Distribution Amount for that distribution date, and

2.	the excess of (a) the principal balance of the Class A-SB Certificates immediately prior to that distribution date over (b) the Class A-SB Planned Principal Balance for that distribution date;

●	to the holders of the Class A-1 Certificates in an amount equal to the lesser of—

1.
the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-SB Certificates as described in the immediately preceding bullet point), and

2.	the principal balance of the Class A-1 Certificates immediately prior to that distribution date;

●	to the holders of the Class A-2 Certificates in an amount equal to the lesser of—

1.
the portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-SB and Class A-1 Certificates as described in the preceding bullet points), and

2.	the principal balance of the Class A-2 Certificates immediately prior to that distribution date;

●	to the holders of the Class A-3 Certificates in an amount equal to the lesser of—

1.
the remaining portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-SB, Class A-1 and Class A-2 Certificates in the preceding bullet points), and

2.	the principal balance of the Class A-3 Certificates immediately prior to that distribution date;

●	to the holders of the Class A-4 Certificates in an amount equal to the lesser of—

1.
the portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-SB, Class A-1, Class A-2 and Class A-3 Certificates as described in the preceding bullet points), and

2.	the principal balance of the Class A-4 Certificates immediately prior to that distribution date;

●	to the holders of the Class A-5 Certificates in an amount equal to the lesser of—

1.
the portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-SB, Class A-1, Class A-2, Class A-3 and Class A-4 Certificates as described in the preceding bullet points), and

2.	the principal balance of the Class A-5 Certificates immediately prior to that distribution date;

●	to the holders of the Class A-SB Certificates in an amount equal to the lesser of—

1.
the remaining portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-SB, Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates as described in the preceding bullet points), and

2.	the principal balance of the Class A-SB Certificates following the distributions to the Class A-SB Certificates pursuant to the first bullet point above;

●	to the holders of the Class A-S Regular Interest (and, therefore, to the Class A-S Certificates and the Class A-S component of the Class PEX Certificates) in an amount equal to the lesser of—

1.
the portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-SB, Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates as described in the preceding bullet points), and

2.	the principal balance of the Class A-S Regular Interest immediately prior to that distribution date;

●	to the holders of the Class B Regular Interest (and, therefore, to the Class B Certificates and the Class B component of the Class PEX Certificates) in an amount equal to the lesser of—

1.
the portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-SB, Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates and the Class A-S Regular Interest as described in the preceding bullet points), and

2.	the principal balance of the Class B Regular Interest immediately prior to that distribution date;

●	to the holders of the Class C Regular Interest (and, therefore, to the Class C Certificates and the Class C component of the Class PEX Certificates) in an amount equal to the lesser of—

1.
the portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-SB, Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates and the Class A-S and B Regular Interests as described in the preceding bullet points), and

2.	the principal balance of the Class C Regular Interest immediately prior to that distribution date;

●	to the holders of the Class D Certificates in an amount equal to the lesser of—

1.	the portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-SB, Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates and the Class A-S, B and C Regular Interests as described in the preceding bullet points), and

2.	the principal balance of the Class D Certificates immediately prior to that distribution date;

●	to the holders of the Class E, F and G Certificates, in that order, in each case in an amount equal to the lesser of—

1.
the remaining portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Classes of Certificates or Regular Interests with an earlier alphabetical designation as described in the preceding bullet points or in this bullet point), and

2.	the aggregate principal balance of such Class of Certificates immediately prior to that distribution date.

Notwithstanding the provision described in the foregoing paragraph, if any of the Class A-1, A-2, A-3, A-4, A-5 and/or A-SB Certificates are outstanding at a time when the aggregate principal balance of the Class A-S, B and C Regular Interests (and therefore, the Class A-S, B, C and PEX Certificates) and the Class D, E, F and G Certificates has been reduced to zero as described under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below, or, in any event, as of the final distribution date for the Certificates, the Principal Distribution Amount for that distribution date and any distribution date thereafter will be allocated to the holders of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates up to an aggregate amount equal to the lesser of (a) that Principal Distribution Amount and (b) the aggregate principal balance of those Classes outstanding immediately prior to that distribution date, which amount will be allocated between such Classes on a pro rata basis in accordance with their respective aggregate principal balances immediately prior to that distribution date.

The Class A-S, B and C Certificates’ respective allocable share of the Principal Distribution Amount for any distribution date will equal their percentage interest of the Class A-S, B and C Regular Interests’ respective allocable shares of the Principal Distribution Amount on that distribution date. The Class PEX Certificates’ share of the Principal Distribution Amount for any distribution date will equal their percentage interest of each of the Class A-S, B and C Regular Interests’  allocable share of the Principal Distribution Amount for that distribution date.

“Class A-SB Planned Principal Balance”  means, for any distribution date, the balance shown for such distribution date in the table set forth in Annex G to this free writing prospectus. Such balances were calculated using, among other things, a 0% CPR and the Structuring Assumptions. See “Yield and Maturity Considerations—Weighted Average Life” in this free writing prospectus. Based on such assumptions, the principal balance of the Class A-SB Certificates on each distribution date would be expected to be reduced to the balance indicated for such distribution date in the table set forth in Annex G to this free writing prospectus. There is no assurance, however, that the Mortgage Loans will perform in conformity with our assumptions. Therefore, there can be no assurance that the balance of the Class A-SB Certificates on any distribution date will be equal to the balance that is specified for such distribution date in the table.

To the extent that the Master Servicer, the Special Servicer or the Trustee is reimbursed for any nonrecoverable advance (including any interest accrued thereon), or for any advance (including any interest accrued thereon) with respect to a Mortgage Loan that remains unreimbursed following its modification while a Specially Serviced Mortgage Loan, during any collection period out of the principal portion of debt service advances and payments and other collection of principal on the Mortgage Pool, the Principal Distribution Amount for the related distribution date will be reduced by the amount of such reimbursement (although any such amount that is subsequently recovered will generally be added to the Principal Distribution Amount for the distribution date following the collection period in which the recovery occurs). See “—Advances of Delinquent Monthly Debt Service

Payments”, “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses” and the definition of “Principal Distribution Amount” under “Description of the Offered Certificates—Distributions” in this free writing prospectus.

Loss Reimbursement Amounts. As discussed under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below, the aggregate principal balance of any Class of Principal Balance Certificates (other than the Class A-S, B, C and PEX Certificates) and the Class A-S, B and C Regular Interests (and, therefore, the Class A-S, B, C and/or PEX Certificates, as applicable) may be reduced without a corresponding distribution of principal. If such a reduction occurs as described in that section with respect to any Class of Principal Balance Certificates  (other than the Class A-S, B, C and PEX Certificates) and the Class A-S, B and C Regular Interests (and, therefore, the Class A-S, B, C and/or PEX Certificates, as applicable), then subject to the relevant Available Distribution Amount and the priority of distributions described under “—Priority of Distributions” below, the holder(s) of that Class will be entitled to be reimbursed for the amount of that reduction, without interest (and without duplication of any amount reflected in a reinstatement of the aggregate principal balance of that Class under the limited circumstances described in this free writing prospectus with respect to recoveries of amounts previously determined to have constituted nonrecoverable advances). Any such allocation of losses and/or reimbursement amounts allocated to the Class A-S, B and C Regular Interests will be allocated between the Class A-S, B and/or C Certificates, as applicable, on the one hand, and the Class PEX Certificates, on the other hand, based on their respective percentage interests in the related Regular Interests.

Priority of Distributions

On each distribution date, the Certificate Administrator will apply the Available Distribution Amount for that distribution date in the following amounts and order of priority, in each case to the extent of the remaining portion of the Available Distribution Amount for that distribution date:

●
first, to make distributions of interest to the holders of the Class A-1, A-2, A-3, A-4, A-5, A-SB, X-A, X-B and X-C Certificates, pro rata according to the respective amounts of interest entitlements with respect to those Classes as described under “—Interest Distributions” above;

●
second, to make distributions of principal to the holders of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates according to the respective portions of the Principal Distribution Amount for that distribution date that are allocated to those Classes as their current entitlements to principal as described under “—Principal Distributions” above;

●
third, to reimburse the holders of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates for any Realized Losses and Additional Trust Fund Expenses previously allocated to those Classes (as described under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below and excluding Trust Advisor Expenses other than Designated Trust Advisor Expenses) and for which reimbursement has not previously been made, which distributions are required to be made pro rata in accordance with the respective entitlements of those Classes;

●
fourth, sequentially to the holders of the Class A-S, B and C Regular Interests (and, therefore, the Class A-S, B, C and/or PEX Certificates, as applicable) and the Class D, E, F and G Certificates, in that order (with no distribution to be made on any such Class until all the distributions described in this clause have been made to all other such Classes with an earlier distribution priority (if any)), first, to make a distribution of interest up to the amount of interest entitlements on that Class for that distribution date as described above under “—Interest Distributions”; then, to make a distribution of principal up to the portion of the Principal Distribution Amount for that distribution date that is allocated to that Class as described above under “—Principal Distributions”; and, finally, to reimburse any Realized Losses and Additional Trust Fund Expenses previously allocated to that Class (as described under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below and excluding Trust Advisor Expenses other than Designated Trust Advisor Expenses) and for which reimbursement has not previously been made;

●
fifth, to reimburse the holders of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates (on a pro rata basis in accordance with their respective entitlements) and then the Class A-S, B and C Regular Interests and the Class D, E, F and G Certificates, in that order, for any other amounts that may previously have been allocated to those Classes in reduction of their certificate principal balances and for which reimbursement has not previously been made; and

●	finally, to the holders of the Class R Certificates any remaining portion of the Available Distribution Amount for that distribution date.

Notwithstanding any contrary provision described above, if the Available Distribution Amount includes any recoveries of Trust Advisor Expenses (other than Designated Trust Advisor Expenses) from a source other than the proceeds of the Mortgage Loan, those recoveries will, prior to the distributions described above, be distributed to the holders of any Principal Balance Certificates that suffered write-offs in connection with Trust Advisor Expenses. Those distributions will be made to the holders of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates (on a pro rata basis) and then the Class A-S, B and C Regular Interests (and, therefore, the Class A-S, B, C and/or PEX Certificates, as applicable) and Class D and E Certificates, in that order, in each case up to the amount of the write-offs previously experienced by that Class in respect of Trust Advisor Expenses (other than Designated Trust Advisor Expenses).

“Available Distribution Amount” means, with respect to any distribution date, in general, the sum of—

1.
the amounts remitted by the Master Servicer to the Certificate Administrator for such distribution date, as described under “Description of the Offered Certificates—Distribution Account—Deposits” in this free writing prospectus, exclusive of any portion thereof that represents one or more of the following:

●	Prepayment Premiums, Yield Maintenance Charges and/or Excess Interest (which are separately distributable on the Certificates as described in this free writing prospectus); and

●
any amounts that may be withdrawn from the Distribution Account, as described under “Description of the Offered Certificates—Distribution Account—Withdrawals” in this free writing prospectus, for any reason other than distributions on the Certificates, including if such distribution date occurs during January, other than a leap year, or February of any year, the interest reserve amounts with respect to the Mortgage Loans that accrue interest on an Actual/360 Basis, which are to be deposited into the Interest Reserve Account; plus

2.
if such distribution date occurs in March of any year (or, if the distribution date is the final distribution date and occurs in January (except in a leap year) or February of any year), the aggregate of the interest reserve amounts then on deposit in the Interest Reserve Account in respect of each Mortgage Loan that accrues interest on an Actual/360 Basis, which are to be deposited into the Distribution Account.

For the Distribution Date in March 2014, the interest reserve amounts will include an initial deposit made on the Closing Date equal to two days’ interest (net of the Administrative Fee Rate) for each Mortgage Loan that accrues interest on an Actual/360 Basis (which additional deposit is equal to $348,365.06 in the aggregate).

Any portion of the Available Distribution Amount distributed to the Class A-S, B and C Regular Interests will be allocated between the Class A-S, B and/or C Certificates, as applicable, on the one hand, and the Class PEX Certificates, on the other hand, based on their respective percentage interests in the related Regular Interests.

The Certificate Administrator will apply the Available Distribution Amount as described under “Description of the Offered Certificates—Distributions” in this free writing prospectus to distribute principal and accrued interest on the Certificates on each distribution date.

Distributions of Yield Maintenance Charges and Prepayment Premiums. If any Yield Maintenance Charge or Prepayment Premium is collected during any particular collection period with respect to any Mortgage Loan, then on the distribution date corresponding to that collection period, the Certificate Administrator will pay a portion of that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees payable therefrom) in the following manner:  (1) pro rata, between the (x) the group (“YM Group A”) of Class A-1, A-2, A-3, A-4, A-5, A-SB and X-A Certificates and the Class A-S Regular Interest, and (y) the group (“YM Group B” and, collectively with the YM Group A, the “YM Groups”) of Class B and C Regular Interests and the Class D and X-B Certificates, based upon the aggregate of principal distributed to the applicable Classes of Principal Balance Certificates (other than the Class A-S, B, C and PEX Certificates) and the Class A-S, B and C Regular Interests in each YM Group for that distribution date, and (2) among the Classes of Certificates and the Class A-S, B and C Regular Interests in each YM Group, in the following manner, up to an amount equal to the product of (a) the Yield Maintenance Charge or Prepayment Premium allocated to such YM Group, (b) the related Base Interest Fraction, and (c) a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the amount of principal distributed to the holder(s) of that such Class or Class A-S, B or C Regular Interest for that distribution date, and the denominator of which is the total amount of principal distributed to all such Certificates and the Class A-S, B and C Regular Interests in that YM Group for that distribution date. Any Yield Maintenance Charge or Prepayment Premium allocated to such YM Group remaining after such distributions to Principal Balance Certificates or Regular Interests described above will be distributed to the Class X-A or X-B Certificates, as applicable, in such YM Group.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any Class of Principal Balance Certificates (other than the Class A-S, B, C and PEX Certificates) and the Class A-S, B and C Regular Interests, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that Class or Regular Interest, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

●	under no circumstances will the Base Interest Fraction be greater than one;

●
if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the pass-through rate on that Class, then the Base Interest Fraction will equal zero; and

●
if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that Class, then the Base Interest Fraction shall be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●
if a Discount Rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Mortgage Loan, that Discount Rate, converted (if necessary) to a monthly equivalent yield, or

●
if a Discount Rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date of that Mortgage Loan or REO Mortgage Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the Certificate Administrator or the Master Servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Mortgage Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

Any portions of Prepayment Premiums and/or Yield Maintenance Charges distributed to the Class A-S, B and C Regular Interests will be allocated between the Class A-S, B and/or C Certificates, as applicable, on the one hand, and the Class PEX Certificates, on the other hand, based on their respective percentage interests in the related Regular Interests.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class X-C, E, F, G, R or V Certificates. The holders of the Class X-B Certificates will be entitled to all Prepayment Premiums and Yield Maintenance Charges collected after the Class A-1, A-2, A-3, A-4, A-5, X-A, A-SB and D Certificates and the Class A-S, B and C Regular Interests (and, therefore, the Class A-S, B, C and PEX Certificates) are retired.

See “Risk Factors—Risks Related to the Mortgage Loans—Provisions Requiring Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions May Not Be Enforceable” and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayment and Defeasance Provisions” in this free writing prospectus and “Description of Certificates—Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations” in the accompanying prospectus.

Application of Mortgage Loan Collections. The Available Distribution Amount and Principal Distribution Amount for each distribution date will depend in part on how collections on the Mortgage Loans are allocated. The Pooling and Servicing Agreement requires that all amounts received by the Trust Fund in respect of any group of cross-collateralized Mortgage Loans, if any, including any payments from borrowers, insurance proceeds, condemnation proceeds and liquidation proceeds (including any such collections on or in respect of Corrected Mortgage Loans but exclusive, if applicable, in the case of each Serviced Loan Combination, of amounts payable to the holder of the related Pari Passu Companion Loan pursuant to the related intercreditor agreement), together with any other cash recoveries on and proceeds of any cross-collateralized group will be applied among the Mortgage Loans constituting such group in accordance with the express provisions of the related Mortgage Loan documents (including any modifications, waivers or amendments thereto or supplemental agreements entered into in connection with the servicing and administration of such Mortgage Loan) and, in the absence of such express provisions, in accordance with the Servicing Standard.

The Pooling and Servicing Agreement further provides that all amounts received by the Trust Fund in respect of or allocable to any particular Mortgage Loan, including any payments from borrowers, insurance proceeds, condemnation proceeds or liquidation proceeds (including any such collections on or in respect of Corrected Mortgage Loans), together with any other cash recoveries on and proceeds of such Mortgage Loan will be applied to amounts due and owing under the related mortgage note and mortgage (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related mortgage loan documents and, in the absence of such express provisions or if and to the extent that such terms authorize the lender to use its discretion, must be applied:

first, as a recovery of any related and unreimbursed Servicing Advances (together with, without duplication, any unliquidated advances in respect of prior Servicing Advances and any prior Servicing Advances theretofore determined to constitute nonrecoverable servicing advances) and, if applicable, unpaid liquidation expenses;

second, as a recovery of accrued and unpaid interest (together with, without duplication, any unliquidated advances in respect of prior debt service advances of such interest and any debt service advances of interest theretofore determined to constitute nonrecoverable debt service advances) on such Mortgage Loan to, but not including, the Due Date in the collection period in which the collection occurred, exclusive, however, of any portion of such accrued and unpaid interest that constitutes Default Interest or Excess Interest; provided, however, that in no event will any portion of any liquidation proceeds be applied under this clause second to any interest that previously accrued on a Mortgage Loan and constitutes an Appraisal-Reduced Interest Amount;

third, as a recovery of principal (together with, without duplication, any unliquidated advances in respect of prior debt service advances of such principal and any prior debt service advances of such principal theretofore determined to constitute nonrecoverable debt service advances) of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if a liquidation event has occurred in respect of such Mortgage Loan, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

fourth, any Appraisal-Reduced Interest Amounts that have occurred and are then existing with respect to such Mortgage Loan;

fifth, unless a liquidation event has occurred in respect of such Mortgage Loan, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items;

sixth, unless a liquidation event has occurred in respect of such Mortgage Loan, as a recovery of reserve funds to the extent then required to be held in escrow;

seventh, as a recovery of any Default Interest and late payment charges then due and owing under such Mortgage Loan;

eighth, as a recovery of any Prepayment Premium or Yield Maintenance Charge then due and owing under such Mortgage Loan;

ninth, as a recovery of any assumption fees and modification fees then due and owing under such Mortgage Loan;

tenth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal or Excess Interest (and if both (x) fees that constitute additional master servicing compensation or additional special servicing compensation and (y) trust advisor consulting fees are due and owing, first, allocated to fees that constitute additional master servicing compensation or additional special servicing compensation, and then allocated to trust advisor consulting fees);

eleventh, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

twelfth, in the case of each ARD Loan after its Anticipated Repayment Date, as a recovery of accrued and unpaid Excess Interest (including Capitalized Excess Interest) on such ARD Loan.

provided that, in connection with any Mortgage Loan (or Serviced Loan Combination), payments or proceeds received from the related borrower with respect to any partial release (including pursuant to a condemnation) of a Mortgaged Property at a time when the loan-to-value ratio of the related Mortgage Loan (or Serviced Loan Combination) exceeds 125% (based solely on the value of the real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the Trustee) must be applied to reduce the principal balance of such Mortgage Loan (or Serviced Loan Combination) in the manner permitted by the REMIC provisions of the Code.

In connection with each REO Property or with respect to a Non-Serviced Loan Combination, any interest in an REO property acquired with respect to such Non-Serviced Loan Combination, the Pooling and Servicing Agreement requires that all amounts received by the Trust Fund, exclusive of amounts to be applied to the payment of the costs of operating, managing, maintaining and disposing of such REO Property (or with respect to a Non-Serviced Loan Combination, any interest in REO Property acquired with respect to such Non-Serviced Loan Combination) and exclusive, if applicable, in the case of the Serviced Loan Combination if the related Mortgaged Property has become an REO Property, of any amounts payable to the holder of the related Serviced Pari Passu Companion Loan pursuant to the related intercreditor agreement, be treated:

first, as a recovery of any related and unreimbursed Servicing Advances (together with any unliquidated advances in respect of prior Servicing Advances and any prior Servicing Advances theretofore determined to constitute nonrecoverable servicing advances) and, if applicable, unpaid liquidation expenses;

second, as a recovery of accrued and unpaid interest (together with any unliquidated advances in respect of prior debt service advances of such interest and any debt service advances of interest theretofore determined to constitute nonrecoverable debt service advances) on the related REO Mortgage Loan to, but not including, the Due Date in the collection period of receipt by or on behalf of the Trust Fund, exclusive, however, of any portion of such accrued and unpaid interest that constitutes Default Interest or Excess Interest; provided, however, that in no event will any portion of any liquidation proceeds be applied under this clause second to any interest that previously accrued on a Mortgage Loan and constitutes an Appraisal-Reduced Interest Amount;

third, as a recovery of principal (together with any unliquidated advances in respect of prior debt service advances of such principal and any debt service advances of principal theretofore determined to constitute nonrecoverable debt service advances) of the related REO Mortgage Loan to the extent of its entire unpaid principal balance;

fourth, any Appraisal-Reduced Interest Amounts that have occurred and are then existing with respect to such Mortgage Loan;

fifth, as a recovery of any Default Interest and late payment charges deemed to be due and owing in respect of the related REO Mortgage Loan;

sixth, as a recovery of any Prepayment Premium or Yield Maintenance Charge deemed to be due and owing in respect of the related REO Mortgage Loan;

seventh, as a recovery of any other amounts deemed to be due and owing in respect of the related REO Mortgage Loan (other than any Excess Interest) (and if both (x) fees that constitute additional master servicing compensation or additional special servicing compensation and (y) trust advisor consulting fees are due and owing, first, allocated to fees that constitute additional master servicing compensation or additional special servicing compensation, and then allocated to trust advisor consulting fees); and

eighth, in the case of an REO Mortgage Loan that relates to an ARD Loan after its Anticipated Repayment Date, as a recovery of accrued and unpaid Excess Interest (including Capitalized Excess Interest) on such REO Mortgage Loan.

Any payments, collections and recoveries related to the Serviced Loan Combination are required to be allocated in accordance with the terms and conditions of the Pooling and Servicing Agreement and the related intercreditor agreement. Any payments, collections and recoveries related to a Non-Serviced Loan Combination are required to be allocated in accordance with the terms and conditions of the WFRBS 2013-C18 Pooling and Servicing Agreement and the related intercreditor agreement. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the AmericasMart Loan Combination and The Outlet Collection | Jersey Gardens Loan Combination” in this free writing prospectus.

As of any date of determination, an “Appraisal-Reduced Interest Amount” with respect to a Mortgage Loan or REO Mortgage Loan is the amount of any reduction in a debt service advance on the related Mortgage Loan that results from an Appraisal Reduction Amount as described below under “—Advances of Delinquent Monthly Debt Service Payments”.

Excess Interest.  On each distribution date, the Certificate Administrator is required to distribute any Excess Interest (including Capitalized Excess Interest) received with respect to an ARD Loan during the one-month period ending on the related determination date to the holders of the Class V Certificates.

Treatment of REO Properties

Notwithstanding that any Mortgaged Property or an interest therein may be acquired as part of the Trust Fund through foreclosure, deed-in-lieu of foreclosure or otherwise, the related Mortgage Loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining—

●	distributions on the Certificates,

●	allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and

●	the amount of all fees payable to the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee under the Pooling and Servicing Agreement.

In connection with the foregoing, the related Mortgage Loan will be taken into account when determining the WAC Rate and the Principal Distribution Amount for each distribution date.

Operating revenues and other proceeds from an REO Property will be applied—

●
first, to pay – or to reimburse the Master Servicer, the Special Servicer, the Certificate Administrator and/or the Trustee for the payment of – any taxes, fees, costs and expenses incurred in connection with the operation and disposition of the REO Property, and

●	thereafter, as collections of principal, interest and other amounts that would have been due on the related Mortgage Loan.

To the extent described under “—Advances of Delinquent Monthly Debt Service Payments” below, the Master Servicer or the Trustee, as applicable, will be required to advance delinquent monthly debt service payments with respect to each Mortgage Loan as to which the corresponding Mortgaged Property has become an REO Property, in all cases as if the Mortgage Loan had remained outstanding.

Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses

As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the Mortgage Loans may decline below the aggregate principal balance of the Certificates. If this occurs following the distributions made to the Certificateholders on any distribution date, then, except to the extent the resulting mismatch exists because of the reimbursement of advances on worked-out loans from advances and collections of principal on the Mortgage Pool (see “—Advances of Delinquent Monthly Debt Service Payments” below and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses”), the respective aggregate principal balances of the Principal Balance Certificates (other than the Class A-S, B, C and PEX Certificates) and the Class A-S, B and C Regular Interests (and, therefore, the Class A-S, B, C and PEX Certificates, as applicable) are to be sequentially reduced in the following order, until the aggregate principal balance of those Classes of Certificates equals the total Stated Principal Balance of the Mortgage Loans that will be outstanding immediately following that distribution date.
Order of Allocation	Class

1st	G

2nd	F

3rd	E

4th	D

5th	Class C Regular Interest (and, therefore, the Class C Certificates and the Class C component of the Class PEX Certificates)

6th	Class B Regular Interest (and, therefore, the Class B Certificates and the Class B component of the Class PEX Certificates)

7th	Class A-S Regular Interest (and, therefore, the Class A-S Certificates and the Class A-S component of the Class PEX Certificates)

8th	A-1, A-2, A-3, A-4, A-5 and A-SB Certificates, pro rata, based on their total outstanding principal balances

Any reduction of the principal balances of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates will be made on a pro rata basis in accordance with the relative sizes of those principal balances at the time of the reduction. Any reduction of the principal balance of the Class A-S, B or C Regular Interest will be allocated between the Class A-S, B and/or C Certificates, as applicable, on the one hand, and the Class PEX Certificates, on the other hand, based on their respective percentage interests in the related Regular Interests.

The above-described reductions in the aggregate principal balances of the respective Classes of the Certificates identified in the foregoing table will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in balances between the Mortgage Loans and those Classes. In general, certain Additional Trust Fund Expenses will result in a shortfall in the distribution of interest on one or more subordinate Classes of Certificates. However, unless and until collections of principal on the Mortgage Loans are diverted to cover that interest shortfall, such Additional Trust Fund Expense will not result in a mismatch in balances between the Mortgage Loans and the Certificates.

The Realized Loss, if any, in connection with the liquidation of a Defaulted Mortgage Loan, or related REO Property, held by the Trust Fund, will be an amount generally equal to the excess, if any, of:

●	the outstanding principal balance of the Mortgage Loan as of the commencement of the collection period in which the final recovery determination or final payment was made, plus, without duplication—

1.	all accrued and unpaid interest on the Mortgage Loan (excluding any Default Interest and Excess Interest) to, but not including, the Due Date in such collection period, and

2.
all related unreimbursed Servicing Advances and unpaid liquidation expenses and certain special servicing fees, liquidation fees and/or workout fees incurred on the Mortgage Loan not previously reflected as a Realized Loss, and interest on advances made in respect of the Mortgage Loan, over

●	all payments and proceeds, if any, received by the trust in respect of that Mortgage Loan during such collection period.

“Realized Losses” means losses on or with respect to the Mortgage Loans arising from the inability of the Master Servicer and/or the Special Servicer to collect all amounts due and owing under the Mortgage Loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a Mortgaged Property, as and to the extent described above. With respect to the Serviced Loan Combination, only the Pari Passu Mortgage Loan’s pari passu portion of any such losses will be treated as a Realized Loss of the Trust.

If any of the debt due under a Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Master Servicer, the Special Servicer or any other relevant party or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest, also will be treated as a Realized Loss (but the principal portion of the debt that is forgiven will generally be recognized as a Realized Loss on the distribution date that occurs after the collection period in which the forgiveness occurs and the interest portion of the debt that is forgiven will eventually be recognized as a Realized Loss over time).

Any reimbursements of advances determined to be nonrecoverable and advance interest thereon, that are made in any collection period from the principal portion of debt service advances and collections or other receipts of principal on the Mortgage Pool that would otherwise be included in the Principal Distribution Amount for the related distribution date (see “—Advances of Delinquent Monthly Debt Service Payments” below and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses”) will create a deficit (or increase an otherwise-existing deficit) between the aggregate Stated Principal Balance of the Mortgage Pool and the aggregate principal balance of the Certificates on the succeeding distribution date. The related reimbursements and payments made during any collection period will therefore result in the allocation of those amounts as Realized Losses (in reverse sequential order in accordance with the loss allocation rules described above) to reduce principal balances of the Principal Balance Certificates (other than the Class A-S, B, C and PEX Certificates) and the Class A-S, B and C Regular Interest (and, therefore, the Class A-S, B, C and/or PEX Certificates, as applicable) on the distribution date for that collection period. However, if the Principal Distribution Amount for any distribution date includes any collections of amounts that (i) were previously determined to constitute nonrecoverable advances, (ii) were reimbursed to the Master Servicer or the Trustee from advances or collections in respect of principal thereby resulting in a deficit described above and (iii) were subsequently recovered, then the principal balances of the Certificates will, in general, be restored (in sequential order of distribution priority, with this restoration occurring on a pro rata basis as between those Classes that are pari passu with each other in respect of loss allocations) to the extent of the lesser of such amount and the amount of Realized Losses previously allocated thereto.

The reimbursement of advances on worked-out loans from advances or collections of principal on the Mortgage Pool (see “—Advances of Delinquent Monthly Debt Service Payments” below and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses”) during any collection period will create a deficit (or increase an otherwise-existing deficit) between the aggregate Stated Principal Balance of the Mortgage Pool and the aggregate principal balance of the Certificates on the succeeding distribution date but there will not be any allocation of that deficit to reduce the principal balances of the Principal Balance Certificates on such distribution date (although an allocation may subsequently be made if the amount reimbursed to the Master Servicer, the Special Servicer or the Trustee ultimately is deemed to be nonrecoverable from the proceeds of the Mortgage Loan).

With respect to any Non-Serviced Loan Combination serviced pursuant to the WFRBS 2013-C18 Pooling and Servicing Agreement, the related master servicer (the “Other Master Servicer”) will be obligated to make servicing advances with respect to such Non-Serviced Loan Combination and will be entitled to reimbursement for such servicing advances pursuant to provisions that are substantially similar in all material respects to or materially consistent with the provisions set forth above. In addition, if any such servicing advance is determined to be a nonrecoverable advance under the WFRBS 2013-C18 Pooling and Servicing Agreement, then the Other Master Servicer (or the trustee under such agreement), as applicable, will be entitled to reimbursement from general collections on the Mortgage Loans in this securitization for the pro rata portion of such nonrecoverable advances allocable to the related Non-Serviced Pari Passu Mortgage Loan pursuant to the terms of the related intercreditor agreement.

“Additional Trust Fund Expense” means an expense of the Trust Fund that—

●	arises out of a default on a Mortgage Loan or a Serviced Pari Passu Companion Loan or an otherwise unanticipated event,

●	is not included in the calculation of a Realized Loss,

●	is not covered by a Servicing Advance or a corresponding collection from the related borrower, and

●	is not covered by late payment charges or Default Interest collected on the Mortgage Loans (to the extent such coverage is provided for in the Pooling and Servicing Agreement).

The following items are some examples (but not a complete list) of Additional Trust Fund Expenses:

●	any special servicing fees, workout fees and liquidation fees paid to the Special Servicer that are not otherwise allocated as a Realized Loss;

●
any interest paid to the Master Servicer, the Special Servicer or the Trustee with respect to unreimbursed advances (except to the extent that Default Interest and/or late payment charges are used to pay interest on advances as described under “—Advances of Delinquent Monthly Debt Service Payments” below and under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Payment of Servicing Expenses; Servicing Advances” in this free writing prospectus and “Description of the Pooling and Servicing Agreements—Servicing Compensation and Payment of Expenses” in the accompanying prospectus);

●	the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the Mortgage Loans and the administration of the other assets of the Trust Fund;

●	any unanticipated, non-mortgage loan specific expenses of the Trust Fund, including—

1.
any reimbursements and indemnification to the Certificate Administrator, the tax administrator, the Certificate Registrar, the Custodian, the Trustee and certain related persons, as described under “—The Trustee—Matters Regarding the Trustee” below and “Transaction Parties—The Certificate Administrator, Tax Administrator, Certificate Registrar and Custodian” above;

2.
any reimbursements and indemnification to the Master Servicer, the Special Servicer, the Trust Advisor and us as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor” in this free writing prospectus, or to the Subordinate Class Representative as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in this free writing prospectus; and

3.
any federal, state and local taxes, and tax-related expenses payable out of assets of the Trust Fund, as described under “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates—Prohibited Transactions Tax and Other Taxes” in the accompanying prospectus;

●
rating agency fees, other than on-going surveillance fees, and amounts paid as indemnities to the Rating Agencies for Rating Agency Confirmations, that cannot be recovered from the borrower and that are not paid by any party to the Pooling and Servicing Agreement or by the related Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement to which it is a party;

●
any amounts expended on behalf of the Trust Fund to remediate an adverse environmental condition at any Mortgaged Property securing a Mortgage Loan that comes into and continues in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, as described under “Description of the Pooling and Servicing Agreements—Realization upon Defaulted Mortgage Loans” in the accompanying prospectus; and

●
with respect to any Non-Serviced Pari Passu Mortgage Loan, any additional trust fund expenses of the issuing entity under the WFRBS 2013-C18 Pooling and Servicing Agreement will be paid out of collections on, and other proceeds of, such Non-Serviced Pari Passu Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan, thereby potentially resulting in a loss to the Trust Fund in the same manner as the Additional Trust Fund Expenses described above. For further information relating to the allocation of expenses, losses and shortfalls relating to the Non-Serviced Loan Combinations, see “Description of the Mortgage Pool—Split Loan Structures”.

Notwithstanding the provisions described above, any Realized Losses or Additional Trust Fund Expenses in the form of Trust Advisor Expenses, other than Designated Trust Advisor Expenses, will be allocated as described under “—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” below. Designated Trust Advisor Expenses will be allocated and borne by the Certificateholders in generally the same manner as other Realized Losses or Additional Trust Fund Expenses.

Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses

The Trust Advisor, and with respect to any Non-Serviced Pari Passu Mortgage Loan, the trust advisor (the “Other Trust Advisor”) acting pursuant to the WFRBS 2013-C18 Pooling and Servicing Agreement, will be entitled to indemnification or reimbursement in respect of its obligations under the Pooling and Servicing Agreement and the WFRBS 2013-C18 Pooling and Servicing Agreement, as applicable, in each case, as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor” in this free writing prospectus. We refer to expenses incurred by the Trust Advisor for which it is entitled to indemnification or reimbursement, or, with respect to any such Non-Serviced Pari Passu Mortgage Loan, the Trust Fund’s pro rata share of any expenses incurred by the Other Trust Advisor for which it is entitled to indemnification or reimbursement under the WFRBS 2013-C18 Pooling and Servicing Agreement as “Trust Advisor Expenses”. The Trust Advisor will be entitled to reimbursement of its indemnified expenses or reimbursement of certain expenses to the extent provided in the Pooling and Servicing Agreement on or about each distribution date, except that the amount reimbursed in respect of Trust Advisor Expenses, other than Designated Trust Advisor Expenses, on each distribution date must not exceed the sum of:

●
the interest otherwise distributable on the Class B and C Regular Interests (and, therefore, on the Class B, C and/or PEX Certificates, as applicable) and Class D and E Certificates on that distribution date, and

●
and the portion of the Principal Distribution Amount that would otherwise be paid on the Class A-1, A-2, A-3, A-4, A-5, A-SB, D and E Certificates and the Class A-S, B and C Regular Interests (and, therefore, the Class A-S, B, C and PEX Certificates) on that distribution date.

Immediately prior to the distributions to be made to the Certificateholders on each distribution date, the Certificate Administrator is required to allocate the Trust Advisor Expenses, other than Designated Trust Advisor Expenses, reimbursed on that date to reduce the interest otherwise distributable on such distribution date on the Class E and D Certificates and the Class C and B Regular Interests (and, therefore, on the Class C and B Certificates and the Class C and B components of the Class PEX Certificates, as applicable), in that order, in each case until the interest otherwise distributable on that Class on such distribution date has been reduced to zero. No such Trust Advisor Expenses will be allocated to reduce the interest distributable on the Class A-1, A-2, A-3, A-4, A-5, A-SB, X-A, X-B, X-C, F or G Certificates or the Class A-S Regular Interest (and therefore, the Class A-S Certificates and the Class A-S component of the Class PEX Certificates) on any distribution date. Any remaining unallocated portion of such Trust Advisor Expenses will constitute “Excess Trust Advisor Expenses”, which will be allocated to reduce the Principal Distribution Amount (or any lesser portion thereof equal to the aggregate outstanding principal balance of the Class A-1, A-2, A-3, A-4, A-5, A-SB, D and E Certificates and the Class A-S, B and C Regular Interests (and, therefore, the Class A-S, B, C and PEX Certificates) for the applicable distribution date. Such reduction will also result in a write-off of the principal balances of the Class E and D Certificates and the Class C, B and A-S Regular Interests, in that order, in each case until the principal balance of that Class has been reduced to zero. Thereafter, the Certificate Administrator will be required to allocate any remaining amount of such Trust Advisor Expenses among the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates, pro rata (based upon their respective principal balances), until the aggregate principal balance of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates has been reduced to zero.

Any Trust Advisor Expenses allocated to a Class of Certificates as described above will be allocated among the respective Certificates of such Class in proportion to the percentage interests evidenced by the respective Certificates.

Any Trust Advisor Expenses (other than Designated Trust Advisor Expenses) that remain unreimbursed after giving effect to reimbursement and allocation provisions described above on any distribution date will not be reimbursed to the Trust Advisor on that distribution date and will be carried forward to and be reimbursable on succeeding distribution dates, subject to the same provisions, until the Trust Advisor is reimbursed for those Trust Advisor Expenses.

Trust Advisor Expenses other than Designated Trust Advisor Expenses will not reduce the amount of any principal or interest distributable on the Control-Eligible Certificates.

“Designated Trust Advisor Expenses” consist of any Trust Advisor Expenses for which the Trust Advisor is indemnified under the Pooling and Servicing Agreement or for which the Other Trust Advisor with respect to a Non-Serviced Loan Combination is entitled to indemnification under the related intercreditor agreement (see “Servicing of the Mortgage Loans and Administration of the Trust Fund—Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor” in this free writing prospectus) and arise from any legal action that is pending or threatened against the Trust Advisor or Other Trust Advisor at the time of its discharge, termination or resignation under the Pooling and Servicing Agreement (see “Servicing of the Mortgage Loans and Administration of the Trust Fund—Termination, Discharge and Resignation of the Trust Advisor” in this free writing prospectus) or the Other Pooling and Servicing Agreement, as applicable.

Advances of Delinquent Monthly Debt Service Payments

The Master Servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all scheduled monthly debt service payments on the Mortgage Loans (including any Pari Passu Mortgage Loan, but not any Pari Passu Companion Loan), other than balloon payments, Excess Interest and Default Interest, and assumed monthly debt service payments on Mortgage Loans (as described below), in each case net of master servicing fees and, with respect to any Non-Serviced Pari Passu Mortgage Loan, the master or similar servicing and administrative fees payable to the Other Master Servicer or other parties under the WFRBS 2013-C18 Pooling and Servicing Agreement, that—

●	were due or deemed due, as the case may be, during the collection period related to the subject distribution date, and

●	were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

A monthly debt service payment will be assumed to be due with respect to each Mortgage Loan (including any Pari Passu Mortgage Loan, but not any Pari Passu Companion Loan) as to which:

●
the related Mortgage Loan is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; or

●	the corresponding Mortgaged Property has become an REO Property.

The assumed monthly debt service payment deemed due on any Mortgage Loan described in the prior sentence that is delinquent as to its balloon payment will equal, for its maturity date and for each successive Due Date that it remains outstanding and part of the Trust Fund, the monthly debt service payment that would have been due on the Mortgage Loan on the relevant date if the related balloon payment had not come due and the Mortgage Loan had, instead, continued to amortize (if amortization was required) and accrue interest according to its terms in effect prior to that maturity date. The assumed monthly debt service payment deemed due on any Mortgage Loan described in the second preceding sentence as to which the related Mortgaged Property has become an REO Property, will equal, for each Due Date that the REO Property or any portion thereof or interest therein remains part of the Trust Fund, the monthly debt service payment or, in the case of a Mortgage Loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last Due Date prior to the acquisition of that REO Property.

Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any Mortgage Loan, then the Master Servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that Mortgage Loan during the period that the Appraisal Reduction Amount exists. The interest portion of any monthly debt service advance required to be made with respect to any Mortgage Loan as to which there exists an Appraisal Reduction Amount, will equal the product of—

●
the amount of the interest portion of that monthly debt service advance that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

●	a fraction—

1.	the numerator of which is equal to the Stated Principal Balance of the Mortgage Loan, net of the Appraisal Reduction Amount, and

2.	the denominator of which is equal to the Stated Principal Balance of the Mortgage Loan.

Each Non-Serviced Pari Passu Mortgage Loan serviced pursuant to the WFRBS 2013-C18 Securitization will be subject to the provisions in the WFRBS 2013-C18 Pooling and Servicing Agreement relating to appraisal reductions that are substantially similar in all material respects to or materially consistent with the provisions set forth above. The existence of an appraisal reduction in respect of a Non-Serviced Pari Passu Mortgage Loan will proportionately reduce the Master Servicer’s or the Trustee’s, as the case may be, obligation to make monthly debt service advances on such Non-Serviced Pari Passu Mortgage Loan and will generally have the effect of reducing the amount otherwise available for current distributions to the holders of the most subordinate Class or Classes of Certificates. Any Appraisal Reduction Amount on a Loan Combination will be allocated or deemed allocated, pro rata, to the holder of the Pari Passu Mortgage Loan and the holder of the related Pari Passu Companion Loan.

With respect to any distribution date, the Master Servicer will be required to make monthly debt service advances either out of its own funds or, subject to replacement as and to the extent provided in the Pooling and Servicing Agreement, out of funds held in the Collection Account that are not required to be paid on the Certificates on that distribution date.

If the Master Servicer fails to make a required monthly debt service advance and the Trustee has been notified of same, the Trustee will be obligated to make that advance, subject to a determination of recoverability.

The Master Servicer and the Trustee will each be entitled to recover any monthly debt service advance made by it out of its own funds from collections on the Mortgage Loan as to which the advance was made. Neither the Master Servicer nor the Trustee will be obligated to make any monthly debt service advance that it or the Special Servicer determines, in its reasonable, good faith judgment, would not ultimately be recoverable (together with interest on the advance) out of collections on the related Mortgage Loan. If the Master Servicer or the Trustee makes any monthly debt service advance that it or the Special Servicer subsequently determines, in its reasonable, good faith judgment, will not be recoverable out of collections on the related Mortgage Loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the fourth succeeding paragraph, out of general collections on the Mortgage Loans and any REO Properties in the Trust Fund on deposit in the Collection Account from time to time. In making such recoverability determination, such person will be entitled to consider (among other things) the obligations of the borrower under the terms of the related Mortgage Loan as it may have been modified, to consider (among other things) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time and may obtain from the Special Servicer any analysis, appraisals or market value estimates or other information in the possession of the Special Servicer for such purposes. The Trustee will be entitled to conclusively rely on any recoverability determination made by the Master Servicer or the Special Servicer. The Master Servicer and the Special Servicer will be entitled to conclusively rely on any determination of nonrecoverability that may have been made by the other such party with respect to a particular monthly debt service advance for any Mortgage Loan or REO Property. With respect to any Non-Serviced Pari Passu Mortgage Loan and the Master Servicer’s and Trustee’s obligation to make monthly debt service advances, the Master Servicer and Trustee may make their own independent determination as to nonrecoverability notwithstanding any determination of nonrecoverability by the Other Master Servicer or Other Trustee.

Absent bad faith, the determination by any authorized person that an advance constitutes a nonrecoverable advance as described above will be conclusive and binding.

Any monthly debt service advance, with interest, that has been determined to be a nonrecoverable advance with respect to the Mortgage Pool will be reimbursable from the Collection Account in the collection period in which the nonrecoverability determination is made and in subsequent collection periods. Any reimbursement of a nonrecoverable monthly debt service advance, including interest accrued thereon, will be made first from the principal portion of current debt service advances and payments and other collections of principal on the Mortgage Pool (thereby reducing the Principal Distribution Amount otherwise distributable on the Principal Balance Certificates (other than the Class A-S, B, C and PEX Certificates) and the Class A-S, B and C Regular Interests (and, therefore, the Class A-S, B, C and PEX Certificates, as applicable)  on the related distribution date) prior to the application of any other general collections on the Mortgage Pool against such reimbursement. To the extent that the amount representing principal is insufficient to fully reimburse the party entitled to the reimbursement, then, such party may elect at its sole option and in its sole discretion to defer the reimbursement of some or all of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for consecutive periods up to twelve months (provided that any such deferral exceeding six months will require, during the occurrence and continuance of any Subordinate Control Period, the consent of the Subordinate Class Representative) and any election to so defer shall be deemed to be in accordance with the Servicing Standard; provided that no such deferral shall occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement. To the extent that the reimbursement is made from principal collections, the Principal Distribution Amount otherwise distributable on the Principal Balance Certificates (other than the Class A-S, B, C and PEX Certificates) and the Class A-S, B and C Regular Interests (and, therefore, the Class A-S, B, C and PEX Certificates, as applicable) on the related distribution date will be reduced and a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses”) to reduce the aggregate principal balance of the Certificates on that distribution date. To the extent that reimbursement is made from other collections, the funds available to make distributions to Certificateholders of their interest distribution amounts on the related distribution date may be reduced, causing a shortfall in interest distributions on the Offered Certificates. The Master Servicer or the Trustee, as applicable, must give the Rating Agencies at least 15 days’ notice (in accordance with the procedures regarding Rule 17g-5 under the Exchange Act (“Rule 17g-5”) set forth in the Pooling and Servicing Agreement) prior to any reimbursement to it of nonrecoverable advances from amounts in the Collection Account or Distribution Account, as applicable, allocable to interest on the Mortgage Loans unless (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such nonrecoverable advances, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination of whether any advance is a nonrecoverable advance or whether to defer reimbursement of a nonrecoverable advance or the determination in clause (1) above, or (3) in the case of the Master Servicer, it has not timely received from the Trustee information requested by the Master Servicer to consider in determining whether to defer reimbursement of a nonrecoverable advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the Master Servicer or Trustee, as applicable, must give each Rating Agency notice (in accordance with the procedures regarding Rule 17g-5 set forth in the Pooling and Servicing Agreement) of the anticipated reimbursement as soon as reasonably practicable.

Additionally, in the event that any monthly debt service advance (including any interest accrued thereon) with respect to a Mortgage Loan remains unreimbursed following the time that such Mortgage Loan is modified while a Specially Serviced Mortgage Loan, the Master Servicer or the Trustee will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable), on a monthly basis, out of — but solely out of — the principal portion of debt service advances and payments and other collections of principal on all the Mortgage Loans after the application of those principal payments and collections to reimburse any party for nonrecoverable debt service advances (as described in the prior paragraph) and/or nonrecoverable servicing advances as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses” in this free writing prospectus (thereby reducing the Principal Distribution Amount otherwise distributable on the Principal Balance Certificates (other than the Class A-S, B, C and PEX Certificates) and the Class A-S, B and C Regular Interests on the related distribution date) or collections on the related Mortgage Loan intended as a reimbursement of such advance. If any such advance is not reimbursed in whole on any distribution date due to insufficient advances and collections of principal in respect of the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related Mortgage Loan, or is determined, at any time during the reimbursement process, to be ultimately nonrecoverable out of the principal portion of debt service advances and payments and other collections of principal on all the Mortgage Loans, then the Master Servicer or the Trustee, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest (under the provisions and subject to the conditions described in the preceding paragraph). The reimbursement of advances on worked-out loans from advances and collections of principal as described in the first sentence of this paragraph during any collection period will result in a reduction of the Principal Distribution Amount otherwise distributable on the Principal Balance Certificates  (other than the Class A-S, B, C and PEX Certificates) and the Class A-S, B and C Regular Interests on the related distribution date but will not result in the allocation of a Realized Loss on such distribution date (although a Realized Loss may subsequently arise if the amount reimbursed to the Master Servicer or the Trustee ultimately is deemed to be nonrecoverable from the proceeds of the Mortgage Loan).

The Master Servicer and the Trustee will generally each be entitled to receive interest on monthly debt service advances made by that party out of its own funds. However, that interest will commence accruing on any monthly debt service advance made in respect of a scheduled monthly debt service payment only on the date on which any applicable grace period for that payment expires. Interest will accrue on the amount of each monthly debt service advance for so long as that advance is outstanding, at an annual rate equal to the prime rate as published in the “Money Rates” section of The Wall Street Journal, as that prime rate may change from time to time.

Interest accrued with respect to any monthly debt service advance will generally be payable at any time on or after the date when the advance is reimbursed, in which case the payment will be made out of general collections on the Mortgage Loans and any REO Properties on deposit in the Collection Account thereby reducing amounts available for distribution on the Certificates. Under some circumstances, Default Interest and/or late payment charges may be used to pay interest on advances prior to making payment from those general collections, but prospective investors should assume that the available amounts of Default Interest and late payment charges will be de minimis. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Additional Servicing Compensation” in this free writing prospectus.

For information regarding procedures for reimbursement of Servicing Advances together with interest thereon, see “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Payment of Servicing Expenses; Servicing Advances” below.

Fees and Expenses

The following table summarizes the related fees and expenses to be paid from the assets of the Trust Fund and the recipient, source and frequency of payments for those fees and expenses. Except as described in the column captioned “Source of Payment”, these fees and expenses will be generally distributed prior to any amounts being paid to the holders of the Offered Certificates. In each case where we describe the amount of an entitlement, we describe that amount without regard to any limitation on the sources of funds from which the entitlement may be paid. Refer to the column titled “sources of payment” for such limitations.
Type	Recipient	Amount	Frequency	Source of Payment

Fees

Master Servicing Fee	Master Servicer and sub-servicer
The product of the portion of the per annum master servicing fee rate for the Master Servicer and the related Mortgage Loan (including any Non-Serviced Pari Passu Mortgage Loan) and each Serviced Pari Passu Companion Loan that is applicable to such month, determined in the same manner as the applicable mortgage interest rate is determined for that Mortgage Loan for such month, and the Stated Principal Balance of that Mortgage Loan. The master servicing fee rate will range, on a loan-by-loan basis, from 0.0200% per annum to 0.0900% per annum. With respect to each Mortgage Loan for which a sub-servicer acts as sub-servicer, a portion of the master servicing fee is payable to that sub-servicer.
Monthly.
Interest payment on the related Mortgage Loan, Serviced Pari Passu Companion Loan and, with respect to unpaid master servicing fees (including any sub-servicing fees) in respect of any Mortgage Loan, out of the portion of any related insurance proceeds, condemnation proceeds or liquidation proceeds allocable as interest.

Type	Recipient	Amount	Frequency	Source of Payment

Special Servicing Fee	Special Servicer
For any Specially Serviced Mortgage Loan, REO Mortgage Loan or REO Companion Loan, the product of the portion of a rate equal to the greater of (i) 0.25% per annum and (ii) a per annum rate that would result in a special servicing fee of $1,000 for such loan for the related month, determined in the same manner as the applicable mortgage rate is determined for such loan for such month, and the Stated Principal Balance of each such loan (in each case excluding any Non-Serviced Pari Passu Mortgage Loan).
			Monthly.	Any and all collections on the Mortgage Loans (including any related REO Mortgage Loan) and any related Serviced Pari Passu Companion Loan.

Workout Fee	Special Servicer
1.00% of each collection of principal and interest on each applicable worked-out Mortgage Loan (and any related Serviced Pari Passu Companion Loan) for as long as it remains a worked-out Mortgage Loan; provided, however, that the amount of any workout fee may be reduced by certain Offsetting Modification Fees as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Principal Special Servicing Compensation—Workout Fee” in this free writing prospectus.
			Monthly following a workout and before any redefault.	The related collections on such Mortgage Loan (including any related REO Mortgage Loan) and any related Serviced Pari Passu Companion Loan.

Liquidation Fee	Special Servicer
(a) 1.00% of the liquidation proceeds received in connection with a final disposition of each applicable Specially Serviced Mortgage Loan or REO Property (other than a Non-Serviced Pari Passu Mortgage Loan) or portion thereof and any condemnation proceeds and insurance proceeds received by the Trust Fund (net of any Default Interest, late payment charges), other than (with certain exceptions) in connection with the purchase or repurchase of any Mortgage Loan from the Trust Fund by any person, or (b) if such rate in clause (a) above would result in an aggregate liquidation fee less than $25,000 then the Liquidation Fee Rate will be equal to the lesser of (i) 3.0% of the liquidation proceeds or (ii) such lower rate as would result in an aggregate liquidation fee equal to $25,000, in each case as calculated prior to the application of any Offsetting Modification Fees; provided, however, that the amount of any liquidation fee may be reduced by certain Offsetting Modification Fees as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Principal Special Servicing Compensation—Liquidation Fee” in this free writing prospectus.
			Upon receipt of liquidation proceeds, condemnation proceeds and insurance proceeds on a Specially Serviced Mortgage Loan (including any REO Mortgage Loan).	The related liquidation proceeds, condemnation proceeds or insurance proceeds.

Trustee Fee	Trustee
The product of the portion of a rate equal to 0.0004% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each Mortgage Loan (including each Non-Serviced Pari Passu Mortgage Loan) for such month, and the Stated Principal Balance of each Mortgage Loan.
Monthly.
Any and all collections and P&I advances on the Mortgage Loans (including each Non-Serviced Pari Passu Mortgage Loan) in the pool, to the extent included in the amounts remitted by the Master Servicer.

Type	Recipient	Amount	Frequency	Source of Payment

Certificate Administrator Fee	Certificate Administrator
The product of the portion of a rate equal to 0.0032% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each Mortgage Loan (including each Non-Serviced Pari Passu Mortgage Loan) for such month, and the Stated Principal Balance of each Mortgage Loan.
Monthly.
Any and all collections and P&I advances on the Mortgage Loans (including each Non-Serviced Pari Passu Mortgage Loan) in the pool, to the extent included in the amounts remitted by the Master Servicer.

Trust Advisor Fee	Trust Advisor
The product of the portion of a rate equal to 0.00125% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each Mortgage Loan (other than the AmericasMart Mortgage Loan and The Outlet Collection | Jersey Gardens Mortgage Loan) for such month, and the Stated Principal Balance of each Mortgage Loan.
Monthly.
Any and all collections and P&I advances on the Mortgage Loans (other than the AmericasMart Mortgage Loan and The Outlet Collection | Jersey Gardens Mortgage Loan), to the extent included in the amounts remitted by the Master Servicer.

Trust Advisor Consultation Fee	Trust Advisor	An amount equal to $10,000 in connection with each Material Action for which the Trust Advisor engages in consultation under the Pooling and Servicing Agreement.		Actual collections of the related fee from the related borrower.

Additional Servicing Compensation	Master Servicer/ Special Servicer	All defeasance fees, Modification Fees, Assumption Fees, Assumption Application Fees and consent fees.(1)	From time to time.	Actual collections of the related fees or investment income, as applicable.

Late payment charges and Default Interest to the extent not used to offset interest on advances.(1)

Any and all amounts collected for checks returned for insufficient funds on the applicable Mortgage Loans and the Serviced Pari Passu Companion Loans;(1)

All or a portion of charges for beneficiary statements or demands and other loan processing fees actually paid by the borrowers under the applicable Mortgage Loans and the Serviced Pari Passu Companion Loans;(1)

Any Prepayment Interest Excesses arising from any principal prepayments on the applicable Mortgage Loans;(1) and

Interest or other income earned on deposits in the collection or other accounts maintained by the Master Servicer or Special Servicer (but only to the extent of the net investment earnings, if any, with respect to any such account for each collection period and, further, in the case of a servicing account or reserve account, only to the extent such interest or other income is not required to be paid to any borrower under applicable law or under the related Mortgage Loan).(1)

Type	Recipient	Amount	Frequency	Source of Payment

Expenses

Servicing Advances	Master Servicer and Trustee (and Special Servicer, if applicable)	The amount of any applicable Servicing Advances.	From time to time.
Recoveries on the related Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) and any related Serviced Pari Passu Companion Loan, or to the extent that the party making the advance determines the advance is nonrecoverable, from any and all collections on the Mortgage Loans (including the Non-Serviced Pari Passu Mortgage Loans).

Interest on Servicing Advances	Master Servicer and Trustee (and Special Servicer, if applicable)	Interest accrued from time to time on the amount of the applicable Servicing Advance at the prime lending rate as published in the “Money Rates” section of The Wall Street Journal.	When the advance is reimbursed.
First from late payment charges and Default Interest in excess of the regular interest rate on the related Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) and any related Serviced Pari Passu Companion Loan, and then from any and all other collections on the Mortgage Loans (including the Non-Serviced Pari Passu Mortgage Loans).

P&I Advances	Master Servicer and Trustee	The amount of any applicable P&I advances.	From time to time.	Recoveries on the related Mortgage Loan, or to the extent that the party making the advance determines it is nonrecoverable, from any and all other collections on the Mortgage Loans.

Interest on P&I Advances	Master Servicer and Trustee	Interest accrued from time to time on the amount of the advance at the prime lending rate as published in the “Money Rates” section of The Wall Street Journal.	When the advance is reimbursed.	First from late payment charges and Default Interest in excess of the regular interest rate on the related Mortgage Loan, and then from any and all other collections on the Mortgage Loans.

Type	Recipient	Amount	Frequency	Source of Payment

Indemnification Expenses	Trustee, Certificate Administrator, Master Servicer and Special Servicer (and their directors, members, managers, officers, employees and agents)
Losses, liabilities and expenses incurred by the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer in connection with any legal action or claim relating to the Pooling and Servicing Agreement or the Certificates (subject to applicable limitations under the Pooling and Servicing Agreement).
			From time to time.	Any and all collections on the Mortgage Loans.

Indemnification Expenses	Trust Advisor/the Other Trust Advisor with respect to a Non-Serviced Loan Combination(2)
Losses, liabilities and expenses incurred by the Trust Advisor and, with respect to any Non-Serviced Pari Passu Mortgage Loan, the Other Trust Advisor, in connection with any legal action or claim relating to the Pooling and Servicing Agreement or the Certificates (subject to applicable limitations under the Pooling and Servicing Agreement or amounts incurred in connection with the replacement of the Special Servicer) or, with respect to the Other Trust Advisor, the applicable Non-Serviced Pari Passu Mortgage Loan.
From time to time.
Amounts that do not constitute Designated Trust Advisor Expenses will be reimbursed first from amounts otherwise distributable in respect of interest on the Class B and C Regular Interests (and therefore, the Class B and C Certificates) and the Class D and E Certificates, then from amounts otherwise distributable in respect of principal on all of the Certificates (other than the Control-Eligible Certificates); amounts constituting Designated Trust Advisor Expenses will be reimbursed from any and all collections on the Mortgage Loans.

Additional Trust Fund Expenses not advanced	Third parties	Based on third party charges. See “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” above.	From time to time.	Any and all collections on the Mortgage Loans.

CREFC® Intellectual Property Royalty License Fee	CREFC®
With respect to each distribution date, an amount equal to the product of 0.0005% per annum multiplied by the outstanding principal amount of each Mortgage Loan and based upon the same interest accrual basis as the related Mortgage Loan.
			Monthly.	Any and all collections on the Mortgage Loans.

(1)
Allocable between the Master Servicer and the Special Servicer as provided in the Pooling and Servicing Agreement and as described in “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses” in this free writing prospectus.

In general, with respect to each of The AmericasMart Mortgage Loan and The Outlet Collection | Jersey Gardens Mortgage Loan at all times, (a) references in the table to the Special Servicer and the Trust Advisor will mean the WFRBS 2013-C18 Special Servicer and the WFRBS 2013-C18 Trust Advisor, except that (i) the rights to compensation will be governed by the WFRBS 2013-C18 Pooling and Servicing Agreement, and (ii) the WFRBS 2013-C18 Trust Advisor (like the Trust Advisor) will have no entitlement to an ongoing fee with respect to such Pari Passu Mortgage Loan,

(b) with respect to Servicing Advances on or in respect of the related Loan Combination, references in the table to the Master Servicer or the Special Servicer will mean the WFRBS 2013-C18 Master Servicer or the WFRBS 2013-C18 Special Servicer, respectively, except with respect to such Servicing Advances (and interest thereon) that were made by the Master Servicer or the Special Servicer, as applicable, and have not been reimbursed to it, and (c) the Master Servicer will not be entitled, and the WFRBS 2013-C18 Master Servicer is entitled, to a primary servicing fee accruing at a rate equal to 0.01% per annum.  See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the AmericasMart Loan Combination and The Outlet Collection | Jersey Gardens Loan Combination”.

Reports to Certificateholders; Available Information

Certificate Administrator Reports.  Based on monthly reports prepared by the Master Servicer and the Special Servicer and delivered by the Master Servicer to the Certificate Administrator, the Certificate Administrator will be required to prepare and make available electronically or, upon written request from registered holders or from those parties that cannot receive such statement electronically, provide by first class mail, on each distribution date to each registered holder of a Certificate, the parties to the Pooling and Servicing Agreement and any other designee of the Depositor, a report substantially in the form attached to this free writing prospectus as Annex F (a “Distribution Date Statement”) setting forth, among other things specified in the Pooling and Servicing Agreement the following information:

1.
the amount of the distribution on the distribution date to the holders of each Class of Principal Balance Certificates and the Class A-S, B and C Regular Interests in reduction of the principal balance of the Certificates;

2.
the amount of the distribution on the distribution date to the holders of each Class of interest-bearing Certificates and the Class A-S, B and C Regular Interests allocable to the interest distributable on that Class of Certificates or Regular Interest;

3.	the aggregate amount of debt service advances made in respect of the Mortgage Pool for the distribution date;

4.
the aggregate amount of compensation paid to the Certificate Administrator and the Trustee and servicing compensation paid to the Master Servicer and the Special Servicer during the related collection period;

5.	the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after the distribution date;

6.	the number, aggregate unpaid principal balance, weighted average remaining term to maturity and weighted average mortgage rate of the Mortgage Loans as of the end of the related collection period;

7.
the number and aggregate unpaid principal balance of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more and (D) current but specially serviced or in foreclosure but not an REO Property;

8.	the value of any REO Property included in the Trust Fund as of the end of the related collection period, on a loan-by-loan basis, based on the most recent appraisal or valuation;

9.
the Available Distribution Amount for the distribution date and the amount of available funds with respect to (i) the Class A-S Certificates and Class A-S component of the Class PEX Certificates, (ii) the Class B Certificates and Class B component of the Class PEX Certificates, and (iii) the Class C Certificates and Class C component of the Class PEX Certificates, in each case for the distribution date;

10.
the amount of the distribution on the distribution date to the holders of any Class of Certificates and the Class A-S, B and C Regular Interests allocable to Yield Maintenance Charges and/or Prepayment Premiums;

11.	the total interest distributable for each Class of interest-bearing Certificates and the Class A-S, B and C Regular Interests for the distribution date;

12.	the pass-through rate in effect for each Class of interest-bearing Certificates for the interest accrual period related to the current distribution date;

13.
the Principal Distribution Amount for the distribution date, separately setting forth the portion thereof that represents scheduled principal and the portion thereof representing prepayments and other unscheduled collections in respect of principal;

14.
the total outstanding principal balance or notional amount, as the case may be, of each Class of Certificates immediately before and immediately after the distribution date, separately identifying any reduction in these amounts as a result of the allocation of Realized Losses and Additional Trust Fund Expenses;

15.
the amount of any Appraisal Reduction Amounts effected in connection with the distribution date on a loan-by-loan basis and the aggregate amount of Appraisal Reduction Amounts as of the distribution date;

16.	the number and related principal balances of any Mortgage Loans extended or modified during the related collection period on a loan-by-loan basis;

17.	the amount of any remaining unpaid interest shortfalls for each Class of interest-bearing Certificates as of the close of business on the distribution date;

18.	a loan-by-loan listing of each Mortgage Loan which was the subject of a principal prepayment during the related collection period and the amount of principal prepayment occurring;

19.
the amount of the distribution on the distribution date to the holders of each Class of Certificates in reimbursement of Realized Losses and Additional Trust Fund Expenses previously allocated thereto;

20.	the aggregate unpaid principal balance of the Mortgage Loans outstanding as of the close of business on the related determination date;

21.
with respect to any Mortgage Loan as to which a liquidation occurred during the related collection period (other than through a payment in full), (A) the loan number thereof, (B) the aggregate of all liquidation proceeds which are included in the Available Distribution Amount and other amounts received in connection with the liquidation (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Realized Loss attributable to the liquidation;

22.
with respect to any REO Property included in the Trust as to which the Special Servicer determined that all payments or recoveries with respect to the Mortgaged Property have been ultimately recovered during the related collection period, (A) the loan number of the related Mortgage Loan, (B) the aggregate of all liquidation proceeds and other amounts received in connection with that determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Realized Loss attributable to the related REO Mortgage Loan in connection with that determination;

23.	the aggregate amount of interest on monthly debt service advances in respect of the Mortgage Loans paid to the Master Servicer and/or the Trustee since the prior distribution date;

24.	the aggregate amount of interest on Servicing Advances in respect of the Mortgage Loans paid to the Master Servicer, the Special Servicer and/or the Trustee since the prior distribution date;

25.	a loan by loan listing of any Mortgage Loan which was defeased during the related collection period;

26.	a loan by loan listing of any material modification, extension or waiver of a Mortgage Loan;

27.
a loan by loan listing of any material breach of the representations and warranties given with respect to Mortgage Loan by the applicable Mortgage Loan Seller, as provided by the Master Servicer, the Special Servicer or the Depositor;

28.	the amounts of any excess liquidation proceeds held in the Certificate Administrator’s account designated for such excess liquidation proceeds;

29.	the amount of the distribution on the distribution date to the holders of the Class R and V Certificates; and

30.	an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related collection period.

On each distribution date, the Certificate Administrator shall make available to the general public on the “Certificate Administrator’s Website” (initially www.ctslink.com) a copy of the Distribution Date Statement.

Book-Entry Certificates.  See “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the accompanying prospectus for information regarding the ability of holders of Offered Certificates in book-entry form to obtain access to the reports of the Certificate Administrator.

Each Distribution Date Statement will be substantially in the form attached to this free writing prospectus as Annex F.

Information Available Electronically.  The Certificate Administrator will be required to make available to any Privileged Person (except as described below, and provided that the free writing prospectus, the Distribution Date Statements, and the SEC filings will be made available to the general public) the following items by means of the Certificate Administrator’s Website.

(A)        The following documents, which must be made available under a tab or heading designated “deal documents”:

1.	the free writing prospectus that relates to the Offered Certificates;

2.	the Pooling and Servicing Agreement, each Mortgage Loan Purchase Agreement and any amendments and exhibits thereto;

3.	the CREFC® loan setup file prepared by, or delivered to, the Certificate Administrator;

(B)        The following documents, which must be made available under a tab or heading designated “SEC filings”:

1.	Any reports on Forms 10-D, 10-K and 8-K that have been filed by the Certificate Administrator with respect to the Trust through the EDGAR system;

(C)        The following documents, which must be made available under a tab or heading designated “periodic reports”:

1.	the Distribution Date Statements;

2.	the CREFC® Reports (other than the CREFC® loan setup file) prepared by, or delivered to, the Certificate Administrator;

3.	the annual reports prepared by the Trust Advisor;

(D)        The following documents, which must be made available under a tab or heading designated “additional documents”:

1.	summaries of Final Asset Status Reports;

2.	inspection reports; and

3.	appraisals;

(E)        The following documents, which must be made available under a tab or heading designated “special notices”:

1.	notice of final payment on the Certificates;

2.	notice of termination of the Master Servicer or the Special Servicer;

3.	notice of a Servicer Termination Event with respect to the Master Servicer or the Special Servicer;

4.
notice of the resignation of any party to the Pooling and Servicing Agreement and notice of the acceptance of appointment to such party, to the extent such notice is prepared or received by the Certificate Administrator;

5.	officer’s certificates supporting the determination that any advance was (or, if made, would be) a nonrecoverable advance;

6.	any “special notice” by a Certificateholder that wishes to communicate with others, pursuant to the Pooling and Servicing Agreement;

7.	any Assessment of Compliance delivered to the Certificate Administrator;

8.	any Attestation Reports delivered to the Certificate Administrator;

9.
any reports delivered to the Certificate Administrator by the Trust Advisor in connection with its review of the Special Servicer’s net present value and Appraisal Reduction Amount calculations as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Review and Consultation With Respect to Calculations of Net Present Value and Appraisal Reduction Amounts” in this free writing prospectus;

10.
any recommendation received by the Certificate Administrator from the Trust Advisor for the termination of the Special Servicer during any period when the Trust Advisor is entitled to make such a recommendation, and any direction of the requisite percentage of the Certificateholders to terminate the Special Servicer in response to such recommendation;

11.
any proposal received by the Certificate Administrator from a requisite percentage of Certificateholders for the termination of the Special Servicer during any period when such Certificateholders are entitled to make such a proposal, and any direction of the requisite percentage of the Certificateholders to terminate the Special Servicer in response to such proposal; and

12.	any proposal received by the Certificate Administrator from a requisite percentage of Certificateholders for the termination of Trust Advisor, and any direction of the requisite percentage of the Certificateholders to terminate the Trust Advisor in response to such proposal;

(F)        An investor question-and-answer forum (the “Investor Q&A Forum”), which must be made available as described more fully below; and

(G)       An investor registry (the “Investor Registry”), which must be made available (solely to Certificateholders and beneficial owners) as described more fully below.

Notwithstanding the description set forth above, the Certificate Administrator will be authorized to use such other headings and labels as it may reasonably determine from time to time.

The Rating Agencies and NRSROs will have access to the Investor Q&A Forum but will not have a means to submit questions on the Investor Q&A Forum.  The Rating Agencies and NRSROs will not have access to the Investor Registry.  As used herein, “NRSRO” means a nationally recognized statistical rating organization, as such term is defined in Section 3(a)(62) of the Exchange Act; provided, that when referred to in connection with the Certificate Administrator’s Website or the Rule 17g-5 Information Provider’s Website, “NRSRO” means a nationally recognized statistical rating organization that has delivered an NRSRO Certification to the Certificate Administrator.

“Privileged Person” includes the Depositor and its designees, the underwriters, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Subordinate Class Representative, the Trust Advisor, any Mortgage Loan Seller, any person who provides the Certificate Administrator with an Investor Certification, any “master servicer” under any pooling and servicing agreement related to a Non-Serviced Pari Passu Companion Loan and any Rating Agency or NRSRO that delivers an NRSRO Certification to the Certificate Administrator, which Investor Certification and NRSRO Certification may be submitted electronically by means of the Certificate Administrator’s Website.

The Certificate Administrator will make the Investor Q&A Forum available to Privileged Persons by means of the Certificate Administrator’s Website, where Certificateholders and beneficial owners of Certificates may submit inquiries to the Certificate Administrator relating to the Distribution Date Statement, and submit inquiries to the Master Servicer or the Special Servicer relating to servicing reports prepared by that party, the Mortgage Loans, or the Mortgaged Properties, and where Privileged Persons may view previously submitted inquiries and related answers.  The Certificate Administrator will forward such inquiries to the appropriate person.  The Certificate Administrator, the Master Servicer or the Special Servicer, as applicable, will be required to answer each inquiry, unless it determines that answering the inquiry would not be in the best interests of the Trust and/or the Certificateholders, would be in violation of applicable law or the mortgage loan documents, would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Master Servicer or the Special Servicer, as applicable, or is otherwise not advisable to answer, in which case the Certificate Administrator will not post such inquiry on the Investor Q&A Forum.  The Certificate Administrator will be required to post the inquiries and related answers on the Investor Q&A Forum, subject to the immediately preceding sentence and subject to and in accordance with the Pooling and Servicing Agreement.  In addition, no party will post or otherwise disclose direct communications with the Subordinate Class Representative as part of its response to any inquiries.  The Investor Q&A Forum may not reflect questions, answers, and other communications which are not submitted through the Certificate Administrator’s Website.  Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any other person, including the Depositor and the underwriters.  None of the underwriters, Depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no person other than the respondent will have any responsibility or liability for the content of any such information.

The Certificate Administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner by means of the Certificate Administrator’s Website.  Certificateholders and beneficial owners may register on a voluntary basis for the investor registry and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.

The Certificate Administrator’s Website will initially be located at www.ctslink.com. Access will be provided by the Certificate Administrator to Privileged Persons upon receipt by the Certificate Administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the Pooling and Servicing Agreement, which form(s) will also be located on and submitted electronically by means of the Certificate Administrator’s Website.  The NRSRO Certification will state that such NRSRO is a Rating Agency or that (i) such NRSRO has provided the Depositor with the appropriate certifications under Exchange Act Rule 17g-5(e), (ii) such NRSRO has access to the Depositor’s 17g-5 website and, (iii) such NRSRO shall keep the information obtained from the Depositor’s 17g-5 website confidential (an “NRSRO Certification”).  Such NRSRO shall be deemed to recertify to the foregoing each time it accesses the Certificate Administrator’s Website.  An NRSRO Certification will be deemed to have been executed by an NRSRO if the Depositor so directs the Rule 17g-5 Information Provider.

The parties to the Pooling and Servicing Agreement will not be required to provide that certification.  In connection with providing access to the Certificate Administrator’s Website, the Certificate Administrator may require registration and the acceptance of a disclaimer.  The Certificate Administrator will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement.  The Certificate Administrator will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility for them.  The Certificate Administrator will not be deemed to have knowledge of any information posted on its website solely by virtue of such posting.  In addition, the Certificate Administrator may disclaim responsibility for any information for which it is not the original source.  Assistance in using the Certificate Administrator’s Website can be obtained by calling its customer service desk at 866-846-4526.

The Rating Agencies and NRSROs will have access to the Investor Q&A Forum but will not have a means to submit questions on the Investor Q&A Forum.  The Rating Agencies and NRSROs will not have access to the Investor Registry.

The Rule 17g-5 Information Provider will be required to make certain information available, to Rating Agencies and NRSROs through the facilities of a website.

“Investor Certification” means a certificate representing that such person executing the certificate is a Certificateholder, a beneficial owner of a Certificate or a prospective purchaser of a Certificate and that either (a) such person is not a borrower, a manager of a Mortgaged Property, an affiliate of any borrower or manager of a Mortgaged Property, or an agent, principal, partner, member, joint venturer, limited partner, employee, representative, director, trustee, advisor or investor in or of an affiliate of any borrower (collectively, a “Borrower Party”), in which case such person will have access to all the reports and information made available to Certificateholders under the Pooling and Servicing Agreement, or (b) such person is a Borrower Party, in which case such person will only receive access to the Distribution Date Statements prepared by the Certificate Administrator.  The Investor Certification will be substantially in the form(s) provided for in the Pooling and Servicing Agreement, may be submitted electronically by means of the Certificate Administrator’s Website and, as a condition to an investor’s access to the Certificate Administrator’s Website or information made available by the Master Servicer or the Special Servicer, accompanied by an investor confidentiality agreement.  The Certificate Administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and shall restrict access to the Certificate Administrator’s Website to a mezzanine lender upon notice from the Special Servicer pursuant to the Pooling and Servicing Agreement that such mezzanine lender has commenced foreclosure proceedings against the equity collateral pledged to secure the related mezzanine loan.

“CREFC®” means the CRE Finance Council.

“CREFC® Reports” collectively refer to the following electronic files:  (i) CREFC® bond level file, (ii) CREFC® collateral summary file, (iii) CREFC® property file, (iv) CREFC® loan periodic update file,

(v) CREFC® loan setup file, (vi) CREFC® financial file, (vii) CREFC® special servicer loan file, (viii) CREFC® comparative financial status report, (ix) CREFC® delinquent loan status report, (x) CREFC® historical loan modification and corrected mortgage loan report, (xi) CREFC® operating statement analysis report, (xii) CREFC® NOI adjustment worksheet, (xiii) CREFC® REO status report, (xiv) CREFC® servicer watch list, (xv) CREFC® loan level reserve/LOC report, (xvi) CREFC® advance recovery report, (xvii) CREFC® reconciliation of funds report, and (xviii) solely with respect to the Loan Combinations, CREFC® total loan report.

Other Information.  The Pooling and Servicing Agreement will require that the Certificate Administrator make available at its offices, during normal business hours, for review (by any Privileged Person that is not a borrower, a manager of a Mortgaged Property or an affiliate of the foregoing, an agent of a borrower, rating agency or an NRSRO), originals or copies of, among other things, the following items (to the extent such items are in its possession) (except to the extent not permitted by applicable law or under any of the related mortgage loan documents):

(A)	any and all notices and reports delivered to the Certificate Administrator with respect to any Mortgaged Property as to which the environmental testing revealed certain environmental issues;

(B)
the most recent annual (or more frequent, if available) operating statements, rent rolls (to the extent such rent rolls have been made available by the related borrower) and/or lease summaries and retail “sales information”, if any, collected by or on behalf of the Master Servicer or the Special Servicer with respect to each Mortgaged Property;

(C)
the mortgage files, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into or consented by the Master Servicer and/or the Special Servicer and delivered to the Certificate Administrator;

(D)	any other information that may be necessary to satisfy the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act of 1933; and

(E)	each of the documents made available by the Certificate Administrator via its website as described under “—Information Available Electronically” above.

You should assume that the Trustee, the Certificate Administrator or any document Custodian, as the case may be, will be permitted to require payment of a sum sufficient to cover the reasonable out-of-pocket costs and expenses of providing the copies.

In connection with providing access to or copies of the items described above to Certificateholders, beneficial owners of Certificates and prospective purchasers of Certificates, the Trustee, the Master Servicer, the Special Servicer, the Certificate Administrator or any document Custodian, as the case may be, may require an Investor Certification executed by the requesting person or entity.

The Certificate Administrator will make available all distribution date statements, CREFC® reports and supplemental notices (provided they are received by the Certificate Administrator) to certain modeling financial services (i.e., Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc. and CMBS.com, Inc.) in accordance with the provisions of the Pooling and Servicing Agreement.

The Trust will file distribution reports on Form 10-D, annual reports on Form 10-K and (if applicable) current reports on Form 8-K with the SEC regarding the Certificates, to the extent, and for such time, as it shall be required to do so under the Exchange Act.  Such reports will be filed under the name of the issuing entity (File No. 333-172366).  Members of the public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days between the hours of 10 a.m. and 3 p.m. Additional information regarding the Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330.  The SEC also maintains a site on the World Wide Web at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.  The Depositor has filed the prospectus and the related registration statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the SEC’s website.  The SEC maintains computer terminals providing access to the EDGAR system at the office referred to above.

Voting Rights

The Certificates will be allocated voting rights for purposes of certain actions that may be taken pursuant to the Pooling and Servicing Agreement.  98% of the voting rights will be allocated to the holders of the Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S, B, C, PEX, D, E, F and G Certificates, in proportion to the respective aggregate principal balances of those Classes (or, in connection with a proposed termination and replacement of the Special Servicer at the direction of the Certificateholders generally or following a recommendation of the Trust Advisor, each as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Replacement of the Special Servicer” in this free writing prospectus, in proportion to the respective aggregate principal balances of those Classes as notionally reduced taking into account the application of any Appraisal Reduction Amounts in respect of the Mortgage Loans); 2% of the voting rights will be allocated pro rata based upon the outstanding notional amount of the Class X-A, X-B and X-C Certificates among the holders of the Class X-A, X-B, and/or X-C Certificates, whichever are outstanding from time to time; and 0% of the voting rights will be allocated to the holders of the Class V or R Certificates.  Voting rights allocated to a Class of Certificateholders will be allocated among those Certificateholders in proportion to their respective percentage interests in that Class.  Notwithstanding the foregoing, solely in connection with Certificateholder proposals, or directions, to terminate and replace the Special Servicer or the Trust Advisor, Appraisal Reduction Amounts in respect of the Mortgage Loans will be allocated to notionally reduce the aggregate principal balances of the respective Classes of Principal Balance Certificates for purposes of allocating the voting rights.

Delivery, Form and Denomination

General.  We intend to deliver the Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S, B, C and PEX certificates in minimum principal balance denominations of $10,000.  We intend to deliver the Class X-A and Class X-B Certificates in minimum notional amount denominations of $1,000,000.  Investments in excess of those minimum denominations may be made in multiples of $1.

You will receive your Offered Certificates in book-entry form through the facilities of DTC.  See “Description of the Certificates—General” and “—Book-Entry Registration and Definitive Certificates” in the accompanying prospectus.  For additional information regarding clearance and settlement procedures for the Offered Certificates and for information with respect to tax documentation procedures relating to the Offered Certificates, see Annex D to this free writing prospectus.

Matters Regarding the Certificate Administrator and the Tax Administrator

The Certificate Administrator will be entitled to a monthly fee for its services.  That fee will accrue with respect to each and every Mortgage Loan.  In each case, that fee and the monthly fee payable to the Trustee will collectively accrue at 0.0036% per annum on the Stated Principal Balance of the subject Mortgage Loan for the related distribution date and will be calculated based on the same interest accrual basis as the subject Mortgage Loan, which is either an Actual/360 Basis or a 30/360 Basis.  The Certificate Administrator will be required to pay to the Trustee a monthly fee for its services as set forth in the Pooling and Servicing Agreement.  The Certificate Administrator fee is payable out of general collections on the Mortgage Loans and any REO Properties in the Trust Fund.  In addition, the Trustee and the Certificate Administrator will be entitled to recover from the Trust Fund all reasonable unanticipated expenses and disbursements incurred or made in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine overhead expenses incurred in the ordinary course of performing its duties under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith.

The holders of Certificates representing a majority of the total voting rights determined without notionally reducing the principal balances of the Certificates by any Appraisal Reduction Amounts) may remove any of the Certificate Administrator, the tax administrator or the Trustee, upon written notice to the Master Servicer, the Special Servicer, us and the Trustee.

The Trust Fund will indemnify the Certificate Administrator (in each of the capacities in which it serves under the Pooling and Servicing Agreement) and its directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses, including, without limitation, reasonable attorneys’ fees, arising with respect to the Pooling and Servicing Agreement, the Mortgage Loans or the Certificates, other than (i) those resulting from the breach of the Certificate Administrator’s representations and warranties or from willful misconduct, bad faith or negligence in the performance of, or negligent disregard of, its duties, (ii) the Certificate Administrator’s allocable overhead and (iii) any cost or expense expressly required to be borne by the Certificate Administrator.

All expenses incurred by the Certificate Administrator in connection with the transfer of the mortgage files to a successor certificate administrator, following the removal of the Certificate Administrator without cause are required to be reimbursed to such removed Certificate Administrator within thirty (30) days of demand therefor, such reimbursement to be made by the Certificateholders that terminated such Certificate Administrator.

None of the Certificate Administrator, the Custodian, the tax administrator or the Trustee will be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Pooling and Servicing Agreement.  None of the Certificate Administrator, the tax administrator or the Trustee will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement or in the exercise of any of its rights or powers if, in the opinion of that entity, the repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

With respect to any Non-Serviced Loan Combination serviced pursuant to another securitization, the related certificate administrator (each, an “Other Certificate Administrator”) is entitled to indemnification with respect to amounts related to such Non-Serviced Loan Combination pursuant to provisions that are substantially similar in all material respects to or materially consistent with those described above and will be entitled to reimbursement from the Trust Fund for the related Non-Serviced Pari Passu Mortgage Loan’s pro rata share of any such amounts.

Amendment of the Pooling and Servicing Agreement

The Pooling and Servicing Agreement may be amended by the mutual agreement of the Depositor, the Master Servicer, the Special Servicer, the Trust Advisor, the Certificate Administrator and the Trustee, without the consent of any of the Certificateholders, or the consent of any holder of any Pari Passu Companion Loan, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error, (iii) to conform the Pooling and Servicing Agreement to the free writing prospectus (or the private placement memorandum relating to certificates not offered hereby), (iv) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which will not be inconsistent with the then-existing provisions, (v) subject to the delivery of an opinion of counsel, to relax or eliminate (A) any requirement under the Pooling and Servicing Agreement imposed by the provisions of the federal income tax law relating to REMICs (if the provisions are amended or clarified such that any such requirement may be relaxed or eliminated) or (B) certain transfer restrictions imposed on the Certificates (if applicable law is amended or clarified such that certain transfer restrictions may be relaxed or eliminated), (vi) as evidenced by an opinion of counsel, either (X) to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to any of REMIC I, REMIC II or REMIC III or the Grantor Trust at least from the effective date of such amendment, or (Y) to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any of REMIC I, REMIC II or REMIC III or the Grantor Trust, (vii) to

modify, add to or eliminate certain provisions of the Pooling and Servicing Agreement relating to transfers of Class R Certificates, (viii) to avoid the qualification, downgrade or withdrawal of the rating then assigned to any Class of Certificates to which a rating has been assigned by a Rating Agency at the request of the Depositor (or the placement of the Class on “negative credit watch” status in contemplation of any such action with respect thereto), (ix) for the purpose of amending the duties and procedures by which the Rule 17g-5 Information Provider is bound, or (x) in the event of a TIA Applicability Determination (as defined below), to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement to such extent as shall be necessary to (A) effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) modify such other provisions as necessary to conform the Pooling and Servicing Agreement and be consistent with the modifications made pursuant to the preceding clause (A); provided that, among other things,

(a)
any such amendment for the specific purposes described in clause (iv), (vii) or (ix)  above will not adversely affect in any material respect the interests of any Certificateholder or any third-party beneficiary of the Pooling and Servicing Agreement or of any provision thereof, as evidenced by an opinion of counsel to that effect;

(b)
no such amendment will adversely affect any holder of a Serviced Pari Passu Companion Loan related to a Serviced Loan Combination then serviced and administered under the Pooling and Servicing Agreement without the written consent of such holder; and

(c)
no such amendment will materially adversely affect the rights, or increase the obligations, of any Mortgage Loan Seller under the Pooling and Servicing Agreement or under the related Mortgage Loan Purchase Agreement without the written consent of such Mortgage Loan Seller.

In a number of cases that have been filed alleging certain violations of the Trust Indenture Act of 1939, as amended (the “TIA”), certain lower courts have held that the TIA was applicable to certain agreements similar to the Pooling and Servicing Agreement and that the mortgage-backed certificates issued pursuant to such agreements were not exempt under Section 304(a)(2) of the TIA.  (See for example, In Retirement Bd. of the Policemen’s Annuity and Benefit Fund of the City of Chicago, et al. v. The Bank of New York Mellon, 11 Civ. 5459 (WHP) (S.D.N.Y. Apr. 3, 2012) and Policemen’s Annuity and Benefit Fund of the City of Chicago v. Bank of America, et.al, 12 Civ. 2865 (KBF) (S.D.N.Y. Dec. 7, 2012)).  These rulings are contrary to more than three decades of market and Securities and Exchange Commission practice, as well as guidance provided by the Division of Corporation Finance as posted on the Securities and Exchange Commission’s website as Division of Corporation Finance Interpretive Response 202.01 (“CDI 202.01”) regarding the TIA, Section 304(a)(2) (which guidance was updated on May 3, 2012 to note the first of these rulings referred to above and to state that the “staff is considering CDI 202.01 in light of this ruling”).  See also Harbor Financial, Inc. 1988 SEC No-Act.  LEXIS 1463 (Oct. 31, 1988).  If any of these rulings by the lower courts is affirmed on appeal, or if there is a change by the Division of Corporation Finance of its position that agreements similar to the Pooling and Servicing Agreement are exempt from the TIA under Section 304(a)(2), that would likely result in the Pooling and Servicing Agreement being required to be qualified under the TIA.

In the event that subsequent to the date of this free writing prospectus the Depositor, following non-binding consultation with the Trustee, informs the Trustee that it has determined that the TIA does apply to the Pooling and Servicing Agreement (a “TIA Applicability Determination”), the Pooling and Servicing Agreement will provide that it will be amended, without the consent of any Certificateholder, to the extent necessary to comply with the TIA.  In addition, if the TIA were to apply to the Pooling and Servicing Agreement, the TIA provides that certain provisions would automatically be deemed to be included in the Pooling and Servicing Agreement (and the Pooling and Servicing Agreement thus would be statutorily amended without any further action); provided, however, that it shall be deemed that the parties to the Pooling and Servicing Agreement have agreed that, to the extent permitted under the TIA, the Pooling and Servicing Agreement shall expressly exclude any non-mandatory provisions that (x) conflict with the provisions of the Pooling and Servicing Agreement or would otherwise alter the provisions of the Pooling and Servicing Agreement or (y) increase the obligations, liabilities or scope of responsibility of any party thereto.  Generally, the TIA provisions include additional obligations of the Trustee, certain additional reporting requirements, and heightened conflict of interest rules which may require, for example, that the Trustee resign in the event the interests of the holders of the various Classes of Certificates differ from one another under certain circumstances and that one or more other trustees be appointed in its place.  While investors should understand the potential for such amendments, investors should not purchase Certificates with any expectation that the TIA will be determined to apply or that any such amendments will be made.

The Pooling and Servicing Agreement may also be amended by the parties thereto with (1) the consent of the holders of Certificates entitled to not less than 66-2/3% of the voting rights allocated to each Class that is materially affected by the amendment and (2) the holder of the Serviced Pari Passu Companion Loan(s) materially affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of Certificateholders; provided that no such amendment may, among other things, (i) reduce in any manner the amount of, or delay the timing of, payments received on the Certificates without the consent of each affected Certificateholder, or which are to be distributed to the holder of a Serviced Pari Passu Companion Loan without the consent of such holder of a Serviced Pari Passu Companion Loan, (ii) reduce the aforesaid percentage of aggregate principal balance or notional amount, as applicable, of each Class of Certificates which are required to consent to any such amendment, without the consent of all the holders of each Class of Certificates affected thereby, (iii) adversely affect the status of any of REMIC I, REMIC II or REMIC III as a REMIC or the Grantor Trust as a grantor trust under the Code, without the consent of 100% of the Certificateholders, (iv) amend any section of the Pooling and Servicing Agreement that relates to the amendment thereof without the consent of all the holders of all Certificates of the Class(es) affected thereby and the consent of the holder of any affected Serviced Pari Passu Companion Loan, (v) otherwise materially adversely affect any Class of Certificateholders without the consent of all of the Certificateholders of that Class, (vi) otherwise materially adversely affect the holder of any Serviced Pari Passu Companion Loan without the consent of such holder, or (vii) materially adversely affect the rights or increase the obligations of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the related Mortgage Loan Purchase Agreement without the written consent of such Mortgage Loan Seller.

In addition, the Pooling and Servicing Agreement may not be amended in any manner that adversely affects any Serviced Pari Passu Companion Loan without the consent of the holder of such Serviced Pari Passu Companion Loan.

In no event may the definition of the Servicing Standard be amended in a manner that would materially adversely affect Certificateholders without a Rating Agency Confirmation and an opinion of counsel delivered to the Trustee and the Certificate Administrator.

Furthermore, no amendment of the Pooling and Servicing Agreement may be consented to by any party to the Pooling and Servicing Agreement unless such party has obtained or received an opinion of counsel to the effect that the amendment is permitted under the Pooling and Servicing Agreement as described above.

Termination of the Pooling and Servicing Agreement

The obligations created by the Pooling and Servicing Agreement will terminate following the earliest of—

1.	the final payment or advance on, or other liquidation of, the last Mortgage Loan or related REO Property remaining in the Trust Fund,

2.
the purchase of all of the Mortgage Loans and REO Properties remaining in the Trust Fund or held on behalf of the Trust Fund by any single Certificateholder or group of Certificateholders of the Class (if any) that is then entitled to appoint the Subordinate Class Representative, the Master Servicer or the Special Servicer, in that order of preference, and

3.	the exchange by any single holder of all the Certificates for all of the Mortgage Loans and REO Properties remaining in the Trust Fund.

Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder.  The final distribution to the registered holder of each Certificate will be made only upon surrender and cancellation of that Certificate at the office of the Certificate Administrator or at any other location specified in the notice of termination.

The right of the Certificateholders of the Class (if any) that is then entitled to appoint the Subordinate Class Representative, the Master Servicer or the Special Servicer to purchase all of the Mortgage Loans and REO Properties remaining in the Trust Fund is subject to the conditions (among others) that—

●	the total Stated Principal Balance of the Mortgage Pool is 1.0% or less of the Cut-off Date Pool Balance,

●
within 30 days after notice of the election of that person to make the purchase is given, no person with a higher right of priority to make the purchase notifies the other parties to the Pooling and Servicing Agreement of its election to do so, and

●
if more than one holder or group of Certificateholders of the Class (if any) that is then entitled to appoint the Subordinate Class Representative desire to make the purchase, preference will be given to the holder or group of holders with the largest percentage interest in the relevant Class.

Any purchase by any single holder or group of Certificateholders of the Class (if any) that is then entitled to appoint the Subordinate Class Representative, the Master Servicer or the Special Servicer of all the Mortgage Loans and REO Properties remaining in the Trust Fund is required to be made at a price equal to:

●	the sum of—

1.	the aggregate Purchase Price of all the Mortgage Loans remaining in the Trust Fund, other than any Mortgage Loans as to which the Mortgaged Properties have become REO Properties, and

2.
the appraised value of all REO Properties then included in the Trust Fund, in each case as determined by an appraiser mutually agreed upon by the Master Servicer, the Special Servicer and the Trustee; minus

●	solely in the case of a purchase by the Master Servicer or the Special Servicer, the total of all amounts payable or reimbursable to the purchaser under the Pooling and Servicing Agreement.

The purchase will result in early retirement of the then-outstanding Certificates.  The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final distribution date.  Any person or entity making the purchase will be responsible for reimbursing the parties to the Pooling and Servicing Agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

An exchange by any single holder of all of the Certificates for all of the Mortgage Loans and REO Properties remaining in the Trust Fund may be made by giving written notice to each of the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.  If an exchange is to occur as described above, then the holder of the Certificates, no later than the business day immediately preceding the distribution date on which the final distribution on the Certificates is to occur, must deposit in the Collection Account amounts that are together equal to all amounts then due and owing to the Master Servicer, the Special Servicer, the Certificate Administrator, the tax administrator, the Trustee and their respective agents under the Pooling and Servicing Agreement.  No such exchange may occur until the aggregate principal balance of the

Class A-1, A-2, A-3, A-4, A-5, A-SB and D Certificates and the Class A-S, B and C Regular Interests (and, therefore, the Class A-S, B, C and PEX Certificates) is reduced to zero.

The Trustee

Eligibility Requirements

The Trustee is at all times required to be, and will be required to resign if it fails to be, (i) a corporation, bank, trust company or association organized and doing business under the laws of the United States of America or any state thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority or (ii) an institution whose short term debt obligations are at all times rated not less than  “F-1” by Fitch and “P-1” by Moody’s Investors Service, Inc. (“Moody’s”) (or, in the case of either such Rating Agency, such lower rating as is the subject of a confirmation from such Rating Agency (or, in the case of a Serviced Loan Combination, any NRSRO rating mortgage-backed securities backed by the related Pari Passu Companion Loan) that such Trustee will not cause a downgrade, withdrawal or qualification of the then-current ratings of any Class of Certificates) and whose long-term unsecured debt is at all times rated not less than “AA (low)” by DBRS, Inc. (“DBRS”) (or “A” by DBRS if the Trustee has a short-term debt rating of at least “R-1 (middle)” from DBRS; provided that if the Trustee is not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs which may also be Moody’s and Fitch), “A-” by Fitch and “A2” by Moody’s (or, in the case of any such Rating Agency, such lower rating as is the subject of a confirmation from such Rating Agency (or, in the case of a Serviced Loan Combination, any NRSRO rating mortgage-backed securities backed by the related Pari Passu Companion Loan) that such Trustee will not cause a downgrade, withdrawal or qualification of the then-current ratings of any Class of Certificates).

Duties of the Trustee

The Trustee will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates or any asset or related document and is not accountable for the use or application by the Depositor of any of the Certificates or any of the proceeds of the Certificates, or for the use or application by the Depositor of funds paid in consideration of the assignment of the Mortgage Loans to the Trust or deposited into any fund or account maintained with respect to the Certificates or any account maintained pursuant to the Pooling and Servicing Agreement or for investment of any such amounts.  The Pooling and Servicing Agreement generally provides that (i) the Trustee, prior to the occurrence of an Servicer Termination Event and after the curing or waiver of all Servicer Termination Events which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Pooling and Servicing Agreement, (ii) if a Servicer Termination Event occurs and is continuing, the Trustee must exercise such of the rights and powers vested in it by the Pooling and Servicing Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs, (iii) any permissive right of the Trustee contained in the Pooling and Servicing Agreement will not be construed as a duty and (iv) the Trustee will be liable in accordance with the Pooling and Servicing Agreement only to the extent of the obligations specifically imposed upon and undertaken by the Trustee.  However, upon receipt of the various Certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine the documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.  The Certificate Administrator is required to notify Certificateholders of any termination of the Master Servicer or the Special Servicer or appointment of a successor to the Master Servicer or the Special Servicer.  The Trustee will be obligated to make any advance required to be made, and not made, by the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, provided that the Trustee will not be obligated to make any advance that it deems to be a nonrecoverable advance.  In addition, the Trustee will not be obligated to make any Servicing Advances with respect to any Non-Serviced Pari Passu Mortgage Loan.  The Trustee will be entitled, but not obligated, to rely conclusively on any determination by the Master Servicer or the Special Servicer, that an advance, if made, would be a nonrecoverable advance.  The Trustee will be entitled to reimbursement for each advance made by it in the same manner and to the same extent as, but prior to, the Master Servicer.  See “Advances of Delinquent Monthly Debt Service Payments” in this free writing prospectus.

Matters Regarding the Trustee

The Trust Fund will indemnify the Trustee and its directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses, including, without limitation, reasonable attorneys’ fees, arising with respect to the Pooling and Servicing Agreement, the Mortgage Loans or the Certificates, other than (i) those resulting from the breach of the Trustee’s representations and warranties or from willful misconduct, fraud, bad faith or negligence in the performance of, or negligent disregard of, its duties, (ii) the Trustee’s allocable overhead and (iii) any cost or expense expressly required to be borne by the Trustee.

The Trustee will not be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the Pooling and Servicing Agreement.  The Trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement or in the exercise of any of its rights or powers if, in the opinion of that entity, the repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

With respect to any Non-Serviced Loan Combination serviced pursuant to the WFRBS 2013-C18 securitization, the related trustee (the “Other Trustee”) will be entitled to indemnification with respect to amounts related to such Non-Serviced Loan Combination pursuant to provisions that are substantially similar in all material respects to or materially consistent with those described above and is entitled to reimbursement from the Trust Fund for the related Non-Serviced Pari Passu Mortgage Loan’s pro rata share of any such amounts.

Provisions similar to the provisions described under the sections of the accompanying prospectus entitled “Description of the Pooling and Servicing Agreements—Duties of the Trustee”, “—Certain Matters Regarding the Trustee” and “—Resignation and Removal of the Trustee” will apply to the Certificate Administrator and the tax administrator.

Resignation and Removal of the Trustee

The Trustee may at any time resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the Depositor, the Certificate Administrator, the tax administrator, the Master Servicer, the Special Servicer, the Rule 17g-5 Information Provider (who will promptly post such notice to the Rule 17g-5 Information Provider’s Website), and all Certificateholders.  Upon receiving the notice of resignation, the Depositor is required to promptly appoint a successor Trustee meeting the requirements set forth above.  If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If at any time the Trustee (i) shall cease to be eligible to continue as Trustee under the Pooling and Servicing Agreement, or (ii) shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii) the continuation of the Trustee as such would result in a downgrade, qualification or withdrawal of the rating by the Rating Agencies of any Class of Certificates with a rating as evidenced in writing by the Rating Agencies, then the Depositor may remove the Trustee and appoint a successor Trustee meeting the eligibility requirements set forth above.  Holders of the Certificates entitled to more than 50% of the voting rights (determined without notionally reducing the principal balances of the Certificates by any Appraisal Reduction Amounts) may, at their expense, at any time remove the Trustee without cause and appoint a successor Trustee.

Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee meeting the eligibility requirements set forth above.  Upon any succession of the Trustee, the predecessor trustee will be entitled to the payment of compensation and reimbursement agreed to under the Pooling and Servicing Agreement for services rendered and expenses incurred prior to the date of removal.  The resigning Trustee will be required to pay all reasonable out-of-pocket costs and expenses of each party to the Pooling and Servicing Agreement, the Issuing Entity and each Rating Agency in connection with the resignation of the Trustee and the transfer of its duties (including, but not limited to, reasonable out-of-pocket costs and expenses associated with the engagement of a successor, transferring mortgage files (if applicable) and related information, records and reports to the successor).

All expenses incurred by the Trustee in connection with the transfer of its duties to a successor trustee following the removal of the Trustee without cause are required to be reimbursed to such removed Trustee within thirty (30) days of demand therefor, such reimbursement to be made by the Certificateholders that terminated such Trustee.

In addition, certain provisions regarding the obligations and duties of the Trustee, including those related to resignation and termination, may be subject to amendment in connection with a TIA Applicability Determination.  See “Amendment of the Pooling and Servicing Agreement” in this free writing prospectus.

Suits, Actions and Proceedings by Certificateholders

No Certificateholder will have any right by virtue of any provision of the Pooling and Servicing Agreement to institute any suit, action or proceeding in equity or at law against any party to the Pooling and Servicing Agreement or any borrower, unless that Certificateholder shall have previously given to the Trustee a written notice of default, and unless also (except in the case of a default by the Trustee) the holders of Certificates entitled to at least 25% of the voting rights (determined without notionally reducing the principal balances of the Certificates by any Appraisal Reduction Amounts) shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee under the Pooling and Servicing Agreement and shall have offered to the Trustee such reasonable indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding.  No one or more holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of the Pooling and Servicing Agreement to affect, disturb or prejudice the rights of any other holders of Certificates, or to obtain or seek to obtain priority over or preference to any other such holder (which priority or preference is not otherwise provided for herein), or to enforce any right under the Pooling and Servicing Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders.  For the protection and enforcement of the provisions described above, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General.  The yield on any Offered Certificate will depend on—

●	the price at which that Certificate is purchased by an investor,

●	the rate, timing and amount of distributions on that Certificate, and

●	any losses or shortfalls incurred on that Certificate.

The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things:

●	the pass-through rate for that Certificate,

●
the rate and timing of principal payments, including those arising from voluntary and involuntary prepayments, repurchases for material document defects or material breaches of representations, sales of defaulted mortgage loans and REO Properties, exercise of purchase options by holders of mezzanine loans, and other principal collections on the Mortgage Loans, and the extent to which those amounts are to be applied in reduction of the principal balance or notional amount, as applicable, of that Certificate,

●
the rate and timing of reimbursements made to the Master Servicer, the Special Servicer or the Trustee for nonrecoverable advances and/or for advances previously made in respect of a worked-out Mortgage Loan that are not repaid at the time of the workout,

●
the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses, as well as Trust Advisor Expenses, and the extent to which those losses and expenses are allocable in reduction of the principal balance of that Certificate or result in reductions or shortfalls in interest distributable to that Certificate, and

●	the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest distributions of that Certificate.

Rate and Timing of Principal Payments.  The yield to maturity on the Offered Certificates purchased at a discount or a premium will be affected by the rate and timing of principal distributions on, or otherwise resulting in a reduction of the aggregate principal balances of, those Certificates.  In turn, the rate and timing of distributions on, or otherwise resulting in a reduction of the aggregate principal balances of, those Certificates will be directly related to the rate and timing of principal payments on or with respect to the Mortgage Loans.  Finally, the rate and timing of principal payments on or with respect to the Mortgage Loans will be affected by their amortization schedules, the dates on which balloon payments are due to occur, any incentives for a borrower to repay its mortgage loan by an anticipated repayment date and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, any prepayments occurring by application of earnout reserves or performance holdback amounts if leasing criteria or other conditions are not satisfied or by reason of sales or other releases of real properties and/or parcels, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, sales of Mortgage Loans following default or purchases or other removals of Mortgage Loans from the Trust Fund.  In some cases, a Mortgage Loan’s amortization schedule will be recast upon the occurrence of certain events, including casualties, condemnations and prepayments in connection with property releases.  See “Risk Factors—Risks Related to the Offered Certificates—The Yields to Maturity on the Offered Certificates Depend on a Number of Factors that Cannot Be Predicted with any Certainty” and “—Incorrect Assumptions Regarding Principal Payments and Prepayments May Lead to a Lower than Expected Yield on Your Investment” and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayment and Defeasance Provisions” for a discussion of certain of the Mortgage Loans with the above described characteristics.

With respect to any Class of Offered Certificates with a pass-through rate based upon, equal to or limited by the WAC Rate, the respective pass-through rate (and, accordingly, the yield) on those Classes of Offered Certificates could (or, in the case of the Class X-A and Class X-B Certificates and any other Class of Certificates with a pass-through rate based upon or equal to the WAC Rate, will) be adversely affected if Mortgage Loans with relatively high mortgage interest rates experienced a faster rate of principal payments than Mortgage Loans with relatively low mortgage interest rates.

Prepayments and other early liquidations of the Mortgage Loans will result in distributions on the Offered Certificates of amounts that would otherwise be paid over the remaining terms of those Mortgage Loans.  This will tend to shorten the weighted average lives of the Offered Certificates.  Defaults on the Mortgage Loans, particularly at or near their maturity dates, may result in significant delays in distributions of principal on the Mortgage Loans and, accordingly, on the Offered Certificates, while work-outs are negotiated or foreclosures are completed.  These delays will tend to lengthen the weighted average lives of the Offered Certificates.  See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Modifications, Waivers, Amendments and Consents” in this free writing prospectus.

With respect to the Class A-SB Certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB Certificates to principal prepayments on the Mortgage Loans will depend in part on the period of time during which the Class A-1, A-2, A-3, A-4 and A-5 Certificates remain outstanding.  As such, the Class A-SB Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans when the Class A-1, A-2, A-3, A-4 and A-5 Certificates are no longer outstanding.

The extent to which the yield to maturity on any Offered Certificate may vary from the anticipated yield will depend upon the degree to which the Certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn paid in a reduction of the principal balance of the Certificate.  If you purchase your Offered Certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to you that is lower than your anticipated yield.  If you purchase Class X-A or X-B Certificates or otherwise purchase your Offered Certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to you that is lower than your anticipated yield.

If you purchase Class X-A or X-B Certificates, your yield to maturity will be particularly sensitive to the rate and timing of principal payments on the Mortgage Loans.  Each payment of principal in reduction of the aggregate principal balance of the Class A-1, A-2, A-3, A-4, A-5 or A-SB Certificates or the Class A-S Regular Interest will result in a reduction in the aggregate notional amount of the Class X-A Certificates, and each payment of principal in reduction of the aggregate principal balance of the Class D Certificates and the Class B and Class C Regular Interests will result in a reduction in the notional amount of the Class X-B Certificates.  Accordingly, if principal payments on the Mortgage Loans occur at a rate faster than that assumed at the time of purchase, then your actual yield to maturity with respect to the Class X-A Certificates will, and your actual yield to maturity with respect to the Class X-B Certificates may, be lower than that assumed at the time of purchase.  Your yield to maturity would also be adversely affected by sales of Mortgage Loans following default, Mortgage Loan Seller repurchases of Mortgage Loans in connection with a material breach or representation or warranty or other removals of Mortgage Loans from the Trust Fund.  Prior to investing in the Class X-A or X-B Certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the Mortgage Loans could result in your failure to fully recover your initial investment.  The rating(s) on the Class X-A or X-B Certificates do not address whether a purchaser of those certificates would be able to recover its initial investment.

Because the rate of principal payments on or with respect to the Mortgage Loans will depend on future events and a variety of factors, we cannot assure you as to that rate or the rate of principal prepayments in particular.

Even if they are collected and payable on your Offered Certificates, Prepayment Premiums and Yield Maintenance Charges may not be sufficient to offset fully any loss in yield on your Offered Certificates attributable to the related prepayments of, the Mortgage Loans.

Delinquencies and Defaults on the Mortgage Loans.  The rate and timing of delinquencies and defaults on the Mortgage Loans will affect—

●	the amount of distributions on your Offered Certificates,

●	the yield to maturity of your Offered Certificates,

●	if you are purchasing Principal Balance Certificates, the rate of principal distributions on your Offered Certificates,

●	if you are purchasing Class X-A or X-B Certificates, the rate of reductions in the notional amount of your Offered Certificates, and

●	the weighted average life of your Offered Certificates.

Delinquencies on the Mortgage Loans, unless covered by advances, may result in shortfalls in distributions of interest and/or principal on your Offered Certificates for the current month.  Although any shortfalls in distributions of interest may be made up on future distribution dates, no interest would accrue on those shortfalls.  Thus, any shortfalls in distributions of interest would adversely affect the yield to maturity of your Offered Certificates.

If—

●
you calculate the anticipated yield to maturity for your Offered Certificates based on an assumed rate of default on the Mortgage Loans and amount of losses on the Mortgage Loans that is lower than the default rate and amount of losses actually experienced, and

●	the additional losses result in a reduction of the total distributions on, or the aggregate principal balance of your Offered Certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

The timing of any loss on a liquidated Mortgage Loan that results in a reduction of the total distributions on or the aggregate principal balance of your Offered Certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations.  In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

The yield on your Certificates will also depend on the extent to which losses and expenses experienced by the Trust Fund are allocated to reduce your certificate principal balance or otherwise reduce amounts distributable to you.  The notional amount of the Class X-A and Class X-B Certificates will be reduced by any Realized Losses with respect to the Mortgage Loans or Additional Trust Fund Expenses allocated to reduce the classes of Principal Balance Certificates or Regular Interests on which that notional amount is based.  Because the Control-Eligible Certificates do not provide credit support to other Classes of Certificates in respect of Trust Advisor Expenses other than Designated Trust Advisor Expenses, the yield on those other Classes of Certificates may be affected by losses arising from such Trust Advisor Expenses at a time when other losses would not have affected their yield.

Even if losses on the Mortgage Loans do not result in a reduction of the total distributions on, or the aggregate principal balance of your Offered Certificates, the losses may still affect the timing of distributions on, and the weighted average life and yield to maturity of your Offered Certificates.

In addition, if the Master Servicer, the Special Servicer or the Trustee is reimbursed for any advance made by it that it has determined is not recoverable out of collections on the related Mortgage Loan, then that advance (together with accrued interest thereon) will, to the fullest extent permitted, be reimbursed first out of the principal portion of current debt service advances and payments and other collections of principal otherwise distributable on the Certificates, prior to being deemed reimbursed out of payments and other collections of interest on the Mortgage Pool otherwise distributable on the Certificates.  Any such reimbursement from advances and collections of principal will reduce the amount of principal otherwise distributable on the Certificates on the related distribution date.

In the event that any advance (including any interest accrued thereon) with respect to a Mortgage Loan remains unreimbursed following the time that such Mortgage Loan is modified as a Specially Serviced Mortgage Loan, the Master Servicer or the Trustee, as applicable, will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable from collections on the related Mortgage Loan), out of amounts in the Collection Account representing the principal portion of current debt service advances and payments and other collections of principal after the application of those advances and collections of principal to reimburse any party for nonrecoverable debt service advances and Servicing Advances as contemplated by the prior paragraph.  Any such reimbursement payments will reduce the amount of principal otherwise distributable on the Certificates on the related distribution date.

Relevant Factors.  The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the Mortgage Loans:

●	prevailing interest rates;

●	the terms of the Mortgage Loans, including—

1.	provisions that impose prepayment Lock-out Periods or require Yield Maintenance Charges or Prepayment Premiums;

2.	due-on-sale and due-on-encumbrance provisions;

3.	provisions requiring that upon occurrence of certain events, funds held in escrow or proceeds from letters of credit be applied to principal;

4.
the exercise of purchase options by tenants or others and other sales of real properties and/or parcels by borrowers that can result in prepayments of principal, including during a Lock-out Period for the Mortgage Loan; and

5.	amortization terms;

●	the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located;

●
the general supply and demand for commercial, multifamily and manufactured housing community rental space of the type available at the Mortgaged Properties in the areas in which those properties are located;

●	the quality of management of the Mortgaged Properties;

●	the servicing of the Mortgage Loans;

●	possible changes in tax laws; and

●	other opportunities for investment.

See “Risk Factors”, “Description of the Mortgage Pool”, “Servicing of the Mortgage Loans and Administration of the Trust Fund” in this free writing prospectus, the “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this free writing prospectus, and “Risk Factors” and “Description of the Pooling and Servicing Agreements” in the accompanying prospectus.

The rate of prepayment on the Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level.  When the prevailing market interest rate is below the annual rate at which a Mortgage Loan accrues interest, the related borrower may have an increased incentive to refinance the Mortgage Loan.  Conversely, to the extent prevailing market interest rates exceed the annual rate at which a Mortgage Loan accrues interest, the related borrower may be less likely to voluntarily prepay the Mortgage Loan.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their Mortgaged Properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments.  In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their Mortgaged Properties.

A number of the underlying borrowers are partnerships.  The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership.  The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related Mortgage Loan.

Neither we nor any of the underwriters makes any representation regarding:

●	the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans;

●	the relative importance of those factors;

●	the percentage of the aggregate principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any particular date; or

●	the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions.  Because monthly distributions will not be made to Certificateholders until, at the earliest, the 15th day of the month following the month in which interest accrued on the Offered Certificates, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable pass-through rate and purchase prices, assuming the prices did not account for the delay.

Weighted Average Life

For purposes of this free writing prospectus, the weighted average life of any Offered Certificate refers to the average amount of time that will elapse from the assumed settlement date of February 20, 2014 until each dollar to be applied in reduction of the aggregate principal balance of those Certificates is paid to the investor.  For purposes of this “Yield and Maturity Considerations” section, the weighted average life of any Offered Certificate is determined by:

●	multiplying the amount of each principal distribution on the Offered Certificate by the number of years from the assumed settlement date to the related distribution date;

●	summing the results; and

●	dividing the sum by the total amount of the reductions in the principal balance of the Offered Certificate.

Accordingly, the weighted average life of any Offered Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of that Certificate.

The tables set forth below show, with respect to each Class of Offered Certificates with principal balances,

●	the weighted average life of that Class, and

●	the percentage of the initial aggregate principal balance of that Class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Structuring Assumptions.

The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in calculating the tables below.  Neither we nor any of the underwriters makes any representation that the Mortgage Loans will behave in accordance with the Structuring Assumptions set forth in this free writing prospectus.  The tables below are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios.  Any difference between the assumptions used in calculating the tables below and the actual characteristics and performance of the Mortgage Loans, or actual prepayment experience, will affect the percentages of initial aggregate principal balances outstanding over time and the weighted average lives of the respective Classes of the Offered Certificates.  You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any Offered Certificate.

Prepayments on Mortgage Loans are commonly measured relative to a prepayment standard or model.  The prepayment model used in this free writing prospectus is the “constant prepayment rate” or “CPR” model, which represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of loans (in this case, the Mortgage Loans) for the life of those loans.  The CPR model does not purport to be either an historical description of the prepayment experience of any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Pool.  We do not make any representations about the appropriateness of the CPR model.

Percentages of Initial Certificate Principal Balance Outstanding for the
Class A-1 Certificates at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
February 2015	85%	85%	85%	85%	85%
February 2016	68%	68%	68%	68%	68%
February 2017	46%	46%	46%	46%	46%
February 2018	21%	21%	21%	21%	21%
February 2019 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	2.70	2.70	2.70	2.69	2.69

Percentages of Initial Certificate Principal Balance Outstanding for the
Class A-2 Certificates at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
February 2015	100%	100%	100%	100%	100%
February 2016	100%	100%	100%	100%	100%
February 2017	100%	100%	100%	100%	100%
February 2018	100%	100%	100%	100%	100%
February 2019 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	4.95	4.94	4.93	4.91	4.72

Percentages of Initial Certificate Principal Balance Outstanding for the
Class A-3 Certificates at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
February 2015	100%	100%	100%	100%	100%
February 2016	100%	100%	100%	100%	100%
February 2017	100%	100%	100%	100%	100%
February 2018	100%	100%	100%	100%	100%
February 2019	100%	100%	100%	100%	100%
February 2020	100%	100%	100%	100%	100%
February 2021 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	6.74	6.72	6.71	6.69	6.49

Percentages of Initial Certificate Principal Balance Outstanding for the
Class A-4 Certificates at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
February 2015	100%	100%	100%	100%	100%
February 2016	100%	100%	100%	100%	100%
February 2017	100%	100%	100%	100%	100%
February 2018	100%	100%	100%	100%	100%
February 2019	100%	100%	100%	100%	100%
February 2020	100%	100%	100%	100%	100%
February 2021	100%	100%	100%	100%	100%
February 2022	100%	100%	100%	100%	100%
February 2023	100%	100%	100%	100%	100%
February 2024 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	9.76	9.72	9.69	9.65	9.49

Percentages of Initial Certificate Principal Balance Outstanding for the
Class A-5 Certificates at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
February 2015	100%	100%	100%	100%	100%
February 2016	100%	100%	100%	100%	100%
February 2017	100%	100%	100%	100%	100%
February 2018	100%	100%	100%	100%	100%
February 2019	100%	100%	100%	100%	100%
February 2020	100%	100%	100%	100%	100%
February 2021	100%	100%	100%	100%	100%
February 2022	100%	100%	100%	100%	100%
February 2023	100%	100%	100%	100%	100%
February 2024 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	9.87	9.86	9.84	9.80	9.62

Percentages of Initial Certificate Principal Balance Outstanding for the
Class A-SB Certificates at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
February 2015	100%	100%	100%	100%	100%
February 2016	100%	100%	100%	100%	100%
February 2017	100%	100%	100%	100%	100%
February 2018	100%	100%	100%	100%	100%
February 2019	100%	100%	100%	100%	100%
February 2020	80%	80%	80%	80%	80%
February 2021	59%	59%	59%	59%	59%
February 2022	37%	37%	37%	37%	37%
February 2023	14%	14%	14%	14%	14%
February 2024 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	7.41	7.41	7.41	7.41	7.41

Percentages of Initial Certificate Principal Balance Outstanding for the
Class A-S Certificates at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
	– otherwise at indicated CPR

Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
February 2015	100%	100%	100%	100%	100%
February 2016	100%	100%	100%	100%	100%
February 2017	100%	100%	100%	100%	100%
February 2018	100%	100%	100%	100%	100%
February 2019	100%	100%	100%	100%	100%
February 2020	100%	100%	100%	100%	100%
February 2021	100%	100%	100%	100%	100%
February 2022	100%	100%	100%	100%	100%
February 2023	100%	100%	100%	100%	100%
February 2024 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	9.90	9.90	9.90	9.90	9.67

Percentages of Initial Certificate Principal Balance Outstanding for the
Class B Certificates at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
	– otherwise at indicated CPR

Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
February 2015	100%	100%	100%	100%	100%
February 2016	100%	100%	100%	100%	100%
February 2017	100%	100%	100%	100%	100%
February 2018	100%	100%	100%	100%	100%
February 2019	100%	100%	100%	100%	100%
February 2020	100%	100%	100%	100%	100%
February 2021	100%	100%	100%	100%	100%
February 2022	100%	100%	100%	100%	100%
February 2023	100%	100%	100%	100%	100%
February 2024 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	9.92	9.91	9.90	9.90	9.74

Percentages of Initial Certificate Principal Balance Outstanding for the
Class PEX Certificates at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
February 2015	100%	100%	100%	100%	100%
February 2016	100%	100%	100%	100%	100%
February 2017	100%	100%	100%	100%	100%
February 2018	100%	100%	100%	100%	100%
February 2019	100%	100%	100%	100%	100%
February 2020	100%	100%	100%	100%	100%
February 2021	100%	100%	100%	100%	100%
February 2022	100%	100%	100%	100%	100%
February 2023	100%	100%	100%	100%	100%
February 2024 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	9.93	9.92	9.92	9.90	9.71

Percentages of Initial Certificate Principal Balance Outstanding for the
Class C Certificates at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
February 2015	100%	100%	100%	100%	100%
February 2016	100%	100%	100%	100%	100%
February 2017	100%	100%	100%	100%	100%
February 2018	100%	100%	100%	100%	100%
February 2019	100%	100%	100%	100%	100%
February 2020	100%	100%	100%	100%	100%
February 2021	100%	100%	100%	100%	100%
February 2022	100%	100%	100%	100%	100%
February 2023	100%	100%	100%	100%	100%
February 2024 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	9.99	9.99	9.96	9.91	9.74

Yield Sensitivity of the Class X-A and Class X-B Certificates

The yield to investors on the Class X-A Certificates will be highly sensitive to the rate and timing of principal payments, including voluntary and involuntary prepayments, on the Mortgage Loans to the extent such prepayments are allocated to the Class A-1, A-2, A-3, A-4, A-5 or A-SB Certificates or the Class A-S Regular Interest and the default and loss experience on the Mortgage Loans to the extent that losses reduce the principal balances of the Class A-1, A-2, A-3, A-4, A-5 or A-SB Certificates or the Class A-S Regular Interest.  The yield to investors on the Class X-B Certificates will be highly sensitive to the rate and timing of principal payments, including voluntary and involuntary prepayments, on the Mortgage Loans to the extent such prepayments are allocated to the Class D Certificates or the Class B or Class C Regular Interests and the default and loss experience of the Mortgage Loans to the extent that losses reduce the principal balance of the Class D Certificates or the Class B or Class C Regular Interests.  If you are contemplating an investment in the Class X-A or X-B Certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment and/or liquidation of the Mortgage Loans could result in your failure to fully recover your initial investment.  Prepayment Premiums and Yield Maintenance Charges may not be sufficient to offset the negative effects on yield caused by prepayments.  In addition, no Prepayment Premiums or Yield Maintenance Charges are payable in connection with prepayments from casualty insurance proceeds and condemnation awards, certain repurchases for material document defects or material breaches of representations, the exercise of purchase options and the optional termination of the Trust.

Pre-Tax Yield to Maturity Tables

The tables set forth below show the pre-tax corporate bond equivalent yields to maturity with respect to each Class of Offered Certificates.  We prepared these tables using the Structuring Assumptions (except as otherwise described herein), and further assuming (a) the specified purchase prices, and (b) the indicated prepayment scenarios.  The assumed purchase prices are expressed as a percentage of the initial total notional amount or principal balance, as applicable, of the respective Class of Offered Certificates and are exclusive of accrued interest.

The yields set forth in the tables were calculated by:

●
determining the monthly discount rate that, when applied to the assumed stream of cash flows to be paid on the respective Class of Offered Certificates, would cause the discounted present value of that assumed stream of cash flows to equal—

1.	the related assumed purchase price, plus

2.	accrued interest at the initial pass-through rate for the applicable Class of Offered Certificates from and including February 1, 2014 to but excluding the assumed settlement date; and

●	converting those monthly discount rates to corporate bond equivalent rates.

Those calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on their Certificates.  Consequently, they do not purport to reflect the return on any investment on a Class of offered when reinvestment rates are considered.

Pre-Tax Yield to Maturity (CBE) of the Class A-1 Certificates
at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR
Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) of the Class A-2 Certificates
at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR
Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) of the Class A-3 Certificates
at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR
Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) of the Class A-4 Certificates
at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR
Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) of the Class A-5 Certificates
at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR
Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) of the Class A-SB Certificates
at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR
Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) of the Class A-S Certificates
at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR
Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) of the Class X-A Certificates
at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR
Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) of the Class X-B Certificates
at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR
Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) of the Class B Certificates
at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR
Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) of the Class PEX Certificates
at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR
Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) of the Class C Certificates
at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR
Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

The characteristics of the Mortgage Loans will differ in some respects from those assumed in preparing the tables.  The tables are presented for illustrative purposes only.  Neither the Mortgage Pool nor any Mortgage Loan will prepay at any constant rate, and it is unlikely that the Mortgage Loans will prepay in a manner consistent with any designated scenario for the tables.  In addition, we cannot assure you that—

●	the Mortgage Loans will prepay at any particular rate,

●
the Mortgage Loans will not prepay, involuntarily or otherwise, during Lock-out Periods (including any contemporaneous periods when defeasance is permitted) or during any period when principal prepayments are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge (including any contemporaneous period when defeasance is permitted),

●	the Mortgage Loans will not default or that the Mortgage Loans will default at any particular rate,

●	the actual pre-tax yields on, or any other distribution characteristics of, any Class of Offered Certificates will correspond to any of the information shown in the tables set forth above, or

●	the total purchase prices of the Offered Certificates will be as assumed.

For federal income tax information reporting, the prepayment assumption used in reporting original issue discount or the amortization of premium, if any, for an Offered Certificate will be that—

●	each ARD Loan is repaid in full on its Anticipated Repayment Date,

●	no Mortgage Loan will otherwise be prepaid prior to maturity, and

●	there will be no extension of the maturity of any Mortgage Loan.

No representation is made that the Mortgage Loans will in fact be repaid in accordance with this assumption or that the IRS will not challenge on audit the prepayment assumption used.  You must make your own decision as to the appropriate assumptions, including prepayment and default assumptions, to be used in deciding whether to purchase any Offered Certificates.

SERVICING OF THE MORTGAGE LOANS AND ADMINISTRATION OF THE TRUST FUND

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Pari Passu Mortgage Loan) and in the case of any Serviced Loan Combination, the related Serviced Pari Passu Mortgage Loan and any REO Properties (other than any interest in REO Property acquired with respect to any Non-Serviced Loan Combination) will be governed by a Pooling and Servicing Agreement to be dated as of February 1, 2014 (the “Pooling and Servicing Agreement”), by and among the Depositor, the Master Servicer, the Special Servicer, the Trust Advisor, the Certificate

Administrator and the Trustee.  In this “Servicing of the Mortgage Loans and Administration of the Trust Fund” section, we describe some of the provisions of the Pooling and Servicing Agreement relating to the servicing and administration of such Mortgage Loans and REO Properties.  You should refer to the accompanying prospectus, in particular the section captioned “Description of the Pooling and Servicing Agreements”, for additional important information regarding provisions of the Pooling and Servicing Agreement that relate to the rights and obligations of the Master Servicer and the Special Servicer.

In addition to the Pooling and Servicing Agreement, any Serviced Loan Combination will also be serviced and administered in accordance with the related intercreditor agreement.  For more detailed information, please see “Description of the Mortgage Pool—Split Loan Structures” in this free writing prospectus.  In reviewing the remainder of this section, you should be aware that the consultation and other rights of the holder of any Serviced Pari Passu Companion Loan are in addition to the consent, approval, direction and/or consultation rights of the Subordinate Class Representative and/or the Trust Advisor otherwise described in this section.

As used herein, references to the Mortgage Loans, when discussing servicing activities of the Mortgage Loans (a) does include, unless otherwise specifically indicated, Serviced Pari Passu Mortgage Loans and (b) does not include, unless otherwise specifically indicated, Non-Serviced Pari Passu Mortgage Loans.  In certain instances references are made that specifically exclude Non-Serviced Pari Passu Mortgage Loans from the servicing provisions in this free writing prospectus by indicating actions are taken with respect of the Mortgage Loans “other than the Non-Serviced Pari Passu Mortgage Loans” or “except with respect to the Non-Serviced Pari Passu Mortgage Loans” or words of similar import.  These exclusions are intended to highlight particular provisions to draw prospective investor’s attention to the fact that the Master Servicer, Special Servicer or Trustee are not responsible for the particular servicing or administrative activity and are not intended to imply that when other servicing actions are described in this free writing prospectus without such specific carveouts, that the Master Servicer, Special Servicer or Trustee are responsible for those duties with respect to the Non-Serviced Pari Passu Mortgage Loans.  Servicing of any Non-Serviced Pari Passu Mortgage Loan will be handled under the WFRBS 2013-C18 Pooling and Servicing Agreement.  While the terms of the WFRBS 2013-C18 Pooling and Servicing Agreement are substantially similar in all material respects to or materially consistent with the servicing provisions discussed in this free writing prospectus related to the Mortgage Loans, prospective investors are nonetheless encouraged to review “—Additional Matters Relating to the Servicing of the AmericasMart Loan Combination and The Outlet Collection | Jersey Gardens Loan Combination” in this free writing prospectus for a discussion of certain important servicing terms related to the AmericasMart Mortgage Loan and The Outlet Collection | Jersey Gardens Mortgage Loan.

In general, subject to the more specific discussions in the other subsections of this “Servicing of the Mortgage Loans and Administration of the Trust Fund” section, the Master Servicer will be responsible for the servicing and administration of—

●	all Mortgage Loans (other than any Non-Serviced Pari Passu Mortgage Loans) as to which no Servicing Transfer Event has occurred, and

●	all worked-out Mortgage Loans (other than any Non-Serviced Pari Passu Mortgage Loans) which have become Corrected Mortgage Loans and as to which no new Servicing Transfer Event has occurred.

The Master Servicer and the Special Servicer will each be responsible for servicing and administering the Mortgage Loans (other than any Non-Serviced Pari Passu Mortgage Loan) and any REO Properties (other than any REO property acquired with respect to any Non-Serviced Loan Combination) for which it is responsible, directly or through sub-servicers (including primary servicers), in accordance with the “Servicing Standard”, which means:

●
in the best interests and for the benefit of the Certificateholders and, with respect to each Serviced Loan Combination, for the benefit of the holders of the related Serviced Pari Passu Companion Loan (as determined by the Master Servicer or Special Servicer, as the case may be, in its good faith and reasonable judgment), as a collective whole,

●
in accordance with any and all applicable laws, the terms of the Pooling and Servicing Agreement, the terms of the respective Mortgage Loans (provided that in the event the Master Servicer or Special Servicer, as applicable, in its reasonably exercised judgment determines that following the terms of any Mortgage Loan document would or potentially would result in an Adverse REMIC Event (for which determination, the Master Servicer and the Special Servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as a Trust expense), the Master Servicer or the Special Servicer, as applicable, must comply with the REMIC provisions of the Code to the extent necessary to avoid an Adverse REMIC Event) and, in the case of a Serviced Loan Combination, the related intercreditor agreement, and

●	to the extent consistent with the foregoing, in accordance with the following standards:

●
           with the same care, skill, prudence and diligence as it services and administers comparable mortgage loans and manages real properties on behalf of third parties or on behalf of itself, whichever is the higher standard with respect to mortgage loans and REO properties that are comparable to the Mortgage Loans and any REO Properties for which it is responsible under the Pooling and Servicing Agreement, giving due consideration to customary and usual standards of practice utilized by prudent institutional commercial mortgage loan servicers under comparable circumstances;

●	with a view to—

1.	in the case of the Master Servicer, the timely collection of all scheduled payments of principal and interest (including any balloon payment) under those Mortgage Loans,

2.	in the case of the Master Servicer, the full collection of all Yield Maintenance Charges and Prepayment Premiums that may become payable under those Mortgage Loans, and

3.
in the case of the Special Servicer, if a Mortgage Loan comes into and continues in default and, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, including payments of Yield Maintenance Charges, Prepayment Premiums, Default Interest and late payment charges, or the related Mortgaged Property becomes an REO Property, the maximization of the recovery of principal and interest on that Defaulted Mortgage Loan to the Certificateholders (or, in the case of a Serviced Loan Combination, to the Certificateholders and the holder of the related Serviced Pari Passu Companion Loan), as a collective whole, on a present value basis; and

•	without regard to any potential conflict of interest arising from—

1.
any known relationship that the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates may have with any of the underlying borrowers, any of the Mortgage Loan Sellers or any other party to the Pooling and Servicing Agreement,

2.	the ownership of any Certificate or any interest in a Serviced Pari Passu Companion Loan by the Master Servicer or the Special Servicer, or either of their respective affiliates, as the case may be,

3.
the obligation of the Master Servicer to make advances or otherwise to incur servicing expenses with respect to any Mortgage Loan, Serviced Pari Passu Companion Loan or REO Property serviced or administered, respectively, under the Pooling and Servicing Agreement,

4.	the obligation of the Special Servicer to make, or to direct the Master Servicer to make, Servicing Advances or otherwise to incur servicing expenses with respect to any Mortgage Loan, Serviced Pari Passu Companion Loan or REO Property serviced or administered, respectively, under the Pooling and Servicing Agreement,

5.
the right of the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates to receive reimbursement of costs, or the sufficiency of any compensation payable to it, under the Pooling and Servicing Agreement or with respect to any particular transaction,

6.	the ownership, servicing and/or management by the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates, of any other mortgage loans or real property,

7.
the ownership by the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates of any other debt owed by, or secured by ownership interests in, any of the borrowers or any affiliate of a borrower, and

8.
the obligations of the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates to repurchase any Mortgage Loan from the Trust Fund, or to indemnify the Trust Fund, in any event as a result of a material breach or a material document defect.

For descriptions of the servicing of the AmericasMart Mortgage Loan and The Outlet Collection | Jersey Gardens Mortgage Loan, see “—Additional Matters Relating to the Servicing of the AmericasMart Loan Combination and The Outlet Collection | Jersey Gardens Loan Combination” below, as well as “Description of the Mortgage Pool—Split Loan Structures” in this free writing prospectus.

As used in this free writing prospectus, a “Specially Serviced Mortgage Loan” means any Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) and any Serviced Pari Passu Companion Loan being serviced under the Pooling and Servicing Agreement, including any REO Mortgage Loan, for which any of the following events (each, a “Servicing Transfer Event”) has occurred:

1.
the related borrower fails to make when due any balloon payment and the borrower does not deliver to the Master Servicer, on or before the Due Date of the balloon payment, a written refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the Master Servicer which provides that such refinancing will occur within 120 days after the date on which the balloon payment will become due (provided that if either such refinancing does not occur during that time or the Master Servicer is required during that time to make any monthly debt service advance in respect of the Mortgage Loan, a Servicing Transfer Event will occur immediately);

2.
the related borrower fails to make when due any monthly debt service payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

3.
the Master Servicer determines (in accordance with the Servicing Standard) that a default in making any monthly debt service payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future and the default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the Master Servicer determines (in accordance with the Servicing Standard) that a default in making a balloon payment is likely to occur in the foreseeable future and the default is likely to remain unremedied for at least 60 days beyond the date on which the balloon payment will become due (or, if the borrower has delivered a written refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the Master Servicer which provides that such refinancing will occur within 120 days after the date of the balloon payment, the Master Servicer determines (in accordance with the Servicing Standard) that (a) the borrower is likely not to make one or more assumed monthly debt service payments (as described under “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” in this free writing prospectus) prior to a refinancing or (b) the refinancing is not likely to occur within 120 days following the date on which the balloon payment will become due);

4.
there has occurred a default (including, in the Master Servicer’s or the Special Servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the Pooling and Servicing Agreement) under the related Mortgage Loan documents, other than as described in clause (1), (2) or (3) above, that may, in the Master Servicer’s or the Special Servicer’s good faith and reasonable judgment, materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Pari Passu Companion Loan or otherwise materially and adversely affect the interests of Certificateholders (or, in the case of a loan in a Serviced Loan Combination, the holders of the related Serviced Pari Passu Companion Loan), which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan or Serviced Pari Passu Companion Loan (or, if no cure period is specified, sixty (60) days);

5.
a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;

6.
the related borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;

7.
the related borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or

8.	the Master Servicer or the Special Servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding Mortgaged Property.

A Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan) or Serviced Loan Combination will become a “Corrected Mortgage Loan” when (other than by reason of a liquidation event occurring in respect of such Mortgage Loan or Serviced Loan Combination or the related Mortgaged Property becoming an REO Property):

•
with respect to the circumstances described in clauses 1 and 2 immediately above in this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan documents, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer;

•	with respect to the circumstances described in clauses 3 and 5 immediately above in this definition, those circumstances cease to exist in the good faith reasonable judgment of the Special Servicer;

•
with respect to the circumstances described in clause 4 immediately above in this definition, the default is cured in the good faith reasonable judgment, exercised in accordance with the Servicing Standard, of the Special Servicer; and

•	with respect to the circumstances described in clause 6 immediately above in this definition, the proceedings are terminated.

If a Servicing Transfer Event exists with respect to any Serviced Pari Passu Mortgage Loan or Serviced Pari Passu Companion Loan, it will be considered to exist for the entire Serviced Loan Combination.  Notwithstanding any contrary provision described above, no Serviced Pari Passu Mortgage Loan will be a Corrected Mortgage Loan unless both the Serviced Pari Passu Mortgage Loan and the related Serviced Pari Passu Companion Loan(s) are Corrected Mortgage Loans.

The Special Servicer, on the other hand, will generally be responsible for the servicing and administration of each Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) as to which a Servicing Transfer Event has occurred and is continuing.  Such Special Servicer will also be responsible for the administration of each REO Property (other than any interest in an REO Property acquired with respect to any Non-Serviced Loan Combination) related to each such Mortgage Loan.  In addition, the Special Servicer will perform certain processing duties and have certain approval rights regarding servicing actions with respect to Mortgage Loans and Companion Loans to which it is engaged to act as Special Servicer that are not Specially Serviced Mortgage Loans.

The Master Servicer will transfer servicing of a Mortgage Loan to the Special Servicer upon the occurrence of a Servicing Transfer Event with respect to that Mortgage Loan.  The Special Servicer will return the servicing of that Mortgage Loan, if applicable, to the Master Servicer, and that Mortgage Loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that Mortgage Loan cease to exist.  Notwithstanding the transfer of the servicing of any Mortgage Loan to the Special Servicer, the Master Servicer will continue to be responsible for providing various reports to the Certificate Administrator and/or the Trustee, making any required monthly debt service advances and (other than with respect to any Non-Serviced Loan Combination) making any required Servicing Advances with respect to any Specially Serviced Mortgage Loans and REO Properties.

Neither the Master Servicer or the Special Servicer will have any responsibility for the performance by the other of its obligations and duties under the Pooling and Servicing Agreement, except in any instance where the same party acts in all or any two of such capacities.

Subject to the restrictions and limitations of the Pooling and Servicing Agreement, the Trust Advisor will generally conduct an annual review of the Special Servicer’s operational practices on a platform-level basis deployed against Specially Serviced Mortgage Loans to formulate an opinion as to whether or not those operational practices generally satisfy the Servicing Standard with respect to the resolution and/or liquidation of the Specially Serviced Mortgage Loans.  In addition, during any Collective Consultation Period or Senior Consultation Period, the Trust Advisor may be required to consult with the Special Servicer with regard to asset status reports and certain other matters in connection with the servicing of the Specially Serviced Mortgage Loans, as described more fully below.

The Trust Advisor will not review the activities of any other special servicer with respect to the securitization of any Non-Serviced Pari Passu Companion Loan, and as a result will not provide a review of any special servicing actions in respect of any Non-Serviced Pari Passu Mortgage Loan.  The trust advisor with respect to the WFRBS 2013-C18 securitization will act as trust advisor with respect to the each Non-Serviced Pari Passu Mortgage Loan pursuant to the WFRBS 2013-C18 Pooling and Servicing Agreement and that trust advisor has obligations that are substantially similar in all material respects to or materially consistent with those of the Trust Advisor described in this free writing prospectus.

As used in this free writing prospectus, “REO Mortgage Loan” means the successor mortgage loan to a Mortgage Loan (which may be a Mortgage Loan included in a Loan Combination) deemed to be outstanding with respect to each related REO Property and “REO Companion Loan” means the successor mortgage loan to a Serviced Pari Passu Companion Loan deemed to be outstanding with respect to any REO Property related to a Serviced Loan Combination.

Servicing and Other Compensation and Payment of Expenses

The Master Servicing Fee.  The principal compensation to be paid to the Master Servicer with respect to its master servicing activities will be the master servicing fee.

The master servicing fee:

•	will be earned with respect to each and every Mortgage Loan (including any Non-Serviced Pari Passu Mortgage Loan) and any Serviced Pari Passu Companion Loan, including—

1.	each such Mortgage Loan that is a Specially Serviced Mortgage Loan,

2.	each such Mortgage Loan as to which the corresponding Mortgaged Property has become an REO Property, and

3.	each such Mortgage Loan as to which defeasance has occurred; and

•	in the case of each such Mortgage Loan or Serviced Pari Passu Companion Loan, will—

1.	be calculated on the same interest accrual basis as that Mortgage Loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable,

2.	accrue at the master servicing fee rate, on a loan-by-loan basis,

3.	accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that Mortgage Loan, and

4.
be payable monthly to the Master Servicer from amounts received with respect to interest on that Mortgage Loan or Serviced Pari Passu Companion Loan or, upon liquidation of the Mortgage Loan, to the extent such interest collections on deposit in the Collection Account or the Companion Loan Collection Account, as applicable, are not sufficient with respect to Mortgage Loans, from general collections on all the Mortgage Loans.

Certain of the Mortgage Loans will be sub-serviced by sub-servicers that will be entitled to a sub-servicing fee with respect to each such Mortgage Loan.  The rate at which the sub-servicing fee for each such Mortgage Loan accrues is included in the applicable master servicing fee rate for each of those Mortgage Loans.

With respect to the AmericasMart Mortgage Loan and The Outlet Collection | Jersey Gardens Mortgage Loan, the WFRBS 2013-C18 Master Servicer will be entitled to a servicing fee accruing at a primary servicing fee rate, and the Master Servicer’s master servicing fee rate does not include that primary servicing fee rate.

The Master Servicer will be entitled to designate a portion of its master servicing fee accrued at a specified rate per annum, the right to which portion will be transferable by the Master Servicer to other parties.  That specified rate will be subject to reduction at any time following any resignation of the Master Servicer or any termination of the Master Servicer for cause, in each case to the extent reasonably necessary for the Trustee to appoint a successor Master Servicer that satisfies the requirements of the Pooling and Servicing Agreement.

Prepayment Interest Shortfalls.  The Pooling and Servicing Agreement will require the Master Servicer to make a non-reimbursable compensating interest payment on each distribution date in an amount equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than Specially Serviced Mortgage Loans and Mortgage Loans on which the Special Servicer allowed or consented to the Master Servicer allowing a principal prepayment on a date other than the applicable Due Date and other than any Non-Serviced Pari Passu Mortgage Loan) during the related collection period, and (ii) the aggregate of (A) that portion of the master servicing fees for the related distribution date that is, in the case of each and every Mortgage Loan and successor REO Property thereto for which such master servicing fees are being paid in the related collection period, calculated for this purpose at 0.01% per annum, and (B) all Prepayment Interest Excesses received by the Master Servicer during the related collection period; provided that the Master Servicer shall pay (without regard to clause (ii) above) the amount of any Prepayment Interest Shortfall otherwise described in clause (i) above incurred in connection with any principal prepayment received in respect of a Mortgage Loan during the related collection period to the extent such Prepayment Interest Shortfall occurs as a result of the Master Servicer allowing the related borrower to deviate from the terms of the related mortgage loan documents regarding principal prepayments (other than (w) subsequent to a default under the related mortgage loan documents, (x) pursuant to applicable law or a court order (including in connection with amounts collected as insurance proceeds or condemnation proceeds to the extent that such applicable law or court order limits the ability of the Master Servicer to apply the proceeds in accordance with the related mortgage loan documents), (y) at the request or with the consent of the Special Servicer or (z) during any Subordinate Control Period or Collective Consultation Period, at the request or with the consent of the Subordinate Class Representative).

Any payments made by the Master Servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included in the Available Distribution Amount for that distribution date, as described under “Description of the Offered Certificates—Distributions” in this free writing prospectus.  If the amount of Prepayment Interest Shortfalls incurred with respect to the Mortgage Loans during any collection period exceeds the total of any and all payments made by the Master Servicer with respect to the related distribution date to cover those Prepayment Interest Shortfalls with respect to the Mortgage Loans, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective Classes of the Principal Balance Certificates, in reduction of the interest distributable on those Certificates, on a pro rata basis as and to the extent described under “Description of the Offered Certificates—Distributions—Interest Distributions” in this free writing prospectus.

Principal Special Servicing Compensation.  The principal compensation to be paid to the Special Servicer with respect to its special servicing activities will be—

•	the special servicing fee,

•	the workout fee, and

•	the liquidation fee.

Special Servicing Fee.  The special servicing fee:

•	will be earned with respect to—

1.	each Specially Serviced Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) and any related Serviced Pari Passu Companion Loan, and

2.
each Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) and any Serviced Pari Passu Companion Loan, in each case as to which the corresponding Mortgaged Property has become an REO Property;

•	in the case of each Mortgage Loan or Serviced Pari Passu Companion Loan described in the foregoing bullet, will—

1.	be calculated on the same interest accrual basis as that Mortgage Loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable,

2.	accrue at a special servicing fee rate equal to the greater of (i) 0.25% per annum and (ii) a per annum rate that would result in a special servicing fee of $1,000 for the related month, and

3.	accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that Mortgage Loan; and

4.
except as otherwise described in the next paragraph, will be payable monthly from related liquidation proceeds, insurance proceeds or condemnation proceeds (if any) in respect of such Mortgage Loan (except in the case of any Serviced Pari Passu Companion Loan) and then from general collections on all the Mortgage Loans and any related REO Properties that are on deposit in the Collection Account from time to time.

Workout Fee.  The Special Servicer will, in general, be entitled to receive a workout fee with respect to each Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) and any Serviced Pari Passu Companion Loan worked out by the Special Servicer.  Except as otherwise described in the next sentence, the workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.00% to, each payment of interest, other than Default Interest and Excess Interest, if any, and each payment of principal received on the Mortgage Loan or Serviced Pari Passu Companion Loan, as applicable, for so long as it remains a worked-out Mortgage Loan.

The workout fee with respect to any worked-out Mortgage Loan or Serviced Pari Passu Companion Loan, as applicable, will cease to be payable if that worked-out Mortgage Loan or Serviced Pari Passu Companion Loan, as applicable, again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property.  However, a new workout fee would become payable if the Mortgage Loan or Serviced Pari Passu Companion Loan, as applicable, again became a worked-out mortgage loan after having again become a Specially Serviced Mortgage Loan.

In addition, the determination and payment of the workout fee with respect to any Corrected Mortgage Loan for which the amount of related Offsetting Modification Fees is greater than zero shall be adjusted in the following manner:  (i) the workout fee rate shall be multiplied by the aggregate amount of all the scheduled payments of principal and interest scheduled to become due under the terms of such Corrected Mortgage Loan during the period from the date when such Mortgage Loan or Serviced Pari Passu Companion Loan, as applicable, becomes a Corrected Mortgage Loan to and including the maturity date of such Corrected Mortgage Loan, without discounting for present value (the resulting product, the “Workout Fee Projected Amount”); and (ii) either (a) if the amount of the Offsetting Modification Fees for such Corrected Mortgage Loan is greater than or equal to the Workout Fee Projected Amount for such Corrected Mortgage Loan, the Special Servicer shall not be entitled to any payments in respect of the workout fee with respect to such Corrected Mortgage Loan, or (b) if the amount of Offsetting Modification Fees for such Corrected Mortgage Loan is less than the Workout Fee Projected Amount, the Special Servicer shall be entitled to payments of the workout fee with respect to such Corrected Mortgage Loan, on the terms and conditions set forth in the Pooling and Servicing Agreement without regard to this sentence, until the cumulative amount of such payments is equal to the excess of the Workout Fee Projected Amount over the Offsetting Modification Fees, after which date the Special Servicer will not be entitled to any further payments in respect of the workout fee for such Corrected Mortgage Loan.

If the Special Servicer is terminated or resigns, it will retain the right to receive any and all workout fees payable with respect to Mortgage Loans (and any Serviced Pari Passu Companion Loan) that were worked out by it (or, except in circumstances where the Special Servicer is terminated for cause, as to which the circumstances that constituted the applicable Servicing Transfer Event were resolved but for the making of three monthly debt service payments according to that work-out) and as to which no new Servicing Transfer Event had occurred as of the time of its termination or resignation.  The successor to the Special Servicer will not be entitled to any portion of those workout fees.

Although workout fees are intended to provide the Special Servicer with an incentive to perform its duties better, the payment of any workout fee will reduce amounts distributable to the Certificateholders.

Liquidation Fee.  The Special Servicer will be entitled to receive a liquidation fee with respect to each Specially Serviced Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) for which a full, partial or discounted payoff is obtained from the related borrower.  The Special Servicer will also be entitled to receive a liquidation fee with respect to any Specially Serviced Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) or REO Property (other than a REO Property acquired with respect to any Non-Serviced Loan Combination) as to which it receives any liquidation proceeds, insurance proceeds or condemnation proceeds, except as described in the next paragraph.  In each case, except as described in the next paragraph, the liquidation fee will be payable from, and will be calculated by application of a the Liquidation Fee Rate to the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest and/or late payment charges.  The “Liquidation Fee Rate” will be a rate equal to 1.0% or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to the lesser of (i) 3.0% and (ii) such lower rate as would result in an aggregate liquidation fee equal to $25,000, in each case as calculated prior to the application of any Offsetting Modification Fees.

In general, no liquidation fee will be payable based on, or out of, proceeds received in connection with the purchase or repurchase of any Mortgage Loan from the Trust Fund by (i) a Responsible Repurchase Party in connection with a material breach of representation or warranty or a material document defect in accordance with the related Mortgage Loan Purchase Agreement (if the purchase occurs prior to the end of the period, as the same may be extended, in which the Responsible Repurchase Party must cure, repurchase or substitute in respect of such circumstances), (ii) any person in connection with a termination of the Trust Fund or (iii) another creditor of the related borrower or its owners pursuant to any intercreditor or other similar agreement, if the purchase occurs within 90 days after the creditor’s purchase option first becomes exercisable.  No liquidation fee will be payable in connection with the payment of any Loss of Value Payment by a Responsible Repurchase Party if the Loss of Value Payment is made within 90 days after the obligation to cure, repurchase or substitute the related Mortgage Loan arises.  Furthermore, no liquidation fee will be payable at the expense of the series 2014-LC14 trust fund based on, or out of, proceeds received in connection with the repurchase or replacement of any Serviced Pari Passu Companion Loan in connection with the other securitization under circumstances similar to those described above.

In addition, if a liquidation fee otherwise becomes payable with respect to a Mortgage Loan or Serviced Pari Passu Companion Loan, as applicable, then such liquidation fee payable to the Special Servicer with respect to such Mortgage Loan or Serviced Pari Passu Companion Loan, as applicable, in the aggregate will be reduced by the amount of any Offsetting Modification Fees.  Furthermore, if a Mortgage Loan becomes a Specially Serviced Mortgage Loan only because of an event described in clause (1) of the definition of “Specially Serviced Mortgage Loan” and the related proceeds are received within 90 days following the related stated maturity date in connection with the full and final payoff or refinancing of the related Mortgage Loan, in each case the Special Servicer will not be entitled to collect a Liquidation Fee, but may collect and retain appropriate fees from the related borrower in connection with such liquidation.

Although liquidation fees are intended to provide the Special Servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts distributable to the Certificateholders.

The Pooling and Servicing Agreement will provide that, with respect to each collection period, the Special Servicer must deliver to the Master Servicer within one (1) Business Day following the related Determination Date, and, if so delivered, the Master Servicer must deliver or cause to be delivered to the Certificate Administrator, without charge and within three business days following the related Determination Date, a report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related collection period.

The total amount of workout fees, liquidation fees and Modification Fees that are received by the Special Servicer with respect to the workout, liquidation (including partial liquidation), modification, extension, waiver or amendment of a Specially Serviced Mortgage Loan or REO Mortgage Loan will be subject to an aggregate cap equal to the greater of $1,000,000 and 1.00% of the Stated Principal Balance of the subject Specially Serviced Mortgage Loan (or Serviced Loan Combination that is in special servicing) or REO Mortgage Loan.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan), Serviced Loan Combination or REO Property (other than any REO Property acquired with respect to any Non-Serviced Loan Combination), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the Special Servicer or any of its affiliates that is paid by any person (including, without limitation, the Issuing Entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan and any purchaser of any Mortgage Loan, Serviced Loan Combination or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan or Serviced Loan Combination, the management or disposition of any REO Property, and the performance by the Special Servicer or any such affiliate of any other special servicing duties under the Pooling and Servicing Agreement, other than (1) any Permitted Special Servicer/Affiliate Fees (defined below) and (2) any Special Servicer compensation to which the Special Servicer is entitled pursuant to the Pooling and Servicing Agreement.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title insurance and/or other insurance commissions or fees and appraisal fees received or retained by the Special Servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan), any Serviced Pari Passu Companion Loan or any REO Property (other than any interest in REO Property acquired with respect to any Non-Serviced Loan Combination) in accordance with the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will provide that the Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the Trust Fund, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan or Serviced Pari Passu Companion Loan, as applicable, and any purchaser of any Mortgage Loan, Serviced Pari Passu Companion Loan or any REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property or Serviced Pari Passu Companion Loan, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly provided for in the Pooling and Servicing Agreement; provided that such prohibition will not apply to Permitted Special Servicer/Affiliate Fees.

Additional Servicing Compensation.  The Master Servicer will be entitled to the following items as additional master servicing compensation, to the extent that such items are actually collected on the Mortgage Loans (other than with respect to any Non-Serviced Pari Passu Mortgage Loan) and any Serviced Pari Passu Companion Loan:

•	100% of any defeasance fees;

•
(x) 50% of Modification Fees actually collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans (and any related Serviced Pari Passu Companion Loan) and paid in connection with a consent, approval or other action that the Master Servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the Pooling and Servicing Agreement (including, without limitation, a consent, action or other approval processed by the Special Servicer) and (y) 100% of Modification Fees actually collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans (and any related Serviced Pari Passu Companion Loan) and paid in connection with a consent, approval or other action that the Master Servicer is permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the Pooling and Servicing Agreement;

•
100% of Assumption Fees collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans (and any related Serviced Pari Passu Companion Loan) in connection with a consent, approval or other action that the Master Servicer is permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the Pooling and Servicing Agreement, and 50% of Assumption Fees collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans (and any related Serviced Pari Passu Companion Loan) in connection with a consent, approval or other action that the Master Servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the Pooling and Servicing Agreement (including, without limitation, a consent, action or other approval processed by the Special Servicer);

•
100% of Assumption Application Fees collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans (and any related Serviced Pari Passu Companion Loan);

•
100% of consent fees on Mortgage Loans that are not Specially Serviced Mortgage Loans (and any related Serviced Pari Passu Companion Loan) in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan (or Serviced Pari Passu Companion Loan, as applicable) and is paid in connection with a consent the Master Servicer is permitted to grant in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the Pooling and Servicing Agreement, and 50% of consent fees on Mortgage Loans that are not Specially Serviced Mortgage Loans (and any related Serviced Pari Passu Companion Loan) in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan (or Serviced Pari Passu Companion Loan, as applicable) and is paid in connection with a consent that the Master Servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the Pooling and Servicing Agreement (including, without limitation, a consent processed by the Special Servicer);

•	any and all amounts collected for checks returned for insufficient funds on all Mortgage Loans and any Serviced Pari Passu Companion Loan;

•
to the extent provided in the Pooling and Servicing Agreement, all or a portion of charges for beneficiary statements or demands and other loan processing fees actually paid by the borrowers under the Mortgage Loans and any Serviced Pari Passu Companion Loan;

•
(a) 100% of other loan processing fees actually paid by the borrowers under the Mortgage Loans that are not Specially Serviced Mortgage Loans and the Serviced Pari Passu Companion Loan to the extent that the consent of the Special Servicer is not required in connection with the associated action (and such action is not processed by the Special Servicer) and (b) 50% of other loan processing fees actually paid by the borrowers under the Mortgage Loans that are not Specially Serviced Mortgage Loans and the Serviced Pari Passu Companion Loan to the extent that the consent of the Special Servicer is required in connection with the associated action (including, without limitation, an associated action processed by the Special Servicer);

•	any Prepayment Interest Excesses arising from any principal prepayments on the Mortgage Loans;

•
interest or other income earned on deposits in the collection or other accounts maintained by the Master Servicer (but only to the extent of the net investment earnings, if any, with respect to any such account for each collection period and, further, in the case of a servicing account or reserve account, only to the extent such interest or other income is not required to be paid to any borrower under applicable law or under the related Mortgage Loan); and

•	a portion of late payment charges and Default Interest.

The Special Servicer will be entitled to the following items as additional special servicing compensation, to the extent that such items are actually collected on the Mortgage Loans (other than with respect to any Non-Serviced Pari Passu Mortgage Loan) and, if applicable, any Serviced Pari Passu Companion Loan, in each case which it is responsible for servicing:

•
100% of Modification Fees actually collected during the related collection period with respect to any Specially Serviced Mortgage Loans (and any related Serviced Pari Passu Companion Loan) or successor REO Mortgage Loans and any REO Companion Loan;

•
50% of Modification Fees collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans (and any related Serviced Pari Passu Companion Loan) in connection with a consent, approval or other action that the Master Servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the Pooling and Servicing Agreement (including, without limitation, a consent, action or other approval processed by the Special Servicer);

•
100% of Assumption Fees collected during the related collection period with respect to Mortgage Loans that are Specially Serviced Mortgage Loans (and any related Serviced Pari Passu Companion Loan), and 50% of Assumption Fees collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans (and any related Serviced Pari Passu Companion Loan) in connection with a consent, approval or other action that the Master Servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the Pooling and Servicing Agreement (including, without limitation, a consent, action or other approval processed by the Special Servicer);

•
100% of Assumption Application Fees collected during the related collection period with respect to Mortgage Loans that are Specially Serviced Mortgage Loans (and any related Serviced Pari Passu Companion Loan, if applicable);

•
100% of consent fees on Mortgage Loans (and any related Serviced Pari Passu Companion Loan) that are Specially Serviced Mortgage Loans in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan (or Serviced Pari Passu Companion Loan, as applicable), and 50% of consent fees on Mortgage Loans that are not Specially Serviced Mortgage Loans (and any related Serviced Pari Passu Companion Loan) in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan (or Serviced Pari Passu Companion Loan, as applicable) and is paid in connection with a consent that the Master Servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the Pooling and Servicing Agreement (including, without limitation, a consent processed by the Special Servicer);

•
to the extent provided in the Pooling and Servicing Agreement, all or a portion of charges for beneficiary statements or demands and other loan processing fees actually paid by the borrowers under the Mortgage Loans and any Serviced Pari Passu Companion Loan;

•
50% of the other loan processing fees actually paid by the borrowers under the Mortgage Loans that are not Specially Serviced Mortgage Loans (and any related Serviced Pari Passu Companion Loan) to the extent that the consent of the Special Servicer is required in connection with the associated action (including, without limitation, an associated action processed by the Special Servicer), and 100% of other loan processing fees actually paid by the borrowers under the Mortgage Loans that are Specially Serviced Mortgage Loans;

•
interest or other income earned on deposits in the REO Account and the loss of value reserve account maintained by the Special Servicer (but only to the extent of the net investment earnings, if any, with respect to such REO Account for each collection period); and

•	a portion of late payment charges and Default Interest.

As used in this free writing prospectus, “Assumption Application Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan) or Serviced Pari Passu Companion Loan, any and all assumption application fees actually paid by the related borrower and not prohibited from being charged by the lender under the mortgage loan documents, with respect to any application submitted to the Master Servicer or the Special Servicer for a proposed assumption or substitution transaction or proposed transfer of an interest in such borrower.

As used in this free writing prospectus, “Assumption Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan) or Serviced Pari Passu Companion Loan, any and all assumption fees actually paid by the related borrower and not prohibited from being charged by the lender under the mortgage loan documents, with respect to any assumption or substitution agreement entered into by the Master Servicer or the Special Servicer or paid by the related borrower with respect to any transfer of an interest in such borrower.

As used in this free writing prospectus, “Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan) or Serviced Pari Passu Companion Loan, any and all fees with respect to a modification, restructure, extension, waiver or amendment that modifies, extends, amends or waives any term of the mortgage loan documents (as evidenced by a signed writing) agreed to by the Master Servicer or the Special Servicer (as applicable), other than any Assumption Fees, Assumption Application Fees, consent fees and any defeasance fee; provided that (A) in connection with each modification, restructure, extension, waiver or amendment that constitutes a workout of a Specially Serviced Mortgage Loan, the Modification Fees collected from the related borrower will be subject to a cap of 1% of the outstanding principal balance of such Mortgage Loan immediately after giving effect to such transaction; (B) the preceding clause (A) shall be construed only as a limitation on the amount of Modification Fees that may be collected in connection with each individual such transaction involving a Specially Serviced Mortgage Loan and not as a limitation on the cumulative amount of Modification Fees that may be collected in connection with multiple such transactions involving such Specially Serviced Mortgage Loan; and (C) for purposes of such preceding clauses (A) and (B), a Modification Fee shall be deemed to have been collected in connection with a workout of a Specially Serviced Mortgage Loan if such fee arises substantially in consideration of or otherwise in connection with such workout, whether the related borrower must pay such fee upon the consummation of such workout and/or on one or more subsequent dates.

As used in this free writing prospectus, “Offsetting Modification Fees” means, for purposes of any workout fee or liquidation fee payable to the Special Servicer in connection with any Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan), Serviced Pari Passu Companion Loan, REO Mortgage Loan (other than with respect to any Non-Serviced Pari Passu Mortgage Loan) or REO Companion Loan, any and all Modification Fees collected by the Special Servicer as additional special servicing compensation to the extent that (1) such Modification Fees were earned and collected by the Special Servicer either (A) in connection with the workout or liquidation (including partial liquidation) of the Specially Serviced Mortgage Loan or REO Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) or REO Companion Loan as to which such workout fee or liquidation fee became payable or (B) in connection with the immediately prior workout of such Mortgage Loan while it was previously a Specially Serviced Mortgage Loan, provided that (in the case of this clause (B), the Servicing Transfer Event that resulted in its again becoming a Specially Serviced Mortgage Loan occurred within 12 months following the consummation of such prior workout, and provided, further, that there shall be deducted from the Offsetting Modification Fees otherwise described in this clause (1) an amount equal to that portion of such Modification Fees that were previously applied to actually reduce the payment of a workout fee or liquidation fee; and (2) such Modification Fees were earned in connection with a modification, extension, waiver or amendment of such Mortgage Loan at a time when such Mortgage Loan was a Specially Serviced Mortgage Loan.

The Special Servicer has advised the Depositor that it may, and the Pooling and Servicing Agreement will authorize the Special Servicer to, enter into one or more arrangements with the Majority Subordinate Certificateholder and/or the Subordinate Class Representative, or any other person(s) that may be entitled to remove or replace the Special Servicer, to provide for the payment by the Special Servicer to such party or parties of certain of the Special Servicer’s compensation under the Pooling and Servicing Agreement, whether in consideration of the Special Servicer’s appointment or continuation of appointment as the Special Servicer in connection with the Pooling and Servicing Agreement or the related intercreditor agreement, limitations on such parties’ right to terminate or replace the Special Servicer in connection with the Pooling and Servicing Agreement or the related intercreditor agreement or otherwise.  If the Special Servicer exercises the authority described in the preceding sentence, any and all obligations pursuant to any such agreement shall constitute obligations solely of the Special Servicer and not of any other party hereto.  If the Special Servicer enters into such an agreement and one or more other person(s) thereafter become the applicable Majority Subordinate Certificateholder and/or the Subordinate Class Representative, or becomes entitled to remove or replace the Special Servicer, as applicable, such agreement shall not be binding on such other person(s), nor may it limit the rights that otherwise inure to the benefit of such other person(s) as the Majority Subordinate Certificateholder and/or the Subordinate Class Representative, as applicable, or as a party otherwise entitled to remove or replace the Special Servicer, in the absence of such other persons(s)’ express written consent, which may be granted or withheld in their sole discretion.

With respect to any Non-Serviced Loan Combination serviced pursuant to the WFRBS 2013-C18 securitization, the Other Master Servicer and the special servicer (the “Other Special Servicer”) will be entitled to compensation with respect to the related Non-Serviced Pari Passu Mortgage Loan that is substantially similar in all material respects to or materially consistent with the provisions set forth above.  See “Description of the Offered Certificates—Fees and Expenses” and “—Additional Matters Relating to the Servicing of the AmericasMart Loan Combination and The Outlet Collection | Jersey Gardens Loan Combination” in this free writing prospectus.

Compensation of the Trust Advisor.  The principal compensation to be paid to the Trust Advisor with respect to its advisory activities will be the trust advisor fee.

The trust advisor fee:

•
will be earned with respect to each and every Mortgage Loan (other than any Mortgage Loan included in the AmericasMart Loan Combination or The Outlet Collection | Jersey Gardens Loan Combination), including, without limitation—

1.	each such Mortgage Loan, if any, that is a Specially Serviced Mortgage Loan,

2.	each such Mortgage Loan, if any, as to which the corresponding Mortgaged Property has become an REO Property, and

3.	each such Mortgage Loan as to which defeasance has occurred; and

•	in the case of each such Mortgage Loan, will—

1.	be calculated on the same interest accrual basis as that Mortgage Loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable,

2.	accrue at a trust advisor fee rate, on a loan-by-loan basis,

3.	accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that Mortgage Loan, and

4.
be payable monthly to the Trust Advisor from amounts received with respect to interest on that Mortgage Loan or, upon liquidation of the Mortgage Loan, to the extent such interest collections are not sufficient, from general collections on all the Mortgage Loans.

The Trust Advisor ongoing fee rate will be a fixed rate equal to 0.00125% per annum.

In addition, as additional compensation for its activities under the Pooling and Servicing Agreement, the Trust Advisor shall be entitled to receive the trust advisor consulting fee.  The trust advisor consulting fee shall be payable, subject to the limitations set forth below, in an amount equal to $10,000 in connection with each Material Action for which the Trust Advisor engages in consultation under the Pooling and Servicing Agreement; provided, however, that (i) no such fee shall be paid except to the extent such fee is actually paid by the related borrower (and in no event shall such fee be paid from the Trust Fund); (ii) the Trust Advisor shall be entitled to waive all or any portion of such fee in its sole discretion and (iii) the Master Servicer or the Special Servicer, as applicable, shall be authorized to waive the borrower’s payment of such fee in whole or in part if the Master Servicer or the Special Servicer, as applicable, (A) determines that such waiver is consistent with the Servicing Standard and (B) consults with the Trust Advisor prior to effecting such waiver.  In connection with each Material Action for which the Trust Advisor has consultation rights under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer, as applicable, must use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable trust advisor consulting fee from the related borrower, in each case only to the extent that such collection is not prohibited by the related mortgage loan documents.  In no event may the Master Servicer or the Special Servicer, as applicable, take any enforcement action in connection with the collection of such trust advisor consulting fee, except that such restrictions shall not be construed to prohibit requests for payment of such trust advisor consulting fee.

In connection with each of the AmericasMart Loan Combination and The Outlet Collection | Jersey Gardens Loan Combination, the Trust Advisor will have no duty to consult with the WFRBS 2013-C18 Special Servicer and will not be entitled to any trust advisor ongoing fees or trust advisor consulting fees with respect to those mortgage loans.  The trust advisor appointed under the WFRBS 2013-C18 securitization (the “WFRBS 2013-C18 Trust Advisor” or an “Other Trust Advisor”) will be entitled to compensation with respect to the Non-Serviced Pari Passu Mortgage Loan that is substantially similar in all material respects to or materially consistent with the compensation payable to the Trust Advisor under the Pooling and Servicing Agreement as described above.  See “Description of the Offered Certificates—Fees and Expenses” and “—Additional Matters Relating to the Servicing of the AmericasMart Loan Combination and The Outlet Collection | Jersey Gardens Loan Combination” in this free writing prospectus.

Investment of Accounts.  Each of the Master Servicer and the Special Servicer will be authorized to invest or direct the investment of funds held in any Collection Account, escrow and/or reserve account or REO Account maintained by it, in Permitted Investments.  See “—Collection Account” below.  The Master Servicer or the Special Servicer—

•	will be entitled to retain any interest or other income earned on those funds, and

•
will be required to cover any losses of principal of those investments from its own funds, to the extent those losses are incurred with respect to investments made for the benefit of the Master Servicer or Special Servicer, as applicable.

Neither the Master Servicer nor the Special Servicer will be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

Payment of Servicing Expenses; Servicing Advances.  Each of the Master Servicer, the Special Servicer and the Trustee will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its activities under the Pooling and Servicing Agreement.  The Master Servicer, the Special Servicer and the Trustee will not be entitled to reimbursement for these expenses except as expressly provided in the Pooling and Servicing Agreement.

Any and all customary, reasonable and necessary out-of-pocket costs and expenses, including reasonable attorneys’ fees and expenses, incurred or to be incurred by the Master Servicer or the Special Servicer (or, if applicable, the Trustee) in connection with the servicing or administration of a Mortgage Loan, any Serviced Pari Passu Companion Loan and any related Mortgaged Property as to which a default, delinquency or other unanticipated event has occurred or is imminent, or in connection with the administration of any REO Property, will be advances (any such advances, “Servicing Advances”).  The Pooling and Servicing Agreement may also designate certain other expenses as Servicing Advances.  Subject to the limitations described below, the Master Servicer will be required to make any Servicing Advances relating to any Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) or REO Property (other than any REO Property acquired with respect to any Non-Serviced Loan Combination).  Servicing Advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related Mortgage Loan (or Serviced Pari Passu Companion Loan) or REO Property.

The Special Servicer must notify the Master Servicer whenever a Servicing Advance is required to be made with respect to any Specially Serviced Mortgage Loan or REO Property (other than any interest in REO Property acquired with respect to any Non-Serviced Loan Combination), and the Master Servicer must make the Servicing Advance unless the Master Servicer determines such advance to be a nonrecoverable advance, except that the Special Servicer must either (i) make any necessary emergency advances on a Specially Serviced Mortgage Loan or REO Property (other than any interest in REO Property acquired with respect to any Non-Serviced Loan Combination) or (ii) notify the Master Servicer no later than one (1) business day after the Special Servicer acquires actual knowledge of the need for such emergency advance on a Specially Serviced Mortgage Loan and request the Master Servicer to make such emergency advance.  If the Special Servicer makes an emergency Servicing Advance, the Master Servicer must reimburse the Special Servicer for such emergency Servicing Advance, upon which the Master Servicer will be deemed to have made the Servicing Advance.  Notwithstanding the foregoing, the Master Servicer need not so reimburse an emergency Servicing Advance that it determines to be a nonrecoverable advance but such Servicing Advance, like other nonrecoverable advances, may be reimbursed to the Special Servicer from amounts on deposit in the Collection Account and/or the Companion Loan Collection Account.

If the Master Servicer is required under the Pooling and Servicing Agreement to make a Servicing Advance, but does not do so within ten days after the Servicing Advance is required to be made, then the Trustee will be required:

•	if it has actual knowledge of the failure, to give the defaulting party notice of its failure, and

•	if the failure continues for one more business day, to make the Servicing Advance.

Except for the Master Servicer, the Special Servicer or the Trustee as described above, no person will be required to make any Servicing Advances with respect to any Mortgage Loan, any Serviced Pari Passu Companion Loan or any related Mortgaged Property or REO Property.

Despite the foregoing discussion or anything else to the contrary in this free writing prospectus, none of the Master Servicer, the Special Servicer or the Trustee will be obligated to make Servicing Advances that it determines, in its reasonable, good faith judgment, would not be ultimately recoverable from expected collections on the related Mortgage Loan, any related Serviced Pari Passu Companion Loan (if applicable) or any related REO Property.  If the Master Servicer, the Special Servicer or the Trustee makes any Servicing Advance that it subsequently determines, in its reasonable, good faith judgment, is not recoverable from expected collections on the related Mortgage Loan (or Serviced Pari Passu Companion Loan) or any related REO Property, it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the Mortgage Pool on deposit in the Collection Account from time to time, subject to, in the case of a Serviced Loan Combination, the duty of the Master Servicer to use efforts in accordance with the Servicing Standard to exercise promptly the rights of the Trust under the related intercreditor agreement to obtain reimbursement from the holder of any Serviced Pari Passu Companion Loan for that holder’s pro rata share of the advance or interest.  The Trustee may conclusively rely on the determination of the Master Servicer or the Special Servicer regarding the nonrecoverability of any Servicing Advance.  Absent bad faith, the determination by any authorized person that an advance constitutes a nonrecoverable advance as described above will be conclusive and binding.  In addition, the Special Servicer may, at its option, make a determination, in its reasonable, good faith judgment, that any Servicing Advance previously made and any proposed Servicing Advance, if made, would not ultimately be recoverable, in which case such Servicing Advance will constitute a nonrecoverable Servicing Advance (but this statement will not be construed to entitle the Special Servicer to reverse any other authorized person’s determination or to prohibit any such other authorized person from making a determination that a Servicing Advance constitutes or would constitute a nonrecoverable advance).

Any Servicing Advance (with interest) that has been determined to be a nonrecoverable advance with respect to the Mortgage Pool will be reimbursable from the Collection Account and/or the Companion Loan Collection Account, as applicable, in the collection period in which the nonrecoverability determination is made and in subsequent collection periods.  Any reimbursement of a nonrecoverable servicing advance (including interest accrued thereon) will be made first from the principal portion of current debt service advances and payments and other collections of principal on the Mortgage Pool (thereby reducing the Principal Distribution Amount otherwise distributable on the Principal Balance Certificates on the related distribution date) prior to the application of any other general collections on the Mortgage Pool against such reimbursement.  To the extent that the amount representing principal is insufficient to fully reimburse the party entitled to the reimbursement, then such party may elect at its sole option and in its sole discretion to defer the reimbursement of some or all of the portion that exceeds such amount (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for consecutive periods up to twelve months (provided that any such deferral exceeding six months will require, during the occurrence and continuance of any Subordinate Control Period, the consent of the Subordinate Class Representative) and any election to so defer shall be deemed to be in accordance with the Servicing Standard or any duty under the Pooling and Servicing Agreement; provided that no such deferral shall occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.  To the extent that the reimbursement is made from principal collections, the Principal Distribution Amount otherwise distributable on the Principal Balance Certificates on the related distribution date will be reduced and a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses”) to reduce the aggregate principal balance of the Certificates on that distribution date.  To the extent that reimbursement is made from other collections, the funds available to make distributions to Certificateholders of their interest distribution amounts on the related distribution date may be reduced, causing a shortfall in interest distributions on the Offered Certificates.  The Master Servicer or the Trustee, as applicable, must give the Rating Agencies at least 15 days’ notice (in accordance with the procedures regarding Rule 17g-5 set forth in the Pooling and Servicing Agreement) prior to any reimbursement to it of nonrecoverable advances from amounts in the Collection Account or the Distribution Account, as applicable, allocable to interest on the Mortgage Loans unless (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such nonrecoverable advances, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination of whether any advance is a nonrecoverable advance or whether to defer reimbursement of a nonrecoverable advance or the determination in clause (1) above, or (3) in the case of the Master Servicer, it has not timely received from the Trustee information requested by the Master Servicer to consider in determining whether to defer reimbursement of a nonrecoverable advance.  If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the Master Servicer or Trustee, as applicable, must give each Rating Agency notice (in accordance with the procedures regarding Rule 17g-5 set forth in the Pooling and Servicing Agreement) of the anticipated reimbursement as soon as reasonably practicable.

Additionally, in the event that any Servicing Advance (including any interest accrued thereon) with respect to a Mortgage Loan remains unreimbursed following the time that such Mortgage Loan is modified while a Specially Serviced Mortgage Loan, the Master Servicer or the Trustee will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable), on a monthly basis, out of — but solely out of — the principal portion of current debt service advances and payments and other collections of principal on all the Mortgage Loans after the application of those principal advances and principal payments and collections to reimburse any party for nonrecoverable servicing advances (as described in the prior paragraph) and/or nonrecoverable debt service advances as described under “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” in this free writing prospectus (thereby reducing the Principal Distribution Amount otherwise distributable on the related distribution date) or collections on the related Mortgage Loan intended as a reimbursement of such advance (in the case of any Serviced Loan Combination, subject to the additional provisions described further below).  If any such advance is not reimbursed in whole in respect of any distribution date due to insufficient principal advances and principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose).  If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related Mortgage Loan or is determined, at any time during the reimbursement process, to be ultimately nonrecoverable out of the principal portion of debt service advances and payments and other collections of principal on all the Mortgage Loans, then the Master Servicer or the Trustee, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest (as described in the preceding paragraph).  The reimbursement of advances on worked-out loans from principal advances and collections of principal as described in the first sentence of this paragraph during any collection period will result in a reduction of the Principal Distribution Amount otherwise distributable on the Principal Balance Certificates (other than the Class A-S, B, C and PEX Certificates) and the Class A-S, B and C Regular Interests (and, therefore, the Class A-S, B, C and PEX Certificates) on the related distribution date but will not result in the allocation of a Realized Loss on such distribution date (although a Realized Loss may subsequently arise if the amount reimbursed to the Master Servicer or the Trustee ultimately turns out to be nonrecoverable from the proceeds of the Mortgage Loan).

Insofar as the Special Servicer may make Servicing Advances, it will have the same rights described above as the Master Servicer and the Trustee.

The Pooling and Servicing Agreement will also permit the Master Servicer, and require the Master Servicer at the direction of the Special Servicer if a Specially Serviced Mortgage Loan or REO Property (other than any interest in an REO Property acquired with respect to any Non-Serviced Loan Combination) is involved, to pay directly out of the Collection Account and/or the Companion Loan Collection Account any servicing expense that, if advanced by the Master Servicer or the Special Servicer, would not be recoverable (together with interest on the advance) from expected collections on the related Mortgage Loan, any Serviced Pari Passu Companion Loan or any related REO Property.  This is only to be done, however, when the Master Servicer or the Special Servicer, as the case may be, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the Certificateholders.

The Master Servicer, the Special Servicer and the Trustee will each be entitled to receive interest on Servicing Advances made by that entity.  The interest will accrue on the amount of each Servicing Advance for so long as the Servicing Advance is outstanding, at a rate per annum equal to the prime rate as published in the “Money Rates” section of The Wall Street Journal, as that prime rate may change from time to time.  Interest accrued with respect to any Servicing Advance will generally be payable at any time on or after the date when the advance is reimbursed, in which case the payment will be made out of general collections on the Mortgage Loans and any REO Properties on deposit in the Collection Account, thereby reducing amounts available for distribution on the Certificates (in the case of a Serviced Loan Combination, subject to the additional provisions described below).  Under some circumstances, Default Interest and/or late payment charges may be used to pay interest on advances prior to making payment from those general collections, but prospective investors should assume that the available amounts of Default Interest and late payment charges will be de minimis.

Notwithstanding any contrary provisions described above, if a Servicing Advance with respect to a Serviced Loan Combination has been determined to be nonrecoverable (after considering amounts, if any, on deposit in the Collection Account and/or the Companion Loan Collection Account) and that advance or interest thereon is paid from general collections on the Mortgage Pool on deposit in the Collection Account as described above, then the Master Servicer will be required to use efforts in accordance with the Servicing Standard to exercise promptly the rights of the Trust under the related intercreditor agreement to obtain reimbursement from the holder of any Serviced Pari Passu Companion Loan for that holder’s pro rata share of the advance or interest.

With respect to any Non-Serviced Loan Combination serviced pursuant to the WFRBS 2013-C18 securitization, the Other Master Servicer, the Other Special Servicer and the Other Trustee will service and administer the related Non-Serviced Pari Passu Mortgage Loan on terms substantially similar in all material respects to or materially consistent with the terms of the Pooling and Servicing Agreement, each are entitled to receive interest on servicing advances made by those parties in accordance with the WFRBS 2013-C18 Pooling and Servicing Agreement, and such amount will be reimbursable pro rata from payments allocable to such Pari Passu Mortgage Loan pursuant to the related intercreditor agreement.  See “—Additional Matters Relating to the Servicing of the AmericasMart Loan Combination and The Outlet Collection | Jersey Gardens Loan Combination” in this free writing prospectus.

Trust Advisor Expenses.  The Trust Advisor will be entitled to payments of indemnification amounts or certain Additional Trust Fund Expenses payable to the Trust Advisor pursuant to the Pooling and Servicing Agreement (other than the Trust Advisor ongoing fee and the trust advisor consulting fee), which we refer to as Trust Advisor Expenses.  In general, the amount of Trust Advisor Expenses reimbursable to the Trust Advisor on each distribution date must not exceed the sum of (i) the portion of the Principal Distribution Amount for such distribution date otherwise distributable to the Principal Balance Certificates (other than the Class A-S, B, C and PEX Certificates) and the Class A-S, B and C Regular Interests (and, therefore, the Class A-S, B, C and/or PEX Certificates, as applicable) that are not Control-Eligible Certificates and (ii) the aggregate amount of distributable certificate interest (calculated without regard to the reduction by Trust Advisor Expenses for such distribution date, in each case, allocable to the Class E and D Certificates and the Class C, B and A-S Regular Interests for such distribution date.  Amounts so reimbursed on each distribution date will be allocated and borne by the Certificateholders to the extent and in the manner described under “Description of the Offered Certificates—Distributions—Interest Distributions” and “—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses”.  Any amount of Trust Advisor Expenses that are not reimbursed on a distribution date because of the limitations set forth in the immediately preceding sentence will be payable on the next distribution date to the extent funds are sufficient, in accordance with such limitations, to make such payments.  Notwithstanding these provisions, Trust Advisor Expenses incurred in connection with legal proceedings that are pending or threatened against the Trust Advisor at the time of its discharge, termination or resignation will be Designated Trust Advisor Expenses and, as such, will not be subject to the limitations described above and will instead be treated in substantially the same manner as other unanticipated expenses of the Trust Fund for purposes of payment by the Trust Fund and allocation between the various Classes of Certificateholders.

Asset Status Reports

No later than 45 days after the occurrence of a Servicing Transfer Event with respect to any Specially Serviced Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan), the Special Servicer with respect to such Specially Serviced Mortgage Loan must, in general, deliver to the Subordinate Class Representative, among others, an asset status report with respect to that Mortgage Loan and the related Mortgaged Property or Properties.  That asset status report is required to include the following information to the extent reasonably determinable:

•	a summary of the status of the subject Specially Serviced Mortgage Loan and any negotiations with the related borrower;

•
a discussion of the general legal and environmental considerations reasonably known to the Special Servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies set forth in the Pooling and Servicing Agreement and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Mortgage Loan and whether outside legal counsel has been retained;

•	the most current rent roll and income or operating statement available for the related Mortgaged Property or Properties;

•	a summary of the Special Servicer’s recommended action with respect to the Specially Serviced Mortgage Loan;

•	the appraised value of the related Mortgaged Property or Properties, together with the assumptions used in the calculation thereof; and

•	such other information as the Special Servicer deems relevant in light of the Servicing Standard.

Each asset status report will be required to be delivered to the Subordinate Class Representative (during a Subordinate Control Period or Collective Consultation Period), the Trust Advisor (during a Collective Consultation Period or Senior Consultation Period), the Master Servicer, the Certificate Administrator (upon request) and the Rule 17g-5 Information Provider (which will be required to promptly post the report to the Rule 17g-5 Information Provider’s Website).  During a Subordinate Control Period, if the Subordinate Class Representative does not disapprove an asset status report within ten business days of receipt (or, with respect to a Serviced Loan Combination, such longer period of time as may be set forth in the related intercreditor agreement), the Special Servicer will be required to implement the recommended action as outlined in the asset status report.  In addition, during a Subordinate Control Period, the Subordinate Class Representative may object to any asset status report within ten business days of receipt (or, with respect to a Serviced Loan Combination, such longer period of time as may be set forth in the related intercreditor agreement); provided that the Special Servicer will be required to implement the recommended action as outlined in the asset status report if it makes a determination in accordance with the Servicing Standard that the objection is not in the best interest of all the Certificateholders (as a collective whole, as if they together constituted a single lender).  If, during a Subordinate Control Period, the Subordinate Class Representative disapproves the asset status report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will be required to revise the asset status report as soon as practicable thereafter, but in no event later than 30 days after the disapproval.  During a Subordinate Control Period, the Special Servicer will be required to revise the asset status report until the Subordinate Class Representative fails to disapprove the revised asset status report as described above, until the Subordinate Class Representative’s approval is no longer required or until the Special Servicer makes a determination that the objection is not in the best interests of the Certificateholders (as a collective whole, as if they together constituted a single lender).  If, during a Subordinate Control Period, the Subordinate Class Representative and the Special Servicer have not agreed upon an asset status report within 90 days following the Subordinate Class Representative’s receipt of the initial asset status report, the Special Servicer will implement the actions described in the most recent asset status report submitted by the Special Servicer to the Subordinate Class Representative.  Notwithstanding the foregoing, if the Special Servicer determines that emergency action is necessary to protect the related Mortgaged Property or the interests of the Certificateholders, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the Special Servicer may take actions with respect to the related Mortgaged Property before the expiration of the ten business day period (or, with respect to a Serviced Loan Combination, such longer period of time as may be set forth in the related intercreditor agreement) referenced above and if the Special Servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions before the expiration of such period would materially and adversely affect the interest of the Certificateholders and the Special Servicer has made commercially reasonable efforts, during a Subordinate Control Period, to contact the Subordinate Class Representative.

In addition, the Special Servicer will be required to deliver a summary (as approved by the Subordinate Class Representative if a Subordinate Control Period is in effect) of each Final Asset Status Report to the Certificate Administrator.  Upon receipt of such summary, the Certificate Administrator will be required to post such summary on its website.

A “Final Asset Status Report”, with respect to any Specially Serviced Mortgage Loan, means each related asset status report, together with such other data or supporting information provided by the Special Servicer to the Subordinate Class Representative, in each case prepared in connection with the workout or liquidation of such Specially Serviced Mortgage Loan and which, in any event, will not include any Privileged Information; provided that no asset status report shall be considered to be a Final Asset Status Report unless, during a Subordinate Control Period, the Subordinate Class Representative has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent, or has been deemed to approve or consent to such action.

Each of the Subordinate Class Representative (during any Collective Consultation Period) and the Trust Advisor (during any Collective Consultation Period and any Senior Consultation Period) will be entitled to consult on a non-binding basis with the Special Servicer and propose possible alternative courses of action and provide other feedback in respect of any asset status report, and the Special Servicer will be obligated to consider such alternative courses of action and any other feedback provided by the Subordinate Class Representative and/or the Trust Advisor, as applicable.  The Special Servicer may revise the asset status reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the Subordinate Class Representative and/or the Trust Advisor.  Consultation with the Trust Advisor will occur in the manner described under “—The Trust Advisor” below.

Also notwithstanding the provisions described above, in connection with any asset status report, the Subordinate Class Representative and the Trust Advisor may not direct or advise the Special Servicer to act, and the Special Servicer is to ignore any direction for it to act, in any manner that would—

•
require or cause the Special Servicer to violate applicable law, the terms of any Mortgage Loan or any other provision of the Pooling and Servicing Agreement, including the Special Servicer’s obligation to act in accordance with the Servicing Standard and the REMIC provisions of the Code;

•	result in an adverse tax consequence for the Trust Fund;

•
expose the Trust, the parties to the Pooling and Servicing Agreement or any of their respective affiliates, members, managers, officers, directors, employees or agents, to any claim, suit or liability; or

•	materially expand the scope of the Master Servicer’s or the Special Servicer’s responsibilities under the Pooling and Servicing Agreement.

With respect to any Non-Serviced Loan Combination serviced pursuant to the WFRBS 2013-C18 securitization, the related Non-Serviced Pari Passu Mortgage Loan will be subject to the provisions of the WFRBS 2013-C18 Pooling and Servicing Agreement, which provides for the production, delivery and review of asset status reports by the related subordinate class representative and the Other Trust Advisor for such Non-Serviced Loan Combination by the Other Special Servicer under such agreement, which provisions are substantially similar in all material respects to or materially consistent with the provisions set forth above with respect to the Pooling and Servicing Agreement.  See “—Additional Matters Relating to the Servicing of the AmericasMart Loan Combination and The Outlet Collection | Jersey Gardens Loan Combination” in this free writing prospectus.

During any Collective Consultation Period or Senior Consultation Period, the Special Servicer will be required to consult on a non-binding basis with the Trust Advisor with respect to Material Actions (regardless of whether such Material Action is covered by an asset status report); provided, however, that the Special Servicer shall not consult with the Trust Advisor with respect to Material Actions related to collateral substitutions, assignments, insurance policies, borrower substitutions, lease modifications and amendments and other similar actions that the Special Servicer may perform under the Pooling and Servicing Agreement, to the extent such actions do not relate to the restructuring, resolution, sale or liquidation of a Specially Serviced Mortgage Loan or REO Property.

The Majority Subordinate Certificateholder and the Subordinate Class Representative

The Majority Subordinate Certificateholder.  The “Majority Subordinate Certificateholder” will be the holder(s) of a majority interest in (i) during a Subordinate Control Period, the most subordinate Class among the Control-Eligible Certificates that has an aggregate principal balance, net of Appraisal Reduction Amounts allocable thereto, that is at least equal to 25% of its total initial principal balance or (ii) during a Collective Consultation Period, the most subordinate Class among the Control-Eligible Certificates that has an aggregate principal balance, without regard to Appraisal Reduction Amounts, that is at least equal to 25% of its total initial principal balance.  Notwithstanding anything to the contrary contained herein, at any time that the holder of a majority interest in the Class F Certificates is the Majority Subordinate Certificateholder, the Majority Subordinate Certificateholder may waive its right to appoint a Subordinate Class Representative and to exercise any of the rights of the Majority Subordinate Certificateholder set forth in the Pooling and Servicing Agreement by irrevocable written notice delivered to the Depositor, Trustee, Certificate Administrator, Master Servicer, Special Servicer and Trust Advisor.  Any such waiver shall remain effective with respect to such holder and such class until such time as the Majority Subordinate Certificateholder has sold or transferred a majority of the Class F Certificates to an unaffiliated third party.  Following any such transfer the successor majority subordinate certificateholder will again have the rights of the Majority Subordinate Certificateholder without regard to any prior waiver by the predecessor majority subordinate certificateholder.  The successor majority subordinate certificateholder will also have the right to irrevocably waive its right to appoint a Subordinate Class Representative and to exercise any of the rights of the Subordinate Class Representative.  No successor majority subordinate certificateholder will have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Mortgage Loan prior to its purchase of the Class F Certificates and had not become a Corrected Mortgage Loan prior to such purchase until such Mortgage Loan becomes a Corrected Mortgage Loan.  Unless a Senior Consultation Period is deemed to occur and is continuing pursuant to clause (ii) of the definition of “Senior Consultation Period,“ a “Subordinate Control Period” will exist when the aggregate principal balance of the Class F Certificates, net of any Appraisal Reduction Amounts allocable to that Class, is at least equal to 25% of the initial principal balance of the Class F Certificates.”

During any Subordinate Control Period, the Majority Subordinate Certificateholder, or the Subordinate Class Representative on its behalf, will have the right to terminate the Special Servicer, with or without cause (in each case, other than with respect to any Non-Serviced Pari Passu Mortgage Loan), and appoint itself or an affiliate or another person as the successor special servicer.  With respect to the Non-Serviced Pari Passu Mortgage Loans serviced pursuant to the WFRBS 2013-C18 Pooling and Servicing Agreement, the subordinate class representative with respect to such securitization has a right to terminate the related Other Special Servicer substantially similar in all material respects to or materially consistent with the right described above.  See “Description of the Mortgage Pool—Split Loan Structures”, “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the AmericasMart Loan Combination and The Outlet Collection | Jersey Gardens Loan Combination” in this free writing prospectus.  It will be a condition to such appointment that the successor special servicer be a Qualified Replacement Special Servicer and that each Rating Agency confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the Certificates.  It is anticipated that Rialto CMBS, LLC (or another affiliate of Rialto Capital Advisors, LLC) will purchase the Class E, F, G, X-C and V Certificates on the Closing Date and become the initial Majority Subordinate Certificateholder.

Subordinate Class Representative.  The Majority Subordinate Certificateholder will have a continuing right to appoint, remove or replace a subordinate class representative in its sole discretion (the “Subordinate Class Representative”).  This right may be exercised at any time and from time to time.  The Subordinate Class Representative may resign at any time.  The Subordinate Class Representative may not be a borrower or an affiliate of a borrower.

Rights and Powers of Subordinate Class Representative.  During any Subordinate Control Period, (i) the Subordinate Class Representative generally will be entitled to approve or disapprove asset status reports (other than asset status reports related to any Non-Serviced Pari Passu Mortgage Loan) and (ii) the Special Servicer generally will not be permitted to take or consent to the Master Servicer taking any Material Action not otherwise covered by an approved asset status report, unless and until the Special Servicer has notified the Subordinate Class Representative and the Subordinate Class Representative has consented (or failed to object) thereto in writing within ten business days (or, in connection with a leasing matter, five (5) business days, or in connection with an Acceptable Insurance Default, 30 days) of having been notified thereof in writing and provided with all reasonably requested information by it (or, in the case of a proposed action for which the Master Servicer has requested approval from the Special Servicer, within any shorter period during which the Special Servicer is initially entitled to withhold consent without being deemed to have approved the action).  However, the Special Servicer may take any Material Action (or consent to the Master Servicer taking a Material Action) without waiting for the response of the Subordinate Class Representative if the Special Servicer determines that immediate action is necessary to protect the interests of the

Certificateholders and, if affected, the holder of any Serviced Pari Passu Companion Loan, as a collective whole.  Furthermore, during a Subordinate Control Period, the Subordinate Class Representative may, in general, direct the Special Servicer (other than with respect to any Non-Serviced Pari Passu Mortgage Loan) to take, or to refrain from taking, any actions as that representative may deem advisable with respect to the servicing and administration of Specially Serviced Mortgage Loans and REO Properties or as to which provision is otherwise made in the Pooling and Servicing Agreement.  During a Subordinate Control Period, the Subordinate Class Representative will have the right to remove an existing Special Servicer, with or without cause, and appoint a successor to the Special Servicer as described under “—Replacement of the Special Servicer” below (in each case, other than with respect to any Non-Serviced Pari Passu Mortgage Loan).  With respect to any Non-Serviced Pari Passu Mortgage Loan serviced pursuant to the WFRBS 2013-C18 Pooling and Servicing Agreement, the Subordinate Class Representative will be permitted to request that the subordinate class representative with respect to such securitization consult with it on a non-binding basis with respect to material actions under the WFRBS 2013-C18 Pooling and Servicing Agreement, which are substantially similar in all material respects to or materially consistent with the Material Actions under the Pooling and Servicing Agreement, in accordance with the terms of the related intercreditor agreement.

Unless a Senior Consultation Period is deemed to occur and is continuing pursuant to clause (ii) of the definition of “Senior Consultation Period”, a “Collective Consultation Period” will exist when both (i) the aggregate principal balance of the Class F Certificates, reduced by any Appraisal Reduction Amounts allocable to that Class, is less than 25% of the initial principal balance of the Class F Certificates and (ii) the aggregate principal balance of the Class F Certificates, without regard to any Appraisal Reduction Amounts allocable to that Class, is at least 25% of the initial principal balance of the Class F Certificates.  A “Senior Consultation Period” will exist when either (i) the aggregate principal balance of the Class F Certificates, without regard to the allocation of any Appraisal Reduction Amounts to that Class, is less than 25% of the initial principal balance of the Class F Certificates or (ii) during such time as the Class F Certificates are the most subordinate class among the Class F and G Certificates that have a then outstanding principal balance, net of Appraisal Reduction Amounts, at least equal to 25% of its initial principal balance, the then-Majority Subordinate Certificateholder has irrevocably waived its right to appoint a Subordinate Class Representative and to exercise any of the rights of the Majority Subordinate Certificateholder or cause the exercise of the rights of the Subordinate Class Representative until such rights are reinstated to a successor majority subordinate certificateholder pursuant to the terms of the Pooling and Servicing Agreement; provided, however, that with respect to any Non-Serviced Pari Passu Mortgage Loan serviced pursuant to the WFRBS 2013-C18 securitization, the existence of a senior consultation period with respect to the Subordinate Class Representative under this transaction will have no effect on the rights of the subordinate class representative with respect to the WFRBS 2013-C18 securitization.

During any Collective Consultation Period, the Subordinate Class Representative will have consultation rights (in addition to those of the Trust Advisor) with respect to Material Actions not otherwise covered by an asset status report as to which the Subordinate Class Representative has been consulted (in each case, other than with respect to any Non-Serviced Pari Passu Mortgage Loan).  During any Collective Consultation Period or Senior Consultation Period, the Majority Subordinate Certificateholder and the Subordinate Class Representative will have no right to remove the existing Special Servicer.  With respect to any Non-Serviced Pari Passu Mortgage Loan serviced pursuant to the WFRBS 2013-C18 securitization, the occurrence and continuance of a Collective Consultation Period or Senior Consultation Period with respect to the Subordinate Class Representative under this transaction will have no effect on the rights of the subordinate class representative with respect to such other securitization.

Also notwithstanding the provisions described above, the Subordinate Class Representative may not direct or advise the Special Servicer to act, and the Special Servicer is to ignore any direction for it to act, in any manner that would—

•
require or cause the Special Servicer to violate applicable law, the terms of any Mortgage Loan or any other provision of the Pooling and Servicing Agreement or any intercreditor agreement, including that party’s obligation to act in accordance with the Servicing Standard and the REMIC provisions of the Code;

•	result in an adverse tax consequence for the Trust Fund;

•
expose the Trust, the parties to the Pooling and Servicing Agreement or any of their respective affiliates, members, managers, officers, directors, employees or agents, to any claim, suit or liability; or

•	materially expand the scope of the Master Servicer’s or the Special Servicer’s responsibilities under the Pooling and Servicing Agreement.

When reviewing this “Servicing of the Mortgage Loans and Administration of the Trust Fund” section, it is important that you consider the effects that the rights and powers of the Subordinate Class Representative discussed above could have on the actions of the Special Servicer.

Also notwithstanding the provisions described above, the existence of a Subordinate Control Period, Collective Consultation Period or Senior Consultation Period under the Pooling and Servicing Agreement will not limit the control and consultation rights of the holder of the Pari Passu Companion Loan included in each Serviced Loan Combination that we describe in this free writing prospectus.

With respect to any Non-Serviced Pari Passu Mortgage Loan serviced pursuant to another securitization, substantially similar provisions will apply with respect to the subordinate class representative under the WFRBS 2013-C18 securitization.  See
“—Additional Matters Relating to the Servicing of the AmericasMart Loan Combination and The Outlet Collection | Jersey Gardens Loan Combination” in this free writing prospectus.

Liability to Borrowers.  In general, any and all expenses of the Subordinate Class Representative are to be borne by the holders of the appointing Class, in proportion to their respective percentage interests in that Class, and not by the Trust Fund.  However, if a claim is made against the Subordinate Class Representative by a borrower with respect to the Pooling and Servicing Agreement or any particular Mortgage Loan and the Trust or a party to the Pooling and Servicing Agreement is also named in the relevant legal action, the Special Servicer will generally assume the defense of the claim on behalf of and at the expense of the Trust Fund, provided that the Special Servicer (in its sole judgment) determines that the Subordinate Class Representative acted in good faith, without negligence or willful misfeasance with regard to the particular matter at issue.

No Liability to the Trust Fund and Certificateholders.  The Pooling and Servicing Agreement will provide that each Certificateholder, by its acceptance of its related Certificate, will be deemed to have acknowledged and agreed that (i) the Subordinate Class Representative may have special relationships and interests that conflict with those of holders and owners of one or more Classes of Certificates; (ii) the Subordinate Class Representative may act solely in the interests of the holders of the Class F and/or G Certificates; (iii) the Subordinate Class Representative does not have any duties to the Trust Fund or to the holders of any Class of Certificates; (iv) the Subordinate Class Representative may take actions that favor the interests of the holders of the Class F and/or G Certificates over the interests of the holders of one or more other Classes of Certificates; (v) the Subordinate Class Representative will have no liability whatsoever to the Trust Fund, the Certificateholders or any borrower for having acted as described in this paragraph, or in exercising its rights, powers and privileges, in taking any action or refraining from taking any action, or in giving any consent or failing to give any consent, in each case, pursuant to the Pooling and Servicing Agreement; and (vi) no Certificateholder may take any action whatsoever against the Subordinate Class Representative or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal thereof as a result of the Subordinate Class Representative having acted in the manner described in this paragraph, or a result of the special relationships or interests described in this paragraph.  With respect to any Non-Serviced Pari Passu Mortgage Loan serviced pursuant to the WFRBS 2013-C18 securitization, substantially similar provisions will apply with respect to the subordinate class representative under the WFRBS 2013-C18 securitization.  See “Description of the Mortgage Pool—Split Loan Structures” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the AmericasMart Loan Combination and The Outlet Collection | Jersey Gardens Loan Combination” in this free writing prospectus.

The Trust Advisor

General.  The Trust Advisor will agree in the Pooling and Servicing Agreement to perform specified services for the benefit of the Trustee on behalf of the Trust with respect to all Mortgage Loans (other than the AmericasMart Mortgage Loan and The Outlet Collection | Jersey Gardens Mortgage Loan) and, in the case of each Serviced Loan Combination, the holder of the related Serviced Pari Passu Companion Loan(s).  The Trust Advisor will perform certain review duties on a platform-level basis that will generally include a limited annual review of, and (if any Mortgage Loans in the Mortgage Pool were Specially Serviced Mortgage Loans during the preceding calendar year) the preparation of an annual report regarding, certain actions by the Special Servicer pursuant to the Pooling and Servicing Agreement.  The review and report generally will be based on:  (a) during a Subordinate Control Period, any Final Asset Status Reports delivered to the Trust Advisor by the Special Servicer, (b) during a Collective Consultation Period or Senior Consultation Period, any asset status report and certain additional information delivered to the Trust Advisor by the Special Servicer and/or (c) during a Senior Consultation Period, in addition to the foregoing, a meeting with the Special Servicer to conduct a limited review of the Special Servicer’s operational practices on a platform-level basis in light of the Servicing Standard.  In addition, during any Collective Consultation Period or Senior Consultation Period, the Special Servicer will be required to consult with the Trust Advisor with regard to certain matters with respect to the Special Servicer’s servicing of the Specially Serviced Mortgage Loans to the extent described in this free writing prospectus and set forth in the Pooling and Servicing Agreement.

The obligations of the Trust Advisor under the Pooling and Servicing Agreement are solely to provide analytical and reporting services.  When we use the words “consult”, “recommend” or words of similar import in respect of the Trust Advisor and any servicing action or inaction, we are referring to the Trust Advisor’s analytical and reporting services, and not to a duty to make recommendations for or against any servicing action.  Although the Trust Advisor must consider the Servicing Standard in its analysis, the Trust Advisor will not itself be bound by the Servicing Standard.  The Trust Advisor will have no liability to any Certificateholders, any particular Certificateholder or the holder of any Serviced Pari Passu Companion Loan for actions taken or not taken under the Pooling and Servicing Agreement.  No other party to the Pooling and Servicing Agreement, and no Subordinate Class Representative, will have any duty to monitor or supervise the performance by the Trust Advisor of its duties under the Pooling and Servicing Agreement.  The Trust Advisor is not an “advisor” for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including without limitation any Certificateholder.  See “Risk Factors—Risks Related to the Offered Certificates—You Will Have Limited Ability To Control the Servicing of the Mortgage Loans and the Parties with Control Over the Servicing of the Mortgage Loans May Have Interests that Conflict with Your Interests” in this free writing prospectus and “—Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor” in this free writing prospectus below.  For the avoidance of doubt, the Trust Advisor is not an Investment Adviser within the meaning of the Investment Company Act of 1940, as amended, and will not owe any fiduciary duty to any person in connection with the Pooling and Servicing Agreement.

The ability to perform the duties of the Trust Advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information required to be delivered to the Trust Advisor and the accuracy and the completeness of such information.  In addition, it is possible that the lack of access to Privileged Information or the Special Servicer’s failure to schedule or attend an annual meeting or to provide appropriate staff at such meeting may limit or prohibit the Trust Advisor from performing its annual reporting duties under the Pooling and Servicing Agreement in which case any annual report will describe any resulting limitations or prohibitions.

With respect to each of the AmericasMart Mortgage Loan and The Outlet Collection | Jersey Gardens Mortgage Loan, the WFRBS 2013-C18 Trust Advisor will act as trust advisor with respect to such Mortgage Loan pursuant to the WFRBS 2013-C18 Pooling and Servicing Agreement and will have obligations that are substantially similar in all material respects to or materially consistent with those of the Trust Advisor described in this section.

The Trust Advisor will have no rights or duties with respect to the AmericasMart Mortgage Loan, the AmericasMart Pari Passu Companion Loan, The Outlet Collection | Jersey Gardens Mortgage

Loan, The Outlet Collection | Jersey Gardens Pari Passu Companion Loan, or the assessment of the actions of any special servicer in this securitization or any other securitization taken with respect to any such mortgage loan.

Annual Reports and Meeting

Based on (a) the Trust Advisor’s review of (i) during any Subordinate Control Period, any previously identified Final Asset Status Reports delivered to the Trust Advisor by the Special Servicer, and (ii) during any Collective Consultation Period or Senior Consultation Period, any asset status reports and other information delivered to the Trust Advisor by the Special Servicer and, (b) during a Senior Consultation Period, in addition to the foregoing review, the Trust Advisor’s meeting with the Special Servicer as described below, the Trust Advisor will prepare an annual report to be provided to the Certificate Administrator (and made available through the Certificate Administrator’s Website) setting forth its assessment of the Special Servicer’s overall performance of its duties under the Pooling and Servicing Agreement during the prior calendar year on a platform-level basis with respect to the workout, restructuring, resolution, sale and liquidation of Specially Serviced Mortgage Loans (or, during any Subordinate Control Period, with respect to the workout, restructuring, resolution, sale and liquidation of Specially Serviced Mortgage Loans with respect to which a Final Asset Status Report has been issued) and with respect to each Final Asset Status Report prepared during the prior calendar year.  No annual report will be required from the Trust Advisor with respect to the Special Servicer if during the prior calendar year no asset status report was prepared by the Special Servicer (or, during a Subordinate Control Period, finalized by the Special Servicer) in connection with any Specially Serviced Mortgage Loan or REO Property that the Special Servicer was obligated to service.  The Trust Advisor will provide the Master Servicer, the Special Servicer, the Subordinate Class Representative (during any Subordinate Control Period or Collective Consultation Period) and the holder of each Serviced Pari Passu Companion Loan with a copy of such annual report.  The Special Servicer and the Subordinate Class Representative must be given an opportunity to review any annual report required to be delivered to it by the Trust Advisor at least 10 days prior to the delivery thereof to the Certificate Administrator.  In the event that the Trust Advisor has provided for review to the Special Servicer a Trust Advisor annual report containing an assessment of the performance of the Special Servicer that in the reasonable view of the Special Servicer presents a negative assessment of the Special Servicer’s performance, the Special Servicer will be permitted to provide to the Trust Advisor reasonably limited non-privileged information and documentation, in each case that is reasonably relevant to the facts upon which the Trust Advisor has based such assessment, and the Trust Advisor will undertake a reasonable review of such additional limited non-privileged information and documentation prior to finalizing its annual assessment.  Notwithstanding the foregoing, the content of the Trust Advisor’s annual report will be determined solely by the Trust Advisor.

Forms of annual report are attached to this free writing prospectus as Annexes E-1 and E-2.  In each annual report, the Trust Advisor will identify any material deviations of which it has actual knowledge by the Special Servicer (i) from the Trust Advisor’s understanding of the Servicing Standard and (ii) from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the workout, restructuring, resolution, sale or liquidation of Specially Serviced Mortgage Loans.  Each annual report will be required to comply with the confidentiality requirements described in this free writing prospectus regarding Privileged Information and set forth in the Pooling and Servicing Agreement.

As used in this free writing prospectus, “Privileged Information” means (i) any correspondence between the Subordinate Class Representative and the Special Servicer related to any Specially Serviced Mortgage Loan or the exercise of the Subordinate Class Representative’s consent or consultation rights under the Pooling and Servicing Agreement, and (ii) any information that the Special Servicer has reasonably determined could compromise the Trust Fund’s position in any ongoing or future negotiations with the related borrower or other interested party or in litigation or in potential proceedings.

Within 60 days following the end of each calendar year during a Senior Consultation Period, the Trust Advisor will be required to meet with representatives of the Special Servicer that prepared an asset status report with respect to a Specially Serviced Mortgage Loan or REO Property during such calendar year and, subject to the limitations described in this free writing prospectus or as otherwise set forth in the Pooling and Servicing Agreement, review certain operational activities related to Specially Serviced Mortgage Loans as described in the Pooling and Servicing Agreement.  During such annual meeting, the Trust Advisor will be required to discuss the Special Servicer’s operational practices in light of the Servicing Standard and the Special Servicer’s obligations under the Pooling and Servicing Agreement and will discuss the Special Servicer’s stated policies and procedures, operational controls and protocols, risk management systems, technological infrastructure (systems), intellectual resources, the Special Servicer’s reasoning for believing it is in compliance with the Pooling and Servicing Agreement and other pertinent information the Trust Advisor may consider relevant, in each case, in so far as such information relates to the workout, restructuring, resolution, sale or liquidation of Specially Serviced Mortgage Loans.  The Trust Advisor will be required to provide the Special Servicer with at least 30 days prior written notice of the date proposed for an annual meeting.  The Trust Advisor and the Special Servicer will determine a mutually acceptable date for the annual meeting and the Trust Advisor will be required to deliver, at least 14 days prior to such annual meeting, a proposed written agenda to the Special Servicer, including the identity, if any, of the Final Asset Status Report(s) that will be discussed during the annual meeting.

In connection with the annual meeting described in the preceding paragraph, the Trust Advisor and the Special Servicer may discuss any of the asset status reports produced by the Special Servicer with respect to any Specially Serviced Mortgage Loan as part of the Trust Advisor’s annual assessment of the Special Servicer.  The Special Servicer will be required to make available servicing officers with relevant knowledge regarding the applicable Specially Serviced Mortgage Loans and the related platform level information for each annual meeting.

Subordinate Control Period.  With respect to all Mortgage Loans (other than a Non-Serviced Pari Passu Mortgage Loan), during a Subordinate Control Period, the Trust Advisor’s obligations will be limited to the general reviews described in this free writing prospectus and as set forth in the Pooling and Servicing Agreement and generally will not involve an assessment of specific actions of the Special Servicer and, in any event, will be subject to limitations described in this free writing prospectus and as set forth in the Pooling and Servicing Agreement.

The Trust Advisor shall not be required, in connection with any annual report during a Subordinate Control Period, to consider any Specially Serviced Mortgage Loan or REO Property with respect to which a Final Asset Status Report was not issued during the most recently ended calendar year.

During any Subordinate Control Period, the Special Servicer will deliver to the Trust Advisor each Final Asset Status Report.  The Trust Advisor will be obligated to keep confidential, subject to the exceptions described in the following paragraph, any Privileged Information received from the Special Servicer or Subordinate Class Representative in connection with the Subordinate Class Representative’s exercise of any rights under the Pooling and Servicing Agreement (including, without limitation, in connection with any asset status report) or otherwise in connection with the Certificates.

The Trust Advisor, the Trust Advisor’s subcontractors and the Trust Advisor’s affiliates will not disclose such Privileged Information so received from the Special Servicer or Subordinate Class Representative to any other person (including any Certificateholders which are not then holders of the Control-Eligible Certificates), other than (A) to the other parties to the Pooling and Servicing Agreement, to the extent expressly required by the Pooling and Servicing Agreement, (B) any trustee or certificate administrator appointed for the benefit of any Serviced Pari Passu Companion Loan and (C) under the circumstances described in the following sentence.  If the Trust Advisor, its subcontractors or its affiliates, or any other party to the Pooling and Servicing Agreement (other than the Special Servicer), receives Privileged Information and has been advised that such information is Privileged Information, then such person will be prohibited from disclosing such information received by it to any other person (including in connection with preparing any responses to any investor-submitted inquiries posed on the Investor Q&A Forum), except to the extent that (a) the Special Servicer and the Subordinate Class Representative have consented in writing to its disclosure, (b) such Privileged Information becomes generally available and known to the public, other than as a result of a disclosure directly or indirectly by such person, (c) it is reasonable and necessary for such person to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies, (d) such Privileged Information was already known to such person and not otherwise subject to a confidentiality obligation, and/or (e) such disclosure is required by applicable law, rule, regulation, order, judgment or decree.  Notwithstanding the foregoing, the Trust Advisor will be permitted to share Privileged Information with its affiliates and any subcontractors of the Trust Advisor to the extent necessary and for the sole purpose of permitting the Trust Advisor to perform its duties under the Pooling and Servicing Agreement, to the extent such parties agree in writing to be bound by the same confidentiality provisions applicable to the Trust Advisor, which will inure to the benefit of the Subordinate Class Representative.

In addition, during any Subordinate Control Period, the Special Servicer will forward any Appraisal Reduction Amount calculations and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan to the Trust Advisor after they have been finalized, and the Trust Advisor may review such calculations in support of its annual report on the Special Servicer’s activities but shall not opine on, or otherwise call into question (whether in the annual report or otherwise), such Appraisal Reduction Amount calculations and/or net present value calculations.

Consultation Rights of the Trust Advisor During a Collective Consultation Period or Senior Consultation Period.  During any Collective Consultation Period or Senior Consultation Period, the Special Servicer will promptly deliver each asset status report prepared in connection with the workout, restructuring, resolution, sale or liquidation of a Specially Serviced Mortgage Loan to the Trust Advisor and, during a Collective Consultation Period, the Subordinate Class Representative.  The Trust Advisor will be required to provide any comments it may have to the Special Servicer in respect of the asset status reports within 10 business days of receipt of the asset status report and any additional information reasonably requested by the Trust Advisor, and propose possible alternative courses of action to the extent it determines such alternatives may be in the best interest of the Certificateholders (including any holders of Control-Eligible Certificates) and the holder of any Serviced Pari Passu Companion Loan, as applicable, as a collective whole.  In addition, during any Collective Consultation Period or Senior Consultation Period, the Trust Advisor will be required to consult on a non-binding basis with the Special Servicer with respect to, and prior to, Material Actions (regardless of whether such Material Actions are covered by an asset status report) and will be required to provide any comments it may have within 10 business days of receipt of the request for consultation and any additional information reasonably requested by the Trust Advisor.  Any such consultation during a Collective Consultation Period will be in addition to any consultation between the Subordinate Class Representative and the Special Servicer.  Notwithstanding the undertakings described in this paragraph or any other provision of the Pooling and Servicing Agreement to the contrary, the Trust Advisor will have no obligation to consult with respect to collateral substitutions, assignments, insurance policies, borrower substitutions, lease modifications and amendments and other similar actions that the Special Servicer may perform under the Pooling and Servicing Agreement to the extent such actions do not relate to the workout, restructuring, resolution, sale or liquidation of a Specially Serviced Mortgage Loan or REO Property.

The Special Servicer will be obligated to consider such written alternative courses of action and any other feedback provided by the Trust Advisor and, during any Collective Consultation Period, the Subordinate Class Representative.  The Special Servicer will revise the asset status reports as it deems necessary to take into account such input and/or comments, to the extent the Special Servicer determines that the Trust Advisor’s and/or Subordinate Class Representative’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders, taking into account the interests of all of the Certificateholders (and the holder of any affected Serviced Pari Passu Companion Loan, as applicable) as a collective whole.

The Special Servicer will not be required to take or to refrain from taking any action because of an objection or comment by the Trust Advisor or a recommendation of the Trust Advisor that would require or cause the Special Servicer to violate applicable law, the terms of any Mortgage Loan or any other provision of the Pooling and Servicing Agreement, including that party’s obligation to act in accordance with the Servicing Standard and the REMIC provisions of the Code or result in an adverse tax consequence for the Trust Fund.  For the avoidance of doubt, the Special Servicer will not be required to take or to refrain from taking any action because of an objection or comment by the Trust Advisor or a recommendation of the Trust Advisor in any event.

Trust Advisor Ongoing Fees.  The ongoing fee of the Trust Advisor will be payable monthly from amounts received in respect of each Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) as described above under “—Servicing and Other Compensation and Payment of Expenses—Compensation of the Trust Advisor”.  The trust advisor consulting fee will be payable in connection with Material Actions on which the Trust Advisor has consultation rights, subject to the limitations described under “—Servicing and Other Compensation and Payment of Expenses—Compensation of the Trust Advisor”.

Trust Advisor Indemnity.  The Trust Advisor, its affiliates and any of its managers, members, directors, officers, employees or agents will be entitled to indemnification by the Trust Fund against any loss, liability or expense incurred in connection with any legal action or claim that relates to the Pooling and Servicing Agreement or the Certificates; provided that the reimbursement of such indemnification and expenses will be subject to the limitations described under “Description of the Offered Certificates” in this free writing prospectus; provided, further, that the indemnification will not extend to any loss, liability or expense incurred by reason of the Trust Advisor’s willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of the Trust Advisor’s negligent disregard of such obligations or duties.  See “—Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor” below.

Net Present Value Calculations

The Pooling and Servicing Agreement will require that all net present value calculations and determinations with respect to any Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan), any Serviced Pari Passu Companion Loan or any Mortgaged Property or any REO Property (other than any REO Property acquired with respect to any Non-Serviced Loan Combination) (including for purposes of the definition of Servicing Standard) be made using a Discount Rate (a) for principal and interest payments on a Mortgage Loan (or Loan Combination, as applicable), or the sale of a Mortgage Loan (or Loan Combination, as applicable), equal to the higher of (x) the rate determined by the Master Servicer or the Special Servicer, as applicable, that approximates the market rate that would be obtainable by the borrower on similar non-defaulted debt of such borrower as of such date of determination and (y) the mortgage interest rate on the applicable Mortgage Loan based on its outstanding principal balance, and (b) for all other cash flows, including property cash flow, identical to the “discount rate” set forth in the most recent appraisal or appraisal update of the related Mortgaged Property obtained under the Pooling and Servicing Agreement.

Review and Consultation With Respect to Calculations of Net Present Value and Appraisal Reduction Amounts

During any Collective Consultation Period or Senior Consultation Period, the Special Servicer will forward any calculations of Appraisal Reduction Amount or net present value to the Trust Advisor and (during any Collective Consultation Period) the Subordinate Class Representative, and (a) the Trust Advisor will be required (upon receipt of all information and supporting materials reasonably required to be provided to the Trust Advisor as described in the following sentence) to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the applicable formulas required to be utilized in connection with any Appraisal Reduction Amount or net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan prior to the utilization by the Special Servicer, and (b) insofar as the calculation and/or application of the Special Servicer under review as contemplated by clause (a) requires or depends upon the exercise of discretion by the Special Servicer, the Trust Advisor will be required to assess the reasonableness of the determination made by the Special Servicer in the exercise of such discretion.  The Special Servicer will be required to deliver the foregoing calculations, together with information and supporting materials (including such additional information reasonably requested by the Trust Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the Trust Advisor and (during any Collective Consultation Period) the Subordinate Class Representative.  If the Trust Advisor does not agree with (i) the mathematical calculations, (ii) the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation or (iii) the reasonableness of any determination made by the Special Servicer in the exercise of its discretion, the Trust Advisor and the Special Servicer will consult in good faith with each other in order to resolve (x) any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or (y) any disagreement over the reasonableness of a determination made by the Special Servicer in the exercise of its discretion.  During any Collective Consultation Period, the Special Servicer will also be required to send to the Subordinate Class Representative copies of the Special Servicer’s calculations and the information and supporting materials and to engage in consultation with the Subordinate Class Representative in connection with its calculations and determinations.  During any Collective Consultation Period, if the Trust Advisor and the Subordinate Class Representative agree on such matters, the Special Servicer will be required to perform its calculations in accordance with such agreement.  Otherwise, if the Trust Advisor and the Subordinate Class Representative do not reach agreement on such matters following the Trust Advisor’s calculation and verification procedures, the Special Servicer will be required to proceed according to its determination, and the Trust Advisor will be required to promptly prepare a report on the matter, which report will set forth its and the Special Servicer’s calculations (including material differences in assumptions used therein), and deliver such report to the Certificate Administrator, who will be required to post the report to the Certificate Administrator’s Website, and, if applicable, to the holder of a Serviced Pari Passu Companion Loan.  No other action is required in connection with such circumstances.

Replacement of the Special Servicer

During any Subordinate Control Period, the Majority Subordinate Certificateholder will have the right to terminate the Special Servicer, with or without cause, and appoint itself or an affiliate or another person as the successor special servicer.  It will be a condition to such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the Certificates, and (ii) the successor special servicer is a Qualified Replacement Special Servicer.

During any Collective Consultation Period or Senior Consultation Period, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the voting rights (taking into account the allocation of Appraisal Reduction Amounts in respect of the Mortgage Loans to notionally reduce the principal balances of the Principal Balance Certificates) requesting a vote to terminate the Special Servicer and appoint a successor special servicer, (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses (including any fees and expenses of counsel or any Rating Agency) to be incurred by the Certificate Administrator in connection with administering such vote (which fees and expenses shall not be paid from the Trust Fund) and (iii) delivery by such holders to the Certificate Administrator of a Rating Agency Confirmation from each of the Rating Agencies (to be obtained at the expenses solely of such Certificateholders) and the equivalent from each NRSRO hired to provide ratings with respect to any commercial mortgage-backed securities backed by a Serviced Pari Passu Companion Loan, the Certificate Administrator will be required to post such request on the Certificate Administrator’s Website and conduct the solicitation of votes of all Certificates in such regard.  Upon the written direction of holders of Principal Balance Certificates evidencing at least 75% of the aggregate voting rights (taking into account the allocation of Appraisal Reduction Amounts in respect of the Mortgage Loans to notionally reduce the principal balances of the Principal Balance Certificates) of all Principal Balance Certificates on an aggregate basis, the Trustee will be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement and appoint the successor special servicer that was proposed by the Certificateholders requesting the vote.  Such termination and replacement will be further conditioned, however, on such successor special servicer being a Qualified Replacement Special Servicer.  Any such termination will also be subject to the terminated the Special Servicer’s rights to indemnification, payment of outstanding fees, reimbursement of advances, and other rights set forth in the Pooling and Servicing Agreement which survive termination.  If a proposed termination and replacement of the Special Servicer by Certificateholders as described above is not consummated within 180 days following the initial request of the Certificateholders who requested a vote, then the proposed termination and replacement shall have no further force or effect (except that the Certificate Administrator shall be entitled to apply any amounts prepaid by such Certificateholders for expenses to pay any expenses incurred by the Certificate Administrator).

In addition, with respect to the Mortgage Loans (other than any Non-Serviced Pari Passu Mortgage Loan), during any Senior Consultation Period, if the Trust Advisor determines, in its sole discretion exercised in good faith, that the Special Servicer is not performing its duties under the Pooling and Servicing Agreement in accordance with the Servicing Standard, the Trust Advisor will have the right to recommend the replacement of the Special Servicer.  In such event, the Trust Advisor will be required to deliver to the Trustee and the Certificate Administrator, with a copy to the Special Servicer, a written recommendation (in electronic format) detailing the reasons supporting its position and recommending a suggested replacement special servicer.  The Certificate Administrator will be required to post such recommendation on the Certificate Administrator’s Website and mail such recommendation to the registered Certificateholders.  The Trust Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of Certificateholders having at least a majority of the aggregate voting rights (taking into account the application of any Appraisal Reduction Amounts in respect of the Mortgage Loans to notionally reduce the aggregate principal balances of the Certificates) of all Principal Balance Certificates on an aggregate basis.  In the event the holders of such Principal Balance Certificates elect to remove and replace the Special Servicer, the Certificate Administrator will be required to request a Rating Agency Confirmation from each of the Rating Agencies at that time, unless such Certificateholders themselves deliver such Rating Agency Confirmation.  In the event the Trustee and the Certificate Administrator receive a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the Pooling and Servicing Agreement), the Trustee will then be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement and to appoint the successor special servicer that has been approved by the Certificateholders and constitutes a Qualified Replacement Special Servicer.  Any such termination will be subject to the terminated Special Servicer’s rights to indemnification, payment of outstanding fees, reimbursement of advances and other rights set forth in the Pooling and Servicing Agreement which survive termination.  The reasonable costs and expenses associated with the Trust Advisor’s identification of a Qualified Replacement Special Servicer, and the Certificate Administrator’s obtaining such Rating Agency Confirmations and administering the vote of the Certificateholders will be an Additional Trust Fund Expense.  If a proposed termination and replacement of the Special Servicer recommended by the Trust Advisor as described above is not consummated within 180 days following the initial recommendation of the Trust Advisor, then the proposed termination and replacement shall have no further force or effect.

A “Qualified Replacement Special Servicer” is a person as to which all of the following conditions are satisfied at the relevant date of determination:  (i)(a) all the representations and warranties of the Special Servicer set forth in the Pooling and Servicing Agreement are true and accurate as applied to such person (other than any change in the entity type or state or jurisdiction of formation), (b) no event or circumstances constitutes or would constitute, but for notice or the passage of time, a Servicer Termination Event with respect to such person, (c) such person is not the Trust Advisor or an affiliate of the Trust Advisor, and there exists no agreement as a result of which, whether or not subject to any condition or contingency, such person would become an affiliate of the Trust Advisor or merge or be consolidated with or into the Trust Advisor (regardless of the identity of the surviving person) or succeed to any portion of the business of the Trust Advisor that includes the Trust Advisor’s rights or duties under the Pooling and Servicing Agreement, (d) neither such person nor any affiliate thereof is obligated, whether by agreement or otherwise, and whether or not subject to any condition or contingency, to pay any fee to, or otherwise compensate or grant monetary or other consideration to, the Trust Advisor or any affiliate thereof pursuant to the Pooling and Servicing Agreement (1) in connection with the special servicing obligations that such person would assume under the Pooling and Servicing Agreement or the performance thereof or (2) in connection with the appointment of such person as, or any recommendation by the Trust Advisor for such person to become, the successor special servicer, (e) such person is not entitled to receive any compensation from the Trust Advisor in connection with its activities under the Pooling and Servicing Agreement and (f) such person is not entitled to receive from the Trust Advisor or any affiliate thereof any fee in connection with the appointment of such person as successor special servicer, unless, in the case of each of the foregoing clauses (a) through (f), the appointment of such person as successor special servicer has been expressly approved by 100% of the Certificateholders; and (ii) is not a prohibited party and has not been terminated in the capacity of Master Servicer or Special Servicer under the Pooling and Servicing Agreement in whole or in part as a result of an event described in the eleventh bullet of the definition of “Servicer Termination Event” that appears in “—Servicer Termination Event”

below in this free writing prospectus, unless the appointment of such person as successor special servicer has been expressly approved by the Depositor acting in its reasonable discretion.

With respect to any Non-Serviced Pari Passu Mortgage Loan serviced pursuant to another securitization, during any “subordinate control period”, the majority subordinate certificateholder under the related pooling and servicing agreement, or the subordinate class representative under such agreement on its behalf, will have the right to terminate the related special servicer, with or without cause, and appoint itself or an affiliate or another person as the successor to such special servicer.

In addition, with respect to any Non-Serviced Pari Passu Mortgage Loan serviced pursuant to another securitization, during any “collective consultation period” or “senior consultation period” under the related pooling and servicing agreement, at the written direction of holders of principal balance certificates under such agreement evidencing a certain percentage of the voting rights of such certificates, a vote to terminate the related Other Special Servicer may be requested, and a successor special servicer may be appointed, pursuant to terms expected to be substantially similar in all material respects to or materially consistent with those in the Pooling and Servicing Agreement.

Furthermore, with respect to any Non-Serviced Pari Passu Mortgage Loan serviced pursuant to the WFRBS 2013-C18 securitization, during any “senior consultation period” under the related pooling and servicing agreement, if the Other Trust Advisor determines that the Other Special Servicer is not performing its duties under the such pooling and servicing agreement in accordance with the related servicing standard, such Other Trust Advisor will have the right to recommend the replacement of such Other Special Servicer pursuant to terms expected to be substantially similar in all material respects to or materially consistent with those in the Pooling and Servicing Agreement.

See “—Additional Matters Relating to the Servicing of the AmericasMart Loan Combination and The Outlet Collection | Jersey Gardens Loan Combination” in this free writing prospectus.

Maintenance of Insurance

In the case of each Mortgage Loan (including any Specially Serviced Mortgage Loan but excluding any Non-Serviced Pari Passu Mortgage Loan), the Master Servicer will be required to use reasonable efforts consistent with the Servicing Standard to cause the related borrower to maintain (including identifying the extent to which a borrower is maintaining insurance coverage and, if the borrower does not so maintain, the Master Servicer will be required, subject to certain limitations set forth in the Pooling and Servicing Agreement, to itself cause to be maintained with Qualified Insurers having the Required Claims-Paying Ratings) for the related Mortgaged Property:

•
a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is generally at least equal to the lesser of the full replacement cost of improvements securing the Mortgage Loan or the outstanding principal balance of the Mortgage Loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause; and

•	all other insurance coverage as is required, or (subject to the Servicing Standard) that the holder of the Mortgage Loan is entitled to reasonably require, under the related mortgage loan documents.

Notwithstanding the foregoing, however:

•
the Master Servicer will not be required to maintain any earthquake or environmental insurance policy on any Mortgaged Property unless that insurance policy was in effect at the time of the origination of the related Mortgage Loan pursuant to the related mortgage loan documents and is available at commercially reasonable rates and the Trustee has an insurable interest; and

•
the Master Servicer will not be required to cause the borrower to maintain, or itself obtain, insurance coverage that the Master Servicer has determined is either (i) not available at any rate or (ii) not available at commercially reasonable rates and the related hazards are not at the time commonly insured against at the then-available rates for properties similar to the related Mortgaged Property and located in or around the region in which the related Mortgaged Property is located.

Notwithstanding the provisions described in the prior bullet, if the borrower fails to maintain with respect to the related mortgaged real property specific insurance coverage (i) with respect to a casualty insurance policy providing “special” form coverage that does not specifically exclude, terrorist or similar acts, and/or (ii) with respect to damages or casualties caused by terrorist or similar acts, the Master Servicer must cause the borrower to maintain, or itself obtain, such insurance upon terms not materially less favorable than those in place as of the Closing Date, unless the Special Servicer has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard, and (during any Subordinate Control Period) with the consent of the Subordinate Class Representative or (during any Collective Consultation Period or Senior Consultation Period) after having consulted with the Trust Advisor and (during any Collective Consultation Period) the Subordinate Class Representative, that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged real property and located in or around the region in which such related mortgaged real property is located, or (b) such insurance is not available at any rate (failure to maintain required insurance due to either of clause (a) or clause (b), an “Acceptable Insurance Default”).  The Subordinate Class Representative and/or Trust Advisor, as applicable, will have no more than 30 days to respond to the Special Servicer’s request for such consent or consultation; provided, that upon the Special Servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the Special Servicer to consult with the Subordinate Class Representative and/or Trust Advisor, the Special Servicer will not be required to do so.

Each of the Master Servicer (at its own expense) and the Special Servicer (at the expense of the Trust Fund) will be entitled to rely on insurance consultants in making the insurance-related determinations described above.

With respect to each REO Property (other than any interest in REO Property acquired with respect to any Non-Serviced Loan Combination), the Special Servicer will generally be required to use reasonable efforts, consistent with the Servicing Standard, to maintain with Qualified Insurers having the Required Claims-Paying Ratings (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of (i) the full replacement cost of improvements at such REO Property or (ii) the outstanding principal balance of the related REO Mortgage Loan and, if applicable, REO Companion Loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1 million per occurrence and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least 12 months (or at least 18 months in the case of any REO Property whose related REO Mortgage Loan had an initial principal balance greater than $35,000,000), in each case, if so required pursuant to the related mortgage loan documents.

Notwithstanding the foregoing, however:

•	the Special Servicer will not be required to maintain or obtain the insurance coverage otherwise described above unless the Trustee has an insurable interest; and

•
the Special Servicer will not be required to maintain or obtain the insurance coverage otherwise described above to the extent that the coverage is not available at commercially reasonable rates and consistent with the Servicing Standard.

If (1) the Master Servicer or the Special Servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the Mortgage Loans (other than any Non-Serviced Pari Passu Mortgage Loan) or REO Properties, as applicable, as to which it is the Master Servicer or the Special Servicer, as the case may be, then, to the extent such policy (a) is obtained from a Qualified Insurer having the Required Claims-Paying Ratings, and (b) provides protection equivalent to the individual policies otherwise required, or (2) the Master Servicer or Special Servicer, as applicable, has long-term unsecured debt obligations that are rated not lower than “A(low)” by DBRS (or, if not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs (which may include Fitch and Moody’s)), “A3” by Moody’s and “A-” by Fitch or has received a Rating Agency Confirmation from each Rating Agency with respect to which such rating is not satisfied, and the Master Servicer or the Special Servicer, as applicable, self-insures for its obligation to maintain the individual policies otherwise required, then the Master Servicer or Special Servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or REO Properties, as applicable.  Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as the case may be, whichever maintains such policy, must if there has not been maintained on any Mortgaged Property or REO Property thereunder a hazard insurance policy complying with the requirements described above, and there will have been one or more losses that would have been covered by such an individual policy, promptly deposit into the Collection Account (and, if a Serviced Loan Combination is involved, the Companion Loan Collection Account, with such deposits to be pro rata according to the outstanding principal balances of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s)) from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard).  With respect to any Non-Serviced Pari Passu Mortgage Loan serviced pursuant to the WFRBS 2013-C18 securitization, the related Other Master Servicer or the related Other Special Servicer, as applicable, will service such Non-Serviced Pari Passu Mortgage Loan and any related REO property on terms expected to be substantially similar in all material respects to or materially consistent with those described above.  See “Description of the Mortgage Pool—Split Loan Structures” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the AmericasMart Loan Combination and The Outlet Collection | Jersey Gardens Loan Combination” in this free writing prospectus.

Subject to the foregoing discussion, see also “Description of Pooling and Servicing Agreements—Hazard Insurance Policies” in the accompanying prospectus.

“Qualified Insurer” means, with respect to any insurance policy, an insurance company or security or bonding company qualified to write the related insurance policy in the relevant jurisdiction.

“Required Claims-Paying Ratings”:  With respect to (i) any insurance carrier providing coverage for a Mortgaged Property related to any Mortgage Loan or Serviced Loan Combination, a claims-paying ability rating of at least “A-” by Fitch (or, if not rated by Fitch, an equivalent rating by (A) at least two NRSROs (which may include DBRS and/or Moody’s) or (B) one NRSRO (which may include DBRS and/or Moody’s) and A.M. Best Company) and “A3” by Moody’s (or, if not rated by Moody’s, at least “A-” by S&P), and (ii) fidelity bond coverage or errors and omissions insurance, an insurance carrier with a claims-paying ability rating at least equal to any one of the following:  (a) ”A-” by S&P, (b) ”A3” by Moody’s, (c) ”A-” by Fitch, (d) ”A (low)” by DBRS or (e) ”A:X” by A.M. Best Company; provided, however, that (A) an insurance carrier shall be deemed to have the applicable claims-paying ability ratings set forth above if the obligations of such insurance carrier under the related insurance policy are guaranteed or backed in writing by an entity that has long term unsecured debt obligations that are rated not lower than the ratings set forth above or claims-paying ability ratings that are not lower than the ratings set forth above; and (B) an insurance carrier will be deemed to have the applicable claims-paying ability ratings set forth above in this clause (ii) if a Rating Agency Confirmation is obtained from the Rating Agency whose rating requirement has not been satisfied.

Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions

In connection with each Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan), the Master Servicer (with respect to any such Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan) that is not a Specially Serviced Mortgage Loan, provided that the matter does not involve a Special Servicer Decision or a Material Action) or the Special Servicer (in any other case), will be required to determine whether to waive any violation of a due-on-sale or due-on-

encumbrance provision or to approve any borrower request for consent to an assignment and assumption of the Mortgage Loan or a further encumbrance of the related Mortgaged Property.  However, subject to the related mortgage loan documents, if the subject Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) exceeds specified size thresholds (either actual or relative) or fails to satisfy other applicable conditions imposed by the Rating Agencies, then neither the Master Servicer nor the Special Servicer may enter into such a waiver or approval, unless it has received Rating Agency Confirmation from any or all Rating Agencies, as applicable, and, to the extent such actions relate to a Serviced Loan Combination, the equivalent from each NRSRO hired to provide ratings with respect to any commercial mortgage-backed securities backed by the related Serviced Pari Passu Companion Loan(s).  Furthermore, except in limited circumstances, the Master Servicer may not enter into such a waiver or approval without the consent of the Special Servicer, and the Special Servicer will not be permitted to grant that consent or to itself enter into such a waiver or approval unless the Special Servicer has complied with any applicable provisions of the Pooling and Servicing Agreement described above under “—The Majority Subordinate Certificateholder and the Subordinate Class Representative—Rights and Powers of Subordinate Class Representative” and “—The Trust Advisor”.

“Special Servicer Decision” means any of the following:

•
approving leases, lease modifications or amendments or any requests for subordination, non-disturbance and attornment or other similar agreements for leases in excess of the lesser of (i) 30,000 square feet of the improvements at the related Mortgaged Property and (ii) 30% of the net rentable area of the improvements at the related Mortgaged Property;

•
approving annual budgets for the related Mortgaged Property with material (more than 15%) increases in operating expenses or payments to entities actually known by the Master Servicer to be affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan);

•
any requests for the funding or disbursement of “performance”, “earn-out”, “holdback” or similar escrows and reserves (including those evidenced by letters of credit) that (i) are for any Mortgage Loan whose escrows and reserves exceed, at the related origination date, in the aggregate, 10% of the initial principal balance of such Mortgage Loan (regardless of whether such funding or disbursement may be characterized as routine and/or customary and regardless of whether such Mortgage Loan has a primary servicer other than the Master Servicer) or (ii) are not routine and/or customary escrow and reserve fundings or disbursements;

•	requests to incur additional debt in accordance with the terms of the applicable mortgage loan documents;

•
requests for property releases or substitutions, other than (i) grants of easements or rights of way that do not materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to the related Serviced Mortgage Loan or Serviced Pari Passu Companion Loan, (ii) release of non-material parcels of a Mortgaged Property (including, without limitation, any such releases (A) to which the related mortgage loan documents expressly require the mortgagee thereunder to make such releases upon the satisfaction of certain conditions (and the conditions to the release that are set forth in the related mortgage loan documents do not include the approval of the lender or the exercise of lender discretion (other than confirming the satisfaction of the other conditions to the release set forth in the related mortgage loan documents that do not include any other approval or exercise)) and such release is made as required by the related mortgage loan documents or (B) that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property), or (iii) the release of collateral securing any Mortgage Loan in connection with a defeasance of such collateral; and

•
approving any transfers of an interest in the borrower under a Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan), unless such transfer (i) is allowed under the terms of the related mortgage loan documents without the exercise of any lender approval or discretion other than confirming the satisfaction of the other conditions to the transfer set forth in the related mortgage loan documents that do not include any other approval or exercise of discretion, including a consent to transfer to any subsidiary or affiliate of such borrower or to a person acquiring less than a majority interest in such borrower, (ii) is with respect to a Mortgage Loan as to which a Rating Agency Confirmation is not required under the Pooling and Servicing Agreement and (iii) does not involve incurring new mezzanine financing or a change in control of the borrower;

provided, however, that notwithstanding the foregoing, “Special Servicer Decision” will not include any matter listed in the foregoing six bullet points requested with respect to a Mortgage Loan if the Master Servicer and the Special Servicer have mutually agreed, as contemplated by the Pooling and Servicing Agreement, that the Master Servicer will process such matter with respect to such Mortgage Loan.

Upon receiving a request for any matter described in this section that constitutes a Special Servicer Decision or a Material Action (without regard to the proviso in the definition of “Special Servicer Decision” or “Material Action”, as applicable) with respect to a Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan) that is not a Specially Serviced Mortgage Loan, the Master Servicer will be required to forward such request to the Special Servicer and, unless the Master Servicer and the Special Servicer mutually agree that the Master Servicer will process such request, the Special Servicer will be required to process such request and the Master Servicer will have no further obligation with respect to such request or such Special Servicer Decision or Material Action.

With respect to any Non-Serviced Pari Passu Mortgage Loan serviced pursuant to the WFRBS 2013-C18 Pooling and Servicing Agreement, the WFRBS 2013-C18 Master Servicer or the WFRBS 2013-C18 Special Servicer, as applicable, will be required to service such Non-Serviced Pari Passu Mortgage Loan on terms substantially similar in all material respects to or materially consistent with those described above.  See “—Additional Matters Relating to the Servicing of the AmericasMart Loan Combination and The Outlet Collection | Jersey Gardens Loan Combination” in this free writing prospectus.

Transfers of Interests in Borrowers

The Master Servicer will generally have the right to consent, without the approval of the Special Servicer, to any transfers of an interest in a borrower under a non-Specially Serviced Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan), to the extent the transfer is allowed under the terms of that Mortgage Loan (without the exercise of any lender approval or discretion other than confirming the satisfaction of other specified conditions that do not include any other lender approval or discretion), including any consent to transfer to any subsidiary or affiliate of a borrower or to a person acquiring less than a majority interest in the borrower.  However, subject to the terms of the related mortgage loan documents and applicable law, if—

•
the subject Mortgage Loan (alone or together with all other Mortgage Loans that have the same or a known affiliated borrower) is one of the ten largest Mortgage Loans in the Trust Fund (according to Stated Principal Balance), has a Cut-off Date Principal Balance in excess of $20,000,000 or has a Stated Principal Balance at the time of such proposed transfer that is equal to or greater than 5% of the then aggregate mortgage pool balance, or a Serviced Loan Combination is involved and the related pooling and servicing agreement would require Rating Agency Confirmation if such Serviced Loan Combination was serviced thereunder; and

•	the transfer is of an interest in the borrower of greater than 49% or otherwise would result in a change in control of the borrower,

then the Master Servicer may not consent to the transfer unless it has received written confirmation from each of the Rating Agencies that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that Rating Agency to the Certificates and the equivalent from each rating agency hired to provide ratings with respect to any commercial mortgage-backed securities backed by any related Serviced Pari Passu Companion Loan.  In addition, the Pooling and Servicing Agreement may require the Master Servicer to obtain the consent of the

Special Servicer prior to consenting to the transfers of interests in borrowers that the Master Servicer is otherwise entitled to consent to as described above.

The WFRBS 2013-C18 Pooling and Servicing Agreement requires the WFRBS 2013-C18 Master Servicer or the WFRBS 2013-C18 Special Servicer, as applicable, to service the related Non-Serviced Loan Combination on terms substantially similar in all material respects to or materially consistent with those described above (including conditions relating to the delivery of ratings confirmations with respect to the series 2014-LC14 certificates).  See “—Additional Matters Relating to the Servicing of the AmericasMart Loan Combination and The Outlet Collection | Jersey Gardens Loan Combination” in this free writing prospectus.

Modifications, Waivers, Amendments and Consents

The Special Servicer (with respect to a Specially Serviced Mortgage Loan or with respect to a Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan) that is not a Specially Serviced Mortgage Loan but with respect to which the matter involves a Special Servicer Decision or a Material Action) or the Master Servicer (with respect to any Mortgage Loan or Serviced Pari Passu Mortgage Loan other than any Specially Serviced Mortgage Loan or Non-Serviced Pari Passu Mortgage Loan and other than with respect to which the matter involves a Special Servicer Decision or a Material Action) may, consistent with the Servicing Standard and the Pooling and Servicing Agreement, agree to:

•	modify, waive or amend any term of any Mortgage Loan;

•	extend the maturity of any Mortgage Loan;

•	defer or forgive the payment of interest (including Default Interest) on and principal of any Mortgage Loan;

•	defer or forgive the payment of late payment charges on any Mortgage Loan;

•	defer or forgive Yield Maintenance Charges or Prepayment Premiums on any Mortgage Loan;

•	permit the release, addition or substitution of collateral securing any Mortgage Loan;

•	permit the release, addition or substitution of the borrower or any guarantor of any Mortgage Loan; or

•	respond to or approve borrower requests for consent on the part of the mortgagee (including lease reviews and lease consents related thereto).

The ability of the Special Servicer or the Master Servicer to agree to any of the foregoing, however, is subject to the discussions under “—The Majority Subordinate Certificateholder and the Subordinate Class Representative—Rights and Powers of Subordinate Class Representative”, “—The Trust Advisor” and “—Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions” above in this free writing prospectus, and further, to each of the following limitations, conditions and restrictions:

•
Unless the Master Servicer has obtained the consent of the Special Servicer, the Master Servicer may not agree to modify, waive or amend any term of, or take any of the other above-referenced actions with respect to, any Mortgage Loan in the Trust Fund, that would (1) affect the amount or timing of any related payment of principal, interest or other amount payable under that Mortgage Loan, (2) materially and adversely affect the security for that Mortgage Loan or (3) constitute a Material Action, except (a) for certain waivers of Default Interest and/or late payment charges and (b) with respect to certain routine matters.

•
With limited exceptions generally involving the waiver of Default Interest and late payment charges, the Special Servicer may not agree to, or consent to the Master Servicer’s agreeing to, modify, waive or amend any term of, and may not take, or consent to the Master Servicer’s taking, any of the other above-referenced actions with respect to any Mortgage Loan, if doing so would—

1.	affect the amount or timing of any related payment of principal, interest or other amount payable under the Mortgage Loan, or

2.	in the judgment of the Special Servicer, materially impair the security for the Mortgage Loan,

unless a material default on the Mortgage Loan has occurred or, in the judgment of the Special Servicer, a default with respect to payment on the Mortgage Loan at maturity or on an earlier date is reasonably foreseeable, or the Special Servicer reasonably believes that there is a significant risk of such a default, and, in either case, the modification, waiver, amendment or other action is reasonably likely to produce an equal or a greater recovery to the Certificateholders as a collective whole, on a present value basis than would liquidation.

•	Neither the Master Servicer nor the Special Servicer may extend the date on which any balloon payment is scheduled to be due on any Mortgage Loan, to a date beyond the earlier of—

1.	five years prior to the Rated Final Distribution Date, and

2.
if the Mortgage Loan, is secured by a lien solely or primarily on the related borrower’s leasehold interest in the corresponding Mortgaged Property, 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the then-current term of the related ground lease, plus any unilateral options to extend.

•
Neither the Master Servicer nor the Special Servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions with respect to, any Mortgage Loan (or any related Serviced Pari Passu Companion Loan), if doing so would result in an Adverse REMIC Event.

•
Subject to applicable law, the related mortgage loan documents and the Servicing Standard, neither the Master Servicer nor the Special Servicer may permit any modification, waiver or amendment of any term of any Mortgage Loan that is not a Specially Serviced Mortgage Loan (or any related Serviced Pari Passu Companion Loan) unless all related fees and expenses are paid by the borrower.

•
The Special Servicer may not permit or consent to the Master Servicer’s permitting any borrower to add or substitute any real estate collateral for any Mortgage Loan (or any related Serviced Pari Passu Companion Loan), unless the Special Servicer has first—

1.	determined, based upon an environmental assessment prepared by an independent person who regularly conducts environmental assessments, at the expense of the borrower, that—

(a)	the additional or substitute collateral is in compliance with applicable environmental laws and regulations, and

(b)
there are no circumstances or conditions present with respect to the new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations; and

2.
received, at the expense of the related borrower to the extent permitted to be charged by the holder of the Mortgage Loan under the related mortgage loan documents, a Rating Agency Confirmation with respect to the addition or substitution of real estate collateral (and, in the case of any Serviced Loan Combination, an analogous “rating agency confirmation” from each hired rating agency for any commercial mortgage-backed securities backed by any related Serviced Pari Passu Companion Loan, if applicable).

•
With limited exceptions generally involving the delivery of substitute collateral, the paydown of the subject Mortgage Loan or the release of non-material parcels, the Special Servicer may not release or consent to the Master Servicer’s releasing any material real property collateral securing a performing Mortgage Loan in the Trust Fund other than in accordance with the terms of, or upon satisfaction of, the Mortgage Loan.

The foregoing limitations, conditions and restrictions will not apply to any of the acts referenced in this “—Modifications, Waivers, Amendments and Consents” section that occurs automatically, or that results from the exercise of a unilateral option by the related borrower (within the meaning of Treasury Regulations Section 1.1001-3(c)(3)); provided, however, that in the case of transactions involving a release of a lien on real property that secures a Mortgage Loan, such a lien release shall be permitted only if the related Mortgage Loan will continue to be “principally secured by real property” after the lien is released, or if it will not be, the release is part of a transaction that meets the requirements of a “qualified pay-down transaction” under Revenue Procedure 2010-30.  Also, in no event will either the Master Servicer or the Special Servicer be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar.

Upon receiving a request for any matter described in this section that constitutes a Special Servicer Decision or a Material Action (without regard to the proviso in the definition of “Special Servicer Decision” or “Material Action”, as applicable) with respect to a Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan) that is not a Specially Serviced Mortgage Loan, the Master Servicer will be required to forward such request to the Special Servicer and, unless the Master Servicer and the Special Servicer mutually agree that the Master Servicer will process such request, the Special Servicer will be required to process such request and the Master Servicer will have no further obligation with respect to such request or such Special Servicer Decision or Material Action.

Notwithstanding the foregoing, the Master Servicer will not be required to seek the consent of, or provide prior notice to, the Special Servicer or any Certificateholder or holder of a Serviced Pari Passu Companion Loan or obtain any Rating Agency Confirmation in order to approve the following modifications, waivers or amendments of non-Specially Serviced Mortgage Loans:  (i) waivers of minor covenant defaults (other than financial covenants), including late financial statements; (ii) releases of non-material parcels of a Mortgaged Property (including, without limitation, any such releases (A) to which the related mortgage loan documents expressly require the mortgagee thereunder to make such releases upon the satisfaction of certain conditions (and the conditions to the release that are set forth in the related mortgage loan documents do not include the approval of the lender or the exercise of lender discretion (other than confirming the satisfaction of the other conditions to the release set forth in the related mortgage loan documents that do not include any other approval or exercise)) and such release is made as required by the related mortgage loan documents or (B) that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property); (iii) grants of easements or rights of way that do not materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to the related Mortgage Loan; (iv) granting other routine approvals, including the granting of subordination and non-disturbance and attornment agreements and consents involving routine leasing activities that (A) do not involve a ground lease or lease of an outparcel and (B) affect less than the lesser of (a) 30% of the net rentable area of the improvements at the Mortgaged Property and (b) 30,000 square feet of the improvements at the Mortgaged Property; (v) except for any annual budget approval that constitutes a Special Servicer Decision pursuant to the second paragraph of the definition of “Special Servicer Decision”, approval of annual budgets to operate the Mortgaged Property; (vi) grants of any waiver or consent that the Master Servicer determines (in accordance with the Servicing Standard) to be immaterial; (vii) approving a change of the property manager that does not otherwise constitute a Material Action pursuant to clause 10 of the definition thereof at the request of the related borrower (provided that the related Mortgaged Property is not a hospitality property and either (A) the change occurs in connection with an assignment and assumption approved in accordance with the applicable provisions of the Pooling and Servicing Agreement or (B) the successor property manager is not affiliated with the borrower and is a nationally or regionally recognized manager of similar properties and the related Mortgage Loan does not have a Stated Principal Balance that is greater than or equal to $8,500,000 or 2% of the then-aggregate Stated Principal Balance of the Mortgage Pool, whichever is less, (viii) any releases or reductions of or withdrawals from (as applicable) any letters of credit, reserve funds or other additional collateral with respect to any Mortgaged Property securing a Mortgage Loan where the release or reduction of or withdrawal from (as applicable) the applicable letter of credit, reserve funds or additional collateral is not conditioned on obtaining the consent of the lender and the conditions to the release, reduction or withdrawal (as applicable) that are set forth in the related loan documents do not include the approval of the lender or the exercise of lender discretion (other than confirming the satisfaction of the other conditions to the transaction set forth in the related mortgage loan documents that do not include any other approval or exercise); or (ix) modifications to cure any ambiguity in, or to correct or supplement any provision of an intercreditor agreement to the extent permitted therein without obtaining any Rating Agency Confirmation, except that the Subordinate Class Representative’s consent shall be required for any such modification of an intercreditor agreement during any Subordinate Control Period; provided that such modification, waiver, consent or amendment (A) would not constitute a “significant modification” of the subject Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b), would not cause any Mortgage Loan (or a Serviced Pari Passu Companion Loan) to cease to be treated as “principally secured by real property” and would not otherwise constitute an Adverse REMIC Event with respect to REMIC I, REMIC II or REMIC III or constitute an Adverse Grantor Trust Event with respect to the Grantor Trust, and (B) would be consistent with the Servicing Standard.

In connection with (i) the release of any portion of a Mortgaged Property from the lien of the related Mortgage Loan or (ii) the taking of any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the mortgage loan documents require the Master Servicer or the Special Servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation of the value of the collateral shall be solely based on the real property included therein.

All modifications, amendments, material waivers and other Material Actions entered into or taken and all consents with respect to the Mortgage Loans must be in writing.  Each of the Master Servicer and the Special Servicer must deliver to the custodian for deposit in the related mortgage file, an original counterpart of the agreement relating to such modification, waiver, amendment or other action agreed to or taken by it, promptly following its execution.

In circumstances in which the Master Servicer is not permitted to enter into a modification, waiver, consent or amendment without the approval of the Special Servicer, (A) the Master Servicer must promptly provide the Special Servicer with written notice of any borrower request for such modification, waiver or amendment, with the Master Servicer’s written recommendations and analysis, and with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant any such consent, (B) the Special Servicer shall decide whether to withhold or grant such consent in accordance with the Servicing Standard (and subject to the other provisions of the Pooling and Servicing Agreement that require the Special Servicer to obtain the approval of or engage in consultations with other parties), and (C) if any such consent has not been expressly denied within 15 business days (or, in connection with an Acceptable Insurance Default, 90 days or, in connection with the Serviced Loan Combination, at least five (5) business days after the time period provided for in the related intercreditor agreement) of the Special Servicer’s receipt from the Master Servicer of the Master Servicer’s recommendations and analysis and all information reasonably requested thereby and reasonably available to the Master Servicer in order to make an informed decision, such consent shall be deemed to have been granted.  If approval is granted or deemed to have been granted by the Special Servicer, the Master Servicer will be responsible for entering into the relevant documentation.

With respect to the Non-Serviced Pari Passu Mortgage Loans, such Non-Serviced Pari Passu Mortgage Loans will be subject to the provisions of the WFRBS 2013-C18 Pooling and Servicing Agreement in respect of modifications that are substantially similar in all material respects to or materially consistent with the provisions set forth above.  See “—Additional Matters Relating to the Servicing of the AmericasMart Loan Combination and The Outlet Collection | Jersey Gardens Loan Combination” in this free writing prospectus.

“Material Action” means, for any Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan), any of the following actions:

1.
any proposed or actual foreclosure upon or comparable conversion (which shall include acquisitions of any REO Property) of the ownership of the property or properties securing any Specially Serviced Mortgage Loan that comes into and continues in default;

2.
any modification, consent to a modification or waiver of any monetary term (other than late fees and Default Interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan or any extension of the maturity date of a Mortgage Loan;

3.
following a default or an event of default with respect to a Mortgage Loan, any exercise of remedies, including the acceleration of the Mortgage Loan or initiation of any proceedings, judicial or otherwise, under the related mortgage loan documents;

4.	any sale of a Defaulted Mortgage Loan or REO Property for less than the applicable Purchase Price;

5.
any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address any hazardous materials located at a Mortgaged Property or an REO Property;

6.
any release of material collateral or any acceptance of substitute or additional collateral for a Mortgage Loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related mortgage loan documents and for which there is no lender discretion;

7.
any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan or any consent to such a waiver or consent to a transfer of a Mortgaged Property or interests in the borrower;

8.
any incurrence of additional debt by a borrower or any mezzanine financing by any beneficial owner of a borrower (to the extent that the lender has consent rights pursuant to the related mortgage loan documents (for purposes of the determination whether a lender has such consent rights pursuant to the related mortgage loan documents, any Mortgage Loan document provision that requires that an intercreditor agreement be reasonably or otherwise acceptable to the lender will constitute such consent rights));

9.
any material modification, waiver or amendment of an intercreditor agreement, co-lender agreement or similar agreement with any mezzanine lender or subordinate debt holder related to a Mortgage Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto, or any material modification, waiver or amendment thereof;

10.
any property management company changes, including, without limitation, approval of the termination of a manager and appointment of a new property manager (with respect to a Mortgage Loan with a principal balance greater than $2,500,000), or franchise changes (with respect to a Mortgage Loan for which the lender is required to consent or approve such changes under the mortgage loan documents);

11.
releases of any material amounts from any escrow accounts, reserve funds or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related mortgage loan documents and for which there is no lender discretion;

12.
any acceptance of an assumption agreement releasing a borrower, guarantor or other obligor from liability under a Mortgage Loan other than pursuant to the specific terms of such Mortgage Loan and for which there is no lender discretion;

13.	any determination of an Acceptable Insurance Default;

14.	any determination by the Master Servicer to transfer a Mortgage Loan to the Special Servicer under the circumstances described in paragraph 3 of the definition of “Servicing Transfer Event”; or

15.
any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination and non-disturbance or attornment agreement in connection with any lease, at a Mortgaged Property if (a) the lease involves a ground lease or lease of an outparcel or affects an area greater than or equal to the lesser of (i) 30% of the net rentable area of the improvements at the Mortgaged Property and (ii) 30,000 square feet of the improvements at the Mortgaged Property and (b) such transaction either is not a routine leasing matter or such transaction relates to a Specially Serviced Mortgage Loan;

provided, however, that notwithstanding the foregoing, solely with respect to determining whether the Master Servicer or the Special Servicer will process any of the matters listed in items 1 through 15 above, “Material Action” will not include any matter listed in items 1 through 15 above with respect to a Mortgage Loan if the Master Servicer and the Special Servicer have mutually agreed that the Master Servicer will process such matter with respect to such Mortgage Loan.

Required Appraisals

Within 60 days (or within such longer period as the Special Servicer is (as certified thereby to the Trustee in writing) diligently using reasonable efforts to obtain the appraisal referred to below) following the occurrence of any Appraisal Trigger Event with respect to any of the Mortgage Loans (other than any Non-Serviced Pari Passu Mortgage Loan) or any Serviced Pari Passu Companion Loan, the Special Servicer will be required to obtain an appraisal of the related Mortgaged Property from an independent appraiser meeting the qualifications imposed in the Pooling and Servicing Agreement, unless—

●	an appraisal had previously been obtained within the prior nine months, and

●	the Special Servicer has no knowledge of changed circumstances that in the reasonable judgment of the Special Servicer would materially affect the value of the Mortgaged Property.

Notwithstanding the foregoing, if the Stated Principal Balance of the subject Mortgage Loan is less than $2,000,000, then the Special Servicer may, at its option, perform an internal valuation of the related Mortgaged Property rather than obtain an appraisal.

As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject Mortgage Loan.  An Appraisal Reduction Amount is relevant to (i) the amount of any advances of delinquent interest required to be made with respect to the affected Mortgage Loan and (ii) the determination of whether a Subordinate Control Period is in effect as of any date of determination and, during a Subordinate Control Period, the identity of the Class of Certificateholders whose members are entitled to appoint the Subordinate Class Representative.

If an Appraisal Trigger Event occurs with respect to any Specially Serviced Mortgage Loan, then the Special Servicer will have an ongoing obligation to obtain or perform, as the case may be, every nine months following the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation.  Based upon that update, the Special Servicer is required to redetermine (in consultation with the Subordinate Class Representative during any Subordinate Control Period, or in consultation with one or more of the Subordinate Class Representative and the Trust Advisor, under the procedures described under “—Review and Consultation With Respect to Calculations of Net Present Value and Appraisal Reduction Amounts” above, during any Collective Consultation Period or Senior Consultation Period), and report to the Certificate Administrator, the Trustee and the Master Servicer the new Appraisal Reduction Amount, if any, with respect to the Mortgage Loan.  This ongoing obligation will cease if and when—

●	any and all Servicing Transfer Events with respect to the Mortgage Loan have ceased, and

●	no other Servicing Transfer Event or Appraisal Trigger Event has occurred with respect to the subject Mortgage Loan during the preceding 90 days.

The cost of each required appraisal, and any update of that appraisal, will be advanced by the Master Servicer, at the direction of the Special Servicer, and will be reimbursable to the Master Servicer as a Servicing Advance.

Notwithstanding the foregoing, solely for purposes of determining whether a Subordinate Control Period is in effect (and the identity of the Class of Certificateholders entitled to appoint the Subordinate Class Representative), whenever the Special Servicer obtains an appraisal or updated appraisal under the Pooling and Servicing Agreement, the Subordinate Class Representative will have the right, exercisable within ten business days after the Special Servicer’s report of the resulting Appraisal Reduction Amount, to direct the Special Servicer to hire a qualified appraiser reasonably satisfactory to the Subordinate Class Representative to prepare a second appraisal of the Mortgaged Property at the expense of the Subordinate Class Representative.  The Special Servicer must use reasonable efforts to cause the delivery of such second appraisal within 30 days following the direction of the Subordinate Class Representative.  Within ten business days following its receipt of such second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such second appraisal and receipt of information requested from the Master Servicer reasonably required to perform such recalculation of the Appraisal Reduction Amount, any recalculation of the Appraisal Reduction Amount is warranted and, if so, shall recalculate the applicable Appraisal Reduction Amount on the basis of such second appraisal.  Solely for purposes of determining whether a Subordinate Control Period is in effect and the identity of the Class of Certificates whose members are entitled to appoint the Subordinate Class Representative:

●
the first appraisal will be disregarded and have no force or effect, and, if an Appraisal Reduction Amount is already then in effect, the Appraisal Reduction Amount for the related Mortgage Loan shall be calculated on the basis of the most recent prior appraisal or updated appraisal obtained under the Pooling and Servicing Agreement (or, if no such appraisal exists, there shall be no Appraisal Reduction Amount for purposes of determining whether a Subordinate Control Period is in effect and the identity of the Class of Certificates whose members are entitled to appoint the Subordinate Class Representative) unless and until (a) the Subordinate Class Representative fails to exercise its right to direct the Special Servicer to obtain a second appraisal within the exercise period described above or (b) if the Subordinate Class Representative exercises its right to direct the Special Servicer to obtain a second appraisal, such second appraisal is not received by the Special Servicer within 90 days following such direction, whichever occurs earlier (and, in such event, an Appraisal Reduction Amount calculated on the basis of such first appraisal, if any, shall be effective); and

●
if the Subordinate Class Representative exercises its right to direct the Special Servicer to obtain a second appraisal and such second appraisal is received by the Special Servicer within 90 days following such direction, the Appraisal Reduction Amount (if any), calculated on the basis of the second appraisal (if the Special Servicer determines that a recalculation was warranted as described above) or (otherwise) on the basis of the first appraisal shall be effective.

In addition, if there is a material change with respect to any of the Mortgaged Properties related to a Mortgage Loan with respect to which an Appraisal Reduction Amount has been calculated, then (i) during any Subordinate Control Period, the holder (or group of holders) of Certificates representing a majority of the aggregate voting rights of the Classes of Principal Balance Certificates reduced by Appraisal Reduction Amounts allocated thereto to less than 25% of each such Class’s initial principal balance and (ii) during any Collective Consultation Period, the Majority Subordinate Certificateholder will have the right, at its sole cost and expense, to present to the Special Servicer an additional appraisal prepared by a qualified appraiser on an “as-is” basis and acceptable to the Special Servicer in accordance with the Servicing Standard.  Subject to the Special Servicer’s confirmation, determined in accordance with the Servicing Standard, that there has been a change with respect to the related Mortgaged Property and such change was material, the Special Servicer will be required to recalculate such Appraisal Reduction Amount based upon such additional appraisal and updated information.  If required by any such recalculation, any applicable Class of Principal Balance Certificates notionally reduced by any Appraisal Reduction Amounts allocated to such class will have its related certificate principal balance notionally restored to the extent required by such recalculation, and there will be a redetermination of whether a Subordinate Control Period or a Collective Consultation Period is then in effect.  With respect to each Class of Control-Eligible Certificates, the right to present the Special Servicer with any such additional appraisals as provided above will be limited to no more frequently than once in any twelve month period for each Mortgage Loan with respect to which an Appraisal Reduction Amount has been calculated.

Except as otherwise described below, “Appraisal Reduction Amount” means for any Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan) as to which an Appraisal Trigger Event has occurred, an amount that:

●	will be determined shortly following the later of—

1.	the date on which the relevant appraisal or other valuation is obtained or performed, as described under “—Required Appraisals” in this free writing prospectus; and

2.	the date on which the relevant Appraisal Trigger Event occurred; and

●	will generally equal the excess, if any, of “x” over “y” where—

1.	“x” is equal to the sum of, without duplication:

(a)	the Stated Principal Balance of that Mortgage Loan;

(b)
to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all unpaid interest, other than any Default Interest and/or Excess Interest, accrued on that Mortgage Loan through the most recent Due Date prior to the date of determination;

(c)	all accrued but unpaid special servicing fees with respect to that Mortgage Loan;

(d)	all related unreimbursed advances made by or on behalf of the Master Servicer, the Special Servicer or the Trustee with respect to that Mortgage Loan, together with interest on those advances;

(e)	any other outstanding Additional Trust Fund Expenses (other than certain Trust Advisor Expenses) with respect to that Mortgage Loan; and

(f)
all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and any unfunded improvement or other applicable reserves, with respect to the related Mortgaged Property or REO Property, for which neither the Master

Servicer nor the Special Servicer holds any escrow funds or reserve funds; and

2.	“y” is equal to the sum of:

(a)
the excess, if any, of 90% of the resulting appraised value of the related Mortgaged Property or REO Property, over the amount of any obligations secured by liens on the property that are prior to the lien of that Mortgage Loan;

(b)	the amount of escrow payments and reserve funds held by the Master Servicer or the Special Servicer with respect to the subject Mortgage Loan that—

●	are not required to be applied to pay real estate taxes and assessments, insurance premiums or ground rents,

●	are not otherwise scheduled to be applied (except to pay debt service on the Mortgage Loan) within the next 12 months, and

●	may be applied toward the reduction of the principal balance of the Mortgage Loan; and

(c)	the amount of any letter of credit that constitutes additional security for the Mortgage Loan that may be used to reduce the principal balance of the subject Mortgage Loan.

If, however—

●	an Appraisal Trigger Event occurs with respect to any applicable Mortgage Loan,

●
the appraisal or other valuation referred to in the first bullet of this definition is not obtained or performed with respect to the related Mortgaged Property or REO Property within 60 days of the Appraisal Trigger Event referred to in the first bullet of this definition, and either—

1.
no comparable appraisal or other valuation had been obtained or performed with respect to the related Mortgaged Property or REO Property, as the case may be, during the 9-month period prior to that Appraisal Trigger Event, or

2.
there has been a material change in the circumstances surrounding the related Mortgaged Property or REO Property, as the case may be, subsequent to the earlier appraisal or other valuation that, in the Special Servicer’s judgment, materially affects the property’s value, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject Mortgage Loan will equal 25% of the Stated Principal Balance of the subject Mortgage Loan.  After receipt of the required appraisal or other valuation with respect to the related Mortgaged Property or REO Property, the Special Servicer will be required to determine the Appraisal Reduction Amount, if any, for the subject Mortgage Loan as described in the first sentence of this definition.

Also notwithstanding the foregoing, with respect to a Serviced Loan Combination, any Appraisal Reduction Amounts generally will be calculated with respect to the entirety of such Serviced Loan Combination as if it were a single “Mortgage Loan” owned by the Trust, the resulting amount will then be allocated to the related Serviced Pari Passu Mortgage Loan and the related Serviced Pari Passu Companion Loan(s) on a pro rata and pari passu basis according to their respective outstanding principal balances and the amount so allocated will be the “Appraisal Reduction Amount” for such Mortgage Loan or Pari Passu Companion Loan, as applicable.

An Appraisal Reduction Amount as calculated above will be reduced to zero as of the date all Servicing Transfer Events have ceased to exist with respect to the related Mortgage Loan and at least 90 days have passed following the occurrence of the most recent Appraisal Trigger Event.  No Appraisal Reduction Amount as calculated above will exist as to any Mortgage Loan after it has been paid in full, liquidated, repurchased or otherwise disposed of.

As used in this free writing prospectus, “Appraisal Trigger Event” means, with respect to any Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan) and any Serviced Pari Passu Companion Loan, any of the following events:

●	the occurrence of a Servicing Transfer Event and the modification of the Mortgage Loan or Serviced Pari Passu Companion Loan, as applicable, by the Special Servicer in a manner that—

1.
materially affects the amount or timing of any payment of principal or interest due thereon, other than, or in addition to, bringing monthly debt service payments current with respect to the Mortgage Loan or Serviced Pari Passu Companion Loan;

2.
except as expressly contemplated by the related mortgage loan documents, results in a release of the lien of the related mortgage instrument on any material portion of the related Mortgaged Property without a corresponding principal prepayment in an amount, or the delivery of substitute real property collateral with a fair market value (as-is), that is not less than the fair market value (as-is) of the property to be released, as determined by an appraisal delivered to the Special Servicer (at the expense of the related borrower); or

3.
in the reasonable judgment of the Special Servicer, otherwise materially impairs the security for the Mortgage Loan or Serviced Pari Passu Companion Loan, as applicable, or materially reduces the likelihood of timely payment of amounts due thereon;

●	the Mortgaged Property securing the Mortgage Loan becomes an REO Property;

●	the passage of 60 days after a receiver or similar official is appointed and continues in that capacity with respect to the Mortgaged Property securing the Mortgage Loan;

●
the related borrower becomes the subject of (1) voluntary bankruptcy, insolvency or similar proceedings or (2) involuntary bankruptcy, insolvency or similar proceedings that remain undismissed for 60 days;

●
the related borrower fails to make when due any monthly debt service payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days; and

●
the related borrower fails to make when due any balloon payment and the borrower does not deliver to the Master Servicer, on or before the Due Date of the balloon payment, a written refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the Master Servicer which provides that such refinancing will occur within 120 days after the date on which the balloon payment will become due (provided that if either such refinancing does not occur during that time or the Master Servicer is required during that time to make any monthly debt service advance in respect of the Mortgage Loan, an Appraisal Trigger Event will occur immediately).

With respect to any Non-Serviced Pari Passu Mortgage Loan serviced pursuant to the WFRBS 2013-C18 securitization, any applicable Appraisal Reduction Amount will be determined by the WFRBS 2013-C18 Master Servicer or the WFRBS 2013-C18 Special Servicer, as applicable, on terms that are substantially similar in all material respects to or materially consistent with those described above.  See “—Additional Matters Relating to the Servicing of the AmericasMart Loan Combination and The Outlet Collection | Jersey Gardens Loan Combination” in this free writing prospectus.

Additionally, with respect to any Serviced Loan Combination, if an Appraisal Trigger Event occurs with respect to either the related Serviced Pari Passu Mortgage Loan or the related Serviced Pari Passu Companion Loan, it will be deemed to exist with respect to the entirety of such Serviced Loan Combination.

Collection Account

General.  The Master Servicer will be required to establish and maintain an account (the “Collection Account”) for purposes of holding payments and other collections that it receives with respect to the Mortgage Loans.  With respect to the Serviced Loan Combination, the Master Servicer will also be required to establish and maintain a separate custodial account (the “Companion Loan Collection Account”), which may be a sub-account of the Collection Account, and deposit therein all payments and other collections that it receives with respect to the Serviced Pari Passu Companion Loans.  The Trust will be entitled to amounts on deposit in the Companion Loan Collection Account only to the extent that those amounts are not payable to the holders of the Serviced Pari Passu Companion Loans.  The Collection Account and the Companion Loan Collection Account must be maintained in a manner and with a depository institution that satisfies each Rating Agency’s standards for securitizations similar to the one involving the Offered Certificates.

The funds held in the Collection Account and the Companion Loan Collection Account may be held as cash or invested in Permitted Investments.  See “—Servicing and Other Compensation and Payment of Expenses—Additional Servicing Compensation” above.

Deposits.  The Master Servicer must deposit or cause to be deposited in the Collection Account or the Companion Loan Collection Account, as applicable, generally within one business day following receipt of properly identified funds by it, all payments on and proceeds of the Mortgage Loans that are received by or on behalf of the Master Servicer with respect to the related Mortgage Loans or Serviced Pari Passu Companion Loans, as applicable.  These payments and proceeds include borrower payments, insurance and condemnation proceeds (other than amounts to be applied to the restoration of a property), amounts remitted monthly by the Special Servicer from an REO Account, the proceeds of any escrow or reserve account that are applied to the indebtedness under the Mortgage Loans or Serviced Pari Passu Companion Loan, as applicable, and the sales proceeds of any sale of any Mortgage Loan or Serviced Pari Passu Companion Loan, as applicable, on behalf of the Trust Fund that may occur as otherwise described in this free writing prospectus.  Notwithstanding the foregoing, the Master Servicer need not deposit into the Collection Account any amount that the Master Servicer would be authorized to withdraw immediately from the Collection Account as described under “—Withdrawals” below and will be entitled to instead pay that amount directly to the person(s) entitled thereto.

Withdrawals.  The Master Servicer may make withdrawals from the Collection Account for any one or more of the following purposes (which are generally not governed by any set of payment priorities) (each an “Authorized Collection Account Withdrawal”):

1.
to remit to the Certificate Administrator for deposit in the Distribution Account described under “Description of the Offered Certificates—Distribution Account” in this free writing prospectus, on the business day preceding each distribution date, all payments and other collections on the Mortgage Loans and the Trust’s interest in any related REO Properties that are then on deposit in the Collection Account, exclusive of any portion of those payments and other collections that represents one or more of the following—

(a)	monthly debt service payments due on a Due Date subsequent to the collection period for the subject distribution date;

(b)	payments and other collections received by or on behalf of the Trust Fund after the end of the related collection period; and

(c)	amounts that are payable or reimbursable from the Collection Account to any person other than the Certificateholders in accordance with any of clauses 2 through 5 below;

2.
to pay or reimburse one or more parties to the Pooling and Servicing Agreement for unreimbursed servicing and monthly debt service advances, master servicing compensation, special servicing compensation and indemnification payments or reimbursement to which they are entitled (subject to any limitations on the amount or source of funds that may be used to make such payment or reimbursement, including, in the case of any such advances, compensation, indemnifications or reimbursements, that relate to a Serviced Loan Combination, any provisions that limit the payment or reimbursement of a pro rata portion thereof from the Collection Account to the extent that funds available therefor have been received on the related Serviced Pari Passu Companion Loan(s) and, in the case of Trust Advisor Expenses other than Designated Trust Advisor Expenses, the limitations described under “Description of the Offered Certificates—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” in this free writing prospectus);

3.
to pay or reimburse any other items that are payable or reimbursable out of the Collection Account or otherwise at the expense of the Trust Fund under the terms of the Pooling and Servicing Agreement (including interest that accrued on advances, costs associated with permitted environmental remediation, unpaid expenses incurred in connection with the sale or liquidation of a Mortgage Loan or REO Property, amounts owed by the Trust Fund to a third party pursuant to any intercreditor or other similar agreement, the costs of various opinions of counsel and tax-related advice and costs incurred in connection with various servicing actions and the CREFC® Intellectual Property Royalty License Fee);

4.
in connection with a Non-Serviced Pari Passu Mortgage Loan, to pay, out of the Collection Account, to the related Other Master Servicer, Other Special Servicer or Other Trust Advisor and/or the holders of the related Non-Serviced Pari Passu Companion Loan(s), any amount reimbursable to such party by the holder of such Non-Serviced Pari Passu Mortgage Loan pursuant to the terms of the related intercreditor agreement;

5.
to remit to any third party that is entitled thereto any Mortgage Loan payments that are not owned by the Trust Fund, such as any payments attributable to the period before the Cut-off Date and payments that are received after the sale or other removal of a Mortgage Loan from the Trust Fund;

6.	to withdraw amounts deposited in the Collection Account in error; and

7.	to clear and terminate the Collection Account upon the termination of the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will contain additional provisions with respect to the timing of the payments, reimbursements and remittances generally described above.  The payments, reimbursements and remittances described above may result in shortfalls to the holders of the Offered Certificates in any particular month even if those shortfalls do not ultimately become Realized Losses for those holders.

The Master Servicer may make withdrawals from the Companion Loan Collection Account for any one or more of the following purposes (which are not governed by any set of payment priorities):  (i) to pay to the holder(s) of the related Serviced Pari Passu Companion Loan(s) any amounts received on or with respect to the related Pari Passu Companion Loan(s) or any successor REO Companion Loan with respect thereto that are deposited in the Companion Loan Collection Account (exclusive of any portion of those amounts which the Master Servicer has actual knowledge are then payable or reimbursable to any person as described in the following clauses (ii) through (v)); (ii) to pay or reimburse one or more parties to the Pooling and Servicing Agreement or the holder(s) of the related Serviced Pari Passu Companion Loan(s) for unreimbursed servicing advances, master servicing compensation, special servicing compensation and indemnification payments or reimbursement to which they are entitled with respect to such Serviced Loan Combination (subject to any limitations on the amount or source of funds that may be used to make such payment or reimbursement, including as a result of the provisions described in the next succeeding paragraph); (iii) to pay or reimburse any other items that are payable or reimbursable out of the Companion Loan Collection Account or otherwise at the expense of the holder(s) of the related Serviced Pari Passu Companion Loan(s) under the terms of the Pooling and Servicing Agreement and/or the related intercreditor agreement (including interest that accrued on advances, costs associated with permitted environmental remediation, unpaid expenses incurred in connection with the sale or liquidation of such Serviced Loan Combination (or any related REO Property), amounts owed by the holder of the related Serviced Pari Passu Companion Loan to a third party pursuant to the related intercreditor agreement, the costs of various opinions of counsel and tax related advice and costs incurred in connection with various servicing actions); (iv) to withdraw amounts deposited in the Companion Loan Collection Account in error; and (v) to clear and terminate the Companion Loan Collection Account upon the termination of the Pooling and Servicing Agreement or, if earlier, the final liquidation of such Serviced Loan Combination.

Notwithstanding the provisions described in the preceding paragraphs, in connection with any expense, cost, reimbursement or other amount in the nature of servicing advances, interest on advances, liquidation expenses, nonrecoverable advances, certain environmental expenses or indemnification and similar expenses that relate to any Serviced Loan Combination, any withdrawal for the payment or reimbursement thereof must be made from the Collection Account and the Companion Loan Collection Account pro rata according to the related intercreditor agreement and based on the respective outstanding principal balances of the related Pari Passu Mortgage Loan and the Serviced Pari Passu Companion Loan(s) included in such Serviced Loan Combination but, to the extent that the amount on deposit in the Companion Loan Collection Account at any particular time is insufficient to satisfy such pro rata portion of the payment or reimbursement, such payment or reimbursement shall be made from general collections on deposit in the Collection Account.  In that latter event, to the extent that the amount is so paid from the Collection Account and funds that would otherwise have been available in the Companion Loan Collection Account and used to pay such amount are subsequently collected or recovered, then such funds shall be deposited into the Collection Account.

Procedures With Respect to Defaulted Mortgage Loans and REO Properties

With respect to all Mortgage Loans (other than any Non-Serviced Pari Passu Mortgage Loan), promptly upon such Mortgage Loan becoming a Defaulted Mortgage Loan, and, if the Special Servicer determines in accordance with the Servicing Standard that it would be in the best interests of the Certificateholders, as a collective whole (or if such Defaulted Mortgage Loan is part of a Serviced Loan Combination, in the best interest of the Certificateholders and the holder of the related Serviced Pari Passu Companion Loan(s) as a collective whole), to attempt to sell such Defaulted Mortgage Loan (and if such Defaulted Mortgage Loan is part of a Serviced Loan Combination, to sell the entire Serviced Loan Combination), the Special Servicer shall use reasonable efforts to solicit offers for such Defaulted Mortgage Loan or Serviced Loan Combination on behalf of the Certificateholders (or if such Defaulted Mortgage Loan is part of a Serviced Loan Combination, on behalf of the Certificateholders and the holder of the related Serviced Pari Passu Companion Loan(s)) in such manner as will be reasonably likely to realize a fair price.  The Special Servicer will be required to accept the first (and, if multiple offers are contemporaneously received, the highest) cash offer received from any person that constitutes a fair price for such Defaulted Mortgage Loan.

The Special Servicer will be required to give the Trustee, the Certificate Administrator, the Master Servicer, the Trust Advisor (at any time other than a Subordinate Control Period), the Subordinate Class Representative (at any time other than during a Senior Consultation Period) and the Majority Subordinate Certificateholder (at any time other than during a Senior Consultation Period), not less than three business days’ prior written notice of its intention to sell any Defaulted Mortgage

Loan.  No Interested Person will be obligated to submit an offer to purchase any Defaulted Mortgage Loan.  In no event shall the Trustee, in its individual capacity, offer for or purchase any Defaulted Mortgage Loan.

Whether any cash offer constitutes a fair price for any Defaulted Mortgage Loan will be determined by the Special Servicer, if the highest offeror is a person other than an Interested Person, and by the Trustee, if the highest offeror is an Interested Person; provided, however, that no offer from an Interested Person will constitute a fair price unless (i) it is the highest offer received and (ii) at least two other offers are received from independent third parties.  In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Mortgage Loan, the Trustee will be supplied with and will rely on the most recent appraisal or updated appraisal conducted in accordance with the Pooling and Servicing Agreement within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal.  The appraiser conducting any such new appraisal will be an appraiser selected by the Special Servicer if no Interested Person thereof with respect to a Defaulted Mortgage Loan and selected by the Trustee if an Interested Person is so making an offer.  The cost of any such appraisal shall be covered by, and shall be reimbursable as, a Servicing Advance.  Where any Interested Person is among those submitting offers with respect to a Defaulted Mortgage Loan, the Special Servicer shall require that all offers be submitted to the Trustee in writing.  In determining whether any such offer from a person other than an Interested Person constitutes a fair price for any such Defaulted Mortgage Loan, the Special Servicer will take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior nine (9) months), and in determining whether any offer from an Interested Person constitutes a fair price for any such Defaulted Mortgage Loan, any appraiser will be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.  The Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert in real estate matters retained by the Trustee at the expense of the Trust Fund in connection with making such determination.  The Purchase Price for any Defaulted Mortgage Loan will in all cases be deemed a fair price.

In connection with the sale of any Defaulted Mortgage Loan under the provisions described above for less than the Purchase Price, the Special Servicer will be required to obtain the approval of the Subordinate Class Representative (during any Subordinate Control Period) or consult with the Subordinate Class Representative (during any Collective Consultation Period) and the Trust Advisor (during any Collective Consultation Period or Senior Consultation Period), in each case subject to the Special Servicer’s prevailing duty to comply with the Servicing Standard.  In addition, in considering any such sale, the Special Servicer will consider the interests of the Certificateholders (and the holder of any Serviced Pari Passu Companion Loan, if applicable, as a collective whole).

A Special Servicer will not be permitted to foreclose upon or otherwise cause the Trust to acquire ownership of any collateral other than a Mortgaged Property unless it receives an opinion of counsel that such acquisition will not cause any REMIC Pool to fail to qualify as a REMIC and will not subject any REMIC Pool to tax (other than “net income from foreclosure property,” within the meaning of the REMIC provisions).

Notwithstanding the provisions described above, the sale of any Defaulted Mortgage Loan that consists of a Serviced Loan Combination will be governed by the provisions described under “Description of the Mortgage Pool—Split Loan Structures”.  Furthermore, if any Non-Serviced Loan Combination serviced under the WFRBS 2013-C18 Pooling and Servicing Agreement becomes a “defaulted mortgage loan” thereunder (which term is defined under that agreement in substantially the same manner as “Defaulted Mortgage Loan” is defined under the Pooling and Servicing Agreement), the entire Non-Serviced Loan Combination will be subject to sale under provisions under such pooling and servicing agreement that are substantially similar in all material respects to or materially consistent with the provisions of the Pooling and Servicing Agreement described above, subject, however, to the related intercreditor agreement.  See “Description of the Mortgage Pool—Split Loan Structures”.

The Special Servicer will use its reasonable efforts, consistent with the Servicing Standard, to solicit cash offers for each REO Property (other than any interest in REO Property acquired with respect to a Non-Serviced Loan Combination) in such manner as will be reasonably likely to realize a fair price for any REO Property within a customary and normal time frame for the sale of comparable properties (and, in any event, within the time period by which the REMIC provisions require its sale).  The Special Servicer will accept the first (and, if multiple cash offers are received by a specified offer date, the highest) cash offer received from any person that constitutes a fair price for such REO Property.  If the Special Servicer reasonably believes that it will be unable to realize a fair price with respect to any REO Property within the time constraints imposed by the REMIC provisions, then the Special Servicer will be required, consistent with the Servicing Standard, to dispose of such REO Property upon such terms and conditions as it shall deem necessary and desirable to maximize the recovery thereon under the circumstances.

No Mortgage Loan Seller, Certificateholder or any affiliate of any such person is obligated to submit an offer to purchase any REO Property, and the Trustee, in its individual capacity, may not offer for or purchase any REO Property.

Whether any cash offer constitutes a fair price for any REO Property will be determined by the Special Servicer or, if such cash offer is from the Special Servicer or any affiliate of the Special Servicer, by the Trustee.  In determining whether any offer received from the Special Servicer or an affiliate of the Special Servicer represents a fair price for any REO Property, the Trustee will be supplied with and will be entitled to rely on the most recent Appraisal in the related servicing file conducted in accordance with the Pooling and Servicing Agreement within the preceding 9-month period (or, in the absence of any such appraisal or if there has been a material change at the subject property since any such appraisal, on a new appraisal to be obtained by the Special Servicer, the cost of which will be covered by, and be reimbursable as, a Servicing Advance).  The appraiser conducting any such new appraisal must be a qualified appraiser that is (i) selected by the Special Servicer if neither the Special Servicer nor any affiliate thereof is submitting an offer with respect to the subject REO Property and (ii) selected by the Trustee if either the Special Servicer or any affiliate thereof is so submitting an offer.  Where any Mortgage Loan Seller, any Certificateholder or any affiliate of any such person is among those submitting offers with respect to any REO Property, the Special Servicer will require that all offers be submitted to it (or, if the Special Servicer or an affiliate thereof is submitting an offer, be submitted to the Trustee) in writing.  In determining whether any offer from a person other than any Mortgage Loan Seller, any Certificateholder or any affiliate of any such person constitutes a fair price for any REO Property, the Special Servicer will be required to take into account the results of any appraisal or updated appraisal that it may have obtained in accordance with the Pooling and Servicing Agreement within the prior nine (9) months, as well as, among other factors, the occupancy level and physical condition of such REO Property, the state of the then-current local economy and commercial real estate market where such REO Property is located and the obligation to dispose of such REO Property within a customary and normal time frame for the sale of comparable properties (and, in any event, within the time period required under the REMIC provisions).  The Purchase Price for any REO Property will in all cases be deemed a fair price.  No cash offer from the Special Servicer or any affiliate thereof will constitute a fair price for any REO Property unless such offer is the highest cash offer received and at least two independent offers have been received.  In the event the offer of the Special Servicer or any affiliate thereof is the only offer received or is the higher of only two offers received, then additional offers will be solicited.  If an additional offer or offers, as the case may be, are received for any REO Property and the original offer of the Special Servicer or any affiliate thereof is the highest of all offers received, then the offer of the Special Servicer or such affiliate will be accepted, provided that the Trustee has otherwise determined that such offer constitutes a fair price for the subject REO Property.  Any offer by the Special Servicer for any REO Property will be unconditional; and, if accepted, the subject REO Property will be transferred to the Special Servicer without recourse, representation or warranty other than customary representations as to title given in connection with the sale of a real property.

Notwithstanding anything contained in the preceding paragraph to the contrary, and, if applicable, to the extent consistent with any related intercreditor agreement, if the Trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the Trustee may (at its option and at the expense of the Trust) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan, that has been selected with reasonable care by the Trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan.  If the Trustee designates such a third party to make such determination, the Trustee will be entitled to rely conclusively upon such third party’s determination.  The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and shall be reimbursable from, the Collection Account; provided that the Trustee may not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the Trustee.

Subject to the provisions described above, the Special Servicer must act on behalf of the Trust (and the holder of any applicable REO Companion Loan) in negotiating with independent third parties in connection with the sale of any Defaulted Mortgage Loan or REO Property and taking any other action necessary or appropriate in connection with the sale of any Defaulted Mortgage Loan or REO Property, and the collection of all amounts payable in connection therewith.  In connection with the sale of any Defaulted Mortgage Loan or REO Property, the Special Servicer may charge prospective offerors, and may retain, fees that approximate the Special Servicer’s actual costs in the preparation and delivery of information pertaining to such sales or evaluating offers without obligation to deposit such amounts into the Collection Account.  Any sale of a Defaulted Mortgage Loan or any REO Property will be final and without recourse to the Trustee or the Trust, and if such sale is consummated in accordance with the terms of the Pooling and Servicing Agreement, neither the Special Servicer nor the Trustee shall have any liability to any Certificateholder with respect to the Purchase Price therefor accepted.

If title to any Mortgaged Property is acquired by the Special Servicer on behalf of the Trust Fund, then the Special Servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless—

●	the IRS grants an extension of time to sell the property, or such an extension is deemed to have been granted under IRS regulations or administrative procedures, or

●
the Special Servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in an Adverse REMIC Event.

Regardless of whether the Special Servicer applies for or is granted an extension of time to sell the property as contemplated by the first bullet of the prior sentence or receives the opinion contemplated by the second bullet of the prior sentence, the Special Servicer must act in accordance with the Servicing Standard and the terms and conditions of the Pooling and Servicing Agreement to liquidate the property.  If an extension is granted or opinion given, the Special Servicer must sell the REO Property within the period specified in the extension or opinion, as the case may be.

Any sale of any Defaulted Mortgage Loan or REO Property will be for cash only.  The Special Servicer in that capacity will have no authority to provide financing to the purchaser.

The Special Servicer may, and, if required for the REO Property to continue to qualify as “foreclosure property” within the meaning of Code Section 860G(a)(8), will be required to, retain an independent contractor to operate and manage the REO Property.  The retention of an independent contractor will not relieve the Special Servicer of its obligations with respect to the REO Property.

In general, the Special Servicer or an independent contractor employed by the Special Servicer at the expense of the Trust will be obligated to operate and manage any REO Property held by the Trust in a manner that:

●	maintains its status as foreclosure property under the REMIC provisions of the Code, and

●
would, to the extent commercially reasonable and consistent with the preceding bullet, maximize net after-tax proceeds received from that property without materially impairing the Special Servicer’s ability to sell the REO Property promptly at a fair price.

The Special Servicer must review the operation of each prospective REO Property prior to acquisition of title by the Trust and consult with the tax administrator, to determine the Trust’s federal income tax reporting position with respect to the income it is anticipated that the Trust would derive from such property if the trust acquired it.  The Special Servicer could determine that it would not be commercially reasonable to manage and operate the property in a manner that would avoid the imposition of—

●	a tax on net income from foreclosure property, within the meaning of Section 860G(c) of the Code, or

●	a tax on prohibited transactions under Section 860F of the Code.

To the extent that income the Trust receives from an REO Property is subject to—

●	a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%, or

●	a tax on prohibited transactions, that income would be subject to federal tax at a 100% rate.

The determination as to whether income from an REO Property held by the Trust would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property.  The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and healthcare properties.  Generally, income from an REO Property that is directly operated by the Special Servicer would be apportioned and classified as service or non-service income.  The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate.  The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate.  Any tax imposed on the Trust’s income from an REO Property would reduce the amount available for distribution to the Certificateholders.

An “Interested Person” is the Depositor, the Master Servicer, the Special Servicer, any borrower, any manager of a Mortgaged Property, any independent contractor engaged by the Special Servicer, the Trust Advisor, or, in connection with any individual Mortgage Loan, a holder of a related mezzanine loan, or any known affiliate of any such party.

REO Account

If an REO Property (other than any REO Property acquired with respect to a Non-Serviced Loan Combination) is acquired, the Special Servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from that REO Property (an “REO Account”).  The funds held in each such REO Account may be held as cash or invested in Permitted Investments.  Any interest or other income earned on funds in the REO Account maintained by the Special Servicer will be payable to the Special Servicer, subject to the limitations described in the Pooling and Servicing Agreement.

The Special Servicer will be required to withdraw from the REO Account maintained by the Special Servicer funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the Trust Fund, but only to the extent of amounts on deposit in the account relating to that particular REO Property.  Promptly following the end of each collection period, the Special Servicer will be required to withdraw from its REO Account and deposit, or deliver to the Master Servicer for deposit, into the Collection Account the total of all amounts received in respect of each REO Property held by the Trust Fund during that collection period, net of any withdrawals made out of those amounts, as described in the preceding sentence and any amounts as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of that property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

Inspections; Collection of Operating Information

The Special Servicer will be required to perform or cause to be performed a physical inspection of a Mortgaged Property (other than any Mortgaged Property securing any Non-Serviced Pari Passu Mortgage Loan) securing a Specially Serviced Mortgage Loan as soon as practicable (but in any event not later than 60 days) after the loan becomes a Specially Serviced Mortgage Loan (and the Special Servicer must continue to perform or cause to be performed a physical inspection of the subject Mortgaged Property at least once per calendar year thereafter for so long as the subject Mortgage Loan remains a Specially Serviced Mortgage Loan or if such Mortgaged Property becomes an REO Property).  The Special Servicer will be entitled to reimbursement of the reasonable and direct out-of-pocket expenses incurred by it in connection with each such inspection, generally as Servicing Advances.  The Master Servicer must, at its own expense, inspect or cause to be inspected each Mortgaged Property (other than any Mortgaged Property securing any Non-Serviced Pari Passu Mortgage Loan) every calendar year beginning in 2015, or every second calendar year beginning in 2016 if the unpaid principal balance of the related Mortgage Loan (or the portion thereof allocated to such Mortgaged Property) is less than $2,000,000.  However, with respect to any Mortgage Loan (other than a Specially Serviced Mortgage Loan or any Non-Serviced Pari Passu Mortgage Loan) that has an unpaid principal balance of less than $2,000,000 and has been placed on the CREFC® servicer watch list, the Master Servicer must, at the request and expense of the Subordinate Class Representative, inspect or cause to be inspected the related Mortgaged Property every calendar year beginning not earlier than 2014 so long as such Mortgage Loan continues to be on the CREFC® servicer watch list.  Notwithstanding the provisions described above, the Master Servicer will not be obligated to inspect any particular Mortgaged Property during any one-year or two-year, as applicable, period contemplated above in the two preceding sentences, if the Special Servicer has already done so during that period pursuant to the provisions described in the first sentence of this paragraph or on any date when the Mortgage Loan is a Specially Serviced Mortgage Loan.  Both the Master Servicer and the Special Servicer will be required to prepare a written report of each such inspection performed by it or on its behalf and deliver the report to the Certificate Administrator and the Trustee (and to the Master Servicer, if done by the Special Servicer, and to the Special Servicer, if done by the Master Servicer) and, upon request, to the Subordinate Class Representative (during any Subordinate Control Period and any Collective Consultation Period), the Majority Subordinate Certificateholder (during any Subordinate Control Period and any Collective Consultation Period), the Trust Advisor (during any Collective Consultation Period and any Senior Consultation Period) and, if applicable, any Serviced Pari Passu Companion Loan holder.

Commencing with respect to the calendar year ending December 31, 2014 (as to annual information) and the calendar quarter ending on June 30, 2014 (as to quarterly information), the Special Servicer, in the case of any Specially Serviced Mortgage Loan, and the Master Servicer, in the case of each non-Specially Serviced Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan), must make reasonable efforts to collect promptly from each related borrower quarterly and annual operating statements, budgets and/or rent rolls (as applicable) of the related Mortgaged Property, and quarterly and annual financial statements of such borrower, whether or not delivery of such items is required pursuant to the terms of the related mortgage loan documents.  In addition, the Special Servicer must cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property (other than any Mortgaged Property securing any Non-Serviced Pari Passu Mortgage Loan) and collect all such items promptly following their preparation.  The Master Servicer or Special Servicer, as applicable, will be required to prepare CREFC® operating statement analysis reports, CREFC® comparative financial status reports and annual CREFC® NOI adjustment worksheets on the basis of the information; provided, however, that any analysis or update of any CREFC® operating statement analysis report or CREFC® NOI adjustment worksheet with respect to the first calendar quarter of each year will only be required to the extent provided in the then-current applicable CREFC® guidelines.

Rating Agency Confirmations

The Pooling and Servicing Agreement will contain a provision to the effect that:

●	if all the following conditions are satisfied—

(a)
delivery of a Rating Agency Confirmation from each of the Rating Agencies is a condition precedent to any action under the mortgage loan documents related to a Mortgage Loan or the Pooling and Servicing Agreement,

(b)
the party required to obtain such Rating Agency Confirmations as contemplated under the Pooling and Servicing Agreement (the “Requesting Party”) has made a request to any such Rating Agency for such Rating Agency Confirmation, and

(c)
within 10 business days following the posting of such request to the Rule 17g-5 Information Provider’s Website, such Rating Agency (I) has not replied to such request or (II) has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation,

●	then all the following provisions shall apply:

(i)
in the case of (c)(I) above, such Requesting Party will be required to confirm that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has, promptly request the related Rating Agency Confirmation again,

(ii)
if there is no response to either such request for Rating Agency Confirmation within 5 business days following such second request as contemplated by clause (i) above (after seeking to confirm that the applicable Rating Agency received such second Rating Agency Confirmation request) or if the Requesting Party receives the response to the initial request described above in clause (c)(II), then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation or any other matter under the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans (other than as described in clause (y) or clause (z) below), the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to matters it is processing) or the Special Servicer (with respect to matters it is processing) shall determine (with the consent of the Subordinate Class Representative, during any Subordinate Control Period, which consent will be deemed given if the Subordinate Class Representative does not respond within 5 business days following receipt of a request to consent to the Requesting Party’s determination), in accordance with its duties under the Pooling and Servicing Agreement and in accordance with the Servicing Standard, whether or not to waive such condition for such particular action at such time (other than with respect to defeasance, release or substitution of any collateral, in which case such condition will be deemed to be satisfied), (y) with respect to a replacement or successor of the Master Servicer or the Special Servicer, such condition will be deemed to be satisfied if (i) the applicable replacement is rated at least “CMS3” (in the case of the Master Servicer) or “CSS3” (in the case of the Special Servicer), if Fitch is the non-responding Rating Agency; (ii) DBRS has not cited servicing concerns of the applicable replacement as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, if DBRS is the non-responding Rating Agency; or (iii) the applicable replacement is currently acting as master servicer or special servicer, as applicable, on a “deal-level” or “transaction-level” basis for all of the mortgage loans in other commercial mortgage-backed securities transactions and Moody’s has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by the applicable servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency; and (z) with respect to a replacement or successor Trust Advisor, such condition will be deemed to be waived with respect to any non-responding Rating Agency so long as such Rating Agency has not cited concerns regarding the replacement trust advisor as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a commercial mortgage-backed securitization transaction with respect to which the replacement trust advisor acts as trust advisor or operating advisor prior to the time of determination;

(iii)
in connection with any determination made by the Requesting Party, as contemplated in clause (i) above, the Special Servicer or the Master Servicer, as applicable, will be required to obtain the consent of the Subordinate Class Representative (during any Subordinate Control Period) or consult with the Subordinate Class Representative (during any Collective Consultation Period) and the Trust Advisor (during any Collective Consultation Period or Senior Consultation Period), with consent or approval deemed to be granted by the Subordinate Class Representative (during any Subordinate Control Period), if it does not respond within five business days of its receipt of a request for consideration from the Special Servicer or the Master Servicer, as applicable; and

(iv)
promptly following the Requesting Party’s determination to take any action discussed above without receiving affirmative Rating Agency Confirmation from a Rating Agency, the Requesting Party (to the extent that the applicable information has been provided to the Requesting Party) will be required to provide notice, which may be transmitted by electronic mail to the Rule 17g-5 Information Provider (which will promptly post such notice to the Rule 17g-5 Information Provider’s Website pursuant to the Pooling and Servicing Agreement).

“Rule 17g-5 Information Provider” means the Certificate Administrator acting in the capacity as “Rule 17g-5 Information Provider” under the Pooling and Servicing Agreement.

Insofar as any matter involving a Serviced Loan Combination requires a Rating Agency Confirmation, substantially similar provisions will also apply with respect to the hired rating agencies for any commercial mortgage-backed securities backed by the related Serviced Pari Passu Companion Loan(s) if the holder(s) of such Pari Passu Companion Loan(s) have notified the parties to the Pooling and Servicing Agreement of the identity of the applicable rating agencies, the identity of the applicable rule 17g-5 information provider and the location of the applicable rule 17g-5 information provider’s website.

For all other matters or actions not specifically discussed above, including without limitation any amendment to the Pooling and Servicing Agreement, the applicable Requesting Party will be required to obtain an affirmative Rating Agency Confirmation from each of the Rating Agencies.

In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the Master Servicer or the Special Servicer in accordance with the procedures discussed above.

As used in this free writing prospectus “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing by each applicable Rating Agency that a proposed action, failure to act or other event specified in this free writing prospectus will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates (if then rated by the Rating Agency) and, if a Serviced Loan Combination is involved, confirmation in writing by each applicable hired rating agency for any commercial mortgage-backed securities backed by the related Serviced Pari Passu Companion Loan(s), that a proposed action, failure to act or other event specified in this free writing prospectus will not in and of itself result in a downgrade, withdrawal or qualification of the then-current rating assigned to any class of such commercial mortgage-backed securities (if then rated by such rating agency); provided that if a Requesting Party receives a written waiver or acknowledgment from the relevant rating agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought, then the requirement to receive a Rating Agency Confirmation from such rating agency with respect to such matter will not apply.  For the purposes of this definition, any confirmation, waiver, request, acknowledgment or approval which is required to be in writing may be in the form of electronic mail.  Notwithstanding anything to the contrary set forth in the Pooling and Servicing Agreement, at any time during which the Certificates are no longer rated by a Rating Agency, and, if a Serviced Loan Combination is involved, the commercial mortgage-backed securities backed by the related Serviced Pari Passu Companion Loan(s) are no longer rated by a hired rating agency for such commercial mortgage-backed securities, then no Rating Agency Confirmation will be required under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will provide that the Depositor, the Rule 17g-5 Information Provider, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Trust Advisor may amend the Pooling and Servicing Agreement to change the procedures regarding compliance with Rule 17g-5, without any Certificateholder consent; provided that such amendment does not materially increase the responsibilities of the Rule 17g-5 Information Provider; provided, further, that notice of any such amendment must be provided to the Rule 17g-5 Information Provider, who will post such notice to the Rule 17g-5 Information Provider’s Website, and within 2 business days following delivery to the Rule 17g-5 Information Provider, deliver the notice to the Rating Agencies; and provided, further, that no amendment to such provisions may be made without the consent of the Depositor for any commercial mortgage-backed securities backed by a Non-Serviced Pari Passu Companion Loan.  “Rule 17g-5 Information Provider’s Website” means www.ctslink.com, under the “NRSRO” tab for the related transaction.

Servicer Termination Events

“Servicer Termination Event” means, with respect to the Master Servicer or the Special Servicer, each of the following events, circumstances and conditions:

●
the Master Servicer or the Special Servicer, as the case may be, fails to deposit, or to remit to the appropriate party for deposit, into the Collection Account, the Companion Loan Collection Account or the REO Account, as applicable, any amount required to be so deposited or remitted, which failure continues unremedied for 1 business day following the date on which the deposit or remittance was required to be made;

●
any failure by the Master Servicer to remit to the Certificate Administrator for deposit in the Distribution Account any amount required to be so remitted, which failure continues unremedied beyond a specified time on the business day following the date on which the remittance was required to be made;

●
any failure by the Master Servicer or the Special Servicer, as the case may be, to timely make any Servicing Advance required to be made by that party under the Pooling and Servicing Agreement, which failure continues unremedied for five business days (or, in the case of an emergency advance, two business days) following the date on which written notice of such failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement;

●	any failure by the Master Servicer or the Special Servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or agreements under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days after written notice has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement or by Certificateholders entitled to not less than 25% of the voting rights (determined without notionally reducing the principal balances of the Certificates by any Appraisal Reduction Amounts) or by, if affected by that failure, the holder of a Serviced Pari Passu Companion Loan; provided, however, that, with respect to any such failure that is not curable within such 30-day period, the Master Servicer or the Special Servicer, as the case may be, will have an additional cure period of 60 days to effect such cure so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure the failure within the initial 30-day period and has provided the Trustee with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

●
any breach on the part of the Master Servicer or the Special Servicer, as the case may be, of any of its representations or warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interests of any Class of Certificateholders or any holder of a Serviced Pari Passu Companion Loan, which breach continues unremedied for 30 days after written notice of it has been given to the Master Servicer or Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, by Certificateholders entitled to not less than 25% of the voting rights (determined without notionally reducing the principal balances of the Certificates by any Appraisal Reduction Amounts) or by, if affected by such breach, the holder of a Serviced Pari Passu Companion Loan; provided, however, that, with respect to any such breach that is not curable within such 30-day period, the Master Servicer or the Special Servicer, as the case may be, will have an additional cure period of 60 days to effect such cure so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure the failure within the initial 30-day period and has provided the Trustee with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

●
the occurrence of any of various events of bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings with respect to the Master Servicer or the Special Servicer, as the case may be, or the taking by the Master Servicer or the Special Servicer, as the case may be, of various actions indicating its bankruptcy, insolvency or inability to pay its obligations;

●
either of Moody’s or DBRS has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or securities backed by a Serviced Companion Loan, or (ii) placed one or more Classes of Certificates or securities backed by a Serviced Companion Loan on “watch status” in contemplation of rating downgrade or withdrawal (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by Moody’s or DBRS, as applicable, within 60 days of actual knowledge of such event by the Master Servicer or the Special Servicer, as the case may be) and, in the case of either of clauses (i) or (ii), citing servicing concerns with such Master Servicer or the Special Servicer, as applicable, as the sole or a material factor in such rating action;

●
such Master Servicer ceases to have a master servicer rating of at least “CMS3” from Fitch and that rating is not reinstated within 30 days or the Special Servicer ceases to have a special servicer rating of at least “CSS3” from Fitch and that rating is not reinstated within 30 days, as the case may be;

●
both (a) the Trustee receives written notice from Fitch (which the Trustee shall promptly forward to the Master Servicer or the Special Servicer, as the case may be, and the Certificate Administrator) that the continuation of the Master Servicer or the Special Servicer, as applicable, in its respective capacity would result in the downgrade or withdrawal of any rating then assigned by Fitch to any Class of Certificates or any securities backed by a Serviced Pari Passu Companion Loan and citing servicing concerns with the Master Servicer or the Special Servicer as the sole or a material factor in such rating action and (b) such notice is not withdrawn, terminated or rescinded within sixty (60) days following the Trustee’s receipt of such notice;

●
any failure by the Master Servicer to timely make any monthly remittance required to be made under the Pooling and Servicing Agreement to the holder of a Serviced Pari Passu Companion Loan, which failure continues unremedied for one business day following the date on which such remittance was first required to be made; or

●
any failure by the Master Servicer or the Special Servicer to deliver (a) any Exchange Act reporting items (other than items to be delivered by a Designated Sub-Servicer) required to be delivered by the Master Servicer or the Special Servicer, as applicable, to the Certificate Administrator under the Pooling and Servicing Agreement by the time required under the Pooling and Servicing Agreement after any applicable grace periods or (b) any Exchange Act reporting items that a sub-servicer or Servicing Function Participant (such a sub-servicer or Servicing Function Participant, the “Sub-Servicing Entity”) retained by the Master Servicer or the Special Servicer, as applicable (other than a Designated Sub-Servicer), is required to deliver (any Sub-Servicing Entity that defaults in accordance with the provision of this bullet point will be terminated at the direction of the Depositor).

When a single entity acts as two or more of the capacities of the Master Servicer and the Special Servicer, a Servicer Termination Event (other than an event described in the seventh, eighth and ninth bullets above) in one capacity will constitute a Servicer Termination Event in both or all such capacities.

Rights Upon the Occurrence of a Servicer Termination Event

If a Servicer Termination Event occurs with respect to the Master Servicer or the Special Servicer and remains unremedied, the Trustee will be authorized, and at the direction of Certificateholders entitled to not less than 25% of the voting rights (determined without notionally reducing the principal balances of the Certificates by any Appraisal Reduction Amounts), or, in the case of the Special Servicer, at the direction of the Subordinate Class Representative during a Subordinate Control Period, the Trustee will be required, to terminate all of the obligations and rights of the defaulting party under the Pooling and Servicing Agreement accruing from and after receipt by the applicable defaulting party of such a notice of termination, other than any rights the defaulting party may have as a Certificateholder or as the holders of a Serviced Pari Passu Combination Loan, entitlements to amounts payable to the terminated party at the time of termination and any entitlements of the terminated party that survive the termination.  Notwithstanding the foregoing, if a Servicer Termination Event with respect to the Special Servicer affects a Serviced Pari Passu Companion Loan, and the Special Servicer is not otherwise terminated, then at the written direction of the holder of such Serviced Pari Passu Companion Loan, the Trustee will be required to terminate the Special Servicer solely with respect to the related Serviced Loan Combination.

Upon any termination, subject to the discussion in the next two paragraphs and under “—Replacement of the Special Servicer” above, the Trustee must either:

●	succeed to all of the responsibilities, duties and liabilities of the terminated Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement; or

●
appoint an established mortgage loan servicing institution reasonably acceptable to the Subordinate Class Representative to act as successor to the terminated Master Servicer or Special Servicer, as the case may be.

Upon a Servicer Termination Event, the holders of Certificates entitled to a majority of the voting rights (determined without notionally reducing the principal balances of the Certificates by any Appraisal Reduction Amounts) or, alternatively, if a Servicer Termination Event involving the Special Servicer has occurred, the Subordinate Class Representative during a Subordinate Control Period, may require the Trustee to appoint or petition a court to appoint an established mortgage loan servicing institution to act as successor Master Servicer or Special Servicer, as the case may be, rather than have the Trustee or its designee act as that successor; provided, that (1) the successor is the subject of a Rating Agency Confirmation from each Rating Agency and an analogous “rating agency confirmation” from each hired rating agency for any commercial mortgage-backed securities backed by any Serviced Pari Passu Companion Loan, and (2) if such successor (in the case of a successor to the resigning or terminated Master Servicer) does not have a master servicer rating from Fitch that is “CMS2” or above, such successor is reasonably acceptable to the Subordinate Class Representative and, if such successor has a master servicer rating from Fitch that is “CMS2” or above, the Subordinate Class Representative shall have been consulted with respect to the identity of (although it need not have approved) such successor.

Notwithstanding the foregoing discussion in this “—Rights Upon the Occurrence of a Servicer Termination Event” section, if the Master Servicer receives a notice of termination because of the occurrence of any of the Servicer Termination Events described in the seventh, eighth or ninth bullet under the definition of “Servicer Termination Event” that appears in this free writing prospectus, the Master Servicer will have the right, at its expense, to sell or cause to be sold its master servicing rights to a successor, and if it elects to do so, it will have the option to continue to serve as the Master Servicer for a period of up to 45 days.

If a Servicer Termination Event under the tenth bullet under the definition of “Servicer Termination Event” occurs on the part of Master Servicer, or if any other Servicer Termination Event occurs on the part of the Master Servicer affecting the related Serviced Loan Combination, and the Master Servicer is not terminated pursuant to the Pooling and Servicing Agreement, whether as a result of waiver of the Servicer Termination Event or otherwise, the affected Serviced Pari Passu Companion Loan holder will be entitled to require the Master Servicer to appoint a sub-servicer, subject to certain conditions that will include the delivery of Rating Agency Confirmation and an analogous “rating agency confirmation” from each hired rating agency for any commercial mortgage-backed securities backed by any related Serviced Pari Passu Companion Loan, to be selected by the Master Servicer, that will be responsible for primary servicing such Serviced Loan Combination.

The appointment of any entity as a successor to a terminated Master Servicer or Special Servicer as described in the second bullet of the first paragraph or in the second or third paragraph of this “—Rights Upon the Occurrence of an Servicer Termination Event” section may not occur unless each of the Rating Agencies have confirmed that the appointment of that entity will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the Certificates.

In general, Certificateholders entitled to at least 66-2/3% of the voting rights (determined without notionally reducing the principal balances of the Certificates by any Appraisal Reduction Amounts) allocated to each Class of Certificates (and the holder of any Serviced Pari Passu Companion Loan, if affected) affected by any Servicer Termination Event may waive the Servicer Termination Event, except that:

●
the Servicer Termination Events described in the first, second, seventh, eighth and ninth bullets under the definition of “Servicer Termination Event” that appears in this free writing prospectus may only be waived by all of the holders of the affected Classes of Certificates (and, with respect to the Serviced Loan Combination, the holder of the related Serviced Pari Passu Companion Loan, if affected);

●
the holder of a Serviced Pari Passu Companion Loan will be exclusively entitled to waive any Servicer Termination Event described in the tenth bullet of the definition of Servicer Termination Event that arises with respect to such Serviced Pari Passu Companion Loan;

●
the Depositor will be exclusively entitled to waive any Servicer Termination Event described in the eleventh bullet under the definition of Servicer Termination Event (but if the Serviced Loan Combination is involved and such Serviced Pari Passu Companion Loan is the subject of another securitization, the Depositor may not grant such a waiver without the consent of each other depositor with respect to each other securitization); and

●
no waiver of any Servicer Termination Event by one or more persons will have any force or effect unless and until the party requesting the waiver at its own expense has reimbursed the Trustee and the Certificate Administrator for any monies spent by them in connection with such Servicer Termination Event, together with interest thereon from and including the date so spent to but excluding the date of reimbursement.

Upon any waiver of a Servicer Termination Event, the Servicer Termination Event will cease to exist and will be deemed to have been remedied for every purpose under the Pooling and Servicing Agreement.

Termination, Discharge and Resignation of the Trust Advisor

The Trust Advisor may be removed upon (i) the written direction of holders of Certificates evidencing not less than 25% of the aggregate voting rights (taking into account the allocation of any Appraisal Reduction Amounts in respect of the Mortgage Loans to notionally reduce the Class principal balances of the Principal Balance Certificates to which such Appraisal Reduction Amounts are allocable) of all Certificates on an aggregate basis requesting a vote to replace the Trust Advisor with a replacement trust advisor selected by such Certificateholders (subject to certain criteria for the replacement Trust Advisor in the Pooling and Servicing Agreement), (ii) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, (iii) delivery by such holders to the Certificate Administrator of Rating Agency Confirmation from each Rating Agency with respect to the appointment of such replacement trust advisor (which confirmations will be obtained at the expense of such holders) and (iv) delivery by such holders to the Certificate Administrator of an analogous “rating agency confirmation” from each hired rating agency for any commercial mortgage-backed securities backed by a Serviced Pari Passu Companion Loan that the appointment of such replacement trust advisor will not result in a downgrade of such commercial mortgage-backed securities (which confirmation will be obtained at the expense of such holders).  In addition, during any Subordinate Control Period, the identity of the proposed replacement trust advisor will be subject to the consent of the Subordinate Class Representative (such consent not to be unreasonably withheld), provided that such consent will be deemed to have been granted if no objection is made within ten business days following the Subordinate Class Representative’s receipt of the request for consent, and, if granted, such consent may not thereafter be revoked or withdrawn.  Thereafter, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all Certificates in such regard.  Upon the vote or written direction of holders of at least 75% of the aggregate voting rights (taking into account the allocation of Appraisal Reduction Amounts in respect of the Mortgage Loans to notionally reduce the Class principal balances of the Principal Balance Certificates to which such Appraisal Reduction Amounts are allocable) of all Certificates on an aggregate basis, the Trustee will immediately replace the Trust Advisor with the replacement trust advisor.  If a proposed termination and replacement of the Trust Advisor as described above is not consummated within 180 days following the initial request of the Certificateholders who requested a vote, then the proposed termination and replacement will have no further force or effect.

In addition, in the event (i) the Trust Advisor fails to duly observe or perform in any material respect any of its duties, covenants or obligations under the Pooling and Servicing Agreement, (ii) of the insolvency of the Trust Advisor, or (iii) the Trust Advisor acknowledges in writing its inability to perform its duties under the Pooling and Servicing Agreement, then either the Depositor or the Trustee may, and upon the written direction of the Certificateholders representing at least 51% of the voting rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the principal balances of the Principal Balance Certificates), the Trustee shall, terminate the Trust Advisor.  In the event that the Trust Advisor is terminated, the Trustee is required to select a replacement trust advisor pursuant to the terms of the Pooling and Servicing Agreement.  In addition, during any Subordinate Control Period, the identity of the proposed replacement trust advisor shall be subject to the consent of the Subordinate Class Representative (such consent not to be unreasonably withheld), provided that such consent will be deemed to have been granted if no objection is made within ten business days following the Subordinate Class Representative’s receipt of the request for consent, and, if granted, such consent may not thereafter be revoked or withdrawn.

The Trust Advisor will be discharged from its duties under the Pooling and Servicing Agreement when the aggregate certificate principal balance of the Class A-1, A-2, A-3, A-4, A-5, A-SB, D and E Certificates and the Class A-S, B and C Regular Interests (and, therefore, the Class A-S, B, C and PEX Certificates) has been reduced to zero.

If the Trust Advisor is discharged, terminated or resigns, in all such circumstances, it will remain entitled to any accrued and unpaid fees, which shall be payable in accordance with the priorities described in the Pooling and Servicing Agreement, and indemnification in respect of the period prior to its termination on the terms and conditions otherwise described in the Pooling and Servicing Agreement.

The Trust Advisor may resign upon 30 days’ prior written notice if a replacement trust advisor meeting the eligibility requirements described in this free writing prospectus has accepted its appointment as the replacement trust advisor.  The resigning Trust Advisor will be required to pay all reasonable out-of-pocket costs and expenses of each party to the Pooling and Servicing Agreement, the Issuing Entity and each Rating Agency in connection with the resignation of the Trust Advisor and the transfer of its duties (including, but not limited to, reasonable out-of-pocket costs and expenses associated with higher market fees of a successor, transferring related information, records and reports to the successor, and obtaining a Rating Agency Confirmation from each Rating Agency with respect to the appointment of a replacement trust advisor).  During a Subordinate Control Period, the identity of the replacement trust advisor will be subject to the reasonable approval of the Subordinate Class Representative.

Any replacement trust advisor must (or the personnel responsible for supervising the obligations of the Trust Advisor must) meet the following criteria:  (i) be regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and have at least 5 years of experience in collateral analysis and loss projections, and (ii) have at least 5 years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets.

Resignation of the Master Servicer and the Special Servicer

Each of the Master Servicer or the Special Servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement upon a determination that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of the Master Servicer or the Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by the Master Servicer or the Special Servicer, as the case may be, at the date of the Pooling and Servicing Agreement).  Any such determination requiring the resignation of the Master Servicer or the Special Servicer must be evidenced by an opinion of counsel to such effect.  Unless applicable law requires the resignation of the Master Servicer or the Special Servicer (as the case may be) to be effective immediately, and the opinion of counsel so states, no such resignation shall become effective until the Trustee or other successor has assumed the responsibilities and obligations of the resigning party in accordance with the Pooling and Servicing Agreement; provided that, if no successor to the Master Servicer or the Special Servicer (as the case may be) is so appointed and has accepted appointment within 90 days after the Master Servicer or the Special Servicer has given notice of such resignation, the resigning Master Servicer or Special Servicer (as the case may be) may petition any court of competent jurisdiction for the appointment of a successor.

In addition, each of the Master Servicer and the Special Servicer will have the right to resign at any other time for any reason, provided that (i) a willing successor (including any such successor identified by the resigning party) has been found that is, solely in the case of a successor to the Special Servicer, acceptable to the Subordinate Class Representative (during any Subordinate Control Period), (ii) solely in the case of the Special Servicer if it is the resigning party, the resigning party has consulted with the Subordinate Class Representative (during any Collective Consultation Period) and the Trust Advisor (during any Collective Consultation Period or Senior Consultation Period) with respect to the identity and quality of its proposed successor, (iii) the succession is the subject of a Rating Agency Confirmation, (iv) the successor accepts appointment in writing prior to the effectiveness of such resignation, and (v) the successor is not a “prohibited party” under the Pooling and Servicing Agreement at the time of such succession (unless the Depositor consents to such appointment).

A resigning Master Servicer or Special Servicer, as applicable, will be required to pay all reasonable out-of-pocket costs and expenses of each party to the Pooling and Servicing Agreement,

the Issuing Entity and each Rating Agency in connection with the resignation of such party and the transfer of its duties (including, but not limited to, reasonable out-of-pocket costs and expenses associated with transferring servicing files to the successor).

The Master Servicer and the Special Servicer will not be permitted to resign except as described above.

Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor

The Pooling and Servicing Agreement will require both the Master Servicer and the Special Servicer to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.  That requirement is considered to be satisfied if an affiliate of the Master Servicer or the Special Servicer (as the case may be) maintains a fidelity bond and errors and omissions policy (or their equivalent) and the bond and policy each extends coverage to Master Servicer or the Special Servicer, as the case may be.  Each such policy must be issued by a Qualified Insurer with the Required Claims-Paying Rating.  In addition, so long as the long-term unsecured debt obligations of the Master Servicer or the Special Servicer, as the case may be, are rated not lower than “A(low)” by DBRS (or, if not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs (which may include Fitch and Moody’s)), “A3” by Moody’s and “A-” by Fitch, the Master Servicer or the Special Servicer, as the case may be, may self-insure with respect to the fidelity bond and errors and omissions coverage required as described above, in which case it will not be required to maintain an insurance policy with respect to such coverage.

In no event will the Depositor, the Trust Advisor, the Master Servicer, the Special Servicer or any of their respective members, managers, directors, officers, employees or agents be under any liability to the Trust, the Trustee or the Certificateholders or any holder of a Serviced Pari Passu Companion Loan for any action taken or not taken in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment.  None of the Depositor, the Trust Advisor, the Master Servicer, the Special Servicer nor any of their respective members, managers, directors, officers, employees or agents will be protected, however, against any liability that would otherwise be imposed by reason of breach of representation or warranty made in the Pooling and Servicing Agreement, or by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under, the Pooling and Servicing Agreement or by reason of reckless disregard of those obligations and duties.

Furthermore, the Pooling and Servicing Agreement will entitle the Depositor, the Trust Advisor, the Master Servicer, Special Servicer and their respective members, managers, directors, officers, employees and agents to indemnification out of the Trust Fund for any loss, liability, claim, damages, penalty, fine, cost or expense incurred in connection with any actual or threatened legal action or claim that relates to the Pooling and Servicing Agreement, the Certificates or the Trust.  Such indemnification will not extend, however, to any such amount (i) specifically required to be borne by the relevant party, without right of reimbursement, pursuant to the terms of the Pooling and Servicing Agreement, (ii) incurred in connection with any legal action or claim against the relevant party resulting from any breach of a representation or warranty made by it in the Pooling and Servicing Agreement, or (iii) incurred in connection with any legal action or claim against the relevant party resulting from any willful misfeasance, bad faith or negligence in the performance of obligations and duties under the Pooling and Servicing Agreement or resulting from negligent disregard of such obligations and duties.  For the purposes of indemnification of the Master Servicer or the Special Servicer and limitation of liability, the Master Servicer or the Special Servicer will be deemed not to have engaged in willful misfeasance or committed bad faith, fraud or negligence in the performance of its respective obligations or duties or acted in negligent disregard or other disregard of its respective obligations or duties under the Pooling and Servicing Agreement if the Master Servicer or the Special Servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because the Master Servicer or the Special Servicer, as applicable, in its reasonably exercised judgment determines that following the terms of any Mortgage Loan document would or potentially would result in an Adverse REMIC Event (for which determination, the Master Servicer and the Special Servicer shall be entitled to rely on advice of counsel, the cost of which shall be reimbursed as a Trust expense), as such parties will be directed to do pursuant to the Pooling and Servicing Agreement.  Insofar as any losses, liabilities or expenses described above relate in whole or in part to a Serviced Loan Combination, payment or reimbursement thereof must be made from collections on or in respect of the respective components of such Serviced Loan Combination (with the amount paid from the Collection Account from general collections on all Mortgage Loans if amounts on deposit in respect of the related Serviced Pari Passu Mortgage Loan are insufficient therefor) and the Companion Loan Collection Account pro rata according to the related intercreditor agreement and based on the respective outstanding principal balances of such Serviced Pari Passu Mortgage Loan and the related Serviced Pari Passu Companion Loan(s) included in such Serviced Loan Combination, but, to the extent that the amount on deposit in the Companion Loan Collection Account at any particular time is insufficient to satisfy the pro rata portion of the payment or reimbursement allocable to the related Serviced Pari Passu Companion Loan(s), such payment or reimbursement must be made from general collections on deposit in the Collection Account.  In that latter event, to the extent that the amount is so paid from the Collection Account and funds that would otherwise have been available in the Companion Loan Collection Account and used to pay such amount are subsequently collected or recovered, then such funds shall be deposited into the Collection Account.  The Master Servicer and Special Servicer will be required to use efforts consistent with the Servicing Standard to exercise promptly the rights of the Trust Fund under the related intercreditor agreement to obtain reimbursement from the holder of any Serviced Pari Passu Companion Loan for the portion of its pro rata portion of the payment or reimbursement allocable to such Serviced Pari Passu Companion Loan.  Any indemnification payments to which the Trust Advisor may become entitled will constitute Trust Advisor Expenses (except, in the case of a Serviced Loan Combination, to the extent, if any, they are paid or reimbursed by the holder of the related Serviced Pari Passu Companion Loan) and be paid, and allocated to and borne by the Certificateholders, at the times and in the manner described under “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” in this free writing prospectus.  The Trust Advisor will not be entitled to reimbursement of expenses for its services except those for which it is entitled to indemnification as described above or otherwise specifically provided for under the Pooling and Servicing Agreement.

With respect to any Non-Serviced Loan Combination serviced pursuant to the WFRBS 2013-C18 securitization, the related depositor and the related WFRBS 2013-C18 Master Servicer or WFRBS 2013-C18 Special Servicer will be entitled to indemnification with respect to amounts related to such Non-Serviced Loan Combination pursuant to provisions that are substantially similar in all material respects to or materially consistent with those described above and will be entitled to reimbursement from the Trust Fund for the related Non-Serviced Pari Passu Mortgage Loan’s pro rata share of any such amounts.

The Depositor, the Master Servicer, the Trust Advisor and the Special Servicer will be under no obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under the Pooling and Servicing Agreement and, except in the case of a legal action the costs of which such party is specifically required to bear, in its opinion does not involve it in any ultimate expense or liability for which it would not be reimbursed; provided, however, that the Depositor, the Master Servicer, the Special Servicer or the Trust Advisor may in its discretion undertake any such action which it may reasonably deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders.  In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Trust, and the Depositor, the Master Servicer, the Special Servicer or the Trust Advisor, as the case may be, will be entitled to be reimbursed therefor from the Collection Account or the Distribution Account.  Insofar as any losses, liabilities or expenses described above relate in whole or in part to a Serviced Loan Combination, payment or reimbursement thereof must be made from collections on or in respect of the respective components of such Serviced Loan Combination (with the amount paid from the Collection Account (from general collections on all Mortgage Loans if amounts on deposit in respect of the related Serviced Pari Passu Mortgage Loan are insufficient therefor) and the Companion Loan Collection Account pro rata according to the related intercreditor agreement and based on the respective outstanding principal balances of the related Serviced Pari Passu Mortgage Loan and the related Serviced Pari Passu Companion Loan(s) included in such Loan Combination, but, to the extent that the amount on deposit in the Companion Loan Collection Account at any particular time is insufficient to satisfy the pro rata portion of the payment or reimbursement allocable to the related

Serviced Pari Passu Companion Loan(s), such payment or reimbursement shall be made from general collections on deposit in the Collection Account.  In that latter event, to the extent that the amount is so paid from the Collection Account and funds that would otherwise have been available in the Companion Loan Collection Account and used to pay such amount are subsequently collected or recovered, then such funds shall be deposited into the Collection Account.  The Master Servicer and the Special Servicer will each be required to use efforts consistent with the Servicing Standard to exercise promptly the rights of the Trust Fund under the related intercreditor agreement to obtain reimbursement from each holder of a related Serviced Pari Passu Companion Loan for the payment or reimbursement made from the Collection Account as described above with respect to that holder’s allocable share of a loss, liability or expense.  In no event will the Trust Advisor have any duty to appear in any legal proceedings in connection with the Pooling and Servicing Agreement.  The rights of any party to the Pooling and Servicing Agreement described above will be in addition to any general rights of indemnification that such party may otherwise have as described above.  Payments or reimbursements to the Trust Advisor pursuant to the provisions described in this paragraph will be subject to the limitations regarding the timing and sources of indemnification payments to the Trust Advisor that we described generally in this free writing prospectus.

Notwithstanding any other provisions of the Pooling and Servicing Agreement to the contrary, the parties thereto will agree, and the Certificateholders by their acceptance of their Certificates will be deemed to have agreed, that (i) there could be multiple strategies to resolve any Specially Serviced Mortgage Loan and that the goal of the Trust Advisor’s participation is to provide monitoring (subject to, and in accordance with, the provisions of the Pooling and Servicing Agreement) relating to the Special Servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute, (ii) the Trust Advisor shall have no liability to any Certificateholder for any actions taken or for refraining from taking any actions under the Pooling and Servicing Agreement, (iii) the agreements of the Trust Advisor set forth in the other provisions of the Pooling and Servicing Agreement shall be construed solely as agreements to perform analytical and reporting services, (iv) the Trust Advisor shall have no authority or duty to make a determination on behalf of the Trust Fund, nor have any responsibility for decisions made by or on behalf of the Trust Fund, (v) insofar as the words “consult”, “recommend” or words of similar import are used in the Pooling and Servicing Agreement in respect of the Trust Advisor and any servicing action or inaction, such words shall be construed to mean the performance of analysis and reporting services, which the Special Servicer may determine not to accept, (vi) the absence of a response by the Trust Advisor to an “asset status report” or other matter in which the Pooling and Servicing Agreement contemplates consultation with the Trust Advisor shall not be construed as an approval, endorsement, acquiescence or recommendation for or against any proposed action (but, in the event of such absence of a response, the Special Servicer (x) shall be deemed to have complied with the relevant provision that otherwise required consultation with the Trust Advisor and (y) shall be entitled to proceed as if consultation with the Trust Advisor had not initially been required in connection with such “asset status report” or other matter), (vii) any provision of the Pooling and Servicing Agreement that otherwise purports, or that may be construed, to impose on the Trust Advisor a duty to consider the Servicing Standard or the interests of the Certificateholders shall be construed as a requirement to use the Servicing Standard or such interests as the basis of measurement in its analysis and reporting and the basis of measurement in its evaluation of the performance of the Special Servicer and its determination of whether an action, recommendation or report by the Special Servicer is in compliance with the Pooling and Servicing Agreement, and not to impose on the Trust Advisor a duty to itself comply with the Servicing Standard or itself act in the interests of the Certificateholders, and such measurement basis shall be construed to refer to no particular Class of Certificates or particular Certificateholders or particular holder of a Serviced Pari Passu Companion Loan, (viii) no other party to the Pooling and Servicing Agreement, and no Subordinate Class Representative, shall have any duty to monitor or supervise the performance by the Trust Advisor of its services under the Pooling and Servicing Agreement, and (ix) the Trust Advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, and will not owe any fiduciary duty to any person pursuant to the Pooling and Servicing Agreement.

With limited exception, any person into which the Depositor, the Trust Advisor, the Master Servicer or the Special Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which that person is a party, or any person succeeding to the business of that person, will be the successor of that person in the capacity in which that person was serving under the Pooling and Servicing Agreement.

Evidence as to Compliance

Each of the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee (but only if the Trustee has made an advance during the applicable calendar year) is required, under the Pooling and Servicing Agreement (and each Additional Servicer will be required under its sub-servicing agreement) to deliver annually to the Certificate Administrator and the Depositor on or before the date specified in the Pooling and Servicing Agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing Agreement, the applicable primary servicing agreement or the applicable sub-servicing or primary servicing agreement in the case of an Additional Servicer, as applicable, has been made under the officer’s supervision, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the Pooling and Servicing Agreement, the applicable primary servicing agreement or the applicable sub-servicing servicing agreement in the case of an Additional Servicer, as applicable, in all material respects throughout the year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.  In general, none of these parties will be responsible for the performance by any other such party of that other party’s duties described above.

“Additional Servicer” means each affiliate of the Master Servicer, any Mortgage Loan Seller, the Depositor, any master servicer or special servicer with respect to any securitization of a Non-Serviced Pari Passu Companion Loan or any of the underwriters that services any of the Mortgage Loans and each person that is not an affiliate of the Master Servicer, any Mortgage Loan Seller, the Depositor or any of the Underwriters, other than the Special Servicer, and that, in either case, services 10% or more of the Mortgage Loans based on the principal balance of the Mortgage Loans.

“Designated Sub-Servicer” means any sub-servicer or Additional Servicer to be engaged on the Closing Date by the Master Servicer at the direction of a Mortgage Loan Seller.

“Servicing Function Participant” means any person, other than the Master Servicer, the Special Servicer and the Trust Advisor, that, within the meaning of Item 1122 of Regulation AB, is primarily responsible for performing activities that address the servicing criteria set forth in Item 1122(d) of Regulation AB, unless such person’s activities relate only to 5% or less of the Mortgage Loans based on the principal balance of the Mortgage Loans or the applicable servicer takes responsibility for the activities of such person in accordance with Regulation AB.

In addition, each of the Master Servicer, the Special Servicer (regardless of whether the Special Servicer has commenced special servicing of any Mortgage Loan), the Trust Advisor, the Certificate Administrator, the custodian, the Trustee and each Servicing Function Participant, at its own expense, is required to furnish (and each of the preceding parties, as applicable, shall (i) with respect to any Servicing Function Participant that is a Designated Sub-Servicer, use commercially reasonable efforts to cause, and (ii) with respect to any other Servicing Function Participant, cause each Servicing Function Participant (other than any party to the Pooling and Servicing Agreement) with which it has entered into a servicing relationship with respect to the Mortgage Loans, to furnish, each at its own expense), annually, to the Trustee, the Certificate Administrator, the Depositor and the Rule 17g-5 Information Provider, a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

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the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status thereof; and

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a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

“Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Red.  Reg. 1,506 – 1,631 (Jan. 7, 2005)) or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Certain fees and expenses incurred by the Certificate Administrator in connection with any additional disclosure required under the Exchange Act as a result of the occurrence of certain unexpected events will be reimbursable to the Certificate Administrator as Additional Trust Fund Expenses.

Additional Matters Relating to the Servicing of the AmericasMart Loan Combination and The Outlet Collection | Jersey Gardens Loan Combination

The AmericasMart Passu Mortgage Loan and The Outlet Collection | Jersey Gardens Passu Mortgage Loan will be a Non-Serviced Pari Passu Mortgage Loan, and the related Loan Combination and any related REO Property will be serviced under the WFRBS 2013-C18 Pooling and Servicing Agreement.  With respect to any such Non-Serviced Pari Passu Mortgage Loan, the WFRBS 2013-C18 Master Servicer under the WFRBS 2013-C18 Pooling and Servicing Agreement will generally make servicing advances and remit collections on such Non-Serviced Pari Passu Mortgage Loan to or on behalf of the Trust Fund.  The Master Servicer will generally be obligated to compile reports that include information on such Non-Serviced Pari Passu Mortgage Loan, and, to the extent required by the Servicing Standard, to enforce the rights as holder of such Non-Serviced Pari Passu Mortgage Loan under the terms of the related intercreditor agreement, and make debt service advances with respect to such Non-Serviced Pari Passu Mortgage Loan, subject to a non-recoverability determination.  The servicing arrangements under the WFRBS 2013-C18 Pooling and Servicing Agreement and any Other Securitization Servicing Agreement will differ in certain respects to the servicing arrangements under the Pooling and Servicing Agreement.

The WFRBS 2013-C18 Pooling and Servicing Agreement contains terms and conditions that are customary for securitization transactions involving assets similar to the related Pari Passu Mortgage Loan and that are otherwise (i) required by the Code relating to the tax elections of the trust fund for the related Pari Passu Companion Loan, (ii) required by law or changes in any law, rule or regulation or (iii) requested by the rating agencies rating the securitization of such Pari Passu Companion Loan.  Such terms include, without limitation:

●
The Other Master Servicer and Other Special Servicer must satisfy customary servicer rating criteria and the Other Master Servicer and the Other Special Servicer are subject to servicer termination events, in each case that are materially similar in all material respects to or materially consistent with those in the Pooling and Servicing Agreement.

●	The WFRBS 2013-C18 Pooling and Servicing Agreement provides for a liquidation fee, special servicing fee and workout fee with respect to the related Non-Serviced Pari Passu Mortgage

Loan that are substantially similar in all material respects to or materially consistent with the corresponding fee payable under the Pooling and Servicing Agreement.

●
During any senior consultation or similar period under the WFRBS 2013-C18 Pooling and Servicing Agreement, if the Other Trust Advisor determines that the Other Special Servicer is not performing its duties under such agreement in accordance with the related servicing standard, such Other Trust Advisor has the right to recommend the replacement of such Other Special Servicer.

In addition, with respect to the AmericasMart Loan Combination and The Outlet Collection | Jersey Gardens Loan Combination:

●
The Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee under the Pooling and Servicing Agreement have no obligation or authority to (a) supervise any Other Master Servicer, Other Special Servicer, Other Certificate Administrator or Other Trustee or (b) make Servicing Advances with respect to the related Non-Serviced Pari Passu Mortgage Loan.  The obligation of the Master Servicer to provide information and collections and make principal and interest advances to the Certificate Administrator for the benefit of the Certificateholders with respect to such Non-Serviced Pari Passu Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Other Master Servicer or Other Special Servicer.

●
Under the WFRBS 2013-C18 Pooling and Servicing Agreement, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Pari Passu Mortgage Loan are substantially similar in all material respects to or materially consistent with the corresponding fee payable under the Pooling and Servicing Agreement.

●	The Other Master Servicer will be entitled to receive a primary servicing fee on such Pari Passu Mortgage Loan.

●
The Master Servicer will be required to make principal and interest advances with respect to the related Non-Serviced Pari Passu Mortgage Loan, unless (i) the Master Servicer has determined that such advance would not be recoverable from collections on such Non-Serviced Pari Passu Mortgage Loan or (ii) the Other Master Servicer has made a similar determination with respect to an advance on the related Non-Serviced Pari Passu Companion Loan.

●
The Other Master Servicer will be obligated to make servicing advances with respect to the related Non-Serviced Loan Combination.  If such Other Master Servicer determines that a servicing advance it made with respect to such Non-Serviced Loan Combination or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed first from collections on, and proceeds of, the related Non-Serviced Pari Passu Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then from general collections on all the Mortgage Loans and from general collections of the trust established under the WFRBS 2013-C18 Pooling and Servicing Agreement, on a pro rata basis (based on each such loan’s outstanding principal balance).

●
During any subordinate control period under the WFRBS 2013-C18 Pooling and Servicing Agreement, the majority subordinate certificateholder under such agreement, or the subordinate class representative on its behalf, will have the right to terminate the Other Special Servicer, with or without cause, and appoint itself or an affiliate or another person as the successor special servicer.

●
The WFRBS 2013-C18 Pooling and Servicing Agreement provides for a vote of certificateholders of the other securitization to terminate the Other Special Servicer, and for the appointment of a successor special servicer, at the written direction of holders of principal balance certificates under such agreement evidencing a certain percentage of the voting rights of such certificates.

●
The Other Special Servicer will be required to take actions with respect to the related Non-Serviced Pari Passu Mortgage Loan if it becomes a Defaulted Mortgage Loan that are substantially similar in all material respects to or materially consistent with the actions described under “—Procedures With Respect to Defaulted Mortgage Loans and REO Properties” in this free writing prospectus.

●
The servicing provisions of the WFRBS 2013-C18 Pooling and Servicing Agreement relating to performing inspections and collecting operating information are substantially similar in all material respects to or materially consistent with those of the Pooling and Servicing Agreement.

●
The general rights of indemnification granted to the Master Servicer, Special Servicer and other applicable parties under the Pooling and Servicing Agreement generally will extend to any loss, liability, claim, damages, penalty, fine, cost or expense incurred in connection with any actual or threatened legal action or claim arising from their activities relating to such Loan Combination (whether or not such Loan Combination is then being serviced under the Pooling and Servicing Agreement), but the relevant party must promptly notify the Master Servicer and the Other Master Servicer of any claim and, if any indemnification payment is made to such party from general collections on the Mortgage Pool on deposit in the Collection Account, the Master Servicer will be required to use efforts in accordance with the Servicing Standard to exercise promptly the rights of the Trust Fund under the related intercreditor agreement to obtain reimbursement from the holder of the related Non-Serviced Pari Passu Companion Loan for that holder’s allocable share of the amount so paid.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

General

The following discussion contains summaries of certain legal aspects of the Mortgage Loans with respect to the Mortgaged Properties located in Georgia, Florida and Pennsylvania, representing approximately 15.0%, 12.2% and 10.4% respectively, of the Cut-off Date Pool Balance by allocated loan amount, which are general in nature.  The following summaries and the discussion of in the accompanying prospectus do not purport to reflect all the laws applicable to the Mortgage Loans.  The summaries are qualified in the entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

Georgia.  Real property loans in Georgia are customarily secured by deeds to secure debt and are generally foreclosed pursuant to a private, non-judicial sale under the power of sale remedy, which must be contained in the deed to secure debt.  Judicial foreclosure is also an available, but rarely exercised, remedy.  In the power of sale foreclosure, the lender must provide notice of the sale by advertisement in a newspaper in which sheriff’s notices of sale are published in the county in which the property is located once a week for four (4) consecutive weeks immediately preceding the date of sale.  The advertisement must contain certain information, including a description of the property and the instrument pursuant to which the sale is being conducted.  The foreclosure sale is conducted by the lender or its representatives, must occur between the hours of 10:00 a.m. and 4:00 p.m. on the first Tuesday of a month (except, if the first Tuesday of a month falls on New Year’s Day or Independence Day, then the sale must be conducted on the immediately following Wednesday) and is held on the courthouse steps of the court in the county in which the property is located.  At the sale the property is sold to the highest bidder, and the lender may “credit bid” the amount of its debt at the sale, so long as the loan documents permit the lender to bid at the sale.  The debtor’s right of redemption is extinguished by the power of the sale foreclosure.  In order to obtain a deficiency judgment for a recourse loan, the lender must first report the foreclosure sale to a judge of the Superior Court of the county in which the property is located within thirty (30) days after the date of sale.  The judge will then conduct a “confirmation hearing”, notice of which must be served at least five (5) days prior to the hearing on all obligors.  The purpose of the confirmation hearing is to prove that (a) the real property sold for its “true market value” (which has been interpreted to mean “fair market value”) and (b) the foreclosure sale was conducted in accordance with law.  The judge may (a) confirm the sale (in which case the creditor may pursue the deficiency claim in a separate action against the obligors), (b) set the sale aside (in which case the parties are returned to their respective positions immediately prior to the sale and a new foreclosure sale must be conducted) or (c) deny confirmation of the sale and refuse to permit a resale (in which case the sale stands as completed but the creditor may not pursue a deficiency claim against the obligors).  Georgia has no “one action” rule or statute.

Florida.  Mortgage loans involving real property in Florida are secured by mortgages and foreclosures are accomplished by judicial foreclosure. There is no power of sale in Florida. After an action for foreclosure is commenced and the lender secures a judgment, the final judgment will provide that the property be sold at a public sale at the courthouse (or through an on-line bidding and sale website used by a number of Florida counties) if the full amount of the judgment is not paid prior to the scheduled sale. Generally, the foreclosure sale must occur no earlier than 20 (but not more than 35) days after the judgment is entered. During this period, a notice of sale must be published twice in the county in which the property is located. There is no right of redemption after the foreclosure sale, unless the judgment provides otherwise. Florida does not have a “one action rule” or “anti-deficiency legislation.” Subsequent to a foreclosure sale, however, a lender may be required to prove the value of the property sold as of the date of foreclosure in order to recover a deficiency. Further, other statutory provisions in Florida limit any deficiency judgment (if otherwise permitted) against a borrower following a judicial sale to the excess of the outstanding debt over the value of the property at the time of the judicial sale. In certain circumstances, the lender may have a receiver appointed or may seek to sequester rents and incomes arising from a commercial property.

Pennsylvania. Mortgage loans in Pennsylvania are generally secured by mortgages on the related real estate.  Foreclosure of a mortgage is accomplished by foreclosure in judicial proceedings.

Such proceedings are regulated by statutes and rules and subject throughout to the court’s equitable powers.  Public notice of the judgment of foreclosure and sale and the amount of the judgment is given for a statutory period of time after which the mortgaged real estate is sold by a sheriff at public auction.  The proceeds received by the sheriff from the sale are applied first to the cost and expenses of the sale, then to any liens entitled to priority over the mortgage, such as liens for real estate taxes, and then in satisfaction of the indebtedness secured by the mortgage.  After satisfaction of any other liens, the remaining proceeds are generally payable to the mortgagor.  There is no right of redemption after foreclosure sale in Pennsylvania.  In certain circumstances, deficiency judgments may be obtained.  The remedy of appointment of a receiver for the mortgaged real estate is available and is sometimes used.

Unless expressly waived in the deed of trust, the lender must provide the debtor with a written demand for payment, a notice of intent to accelerate the indebtedness, and a notice of acceleration prior to commencing any foreclosure action.  It is customary practice in Texas for the demand for payment to be combined with the notice of intent to accelerate the indebtedness.  In addition, with respect to a non-judicial foreclosure sale and notwithstanding any waiver by debtor to the contrary, the lender is statutorily required to (i) provide each debtor obligated to pay the indebtedness a notice of foreclosure sale via certified mail, postage prepaid and addressed to each debtor at such debtor’s last known address at least twenty-one (21) days before the date of the foreclosure sale; (ii) post a notice of foreclosure sale at the courthouse of each county in which the property is located; and (iii) file a notice of foreclosure sale with the county clerk of each county in which the property is located.  Such twenty-one (21) day period includes the entire calendar day on which the notice is deposited with the United States mail and excludes the entire calendar day of the foreclosure sale.  The statutory foreclosure notice may be combined with the notice of acceleration of the indebtedness and must contain the location of the foreclosure sale and a statement of the earliest time at which the foreclosure sale will begin.  To the extent the note or deed of trust contains additional notice requirements, the lender must comply with such requirements in addition to the statutory requirements set forth above.

The trustee’s sale must be performed pursuant to the terms of the deed of trust and must take place between the hours of 10 a.m. and 4 p.m. on the first Tuesday of the month, in the area designated for such sales by the county commissioners’ court of the county in which the property is located, and must begin at the time set forth in the notice of foreclosure sale or not later than three (3) hours after that time.  If the property is located in multiple counties, the sale may occur in any county in which a portion of the property is located.  Under Texas law, the debtor does not have the right to redeem the property after foreclosure.  Any action for deficiency must be brought within two (2) years of the foreclosure sale.  If the foreclosure sale price is less than the fair market value of the property, the debtor or any obligor (including any guarantor) may be entitled to an offset against the deficiency in the amount by which the fair market value of the property, less the amount of any claim, indebtedness, or obligation of any kind that is secured by a lien or encumbrance on the real property that was not extinguished by the foreclosure, exceeds the foreclosure sale price.

Other Aspects

The discussion under “Certain Legal Aspects of Mortgage Loans and Leases” in the accompanying prospectus presents other legal aspects of the Mortgage Loans that you should consider prior to making any investment in the Offered Certificates.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

Upon the issuance of the Offered Certificates, Cadwalader, Wickersham & Taft LLP, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the Pooling and Servicing Agreement and the WFRBS 2013-C18 Pooling and Servicing Agreement with respect to any Non-Serviced Pari Passu Companion Loan, and any intercreditor agreement and any amendments thereto, and subject to any other assumptions set forth in the opinion, each of “REMIC I”, “REMIC II” and “REMIC III” (each, a “REMIC Pool”) will qualify as a REMIC under the Code.

In addition, on the Closing Date, Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, will deliver its opinion that the portions of the assets of the Trust Fund consisting of (i) the Excess Interest and the Excess Interest Distribution Account, and (ii) the Class A-S, B and C Regular Interests will be treated as a grantor trust for federal income tax purposes under subpart E, part I of subchapter J of the Code (the “Grantor Trust”).  Accordingly, (a) the Class V Certificates will evidence undivided beneficial interests in the portion of the Grantor Trust in clause (i) above and (b) the Exchangeable Certificates will evidence undivided beneficial interests in the applicable percentage interests in the Class A-S, B and C Regular Interests.

The assets of REMIC I will generally include—

●	the Mortgage Loans (exclusive of the Excess Interest),

●	any REO Properties acquired on behalf of the Certificateholders,

●	the Collection Account,

●	the REO Account maintained by the Special Servicer, and

●	the Distribution Account and Interest Reserve Account.

For federal income tax purposes,

●	the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

●	the separate non-certificated regular interests in REMIC II will be the regular interests in REMIC II and will be the assets of REMIC III,

●
the Class A-1, A-2, A-3, A-4, A-5, A-SB, D, E, F and G Certificates and the Class A-S, B and C Regular Interests will evidence the ownership of regular interests in, and will generally be treated as debt obligations of, REMIC III,

●
the Class A-S, B, C and PEX Certificates will evidence the ownership of their respective percentage interests in the portion of the Grantor Trust consisting of the Class A-S, B and C Regular Interests,

●
the Class X-A Certificates will evidence the ownership of seven regular interests in REMIC III, each one corresponding to one of the components of the Class X-A Certificates’ notional amount, and the Class X-A Certificates will generally be treated as debt obligations of, REMIC III,

●
the Class X-B Certificates will evidence the ownership of three regular interests in REMIC III, each one corresponding to one of the components of the Class X-B Certificates’ notional amount, and the Class X-B Certificates will generally be treated as debt obligations of, REMIC III,

●
the Class X-C Certificates will evidence the ownership of three regular interests in REMIC III, each one corresponding to one of the components of the Class X-C Certificates’ notional amount, and the Class X-C Certificates will generally be treated as debt obligations of, REMIC III,

●	the Class V Certificates will evidence ownership in the portion of the Grantor Trust consisting of Excess Interest and the Excess Interest Distribution Account, and

●	the Class R Certificates will evidence ownership of the sole Class of residual interests in each of REMIC I, REMIC II and REMIC III.

If the Trust Fund fails to comply with the ongoing requirements of the Code for REMIC status, a REMIC Pool may lose its REMIC status.  If so, the Trust Fund may become taxable as a corporation, and the Offered Certificates may not be given the tax treatment summarized below.  Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so.  Any relief mentioned above, moreover, may be accompanied by sanctions.  These sanctions could include the imposition of a corporate tax on all or a portion of the Trust’s income for the period in which the requirements for REMIC status are not satisfied.  The Pooling and Servicing Agreement will include provisions designed to maintain the status of each REMIC Pool as a REMIC under the Code.

For purposes of the tax discussions below under “—Characterization of Investments in Offered Certificates,” under “—Discount and Premium; Prepayment Consideration” and for the avoidance of doubt, except as otherwise indicated.

Characterization of Investments in Offered Certificates

Except to the extent noted below, Offered Certificates held by a real estate investment trust (“REIT”) will be “real estate assets” within the meaning of section 856(c)(5)(B) of the Code in the same proportion that the assets of the Trust would be so treated.  In addition, interest, including original issue discount, if any, on Offered Certificates held by a REIT will be interest described in section 856(c)(3)(B) of the Code to the extent that those Certificates are treated as “real estate assets” within the meaning of section 856(c)(5)(B) of the Code.

Most of the Mortgage Loans to be included in the Trust are not secured by real estate used for residential or other purposes prescribed in section 7701(a)(19)(C) of the Code.  Consequently, in general, it appears that the Offered Certificates will be treated as assets qualifying under that section to only a limited extent.  Accordingly, investment in the Offered Certificates may not be suitable for a thrift institution seeking to be treated as a “domestic building and loan association” under section 7701(a)(19)(C) of the Code.  The Offered Certificates will be treated as “qualified mortgages” for another REMIC under section 860G(a)(3)(C) of the Code.

To the extent an Offered Certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower’s interest in a bank account, that mortgage loan is not secured solely by real estate.  Therefore:

●	a portion of that Certificate may not represent ownership of “loans secured by an interest in real property” or other assets described in section 7701(a)(19)(C) of the Code;

●	a portion of that Certificate may not represent ownership of “real estate assets” under section 856(c)(5)(B) of the Code; and

●	the interest on that Certificate may not constitute “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Code.

In addition, most of the Mortgage Loans that we intend to include in the Trust contain defeasance provisions under which the lender may release its lien on the collateral securing the Mortgage Loan in return for the borrower’s pledge of substitute collateral in the form of Government Securities.  Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied.  In order for the Mortgage Loan to remain a qualified mortgage, the Treasury regulations require that—

(1)	the borrower pledges substitute collateral that consist solely of Government Securities;

(2)	the mortgage loan documents allow that substitution;

(3)
the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

(4)	the release is not within two years of the startup day of the REMIC.

Following the defeasance of a Mortgage Loan, regardless of whether the foregoing conditions were satisfied, that Mortgage Loan would not be treated as a “loan secured by an interest in real property” or a “real estate asset” and interest on that loan would not constitute “interest on obligations secured by real property” for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and 856(c)(3)(B) of the Code, respectively.

Discount and Premium; Prepayment Consideration

The IRS has issued regulations under sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount.  Section 1272(a)(6) of the Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular interests.  The Treasury Department has not issued regulations under that section.  You should be aware, however, that the regulations issued under sections 1271 to 1275 of the Code and section 1272(a)(6) of the Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates.  We recommend that you consult with your own tax advisor concerning the tax treatment of your Offered Certificates.

For federal income tax reporting purposes, we anticipate that the Class    ,   ,   , and     Certificates and the Class      Regular Interest will be issued at a premium, and that the Class     and      Certificates and the Class      and      Regular Interests will be issued with more than a de minimis amount of original issue discount.  Whether any holder of these Classes of Offered Certificates will be treated as holding a Certificate with amortizable bond premium will depend on the Certificateholder’s purchase price and the payments remaining to be made on the Certificate at the time of its acquisition by the Certificateholder.  If you acquire an interest in any Class of Offered Certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.  See “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Premium” in the accompanying prospectus.

In addition, we anticipate that the Certificate Administrator will treat the Class X-A and Class X-B Certificates as having no qualified stated interest.  Accordingly, such Classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon over their issue price (including interest accrued prior to the Closing Date).  Any “negative” amounts of original issue discount on either such Class attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently.  The holder of a Class X-A or Class X-B Certificate may be entitled to a loss (which loss may be a capital loss) to the extent it becomes certain that such Certificateholder will not recover a portion of its basis in such Class, assuming no further prepayments.  In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such Classes.  Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

When determining the rate of accrual of original issue discount and market discount, if any, and the amortization of premium, if any, with respect to the Certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

●	no mortgage loan in the Trust will otherwise be prepaid prior to maturity except that each Mortgage Loan with an Anticipated Repayment Date is assumed to repay in full on that date, and

●	there will be no extension of maturity for any Mortgage Loan in the Trust.

For a more detailed discussion of the federal income tax aspects of investing in the Offered Certificates, see “Material Federal Income Tax Consequences” in the accompanying prospectus.

Prepayment Premiums and Yield Maintenance Charges actually collected on the Mortgage Loans will be paid on the Offered Certificates as and to the extent described in this free writing prospectus.  It is not entirely clear under the Code when the amount of a Prepayment Premium or Yield Maintenance Charge should be taxed to the holder of a Class of Offered Certificates entitled to that amount.  For federal income tax reporting purposes, the tax administrator will report Prepayment Premiums or Yield Maintenance Charges as income to the holders of a Class of Offered Certificates entitled thereto only after the Master Servicer’s actual receipt of those amounts.  The IRS may nevertheless seek to require that an assumed amount of Prepayment Premiums and Yield Maintenance Charges be included in payments projected to be made on the Offered Certificates and that the taxable income be reported based on the projected constant yield to maturity of the Offered Certificates.  Therefore, the projected Prepayment Premiums and Yield Maintenance Charges would be included prior to their actual receipt by holders of the Offered Certificates.  If the projected Prepayment Premiums and Yield Maintenance Charges were not actually received, presumably the holder of an Offered Certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid Prepayment Premiums and Yield Maintenance Charges had been projected to be received.  Moreover, it appears that Prepayment Premiums and Yield Maintenance Charges are to be treated as ordinary income rather than capital gain.  However, the correct characterization of the income is not entirely clear.  We recommend you consult your own tax advisors concerning the treatment of Prepayment Premiums and Yield Maintenance Charges.

Taxation of the Exchangeable Certificates

Each Exchangeable Certificate (other than any Class PEX Certificate) will represent a beneficial ownership interest in a regular interest issued by REMIC III, and the income tax consequences to the holder of an Exchangeable Certificate (other than any Class PEX Certificate) with respect to the applicable underlying regular interest will be the same as the income tax consequences to a holder of any other Offered Certificate, as described herein.

The Class PEX Certificates will represent beneficial ownership interests in the Class A-S, B and C Regular Interests, but each such regular interest will be taxable as a separate regular interest for federal income tax purposes, and the holder of a Class PEX Certificate must account separately for its interest in each such regular interest.  The income tax consequences of holding a Class PEX Certificate with respect to each of the Class A-S, B and C Regular Interests will therefore be the same as the income tax consequences to the holder of separate Class A-S, B and C Certificates, as described herein.  A purchaser must allocate its basis in the Class PEX Certificates among the interests in each of the Class A-S, B and C Regular Interests in accordance with their relative fair market values as of the time of acquisition.  Similarly, on the sale of such Class PEX Certificate, the holder must allocate the amount received on the sale among the interests in each such regular interest in accordance with their relative fair market values as of the time of sale.  Prospective beneficial owners of the Class PEX Certificates should consult their tax advisors as to the appropriate method of accounting for their interest in the Class PEX Certificates.

The exchange of the requisite proportions of the Class A-S, B and C Certificates for the Class PEX Certificates, and the exchange of the Class PEX Certificates for the requisite proportions of the Class A-S, B and C Certificates, will not be taxable.  See “Material Federal Income Tax Consequences—Tax Treatment of Exchangeable Certificates” in the accompanying prospectus.

Further Information

For further information regarding the federal income tax consequences of investing in the Offered Certificates, including consequences of purchase, ownership and disposition of Offered Certificates, see “Material Federal Income Tax Consequences—REMICs” in the accompanying prospectus.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences” in this free writing prospectus, potential investors should consider the state, local and other income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates.  State, local and other income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.  Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.  For further information regarding state and other tax consequences of investing in the Offered Certificates, see “State and Other Tax Consequences” in the accompanying prospectus.

ERISA CONSIDERATIONS

Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 4975 of the Code impose requirements on any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of ERISA (“ERISA Plan”) or any other employee benefit or retirement plan, arrangement or account that is subject to Section 4975 of the Code, including any individual retirement account or Keogh Plan (collectively, with an ERISA Plan, a “Plan”).  ERISA imposes duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties in Interest with respect to such Plan.  Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan.  Governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the prohibited transactions restrictions of ERISA and Section 4975 of the Code.  However, such plans may be subject to similar provisions of applicable federal, state or local law.

Persons who have an ongoing relationship with the San Bernardino County Employees’ Retirement Association, which is a governmental plan, should note that such plan owns an equity interest in the borrower under the Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Calidus Student Housing Portfolio, representing approximately 3.1% of the Cut-off Date Pool Balance.  Such persons should consult counsel regarding whether this relationship would affect their ability to purchase or hold Offered Certificates.

Plan Assets

The U.S. Department of Labor (“DOL”) has issued a final regulation (29 C.F.R. Section 2510.3-101) concerning what constitutes the assets of a Plan.  That DOL regulation, as modified by Section 3(42) of ERISA, provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an “equity” investment will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply.  Under the terms of the regulation, if the assets of the Trust were deemed to constitute plan assets by reason of a Plan’s investment in Offered Certificates, such plan assets would include an undivided interest in the Mortgage Loans and any other assets of the Trust.

The Depositor, the underwriters, the Master Servicer, the Special Servicer, the Trust Advisor and certain of their respective affiliates might be considered or might become Parties in Interest with respect to investing Plans.  Moreover, the Trustee, the Certificate Administrator, or any insurer, primary insurer or other issuer of a credit support instrument relating to the primary assets in the Trust, or certain of their respective affiliates, might be considered Parties in Interest with respect to investing Plans.  In the absence of an applicable Exemption, “prohibited transactions” within the meaning of ERISA and Section 4975 of the Code could arise if Offered Certificates were acquired by, or with “plan assets” of, a Plan with respect to which any such person is a “party in interest” as defined in Section 3(14) of ERISA or a “disqualified person” as defined in Section 4975 of the Code (a “Party in Interest”).

In addition, an insurance company proposing to acquire or hold Offered Certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Code under John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section 401(c) of ERISA, as amended by the Small Business Job Protection Act of 1996, Public Law No. 104-188, and subsequent DOL and judicial guidance.  See “—Insurance Company General Accounts” below.

Special Exemption Applicable to the Offered Certificates

With respect to the acquisition and holding of the Offered Certificates, the DOL has granted substantially identical Exemptions to the predecessors of Wells Fargo Securities, LLC and RBS Securities Inc. (formerly known as Greenwich Capital Markets Inc.) (collectively, the “Exemption”).   The Exemption generally exempts from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code transactions relating to:

●	the initial purchase, the holding, and the subsequent resale by Plans of Certificates evidencing interests in pass-through trusts; and

●	transactions in connection with the servicing, management and operation of such trusts,

provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the Exemption.

The assets covered by the Exemption include mortgage loans such as the Mortgage Loans and fractional undivided interests in such loans.

The Exemption as applicable to the Offered Certificates sets forth the following five general conditions which must be satisfied for exemptive relief:

●
the acquisition of the Offered Certificates by a Plan must be on terms, including the price for the Certificates, that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

●
the Offered Certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”);

●	the Trustee must not be an affiliate of any other member of the Restricted Group, other than an underwriter;

●
the sum of all payments made to and retained by the underwriters in connection with the distribution of the Offered Certificates must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by us in consideration of our assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such Mortgage Loans; the sum of all payments made to and retained by the Certificate Administrator, tax administrator, the Trustee, the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for such person’s services under the Pooling and Servicing Agreement or other relevant servicing agreement and reimbursement of such person’s reasonable expenses in connection therewith; and

●	the Plan investing in the Certificates must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

The Exemption does not apply to Plans sponsored by any member of the Restricted Group.

We expect that the third general condition set forth above will be satisfied with respect to the Offered Certificates.  A fiduciary of a Plan contemplating purchasing any of the Offered Certificates must make its own determination that the first, second, fourth and fifth general conditions set forth above will be satisfied with respect to such Certificates.  A fiduciary of a Plan contemplating purchasing any of the Offered Certificates in the secondary market must make its own determination that at the time of such acquisition, such Certificates continue to satisfy the second general condition set forth above.

Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

●	the investing Plan fiduciary or its affiliates is an obligor with respect to five percent or less of the fair market value of the obligations contained in the Trust;

●	the Plan’s investment in each Class of Certificates does not exceed 25% of all of the Certificates outstanding of that Class at the time of the acquisition;

●
immediately after the acquisition, no more than 25% of the assets of the Plan are invested in Certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity;

●
in connection with the acquisition of Certificates in the initial offering, at least 50% of each Class of Certificates in which Plans invest and of the aggregate interests in the Trust are acquired by persons independent of the Restricted Group; and

●	the Plan is not sponsored by a member of the Restricted Group.

Before purchasing any of the Offered Certificates, a fiduciary of a Plan should itself confirm (a) that such Certificates constitute “securities” for purposes of the Exemption and (b) that the specific and general conditions of the Exemption and the other requirements set forth in the Exemption would be satisfied.  In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of other prohibited transaction Exemptions.

“Restricted Group” means, collectively, the following persons and entities—the Trustee, the Exemption-Favored Parties, us, the Master Servicer, the Special Servicer, any primary servicer, any sub-servicer, any other person considered a “sponsor” under the Exemption, each borrower, if any, with respect to Mortgage Loans constituting more than 5.0% of the Cut-off Date Pool Balance, and any and all affiliates of any of the aforementioned persons.

“Exemption” means PTE 96-22 issued to a predecessor of Wells Fargo Securities, LLC and PTE 90-59 issued to RBS Securities Inc. (formerly known as Greenwich Capital Markets Inc.), each as subsequently amended by PTE 97-34, PTE 2000-58, PTE 2002-41, PTE 2007-5 and PTE 2013-08 and as may be subsequently amended after the Closing Date.

“Exemption-Favored Party” means any of the following—

●	Wells Fargo Securities, LLC,

●	RBS Securities Inc.,

●	any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Wells Fargo Securities, LLC or RBS Securities Inc., and

●
any member of the underwriting syndicate or selling group of which a person described in the prior three bullets is a manager or co-manager with respect to any particular Class of the Offered Certificates.

“PTE” means prohibited transaction exemption.

Insurance Company General Accounts

Based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company’s general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract).  Any investor that is an insurance company using the assets of an insurance company general account should note that under Section 401(c) of ERISA and regulations issued thereunder, assets of an insurance company general account will not be treated as “plan assets” for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998, if the insurer satisfies various conditions.

Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c) Regulations, may be treated as “plan assets” of such Plans.  Because Section 401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as “plan assets” of any Plan that is invested in such separate account.  Insurance companies contemplating the investment of general account assets in any Class of Certificates that is not rated at least “BBB-” (or the respective equivalent) by at least one Exemption Rating Agency at the time of purchase should consult with their legal counsel with respect to the applicability of Section 401(c).

Accordingly, any insurance company that acquires or holds any Offered Certificate with “plan assets” of a Plan will be deemed to have represented and warranted to us, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Trust Advisor that (1) such acquisition and holding are permissible under applicable law, satisfy the requirements of the Exemption or will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject us, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or the Trust Advisor to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, or (2) the source of funds used to acquire and hold such Certificates is an “insurance company general account”, as defined in DOL Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”), and the applicable conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

General Investment Considerations

Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, Section 4975 of the Code or any corresponding provisions of applicable federal, state or local law, the applicability of the Exemption or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the Offered Certificates.  Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.  A fiduciary of a governmental plan or church plan not subject to ERISA or Section 4975 of the Code should make its own determination as to the need for and the availability of any exemptive relief under any applicable federal, state or local law.

Any sale of Offered Certificates to a plan does not constitute any representation or warranty by the Depositor, any borrower, the Trustee, the Certificate Administrator, the Special Servicer, the Master Servicer, any underwriter or the Trust Advisor that an investment in the Offered Certificates meets relevant legal requirements with respect to investments by plans generally or any particular plan, or that such investment is appropriate for plans generally or any particular plan.

LEGAL INVESTMENT

No Class of the Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).  The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties.

No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions.  Further, any rating of a Class of Offered Certificates below an “investment grade” rating (i.e., lower than the top four rating categories) by a Rating Agency or another NRSRO, whether initially or as a result of a ratings downgrade, may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that Class.  The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.  See “Risk Factors—Risks Related to the Offered Certificates—Market Considerations and Limited Liquidity”.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether, and to what extent, the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other regulatory restrictions.

See “Legal Investment” in the accompanying prospectus.

LEGAL MATTERS

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina, and certain other legal matters will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.

RATINGS

It is a condition to their issuance that the respective Classes of Offered Certificates receive investment grade credit ratings from three NRSROs engaged by the Depositor to rate the offered certificates (each a “Rating Agency” and collectively, the “Rating Agencies”).

The ratings on the Offered Certificates address the likelihood of—

●	the timely receipt by their holders of all distributions of interest to which they are entitled on each distribution date, and

●
except in the case of the Class X-A and Class X-B Certificates, the ultimate receipt by their holders of all distributions of principal to which they are entitled on or before the distribution date in March 2047.

The ratings on the Offered Certificates take into consideration—

●	the credit quality of the Mortgage Loans,

●	structural and legal aspects associated with the Offered Certificates, and

●	the extent to which the payment stream from the Mortgage Loans is adequate to make distributions of interest and principal required under the Offered Certificates.

The ratings on the respective Classes of Offered Certificates do not represent any assessment of—

●	the tax attributes of the Offered Certificates or of the Trust Fund,

●	whether or to what extent prepayments of principal may be received on the Mortgage Loans,

●	the likelihood or frequency of prepayments of principal on the Mortgage Loans,

●	the degree to which the amount or frequency of prepayments of principal on the Mortgage Loans might differ from those originally anticipated,

●	whether or to what extent the interest distributable on any Class of Offered Certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls (or analogous amounts in connection with balloon payments) or whether any compensating interest payments will be made, and

●	whether and to what extent Default Interest will be received.

A security rating does not represent any assessment of the yield to maturity that investors may experience in the event of rapid prepayments and/or other liquidations of the Mortgage Loans.  In general, the ratings on the Offered Certificates address credit risk and not prepayment risk.  In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class X-A or Class X-B Certificates might not fully recover their initial investments in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses.  In the event that holders of such Certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such Certificates.  The notional amounts of the Class X-A and Class X-B Certificates on which interest is calculated may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary.  The ratings do not address the timing or magnitude of reductions of such notional amounts, but only the obligation to distribute interest timely on such notional amounts as so reduced from time to time.  Therefore, the ratings of the Class X-A and Class X-B Certificates should be evaluated independently from similar ratings on other types of securities.

Additionally, other NRSROs that we have not engaged to rate the Certificates may nevertheless issue unsolicited credit ratings on one or more Classes of Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise.  If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies.  The issuance of unsolicited ratings of a Class of the Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that Class.  As part of the process of obtaining ratings for the Certificates, the Depositor had initial discussions with and submitted certain materials to DBRS, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc., Moody’s, Morningstar and Standard and Poor’s Ratings Services.  Based on preliminary feedback from those six (6) NRSROs at that time, the Depositor hired the Rating Agencies to rate the Certificates and not the other three NRSROs due, in part, to those NRSROs’ initial subordination levels for the various Classes of Certificates.  Had the Depositor selected such other NRSROs to rate the Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Certificates.  Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the Depositor.

Neither the Depositor nor any other person or entity will have any duty to notify you if any such other NRSRO issues, or delivers notice of its intention to issue, unsolicited ratings on one or more Classes of Certificates after the date of this free writing prospectus.  In no event will ratings confirmation from any such other NRSRO be a condition to any action, or the exercise of any right, power or privilege by any person or entity, under the Pooling and Servicing Agreement.

Furthermore, the SEC may determine that any or all of the Rating Agencies no longer qualifies as an NRSRO, or is no longer qualified to rate the Certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the Certificates.

On or before the Closing Date, the Depositor will prepay fees for ongoing ratings surveillance to each of the Rating Agencies, and anticipates that they will perform ratings surveillance with respect to their ratings of the Offered Certificates for as long as the Offered Certificates remain outstanding.  However, the Depositor has no obligation and no ability to ensure that any Rating Agency performs ratings surveillance.  In addition, one or more of the Rating Agencies may cease to perform ratings surveillance on one or more Classes of Offered Certificates if the information furnished to that Rating Agency is insufficient to allow it to continue to perform ratings surveillance.

For additional information, please see “Ratings” in the accompanying prospectus.

INDEX OF DEFINED TERMS

		Borrower Party	273
2
		C
2010 PD AMENDING DIRECTIVE	x
2012 Wells Corporate Trust		Capital Trust	164
Assessment	221	Capitalized Excess Interest	149
		CBRC	169, 178
3		CDI 202.01	277
		Certificate Administrator	220
30/360 Basis	139	Certificate Administrator’s Website	270
		Certificateholder	232
4		Certificates	232
		Class	232
465 Park Master Lease	169, 178	Class A-S component	233
		Class A-S Regular Interest	233
A		Class A-SB Planned Principal Balance	247
		Class B component	233
Acceptable Insurance Default	328	Class B Regular Interest	233
accredited investor	372	Class C component	233
Actual/360 Basis	138	Class C Regular Interest	233
Additional Servicer	361	Clearstream	51, 238
Additional Trust Fund Expense	257	Closing Date	187
Administrative Fee Rate	243	Collection Account	342
Adverse Grantor Trust Event	184	Collective Consultation Period	318
Adverse REMIC Event	184	Companion Loan Collection Account	342
advisor	320	consult	320
ALTA	216	Control-Eligible Certificates	244
AmericasMart Controlling Note Holder	151	Corrected Mortgage Loan	299
AmericasMart Intercreditor Agreement	150	CPR	288
AmericasMart Loan Combination	149	CRE Loans	194
AmericasMart Mortgage Loan	149	CREFC®	273
AmericasMart Mortgaged Property	149	CREFC® Intellectual Property Royalty
AmericasMart Non-Controlling Note		License Fee	243
Holder	151	CREFC® Intellectual Property Royalty
AmericasMart Noteholders	150	License Fee Rate	243
AmericasMart Pari Passu Companion		CREFC® Reports	273
Loans	149	CRR	61
Anticipated Repayment Date	139, 148	Custodian	220
Appraisal Institute	190	Cut-off Date	131
Appraisal Reduction Amount	339	Cut-off Date Pool Balance	131
Appraisal Trigger Event	341	Cut-off Date Principal Balance	131
Appraisal-Reduced Interest Amount	254	CVS	170
ARD Loan	148
Assessment of Compliance	361	D
Assumption Application Fees	308
Assumption Fees	308	DBRS	280
Attestation Report	362	DBTCA	220
Authorized Collection Account		Default Interest	183
Withdrawal	342	Defaulted Mortgage Loan	244, 345
Available Distribution Amount	249	Demand Entities	196
		Demand Letter	197
B		Depositor	186
		Designated Sub-Servicer	361
Base Interest Fraction	250	Designated Trust Advisor Expenses	259
Bonds	172	Development Authority	172

Dexia	197	L
Disclosable Special Servicer Fees	305
Discount Rate	250	Ladder Capital Group	198
Distribution Account	235	Ladder Capital Review Team	205
Distribution Date Statement	268	Ladder Holdings	198
DOL	371	LCF	198
DTC	51	LCF Data Tape	205
Due Date	138	LCF Financing Affiliates	198
Due Diligence Requirement	61	LCF Mortgage Loans	198
		Lennar	225
E		Liquidation Fee Rate	304
		Loan Combination	131
EDGAR	275	Lock-out Period	140
EEA	ix, 61	Loss of Value Payment	183
ERISA	371
ERISA Plan	371	M
Euroclear	51, 238
Excess Interest	149, 234	Majority Subordinate Certificateholder	316
Exchange Act	196	Master Servicer	221
Exchange Date	235	Material Action	336
Exchange Proportion	235	MDEQ	174
Exchangeable Certificates	233	Modification Fees	308
Exemption	372, 373	Moody’s	223, 280
Exemption Rating Agency	372	Morningstar	223
Exemption-Favored Party	373	Mortgage Loan	131
		Mortgage Loan Purchase Agreement	178
F		Mortgage Loan Sellers	187
		Mortgage Loans	131
FDIC	81, 225	Mortgage Pass-Through Rate	242
FEMA	164	Mortgage Pool	131
FIEL	xi	Mortgaged Property	131
Final Asset Status Report	315	MREI	167
Fitch	223
FSMA	x	N
Funds	225
		Net Aggregate Prepayment Interest
G		Shortfall	239
		Non-Serviced Loan Combination	132
Government Securities	140	Non-Serviced Pari Passu Companion
Grantor Trust	367	Loan	132
		Non-Serviced Pari Passu Mortgage
H		Loan	132
		NRSRO	272
HIGH NET WORTH COMPANIES,		NRSRO Certification	273
UNINCORPORATED ASSOCIATIONS,
ETC.	x	O

I		OCC	187
		Offered Certificates	232
Initial Rate	139, 148	Offsetting Modification Fees	308
Interest Reserve Account	237	Originator	197
Interested Person	348	Originators	187
Investor Certification	273	Other Certificate Administrator	276
Investor Q&A Forum	272	Other Master Servicer	256
Investor Registry	272	Other Securitization Servicing
Issuing Entity	186	Agreement	150
		Other Special Servicer	309
		Other Trust Advisor	258, 310
		Other Trustee	281

Outparcels	170	REIT	368
		RELEVANT MEMBER STATE	ix
P		RELEVANT PERSONS	x
		REMIC Pool	366
P&I	223	REO Account	348
Pari Passu Companion Loan	131	REO Companion Loan	301
Pari Passu Mortgage Loans	131	REO Mortgage Loan	301
Participants	238	REO Property	232
Party in Interest	371	Reporting Errors	221
Payment Errors	221	Requesting Party	350
PCR	216	Required Claims-Paying Ratings	329
PennCap Portfolio Companion Loan	152	Responsible Repurchase Party	180
PennCap Portfolio Controlling Note		Restricted Group	373
Holder	153	Retention Requirement	61
PennCap Portfolio Intercreditor		Revised Rate	139, 148
Agreement	152	Rialto	225
PennCap Portfolio Loan Combination	152	Rialto Mortgage	207
PennCap Portfolio Mortgage Loan	152	Rialto Mortgage Data Tape	211
PennCap Portfolio Mortgaged Properties	152	Rialto Mortgage Loans	207
PennCap Portfolio Non-Controlling Note		Rialto Mortgage Review Team	211
Holder	153	RMBS	221
PennCap Portfolio Noteholders	152	Rule 15Ga-1	196
Permitted Investments	237	Rule 17g-5	262
Permitted Special Servicer/Affiliate		Rule 17g-5 Information Provider	351
Fees	305	Rule 17g-5 Information Provider’s
Philips	164, 18	Website	352
PILOT	172
PL	175, 191	S
Plan	371
PML	175, 191, 202	S&P	223
Pooling and Servicing Agreement	295	SEC	185
PPA	223	SEL	175, 191, 202
Prepayment Interest Excess	240	Senior Consultation Period	317, 318
Prepayment Interest Shortfall	239	Serviced Loan Combination	131
Prepayment Premium	251	Serviced Pari Passu Companion Loan	131
Principal Balance Certificates	233	Serviced Pari Passu Mortgage Loan	131
Principal Distribution Amount	243	Servicer Termination Event	352
Privileged Information	321	Servicing Advances	310
Privileged Person	272	Servicing Function Participant	361
PTCE 95-60	374	Servicing Standard	296
PTE	373	Servicing Transfer Event	298
Purchase Price	182	Similar Requirements	61
		SMMEA	374
Q		Special Servicer	225
		Special Servicer Decision	330
Qualified Insurer	329	Specially Designated Mortgage Loan
Qualified Replacement Special Servicer	326	Documents	180
		Specially Serviced Mortgage Loan	298
R		Sponsor	187
		Sponsors	187
Rating Agencies	375	Subject PennCap Portfolio Guarantors	164
Rating Agency	375	Subordinate Class Representative	317
Rating Agency Confirmation	352	Subordinate Control Period	317
RCM	225	Sub-Servicing Entity	354
Realized Losses	256
recommend	320	T
Recovered Interest Amounts	241
Regular Interests	233	The Outlet Collection | Jersey Gardens
Regulation AB	362	Controlling Note Holder	156

The Outlet Collection | Jersey Gardens		W
Intercreditor Agreement	155
The Outlet Collection | Jersey Gardens		WAC Rate	242
Loan Combination	155	Wachovia	221
The Outlet Collection | Jersey Gardens		Wachovia Bank	187
Mortgage Loan	154	Wells Fargo Bank	187, 220
The Outlet Collection | Jersey Gardens		Wells Fargo Bank Data Tape	193
Mortgaged Property	154	Wells Fargo Bank Deal Team	193
The Outlet Collection | Jersey Gardens		Wells Loan	168
Non-Controlling Note Holders	156	WFRBS 2013-C18 master servicer	13
The Outlet Collection | Jersey Gardens		WFRBS 2013-C18 Master Servicer	150
Note A-1 Pari Passu Companion Loan	155	WFRBS 2013-C18 pooling and servicing
The Outlet Collection | Jersey Gardens		agreement	6
Note A-2 Pari Passu Companion Loan	155	WFRBS 2013-C18 Pooling and
The Outlet Collection | Jersey Gardens		Servicing Agreement	150
Noteholders	155	WFRBS 2013-C18 special servicer	14
The Outlet Collection | Jersey Gardens		WFRBS 2013-C18 Special Servicer	150
Pari Passu Companion Loans	154	WFRBS 2013-C18 Trust Advisor	310
The Royal Bank of Scotland	212	WFRBS 2013-C18 trustee	14
The Royal Bank of Scotland Data Tape	217	WFRBS 2013-C18 Trustee	150
The Royal Bank of Scotland Deal Team	217	WFRBS 2013-UBS1 Pooling and
TIA	277	Servicing Agreement	155
TIA Applicability Determination	277	Woodbridge	197
Trimont	228	Workout Fee Projected Amount	303
Trust	186
Trust Advisor	228	Y
Trust Advisor Expenses	258
Trust Fund	131	Yield Maintenance Charge	251
		Yield Maintenance Discount Rate	142
U		YM Group A	250
		YM Group B	250
U.S. Bank	197	YM Groups	250
UCC	224
UPB	223

Annex A-1

Certain Characteristics of the Mortgage Loans
and Mortgaged Properties

A-1-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

WFRBS Commercial Mortgage Trust 2014-LC14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Cross Collateralized and Cross Defaulted Loan Flag(2)	Address	City	State	Zip Code	General Property Type
1	AmericasMart	WFB		240 Peachtree Street; 230, 250 Spring Street; 235 Williams Street	Atlanta	GA	30303	Other
2	PennCap Portfolio	LCF		Various	Various	PA	Various	Various
2.01	3701 Corporate	LCF		3701 Corporate Parkway	Center Valley	PA	18034	Office
2.02	3773 Corporate	LCF		3773 Corporate Parkway	Center Valley	PA	18034	Office
2.03	1605 Valley Center	LCF		1605 Valley Center Parkway	Bethlehem	PA	18017	Office
2.04	1525 Valley Center	LCF		1525 Valley Center Parkway	Bethlehem	PA	18017	Office
2.05	1560 Valley Center	LCF		1560 Valley Center Parkway	Bethlehem	PA	18017	Office
2.06	1550 Valley Center	LCF		1550 Valley Center Parkway	Bethlehem	PA	18017	Office
2.07	1455 Valley Center	LCF		1455 Valley Center Parkway	Bethlehem	PA	18017	Office
2.08	1480 Valley Center	LCF		1480 Valley Center Parkway	Bethlehem	PA	18017	Office
2.09	1510 Valley Center	LCF		1510 Valley Center Parkway	Bethlehem	PA	18017	Office
2.10	1495 Valley Center	LCF		1495 Valley Center Parkway	Bethlehem	PA	18017	Office
2.11	1640 Valley Center	LCF		1640 Valley Center Parkway	Bethlehem	PA	18017	Office
2.12	57 S Commerce	LCF		57 South Commerce Way	Hanover Township	PA	18017	Industrial
2.13	1650 Valley Center	LCF		1650 Valley Center Parkway	Bethlehem	PA	18017	Office
2.14	89 S Commerce	LCF		89 South Commerce Way	Hanover Township	PA	18017	Industrial
2.15	1660 Valley Center	LCF		1660 Valley Center Parkway	Bethlehem	PA	18017	Office
2.16	1530 Valley Center	LCF		1530 Valley Center Parkway	Bethlehem	PA	18017	Office
2.17	85 S Commerce	LCF		85 South Commerce Way	Hanover Township	PA	18017	Office
2.18	2196 Avenue C	LCF		2196 Avenue C	Bethlehem	PA	18017	Industrial
2.19	2202 Hangar Place	LCF		2202 Hangar Place	Hanover Township	PA	18109	Industrial
2.20	754 Roble Road	LCF		754 Roble Road	Hanover Township	PA	18109	Industrial
2.21	83 S Commerce	LCF		83 South Commerce Way	Hanover Township	PA	18017	Office
2.22	87 S Commerce	LCF		87 South Commerce Way	Hanover Township	PA	18017	Office
2.23	974 Marcon Blvd	LCF		974 Marcon Boulevard	Hanover Township	PA	18109	Industrial
2.24	2201 Hangar Place	LCF		2201 Hangar Place	Hanover Township	PA	18109	Industrial
2.25	7355 William Avenue	LCF		7355 William Avenue	Upper Macungie Township	PA	18106	Industrial
2.26	944 Marcon Blvd	LCF		944 Marcon Boulevard	Hanover Township	PA	18109	Industrial
2.27	954 Marcon Blvd	LCF		954 Marcon Boulevard	Hanover Township	PA	18109	Industrial
2.28	7277 William Avenue	LCF		7277 William Avenue	Upper Macungie Township	PA	18106	Industrial
2.29	2041 Avenue C	LCF		2041 Avenue C	Bethlehem	PA	18017	Industrial
2.30	964 Marcon Blvd	LCF		964 Marcon Boulevard	Hanover Township	PA	18109	Industrial
2.31	7562 Penn Drive	LCF		7562 Penn Drive	Upper Macungie Township	PA	18106	Industrial
2.32	764 Roble Road	LCF		764 Roble Road	Hanover Township	PA	18109	Industrial
3	The Outlet Collection | Jersey Gardens	WFB		651 Kapkowski Road	Elizabeth	NJ	07202	Retail
4	Westin New York at Times Square - Leased Fee	WFB		270 West 43rd Street	New York	NY	10036	Other
5	Miami International Airport Industrial Portfolio	WFB		2600, 2800, 2900 Northwest 72nd Avenue; 4401 Northwest 74th Avenue; 7301 Northwest 46th Street; 4400 Northwest 72nd Avenue	Miami	FL	33166	Mixed Use
6	Williams Center Towers	RMF		1 West 3rd Street	Tulsa	OK	74103	Office
7	FRAPAG Portfolio	RBS		Various	Various	Various	Various	Various
7.01	Waterview I & II	RBS		10748 & 10752 Deerwood Park Boulevard	Jacksonville	FL	32256	Office
7.02	Northmont Distribution Center	RBS		2205 Northmont Parkway & 2115 Evergreen Boulevard	Duluth	GA	30096	Industrial
7.03	Riverpark Distribution Center	RBS		15000 Grand River Road	Fort Worth	TX	76155	Industrial
8	Canadian Pacific Plaza	LCF		120 South 6th Street	Minneapolis	MN	55402	Office
9	Calidus Student Housing Portfolio	LCF		Various	Various	Various	Various	Multifamily
9.01	Grove at Jacksonville	LCF		351 Nisbet Street NW	Jacksonville	AL	36265	Multifamily
9.02	Grove at Jonesboro	LCF		500 North Caraway Road	Jonesboro	AR	72401	Multifamily
9.03	Grove at Wichita	LCF		2909 North Oliver Street	Wichita	KS	67220	Multifamily
9.04	Grove at Wichita Falls	LCF		5005 Lake Park Drive	Wichita Falls	TX	76302	Multifamily
10	Caruth Plaza	WFB		9100 North Central Expressway	Dallas	TX	75231	Retail
11	Marriott Courtyard - Maui	RBS		532 Keolani Place	Kahului	HI	96732	Hospitality
12	Lantana Cascade	LCF		6330 South Congress Avenue	Lantana	FL	33462	Manufactured Housing Community
13	Museo Apartments	RMF		11266 Taylor Draper Lane	Austin	TX	78759	Multifamily
14	West Side Mall	LCF		50-274 West Side Mall	Edwardsville	PA	18704	Retail
15	The Pointe at Wellington Green	WFB		10100-10280 Forest Hill Boulevard	Wellington	FL	33414	Retail
16	465 Park Avenue Retail Condominium	LCF		465 Park Avenue	New York	NY	10022	Mixed Use
17	Hilton Garden Inn - Indianapolis Airport	WFB	Crossed Portfolio A	8910 Hatfield Drive	Indianapolis	IN	46231	Hospitality
18	Hampton Inn - Ameriplex	WFB	Crossed Portfolio A	9020 Hatfield Drive	Indianapolis	IN	46231	Hospitality
19	ArciTerra Portfolio	RMF		Various	Various	Various	Various	Retail
19.01	Off Dep Pearl MS	RMF		5450-5468 US Highway 80	Pearl	MS	39208	Retail
19.02	Michigan Road	RMF		8320-8350 North Michigan Road	Indianapolis	IN	46268	Retail
19.03	DG Memphis	RMF		5339 Elvis Presley Boulevard	Memphis	TN	38116	Retail
19.04	Shoppes at Alabaster	RMF		60 Colonial Promenade Parkway	Alabaster	AL	35007	Retail
19.05	Festival Montgomery	RMF		8001 Vaughn Road	Montgomery	AL	36116	Retail
19.06	Walcent Kendallville IN	RMF		2507 East North Street	Kendallville	IN	46755	Retail
19.07	HD McAllen TX	RMF		601 Trenton Road	McAllen	TX	78504	Retail
19.08	MW Nashville TN	RMF		1921 Gallatin Pike North	Madison	TN	37115	Retail
19.09	OS MT Pleasant IA	RMF		700 North Grand Avenue	Mount Pleasant	IA	52641	Retail
19.10	Arciterra Walcent Greenville AL	RMF		81 Jameson Lane	Greenville	AL	36037	Retail
19.11	Walcent Plainwell MI	RMF		411 Cross Oaks Mall	Plainwell	MI	49080	Retail
19.12	Chovia Shops at Mt. Airy NC	RMF		752 South Andy Griffith Parkway	Mountain Airy	NC	27030	Retail
20	Coral Walk	RBS		1760-1910 North East Pine Island Road	Cape Coral	FL	33909	Retail
21	Sterling Pointe Apartments	RMF		923 West University Avenue	Flagstaff	AZ	86001	Multifamily
22	Camelot Village MHC	WFB		1425 Frost Road	Streetsboro	OH	44241	Manufactured Housing Community
23	Madison at Woodview	RMF		3124 Woodview Ridge Drive	Kansas City	KS	66103	Multifamily
24	Georgia Multifamily Portfolio	RMF		Various	Various	GA	Various	Multifamily
24.01	Pinnacle West	RMF		509 North Westover Boulevard	Albany	GA	31707	Multifamily
24.02	Hidden Oaks	RMF		333 South Mock Road	Albany	GA	31075	Multifamily
24.03	Lake of the Woods	RMF		746 Garden Walk Boulevard	College Park	GA	30349	Multifamily
24.04	Wellston Ridge	RMF		200 Olympia Drive	Warner Robins	GA	31093	Multifamily
24.05	Oakdale Villas	RMF		1103 Corder Road	Warner Robins	GA	31088	Multifamily
24.06	Northcrest	RMF		835 Johnson Road	Warner Robins	GA	31093	Multifamily
25	Hickory Hills MHC	WFB		121 Hickory Hills Drive	Bath	PA	18014	Manufactured Housing Community
26	Oliver Multifamily Portfolio	LCF		Various	Various	Various	Various	Multifamily
26.01	Tropicana	LCF		825 Partridge Street	Duluth	MN	55811	Multifamily
26.02	Railview	LCF		1015 2nd Avenue	Proctor	MN	55810	Multifamily
26.03	Linderhof	LCF		1100 16th Street North	New Ulm	MN	56073	Multifamily
26.04	Piedmont Manor	LCF		2501 Leonard Street	Duluth	MN	55811	Multifamily
26.05	Spirit Mountain	LCF		9416 Mountain Drive	Proctor	MN	55810	Multifamily
26.06	Oak Hills	LCF		820 Civic Heights Drive	Circle Pines	MN	55014	Multifamily
26.07	Harborview	LCF		11 East 3rd Street	Grand Marais	MN	55604	Multifamily
26.08	Etna Woods	LCF		1216-1254 Clarence Street	Saint Paul	MN	55106	Multifamily
26.09	Billings View	LCF		4007 North 21st Street	Superior	WI	54880	Multifamily
27	Residence Inn - Mystic CT	RBS		40 Whitehall Avenue	Mystic	CT	06355	Hospitality
28	Fairborn Ohio Hotel Portfolio	LCF		Various	Fairborn	OH	45324	Hospitality
28.01	Holiday Inn Fairborn	LCF		2800 Presidential Drive	Fairborn	OH	45324	Hospitality
28.02	Homewood Suites Fairborn	LCF		2750 Presidential Drive	Fairborn	OH	45324	Hospitality
29	Sanctuary Beach Resort	RBS		3295 Dunes Drive	Marina	CA	93933	Hospitality
30	Clinton MHC	LCF		38129 Delacroix Drive	Clinton Township	MI	48038	Manufactured Housing Community
31	Hilton Garden Inn - Rockford	WFB		7675 Walton Street	Rockford	IL	61108	Hospitality
32	Baton Rouge MF Portfolio	RMF		Various	Baton Rouge	LA	Various	Multifamily

A-1-2

WFRBS Commercial Mortgage Trust 2014-LC14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Cross Collateralized and Cross Defaulted Loan Flag(2)	Address	City	State	Zip Code	General Property Type
32.01	Park East	RMF		567 Sharp Lane	Baton Rouge	LA	70815	Multifamily
32.02	Bellemont Victoria I	RMF		3224 Victoria Drive	Baton Rouge	LA	70805	Multifamily
32.03	Bellemont Victoria II	RMF		12254 La Margie Avenue	Baton Rouge	LA	70815	Multifamily
33	Westridge Apartments	LCF		3001 Harvest Hills Avenue	Williston	ND	58801	Multifamily
34	WP Carey Self Storage Portfolio III	WFB		Various	Various	Various	Various	Self Storage
34.01	Parkway Self Storage - Palm Coast	WFB		4860 Palm Coast Parkway Northwest	Palm Coast	FL	32137	Self Storage
34.02	Morningstar Storage - Fayetteville	WFB		108 Skateway Drive	Fayetteville	NC	28304	Self Storage
34.03	Extra Space Storage - Beaumont	WFB		1340 East 6th Street	Beaumont	CA	92223	Self Storage
34.04	Value Self Storage - Holiday	WFB		3118 US Highway 19	Holiday	FL	34691	Self Storage
34.05	Extra Space Storage - San Bernardino	WFB		875 East Mill Street	San Bernardino	CA	92408	Self Storage
35	Hampton Inn Austin	LCF		4141 Governors Row	Austin	TX	78744	Hospitality
36	Crye Portfolio	LCF		Various	Various	Various	Various	Various
36.01	Cool Springs	LCF		206 Cool Springs Boulevard	Franklin	TN	37067	Retail
36.02	Gunbarrel	LCF		1510 Gunbarrel Road	Chattanooga	TN	37421	Retail
36.03	1200 Market	LCF		1200 Market Street	Chattanooga	TN	37402	Office
36.04	Peachtree	LCF		4870 Peachtree Industrial Boulevard	Norcross	GA	30071	Retail
36.05	Ooltewah	LCF		5913 Ooltewah-Ringgold Road	Ooltewah	TN	37363	Retail
36.06	Alpharetta	LCF		282 Rucker Road	Alpharetta	GA	30004	Retail
37	Greene Crossing Shopping Center	WFB		4362, 4380-4490 Indian Ripple Road	Beavercreek	OH	45440	Retail
38	Security Public Storage - Daly City	WFB		99 Hyde Court	Daly City	CA	94015	Self Storage
39	College Square	WFB		1107, 1117, 1119, 1121, 1125, 1155, 1175, 1205, 1209, 1213, 1215, 1217, 1219, 1221, 1243 March Lane; 4748 and 4750 Pershing Avenue	Stockton	CA	95207	Retail
40	Nogales Plaza	LCF		251 North Grand Court Plaza	Nogales	AZ	85621	Retail
41	HIE Houston West	RMF		12323 Katy Freeway	Houston	TX	77079	Hospitality
42	Security Public Storage - San Francisco	WFB		43 Page Street	San Francisco	CA	94102	Self Storage
43	Staybridge Suites - Omaha	LCF		7825 Davenport Street	Omaha	NE	68114	Hospitality
44	HIE Ashland	RMF		13131 Slone Court	Ashland	KY	41102	Hospitality
45	Bayside Village Center	RBS		31221-31231 Americana Parkway	Selbyville	DE	19975	Retail
46	Best Western Plus - Miramar	RBS		9310 Kearny Mesa Road	San Diego	CA	92126	Hospitality
47	Holiday Inn Express - Sorrento Valley	RBS		5925 Lusk Boulevard	San Diego	CA	92121	Hospitality
48	h.h. gregg - Boca Raton	LCF		20841 South State Road 7	Boca Raton	FL	33428	Retail
49	Bingham Office III	LCF		30200 Telegraph Road	Bingham Farms	MI	48302	Office
50	King City Square	LCF		415 South 42nd Street	Mount Vernon	IL	62864	Retail
51	South Park Office Center	WFB		3518 Westgate Drive	Durham	NC	27707	Office
52	Hampton Inn - Northwest	WFB		5860 West 73rd Street	Indianapolis	IN	46278	Hospitality
53	La Quinta - Old Town	RBS		2380 Moore Street	San Diego	CA	92110	Hospitality
54	Westgate Commons	RMF		1620 & 1624 Westgate Circle	Brentwood	TN	37027	Office
55	River Oaks - Acquisition	RMF		1464 Gabriel Drive	Norfolk	VA	23502	Multifamily
56	CVS Marietta	RMF		100 East Piedmont Road	Marietta	GA	30066	Retail
57	Great Lakes Plaza	WFB		7681-7699 Mentor Avenue	Mentor	OH	44060	Retail
58	Hamilton Crossings	WFB		2725 Hamilton Mill Road	Buford	GA	30519	Retail
59	Comfort Suites Houston	LCF		21222 Tomball Parkway	Houston	TX	77070	Hospitality
60	Aramore Retail	RMF		2255-2277 Peachtree Road	Atlanta	GA	30309	Retail
61	Eliot Rent-A-Center	RMF		61 & 249 Harold L Dow Highway	Eliot	ME	03903	Self Storage
62	Horn Lake Self Storage	WFB		1634 Goodman Road West	Horn Lake	MS	38637	Self Storage
63	Alamo Building	LCF		128 South Tejon Street	Colorado Springs	CO	80903	Office
64	Triple Crown Plaza	WFB		11100 Southwest 93rd Court Road	Ocala	FL	34481	Retail
65	Arlington Arms	RMF		710 Kensington Court	Middletown	OH	45044	Multifamily
66	Cervenka Retail Portfolio	RMF		Various	Various	Various	Various	Retail
66.01	900 E. Main Street	RMF		900 East Main Street	Laurens	SC	29360	Retail
66.02	Fayette Square	RMF		1355 Leesburg Avenue	Washington Court House	OH	43160	Retail
67	Kohl's - Vallejo	WFB		1190 Admiral Callaghan Lane	Vallejo	CA	94591	Other
68	Security Public Storage - Hayward	WFB		24873 Huntwood Avenue	Hayward	CA	94544	Self Storage
69	River Run Plaza	WFB		6023, 6077 and 6085 Coffee Road	Bakersfield	CA	93308	Retail
70	Airship Self Storage	WFB		2420 Ridgeway Boulevard	Manchester	NJ	08759	Self Storage
71	Heritage Square	WFB		1719-1779 West Big Beaver Road	Troy	MI	48084	Office

A-1-3

WFRBS Commercial Mortgage Trust 2014-LC14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Specific Property Type	Year Built	Year Renovated	Number of Units(3)	Unit of Measure	Cut-off Date Balance Per Unit/SF/Room/ Pad/Bed(4)	Original Balance ($)(4)	Cut-off Date Balance ($)(4)	% of Aggregate Cut-off Date Balance(4)	Maturity Date or ARD Balloon Payment ($)	ARD Loan	Origination Date	First Pay Date	Last IO Pay Date	First P&I Pay Date
1	AmericasMart	Trade Mart	1961	2008	4,563,219	Sq. Ft.	122	140,000,000	139,602,104	11.1%	106,369,033	N	11/14/2013	1/1/2014		1/1/2014
2	PennCap Portfolio	Various	Various		1,432,661	Sq. Ft.	86	90,000,000	90,000,000	7.2%	79,255,878	N	12/31/2013	2/6/2014	1/6/2016	2/6/2016
2.01	3701 Corporate	Suburban	2006		75,000	Sq. Ft.		8,716,249	8,716,249	0.7%
2.02	3773 Corporate	Suburban	2001		71,000	Sq. Ft.		7,930,477	7,930,477	0.6%
2.03	1605 Valley Center	Suburban	2002		95,000	Sq. Ft.		6,300,728	6,300,728	0.5%
2.04	1525 Valley Center	Suburban	1999		75,000	Sq. Ft.		5,878,739	5,878,739	0.5%
2.05	1560 Valley Center	Suburban	1989		51,400	Sq. Ft.		4,925,627	4,925,627	0.4%
2.06	1550 Valley Center	Suburban	1989		43,400	Sq. Ft.		4,248,989	4,248,989	0.3%
2.07	1455 Valley Center	Suburban	1996		54,118	Sq. Ft.		4,219,887	4,219,887	0.3%
2.08	1480 Valley Center	Suburban	1991		51,793	Sq. Ft.		3,870,655	3,870,655	0.3%
2.09	1510 Valley Center	Suburban	1989		48,208	Sq. Ft.		3,448,666	3,448,666	0.3%
2.10	1495 Valley Center	Suburban	1991		43,770	Sq. Ft.		3,077,607	3,077,607	0.2%
2.11	1640 Valley Center	Suburban	1997		30,850	Sq. Ft.		2,902,991	2,902,991	0.2%
2.12	57 S Commerce	Flex	1988		76,400	Sq. Ft.		2,742,926	2,742,926	0.2%
2.13	1650 Valley Center	Suburban	1997		29,240	Sq. Ft.		2,510,105	2,510,105	0.2%
2.14	89 S Commerce	Flex	1997		43,200	Sq. Ft.		2,466,451	2,466,451	0.2%
2.15	1660 Valley Center	Suburban	1997		27,508	Sq. Ft.		2,080,841	2,080,841	0.2%
2.16	1530 Valley Center	Suburban	1989		46,400	Sq. Ft.		1,993,533	1,993,533	0.2%
2.17	85 S Commerce	Suburban	1990		21,119	Sq. Ft.		1,746,160	1,746,160	0.1%
2.18	2196 Avenue C	Flex	1980		31,140	Sq. Ft.		1,673,403	1,673,403	0.1%
2.19	2202 Hangar Place	Flex	1982		66,495	Sq. Ft.		1,673,403	1,673,403	0.1%
2.20	754 Roble Road	Flex	1987		46,800	Sq. Ft.		1,586,095	1,586,095	0.1%
2.21	83 S Commerce	Suburban	1990		19,252	Sq. Ft.		1,556,993	1,556,993	0.1%
2.22	87 S Commerce	Suburban	1990		22,653	Sq. Ft.		1,527,890	1,527,890	0.1%
2.23	974 Marcon Blvd	Flex	1987		39,200	Sq. Ft.		1,447,858	1,447,858	0.1%
2.24	2201 Hangar Place	Flex	1982		52,300	Sq. Ft.		1,433,306	1,433,306	0.1%
2.25	7355 William Avenue	Flex	1988		43,425	Sq. Ft.		1,433,306	1,433,306	0.1%
2.26	944 Marcon Blvd	Flex	1985		38,400	Sq. Ft.		1,418,755	1,418,755	0.1%
2.27	954 Marcon Blvd	Flex	1982		30,140	Sq. Ft.		1,345,998	1,345,998	0.1%
2.28	7277 William Avenue	Flex	1989		41,040	Sq. Ft.		1,331,447	1,331,447	0.1%
2.29	2041 Avenue C	Flex	1987		30,400	Sq. Ft.		1,244,139	1,244,139	0.1%
2.30	964 Marcon Blvd	Flex	1986		39,200	Sq. Ft.		1,098,626	1,098,626	0.1%
2.31	7562 Penn Drive	Flex	1989		26,950	Sq. Ft.		1,098,626	1,098,626	0.1%
2.32	764 Roble Road	Flex	1986		21,860	Sq. Ft.		1,069,523	1,069,523	0.1%
3	The Outlet Collection | Jersey Gardens	Regional Mall	1999	2013	1,298,801	Sq. Ft.	269	80,000,000	80,000,000	6.4%	80,000,000	N	10/31/2013	12/1/2013	11/1/2020
4	Westin New York at Times Square - Leased Fee	Leased Fee	2000	2013	17,574	Sq. Ft.	3,130	55,000,000	55,000,000	4.4%	55,000,000	Y	1/24/2014	3/1/2014	2/1/2019
5	Miami International Airport Industrial Portfolio	Industrial/Retail	Various		749,851	Sq. Ft.	65	48,500,000	48,500,000	3.9%	44,117,287	N	1/22/2014	3/1/2014		3/1/2014
6	Williams Center Towers	CBD	1981		765,809	Sq. Ft.	59	45,500,000	45,500,000	3.6%	40,569,140	N	1/16/2014	3/6/2014	4/6/2017	5/6/2017
7	FRAPAG Portfolio	Various	Various		699,355	Sq. Ft.	59	41,410,000	41,410,000	3.3%	34,049,792	N	1/24/2014	3/1/2014		3/1/2014
7.01	Waterview I & II	Suburban	2002		162,721	Sq. Ft.		16,034,300	16,034,300	1.3%
7.02	Northmont Distribution Center	Warehouse	2006		236,070	Sq. Ft.		15,032,150	15,032,150	1.2%
7.03	Riverpark Distribution Center	Warehouse	2004		300,564	Sq. Ft.		10,343,550	10,343,550	0.8%
8	Canadian Pacific Plaza	CBD	1960	1999	393,902	Sq. Ft.	101	39,750,000	39,750,000	3.2%	35,318,583	Y	10/9/2013	12/6/2013	11/6/2016	12/6/2016
9	Calidus Student Housing Portfolio	Student Housing	Various		2,016	Beds	19,253	38,814,000	38,814,000	3.1%	33,876,713	N	12/27/2013	2/6/2014	1/6/2016	2/6/2016
9.01	Grove at Jacksonville	Student Housing	2007		504	Beds		11,156,499	11,156,499	0.9%
9.02	Grove at Jonesboro	Student Housing	2008		504	Beds		11,113,054	11,113,054	0.9%
9.03	Grove at Wichita	Student Housing	2008		504	Beds		9,643,069	9,643,069	0.8%
9.04	Grove at Wichita Falls	Student Housing	2008		504	Beds		6,901,378	6,901,378	0.5%
10	Caruth Plaza	Anchored	1979		206,192	Sq. Ft.	156	32,200,000	32,200,000	2.6%	29,680,767	N	1/22/2014	3/1/2014	2/1/2019	3/1/2019
11	Marriott Courtyard - Maui	Limited Service	2012		138	Rooms	206,920	28,555,000	28,555,000	2.3%	23,570,214	N	1/17/2014	3/1/2014		3/1/2014
12	Lantana Cascade	Manufactured Housing Community	1971		462	Pads	59,524	27,500,000	27,500,000	2.2%	24,313,049	N	10/31/2013	12/6/2013	11/6/2016	12/6/2016
13	Museo Apartments	Garden	1993	2011	276	Units	93,297	25,750,000	25,750,000	2.1%	25,750,000	N	11/22/2013	1/6/2014	12/6/2018
14	West Side Mall	Anchored	1960	2005	420,434	Sq. Ft.	61	25,600,000	25,600,000	2.0%	22,801,071	N	10/28/2013	12/6/2013	11/6/2016	12/6/2016
15	The Pointe at Wellington Green	Anchored	2003		118,797	Sq. Ft.	210	25,000,000	25,000,000	2.0%	21,793,280	N	12/11/2013	2/1/2014	1/1/2016	2/1/2016
16	465 Park Avenue Retail Condominium	Office/Retail	1925	2013	39,153	Sq. Ft.	511	20,000,000	20,000,000	1.6%	17,766,483	N	12/6/2013	1/11/2014	12/11/2016	1/11/2017
17	Hilton Garden Inn - Indianapolis Airport	Limited Service	2009		126	Rooms	81,455	10,750,000	10,750,000	0.9%	8,875,963	N	1/22/2014	3/1/2014		3/1/2014
18	Hampton Inn - Ameriplex	Limited Service	2008		118	Rooms	81,455	9,125,000	9,125,000	0.7%	7,534,247	N	1/22/2014	3/1/2014		3/1/2014
19	ArciTerra Portfolio	Various	Various		209,779	Sq. Ft.	94	19,730,000	19,730,000	1.6%	16,425,288	N	1/16/2014	3/6/2014		3/6/2014
19.01	Off Dep Pearl MS	Shadow Anchored	2000		30,060	Sq. Ft.		3,000,000	3,000,000	0.2%
19.02	Michigan Road	Shadow Anchored	2001		28,639	Sq. Ft.		2,700,000	2,700,000	0.2%
19.03	DG Memphis	Shadow Anchored	2005		19,200	Sq. Ft.		2,165,000	2,165,000	0.2%
19.04	Shoppes at Alabaster	Shadow Anchored	2007		11,998	Sq. Ft.		2,025,000	2,025,000	0.2%
19.05	Festival Montgomery	Unanchored	2005		11,994	Sq. Ft.		1,800,000	1,800,000	0.1%
19.06	Walcent Kendallville IN	Shadow Anchored	2005		14,490	Sq. Ft.		1,650,000	1,650,000	0.1%
19.07	HD McAllen TX	Shadow Anchored	2004		12,012	Sq. Ft.		1,500,000	1,500,000	0.1%
19.08	MW Nashville TN	Anchored	1995		7,281	Sq. Ft.		1,405,000	1,405,000	0.1%
19.09	OS MT Pleasant IA	Anchored	1985		51,450	Sq. Ft.		1,110,000	1,110,000	0.1%
19.10	Arciterra Walcent Greenville AL	Unanchored	2005		9,652	Sq. Ft.		975,000	975,000	0.1%
19.11	Walcent Plainwell MI	Shadow Anchored	2005		7,003	Sq. Ft.		765,000	765,000	0.1%
19.12	Chovia Shops at Mt. Airy NC	Unanchored	1997		6,000	Sq. Ft.		635,000	635,000	0.1%
20	Coral Walk	Anchored	2007		102,612	Sq. Ft.	190	19,500,000	19,478,569	1.6%	15,953,417	N	12/9/2013	2/1/2014		2/1/2014
21	Sterling Pointe Apartments	Garden	2008		192	Units	98,438	18,900,000	18,900,000	1.5%	17,198,740	N	12/30/2013	2/6/2014	1/6/2018	2/6/2018
22	Camelot Village MHC	Manufactured Housing Community	1974		580	Pads	30,104	17,500,000	17,460,140	1.4%	14,248,646	N	11/26/2013	1/1/2014		1/1/2014
23	Madison at Woodview	Garden	1987		320	Units	54,063	17,300,000	17,300,000	1.4%	15,700,844	N	1/8/2014	2/6/2014	1/6/2018	2/6/2018
24	Georgia Multifamily Portfolio	Garden	Various		1,044	Units	16,284	17,000,000	17,000,000	1.4%	16,235,121	N	12/20/2013	2/6/2014	1/6/2016	2/6/2016
24.01	Pinnacle West	Garden	1989		252	Units		4,301,285	4,301,285	0.3%
24.02	Hidden Oaks	Garden	1980		240	Units		3,904,243	3,904,243	0.3%
24.03	Lake of the Woods	Garden	1989		216	Units		2,759,439	2,759,439	0.2%
24.04	Wellston Ridge	Garden	1983		120	Units		2,316,076	2,316,076	0.2%
24.05	Oakdale Villas	Garden	1983		104	Units		2,157,260	2,157,260	0.2%
24.06	Northcrest	Garden	1983		112	Units		1,561,697	1,561,697	0.1%
25	Hickory Hills MHC	Manufactured Housing Community	1972		353	Pads	43,860	15,500,000	15,482,704	1.2%	12,653,147	N	12/2/2013	2/1/2014		2/1/2014
26	Oliver Multifamily Portfolio	Various	Various	Various	354	Units	41,679	14,800,000	14,754,233	1.2%	12,304,675	N	10/30/2013	12/6/2013		12/6/2013
26.01	Tropicana	Garden	1978		47	Units		2,980,000	2,970,785	0.2%
26.02	Railview	Mid Rise	1978		60	Units		2,090,000	2,083,537	0.2%
26.03	Linderhof	Garden	1977		56	Units		1,995,000	1,988,831	0.2%
26.04	Piedmont Manor	Garden	1976		34	Units		1,760,000	1,754,558	0.1%
26.05	Spirit Mountain	Garden	1978		34	Units		1,685,000	1,679,789	0.1%
26.06	Oak Hills	Garden	1995		48	Units		1,515,000	1,510,315	0.1%
26.07	Harborview	Garden	1978	2013	31	Units		1,120,000	1,116,537	0.1%
26.08	Etna Woods	Garden	1981		20	Units		945,000	942,078	0.1%
26.09	Billings View	Garden	1978		24	Units		710,000	707,804	0.1%
27	Residence Inn - Mystic CT	Extended Stay	1771	2014	133	Rooms	110,902	14,750,000	14,750,000	1.2%	13,568,253	N	1/2/2014	3/1/2014		3/1/2014
28	Fairborn Ohio Hotel Portfolio	Various	Various		327	Rooms	45,000	14,715,000	14,715,000	1.2%	11,609,825	N	11/1/2013	12/6/2013	11/6/2014	12/6/2014
28.01	Holiday Inn Fairborn	Full Service	1987		203	Rooms		7,465,000	7,465,000	0.6%
28.02	Homewood Suites Fairborn	Limited Service	1989		124	Rooms		7,250,000	7,250,000	0.6%
29	Sanctuary Beach Resort	Limited Service	2000	2008	60	Rooms	245,000	14,700,000	14,700,000	1.2%	13,304,167	N	1/10/2014	3/1/2014	2/1/2019	3/1/2019
30	Clinton MHC	Manufactured Housing Community	1970		1,000	Pads	14,200	14,200,000	14,200,000	1.1%	13,232,742	N	1/10/2014	3/6/2014		3/6/2014
31	Hilton Garden Inn - Rockford	Limited Service	2006		135	Rooms	102,068	13,800,000	13,779,201	1.1%	10,360,944	N	12/10/2013	2/1/2014		2/1/2014
32	Baton Rouge MF Portfolio	Garden	Various		583	Units	22,257	13,000,000	12,975,940	1.0%	10,885,164	N	11/21/2013	1/6/2014		1/6/2014

A-1-4

WFRBS Commercial Mortgage Trust 2014-LC14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Specific Property Type	Year Built	Year Renovated	Number of Units(3)	Unit of Measure	Cut-off Date Balance Per Unit/SF/Room/ Pad/Bed(4)	Original Balance ($)(4)	Cut-off Date Balance ($)(4)	% of Aggregate Cut-off Date Balance(4)	Maturity Date or ARD Balloon Payment ($)	ARD Loan	Origination Date	First Pay Date	Last IO Pay Date	First P&I Pay Date
32.01	Park East	Garden	1972		190	Units		4,681,440	4,672,776	0.4%
32.02	Bellemont Victoria I	Garden	1976		195	Units		4,285,319	4,277,387	0.3%
32.03	Bellemont Victoria II	Garden	1972		198	Units		4,033,241	4,025,776	0.3%
33	Westridge Apartments	Garden	2013		96	Units	134,937	13,000,000	12,953,996	1.0%	9,776,932	N	12/20/2013	2/6/2014		2/6/2014
34	WP Carey Self Storage Portfolio III	Self Storage	Various	Various	374,780	Sq. Ft.	33	12,400,000	12,400,000	1.0%	11,425,007	N	12/12/2013	2/1/2014	1/1/2019	2/1/2019
34.01	Parkway Self Storage - Palm Coast	Self Storage	2001		64,745	Sq. Ft.		3,420,000	3,420,000	0.3%
34.02	Morningstar Storage - Fayetteville	Self Storage	2002		86,625	Sq. Ft.		3,120,000	3,120,000	0.2%
34.03	Extra Space Storage - Beaumont	Self Storage	1992	2006	103,317	Sq. Ft.		2,610,000	2,610,000	0.2%
34.04	Value Self Storage - Holiday	Self Storage	1981		73,430	Sq. Ft.		2,250,000	2,250,000	0.2%
34.05	Extra Space Storage - San Bernardino	Self Storage	1985		46,663	Sq. Ft.		1,000,000	1,000,000	0.1%
35	Hampton Inn Austin	Limited Service	1997		123	Rooms	93,406	11,500,000	11,488,970	0.9%	9,582,450	N	12/30/2013	2/6/2014		2/6/2014
36	Crye Portfolio	Various	Various	Various	105,757	Sq. Ft.	108	11,400,000	11,375,318	0.9%	7,305,867	N	12/27/2013	2/6/2014		2/6/2014
36.01	Cool Springs	Unanchored	2001		27,468	Sq. Ft.		4,027,877	4,019,156	0.3%
36.02	Gunbarrel	Unanchored	1999		24,561	Sq. Ft.		2,050,891	2,046,451	0.2%
36.03	1200 Market	Suburban	1920	1999	17,040	Sq. Ft.		1,644,408	1,640,848	0.1%
36.04	Peachtree	Unanchored	2007		15,749	Sq. Ft.		1,496,596	1,493,356	0.1%
36.05	Ooltewah	Unanchored	2007		12,195	Sq. Ft.		1,330,308	1,327,428	0.1%
36.06	Alpharetta	Unanchored	2010		8,744	Sq. Ft.		849,919	848,079	0.1%
37	Greene Crossing Shopping Center	Shadow Anchored	1977	2003	90,817	Sq. Ft.	117	10,650,000	10,639,845	0.8%	8,880,825	N	12/23/2013	2/1/2014		2/1/2014
38	Security Public Storage - Daly City	Self Storage	1986		60,975	Sq. Ft.	172	10,500,000	10,488,364	0.8%	8,580,050	N	12/30/2013	2/1/2014		2/1/2014
39	College Square	Anchored	1976		115,841	Sq. Ft.	87	10,025,600	10,025,600	0.8%	9,036,991	N	1/17/2014	3/1/2014	2/1/2018	3/1/2018
40	Nogales Plaza	Anchored	1992		139,124	Sq. Ft.	62	8,690,000	8,663,259	0.7%	7,229,835	N	10/15/2013	12/6/2013		12/6/2013
41	HIE Houston West	Limited Service	1994	2006	115	Rooms	74,783	8,600,000	8,600,000	0.7%	6,630,152	N	1/17/2014	3/6/2014		3/6/2014
42	Security Public Storage - San Francisco	Self Storage	1911	1985	38,587	Sq. Ft.	220	8,500,000	8,490,689	0.7%	6,957,275	N	12/30/2013	2/1/2014		2/1/2014
43	Staybridge Suites - Omaha	Extended Stay	2011		102	Rooms	79,412	8,100,000	8,100,000	0.6%	7,451,385	N	1/23/2014	3/1/2014		3/1/2014
44	HIE Ashland	Limited Service	2006	2008	87	Rooms	87,235	7,600,000	7,589,454	0.6%	5,796,763	N	1/3/2014	2/6/2014		2/6/2014
45	Bayside Village Center	Anchored	2007		61,496	Sq. Ft.	122	7,500,000	7,500,000	0.6%	6,193,328	N	1/14/2014	3/1/2014		3/1/2014
46	Best Western Plus - Miramar	Limited Service	1983	2011	104	Rooms	69,156	7,200,000	7,192,199	0.6%	5,902,364	N	12/16/2013	2/1/2014		2/1/2014
47	Holiday Inn Express - Sorrento Valley	Limited Service	2000	2009	79	Rooms	89,774	7,100,000	7,092,126	0.6%	5,801,170	N	12/16/2013	2/1/2014		2/1/2014
48	h.h. gregg - Boca Raton	Single Tenant	1997	2011	41,520	Sq. Ft.	170	7,070,000	7,070,000	0.6%	6,104,830	N	12/12/2013	2/6/2014	1/6/2016	2/6/2016
49	Bingham Office III	Suburban	1983		164,444	Sq. Ft.	42	6,900,000	6,872,965	0.5%	5,769,279	N	9/19/2013	11/6/2013		11/6/2013
50	King City Square	Anchored	1996		94,428	Sq. Ft.	69	6,510,000	6,496,780	0.5%	5,386,553	N	11/21/2013	1/6/2014		1/6/2014
51	South Park Office Center	Suburban	1988		60,541	Sq. Ft.	105	6,375,000	6,375,000	0.5%	5,544,990	N	12/16/2013	2/1/2014	1/1/2016	2/1/2016
52	Hampton Inn - Northwest	Limited Service	2008		110	Rooms	52,727	5,800,000	5,800,000	0.5%	4,788,891	N	1/22/2014	3/1/2014		3/1/2014
53	La Quinta - Old Town	Limited Service	1989	2013	78	Rooms	70,435	5,500,000	5,493,957	0.4%	4,499,831	N	12/16/2013	2/1/2014		2/1/2014
54	Westgate Commons	Suburban	1998		52,495	Sq. Ft.	100	5,250,000	5,239,641	0.4%	4,360,456	N	11/26/2013	1/6/2014		1/6/2014
55	River Oaks - Acquisition	Garden	1975		100	Units	52,074	5,212,500	5,207,394	0.4%	4,331,654	N	1/9/2014	2/6/2014		2/6/2014
56	CVS Marietta	Single Tenant	2006		15,249	Sq. Ft.	334	5,100,000	5,100,000	0.4%	4,247,889	N	1/16/2014	3/6/2014		3/6/2014
57	Great Lakes Plaza	Shadow Anchored	2001	2013	29,993	Sq. Ft.	165	4,950,000	4,950,000	0.4%	4,382,768	N	1/17/2014	3/1/2014	2/1/2017	3/1/2017
58	Hamilton Crossings	Shadow Anchored	2006		48,470	Sq. Ft.	101	4,900,000	4,894,842	0.4%	4,033,072	N	12/23/2013	2/1/2014		2/1/2014
59	Comfort Suites Houston	Limited Service	2000	2012	64	Rooms	73,438	4,700,000	4,700,000	0.4%	3,617,420	N	1/8/2014	3/6/2014		3/6/2014
60	Aramore Retail	Unanchored	2003		18,144	Sq. Ft.	253	4,600,000	4,595,560	0.4%	3,829,866	N	1/6/2014	2/6/2014		2/6/2014
61	Eliot Rent-A-Center	Self Storage	1986		70,500	Sq. Ft.	63	4,425,000	4,416,843	0.4%	3,706,965	N	12/4/2013	1/6/2014		1/6/2014
62	Horn Lake Self Storage	Self Storage	2005		97,788	Sq. Ft.	43	4,162,500	4,162,500	0.3%	3,640,945	N	12/30/2013	2/1/2014	1/1/2016	2/1/2016
63	Alamo Building	CBD	1900	1975	42,566	Sq. Ft.	89	3,800,000	3,792,826	0.3%	3,173,968	N	12/3/2013	1/6/2014		1/6/2014
64	Triple Crown Plaza	Unanchored	2006		27,975	Sq. Ft.	126	3,525,000	3,521,851	0.3%	2,962,996	N	12/31/2013	2/1/2014		2/1/2014
65	Arlington Arms	Low Rise	1967		150	Units	20,314	3,050,000	3,047,120	0.2%	2,546,498	N	12/31/2013	2/6/2014		2/6/2014
66	Cervenka Retail Portfolio	Various	Various		31,320	Sq. Ft.	91	2,850,000	2,850,000	0.2%	2,455,010	N	1/14/2014	3/6/2014	2/6/2015	3/6/2015
66.01	900 E. Main Street	Unanchored	1996		17,480	Sq. Ft.		1,558,594	1,558,594	0.1%
66.02	Fayette Square	Shadow Anchored	2007		13,840	Sq. Ft.		1,291,406	1,291,406	0.1%
67	Kohl's - Vallejo	Leased Fee	2004		98,497	Sq. Ft.	25	2,500,000	2,497,675	0.2%	2,063,885	N	12/19/2013	2/1/2014		2/1/2014
68	Security Public Storage - Hayward	Self Storage	1982		72,755	Sq. Ft.	32	2,300,000	2,297,332	0.2%	1,866,861	N	12/4/2013	2/1/2014		2/1/2014
69	River Run Plaza	Unanchored	2003		17,986	Sq. Ft.	122	2,200,000	2,200,000	0.2%	1,643,820	N	1/10/2014	3/1/2014		3/1/2014
70	Airship Self Storage	Self Storage	2006		41,376	Sq. Ft.	51	2,120,000	2,117,949	0.2%	1,764,517	N	12/30/2013	2/1/2014		2/1/2014
71	Heritage Square	Suburban	1981		19,425	Sq. Ft.	52	1,015,000	1,014,091	0.1%	852,917	N	12/18/2013	2/1/2014		2/1/2014

A-1-5

WFRBS Commercial Mortgage Trust 2014-LC14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Maturity Date or Anticipated Repayment Date	ARD Loan Maturity Date	Gross Mortgage Rate	Trust Advisor Fee	Trustee Fee	Servicing Fee	CREFC® IP Royalty License Fee Rate	Net Mortgage Rate	Interest Accrual Method	Monthly P&I Payment ($)	Amortization Type	Interest Accrual Method During IO	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)	Original IO Period (Mos.)
1	AmericasMart	12/1/2023		5.45100%	0.00000%	0.00360%	0.02000%	0.00050%	5.42690%	Actual/360	855,630.56	Amortizing Balloon		120	118	0
2	PennCap Portfolio	1/6/2024		5.72430%	0.00125%	0.00360%	0.02000%	0.00050%	5.69895%	Actual/360	523,747.14	Interest-only, Amortizing Balloon	Actual/360	120	119	24
2.01	3701 Corporate
2.02	3773 Corporate
2.03	1605 Valley Center
2.04	1525 Valley Center
2.05	1560 Valley Center
2.06	1550 Valley Center
2.07	1455 Valley Center
2.08	1480 Valley Center
2.09	1510 Valley Center
2.10	1495 Valley Center
2.11	1640 Valley Center
2.12	57 S Commerce
2.13	1650 Valley Center
2.14	89 S Commerce
2.15	1660 Valley Center
2.16	1530 Valley Center
2.17	85 S Commerce
2.18	2196 Avenue C
2.19	2202 Hangar Place
2.20	754 Roble Road
2.21	83 S Commerce
2.22	87 S Commerce
2.23	974 Marcon Blvd
2.24	2201 Hangar Place
2.25	7355 William Avenue
2.26	944 Marcon Blvd
2.27	954 Marcon Blvd
2.28	7277 William Avenue
2.29	2041 Avenue C
2.30	964 Marcon Blvd
2.31	7562 Penn Drive
2.32	764 Roble Road
3	The Outlet Collection | Jersey Gardens	11/1/2020		3.83000%	0.00000%	0.00360%	0.02000%	0.00050%	3.80590%	Actual/360	258,879.63	Interest-only, Balloon	Actual/360	84	81	84
4	Westin New York at Times Square - Leased Fee	2/1/2019	2/1/2039	3.28700%	0.00125%	0.00360%	0.02000%	0.00050%	3.26165%	Actual/360	152,746.59	Interest-only, ARD	Actual/360	60	60	60
5	Miami International Airport Industrial Portfolio	2/1/2019		4.14000%	0.00125%	0.00360%	0.02000%	0.00050%	4.11465%	Actual/360	235,477.99	Amortizing Balloon		60	60	0
6	Williams Center Towers	2/6/2024		5.16000%	0.00125%	0.00360%	0.02000%	0.00050%	5.13465%	Actual/360	248,722.34	Interest-only, Amortizing Balloon	Actual/360	120	120	38
7	FRAPAG Portfolio	2/1/2024		5.01200%	0.00125%	0.00360%	0.03000%	0.00050%	4.97665%	Actual/360	222,601.63	Amortizing Balloon		120	120	0
7.01	Waterview I & II
7.02	Northmont Distribution Center
7.03	Riverpark Distribution Center
8	Canadian Pacific Plaza	11/6/2023	11/6/2028	5.18000%	0.00125%	0.00360%	0.02000%	0.00050%	5.15465%	Actual/360	217,780.73	Interest-only, Amortizing ARD	Actual/360	120	117	36
9	Calidus Student Housing Portfolio	1/6/2024		5.35000%	0.00125%	0.00360%	0.02000%	0.00050%	5.32465%	Actual/360	216,742.69	Interest-only, Amortizing Balloon	Actual/360	120	119	24
9.01	Grove at Jacksonville
9.02	Grove at Jonesboro
9.03	Grove at Wichita
9.04	Grove at Wichita Falls
10	Caruth Plaza	2/1/2024		4.97000%	0.00125%	0.00360%	0.02000%	0.00050%	4.94465%	Actual/360	172,266.67	Interest-only, Amortizing Balloon	Actual/360	120	120	60
11	Marriott Courtyard - Maui	2/1/2024		5.13100%	0.00125%	0.00360%	0.02000%	0.00050%	5.10565%	Actual/360	155,583.69	Amortizing Balloon		120	120	0
12	Lantana Cascade	11/6/2023		4.95000%	0.00125%	0.00360%	0.02000%	0.00050%	4.92465%	Actual/360	146,786.75	Interest-only, Amortizing Balloon	Actual/360	120	117	36
13	Museo Apartments	12/6/2018		4.43000%	0.00125%	0.00360%	0.02000%	0.00050%	4.40465%	Actual/360	96,380.70	Interest-only, Balloon	Actual/360	60	58	60
14	West Side Mall	11/6/2023		5.29400%	0.00125%	0.00360%	0.02000%	0.00050%	5.26865%	Actual/360	142,062.62	Interest-only, Amortizing Balloon	Actual/360	120	117	36
15	The Pointe at Wellington Green	1/1/2024		5.30000%	0.00125%	0.00360%	0.04000%	0.00050%	5.25465%	Actual/360	138,826.16	Interest-only, Amortizing Balloon	Actual/360	120	119	24
16	465 Park Avenue Retail Condominium	12/11/2023		5.16800%	0.00125%	0.00360%	0.02000%	0.00050%	5.14265%	Actual/360	109,427.15	Interest-only, Amortizing Balloon	Actual/360	120	118	36
17	Hilton Garden Inn - Indianapolis Airport	2/1/2024		5.14000%	0.00125%	0.00360%	0.02000%	0.00050%	5.11465%	Actual/360	58,631.60	Amortizing Balloon		120	120	0
18	Hampton Inn - Ameriplex	2/1/2024		5.14000%	0.00125%	0.00360%	0.02000%	0.00050%	5.11465%	Actual/360	49,768.69	Amortizing Balloon		120	120	0
19	ArciTerra Portfolio	2/6/2024		5.40000%	0.00125%	0.00360%	0.02000%	0.00050%	5.37465%	Actual/360	110,790.03	Amortizing Balloon		120	120	0
19.01	Off Dep Pearl MS
19.02	Michigan Road
19.03	DG Memphis
19.04	Shoppes at Alabaster
19.05	Festival Montgomery
19.06	Walcent Kendallville IN
19.07	HD McAllen TX
19.08	MW Nashville TN
19.09	OS MT Pleasant IA
19.10	Arciterra Walcent Greenville AL
19.11	Walcent Plainwell MI
19.12	Chovia Shops at Mt. Airy NC
20	Coral Walk	1/1/2024		4.85600%	0.00125%	0.00360%	0.02000%	0.00050%	4.83065%	Actual/360	102,970.84	Amortizing Balloon		120	119	0
21	Sterling Pointe Apartments	1/6/2024		5.36000%	0.00125%	0.00360%	0.02000%	0.00050%	5.33465%	Actual/360	105,657.89	Interest-only, Amortizing Balloon	Actual/360	120	119	48
22	Camelot Village MHC	12/1/2023		4.71000%	0.00125%	0.00360%	0.02000%	0.00050%	4.68465%	Actual/360	90,866.83	Amortizing Balloon		120	118	0
23	Madison at Woodview	1/6/2024		5.21000%	0.00125%	0.00360%	0.02000%	0.00050%	5.18465%	Actual/360	95,103.08	Interest-only, Amortizing Balloon	Actual/360	120	119	48
24	Georgia Multifamily Portfolio	1/6/2019		4.91000%	0.00125%	0.00360%	0.02000%	0.00050%	4.88465%	Actual/360	90,326.90	Interest-only, Amortizing Balloon	Actual/360	60	59	24
24.01	Pinnacle West
24.02	Hidden Oaks
24.03	Lake of the Woods
24.04	Wellston Ridge
24.05	Oakdale Villas
24.06	Northcrest
25	Hickory Hills MHC	1/1/2024		4.79000%	0.00125%	0.00360%	0.02000%	0.00050%	4.76465%	Actual/360	81,229.47	Amortizing Balloon		120	119	0
26	Oliver Multifamily Portfolio	11/6/2023		5.35400%	0.00125%	0.00360%	0.02000%	0.00050%	5.32865%	Actual/360	82,682.09	Amortizing Balloon		120	117	0
26.01	Tropicana
26.02	Railview
26.03	Linderhof
26.04	Piedmont Manor
26.05	Spirit Mountain
26.06	Oak Hills
26.07	Harborview
26.08	Etna Woods
26.09	Billings View
27	Residence Inn - Mystic CT	2/1/2019		4.83700%	0.00125%	0.00360%	0.02000%	0.00050%	4.81165%	Actual/360	77,718.36	Amortizing Balloon		60	60	0
28	Fairborn Ohio Hotel Portfolio	11/6/2023		5.40200%	0.00125%	0.00360%	0.02000%	0.00050%	5.37665%	Actual/360	89,503.81	Interest-only, Amortizing Balloon	Actual/360	120	117	12
28.01	Holiday Inn Fairborn
28.02	Homewood Suites Fairborn
29	Sanctuary Beach Resort	2/1/2024		5.05000%	0.00125%	0.00360%	0.02000%	0.00050%	5.02465%	Actual/360	83,204.08	Interest-only, Amortizing Balloon	Actual/360	120	120	60
30	Clinton MHC	2/6/2019		5.72600%	0.00125%	0.00360%	0.02000%	0.00050%	5.70065%	Actual/360	82,650.98	Amortizing Balloon		60	60	0
31	Hilton Garden Inn - Rockford	1/1/2024		5.12000%	0.00125%	0.00360%	0.02000%	0.00050%	5.09465%	Actual/360	81,641.19	Amortizing Balloon		120	119	0
32	Baton Rouge MF Portfolio	12/6/2023		5.58000%	0.00125%	0.00360%	0.02000%	0.00050%	5.55465%	Actual/360	74,466.40	Amortizing Balloon		120	118	0

A-1-6

WFRBS Commercial Mortgage Trust 2014-LC14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Maturity Date or Anticipated Repayment Date	ARD Loan Maturity Date	Gross Mortgage Rate	Trust Advisor Fee	Trustee Fee	Servicing Fee	CREFC® IP Royalty License Fee Rate	Net Mortgage Rate	Interest Accrual Method	Monthly P&I Payment ($)	Amortization Type	Interest Accrual Method During IO	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)	Original IO Period (Mos.)
32.01	Park East
32.02	Bellemont Victoria I
32.03	Bellemont Victoria II
33	Westridge Apartments	1/6/2019		5.18800%	0.00125%	0.00360%	0.05000%	0.00050%	5.13265%	Actual/360	104,080.79	Amortizing Balloon		60	59	0
34	WP Carey Self Storage Portfolio III	1/1/2024		4.94000%	0.00125%	0.00360%	0.02000%	0.00050%	4.91465%	Actual/360	66,111.92	Interest-only, Amortizing Balloon	Actual/360	120	119	60
34.01	Parkway Self Storage - Palm Coast
34.02	Morningstar Storage - Fayetteville
34.03	Extra Space Storage - Beaumont
34.04	Value Self Storage - Holiday
34.05	Extra Space Storage - San Bernardino
35	Hampton Inn Austin	1/6/2024		5.42600%	0.00125%	0.00360%	0.02000%	0.00050%	5.40065%	Actual/360	64,762.81	Amortizing Balloon		120	119	0
36	Crye Portfolio	1/6/2024		5.42500%	0.00125%	0.00360%	0.02000%	0.00050%	5.39965%	Actual/360	77,937.04	Amortizing Balloon		120	119	0
36.01	Cool Springs
36.02	Gunbarrel
36.03	1200 Market
36.04	Peachtree
36.05	Ooltewah
36.06	Alpharetta
37	Greene Crossing Shopping Center	1/1/2024		5.45000%	0.00125%	0.00360%	0.02000%	0.00050%	5.42465%	Actual/360	60,135.85	Amortizing Balloon		120	119	0
38	Security Public Storage - Daly City	1/1/2024		4.82000%	0.00125%	0.00360%	0.02000%	0.00050%	4.79465%	Actual/360	55,216.87	Amortizing Balloon		120	119	0
39	College Square	2/1/2024		4.84000%	0.00125%	0.00360%	0.02000%	0.00050%	4.81465%	Actual/360	52,843.52	Interest-only, Amortizing Balloon	Actual/360	120	120	48
40	Nogales Plaza	11/6/2023		5.37600%	0.00125%	0.00360%	0.02000%	0.00050%	5.35065%	Actual/360	48,666.92	Amortizing Balloon		120	117	0
41	HIE Houston West	2/6/2024		5.88000%	0.00125%	0.00360%	0.02000%	0.00050%	5.85465%	Actual/360	54,780.80	Amortizing Balloon		120	120	0
42	Security Public Storage - San Francisco	1/1/2024		4.87000%	0.00125%	0.00360%	0.02000%	0.00050%	4.84465%	Actual/360	44,956.91	Amortizing Balloon		120	119	0
43	Staybridge Suites - Omaha	2/1/2019		4.84000%	0.00125%	0.00360%	0.02000%	0.00050%	4.81465%	Actual/360	42,693.95	Amortizing Balloon		60	60	0
44	HIE Ashland	1/6/2024		5.56500%	0.00125%	0.00360%	0.02000%	0.00050%	5.53965%	Actual/360	46,966.12	Amortizing Balloon		120	119	0
45	Bayside Village Center	2/1/2024		5.14400%	0.00125%	0.00360%	0.02000%	0.00050%	5.11865%	Actual/360	40,924.25	Amortizing Balloon		120	120	0
46	Best Western Plus - Miramar	1/1/2024		4.91700%	0.00125%	0.00360%	0.02000%	0.00050%	4.89165%	Actual/360	38,286.76	Amortizing Balloon		120	119	0
47	Holiday Inn Express - Sorrento Valley	1/1/2024		4.81700%	0.00125%	0.00360%	0.02000%	0.00050%	4.79165%	Actual/360	37,324.23	Amortizing Balloon		120	119	0
48	h.h. gregg - Boca Raton	1/6/2024		4.92000%	0.00125%	0.00360%	0.02000%	0.00050%	4.89465%	Actual/360	37,608.37	Interest-only, Amortizing Balloon	Actual/360	120	119	24
49	Bingham Office III	10/6/2023		5.53300%	0.00125%	0.00360%	0.06000%	0.00050%	5.46765%	Actual/360	39,320.42	Amortizing Balloon		120	116	0
50	King City Square	12/6/2023		5.20100%	0.00125%	0.00360%	0.02000%	0.00050%	5.17565%	Actual/360	35,751.14	Amortizing Balloon		120	118	0
51	South Park Office Center	1/1/2024		5.21000%	0.00125%	0.00360%	0.02000%	0.00050%	5.18465%	Actual/360	35,045.21	Interest-only, Amortizing Balloon	Actual/360	120	119	24
52	Hampton Inn - Northwest	2/1/2024		5.14000%	0.00125%	0.00360%	0.02000%	0.00050%	5.11465%	Actual/360	31,633.80	Amortizing Balloon		120	120	0
53	La Quinta - Old Town	1/1/2024		4.85700%	0.00125%	0.00360%	0.02000%	0.00050%	4.83165%	Actual/360	29,046.39	Amortizing Balloon		120	119	0
54	Westgate Commons	12/6/2023		5.32000%	0.00125%	0.00360%	0.02000%	0.00050%	5.29465%	Actual/360	29,218.73	Amortizing Balloon		120	118	0
55	River Oaks - Acquisition	1/6/2024		5.34000%	0.00125%	0.00360%	0.02000%	0.00050%	5.31465%	Actual/360	29,074.87	Amortizing Balloon		120	119	0
56	CVS Marietta	2/6/2024		5.41600%	0.00125%	0.00360%	0.02000%	0.00050%	5.39065%	Actual/360	28,689.03	Amortizing Balloon		120	120	0
57	Great Lakes Plaza	2/1/2024		5.02000%	0.00125%	0.00360%	0.02000%	0.00050%	4.99465%	Actual/360	26,633.21	Interest-only, Amortizing Balloon	Actual/360	120	120	36
58	Hamilton Crossings	1/1/2024		5.04000%	0.00125%	0.00360%	0.02000%	0.00050%	5.01465%	Actual/360	26,424.18	Amortizing Balloon		120	119	0
59	Comfort Suites Houston	2/6/2024		5.83100%	0.00125%	0.00360%	0.02000%	0.00050%	5.80565%	Actual/360	29,798.49	Amortizing Balloon		120	120	0
60	Aramore Retail	1/6/2024		5.40000%	0.00125%	0.00360%	0.02000%	0.00050%	5.37465%	Actual/360	25,830.42	Amortizing Balloon		120	119	0
61	Eliot Rent-A-Center	12/6/2023		5.59600%	0.00125%	0.00360%	0.02000%	0.00050%	5.57065%	Actual/360	25,391.83	Amortizing Balloon		120	118	0
62	Horn Lake Self Storage	1/1/2024		5.44000%	0.00125%	0.00360%	0.02000%	0.00050%	5.41465%	Actual/360	23,477.76	Interest-only, Amortizing Balloon	Actual/360	120	119	24
63	Alamo Building	12/6/2023		5.50000%	0.00125%	0.00360%	0.02000%	0.00050%	5.47465%	Actual/360	21,575.98	Amortizing Balloon		120	118	0
64	Triple Crown Plaza	1/1/2024		5.71000%	0.00125%	0.00360%	0.09000%	0.00050%	5.61465%	Actual/360	20,481.46	Amortizing Balloon		120	119	0
65	Arlington Arms	1/6/2024		5.49000%	0.00125%	0.00360%	0.02000%	0.00050%	5.46465%	Actual/360	17,298.43	Amortizing Balloon		120	119	0
66	Cervenka Retail Portfolio	2/6/2024		5.73000%	0.00125%	0.00360%	0.02000%	0.00050%	5.70465%	Actual/360	16,595.63	Interest-only, Amortizing Balloon	Actual/360	120	120	12
66.01	900 E. Main Street
66.02	Fayette Square
67	Kohl's - Vallejo	7/1/2024		5.55000%	0.00125%	0.00360%	0.04000%	0.00050%	5.50465%	Actual/360	14,273.25	Amortizing Balloon		126	125	0
68	Security Public Storage - Hayward	1/1/2024		4.62000%	0.00125%	0.00360%	0.02000%	0.00050%	4.59465%	Actual/360	11,818.33	Amortizing Balloon		120	119	0
69	River Run Plaza	2/1/2024		4.99000%	0.00125%	0.00360%	0.06000%	0.00050%	4.92465%	Actual/360	12,848.17	Amortizing Balloon		120	120	0
70	Airship Self Storage	1/1/2024		5.39000%	0.00125%	0.00360%	0.02000%	0.00050%	5.36465%	Actual/360	11,891.22	Amortizing Balloon		120	119	0
71	Heritage Square	1/1/2024		5.70000%	0.00125%	0.00360%	0.02000%	0.00050%	5.67465%	Actual/360	5,891.06	Amortizing Balloon		120	119	0

A-1-7

WFRBS Commercial Mortgage Trust 2014-LC14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Remaining IO Period (Mos.)	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)	Seasoning	Prepayment Provisions(5)	Grace Period Default (Days)	Grace Period Late (Days)(6)	Appraised Value ($)(7)	Appraisal Date	Coop -Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units
1	AmericasMart	0	300	298	2	L(26),D(90),O(4)	5	5	920,000,000	10/15/2013
2	PennCap Portfolio	23	360	360	1	L(35),D(82),O(3)	0	0	165,000,000	Various
2.01	3701 Corporate								15,100,000	11/15/2013
2.02	3773 Corporate								13,725,000	11/15/2013
2.03	1605 Valley Center								10,900,000	11/15/2013
2.04	1525 Valley Center								10,175,000	11/15/2013
2.05	1560 Valley Center								8,525,000	11/15/2013
2.06	1550 Valley Center								7,350,000	11/15/2013
2.07	1455 Valley Center								7,300,000	11/15/2013
2.08	1480 Valley Center								6,700,000	11/15/2013
2.09	1510 Valley Center								5,975,000	11/15/2013
2.10	1495 Valley Center								5,325,000	11/15/2013
2.11	1640 Valley Center								5,025,000	11/15/2013
2.12	57 S Commerce								4,750,000	11/15/2013
2.13	1650 Valley Center								4,350,000	11/15/2013
2.14	89 S Commerce								4,275,000	11/15/2013
2.15	1660 Valley Center								3,600,000	11/15/2013
2.16	1530 Valley Center								3,450,000	11/15/2013
2.17	85 S Commerce								3,025,000	11/15/2013
2.18	2196 Avenue C								2,900,000	11/18/2013
2.19	2202 Hangar Place								2,900,000	11/18/2013
2.20	754 Roble Road								2,750,000	11/18/2013
2.21	83 S Commerce								2,700,000	11/15/2013
2.22	87 S Commerce								2,650,000	11/15/2013
2.23	974 Marcon Blvd								2,500,000	11/18/2013
2.24	2201 Hangar Place								2,475,000	11/18/2013
2.25	7355 William Avenue								2,475,000	11/15/2013
2.26	944 Marcon Blvd								2,450,000	11/18/2013
2.27	954 Marcon Blvd								2,325,000	11/18/2013
2.28	7277 William Avenue								2,300,000	11/15/2013
2.29	2041 Avenue C								2,150,000	11/18/2013
2.30	964 Marcon Blvd								1,900,000	11/18/2013
2.31	7562 Penn Drive								1,900,000	11/15/2013
2.32	764 Roble Road								1,850,000	11/18/2013
3	The Outlet Collection | Jersey Gardens	81	0	0	3	L(27),D(53),O(4)	5	5	707,000,000	10/4/2013
4	Westin New York at Times Square - Leased Fee	60	0	0	0	L(24),D(32),O(4)	0	5	89,000,000	12/9/2013
5	Miami International Airport Industrial Portfolio	0	360	360	0	L(24),D(32),O(4)	5	5	74,900,000	11/21/2013
6	Williams Center Towers	38	360	360	0	L(24),D(92),O(4)	0	0	63,000,000	12/16/2013
7	FRAPAG Portfolio	0	360	360	0	L(24),D(92),O(4)	0	5	57,850,000	Various
7.01	Waterview I & II								22,400,000	12/10/2013
7.02	Northmont Distribution Center								21,000,000	12/9/2013
7.03	Riverpark Distribution Center								14,450,000	12/13/2013
8	Canadian Pacific Plaza	33	360	360	3	GRTR 1% or YM(27),GRTR 1% or YM or D(88),O(5)	0	0	53,500,000	9/5/2013
9	Calidus Student Housing Portfolio	23	360	360	1	L(25),D(91),O(4)	0	0	57,500,000	Various
9.01	Grove at Jacksonville								15,150,000	11/25/2013
9.02	Grove at Jonesboro								15,650,000	11/25/2013
9.03	Grove at Wichita								12,850,000	11/26/2013
9.04	Grove at Wichita Falls								13,850,000	11/23/2013
10	Caruth Plaza	60	360	360	0	L(24),D(92),O(4)	5	5	47,900,000	12/5/2013
11	Marriott Courtyard - Maui	0	360	360	0	L(24),D(92),O(4)	0	5	41,500,000	10/18/2013
12	Lantana Cascade	33	360	360	3	L(27),D(89),O(4)	0	0	37,620,000	9/30/2013
13	Museo Apartments	58	0	0	2	L(26),D(30),O(4)	0	0	35,650,000	10/29/2013
14	West Side Mall	33	360	360	3	L(27),D(91),O(2)	0	5	34,400,000	8/2/2013
15	The Pointe at Wellington Green	23	360	360	1	L(25),D(91),O(4)	10	5	35,500,000	10/2/2013
16	465 Park Avenue Retail Condominium	34	360	360	2	L(35),GRTR 1% or YM(81),O(4)	0	0	37,000,000	8/16/2013
17	Hilton Garden Inn - Indianapolis Airport	0	360	360	0	L(24),D(92),O(4)	5	5	17,000,000	11/25/2013
18	Hampton Inn - Ameriplex	0	360	360	0	L(24),D(92),O(4)	5	5	13,200,000	11/25/2013
19	ArciTerra Portfolio	0	360	360	0	L(24),D(92),O(4)	0	0	26,340,000	Various
19.01	Off Dep Pearl MS								4,000,000	11/25/2013
19.02	Michigan Road								3,600,000	11/22/2013
19.03	DG Memphis								2,900,000	11/15/2013
19.04	Shoppes at Alabaster								2,700,000	11/20/2013
19.05	Festival Montgomery								2,400,000	11/20/2013
19.06	Walcent Kendallville IN								2,200,000	11/25/2013
19.07	HD McAllen TX								2,000,000	11/21/2013
19.08	MW Nashville TN								1,875,000	11/15/2013
19.09	OS MT Pleasant IA								1,490,000	11/21/2013
19.10	Arciterra Walcent Greenville AL								1,300,000	11/20/2013
19.11	Walcent Plainwell MI								1,025,000	11/21/2013
19.12	Chovia Shops at Mt. Airy NC								850,000	11/19/2013
20	Coral Walk	0	360	359	1	L(25),GRTR 1% or YM(90),O(5)	5	0	26,000,000	10/11/2013
21	Sterling Pointe Apartments	47	360	360	1	L(25),D(91),O(4)	0	0	27,200,000	11/18/2013
22	Camelot Village MHC	0	360	358	2	L(24),GRTR 1% or YM(92),O(4)	5	5	25,100,000	10/11/2013
23	Madison at Woodview	47	360	360	1	L(25),D(91),O(4)	0	0	23,100,000	12/31/2013
24	Georgia Multifamily Portfolio	23	360	360	1	L(25),D(31),O(4)	0	0	30,650,000	Various
24.01	Pinnacle West								7,925,000	10/25/2013
24.02	Hidden Oaks								5,675,000	10/25/2013
24.03	Lake of the Woods								5,700,000	10/24/2013
24.04	Wellston Ridge								4,700,000	10/24/2013
24.05	Oakdale Villas								4,150,000	10/24/2013
24.06	Northcrest								2,500,000	10/24/2013
25	Hickory Hills MHC	0	360	359	1	L(24),GRTR 1% or YM(92),O(4)	5	5	23,950,000	10/7/2013
26	Oliver Multifamily Portfolio	0	360	357	3	L(27),D(91),O(2)	0	0	24,290,000	Various
26.01	Tropicana								4,240,000	5/7/2013
26.02	Railview								4,000,000	5/7/2013
26.03	Linderhof								2,900,000	5/10/2013
26.04	Piedmont Manor								2,600,000	5/7/2013
26.05	Spirit Mountain								2,500,000	5/7/2013
26.06	Oak Hills								3,100,000	5/9/2013
26.07	Harborview								1,750,000	5/7/2013
26.08	Etna Woods								1,500,000	5/10/2013
26.09	Billings View								1,700,000	5/7/2013
27	Residence Inn - Mystic CT	0	360	360	0	L(12),GRTR 1% or YM(12),D or GRTR 1% or YM(32),O(4)	5	0	20,900,000	10/11/2013
28	Fairborn Ohio Hotel Portfolio	9	300	300	3	L(27),D(90),O(3)	0	0	21,650,000	9/10/2014
28.01	Holiday Inn Fairborn								11,990,000	9/10/2014
28.02	Homewood Suites Fairborn								9,660,000	9/10/2014
29	Sanctuary Beach Resort	60	324	324	0	L(23),GRTR 1% or YM(94),O(3)	0	5	22,900,000	12/3/2013
30	Clinton MHC	0	360	360	0	L(24),D(34),O(2)	0	0	20,000,000	8/28/2013
31	Hilton Garden Inn - Rockford	0	300	299	1	L(25),D(91),O(4)	5	5	21,200,000	10/22/2013
32	Baton Rouge MF Portfolio	0	360	358	2	L(26),D(90),O(4)	0	0	18,050,000	10/7/2013

A-1-8

WFRBS Commercial Mortgage Trust 2014-LC14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Remaining IO Period (Mos.)	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)	Seasoning	Prepayment Provisions(5)	Grace Period Default (Days)	Grace Period Late (Days)(6)	Appraised Value ($)(7)	Appraisal Date	Coop -Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units
32.01	Park East								6,500,000	10/7/2013
32.02	Bellemont Victoria I								5,950,000	10/7/2013
32.03	Bellemont Victoria II								5,600,000	10/7/2013
33	Westridge Apartments	0	180	179	1	L(25),D(32),O(3)	0	0	20,840,000	11/7/2013
34	WP Carey Self Storage Portfolio III	59	360	360	1	L(25),D(91),O(4)	5	5	19,500,000	Various
34.01	Parkway Self Storage - Palm Coast								4,200,000	11/3/2013
34.02	Morningstar Storage - Fayetteville								5,400,000	11/4/2013
34.03	Extra Space Storage - Beaumont								4,600,000	10/29/2013
34.04	Value Self Storage - Holiday								3,000,000	11/2/2013
34.05	Extra Space Storage - San Bernardino								2,300,000	11/5/2013
35	Hampton Inn Austin	0	360	359	1	L(25),D(91),O(4)	0	0	17,000,000	9/1/2015
36	Crye Portfolio	0	240	239	1	L(23),GRTR 1% or YM(92),O(5)	0	0	15,425,000	Various
36.01	Cool Springs								5,450,000	11/21/2013
36.02	Gunbarrel								2,775,000	11/25/2013
36.03	1200 Market								2,225,000	11/25/2013
36.04	Peachtree								2,025,000	11/26/2013
36.05	Ooltewah								1,800,000	11/25/2013
36.06	Alpharetta								1,150,000	11/26/2013
37	Greene Crossing Shopping Center	0	360	359	1	L(25),D(91),O(4)	5	5	14,320,000	11/1/2013
38	Security Public Storage - Daly City	0	360	359	1	L(25),GRTR 1% or YM or D(88),O(7)	5	5	16,700,000	11/19/2013
39	College Square	48	360	360	0	L(24),D(92),O(4)	5	5	13,750,000	11/23/2013
40	Nogales Plaza	0	360	357	3	L(27),D(89),O(4)	0	0	15,800,000	8/30/2013
41	HIE Houston West	0	300	300	0	L(24),D(92),O(4)	0	0	12,300,000	11/30/2013
42	Security Public Storage - San Francisco	0	360	359	1	L(25),GRTR 1% or YM or D(88),O(7)	5	5	14,400,000	11/19/2013
43	Staybridge Suites - Omaha	0	360	360	0	L(24),D(32),O(4)	5	5	11,750,000	11/14/2013
44	HIE Ashland	0	300	299	1	L(25),D(91),O(4)	0	0	11,900,000	9/4/2013
45	Bayside Village Center	0	360	360	0	L(24),D(92),O(4)	0	0	10,700,000	11/30/2013
46	Best Western Plus - Miramar	0	360	359	1	L(25),D(91),O(4)	0	0	11,900,000	10/22/2013
47	Holiday Inn Express - Sorrento Valley	0	360	359	1	L(25),D(91),O(4)	0	0	13,400,000	10/18/2013
48	h.h. gregg - Boca Raton	23	360	360	1	L(35),GRTR 1% or YM(81),O(4)	0	0	10,100,000	11/3/2013
49	Bingham Office III	0	360	356	4	L(28),D(88),O(4)	0	0	11,700,000	8/15/2013
50	King City Square	0	360	358	2	L(26),D(90),O(4)	0	0	9,300,000	9/13/2013
51	South Park Office Center	23	360	360	1	L(25),D(91),O(4)	5	5	8,550,000	11/6/2013
52	Hampton Inn - Northwest	0	360	360	0	L(24),D(92),O(4)	5	5	10,200,000	11/25/2013
53	La Quinta - Old Town	0	360	359	1	L(25),D(91),O(4)	0	0	9,600,000	10/22/2013
54	Westgate Commons	0	360	358	2	L(26),D(87),O(7)	0	0	7,400,000	10/4/2013
55	River Oaks - Acquisition	0	360	359	1	L(25),D(91),O(4)	0	0	6,950,000	12/5/2013
56	CVS Marietta	0	360	360	0	L(24),D(92),O(4)	0	0	7,380,000	11/24/2013
57	Great Lakes Plaza	36	360	360	0	L(24),D(92),O(4)	5	5	7,500,000	11/19/2013
58	Hamilton Crossings	0	360	359	1	L(25),D(91),O(4)	5	5	7,050,000	11/20/2013
59	Comfort Suites Houston	0	300	300	0	L(24),D(93),O(3)	0	0	6,800,000	11/25/2013
60	Aramore Retail	0	360	359	1	L(25),D(91),O(4)	0	0	6,250,000	12/3/2013
61	Eliot Rent-A-Center	0	360	358	2	L(26),D(90),O(4)	0	0	6,000,000	10/9/2013
62	Horn Lake Self Storage	23	360	360	1	L(25),D(91),O(4)	5	15	5,550,000	10/24/2013
63	Alamo Building	0	360	358	2	L(26),D(90),O(4)	0	0	5,900,000	10/23/2013
64	Triple Crown Plaza	0	360	359	1	L(25),D(91),O(4)	5	5	4,700,000	11/16/2013
65	Arlington Arms	0	360	359	1	L(25),GRTR 1% or YM(88),O(7)	0	0	4,100,000	12/5/2013
66	Cervenka Retail Portfolio	12	360	360	0	L(24),D(92),O(4)	0	0	3,840,000	Various
66.01	900 E. Main Street								2,100,000	8/26/2013
66.02	Fayette Square								1,740,000	9/27/2013
67	Kohl's - Vallejo	0	360	359	1	L(25),D(97),O(4)	5	0	5,350,000	10/22/2013
68	Security Public Storage - Hayward	0	360	359	1	L(25),GRTR 1% or YM or D(88),O(7)	5	5	7,840,000	10/30/2013
69	River Run Plaza	0	300	300	0	L(24),D(92),O(4)	5	5	4,750,000	8/16/2013
70	Airship Self Storage	0	360	359	1	L(25),D(91),O(4)	5	5	3,650,000	11/5/2013
71	Heritage Square	0	360	359	1	L(25),D(91),O(4)	5	5	1,600,000	10/23/2013

A-1-9

WFRBS Commercial Mortgage Trust 2014-LC14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Coop - Investor Units	Coop - Units	Coop - Sponsor Carry	Coop - Committed Secondary Debt	U/W NOI DSCR (x)(4)	U/W NCF DSCR (x)(4)	Cut-off Date LTV Ratio(4)(7)(17)	LTV Ratio at Maturity or ARD(4)(7)	Cut-off Date U/W NOI Debt Yield(4)	Cut-off Date U/W NCF Debt Yield(4)	U/W Revenues ($)	U/W Expenses ($)	U/W Net Operating Income ($)	U/W Replacement ($)	U/W TI/LC ($)
1	AmericasMart					1.76	1.68	60.7%	46.2%	12.9%	12.4%	138,877,801	66,651,969	72,225,832	1,038,315	2,000,422
2	PennCap Portfolio					1.54	1.39	75.0%	66.0%	10.7%	9.7%	21,920,002	8,654,705	13,265,297	429,798	834,829
2.01	3701 Corporate											1,990,105	753,057	1,237,048	22,500	51,958
2.02	3773 Corporate											1,988,572	742,444	1,246,128	21,300	34,663
2.03	1605 Valley Center											1,694,556	789,105	905,451	28,500	56,805
2.04	1525 Valley Center											1,665,237	695,090	970,147	22,500	43,702
2.05	1560 Valley Center											1,206,434	345,409	861,025	15,420	16,859
2.06	1550 Valley Center											941,693	257,665	684,028	13,020	17,674
2.07	1455 Valley Center											996,849	374,798	622,051	16,235	35,055
2.08	1480 Valley Center											949,691	308,334	641,357	15,538	16,988
2.09	1510 Valley Center											721,146	300,147	420,999	14,462	36,625
2.10	1495 Valley Center											906,408	464,931	441,477	13,131	44,040
2.11	1640 Valley Center											756,538	263,488	493,050	9,255	12,354
2.12	57 S Commerce											527,995	256,782	271,213	22,920	67,299
2.13	1650 Valley Center											660,735	225,446	435,289	8,772	12,431
2.14	89 S Commerce											459,791	203,678	256,113	12,960	34,829
2.15	1660 Valley Center											548,069	261,725	286,344	8,252	18,316
2.16	1530 Valley Center											539,608	208,124	331,484	13,920	34,746
2.17	85 S Commerce											387,404	105,350	282,054	6,336	15,815
2.18	2196 Avenue C											438,005	157,073	280,932	9,342	13,184
2.19	2202 Hangar Place											449,657	163,487	286,170	19,949	45,317
2.20	754 Roble Road											423,337	178,479	244,858	14,040	25,700
2.21	83 S Commerce											303,776	114,240	189,536	5,776	13,533
2.22	87 S Commerce											254,567	108,878	145,689	6,796	13,414
2.23	974 Marcon Blvd											236,686	175,732	60,954	11,760	3,614
2.24	2201 Hangar Place											398,130	160,766	237,364	15,690	22,143
2.25	7355 William Avenue											342,326	135,235	207,091	13,028	32,518
2.26	944 Marcon Blvd											350,893	141,465	209,428	11,520	13,548
2.27	954 Marcon Blvd											389,510	176,089	213,421	9,042	12,761
2.28	7277 William Avenue											255,339	126,463	128,876	12,312	20,632
2.29	2041 Avenue C											347,589	156,115	191,474	9,120	14,110
2.30	964 Marcon Blvd											260,268	144,746	115,522	11,760	15,100
2.31	7562 Penn Drive											314,158	112,366	201,792	8,085	29,840
2.32	764 Roble Road											214,929	47,999	166,930	6,558	9,255
3	The Outlet Collection | Jersey Gardens					2.96	2.84	49.5%	49.5%	11.5%	11.0%	66,662,980	26,424,909	40,238,071	259,760	1,327,796
4	Westin New York at Times Square - Leased Fee					1.95	1.95	61.8%	61.8%	6.5%	6.5%	3,575,000	0	3,575,000	0	0
5	Miami International Airport Industrial Portfolio					1.60	1.47	64.8%	58.9%	9.3%	8.6%	6,418,785	1,906,307	4,512,478	74,985	272,197
6	Williams Center Towers					1.65	1.46	72.2%	64.4%	10.8%	9.5%	10,392,174	5,479,592	4,912,582	153,162	416,084
7	FRAPAG Portfolio					1.46	1.31	71.6%	58.9%	9.4%	8.4%	5,988,723	2,098,092	3,890,631	86,208	308,685
7.01	Waterview I & II											3,106,532	1,242,792	1,863,740	32,544	162,722
7.02	Northmont Distribution Center											1,531,528	356,227	1,175,301	23,607	70,822
7.03	Riverpark Distribution Center											1,350,663	499,073	851,591	30,056	75,141
8	Canadian Pacific Plaza					1.62	1.52	74.3%	66.0%	10.7%	10.0%	8,959,556	4,717,060	4,242,496	98,476	160,614
9	Calidus Student Housing Portfolio					1.54	1.42	67.5%	58.9%	10.3%	9.5%	9,006,166	5,002,816	4,003,350	302,400	0
9.01	Grove at Jacksonville											2,498,487	1,266,888	1,231,599	75,600	0
9.02	Grove at Jonesboro											2,236,551	1,162,472	1,074,079	75,600	0
9.03	Grove at Wichita											2,221,375	1,278,638	942,737	75,600	0
9.04	Grove at Wichita Falls											2,049,753	1,294,818	754,935	75,600	0
10	Caruth Plaza					1.44	1.40	67.2%	62.0%	9.2%	9.0%	4,332,232	1,360,299	2,971,932	30,929	51,548
11	Marriott Courtyard - Maui					1.74	1.53	68.8%	56.8%	11.4%	10.0%	8,606,674	5,360,839	3,245,835	0	0
12	Lantana Cascade					1.34	1.33	73.1%	64.6%	8.6%	8.5%	3,847,541	1,485,912	2,361,629	23,100	0
13	Museo Apartments					1.94	1.87	72.2%	72.2%	8.7%	8.4%	3,846,294	1,603,888	2,242,405	75,900	0
14	West Side Mall					1.43	1.27	74.4%	66.3%	9.5%	8.4%	3,804,596	1,371,569	2,433,027	105,109	166,904
15	The Pointe at Wellington Green					1.28	1.24	70.4%	61.4%	8.5%	8.3%	3,459,369	1,322,417	2,136,952	41,579	22,510
16	465 Park Avenue Retail Condominium					1.63	1.52	54.1%	48.0%	10.7%	10.0%	4,662,800	2,524,023	2,138,777	9,788	128,989
17	Hilton Garden Inn - Indianapolis Airport					2.02	1.77	65.8%	54.3%	13.2%	11.6%	4,743,840	3,321,043	1,422,797	0	0
18	Hampton Inn - Ameriplex					2.02	1.77	65.8%	54.3%	13.2%	11.6%	3,380,050	2,174,231	1,205,819	0	0
19	ArciTerra Portfolio					1.78	1.63	74.9%	62.4%	12.0%	11.0%	3,160,735	793,825	2,366,910	49,551	147,173
19.01	Off Dep Pearl MS											428,203	74,476	353,727	10,220	18,400
19.02	Michigan Road											490,155	156,192	333,964	6,301	17,678
19.03	DG Memphis											307,016	81,889	225,127	1,920	18,607
19.04	Shoppes at Alabaster											292,408	54,949	237,460	1,200	15,234
19.05	Festival Montgomery											262,493	45,640	216,853	1,799	9,202
19.06	Walcent Kendallville IN											269,452	70,846	198,606	1,014	12,412
19.07	HD McAllen TX											252,360	72,542	179,818	2,763	18,034
19.08	MW Nashville TN											198,716	35,582	163,134	2,330	15,611
19.09	OS MT Pleasant IA											253,292	94,345	158,947	15,950	7,758
19.10	Arciterra Walcent Greenville AL											152,144	35,118	117,027	2,123	8,601
19.11	Walcent Plainwell MI											129,624	31,968	97,656	2,731	3,606
19.12	Chovia Shops at Mt. Airy NC											124,871	40,279	84,592	1,200	2,030
20	Coral Walk					1.64	1.52	74.9%	61.4%	10.4%	9.6%	2,684,661	662,488	2,022,172	20,522	128,478
21	Sterling Pointe Apartments					1.28	1.24	69.5%	63.2%	8.6%	8.3%	2,464,260	842,867	1,621,392	48,000	0
22	Camelot Village MHC					1.91	1.89	69.6%	56.8%	12.0%	11.8%	3,077,930	990,539	2,087,391	29,000	0
23	Madison at Woodview					1.30	1.30	74.9%	68.0%	8.6%	8.6%	2,927,844	1,438,614	1,489,230	0	0
24	Georgia Multifamily Portfolio					2.14	1.85	55.5%	53.0%	13.6%	11.8%	6,511,499	4,192,167	2,319,332	313,200	0
24.01	Pinnacle West											1,636,307	958,168	678,139	75,600	0
24.02	Hidden Oaks											1,327,282	915,266	412,015	72,000	0
24.03	Lake of the Woods											1,344,852	992,456	352,395	64,800	0
24.04	Wellston Ridge											846,103	494,442	351,661	36,000	0
24.05	Oakdale Villas											743,381	432,191	311,190	31,200	0
24.06	Northcrest											613,574	399,643	213,931	33,600	0
25	Hickory Hills MHC					1.69	1.66	64.6%	52.8%	10.6%	10.4%	2,355,588	709,497	1,646,091	29,299	0
26	Oliver Multifamily Portfolio					1.54	1.43	60.7%	50.7%	10.3%	9.6%	2,820,397	1,293,606	1,526,791	106,200	0
26.01	Tropicana											510,345	210,659	299,686	14,100	0
26.02	Railview											391,871	173,403	218,468	18,000	0
26.03	Linderhof											371,330	163,481	207,849	16,800	0
26.04	Piedmont Manor											303,375	124,448	178,927	10,200	0
26.05	Spirit Mountain											283,224	110,709	172,515	10,200	0
26.06	Oak Hills											346,282	186,686	159,596	14,400	0
26.07	Harborview											215,404	98,860	116,544	9,300	0
26.08	Etna Woods											219,406	121,750	97,656	6,000	0
26.09	Billings View											179,160	103,610	75,550	7,200	0
27	Residence Inn - Mystic CT					1.82	1.63	70.6%	64.9%	11.5%	10.3%	4,547,882	2,847,531	1,700,351	0	0
28	Fairborn Ohio Hotel Portfolio					1.82	1.50	68.0%	53.6%	13.3%	10.9%	8,570,296	6,616,857	1,953,439	0	0
28.01	Holiday Inn Fairborn											5,230,225	4,221,151	1,009,074	0	0
28.02	Homewood Suites Fairborn											3,340,071	2,395,706	944,365	0	0
29	Sanctuary Beach Resort					1.84	1.65	64.2%	58.1%	12.5%	11.2%	4,834,960	2,996,369	1,838,591	0	0
30	Clinton MHC					2.13	2.08	71.0%	66.2%	14.9%	14.5%	2,954,982	841,412	2,113,570	50,000	0
31	Hilton Garden Inn - Rockford					1.87	1.71	65.0%	48.9%	13.3%	12.2%	5,051,801	3,223,328	1,828,473	0	0
32	Baton Rouge MF Portfolio					1.70	1.51	71.9%	60.3%	11.7%	10.4%	3,839,328	2,320,078	1,519,250	172,569	0

A-1-10

WFRBS Commercial Mortgage Trust 2014-LC14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Coop - Investor Units	Coop - Units	Coop - Sponsor Carry	Coop - Committed Secondary Debt	U/W NOI DSCR (x)(4)	U/W NCF DSCR (x)(4)	Cut-off Date LTV Ratio(4)(7)(17)	LTV Ratio at Maturity or ARD(4)(7)	Cut-off Date U/W NOI Debt Yield(4)	Cut-off Date U/W NCF Debt Yield(4)	U/W Revenues ($)	U/W Expenses ($)	U/W Net Operating Income ($)	U/W Replacement ($)	U/W TI/LC ($)
32.01	Park East											1,275,841	724,368	551,472	56,050	0
32.02	Bellemont Victoria I											1,353,050	838,243	514,807	57,915	0
32.03	Bellemont Victoria II											1,210,438	757,467	452,971	58,604	0
33	Westridge Apartments					1.91	1.90	62.2%	46.9%	18.5%	18.3%	2,911,350	520,407	2,390,943	24,000	0
34	WP Carey Self Storage Portfolio III					1.63	1.56	63.6%	58.6%	10.4%	10.0%	2,385,866	1,090,291	1,295,575	55,737	0
34.01	Parkway Self Storage - Palm Coast											532,375	173,500	358,874	9,472	0
34.02	Morningstar Storage - Fayetteville											546,034	226,017	320,017	12,994	0
34.03	Extra Space Storage - Beaumont											516,521	233,215	283,305	15,498	0
34.04	Value Self Storage - Holiday											491,417	260,938	230,479	10,774	0
34.05	Extra Space Storage - San Bernardino											299,520	196,620	102,900	6,999	0
35	Hampton Inn Austin					1.97	1.78	67.6%	56.4%	13.3%	12.0%	3,810,609	2,277,378	1,533,231	0	0
36	Crye Portfolio					1.37	1.27	73.7%	47.4%	11.3%	10.5%	1,912,804	632,585	1,280,219	26,439	63,820
36.01	Cool Springs											591,624	161,642	429,982	6,867	21,645
36.02	Gunbarrel											416,289	161,579	254,710	6,140	10,416
36.03	1200 Market											291,676	113,797	177,879	4,260	9,762
36.04	Peachtree											266,416	73,631	192,785	3,937	15,840
36.05	Ooltewah											228,663	71,550	157,113	3,049	3,600
36.06	Alpharetta											118,137	50,386	67,751	2,186	2,557
37	Greene Crossing Shopping Center					1.44	1.34	74.3%	62.0%	9.8%	9.1%	1,350,594	308,668	1,041,926	18,163	54,024
38	Security Public Storage - Daly City					1.62	1.60	62.8%	51.4%	10.2%	10.1%	1,502,314	431,446	1,070,868	12,195	0
39	College Square					1.73	1.57	72.9%	65.7%	11.0%	10.0%	1,647,460	547,425	1,100,036	28,960	73,498
40	Nogales Plaza					2.03	1.79	54.8%	45.8%	13.7%	12.1%	1,631,946	447,067	1,184,879	27,825	112,568
41	HIE Houston West					1.79	1.60	69.9%	53.9%	13.7%	12.2%	2,503,203	1,324,898	1,178,305	0	0
42	Security Public Storage - San Francisco					1.49	1.46	59.0%	48.3%	9.5%	9.3%	1,220,957	418,344	802,613	10,425	4,782
43	Staybridge Suites - Omaha					2.14	1.92	68.9%	63.4%	13.5%	12.2%	2,747,562	1,651,565	1,095,997	0	0
44	HIE Ashland					1.84	1.66	63.8%	48.7%	13.7%	12.3%	1,960,717	924,320	1,036,397	0	0
45	Bayside Village Center					1.53	1.47	70.1%	57.9%	10.0%	9.6%	931,094	181,777	749,317	15,374	12,270
46	Best Western Plus - Miramar					2.30	2.10	60.4%	49.6%	14.7%	13.4%	2,228,005	1,172,634	1,055,372	0	0
47	Holiday Inn Express - Sorrento Valley					2.96	2.69	52.9%	43.3%	18.7%	17.0%	3,010,441	1,686,559	1,323,882	0	0
48	h.h. gregg - Boca Raton					1.48	1.39	70.0%	60.4%	9.4%	8.9%	1,021,205	353,644	667,561	10,380	30,175
49	Bingham Office III					2.09	1.69	58.7%	49.3%	14.4%	11.6%	2,048,255	1,060,909	987,346	41,111	147,319
50	King City Square					1.54	1.37	69.9%	57.9%	10.2%	9.0%	985,214	325,763	659,451	18,879	53,034
51	South Park Office Center					1.48	1.36	74.6%	64.9%	9.8%	9.0%	992,064	367,673	624,392	13,319	39,683
52	Hampton Inn - Northwest					2.03	1.76	56.9%	46.9%	13.3%	11.5%	2,559,882	1,789,449	770,433	0	0
53	La Quinta - Old Town					2.43	2.18	57.2%	46.9%	15.4%	13.8%	2,211,221	1,364,634	846,588	0	0
54	Westgate Commons					1.59	1.45	70.8%	58.9%	10.7%	9.7%	932,025	373,394	558,631	10,499	40,898
55	River Oaks - Acquisition					1.50	1.42	74.9%	62.3%	10.1%	9.5%	947,284	422,559	524,726	29,400	0
56	CVS Marietta					1.20	1.20	69.1%	57.6%	8.1%	8.1%	419,982	8,400	411,582	0	0
57	Great Lakes Plaza					1.70	1.58	66.0%	58.4%	11.0%	10.2%	766,609	223,453	543,156	9,598	28,754
58	Hamilton Crossings					1.74	1.57	69.4%	57.2%	11.3%	10.2%	795,611	244,402	551,209	9,694	43,597
59	Comfort Suites Houston					1.78	1.60	69.1%	53.2%	13.6%	12.2%	1,608,810	970,944	637,866	0	0
60	Aramore Retail					1.48	1.42	73.5%	61.3%	10.0%	9.6%	608,435	148,442	459,994	2,722	18,144
61	Eliot Rent-A-Center					1.47	1.45	73.6%	61.8%	10.1%	10.0%	597,818	149,685	448,133	4,935	0
62	Horn Lake Self Storage					1.56	1.50	75.0%	65.6%	10.5%	10.2%	720,009	281,746	438,263	14,668	0
63	Alamo Building					1.71	1.52	64.3%	53.8%	11.6%	10.4%	704,007	262,469	441,538	9,365	38,309
64	Triple Crown Plaza					1.48	1.37	74.9%	63.0%	10.3%	9.6%	506,363	142,825	363,538	5,595	20,108
65	Arlington Arms					1.56	1.35	74.3%	62.1%	10.6%	9.2%	801,877	477,477	324,400	45,000	0
66	Cervenka Retail Portfolio					1.58	1.37	74.2%	63.9%	11.0%	9.5%	469,361	155,517	313,844	10,525	31,320
66.01	900 E. Main Street											250,178	78,015	172,163	7,342	17,480
66.02	Fayette Square											219,183	77,501	141,682	3,183	13,840
67	Kohl's - Vallejo					1.54	1.54	46.7%	38.6%	10.6%	10.6%	413,390	149,244	264,146	0	0
68	Security Public Storage - Hayward					3.98	3.91	29.3%	23.8%	24.6%	24.1%	839,714	274,613	565,100	10,913	0
69	River Run Plaza					1.95	1.78	46.3%	34.6%	13.7%	12.5%	496,531	196,225	300,306	6,771	18,667
70	Airship Self Storage					1.59	1.54	58.0%	48.3%	10.7%	10.4%	415,998	189,820	226,179	6,206	0
71	Heritage Square					1.92	1.50	63.4%	53.3%	13.4%	10.5%	271,830	136,368	135,463	4,856	24,281

A-1-11

WFRBS Commercial Mortgage Trust 2014-LC14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	U/W Net Cash Flow ($)	Occupancy Rate(3)(8)	Occupancy as-of Date	U/W Hotel ADR	U/W Hotel RevPAR	Most Recent Period	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent Capital Expenditures	Most Recent NCF ($)	Most Recent Hotel ADR	Most Recent Hotel RevPAR	Second Most Recent Period
1	AmericasMart	69,187,095	84.7%	9/13/2013			FYE 8/31/2013	135,311,362	66,209,231	69,102,131	0	69,102,131			FYE 8/31/2012
2	PennCap Portfolio	12,000,670	89.9%	11/1/2013			TTM 9/30/2013	20,398,404	8,086,942	12,311,462	0	12,311,462			Actual 2012
2.01	3701 Corporate	1,162,590	93.3%	11/1/2013			TTM 9/30/2013	1,765,467	667,675	1,097,792	0	1,097,792			Actual 2012
2.02	3773 Corporate	1,190,165	100.0%	11/1/2013			TTM 9/30/2013	1,909,450	668,230	1,241,220	0	1,241,220			Actual 2012
2.03	1605 Valley Center	820,146	84.0%	11/1/2013			TTM 9/30/2013	1,749,306	839,736	909,570	0	909,570			Actual 2012
2.04	1525 Valley Center	903,945	91.9%	11/1/2013			TTM 9/30/2013	1,546,841	667,362	879,479	0	879,479			Actual 2012
2.05	1560 Valley Center	828,746	100.0%	11/1/2013			TTM 9/30/2013	1,223,340	318,051	905,289	0	905,289			Actual 2012
2.06	1550 Valley Center	653,334	100.0%	11/1/2013			TTM 9/30/2013	899,380	249,118	650,262	0	650,262			Actual 2012
2.07	1455 Valley Center	570,761	88.0%	11/1/2013			TTM 9/30/2013	1,111,655	332,403	779,252	0	779,252			Actual 2012
2.08	1480 Valley Center	608,831	100.0%	11/1/2013			TTM 9/30/2013	698,983	348,475	350,508	0	350,508			Actual 2012
2.09	1510 Valley Center	369,912	83.5%	11/1/2013			TTM 9/30/2013	743,345	255,708	487,637	0	487,637			Actual 2012
2.10	1495 Valley Center	384,306	87.0%	11/1/2013			TTM 9/30/2013	940,586	468,735	471,851	0	471,851			Actual 2012
2.11	1640 Valley Center	471,441	100.0%	11/1/2013			TTM 9/30/2013	697,692	247,932	449,760	0	449,760			Actual 2012
2.12	57 S Commerce	180,994	92.1%	11/1/2013			TTM 9/30/2013	566,028	271,186	294,842	0	294,842			Actual 2012
2.13	1650 Valley Center	414,086	100.0%	11/1/2013			TTM 9/30/2013	155,476	206,030	-50,554	0	-50,554			Actual 2012
2.14	89 S Commerce	208,324	77.8%	11/1/2013			TTM 9/30/2013	438,064	178,427	259,637	0	259,637			Actual 2012
2.15	1660 Valley Center	259,776	81.0%	11/1/2013			TTM 9/30/2013	505,354	253,363	251,991	0	251,991			Actual 2012
2.16	1530 Valley Center	282,818	100.0%	11/1/2013			TTM 9/30/2013	482,737	201,801	280,936	0	280,936			Actual 2012
2.17	85 S Commerce	259,903	100.0%	11/1/2013			TTM 9/30/2013	377,439	96,948	280,491	0	280,491			Actual 2012
2.18	2196 Avenue C	258,406	100.0%	11/1/2013			TTM 9/30/2013	398,898	131,934	266,964	0	266,964			Actual 2012
2.19	2202 Hangar Place	220,904	100.0%	11/1/2013			TTM 9/30/2013	431,487	161,751	269,736	0	269,736			Actual 2012
2.20	754 Roble Road	205,118	89.7%	11/1/2013			TTM 9/30/2013	361,971	162,823	199,148	0	199,148			Actual 2012
2.21	83 S Commerce	170,227	81.1%	11/1/2013			TTM 9/30/2013	195,335	111,983	83,352	0	83,352			Actual 2012
2.22	87 S Commerce	125,479	60.0%	11/1/2013			TTM 9/30/2013	234,855	85,831	149,024	0	149,024			Actual 2012
2.23	974 Marcon Blvd	45,580	35.8%	11/1/2013			TTM 9/30/2013	267,878	165,083	102,795	0	102,795			Actual 2012
2.24	2201 Hangar Place	199,531	100.0%	11/1/2013			TTM 9/30/2013	372,544	145,505	227,039	0	227,039			Actual 2012
2.25	7355 William Avenue	161,545	89.0%	11/1/2013			TTM 9/30/2013	356,169	118,068	238,101	0	238,101			Actual 2012
2.26	944 Marcon Blvd	184,360	83.3%	11/1/2013			TTM 9/30/2013	351,200	136,577	214,623	0	214,623			Actual 2012
2.27	954 Marcon Blvd	191,618	100.0%	11/1/2013			TTM 9/30/2013	330,991	125,005	205,986	0	205,986			Actual 2012
2.28	7277 William Avenue	95,932	70.8%	11/1/2013			TTM 9/30/2013	275,453	116,056	159,397	0	159,397			Actual 2012
2.29	2041 Avenue C	168,244	100.0%	11/1/2013			TTM 9/30/2013	308,694	103,333	205,361	0	205,361			Actual 2012
2.30	964 Marcon Blvd	88,662	71.4%	11/1/2013			TTM 9/30/2013	244,097	139,407	104,690	0	104,690			Actual 2012
2.31	7562 Penn Drive	163,867	100.0%	11/1/2013			TTM 9/30/2013	283,777	92,279	191,498	0	191,498			Actual 2012
2.32	764 Roble Road	151,117	100.0%	11/1/2013			TTM 9/30/2013	173,912	20,127	153,785	0	153,785			Actual 2012
3	The Outlet Collection | Jersey Gardens	38,650,516	99.4%	9/25/2013			TTM 9/30/2013	62,796,006	22,603,585	40,192,421	0	40,192,421			Actual 2012
4	Westin New York at Times Square - Leased Fee	3,575,000	100.0%	2/1/2014			NAV	NAV	NAV	NAV	NAV	NAV			NAV
5	Miami International Airport Industrial Portfolio	4,165,296	86.2%	12/31/2013			TTM 10/31/2013	6,005,292	1,841,125	4,164,167	0	4,164,167			Actual 2012
6	Williams Center Towers	4,343,337	91.6%	11/12/2013			TTM 09/30/2013	8,872,999	5,709,941	3,163,058	0	3,163,058			Actual 2012
7	FRAPAG Portfolio	3,495,739	98.1%	12/31/2013			Various	5,580,256	2,303,250	3,277,006	0	3,277,006			Actual 2012
7.01	Waterview I & II	1,668,474	92.0%	12/31/2013			TTM 11/30/2013	2,597,035	1,349,550	1,247,485	0	1,247,485			Actual 2012
7.02	Northmont Distribution Center	1,080,872	100.0%	12/31/2013			Actual 2013	1,823,257	387,516	1,435,741	0	1,435,741			Actual 2012
7.03	Riverpark Distribution Center	746,393	100.0%	12/31/2013			TTM 11/30/2013	1,159,964	566,184	593,780	0	593,780			Actual 2012
8	Canadian Pacific Plaza	3,983,406	84.3%	10/31/2013			TTM 10/31/2013	6,098,474	4,590,233	1,508,241	0	1,508,241			Actual 2012
9	Calidus Student Housing Portfolio	3,700,950	94.6%	12/12/2013			TTM 9/30/2013	8,869,788	4,843,047	4,026,741	0	4,026,741			Actual 2012
9.01	Grove at Jacksonville	1,155,999	100.0%	12/12/2013			TTM 9/30/2013	2,353,322	1,162,690	1,190,632	0	1,190,632			Actual 2012
9.02	Grove at Jonesboro	998,479	89.9%	12/12/2013			TTM 9/30/2013	2,115,957	1,074,131	1,041,826	0	1,041,826			Actual 2012
9.03	Grove at Wichita	867,137	93.5%	12/12/2013			TTM 9/30/2013	2,162,631	1,285,885	876,746	0	876,746			Actual 2012
9.04	Grove at Wichita Falls	679,335	94.9%	12/12/2013			TTM 9/30/2013	2,237,878	1,320,340	917,538	0	917,538			Actual 2012
10	Caruth Plaza	2,889,455	98.4%	8/1/2013			TTM 10/31/2013	4,162,625	1,333,530	2,829,095	0	2,829,095			Actual 2012
11	Marriott Courtyard - Maui	2,858,535	81.3%	11/30/2013	190	154	TTM 11/30/2013	8,602,374	5,230,223	3,372,151	0	3,372,151	190	154	NAV
12	Lantana Cascade	2,338,529	91.6%	9/30/2013			TTM 8/31/2013	3,709,157	1,443,285	2,265,872	0	2,265,872			Actual 2012
13	Museo Apartments	2,166,505	95.7%	10/9/2013			TTM 09/30/2013	3,587,552	1,618,168	1,969,384	0	1,969,384			Actual 2012
14	West Side Mall	2,161,014	85.0%	9/30/2013			TTM 8/31/2013	3,751,490	1,359,615	2,391,875	0	2,391,875			Actual 2012
15	The Pointe at Wellington Green	2,072,863	86.8%	9/10/2013			TTM 9/30/2013	3,768,258	1,341,732	2,426,527	0	2,426,527			Actual 2012
16	465 Park Avenue Retail Condominium	2,000,000	34.0%	10/4/2013			Actual 2012	95,700	1,953,159	-1,857,459	0	-1,857,459			Actual 2011
17	Hilton Garden Inn - Indianapolis Airport	1,233,043	68.3%	10/31/2013	120	82	TTM 10/31/2013	4,743,840	3,318,855	1,424,985	0	1,424,985	120	82	Actual 2012
18	Hampton Inn - Ameriplex	1,070,617	69.2%	10/31/2013	110	76	TTM 10/31/2013	3,380,050	2,171,494	1,208,556	0	1,208,556	110	76	Actual 2012
19	ArciTerra Portfolio	2,170,186	97.1%	1/14/2014			TTM 10/31/2013	2,435,436	571,308	1,864,128	0	1,864,128			Actual 2012
19.01	Off Dep Pearl MS	325,107	100.0%	1/14/2014			TTM 10/31/2013	421,082	27,822	393,260	0	393,260			Actual 2012
19.02	Michigan Road	309,986	95.8%	1/14/2014			TTM 10/31/2013	285,408	98,005	187,403	0	187,403			Actual 2012
19.03	DG Memphis	204,600	100.0%	1/14/2014			TTM 10/31/2013	333,210	67,344	265,866	0	265,866			Actual 2012
19.04	Shoppes at Alabaster	221,025	100.0%	1/14/2014			TTM 10/31/2013	282,128	40,292	241,836	0	241,836			Actual 2012
19.05	Festival Montgomery	205,852	87.7%	1/14/2014			TTM 10/31/2013	85,717	32,634	53,083	0	53,083			Actual 2012
19.06	Walcent Kendallville IN	185,180	100.0%	1/14/2014			TTM 10/31/2013	127,147	71,330	55,817	0	55,817			Actual 2012
19.07	HD McAllen TX	159,021	100.0%	1/14/2014			TTM 10/31/2013	211,891	41,966	169,925	0	169,925			Actual 2012
19.08	MW Nashville TN	145,193	100.0%	1/14/2014			TTM 10/31/2013	196,674	20,934	175,740	0	175,740			Actual 2012
19.09	OS MT Pleasant IA	135,239	93.5%	1/14/2014			TTM 10/31/2013	237,984	79,625	158,359	0	158,359			Actual 2012
19.10	Arciterra Walcent Greenville AL	106,302	100.0%	1/14/2014			TTM 10/31/2013	158,882	27,754	131,128	0	131,128			Actual 2012
19.11	Walcent Plainwell MI	91,319	100.0%	1/14/2014			TTM 10/31/2013	16,690	27,360	-10,670	0	-10,670			Actual 2012
19.12	Chovia Shops at Mt. Airy NC	81,361	100.0%	1/14/2014			TTM 10/31/2013	78,623	36,242	42,381	0	42,381			Actual 2012
20	Coral Walk	1,873,172	94.2%	10/29/2013			TTM 7/31/2013	2,611,795	504,835	2,106,960	0	2,106,960			Actual 2012
21	Sterling Pointe Apartments	1,573,392	99.0%	10/31/2013			TTM 10/31/2013	2,404,227	860,421	1,543,806	0	1,543,806			Actual 2012
22	Camelot Village MHC	2,058,391	94.5%	9/30/2013			TTM 9/30/2013	3,077,943	964,939	2,113,004	0	2,113,004			Actual 2012
23	Madison at Woodview	1,489,230	96.6%	11/8/2013			TTM 11/30/2013	2,902,640	1,490,271	1,412,369	0	1,412,369			Actual 2012
24	Georgia Multifamily Portfolio	2,006,132	92.5%	Various			Various	6,557,239	4,237,859	2,319,380	0	2,319,380			Actual 2012
24.01	Pinnacle West	602,539	97.6%	11/7/2013			TTM 09/30/2013	1,636,307	932,491	703,816	0	703,816			Actual 2012
24.02	Hidden Oaks	340,015	90.4%	11/15/2013			TTM 10/31/2013	1,326,579	1,019,881	306,699	0	306,699			Actual 2012
24.03	Lake of the Woods	287,595	87.5%	11/7/2013			TTM 09/30/2013	1,374,787	905,441	469,347	0	469,347			Actual 2012
24.04	Wellston Ridge	315,661	95.0%	11/7/2013			TTM 09/30/2013	846,103	601,150	244,954	0	244,954			Actual 2012
24.05	Oakdale Villas	279,990	90.4%	11/7/2013			TTM 09/30/2013	759,888	414,820	345,068	0	345,068			Actual 2012
24.06	Northcrest	180,331	94.6%	11/7/2013			TTM 09/30/2013	613,574	364,077	249,496	0	249,496			Actual 2012
25	Hickory Hills MHC	1,616,792	94.6%	9/30/2013			TTM 9/30/2013	2,433,675	727,557	1,706,118	0	1,706,118			Actual 2012
26	Oliver Multifamily Portfolio	1,420,591	94.1%	8/31/2013			TTM 6/30/2013	2,788,436	1,239,913	1,548,523	0	1,548,523			Actual 2012
26.01	Tropicana	285,586	100.0%	8/31/2013			TTM 6/30/2013	459,074	192,578	266,496	0	266,496			Actual 2012
26.02	Railview	200,468	95.0%	8/31/2013			TTM 6/30/2013	413,130	166,992	246,138	0	246,138			Actual 2012
26.03	Linderhof	191,049	96.4%	8/31/2013			TTM 6/30/2013	363,339	159,545	203,794	0	203,794			Actual 2012
26.04	Piedmont Manor	168,727	100.0%	8/31/2013			TTM 6/30/2013	301,216	115,323	185,893	0	185,893			Actual 2012
26.05	Spirit Mountain	162,315	100.0%	8/31/2013			TTM 6/30/2013	273,959	103,254	170,705	0	170,705			Actual 2012
26.06	Oak Hills	145,196	85.4%	8/31/2013			TTM 6/30/2013	321,127	181,457	139,670	0	139,670			Actual 2012
26.07	Harborview	107,244	83.9%	8/31/2013			TTM 6/30/2013	230,760	98,686	132,074	0	132,074			Actual 2012
26.08	Etna Woods	91,656	100.0%	8/31/2013			TTM 6/30/2013	228,775	123,336	105,439	0	105,439			Actual 2012
26.09	Billings View	68,350	83.3%	8/31/2013			TTM 6/30/2013	197,056	98,742	98,314	0	98,314			Actual 2012
27	Residence Inn - Mystic CT	1,518,435	82.2%	9/30/2013	115	92	TTM 9/30/2013	4,675,425	2,859,822	1,815,603	0	1,815,603	115	94	Actual 2012
28	Fairborn Ohio Hotel Portfolio	1,610,627	63.3%	9/30/2013	99	62	TTM 9/30/2013	8,546,816	6,562,946	1,983,870	341,873	1,641,997	99	62	Actual 2012
28.01	Holiday Inn Fairborn	799,865	58.9%	9/30/2013	95	56	TTM 9/30/2013	5,215,896	4,168,074	1,047,822	208,636	839,186	95	56	Actual 2012
28.02	Homewood Suites Fairborn	810,762	70.5%	9/30/2013	104	73	TTM 9/30/2013	3,330,920	2,394,872	936,048	133,237	802,811	104	73	Actual 2012
29	Sanctuary Beach Resort	1,645,193	83.4%	11/30/2013	231	187	TTM 11/30/2013	4,977,570	2,963,166	2,014,404	0	2,014,404	231	193	Actual 2012
30	Clinton MHC	2,063,570	44.8%	11/1/2013			TTM 9/30/2013	2,834,037	791,481	2,042,556	0	2,042,556			Actual 2012
31	Hilton Garden Inn - Rockford	1,676,919	72.5%	10/31/2013	124	89	TTM 10/31/2013	5,078,235	3,203,772	1,874,463	0	1,874,463	124	90	Actual 2012
32	Baton Rouge MF Portfolio	1,346,681	97.1%	10/1/2013			TTM 09/30/2013	3,879,400	2,193,034	1,686,366	0	1,686,366			Actual 2012

A-1-12

WFRBS Commercial Mortgage Trust 2014-LC14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	U/W Net Cash Flow ($)	Occupancy Rate(3)(8)	Occupancy as-of Date	U/W Hotel ADR	U/W Hotel RevPAR	Most Recent Period	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent Capital Expenditures	Most Recent NCF ($)	Most Recent Hotel ADR	Most Recent Hotel RevPAR	Second Most Recent Period
32.01	Park East	495,422	97.9%	10/1/2013			TTM 09/30/2013	1,263,521	674,856	588,665	0	588,665			Actual 2012
32.02	Bellemont Victoria I	456,892	97.9%	10/1/2013			TTM 09/30/2013	1,385,637	796,612	589,024	0	589,024			Actual 2012
32.03	Bellemont Victoria II	394,367	95.5%	10/1/2013			TTM 09/30/2013	1,230,242	721,565	508,677	0	508,677			Actual 2012
33	Westridge Apartments	2,366,943	100.0%	10/31/2013			Annualized 10 10/31/2013	1,820,814	412,879	1,407,935	0	1,407,935			NAV
34	WP Carey Self Storage Portfolio III	1,239,838	76.3%	11/19/2013			TTM 10/31/2013	2,355,194	1,125,402	1,229,793	0	1,229,793			Actual 2012
34.01	Parkway Self Storage - Palm Coast	349,402	94.6%	11/19/2013			TTM 10/31/2013	528,750	175,452	353,298	0	353,298			Actual 2012
34.02	Morningstar Storage - Fayetteville	307,023	72.3%	11/19/2013			TTM 10/31/2013	550,154	234,799	315,355	0	315,355			Actual 2012
34.03	Extra Space Storage - Beaumont	267,808	68.4%	11/19/2013			TTM 10/31/2013	498,543	227,290	271,253	0	271,253			Actual 2012
34.04	Value Self Storage - Holiday	219,705	76.7%	11/19/2013			TTM 10/31/2013	489,365	296,565	192,800	0	192,800			Actual 2012
34.05	Extra Space Storage - San Bernardino	95,900	75.0%	11/19/2013			TTM 10/31/2013	288,383	191,296	97,087	0	97,087			Actual 2012
35	Hampton Inn Austin	1,380,807	69.6%	12/2/2013	121	84	TTM 12/2/2013	3,821,049	2,303,258	1,517,791	152,842	1,364,949	121	84	Actual 2012
36	Crye Portfolio	1,189,960	97.4%	12/11/2013			T-12 11/30/2013	2,001,519	624,060	1,377,459	0	1,377,459			Actual 2012
36.01	Cool Springs	401,470	100.0%	12/11/2013			T-12 11/30/2013	564,868	165,131	399,736	0	399,736			Actual 2012
36.02	Gunbarrel	238,154	100.0%	12/11/2013			T-12 11/30/2013	416,603	140,264	276,339	0	276,339			Actual 2012
36.03	1200 Market	163,857	100.0%	12/11/2013			T-12 11/30/2013	343,600	111,632	231,967	0	231,967			Actual 2012
36.04	Peachtree	173,008	100.0%	12/11/2013			T-12 11/30/2013	274,136	74,833	199,303	0	199,303			Actual 2012
36.05	Ooltewah	150,464	100.0%	12/11/2013			T-12 11/30/2013	265,250	78,168	187,083	0	187,083			Actual 2012
36.06	Alpharetta	63,008	68.0%	12/11/2013			T-12 11/30/2013	137,062	54,032	83,030	0	83,030			Actual 2012
37	Greene Crossing Shopping Center	969,739	86.1%	9/30/2013			TTM 10/31/2013	1,492,139	320,778	1,171,361	0	1,171,361			Actual 2012
38	Security Public Storage - Daly City	1,058,673	97.7%	10/31/2013			TTM 11/30/2013	1,502,601	370,542	1,132,059	0	1,132,059			Actual 2012
39	College Square	997,577	87.6%	1/16/2014			TTM 10/31/2013	1,055,301	430,429	624,872	0	624,872			Actual 2012
40	Nogales Plaza	1,044,486	97.8%	10/1/2013			TTM 7/31/2013	1,494,604	475,725	1,018,879	65,985	952,894			Actual 2012
41	HIE Houston West	1,053,066	65.5%	11/30/2013	112	74	TTM 11/30/2013	2,654,685	1,079,814	1,574,871	205,032	1,369,839	112	74	Actual 2012
42	Security Public Storage - San Francisco	787,406	97.2%	10/31/2013			TTM 11/30/2013	1,292,972	396,844	896,128	0	896,128			Actual 2012
43	Staybridge Suites - Omaha	986,095	78.4%	11/30/2013	93	73	TTM 11/30/2013	2,747,562	1,659,472	1,088,090	109,902	978,188	93	73	Actual 2012
44	HIE Ashland	935,099	79.4%	10/31/2013	98	78	TTM 10/31/2013	1,960,717	907,523	1,053,195	0	1,053,195	98	78	Actual 2012
45	Bayside Village Center	721,673	100.0%	11/22/2013			TTM 10/31/2013	859,242	181,806	677,436	0	677,436			Actual 2012
46	Best Western Plus - Miramar	966,252	65.0%	9/30/2013	88	57	TTM 9/30/2013	2,227,567	1,158,874	1,068,693	0	1,068,693	88	57	Actual 2012
47	Holiday Inn Express - Sorrento Valley	1,203,465	79.8%	7/31/2013	130	103	TTM 7/31/2013	3,011,202	1,681,957	1,329,245	0	1,329,245	130	103	Actual 2012
48	h.h. gregg - Boca Raton	627,006	100.0%	2/6/2014			TTM 9/30/2013	1,035,249	263,380	771,869	0	771,869			Actual 2012
49	Bingham Office III	798,916	82.2%	9/10/2013			TTM 8/31/2013	1,622,494	937,437	685,056	0	685,056			Actual 2012
50	King City Square	587,538	91.0%	10/1/2013			Actual 2012	954,834	336,285	618,549	0	618,549			Actual 2011
51	South Park Office Center	571,390	100.0%	11/8/2013			Annualized 9 9/30/2013	995,299	357,023	638,277	0	638,277			Actual 2012
52	Hampton Inn - Northwest	668,037	61.8%	10/31/2013	101	63	TTM 10/31/2013	2,559,882	1,785,162	774,720	0	774,720	101	63	Actual 2012
53	La Quinta - Old Town	758,139	70.9%	9/30/2013	103	73	TTM 9/30/2013	2,212,679	1,353,452	859,227	0	859,227	103	73	Actual 2012
54	Westgate Commons	507,234	86.4%	8/31/2013			TTM 08/31/2013	862,952	380,813	482,140	0	482,140			Actual 2012
55	River Oaks - Acquisition	495,326	98.0%	12/17/2013			TTM 10/31/2013	947,284	398,720	548,565	0	548,565			Actual 2012
56	CVS Marietta	411,582	100.0%	2/1/2014			TTM 11/30/2013	424,224	0	424,224	0	424,224			Actual 2012
57	Great Lakes Plaza	504,804	100.0%	12/9/2013			NAV	NAV	NAV	NAV	NAV	NAV			NAV
58	Hamilton Crossings	497,918	84.4%	12/23/2013			TTM 11/30/2013	580,367	202,490	377,877	0	377,877			Actual 2012
59	Comfort Suites Houston	573,514	69.7%	11/30/2013	96	67	TTM 11/30/2013	1,608,810	973,017	635,793	64,352	571,441	96	67	Actual 2012
60	Aramore Retail	439,128	92.5%	12/1/2013			TTM 11/30/2013	564,681	133,869	430,812	0	430,812			Actual 2012
61	Eliot Rent-A-Center	443,198	94.7%	10/21/2013			TTM 09/30/2013	564,484	100,990	463,494	0	463,494			Actual 2012
62	Horn Lake Self Storage	423,595	91.8%	8/31/2013			TTM 11/30/2013	723,754	270,786	452,968	0	452,968			Actual 2012
63	Alamo Building	393,864	92.8%	9/30/2013			TTM 9/30/2013	754,618	260,895	493,723	0	493,723			Actual 2012
64	Triple Crown Plaza	337,835	89.7%	11/1/2013			TTM 10/31/2013	508,226	150,971	357,255	2,915	354,340			TEM 12/31/2012
65	Arlington Arms	279,400	83.3%	11/19/2013			TTM 11/30/2013	826,796	478,666	348,130	0	348,130			Actual 2012
66	Cervenka Retail Portfolio	271,999	100.0%	Various			Various	493,921	130,158	363,763	0	354,643			Actual 2012
66.01	900 E. Main Street	147,341	100.0%	10/16/2013			TTM 11/30/2013	250,041	69,539	180,501	0	174,381			Actual 2012
66.02	Fayette Square	124,658	100.0%	12/13/2013			TTM 12/31/2013	243,880	60,618	183,261	0	180,261			Actual 2012
67	Kohl's - Vallejo	264,146	100.0%	2/1/2014			Annualized 8 8/31/2013	254,705	12,735	241,970	0	241,970			Actual 2012
68	Security Public Storage - Hayward	554,187	88.5%	9/30/2013			TTM 10/31/2013	840,506	272,132	568,374	0	568,374			Actual 2012
69	River Run Plaza	274,868	100.0%	1/3/2014			TTM 11/30/2013	511,115	150,315	360,801	0	360,801			Actual 2012
70	Airship Self Storage	219,972	81.3%	10/31/2013			TTM 10/31/2013	416,019	241,201	174,818	0	174,818			Actual 2012
71	Heritage Square	106,325	100.0%	11/1/2013			TTM 10/31/2013	307,354	139,717	167,638	0	167,638			Actual 2012

A-1-13

WFRBS Commercial Mortgage Trust 2014-LC14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Second Most Recent Revenues ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent Capital Expenditures	Second Most Recent NCF ($)	Second Most Recent Hotel ADR	Second Most Recent Hotel RevPAR	Third Most Recent Period	Third Most Recent Revenues ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent Capital Expenditures	Third Most Recent NCF ($)	Third Most Recent Hotel ADR
1	AmericasMart	127,784,789	64,098,847	63,685,942	0	63,685,942			FYE 8/31/2011	125,361,298	62,054,303	63,306,995	0	63,306,995
2	PennCap Portfolio	18,654,969	7,322,070	11,332,899	0	11,332,899			12/31/2011 (Annualized)	18,709,853	7,158,785	11,551,068	0	11,551,068
2.01	3701 Corporate	1,544,856	595,290	949,566	0	949,566			12/31/2011 (Annualized)	1,739,912	572,228	1,167,684	0	1,167,684
2.02	3773 Corporate	1,890,026	626,918	1,263,108	0	1,263,108			12/31/2011 (Annualized)	1,721,175	583,560	1,137,615	0	1,137,615
2.03	1605 Valley Center	1,863,334	819,972	1,043,362	0	1,043,362			12/31/2011 (Annualized)	2,016,168	858,722	1,157,447	0	1,157,447
2.04	1525 Valley Center	1,202,120	619,809	582,311	0	582,311			12/31/2011 (Annualized)	1,084,661	506,847	577,814	0	577,814
2.05	1560 Valley Center	1,012,622	304,974	707,648	0	707,648			12/31/2011 (Annualized)	905,142	358,868	546,275	0	546,275
2.06	1550 Valley Center	856,974	222,546	634,428	0	634,428			12/31/2011 (Annualized)	820,356	200,789	619,568	0	619,568
2.07	1455 Valley Center	1,147,437	321,790	825,647	0	825,647			12/31/2011 (Annualized)	989,801	323,726	666,075	0	666,075
2.08	1480 Valley Center	44,558	104,818	-60,260	0	-60,260			12/31/2011 (Annualized)	0	0	0	0	0
2.09	1510 Valley Center	761,430	246,694	514,736	0	514,736			12/31/2011 (Annualized)	757,592	230,742	526,850	0	526,850
2.10	1495 Valley Center	1,008,457	448,481	559,976	0	559,976			12/31/2011 (Annualized)	957,944	456,887	501,057	0	501,057
2.11	1640 Valley Center	666,295	227,153	439,142	0	439,142			12/31/2011 (Annualized)	684,935	234,888	450,047	0	450,047
2.12	57 S Commerce	520,505	228,233	292,272	0	292,272			12/31/2011 (Annualized)	535,958	220,139	315,819	0	315,819
2.13	1650 Valley Center	65,556	185,065	-119,509	0	-119,509			12/31/2011 (Annualized)	321,566	196,985	124,581	0	124,581
2.14	89 S Commerce	419,281	163,838	255,443	0	255,443			12/31/2011 (Annualized)	492,585	190,622	301,964	0	301,964
2.15	1660 Valley Center	489,109	232,255	256,854	0	256,854			12/31/2011 (Annualized)	514,383	215,787	298,596	0	298,596
2.16	1530 Valley Center	478,539	167,581	310,958	0	310,958			12/31/2011 (Annualized)	441,155	143,613	297,542	0	297,542
2.17	85 S Commerce	381,431	90,817	290,614	0	290,614			12/31/2011 (Annualized)	392,817	88,179	304,638	0	304,638
2.18	2196 Avenue C	389,965	113,054	276,911	0	276,911			12/31/2011 (Annualized)	355,455	116,514	238,941	0	238,941
2.19	2202 Hangar Place	449,415	144,707	304,708	0	304,708			12/31/2011 (Annualized)	415,025	156,947	258,078	0	258,078
2.20	754 Roble Road	358,374	147,737	210,637	0	210,637			12/31/2011 (Annualized)	344,090	151,452	192,638	0	192,638
2.21	83 S Commerce	84,095	107,359	-23,264	0	-23,264			12/31/2011 (Annualized)	120,585	79,947	40,638	0	40,638
2.22	87 S Commerce	232,338	93,697	138,641	0	138,641			12/31/2011 (Annualized)	234,644	95,801	138,843	0	138,843
2.23	974 Marcon Blvd	232,754	162,035	70,719	0	70,719			12/31/2011 (Annualized)	239,538	152,664	86,874	0	86,874
2.24	2201 Hangar Place	308,300	144,321	163,979	0	163,979			12/31/2011 (Annualized)	254,057	146,448	107,609	0	107,609
2.25	7355 William Avenue	334,621	115,328	219,293	0	219,293			12/31/2011 (Annualized)	382,421	118,442	263,979	0	263,979
2.26	944 Marcon Blvd	353,028	131,644	221,384	0	221,384			12/31/2011 (Annualized)	342,029	135,222	206,807	0	206,807
2.27	954 Marcon Blvd	326,767	116,237	210,530	0	210,530			12/31/2011 (Annualized)	321,210	115,025	206,186	0	206,186
2.28	7277 William Avenue	251,072	101,388	149,684	0	149,684			12/31/2011 (Annualized)	260,277	108,833	151,445	0	151,445
2.29	2041 Avenue C	230,186	100,521	129,665	0	129,665			12/31/2011 (Annualized)	260,451	123,566	136,886	0	136,886
2.30	964 Marcon Blvd	296,047	143,245	152,802	0	152,802			12/31/2011 (Annualized)	347,831	152,316	195,515	0	195,515
2.31	7562 Penn Drive	280,015	82,403	197,612	0	197,612			12/31/2011 (Annualized)	269,813	73,263	196,550	0	196,550
2.32	764 Roble Road	175,462	12,160	163,302	0	163,302			12/31/2011 (Annualized)	186,285	49,770	136,515	0	136,515
3	The Outlet Collection | Jersey Gardens	59,644,331	22,997,948	36,646,383	0	36,646,383			Actual 2011	58,006,411	23,018,749	34,987,662	0	34,987,662
4	Westin New York at Times Square - Leased Fee	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
5	Miami International Airport Industrial Portfolio	6,082,272	1,578,112	4,504,160	0	4,504,160			Actual 2011	6,119,977	1,877,749	4,242,228	0	4,242,228
6	Williams Center Towers	8,605,535	5,446,264	3,159,271	0	3,159,271			Actual 2011	8,682,649	5,391,105	3,291,544	0	3,291,544
7	FRAPAG Portfolio	5,763,541	2,476,441	3,287,100	0	3,287,100			Actual 2011	5,460,664	2,090,272	3,370,392	0	3,370,392
7.01	Waterview I & II	2,748,098	1,463,370	1,284,728	0	1,284,728			Actual 2011	2,518,032	1,285,957	1,232,075	0	1,232,075
7.02	Northmont Distribution Center	1,683,554	369,887	1,313,667	0	1,313,667			Actual 2011	1,793,883	360,856	1,433,027	0	1,433,027
7.03	Riverpark Distribution Center	1,331,889	643,184	688,705	0	688,705			Actual 2011	1,148,749	443,459	705,290	0	705,290
8	Canadian Pacific Plaza	5,343,531	4,410,887	932,644	0	932,644			Actual 2011	1,938,985	1,411,235	527,750	0	527,750
9	Calidus Student Housing Portfolio	8,536,298	4,872,050	3,664,248	0	3,664,248			Actual 2011	8,134,604	4,617,831	3,516,773	0	3,516,773
9.01	Grove at Jacksonville	2,245,361	1,239,185	1,006,176	0	1,006,176			Actual 2011	1,938,169	1,156,642	781,527	0	781,527
9.02	Grove at Jonesboro	2,090,416	1,018,453	1,071,963	0	1,071,963			Actual 2011	2,203,761	975,183	1,228,578	0	1,228,578
9.03	Grove at Wichita	1,955,545	1,306,941	648,604	0	648,604			Actual 2011	2,020,241	1,088,479	931,762	0	931,762
9.04	Grove at Wichita Falls	2,244,976	1,307,471	937,505	0	937,505			Actual 2011	1,972,433	1,397,527	574,906	0	574,906
10	Caruth Plaza	4,062,595	1,316,910	2,745,684	0	2,745,684			Actual 2011	4,187,951	1,183,516	3,004,435	0	3,004,435
11	Marriott Courtyard - Maui	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
12	Lantana Cascade	3,660,853	1,437,511	2,223,342	0	2,223,342			Actual 2011	3,426,098	1,436,714	1,989,384	0	1,989,384
13	Museo Apartments	3,435,418	1,517,306	1,918,112	0	1,918,112			Actual 2011	3,153,138	1,429,117	1,724,021	0	1,724,021
14	West Side Mall	3,769,441	1,291,054	2,478,387	0	2,478,387			Actual 2011	3,752,764	1,331,132	2,421,632	0	2,421,632
15	The Pointe at Wellington Green	3,729,854	1,319,671	2,410,183	0	2,410,183			Actual 2011	3,760,259	1,263,291	2,496,968	0	2,496,968
16	465 Park Avenue Retail Condominium	736,298	1,917,676	-1,181,378	0	-1,181,378			NAV	NAV	NAV	NAV	NAV	NAV
17	Hilton Garden Inn - Indianapolis Airport	4,767,731	3,224,828	1,542,903	0	1,542,903	122	82	Actual 2011	4,329,746	3,146,832	1,182,914	0	1,182,914	111
18	Hampton Inn - Ameriplex	3,369,407	2,158,312	1,211,095	0	1,211,095	112	76	Actual 2011	3,060,550	2,046,192	1,014,358	0	1,014,358	102
19	ArciTerra Portfolio	2,859,507	661,532	2,197,974	0	2,197,974			Actual 2011	2,744,689	732,685	2,012,004	0	2,012,004
19.01	Off Dep Pearl MS	452,753	55,641	397,112	0	397,112			Actual 2011	467,951	83,155	384,797	0	384,797
19.02	Michigan Road	280,291	130,532	149,759	0	149,759			Actual 2011	316,477	148,244	168,233	0	168,233
19.03	DG Memphis	334,356	74,695	259,661	0	259,661			Actual 2011	271,483	83,929	187,554	0	187,554
19.04	Shoppes at Alabaster	295,598	41,629	253,969	0	253,969			Actual 2011	281,255	39,236	242,019	0	242,019
19.05	Festival Montgomery	153,038	41,410	111,629	0	111,629			Actual 2011	124,341	40,089	84,252	0	84,252
19.06	Walcent Kendallville IN	234,349	65,638	168,711	0	168,711			Actual 2011	231,532	64,888	166,644	0	166,644
19.07	HD McAllen TX	255,945	42,688	213,256	0	213,256			Actual 2011	190,246	62,341	127,906	0	127,906
19.08	MW Nashville TN	199,561	28,658	170,903	0	170,903			Actual 2011	214,702	29,997	184,705	0	184,705
19.09	OS MT Pleasant IA	243,736	91,286	152,450	0	152,450			Actual 2011	238,374	95,106	143,268	0	143,268
19.10	Arciterra Walcent Greenville AL	163,645	30,342	133,303	0	133,303			Actual 2011	159,103	29,397	129,706	0	129,706
19.11	Walcent Plainwell MI	95,177	23,870	71,306	0	71,306			Actual 2011	100,740	24,432	76,308	0	76,308
19.12	Chovia Shops at Mt. Airy NC	151,058	35,144	115,914	0	115,914			Actual 2011	148,485	31,872	116,613	0	116,613
20	Coral Walk	2,529,680	512,479	2,017,201	0	2,017,201			Actual 2011	2,433,128	502,202	1,930,926	0	1,930,926
21	Sterling Pointe Apartments	2,339,865	838,765	1,501,100	0	1,501,100			Actual 2011	2,507,374	863,128	1,644,246	0	1,644,246
22	Camelot Village MHC	3,039,960	922,465	2,117,495	0	2,117,495			Actual 2011	2,983,342	880,358	2,102,984	0	2,102,984
23	Madison at Woodview	2,821,131	1,459,966	1,361,165	0	1,361,165			Actual 2011	2,687,139	1,384,195	1,302,944	0	1,302,944
24	Georgia Multifamily Portfolio	6,450,553	4,161,266	2,289,287	0	2,289,287			Actual 2011	6,620,300	4,022,000	2,598,299	0	2,598,299
24.01	Pinnacle West	1,586,656	961,384	625,272	0	625,272			Actual 2011	1,641,121	922,662	718,459	0	718,459
24.02	Hidden Oaks	1,290,544	913,377	377,167	0	377,167			Actual 2011	1,383,160	843,393	539,767	0	539,767
24.03	Lake of the Woods	1,332,089	952,477	379,612	0	379,612			Actual 2011	1,293,439	996,941	296,498	0	296,498
24.04	Wellston Ridge	853,485	510,436	343,049	0	343,049			Actual 2011	928,024	463,558	464,466	0	464,466
24.05	Oakdale Villas	778,100	438,276	339,824	0	339,824			Actual 2011	751,092	422,847	328,245	0	328,245
24.06	Northcrest	609,679	385,316	224,363	0	224,363			Actual 2011	623,463	372,600	250,863	0	250,863
25	Hickory Hills MHC	2,220,772	675,057	1,545,715	0	1,545,715			Actual 2011	2,253,710	684,205	1,569,505	0	1,569,505
26	Oliver Multifamily Portfolio	2,765,131	1,207,396	1,557,735	0	1,557,735			Actual 2011	2,753,403	1,245,523	1,507,879	0	1,507,879
26.01	Tropicana	454,375	205,957	248,418	0	248,418			Actual 2011	467,642	224,622	243,020	0	243,020
26.02	Railview	405,467	154,806	250,661	0	250,661			Actual 2011	403,834	163,799	240,035	0	240,035
26.03	Linderhof	354,030	169,001	185,029	0	185,029			Actual 2011	366,146	191,392	174,754	0	174,754
26.04	Piedmont Manor	288,873	109,513	179,360	0	179,360			Actual 2011	266,752	106,315	160,436	0	160,436
26.05	Spirit Mountain	248,403	100,067	148,336	0	148,336			Actual 2011	259,623	105,462	154,161	0	154,161
26.06	Oak Hills	343,600	148,634	194,966	0	194,966			Actual 2011	346,471	140,054	206,417	0	206,417
26.07	Harborview	224,745	94,061	130,684	0	130,684			Actual 2011	209,853	98,237	111,616	0	111,616
26.08	Etna Woods	232,301	137,091	95,210	0	95,210			Actual 2011	228,209	127,256	100,953	0	100,953
26.09	Billings View	213,337	88,267	125,070	0	125,070			Actual 2011	204,874	88,386	116,488	0	116,488
27	Residence Inn - Mystic CT	4,557,621	2,857,469	1,700,152	0	1,700,152	112	92	Actual 2011	4,596,582	2,821,821	1,774,761	0	1,774,761	112
28	Fairborn Ohio Hotel Portfolio	8,756,141	6,617,056	2,139,085	350,246	1,788,839	99	64	Actual 2011	8,902,871	6,845,676	2,057,195	356,115	1,701,080	96
28.01	Holiday Inn Fairborn	5,285,875	4,113,295	1,172,580	211,435	961,145	94	57	Actual 2011	5,516,417	4,319,847	1,196,570	220,657	975,913	93
28.02	Homewood Suites Fairborn	3,470,266	2,503,761	966,505	138,811	827,694	106	76	Actual 2011	3,386,454	2,525,829	860,625	135,458	725,167	101
29	Sanctuary Beach Resort	4,290,716	2,674,665	1,616,051	0	1,616,051	216	167	Actual 2011	4,089,303	2,624,036	1,465,267	0	1,465,267	200
30	Clinton MHC	2,907,179	797,395	2,109,784	0	2,109,784			Actual 2011	2,859,091	717,322	2,141,769	0	2,141,769
31	Hilton Garden Inn - Rockford	5,308,119	3,322,887	1,985,232	0	1,985,232	120	94	Actual 2011	4,531,262	3,041,201	1,490,061	0	1,490,061	111
32	Baton Rouge MF Portfolio	3,793,964	2,238,199	1,555,765	0	1,555,765			Actual 2011	3,801,133	2,053,891	1,747,242	0	1,747,242

A-1-14

WFRBS Commercial Mortgage Trust 2014-LC14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Second Most Recent Revenues ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent Capital Expenditures	Second Most Recent NCF ($)	Second Most Recent Hotel ADR	Second Most Recent Hotel RevPAR	Third Most Recent Period	Third Most Recent Revenues ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent Capital Expenditures	Third Most Recent NCF ($)	Third Most Recent Hotel ADR
32.01	Park East	1,237,705	725,169	512,536	0	512,536			Actual 2011	1,229,192	647,342	581,850	0	581,850
32.02	Bellemont Victoria I	1,336,949	773,564	563,385	0	563,385			Actual 2011	1,372,074	754,590	617,484	0	617,484
32.03	Bellemont Victoria II	1,219,310	739,465	479,845	0	479,845			Actual 2011	1,199,867	651,959	547,908	0	547,908
33	Westridge Apartments	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
34	WP Carey Self Storage Portfolio III	2,343,407	1,067,539	1,275,868	0	1,275,868			Actual 2011	2,085,032	777,929	1,307,103	0	1,307,103
34.01	Parkway Self Storage - Palm Coast	498,329	162,547	335,782	0	335,782			Actual 2011	483,342	130,278	353,064	0	353,064
34.02	Morningstar Storage - Fayetteville	606,164	236,301	369,863	0	369,863			Actual 2011	684,376	248,042	436,334	0	436,334
34.03	Extra Space Storage - Beaumont	470,430	206,228	264,202	0	264,202			Actual 2011	545,220	200,158	345,062	0	345,062
34.04	Value Self Storage - Holiday	483,022	285,459	197,564	0	197,564			NAV	NAV	NAV	NAV	NAV	NAV
34.05	Extra Space Storage - San Bernardino	285,462	177,004	108,458	0	108,458			Actual 2011	372,094	199,450	172,643	0	172,643
35	Hampton Inn Austin	3,637,141	2,163,948	1,473,193	145,486	1,327,707	115	81	Actual 2011	3,453,695	1,919,972	1,533,723	138,148	1,395,575	108
36	Crye Portfolio	1,892,861	640,656	1,252,205	0	1,252,205			Actual 2011	1,715,286	600,590	1,114,696	0	1,114,696
36.01	Cool Springs	547,398	164,148	383,250	0	383,250			Actual 2011	488,474	165,190	323,284	0	323,284
36.02	Gunbarrel	413,572	150,143	263,429	0	263,429			Actual 2011	448,790	141,650	307,140	0	307,140
36.03	1200 Market	329,499	117,006	212,493	0	212,493			Actual 2011	318,399	109,881	208,519	0	208,519
36.04	Peachtree	249,260	82,001	167,259	0	167,259			Actual 2011	133,240	81,229	52,011	0	52,011
36.05	Ooltewah	252,574	76,768	175,806	0	175,806			Actual 2011	241,643	71,479	170,163	0	170,163
36.06	Alpharetta	100,558	50,590	49,968	0	49,968			Actual 2011	84,740	31,161	53,579	0	53,579
37	Greene Crossing Shopping Center	1,459,015	327,954	1,131,061	0	1,131,061			Actual 2011	1,408,209	333,885	1,074,324	0	1,074,324
38	Security Public Storage - Daly City	1,375,657	360,013	1,015,644	0	1,015,644			Actual 2011	1,288,175	361,271	926,904	0	926,904
39	College Square	654,562	416,288	238,274	0	238,274			Actual 2011	720,792	400,465	320,327	0	320,327
40	Nogales Plaza	1,517,783	468,760	1,049,023	65,512	983,511			Actual 2011	1,453,664	438,325	1,015,339	28,530	986,809
41	HIE Houston West	2,293,488	973,207	1,320,282	139,073	1,181,209	102	64	Actual 2011	1,791,808	889,577	902,232	0	902,232	101
42	Security Public Storage - San Francisco	1,198,257	382,262	815,995	0	815,995			Actual 2011	1,135,820	363,703	772,117	0	772,117
43	Staybridge Suites - Omaha	2,382,138	1,441,778	940,360	95,286	845,074	92	63	NAV	NAV	NAV	NAV	NAV	NAV	NAV
44	HIE Ashland	1,944,331	816,664	1,127,667	0	1,127,667	95	74	Actual 2011	1,854,728	902,597	952,131	0	952,131	90
45	Bayside Village Center	875,810	167,926	707,884	0	707,884			Actual 2011	896,713	177,156	719,557	0	719,557
46	Best Western Plus - Miramar	2,050,133	1,071,377	978,756	0	978,756	86	52	Actual 2011	1,814,726	985,652	829,074	0	829,074	86
47	Holiday Inn Express - Sorrento Valley	2,829,798	1,625,585	1,204,213	0	1,204,213	127	97	Actual 2011	2,625,388	1,535,967	1,089,421	0	1,089,421	119
48	h.h. gregg - Boca Raton	940,757	235,576	705,181	0	705,181			Actual 2011	942,751	235,151	707,600	0	707,600
49	Bingham Office III	1,517,916	932,836	585,080	0	585,080			Actual 2011	1,223,969	824,727	399,242	0	399,242
50	King City Square	924,320	281,508	642,812	0	642,812			Actual 2010	941,704	278,967	662,737	0	662,737
51	South Park Office Center	625,812	299,941	325,870	0	325,870			NAV	NAV	NAV	NAV	NAV	NAV
52	Hampton Inn - Northwest	2,588,780	1,760,280	828,500	0	828,500	102	63	Actual 2011	2,178,269	1,553,758	624,511	0	624,511	94
53	La Quinta - Old Town	2,318,548	1,392,043	926,505	0	926,505	99	74	Actual 2011	2,052,104	1,312,707	739,397	0	739,397	87
54	Westgate Commons	803,358	349,579	453,779	0	453,779			Actual 2011	729,596	373,608	355,988	0	355,988
55	River Oaks - Acquisition	927,362	366,493	560,869	0	560,869			Actual 2011	876,096	371,054	505,042	0	505,042
56	CVS Marietta	424,224	0	424,224	0	424,224			Actual 2011	424,224	0	424,224	0	424,224
57	Great Lakes Plaza	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
58	Hamilton Crossings	629,846	236,029	393,816	0	393,816			NAV	NAV	NAV	NAV	NAV	NAV
59	Comfort Suites Houston	1,428,388	849,994	578,394	57,136	521,258	85	59	Actual 2011	1,091,342	681,752	409,589	43,654	365,936	86
60	Aramore Retail	466,697	121,704	344,993	17,177	327,816			Actual 2011	467,622	137,663	329,959	13,611	316,348
61	Eliot Rent-A-Center	547,389	116,164	431,225	0	431,225			Actual 2011	534,120	125,765	408,355	0	408,355
62	Horn Lake Self Storage	666,258	260,291	405,968	0	405,968			Actual 2011	600,537	239,691	360,847	0	360,847
63	Alamo Building	769,519	267,961	501,558	0	501,558			Actual 2011	712,289	277,809	434,481	0	434,481
64	Triple Crown Plaza	441,951	118,642	323,309	2,500	320,809			NAV	NAV	NAV	NAV	NAV	NAV
65	Arlington Arms	802,361	510,018	292,343	0	292,343			Actual 2011	780,730	511,834	268,896	0	268,896
66	Cervenka Retail Portfolio	444,914	86,681	358,233	0	328,233			Actual 2011	351,406	97,675	253,731	0	252,111
66.01	900 E. Main Street	197,944	25,209	172,735	0	172,735			Actual 2011	98,833	24,322	74,510	0	72,890
66.02	Fayette Square	246,970	61,472	185,498	0	155,498			Actual 2011	252,573	73,352	179,221	0	179,221
67	Kohl's - Vallejo	254,705	12,736	241,969	0	241,969			Actual 2011	254,705	12,715	241,990	0	241,990
68	Security Public Storage - Hayward	742,006	259,875	482,131	0	482,131			Actual 2011	705,569	269,036	436,533	0	436,533
69	River Run Plaza	478,772	143,440	335,332	0	335,332			Actual 2011	495,003	192,217	302,786	0	302,786
70	Airship Self Storage	359,612	211,836	147,777	0	147,777			Actual 2011	318,379	231,237	87,142	0	87,142
71	Heritage Square	302,944	149,240	153,704	6,807	146,897			Actual 2011	239,492	137,863	101,629	4,554	97,075

A-1-15

WFRBS Commercial Mortgage Trust 2014-LC14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Third Most Recent Hotel RevPAR	Master Lease (Y/N)	Largest Tenant Name(8)(9)(11)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA	Largest Tenant Exp. Date	2nd Largest Tenant Name(8)(9)	2nd Largest Tenant Sq. Ft.	2nd Largest Tenant % of NRA	2nd Largest Tenant Exp. Date
1	AmericasMart		N
2	PennCap Portfolio		N	Various	Various	Various	Various	Various	Various	Various	Various
2.01	3701 Corporate		N	Fisher Clinical Services	12,028	16.0%	11/30/2017	Mass Mutual Life Insurance	8,733	11.6%	1/31/2019
2.02	3773 Corporate		N	Aesculap, Inc.	55,700	78.5%	8/31/2022	Familywize Community Svcs Inc	4,367	6.2%	8/31/2014
2.03	1605 Valley Center		N	Easton Hospital	46,522	49.0%	5/31/2019	IMS Health, Inc.	15,821	16.7%	10/31/2016
2.04	1525 Valley Center		N	Concannon, Miller & Co. P.C.	27,734	37.0%	10/31/2022	The Guardian Life Ins. Co.	22,000	29.3%	1/31/2018
2.05	1560 Valley Center		N	Lehigh Valley Academy	51,400	100.0%	8/31/2023
2.06	1550 Valley Center		N	Lehigh Valley Academy	35,230	81.2%	8/31/2023	Nobel Learning Communities	8,170	18.8%	6/30/2017
2.07	1455 Valley Center		N	Life Ins Company Of N America	41,918	77.5%	10/31/2016	Central Penn Inc	5,700	10.5%	5/31/2016
2.08	1480 Valley Center		N	Flowserve US Inc	51,793	100.0%	12/31/2022
2.09	1510 Valley Center		N	Visiting Nurses Association	22,408	46.5%	12/31/2016 (16,555 sqft) 1/31/2015 (5,853 sqft)	Volt Information Services Inc	7,265	15.1%	6/30/2015
2.10	1495 Valley Center		N	Marshall, Dennehey, Warner	12,490	28.5%	8/31/2014	HCSC-Blood Center	11,901	27.2%	2/28/2014
2.11	1640 Valley Center		N	Lehigh Valley Academy	25,539	82.8%	8/31/2023	Bonsall Shafferman Architec	5,311	17.2%	10/31/2017
2.12	57 S Commerce		N	Kids In Cooperation Development	22,800	29.8%	5/31/2014	Office Basics Inc	10,000	13.1%	2/28/2015
2.13	1650 Valley Center		N	Lehigh Valley Academy	29,240	100.0%	8/31/2023 (22,491 sqft) 8/31/2018 (6,749 sqft)
2.14	89 S Commerce		N	Communications Data Svcs Inc	25,090	58.1%	11/30/2015	Allcare Medical SNJ LLC	8,510	19.7%	10/31/2018
2.15	1660 Valley Center		N	PNC Bank National Association	9,544	34.7%	5/31/2017	Stratix Systems Inc.	4,980	18.1%	5/31/2015
2.16	1530 Valley Center		N	Berkheimer Outsourcing Inc	46,400	100.0%	12/31/2020
2.17	85 S Commerce		N	The Guardian Life Insurance Co	15,210	72.0%	1/31/2017	St.Luke's Hospital Of PA	5,909	28.0%	3/31/2016
2.18	2196 Avenue C		N	Lehigh University	31,140	100.0%	6/30/2016
2.19	2202 Hangar Place		N	The Wasserstrom Company	66,495	100.0%	6/30/2014
2.20	754 Roble Road		N	National Museum Of Industrial History	9,600	20.5%	6/30/2015	Wb Mason Co. Inc.	9,600	20.5%	7/31/2015
2.21	83 S Commerce		N	St.Lukes Hospital Of Bethlehem	5,565	28.9%	5/31/2016	Humanworks Affiliates, Inc.	4,870	25.3%	12/31/2017
2.22	87 S Commerce		N	St Luke's Hospital	9,705	42.8%	2/28/2014	The Perry Law Firm LLC	3,100	13.7%	12/30/2016
2.23	974 Marcon Blvd		N	XO Communications	11,600	29.6%	12/31/2018	PA Cyber Charter School	2,450	6.3%	8/31/2017
2.24	2201 Hangar Place		N	Sterling Starlifts Inc	32,045	61.3%	7/31/2018	Duggan & Marcon Inc	20,255	38.7%	6/30/2017
2.25	7355 William Avenue		N	Teco-Westinghouse Motor	24,340	56.1%	9/30/2016	Otis Elevator Company	4,800	11.1%	3/31/2015
2.26	944 Marcon Blvd		N	Telerx Marketing Inc (Dark - Merck Credit)	20,820	54.2%	8/31/2019	Centimark Corporation	8,880	23.1%	3/31/2017
2.27	954 Marcon Blvd		N	Telerx Marketing Inc	30,140	100.0%	8/31/2019
2.28	7277 William Avenue		N	Akrion Systems LLC	14,640	35.7%	9/30/2016	American Courier Company Inc	9,600	23.4%	7/31/2017
2.29	2041 Avenue C		N	Pennoni Associates Inc	16,000	52.6%	6/30/2017	Apria Healthcare Inc	9,600	31.6%	8/31/2016
2.30	964 Marcon Blvd		N	Recover Care	7,800	19.9%	8/31/2015	Pilot Air Freight Corp	6,400	16.3%	5/31/2018
2.31	7562 Penn Drive		N	John Deere Landscapes	9,000	33.4%	6/30/2014	Motion Industries Inc	5,000	18.6%	10/31/2015
2.32	764 Roble Road		N	Trugreen Limited Partnership	21,860	100.0%	9/30/2018
3	The Outlet Collection | Jersey Gardens		N	Loews Theatres	110,000	8.5%	12/31/2020	Burlington Coat Factory	80,259	6.2%	1/31/2015
4	Westin New York at Times Square - Leased Fee		N
5	Miami International Airport Industrial Portfolio		N	Commodity Forwarders	19,400	2.6%	5/31/2018	General MRO	15,600	2.1%	12/31/2014
6	Williams Center Towers		N	Samson Investment Company	266,029	34.7%	5/31/2025	BOKF, NA	51,171	6.7%	3/31/2019
7	FRAPAG Portfolio		N	Various	Various	Various	Various	Various	Various	Various	Various
7.01	Waterview I & II		N	Reynolds Smith & Hills	62,995	38.7%	3/31/2019	Availity	49,308	30.3%	8/31/2017
7.02	Northmont Distribution Center		N	Rockwell Collins Satellite	108,707	46.0%	10/31/2019	Duravit USA Inc.	58,707	24.9%	6/30/2017
7.03	Riverpark Distribution Center		N	Turnkey Project Services	95,282	31.7%	9/30/2018	Freeman Decorating Services	90,141	30.0%	5/31/2021
8	Canadian Pacific Plaza		N	Soo Line Railroad Company	92,289	23.4%	8/31/2027	Nilan Johnson Lewis PA	77,059	19.6%	2/29/2020
9	Calidus Student Housing Portfolio		N
9.01	Grove at Jacksonville		N
9.02	Grove at Jonesboro		N
9.03	Grove at Wichita		N
9.04	Grove at Wichita Falls		N
10	Caruth Plaza		N	Sports Authority	58,100	28.2%	1/31/2019	Bed Bath Beyond	53,500	25.9%	1/31/2026
11	Marriott Courtyard - Maui	NAV	N
12	Lantana Cascade		N
13	Museo Apartments		N
14	West Side Mall		N	Lowe's	137,933	32.8%	1/12/2027	Price Chopper	69,925	16.6%	8/31/2024
15	The Pointe at Wellington Green		N	LA Fitness	41,000	34.5%	11/30/2018	Saito's Japanese	7,156	6.0%	11/30/2023
16	465 Park Avenue Retail Condominium		Y	Manhattan ASC, LLC	13,312	34.0%	1/31/2030
17	Hilton Garden Inn - Indianapolis Airport	74	N
18	Hampton Inn - Ameriplex	69	N
19	ArciTerra Portfolio		N	Various	Various	Various	Various	Various	Various	Various	Various
19.01	Off Dep Pearl MS		N	Office Depot #2121	20,060	66.7%	12/31/2015	Hibbett Sporting Goods #298	5,000	16.6%	4/30/2014
19.02	Michigan Road		N	Dolgencorp, Inc	10,250	35.8%	7/31/2015	Bureau of Motor Vehicles B#233	6,000	21.0%	9/30/2021
19.03	DG Memphis		N	Dollar General #10911	8,400	43.8%	11/30/2014	Beauty Land	6,000	31.3%	10/31/2020
19.04	Shoppes at Alabaster		N	The Mattress Firm #5501	5,145	42.9%	7/31/2014	Cingular Wireless	3,000	25.0%	6/30/2017
19.05	Festival Montgomery		N	Montgomery Mattress, LLC	4,500	37.5%	6/30/2018	Sri Shiva/Salsarita's	2,944	24.5%	11/30/2016
19.06	Walcent Kendallville IN		N	Sleep Solutions	6,570	45.3%	12/31/2018	Shoe Show Inc	3,139	21.7%	8/31/2015
19.07	HD McAllen TX		N	CiCi's Pizza #39	4,500	37.5%	6/30/2015	Bru Coffee & Tea	1,800	15.0%	1/31/2019
19.08	MW Nashville TN		N	The Men's Wearhouse	5,000	68.7%	2/29/2016	T Mobile	2,281	31.3%	5/31/2015
19.09	OS MT Pleasant IA		N	Orscheln Farm & Home	28,595	55.6%	4/5/2021	Specialty Retailers/Peebles	15,694	30.5%	1/31/2018
19.10	Arciterra Walcent Greenville AL		N	Rent A Center #02867	3,850	39.9%	2/29/2016	Cellular Sales of Knoxville	3,602	37.3%	9/30/2015
19.11	Walcent Plainwell MI		N	Plainwell Mattress, LLC	6,060	86.5%	12/31/2019	Gamestop #3230	943	13.5%	1/31/2014
19.12	Chovia Shops at Mt. Airy NC		N	Sleep Solutions	2,400	40.0%	1/31/2019	Big Easy Cajun Creole	1,200	20.0%	2/28/2019
20	Coral Walk		N	Sports Authority	40,228	39.2%	1/31/2018	Staples	20,388	19.9%	12/31/2017
21	Sterling Pointe Apartments		N
22	Camelot Village MHC		N
23	Madison at Woodview		N
24	Georgia Multifamily Portfolio		N
24.01	Pinnacle West		N
24.02	Hidden Oaks		N
24.03	Lake of the Woods		N
24.04	Wellston Ridge		N
24.05	Oakdale Villas		N
24.06	Northcrest		N
25	Hickory Hills MHC		N
26	Oliver Multifamily Portfolio		N
26.01	Tropicana		N
26.02	Railview		N
26.03	Linderhof		N
26.04	Piedmont Manor		N
26.05	Spirit Mountain		N
26.06	Oak Hills		N
26.07	Harborview		N
26.08	Etna Woods		N
26.09	Billings View		N
27	Residence Inn - Mystic CT	93	N
28	Fairborn Ohio Hotel Portfolio	64	N
28.01	Holiday Inn Fairborn	58	N
28.02	Homewood Suites Fairborn	74	N
29	Sanctuary Beach Resort	160	N
30	Clinton MHC		N
31	Hilton Garden Inn - Rockford	81	N
32	Baton Rouge MF Portfolio		N

A-1-16

WFRBS Commercial Mortgage Trust 2014-LC14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Third Most Recent Hotel RevPAR	Master Lease (Y/N)	Largest Tenant Name(8)(9)(11)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA	Largest Tenant Exp. Date	2nd Largest Tenant Name(8)(9)	2nd Largest Tenant Sq. Ft.	2nd Largest Tenant % of NRA	2nd Largest Tenant Exp. Date
32.01	Park East		N
32.02	Bellemont Victoria I		N
32.03	Bellemont Victoria II		N
33	Westridge Apartments		N
34	WP Carey Self Storage Portfolio III		N
34.01	Parkway Self Storage - Palm Coast		N
34.02	Morningstar Storage - Fayetteville		N
34.03	Extra Space Storage - Beaumont		N
34.04	Value Self Storage - Holiday		N
34.05	Extra Space Storage - San Bernardino		N
35	Hampton Inn Austin	76	N
36	Crye Portfolio		N	Various	Various	Various	Various	Various	Various	Various	Various
36.01	Cool Springs		N	Crye Leike Realtors	9,576	34.9%	12/31/2028	Medeiros Dance Studio	5,565	20.3%	11/2/2016
36.02	Gunbarrel		N	Crye Leike South, Inc.	14,051	57.2%	12/31/2028	Scenic City Podiatry	2,250	9.2%	6/30/2021
36.03	1200 Market		N	Crye Leike Realtors	9,751	57.2%	12/31/2028	HDR Engineering, Inc.	3,055	17.9%	2/28/2015
36.04	Peachtree		N	American Body Works	6,000	38.1%	8/31/2015	Crye Leike-South	5,049	32.1%	12/31/2028
36.05	Ooltewah		N	Crye Leike-Realtors	7,552	61.9%	12/31/2028	William Reynolds, DMD	1,673	13.7%	6/30/2014
36.06	Alpharetta		N	Crye Leike-South	3,944	45.1%	12/31/2028	Secure Bancard	2,000	22.9%	3/31/2017
37	Greene Crossing Shopping Center		N	Fitworks Holding LLC	25,000	27.5%	8/31/2016	Hancock Fabricks Inc	10,464	11.5%	12/31/2016
38	Security Public Storage - Daly City		N
39	College Square		N	Hobby Lobby	55,245	47.7%	8/31/2022	Planet Fitness	25,755	22.2%	11/30/2023
40	Nogales Plaza		N	Basha's Inc. (Food City)	42,761	30.7%	1/19/2018	CSL Plasma	15,530	11.2%	11/30/2028
41	HIE Houston West	53	N
42	Security Public Storage - San Francisco		N
43	Staybridge Suites - Omaha	NAV	N
44	HIE Ashland	73	N
45	Bayside Village Center		N	Harris Teeter, Inc.	48,756	79.3%	12/31/2027	PNC Bank	3,500	5.7%	3/18/2033
46	Best Western Plus - Miramar	47	N
47	Holiday Inn Express - Sorrento Valley	90	N
48	h.h. gregg - Boca Raton		N	hhgregg	41,520	100.0%	7/31/2021
49	Bingham Office III		N	Thompson Reuters	32,887	20.0%	10/31/2018	Pyramid Solutions	11,885	7.2%	12/31/2019
50	King City Square		N	Kroger	61,488	65.1%	1/14/2017	Rent A Center East Inc	4,960	5.3%	12/31/2016
51	South Park Office Center		N	Fujitsu America	30,717	50.7%	7/31/2018	ITT Educational Services, Inc.	19,709	32.6%	3/31/2016
52	Hampton Inn - Northwest	53	N
53	La Quinta - Old Town	67	N
54	Westgate Commons		N	Protective Life Insurance Co	11,937	22.7%	6/30/2016	The Renfrew Center of Tennessee	4,944	9.4%	7/31/2017
55	River Oaks - Acquisition		N
56	CVS Marietta		N	CVS	15,249	100.0%	1/31/2032
57	Great Lakes Plaza		N	New Par d/b/a Verizon Wireless	6,874	22.9%	12/31/2016	The Men's Wearhouse	6,000	20.0%	5/31/2016
58	Hamilton Crossings		N	Dollar Tree Stores	10,400	21.5%	1/31/2019	Charme Bridal & Prom	5,180	10.7%	7/31/2018
59	Comfort Suites Houston	46	N
60	Aramore Retail		N	Branch Banking & Trust	3,760	20.7%	7/31/2015	Deux Poulets, Inc.	3,243	17.9%	9/30/2019
61	Eliot Rent-A-Center		N
62	Horn Lake Self Storage		N
63	Alamo Building		N	Gasper Law Group	15,647	36.8%	3/31/2023	Finn's Tejon, Inc.	10,000	23.5%	12/31/2021
64	Triple Crown Plaza		N	Dr Snooze	3,837	13.7%	12/31/2017	IHOP	3,588	12.8%	5/30/2016
65	Arlington Arms		N
66	Cervenka Retail Portfolio		N	Various	Various	Various	Various	Various	Various	Various	Various
66.01	900 E. Main Street		N	Cato #199	6,000	34.3%	1/31/2015	MELI, LLC dba Mig's	3,000	17.2%	2/14/2018
66.02	Fayette Square		N	Hibbett Sporting Goods, Inc.	4,700	34.0%	8/31/2014	Neffspets, Inc.	4,500	32.5%	5/31/2017
67	Kohl's - Vallejo		N	Kohl's Department Stores, Inc.	98,497	100.0%	1/31/2025
68	Security Public Storage - Hayward		N
69	River Run Plaza		N	JP Morgan Chase Bank	4,250	23.6%	3/10/2019	Subway	1,602	8.9%	1/31/2018
70	Airship Self Storage		N
71	Heritage Square		N	South Oakland Anesthesia Associates, PC	2,939	15.1%	3/31/2017	Marc Adelman, DO, PC	2,928	15.1%	9/30/2016

A-1-17

WFRBS Commercial Mortgage Trust 2014-LC14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	3rd Largest Tenant Name(8)(9)(10)	3rd Largest Tenant Sq. Ft.	3rd Largest Tenant % of NRA	3rd Largest Tenant Exp. Date	4th Largest Tenant Name(8)(9)	4th Largest Tenant Sq. Ft.	4th Largest Tenant % of NRA	4th Largest Tenant Exp. Date	5th Largest Tenant Name(8)(9)	5th Largest Tenant Sq. Ft.
1	AmericasMart
2	PennCap Portfolio	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various
2.01	3701 Corporate	Parente Randolph, LLC	8,114	10.8%	1/31/2017	St. Luke's Physician Group Inc	7,756	10.3%	8/31/2018	Zurich American Insurance Co	7,608
2.02	3773 Corporate	Raymond James & Associates	3,714	5.2%	11/30/2015	The Patriot League	3,649	5.1%	6/30/2015	Molinari, Oswald, LLC	3,570
2.03	1605 Valley Center	The Guardian Life Ins. Co.	7,935	8.4%	4/30/2021	Convergent Communications	5,190	5.5%	8/31/2019	TD Bank North, N.A.	4,312
2.04	1525 Valley Center	AXA Equitable Life Ins. Co.	6,000	8.0%	1/31/2019	Intelliquip, LLC	4,028	5.4%	12/31/2014	Oppenheimer & Co., Inc.	3,685
2.05	1560 Valley Center
2.06	1550 Valley Center
2.07	1455 Valley Center
2.08	1480 Valley Center
2.09	1510 Valley Center	Rade Technology Corp	4,000	8.3%	1/31/2014	South Italy Imports LLC	3,600	7.5%	10/31/2018	Albright College	3,000
2.10	1495 Valley Center	Adaptik Corporation	10,740	24.5%	12/31/2014	KVP WTI Acquisition Co.	2,970	6.8%	10/31/2015
2.11	1640 Valley Center
2.12	57 S Commerce	Cameron International Corp	7,200	9.4%	4/30/2015	Liven Up Health & Fitness	6,830	8.9%	12/31/2018	Allied Building Corporation	6,400
2.13	1650 Valley Center
2.14	89 S Commerce
2.15	1660 Valley Center	Robert Half International	2,408	8.8%	4/30/2018	Valley National Bank	2,190	8.0%	9/30/2014	CVSA, LLC	2,160
2.16	1530 Valley Center
2.17	85 S Commerce
2.18	2196 Avenue C
2.19	2202 Hangar Place
2.20	754 Roble Road	Gerhart Scale Corporation	8,400	17.9%	5/31/2015	Belfor Usa Group Inc	4,800	10.3%	10/31/2018	Banner Industries Of NE Inc	4,800
2.21	83 S Commerce	Ricoh Usa, Inc.; FKA Ikon	3,313	17.2%	3/31/2014	IBM	1,865	9.7%	8/31/2015
2.22	87 S Commerce	Gelcor Realty, Inc.	778	3.4%	1/31/2016
2.23	974 Marcon Blvd
2.24	2201 Hangar Place
2.25	7355 William Avenue	Cetronia Ambulance Corps	4,800	11.1%	4/30/2014	Power Economy	4,685	10.8%	8/31/2017
2.26	944 Marcon Blvd	Hawley Realty Inc	2,300	6.0%	2/28/2014
2.27	954 Marcon Blvd
2.28	7277 William Avenue	Air Products And Chemicals	4,800	11.7%	3/31/2016
2.29	2041 Avenue C	Sprint United Mgmt	4,800	15.8%	3/31/2014
2.30	964 Marcon Blvd	Icreate Automation LLC	5,000	12.8%	5/31/2016	Jetblue Airways Corporation	4,800	12.2%	12/31/2015	Cromland Inc	4,000
2.31	7562 Penn Drive	Lithko Contracting Inc	4,950	18.4%	6/30/2015	Atlantic Crane Inc	4,000	14.8%	6/30/2017	North Star Construction	4,000
2.32	764 Roble Road
3	The Outlet Collection | Jersey Gardens	Forever 21	58,879	4.5%	1/31/2021	Cohoes Fashions	58,819	4.5%	1/1/2015	Marshalls	49,245
4	Westin New York at Times Square - Leased Fee
5	Miami International Airport Industrial Portfolio	Ezone 2.0	13,159	1.8%	6/30/2016	Flight Power	13,088	1.7%	5/31/2014	Blue Dot	12,700
6	Williams Center Towers	Doerner, Saunders, Daniel LLP	49,056	6.4%	8/31/2022	Southwest Power Administration	41,803	5.5%	12/31/2023	Windstream Communications Inc	37,658
7	FRAPAG Portfolio	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various
7.01	Waterview I & II	Regus (Office Suites Plus)	15,135	9.3%	11/30/2018	Danis Construction	6,645	4.1%	12/31/2014	Hire Methods	4,621
7.02	Northmont Distribution Center	Rockwell Collins	48,800	20.7%	11/30/2014	The Systems Depot	19,856	8.4%	5/31/2019
7.03	Riverpark Distribution Center	KCI USA, Inc.	60,141	20.0%	4/30/2015	Miller Electric Mfg. Co.	55,000	18.3%	6/30/2016
8	Canadian Pacific Plaza	Clarity Coverdale Fury Adv	14,363	3.6%	7/31/2019	Make LLC	11,121	2.8%	3/31/2023	Kurt Salmon Associates Inc	11,051
9	Calidus Student Housing Portfolio
9.01	Grove at Jacksonville
9.02	Grove at Jonesboro
9.03	Grove at Wichita
9.04	Grove at Wichita Falls
10	Caruth Plaza	TJ Maxx	25,000	12.1%	1/31/2021	White Horse Saloon	12,276	6.0%	8/31/2018	AT&T Mobility	10,750
11	Marriott Courtyard - Maui
12	Lantana Cascade
13	Museo Apartments
14	West Side Mall	A.J. Wright	25,000	5.9%	4/30/2015	Jo-Ann Fabrics	24,000	5.7%	1/31/2018	Petco	12,450
15	The Pointe at Wellington Green	Stonewood Wellington	5,760	4.8%	10/31/2018	KeKe's	4,360	3.7%	2/28/2024	Tipsy Salon	3,296
16	465 Park Avenue Retail Condominium
17	Hilton Garden Inn - Indianapolis Airport
18	Hampton Inn - Ameriplex
19	ArciTerra Portfolio	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various
19.01	Off Dep Pearl MS	Sally Beauty Supply #3718	2,500	8.3%	11/30/2017	Appliance Masters	2,500	8.3%	9/30/2017
19.02	Michigan Road	SEARS Home Appliance Showroom	4,825	16.8%	10/31/2018	Michigan Road Laundry, LLC	2,364	8.3%	12/31/2018	Chicago Hot Dog Co.	1,600
19.03	DG Memphis	Healthspring USA, LLC	3,600	18.8%	7/31/2017	Crosscare Clinic, LLC	1,200	6.3%	7/15/2016
19.04	Shoppes at Alabaster	RadioShack #019328	2,338	19.5%	1/31/2018	Parker Barber & Style	1,515	12.6%	1/31/2015
19.05	Festival Montgomery	Scottrade #01D	1,606	13.4%	10/31/2015	Big Easy Montgomery, LLC	1,472	12.3%	3/31/2019	Nails Capital	1,472
19.06	Walcent Kendallville IN	RadioShack #4478	2,117	14.6%	8/31/2015	Regis Corp #63575	1,350	9.3%	8/31/2017	Gamestop, Inc #3294	1,314
19.07	HD McAllen TX	Supercuts, Inc.	1,680	14.0%	11/30/2016	Aris Investments, LLC	1,600	13.3%	6/30/2014	Big Easy Cajun Creole	1,232
19.08	MW Nashville TN
19.09	OS MT Pleasant IA	Orion Fitness	3,800	7.4%	6/30/2014
19.10	Arciterra Walcent Greenville AL	Southern Spirits & Brew, LLC	1,210	12.5%	2/28/2014	Express Check Advance #602	990	10.3%	1/31/2017
19.11	Walcent Plainwell MI
19.12	Chovia Shops at Mt. Airy NC	Lab Corp	1,200	20.0%	12/31/2014	NewWave, LLC	1,200	20.0%	10/31/2015
20	Coral Walk	Direct Flooring	7,068	6.9%	4/30/2018	Mattress Firm	5,312	5.2%	2/28/2017	C&A Appliances	4,960
21	Sterling Pointe Apartments
22	Camelot Village MHC
23	Madison at Woodview
24	Georgia Multifamily Portfolio
24.01	Pinnacle West
24.02	Hidden Oaks
24.03	Lake of the Woods
24.04	Wellston Ridge
24.05	Oakdale Villas
24.06	Northcrest
25	Hickory Hills MHC
26	Oliver Multifamily Portfolio
26.01	Tropicana
26.02	Railview
26.03	Linderhof
26.04	Piedmont Manor
26.05	Spirit Mountain
26.06	Oak Hills
26.07	Harborview
26.08	Etna Woods
26.09	Billings View
27	Residence Inn - Mystic CT
28	Fairborn Ohio Hotel Portfolio
28.01	Holiday Inn Fairborn
28.02	Homewood Suites Fairborn
29	Sanctuary Beach Resort
30	Clinton MHC
31	Hilton Garden Inn - Rockford
32	Baton Rouge MF Portfolio

A-1-18

WFRBS Commercial Mortgage Trust 2014-LC14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	3rd Largest Tenant Name(8)(9)(10)	3rd Largest Tenant Sq. Ft.	3rd Largest Tenant % of NRA	3rd Largest Tenant Exp. Date	4th Largest Tenant Name(8)(9)	4th Largest Tenant Sq. Ft.	4th Largest Tenant % of NRA	4th Largest Tenant Exp. Date	5th Largest Tenant Name(8)(9)	5th Largest Tenant Sq. Ft.
32.01	Park East
32.02	Bellemont Victoria I
32.03	Bellemont Victoria II
33	Westridge Apartments
34	WP Carey Self Storage Portfolio III
34.01	Parkway Self Storage - Palm Coast
34.02	Morningstar Storage - Fayetteville
34.03	Extra Space Storage - Beaumont
34.04	Value Self Storage - Holiday
34.05	Extra Space Storage - San Bernardino
35	Hampton Inn Austin
36	Crye Portfolio	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various
36.01	Cool Springs	Salon Capelli, LLC	4,310	15.7%	7/31/2018	Magna Bank	2,102	7.7%	4/30/2017	Mission Chiropractic	1,680
36.02	Gunbarrel	Dr. David Drucker	2,200	9.0%	4/30/2017	Churchill Mortgage Corporation	1,500	6.1%	5/31/2015	Weight Watchers Mid-South	1,500
36.03	1200 Market	Dr. Leslie Draper	2,042	12.0%	4/30/2015	Chattanooga Physical Therapy	1,432	8.4%	5/31/2015	Crye Leike Commercial	460
36.04	Peachtree	State Farm	2,100	13.3%	8/31/2018	American Body Sculpturing	1,400	8.9%	2/1/2016	Jimmy John's	1,200
36.05	Ooltewah	Dr. Keith Tedford	1,670	13.7%	3/31/2017	Realty Title	1,300	10.7%	12/31/2028
36.06	Alpharetta
37	Greene Crossing Shopping Center	Mattress Firm, Inc.	8,300	9.1%	12/31/2017	Bitech Inc	8,000	8.8%	1/31/2016	El Toro Viejo Inc.	7,073
38	Security Public Storage - Daly City
39	College Square	Beauty Supply	4,200	3.6%	2/28/2016	Family Christian	4,000	3.5%	1/31/2018	College Laundry	3,375
40	Nogales Plaza	Family Dollar	12,000	8.6%	12/31/2014	Goodwill Industries	10,370	7.5%	11/30/2014	Peter Piper Holdings Inc.	10,000
41	HIE Houston West
42	Security Public Storage - San Francisco
43	Staybridge Suites - Omaha
44	HIE Ashland
45	Bayside Village Center	Bayside Wine & Spirits	3,465	5.6%	4/30/2021	Fox Den Pizza	3,388	5.5%	6/30/2023	Subway	1,232
46	Best Western Plus - Miramar
47	Holiday Inn Express - Sorrento Valley
48	h.h. gregg - Boca Raton
49	Bingham Office III	Global Commercial Credit	7,447	4.5%	6/30/2019	SEJ Company LLC	6,049	3.7%	MTM	Wolf-Hulbert Company	5,362
50	King City Square	Asian Buffet	4,500	4.8%	5/31/2024	Cato Corp	3,850	4.1%	1/31/2018	Kirlin's Hallmark	3,844
51	South Park Office Center	State of NC DOR	5,781	9.5%	12/31/2013	Clay Vanderwall, D.D.S., P.A.	2,281	3.8%	11/30/2017	McGill & Noble	2,053
52	Hampton Inn - Northwest
53	La Quinta - Old Town
54	Westgate Commons	ReMax Fine Homes	4,749	9.0%	5/31/2017	The Retirement Plan Company	4,234	8.1%	6/30/2018	Marathon Petroleum Company LP	4,012
55	River Oaks - Acquisition
56	CVS Marietta
57	Great Lakes Plaza	Mattress Firm, Inc	5,720	19.1%	1/31/2024	Hudec Dental Center of Mentor	3,534	11.8%	4/30/2014	Kaiser Foundation Health Plan	3,534
58	Hamilton Crossings	Metro Brokers	4,500	9.3%	12/31/2017	Saki Japanese Hibachi Sushi	3,450	7.1%	12/31/2016	Barberitos Southwestern Grill	2,200
59	Comfort Suites Houston
60	Aramore Retail	3DM Systems Inc	2,726	15.0%	9/30/2015	Starfish Restaurant	2,121	11.7%	9/30/2016	Next Level Salons, LLC	1,896
61	Eliot Rent-A-Center
62	Horn Lake Self Storage
63	Alamo Building	Carl O. Graham, P.C.	3,190	7.5%	11/30/2016	Doug Price, P.C., Bruce & Salt, LLC and BJ Fett	2,611	6.1%	7/31/2014	Drachen Design, Inc.	1,716
64	Triple Crown Plaza	Lange Eye Care	3,421	12.2%	8/31/2018	Beef O'Brady's	3,006	10.7%	12/31/2018	Amscot	2,880
65	Arlington Arms
66	Cervenka Retail Portfolio	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various
66.01	900 E. Main Street	Liberty Tax	1,700	9.7%	4/30/2015	Sally Beauty Supply #2065	1,600	9.2%	2/28/2014	Springleaf Financial	1,500
66.02	Fayette Square	An T.Lequang	1,600	11.6%	10/31/2016	Gamestop, Inc.	1,600	11.6%	8/31/2015	Springleaf Financial Services of Ohio, Inc.	1,440
67	Kohl's - Vallejo
68	Security Public Storage - Hayward
69	River Run Plaza	TMFS National III, LLC	1,500	8.3%	10/31/2017	Advance America	1,405	7.8%	4/30/2015	Postnet	1,235
70	Airship Self Storage
71	Heritage Square	Farm Bureau Insurance Co.	2,480	12.8%	4/30/2016	Spectrum Financial	2,402	12.4%	5/31/2018	Mellin Robinson, PC	1,985

A-1-19

WFRBS Commercial Mortgage Trust 2014-LC14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	5th Largest Tenant % of NRA	5th Largest Tenant Exp. Date	Engineering Report Date	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)	Seismic Report Date	Seismic PML %	Seismic Insurance Required (Y/N)	Terrorism Insurance (Y/N)	Loan Purpose	Engineering Escrow / Deferred Maintenance ($)	Tax Escrow (Initial)
1	AmericasMart			10/29/2013	10/30/2013				N	Y	Refinance	352,469	1,284,853
2	PennCap Portfolio	Various	Various	12/5/2013	Various				N	Y	Acquisition	142,223	993,880
2.01	3701 Corporate	10.1%	2/28/2017	12/5/2013	12/4/2013				N	Y
2.02	3773 Corporate	5.0%	6/30/2020	12/5/2013	12/4/2013				N	Y
2.03	1605 Valley Center	4.5%	11/30/2014	12/5/2013	12/5/2013				N	Y
2.04	1525 Valley Center	4.9%	10/31/2015	12/5/2013	12/5/2013				N	Y
2.05	1560 Valley Center			12/5/2013	12/5/2013				N	Y
2.06	1550 Valley Center			12/5/2013	12/5/2013				N	Y
2.07	1455 Valley Center			12/5/2013	12/5/2013				N	Y
2.08	1480 Valley Center			12/5/2013	12/5/2013				N	Y
2.09	1510 Valley Center	6.2%	7/31/2017	12/5/2013	12/5/2013				N	Y
2.10	1495 Valley Center			12/5/2013	12/5/2013				N	Y
2.11	1640 Valley Center			12/5/2013	12/5/2013				N	Y
2.12	57 S Commerce	8.4%	6/30/2014	12/5/2013	12/3/2013				N	Y
2.13	1650 Valley Center			12/5/2013	12/5/2013				N	Y
2.14	89 S Commerce			12/5/2013	12/3/2013				N	Y
2.15	1660 Valley Center	7.9%	6/30/2021	12/5/2013	12/5/2013				N	Y
2.16	1530 Valley Center			12/5/2013	12/5/2013				N	Y
2.17	85 S Commerce			12/5/2013	12/3/2013				N	Y
2.18	2196 Avenue C			12/5/2013	12/5/2013				N	Y
2.19	2202 Hangar Place			12/5/2013	12/2/2013				N	Y
2.20	754 Roble Road	10.3%	4/30/2017	12/5/2013	12/3/2013				N	Y
2.21	83 S Commerce			12/5/2013	12/3/2013				N	Y
2.22	87 S Commerce			12/5/2013	12/3/2013				N	Y
2.23	974 Marcon Blvd			12/5/2013	12/2/2013				N	Y
2.24	2201 Hangar Place			12/5/2013	12/2/2013				N	Y
2.25	7355 William Avenue			12/5/2013	12/4/2013				N	Y
2.26	944 Marcon Blvd			12/5/2013	12/2/2013				N	Y
2.27	954 Marcon Blvd			12/5/2013	12/2/2013				N	Y
2.28	7277 William Avenue			12/5/2013	12/4/2013				N	Y
2.29	2041 Avenue C			12/5/2013	12/5/2013				N	Y
2.30	964 Marcon Blvd	10.2%	6/30/2014	12/5/2013	12/2/2013				N	Y
2.31	7562 Penn Drive	14.8%	12/31/2014	12/5/2013	12/4/2013				N	Y
2.32	764 Roble Road			12/5/2013	12/3/2013				N	Y
3	The Outlet Collection | Jersey Gardens	3.8%	1/31/2015	10/4/2013	10/8/2013				N	Y	Refinance	0	0
4	Westin New York at Times Square - Leased Fee			12/17/2013	12/17/2013				N	Y	Acquisition	0	0
5	Miami International Airport Industrial Portfolio	1.7%	7/31/2015	12/6/2013	12/6/2013				N	Y	Refinance	0	238,002
6	Williams Center Towers	4.9%	2/28/2015	12/13/2013	12/11/2013				N	Y	Refinance	0	155,683
7	FRAPAG Portfolio	Various	Various	Various	Various				N	Y	Refinance	13,938	196,762
7.01	Waterview I & II	2.8%	6/30/2017	12/18/2013	12/18/2013				N	Y
7.02	Northmont Distribution Center			12/18/2013	12/18/2013				N	Y
7.03	Riverpark Distribution Center			12/23/2013	12/27/2013				N	Y
8	Canadian Pacific Plaza	2.8%	1/31/2016	10/11/2013	9/9/2013				N	Y	Acquisition	0	251,920
9	Calidus Student Housing Portfolio			12/6/2013	Various				N	Y	Acquisition	12,063	186,609
9.01	Grove at Jacksonville			12/6/2013	12/6/2013				N	Y
9.02	Grove at Jonesboro			12/6/2013	12/6/2013				N	Y
9.03	Grove at Wichita			12/6/2013	12/6/2013				N	Y
9.04	Grove at Wichita Falls			12/6/2013	12/5/2013				N	Y
10	Caruth Plaza	5.2%	12/31/2017	12/6/2013	12/23/2013				N	Y	Refinance	0	52,766
11	Marriott Courtyard - Maui			11/1/2013	11/5/2013				N	Y	Refinance	0	0
12	Lantana Cascade			10/8/2013	10/8/2013				N	Y	Refinance	0	148,819
13	Museo Apartments			10/18/2013	10/11/2013				N	Y	Acquisition	0	0
14	West Side Mall	3.0%	12/31/2017	8/20/2013	8/21/2013				N	Y	Acquisition	109,201	311,259
15	The Pointe at Wellington Green	2.8%	10/31/2018	10/8/2013	10/8/2013				N	Y	Refinance	0	96,798
16	465 Park Avenue Retail Condominium			8/27/2013	8/26/2013				N	Y	Refinance	0	96,991
17	Hilton Garden Inn - Indianapolis Airport			12/2/2013	12/2/2013				N	Y	Refinance	0	64,970
18	Hampton Inn - Ameriplex			12/2/2013	12/2/2013				N	Y	Refinance	0	59,496
19	ArciTerra Portfolio	Various	Various	Various	Various		Various		N	Y	Refinance	384,373	95,074
19.01	Off Dep Pearl MS			11/25/2013	11/22/2013				N	Y
19.02	Michigan Road	5.6%	12/31/2017	11/26/2013	11/26/2013				N	Y
19.03	DG Memphis			11/22/2013	11/22/2013		12/12/2013	10.0%	N	Y
19.04	Shoppes at Alabaster			11/25/2013	11/26/2013				N	Y
19.05	Festival Montgomery	12.3%	MTM	11/22/2013	11/22/2013				N	Y
19.06	Walcent Kendallville IN	9.1%	1/31/2014	11/26/2013	11/26/2013				N	Y
19.07	HD McAllen TX	10.3%	2/28/2019	11/22/2013	11/25/2013				N	Y
19.08	MW Nashville TN			11/25/2013	11/22/2013				N	Y
19.09	OS MT Pleasant IA			11/26/2013	11/22/2013				N	Y
19.10	Arciterra Walcent Greenville AL			11/25/2013	11/26/2013				N	Y
19.11	Walcent Plainwell MI			11/25/2013	11/25/2013				N	Y
19.12	Chovia Shops at Mt. Airy NC			11/25/2013	11/26/2013				N	Y
20	Coral Walk	4.8%	6/30/2015	10/21/2013	10/21/2013				N	Y	Acquisition	0	0
21	Sterling Pointe Apartments			11/22/2013	11/22/2013				N	Y	Refinance	0	56,891
22	Camelot Village MHC			10/18/2013	10/18/2013				N	Y	Refinance	0	64,308
23	Madison at Woodview			11/25/2013	11/25/2013				N	Y	Acquisition	125,000	0
24	Georgia Multifamily Portfolio			11/8/2013	11/8/2013				N	N	Acquisition	1,078,335	85,725
24.01	Pinnacle West			11/8/2013	11/8/2013				N	N
24.02	Hidden Oaks			11/8/2013	11/8/2013				N	N
24.03	Lake of the Woods			11/8/2013	11/8/2013				N	N
24.04	Wellston Ridge			11/8/2013	11/8/2013				N	N
24.05	Oakdale Villas			11/8/2013	11/8/2013				N	N
24.06	Northcrest			11/8/2013	11/8/2013				N	N
25	Hickory Hills MHC			10/18/2013	10/24/2013				N	Y	Refinance	0	58,672
26	Oliver Multifamily Portfolio			Various	Various				N	Y	Various	88,188	18,204
26.01	Tropicana			5/23/2013	5/22/2013				N	Y
26.02	Railview			5/29/2013	5/24/2013				N	Y
26.03	Linderhof			5/28/2013	6/10/2013				N	Y
26.04	Piedmont Manor			5/22/2013	5/23/2013				N	Y
26.05	Spirit Mountain			5/22/2013	5/22/2013				N	Y
26.06	Oak Hills			5/30/2013	5/28/2013				N	Y
26.07	Harborview			5/22/2013	5/29/2013				N	Y
26.08	Etna Woods			5/30/2013	5/30/2013				N	Y
26.09	Billings View			5/23/2013	5/24/2013				N	Y
27	Residence Inn - Mystic CT			10/10/2013	10/15/2013				N	Y	Refinance	0	0
28	Fairborn Ohio Hotel Portfolio			Various	9/16/2013				N	Y	Acquisition	0	117,947
28.01	Holiday Inn Fairborn			9/16/2013	9/16/2013				N	Y
28.02	Homewood Suites Fairborn			9/13/2013	9/16/2013				N	Y
29	Sanctuary Beach Resort			12/5/2013	12/5/2013		12/5/2013	11.0%	N	Y	Refinance	0	49,677
30	Clinton MHC			10/1/2013	11/12/2013				N	Y	Acquisition	250,000	69,601
31	Hilton Garden Inn - Rockford			10/14/2013	10/14/2013				N	Y	Refinance	0	68,209
32	Baton Rouge MF Portfolio			Various	Various				N	Y	Refinance	821,381	6,442

A-1-20

WFRBS Commercial Mortgage Trust 2014-LC14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	5th Largest Tenant % of NRA	5th Largest Tenant Exp. Date	Engineering Report Date	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)	Seismic Report Date	Seismic PML %	Seismic Insurance Required (Y/N)	Terrorism Insurance (Y/N)	Loan Purpose	Engineering Escrow / Deferred Maintenance ($)	Tax Escrow (Initial)
32.01	Park East			10/8/2013	10/8/2013				N	Y
32.02	Bellemont Victoria I			10/7/2013	10/7/2013				N	Y
32.03	Bellemont Victoria II			10/8/2013	10/8/2013				N	Y
33	Westridge Apartments			11/20/2013	11/25/2013				N	Y	Refinance	0	11,173
34	WP Carey Self Storage Portfolio III			Various	Various		Various	Various	Various	Y	Refinance	0	0
34.01	Parkway Self Storage - Palm Coast			7/10/2013	7/10/2013				N	Y
34.02	Morningstar Storage - Fayetteville			11/13/2013	11/13/2013				N	Y
34.03	Extra Space Storage - Beaumont			11/13/2013	11/13/2013		12/11/2013	18.0%	N	Y
34.04	Value Self Storage - Holiday			10/11/2013	10/23/2013				N	Y
34.05	Extra Space Storage - San Bernardino			11/13/2013	11/13/2013		12/11/2013	29.0%	Y	Y
35	Hampton Inn Austin			10/10/2013	10/10/2013				N	Y	Acquisition	0	55,355
36	Crye Portfolio	Various	Various	Various	Various				N	Y	Refinance	60,031	17,547
36.01	Cool Springs	6.1%	3/1/2017	11/22/2013	11/22/2013				N	Y
36.02	Gunbarrel	6.1%	3/31/2017	11/25/2013	11/22/2013				N	Y
36.03	1200 Market	2.7%	12/31/2028	11/22/2013	11/25/2013				N	Y
36.04	Peachtree	7.6%	1/31/2018	11/22/2013	11/22/2013				N	Y
36.05	Ooltewah			11/25/2013	11/22/2013				N	Y
36.06	Alpharetta			11/22/2013	11/22/2013				N	Y
37	Greene Crossing Shopping Center	7.8%	4/30/2022	11/12/2013	11/12/2013				N	Y	Refinance	0	74,261
38	Security Public Storage - Daly City			12/2/2013	12/3/2013		12/1/2013	17.0%	N	Y	Refinance	0	0
39	College Square	2.9%	4/30/2018	11/27/2013	11/28/2013		11/27/2014	13.0%	N	Y	Acquisition	0	33,108
40	Nogales Plaza	7.2%	12/31/2018	9/9/2013	9/9/2013				N	Y	Refinance	53,125	26,404
41	HIE Houston West			9/23/2013	9/23/2013				N	Y	Refinance	29,650	29,784
42	Security Public Storage - San Francisco			12/2/2013	12/2/2013		12/1/2013	18.0%	N	Y	Refinance	9,000	0
43	Staybridge Suites - Omaha			12/3/2013	12/3/2013				N	Y	Acquisition	0	9,394
44	HIE Ashland			9/19/2013	9/19/2013				N	Y	Refinance	0	11,495
45	Bayside Village Center	2.0%	10/31/2019	12/11/2013	1/13/2014				N	Y	Refinance	1,250	13,449
46	Best Western Plus - Miramar			10/21/2013	10/21/2013		10/21/2013	5.0%	N	Y	Refinance	0	31,638
47	Holiday Inn Express - Sorrento Valley			10/21/2013	10/21/2013		10/21/2013	6.0%	N	Y	Refinance	0	14,660
48	h.h. gregg - Boca Raton			11/13/2013	11/13/2013				N	N	Acquisition	0	20,770
49	Bingham Office III	3.3%	1/31/2016	9/24/2013	8/29/2013				N	Y	Refinance	57,375	38,601
50	King City Square	4.1%	6/30/2019	9/30/2013	10/2/2013				N	Y	Refinance	2,875	56,385
51	South Park Office Center	3.4%	9/30/2019	11/15/2013	11/18/2013				N	Y	Acquisition	17,969	7,121
52	Hampton Inn - Northwest			12/2/2013	12/2/2013				N	Y	Refinance	0	39,122
53	La Quinta - Old Town			10/21/2013	10/21/2013		10/21/2013	8.0%	N	Y	Refinance	1,250	25,542
54	Westgate Commons	7.6%	9/30/2018	10/11/2013	10/11/2013				N	Y	Refinance	0	0
55	River Oaks - Acquisition			12/11/2013	12/11/2013				N	Y	Acquisition	42,000	11,645
56	CVS Marietta			12/4/2013	12/4/2013				N	N	Refinance	0	0
57	Great Lakes Plaza	11.8%	10/31/2016	11/27/2013	2/1/2013				N	Y	Refinance	0	6,368
58	Hamilton Crossings	4.5%	12/31/2016	11/25/2013	11/25/2013				N	Y	Acquisition	0	30,680
59	Comfort Suites Houston			12/5/2013	12/5/2013				N	Y	Refinance	25,000	15,347
60	Aramore Retail	10.4%	6/30/2017	12/4/2013	12/3/2013				N	Y	Acquisition	0	36,795
61	Eliot Rent-A-Center			10/11/2013	10/11/2013				N	Y	Acquisition	41,046	4,645
62	Horn Lake Self Storage			10/10/2013	10/10/2013				N	Y	Acquisition	14,453	4,223
63	Alamo Building	4.0%	11/30/2015	12/3/2013	12/3/2013				N	Y	Refinance	29,800	41,245
64	Triple Crown Plaza	10.3%	6/30/2018	11/21/2013	11/21/2013				N	Y	Acquisition	0	12,606
65	Arlington Arms			12/6/2013	12/5/2013				N	Y	Acquisition	298,204	36,468
66	Cervenka Retail Portfolio	Various	Various	10/7/2013	Various				N	Y	Refinance	8,250	23,035
66.01	900 E. Main Street	8.6%	7/31/2014	10/7/2013	10/7/2013				N	Y
66.02	Fayette Square	10.4%	10/31/2017	10/7/2013	10/4/2013				N	Y
67	Kohl's - Vallejo			11/7/2013	11/7/2013		11/7/2013	11.0%	N	N	Refinance	0	0
68	Security Public Storage - Hayward			11/14/2013	11/14/2013		11/13/2013	11.0%	N	Y	Refinance	0	0
69	River Run Plaza	6.9%	8/31/2015	9/20/2013	9/20/2013		9/20/2013	12.0%	N	Y	Refinance	0	0
70	Airship Self Storage			11/13/2013	11/13/2013				N	Y	Acquisition	0	4,257
71	Heritage Square	10.2%	3/31/2016	11/27/2013	11/27/2013				N	Y	Refinance	0	5,842

A-1-21

WFRBS Commercial Mortgage Trust 2014-LC14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Monthly Tax Escrow ($)	Tax Escrow - Cash or LoC	Tax Escrow - LoC Counterparty	Insurance Escrow (Initial)	Monthly Insurance Escrow ($)	Insurance Escrow - Cash or LoC	Insurance Escrow - LoC Counterparty	Upfront Replacement Reserve ($)	Monthly Replacement Reserve ($)(12)	Replacement Reserve Cap ($)	Replacement Reserve Escrow - Cash or LoC	Replacement Reserve Escrow - LoC Counterparty
1	AmericasMart	428,285	Cash		0	Springing			1,557,473	Springing	1,557,473	Cash
2	PennCap Portfolio	230,698	Cash		173,038	18,606	Cash		0	29,847	0	Cash
2.01	3701 Corporate
2.02	3773 Corporate
2.03	1605 Valley Center
2.04	1525 Valley Center
2.05	1560 Valley Center
2.06	1550 Valley Center
2.07	1455 Valley Center
2.08	1480 Valley Center
2.09	1510 Valley Center
2.10	1495 Valley Center
2.11	1640 Valley Center
2.12	57 S Commerce
2.13	1650 Valley Center
2.14	89 S Commerce
2.15	1660 Valley Center
2.16	1530 Valley Center
2.17	85 S Commerce
2.18	2196 Avenue C
2.19	2202 Hangar Place
2.20	754 Roble Road
2.21	83 S Commerce
2.22	87 S Commerce
2.23	974 Marcon Blvd
2.24	2201 Hangar Place
2.25	7355 William Avenue
2.26	944 Marcon Blvd
2.27	954 Marcon Blvd
2.28	7277 William Avenue
2.29	2041 Avenue C
2.30	964 Marcon Blvd
2.31	7562 Penn Drive
2.32	764 Roble Road
3	The Outlet Collection | Jersey Gardens	Springing			0	Springing			0	Springing	0
4	Westin New York at Times Square - Leased Fee	Springing			0	Springing			0	Springing	0
5	Miami International Airport Industrial Portfolio	59,501	Cash		0	Springing			0	6,249	224,995	Cash
6	Williams Center Towers	49,423	Cash		185,452	15,454	Cash		0	12,763	0	Cash
7	FRAPAG Portfolio	57,242	Cash		64,601	12,238	Cash		0	7,184	0	Cash
7.01	Waterview I & II
7.02	Northmont Distribution Center
7.03	Riverpark Distribution Center
8	Canadian Pacific Plaza	83,973	Cash		36,057	7,211	Cash		0	8,206	0	Cash
9	Calidus Student Housing Portfolio	46,652	Cash		48,689	24,344	Cash		108,070	25,200	0	Cash
9.01	Grove at Jacksonville
9.02	Grove at Jonesboro
9.03	Grove at Wichita
9.04	Grove at Wichita Falls
10	Caruth Plaza	26,383; Springing	Cash		0	Springing			0	2,577	0	Cash
11	Marriott Courtyard - Maui	Springing			0	Springing			0	Springing	0
12	Lantana Cascade	29,764	Cash		12,754	6,377	Cash		0	1,925	0	Cash
13	Museo Apartments	55,135	Cash		81,462	Springing	Cash		0	6,325	0	Cash
14	West Side Mall	62,252	Cash		20,063	6,688	Cash		150,000	8,759	150,000	Cash
15	The Pointe at Wellington Green	48,399	Cash		0	Springing			500,000	3,465	0	Cash
16	465 Park Avenue Retail Condominium	96,991	Cash		10,000	1,000	Cash		0	0	0
17	Hilton Garden Inn - Indianapolis Airport	16,241	Cash		0	Springing			0	15,814	0	Cash
18	Hampton Inn - Ameriplex	14,873	Cash		0	Springing			0	11,267	0	Cash
19	ArciTerra Portfolio	31,691	Cash		77,823	5,188	Cash		0	4,129	125,867	Cash
19.01	Off Dep Pearl MS
19.02	Michigan Road
19.03	DG Memphis
19.04	Shoppes at Alabaster
19.05	Festival Montgomery
19.06	Walcent Kendallville IN
19.07	HD McAllen TX
19.08	MW Nashville TN
19.09	OS MT Pleasant IA
19.10	Arciterra Walcent Greenville AL
19.11	Walcent Plainwell MI
19.12	Chovia Shops at Mt. Airy NC
20	Coral Walk	Springing			0	Springing			0	0	0
21	Sterling Pointe Apartments	10,836	Cash		11,161	3,720	Cash		0	4,000	0	Cash
22	Camelot Village MHC	12,862	Cash		12,616	1,402	Cash		0	2,417	0	Cash
23	Madison at Woodview	19,400	Cash		0	Springing			750,000	6,667	0	Cash
24	Georgia Multifamily Portfolio	40,821	Cash		61,149	29,119	Cash		250,000	26,100	0	Cash
24.01	Pinnacle West
24.02	Hidden Oaks
24.03	Lake of the Woods
24.04	Wellston Ridge
24.05	Oakdale Villas
24.06	Northcrest
25	Hickory Hills MHC	9,796	Cash		17,335	1,734	Cash		0	2,442	0	Cash
26	Oliver Multifamily Portfolio	18,204	Cash		85,496	8,550	Cash		0	8,850	0	Cash
26.01	Tropicana
26.02	Railview
26.03	Linderhof
26.04	Piedmont Manor
26.05	Spirit Mountain
26.06	Oak Hills
26.07	Harborview
26.08	Etna Woods
26.09	Billings View
27	Residence Inn - Mystic CT	Springing			0	Springing			0	15,160	0	Cash
28	Fairborn Ohio Hotel Portfolio	29,487	Cash		18,785	6,262	Cash		0	28,568	0
28.01	Holiday Inn Fairborn
28.02	Homewood Suites Fairborn
29	Sanctuary Beach Resort	9,935	Cash		10,000	Springing	Cash		0	15,393	0	Cash
30	Clinton MHC	23,200	Cash		5,769	2,884	Cash		0	4,167	0	Cash
31	Hilton Garden Inn - Rockford	13,643	Cash		0	Springing			0	16,839	0	Cash
32	Baton Rouge MF Portfolio	6,442	Cash		268,269	25,549	Cash		172,569	14,381	0	Cash

A-1-22

WFRBS Commercial Mortgage Trust 2014-LC14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Monthly Tax Escrow ($)	Tax Escrow - Cash or LoC	Tax Escrow - LoC Counterparty	Insurance Escrow (Initial)	Monthly Insurance Escrow ($)	Insurance Escrow - Cash or LoC	Insurance Escrow - LoC Counterparty	Upfront Replacement Reserve ($)	Monthly Replacement Reserve ($)(12)	Replacement Reserve Cap ($)	Replacement Reserve Escrow - Cash or LoC	Replacement Reserve Escrow - LoC Counterparty
32.01	Park East
32.02	Bellemont Victoria I
32.03	Bellemont Victoria II
33	Westridge Apartments	5,587	Cash		4,500	2,250	Cash		0	2,000	0	Cash
34	WP Carey Self Storage Portfolio III	Springing			0	Springing			0	Springing	0
34.01	Parkway Self Storage - Palm Coast
34.02	Morningstar Storage - Fayetteville
34.03	Extra Space Storage - Beaumont
34.04	Value Self Storage - Holiday
34.05	Extra Space Storage - San Bernardino
35	Hampton Inn Austin	18,452	Cash		44,096	3,675	Cash		0	12,702	0	Cash
36	Crye Portfolio	20,284	Cash		7,456	2,485	Cash		0	2,203	0	Cash
36.01	Cool Springs
36.02	Gunbarrel
36.03	1200 Market
36.04	Peachtree
36.05	Ooltewah
36.06	Alpharetta
37	Greene Crossing Shopping Center	10,609	Cash		0	Springing			0	1,514	0	Cash
38	Security Public Storage - Daly City	Springing			0	Springing			0	Springing	0
39	College Square	8,277	Cash		0	2,842	Cash		176,208	2,625; Springing	63,002	Cash
40	Nogales Plaza	8,801	Cash		14,703	1,634	Cash		0	2,319	0	Cash
41	HIE Houston West	14,183	Cash		20,499	4,881	Cash		1,046,000	10,437	0	Cash
42	Security Public Storage - San Francisco	Springing			0	Springing			0	Springing	0
43	Staybridge Suites - Omaha	9,394	Cash		17,656	2,522	Cash		0	9,010	0	Cash
44	HIE Ashland	5,474	Cash		47,507	3,959	Cash		0	8,442	300,000	Cash
45	Bayside Village Center	2,242	Cash		5,854	450	Cash		1,281	1,281	0	Cash
46	Best Western Plus - Miramar	7,910	Cash		6,987	998	Cash		0	9,282	0	Cash
47	Holiday Inn Express - Sorrento Valley	4,887	Cash		10,387	1,931	Cash		0	10,037	0	Cash
48	h.h. gregg - Boca Raton	6,923	Cash		0	Springing			50,000	865	30,000	Cash
49	Bingham Office III	12,867	Cash		4,700	1,567	Cash		0	3,425	0	Cash
50	King City Square	14,096	Cash		0	Springing			0	1,573	0	Cash
51	South Park Office Center	7,123	Cash		0	Springing			0	1,110	0	Cash
52	Hampton Inn - Northwest	9,781	Cash		0	Springing			0	8,533	0	Cash
53	La Quinta - Old Town	6,386	Cash		10,396	1,485	Cash		0	7,376	0	Cash
54	Westgate Commons	6,422	Cash		13,856	Springing	Cash		0	875	0	Cash
55	River Oaks - Acquisition	5,545	Cash		7,729	3,680	Cash		0	2,450	0	Cash
56	CVS Marietta	Springing			0	Springing			0	Springing	0
57	Great Lakes Plaza	3,183	Cash		0	Springing			0	800	0	Cash
58	Hamilton Crossings	7,670	Cash		0	Springing			0	808	0	Cash
59	Comfort Suites Houston	7,674	Cash		37,892	3,158	Cash		0	1,341	0	Cash
60	Aramore Retail	5,006	Cash		4,928	Springing	Cash		0	227	13,608	Cash
61	Eliot Rent-A-Center	2,212	Cash		7,383	1,406	Cash		0	411	0	Cash
62	Horn Lake Self Storage	4,223	Cash		2,806	879	Cash		0	1,222	45,000	Cash
63	Alamo Building	5,156	Cash		1,425	713	Cash		0	780	46,823	Cash
64	Triple Crown Plaza	4,202	Cash		4,906	2,453	Cash		0	466	27,975	Cash
65	Arlington Arms	6,078	Cash		5,892	2,806	Cash		0	3,750	0	Cash
66	Cervenka Retail Portfolio	5,759	Cash		9,798	653	Cash		0	877	0	Cash
66.01	900 E. Main Street
66.02	Fayette Square
67	Kohl's - Vallejo	Springing			0	Springing			0	0	0
68	Security Public Storage - Hayward	Springing			0	Springing			0	Springing	0
69	River Run Plaza	Springing			0	Springing			0	Springing	0
70	Airship Self Storage	4,257	Cash		0	465	Cash		0	517	0	Cash
71	Heritage Square	2,921	Cash		4,076	453	Cash		0	405	0	Cash

A-1-23

WFRBS Commercial Mortgage Trust 2014-LC14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Upfront TI/LC Reserve ($)(13)	Monthly TI/LC Reserve ($)(14)	TI/LC Reserve Cap ($)(13)	TI/LC Escrow - Cash or LoC	TI/LC Escrow - LoC Counterparty	Debt Service Escrow (Initial) ($)
1	AmericasMart	2,627,360	Springing	2,627,360	Cash		0
2	PennCap Portfolio	2,188,857	62,500	3,000,000	Cash		0
2.01	3701 Corporate
2.02	3773 Corporate
2.03	1605 Valley Center
2.04	1525 Valley Center
2.05	1560 Valley Center
2.06	1550 Valley Center
2.07	1455 Valley Center
2.08	1480 Valley Center
2.09	1510 Valley Center
2.10	1495 Valley Center
2.11	1640 Valley Center
2.12	57 S Commerce
2.13	1650 Valley Center
2.14	89 S Commerce
2.15	1660 Valley Center
2.16	1530 Valley Center
2.17	85 S Commerce
2.18	2196 Avenue C
2.19	2202 Hangar Place
2.20	754 Roble Road
2.21	83 S Commerce
2.22	87 S Commerce
2.23	974 Marcon Blvd
2.24	2201 Hangar Place
2.25	7355 William Avenue
2.26	944 Marcon Blvd
2.27	954 Marcon Blvd
2.28	7277 William Avenue
2.29	2041 Avenue C
2.30	964 Marcon Blvd
2.31	7562 Penn Drive
2.32	764 Roble Road
3	The Outlet Collection | Jersey Gardens	0	Springing	0			0
4	Westin New York at Times Square - Leased Fee	0	0	0			0
5	Miami International Airport Industrial Portfolio	0	20,833; Springing	750,000	Cash		0
6	Williams Center Towers	7,500,000	47,863	2,000,000	Cash		0
7	FRAPAG Portfolio	0	25,724	1,234,732	Cash		0
7.01	Waterview I & II
7.02	Northmont Distribution Center
7.03	Riverpark Distribution Center
8	Canadian Pacific Plaza	955,633	13,232	0	Cash		0
9	Calidus Student Housing Portfolio	0	0	0			0
9.01	Grove at Jacksonville
9.02	Grove at Jonesboro
9.03	Grove at Wichita
9.04	Grove at Wichita Falls
10	Caruth Plaza	200,000	4,296; Springing	200,000	Cash		0
11	Marriott Courtyard - Maui	0	0	0			0
12	Lantana Cascade	0	0	0			0
13	Museo Apartments	0	0	0			0
14	West Side Mall	350,000	13,909	450,000	Cash		0
15	The Pointe at Wellington Green	1,500,000	10,000	1,500,000	Cash		0
16	465 Park Avenue Retail Condominium	0	0	0			0
17	Hilton Garden Inn - Indianapolis Airport	0	0	0			0
18	Hampton Inn - Ameriplex	0	0	0			0
19	ArciTerra Portfolio	300,000	50,000	850,000	Cash		0
19.01	Off Dep Pearl MS
19.02	Michigan Road
19.03	DG Memphis
19.04	Shoppes at Alabaster
19.05	Festival Montgomery
19.06	Walcent Kendallville IN
19.07	HD McAllen TX
19.08	MW Nashville TN
19.09	OS MT Pleasant IA
19.10	Arciterra Walcent Greenville AL
19.11	Walcent Plainwell MI
19.12	Chovia Shops at Mt. Airy NC
20	Coral Walk	0	Springing	0			0
21	Sterling Pointe Apartments	0	0	0			0
22	Camelot Village MHC	0	0	0			0
23	Madison at Woodview	0	0	0			0
24	Georgia Multifamily Portfolio	0	0	0			0
24.01	Pinnacle West
24.02	Hidden Oaks
24.03	Lake of the Woods
24.04	Wellston Ridge
24.05	Oakdale Villas
24.06	Northcrest
25	Hickory Hills MHC	0	0	0			0
26	Oliver Multifamily Portfolio	0	0	0			0
26.01	Tropicana
26.02	Railview
26.03	Linderhof
26.04	Piedmont Manor
26.05	Spirit Mountain
26.06	Oak Hills
26.07	Harborview
26.08	Etna Woods
26.09	Billings View
27	Residence Inn - Mystic CT	0	0	0			0
28	Fairborn Ohio Hotel Portfolio	0	0	0			0
28.01	Holiday Inn Fairborn
28.02	Homewood Suites Fairborn
29	Sanctuary Beach Resort	0	0	0			123,725
30	Clinton MHC	0	0	0			0
31	Hilton Garden Inn - Rockford	0	0	0			0
32	Baton Rouge MF Portfolio	0	0	0			0

A-1-24

WFRBS Commercial Mortgage Trust 2014-LC14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Upfront TI/LC Reserve ($)(13)	Monthly TI/LC Reserve ($)(14)	TI/LC Reserve Cap E($)(13)	TI/LC Escrow - Cash or LoC	TI/LC Escrow - LoC Counterparty	Debt Service Escrow (Initial) ($)
32.01	Park East
32.02	Bellemont Victoria I
32.03	Bellemont Victoria II
33	Westridge Apartments	0	0	0			0
34	WP Carey Self Storage Portfolio III	0	0	0			0
34.01	Parkway Self Storage - Palm Coast
34.02	Morningstar Storage - Fayetteville
34.03	Extra Space Storage - Beaumont
34.04	Value Self Storage - Holiday
34.05	Extra Space Storage - San Bernardino
35	Hampton Inn Austin	0	0	0			0
36	Crye Portfolio	0	5,305	0	Cash		0
36.01	Cool Springs
36.02	Gunbarrel
36.03	1200 Market
36.04	Peachtree
36.05	Ooltewah
36.06	Alpharetta
37	Greene Crossing Shopping Center	0	6,811	326,940	Cash		0
38	Security Public Storage - Daly City	0	0	0			0
39	College Square	0	6,953	250,293	Cash		0
40	Nogales Plaza	130,000	9,275	265,000	Cash		48,667
41	HIE Houston West	0	0	0			0
42	Security Public Storage - San Francisco	0	0	0			0
43	Staybridge Suites - Omaha	0	0	0			0
44	HIE Ashland	0	0	0			0
45	Bayside Village Center	1,025	1,025	0	Cash		0
46	Best Western Plus - Miramar	0	0	0			0
47	Holiday Inn Express - Sorrento Valley	0	0	0			0
48	h.h. gregg - Boca Raton	0	0	0			0
49	Bingham Office III	200,000	12,350	0	Cash		0
50	King City Square	0	4,419	0	Cash		0
51	South Park Office Center	250,000	5,000	0	Cash		0
52	Hampton Inn - Northwest	0	0	0			0
53	La Quinta - Old Town	0	0	0			0
54	Westgate Commons	100,000	3,408	$400,000 through the 5th anniversary of the 1st payment date where 100% percent of the Property is leased to tenants under Eligible Leases, $500,000 thereafter	Cash		0
55	River Oaks - Acquisition	0	0	0			0
56	CVS Marietta	0	0	0			0
57	Great Lakes Plaza	0	0	0			0
58	Hamilton Crossings	193,000	3,633	0	Cash		0
59	Comfort Suites Houston	0	0	0			0
60	Aramore Retail	0	1,512	150,000	Cash		0
61	Eliot Rent-A-Center	0	0	0			0
62	Horn Lake Self Storage	0	0	0			0
63	Alamo Building	91,950	3,192	191,547	Cash		0
64	Triple Crown Plaza	60,000	2,331	200,000	Cash		0
65	Arlington Arms	0	0	0			0
66	Cervenka Retail Portfolio	0	2,610	0	Cash		0
66.01	900 E. Main Street
66.02	Fayette Square
67	Kohl's - Vallejo	0	0	0			0
68	Security Public Storage - Hayward	0	0	0			0
69	River Run Plaza	0	Springing	0			0
70	Airship Self Storage	0	0	0			0
71	Heritage Square	0	2,023	100,000	Cash		0

A-1-25

WFRBS Commercial Mortgage Trust 2014-LC14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Debt Service Escrow (Monthly) ($)(15)	Debt Service Escrow - Cash or LoC	Debt Service Escrow - LoC Counterparty	Other Escrow I Reserve Description	Other Escrow I (Initial) ($)	Other Escrow I (Monthly) ($)(16)	Other Escrow I Cap ($)	Other Escrow I Escrow - Cash or LoC
1	AmericasMart	0			Ground Rent Reserve	4,144	Springing	4,144	Cash
2	PennCap Portfolio	0				0	0	0
2.01	3701 Corporate
2.02	3773 Corporate
2.03	1605 Valley Center
2.04	1525 Valley Center
2.05	1560 Valley Center
2.06	1550 Valley Center
2.07	1455 Valley Center
2.08	1480 Valley Center
2.09	1510 Valley Center
2.10	1495 Valley Center
2.11	1640 Valley Center
2.12	57 S Commerce
2.13	1650 Valley Center
2.14	89 S Commerce
2.15	1660 Valley Center
2.16	1530 Valley Center
2.17	85 S Commerce
2.18	2196 Avenue C
2.19	2202 Hangar Place
2.20	754 Roble Road
2.21	83 S Commerce
2.22	87 S Commerce
2.23	974 Marcon Blvd
2.24	2201 Hangar Place
2.25	7355 William Avenue
2.26	944 Marcon Blvd
2.27	954 Marcon Blvd
2.28	7277 William Avenue
2.29	2041 Avenue C
2.30	964 Marcon Blvd
2.31	7562 Penn Drive
2.32	764 Roble Road
3	The Outlet Collection | Jersey Gardens	0			Tenant Specific TILC / Rent Concession Reserve	Tenant Specific TILC - $2,593,953.04 / Rent Concession - $61,775.10	0	0	Cash
4	Westin New York at Times Square - Leased Fee	0				0	0	0
5	Miami International Airport Industrial Portfolio	0			Roof Repair Reserve	1,200,000	0	0	Cash
6	Williams Center Towers	0			Critical Tenant TI/LC Funds	0	Springing	0
7	FRAPAG Portfolio	0			Tenant Reserve	245,673	0	0	Cash
7.01	Waterview I & II
7.02	Northmont Distribution Center
7.03	Riverpark Distribution Center
8	Canadian Pacific Plaza	0			Outstanding TI/LC Reserve	1,926,589	0	0	Cash
9	Calidus Student Housing Portfolio	0			Financial Aid Reserve	250,000	25,000	250,000	Cash
9.01	Grove at Jacksonville
9.02	Grove at Jonesboro
9.03	Grove at Wichita
9.04	Grove at Wichita Falls
10	Caruth Plaza	0			Planned Parenthood Reserve	26,000	0	0	Cash
11	Marriott Courtyard - Maui	0				0	0	0
12	Lantana Cascade	0				0	0	0
13	Museo Apartments	0				0	0	0
14	West Side Mall	0			Outstanding Tenant Obligation Reserve	60,000	0	0	Cash
15	The Pointe at Wellington Green	0			Tenant Specific TILC Reserve	160,000	0	0	Cash
16	465 Park Avenue Retail Condominium	0				0	0	0
17	Hilton Garden Inn - Indianapolis Airport	0				0	0	0
18	Hampton Inn - Ameriplex	0				0	0	0
19	ArciTerra Portfolio	0				0	0	0
19.01	Off Dep Pearl MS
19.02	Michigan Road
19.03	DG Memphis
19.04	Shoppes at Alabaster
19.05	Festival Montgomery
19.06	Walcent Kendallville IN
19.07	HD McAllen TX
19.08	MW Nashville TN
19.09	OS MT Pleasant IA
19.10	Arciterra Walcent Greenville AL
19.11	Walcent Plainwell MI
19.12	Chovia Shops at Mt. Airy NC
20	Coral Walk	0				0	0	0
21	Sterling Pointe Apartments	0				0	0	0
22	Camelot Village MHC	0				0	0	0
23	Madison at Woodview	0				0	0	0
24	Georgia Multifamily Portfolio	0				0	0	0
24.01	Pinnacle West
24.02	Hidden Oaks
24.03	Lake of the Woods
24.04	Wellston Ridge
24.05	Oakdale Villas
24.06	Northcrest
25	Hickory Hills MHC	0				0	0	0
26	Oliver Multifamily Portfolio	0			HAP Consent Reserve	0	17,000	1,000,000	Cash
26.01	Tropicana
26.02	Railview
26.03	Linderhof
26.04	Piedmont Manor
26.05	Spirit Mountain
26.06	Oak Hills
26.07	Harborview
26.08	Etna Woods
26.09	Billings View
27	Residence Inn - Mystic CT	0				0	0	0
28	Fairborn Ohio Hotel Portfolio	0			PIP Reserve	2,900,000	0	0	Cash
28.01	Holiday Inn Fairborn
28.02	Homewood Suites Fairborn
29	Sanctuary Beach Resort	0	Cash		Pool Use Agreement Reserve	50,000	0	0	Cash
30	Clinton MHC	0			Home Inventory Reserve	1,000,000	0	0	Cash
31	Hilton Garden Inn - Rockford	0			PIP Reserve	1,300,000	0	0	Cash
32	Baton Rouge MF Portfolio	0				0	0	0

A-1-26

WFRBS Commercial Mortgage Trust 2014-LC14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Debt Service Escrow (Monthly) ($)(15)	Debt Service Escrow - Cash or LoC	Debt Service Escrow - LoC Counterparty	Other Escrow I Reserve Description	Other Escrow I (Initial) ($)	Other Escrow I (Monthly) ($)(16)	Other Escrow I Cap ($)	Other Escrow I Escrow - Cash or LoC
32.01	Park East
32.02	Bellemont Victoria I
32.03	Bellemont Victoria II
33	Westridge Apartments	0				0	0	0
34	WP Carey Self Storage Portfolio III	0				0	0	0
34.01	Parkway Self Storage - Palm Coast
34.02	Morningstar Storage - Fayetteville
34.03	Extra Space Storage - Beaumont
34.04	Value Self Storage - Holiday
34.05	Extra Space Storage - San Bernardino
35	Hampton Inn Austin	0			PIP Reserve	936,174	0	0	Cash
36	Crye Portfolio	0				0	0	0
36.01	Cool Springs
36.02	Gunbarrel
36.03	1200 Market
36.04	Peachtree
36.05	Ooltewah
36.06	Alpharetta
37	Greene Crossing Shopping Center	0			Credit Support Reserve	200,000	0	0	LoC
38	Security Public Storage - Daly City	0				0	0	0
39	College Square	0			Planet Fitness Rent Concession Reserve	77,547	0	0	Cash
40	Nogales Plaza	0	Cash		Free Rent Reserve: 72,290; Allowance Reserve: 130,000	202,290	0	0	Cash
41	HIE Houston West	0			Franchise Agreement Funds	0	Springing	0
42	Security Public Storage - San Francisco	0				0	0	0
43	Staybridge Suites - Omaha	0			PIP Reserve	23,000	Springing	0	Cash
44	HIE Ashland	0			Property Improvement Plan Reserve	434,063	0	0	Cash
45	Bayside Village Center	0				0	0	0
46	Best Western Plus - Miramar	0				0	0	0
47	Holiday Inn Express - Sorrento Valley	0			Special Franchise Reserve	0	Springing	0
48	h.h. gregg - Boca Raton	0			Declaration Fee Reserve	0	Springing	0
49	Bingham Office III	0			Free Rent Reserve	29,912	0	0	Cash
50	King City Square	0			Outstanding Tenant Obligation Reserve	277,550	0	0	Cash
51	South Park Office Center	0				0	0	0
52	Hampton Inn - Northwest	0				0	0	0
53	La Quinta - Old Town	0				0	0	0
54	Westgate Commons	0			Work Institute Free Rent Holdback	13,405	0	0	Cash
55	River Oaks - Acquisition	0				0	0	0
56	CVS Marietta	0			Critical Tenant Exclusivity Enforcement Fund	0	Springing	0
57	Great Lakes Plaza	0			Verizon Renewal Reserve	0	Springing	0
58	Hamilton Crossings	0			Rent Concession Reserve	80,970	0	0	Cash
59	Comfort Suites Houston	0			Seasonality Reserve	30,000	Springing	30,000	Cash
60	Aramore Retail	0				0	0	0
61	Eliot Rent-A-Center	0				0	0	0
62	Horn Lake Self Storage	0				0	0	0
63	Alamo Building	0			Gasper Law Group TI Reserve	78,235	0	0	Cash
64	Triple Crown Plaza	0				0	0	0
65	Arlington Arms	0				0	0	0
66	Cervenka Retail Portfolio	0			Critical Tenant TI/LC Funds	0	Springing	0
66.01	900 E. Main Street
66.02	Fayette Square
67	Kohl's - Vallejo	0				0	0	0
68	Security Public Storage - Hayward	0				0	0	0
69	River Run Plaza	0				0	0	0
70	Airship Self Storage	0				0	0	0
71	Heritage Square	0				0	0	0

A-1-27

WFRBS Commercial Mortgage Trust 2014-LC14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow I - LoC Counterparty	Other Escrow II Reserve Description	Other Escrow II (Initial) ($)	Other Escrow II (Monthly) ($)	Other Escrow II Cap ($)	Other Escrow II Escrow - Cash or LoC	Other Escrow II - LoC Counterparty	Holdback(17)
1	AmericasMart			0	0	0
2	PennCap Portfolio			0	0	0
2.01	3701 Corporate
2.02	3773 Corporate
2.03	1605 Valley Center
2.04	1525 Valley Center
2.05	1560 Valley Center
2.06	1550 Valley Center
2.07	1455 Valley Center
2.08	1480 Valley Center
2.09	1510 Valley Center
2.10	1495 Valley Center
2.11	1640 Valley Center
2.12	57 S Commerce
2.13	1650 Valley Center
2.14	89 S Commerce
2.15	1660 Valley Center
2.16	1530 Valley Center
2.17	85 S Commerce
2.18	2196 Avenue C
2.19	2202 Hangar Place
2.20	754 Roble Road
2.21	83 S Commerce
2.22	87 S Commerce
2.23	974 Marcon Blvd
2.24	2201 Hangar Place
2.25	7355 William Avenue
2.26	944 Marcon Blvd
2.27	954 Marcon Blvd
2.28	7277 William Avenue
2.29	2041 Avenue C
2.30	964 Marcon Blvd
2.31	7562 Penn Drive
2.32	764 Roble Road
3	The Outlet Collection | Jersey Gardens		Ground Rent/PILOT Payment Reserve	0	Springing	0
4	Westin New York at Times Square - Leased Fee			0	0	0
5	Miami International Airport Industrial Portfolio			0	0	0
6	Williams Center Towers		Rent Abatement Reserve	822,054	0	0	Cash
7	FRAPAG Portfolio			0	0	0
7.01	Waterview I & II
7.02	Northmont Distribution Center
7.03	Riverpark Distribution Center
8	Canadian Pacific Plaza		Free Rent Reserve	653,676	0	0	Cash
9	Calidus Student Housing Portfolio		Rebranding Funds	40,000	0	0	Cash
9.01	Grove at Jacksonville
9.02	Grove at Jonesboro
9.03	Grove at Wichita
9.04	Grove at Wichita Falls
10	Caruth Plaza			0	0	0
11	Marriott Courtyard - Maui			0	0	0
12	Lantana Cascade			0	0	0
13	Museo Apartments			0	0	0
14	West Side Mall		2012/2013 CAM Credit Reserve	282,633	0	0	Cash
15	The Pointe at Wellington Green		Rent Concession Reserve	327,000	0	0	Cash
16	465 Park Avenue Retail Condominium			0	0	0
17	Hilton Garden Inn - Indianapolis Airport			0	0	0
18	Hampton Inn - Ameriplex			0	0	0
19	ArciTerra Portfolio			0	0	0
19.01	Off Dep Pearl MS
19.02	Michigan Road
19.03	DG Memphis
19.04	Shoppes at Alabaster
19.05	Festival Montgomery
19.06	Walcent Kendallville IN
19.07	HD McAllen TX
19.08	MW Nashville TN
19.09	OS MT Pleasant IA
19.10	Arciterra Walcent Greenville AL
19.11	Walcent Plainwell MI
19.12	Chovia Shops at Mt. Airy NC
20	Coral Walk			0	0	0
21	Sterling Pointe Apartments			0	0	0
22	Camelot Village MHC			0	0	0
23	Madison at Woodview			0	0	0
24	Georgia Multifamily Portfolio			0	0	0
24.01	Pinnacle West
24.02	Hidden Oaks
24.03	Lake of the Woods
24.04	Wellston Ridge
24.05	Oakdale Villas
24.06	Northcrest
25	Hickory Hills MHC			0	0	0
26	Oliver Multifamily Portfolio			0	0	0
26.01	Tropicana
26.02	Railview
26.03	Linderhof
26.04	Piedmont Manor
26.05	Spirit Mountain
26.06	Oak Hills
26.07	Harborview
26.08	Etna Woods
26.09	Billings View
27	Residence Inn - Mystic CT			0	0	0
28	Fairborn Ohio Hotel Portfolio		Seasonality Reserve	315,000	Springing	315,000	Cash
28.01	Holiday Inn Fairborn
28.02	Homewood Suites Fairborn
29	Sanctuary Beach Resort			0	0	0
30	Clinton MHC			0	0	0
31	Hilton Garden Inn - Rockford			0	0	0
32	Baton Rouge MF Portfolio			0	0	0

A-1-28

WFRBS Commercial Mortgage Trust 2014-LC14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow I - LoC Counterparty	Other Escrow II Reserve Description	Other Escrow II (Initial) ($)	Other Escrow II (Monthly) ($)	Other Escrow II Cap ($)	Other Escrow II Escrow - Cash or LoC	Other Escrow II - LoC Counterparty	Holdback(17)
32.01	Park East
32.02	Bellemont Victoria I
32.03	Bellemont Victoria II
33	Westridge Apartments			0	0	0
34	WP Carey Self Storage Portfolio III			0	0	0
34.01	Parkway Self Storage - Palm Coast
34.02	Morningstar Storage - Fayetteville
34.03	Extra Space Storage - Beaumont
34.04	Value Self Storage - Holiday
34.05	Extra Space Storage - San Bernardino
35	Hampton Inn Austin		Seasonality Reserve	0	Excess Cash Flow	0	Cash
36	Crye Portfolio			0	0	0
36.01	Cool Springs
36.02	Gunbarrel
36.03	1200 Market
36.04	Peachtree
36.05	Ooltewah
36.06	Alpharetta
37	Greene Crossing Shopping Center	FirstMerit Bank, N.A.		0	0	0
38	Security Public Storage - Daly City			0	0	0
39	College Square		Capitol Donuts/Quiznos Reserve	200,000	0	0	Cash
40	Nogales Plaza			0	0	0
41	HIE Houston West			0	0	0
42	Security Public Storage - San Francisco			0	0	0
43	Staybridge Suites - Omaha		Seasonality Reserve	0	Springing	0
44	HIE Ashland		Seasonality Reserve	75,000	9,375; Springing	75,000	Cash
45	Bayside Village Center			0	0	0
46	Best Western Plus - Miramar			0	0	0
47	Holiday Inn Express - Sorrento Valley			0	0	0
48	h.h. gregg - Boca Raton			0	0	0
49	Bingham Office III			0	0	0
50	King City Square		Kroger Funds	0	Springing	0			694,186
51	South Park Office Center			0	0	0
52	Hampton Inn - Northwest			0	0	0
53	La Quinta - Old Town			0	0	0
54	Westgate Commons			0	0	0
55	River Oaks - Acquisition			0	0	0
56	CVS Marietta		Critical Tenant TI/LC Funds	0	Springing	0
57	Great Lakes Plaza		Men's Warehouse Renewal Reserve	0	Springing	0
58	Hamilton Crossings		H&R Block Rent Reserve	28,800	0	0	Cash
59	Comfort Suites Houston			0	0	0
60	Aramore Retail			0	0	0
61	Eliot Rent-A-Center			0	0	0
62	Horn Lake Self Storage			0	0	0
63	Alamo Building		Graham Expansion Rent Reserve ($6,128); MacKenzie's sump pump Reserve ($3,500)	9,628	0	0	Cash
64	Triple Crown Plaza			0	0	0
65	Arlington Arms			0	0	0
66	Cervenka Retail Portfolio			0	0	0
66.01	900 E. Main Street
66.02	Fayette Square
67	Kohl's - Vallejo			0	0	0
68	Security Public Storage - Hayward			0	0	0
69	River Run Plaza			0	0	0
70	Airship Self Storage			0	0	0
71	Heritage Square			0	0	0

A-1-29

WFRBS Commercial Mortgage Trust 2014-LC14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Ownership Interest	Ground Lease Initial Expiration Date	Annual Ground Rent Payment
1	AmericasMart	Fee and Leasehold	Various: O'Neal and Owens-6/30/2061; MARTA-12/14/2012; Edwards-10/31/2068	Various: O'Neal-10,629; Owens-10,146; MARTA-20,000; Edwards-20,497
2	PennCap Portfolio	Fee
2.01	3701 Corporate	Fee
2.02	3773 Corporate	Fee
2.03	1605 Valley Center	Fee
2.04	1525 Valley Center	Fee
2.05	1560 Valley Center	Fee
2.06	1550 Valley Center	Fee
2.07	1455 Valley Center	Fee
2.08	1480 Valley Center	Fee
2.09	1510 Valley Center	Fee
2.10	1495 Valley Center	Fee
2.11	1640 Valley Center	Fee
2.12	57 S Commerce	Fee
2.13	1650 Valley Center	Fee
2.14	89 S Commerce	Fee
2.15	1660 Valley Center	Fee
2.16	1530 Valley Center	Fee
2.17	85 S Commerce	Fee
2.18	2196 Avenue C	Fee
2.19	2202 Hangar Place	Fee
2.20	754 Roble Road	Fee
2.21	83 S Commerce	Fee
2.22	87 S Commerce	Fee
2.23	974 Marcon Blvd	Fee
2.24	2201 Hangar Place	Fee
2.25	7355 William Avenue	Fee
2.26	944 Marcon Blvd	Fee
2.27	954 Marcon Blvd	Fee
2.28	7277 William Avenue	Fee
2.29	2041 Avenue C	Fee
2.30	964 Marcon Blvd	Fee
2.31	7562 Penn Drive	Fee
2.32	764 Roble Road	Fee
3	The Outlet Collection | Jersey Gardens	Fee
4	Westin New York at Times Square - Leased Fee	Fee
5	Miami International Airport Industrial Portfolio	Fee
6	Williams Center Towers	Fee
7	FRAPAG Portfolio	Fee
7.01	Waterview I & II	Fee
7.02	Northmont Distribution Center	Fee
7.03	Riverpark Distribution Center	Fee
8	Canadian Pacific Plaza	Fee
9	Calidus Student Housing Portfolio	Fee
9.01	Grove at Jacksonville	Fee
9.02	Grove at Jonesboro	Fee
9.03	Grove at Wichita	Fee
9.04	Grove at Wichita Falls	Fee
10	Caruth Plaza	Fee
11	Marriott Courtyard - Maui	Fee
12	Lantana Cascade	Fee
13	Museo Apartments	Fee
14	West Side Mall	Fee
15	The Pointe at Wellington Green	Fee
16	465 Park Avenue Retail Condominium	Leasehold	3/31/2086	$886,255
17	Hilton Garden Inn - Indianapolis Airport	Fee
18	Hampton Inn - Ameriplex	Fee
19	ArciTerra Portfolio	Fee
19.01	Off Dep Pearl MS	Fee
19.02	Michigan Road	Fee
19.03	DG Memphis	Fee
19.04	Shoppes at Alabaster	Fee
19.05	Festival Montgomery	Fee
19.06	Walcent Kendallville IN	Fee
19.07	HD McAllen TX	Fee
19.08	MW Nashville TN	Fee
19.09	OS MT Pleasant IA	Fee
19.10	Arciterra Walcent Greenville AL	Fee
19.11	Walcent Plainwell MI	Fee
19.12	Chovia Shops at Mt. Airy NC	Fee
20	Coral Walk	Fee
21	Sterling Pointe Apartments	Fee
22	Camelot Village MHC	Fee
23	Madison at Woodview	Fee
24	Georgia Multifamily Portfolio	Fee
24.01	Pinnacle West	Fee
24.02	Hidden Oaks	Fee
24.03	Lake of the Woods	Fee
24.04	Wellston Ridge	Fee
24.05	Oakdale Villas	Fee
24.06	Northcrest	Fee
25	Hickory Hills MHC	Fee
26	Oliver Multifamily Portfolio	Fee
26.01	Tropicana	Fee
26.02	Railview	Fee
26.03	Linderhof	Fee
26.04	Piedmont Manor	Fee
26.05	Spirit Mountain	Fee
26.06	Oak Hills	Fee
26.07	Harborview	Fee
26.08	Etna Woods	Fee
26.09	Billings View	Fee
27	Residence Inn - Mystic CT	Fee
28	Fairborn Ohio Hotel Portfolio	Fee
28.01	Holiday Inn Fairborn	Fee
28.02	Homewood Suites Fairborn	Fee
29	Sanctuary Beach Resort	Fee
30	Clinton MHC	Fee
31	Hilton Garden Inn - Rockford	Fee
32	Baton Rouge MF Portfolio	Fee

A-1-30

WFRBS Commercial Mortgage Trust 2014-LC14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Ownership Interest	Ground Lease Initial Expiration Date	Annual Ground Rent Payment
32.01	Park East	Fee
32.02	Bellemont Victoria I	Fee
32.03	Bellemont Victoria II	Fee
33	Westridge Apartments	Fee
34	WP Carey Self Storage Portfolio III	Fee
34.01	Parkway Self Storage - Palm Coast	Fee
34.02	Morningstar Storage - Fayetteville	Fee
34.03	Extra Space Storage - Beaumont	Fee
34.04	Value Self Storage - Holiday	Fee
34.05	Extra Space Storage - San Bernardino	Fee
35	Hampton Inn Austin	Fee
36	Crye Portfolio	Fee
36.01	Cool Springs	Fee
36.02	Gunbarrel	Fee
36.03	1200 Market	Fee
36.04	Peachtree	Fee
36.05	Ooltewah	Fee
36.06	Alpharetta	Fee
37	Greene Crossing Shopping Center	Fee
38	Security Public Storage - Daly City	Fee
39	College Square	Fee
40	Nogales Plaza	Fee
41	HIE Houston West	Fee
42	Security Public Storage - San Francisco	Fee
43	Staybridge Suites - Omaha	Fee
44	HIE Ashland	Fee
45	Bayside Village Center	Fee
46	Best Western Plus - Miramar	Fee
47	Holiday Inn Express - Sorrento Valley	Fee
48	h.h. gregg - Boca Raton	Fee
49	Bingham Office III	Fee
50	King City Square	Fee
51	South Park Office Center	Fee
52	Hampton Inn - Northwest	Fee
53	La Quinta - Old Town	Fee
54	Westgate Commons	Fee
55	River Oaks - Acquisition	Fee
56	CVS Marietta	Fee
57	Great Lakes Plaza	Fee
58	Hamilton Crossings	Fee
59	Comfort Suites Houston	Fee
60	Aramore Retail	Fee
61	Eliot Rent-A-Center	Fee
62	Horn Lake Self Storage	Fee
63	Alamo Building	Fee
64	Triple Crown Plaza	Fee
65	Arlington Arms	Fee
66	Cervenka Retail Portfolio	Fee
66.01	900 E. Main Street	Fee
66.02	Fayette Square	Fee
67	Kohl's - Vallejo	Fee
68	Security Public Storage - Hayward	Fee
69	River Run Plaza	Fee
70	Airship Self Storage	Fee
71	Heritage Square	Fee

A-1-31

WFRBS Commercial Mortgage Trust 2014-LC14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Annual Ground Rent Increases	Lockbox	Whole Loan Cut- off Date Balance ($)	Whole Loan Debt Service ($)	Subordinate Secured Debt Original Balance ($)	Subordinate Secured Debt Cut-off Date Balance ($)	Whole Loan U/W NOI DSCR (x)
1	AmericasMart	Various: O'Neal, Owens, Edwards-scheduled adjustments every 10 years of the lease terms; MARTA-scheduled adjustments every 5 years of the lease term	Hard/Upfront Cash Management
2	PennCap Portfolio		Hard/Upfront Cash Management
2.01	3701 Corporate
2.02	3773 Corporate
2.03	1605 Valley Center
2.04	1525 Valley Center
2.05	1560 Valley Center
2.06	1550 Valley Center
2.07	1455 Valley Center
2.08	1480 Valley Center
2.09	1510 Valley Center
2.10	1495 Valley Center
2.11	1640 Valley Center
2.12	57 S Commerce
2.13	1650 Valley Center
2.14	89 S Commerce
2.15	1660 Valley Center
2.16	1530 Valley Center
2.17	85 S Commerce
2.18	2196 Avenue C
2.19	2202 Hangar Place
2.20	754 Roble Road
2.21	83 S Commerce
2.22	87 S Commerce
2.23	974 Marcon Blvd
2.24	2201 Hangar Place
2.25	7355 William Avenue
2.26	944 Marcon Blvd
2.27	954 Marcon Blvd
2.28	7277 William Avenue
2.29	2041 Avenue C
2.30	964 Marcon Blvd
2.31	7562 Penn Drive
2.32	764 Roble Road
3	The Outlet Collection | Jersey Gardens		Hard/Springing Cash Management
4	Westin New York at Times Square - Leased Fee		Hard/Upfront Cash Management
5	Miami International Airport Industrial Portfolio		Soft/Springing Cash Management
6	Williams Center Towers		Hard/Springing Cash Management
7	FRAPAG Portfolio		Hard/Springing Cash Management
7.01	Waterview I & II
7.02	Northmont Distribution Center
7.03	Riverpark Distribution Center
8	Canadian Pacific Plaza		Hard/Springing Cash Management
9	Calidus Student Housing Portfolio		Soft/Upfront Cash Management
9.01	Grove at Jacksonville
9.02	Grove at Jonesboro
9.03	Grove at Wichita
9.04	Grove at Wichita Falls
10	Caruth Plaza		Soft/Springing Cash Management
11	Marriott Courtyard - Maui		Springing (With Established Account)
12	Lantana Cascade		Springing (Without Established Account)
13	Museo Apartments		Springing (Without Established Account)
14	West Side Mall		Hard/Upfront Cash Management
15	The Pointe at Wellington Green		Springing (Without Established Account)
16	465 Park Avenue Retail Condominium	CPI increases until 2018, and every subsequent 10 years, the ground resets based on the Fair Market Rent	Springing (Without Established Account)
17	Hilton Garden Inn - Indianapolis Airport		Soft/Springing Cash Management
18	Hampton Inn - Ameriplex		Soft/Springing Cash Management
19	ArciTerra Portfolio		Hard/Springing Cash Management
19.01	Off Dep Pearl MS
19.02	Michigan Road
19.03	DG Memphis
19.04	Shoppes at Alabaster
19.05	Festival Montgomery
19.06	Walcent Kendallville IN
19.07	HD McAllen TX
19.08	MW Nashville TN
19.09	OS MT Pleasant IA
19.10	Arciterra Walcent Greenville AL
19.11	Walcent Plainwell MI
19.12	Chovia Shops at Mt. Airy NC
20	Coral Walk		Springing (With Established Account)
21	Sterling Pointe Apartments		Springing (Without Established Account)
22	Camelot Village MHC		Springing (Without Established Account)
23	Madison at Woodview		Springing (Without Established Account)
24	Georgia Multifamily Portfolio		Springing (Without Established Account)
24.01	Pinnacle West
24.02	Hidden Oaks
24.03	Lake of the Woods
24.04	Wellston Ridge
24.05	Oakdale Villas
24.06	Northcrest
25	Hickory Hills MHC		Springing (Without Established Account)
26	Oliver Multifamily Portfolio		Springing (Without Established Account)
26.01	Tropicana
26.02	Railview
26.03	Linderhof
26.04	Piedmont Manor
26.05	Spirit Mountain
26.06	Oak Hills
26.07	Harborview
26.08	Etna Woods
26.09	Billings View
27	Residence Inn - Mystic CT		Soft/Springing Cash Management
28	Fairborn Ohio Hotel Portfolio		Hard/Springing Cash Management
28.01	Holiday Inn Fairborn
28.02	Homewood Suites Fairborn
29	Sanctuary Beach Resort		Hard/Springing Cash Management
30	Clinton MHC		Soft/Springing Cash Management
31	Hilton Garden Inn - Rockford		None
32	Baton Rouge MF Portfolio		Springing (Without Established Account)

A-1-32

WFRBS Commercial Mortgage Trust 2014-LC14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Annual Ground Rent Increases	Lockbox	Whole Loan Cut- off Date Balance ($)	Whole Loan Debt Service ($)	Subordinate Secured Debt Original Balance ($)	Subordinate Secured Debt Cut-off Date Balance ($)	Whole Loan U/W NOI DSCR (x)
32.01	Park East
32.02	Bellemont Victoria I
32.03	Bellemont Victoria II
33	Westridge Apartments		Springing (Without Established Account)
34	WP Carey Self Storage Portfolio III		Springing (Without Established Account)
34.01	Parkway Self Storage - Palm Coast
34.02	Morningstar Storage - Fayetteville
34.03	Extra Space Storage - Beaumont
34.04	Value Self Storage - Holiday
34.05	Extra Space Storage - San Bernardino
35	Hampton Inn Austin		Hard/Springing Cash Management
36	Crye Portfolio		Hard/Springing Cash Management
36.01	Cool Springs
36.02	Gunbarrel
36.03	1200 Market
36.04	Peachtree
36.05	Ooltewah
36.06	Alpharetta
37	Greene Crossing Shopping Center		Soft/Springing Cash Management
38	Security Public Storage - Daly City		None
39	College Square		Springing (Without Established Account)
40	Nogales Plaza		Hard/Springing Cash Management
41	HIE Houston West		Hard/Upfront Cash Management
42	Security Public Storage - San Francisco		None
43	Staybridge Suites - Omaha		Hard/Springing Cash Management
44	HIE Ashland		Hard/Springing Cash Management
45	Bayside Village Center		Hard/Springing Cash Management
46	Best Western Plus - Miramar		Hard/Springing Cash Management
47	Holiday Inn Express - Sorrento Valley		Hard/Springing Cash Management
48	h.h. gregg - Boca Raton		Hard/Upfront Cash Management
49	Bingham Office III		Springing (Without Established Account)
50	King City Square		Hard/Springing Cash Management
51	South Park Office Center		Springing (Without Established Account)
52	Hampton Inn - Northwest		Soft/Springing Cash Management
53	La Quinta - Old Town		Hard/Springing Cash Management
54	Westgate Commons		Hard/Springing Cash Management
55	River Oaks - Acquisition		Springing (Without Established Account)
56	CVS Marietta		Hard/Upfront Cash Management
57	Great Lakes Plaza		Springing (Without Established Account)
58	Hamilton Crossings		Springing (Without Established Account)
59	Comfort Suites Houston		Hard/Springing Cash Management
60	Aramore Retail		Springing (Without Established Account)
61	Eliot Rent-A-Center		Springing (Without Established Account)
62	Horn Lake Self Storage		None
63	Alamo Building		Springing (Without Established Account)
64	Triple Crown Plaza		Springing (Without Established Account)
65	Arlington Arms		Springing (Without Established Account)
66	Cervenka Retail Portfolio		Springing (Without Established Account)
66.01	900 E. Main Street
66.02	Fayette Square
67	Kohl's - Vallejo		None
68	Security Public Storage - Hayward		None
69	River Run Plaza		None
70	Airship Self Storage		Springing (Without Established Account)
71	Heritage Square		Soft/Springing Cash Management

A-1-33

WFRBS Commercial Mortgage Trust 2014-LC14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Whole Loan U/W NCF DSCR (x)	Whole Loan Cut- off Date LTV Ratio	Whole Loan Cut- off Date U/W NOI Debt Yield	Whole Loan Cut- off Date U/W NCF Debt Yield	Mezzanine Debt Cut-off Date Balance($)	Sponsor	Affiliated Sponsors
1	AmericasMart						AMC, Inc.; Portman Financial, Inc.
2	PennCap Portfolio					14,900,000	PennCap Acquisitions, LP
2.01	3701 Corporate
2.02	3773 Corporate
2.03	1605 Valley Center
2.04	1525 Valley Center
2.05	1560 Valley Center
2.06	1550 Valley Center
2.07	1455 Valley Center
2.08	1480 Valley Center
2.09	1510 Valley Center
2.10	1495 Valley Center
2.11	1640 Valley Center
2.12	57 S Commerce
2.13	1650 Valley Center
2.14	89 S Commerce
2.15	1660 Valley Center
2.16	1530 Valley Center
2.17	85 S Commerce
2.18	2196 Avenue C
2.19	2202 Hangar Place
2.20	754 Roble Road
2.21	83 S Commerce
2.22	87 S Commerce
2.23	974 Marcon Blvd
2.24	2201 Hangar Place
2.25	7355 William Avenue
2.26	944 Marcon Blvd
2.27	954 Marcon Blvd
2.28	7277 William Avenue
2.29	2041 Avenue C
2.30	964 Marcon Blvd
2.31	7562 Penn Drive
2.32	764 Roble Road
3	The Outlet Collection | Jersey Gardens						Glimcher Properties, LP
4	Westin New York at Times Square - Leased Fee						Tishman Hotel & Realty LP
5	Miami International Airport Industrial Portfolio						Francis Greenburger
6	Williams Center Towers						Haim Revah; Faraj Srour; Isaac Oved
7	FRAPAG Portfolio						FRAPAG America, Inc.
7.01	Waterview I & II
7.02	Northmont Distribution Center
7.03	Riverpark Distribution Center
8	Canadian Pacific Plaza						Jon Hempel, Josh Krsnak; Affiliate of Ladder Capital Finance
9	Calidus Student Housing Portfolio					4,000,000	Jonathan Cameron-Hayes; Benjamin Shibe Macfarland III; William J. Levy; ZAIS Group
9.01	Grove at Jacksonville
9.02	Grove at Jonesboro
9.03	Grove at Wichita
9.04	Grove at Wichita Falls
10	Caruth Plaza						Susan Reese; North American Development Group, Inc.
11	Marriott Courtyard - Maui						Robert D. Olson
12	Lantana Cascade						RHP Properties
13	Museo Apartments					4,000,000	Northland Portfolio L.P.
14	West Side Mall					2,000,000	Abraham Brach
15	The Pointe at Wellington Green						Richard Gertz, Sr.
16	465 Park Avenue Retail Condominium						Charles Cohen
17	Hilton Garden Inn - Indianapolis Airport						Gary N. Schahet	Y - Group B
18	Hampton Inn - Ameriplex						Gary N. Schahet	Y - Group B
19	ArciTerra Portfolio						Jonathan M. Larmore; 2006 Operating Partnership, L.P.; Arciterra Real Estate Investment Trust, Inc.
19.01	Off Dep Pearl MS
19.02	Michigan Road
19.03	DG Memphis
19.04	Shoppes at Alabaster
19.05	Festival Montgomery
19.06	Walcent Kendallville IN
19.07	HD McAllen TX
19.08	MW Nashville TN
19.09	OS MT Pleasant IA
19.10	Arciterra Walcent Greenville AL
19.11	Walcent Plainwell MI
19.12	Chovia Shops at Mt. Airy NC
20	Coral Walk						Schottenstein
21	Sterling Pointe Apartments						Jon Wood; Roger Kuula
22	Camelot Village MHC						Continental Communities, L.L.C.	Y - Group A
23	Madison at Woodview						Steven A. Berger; Jon J. Goodman
24	Georgia Multifamily Portfolio					6,500,000	Moshe Popack
24.01	Pinnacle West
24.02	Hidden Oaks
24.03	Lake of the Woods
24.04	Wellston Ridge
24.05	Oakdale Villas
24.06	Northcrest
25	Hickory Hills MHC						Continental Communities, L.L.C.	Y - Group A
26	Oliver Multifamily Portfolio						Kent Oliver
26.01	Tropicana
26.02	Railview
26.03	Linderhof
26.04	Piedmont Manor
26.05	Spirit Mountain
26.06	Oak Hills
26.07	Harborview
26.08	Etna Woods
26.09	Billings View
27	Residence Inn - Mystic CT						Starwood Capital Group
28	Fairborn Ohio Hotel Portfolio						Portfolio Hotels & Resorts
28.01	Holiday Inn Fairborn
28.02	Homewood Suites Fairborn
29	Sanctuary Beach Resort						Wayne Levenfeld
30	Clinton MHC						Ron Weiss
31	Hilton Garden Inn - Rockford						David A. Lenz Investments, LLC; C.J. Raymond Investments, L.L.C.
32	Baton Rouge MF Portfolio						Sheltering Palms Foundation, Inc.

A-1-34

WFRBS Commercial Mortgage Trust 2014-LC14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Whole Loan U/W NCF DSCR (x)	Whole Loan Cut- off Date LTV Ratio	Whole Loan Cut- off Date U/W NOI Debt Yield	Whole Loan Cut- off Date U/W NCF Debt Yield	Mezzanine Debt Cut-off Date Balance($)	Sponsor	Affiliated Sponsors
32.01	Park East
32.02	Bellemont Victoria I
32.03	Bellemont Victoria II
33	Westridge Apartments						George R. Walker, III, Vern Haugen, Christopher H. Hughes
34	WP Carey Self Storage Portfolio III						Corporate Property Associates 17 - Global Incorporated
34.01	Parkway Self Storage - Palm Coast
34.02	Morningstar Storage - Fayetteville
34.03	Extra Space Storage - Beaumont
34.04	Value Self Storage - Holiday
34.05	Extra Space Storage - San Bernardino
35	Hampton Inn Austin						Brett C. Moody
36	Crye Portfolio						Harold Crye
36.01	Cool Springs
36.02	Gunbarrel
36.03	1200 Market
36.04	Peachtree
36.05	Ooltewah
36.06	Alpharetta
37	Greene Crossing Shopping Center						Steven P. Wathen
38	Security Public Storage - Daly City						Benjamin D. Eisler; Shirley E. Eisler; Allen Orwitz; Lea Orwitz; Eisler Revocable Trust; Allen Orwitz and Lea Orwitz Revocable Trusts; BACO Realty Corporation	Y - Group C
39	College Square						Jeffrey S. Leon; Robert Michael House individually and as trustee for The House Family Trust
40	Nogales Plaza						Mohsen Sharif, Mark Vakili, Albert Minoofar
41	HIE Houston West						Aroon Patel
42	Security Public Storage - San Francisco						Benjamin D. Eisler; Shirley E. Eisler; Allen Orwitz; Lea Orwitz; Eisler Revocable Trust; Allen Orwitz and Lea Orwitz Revocable Trusts	Y - Group C
43	Staybridge Suites - Omaha						Lodging Dynamics
44	HIE Ashland						Pinakin Thakor; Mayur Patel; Tarun Patel
45	Bayside Village Center						Carl M. Freeman Retail Investments, LLC
46	Best Western Plus - Miramar						Suresh Patel	Y - Group D
47	Holiday Inn Express - Sorrento Valley						Suresh Patel	Y - Group D
48	h.h. gregg - Boca Raton						Eyal Alfi
49	Bingham Office III						Gabriel L. Schuchman, Ehud Rieger
50	King City Square						Adam Ifshin
51	South Park Office Center						Christopher K. Sadler; Stevens M. Sadler
52	Hampton Inn - Northwest						Gary N. Schahet	Y - Group B
53	La Quinta - Old Town						Suresh Patel	Y - Group D
54	Westgate Commons						Randolph A. Mcquay; John Petshow
55	River Oaks - Acquisition						Manish Kumar Patel
56	CVS Marietta						Philip A. Borwning, JR.
57	Great Lakes Plaza						Kathy J. Risman
58	Hamilton Crossings						Michael S. Adler
59	Comfort Suites Houston						Ashik V., Urmila V. Patel
60	Aramore Retail						Stanley G. Brading
61	Eliot Rent-A-Center						Robert J. Moser; Robert C. Morgan
62	Horn Lake Self Storage						Virtus Storage Investment Holdings IV, LP
63	Alamo Building						Anthony Elshout; Dukju Kim; Terry Taylor; Michael Gilmore; Robert Carlisle
64	Triple Crown Plaza						Parvinder Aulakh; Paramjit Aulakh
65	Arlington Arms						Christopher Germain
66	Cervenka Retail Portfolio						Gregory M. Cervenka
66.01	900 E. Main Street
66.02	Fayette Square
67	Kohl's - Vallejo						Sywest Holdings LLC
68	Security Public Storage - Hayward						Benjamin D. Eisler; Shirley E. Eisler; Allen Orwitz; Lea Orwitz; Eisler Revocable Trust; Allen Orwitz and Lea Orwitz Revocable Trusts; BACO Realty Corporation	Y - Group C
69	River Run Plaza						Trevor Benedict; Donald K. Benedict; Donald K. Benedict and Deborah C. Benedict as Trustees for The Benedict Trust
70	Airship Self Storage						Jacob Ramage; Betsy Ramage; Michael Ramage; Ann Ramage
71	Heritage Square						James C. Beachum; James C. Beachum Revocable Trust; Richard A. Roeser Marital Trust

A-1-35

WFRBS Commercial Mortgage Trust 2014-LC14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Number
1	AmericasMart	1
2	PennCap Portfolio	2
2.01	3701 Corporate	2.01
2.02	3773 Corporate	2.02
2.03	1605 Valley Center	2.03
2.04	1525 Valley Center	2.04
2.05	1560 Valley Center	2.05
2.06	1550 Valley Center	2.06
2.07	1455 Valley Center	2.07
2.08	1480 Valley Center	2.08
2.09	1510 Valley Center	2.09
2.10	1495 Valley Center	2.10
2.11	1640 Valley Center	2.11
2.12	57 S Commerce	2.12
2.13	1650 Valley Center	2.13
2.14	89 S Commerce	2.14
2.15	1660 Valley Center	2.15
2.16	1530 Valley Center	2.16
2.17	85 S Commerce	2.17
2.18	2196 Avenue C	2.18
2.19	2202 Hangar Place	2.19
2.20	754 Roble Road	2.20
2.21	83 S Commerce	2.21
2.22	87 S Commerce	2.22
2.23	974 Marcon Blvd	2.23
2.24	2201 Hangar Place	2.24
2.25	7355 William Avenue	2.25
2.26	944 Marcon Blvd	2.26
2.27	954 Marcon Blvd	2.27
2.28	7277 William Avenue	2.28
2.29	2041 Avenue C	2.29
2.30	964 Marcon Blvd	2.30
2.31	7562 Penn Drive	2.31
2.32	764 Roble Road	2.32
3	The Outlet Collection | Jersey Gardens	3
4	Westin New York at Times Square - Leased Fee	4
5	Miami International Airport Industrial Portfolio	5
6	Williams Center Towers	6
7	FRAPAG Portfolio	7
7.01	Waterview I & II	7.01
7.02	Northmont Distribution Center	7.02
7.03	Riverpark Distribution Center	7.03
8	Canadian Pacific Plaza	8
9	Calidus Student Housing Portfolio	9
9.01	Grove at Jacksonville	9.01
9.02	Grove at Jonesboro	9.02
9.03	Grove at Wichita	9.03
9.04	Grove at Wichita Falls	9.04
10	Caruth Plaza	10
11	Marriott Courtyard - Maui	11
12	Lantana Cascade	12
13	Museo Apartments	13
14	West Side Mall	14
15	The Pointe at Wellington Green	15
16	465 Park Avenue Retail Condominium	16
17	Hilton Garden Inn - Indianapolis Airport	17
18	Hampton Inn - Ameriplex	18
19	ArciTerra Portfolio	19
19.01	Off Dep Pearl MS	19.01
19.02	Michigan Road	19.02
19.03	DG Memphis	19.03
19.04	Shoppes at Alabaster	19.04
19.05	Festival Montgomery	19.05
19.06	Walcent Kendallville IN	19.06
19.07	HD McAllen TX	19.07
19.08	MW Nashville TN	19.08
19.09	OS MT Pleasant IA	19.09
19.10	Arciterra Walcent Greenville AL	19.10
19.11	Walcent Plainwell MI	19.11
19.12	Chovia Shops at Mt. Airy NC	19.12
20	Coral Walk	20
21	Sterling Pointe Apartments	21
22	Camelot Village MHC	22
23	Madison at Woodview	23
24	Georgia Multifamily Portfolio	24
24.01	Pinnacle West	24.01
24.02	Hidden Oaks	24.02
24.03	Lake of the Woods	24.03
24.04	Wellston Ridge	24.04
24.05	Oakdale Villas	24.05
24.06	Northcrest	24.06
25	Hickory Hills MHC	25
26	Oliver Multifamily Portfolio	26
26.01	Tropicana	26.01
26.02	Railview	26.02
26.03	Linderhof	26.03
26.04	Piedmont Manor	26.04
26.05	Spirit Mountain	26.05
26.06	Oak Hills	26.06
26.07	Harborview	26.07
26.08	Etna Woods	26.08
26.09	Billings View	26.09
27	Residence Inn - Mystic CT	27
28	Fairborn Ohio Hotel Portfolio	28
28.01	Holiday Inn Fairborn	28.01
28.02	Homewood Suites Fairborn	28.02
29	Sanctuary Beach Resort	29
30	Clinton MHC	30
31	Hilton Garden Inn - Rockford	31
32	Baton Rouge MF Portfolio	32

A-1-36

WFRBS Commercial Mortgage Trust 2014-LC14
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Number
32.01	Park East	32.01
32.02	Bellemont Victoria I	32.02
32.03	Bellemont Victoria II	32.03
33	Westridge Apartments	33
34	WP Carey Self Storage Portfolio III	34
34.01	Parkway Self Storage - Palm Coast	34.01
34.02	Morningstar Storage - Fayetteville	34.02
34.03	Extra Space Storage - Beaumont	34.03
34.04	Value Self Storage - Holiday	34.04
34.05	Extra Space Storage - San Bernardino	34.05
35	Hampton Inn Austin	35
36	Crye Portfolio	36
36.01	Cool Springs	36.01
36.02	Gunbarrel	36.02
36.03	1200 Market	36.03
36.04	Peachtree	36.04
36.05	Ooltewah	36.05
36.06	Alpharetta	36.06
37	Greene Crossing Shopping Center	37
38	Security Public Storage - Daly City	38
39	College Square	39
40	Nogales Plaza	40
41	HIE Houston West	41
42	Security Public Storage - San Francisco	42
43	Staybridge Suites - Omaha	43
44	HIE Ashland	44
45	Bayside Village Center	45
46	Best Western Plus - Miramar	46
47	Holiday Inn Express - Sorrento Valley	47
48	h.h. gregg - Boca Raton	48
49	Bingham Office III	49
50	King City Square	50
51	South Park Office Center	51
52	Hampton Inn - Northwest	52
53	La Quinta - Old Town	53
54	Westgate Commons	54
55	River Oaks - Acquisition	55
56	CVS Marietta	56
57	Great Lakes Plaza	57
58	Hamilton Crossings	58
59	Comfort Suites Houston	59
60	Aramore Retail	60
61	Eliot Rent-A-Center	61
62	Horn Lake Self Storage	62
63	Alamo Building	63
64	Triple Crown Plaza	64
65	Arlington Arms	65
66	Cervenka Retail Portfolio	66
66.01	900 E. Main Street	66.01
66.02	Fayette Square	66.02
67	Kohl's - Vallejo	67
68	Security Public Storage - Hayward	68
69	River Run Plaza	69
70	Airship Self Storage	70
71	Heritage Square	71

A-1-37

ANNEX A-1

See “Annex B: Additional Mortgage Loan Information/Definitions” in the Free Writing Prospectus for additional information on all mortgage loans and “Annex A-3: Summaries of the Fifteen Largest Mortgage Loans” for additional information on the 15 largest mortgage loans.

(1)
“WFB” denotes Wells Fargo Bank, National Association, “LCF” denotes Ladder Capital Finance LLC, “RMF” denotes Rialto Mortgage Finance, LLC and “RBS” denotes The Royal Bank of Scotland plc and RBS Financial Products Inc. (“RBSFP”). RBSFP was the originator of mortgage loan #29 (Sanctuary Beach Resort), mortgage loan #46 (Best Western Plus - Miramar), mortgage loan #47 (Holiday Inn Express - Sorrento Valley) and mortgage loan #53 (La Quinta - Old Town). The Royal Bank of Scotland plc was the sole originator of all other RBS loans.

(2)
Information regarding mortgage loans that are cross-collateralized with other mortgage loans is based upon the individual loan balances, except that the applicable loan-to-value ratio, debt service coverage ratio or debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group. On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Release and/or Partial Defeasance and/or Substitution” in the free writing prospectus.

(3)	For mortgage loan #1 (AmericasMart), the Number of Units includes 3,503,146 square feet of space leased by permanent tenants and 1,060,073 square feet of show and exhibition space.

For mortgage loan #5 (Miami International Airport Industrial Portfolio), the Number of Units and Occupancy % includes two mortgaged properties (491,083 and 258,768 square feet) consisting of 597,118 square feet of industrial space and 152,733 square feet of retail space.

For mortgage loan #8 (Canadian Pacific Plaza), the Number of Units includes 370,980 square feet of office space and 22,922 square feet of retail space.

For mortgage loan #14 (West Side Mall), the Number of Units and Occupancy Rate include the largest tenant (137,933 square feet) who owns the improvements built on the pad site.

For mortgage loan #16 (465 Park Avenue Retail Condominium), the Number of Units includes 13,312 square feet of medical office space.

For mortgage loan #42 (Security Public Storage – San Francisco), the Number of Units includes 6,400 square feet of retail space.

(4)
For mortgage loan #1 (AmericasMart), the mortgage loan represents Note 3-1 and Note 3-2 of eight pari passu loans, which have a combined Cut-off date principal balance of $558,408,416.  Notes 1-1, 1-2, 2-1, 2-2, 4-1 and 4-2 are not included in the trust.  All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit of Measure presented are based on Note 1-1, Note 1-2, Note 2-1, Note 2-2, Note 3-1, Note 3-2, Note 4-1 and Note 4-2 in the aggregate (“AmericasMart Mortgage Loan Combination”).  The Note 3-1 and Note 3-2 mortgage loans are non-controlling interests in AmericasMart Mortgage Loan Combination.

For mortgage loan #2 (PennCap Portfolio), the mortgage loan represents Note A-1 of two pari passu loans, which have a combined Cut-off Date principal balance of $123,700,000. Note A-2 is not included in the trust. All LTVs, DSCRs, Debt Yields and Cut-off Date Balance per Unit of Measure presented are based on Note A-1 and Note A-2 in the aggregate (“PennCap Portfolio Loan Combination”). The Note A-1 mortgage loan is the controlling interest in the PennCap Portfolio Loan Combination.

For mortgage loan #3 (The Outlet Collection | Jersey Gardens), the mortgage loan represents Note A-3 of three pari passu loans, which have a combined Cut-off Date principal balance of $350,000,000.  Notes A-1 and A-2 are not included in the trust.  All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit of Measure presented are based on Note A-1, Note A-2 and Note A-3 in the aggregate (“The Outlet Collection | Jersey Gardens Mortgage Loan Combination”).  The Note A-3 mortgage loan is a non-controlling interest in The Outlet Collection | Jersey Gardens Mortgage Loan Combination.

(5)
For mortgage loan #2 (PennCap Portfolio), the 1530 Valley Center mortgaged property may be released if the only tenant (46,400 square feet), representing 100% of the mortgaged property, elects to exercise its purchase option which it may do between December 1, 2015 and March 31, 2016 provided the only tenant has provided notice on or before June 1, 2015.  The release of the mortgaged property is conditioned upon, among other things, the prepayment of the PennCap Portfolio Loan Combination in the amount of $3,288,000 and payment of a prepayment fee of $164,400, without defeasance or payment of a yield maintenance premium.

For mortgage loan #8 (Canadian Pacific Plaza), the borrower has the right, at any time upon 10 days’ notice to the lender, to prepay the mortgage loan in the amount necessary to satisfy the minimum debt service coverage ratio required under the loan documents to avoid the commencement of a cash management sweep period, without the requirement of payment of yield maintenance or any other penalty or premium.  The borrower is required to pay interest to the end of the interest period on the amount being prepaid together with all of the lender’s reasonable and actual expenses incurred in connection with such prepayment.

(6)
For mortgage loan #34 (WP Carey Self Storage Portfolio III), the borrower is not required to pay any late charge (i) with respect to the first two delinquent payments during any 12 month calendar period or (ii) with respect to the first two delinquent payments following any change by the lender to the Monthly Debt Service Payment Amount following notice of such change, however, the borrower is subject to default interest for any delinquent payments.

(7)
For mortgage loan #2 (PennCap Portfolio), the aggregate Appraised Value presented for the mortgage loan reflects a pool level appraisal, which includes a diversity premium based on an assumption that all the mortgaged properties would be sold together as a portfolio.  The aggregate of the individual mortgaged property Appraised Values is $155,775,000.

For mortgage loan #5 (Miami International Airport Center), the Appraised Value consists of values for the two mortgaged properties ($56,500,000 and $18,400,000).

A-1-38

ANNEX A-1

For mortgage loan #15 (The Pointe at Wellington Green), the Appraised Value assumes SunTrust Banks (3,000 square feet), representing 2.5% of net rentable square feet, renews its lease, which is set to expire on July 31, 2014.  The tenant has until January 31, 2014 to provide notice of its intent to renew or vacate.  The borrower has signed a lease with JPMorgan Chase to create a pad site on the space currently occupied by SunTrust Banks and Thomasville (12,000 square feet), representing 10.1% of the net rentable square feet, in the event that SunTrust Banks and Thomasville do not renew their leases.  The appraised value, assuming SunTrust Banks and Thomasville both do not renew their leases and the borrower completes the JPMorgan Chase pad site, is $33,650,000.  The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $33,650,000 appraised value are 74.3% and 64.8%, respectively. The as-stabilized appraised value, assuming SunTrust Banks and Thomasville both do not renew their leases, the borrower completes the JPMorgan Chase pad site and JPMorgan Chase begins paying rent in 2015, is $34,600,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $34,600,000 appraised value are 72.3% and 63.0%, respectively.

For mortgage loan #28 (Fairborn Hotel Portfolio), the Appraised Value for the mortgaged properties assumes ongoing renovations, expected to be completed in September 2014, have been completed.  The appraised values, without giving effect to the renovations, for the Homewood Suites Fairborn and Holiday Inn Fairborn mortgaged properties are $8,510,000 and $10,280,000 respectively.  The mortgage loan Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD on the combined $18,790,000 appraised value are 78.3% and 61.8%, respectively.

For mortgage loan #35 (Hampton Inn Austin), the Appraised Value for the mortgaged property assumes the ongoing property improvement plan, expected to be completed by September 2015, has been completed.  The appraised value, without giving effect to the renovations is $15,500,000.  The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD on the $15,500,000 appraised value are 74.1% and 61.8%, respectively.

(8)	In certain cases, mortgage loans may have tenants that have executed leases, but may not be fully paying rent or occupying the related leased premises, that were included in the underwriting.

For mortgage loan #2 (PennCap Portfolio), the following tenants have executed space leases or expansion leases but have not commenced paying rent on such space: (1) the sole tenant at the 1650 Valley Center mortgaged property (29,240 square feet) representing 2.0% of the total portfolio rentable square feet, has expansion space (6,749 square feet) representing 0.4% of the total portfolio rentable square feet that commences rent on August 1, 2014; (2) the largest tenant at the 1605 Valley Center mortgaged property (28,408 square feet) representing 2.0% of the total portfolio square feet) has expansion space (18,114 square feet) representing 1.3% of the total portfolio rentable square feet that commences rent on June 1, 2014; and (3) the third largest tenant at the 1605 Valley Center mortgaged property (7,935 square feet) representing 0.6% of the total portfolio square feet commences rent on May 1, 2014.  The largest tenant at the 944 Marcon Blvd mortgaged property (20,820 square feet) representing 1.5% of total portfolio rentable square feet, has vacated its tenant space but continues to pay rent.  The sole tenant at the 954 Marcon Blvd mortgaged property (30,140 square feet) representing 2.1% of total portfolio rentable square feet, has vacated its tenant space but continues to pay rent.

For mortgage loan #6 (Williams Center Towers), the second largest tenant (51,171 square feet), representing 6.7% of net rentable square feet, has signed a lease and taken occupancy but has not yet started paying rent.  A rent abatement reserve of $94,210 was taken at closing with respect to the second largest tenant. The second largest tenant is expected to begin paying rent in April 2014. The third largest tenant (49,056 square feet), representing 6.4% of net rentable square feet,  receives a rent abatement every six months during its lease term representing 11 months of free rent at the applicable rental rate for its office space. $438,389 was reserved at closing for the ongoing rent abatement.

For mortgage loan #8 (Canadian Pacific Plaza), the following tenants have executed leases but have not commenced paying rent or full rent:  (1) the largest tenant (92,289 square feet) representing 23.4% of total rentable square feet, is paying reduced rent until April, 2014; (2) the second largest tenant (77,059 square feet) representing 19.6% of total rentable square feet, is paying reduced rent until January, 2015; and (3) the fourth largest tenant, (11,121 square feet) representing 2.8% of total rentable square feet, has a rent commencement date of November, 2014.  A free rent reserve was taken at closing in the aggregate amount of $653,676.

For mortgage loan #15 (The Pointe at Wellington Green), the Occupancy Rate includes three tenants (8,638 square feet), representing 7.3% of the net rentable area, that have executed leases, but are not in occupancy.  The fourth largest tenant KeKe’s (4,360 square feet), representing 3.7% of the net rentable area, is expected to open by the second quarter of 2014. The second largest tenant, Saito’s Japanese expansion space (2,957 square feet), representing 2.5% of the net rentable area, is expected to open by the third quarter of 2014 and Sport Clips (1,321 square feet), representing 1.1% of the net rentable area, is expected to open by the first quarter of 2014.  Excluding these tenants, the Occupancy Rate is 79.5%.  The Occupancy Rate includes three tenants (5,202 square feet), representing 4.4% of the net rentable area, underwritten as vacant.  The Occupancy Rate, including tenants that have executed leases but are not in occupancy and excluding tenants that have been underwritten as vacant, is 82.4%.  The Occupancy Rate, excluding tenants that have executed leases but are not in occupancy and tenants underwritten as vacant, is 75.1%.

For mortgage loan #15 (The Pointe at Wellington Green), the second largest tenant (7,156 square feet), representing 6.0% of net rentable square feet, has executed a lease but is not in occupancy or paying rent on 2,957 square feet of expansion space.  There is a $100,000 reserve representing outstanding tenant improvements and a $85,000 reserve representing the outstanding rent abatement.  The second largest tenant is expected to be in occupancy and paying rent by the third quarter of 2014.  The third largest tenant (4,360 square feet), representing 3.7% of net rentable square feet, has executed a lease but is not in occupancy or paying rent.  There is a $150,000 reserve representing outstanding rent abatements and a $60,000 reserve representing the outstanding tenant improvements.  The third largest tenant is expected to be in occupancy by the second quarter of 2014.

For mortgage loan #16 (465 Park Avenue Retail Condominium), the largest tenant (13,312 square feet) representing 34.0% of the total rentable square feet has executed a lease but has not taken occupancy or commenced the payment of rent.  Such lease's commencement date is contingent upon the tenant receiving a certificate of need.

For mortgage loan #39 (College Square), the second largest tenant (25,755 square feet), representing 20.4% of net rentable square feet, is in occupancy but is not scheduled to begin paying rent until May 10, 2014.  There is a reserve of $77,547 representing four months of abated rent.

For mortgage loan #58 (Hamilton Crossings), the largest tenant (10,400 square feet), representing 21.5% of net rentable square feet, has free rent through May 2014.  The fourth largest tenant (3,450 square feet), representing 7.1% of net rentable square feet, is paying reduced rent.  U/W Revenues reflect the reduced rent payment. The fifth largest tenant (2,200 square feet), representing 4.5% of net rentable square feet, has free rent through June 2014.  There is a $80,970 reserve which includes these outstanding rent abatements.

(9)
The tenant early termination options discussed in this footnote are not intended to be an exclusive list. In particular, termination options based on co-tenancy clauses are generally included only for top five tenants by net rentable square feet if the option is currently or imminently exercisable.

A-1-39

ANNEX A-1

For mortgage loan #2 (PennCap Portfolio), the largest tenant at the 1480 Valley Center mortgaged property (51,793 square feet) representing 3.6% of the total portfolio rentable square feet has the right to reduce its tenant space by up to 21,000 square feet after January 1, 2020 upon nine months prior notice and payment of any unamortized leasing costs.  The largest tenant at the 3373 Corporate mortgaged property (55,700 square feet) representing 3.9% of the total portfolio rentable square feet has the right to terminate its lease as of August 31, 2020 with 15 months prior notice and payment of all unamortized leasing costs.  The largest tenant at the 954 Marcon mortgaged property (30,410 square feet) representing 2.1% of the total portfolio rentable square feet has the right to terminate its lease as of August 31, 2016 with nine months prior notice and payment of all unamortized leasing costs.

For mortgage loan #6 (Williams Center Towers), the largest tenant (266,029 square feet), representing 34.7% of net rentable square feet, may terminate up to four full floors of its leased area at any time after October 31, 2014, provided: (i) the tenant terminates only one floor per termination; (ii) there is at least 12 months between any subsequent or previous termination; and (iii) the tenant pays any unamortized construction costs or leasing commissions for the applicable space.  The second largest tenant (51,171 square feet), representing 6.7% of net rentable square feet, may terminate its lease as of November 30, 2016 with at least 180 days prior written notice and payment of a termination fee equal to the sum of five months base rent and unamortized tenant improvements and leasing commissions.  The third largest tenant (49,056 square feet), representing 6.4% of net rentable square feet, has a one-time right to terminate its lease on August 31, 2017, provided: (i) tenant delivers written notice on or before February 28, 2017; (ii) tenant is not in default under its lease; (iii) tenant pays a termination fee equal to the sum of six months of rent payable immediately prior to the termination date plus the unamortized portion of any tenant allowances and leasing commissions.  The fourth largest tenant (41,803 square feet), representing 5.5% of net rentable square footage, has the right to terminate its lease on any date after December 31, 2023 with not less than 90 days prior written notice.

For mortgage loan #36 (Crye Portfolio), the third largest tenant at the Ooltewah mortgaged property (1,670 square feet), representing 1.6% of the total net rentable square feet, has the right to terminate its lease after March 31, 2014.

For mortgage loan #40 (Nogales Plaza), the second largest tenant, CSL Plasma (15,530 square feet) representing 11.2% of net rentable square feet has the right to terminate its lease effective August 1, 2023 upon 180 days prior notice and payment of a termination fee of $74,782.

For mortgage loan #49 (Bingham Office III), the fifth largest tenant (5,362 square feet), representing 3.3% of the total net rentable square feet, has the right to terminate its lease after October 1, 2014.

For mortgage loan #50 (King City Square), the third largest tenant (4,500 square feet) representing 4.8% of the net rentable square feet and the fifth largest tenant (3,844 square feet) representing 4.1% of the net rentable square feet, have signed leases but are not yet in occupancy.  The fifth largest tenant may terminate its lease if certain work is not completed by May 30, 2014.  A rent commencement reserve of $29,271 was established with respect to the third largest tenant.  A landlord work reserve of $206,200, an occupancy reserve of $622,906, a tenant improvement and leasing commissions reserve of $42,208, an initial rent reserve of $29,072 and a rent reserve of $34,886 were established with respect to the fifth largest tenant. The fourth largest tenant (3,850 square feet) representing 4.1% of the net rentable square feet has been paying 50% of its contract rent since October 2011 because the shopping center's in-line occupancy has been below 80%.  The fourth largest tenant may terminate its lease at any time because this occupancy threshold has remained unsatisfied for over six months.

For mortgage loan #51 (South Park Office Center), the largest tenant (30,717 square feet), representing 50.7% of net rentable square feet, may terminate its lease effective January 31, 2015 upon providing nine months written notice and payment of a $445,721 termination fee.  The third largest tenant (5,781 square feet), representing 9.5% of net rentable square feet, may terminate its lease upon written notice, in the event the agency of the third largest tenant, or the agency responsible for the appropriations of the third largest tenant’s funds, determines available funding is insufficient to continue operation of its local office at the mortgaged property.

(10)	For mortgage loan #14 (West Side Mall), the third largest tenant (25,000 square feet), representing 5.9% of the net rentable square feet, subleases its entire space.

(11)
For mortgage loan #16 (465 Park Avenue Retail Condominium), the entire mortgaged property is master leased to Cohen Brothers Realty Corporation, an affiliate of borrower, and the underwriting is based on the rent under such master lease.  The master lease obligations are guaranteed to the borrower by Charles Steven Cohen, the sponsor of the borrower.

(12)
For mortgage loan #11 (Marriott Courtyard - Maui), the Monthly Replacement Reserve is equal to (i) 1/12th of 4% of the prior year's operating income for the period of March 1, 2014 through February 1, 2015 and (ii) 1/12th of 5% of the prior year's operating income for the period of March 1, 2015 through the end of the loan term.

For mortgage loans #17 (Hilton Garden Inn – Indianapolis Airport), #18 (Hampton Inn – Ameriplex), #31 (Hilton Garden Inn – Rockford) and #52 (Hampton Inn – Northwest), the Monthly Replacement Reserve will be adjusted based  annual operating statements for the mortgaged property and will be the greater of the Monthly Replacement Reserves immediately prior to the adjustment and 1/12th of 4% of operating income from the prior fiscal year.

For mortgage loan #27 (Residence Inn - Mystic CT), the Monthly Replacement Reserve is equal to 1/12th of 4% of the gross operating income.

For mortgage loan #28 (Fairborn Hotel Portfolio), the Monthly Replacement Reserve is equal to 1/12 of 4% of the annual gross revenues.

For mortgage loan #29 (Sanctuary Beach Resort), the Monthly Replacement Reserve is equal to 1/12th of 4% of the annual rents of the mortgaged property.

For mortgage loan #35 (Hampton Inn Austin), the Monthly Replacement Reserve is equal to 4% of the prior month's gross revenues.

For mortgage loan #43 (Staybridge Suites - Omaha), the Monthly Replacement Reserve is equal to 1/12 of 2% of the annual gross revenues in year 1 and 1/12 of 4% of the annual gross revenues thereafter.

For mortgage loan #46 (Best Western Plus - Miramar), the Monthly Replacement Reserve is equal to 1/12th of 5% of the annual revenues of the mortgaged property.

A-1-40

ANNEX A-1

For mortgage loan #48 (h.h. gregg - Boca Raton), the Monthly Replacement Reserve is capped at $90,000 until the completion of the roof replacement at the mortgaged property by tenant or borrower, at which time the cap will be reduced to $30,000.

For mortgage loan #47 (Holiday Inn Express - Sorrento Valley) and mortgage loan #53 (La Quinta - Old Town), the Monthly Replacement Reserve is equal to 1/12th of 4% of the annual revenues of the mortgaged properties.

For mortgage loan #59 (Comfort Suites Houston), the Monthly Replacement Reserve is equal to 1/12 of 1% of the annual gross revenues in year 1, 1/12 of 2% of the annual gross revenues in year 2, 1/12 of 3% of the annual gross revenues in year 3 and 1/12 of 4% of the prior year's gross revenues thereafter.

(13)
For mortgage loan #15 (The Pointe at Wellington Green), if the largest tenant (41,000 square feet), representing 34.5% of net rentable square feet, or an acceptable replacement tenant, enters into a lease acceptable to the lender expiring no earlier than five years beyond the maturity date, the TI/LC Cap will be reduced to $360,000.  If the largest tenant, or an acceptable replacement tenant, does not meet the aforementioned conditions by November 2018, the borrower is required to deposit an amount to bring the TI/LC Reserve account to $1,500,000.

(14)	For mortgage loan #2 (PennCap Portfolio), the required monthly deposits into the TI/LC Reserve shall be $112,500 during the first 24 months.

For mortgage loan #19 (ArciTerra Portfolio), the Monthly TI/LC Reserve is equal $50,000 per month for the first 24 months of the loan term.  Monthly collections will be $12,500 per month thereafter if the balance falls below $850,000.

(15)
For mortgage loan #29 (Sanctuary Beach Resort), the Monthly Debt Service Escrow is springing, from March 1, 2019 through the end of the loan term, in the event that the amount in the Debt Service Escrow falls below $166,408.

(16)
For mortgage loan #26 (Oliver Multifamily Portfolio), the Other Escrow I Reserve Monthly deposits continue until the earlier of (i) a balance of $1,000,000 has been established and (ii) the consent of HUD and MHFA to the collateral assignment of the HAP contracts are obtained (at which time the reserve will be disbursed to borrower).

(17)
For mortgage loan #50 (King City Square), if the fifth largest tenant has not taken possession of its space by May 30, 2014 and the borrower does not execute an acceptable replacement lease within nine months of such tenant's termination, then lender has the option to utilize certain reserves totaling $694,186 to pay down the principal of the loan with the borrower required to pay any applicable yield maintenance payment.  If the lender elects to pay down the loan, the Original LTV, Cut-Off Date LTV and Maturity LTV would be 62.5%, 62.4% and 51.9%, respectively, and the U/W NCF DSCR, NOI DY and NCF DY would be 1.37x, 10.2% and 9.0%, respectively.

A-1-41

Annex A-2

Mortgage Pool Information

A-2-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

WFRBS Commercial Mortgage Trust 2014-LC14

Annex A-2: Loan Pool Information

Mortgage Loans by Mortgage Loan Seller

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Loan Seller	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Wells Fargo Bank, National Association	27	$538,774,885	42.9%	4.711%	102	336	1.82	x	10.9%	10.4%	61.8%	53.6%
Ladder Capital Finance LLC	19	366,847,347	29.2	5.385	112	346	1.49		11.3	10.3	69.8	60.1
Rialto Mortgage Finance, LLC	16	203,801,951	16.2	5.208	107	354	1.53		10.7	9.8	70.7	62.6
The Royal Bank of Scotland(1)	9	146,171,851	11.6	4.987	114	356	1.59		11.4	10.3	68.6	57.6
Total/Weighted Average:	71	$1,255,596,034	100.0%	5.021%	107	345	1.65	x	11.0%	10.3%	66.4%	57.4%

(1) The mortgage loan seller referred to herein as The Royal Bank of Scotland is comprised of two affiliated companies:  The Royal Bank of Scotland plc and RBS Financial Products Inc. With respect to the mortgage loans being sold for the deposit into the trust by The Royal Bank of Scotland: (a) five (5) mortgage loans, having an aggregate cut-off date principal balance of $111,693,569 and representing 8.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are being sold for deposit into the trust only by The Royal Bank of Scotland plc and (b) four (4) mortgage loans, having a cut-off date principal balance of $34,478,282 and representing 2.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date is being sold for deposit into the trust by RBS Financial Products Inc.

A-2-2

WFRBS Commercial Mortgage Trust 2014-LC14

Annex A-2: Loan Pool Information

Mortgaged Properties by Property Type(1)(2)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgaged	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Property Type	Properties	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Retail	36	$290,250,776	23.1%	4.817%	109	353	1.81	x	10.5%	9.9%	64.9%	57.4%
Anchored	10	137,479,208	10.9	5.119	119	360	1.41		9.9	9.2	70.3	61.4
Regional Mall	1	80,000,000	6.4	3.830	81	0	2.84		11.5	11.0	49.5	49.5
Shadow Anchored	11	35,581,093	2.8	5.325	120	360	1.52		11.1	10.2	72.7	61.1
Unanchored	12	25,020,474	2.0	5.438	119	307	1.41		11.2	10.4	71.6	54.1
Single Tenant	2	12,170,000	1.0	5.128	119	360	1.31		8.9	8.6	69.6	59.2
Other	3	197,099,779	15.7	4.848	102	299	1.75		11.1	10.7	60.8	50.5
Trade Mart	1	139,602,104	11.1	5.451	118	298	1.68		12.9	12.4	60.7	46.2
Leased Fee	2	57,497,675	4.6	3.385	63	359	1.93		6.7	6.7	61.1	60.8
Office	26	193,155,806	15.4	5.378	119	359	1.44		10.8	9.7	72.9	63.7
Suburban	23	104,112,980	8.3	5.545	119	358	1.40		10.7	9.6	73.0	63.0
CBD	3	89,042,826	7.1	5.183	119	360	1.49		10.8	9.8	72.8	64.7
Hospitality	17	172,430,907	13.7	5.173	111	339	1.73		13.2	11.7	65.8	54.6
Limited Service	14	142,115,907	11.3	5.215	119	338	1.75		13.3	11.8	65.1	53.1
Extended Stay	2	22,850,000	1.8	4.838	60	360	1.73		12.2	11.0	70.0	64.4
Full Service	1	7,465,000	0.6	5.402	117	300	1.50		13.3	10.9	68.0	53.6
Multifamily	28	166,702,683	13.3	5.158	99	343	1.54		10.8	10.1	67.7	60.4
Garden	22	122,758,026	9.8	5.085	91	335	1.59		10.9	10.3	67.7	61.0
Student Housing	4	38,814,000	3.1	5.350	119	360	1.42		10.3	9.5	67.5	58.9
Low Rise	1	3,047,120	0.2	5.490	119	359	1.35		10.6	9.2	74.3	62.1
Mid Rise	1	2,083,537	0.2	5.354	117	357	1.43		10.3	9.6	60.7	50.7
Manufactured Housing Community	4	74,642,844	5.9	5.008	107	359	1.67		11.0	10.8	70.1	60.6
Manufactured Housing Community	4	74,642,844	5.9	5.008	107	359	1.67		11.0	10.8	70.1	60.6
Mixed Use	2	68,500,000	5.5	4.440	77	360	1.48		9.7	9.0	61.7	55.7
Industrial/Retail	1	48,500,000	3.9	4.140	60	360	1.47		9.3	8.6	64.8	58.9
Office/Retail	1	20,000,000	1.6	5.168	118	360	1.52		10.7	10.0	54.1	48.0
Industrial	17	48,439,564	3.9	5.351	120	360	1.35		10.0	9.0	73.2	62.3
Warehouse	2	25,375,700	2.0	5.012	120	360	1.31		9.4	8.4	71.6	58.9
Flex	15	23,063,864	1.8	5.724	119	360	1.39		10.7	9.7	75.0	66.0
Self Storage	11	44,373,676	3.5	5.015	119	359	1.65		10.9	10.7	62.6	53.6
Self Storage	11	44,373,676	3.5	5.015	119	359	1.65		10.9	10.7	62.6	53.6
	144	$1,255,596,034	100.0%	5.021%	107	345	1.65	x	11.0%	10.3%	66.4%	57.4%

(1) A mortgaged property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

(2) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property  is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the related mortgage loan seller deemed appropriate).

A-2-3

WFRBS Commercial Mortgage Trust 2014-LC14

Annex A-2: Loan Pool Information

Mortgaged Properties by Location(1)(2)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgaged	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
State	Properties	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Georgia	13	$188,566,090	15.0%	5.354%	113	313	1.64	x	12.4%	11.8%	62.0%	48.8%
Florida	9	152,774,720	12.2	4.760	100	360	1.39		9.3	8.7	69.6	60.8
Pennsylvania	34	131,082,704	10.4	5.530	119	360	1.40		10.5	9.5	73.7	64.5
Texas	8	101,483,898	8.1	5.038	104	349	1.58		10.3	9.6	69.4	62.3
New Jersey	2	82,117,949	6.5	3.870	82	359	2.81		11.5	11.0	49.7	49.5
New York	2	75,000,000	6.0	3.789	75	360	1.84		7.6	7.4	59.7	58.1
California	12	74,087,941	5.9	4.915	120	350	1.86		12.9	12.0	60.4	51.6
Northern	6	48,499,659	3.9	4.931	120	349	1.69		11.6	11.0	62.2	53.9
Southern	6	25,588,282	2.0	4.886	119	354	2.18		15.3	13.9	56.9	47.3
Minnesota	9	53,796,429	4.3	5.225	117	359	1.50		10.6	9.9	70.7	62.0
Ohio	7	52,103,512	4.1	5.157	118	342	1.59		11.7	10.6	70.2	57.6
Oklahoma	1	45,500,000	3.6	5.160	120	360	1.46		10.8	9.5	72.2	64.4
Indiana	5	30,025,000	2.4	5.178	120	360	1.75		13.0	11.5	65.4	54.0
Hawaii	1	28,555,000	2.3	5.131	120	360	1.53		11.4	10.0	68.8	56.8
Arizona	2	27,563,259	2.2	5.365	118	359	1.41		10.2	9.5	64.9	57.7
Kansas	2	26,943,069	2.1	5.260	119	360	1.34		9.2	8.9	72.3	64.7
Michigan	4	22,852,056	1.8	5.656	81	359	1.92		14.6	13.3	67.1	60.4
Illinois	2	20,275,982	1.6	5.146	119	318	1.60		12.3	11.2	66.6	51.8
Tennessee	7	17,843,524	1.4	5.389	119	298	1.39		11.3	10.4	73.1	53.8
Alabama	4	15,956,499	1.3	5.365	119	360	1.48		10.8	10.0	69.7	60.0
Connecticut	1	14,750,000	1.2	4.837	60	360	1.63		11.5	10.3	70.6	64.9
Louisiana	3	12,975,940	1.0	5.580	118	358	1.51		11.7	10.4	71.9	60.3
North Dakota	1	12,953,996	1.0	5.188	59	179	1.90		18.5	18.3	62.2	46.9
Arkansas	1	11,113,054	0.9	5.350	119	360	1.42		10.3	9.5	67.5	58.9
North Carolina	3	10,130,000	0.8	5.139	119	360	1.44		10.1	9.4	71.2	62.8
Nebraska	1	8,100,000	0.6	4.840	60	360	1.92		13.5	12.2	68.9	63.4
Kentucky	1	7,589,454	0.6	5.565	119	299	1.66		13.7	12.3	63.8	48.7
Delaware	1	7,500,000	0.6	5.144	120	360	1.47		10.0	9.6	70.1	57.9
Mississippi	2	7,162,500	0.6	5.423	119	360	1.55		11.1	10.5	75.0	64.3
Virginia	1	5,207,394	0.4	5.340	119	359	1.42		10.1	9.5	74.9	62.3
Maine	1	4,416,843	0.4	5.596	118	358	1.45		10.1	10.0	73.6	61.8
Colorado	1	3,792,826	0.3	5.500	118	358	1.52		11.6	10.4	64.3	53.8
South Carolina	1	1,558,594	0.1	5.730	120	360	1.37		11.0	9.5	74.2	63.9
Iowa	1	1,110,000	0.1	5.400	120	360	1.63		12.0	11.0	74.9	62.4
Wisconsin	1	707,804	0.1	5.354	117	357	1.43		10.3	9.6	60.7	50.7
Total/Weighted Average:	144	$1,255,596,034	100.0%	5.021%	107	345	1.65	x	11.0%	10.3%	66.4%	57.4%

(1) For purposes of determining whether a mortgaged property is in Northern California or Southern California, Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.

(2) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the related mortgage loan seller deemed appropriate).

A-2-4

WFRBS Commercial Mortgage Trust 2014-LC14

Annex A-2: Loan Pool Information

Range of Cut-off Date Balances

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Cut-off Date Balances ($)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
1,014,091 - 2,000,000	1	$1,014,091	0.1%	5.700%	119	359	1.50	x	13.4%	10.5%	63.4%	53.3%
2,000,001 - 3,000,000	5	11,962,955	1.0	5.283	121	348	2.00		14.0	13.2	51.8	42.8
3,000,001 - 4,000,000	3	10,361,797	0.8	5.568	119	359	1.42		10.9	9.8	70.8	59.4
4,000,001 - 5,000,000	6	27,719,744	2.2	5.379	119	349	1.52		11.1	10.4	70.9	59.4
5,000,001 - 6,000,000	5	26,840,991	2.1	5.208	119	359	1.61		11.6	10.6	65.5	54.3
6,000,001 - 7,000,000	3	19,744,745	1.6	5.319	118	358	1.48		11.5	9.9	67.5	57.2
7,000,001 - 8,000,000	5	36,443,779	2.9	5.080	119	347	1.86		13.3	12.2	63.5	52.0
8,000,001 - 9,000,000	4	33,853,948	2.7	5.249	105	344	1.69		12.6	11.4	63.1	52.7
9,000,001 - 10,000,000	1	9,125,000	0.7	5.140	120	360	1.77		13.2	11.6	65.8	54.3
10,000,001 - 15,000,000	15	189,996,468	15.1	5.227	106	328	1.63		12.4	11.4	67.4	56.4
15,000,001 - 20,000,000	8	145,351,413	11.6	5.062	112	360	1.57		10.8	10.2	67.3	58.3
20,000,001 - 30,000,000	5	132,405,000	10.5	5.021	107	360	1.45		9.4	8.7	71.7	64.1
30,000,001 - 50,000,000	6	246,174,000	19.6	4.942	108	360	1.43		10.0	9.2	69.6	61.5
50,000,001 - 70,000,000	1	55,000,000	4.4	3.287	60	0	1.95		6.5	6.5	61.8	61.8
70,000,001 - 80,000,000	1	80,000,000	6.4	3.830	81	0	2.84		11.5	11.0	49.5	49.5
80,000,001 - 90,000,000	1	90,000,000	7.2	5.724	119	360	1.39		10.7	9.7	75.0	66.0
90,000,001 - 139,602,104	1	139,602,104	11.1	5.451	118	298	1.68		12.9	12.4	60.7	46.2
Total/Weighted Average:	71	$1,255,596,034	100.0%	5.021%	107	345	1.65	x	11.0%	10.3%	66.4%	57.4%

A-2-5

WFRBS Commercial Mortgage Trust 2014-LC14

Annex A-2: Loan Pool Information

Range of Underwritten Net Cash Flow Debt Service Coverage Ratios

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NCF DSCRs (x)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
1.20	1	$5,100,000	0.4%	5.416%	120	360	1.20	x	8.1%	8.1%	69.1%	57.6%
1.21 - 1.30	5	98,175,318	7.8	5.309	118	346	1.26		9.1	8.6	72.4	62.6
1.31 - 1.40	11	231,110,596	18.4	5.330	119	360	1.37		9.9	9.1	72.7	63.3
1.41 - 1.50	13	202,909,950	16.2	5.004	105	355	1.45		10.4	9.4	67.9	59.0
1.51 - 1.60	15	185,226,764	14.8	5.165	119	355	1.54		11.1	10.2	68.3	58.3
1.61 - 1.70	7	218,727,226	17.4	5.338	114	316	1.67		12.6	11.9	63.2	50.4
1.71 - 1.80	7	61,806,430	4.9	5.216	119	344	1.76		13.3	11.9	62.9	50.9
1.81 - 1.90	4	73,164,136	5.8	4.743	73	310	1.88		12.4	11.8	65.9	59.6
1.91 - 2.00	2	63,100,000	5.0	3.486	60	360	1.95		7.4	7.2	62.7	62.0
2.01 - 2.25	3	26,886,156	2.1	5.332	88	360	2.11		14.9	14.1	65.3	57.8
2.26 - 2.75	1	7,092,126	0.6	4.817	119	359	2.69		18.7	17.0	52.9	43.3
2.76 - 3.00	1	80,000,000	6.4	3.830	81	0	2.84		11.5	11.0	49.5	49.5
3.01 - 3.91	1	2,297,332	0.2	4.620	119	359	3.91		24.6	24.1	29.3	23.8
Total/Weighted Average:	71	$1,255,596,034	100.0%	5.021%	107	345	1.65	x	11.0%	10.3%	66.4%	57.4%

A-2-6

WFRBS Commercial Mortgage Trust 2014-LC14

Annex A-2: Loan Pool Information

Range of Underwritten Net Operating Income Debt Yields

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NOI Debt Yields (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
6.5 - 8.0	1	$55,000,000	4.4%	3.287%	60	0	1.95	x	6.5%	6.5%	61.8%	61.8%
8.1 - 9.0	6	119,550,000	9.5	5.034	105	360	1.40		8.6	8.4	71.9	65.5
9.1 - 10.0	10	192,381,094	15.3	4.858	104	360	1.38		9.4	8.7	69.1	60.4
10.1 - 11.0	22	361,201,222	28.8	5.302	119	360	1.47		10.6	9.8	70.2	61.1
11.1 - 12.0	9	193,534,065	15.4	4.613	99	347	2.11		11.6	10.8	62.1	54.6
12.1 - 13.0	2	154,302,104	12.3	5.413	118	300	1.68		12.9	12.3	61.0	47.3
13.1 - 14.0	14	123,524,975	9.8	5.267	107	334	1.73		13.4	11.8	63.7	52.5
14.1 - 15.0	3	28,265,163	2.3	5.473	89	359	1.99		14.7	13.5	65.3	57.9
15.1 - 16.0	1	5,493,957	0.4	4.857	119	359	2.18		15.4	13.8	57.2	46.9
16.1 - 19.0	2	20,046,122	1.6	5.057	80	243	2.18		18.6	17.8	58.9	45.6
19.1 - 24.6	1	2,297,332	0.2	4.620	119	359	3.91		24.6	24.1	29.3	23.8
Total/Weighted Average:	71	$1,255,596,034	100.0%	5.021%	107	345	1.65	x	11.0%	10.3%	66.4%	57.4%

A-2-7

WFRBS Commercial Mortgage Trust 2014-LC14

Annex A-2: Loan Pool Information

Range of Underwritten Net Cash Flow Debt Yields

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NCF Debt Yields (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
6.5 - 8.0	1	$55,000,000	4.4%	3.287%	60	0	1.95	x	6.5%	6.5%	61.8%	61.8%
8.1 - 9.0	13	287,201,780	22.9	4.901	103	360	1.39		9.1	8.5	70.3	62.8
9.1 - 10.0	20	374,786,345	29.8	5.318	119	360	1.46		10.6	9.7	70.6	61.3
10.1 - 11.0	15	202,947,207	16.2	4.665	100	341	2.06		11.5	10.7	61.3	53.8
11.1 - 12.0	8	93,197,074	7.4	5.068	108	354	1.78		13.0	11.7	63.5	54.6
12.1 - 13.0	8	193,234,018	15.4	5.426	116	304	1.69		13.1	12.3	61.7	47.6
13.1 - 14.0	2	12,686,156	1.0	4.891	119	359	2.13		15.0	13.6	59.0	48.4
14.1 - 15.0	1	14,200,000	1.1	5.726	60	360	2.08		14.9	14.5	71.0	66.2
15.1 - 17.0	1	7,092,126	0.6	4.817	119	359	2.69		18.7	17.0	52.9	43.3
17.1 - 19.0	1	12,953,996	1.0	5.188	59	179	1.90		18.5	18.3	62.2	46.9
19.1 - 24.1	1	2,297,332	0.2	4.620	119	359	3.91		24.6	24.1	29.3	23.8
Total/Weighted Average:	71	$1,255,596,034	100.0%	5.021%	107	345	1.65	x	11.0%	10.3%	66.4%	57.4%

A-2-8

WFRBS Commercial Mortgage Trust 2014-LC14

Annex A-2: Loan Pool Information

Range of Loan-to-Value Ratios as of the Cut-off Date

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Cut-off Date LTV Ratios (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
29.3 - 30.0	1	$2,297,332	0.2%	4.620%	119	359	3.91	x	24.6%	24.1%	29.3%	23.8%
30.1 - 50.0	3	84,697,675	6.7	3.911	83	331	2.77		11.5	11.0	49.3	48.8
50.1 - 55.0	3	35,755,385	2.8	5.149	118	359	1.82		13.0	11.9	54.0	46.5
55.1 - 60.0	6	45,775,559	3.6	5.041	96	359	1.77		13.0	11.4	57.1	49.9
60.1 - 65.0	14	357,249,171	28.5	4.825	99	317	1.69		11.3	10.8	62.2	52.2
65.1 - 70.0	17	231,919,731	18.5	5.194	117	352	1.53		11.1	10.2	68.2	58.2
70.1 - 75.0	27	497,901,181	39.7	5.260	112	357	1.45		10.3	9.5	73.3	64.0
Total/Weighted Average:	71	$1,255,596,034	100.0%	5.021%	107	345	1.65	x	11.0%	10.3%	66.4%	57.4%

A-2-9

WFRBS Commercial Mortgage Trust 2014-LC14

Annex A-2: Loan Pool Information

Range of Loan-to-Value Ratios as of the Maturity Date or ARD

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Balloon or ARD LTV Ratios (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
23.8 - 25.0	1	$2,297,332	0.2%	4.620%	119	359	3.91	x	24.6%	24.1%	29.3%	23.8%
25.1 - 35.0	1	2,200,000	0.2	4.990	120	300	1.78		13.7	12.5	46.3	34.6
35.1 - 40.0	1	2,497,675	0.2	5.550	125	359	1.54		10.6	10.6	46.7	38.6
40.1 - 45.0	1	7,092,126	0.6	4.817	119	359	2.69		18.7	17.0	52.9	43.3
45.1 - 50.0	14	329,931,090	26.3	4.976	107	305	1.96		12.7	12.0	58.0	47.6
50.1 - 55.0	11	110,422,218	8.8	5.193	109	344	1.64		12.2	11.0	63.8	52.9
55.1 - 60.0	14	247,509,372	19.7	4.929	108	358	1.50		10.5	9.6	67.8	58.2
60.1 - 65.0	20	326,858,122	26.0	4.853	105	360	1.52		9.5	8.9	70.1	62.7
65.1 - 70.0	7	201,038,100	16.0	5.468	114	360	1.45		10.7	9.9	74.4	66.2
70.1 - 72.2	1	25,750,000	2.1	4.430	58	0	1.87		8.7	8.4	72.2	72.2
Total/Weighted Average:	71	$1,255,596,034	100.0%	5.021%	107	345	1.65	x	11.0%	10.3%	66.4%	57.4%

A-2-10

WFRBS Commercial Mortgage Trust 2014-LC14

Annex A-2: Loan Pool Information

Range of Mortgage Rates

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Mortgage Rates (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
3.287 - 3.500	1	$55,000,000	4.4%	3.287%	60	0	1.95	x	6.5%	6.5%	61.8%	61.8%
3.501 - 4.000	1	80,000,000	6.4	3.830	81	0	2.84		11.5	11.0	49.5	49.5
4.001 - 4.250	1	48,500,000	3.9	4.140	60	360	1.47		9.3	8.6	64.8	58.9
4.251 - 4.500	1	25,750,000	2.1	4.430	58	0	1.87		8.7	8.4	72.2	72.2
4.501 - 4.750	2	19,757,472	1.6	4.700	118	358	2.12		13.5	13.2	64.9	53.0
4.751 - 5.000	16	204,964,208	16.3	4.892	107	359	1.62		11.0	10.3	66.2	58.1
5.001 - 5.250	17	289,839,819	23.1	5.131	117	347	1.52		11.2	10.2	68.8	58.8
5.251 - 5.500	20	372,545,718	29.7	5.399	118	330	1.51		11.4	10.7	66.3	54.1
5.501 - 5.750	10	145,938,817	11.6	5.687	113	356	1.50		11.5	10.5	72.4	63.0
5.751 - 5.880	2	13,300,000	1.1	5.863	120	300	1.60		13.7	12.2	69.6	53.7
Total/Weighted Average:	71	$1,255,596,034	100.0%	5.021%	107	345	1.65	x	11.0%	10.3%	66.4%	57.4%

A-2-11

WFRBS Commercial Mortgage Trust 2014‐LC14

Annex A‐2: Loan Pool Information

Range of Original Terms to Maturity or ARD

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Original Terms to Maturity or ARD (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
60	8	$196,253,996	15.6%	4.271%	60	340	1.79	x	10.2%	9.6%	65.0%	61.3%
84	1	80,000,000	6.4	3.830	81	0	2.84		11.5	11.0	49.5	49.5
120	61	976,844,363	77.8	5.268	119	346	1.52		11.2	10.3	68.1	57.4
126	1	2,497,675	0.2	5.550	125	359	1.54		10.6	10.6	46.7	38.6
Total/Weighted Average:	71	$1,255,596,034	100.0%	5.021%	107	345	1.65	x	11.0%	10.3%	66.4%	57.4%

A-2-12

WFRBS Commercial Mortgage Trust 2014‐LC14

Annex A‐2: Loan Pool Information

Range of Remaining Terms to Maturity or ARD as of the Cut-off Date

				Weighted Average
	Number of Mortgage	Aggregate Cut-off	Percent by Aggregate Cut-off Date	Mortgage	Remaining Term to Maturity	Remaining Amortization	U/W NCF		U/W NOI Debt	U/W NCF Debt	Cut-off Date	Balloon or ARD
Range of Remaining Terms to Maturity or ARD (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
58 - 60	8	$196,253,996	15.6%	4.271%	60	340	1.79	x	10.2%	9.6%	65.0%	61.3%
61 - 84	1	80,000,000	6.4	3.830	81	0	2.84		11.5	11.0	49.5	49.5
85 - 125	62	979,342,038	78.0	5.268	119	346	1.52		11.2	10.3	68.0	57.3
Total/Weighted Average:	71	$1,255,596,034	100.0%	5.021%	107	345	1.65	x	11.0%	10.3%	66.4%	57.4%

A-2-13

WFRBS Commercial Mortgage Trust 2014‐LC14

Annex A‐2: Loan Pool Information

Range of Original Amortization Terms

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Original Amortization Terms (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Non-Amortizing	3	$160,750,000	12.8%	3.740%	70	0	2.38	x	9.3%	9.0%	57.3%	57.3%
180	1	12,953,996	1.0	5.188	59	179	1.90		18.5	18.3	62.2	46.9
181 - 240	1	11,375,318	0.9	5.425	119	239	1.27		11.3	10.5	73.7	47.4
241 - 300	7	191,185,759	15.2	5.451	118	298	1.66		13.1	12.3	62.1	47.4
301 - 360	59	879,330,961	70.0	5.154	112	359	1.51		10.8	9.9	68.9	59.9
Total/Weighted Average:	71	$1,255,596,034	100.0%	5.021%	107	345	1.65	x	11.0%	10.3%	66.4%	57.4%

A-2-14

WFRBS Commercial Mortgage Trust 2014‐LC14

Annex A‐2: Loan Pool Information

Range of Remaining Amortization Terms as of the Cut-off Date(1)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Remaining Amortization Terms (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Non-Amortizing	3	$160,750,000	12.8%	3.740%	70	0	2.38	x	9.3%	9.0%	57.3%	57.3%
179 - 180	1	12,953,996	1.0	5.188	59	179	1.90		18.5	18.3	62.2	46.9
181 - 240	1	11,375,318	0.9	5.425	119	239	1.27		11.3	10.5	73.7	47.4
241 - 300	7	191,185,759	15.2	5.451	118	298	1.66		13.1	12.3	62.1	47.4
301 - 360	59	879,330,961	70.0	5.154	112	359	1.51		10.8	9.9	68.9	59.9
Total/Weighted Average:	71	$1,255,596,034	100.0%	5.021%	107	345	1.65	x	11.0%	10.3%	66.4%	57.4%

(1)The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

A-2-15

WFRBS Commercial Mortgage Trust 2014‐LC14

Annex A‐2: Loan Pool Information

Mortgage Loans by Amortization Type

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Amortization Type	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Amortizing Balloon	47	$620,033,934	49.4%	5.163%	109	336	1.63	x	12.0%	11.2%	65.7%	53.7%
Interest-only, Amortizing Balloon	20	435,062,100	34.6	5.276	117	357	1.42		10.3	9.5	69.9	62.1
Interest-only, Balloon	2	105,750,000	8.4	3.976	75	0	2.60		10.8	10.4	55.0	55.0
Interest-only, ARD	1	55,000,000	4.4	3.287	60	0	1.95		6.5	6.5	61.8	61.8
Interest-only, Amortizing ARD	1	39,750,000	3.2	5.180	117	360	1.52		10.7	10.0	74.3	66.0
Total/Weighted Average:	71	$1,255,596,034	100.0%	5.021%	107	345	1.65	x	11.0%	10.3%	66.4%	57.4%

A-2-16

WFRBS Commercial Mortgage Trust 2014‐LC14

Annex A‐2: Loan Pool Information

Mortgage Loans by Loan Purpose

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Loan Purpose	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Refinance	46	$808,210,604	64.4%	5.006%	110	339	1.70	x	11.4%	10.7%	64.2%	54.4%
Acquisition	24	432,631,197	34.5	5.037	102	357	1.57		10.3	9.5	70.6	63.4
Various	1	14,754,233	1.2	5.354	117	357	1.43		10.3	9.6	60.7	50.7
Total/Weighted Average:	71	$1,255,596,034	100.0%	5.021%	107	345	1.65	x	11.0%	10.3%	66.4%	57.4%

A-2-17

WFRBS Commercial Mortgage Trust 2014‐LC14

Annex A‐2: Loan Pool Information

Mortgage Loans by Lockbox Type

				Weighted Average
	Number of		Percent by Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Type of Lockbox	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Hard/Springing Cash Management	19	$346,736,703	27.6%	4.876%	109	346	1.86x	11.7%	10.6%	64.9%	56.5%
Hard/Upfront Cash Management	7	330,972,104	26.4	5.153	109	327	1.60	10.8	10.2	66.4	56.4
Springing (Without Established Account)	26	300,144,961	23.9	5.095	107	351	1.53	10.6	10.0	67.6	59.4
Soft/Springing Cash Management	9	146,978,936	11.7	4.825	88	360	1.57	10.8	10.0	67.0	60.0
Springing (With Established Account)	2	48,033,569	3.8	5.019	120	360	1.53	11.0	9.8	71.3	58.7
None	7	43,915,761	3.5	5.022	119	337	1.72	12.0	11.5	60.4	48.3
Soft/Upfront Cash Management	1	38,814,000	3.1	5.350	119	360	1.42	10.3	9.5	67.5	58.9
Total/Weighted Average:	71	$1,255,596,034	100.0%	5.021%	107	345	1.65x	11.0%	10.3%	66.4%	57.4%

A-2-18

WFRBS Commercial Mortgage Trust 2014-LC14

Annex A-2: Loan Pool Information

Mortgage Loans by Escrow Type

	Initial			Monthly			Springing
	Number of		Percent by Aggregate	Number of		Percent by Aggregate	Number of		Percent by Aggregate
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Aggregate Cut-off	Cut-off Date
Type of Escrow	Loans	Date Balance ($)	Pool Balance (%)	Loans	Date Balance ($)	Pool Balance (%)	Loans	Date Balance ($)	Pool Balance (%)
Tax Escrow	56	$966,048,765	76.9%	59	$1,014,338,405	80.8%	13	$273,457,629	21.8%
Insurance Escrow	42	659,712,084	52.5	40	621,570,433	49.5	31	634,025,601	50.5
Replacement Reserve	11	309,487,643	24.6	58	869,486,302	69.2	11	354,159,088	28.2
TI/LC Reserve(1)	15	324,640,382	54.1	24	461,547,576	76.9	5	182,378,569	30.4

(1)The percentage of Cut-off Date Pool Balance for loans with TI/LC reserves is based on the aggregate principal balance of office, retail, industrial and mixed-use.

A-2-19

WFRBS Commercial Mortgage Trust 2014-LC14

Annex A-2: Loan Pool Information

Percentage of Mortgage Pool by Prepayment Restriction(1)(2)

	February	February	February	February	February	February	February	February	February	February	February	February
Prepayment Restriction	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025
Locked Out	96.83%	95.64%	9.48%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Defeasance	0.00	0.00	78.05	85.34	85.37	84.05	84.08	82.67	82.68	82.68	100.00	0.00
Yield Maintenance	3.17	4.36	12.47	14.66	14.63	15.95	15.92	17.33	17.32	17.32	0.00	0.00
Prepayment Premium	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Open	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total:	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%

Mortgage Pool Balance
Outstanding (in millions)	$1,255.60	$1,245.43	$1,234.30	$1,220.11	$1,203.23	$999.66	$981.95	$883.41	$863.71	$842.93	$2.09	$0.00

Percent of Aggregate
Cut-off Date Pool Balance	100.00%	99.19%	98.30%	97.17%	95.83%	79.62%	78.21%	70.36%	68.79%	67.13%	0.17%	0.00%

(1) Prepayment provisions in effect as a percentage of outstanding Mortgage Loan balances as of the indicated date assuming no prepayments on the Mortgage Loans, if any.
(2) Assumes yield maintenance for each Mortgage Loan with the option to defease or pay yield maintenance.

A-2-20

(THIS PAGE INTENTIONALLY LEFT BLANK)

Annex A-3

Summaries of the Fifteen Largest Mortgage Loans

A-3-1

AMERICASMART

A-3-2

AMERICASMART

A-3-3

AMERICASMART

A-3-4

AMERICASMART

AmericasMart
240 Peachtree Street; 230, 250 Spring Street; 235 Williams Street
Atlanta, GA 30303
ATLANTA
MIDTOWN
DOWNTOWN
Georgia Institute of Technology
Aquatics Center
Tech Pkwy NW
Marietta St NW
Fowler St NW
Techwood Dr NW
Spring St NW
W Peachtree St NE
Peachtree St NE
Juniper St NE
Courtland St NE
RED/GOLD LINES
MARTA
Centergy One
The Biltmore
Georgia Tech Hotel & Conf. Ctr.
AT&T Campus
Bobby Dodd Stadium
North Ave NW
North Avenue
The Varsity
Fox Theatre
Georgian Terrace Hotel
Atlanta Contemporary Art Center
Coca Cola World Headquarters
Centennial Place
One Georgia Center
Bank of America Tower
Emory Univ. Hospital Midtown
SoNo
Northyards Business Park
Luckie St NW
Pine St NW
Bauder College
Centennial Hill
Civic Center
Atlanta Civic Center
Gray St NW
Ivan Allen Jr. Blvd
Jones Ave NW
W Hotel
Allen Plaza
Georgia Aquarium
New World of Coca Cola
Simpson St NW
Imagine It! Children's Museum
SunTrust Plaza
Georgia Power
Atlanta Medical Center
Building B
Building C
Building A
GEORGIA WORLD CONGRESS CENTER
Vine City
Centennial Olympic Park
Inforum
Baker St NE
Hyatt Regency
Marriott Marquis
Atlanta Hilton & Towers
Highland Ave NE
PEACHTREE CENTER
Peachtree Center
Atlanta Conv. Ctr. at AmericasMart
Chamber of Commerce
Tabernacle Cotton Club
Omni Hotel
Westin Peachtree Plaza
191 Peachtree Tower
Intl. Blvd NE
Sheraton Atlanta
Ellis St NE
Freedom Pkwy
Northside Dr NW
Georgia Dome
Georgia Intl. Plaza
Philips Arena
CNN Center
Centennial Tower
Rialto Center for the Arts
Luckie St NW
Georgia Pacific Center
Irwin St NE
Hilliard St NE
Jackson St NE
Martin Luther King Jr. Natl. Historic Site
Dome/GWCC/Philips/CNN
Atlanta Journal-Constitution Bldg.
Auburn Ave NE
Woodruff Park
Apex Museum
Edgewood Ave SE
MLK Jr Dr SW
Mitchell St SW
Richard B. Russell Building
Sam Nunn Atlanta Federal Center
Five Points
Hurt Plaza
Hurt Park
Georgia State University
Sweet Auburn Curb Market
Boulevard SE
Selena Butler Park
Sweet Auburn
MLK Jr. Federal Bldg.
UNDERGROUND ATLANTA
Piedmont Ave SE
Decatur St SE
Grady Memorial Hospital
Spring St SW
Forsyth St SW
MLK Jr Dr SW
Walker St SW
Fulton County Gov't.
Fulton County Courthouse
State Capitol Building
Georgia State
Bell St SE
Decatur St SE
King Memorial
Greyhound Bus Terminal
Trinity Ave SW
BLUE/GREEN LINES
Castleberry Hill
Garnett
Central Ave SW
Washington St SW
City Hall
Oakland Cemetery
MLK Jr Dr SE
Peters St SW
Memorial Dr SW
Memorial Dr SE
Capitol Gateway
Woodward Ave SE
Hill St SE
Whitehall St SW
Rawson-Washington Park
Glenwood Ave SE
Pryor St SW
Central Ave SW
Fulton St SW
Sydney St SE
Windsor St SW
McDaniel St SW
Mechanicsville
Hartsfield-Jackson Atlanta Intl. Airport 8 miles
Summerhill
Grant Park
75
85
20
10
154
19
29
41
78
278
Woodstock
Alpharetta
Sugar Hill
Acworth
Roswell
Johns Creek
Suwanee
Kennesaw
Duluth
Marietta
Sandy Springs
Dunwoody
Norcross
Doraville
Chamblee
Lilburn
Smyrna
Powder Springs
Tucker
Mountain Park
Mableton
Brookhaven
North Decatur
Clarkston
Lithia Springs
Scottdale
Stone Mountain
Decatur
Avondale Estates
Belvedere
Douglasville
Redan
East Point
Panthersville
College Park
Hapeville
Forest Park
Union City
Morrow
Fairburn
Riverdale

A-3-5

No. 1 – AmericasMart

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR			Property Type:	Other
Original Principal Balance(1):	$140,000,000			Specific Property Type:	Trade Mart
Cut-off Date Principal Balance(1):	$139,602,104			Location:	Atlanta, GA
% of Initial Pool Balance:	11.1%			Size(3):	4,563,219 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF(1):	$122.37
Borrower Name:	AmericasMart Real Estate, LLC			Year Built/Renovated:	1961/2008
Sponsors:	AMC, Inc.; Portman Financial, Inc.			Title Vesting(4):	Various
Mortgage Rate:	5.451%			Property Manager:	Self-managed
Note Date:	November 14, 2013			3rd Most Recent Occupancy (As of)(5):	79.4% (8/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(5):	78.9% (8/31/2011)
Maturity Date:	December 1, 2023			Most Recent Occupancy (As of)(5):	79.6% (8/31/2012)
IO Period:	None			Current Occupancy (As of)(5):	84.7% (10/1/2013)
Loan Term (Original):	120 months
Seasoning:	2 months			Underwriting and Financial Information:
Amortization Term (Original):	300 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$63,685,942 (FYE 8/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$69,102,131 (FYE 8/31/2013)
Call Protection:	L(26),D(90),O(4)			Most Recent NOI (As of):	$70,681,418 (TTM 11/30/2013)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Pari Passu
				U/W Revenues:	$138,877,801
				U/W Expenses:	$66,651,969
Escrows and Reserves(2):				U/W NOI:	$72,225,832
				U/W NCF:	$69,187,095
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR(1):	1.76x
Taxes	$1,284,853	$428,285	NAP	U/W NCF DSCR(1):	1.68x
Insurance	$0	Springing	NAP	U/W NOI Debt Yield(1):	12.9%
Replacement Reserves	$1,557,473	Springing	$1,557,473	U/W NCF Debt Yield(1):	12.4%
TI/LC Reserve	$2,627,360	Springing	$2,627,360	As-Is Appraised Value:	$920,000,000
Deferred Maintenance	$352,469	$0	NAP	As-Is Appraisal Valuation Date:	October 15, 2013
Environmental Reserve	$380,000	$0	NAP	Cut-off Date LTV Ratio(1):	60.7%
Ground Rent Reserve	$4,144	Springing	$4,144	LTV Ratio at Maturity or ARD(1):	46.2%

(1)
The AmericasMart Loan Combination, totaling $560,000,000, is comprised of eight pari passu notes.  Notes 3-1 and 3-2 had a combined original principal balance of $140,000,000, have a combined outstanding principal balance as of the Cut-off Date of $139,602,104 and will be contributed to the WFRBS 2014-LC14 Trust.  Notes 1-1 and 1-2 had a combined original principal balance of $140,000,000 and were contributed to the WFRBS 2013-C18 Trust. Notes 2-1 and 2-2 had a combined original principal balance of $140,000,000 and are expected to be contributed to the MSBAM 2014-C14 Trust. The remaining two pari passu notes had an aggregate original principal balance of $140,000,000 and are expected be contributed to a future trust or trusts.  All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the AmericasMart Loan Combination.

(2)	See “Escrows” section.
(3)	Size includes 3,503,146 square feet of space leased by permanent tenants and 1,060,073 square feet of trade show and exhibition space.
(4)	See “Ground Lease and Air Rights Lease” section.
(5)	Current and historical occupancy is based on permanent space net rentable square footage.

The Mortgage Loan.  The mortgage loan (the “AmericasMart Loan Combination”) is evidenced by eight pari passu promissory notes (Notes 1-1 through 4-2) secured by the first mortgage encumbering a wholesale trade mart located in Atlanta, Georgia (the “AmericasMart Property”).  The AmericasMart Loan Combination was co-originated on November 14, 2013 by Wells Fargo Bank, National Association and Bank of America, National Association.  The AmericasMart Loan Combination had an original principal balance of $560,000,000, has an outstanding principal balance as of the Cut-off Date of $558,408,416 and accrues interest at an interest rate of 5.451% per annum.  The AmericasMart Loan Combination had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires payments of principal and interest based on a 25-year amortization schedule.  The AmericasMart Loan Combination matures on December 1, 2023. See “Description of the Mortgage Pool – Split Loan Structures – The AmericasMart Loan Combination” and “Servicing of the Mortgage Loans and Administration of the Trust Fund – Additional Matters Relating to the Servicing of the AmericasMart Loan Combination and The Outlet Collection | Jersey Gardens Loan Combination” in the Free Writing Prospectus.

Notes 3-1 and 3-2, which will be contributed to the WFRBS 2014-LC14 Trust, had an original principal balance of $140,000,000 and have an aggregate outstanding principal balance as of the Cut-off Date of $139,602,104 and collectively represent a non-controlling interest in the AmericasMart Loan Combination. Notes 1-1 and 1-2, which had an aggregate original principal balance of $140,000,000, collectively represent a controlling interest in the AmericasMart Loan Combination and were contributed to the WFRBS 2013-C18 Trust.  Notes 2-1 and 2-2, which had an aggregate original principal balance of $140,000,000, collectively represent a non-controlling interest in the

A-3-6

AMERICASMART

AmericasMart Loan Combination and are expected to be contributed to the MSBAM 2014-C14 Trust.   Notes 4-1 and 4-2, which had an aggregate original principal balance of $140,000,000 and each also represent non-controlling interests in the AmericasMart Loan Combination, are each expected to be contributed to a future trust or trusts. Each of the mortgage loans evidenced by Notes 1-1, 1-2, 2-1, 2-2, 4-1 and 4-2 are referred to herein as the “AmericasMart Companion Loans”. As of the loan closing date, each of the remaining pari passu notes (Notes 2-1, 2-2, 4-1 and 4-2) had an original principal balance of $70,000,000; however, the lender provides no assurances that any non-securitized pari passu notes will not be split further. The holders of the respective promissory notes evidencing the AmericasMart Loan Combination have entered into a co-lender agreement that sets forth the respective rights of each note holder.

Following the lockout period, the borrower has the right to defease the AmericasMart Loan Combination in whole, but not in part, on any date before September 1, 2023.  In addition, the AmericasMart Loan Combination is prepayable without penalty on or after September 1, 2023.

Sources and Uses

Sources			Uses
Original loan combination amount	$560,000,000	92.3%	Loan payoffs(1)	$583,027,371	96.1%
Sponsor’s new cash contribution	46,660,201	7.7	Acquisition of parcels	13,212,500	2.2
			Reserves	6,206,299	1.0
			Closing costs	4,214,031	0.7
Total Sources	$606,660,201	100.0%	Total Uses	$606,660,201	100.0%

(1)
Loan pay-offs include a $382,289,663 loan that was previously securitized in WBCMT 2005-C19 and WBCMT 2005-C20, a $153,100,808 corporate loan made by an affiliate of the borrower and a $47,636,900 construction loan secured by AmericasMart 2 Expansion which was not included as security for the prior loan securitized in WBCMT 2005-C19 and WBCMT 2005-C20.

The Property.  The AmericasMart Property is a wholesale trade mart that consists of four interconnected buildings totaling approximately 4.6 million square feet of rentable area located in Atlanta, Georgia.  The four buildings, AmericasMart 1, AmericasMart 2, AmericasMart 2 Expansion and AmericasMart 3, were built in stages from 1961 through 2008 and were each designed as a department store for retailers.   Of the total net rentable area, approximately 3.5 million square feet is permanent showroom space occupied by more than 1,500 tenants and approximately 1.1 million square feet is exhibition space temporarily leased to tenants during various trade shows throughout the year.  Parking is provided by 1,103 parking spaces situated in parking garages located in AmericasMart 2 (five-story and 710 parking spaces) and AmericasMart 3 (393 ground level parking spaces), resulting in a parking ratio of 0.24 spaces per 1,000 square feet of net rentable square footage.  The AmericasMart Property showcases consumer goods and provides a central location where manufacturers and wholesale retail purchasers can meet and transact. The AmericasMart Property also offers manufacturers, or their distributors and sales representatives, year-round centralized permanent showrooms for seasonal exhibitions of their products.  By committing to permanent space, in addition to having the availability of a year-round sales facility, a manufacturer (or its distributors and sale representatives) has the ability to customize the build-out of its showroom and the tenant is assured of a specific location and has the ability to participate in trade shows held at the AmericasMart Property.

Also included in the net rentable area is ground floor retail leased to Wells Fargo, Starbucks, the United States Postal Service and Ray’s in the City restaurant.  The AmericasMart Property’s average floor plate is approximately 78,000 square feet and the AmericasMart Property features 184 escalators, 27 passenger elevators, 22 freight elevators, 49 loading docks and 25 pedestrian bridges to facilitate the movement of people and merchandise between buildings.

AmericasMart 1 is a 23-story building that was built in 1961 and expanded in 1968 and 1986 and contains approximately 1.8 million square feet of net rentable area.  Merchandise categories located at AmericasMart 1 include Home and Rug, Home Accents and Furniture, Home and Design, Holiday and Floral/Home Décor and Home Accents and Fine Linen.   In addition, AmericasMart 1 offers four floors of exhibition space and ground floor retail tenants such as Starbucks, Wells Fargo, the United States Postal Service and Ray’s in the City Restaurant.  AmericasMart 1 has 13 pedestrian bridges that connect it to AmericasMart 2, AmericasMart 3 and the Westin Peachtree Plaza hotel, located directly south of the AmericasMart Property.  AmericasMart 1 accounts for approximately 40.6% of the net rentable square footage and 33.0% of the underwritten base rent of the AmericasMart Loan Combination.

AmericasMart 2 is an 18-story building that was built in 1992 and contains approximately 1.0 million square feet of net rentable area.  AmericasMart 2’s merchandise categories include Gift, Living and Entertainment, Tabletops and Accessories and Home Accents and Gifts.  AmericasMart 2 is connected to AmericasMart 1 by 13 pedestrian bridges and to AmericasMart 3 by two pedestrian bridges.  AmericasMart 2 accounts for approximately 27.7% of the net rentable square footage and 38.0% of the underwritten base rent for the AmericasMart Loan Combination.

AmericasMart 2 Expansion is a 10-story building constructed in 2008 that is directly connected to AmericasMart 2.  The AmericasMart 2 Expansion was not part of the collateral for the previously securitized loan in WBCMT 2005–C19 and WBCMT 2005–C20.  The building contains approximately 465,000 square feet of net rentable area and contains four floors of exhibition space.  Merchandise categories located at AmericasMart 2 Expansion include Gift, Gourmet & Housewares and Living, Indoor/Outdoor and the Gardens Industries.  AmericasMart 2 Expansion is connected to AmericasMart 3 by seven pedestrian bridges and accounts for approximately 8.1% of the net rentable square footage and 9.7% of the underwritten base rent for the AmericasMart Loan Combination.

AmericasMart 3 is a 15-story building that was built in 1979 and expanded in 1988 and contains approximately 1.3 million square feet of net rentable area.   The building has nine floors of permanent space and five floors of exhibition space and has the largest percentage of exhibition space among the four AmericasMart buildings.  Merchandise categories include the following product lines:  Fine Jewelry, Apparel, Accessories & Jewelry, Fashion Accessories & Shoes, Women’s & Men’s Apparel, Social Occasion, Prom and Bridal and Children’s World (which includes gifts, bedding, home furnishings and apparel).  The building features a penthouse fashion theatre and a 13-story “Grand Atrium” which serves a focal point during trade shows and is often used to host fashion shows, dining and other special events.  AmericasMart 3 accounts for approximately 21.8% of the net rentable square footage and 18.3% of the underwritten base rent for the AmericasMart Loan Combination.

A-3-7

AMERICASMART

As of October 1, 2013, the permanent space of the AmericasMart Property was 84.7% leased to over 1,500 tenants.

The following table presents certain information relating to the permanent space tenancy at the AmericasMart Property:

Segment	Building	No. of Tenants	Net Rentable Area (SF)	Occupancy	In-Place Base Rent	% of Total Base Rent	In-Place Base Rent PSF
Holiday/Floral	1	150	467,688	92.7%	$14,007,816	13.6%	$32.30
Home Furnishings	1	100	459,749	73.9%	$9,639,780	9.4%	$28.37
Rugs	1	74	351,215	81.2%	$5,867,220	5.7%	$20.57
Fine Linens	1	76	143,504	98.6%	$4,399,608	4.3%	$31.10
Gifts	2 & 2E	378	1,023,909	94.1%	$41,031,672	39.9%	$42.61
Accessories/Jewelry	3	219	249,755	97.2%	$9,394,872	9.1%	$38.72
Women’s	3	157	177,634	88.9%	$4,821,684	4.7%	$30.55
Bridal/Prom	3	74	174,185	62.4%	$2,950,584	2.9%	$27.16
Children’s	3	82	162,192	35.0%	$1,591,716	1.5%	$28.02
Gardens	2E	138	106,574	89.1%	$4,163,400	4.1%	$43.84
Gift & Resort	2E	34	63,491	88.5%	$2,136,600	2.1%	$38.02
Gourmet & Housewares	2E	62	57,860	79.4%	$1,673,928	1.6%	$36.46
Retail	1 & 2E	7	65,390	64.2%	$1,074,384	1.1%	$32.70
Total/Weighted Average		1,551	3,503,146	84.7%	$102,753,264	100.0%	$34.62

The following table presents certain information relating to the lease rollover schedule at the AmericasMart Property:

Lease Expiration Schedule(1)(2)(3)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Annual U/W Base Rent	Annual U/W Base Rent PSF(4)
MTM	28	32,521	0.9%	32,521	0.9%	$1,049,940	1.0%	$32.28
2013	230	274,725	7.8%	307,246	8.8%	$10,234,176	10.0%	$37.25
2014	476	784,611	22.4%	1,091,857	31.2%	$27,117,756	26.4%	$34.56
2015	424	770,649	22.0%	1,862,506	53.2%	$26,737,200	26.0%	$34.69
2016	252	587,529	16.8%	2,450,035	69.9%	$20,770,980	20.2%	$35.35
2017	102	348,433	9.9%	2,798,468	79.9%	$11,710,980	11.4%	$33.61
2018	34	146,427	4.2%	2,944,895	84.1%	$4,469,508	4.3%	$30.52
2019	3	9,968	0.3%	2,954,863	84.3%	$330,156	0.3%	$33.12
2020	0	0	0.0%	2,954,863	84.3%	$0	0.0%	$0.00
2021	0	0	0.0%	2,954,863	84.3%	$0	0.0%	$0.00
2022	2	13,213	0.4%	2,968,076	84.7%	$332,568	0.3%	$25.17
2023	0	0	0.0%	2,968,076	84.7%	$0	0.0%	$0.00
2024	0	0	0.0%	2,968,076	84.7%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	2,968,076	84.7%	$0	0.0%	$0.00
Vacant	0	535,070	15.3%	3,503,146	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1,551	3,503,146	100.0%			$102,753,264	100.0%	$34.62

(1)	Information obtained from the underwritten rent roll.
(2)	Excludes trade show and exhibition space.
(3)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(4)	The annual and Total/Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy of permanent space at the AmericasMart Property:

Historical Occupancy

FYE 8/31/2008(1)(2)	FYE 8/31/2009(1)(3)	FYE 8/31/2010(1)(4)	FYE 8/31/2011(1)(5)	FYE 8/31/2012(1)(6)	10/1/2013(7)
95.5%	83.8%	79.4%	78.9%	79.6%	84.7%

(1)	Information obtained from the borrower. Due to the nature of the operations at the AmericasMart Property, leasable square footage varies from year to year.
(2)	Based on 3,098,467 net rentable square feet.
(3)	Based on 3,466,867 net rentable square feet. The increase of leasable square footage is attributed to the completion of the AmericasMart 2 Expansion in 2008 with leasing commencing during 2009.
(4)	Based on 3,458,907 net rentable square feet.
(5)	Based on 3,453,018 net rentable square feet.
(6)	Based on 3,450,976 net rentable square feet.
(7)	Based on 3,503,146 net rentable square feet.

A-3-8

AMERICASMART

The following table presents historical base rent per square foot for permanent space tenant leases at the AmericasMart Property:

Historical Average Base Rent (PSF)(1)

FYE 8/31/2010	FYE 8/31/2011	FYE 8/31/2012	FYE 8/31/2013
$32.30	$33.19	$33.52	$33.59

(1)
Information obtained from borrower operating statements.  The average base rent is based on collected rent divided by the permanent square footage and does not take into account space leased during trade shows or exhibitions.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the AmericasMart Property:

Cash Flow Analysis (2006 – 2010)

	FYE 8/31/2006	FYE 8/31/2007	FYE 8/31/2008	FYE 8/31/2009	FYE 8/31/2010
In-Place Permanent Revenue	$94,346,200	$97,611,795	$100,937,701	$95,413,044	$90,841,368
Less Rent Abatements	0	0	0	0	0
Grossed Up Vacant Space	0	0	0	0	0
Trade Show Revenue	31,117,126	34,007,712	34,533,367	26,451,605	24,030,928
Other Income	7,849,912	7,969,525	8,353,752	6,794,609	6,731,016
Less Vacancy & Credit Loss	(379,363)	(503,956)	(1,010,575)	(4,651,069)	(121,715)
Effective Gross Income	$132,933,875	$139,085,076	$142,814,245	$124,008,189	$121,481,597

Total Operating Expenses	$60,818,420	$64,893,130	$67,874,476	$63,997,121	$59,178,399

Net Operating Income	$72,115,455	$74,191,946	$74,939,769	$60,011,068	$62,303,198
TI/LC	0	0	0	0	0
Capital Expenditures	0	0	0	0	0
Net Cash Flow	$72,115,455	$74,191,946	$74,939,769	$60,011,068	$62,303,198

NOI DSCR(1)	1.76x	1.81x	1.82x	1.46x	1.52x
NCF DSCR(1)	1.76x	1.81x	1.82x	1.46x	1.52x
NOI DY(1)	12.9%	13.3%	13.4%	10.7%	11.2%
NCF DY(1)	12.9%	13.3%	13.4%	10.7%	11.2%

(1)	DSCRs and debt yields are based on the AmericasMart Loan Combination.

Cash Flow Analysis (2011 – 2013)

	FYE 8/31/2011	FYE 8/31/2012	FYE 8/31/2013	TTM 11/30/2013	U/W	U/W $ per SF
In-Place Permanent Revenue	$92,651,855	$93,899,496	$97,527,822	$98,491,878	$102,753,264	$22.52
Less Rent Abatements	0	0	0	0	(1,904,943)(1)	(0.42)
Grossed Up Vacant Space	0	0	0	0	15,649,899	3.43
Trade Show Revenue	25,269,079	27,199,382	30,517,581	31,277,177	30,517,581	6.69
Other Income	7,341,041	7,222,521	7,511,899	7,658,799	7,511,899	1.65
Less Vacancy & Credit Loss	99,323	(536,610)	(245,940)	(27,663)	(15,649,899)(2)	(3.43)
Effective Gross Income	$125,361,298	$127,784,789	$135,311,362	$137,400,191	$138,877,801	$30.43

Total Operating Expenses	$62,054,303	$64,098,847	$66,209,231	$66,718,773	$66,651,969	$14.61

Net Operating Income	$63,306,995	$63,685,942	$69,102,131	$70,681,418	$72,225,832	$15.83
TI/LC	0	0	0	0	2,263,158	0.50
Straight-line of Upfront TI/LC Reserve	0	0	0	0	(262,736)	(0.06)
Capital Expenditures	0	0	0	0	1,038,315	0.23
Net Cash Flow	$63,306,995	$63,685,942	$69,102,131	$70,681,418	$69,187,095	$15.16

NOI DSCR(3)	1.54x	1.55x	1.68x	1.72x	1.76x
NCF DSCR(3)	1.54x	1.55x	1.68x	1.72x	1.68x
NOI DY(3)	11.3%	11.4%	12.4%	12.7%	12.9%
NCF DY(3)	11.3%	11.4%	12.4%	12.7%	12.4%

(1)	Includes all rent abatements through August 31, 2014.
(2)	The underwritten economic vacancy for the permanent space is 14.8%. The AmericasMart Property was 84.7% physically occupied (excluding the trade show and exhibition space) as of October 1, 2013.
(3)	DSCRs and debt yields are based on the AmericasMart Loan Combination.

A-3-9

AMERICASMART

Appraisal.  As of the appraisal valuation date of October 15, 2013, the AmericasMart Property had an “as-is” appraised value of $920,000,000.

Environmental Matters.  According to a Phase I environmental site assessment dated October 30, 2013, recognized environmental conditions and historical recognized environmental conditions were identified.  The AmericasMart Property has regulatory records of a leaking underground storage tank (“LUST”) incident. A 560-gallon diesel underground storage tank (“UST”) was removed from the northwest corner of AmericasMart 3 in 2005.  Soil samples from beneath the previously removed UST revealed low levels of contamination and the Georgia Environmental Protection Division (“GEPD”) released a no further action status.  A former tenant, the Greyhound Bus Terminal, also had records of a LUST incident in 1984 when Greyhound Lines reported a release in excess of 15,000 gallons of fuel oil from a UST system.  The release was beneath the western portion of AmericasMart 2 and in 2005, 43,786 tons of contaminated soil and 56,000 gallons of contaminated ground water were removed.  The GEPD reviewed the site and issued a no further action letter on June 26, 2009.  The Phase I environmental site assessment recommended removing a 1,000 gallon diesel UST at AmericasMart 1 and replacing it with an aboveground diesel tank and removing a 12,000 gallon diesel UST at AmericasMart 3 and replacing it with a double-wall fiberglass vessel with leak detection, spill prevention and double-wall piping.  A $380,000 reserve was escrowed at closing, which represents approximately 200% of the estimated remediation cost.

Market Overview and Competition.  The AmericasMart Property is located on three city blocks within Atlanta’s central business district and is accessible via Peachtree Street, the principal north/south street through the immediate area; Spring Street and West Peachtree Street, which provides direct access between downtown and midtown; and Marietta Street, a north/south artery that also connects downtown and midtown as well as to the Buckhead neighborhood.  In addition, the AmericasMart Property is accessible via the Metropolitan Atlanta Rapid Transit Authority (“MARTA”) train station, which is located below the AmericasMart 1 building.  MARTA provides direct access to and from Atlanta’s Hartsfield-Jackson International Airport.   Atlanta’s central business district is home to a mixture of hotels, convention facilities and entertainment venues, which include Phillips Arena and Fox Theater and Georgia Tech and Georgia State University.  The AmericasMart Property draws retailers from all 50 states and over 70 international locations and benefits from being approximately 13 miles north of Hartsfield-Jackson International Airport, which is the busiest passenger airport in the world.  The AmericasMart Property has more than 10,000 hotel rooms within one mile of the AmericasMart Property and the Westin Peachtree Plaza, the Ritz Carlton Atlanta, the Doubletree by Hilton, Holiday Inn Downtown, Hyatt Regency and an Aloft (scheduled to open in April 2014) are all within one block of the AmericasMart Property.

According to the appraisal, Atlanta ranks among the top 10 metropolitan areas for job growth.  As of August 2013, the Atlanta metropolitan statistical area gained 57,100 jobs year-over-year and according to a third-party research report, as of August 2013, the Atlanta metropolitan statistical area reported an 18.5% year-over-year increase in home prices.  According to a third party research report, Atlanta’s MSA population growth averaged 2.0% between 2002 and 2012, which is twice the national average.  The Atlanta metropolitan statistical area is the headquarters for four global 500 corporations, 13 Fortune 500 corporations and 24 Fortune 1000 corporations.  The Home Depot, UPS, Coca-Cola, Delta Airlines, Southern Company, Genuine Parts, SunTrust and First Data are all headquartered in Atlanta and its surrounding suburbs.

Some of the major recently constructed or planned projects within the Atlanta central business district include The Georgia Aquarium, a $200.0 million project that has attracted approximately 3.6 million visitors since opening in 2005;  the 30,000 square foot Children’s Museum of Atlanta that opened in 2006; the College Football Hall of Fame, a 94,256 square foot project that is expected to feature approximately 30,000 square feet of exhibit space and a 45-yard indoor football field that is scheduled to open in the fall of 2014; and the National Center for Civil and Human Rights, which is scheduled to open in May 2014 and will be adjacent to the World of Coca-Cola and the Georgia Aquarium.

The following table presents certain information relating to comparable trade mart properties to the AmericasMart Property:

Competitive Set(1)

	AmericasMart (Subject)	Dallas Market Center	Chicago Merchandise Mart	World Market Center	International Home Furnishings Mart	California Market Center	Decoration & Design Building	Decorative Center of Houston
Location	Atlanta, GA	Dallas, TX	Chicago, IL	Las Vegas, NV	High Point, NC	Los Angeles, CA	New York, NY	Houston, TX
Property Type	Trade Mart	Trade Mart	Trade Mart	Trade Mart	Trade Mart	Trade Mart	Trade Mart	Trade Mart
Year Built/ Renovated	1961/2008	1957/1964	1930/NAP	2005/2008	1921-2001/NAV	1963/1985	NAV/NAV	1975& 1985/NAP
Merchandise Lines	Holiday/Floral, Home Furnishings, Accessories/Jewelry, Apparel, Gifts, Bridal/Prom, Gourmet & Housewares, Rugs and Fine Linens	Home Décor, Apparel, Gifts, Gourmet	Apparel, Accessories, Gifts, Furniture, Home Furnishings	Home Furnishings, Accessories	Home Furnishings	Apparel, Accessories, Gifts	Home Furnishings, Accessories	Home Furnishings, Accessories, Office
Total GLA	4,563,219 SF	8,800,000 SF	4,200,000 SF	4,900,000 SF	2,684,373 SF	1,900,000 SF	584,000 SF	650,000 SF
Total Occupancy	85%	85%	95%	NAV	89%	90%	92%	83%

(1)	Information obtained from the appraisal.

The Borrower. The borrower is AmericasMart Real Estate, LLC, a single purpose entity whose managing member has two independent directors.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the AmericasMart Loan Combination.  AMC, Inc. (“AMC”) and Portman Financial, Inc., the sponsors, are the guarantors of certain nonrecourse carveouts under the AmericasMart Loan Combination.

A-3-10

AMERICASMART

The Sponsors. The loan sponsors are AMC, Inc., a privately held company wholly owned by John C. Portman and members of his immediate family, and Portman Financial Inc.  The AmericasMart Property has been owned and managed since its development in 1961 by individuals and entities affiliated with the sponsors. The Portman family also owns Portman Holdings LLC, a real estate development company and John Portman & Associates, a global architectural firm.  AMC has operated and developed other properties associated with the trade mart and trade show industry including the Design Center of the Americas in Fort Lauderdale, Florida; Atlanta Decorative Arts Center in Atlanta, Georgia; Brussels International Trade Mart in Brussels, Belgium and San Francisco Fashion Mart in San Francisco, California.  Collectively, AMC, Inc., Portman Holdings LLC and John Portman & Associates comprise the Portman Companies.  In addition to AmericasMart, the Portman Companies have developed and managed real estate projects around the world that include the Hilton San Diego Bayfront (San Diego, California); Westin Charlotte (Charlotte, North Carolina); The Portman Ritz Carlton (Shanghai, China); Marina Mandarin Hotel (Marina Square, Singapore), Le Meridien (San Francisco, California) and the New York Marriott Marquis (New York, New York).

Escrows. The loan documents provide for upfront reserves in the amount of $1,284,853 for real estate taxes, $352,469 for deferred maintenance, $1,557,473 for replacement reserves, $2,627,360 for tenant improvements and leasing commissions, $380,000 for an environmental reserve and $4,144 for ground rent.   The loan documents provide for monthly deposits of $428,285 for real estate taxes.  The loan documents do not require monthly escrows for insurance provided (i) no event of default has occurred and is continuing; (ii) the insurance required to be maintained by the borrower is maintained pursuant to one or more blanket insurance policies; and (iii) the borrower provides the lender with timely proof of payment of insurance premiums. The loan documents do not require monthly escrows for replacement reserves as long as the balance of the escrow account equals $1,557,473 (“Replacement Reserve Cap”).  If the balance of the replacement reserve account is less than the Replacement Reserve Cap, within 60 days, the borrower is required to deposit an amount that would restore the balance of the replacement reserve account to equal the Replacement Reserve Cap.   The loan documents do not require monthly escrows for tenant improvements and leasing commission reserves as long as the balance of the escrow account equals $2,627,360 (“TI/LC Reserve Cap”).   If the balance of the tenant improvement and leasing commissions reserve account is less than the TI/LC Reserve Cap, within 60 days, the borrower is required to deposit an amount that would restore the balance of the tenant improvements and leasing commissions reserve account to equal the TI/LC Reserve Cap.  The AmericasMart borrower has deposited with the lender one month’s ground rent.  If the AmericasMart borrower fails to provide evidence of payment of ground rent, the lender may make payment from the ground rent reserve and the AmericasMart borrower will replenish the reserve within 15 days after disbursement.

Lockbox and Cash Management. The AmericasMart Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the borrower directs permanent tenants to pay their rents directly into such lockbox account (exhibition tenants do not pay directly into the lockbox).  The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within three business days of receipt.   Funds are then swept to a cash management account controlled by the lender and prior to the occurrence of a Cash Trap Event Period (as defined below), all excess funds after application in accordance with the loan documents are distributed to the borrower’s operating account.   During a Cash Trap Event Period, all excess cash flow is retained in the cash management account.

A “Cash Trap Event Period” will commence upon (i) the occurrence and continuance of an event of default; (ii) the net operating income debt yield falling below 10.0% at the end of any calendar quarter; or (iii) the discontinuation of either of the International Gift and Home Furnishing Market Tradeshows occurring in January and July held at the AmericasMart Property.  A Cash Trap Event Period will be cured, with regard to the circumstances in clause (i), upon the cure of such event of default (provided that a Cash Trap Event Period has not occurred pursuant to clause (ii) or (iii) above) or, with regard to the circumstances in clause (ii), the net operating income debt yield is equal to or greater than 10.0% for two consecutive calendar quarters (provided that a Cash Trap Event Period has not occurred pursuant to clause (i) or (iii) above).

Property Management.  The AmericasMart Property is managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the AmericasMart Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to the following: (i) the proposed transferee being a qualified transferee with total assets of $1,000,000,000 and capital or statutory surplus or shareholders equity in excess of $500,000,000 and is regularly engaged in the business of owning and operating comparable properties in major metropolitan areas; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, Fitch and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-LC14 Certificates, and similar confirmations with respect to the ratings of any securities backed by the AmericasMart Companion Loans.

Partial Release. The AmericasMart borrower has the right to release the parcel of the AmericasMart Property consisting of the air rights over the AmericasMart 2 Expansion parcel at no cost other than the lender’s expenses only upon (x) the lender’s prior, written approval, to be granted in the lender’s sole, but reasonable, discretion and (y) receipt of a rating agency confirmation from DBRS, Fitch and Moody’s.  Conditions to the release may include, among other conditions, (i) no event of default has occurred and is continuing; (ii) the loan-to-value ratio immediately after the release being equal to or less than the lesser of (a) 60.9% or (b) the loan-to-value ratio immediately prior to the release based on an appraised value at the time of the release; (iii) the net cash flow debt yield being equal to or greater than the greater of (a) 16.5% and (b) the net cash flow debt yield immediately prior to the release of the parcel; and (iv) the release will not adversely affect the liens, security interests and other rights of the lender under the loan documents not being released.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

A-3-11

AMERICASMART

Ground Leases and Air Rights Lease.  The AmericasMart 1 building includes one leasehold parcel totaling 0.2 acres out of total land area of 2.4 acres (the “AmericasMart 1 Ground Lease”), and an air rights parcel lease from MARTA  totaling 0.02 acres (the “MARTA Air Rights Lease”).  The AmericasMart 1 Ground Lease expires June 30, 2061 and the MARTA Air Rights Lease expires December 16, 2022.   The portion of the AmericasMart Property encumbered by the air rights lease is a restaurant, which has a lease with the AmericasMart borrower that expires on February 28, 2022 with an annual rent of $240,312 throughout the lease term.  The AmericasMart 3 building includes one leasehold parcel with William Edwards, the Episcopal Church, The University of Georgia and the related borrower, as ground lessors and tenants-in-common, respectively, totaling 0.21 acres out of total land area of 3.7 acres (the “AmericasMart 3 Ground Lease”). The AmericasMart 3 Ground Lease expires August 31, 2071.  The loan documents also provide for springing recourse to the borrower and guarantors if any ground lease is terminated, cancelled or otherwise ceases to exist in violation of the loan terms. See “Description of the Mortgage Pool – Certain Terms of the Mortgage Loans – Encumbered Interests” in the Free Writing Prospectus.

Taxable Revenue Bonds/Tax Abatement.   The construction of AmericasMart 2 Expansion was financed by the issuance of $180.5 million of taxable municipal bonds (“Bonds”) issued by the Development Authority of Fulton County (“Development Authority”).  The Development Authority, as owner of the fee interest in the AmericasMart 2 Expansion, entered into a lease with the AmericasMart borrower.  Since the Development Authority is exempt from property taxes, the AmericasMart borrower is only taxed on the leasehold value of the AmericasMart 2 Expansion.  The lease payments to the Development Authority pay the principal and interest on the Bonds.  The Bonds were pledged as collateral for the AmericasMart Loan Combination. The AmericasMart borrower owns the related Bonds and the Development Authority has encumbered its fee interest to the lien of the AmericasMart Loan Combination.  The Bonds mature on January 1, 2019 and the tax abatement will expire at that time.   The underwritten property taxes assume the full tax assessment.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the AmericasMart Property.  The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

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A-3-13

PENNCAP PORTFOLIO

A-3-14

PENNCAP PORTFOLIO

Bath
NORTHAMPTON COUNTY
Hanoverville
Northampton
Coplay
Whitehall Parkway
North Catasauqua
Hokendauqua
Hanover Township
Lehigh Valley International Airport
Whitehall
Catasauqua
Fullerton
BETHLEHEM
Orefield
LEHIGH COUNTY
Walbert
Upper Macungie Township
ALLENTOWN
LEHIGH MTS.
Fountain Hill
SOUTH MTS.
Trexlertown
Wescosville
Center Valley
Lanark
Lower Macungie Township
Macungie
Alburtis
BERKS COUNTY
Lehigh University
Moravian College
Muhlenberg College
Cedar Crest College
De Sales University
Allentown Queen City Municipal Airport
The Center Valley Club
Saucon Valley Country Club
Lehigh Country Club
Wedgewood Golf Course
Shepherd Hills Golf Club
Brookside Country Club
Twin Lakes Golf Course
Willow Brook Golf Course
Bethlehem Golf Club
Allentown Golf Course
Lehigh County Sports Fields
Lehigh Uplands Preserve
Jordan Park
Lehigh River
Good Shepherd Specialty Hospital
Sacred Heart Hospital
Lehigh Valley Health Network Cedar Crest
Lehigh Valley Mall
Whitehall Mall
South Mall
Trexlertown Shopping Center
The Promenade Shops at Saucon Valley
Lehigh-Carbon Community College
Lehigh Valley Zoo
Dorney Park and Wildwater Kingdom
Stabler Arena
Goodman Stadium
Coca-Cola Park
The Downs at Lehigh Valley
Colonial Industrial Ctr
Star of Bethlehem Tower
Bogart's Covered Bridge
PA Tpke Northeast Extension
Lehigh Valley Thruway
NEW YORK
PENNSYLVANIA
NEW JERSEY
PHILADELPHIA
MARYLAND
Atlantic Ocean
Allentown
Bethlehem
Scranton
Wilkes-Barre
Reading
Harrisburg
Lancaster
Trenton
Newark
Camden
Wilmington

PennCap Portfolio

1 3701 Corporate	Center Valley, PA	17 85 S Commerce	Hanover Township, PA
2 3773 Corporate	Center Valley, PA	18 2196 Avenue C	Bethlehem, PA
3 1605 Valley Center	Bethlehem, PA	19 2202 Hangar Place	Hanover Township, PA
4 1525 Valley Center	Bethlehem, PA	20 754 Roble Road	Hanover Township, PA
5 1560 Valley Center	Bethlehem, PA	21 83 S Commerce	Hanover Township, PA
6 1550 Valley Center	Bethlehem, PA	22 87 S Commerce	Hanover Township, PA
7 1455 Valley Center	Bethlehem, PA	23 974 Marcon Blvd	Hanover Township, PA
8 1480 Valley Center	Bethlehem, PA	24 2201 Hangar Place	Hanover Township, PA
9 1510 Valley Center	Bethlehem, PA	25 7355 William Avenue	Upper Macungie Township, PA
10 1495 Valley Center	Bethlehem, PA	26 944 Marcon Blvd	Hanover Township, PA
11 1640 Valley Center	Bethlehem, PA	27 954 Marcon Blvd	Hanover Township, PA
12 57 S Commerce	Hanover Township, PA	28 7277 William Avenue	Upper Macungie Township, PA
13 1650 Valley Center	Bethlehem, PA	29 2041 Avenue C	Bethlehem, PA
14 89 S Commerce	Hanover Township, PA	30 964 Marcon Blvd	Hanover Township, PA
15 1660 Valley Center	Bethlehem, PA	31 7562 Penn Drive	Upper Macungie Township, PA
16 1530 Valley Center	Bethlehem, PA	32 764 Roble Road	Hanover Township, PA

A-3-15

No. 2 – PennCap Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Portfolio
Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR			Property Type:	Various – See Table
Original Principal Balance(1):	$90,000,000			Specific Property Type:	Various – See Table
Cut-off Date Principal Balance(1):	$90,000,000			Location:	Various – See Table
% of Initial Pool Balance:	7.2%			Size:	1,432,661 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:(1)(4)	$86.34
Borrower Names(2):	Various			Year Built/Renovated:	Various – See Table
Sponsor:	PennCap Acquisitions, LP			Title Vesting:	Fee
Mortgage Rate:	5.7243%			Property Manager:	G&E Real Estate Management Services, Inc.
Note Date:	December 31, 2013			3rd Most Recent Occupancy (As of):	NAV
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	88.2% (12/31/2011)
Maturity Date:	January 6, 2024			Most Recent Occupancy (As of):	87.2% (12/31/2012)
IO Period:	24 months			Current Occupancy (As of):	89.9% (11/1/2013)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of)(7):	$11,551,068 (T8 12/31/2011 Annualized)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(7):	$11,332,899 (12/31/2012)
Call Protection(3):	L(35),D(82),O(3)			Most Recent NOI (As of)(7):	$12,311,462 (TTM 9/30/2013)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt(1)(4):	Yes			U/W Revenues(7):	$21,920,002
Additional Debt Type(1)(4):	Pari Passu; Mezzanine			U/W Expenses:	$8,654,705
				U/W NOI(7):	$13,265,296
Escrows and Reserves(5):				U/W NCF(7):	$12,000,670
				U/W NOI DSCR(1)(4):	1.54x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1)4):	1.39x
Taxes	$993,880	$230,698	NAP	U/W NOI Debt Yield(1)(4):	10.7%
Insurance	$173,038	$18,606	NAP	U/W NCF Debt Yield(1)(4):	9.7%
Replacement Reserves	$0	$29,847	NAP	As-Is Appraised Value(8):	$165,000,000
TI/LC Reserve(6)	$590,000	$62,500	$3,000,000	As-Is Appraisal Valuation Date:	Various
Deferred Maintenance	$142,223	$0	NAP	Cut-off Date LTV Ratio(1)(4):	75.0%
Tenant Specific TI/LC Reserve	$1,598,857	$0	NAP	LTV Ratio at Maturity or ARD(1)(4):	66.0%

(1)
The PennCap Portfolio Loan Combination totaling $123,700,000 is comprised of two pari passu notes (Notes A-1 and A-2). Note A-1 had an original principal balance of $90,000,000, has an outstanding principal balance as of the Cut-off Date of $90,000,000 and will be contributed to the WFRBS 2014-LC14 Trust. Note A-2 had an original balance of $33,700,000 and is expected to be contributed to a future trust. All presented statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the PennCap Portfolio Loan Combination.

(2)	The borrowers consist of 27 separate single purpose entities which are all limited partnerships.
(3)
Defeasance of the full PennCap Portfolio Loan Combination is permitted after the later of (i) the date that is two years following the closing date of the securitization that includes Note A-2 and (ii) December 31, 2016. If the tenant at the 1530 Valley Center property exercises its purchase option, which it may do between December 1, 2015 and March 31, 2016 provided tenant has provided notice on or before June 1, 2015, the 1530 Valley Center property may be released upon prepayment of the PennCap Portfolio Loan Combination in the amount of $3,288,000 along with the payment of a prepayment fee of $164,400.

(4)
See “Subordinate and Mezzanine Indebtedness” section. The equity interests in the PennCap Portfolio Loan Combination borrowers have been pledged to secure mezzanine indebtedness with a principal balance of $14,900,000. All LTV, DSCR, debt yield and Cut-off Date Principal Balance per square foot numbers shown in the chart above are based solely on the $123,700,000 PennCap Portfolio Loan Combination. As of the Cut-off Date, with respect to the PennCap Portfolio Loan Combination and the related mezzanine financing, the loan per square foot is $96.74, the underwritten NCF DSCR is 1.15x, the combined Cut-off Date LTV ratio is 84.0% and the combined underwritten NCF Debt Yield is 8.7%.

(5)	See “Escrows” section.
(6)	The required monthly deposits into the TI/LC Reserve shall be $112,500 during the first 24 months.
(7)	See “Cash Flow Analysis” section.
(8)
The appraised value is based on a portfolio valuation and incorporates a capitalization rate reduction of 0.50% applied by the appraiser to account for the portfolio nature of the collateral. The combined stand-alone appraised value of all of the PennCap Portfolio properties is $155,775,000 which equates to a Cut-off Date LTV Ratio of 79.4%.

The Mortgage Loan.  The mortgage loan (the “PennCap Portfolio Loan Combination”) is evidenced by two pari passu notes (Note A-1 and Note A-2) secured by a first mortgage encumbering 32 office, flex and warehouse buildings located in the Lehigh Valley area of Pennsylvania (the “PennCap Portfolio Properties”).  The PennCap Portfolio Loan Combination was originated on December 31, 2013 by Ladder Capital Finance LLC.  The PennCap Portfolio Loan Combination had an original principal balance of $123,700,000, has an outstanding principal balance as of the Cut-off Date of $123,700,000 and accrues interest at an interest rate of 5.7243% per annum.  The PennCap Portfolio Loan Combination had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 24 payments following origination and thereafter requires payments of principal and interest based on a 30-year amortization schedule. The PennCap Portfolio Loan Combination matures on January 6,

A-3-16

PENNCAP PORTFOLIO

2024. See “Description of the Mortgage Pool–Split Loan Structures-The PennCap Portfolio Loan Combination” and “Servicing of the Mortgage Loans and Administration of the Trust Fund” in the Free Writing Prospectus.

Note A-1, which is the controlling note with respect to the PennCap Portfolio Loan Combination and will be contributed to the WFRBS 2014-LC14 Trust, had an original principal balance of $90,000,000 and has an outstanding principal balance as of the Cut-off Date of $90,000,000 (the “PennCap Portfolio Mortgage Loan”). Note A-2 had an original principal balance of $33,700,000 and is expected to be contributed to a future commercial mortgage trust (the “PennCap Portfolio Companion Loan”); however, the lender provides no assurances that any non-securitized note will not be split further. The PennCap Portfolio Mortgage Loan and the PennCap Portfolio Companion Loan together comprise the PennCap Portfolio Loan Combination.

Following the lockout period, the borrowers have the right to defease the PennCap Portfolio Loan Combination in whole, but not in part on any date before November 6, 2023. However, if the tenant at the 1530 Valley Center property exercises its purchase option, which it may do between December 1, 2015 and March 31, 2016 provided tenant has provided notice on or before June 1, 2015, the 1530 Valley Center property may be released upon prepayment of the PennCap Portfolio Loan Combination in the amount of $3,288,000 along with the payment of a prepayment fee of $164,400.  No defeasance or yield maintenance is required in connection with such partial prepayment.  In addition, the PennCap Portfolio Loan Combination is prepayable without penalty on any date on or after November 6, 2023.

Sources and Uses

Sources			Uses
Original loan combination amount	$123,700,000	71.8%	Purchase price	$166,832,003	96.9%
Mezzanine loan	14,900,000	8.7	Reserves	2,631,019	1.5
Sponsor’s new cash contribution(1)	33,581,319	19.5	Closing costs	2,718,296	1.6
Total Sources	$172,181,319	100.0%	Total Uses	$172,181,319	100.0%

(1)
The sponsor’s new cash contribution includes $3,000,000 of participation profits rolled over by Aslar Associates from a profit participation agreement in the PennCap Portfolio Properties with the seller.  Sponsor equity additionally includes $4,500,000 of equity which was funded via an unsecured loan provided by a seller-related entity, CPI OPI REIT, Inc., to PennCap Acquisitions, LP, a limited partner in the mezzanine loan borrower.

The Properties.  The PennCap Portfolio Properties are comprised of the fee interests in 17 suburban class A and B office properties and 15 suburban industrial properties, located within five business parks in the greater Lehigh Valley, Pennsylvania area and totaling 1,432,661 square feet.  The parks include the Lehigh Valley Corporate Center, the Stabler Corporate Center, Lehigh Valley Industrial Parks I and III, South Commerce Way, and William Penn Corporate Center. As of November 1, 2013, the PennCap Portfolio Properties were 89.9% leased by approximately 105 tenants.

The PennCap Portfolio Properties are generally single or multi-story class A and B office buildings, built between 1989 and 2006, as well as single-story flex and warehouse buildings, built between 1980 and 1997.

A-3-17

PENNCAP PORTFOLIO

The following table presents certain information relating to the PennCap Portfolio Properties:

Property Name – Location(1)	Type	Allocated Cut- off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value(2)
3701 Corporate - Center Valley	Office	$11,980,000	9.7%	93.3%	2006/NAP	75,000	$15,100,000
3773 Corporate - Center Valley	Office	$10,900,000	8.8%	100.0%	2001/NAP	71,000	$13,725,000
1605 Valley Center - Bethlehem	Office	$8,660,000	7.0%	84.0%	2002/NAP	95,000	$10,900,000
1525 Valley Center - Bethlehem	Office	$8,080,000	6.5%	91.9%	1999/NAP	75,000	$10,175,000
1560 Valley Center - Bethlehem	Office	$6,770,000	5.5%	100.0%	1989/NAP	51,400	$8,525,000
1550 Valley Center – Bethlehem	Office	$5,840,000	4.7%	100.0%	1989/NAP	43,400	$7,350,000
1455 Valley Center - Bethlehem	Office	$5,800,000	4.7%	88.0%	1996/NAP	54,118	$7,300,000
1480 Valley Center - Bethlehem	Office	$5,320,000	4.3%	100.0%	1991/NAP	51,793	$6,700,000
1510 Valley Center - Bethlehem	Office	$4,740,000	3.8%	83.5%	1989/NAP	48,208	$5,975,000
1495 Valley Center - Bethlehem	Office	$4,230,000	3.4%	87.0%	1991/NAP	43,770	$5,325,000
1640 Valley Center - Bethlehem	Office	$3,990,000	3.2%	100.0%	1997/NAP	30,850	$5,025,000
57 S Commerce - Hanover Township	Industrial	$3,770,000	3.0%	92.1%	1988/NAP	76,400	$4,750,000
1650 Valley Center - Bethlehem	Office	$3,450,000	2.8%	100.0%	1997/NAP	29,240	$4,350,000
89 S Commerce - Hanover Township	Industrial	$3,390,000	2.7%	77.8%	1997/NAP	43,200	$4,275,000
1660 Valley Center - Bethlehem	Office	$2,860,000	2.3%	81.0%	1997/NAP	27,508	$3,600,000
1530 Valley Center - Bethlehem	Office	$2,740,000	2.2%	100.0%	1989/NAP	46,400	$3,450,000
85 S Commerce - Hanover Township	Office	$2,400,000	1.9%	100.0%	1990/NAP	21,119	$3,025,000
2196 Avenue C - Bethlehem	Industrial	$2,300,000	1.9%	100.0%	1980/NAP	31,140	$2,900,000
2202 Hangar Place - Hanover Township	Industrial	$2,300,000	1.9%	100.0%	1982/NAP	66,495	$2,900,000
754 Roble Road - Hanover Township	Industrial	$2,180,000	1.8%	89.7%	1987/NAP	46,800	$2,750,000
83 S Commerce - Hanover Township	Office	$2,140,000	1.7%	81.1%	1990/NAP	19,252	$2,700,000
87 S Commerce - Hanover Township	Office	$2,100,000	1.7%	60.0%	1990/NAP	22,653	$2,650,000
974 Marcon Blvd - Hanover Township	Industrial	$1,990,000	1.6%	35.8%	1987/NAP	39,200	$2,500,000
2201 Hangar Place - Hanover Township	Industrial	$1,970,000	1.6%	100.0%	1982/NAP	52,300	$2,475,000
7355 William Avenue - Upper Macungie Township	Industrial	$1,970,000	1.6%	89.0%	1988/NAP	43,425	$2,475,000
944 Marcon Blvd - Hanover Township	Industrial	$1,950,000	1.6%	83.3%	1985/NAP	38,400	$2,450,000
954 Marcon Blvd - Hanover Township	Industrial	$1,850,000	1.5%	100.0%	1982/NAP	30,140	$2,325,000
7277 William Avenue - Upper Macungie Township	Industrial	$1,830,000	1.5%	70.8%	1989/NAP	41,040	$2,300,000
2041 Avenue C - Bethlehem	Industrial	$1,710,000	1.4%	100.0%	1987/NAP	30,400	$2,150,000
964 Marcon Blvd - Hanover Township	Industrial	$1,510,000	1.2%	71.4%	1986/NAP	39,200	$1,900,000
7562 Penn Drive - Upper Macungie Township	Industrial	$1,510,000	1.2%	100.0%	1989/NAP	26,950	$1,900,000
764 Roble Road - Hanover Township	Industrial	$1,470,000	1.2%	100.0%	1986/NAP	21,860	$1,850,000
Total/Weighted Average		$123,700,000	100.0%	89.9%		1,432,661	$155,775,000

(1)	All of the locations are in Pennsylvania.
(2)
The appraised value is for the individual value for each property. The appraiser applied a 0.50% capitalization rate reduction due to the portfolio nature of the loan which increases the appraised value of the portfolio to $165,000,000.

A-3-18

PENNCAP PORTFOLIO

Lehigh Valley Corporate Center (50.5% of Portfolio Cut-off Date Principal Balance)

Twelve of the PennCap Portfolio Properties containing a total of 596,687 square feet are located within the Lehigh Valley Corporate Center. Those properties are collectively 92.2% occupied by 34 office tenants.  The largest tenant is Lehigh Valley Academy which occupies 134,660 square feet through August 2023 and 6,749 square feet through August 2018.  The Lehigh Valley Corporate Center is located in Hanover Township, Pennsylvania. Hanover Township is a bedroom community outside the City of Bethlehem, Pennsylvania.  Additionally, Hanover Township is an employment center for Lehigh Valley.  The Lehigh Valley Corporate Center is within minutes of Routes 33 & 378, and the Lehigh Valley International Airport. Business park amenities include over two miles of walking/jogging trails, a hotel, restaurant and retail within the center as well as attractive professional landscaping with ponds, fountains and sculptures.

Stabler Corporate Center (18.5% of Portfolio Cut-off Date Principal Balance)

Two of the PennCap Portfolio Properties containing a total of 146,000 square feet are located within the Stabler Corporate Center area, a planned mixed-use development. Those properties are collectively 96.6% occupied by 15 office tenants.  The largest tenant is Aesculap, Inc. which occupies 55,700 square feet through August 2022. The subject neighborhood includes several single- and multi-tenanted office buildings, the campus of Penn State Lehigh Valley and a number of industrial uses.

Lehigh Valley Industrial Parks I and III (15.5% of Portfolio Cut-off Date Principal Balance)

Ten of the PennCap Portfolio Properties containing a total of 395,935 square feet are located within the Lehigh Valley Industrial Parks I & III. Those properties are collectively 88.0% occupied by 25 industrial tenants.  The largest tenant is The Wasserstrom Company  which occupies 66,495 square feet through June 2014. The surrounding neighborhood is a mixed-use development including residential, commercial and industrial uses. Lehigh Valley Industrial Parks I & III are situated near Route 22 and consist of a variety of warehouse, flex and office uses. The Lehigh Valley International Airport is located approximately 1.2 miles northeast of the properties.

South Commerce Way (11.2% of Portfolio Cut-off Date Principal Balance)

Five of the PennCap Portfolio Properties containing a total of 182,624 square feet are located on South Commerce Way in Hanover Township, Pennsylvania. Those properties are collectively 84.5% occupied by 18 office and warehouse tenants.  The largest tenant is Communication Data Services, Inc. which occupies 25,090 square feet through November 2015. Hanover Township is a bedroom community outside the City of Bethlehem, Pennsylvania. Retail and commercial land uses are found along the major arterial roadways that serve this community. Additionally, Hanover Township is an employment center for Lehigh Valley. The area immediately surrounding and directly influencing the subject properties are dominated by business-campus land uses. These campuses include multi-story, multi-tenanted office buildings similar to the PennCap Portfolio Properties as well as single-story, light industrial developments.

William Penn Corporate Center (4.3% of Portfolio Cut-off Date Principal Balance)

Three of the PennCap Portfolio Properties containing a total of 111,415 square feet are located within the William Penn Corporate Center in Upper Macungie Township, Pennsylvania. Those properties are collectively 85.0% occupied by 13 industrial tenants.  The largest tenant is TECO-Westinghouse which occupies 24,340 square feet through September 2016. Upper Macungie Township includes a mix of residential, commercial and light industrial land uses. Residential uses consist of a broad mix of single and multi-family dwellings. The predominant land use in the township is light industrial. The area immediately surrounding the William Penn Corporate Center consists primarily of light industrial facilities and several hotel properties.

A-3-19

PENNCAP PORTFOLIO

The following table presents certain information relating to the tenancy at the PennCap Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating(Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Lehigh Valley Academy	NR/NR/NR	141,409	9.9%	$15.94	$2,254,027	15.8%	Various(3)
Aesculap, Inc.	NR/NR/NR	55,700	3.9%	$17.75	$988,675	6.9%	8/31/2022(4)
Flowserve US Inc.	BBB/Baa2/BBB-	51,793	3.6%	$12.34	$639,126	4.5%	12/31/2022(5)
Telerx Marketing Inc.	A+/A2/AA	50,960(6)	3.6%	$7.21	$367,422	2.6%	8/31/2019(7)
The Wasserstrom Co.	NR/NR/NR	66,495	4.6%	$4.45	$295,903	2.1%	6/30/2014
Total Major Tenants		366,357	25.6%	$12.41	$4,545,153	31.8%

Non-Major Tenants		914,795	63.9%	$10.65	$9,743,110	68.2%

Occupied Collateral Total		1,281,152	89.4%	$11.15	$14,288,263	100.0%

Vacant Space		151,509	10.6%

Collateral Total		1,432,661	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	U/W Base Rent PSF and U/W Base Rent include contractual rent steps through October 1, 2014.
(3)	Lehigh Valley Academy has two lease expirations. The 6,749 square feet expires August 31, 2018 and 134,660 square feet expires August 31, 2023.
(4)	Aesculap, Inc. has the right to terminate its lease on August 31, 2020 with fifteen months’ notice and the payment of a termination fee equal to unamortized leasing costs.
(5)
Flowserve US Inc. has the right to reduce its space by up to 21,000 square feet after the January 1, 2020 with nine months’ notice and the payment of a termination fee equal to unamortized leasing costs.

(6)	Telerx Marketing Inc. is not currently occupying its 944 Marcon location (20,820 square feet) although it continues to pay rent.
(7)	Telerx Marketing Inc. has the right to terminate its lease at any time after August 31, 2016 with nine months’ prior written notice and payment of an amount equal to unamortized leasing costs.

The following table presents certain information relating to the lease rollover schedule at the PennCap Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2014	21	196,441	13.7%	196,441	13.7%	$1,634,971	$8.32
2015	24	137,826	9.6%	334,267	23.3%	$1,288,058	$9.35
2016	17	194,776	13.6%	529,043	36.9%	$2,023,276	$10.39
2017	21	155,195	10.8%	684,238	47.8%	$1,759,042	$11.33
2018	24	149,557	10.4%	833,795	58.2%	$1,553,914	$10.39
2019	12	117,405	8.2%	951,200	66.4%	$1,291,000	$11.00
2020	2	49,970	3.5%	1,001,170	69.9%	$383,703	$7.68
2021	2	10,095	0.7%	1,011,265	70.6%	$137,705	$13.64
2022	4	135,227	9.4%	1,146,492	80.0%	$2,079,251	$15.38
2023	14	134,660	9.4%	1,281,152	89.4%	$2,137,343	$15.87
2024	0	0	0.0%	1,281,152	89.4%	$0	$0.00
Thereafter	0	0	0.0%	1,281,152	89.4%	$0	$0.00
Vacant	0	151,509	10.6%	1,432,661	100.0%	$0	$0.00
Total/Weighted Average	141	1,432,661	100.0%			$14,288,263	$11.15

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the PennCap Portfolio Properties:

Historical Occupancy

12/31/2010(1)	12/31/2011(2)	12/31/2012(2)	11/1/2013
NAV	88.2%	87.2%	89.9%

(1) Not available from the seller.
(2) Information obtained from the borrower.

A-3-20

PENNCAP PORTFOLIO

Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the PennCap Portfolio Properties:

Cash Flow Analysis

	2011(1)	2012	TTM 9/30/2013	U/W(2)	U/W $ per SF
Base Rent	$12,419,483	$12,760,626	$13,373,046	$14,288,264	$9.97
Grossed Up Vacant Space	0	0	0	1,563,135	1.09
Total Reimbursables	6,201,134	5,900,727	6,972,321	8,456,905	5.90
Other Income	89,237	(6,384)	53,037	42,528	0.03
Less Vacancy & Credit Loss	0	0	0	(2,430,830)(3)	(1.70)
Effective Gross Income	$18,709,853	$18,654,969	$20,398,404	$21,920,002	$15.30

Total Operating Expenses	$7,158,785	$7,322,070	$8,086,942	$8,654,705	$6.04

Net Operating Income	$11,551,068	$11,332,899	$12,311,462	$13,265,296	$9.26
TI/LC	0	0	0	834,829	0.58
Capital Expenditures	0	0	0	429,798	0.30
Net Cash Flow	$11,551,068	$11,332,899	$12,311,462	$12,000,670	$8.38

NOI DSCR(4)	1.34x	1.31x	1.43x	1.54x
NCF DSCR(4)	1.34x	1.31x	1.43x	1.39x
NOI DY(4)	9.3%	9.2%	10.0%	10.7%
NCF DY(4)	9.3%	9.2%	10.0%	9.7%

(1)
The PennCap Portfolio Properties were acquired by the prior owners in May 2011 except for the 1480 Valley Center Parkway property, which was acquired in August 2012. The 2011 historicals are based upon the May 2011 to December 2011 annualized NOI for the partial year under the prior ownership.

(2)
Primary factors for increases from trailing 12 months ending September 30, 2013 Effective Gross Income to underwritten Effective Gross Income include $300,000 for leaseup of the 1480 Valley Center property, $150,000 for leaseup of the 1660 Valley Center property, $400,000 for leaseup of the 1650 Valley Center property, and $200,000 for leaseup of the 3701 Corporate property. The underwritten Base Rent also includes $392,099 in contractual rent steps through April 2014.

(3)	The underwritten economic vacancy is 9.8%. The PennCap Office Portfolio Properties were 89.9% physically occupied as of November 1, 2013.
(4)	DSCRs and debt yields are based on the PennCap Portfolio Loan Combination.

Appraisal.  As of the appraisal valuation date ranging from November 15, 2013 to November 18, 2013, the PennCap Portfolio Properties had an “as-is” appraised value of $165,000,000 on a portfolio basis.  As noted, each property was valued on an individual property basis.  The sum of the individual property valuations had an “as-is” appraised value of $155,775,000.

Environmental Matters.  According to the Phase I environmental site assessments dated from December 2, 2013 to December 5, 2013, there was no evidence of any recognized environmental conditions at the PennCap Portfolio Properties.

Market Overview and Competition.  According to the appraisal, the PennCap Portfolio Properties are located within the Lehigh Valley area of Pennsylvania within the Allentown/Bethlehem/Easton metropolitan area. Lehigh Valley includes the cities of Allentown, Bethlehem and Easton, which serve as the commercial cores of this region. The Lehigh Valley also includes Carbon, Lehigh and Northampton counties in east-central Pennsylvania.

According to the appraisal, the 2013 population within a 1-, 3-, and 5-mile radii of the PennCap Portfolio Properties are 3,908, 48,074 and 144,872, respectively.  Within the same radii the median household income is $95,392, $64,410, $52,112, respectively. There are approximately 56,412 households within a 5-mile radius of the properties and the expected growth from 2013 to 2018 is 0.14%.  The following presents certain information relating to the business parks within which the PennCap Portfolio Properties are located:

The Lehigh Valley Industrial Market is comprised of two areas that are commonly referred to as the Airport/Route 33 area and the Route 100 area. The Airport/Route 33 area surrounds Lehigh Valley International Airport and consists primarily of Lehigh Valley Industrial Parks I through VII. These parks encompass over 3,000 acres and are occupied by over 300 firms. The Route 100 area is located near the interchange of Route 100 with Interstate 78, several miles west of Allentown. Route 100 also offers a diverse mix of uses, with much of the recent development in this area being major warehouse/distribution facilities.

According to a third party market research report, there was approximately 19.8 million square feet of industrial space in buildings having less than 100,000 square feet throughout Lehigh Valley as of the end of the third quarter of 2013. The vacancy rate for the period was reported at 8.7% and 401,486 square feet was absorbed year to date. The average asking rent was $5.59 per square foot. Within the Lehigh Valley flex market, as of the third quarter of 2013, the current rental rate was $8.86 per square foot triple-net with a vacancy rate of 9.9%.

According to a third party market research report, as of the third quarter 2013, there was approximately 8.6 million square feet of office space throughout Lehigh Valley. The vacancy rate for the period was reported at 16.9% and 43,642 square feet was absorbed year to date. The average asking rent for the region was $18.68 per square foot (full service gross).

As of the third quarter 2013, the Lehigh Valley East submarket reported approximately 2.5 million square feet (which constitutes approximately 30.0% of the Lehigh Valley Market inventory) with an overall vacancy rate of 17.5% and a class B vacancy rate of 22.8%. The submarket rental rate was in-line with the overall market rate of $18.69 per square foot (full service gross).

A-3-21

PENNCAP PORTFOLIO

The following table presents certain information relating to comparable office properties for the PennCap Portfolio Properties:

Competitive Set – Office Properties(1)

	PennCap Portfolio (Subject)	3101 Emrick Boulevard	894 Marcon Boulevard	7462 Penn Drive	7248 Tilghman Street	7535 Windsor Drive	968 Postal Road
Location	Lehigh Valley, PA	Bethlehem, PA	Allentown, PA	Allentown, PA	Allentown, PA	Allentown, PA	Allentown, PA
Property Type	Office	Office	Flex	Flex	Office	Office	Office
Year Built/Renovated	1989-2006/NAP	2005/NAV	1987/NAV	1988/NAV	1987/NAV	1985/NAV	1987/NAV
Number of Stories	1 – 3	3	1	1	1	4	3
Total GLA	805,711 SF	100,800 SF	28,800 SF	13,050 SF	43,782 SF	136,419 SF	22,000 SF
Total Occupancy	92%	97%	100%	100%	100%	98%	100%

(1)	Information obtained from the appraisals and third party sources.

The following table presents certain information relating to comparable industrial properties for the PennCap Portfolio Properties:

Competitive Set – Industrial Properties(1)

	PennCap Portfolio (Subject)	7584 Morris Court	7035 Schantz Road	6575 Snowdrift Road	881 Marcon Boulevard	1685 Valley Center Parkway	2202 North Irving Street
Location	Lehigh Valley, PA	Fogelsville, PA	Allentown, PA	Allentown, PA	Allentown, PA	Bethlehem, PA	Allentown, PA
Property Type	Industrial	Flex/Indu	Flex/Indu	Office	Office	Office	Office
Year Built/Renovated	1980-1997/NAP	1990/NAV	2005/NAV	1989/NAV	1989/NAV	1996/NAV	1987/NAV
Number of Stories	1 – 3	1	1	1	1	1	1
Total GLA	626,950 SF	53,907 SF	41,287 SF	47,091 SF	32,644 SF	27,200 SF	27,750 SF
Total Occupancy	87%	100%	100%	100%	75%	100%	100%

(1)	Information obtained from the appraisals and third party sources.

The Borrowers.  The borrowers consist of 27 single purpose entities and the general partner of each entity has two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the PennCap Portfolio Loan Combination. Lisa Pektor, Louis P. Pektor, and Aslar Associates, LLC are the indirect owners of the borrower and guarantors of certain nonrecourse carveouts under the PennCap Portfolio Loan Combination.

The Sponsor.  The sponsor is PennCap Acquisitions, LP (“PennCap Properties”). Louis P. Pektor and Lisa Pektor are the principals of PennCap Properties.  PennCap Properties was originally a venture between Louis and Lisa Pektor and The Blackstone Group and was formed in May 2011 to own and operate the PennCap Portfolio Properties. At closing, Louis and Lisa Pektor acquired all of The Blackstone Group’s interests in the PennCap Portfolio Properties.  The Pektor family has been in the business of development and management for approximately 25 years, investing exclusively in the Lehigh Valley area of Pennsylvania. The acquisition of the PennCap Portfolio Properties has resulted in litigation. See “Description of the Mortgage Pool- Default History, Bankruptcy Issues, and Other Proceedings” and “Description of the Mortgage Pool—Litigation Considerations” in the Free Writing Prospectus.

Escrows.  The loan documents provide for an upfront escrow at closing in the amount of $993,880 for taxes, $173,038 for insurance premiums, $142,223 for deferred maintenance and $1,321,879 for existing tenant improvement obligations. Additionally, on January 13, 2014, $590,000 was escrowed for tenant improvements and leasing commissions and an additional $276,978 for existing tenant improvement obligations.

The loan documents provide for ongoing monthly escrow deposits of $230,698 for taxes, $18,606 for insurance premiums, $29,847 for replacement reserves and $62,500 for tenant improvements and leasing commissions (subject to a cap of $3,000,000).  For the first 24 months of the loan term, ongoing monthly escrow deposits of $112,500 will be taken for tenant improvements and leasing commissions.

Lockbox and Cash Management.  The PennCap Portfolio Loan Combination requires a lender-controlled lockbox account, which is already in place, with the borrowers directing tenants to pay their rents directly to such lockbox account.  The loan documents also require that all cash revenues and all other monies received by the borrowers or the property manager relating to the PennCap Portfolio Properties be deposited into the lockbox account within one business day of receipt.  Funds are then swept into a cash management account controlled by the servicer and applied in accordance with the cash management agreement to mortgage loan reserves, mortgage loan debt service, property operating expenses and other sums due under the mortgage loan documents.  Prior to the occurrence of a Cash Trap Event Period (as defined below), all excess funds on deposit in the cash management account are disbursed to the borrowers’ operating account after payment of debt service on the mezzanine loan on a monthly basis.

Upon the occurrence of a Cash Trap Event Period all excess funds on deposit in the cash management account will be deposited into one or more reserves.  Upon the occurrence of an Event of Default, the lender has the right to apply any sums swept into or on deposit in the cash management account in the manner and order it determines.

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PENNCAP PORTFOLIO

A “Cash Trap Event Period” will commence upon the earliest of the following events: (i) the amortizing first mortgage net cash flow debt service coverage ratio falls below 1.25x, or (ii) if any tenant occupying 20% or more of the square footage of the PennCap Portfolio Properties goes dark, becomes insolvent, or files for bankruptcy; or (iii) in the case of a Philips Litigation Event (as defined below), if the borrowers do not deposit the amount owed within five business days of such event.  A Cash Trap Event Period will expire in the case of a Philips Litigation Event, upon the amount owed by the borrowers in connection therewith being swept.

A “Philips Litigation Event” refers to a court finding in favor of Philips International, with respect to certain ongoing litigation against the borrowers.  The maximum exposure to the borrowers is believed to be $572,648. See “Description of the Mortgage Pool-Litigation Considerations” in the Free Writing Prospectus”.

Property Management.  The PennCap Portfolio Properties are managed by G&E Real Estate Management Services, Inc., with ALT Realty, LLC providing leasing, marketing and construction management services.

Assumption.  The borrowers have the right to transfer the PennCap Portfolio Properties in connection with an assumption of the PennCap Portfolio Loan Combination provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) lender approval of the transferee, (ii) execution of a recourse guaranty and an environmental indemnity from a creditworthy guarantor acceptable to the lender and (iii) if requested by the lender, delivery of a rating agency confirmation from each of DBRS, Fitch, and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-LC14 Certificates and similar confirmations with respect to the ratings of any securities backed by the PennCap Portfolio Companion Loan.

Partial Release.  With limited exception, the PennCap Portfolio Loan Combination does not permit partial releases of real estate collateral during the term of the PennCap Portfolio Loan Combination. However, with respect to the 1530 Valley Center property, $3,288,000 (120% of the allocated loan amount for that property) of the PennCap Portfolio Loan Combination may be prepaid (allocable between the Note A-1 and Note A-2 on a pro rata basis), and the 1530 Valley Center property may be released, solely in connection with the tenant at the 1530 Valley Center property electing to exercise its purchase option for such site, which it may do between December 1, 2015 and March 31, 2016 provided tenant has provided notice on or before June 1, 2015.  Conditions to the prepayment and release include confirmation of continued compliance with the laws of any adjacent PennCap Portfolio Properties and payment of a prepayment fee of $164,400 (allocable between Note A-1 and Note A-2 on a pro rata basis).  No yield maintenance or defeasance is required above and beyond such prepayment fee.

Subordinate and Mezzanine Indebtedness.  Ladder Capital Finance LLC has made a $14,900,000 mezzanine loan (the “PennCap Portfolio Mezzanine Loan”) to PennCap Properties Portfolio, LP, a Delaware limited partnership (the “PennCap Portfolio Mezzanine Borrower”), which is secured by a pledge by the PennCap Portfolio Mezzanine Borrower of its limited partnership interests in the PennCap Portfolio Loan Combination borrowers and limited liability company interests in general partners of the PennCap Portfolio Loan Combination borrowers.  The PennCap Portfolio Mezzanine Loan requires monthly interest-only payments for the first 24 months and thereafter monthly payments of interest based on an interest rate of 12.00% per annum and principal based on a 30-year amortization schedule. The PennCap Properties Mezzanine Loan matures on January 6, 2024. The rights of the PennCap Portfolio Mezzanine Loan lender are further described under “Description of the Mortgage Pool – Subordinate and/or Other Financing – Existing (Secured and Mezzanine and Similar Financing)” in the Free Writing Prospectus.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the PennCap Portfolio Properties.  The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

A-3-23

THE OUTLET COLLECTION | JERSEY GARDENS

A-3-24

THE OUTLET COLLECTION | JERSEY GARDENS

THE OUTLET COLLECTION
JERSEY GARDENS

JERSEY GARDENS BLVD
KAPKOWSKI RD
FOOD COURT
CONCOURSE
ENCLOSED MALL
CONCOURSE
CONCOURSE
CONCOURSE
Burlington
NIKE FACTORY STORE
FOREVER 21
Marshalls
LOEWS CINEPLEX ENTERTAINMENT
Applebee's
H&M
GAP
TOMMY HILFIGER
lastcall
OFF 5TH
BED BATH & BEYOND
OLD NAVY
JERSEY GARDENS BLVD
JERSEY GARDENS BLVD
N

A-3-25

THE OUTLET COLLECTION | JERSEY GARDENS

A-3-26

THE OUTLET COLLECTION | JERSEY GARDENS

The Outlet Collection | Jersey Gardens
651 Kapkowski Road
Elizabeth, NJ 07202
NEWARK
JERSEY CITY
Elizabeth
Bayonne
NEW JERSEY
NEW YORK
STATEN ISLAND
West Orange
Orange
East Orange
South Orange
Maplewood
Irvington
Hillside
Union
Roselle
Linden
Carteret
Port Reading
Kearny
Harrison
Secaucus
BERGEN COUNTY
ESSEX COUNTY
UNION COUNTY
HUDSON COUNTY
MIDDLESEX COUNTY
Newark Liberty Intl. Airport
Linden Airport
Newark Bay
Upper New York Bay
Kill Van Kull
Arthur Kill
Passaic River
Port Newark
Port Elizabeth
Liberty State Park
Weequahic Park
Elizabeth River Park
Warinanco Park
Willowbrook Park
Fresh Kills Park
New Jersey Turnpike
Garden State Parkway
Staten Island Expwy
West Shore Expwy
GOETHALS BRIDGE
BAYONNE BRIDGE
Port Richmond
St. George
New Dorp
Staten Island Mall
College of Staten Island
Saint Mary College
Trinitas Hospital
Kean University
Seton Hall University
NJ Institute of Technology
Rutgers University-Newark
Prudential Center
Red Bull Arena
NEWARK PENN STATION
New Jersey City University
Jersey City Medical Ctr.
Richmond Univ. Medical Center
New York Container Terminal
BRONX
MANHATTAN
NEW YORK CITY
QUEENS
BROOKLYN

A-3-27

No. 3 – The Outlet Collection | Jersey Gardens

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s):	BBB(low)/BBB-/Baa3			Property Type:	Retail
Original Principal Balance(1):	$80,000,000			Specific Property Type:	Regional Mall
Cut-off Date Principal Balance(1):	$80,000,000			Location:	Elizabeth, NJ
% of Initial Pool Balance:	6.4%			Size:	1,298,801 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF(1):	$269.48
Borrower Names(2):	N.J. Metromall Urban Renewal, Inc.; JG Elizabeth II, LLC			Year Built/Renovated:	1999/2013
Sponsor:	Glimcher Properties, LP			Title Vesting(2):	Fee
Mortgage Rate:	3.830%			Property Manager:	Self-managed
Note Date:	October 31, 2013			3rd Most Recent Occupancy (As of):	100.0% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	99.5% (12/31/2011)
Maturity Date:	November 1, 2020			Most Recent Occupancy (As of):	100.0% (12/31/2012)
IO Period:	84 months			Current Occupancy (As of)(4):	99.4% (9/25/2013)
Loan Term (Original):	84 months
Seasoning:	3 months			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of):	$34,987,662 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$36,646,383 (12/31/2012)
Call Protection:	L(27),D(53),O(4)			Most Recent NOI (As of):	$40,192,421 (TTM 9/30/2013)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Pari Passu
				U/W Revenues:	$66,662,980
				U/W Expenses:	$26,424,909
Escrows and Reserves(3):				U/W NOI(5):	$40,238,071
				U/W NCF:	$38,650,516
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR(1):	2.96x
Taxes	$0	Springing	NAP	U/W NCF DSCR(1):	2.84x
Insurance	$0	Springing	NAP	U/W NOI Debt Yield(1):	11.5%
Replacement Reserves	$0	Springing	NAP	U/W NCF Debt Yield(1):	11.0%
TI/LC Reserve	$0	Springing	NAP	As-Is Appraised Value:	$707,000,000
Ground Lease Reserve	$0	Springing	NAP	As-Is Appraisal Valuation Date:	October 4, 2013
Tenants Specific TI/LC Reserve	$2,593,953	$0	NAP	Cut-off Date LTV Ratio(1):	49.5%
Rent Concession Reserve	$61,775	$0	NAP	LTV Ratio at Maturity or ARD(1):	49.5%

(1)
The Outlet Collection | Jersey Gardens Loan Combination, totalling $350,000,000, is comprised of three pari passu notes (Notes A-1, A-2 and A-3).  Note A-3 had an original principal balance of $80,000,000, has an outstanding principal balance as of the Cut-off Date of $80,000,000 and will be contributed to the WFRBS 2014-LC14 Trust.  Note A-1 had an original principal balance of $140,000,000 and was contributed to the WFRBS 2013-C18 Trust. Note A-2 had an original principal balance of $130,000,000 and was contributed to the WFRBS 2013-UBS1 Trust.  All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on The Outlet Collection | Jersey Gardens Loan Combination.

(2)	See “Ground Lease and Payment in Lieu of Taxes (“PILOT”)” section.
(3)	See “Escrows” section.”
(4)	Current Occupancy includes 39,940 square feet attributed to temporary tenants. Excluding temporary tenants, Current Occupancy is 96.4%.
(5)	See “Cash Flow Analysis” section.

The Mortgage Loan.  The mortgage loan (“The Outlet Collection | Jersey Gardens Loan Combination”) is evidenced by three pari passu promissory notes (“Note A-1”, “Note A-2” and “Note A-3”) secured by a first mortgage encumbering a regional outlet mall located in Elizabeth, New Jersey (“The Outlet Collection | Jersey Gardens Property”).  The Outlet Collection | Jersey Gardens Loan Combination was originated on October 31, 2013 by Wells Fargo Bank, National Association.  The Outlet Collection | Jersey Gardens Loan Combination had an original principal balance of $350,000,000, has an outstanding principal balance as of the Cut-off Date of $350,000,000 and accrues interest at an interest rate of 3.830% per annum.  The Outlet Collection | Jersey Gardens Loan Combination had an initial term of 84 months, has a remaining term of 81 months as of the Cut-off Date and requires interest-only payments through the term of The Outlet Collection | Jersey Gardens Loan Combination. The Outlet Collection | Jersey Gardens Loan Combination matures on November 1, 2020.  See “Description of the Mortgage Pool – Split Loan Structures – The Outlet Collection | Jersey Gardens Loan Combination” and “Servicing of the Mortgage Loans and Administration of the Trust Fund - Additional Matters Relating to the Servicing of the AmericasMart Loan Combination and The Outlet Collection | Jersey Gardens Loan Combination” in the Free Writing Prospectus.

A-3-28

THE OUTLET COLLECTION | JERSEY GARDENS

Note A-3, which will be contributed to the WFRBS 2014-LC14 Trust, had an original principal balance of $80,000,000 and has an outstanding principal balance as of the Cut-off Date of $80,000,000 and represents a non-controlling interest in The Outlet Collection | Jersey Gardens Loan Combination.  Note A-1, which had an original balance of $140,000,000 and represents the controlling interest in The Outlet Collection | Jersey Gardens Loan Combination, was contributed to the WFRBS 2013-C18 Trust and Note A-2, which had an original balance of $130,000,000 and represents a non-controlling interest in The Outlet Collection | Jersey Gardens Loan Combination, was contributed to the WFRBS 2013-UBS1 Trust (Note A-1 and A-2 collectively, “The Outlet Collection | Jersey Gardens Companion Loans”).

Following the lockout period, the borrower has the right to defease The Outlet Collection | Jersey Gardens Loan Combination in whole, but not in part, on any date before August 1, 2020.  In addition, The Outlet Collection | Jersey Gardens Loan Combination is prepayable without penalty on or after August 1, 2020.

Sources and Uses

Sources			Uses
Original loan combination amount	$350,000,000	100.0%	Loan payoff(1)	$139,231,383	39.8%
			Reserves	2,655,728	0.8
			Closing costs	3,402,450	1.0
			Return of equity	204,710,439	58.5
Total Sources	$350,000,000	100.0%	Total Uses	$350,000,000	100.0%

(1)	The Outlet Collection | Jersey Gardens Property was previously securitized in BSCMS 2004-T16 and GMACC 2004-C2.

The Property.  The Outlet Collection | Jersey Gardens Property is a two-story regional outlet mall located in Elizabeth, New Jersey that contains approximately 1.3 million square feet, all of which serve as collateral for The Outlet Collection | Jersey Gardens Loan Combination.  The Outlet Collection | Jersey Gardens Property is anchored by Loews Theaters, Forever 21, Burlington Coat Factory, Marshalls, Bed Bath & Beyond, Century 21, Cohoes Fashions and Saks Off 5th. The Outlet Collection | Jersey Gardens Property is situated on 98.4 acres and was developed in 1999 by Glimcher Realty Trust (“Glimcher”) for a total cost of $216.3 million and recently renovated in 2013. The sponsor invested approximately $30.0 million in the 2013 renovation, which consisted of remodeling corridors, entrances, restrooms and the food court along with the introduction of brands such as Coach and Tommy Hilfiger. The Outlet Collection | Jersey Gardens Property is the largest outlet mall in New Jersey and the second most visited tourist destination in the state, attracting approximately 18 million shoppers annually from more than 160 countries.

Parking is provided by 5,330 surface parking spaces, resulting in a parking ratio of 4.1 spaces per 1,000 square feet of net rentable area. The Outlet Collection | Jersey Gardens Property boasts a unique mix of over 200 retail and manufacturer outlets, discount and off-price stores, full-price retailers, restaurants and entertainment tenants. Major retailers include Neiman Marcus Last Call, Nike Factory Store, VF Outlet, Old Navy, The Gap Outlet and H&M and for the trailing 12-month period ending June 30, 2013, tenants occupying less than 10,000 square feet had in-line sales of $715 per square foot with an average occupancy cost of 8.8%. For the same time period, gross sales totaled approximately $585.0 million, representing an increase of over 36.2% from 2010. As of September 25, 2013, The Outlet Collection | Jersey Gardens Property was 99.4% leased to 214 tenants (excluding temporary tenants, occupancy was 96.4%).

A-3-29

THE OUTLET COLLECTION | JERSEY GARDENS

The following table presents certain information relating to the tenancy at The Outlet Collection | Jersey Gardens Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent(2)	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Anchor Tenants
Loews Theatres	NR/NR/NR	110,000	8.5%	$12.55	$1,380,119	4.4%	$357,401(4)	24.2%	12/31/2020
Forever 21	NR/NR/NR	58,879	4.5%	$16.98	$1,000,000	3.2%	$275	6.2%	1/31/2021
Burlington Coat Factory	NR/B3/NR	80,259	6.2%	$12.12	$972,739	3.1%	$249	4.9%	1/31/2015
Marshalls	NR/A3/A	49,245	3.8%	$15.91	$783,354	2.5%	$397	4.6%	1/31/2015
Bed Bath & Beyond	NR/NR/BBB+	41,225	3.2%	$17.47	$720,000	2.3%	NAV	NAV	1/31/2015
Century 21	NR/NR/NR	33,124	2.6%	$17.17	$568,836	1.8%	NAV	NAV	1/31/2015
Cohoes Fashions	NR/B3/NR	58,819	4.5%	$7.14	$420,000	1.3%	$167	4.3%	1/1/2015
Saks Off 5th	NR/NR/NR	30,463	2.3%	$12.00	$365,551	1.2%	NAV	NAV	11/22/2022
Total Anchor Tenants		462,014	35.6%	$13.44	$6,210,599	19.9%

Junior Anchor Tenants
Tommy Hilfiger	NR/NR/NR	22,878	1.8%	$50.00	$1,143,904	3.7%	$920	5.4%	1/31/2023
Nike Factory Store(5)	NR/A1/AA-	25,007	1.9%	$29.46	$736,814	2.4%	$816	3.8%	12/31/2024
H&M	NR/NR/NR	20,000	1.5%	$29.76	$595,200	1.9%	$525	5.7%	1/31/2021
Neiman Marcus Last Call	NR/Caa2/B	27,696	2.1%	$17.23	$477,135	1.5%	$388	5.0%	11/30/2014
VF Outlet (Macy’s)	BBB/Baa3/BBB	22,438	1.7%	$20.00	$448,760	1.4%	$116	17.2%	8/31/2015
Old Navy	BBB-/Baa3/BBB-	21,536	1.7%	$20.00	$430,720	1.4%	$531	3.8%	5/31/2015
Group USA	NR/NR/NR	23,563	1.8%	$16.00	$377,008	1.2%	$183	9.1%	12/31/2018
The Gap Outlet	BBB-/Baa3/BBB-	20,515	1.6%	$17.01	$349,010	1.1%	$884	1.9%	1/31/2015
Modell’s Sporting Goods	NR/NR/NR	21,409	1.6%	$13.00	$278,317	0.9%	$235	5.5%	1/31/2017
Total Junior Anchor Tenants		205,042	15.8%	$23.59	$4,836,868	15.5%

Non-Anchor Tenants(6)		624,545	48.1%	$39.02	$20,195,567	64.6%

Occupied Collateral Total(6)		1,291,601	99.4%	$26.37	$31,243,034	100.0%

Vacant Space		7,200	0.6%

Collateral Total		1,298,801	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
Underwritten base rent includes contractual rent escalations through October 2014 and income from five tenants, representing approximately 30,764 square feet (2.4% of net rentable area) that either do not have executed leases (leases were out for tenants signature) or were not in occupancy and paying rent on their new space. Since initial securitization of the A-2 note in the WFRBS 2013-UBS1 Trust, as of the Cut-off Date, three of the eight tenants representing 9,991 square feet (0.7% of net rentable area) are open for business and paying full rent.

(3)
Sales PSF and Occupancy Costs represent the trailing 12-month period ending June 30, 2013. Sales PSF and Occupancy Costs do not include utility reimbursement figures, and are not available for tenants who have not reported a full year of sales data.

(4)	Sales reflect average sales per screen based on 22 screens.
(5)	Nike Factory Store modified their lease in August 2013 to expand by 5,007 square feet and extend the lease term five years. All figures are reflective of the new lease terms.
(6)
Includes 39,940 square feet attributed to temporary tenants that were not included in the Annual U/W Base Rent, along with 66,982 square feet attributed to tenants paying a percentage of sales in lieu of base rent, for a total of 106,922 square feet. The Annual U/W Base Rent PSF for Non-Anchor Tenants and Occupied Collateral Total exclude the square footage attributed to these tenants.

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THE OUTLET COLLECTION | JERSEY GARDENS

The following table presents certain information relating to the historical sales and occupancy costs at The Outlet Collection | Jersey Gardens Property:

Historical Sales (PSF) and Occupancy Costs(1)

Tenant Name	2010	2011	2012	TTM 6/30/2013
Loews Theatres	NAV	NAV	NAV	$357,401(2)
Forever 21	NAV	$247	$252	$275
Burlington Coat Factory	$191	$198	$236	$249
Marshalls	$293	$314	$351	$397
Bed Bath & Beyond	NAV	NAV	NAV	$193
Century 21	NAV	NAV	NAV	NAV
Cohoes Fashions	$150	$160	$170	$167
Saks Off 5th	$354	$374	NAV	NAV

Total Anchor(3)	$262	$321	$336	$344
Total Anchor Occupancy Costs(3)	5.3%	5.4%	5.4%	5.9%
Total Major(4)	$441	$461	$471	$483
Total Major Occupancy Costs(4)	7.8%	6.1%	5.7%	5.6%
Total In-line (<10,000 square feet)(5)	$625	$685	$692	$715
Total In-line Occupancy Costs(5)	8.8%	8.0%	7.6%	8.8%

(1)	Historical Sales (PSF) and Occupancy Costs are based on historical statements provided by the borrower. Occupancy costs do not include utility reimbursements.
(2)	Sales reflect average sales per screen based on 22 screens.
(3)	Total Anchor Sales PSF and Occupancy Cost include all anchor tenants (except for Loews) listed in the Major Tenants table who reported 12 months of sales figures.
(4)
Total Major Tenants (> 10,000 square feet) Sales PSF and Occupancy Cost include in-line tenants greater than 10,000 square feet that have been open for the previous 12-month period, as provided by the borrower.

(5)
Total In-Line Tenants (< 10,000 square feet) Sales PSF and Occupancy Cost include in-line tenants less than 10,000 square feet that have been open for the previous 12-month period, as provided by the borrower.

The following table presents certain information relating to the lease rollover schedule at The Outlet Collection | Jersey Gardens Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM(4)	38	39,940	3.1%	39,940	3.1%	$0	0.0%	$0.00
2013	6	9,140	0.7%	49,080	3.8%	$304,640	1.0%	$33.46
2014	25	106,082	8.2%	155,162	11.9%	$3,451,861	11.0%	$32.54
2015	27	389,315	30.0%	544,477	41.9%	$6,437,350	20.6%	$16.93
2016	12	39,805	3.1%	584,282	45.0%	$926,249	3.0%	$35.05
2017	17	98,417	7.6%	682,699	52.6%	$2,091,014	6.7%	$26.50
2018	13	49,566	3.8%	732,265	56.4%	$1,663,511	5.3%	$33.56
2019	14	57,071	4.4%	789,336	60.8%	$1,525,821	4.9%	$30.55
2020	14	156,936	12.1%	946,272	72.9%	$2,788,231	8.9%	$18.44
2021	10	138,067	10.6%	1,084,339	83.5%	$5,212,731	16.7%	$37.76
2022	18	98,400	7.6%	1,182,739	91.1%	$2,507,202	8.0%	$29.10
2023	12	66,055	5.1%	1,248,794	96.1%	$2,690,674	8.6%	$40.73
2024	6	42,807	3.3%	1,291,601	99.4%	$1,589,114	5.1%	$37.12
Thereafter	2	0	0.0%	1,291,601	99.4%	$54,637	0.2%	$0.00
Vacant	0	7,200	0.6%	1,298,801	100.0%	$0	0.0%	$0.00
Total/Weighted Average	214	1,298,801	100.0%			$31,243,034	100.0%	$26.37

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)
The annual and Total/Weighted Average Annual U/W Base Rent PSF excludes vacant space, Annual U/W Base Rent attributed to tenants paying percentage rent in lieu of base rent and square footage attributed to temporary tenants. These rents were included in the underwritten percentage rent and other income.

(4)	Includes 38 temporary tenants. The rent for temporary tenants has been included in the underwritten other income.

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THE OUTLET COLLECTION | JERSEY GARDENS

The following table presents historical occupancy at The Outlet Collection | Jersey Gardens Property:

Historical Occupancy

12/31/2008(1)	12/31/2009(1)	12/31/2010(1)	12/31/2011(1)	12/31/2012(1)	9/25/2013(2)
100.0%	99.0%	100.0%	99.5%	100.0%	99.4%

(1)	Information obtained from the borrower.
(2)	Occupancy includes 39,940 square feet attributed to temporary tenants. As of September 25, 2013, the occupancy excluding temporary tenants was 96.4%.

The following table presents historical base rent per square foot at The Outlet Collection | Jersey Gardens Property:

Historical Average Base Rent (PSF)(1)

12/31/2010	12/31/2011	12/31/2012	9/30/2013
$20.09	$21.04	$21.94	$23.34

(1)
Information obtained from borrower operating statements. The average base rent is based on the gross potential rent divided by the total square footage and does not take into account vacancies, temporary tenants or tenants paying percentage rent in lieu of base rent.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at The Outlet Collection | Jersey Gardens Property:

Cash Flow Analysis

	2011	2012	TTM 9/30/2013	U/W	U/W $ per SF
Base Rent	$27,320,757	$28,491,353	$30,309,606	$31,243,034	$24.06
Grossed Up Vacant Space	0	0	0	250,932	0.19
Percentage Rent	4,080,168	4,685,424	5,802,622	6,033,369	4.65
Total Reimbursables	20,527,216	20,702,521	21,192,737	23,887,463	18.39
Other Income	6,078,270	5,765,033	6,007,541	6,193,001	4.77
Less Vacancy & Credit Loss	0	0	(516,500)	(944,819)(1)	(0.73)
Effective Gross Income	$58,006,411	$59,644,331	$62,796,006	$66,662,980(2)	$51.33

Total Operating Expenses	$23,018,749	$22,997,948	$22,603,585	$26,424,909	$20.35

Net Operating Income	$34,987,662	$36,646,383	$40,192,421	$40,238,071(2)	$30.98
TI/LC	0	0	0	1,327,796	1.02
Capital Expenditures	0	0	0	259,760	0.20
Net Cash Flow	$34,987,662	$36,646,383	$40,192,421	$38,650,516	$29.76

NOI DSCR(3)	2.57x	2.70x	2.96x	2.96x
NCF DSCR(3)	2.57x	2.70x	2.96x	2.84x
NOI DY(3)	10.0%	10.5%	11.5%	11.5%
NCF DY(3)	10.0%	10.5%	11.5%	11.0%

(1)
The underwritten economic vacancy is 3.0%.  The Outlet Collection | Jersey Gardens Property was 99.4% physically occupied as of September 25, 2013. The Outlet Collection | Jersey Gardens Property has maintained a consistent average occupancy of 98.1% since 2002.

(2)
The increase in Effective Gross Income and Net Operating Income from the TTM 9/30/2013 to the U/W is due to the inclusion of contractual rent escalations through October 2014 and recent leasing activity, including 30,764 square feet of renewal/expansion leases and some leases that are out for signature. Since initial securitization of the A-2 note in the WFRBS 2013-UBS1 Trust, as of the Cut-off Date, three of the eight tenants representing 9,991 square feet (0.7% of net rentable area) are open for business and paying full rent.

(3)	DSCRs and debt yields are based on The Outlet Collection | Jersey Gardens Loan Combination.

Appraisal.  As of the appraisal valuation date of October 4, 2013, The Outlet Collection | Jersey Gardens Property had an “as-is” appraised value of $707,000,000.

Environmental Matters.  According to a Phase I environmental site assessment dated October 8, 2013, there was no evidence of any current recognized environmental conditions at The Outlet Collection | Jersey Gardens Property; however, one historical recognized environmental condition was noted. The Outlet Collection | Jersey Gardens Property was part of the former Elizabeth Landfill, which was utilized by several municipalities in New Jersey. According to the Phase I environmental consultant, all required landfill closure and remediation work has been completed and a “No Further Action Letter” and “Covenant Not to Sue” was issued in 1999. As part of the ongoing monitoring, the Phase I environmental consultant recommended that the engineering controls (cap, leachate drainage system, storm-water drainage system, gas venting system, etc.) and institutional controls continue to be maintained by the New Jersey Department of Environmental Protection.

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THE OUTLET COLLECTION | JERSEY GARDENS

Market Overview and Competition.  The Outlet Collection | Jersey Gardens Property is located adjacent to the New Jersey Turnpike, approximately 17 miles southwest of midtown Manhattan and approximately three miles south of Newark International Airport. Regional access is provided by the New Jersey Turnpike, which is traveled by over 250,000 cars daily and provides direct access to The Outlet Collection | Jersey Gardens Property. With a population of more than 125,000, the city of Elizabeth is New Jersey’s fourth largest city and contains most major governmental offices and courts servicing Union County. Elizabeth is also home to Port Newark, the largest industrial seaport in North America, which provides over 150,000 jobs and is the world’s largest containership port and the largest Foreign Trade Zone in the United States. The largest employers in the area include Newark Airport (24,000), Verizon (17,000), Prudential (16,000), and Public Service Electric and Gas Company (11,000).

The Outlet Collection | Jersey Gardens Property provides a shuttle bus to Newark International Airport, which is located directly across the New Jersey Turnpike from The Outlet Collection | Jersey Gardens Property, and that transports over 10,000 monthly riders, including airport employees, local hotel guests and international travelers. The Outlet Collection | Jersey Gardens Property is also easily accessible via public transportation, with two New Jersey Transit train stations and transit buses providing convenient access throughout the trade area. Another demand driver for The Outlet Collection | Jersey Gardens Property has been its location within Elizabeth’s award-winning Urban Enterprise Zone (“UEZ”) program, which offers a reduced 3.5% sales tax (compared to the 7.0% rate charged statewide).  The UEZ was named the number one program in the nation by the National Association of State Development Agencies and has provided more than $50.0 million in additional funds for reinvestment in Elizabeth. Further, the state of New Jersey does not charge a sales tax on clothing or shoes, which creates a unique demand driver given The Outlet Collection | Jersey Gardens Property’s proximity to New York City.

According to the appraisal, The Outlet Collection | Jersey Gardens Property’s trade area encompasses a 40-mile radius. As of 2013, the estimated population within a 20-mile and 40-mile radius of The Outlet Collection | Jersey Gardens Property was approximately 10.7 million and 17.0 million, respectively.  The estimated household income within the same 20-mile and 40-mile radius was approximately $84,002 and $93,628, respectively. According to a third party market research report, The Outlet Collection | Jersey Gardens Property is located within the Northern New Jersey retail market, which has an estimated inventory of approximately 196.2 million square feet with a 6.1% vacancy rate, as of the third quarter of 2013.  The appraiser concluded a market rent of $24.65 per square foot, on a triple net basis, for The Outlet Collection | Jersey Gardens Property.

The following table presents certain information relating to comparable retail properties for The Outlet Collection | Jersey Gardens Property:

Competitive Set(1)

	The Outlet Collection | Jersey Gardens (Subject)	Staten Island Mall	Newport Centre	Woodbridge Center	Menlo Park Mall	The Outlets at Bergen Town Center	Woodbury Commons
Location	Elizabeth, NJ	Staten Island, NY	Jersey City, NJ	Woodbridge, NJ	Edison, NJ	Paramus, NJ	Central Valley, NY
Distance from Subject	--	11.0 miles	12.5 miles	14.0 miles	14.5 miles	26.0 miles	55.0 miles
Property Type	Regional Mall	Super-Regional Mall	Super-Regional Mall	Super-Regional Mall	Super-Regional Mall	Outlet Center	Outlet Center
Year Built/Renovated	1999/2013	1973/1993	1987/2005	1971/2003	1960/2003	1957/1967, 1973, 2007-2011	1985/1998
Anchors	Loews Theatres, Forever 21, Burlington Coat Factory, Marshalls, Bed Bath & Beyond, Century 21, Cohoes Fashions, Off Saks Off 5th	Sears, JC Penney, Macy’s	Sears, JC Penney, Kohl’s, Macy’s	Sears, Macy’s, Lord & Taylor, JC Penney, Boscov’s	Macy’s, Nordstrom, AMC Theater, Workout World	Bloomingdales Outlet, Century 21, Homegoods, Marshall’s Nordstrom Rack, Off 5th, Old Navy, Target, Whole Foods	Neiman Marcus Last Call, Off 5th, Barney’s New York, Polo Ralph Lauren, Eddie Bauer
Total GLA	1,298,801 SF	1,274,000 SF	1,147,000 SF	1,630,000 SF	1,243,000 SF	1,001,916 SF	848,000 SF
In-line Sales PSF	$715	NAV	$550	$450	$400	$560	$1,400
Total Occupancy	99%	94%	98%	96%	92%	92%	100%

(1)	Information obtained from the appraisal.

The Borrowers. The borrowers are NJ Metromall Urban Renewal, Inc. (the fee owner) and JG Elizabeth II, LLC (the leasehold owner), as further detailed in the “Ground Lease and Payment in Lieu of Taxes (“PILOT”)” section, both single purpose entities with two independent directors.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Outlet Collection | Jersey Gardens Loan Combination. Glimcher Properties Limited Partnership (“GPLP”), the sponsor, is the guarantor of certain nonrecourse carveouts under The Outlet Collection | Jersey Gardens Loan Combination.

The Sponsor. The loan sponsor is GPLP, a subsidiary of Glimcher.  Based in Columbus, Ohio, Glimcher was formed in 1994 to continue and expand the operations of The Glimcher Company, initially founded in 1959 by Herbert Glimcher. Glimcher owns and/or manages a total of 27 enclosed regional malls, open-air centers or outlet centers in 14 states aggregating approximately 19.1 million square feet of gross leasable area, which was approximately 95.0% occupied as of September 30, 2013. In 2009 and 2012, Glimcher had ownership interests in two malls that either were the subject of deeds in lieu of foreclosure or were modified following default. See “Description of the Mortgage Pool – Default History, Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

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THE OUTLET COLLECTION | JERSEY GARDENS

Escrows. The loan documents provide for upfront reserves in the amount of $2,593,953 for unfunded TI/LC costs associated with ten tenants and $61,775 for rent concessions associated with The Gap. The loan documents do not require monthly escrows for real estate taxes provided the following conditions are met: (i) no event of default has occurred and is continuing; (ii) the borrower has provided the lender with timely proof of payment; and (iii) a Cash Trap Event Period (as defined below) does not currently exist. The loan documents do not require monthly escrows for insurance provided (i) no event of default has occurred and is continuing; (ii) the insurance required to be maintained by the borrower is maintained pursuant to one or more blanket policies; and (iii) the borrower provides the lender with timely proof of payment of insurance premiums. The loan documents do not require monthly escrows for replacement reserves as long as no Cash Trap Event Period exists and is continuing. During a Cash Trap Event Period, the borrower is required to deposit monthly replacement reserves in an amount equal to $21,647. The loan documents do not require monthly escrows for tenant improvements and leasing commissions as long as no Cash Trap Event Period exists and is continuing.  During a Cash Trap Event Period, the borrower is required to deposit monthly tenant improvement and leasing commission reserves in an amount equal to $52,645. In addition, during a Cash Trap Event Period, the borrower is required to make monthly deposits into a ground rent reserve account in an amount equal to one-twelfth of the estimated annual ground rent payment payable during the next ensuing 12 months.

A “Cash Trap Event Period” will commence upon (i) the occurrence and continuance of an event of default or (ii) the debt service coverage ratio (based on a 30-year amortization term) for the trailing 12-month period falling below 1.25x at the end of any calendar quarter.  A Cash Trap Event Period will expire, with regard to the circumstances in clause (i), upon the cure of such event of default, or, with regard to the circumstances in clause (ii), the debt service coverage ratio (based on a 30-year amortization term) being equal to or greater than 1.25x for two consecutive calendar quarters.

Lockbox and Cash Management. The Outlet Collection | Jersey Gardens Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly into such lockbox account.  The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day of receipt.  Prior to the occurrence of a Cash Trap Event Period, all funds on deposit in the lockbox account are swept into the borrower’s operating account on a daily basis.  During a Cash Trap Event Period, all excess cash flow is swept on a monthly basis to a cash management account under control of the lender.

Property Management.  The Outlet Collection | Jersey Gardens Property is managed by an affiliate of the borrower.

Assumption. The borrower has the two-time right to transfer The Outlet Collection | Jersey Gardens Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to the following: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, Fitch and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-LC14 Certificates, and similar confirmations with respect to the ratings of any securities backed by The Outlet Collection | Jersey Gardens Companion Loans.

In addition, transfers of equity interests in the borrower are permitted so long as Glimcher owns more than 30.0% of direct or indirect equity interests in GPLP (and controls GPLP) and the borrower or a Qualified Equity Holder (as defined below) owns more than 51.0% of the direct or indirect equity interests in GPLP (and controls GPLP).

A “Qualified Equity Holder” means an entity which meets certain criteria, including but not limited to (i) an affiliate, or other institution having total assets in excess of $600.0 million and is regularly engaged in the business of owning and operating properties similar to The Outlet Collection | Jersey Gardens Property, or (ii) any party for whom written confirmation from KBRA,  Moody’s and S&P has been obtained that the transfer to the entity in question will not result in a downgrade, withdrawal or qualification of the then-current ratings assigned to the Series 2014-LC14 Certificates, and similar confirmations with respect to the ratings of any securities backed by The Outlet Collection | Jersey Gardens Companion Loans.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Additional Indebtedness. GPLP is permitted to pledge its indirect ownership of the borrower to a “Qualified Pledgee” (generally defined as an entity with $600.0 million in assets under management and shareholder equity of at least $250.0 million), subject to certain conditions, including: (i) no more than 49.0% of equity ownership interest in the borrower may be pledged; (ii) the credit facility must be recourse to GPLP and is secured by a substantial portion of its assets; (iii) the repayment of the credit facility relies substantially on cash flow assets other than The Outlet Collection | Jersey Gardens Property; and (iv) no event of default has occurred or is continuing.

Ground Lease and Payment in Lieu of Taxes (“PILOT”). The Outlet Collection | Jersey Gardens Property is subject to a prior lien for amounts required under a PILOT arrangement with the City of Elizabeth, New Jersey. To accommodate statutory requirements for the PILOT structure, the borrowers are comprised of a fee borrower (NJ Metromall Urban Renewal, Inc.) and an affiliated leasehold borrower (JG Elizabeth, LLC), and the lease payments made by the leasehold borrower to the fee borrower  equal the required PILOT payments, and are paid by the fee borrower to US Bank Trust (the “PILOT Lender”), as trustee for the PILOT bondholders. The PILOT Lender has a statutory lien on The Outlet Collection | Jersey Gardens Property that is effectively equivalent in priority and character

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THE OUTLET COLLECTION | JERSEY GARDENS

to a municipal tax lien. If the PILOT payments are not made, the City of Elizabeth has a special assessment lien against The Outlet Collection | Jersey Gardens Property in the same amount as the PILOT payments that are due but not yet paid.

The remaining PILOT obligations during the loan term range from $10,799,250 in 2013 through $12,770,113 in 2020, and the PILOT payments continue until February 1, 2031. The borrower affiliate that owns the adjacent retail site, and/or its tenants are contractually obligated to reimburse the borrower for 22.9% of the PILOT obligation.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of The Outlet Collection | Jersey Gardens Property; provided, however, that the borrower will not be required to spend more than 200% of the cost of property coverage immediately prior to the date that TRIA or a similar government backstop is no longer in effect. The loan documents also require business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with an extended period of indemnity, which shall continue for the lesser of (i) the period of time until income returns to the same level as it was prior to loss and (ii) 12 months.

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WESTIN NEW YORK AT TIMES SQUARE – LEASED FEE

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WESTIN NEW YORK AT TIMES SQUARE – LEASED FEE

Westin Times Square - Leased Fee
270 West 43rd Street
New York, NY 10036
MANHATTAN
Upper West Side
Upper East Side
CENTRAL PARK
Midtown
West Side
East Side
Theatre District
Garment District
Hudson River
Henry Hudson Pkwy.
Strawberry Fields
Sheep Meadow
The Mall
East Green
Heckscher Playground
The Dairy
Central Park Zoo
Wollman Rink
The Pond
Central Park South
Time Warner Center
Lincoln Tunnel
Intrepid Sea-Air-Space Museum
Passenger Ship Terminal
DeWitt Clinton Park
Port Authority Bus Terminal
TIMES SQUARE
ROCKEFELLER CENTER
Bryant Park
New York Public Library
Grand Central Terminal (Metro North)
Chrysler Building
MetLife Building
Empire State Building
Herald Square
Macy's
Madison Square Garden
General Post Office
Madison Square Park
Carnegie Hall
Museum of Modern Art
Radio City Music Hall
St. Patrick's Cathedral
NEW YORK CITY
NEW JERSEY
QUEENS
BROOKLYN

A-3-37

No. 4 – Westin New York at Times Square – Leased Fee

Loan Information	Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association	Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s):	AAA/NR/A2	Property Type:	Other
Original Principal Balance:	$55,000,000	Specific Property Type:	Leased Fee
Cut-off Date Principal Balance:	$55,000,000	Location:	New York, NY
% of Initial Pool Balance:	4.4%	Size(3):	17,574 SF
Loan Purpose:	Acquisition	Cut-off Date Principal Balance Per SF:	$3,129.62
Borrower Name:	THR 43 Land LLC	Year Built/Renovated:	2000/2013
Sponsor:	Tishman Hotel & Realty, LP	Title Vesting:	Fee
Mortgage Rate:	3.287%	Property Manager:	NAP
Note Date:	January 24, 2014	3rd Most Recent Occupancy (As of):	100.0% (12/31/2010)
Anticipated Repayment Date:	February 1, 2019	2nd Most Recent Occupancy (As of):	100.0% (12/31/2011)
Maturity Date:	February 1, 2039	Most Recent Occupancy (As of):	100.0% (12/31/2012)
IO Period:	60 months	Current Occupancy (As of):	100.0% (2/1/2014)
Loan Term (Original):	60 months
Seasoning:	0 months	Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, ARD	3rd Most Recent NOI (As of)(4):	NAP
Interest Accrual Method:	Actual/360	2nd Most Recent NOI (As of)(4):	NAP
Call Protection:	L(24),D(32),O(4)	Most Recent NOI (As of)(4):	NAP
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt(1):	Yes	U/W Revenues:	$3,575,000
Additional Debt Type(1):	Future Unsecured	U/W Expenses:	$0
U/W NOI:	$3,575,000
U/W NCF:	$3,575,000
U/W NOI DSCR:	1.95x
U/W NCF DSCR:	1.95x
Escrows and Reserves(2):	U/W NOI Debt Yield:	6.5%
U/W NCF Debt Yield:	6.5%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$89,000,000
Taxes	$0	Springing	NAP	As-Is Appraisal Valuation Date:	December 9, 2013
Insurance	$0	Springing	NAP	Cut-off Date LTV Ratio:	61.8%
FF&E	$0	Springing	NAP	LTV Ratio at Maturity or ARD:	61.8%

(1)	See “Other Indebtedness” section.
(2)	See “Escrows” section.
(3)	Size represents the land area.
(4)	See “Property” section.

The Mortgage Loan.  The mortgage loan (the “Westin New York at Times Square – Leased Fee Mortgage Loan”) is evidenced by a promissory note secured by a first mortgage encumbering the fee simple interest in the land which lies beneath the Westin New York at Times Square Hotel located in New York, New York (the “Westin New York at Times Square – Leased Fee Property”). The Westin New York at Times Square – Leased Fee Mortgage Loan was originated on January 24, 2014 by Wells Fargo Bank, National Association. The Westin New York at Times Square – Leased Fee Mortgage Loan had an original principal balance of $55,000,000, has an outstanding principal balance as of the Cut-off Date of $55,000,000 and accrues interest at an interest rate of 3.287% per annum.  The Westin New York at Times Square – Leased Fee Mortgage Loan had an initial term of 60 months, has a remaining term of 60 months as of the Cut-off Date and requires interest-only payments through the Anticipated Repayment Date (“ARD”). The ARD is February 1, 2019 and the final maturity date is February 1, 2039. In the event the Westin New York at Times Square – Leased Fee Mortgage Loan is not paid in full on or before the ARD, the borrower will be required to make payments of interest only based on the greater of (i) 8.287% or (ii) the greater of (a) the current 10-year offer side swap rate or (b) the treasury rate, plus 6.600%. The ARD automatically triggers a full cash flow sweep whereby all excess cash flow will be used to pay down the principal balance of the Westin New York at Times Square – Leased Fee Mortgage Loan.

Following the lockout period, the borrower has the right to defease the Westin New York at Times Square – Leased Fee Mortgage Loan in whole, but not in part, on any date before November 1, 2018.  In addition, the Westin New York at Times Square – Leased Fee Mortgage Loan is prepayable without penalty on or after November 1, 2018.

A-3-38

WESTIN NEW YORK AT TIMES SQUARE – LEASED FEE

Sources and Uses

Sources			Uses
Original loan amount	$55,000,000	100.0%	Purchase price(1)	$44,125,000	80.2%
			Closing costs	437,495	0.8
			Return of equity	10,437,505	19.0
Total Sources	$55,000,000	100.0%	Total Uses	$55,000,000	100.0%

(1)	See “Leased Fee Acquisition” section for further detail on the estimated purchase price, which is an estimate based on the appraiser’s projection of unabated taxes over the next four years.

The Property.  The Westin New York at Times Square – Leased Fee Property consists of a land parcel totaling 17,574 square feet, or 0.4 acres, located in New York, New York and underlying the leasehold improvements (the “Westin New York at Times Square Hotel”).  The Westin New York at Times Square Hotel is subject to a ground lease with the Westin New York at Times Square – Leased Fee Mortgage Loan borrower (the “Westin New York at Times Square Ground Lease”), which expires on July 14, 2096 and has an annual rental rate of $3,575,000 with 1.5% annual rent increases.

Built in 2000 and renovated in 2013, the Westin New York at Times Square Hotel (the leasehold improvements, which are not collateral for the Westin New York at Times Square – Leased Fee Mortgage Loan) contains 46 stories and 873 guest rooms.  Amenities at the Westin New York at Times Square Hotel include over 34,000 square feet of flexible meeting space spread across 32 meeting rooms, two food and beverage outlets located off the main lobby, a sundry shop and a fitness center.  In addition, the Westin New York at Times Square Hotel’s south entrance provides access to the neighboring E-Walk retail complex, which contains approximately 200,000 square feet of commercial space including retail shops, restaurants and a 13-screen Regal movie theatre. As of year-end 2013, the Westin New York at Times Square Hotel exhibited an occupancy rate of 92.0%, ADR of $329.48 and RevPAR of $303.09. Approximately $46.5 million (approximately $53,143 per key) in capital improvements have been spent at the Westin New York at Times Square Hotel from construction in 2000 through 2012 and a five-year, $34.2 million ($39,182 per key) property improvement plan recently commenced and is expected to be completed in 2016. The majority of the expenditures will go towards guest room renovations.

Leased Fee Acquisition. The Westin New York at Times Square – Leased Fee Property was previously owned by the City and State of New York, who leased the land to the Westin New York at Times Square Hotel owner, an affiliate of Tishman Hotel & Realty LP (“Tishman”). The previous ground lease agreement, dated July 15, 1997, between 42nd Street Development Project, Inc. and Dream Team Hotel Associates, LLC, required lease payments determined by a combination of fixed rent and percentage rent calculations. The 2013 ground rent payment due to the City and State of New York was $2,574,000. In July 2013, Tishman began negotiations with the City and State of New York to purchase the Westin New York at Times Square – Leased Fee Property based on their purchase option in the Westin New York at Times Square Ground Lease.

In conjunction with the Westin New York Times Square Ground Lease and construction of the Westin New York at Times Square Hotel, the City of New York granted Tishman a Payment in Lieu of Taxes (“PILOT”) program which provided the Westin New York at Times Square Hotel with a 100% abatement of its tax expense through 2017. In exchange for the fee interest in the Westin New York at Times Square – Leased Fee Property, Tishman agreed to begin paying its full share of the taxes due on the Westin New York at Times Square Hotel, effectively ending the PILOT program four years earlier than originally scheduled. The cumulative tax expense from 2014 to 2017, as projected by the appraisal, is $44,125,000. An amendment to the ground lease dated December 31, 2013 assigns the Westin New York at Times Square – Leased Fee Property to THR 43 Land LLC, the borrower under the Westin New York at Times Square – Leased Fee Mortgage Loan.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Westin New York At Times Square – Leased Fee Property:

Cash Flow Analysis

	U/W	ARD 2/1/2019
Ground Lease Payment	$3,575,000(1)	$3,851,290(2)
Less Vacancy & Credit Loss	0	0
Effective Gross Income	$3,575,000	$3,851,290

Total Operating Expenses	0	0

Net Operating Income	$3,575,000	$3,851,290
TI/LC	0	0
Capital Expenditures	0	0
Net Cash Flow	$3,575,000	$3,851,290

NOI DSCR	1.95x	2.10x
NCF DSCR	1.95x	2.10x
NOI DY	6.5%	7.0%
NCF DY	6.5%	7.0%

(1)	Underwriting is based on the current ground lease payment.
(2)	Analysis showing the ground rent at the ARD.

Appraisal.  As of the appraisal valuation date of December 9, 2013, the Westin New York at Times Square – Leased Fee Property had an “as-is” appraised value of $89,000,000.

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WESTIN NEW YORK AT TIMES SQUARE – LEASED FEE

Environmental Matters.  According to a Phase I environmental site assessment dated December 17, 2013, there was no evidence of any recognized environmental conditions at the Westin New York at Times Square – Leased Fee Property.

Market Overview and Competition.  The Westin New York at Times Square – Leased Fee Property is located on the southeast corner of West 43rd Street and Eighth Avenue within the Times Square neighborhood of Midtown Manhattan. Times Square has been the subject of a major renovation by the City of New York with the goal of making the area more pedestrian-friendly, particularly catering to the large number of tourists visiting Manhattan. The latest renovation to the neighborhood is the creation of 60,000 square feet of pedestrian space along Broadway. In 2012, tourism generated a record $55.3 billion in economic impact and New York City welcomed an all-time high of 52 million visitors. Located less than a block away from the Westin New York at Times Square – Leased Fee Property, the Times Square/42nd Street/Eighth Avenue interlinked subway stations offer access to 12 different subway lines (A, C, E, N, Q, R, 1, 2, 3, 7 and shuttle to Grand Central Terminal); the stations are currently undergoing a 10-year, $250 million renovation and upgrade to match the increasing flow of passengers to Times Square. The Times Square neighborhood is generally defined as the area bounded by Sixth Avenue to the east, Ninth Avenue to the west, 40th Street to the south and 54th Street to the north.

In 2012, tourism supported approximately 363,050 New York-area hospitality and leisure jobs—a 27% increase since 2006. Times Square now accounts for 17,000 hotel rooms, 21.0% of Manhattan’s total hotel supply. According to a third party hospitality research firm, Times Square hotels generate over $190 million in sales and hotel occupancy tax revenues to the City and State of New York. According to a third party market research firm, the average hotel occupancy in the Times Square hotel market was 85.4% as of year-to-date June 2013, ADR was $262.42 and RevPAR was $224.21, compared to 84.2%, $250.51 and $211.01, respectively, as of year-to-date June 2012. The Manhattan market is continuing to increase RevPAR despite the continued development of lodging facilities throughout the New York City area. Since 2006, Manhattan has witnessed a 27.2% hotel supply increase; however, demand increased 29.2% over the same period.

The following table presents certain information relating to the Westin New York at Times Square Hotel’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Westin New York at Times Square Hotel			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
11/30/2013 TTM	92.0%	$319.42	$293.76	91.6%	$325.74	$298.54	99.7%	102.0%	101.6%
11/30/2012 TTM	91.5%	$311.18	$284.80	92.8%	$320.77	$297.59	101.4%	103.1%	104.5%
11/30/2011 TTM	89.8%	$303.50	$272.48	89.9%	$312.23	$280.64	100.1%	102.9%	103.0%

(1)
Information obtained from a third party hospitality research report dated December 18, 2013.  According to such third party hospitality report, the competitive set includes the following hotels: Marriott Marquis New York, Renaissance New York Times Square Hotel, Crowne Plaza Times Square Manhattan, Millennium Broadway, Doubletree Guest Suites Times Square New York, Hilton Times Square and W Hotel New York Times Square.

The Borrower.  The borrower is THR 43 Land LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Westin New York at Times Square – Leased Fee Mortgage Loan. Tishman Hotel & Realty, LP is the guarantor of certain nonrecourse carveouts under the Westin New York at Times Square – Leased Fee Mortgage Loan.

The Sponsor.  The sponsor is Tishman Hotel & Realty, LP, a vertically integrated real estate owner, operator, developer and advisor.  Over the last 30 years, Tishman has developed, managed and advised on more than 35 million square feet of commercial real estate, including more than 50,000 hotel rooms.  As of January 2014, Tishman’s hotel portfolio includes the Intercontinental New York Times Square, Walt Disney World Dolphin & Swan, Sheraton Chicago Hotel and Towers, Sheraton Old San Juan Hotel (Puerto Rico) and Warner Center Marriott (Los Angeles).  In addition, Tishman owns the 200,000 square-foot E-Walk retail complex, which is located adjacent to the Westin New York at Times Square – Leased Fee Property.

Escrows.  The loan documents do not require ongoing monthly escrows for property taxes, insurance and FF&E reserves as long as (i) the Westin New York at Times Square Ground Lease requires the tenant thereunder to pay all property taxes, insurance and capital improvement items with respect to the Westin New York at Times Square – Leased Fee Property, (ii) the Westin New York at Times Square Ground Lease is in full force and effect, (iii) no event of default has occurred and is continuing and (iv) the borrower provides satisfactory evidence to the lender of payment of property taxes and insurance and that FF&E funds are reserved pursuant to the Westin New York at Times Square management agreement.

Lockbox and Cash Management.  The Westin New York at Times Square – Leased Fee Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct the tenant to pay its rent directly into such lockbox account.  The loan documents also require that all rents received by the borrower be deposited into the lockbox account within two business days of receipt. Funds are then swept to a cash management account controlled by the lender and prior to the occurrence of a Cash Trap Event Period (as defined below), all excess funds after application in accordance with the loan documents are distributed to the borrower’s operating account.   During a Cash Trap Event Period, all excess cash flow is retained in the cash management account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) a monetary default of the tenant under the Westin New York at Times Square Ground Lease; or (iii) the expiration of the Westin New York at Times Square Ground Lease.  A Cash Trap Event Period will be cured, with respect to the circumstances outlined in clauses (i) and (ii), upon the cure of such default.  A Cash Trap Event Period triggered by the circumstances outlined in clause (iii) will not expire.

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WESTIN NEW YORK AT TIMES SQUARE – LEASED FEE

Property Management.  Not applicable.

Assumption.  The borrower has the right to transfer the Westin New York at Times Square – Leased Fee Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee’s experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, Fitch and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-LC14 Certificates.

Real Estate Substitution.  Not Permitted.

Subordinate and Mezzanine Indebtedness.  Not Permitted.

Other Indebtedness.  The Westin New York at Times Square – Leased Fee Mortgage Loan documents permit the borrower to incur additional unsecured debt in connection with tenant improvements, leasing commissions, FF&E and other amounts due under the Westin New York at Times Square Ground Lease, among other things.

In addition, pledges of equity interests in the borrower are permitted, so long as they are considered permitted pledges in accordance with the loan documents.

See “Description of the Mortgage Pool – Other Additional Financing” in the Free Writing Prospectus for further detail.

Ground Lease.  Not applicable.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Westin New York at Times Square – Leased Fee Property; provided however, that the borrower will not be required to spend more than 200% of the cost of the all-risk insurance coverage immediately prior to the date that TRIPRA or a similar government backstop is no longer in effect.  The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a twelve-month extended period of indemnity.

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A-3-42

MIAMI INTERNATIONAL AIRPORT INDUSTRIAL PORTFOLIO

A-3-43

MIAMI INTERNATIONAL AIRPORT INDUSTRIAL PORTFOLIO

A-3-44

MIAMI INTERNATIONAL AIRPORT INDUSTRIAL PORTFOLIO

North Miami
Medley
Hialeah
Hialeah Gardens
El Portal
Miami Shores
Little River
Gladeview
Miami Springs
Brownsville
Design District
Airport Expwy
Edgewater
Doral
Miami International Airport
Allapattah
Dolphin Expwy
Little Havana
Downtown
MIAMI
MIAMI-DADE COUNTY
West Miami
Coral Gables
Shenandoah
Westchester
Miami-Dade County Tropical Park
South Miami
University of Miami
Kendall
Pinecrest
Palmetto Expwy
Don Shula Expwy
Rickenbacker Causeway
Matheson Hammock Park
Amelia Earhart Park
METRORAIL
TRI RAIL
MIAMI BEACH
Atlantic Ocean
Biscayne Bay

A-3-45

No. 5 – Miami International Airport Industrial Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Portfolio
Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR			Property Type:	Mixed Use
Original Principal Balance:	$48,500,000			Specific Property Type:	Industrial/Retail
Cut-off Date Principal Balance:	$48,500,000			Location:	Miami, FL
% of Initial Pool Balance:	3.9%			Size:	749,851 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$64.68
Borrower Names(1):	Various			Year Built/Renovated(4):	Various
Sponsor:	Francis Greenburger			Title Vesting:	Fee
Mortgage Rate:	4.140%			Property Manager:	Americas Property Management Corp.

Note Date:	January 22, 2014			3rd Most Recent Occupancy (As of):	85.4% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	86.1% (12/31/2011)
Maturity Date:	February 1, 2019			Most Recent Occupancy (As of):	87.6% (12/31/2012)
IO Period:	None			Current Occupancy (As of):	86.2% (12/31/2013)
Loan Term (Original):	60 months
Seasoning:	0 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI:	$4,242,228 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI:	$4,504,160 (12/31/2012)
Call Protection:	L(24),D(32),O(4)			Most Recent NOI:	$4,164,167 (TTM 10/31/2013)
Lockbox Type:	Soft/Springing Cash Management
Additional Debt(2):	Yes			U/W Revenues:	$6,418,785
Additional Debt Type(2):	Existing Unsecured			U/W Expenses:	$1,906,307
				U/W NOI:	$4,512,478
				U/W NCF:	$4,165,296
Escrows and Reserves(3):				U/W NOI DSCR:	1.60x
				U/W NCF DSCR:	1.47x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	9.3%
Taxes	$238,002	$59,501	NAP	U/W NCF Debt Yield:	8.6%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$74,900,000
Replacement Reserves	$0	$6,249	$224,995	As-Is Appraisal Valuation Date:	November 21, 2013
TI/LC Reserve	$0	$20,833	$750,000	Cut-off Date LTV Ratio:	64.8%
Roof Repair Reserve	$1,200,000	$0	NAP	LTV Ratio at Maturity or ARD:	58.9%

(1)	The borrowers are comprised of six special purpose entities as tenants-in-common.
(2)	See “Other Indebtedness” section.
(3)	See “Escrows” section.
(4)	See “The Property” section.

The Mortgage Loan.  The mortgage loan (the “Miami International Airport Industrial Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a portfolio comprised of two mixed-use industrial and retail properties located in Miami, Florida (the “Miami International Airport Industrial Portfolio Properties”).  The Miami International Airport Industrial Portfolio Mortgage Loan was originated on January 22, 2014 by Wells Fargo Bank, National Association.  The Miami International Airport Industrial Portfolio Mortgage Loan had an original principal balance of $48,500,000, has an outstanding principal balance as of the Cut-off Date of $48,500,000 and accrues interest at an interest rate of 4.140% per annum.  The Miami International Airport Industrial Portfolio Mortgage Loan had an initial term of 60 months, has a remaining term of 60 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule.  The Miami International Airport Industrial Portfolio Mortgage Loan matures on February 1, 2019.

Following the lockout period, the borrowers have the right to defease the Miami International Airport Industrial Portfolio Mortgage Loan in whole, but not in part, on any date before November 1, 2018.  In addition, the Miami International Airport Industrial Portfolio Mortgage Loan is prepayable without penalty on or after November 1, 2018.

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MIAMI INTERNATIONAL AIRPORT INDUSTRIAL PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$48,500,000	87.6%	Loan payoff	$53,500,000	96.7%
Sponsor’s new cash contribution	6,838,725	12.4	Reserves	1,438,002	2.7
			Closing costs	400,723	0.7
Total Sources	$55,338,725	100.0%	Total Uses	$55,338,725	100.0%

(1)	The Miami International Airport Industrial Portfolio Properties were previously securitized in MLCFC 2007-5.

The Property.  The Miami International Airport Industrial Portfolio Properties are comprised of two class B, mixed-use industrial and retail properties located in Miami, Florida, approximately one mile directly west of Miami International Airport. The Miami International Airport Industrial Portfolio Properties contain 11 single-story industrial and showroom buildings located in two industrial business parks approximately one-mile apart. In the aggregate, the Miami International Airport Industrial Portfolio Properties contain approximately 749,851 square feet.

Miami International Airport Industrial Center

The Miami International Airport Industrial Center property is situated on a 20.5-acre parcel and contains approximately 491,083 square feet (65.5% of total net rentable area) in eight industrial and showroom buildings constructed between 1984 and 1987. Approximately 364,050 square feet (74.1% of net rentable area at the Miami Airport Industrial Center property) is comprised of industrial and warehouse space and approximately 127,033 square feet (25.9% of net rentable area at the Miami Airport Industrial Center property) is comprised of retail/showroom space. The industrial and warehouse space is located at the rear of the showroom spaces and features a clear height of approximately 20 feet and 80 dock-high door spaces. The showroom spaces generally range from approximately 1,000 to 3,000 square feet, have frontage along 72nd Ave (a main thoroughfare in the area) and primarily feature an array of international electronics (mainly mobile phones, computers and cameras) wholesalers and retailers. The Miami Industrial Airport Center property was 88.5% occupied by 134 tenants as of December 31, 2013.

Milam Industrial Center

The Milam Industrial Center property is located one-mile north of the Miami International Airport Industrial Center property, is situated on a 9.2-acre parcel and contains approximately 258,768 square feet (34.5% of total net rentable area) in three industrial buildings constructed between 1977 and 1979. Most of the space (approximately 233,068 square feet, or 90.1% of the net rentable area at the Milam Industrial Center property) is comprised of light industrial and warehouse uses, with the remainder improved with a small amount of showroom space (25,700 square feet, or 9.9% of the net rentable area at the Milam Industrial Center property).  The industrial and warehouse space features a clear height of approximately 20 feet and includes 14 dock-high door spaces and 26 drive-in door spaces. The tenancy at the Milam Industrial Center property is mainly comprised of small aviation storage, welders, fabricators and kitchen supply companies. The Milam Industrial Center property was 81.7% occupied by 57 tenants as of December 31, 2013.

The sponsor purchased the Miami International Airport Industrial Portfolio Properties for $67.3 million in 2007 and has invested approximately $3.4 million since the acquisition for a total cost basis of $70.7 million, resulting in $22.2 million of equity, ahead of the Miami International Airport Industrial Portfolio Mortgage Loan. The Miami International Airport Industrial Portfolio Properties’ monthly occupancy averaged 85.1% over the last six years, which include the recessionary period of 2008 - 2009, 86.5% since  January 2010 and never dropped below 75.6% occupancy (May 2009). As of December 31, 2013, the Miami International Airport Industrial Portfolio Properties were 86.2% occupied by 191 tenants, with no tenant contributing more than 2.7% of the total annual underwritten base rent.

The following table presents certain information relating to the Miami International Airport Industrial Portfolio Properties:

Property Name	NRSF	% of NRSF	Annual U/W Base Rent	% of Annual U/W Base Rent	Annual U/W Base Rent PSF(1)	Occupancy	Industrial SF	% of Industrial SF	Appraised Value
Miami International Airport Center	491,083	65.5%	$4,902,553	76.0%	$11.28	88.5%	364,050	74.1%	$56,500,000
Milam Industrial Center	258,768	34.5%	$1,551,673	24.0%	$7.33	81.7%	233,068	90.1%	$18,400,000
Total/Weighted Average	749,851	100.0%	$6,454,226	100.0%	$9.99	86.2%	597,118	79.6%	$74,900,000

(1)	Annual U/W Base Rent PSF excludes vacant space.

A-3-47

MIAMI INTERNATIONAL AIRPORT INDUSTRIAL PORTFOLIO

The following table presents certain information relating to the tenancy at the Miami International Airport Industrial Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating(Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date
Major Tenants
Commodity Forwarders	NR/NR/NR	19,400	2.6%	$8.84	$171,496	2.7%	5/31/2018
General MRO	NR/NR/NR	15,600	2.1%	$7.88	$122,922	1.9%	12/31/2014
Techstar Electronics	NR/NR/NR	8,300	1.1%	$14.42	$119,692	1.9%	Various(2)
Ezone 2.0	NR/NR/NR	13,159	1.8%	$7.02	$92,376	1.4%	6/30/2016
Organic Harvest	NR/NR/NR	9,000	1.2%	$10.25	$92,256	1.4%	9/30/2018
Inphonex Com	NR/NR/NR	6,500	0.9%	$14.15	$91,944	1.4%	8/31/2014
Flight Power	NR/NR/NR	13,088	1.7%	$6.75	$88,344	1.4%	5/31/2014
Total Major Tenants		85,047	11.3%	$9.16	$779,030	12.1%

Non-Major Tenants		560,981	74.8%	$10.11	$5,675,196	87.9%

Occupied Collateral Total		646,028	86.2%	$9.99	$6,454,226	100.0%

Vacant Space		103,823	13.8%

Collateral Total		749,851	100.0%

(1)	Annual U/W Base Rent and Annual U/W Base Rent PSF include contractual rent steps through August 2014.
(2)
Techstar Electronics has two leases: 6,400 square feet (0.9% of total net rentable area) expiring on September 30, 2014, and 1,900 square feet (0.3% of total net rentable area) expiring on January 31, 2017.

The following table presents certain information relating to the lease rollover schedule at the Miami International Airport Industrial Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	1	3,800	0.5%	3,800	0.5%	$24,516	$6.45
2014	97	310,153	41.4%	313,953	41.9%	$2,904,394	$9.36
2015	61	195,152	26.0%	509,105	67.9%	$2,102,244	$10.77
2016	23	95,608	12.8%	604,713	80.6%	$895,958	$9.37
2017	1	1,900	0.3%	606,613	80.9%	$41,800	$22.00
2018	6	35,995	4.8%	642,608	85.7%	$447,200	$12.42
2019	1	1,520	0.2%	644,128	85.9%	$38,114	$25.08
2020	0	0	0.0%	644,128	85.9%	$0	$0.00
2021	0	0	0.0%	644,128	85.9%	$0	$0.00
2022	0	0	0.0%	644,128	85.9%	$0	$0.00
2023	0	0	0.0%	644,128	85.9%	$0	$0.00
2024	0	0	0.0%	644,128	85.9%	$0	$0.00
Thereafter	1	1,900(4)	0.3%	646,028	86.2%	$0	$0.00
Vacant	0	103,823	13.8%	749,851	100.0%	$0	$0.00
Total/Weighted Average	191	749,851	100.0%			$6,454,226	$9.99

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)	Represents the property management office, for which no rent has been underwritten.

A-3-48

MIAMI INTERNATIONAL AIRPORT INDUSTRIAL PORTFOLIO

The following table presents historical occupancy percentages at the Miami International Airport Industrial Portfolio Properties:

Historical Occupancy

12/31/2010(1)	12/31/2011(1)	12/31/2012(1)	12/31/2013
85.4%	86.1%	87.6%	86.2%

(1) Information obtained from the borrowers.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Miami International Airport Industrial Portfolio Properties:

Cash Flow Analysis(1)

	2011	2012	TTM 10/31/2013	U/W	U/W $ per SF
Base Rent	$6,206,146	$6,024,849	$5,971,429	$6,454,226	$8.61
Grossed Up Vacant Space	0	0	0	813,711	1.09
Total Reimbursables	8,803	9,805	10,815	0	0.00
Other Income	2,594	47,618	23,048	23,000	0.03
Less Vacancy & Credit Loss	(97,566)	0	0	(872,152)(1)	(1.16)
Effective Gross Income	$6,119,977	$6,082,272	$6,005,292	$6,418,785	$8.56

Total Operating Expenses	$1,877,749	$1,578,112	$1,841,125	$1,906,307	$2.54

Net Operating Income	$4,242,228	$4,504,160	$4,164,167	$4,512,478	$6.02
TI/LC	0	0	0	272,197	0.36
Capital Expenditures	0	0	0	74,985(2)	0.10
Net Cash Flow	$4,242,228	$4,504,160	$4,164,167	$4,165,296	$5.55

NOI DSCR	1.50x	1.59x	1.47x	1.60x
NCF DSCR	1.50x	1.59x	1.47x	1.47x
NOI DY	8.7%	9.3%	8.6%	9.3%
NCF DY	8.7%	9.3%	8.6%	8.6%

(1)	The underwritten economic vacancy is 12.0%. The Miami International Airport Industrial Portfolio Properties were 86.2% physically occupied as of December 31, 2013.
(2)
One-fifth of the upfront escrow for roof repairs ($240,000) was deducted from the underwritten capital expenditures. Inclusive of this number, underwritten capital expenditures would total $314,985 ($0.42 U/W $ per SF).

Appraisal.  As of the appraisal valuation date of November 21, 2013, the Miami International Airport Center property had an “as-is” appraised value of $56,500,000 and the Milam Industrial Center property had an “as-is” appraised value of $18,400,000, resulting in a combined appraised value of $74,900,000.

Environmental Matters.  According to the Phase I environmental assessment dated December 6, 2013, there was no evidence of any recognized environmental conditions at the Miami International Airport Industrial Portfolio Properties.

Market Overview and Competition.  The Miami International Airport Industrial Portfolio Properties are located along 72nd Avenue in Miami, Florida, approximately one-mile west of Miami International Airport and 7.5 miles west of the Miami central business district. Miami International Airport encompasses over 10 square miles and is the fourth largest airport in the United States in terms of total passengers and total cargo, second in terms of international travel and first in international cargo. Total passenger traffic as of year-end 2012 totaled more than 39.4 million passengers, the highest level ever recorded. International traffic also  increased 5.2% in 2012. Furthermore, an underground cargo tunnel was constructed from the east terminal to the western cargo areas, cutting down the average time it takes to transport cargo from 45 to 15 minutes. Miami-Dade County has long served as the “Gateway to Latin America”, and as such, the region and more importantly the Miami International Airport has become a hub of international travel, commerce and finance.

The Miami International Airport Industrial Portfolio Properties have both regional access and local access. Regional access is provided by Highway 826 (Palmetto Expressway), Highway 821 (Florida Turnpike) and Highway 836 (Dolphin Expressway), all within 10 miles of the Miami International Airport Industrial Portfolio Properties. Local access is provided by NW 72nd Avenue, NW 36th Street and NW 25th Street.

According to a third party market research report, the Miami-Dade County industrial market is one of the largest in the United States. The Miami-Dade County industrial market contains approximately 229.0 million square feet in twelve different submarkets. During the third quarter of 2013, 1.4 million square feet was absorbed in the Miami-Dade County industrial market and over 2.5 million square feet has been absorbed year-to-date. Overall vacancy decreased to 6.1%, down from 6.7% in the first quarter of 2013. The Miami International Airport Industrial Portfolio Properties are located within the Miami Airport industrial submarket, the largest submarket in the Miami-Dade County industrial market, totaling 75.6 million square feet and accounting for approximately 33.0% of the overall market inventory. The Miami Airport industrial submarket exhibits a vacancy rate of 6.3% with a weighted average asking rent of $9.01 per square foot on a gross basis. The Miami International Airport Industrial Portfolio Properties are located in the Miami Airport East class B micro-market, which has a total inventory of 7.1 million square feet, has an average 12.5% vacancy rate over the past three years and exhibits a current vacancy rate of 8.7% as of the third quarter of 2013.

A-3-49

MIAMI INTERNATIONAL AIRPORT INDUSTRIAL PORTFOLIO

The following table presents certain information relating to comparable industrial properties for the Miami International Airport Industrial Portfolio Properties:

Competitive Set(1)

	Miami International Airport Industrial Portfolio (Subject)	MICC Center 12	MICC Center 10	MICC Center 5	International Corporate Park	Prologis Palmetto Tradeport
Location	Miami, FL	Miami, FL	Miami, FL	Miami, FL	Doral, FL	Miami, FL
Distance from Subject(2)	--	2.0 miles	1.9 miles	2.0 miles	3.7 miles	5.2 miles
Property Type	Industrial	Industrial	Industrial	Industrial	Industrial	Industrial
Year Built/Renovated	1977/NAP	1985/NAV	1971/NAV	1981/NAV	2002/NAV	1990/NAV
Clear Height	20´	16´-20´	20´-24´	20´-22´	NAV	24´
Dock-High Doors	94	6	59	23	5	36
Total GLA	749,851 SF	111,100 SF	112,766 SF	144,000 SF	70,713 SF	303,400 SF
Total Occupancy	86%	95%	94%	96%	100.0%	84%

(1)	Information obtained from the appraisal dated November 21, 2013.
(2)	Distances are based on the distance from the Miami International Airport Center property.

The Borrowers.  The borrowers are comprised of six separate limited liability companies as tenants-in-common, each of which is a single purpose entity (collectively, the “Miami International Airport Industrial Portfolio Borrower”). Legal counsel to the Miami International Airport Industrial Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the Miami International Airport Industrial Portfolio Mortgage Loan.  Francis Greenburger is the guarantor of certain nonrecourse carveouts under the Miami International Airport Industrial Portfolio Mortgage Loan.

The Sponsor.  The loan sponsor is Francis Greenburger, the founder, chairman and CEO of Time Equities, Inc. (“TEI”). TEI is a privately held, full service real estate firm involved in the acquisition, development, conversion and management of commercial and residential properties throughout the United States, Canada and Germany. Founded in 1968, TEI owns a diverse portfolio of over 180 commercial and residential properties totaling approximately 17.8 million square feet, including 7.5 million square feet of office space, 3.3 million square feet of industrial space and 3.0 million square feet of retail space. Francis Greenburger has been involved in numerous defaults, deeds-in-lieu of foreclosure, restructurings and one partnership bankruptcy dating back to the savings and loan crisis in the 1990’s. Further, Mr. Greenburger has been and is the subject of certain litigation. See “Description of the Mortgage Pool – Default History, Bankruptcy Issues and Other Proceedings” and “Description of the Mortgage Pool – Litigation Considerations” in the Free Writing Prospectus for further detail.

Escrows.  The loan documents provide for upfront escrows in the amount of $238,002 for real estate taxes and $1,200,000 for roof repairs.  The roof repairs must be completed within three years of origination of the Miami International Airport Industrial Portfolio Mortgage Loan. The loan documents also provide for ongoing monthly escrow deposits of $59,501 for real estate taxes, $6,249 for replacement reserves, subject to a cap of $224,995 and $20,833 for tenant improvements and leasing commissions, subject to a cap of $750,000. The loan documents do not require monthly escrows for insurance provided (i) no event of default has occurred and is continuing; (ii) the insurance required to be maintained by the borrower is maintained pursuant to one or more blanket policies; and (iii) the borrower provides the lender with timely proof of payment of insurance premiums.

Lockbox and Cash Management.  The Miami International Airport Industrial Portfolio Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all funds on deposit in the lockbox account are swept into the borrower’s operating account on a daily basis. During a Cash Trap Event Period, all excess cash flow is swept on a monthly basis to a cash management account controlled by the lender.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default and (ii) the debt service coverage ratio falling below 1.25x for two consecutive calendar quarters.  A Cash Trap Event Period will end, with regard to the circumstances in clause (i), upon the cure of such event of default and with regard to the circumstances in clause (ii), upon the debt service coverage ratio being equal to or greater than 1.30x for two consecutive calendar quarters.

Property Management. The Miami International Airport Industrial Portfolio Properties are managed by Americas Property Management Corp., a subsidiary of Americas Industrial Realty Corporation (collectively, “Americas Industrial”). Americas Industrial exclusively represents 23 business parks for lease with industrial space totaling over 8.0 million square feet in the Miami area. Americas Industrial has been ranked among “Miami’s Top Brokerage Firms” by a third party market research firm, based on sale and leasing transaction volume, and was also recognized by a news publication as one of the “Top 10” industrial real estate firms in Miami.

Assumption.  The borrower has a two-time right to transfer the Miami International Airport Industrial Portfolio Properties, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee’s experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, Fitch and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-LC14 Certificates.

A-3-50

MIAMI INTERNATIONAL AIRPORT INDUSTRIAL PORTFOLIO

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Other Indebtedness.  The Miami International Airport Industrial Portfolio Borrower has incurred $6,000,000 of unsecured subordinate debt provided by an affiliate of the sponsor. The unsecured subordinate debt accrues interest at an interest rate of 7.000% per annum and is payable from excess cash flow after all property expenses, reserves and debt service payments have been made under the Miami International Airport Industrial Portfolio Mortgage Loan. A subordination and standstill agreement was obtained from the related sponsor.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Miami International Airport Industrial Portfolio Properties. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Windstorm Insurance. The loan documents require windstorm insurance covering the full replacement cost of the Miami International Airport Industrial Portfolio Properties during the loan term. At the time of closing, the Miami International Airport Industrial Portfolio Properties had windstorm insurance coverage in place.

A-3-51

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A-3-52

WILLIAMS CENTER TOWERS

A-3-53

WILLIAMS CENTER TOWERS

A-3-54

WILLIAMS CENTER TOWERS

Williams Center Towers
1 West 3rd Street
Tulsa, OK 74103
TULSA
Downtown
OSAGE COUNTY
TULSA COUNTY
Cheyenne Playground
Seminole Hills Shopping Ctr.
Cherokee Pkwy.
W. Pine St.
E. Pine St.
Gilcrease Museum
W. Newton St.
N. Gilcrease Museum Rd.
N. Union Ave.
L L Tisdale Pkwy.
N. Main St.
N. Cincinnati Ave.
Greenwood Playground
N. Peoria Ave.
N. Utica Ave.
Tulsa Country Club
Oklahoma State University - Tulsa
Cain's Ballroom
Crosstown Expwy.
Tulsa Intl. Airport 7 miles
W. Edison St.
W. Easton St.
Griffin Comm. Media Ctr.
Living Arts of Tulsa
ONEOK Field
E. Archer St.
N. Denver Ave.
N. Boulder Ave.
Sand Springs Expwy.
E. 1st St.
E. 2nd St.
E. 3rd St.
E. 4th St.
E. 3rd St.
New Blockpark Dr.
BOK Tower
BOK Center
Tulsa Performing Arts Center
Philtower
Cherokee Expwy.
Central Park
E. 6th St.
Charles Page Blvd.
Newblock Park
Tulsa Convention Center
W. 6th St.
ONEOK Plaza
E. 7th St.
E. 8th St.
E. 11th St.
Arkansas River
Oklahoma State Univ. Medical Ctr.
E. 10th St.
S. Detroit Ave.
Hillcrest Medical Center
Benedict Park
W. 13th St.
Broken Arrow Expwy.
Red Fork Expwy.
Southwest Boulevard
W. 15th St.
E. 15th St.
Maple Park
S. Boulder Ave.
S. Main St.
S. Cincinnati Ave.
Boulder Park
St. John Medical Center
E. 21st St.
W. 21st St.
Woodward Park
S. 13th E Ave.
S. Utica Ave.
Utica Sq. Shopping Center
Riverside Dr.
Philbrook Museum of Art
E. 31st St.
412
51
64
75
244
444
Owasso
Catoosa
TULSA
Sand Springs
Broken Arrow
Coweta
Sapulpa
Jenks
Bixby
Glenpool

A-3-55

No. 6 - Williams Center Towers

Loan Information				Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$45,500,000			Specific Property Type:	CBD
Cut-off Date Principal Balance:	$45,500,000			Location:	Tulsa, OK
% of Initial Pool Balance:	3.6%			Size:	765,809 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$59.41
Borrower Names:	Metropolitan Tulsa Investments LLC; Mercury Tulsa, LLC; Lancaster Tulsa, LLC			Year Built/Renovated:	1981/2005
Sponsors:	Haim Revah; Isaac Oved; Faraj Srour			Title Vesting:	Fee
Mortgage Rate:	5.160%			Property Manager:	T.H. Real Estate Services, LLC
Note Date:	January 16, 2014			3rd Most Recent Occupancy (As of):	82.9% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	84.6% (12/31/2011)
Maturity Date:	February 6, 2024			Most Recent Occupancy (As of):	80.6% (12/31/2012)
IO Period:	38 months			Current Occupancy (As of)(3):	91.6% (11/12/2013)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$3,291,544 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$3,159,271 (12/31/2012)
Call Protection:	L(24),D(92),O(4)			Most Recent NOI (As of)(4):	$3,163,058 (TTM 9/30/2013)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes			U/W Revenues:	$10,392,174
Additional Debt Type(1):	Future Mezzanine			U/W Expenses:	$5,479,592
				U/W NOI(4):	$4,912,582
				U/W NCF(4):	$4,343,337
Escrows and Reserves(2):				U/W NOI DSCR:	1.65x
				U/W NCF DSCR:	1.46x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	10.8%
Taxes	$155,683	$49,423	NAP	U/W NCF Debt Yield:	9.5%
Insurance	$185,452	$15,454	NAP	As-Is Appraised Value:	$63,000,000
Replacement Reserves	$0	$12,763	NAP	As-Is Appraisal Valuation Date:	December 16, 2013
TI/LC Reserve	$7,500,000	$47,863	$2,000,000	Cut-off Date LTV Ratio:	72.2%
Rent Abatement Reserve	$822,054	$0	NAP	LTV Ratio at Maturity or ARD:	64.4%

(1)	See “Subordinate and Mezzanine Indebtedness” section.
(2)	See “Escrows” section.
(3)	See “Historical Occupancy” section.
(4)	See “Cash Flow Analysis” section.

The Mortgage Loan.  The mortgage loan (the “Williams Center Towers Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an office building comprised of two towers located in the central business district of  Tulsa, Oklahoma (the “Williams Center Towers Property”).  The Williams Center Towers Mortgage Loan was originated on January 16, 2014 by Rialto Mortgage Finance, LLC.  The Williams Center Towers Mortgage Loan had an original principal balance of $45,500,000, has an outstanding principal balance as of the Cut-off Date of $45,500,000 and accrues interest at an interest rate of 5.160% per annum.  The Williams Center Towers Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 38 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Williams Center Towers Mortgage Loan matures on February 6, 2024.

Following the lockout period, the borrowers have the right to defease the Williams Center Towers Mortgage Loan in whole, but not in part, on any due date before November 6, 2023.  In addition, the Williams Center Towers Mortgage Loan is prepayable without penalty on or after November 6, 2023.

A-3-56

WILLIAMS CENTER TOWERS

Sources and Uses

Sources			Uses
Original loan amount	$45,500,000	100.0%	Loan payoff	$34,935,243	76.8%
			Reserves	8,663,189	19.0
			Closing costs	602,939	1.3
			Return of equity	1,298,629	2.9
Total Sources	$45,500,000	100.0%	Total Uses	$45,500,000	100.0%

The Property.  The Williams Center Towers Property is comprised of two interconnected class A office towers totaling approximately 765,809 square feet located on a 1.94 acre site in the central business district of Tulsa, Oklahoma.  Built in 1981 and renovated in 2005, the Williams Center Towers Property consists of a 455,328 square foot, 23-story office tower with average rentable floor sizes of 19,797 square feet and a 310,481 square foot, 17-story office tower with average rentable floor sizes of 18,264 square feet. The Williams Center Towers Property occupies the entire eastern blockfront of South Boulder Avenue between West Second Street and West Third Street. Amenities include a 289-space executive subterranean parking garage (resulting in a parking ratio of 0.4 spaces per 1,000 net rentable square feet), 24-hour security, car wash, convenience store, conference facility and underground tunnel access to neighboring buildings. Supplemental parking is provided by a public parking garage located directly across the street with 1,190 spaces. As of November 12, 2013, the Williams Center Towers Property was 91.6% leased to 34 tenants.

The following table presents certain information relating to the tenancy at the Williams Center Towers Property:

Major Tenants

Tenant Name	Credit Rating(Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Samson Investment Company	NR/B1/B	266,029	34.7%	$14.66	$3,898,899	38.9%	5/31/2025(3)
BOKF, NA	A/A2/A-	51,171	6.7%	$15.00	$767,565(4)	7.7%	3/31/2019(4)
Southwest Power Administration	AAA/Aaa/AA+	41,803	5.5%	$16.45	$687,655(5)	6.9%	12/31/2033(5)
Windstream Communications Inc	BB+/Ba3/BB-	37,658	4.9%	$14.50	$546,041	5.4%	2/28/2015
Doerner, Saunders, Daniel LLP	NR/NR/NR	49,056	6.4%	$10.69	$524,451	5.2%	8/31/2022(6)
Total Major Tenants		445,717	58.2%	$14.41	$6,424,612	64.1%

Non-Major Tenants		256,002	33.4%	$14.06	$3,600,652	35.9%

Occupied Collateral Total		701,719	91.6%(7)	$14.29	$10,025,263	100.0%

Vacant Space		64,090	8.4%

Collateral Total		765,809	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through December 2014.
(3)
Samson Investment Company (“Samson”) currently leases thirteen full floors and three additional suites at one tower of the Williams Center Towers Property. Samson may terminate up to four full floors of its leased area (each floor is approximately 20,000 square feet and 2.6% of the net rentable area) at any time after October 31, 2014, provided: (i) Samson terminates only one floor per termination; (ii) there is at least 12 months between any subsequent or previous termination; and (iii) Samson pays any unamortized construction costs or leasing commissions for the terminated space.

(4)
BOKF, NA has five months of rent abatement ending April 2014. $94,210 was reserved at closing for the remaining rent abatement.  BOKF, NA may terminate its lease on November 30, 2016 with at least 180 days’ prior written notice and payment of a termination fee equal to the sum of five months’ base rent plus unamortized tenant improvements and leasing commissions.

(5)	Southwest Power Administration has the right to terminate its lease on any date after December 31, 2023 with not less than 90 days’ prior written notice.
(6)
Doerner, Saunders, Daniel LLP (“Doerner”) receives a rent abatement every six months during its lease term representing 11 months of free rent at the applicable rental rate for its office space. $438,389 was reserved at closing for the ongoing rent abatement. Doerner has a one-time right to terminate its lease on August 31, 2017, provided: (i) Doerner delivers written notice on or before February 28, 2017; (ii) Doerner is not in default under its lease; and (iii) Doerner pays a termination fee equal to the sum of six months of rent payable immediately prior to the termination date plus the unamortized portion of any tenant allowances and leasing commissions.

(7)
Current Occupancy includes two tenants (3.1% of the net rentable area and 3.1% of the Annual U/W Base Rent) that have executed leases, but are not in occupancy. One tenant, Rhodes Law (2.5% of the net rentable area and 2.5% of Annual U/W Base Rent), is expected to open during the second quarter of 2014 and the other tenant, Sigma Technology Solutions, Inc. (0.5% of the net rentable area and 0.6% of Annual U/W Base Rent) is expected to open during the second quarter of 2014. See “Escrows” section for reserve detail on tenants not yet in occupancy. Excluding these tenants, Current Occupancy is 88.5%.

A-3-57

WILLIAMS CENTER TOWERS

The following table presents certain information relating to the lease rollover schedule at the Williams Center Towers Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	3	11,305	1.5%	11,305	1.5%	$34,352	$3.04
2014	10	48,556	6.3%	59,861	7.8%	$695,093	$14.32
2015	9	85,844	11.2%	145,705	19.0%	$1,217,067	$14.18
2016	4	16,536	2.2%	162,241	21.2%	$233,928	$14.15
2017	2	6,879	0.9%	169,120	22.1%	$100,227	$14.57
2018	3	39,799	5.2%	208,919	27.3%	$616,886	$15.50
2019	10	97,808	12.8%	306,727	40.1%	$1,423,200	$14.55
2020	5	2,958	0.4%	309,685	40.4%	$49,386	$16.70
2021	0	0	0.0%	309,685	40.4%	$0	$0.00
2022	2	39,714	5.2%	349,399	45.6%	$496,425	$12.50
2023	0	0	0.0%	349,399	45.6%	$0	$0.00
2024	2	19,500	2.5%	368,899	48.2%	$247,500	$12.69
Thereafter(4)	25	332,820	43.5%	701,719	91.6%	$4,911,200	$14.76
Vacant	0	64,090	8.4%	765,809	100.0%	$0	$0.00
Total/Weighted Average	75	765,809	100.0%			$10,025,263	$14.29

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)	Thereafter includes various spaces totaling 4,675 square feet used by building management that has no related rent.

The following table presents historical occupancy percentages at the Williams Center Towers Property:

Historical Occupancy
12/31/2010(1)	12/31/2011(1)	12/31/2012(1)	11/12/2013(2)(3)
82.9%	84.6%	80.6%	91.6%

(1)	Information obtained from the borrowers.
(2)
The increase in occupancy from December 31, 2012 to as of November 12, 2013 is due to new leases executed, including BOKF, NA (6.7% of net rentable area and 7.7% of total underwritten base rent), Rhodes Law (2.5% of net rentable area and 2.5% of total underwritten base rent), Waterfield Energy LLC (0.9% of net rentable area and 1.0% of total underwritten base rent), Sigma Technology Solutions, Inc. (0.5% of net rentable area and 0.6% of total underwritten base rent), and Daniels Greer Properties LLC (0.2% of net rentable area and 0.1% of total underwritten base rent). In combination these tenants account for a total of 10.8% of net rentable area and 11.9% of total underwritten base rent.

(3)
Current Occupancy includes two tenants (3.1% of the net rentable area and 3.1% of the Annual U/W Base Rent) that have executed leases, but are not in occupancy. One tenant, Rhodes Law (2.5% of the net rentable area and 2.5% of Annual U/W Base Rent), is expected to open during the second quarter of 2014 and the other tenant, Sigma Technology Solutions, Inc. (0.5% of the net rentable area and 0.6% of Annual U/W Base Rent) is expected to open during the second quarter of 2014. See “Escrows” section for reserves relating to tenants not in occupancy. Excluding these tenants, Current Occupancy is 88.5%.

A-3-58

WILLIAMS CENTER TOWERS

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Williams Center Towers Property:

Cash Flow Analysis

	2011	2012	TTM 9/30/2013	U/W(1)	U/W $ per SF
Base Rent	$8,101,072	$7,983,741	$8,130,413	$9,966,876	$13.01
Rent Steps	0	0	0	58,387	0.08
Grossed Up Vacant Space	0	0	0	954,789	1.25
Total Reimbursables	334,142	357,225	496,293	120,618	0.16
Other Income	247,434	264,569	246,293	246,293	0.32
Less Vacancy & Credit Loss	0	0	0	(954,789)(2)	(1.25)
Effective Gross Income	$8,682,649	$8,605,535	$8,872,999	$10,392,174	$13.57

Total Operating Expenses	$5,391,105	$5,446,264	$5,709,941	$5,479,592	$7.16

Net Operating Income	$3,291,544	$3,159,271	$3,163,058	$4,912,582	$6.41
TI/LC	0	0	0	416,084	0.54
Capital Expenditures	0	0	0	153,162	0.20
Net Cash Flow	$3,291,544	$3,159,271	$3,163,058	$4,343,337	$5.67

NOI DSCR	1.10x	1.06x	1.06x	1.65x
NCF DSCR	1.10x	1.06x	1.06x	1.46x
NOI DY	7.2%	6.9%	7.0%	10.8%
NCF DY	7.2%	6.9%	7.0%	9.5%

(1)
The increase in Net Operating Income from year end 2012 to the TTM 9/30/2013 and U/W is due to new leases executed, including BOKF, NA (6.7% of net rentable area and 7.7% of total underwritten base rent), Rhodes Law (2.5% of net rentable area and 2.5% of total underwritten base rent), Waterfield Energy LLC (0.9% of net rentable area and 1.0% of total underwritten base rent), Sigma Technology Solutions, Inc. (0.5% of net rentable area and 0.6% of total underwritten base rent), and Daniels Greer Properties LLC (0.2% of net rentable area and 0.1% of total underwritten base rent). In combination these tenants account for a total of 10.8% of net rentable area and 11.9% of total underwritten base rent.

(2)	The underwritten economic vacancy is 8.6%. The Williams Center Towers Property was 91.6% physically leased as of November 12, 2013.

Appraisal.  As of the appraisal valuation date of December 16, 2013, the Williams Center Towers Property had an “as-is” appraised value of $63,000,000.

Environmental Matters.  According to a Phase I environmental assessment dated December 11, 2013, there was no evidence of any recognized environmental conditions and the only recommendation was the implementation of an operations and maintenance plan for asbestos, which is already in place.

Market Overview and Competition.  The Williams Center Towers Property is located in downtown Tulsa, Oklahoma, within the Tulsa metropolitan statistical area. According to the appraisal, the Tulsa metropolitan statistical area is the second-largest in Oklahoma with a population of 949,826 as of 2012. Despite the oil industry historically dominating Tulsa’s economy, today Tulsa enjoys a diverse economy with aerospace and finance playing larger roles. According to the appraisal, an American Airlines maintenance base at Tulsa International Airport, located approximately eight miles northeast from the Williams Center Towers Property, is the city’s largest employer, and BOK Financial Corporation, a $28.0 billion regional financial services company, is headquartered in the city. The Williams Center Towers Property is proximate to a number of cultural, business and social amenities in the downtown area, including the Tulsa Performing Arts Center, the Tulsa Convention Center, and the BOK Center. Further, the Williams Center Towers Property is connected with numerous other downtown buildings through a network of tunnels and skybridges, including the Hyatt Regency hotel, BOK Tower, the Tulsa Performing Arts Center, Kennedy Building, Philtower and parking garages. As of year-end 2012, the unemployment rate for the Tulsa metropolitan statistical area was 5.2%, compared to the United States unemployment rate of 8.1%. According to the appraisal, the estimated 2013 population within a one-, three-, and five-mile radius was 7,441, 69,892, and 153,635, respectively. The estimated 2013 average household income within a one-, three-, and five-mile radius was $52,598, $55,503, and $54,082, respectively.

According to the appraisal, the Williams Center Towers Property is located within the central business district office submarket, which as of 2012 contains approximately 12.8 million square feet of office space, approximately 25.8% of the Tulsa office market inventory. According to a market research report, as of the third quarter of 2013, the central business district office submarket contains approximately 4.4 million square feet of class A space and the submarket vacancy was approximately 11.8% with quoted rental rates of $14.66 per square foot (full service gross).

A-3-59

WILLIAMS CENTER TOWERS

The following table presents certain information relating to comparable office properties for the Williams Center Towers Property:

Competitive Set(1)

	Williams Center Towers (Subject)	Bank of America Tower	Exchange National Bank	Kennedy Building	Mid-Continent Tower
Location	Tulsa, OK	Tulsa, OK	Tulsa, OK	Tulsa, OK	Tulsa, OK
Distance from Subject	--	0.3 miles	0.1 miles	0.2 miles	0.2 miles
Property Type	Office	Office	Office	Office	Office
Year Built/Renovated	1981/2005	1968/NAV	1917/NAV	1918/NAV	1918/1984
Number of Stories	17, 23	NAV	NAV	NAV	NAV
Total NRA	765,809 SF	453,673 SF	400,000 SF	174,473 SF	331,400 SF
Total Occupancy	92%	96%	78%	81%	91%

(1)	Information obtained from the appraisal..

The Borrowers.  The borrowers are Metropolitan Tulsa Investments LLC, Mercury Tulsa LLC and Lancaster Tulsa LLC, each a single purpose entity, and each with two independent directors.  The borrowers own the Williams Center Towers Property as tenants in common, each owning a 33 1/3% undivided interest in the Williams Center Towers Property.  Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Williams Center Towers Mortgage Loan.  Haim Revah, a 90% indirect owner of Metropolitan Tulsa Investments, LLC, Isaac Oved, a 25% indirect owner of Mercury Tulsa, LLC, and Faraj Srour, a 50% indirect owner of Lancaster Tulsa LLC, are the guarantors of certain nonrecourse carveouts under the Williams Center Towers Mortgage Loan.

The Sponsors.  The sponsors are Haim Revah, Isaac Oved and Faraj Srour. Haim Revah is a co-founder of Metropolitan Real Estate. Metropolitan Real Estate focuses on acquiring class A office buildings in select cities. Isaac Oved is the president of the Oved Group, a multi-faceted family operated business with an apparel division and a real estate division known as Oved Realty. Over the past 20 years Oved Realty has acquired, developed and managed a portfolio of properties in New York City and across the United States, and currently owns approximately eight million square feet and manages over one million square feet of commercial real estate. Faraj Srour currently holds interests in a diverse array of real estate assets including over four million square feet of office space in large cities including Chicago, New York City and Dallas, along with twelve retail or mixed-use buildings in New York City and New Jersey. Metropolitan Real Estate Investors (an entity affiliated with Haim Revah) was involved in defaulted loans, workout negotiations and a prepackaged bankruptcy (reorganization plan). See “Description of the Mortgage Pool – Default History, Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

Escrows.  The loan documents provide for upfront reserves in the amount of $155,683 for real estate taxes; $185,452 for insurance; $7,500,000 for tenant improvements and leasing commissions; and $822,054 for certain rent abatements due to BOKF, NA, Doerner, Saunders, Daniel, LLP, Waterfield Energy LLC, Sigma Technology Solutions, Inc and Rhodes Law. The loan documents also provide for ongoing monthly reserves in the amount of $49,423 for taxes; $15,454 for insurance; $12,763 for replacement reserves; and $47,863 for tenant improvements and leasing commissions (subject to a cap of $2,000,000).

Lockbox and Cash Management.  The Williams Center Towers Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrowers direct tenants to pay their rents directly to such lockbox account.  The loan documents also require that all cash revenues and all other monies received by the borrowers or the property manager relating to the Williams Center Towers Property be deposited into the lockbox account within one business day of receipt.  Prior to the occurrence of a Cash Management Trigger Event Period (as defined below), all amounts on deposit in the lockbox account are swept on a daily basis into the borrowers’ operating account. Upon the occurrence of a Cash Management Trigger Event Period, all amounts on deposit in the lockbox account are swept on a daily basis into a lender-controlled cash management account.  Upon the occurrence of a Cash Sweep Event Period (as defined below), all excess funds on deposit in the cash management account will be swept into lender controlled accounts and held as additional collateral for the Williams Center Towers Mortgage Loan.

A “Cash Management Trigger Event Period” will commence (i) if an event of default has occurred or is continuing, (ii) upon the occurrence of a bankruptcy action of any of the borrowers, the guarantors or the property manager, (iii) if the debt service coverage ratio  is less than 1.20x, (iv) upon the existence of a mezzanine loan or (v) upon the occurrence of a Critical Tenant Trigger Event (as defined below). A Cash Management Trigger Event Period will end, in the case of a trigger under clause (i) above, the cure of such event of default, in the case of a trigger under clause (ii) above, the discharge of such bankruptcy, in the case of a trigger under clause (iii) above, the debt service coverage ratio being at least 1.20x for two consecutive calendar quarters, in the case of a trigger under clause (iv) above, the repayment in full of such mezzanine loan, and in the case of a trigger under clause (v) above, such Critical Tenant Trigger Event having been cured.

A “Cash Sweep Event Period” will commence (i) if an event of default has occurred or is continuing, (ii) upon the occurrence of a bankruptcy action of any of the borrowers, the guarantors or the property manager, (iii) if the debt service coverage ratio is less than 1.10x, (iv) upon the occurrence of a default under any mezzanine loan and (v) upon the occurrence of a Critical Tenant Trigger Event. A Cash Sweep Event Period will end,  in the case of a trigger under clause (i) above, the cure of such event of default, in the case of a trigger under clause (ii) above, the discharge of such bankruptcy, in the case of a trigger under clause (iii) above, the debt service coverage ratio being at least 1.10x for two consecutive calendar quarters, in the case of a trigger under clause (iv) above, such mezzanine loan default has been cured, and in the case of a trigger under clause (v) above, such Critical Tenant Trigger Event having been cured.

A-3-60

WILLIAMS CENTER TOWERS

A “Critical Tenant Trigger Event” is triggered (i) if Samson Investment Company (“Critical Tenant”) gives notice of its intention not to extend or renew its lease, (ii) if Critical Tenant fails to give notice of its election to renew its lease at least 12 months prior to the then-applicable expiration date, (iii) if Critical Tenant fails to notify landlord of its election to renew its lease prior to the date Critical Tenant is required under its lease to give such notice, (iv) upon an event of default under the Critical Tenant lease, (v) upon the occurrence of a bankruptcy action of Critical Tenant, (vi) if Critical Tenant discontinues its normal business operations at its leased premises (other than a temporary cessation of business operations for permitted renovations or necessary repairs) or (vii) if Critical Tenant’s lease (or any material portion demised thereunder) is surrendered, cancelled or terminated prior to its then-current expiration date (provided that, only with respect to the first floor to be surrendered, cancelled or terminated by Critical Tenant, a Critical Tenant Trigger Event will not occur if, at the time of surrender, cancellation or termination, both (x) the annual effective gross income of the Williams Center Towers Property is at least $10,392,174 and (y) the occupancy level of the Williams Center Towers Property is at least 91.6%). A Critical Tenant Trigger Event is cured upon, in the case of a trigger under clause (i), (ii), (iii) or (vii), the date that (1) the Critical Tenant extends its lease and all tenant improvement costs and leasing commissions related thereto have been satisfied, or (2) a replacement lease is entered into for the premises demised to Critical Tenant; in the case of a trigger under clause (iv) above, a cure of such event of default; in the case of a trigger under clause (v) above, the affirmation of Critical Tenant’s lease in the applicable bankruptcy proceeding; or in the case of a trigger under clause (vi) above, Critical Tenant recommences its normal business operations at its leased premises or a replacement lease is executed.

Property Management.  The Williams Center Towers Property is managed by T.H. Real Estate Services, LLC, and the leasing agent is Daniels Greer Properties, LLC.

Assumption.  The borrowers have the right to transfer the Williams Center Towers Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee’s experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, Fitch and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-LC14 Certificates.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  The borrowers have the right to incur future mezzanine financing subject to satisfaction of certain conditions, including: (i) no event of default has occurred and is continuing; (ii) the execution of an intercreditor agreement in form and substance reasonably acceptable to the lender; (iii) the loan-to-value ratio including all debt is not greater than 80.0%; (iv) the amortizing debt service coverage ratio including all debt is not less than 1.35x; and (v) rating agency confirmation from DBRS, Fitch and Moody’s that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-LC14 Certificates.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Williams Center Towers Property.  The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

A-3-61

FRAPAG PORTFOLIO

A-3-62

FRAPAG PORTFOLIO

JACKSONVILLE
Atlantic Ocean
Yulee
Amelia City
American Beach
Callahan
Jacksonville International Airport
Pecan Park
Jamestown
Dinsmore
Cisco Gardens
Biltmore
Woodstock
Commonwealth
Downtown
Arlington
Riverside
Southbank
Ortega
Sweetwater
Jacksonville Heights
Baymeadows
Southwood
Southeast Jacksonville
Orange Park
Mandarin
Fruit Cove
Middleburg
Atlantic Beach
Neptune Beach
Jacksonville Beach
Ponte Vedra Beach
Palm Valley
Nocatee
CLAY COUNTY
ST. JOHNS COUNTY
St. Johns River

Alpharetta
Suwanee
Roswell
Johns Creek
Duluth
Dunwoody
Norcross
Lawrenceville
Sandy Springs
Doraville
Chamblee
Lilburn
Grayson
Brookhaven
Tucker
Mountain Park
Snellville
Buckhead
North Decatur
Loganville
ATLANTA
Clarkston
Scottdale
Midtown
Decatur
Stone Mountain
Downtown
East Atlanta
Avondale
Belvedere
Redan
Lakewood
Lithonia
Gresham Park
Panthersville
Conyers
Forest Park
Hapeville

FRAPAG Portfolio	
1 Waterview I & II	Jacksonville, FL
2 Northmont Distribution Center	Duluth, GA
3 Riverpark Distribution Center	Fort Worth, TX

DENTON
Prosper
McKinney
FRISCO
Northlake
Allen
Flower Mound
Lewisville
PLANO
Carrollton
RICHARDSON
Westlake
Keller
Coppell
Farmers Branch
Grapevine
GARLAND
N. Richland Hills
Hurst
University Park
Highland Park
FORT WORTH
Euless
IRVING
DALLAS
MESQUITE
ARLINGTON
GRAND PRAIRIE
Benbrook
Duncanville
Rendon
DeSoto
Lancaster
Mansfield
Cedar Hill
Burleson
Midlothian
Alvarado
Cleburne
Waxahachie

A-3-63

No. 7 – FRAPAG Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland			Single Asset/Portfolio:	Portfolio
Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR			Property Type:	Various – See Table
Original Principal Balance:	$41,410,000			Specific Property Type:	Various – See Table
Cut-off Date Principal Balance:	$41,410,000			Location:	Various – See Table
% of Initial Pool Balance:	3.3%			Size:	699,355 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$59.21
Borrower Names(1):	Various			Year Built/Renovated:	Various – See Table
Sponsor:	FRAPAG America, Inc.			Title Vesting:	Fee
Mortgage Rate:	5.012%			Property Manager(3):	Various
Note Date:	January 24, 2014			3rd Most Recent Occupancy (As of):	99.0% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	99.3% (12/31/2011)
Maturity Date:	February 1, 2024			Most Recent Occupancy (As of):	98.1% (12/31/2012)
IO Period:	None			Current Occupancy (As of):	98.1% (12/31/2013)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$3,370,392 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$3,287,100 (12/31/2012)
Call Protection:	L(24),D(92),O(4)			Most Recent NOI (As of)(4):	$3,277,006 (Various)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP
				U/W Revenues:	$5,988,723
				U/W Expenses:	$2,098,092
				U/W NOI:	$3,890,631
Escrows and Reserves(2):				U/W NCF:	$3,495,739
				U/W NOI DSCR :	1.46x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1.31x
Taxes	$196,762	$57,242	NAP	U/W NOI Debt Yield:	9.4%
Insurance	$64,601	$12,238	NAP	U/W NCF Debt Yield:	8.4%
Replacement Reserves	$0	$7,184	NAP	As-Is Appraised Value:	$57,850,000
TI/LC Reserves	$0	$25,724	$1,234,732	As-Is Appraisal Valuation Dates(5):	Various
Deferred Maintenance	$13,938	$0	NAP	Cut-off Date LTV Ratio:	71.6%
Tenant Reserve	$245,673	$0	NAP	LTV Ratio at Maturity or ARD:	58.9%

(1)	See “Borrower” section.
(2)	See “Escrows” section.
(3)	See “Property Management” section.
(4)	The Most Recent NOI (As of) dates range from trailing 12 months as of November 30, 2013 to trailing 12 months as of December 31, 2013.
(5)	The As-Is Appraisal Valuation Dates range from December 9, 2013 to December 13, 2013.

The Mortgage Loan.  The mortgage loan (the “FRAPAG Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering one office property and two industrial warehouse properties located in Florida, Georgia and Texas (the “FRAPAG Portfolio Properties”).  The FRAPAG Portfolio Mortgage Loan was originated on January 24, 2014 by The Royal Bank of Scotland.  The FRAPAG Portfolio Mortgage Loan had an original principal balance of $41,410,000, has an outstanding principal balance as of the Cut-off Date of $41,410,000 and accrues interest at an interest rate of 5.012% per annum.  The FRAPAG Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule.  The FRAPAG Portfolio Mortgage Loan matures on February 1, 2024.

Following the lockout period, the borrower has the right to defease the FRAPAG Portfolio Mortgage Loan in whole, or in part, on any date before November 1, 2023.  In addition, the FRAPAG Portfolio Mortgage Loan is prepayable without penalty on or after November 1, 2023.

A-3-64

FRAPAG PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$41,410,000	100.0%	Loan payoff	$26,351,949	63.6%
			Reserves	520,974	1.3
			Closing costs	644,972	1.6
			Return of equity	13,892,105	33.5
Total Sources	$41,410,000	100.0%	Total Uses	$41,410,000	100.0%

The Properties. The FRAPAG Portfolio Mortgage Loan is secured by fee interests in one class A office property located in Florida and two class A industrial warehouse properties located in Georgia and Texas. The FRAPAG Portfolio Properties comprise a total of 699,355 rentable square feet.

The following table presents certain information relating to the FRAPAG Portfolio Properties:

Property Name – Location	Property Type	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Total Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value
Waterview I & II – Jacksonville, FL	Office	$16,034,300	38.7%	92.0%	2002/NAP	162,721	$22,400,000
Northmont Distribution Center – Duluth, GA	Industrial	$15,032,150	36.3%	100.0%	2006/NAP	236,070	$21,000,000
Riverpark Distribution Center – Fort Worth, TX	Industrial	$10,343,550	25.0%	100.0%	2004/NAP	300,564	$14,450,000
Total/Weighted Average		$41,410,000	100.0%	98.1%		699,355	$57,850,000

Waterview I & II (38.7% of Portfolio Cut-off Date Principal Balance)

The Waterview I & II property comprises two three-story class A office buildings that contain 162,721 square feet located in Jacksonville, Florida. Waterview I was built in 2002 and Waterview II was built in 2007. The combined buildings are 92.0% occupied by nine tenants and serves as the corporate headquarters for the two largest tenants at the property, Reynolds, Smith & Hills, a facilities and infrastructure consulting firm, and Availity, a healthcare information network company.  The Waterview I & II property is located along Deerwood Park Boulevard just east of the Deerwood Park office park.  Parking is provided by 772 surface parking spaces, which equates to 4.7 spaces per 1,000 square feet of rentable area.

Northmont Distribution Center (36.3% of Portfolio Cut-off Date Principal Balance)

The Northmont Distribution Center property comprises two single-story class A industrial warehouse buildings that contain 236,070 square feet located in Duluth, Georgia. Northmont 900 was built in 2006 and Northmont 1000 was built in 2007. The combined buildings are 100.0% occupied by three tenants. The largest tenant is Rockwell Collins Satellite, an aerospace and defense company. The Northmont Distribution Center property is located along Northmont Parkway and Evergreen Boulevard within a formal industrial park.  Parking is provided by 359 surface parking spaces, which equates to 1.5 spaces per 1,000 square feet of rentable area. The Northmont 900 building has a clear height of approximately 33 feet, and the Northmont 1000 building has a low clear height ranging from 29 feet to 31 feet.

Riverpark Distribution Center (25.0% of Portfolio Cut-off Date Principal Balance)

The Riverpark Distribution Center property comprises a single-story class A industrial warehouse building that contains 300,564 square feet located in Fort Worth, Texas. The Riverpark Distribution Center property was built in 2004 and is 100.0% occupied by four tenants. The largest tenant is Turnkey Project Services, a company that specializes in workplace furnishings and office installations. The Riverpark Distribution Center property is located at the southeast corner of Grand River Road and High River Road within the RiverPark industrial business park.  Parking is provided by 286 surface parking spaces, which equates to 1.0 space per 1,000 square feet of rentable area. The clear height throughout the warehouse area is approximately 32 feet.

A-3-65

FRAPAG PORTFOLIO

The following table presents certain information relating to the tenancies at the FRAPAG Portfolio Properties:

Major Tenants(1)

Tenant Name	Property(2)	Credit Rating (Fitch/Moody’s/ S&P)(3)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant

Reynolds, Smith & Hills	A	NR/NR/NR	62,995	9.0%	$19.00	$1,196,905	22.6%	3/31/2019
Availity	A	NR/NR/NR	49,308	7.1%	$21.00	$1,035,468	19.5%	8/31/2017(4)
Rockwell Collins Satellite	B	A/A2/A	157,507	22.5%	$5.90	$929,760	17.5%	Various(5)
Regus (Office Suites Plus)	A	NR/NR/NR	15,135	2.2%	$26.09	$394,872	7.4%	11/30/2018(6)
Turnkey Project Services	C	NR/NR/NR	95,282	13.6%	$3.20	$304,902	5.7%	9/30/2018
Freeman Decorating Services	C	NR/NR/NR	90,141	12.9%	$3.10	$279,438	5.3%	5/31/2021
Duravit USA Inc.	B	NR/NR/NR	58,707	8.4%	$4.47	$262,136	4.9%	6/30/2017
KCI USA, Inc.	C	NR/NR/NR	60,141	8.6%	$3.25	$195,458	3.7%	4/30/2015
Miller Electric Mfg. Co.	C	NR/NR/NR	55,000	7.9%	$3.45	$189,750	3.6%	6/30/2016
The Systems Depot	B	NR/NR/NR	19,856	2.8%	$6.22	$123,583	2.3%	5/31/2019

Total Major Tenants - Collateral			664,072	95.0%	$7.40	$4,912,272	92.6%

Non-Major Tenants - Collateral			22,283	3.1%	$17.58	$391,664	7.4%

Occupied Collateral Total			686,355	98.1%	$7.73	$5,303,936	100.0%

Vacant Space			13,000	1.9%

Collateral Total			699,355	100.0%

(1)	Information obtained from the underwritten rent roll.
(2)
(A) denotes tenant is located at the Waterview I & II property; (B) denotes tenant is located at the Northmont Distribution Center property; and (C) denotes tenant is at the Riverview Distribution Center property.

(3)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(4)	Availity has a termination option exercisable upon notice by June 2018.
(5)
Rockwell Collins Satellite has two leases: 48,800 square feet (7.0% of total net rentable area) expiring on November 30, 2014, and 108,707 square feet (15.5% of total net rentable area) expiring on October 31, 2019.

(6)	Regus (Office Suites Plus) has a termination option exercisable upon notice by August 2015.

The following table presents certain information relating to the lease rollover schedule at the FRAPAG Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2014	3	57,605	8.2%	57,605	8.2%	$376,790	$6.54
2015	2	61,913	8.9%	119,518	17.1%	$222,038	$3.59
2016	2	57,875	8.3%	177,393	25.4%	$251,562	$4.35
2017	3	112,636	16.1%	290,029	41.5%	$1,392,335	$12.36
2018	3	114,627	16.4%	404,656	57.9%	$781,869	$6.82
2019	3	191,558	27.4%	596,214	85.3%	$1,999,904	$10.44
2020	0	0	0.0%	596,214	85.3%	$0	$0.00
2021	1	90,141	12.9%	686,355	98.1%	$279,438	$3.10
2022	0	0	0.0%	686,355	98.1%	$0	$0.00
2023	0	0	0.0%	686,355	98.1%	$0	$0.00
2024	0	0	0.0%	686,355	98.1%	$0	$0.00
Thereafter	0	0	0.0%	686,355	98.1%	$0	$0.00
Vacant	0	13,000	1.9%	699,355	100.0%	$0	$0.00
Total/Weighted Average	17	699,355	100.0%		100.0%	$5,303,936	$7.73

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

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FRAPAG PORTFOLIO

The following table presents historical occupancy percentages at the FRAPAG Portfolio Properties:

Historical Occupancy

12/31/2010(1)	12/31/2011(1)	12/31/2012(1)	12/31/2013
99.0%	99.3%	98.1%	98.1%

(1)	Information obtained from the borrower.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the FRAPAG Portfolio Properties:

Cash Flow Analysis

	2011	2012	TTM(1)	U/W	U/W $ per SF
Base Rent	$4,315,587	$4,639,220	$4,746,926	$5,303,936(2)	$7.58
Grossed Up Vacant Space	0	0	0	260,000	0.37
Total Reimbursables	1,205,260	1,150,285	815,143	896,836	1.28
Other Income	(60,183)	(25,964)	18,187	0	0.00
Less Vacancy & Credit Loss	0	0	0	(472,049)(3)	(0.67)
Effective Gross Income	$5,460,664	$5,763,541	$5,580,256	$5,988,723	$8.56

Total Operating Expenses	$2,090,272	$2,476,441	$2,303,250	$2,098,092	$3.00

Net Operating Income	$3,370,392	$3,287,100	$3,277,006	$3,890,631	$5.56
TI/LC	0	0	0	308,685	0.44
Capital Expenditures	0	0	0	86,208	0.12
Net Cash Flow	$3,370,392	$3,287,100	$3,277,006	$3,495,739	$5.00

NOI DSCR	1.26x	1.23x	1.23x	1.46x
NCF DSCR	1.26x	1.23x	1.23x	1.31x
NOI DY	8.1%	7.9%	7.9%	9.4%
NCF DY	8.1%	7.9%	7.9%	8.4%

(1)
Cash Flow Analysis is based upon trailing twelve months as of November 30, 2013 for the Riverpark Distribution Center and Waterview I & II properties, and is based upon trailing twelve months as of December 31, 2013 for the Northmont Distribution Center property.

(2)
The U/W Base Rent and U/W Net Operating Income are higher than the TTM Base Rent and TTM Net Operating Income due to new and renewal leases totaling approximately 248,461 square feet, representing approximately $1,851,761 in U/W Base Rent at the FRAPAG Portfolio Properties.

(3)	The underwritten economic vacancy is 7.3%. The FRAPAG Portfolio Properties were 98.1% physically occupied as of December 31, 2013.

Appraisal.  According to the related appraisals performed from December 9, 2013 to December 13, 2013 the FRAPAG Portfolio Properties had an aggregate “as-is” appraised value of $57,850,000.

Environmental Matters.  According to the Phase I environmental site assessments dated from December 18, 2013 to December 27, 2013, there was no evidence of any recognized environmental conditions at the FRAPAG Portfolio Properties.

Market Overview.  The FRAPAG Portfolio Properties are located in Jacksonville, Florida; Duluth, Georgia; and Fort Worth, Texas, respectively.

Waterview I & II

The Waterview I & II property is located at the intersection of Gate Parkway and Deerwood Park Boulevard in Jacksonville, Florida. The Waterview I & II property is just east of Deerwood Park office park, approximately 10 miles south of the Jacksonville central business district. According to the appraisal, the Waterview I & II property is located within the Jacksonville office market and the Southside submarket.  According to a third party market research report, as of the third quarter of 2013, the Jacksonville office market vacancy rate and average asking gross lease rate were 12.5% and $17.35, respectively. As of the third quarter of 2013, the Southside submarket class A vacancy rate and average asking gross lease rate were 4.8% and $19.71, respectively.

Northmont Distribution Center

The Northmont Distribution Center property is located on the east side of the intersection of Northmont Parkway and Evergreen Boulevard in Duluth, Georgia.  The Northmont Distribution Center property is within a formal industrial park, approximately 15 miles northeast of the Atlanta central business district and 1.5 miles north of Interstate 85. According to the appraisal, the Northmont Distribution Center property is located within the Atlanta industrial market and the Northeast Atlanta industrial submarket (warehouse).  According to a third party market research report, as of the third quarter of 2013, the Atlanta industrial market vacancy rate and average asking gross lease rate were 11.6% and $3.88, respectively. As of the third quarter of 2013, the Northeast Atlanta industrial submarket vacancy rate and average asking gross lease rate were 8.9% and $3.91, respectively.

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FRAPAG PORTFOLIO

Riverpark Distribution Center

The Riverpark Distribution Center property is located at the southeast corner of the intersection of Grand River Road and High River Road in Fort Worth, Texas. The Riverpark Distribution Center property is within the 2.3 million square foot RiverPark industrial business park, approximately 20 miles northeast of the Fort Worth central business district and 20 miles northwest of the Dallas central business district. According to the appraisal, the Riverpark Distribution Center property is located within the Dallas/Fort Worth industrial market and the Great Southwest/Arlington submarket (warehouse).  According to a third party market research report, as of the third quarter of 2013, the Dallas/Fort Worth industrial market vacancy rate and average asking gross lease rate were 7.8% and $4.96, respectively. As of the third quarter of 2013, the Great Southwest/Arlington submarket (warehouse) vacancy rate and average asking gross lease rate were 7.7% and $3.59, respectively.

The Borrower.  The borrower, collectively, is FS Northmont 1000, LLC, FRAPAG Waterview Jax, LLC, FRAPAG Riverpark DFW, LLC and FRAPAG Northmont ATL, LLC, all of which are Delaware limited liability companies and single purpose entities. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the FRAPAG Portfolio Mortgage Loan. FRAPAG America, Inc. is the guarantor of certain nonrecourse carveouts under the FRAPAG Portfolio Mortgage Loan.

The Sponsor.  The loan sponsor is FRAPAG America, Inc., a United States based owner and developer of commercial real estate properties. FRAPAG America, Inc. is a subsidiary of PNL Investments GmbH, an Austrian holding company indirectly owned by HKW Privatstiftung. John H. Zehmer has served as FRAPAG America, Inc.’s president since 1998 and has overseen FRAPAG America, Inc.’s real estate portfolio since that time. FRAPAG America, Inc. was founded in 1989 under the name Patria America Corporation, and in 1998 changed its name to FRAPAG America, Inc.

Escrows.  The loan documents provide for upfront escrows in the amount of $196,762 for real estate taxes and $64,601 for insurance, $13,938 for deferred maintenance and $245,673 for tenant reserve.  The loan documents provide for monthly escrows in the amount of $57,242 for real estate taxes, $12,238 for insurance, $7,184 for replacement reserves and $25,724 for tenant improvements and leasing commissions up to a capped amount of $ 1,234,732.

Lockbox and Cash Management.  The FRAPAG Portfolio Mortgage Loan requires a lender-controlled lockbox account for each property, each of which are already in place, and that the borrower direct tenants to pay their rents directly to such lockbox accounts.  The loan documents also require that all cash revenues and all other monies received by the borrower or the property manager be deposited into the lockbox account within three business days after receipt.  Prior to the occurrence of a Cash Management Period (as defined below), all funds on deposit in the lockbox account are swept into the borrower’s operating accounts.  During a Cash Management Period, all funds on deposit in the lockbox account are swept to a lender-controlled cash management account.

A “Cash Management Period” will commence: (i) if an event of default has occurred and is continuing; (ii) if the debt service coverage ratio is less than 1.10x as of the end of any calendar quarter; or (iii) upon the commencement of a Lease Sweep Period (as defined below). A Cash Management Period will end, with regard to a Cash Management Period triggered by clause (i) above, with the cure of such event of default; with regard to a Cash Management Period triggered by clause (ii) above, upon the achievement of a debt service coverage ratio of 1.10x or greater for two consecutive calendar quarters; and with regard to a Cash Management Period triggered by clause (iii) above, when such Lease Sweep Period has ended.

A “Lease Sweep Period” will commence on the first payment date under the FRAPAG Portfolio Mortgage Loan following the occurrence of any of the following: (a) the date that is nine months prior to the end of the term of any Major Lease (as defined below); (b) any Major Lease at any of the FRAPAG Portfolio Properties is surrendered, cancelled or terminated prior to its then-current expiration date; (c) the date under a Major Lease by which the applicable tenant is required to give notice of its exercise of a renewal option; (d) the occurrence of a default under any Major Lease or (e) upon the occurrence of an insolvency proceeding by any tenant under a Major Lease.  A Lease Sweep Period will end, with regard to a Lease Sweep Period triggered by clauses (a), (b) or (c) above, the date on which the tenant exercises its renewal option or such space has been at least 90.0% leased pursuant to an acceptable replacement tenant and all associated expenses have been paid in full; with regard to a Lease Sweep Period triggered by clause (d) above, if such default has ended; and with regard to a Lease Swap Period triggered by clause (e) above, if the applicable insolvency proceeding regarding the tenant under the applicable Major Lease has terminated and the applicable Major Lease has been affirmed, assumed or assigned in accordance with the applicable bankruptcy code.

A “Major Lease” is defined as the Reynolds, Smith & Hills lease, the Availity lease, the Rockwell Collins Satellite lease (108,707 square feet at the Northmont Distribution Center property), any other lease at the Riverpark Distribution Center property which covers 100,000 or more net rentable square feet, any other lease at the Northmont Distribution Center property which covers 80,000 or more net rentable square feet or any other lease at the Waterview I & II property which covers 40,000 or more net rentable square feet.

Property Management.  The Northmont Distribution Center property and the Riverpark Distribution Center property are managed by Seefried Industrial Properties, Inc.  The Waterview I & II property is managed by Weaver Realty Group, LLC.

Assumption.  The borrower has the right to transfer all, but not less than all, of the FRAPAG Portfolio Properties, subject to customary conditions set forth in the loan documents, including but not limited to: (i) no event of default has occurred and is continuing; (ii) the proposed transferee, the property manager and management agreement are satisfactory to the lender and applicable rating agencies; and (iii) the lender has received confirmation from DBRS, Fitch and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the then-current ratings assigned to the Series 2014-LC14 Certificates.

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FRAPAG PORTFOLIO

Partial Release.  On any payment date after February 1, 2016, the borrower may obtain the release of an individual property from the lien of the related mortgage (and the related loan documents) in connection with a partial defeasance upon the satisfaction of certain conditions including but not limited to: (i) no event of default has occurred or is continuing at the time that the release occurs; (ii) the borrower has delivered defeasance collateral in an amount equal to 115% of the allocated loan amount for the property to be released (iii) after such release, the debt service coverage ratio of the remaining properties must not be less than the greater of (x) the debt service coverage ratio immediately preceding such release and (y) 1.30x; and (iv) after such release, the loan-to-value ratio of the remaining properties must not be greater than the lesser of (x) the loan-to-value ratio immediately preceding such release and (y) 70.0%.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the FRAPAG Portfolio Properties. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event for the Northmont Distribution Center property and the Riverpark Distribution Center property, and the 12-month period following the occurrence of a casualty event at the Waterview I & II property.

Windstorm Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for windstorm in an amount equal to the full replacement cost of the FRAPAG Portfolio Properties.

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CANADIAN PACIFIC PLAZA

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CANADIAN PACIFIC PLAZA

CANADIAN PACIFIC PLAZA

FLOOR	Tenants	LEASED SF
27	Mechanical	
26	Gustafson Gluek PLLC, 10,743 SF, Exp. 8/31/2020	10,743
25	Snyder & Snyder, 3,554 SF, Exp. 9/30/2014; Lapp, Libra, Thomson, Stoebner & Pusch, 7,108 SF, Exp. 3/31/2019	10,662
24	William O'Brien, 3,214 SF, Exp. 3/31/2018; Vacant, 2,451 SF; Redgrave LLP, 2,983 SF, Exp. 3/31/2018; Vacant, 1,940 SF	6,197
23	H. Enterprizes, Int'l, 4,093 SF, Exp. 2/28/2019; Linwood Capital, 646 SF, Exp. 11/30/2016; Vacant, 5,604 SF	4,739
22	Summit Creek Advisors LLC, 2,812 SF, Exp. 6/30/2018; Vacant, 2,103 SF; Thrivent, 807 SF, Exp. 1/31/2018; ServeMinnesota, 4,847 SF, Exp. 10/31/2023	8,466
21	Magellan, 3,614 SF, Exp. 1/31/2016; Vacant, 4,990 SF; Spotnik, LLC, 2,024 SF, MTM	5,638
20	DA Davidson, 1,799 SF, Exp. 4/30/2016; Global Conferencing, 2,435 SF, Exp. 12/31/2016; Tanner & Co., 646 SF, Exp. 2/28/2016; 1100 Management, 5,630 SF, Exp. 10/31/2017	10,510
19	Tealwood, 4,886 SF, Exp. 6/30/2020; Vacant, 6,242 SF	4,886
18	Make, LLC, 11,121 SF, Exp. 3/31/2023	11,121
17	Oberman, Thompson & Segal, 4,909 SF, Exp. 2/28/2017; Vacant, 3,698 SF; Furia Law, 1,888 SF, Exp. 3/31/2019	6,797
16	Kurt Salmon Associates, Inc., 11,051 SF, Exp. 1/31/2016	11,051
15	Provident Funding, 3,547 SF, Exp. 10/31/2016; Vacant, 1,870 SF; Turnstone Group, 1,151 SF, Exp. 11/30/2016; Lawyers Office Group, 4,028 SF, Exp. 6/30/2014	8,726
14	Element Data Group, 3,657 SF, Exp. 1/31/2018; Clarity Coverdale Fury, 2,505 SF, Exp. 7/31/2019; Clarity Coverdale Fury, 1,403 SF, Exp. 7/31/2019; Vacant, 2,706 SF	7,565
13	Clarity Coverdale Fury, 10,455 SF, Exp. 7/31/2019	10,455
12	Ronald James Jr, 3,449 SF, Exp. 7/31/2017; Vacant, 807 SF; Katz & Manka, 3,072 SF, Exp. 2/28/2017; Wilson & Associates, 2,384 SF, Exp. 7/31/2019	8,905
11	Soo Line Railroad Company, 10,530 SF, Exp. 8/31/2027	10,530
10	Soo Line Railroad Company, 10,530 SF, Exp. 8/31/2027	10,530
9	Soo Line Railroad Company, 10,530 SF, Exp. 8/31/2027	10,530
8	Soo Line Railroad Company, 10,530 SF, Exp. 8/31/2027	10,530
7	Soo Line Railroad Company, 10,530 SF, Exp. 8/31/2027	10,530
6	Mechanical	
5	Soo Line Railroad Company, 39,639 SF, Exp. 8/31/2027	39,639
4	Nilan Johnson, 38,521 SF, Exp. 2/29/2020	38,521
3	Nilan Johnson, 38,538 SF, Exp. 2/29/2020	38,538
2	Fringe, 1,413 SF, Exp. 1/31/2017; Skyway Techs, 506 SF, Exp. 4/30/2017; Starbucks, 947 SF, Exp. 3/31/2019; Skyway Sushi, 450 SF, Exp. 5/31/2020; Oste/USA, 1,416 SF, Exp. 5/31/2015; D. Brian's Deli Corp, 2,475 SF, Exp. 1/31/2015; Vacant, 6,227 SF	12,626
2	Vacant, 3,771 SF; Vacant, 1,498 SF; MN Residential, 381 SF, Exp. 4/30/2016; Asian Max, 1,868 SF, Exp. 8/31/2018; Suite Shop, 800 SF, Exp. 5/31/2014; Suite Shop, 620 SF, Exp. 5/31/2014; Madison & Co, 1,740 SF, Exp. 6/30/2014	
1	Vacant, 10,428 SF; Disc. Strength, 1,613 SF, Exp. 2/28/2018; CPP Fitness, 3,514 SF, MTM; Mgmt. Office, 3,950 SF, MTM; HCMC, 4,275 SF, Exp. 12/31/2015; GCS, 381 SF, Exp. 12/31/2016; Conference Room, 2,206 SF, MTM; Plaza Print, 894 SF, Exp. 5/31/2017; Vacant, 1,262 SF	16,833
–1	Vacant, 2,992 SF; Vacant, 1,814 SF; Vacant (Storage), 4,239 SF; Implex.Net, 4,984 SF, Exp. 10/31/2019; Vacant, 303 SF; Vacant, 816 SF	4,984
–2	Storage	0
	TOTAL	330,252
	GRAND TOTAL	393,902

VACANT | MTM | BUILDING | 2013-2014 | 2015-2016 | 2017-2018 | 2019-2020 | 2021+

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CANADIAN PACIFIC PLAZA

Canadian Pacific Plaza
120 South 6th Street
Minneapolis, MN 55402
MINNEAPOLIS
Warehouse District
Nicollet Island/ East Bank
North Loop
Downtown West
Downtown East
Loring Park
Stevens Square
Mississippi River
NORTH STAR COMMUTER RAIL
HIAWATHA LIGHT RAIL LINE
NICOLLET MALL
TARGET FIELD STATION
WAREHOUSE DISTRICT
NICOLLET MALL
GOV'T. PLAZA
DOWNTOWN EAST/ METRODOME
Target Field
Target Center
Butler Square
Hawthorne Transportation Center
Federal Reserve Bank of Minneapolis
U.S. Post Office
St. Anthony Falls
Gateway Park
Cancer Survivors Park
Minneapolis Central Library
Marquette Plaza
ING 20 Washington
ING 100 Washington
ING 111 Washington
Federal Office Building
Northern Operations Center
City of Lakes Bldg.
Minneapolis Public Service Building
Federal Building & Courthouse
Flour Exchange Building
Minneapolis Grain Exchange
Xcel Energy
Towle Building
Tritech Center
Wells Fargo Midland
Century Link
City Hall
Hennepin County Public Safety Center
Hennepin County Govt. Center
Dain Rauscher Plaza
501 Marquette
Rand Tower
US Bank Plaza
33 South 6th Street
Gaviidae Common I
Wells Fargo Center
Northstar Center
225 S. 6th
IDS Center
WCCO
Baker Center
US Trust
Ameriprise Financial Ctr.
Twin City Federal Tower
Foshay Tower
Midwest Plaza
US Bancorp Tower
Pantages Theater
Carmichael Lynch
Hennepin Stages
Historic Orpheum Theater
Historic State Theater
LaSalle Plaza
University of St. Thomas Minneapolis Campus
50 S. 10th
Target World Headquarters
AT&T Tower
Oracle Centre
Energy Center
Ameriprise Client Services
Kraus Anderson
WCCO-TV
University of St. Thomas Law School
MacPhail Center for the Arts
Peavey Plaza
Orchestra Hall
1221 Nicollet Mall
Ameriprise Operations
Century Plaza
Minneapolis Convention Center
Minneapolis Community & Technical College
Hennepin County Medical Center
Mall of America Field (Metrodome)
Stevens Square Park
5th St. N.
N. 2nd St.
N. Washington Ave.
Olsen Mem. Hwy.
5th Ave. N.
7th St. N.
3rd Ave. N.
2nd Ave. N.
4th St. N.
5th St. N.
3rd St. N.
1st Ave. N.
Hennepin Ave.
Marquette Ave. S.
1st St. S.
2nd St. S.
S. Washington Ave.
3rd St. S.
4th St. S.
5th St. S.
6th St. S.
7th St. S.
8th St. S.
9th St. S.
10th St. S.
11th St. S.
12th St. S.
2nd Ave. S.
3rd Ave. S.
4th Ave. S.
5th Ave. S.
Portland Ave. S.
5th St. S.
6th St. S.
7th St. S.
8th St. S.
1st Ave. NE
Hennepin Ave.
SE Main St.
W. River Pkwy.
Glenwood Ave.
10th St. N.
11th St. N.
N. 12th St.
Hawthorne Ave.
Hennepin Ave.
Harmon Pl.
LaSalle Ave.
W. 14th St.
Marquette Ave. S.
E. 18th St.
Groveland Ave.
LaSalle Ave.
Nicollet Ave.
1st Ave. S.
Stevens Ave.
3rd Ave. S.
394
394
65
94
12
35W
Coon Rapids
Blaine
Brooklyn Park
Maple Grove
Plymouth
Roseville
Maplewood
Downtown
ST. PAUL
MINNEAPOLIS
Minnetonka
Woodbury
Edina
Richfield
Eden Prairie
Bloomington
Eagan
Burnsville
Apple Valley

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No. 8 – Canadian Pacific Plaza

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$39,750,000			Specific Property Type:	CBD
Cut-off Date Principal Balance:	$39,750,000			Location:	Minneapolis, MN
% of Initial Pool Balance:	3.2%			Size:	393,902 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$100.91
Borrower Name:	CanPac Owner LLC			Year Built/Renovated:	1960/1999
Sponsors:	Jon Hempel, Joshua Krsnak and an affiliate of Ladder Capital Finance LLC			Title Vesting:	Fee
Mortgage Rate:	5.180%			Property Manager:	Northstar Equity Services, LLC
Note Date:	October 9, 2013			3rd Most Recent Occupancy (As of):	NAV
Anticipated Repayment Date:	November 6, 2023			2nd Most Recent Occupancy (As of):	50.7% (12/31/2011)
Maturity Date:	November 6, 2028			Most Recent Occupancy (As of)(3):	56.3% (12/31/2012)
IO Period:	36 months			Current Occupancy (As of)(3):	84.3% (10/31/2013)
Loan Term (Original):	120 months
Seasoning:	3 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing ARD			3rd Most Recent NOI (As of)(4):	$527,750 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(4):	$932,644 (12/31/2012)
Call Protection:	GRTR 1% or YM(27),GRTR 1% or YM or D(88),O(5)			Most Recent NOI (As of)(4):	$1,508,241 (TTM 10/31/2013)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Future Mezzanine
				U/W Revenues(4):	$8,959,556
				U/W Expenses:	$4,717,060
				U/W NOI(4):	$4,242,496
Escrows and Reserves(2):				U/W NCF(4):	$3,983,407
				U/W NOI DSCR:	1.62x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1.52x
Taxes	$251,920	$83,973	NAP	U/W NOI Debt Yield:	10.7%
Insurance	$36,057	$7,211	NAP	U/W NCF Debt Yield:	10.0%
Replacement Reserves	$0	$8,206	NAP	As-Is Appraised Value:	$53,500,000
TI/LC Reserve	$955,633	$13,232	NAP	As-Is Appraisal Valuation Date:	September 5, 2013
Outstanding TI/LC Reserve	$1,926,589	$0	NAP	Cut-off Date LTV Ratio:	74.3%
Free Rent Reserve	$653,676	$0	NAP	LTV Ratio at Maturity or ARD:	66.0%

(1)	See “Subordinate and Mezzanine Indebtedness” section.
(2)	See “Escrows” section.
(3)	See “Historical Occupancy” section.
(4)	See “Cash Flow Analysis” section.

The Mortgage Loan.  The mortgage loan (the “Canadian Pacific Plaza Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an office building located in Minneapolis, Minnesota (the “Canadian Pacific Plaza Property”).  The Canadian Pacific Plaza Mortgage Loan was originated on October 9, 2013 by Ladder Capital Finance LLC.  The Canadian Pacific Plaza Mortgage Loan had an original principal balance of $39,750,000, has an outstanding principal balance as of the Cut-off Date of $39,750,000 and accrues interest at an interest rate of 5.180% per annum.  The Canadian Pacific Plaza Mortgage Loan had an initial term of 120 months, has a remaining term of 117 months as of the Cut-off Date and requires interest-only payments for the first 36 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule through the Anticipated Repayment Date (“ARD”). The ARD is November 6, 2023, and the final maturity date is November 6, 2028. In the event the Canadian Pacific Plaza Mortgage Loan is not repaid in full on or before the ARD, the interest rate on the Canadian Pacific Plaza Mortgage Loan will increase to 8.180% per annum and, as of the ARD, will have a remaining term of 60 months. The ARD automatically triggers a full cash flow sweep whereby all excess cash flow will be used to pay down the principal balance of the Canadian Pacific Plaza Mortgage Loan.

The borrower has the right to voluntarily prepay the Canadian Pacific Plaza Mortgage Loan in whole, but not in part, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid on any date before July 6, 2023. Furthermore, following the defeasance lockout period, the borrower will have the right to

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CANADIAN PACIFIC PLAZA

defease the Canadian Pacific Plaza Mortgage Loan in whole, but not in part, on any date before July 6, 2023. In addition, the Canadian Pacific Plaza Mortgage Loan is prepayable without penalty on or after July 6, 2023.

Sources and Uses

Sources			Uses
Original loan amount	$39,750,000	70.0%	Purchase price	$51,520,000	90.7%
Sponsor’s new cash contribution	14,083,920	24.8	Reserves	3,823,875	6.7
Seller credits	2,986,545	5.3	Closing costs	1,476,590	2.6
Total Sources	$56,820,465	100.0%	Total Uses	$56,820,465	100.0%

The Property.  The Canadian Pacific Plaza Property is a 28-story class A/B+ office building containing approximately 393,902 square feet located in the central business district of Minneapolis, Minnesota.  The Canadian Pacific Plaza Property was built in 1960 and most recently renovated in 1999.  The Canadian Pacific Plaza Property contains 130 garage parking spaces reflecting a parking ratio of 0.3 spaces per 1,000 square feet of net rentable area. Since 1991, the Canadian Pacific Plaza Property has undergone over $40.0 million of renovations and the largest tenant, Canadian Pacific Rail has invested over $10.0 million in its space since 2012.  The Canadian Pacific Plaza Property benefits from a number of amenities that differentiate it from its competition. The Canadian Pacific Plaza Property features an atrium between the ground floor lobby and skyway level that provides visibility and light to skyway tenants and those entering the Canadian Pacific Plaza Property via the skyway. Furthermore, the Canadian Pacific Plaza Property has received extensive lobby renovations, including marble facades to the elevator banks, wood paneling in select banks, dedicated elevator banks for certain tenants and other lobby finishes consistent with a class A office building. The Canadian Pacific Plaza Property also offers a fitness center, and a state-of-the-art conference and video conference facility that can seat up to 70 guests. As of October 31, 2013, the Canadian Pacific Plaza Property was 84.3% leased to 52 different tenants.

The following table presents certain information relating to the tenancy at the Canadian Pacific Plaza Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Canadian Pacific Rail	NR/Baa3/BBB-	92,289	23.4%	$12.32(2)(3)	$1,136,693(2)(3)	27.1%	8/31/2027
Nilan Johnson Lewis PA	NR/NR/NR	77,059	19.6%	$13.00	$1,001,767(4)	23.9%	2/29/2020
Clarity Coverdale	NR/NR/NR	14,363	3.6%	$11.50	$165,175	3.9%	7/31/2019
Kurt Salmon Associates	NR/NR/NR	11,051(5)	2.8%	$13.50	$149,189	3.6%	1/31/2016
Gustafson Glueck	NR/NR/NR	10,743	2.7%	$13.50	$145,031	3.5%	8/31/2020(6)
Total Major Tenants		205,505	52.2%	$12.64	$2,597,855	61.9%

Non-Major Tenants		126,687	32.2%	$12.60	$1,596,456	38.1%

Occupied Collateral		332,192	84.3%	$12.63	$4,194,311	100.0%

Vacant Space		61,710	15.7%

Collateral Total		393,902	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent includes straight line rent for Canadian Pacific Rail.
(3)	Canadian Pacific Rail has six months of rent abatement ending March 14, 2014. $53,032 was reserved at closing for the remaining rent abatement.
(4)	Nilan Johnson Lewis PA has two partial rent abatements ending November 2015. The amounts of the abatements total $139,546 and were reserved at closing.
(5)
Kurt Salmon Associates has listed 5,901 square feet of its total 11,051 square feet of space for sublease. Kurt Salmon Associates is reportedly seeking $15.00 per square foot gross to sublease the space.  The tenant was underwritten as occupied with in place rent of $13.50 per square foot.

(6)
Gustafson Glueck may terminate its lease on August 31, 2017 upon providing 12 months’ written notice and payment of a termination fee of all unamortized transaction costs including concessions, commissions, allowances, and other expenses incurred by the landlord.

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CANADIAN PACIFIC PLAZA

The following table presents certain information relating to the lease rollover schedule at the Canadian Pacific Plaza Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2014	6	12,766	3.2%	12,766	3.2%	$155,919	$12.21
2015	3	8,176	2.1%	20,942	5.3%	$164,796	$20.16
2016	10	25,651	6.5%	46,593	11.8%	$334,404	$13.04
2017	8	21,813	5.5%	68,406	17.4%	$288,339	$13.22
2018	7	16,954	4.3%	85,360	21.7%	$233,325	$13.76
2019	9	35,767	9.1%	121,127	30.8%	$480,920	$13.45
2020	5	93,138	23.6%	214,265	54.4%	$1,213,504	$13.03
2021	0	0	0.0%	214,265	54.4%	$0	$0.00
2022	0	0	0.0%	214,265	54.4%	$0	$0.00
2023	2	15,968	4.1%	230,233	58.4%	$186,412	$11.67
2024	0	0	0.0%	230,233	58.4%	$0	$0.00
Thereafter	9	101,959	25.9%	332,192	84.3%	$1,136,693	$11.15
Vacant	0	61,710	15.7%	393,902	100.0%	$0	$0.00
Total/Weighted Average	59	393,902	100.0%			$4,194,311	$12.63

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Canadian Pacific Plaza Property:

Historical Occupancy

12/31/2010(1)	12/31/2011(2)(3)	12/31/2012(2)(3)	10/31/2013(3)
NAV	50.7%	56.3%	84.3%

(1)	Not available from seller.
(2)	Information obtained from the borrower.
(3)
Since August 2011 leases have been signed for 199,982 square feet of space at the Canadian Pacific Plaza Property, representing 50.8% of the Canadian Pacific Plaza Property square footage and 59.8% of annual underwritten Base Rent.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Canadian Pacific Plaza Property:

Cash Flow Analysis

	2011	2012	TTM 10/31/2013	U/W(1)	U/W $ per SF
Base Rent	$970,636	$2,348,082	$2,516,150	$4,911,099	$12.47
Grossed Up Vacant Space	0	0	0	0	0
Total Reimbursables	898,377	2,757,951	3,262,512	5,003,808	12.70
Other Income	69,972	237,498	319,812	550,604(2)	1.40
Less Vacancy & Credit Loss	0	0	0	(1,505,953)(3)	(3.82)
Effective Gross Income	$1,938,985	$5,343,531	$6,098,474	$8,959,556	$22.75

Total Operating Expenses	$1,411,235	$4,410,887	$4,590,233	$4,717,060	$11.98

Net Operating Income	$527,750	$932,644	$1,508,241	$4,242,496	$10.77
TI/LC	0	0	0	160,614	0.41
Capital Expenditures	0	0	0	98,476	0.25
Net Cash Flow	$527,750	$932,644	$1,508,241	$3,983,407	$10.11

NOI DSCR	0.20x	0.36x	0.58x	1.62x
NCF DSCR	0.20x	0.36x	0.58x	1.52x
NOI DY	1.3%	2.4%	3.8%	10.7%
NCF DY	1.3%	2.4%	3.8%	10.0%

(1)
The increase in underwritten Effective Gross Income and underwritten Net Operating Income from trailing 12 months ended October 31, 2013 is primarily attributed to tenants’ expiring free rent periods, rent bumps through December 2014, the straight-line rent for Canadian Pacific Rail and new leasing activity (93,006 square feet of new leasing activity since the fourth quarter of 2012, accounting for $1,158,726 in underwritten Base Rent). See also “Major Tenants” section.

(2)
The underwritten Other Income is higher than the trailing 12 months ended October 31, 2013 primarily due to a new parking operating lease which increased parking revenue from $142,694 to $370,000 per annum.

(3)	The underwritten economic vacancy is 15.2%. The Canadian Pacific Plaza Property was 84.3% physically occupied as of October 31, 2013.

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CANADIAN PACIFIC PLAZA

Appraisal.  As of the appraisal valuation date of September 5, 2013, the Canadian Pacific Plaza Property had an “as-is” appraised value of $53,500,000.

Environmental Matters.  According to the Phase I environmental site assessment dated September 9, 2013, there was no evidence of any recognized environmental conditions.

Market Overview and Competition.  The Canadian Pacific Plaza Property is located in the central business district of Minneapolis, Minnesota.  The Canadian Pacific Plaza Property is situated one block south of the Blue Line Light Rail “Nicollet Mall” station, which connects downtown Minneapolis to the Minneapolis-Saint Paul International Airport, and to downtown Saint Paul via connection from the Green Line train station (opening mid-2014). The Canadian Pacific Plaza Property has two skyway access points, connecting it to the largest continuous skyway system in the United States.  According to the appraisal, the estimated 2013 population in the Minneapolis-Saint Paul Metro Area is 3,363,277, and the average unemployment rate in the Minneapolis-Saint Paul metro area was 4.7% as of May 2013 compared to the State of Minnesota, which had an unemployment rate of 4.9%.

According to the appraisal, the Minneapolis-Saint Paul metro area office market contains approximately 71.6 million square feet of office space with an overall vacancy rate of 17.5%, as of the second quarter of 2013. The Canadian Pacific Plaza Property is located in the Minneapolis central business district submarket, which contains approximately 26.2 million square feet of office space with an overall vacancy rate of 16.9%, as of the second quarter of 2013. The Minneapolis central business district class A and class B vacancy rates were 10.7% and 24.9%, respectively, as of the second quarter of 2013.  The Minneapolis central business district class A and class B market rents were $16.96 per square foot and $10.98 per square foot on a triple net basis, respectively. The appraiser concluded the average rent for the competitive peer submarket set to be $12.00 per square foot, on a triple net basis.

The following table presents certain information relating to comparable office properties for the Canadian Pacific Plaza Property:

Competitive Set(1)

	Canadian Pacific Plaza (Subject)	Oracle and International Centre	Fifth Street Towers	225 South Sixth Street	Young Quinlan Building
Market	Minneapolis CBD	Minneapolis CBD	Minneapolis CBD	Minneapolis CBD	Minneapolis CBD
Distance from Subject	--	0.3 miles	0.1 miles	0.1 miles	0.3 miles
Property Type	Office	Office	Office	Office	Office
Stories		20	25	53	5
Year Built/Renovated	1960/1999	1984/NAP	1985/NAP	1992/NAP	1925/Various
Total GLA	393,902 SF	622,173 SF	436,551 SF	1,401,233 SF	146,816 SF
Total Occupancy	84%	90%	65%	84%	100%

(1)	Information obtained from the appraisal dated September 5, 2013.

The Borrower.  The borrower is CanPac Owner LLC, a Delaware limited liability company and a single purpose entity with a managing member that has one independent director.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Canadian Pacific Plaza Mortgage Loan.  Jon Hempel and Joshua Krsnak are the guarantors of certain nonrecourse carveouts under the Canadian Pacific Plaza Mortgage Loan.

The Sponsors.  The sponsors are Jon Hempel, Joshua Krsnak and an affiliate of Ladder Capital Finance LLC (“Ladder”). Such affiliate of Ladder maintains a 90.0% indirect interest in the borrower. Jon Hempel is the president of the Hempel Companies and Joshua Krsnak is an executive vice president at Hempel Companies. Since 2001, Hempel Companies has owned over 1.8 million square feet of office and 340 hospitality and multifamily units in the Minneapolis-Saint Paul metro area. Ladder Capital Finance Holdings LLLP and its consolidated subsidiaries, including Ladder Capital Finance, LLC are a commercial real estate investment company focused on the origination of first mortgage and mezzanine loans, equity investment in commercial real estate and investing in investment graderated securities secured by commercial real estate. See “Risk Factors – Risks Related to the Offered Certificated – Various Other Securitization-Level Conflicts of Interest May Have an Adverse Effect on Your Offered Certificates – Conflicts Between the Trust Fund and the Mortgage Loan Sellers and Their Affiliates” in the Free Writing Prospectus.

Escrows. The loan documents provide for upfront escrows at closing in the amount of $251,920 for real estate taxes, $36,057 for insurance, $653,676 for free rent reserve, $1,926,589 for outstanding tenant improvement and leasing commissions and $955,633 for future tenant improvement and leasing commissions.  The loan documents also provide for ongoing monthly escrows in the amount of $83,973 for real estate taxes, $7,211 for insurance, $8,206 for replacement reserves and $13,232 for tenant improvements and leasing commissions.

Lockbox and Cash Management.  The Canadian Pacific Plaza Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly to such lockbox account.  The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within two business days after receipt.  Prior to the occurrence of a Cash Management Period (as defined below) all funds on deposit in the lockbox account are swept into the borrower’s operating account on a daily basis. During a Cash Management Period, all funds on deposit in the lockbox account are swept on a daily basis to a cash management account under the control of the lender.

A “Cash Management Period” will commence upon either of the following events: (i) the occurrence of an event of default or (ii) the amortizing net cash flow debt service coverage ratio falling below 1.05x. A Cash Management Period will end with respect to the

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CANADIAN PACIFIC PLAZA

matters described in clause (i) above, when such event of default has been cured, and with respect to the matters described in clause (ii) above, when an amortizing debt service coverage ratio of at least 1.05x has been achieved for two consecutive calendar quarters. The borrower has the right to partially prepay the Canadian Pacific Plaza Mortgage Loan without penalty or premium to satisfy the minimum debt service coverage ratio in order to end a Cash Management Period.

Property Management.  The Canadian Pacific Plaza Property is managed by NorthStar Equity Services, LLC.

Assumption.  The borrower has the right to transfer the Canadian Pacific Plaza Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including that the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee’s experience, financial strength and general business standing.

Partial Release. Not permitted.

Real Estate Substitution. Not Permitted.

Subordinate and Mezzanine Indebtedness.  The borrower has the right to incur mezzanine financing subject to the borrower’s satisfaction of certain conditions precedent including, but not limited to: (i) no event of default has occurred or is continuing; (ii) the loan-to-value ratio including all mortgage and mezzanine debt is not greater than 75.0%; (iii) the amortizing net cash flow debt service coverage ratio including all mortgage and mezzanine debt is not less than 1.25x; (iv) no affiliate of Ladder Capital Finance LLC shall own any direct or indirect equity interest in the borrower; and (v) the execution of an intercreditor agreement.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for damage from terrorism in an amount equal to the full replacement cost of Canadian Pacific Plaza Property as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

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A-3-79

CALIDUS STUDENT HOUSING PORTFOLIO

A-3-80

CALIDUS STUDENT HOUSING PORTFOLIO

JACKSONVILLE
Nances Creek
TALLADEGA NATIONAL FOREST
Carpenters Ln
Stone Center
Jacksonville State University
Pete Mathews Coliseum
Burgess-Snow Field at JSU Stadium
Ladiga St
Cedar Springs Dr
Jacksonville Plaza Shopping Center
Whites Gap Rd
Stoney Brook Golf Course
Alexandria-Jacksonville Hwy
CALHOUN COUNTY
White Plains
Weaver
McClellan Blvd
Jacksonville St
West Point Rd
Nisbet Lake Rd
Hollingsworth Rd
204
21
9

JONESBORO
Downtown
Arkansas State University
Indian Stadium
St. Bernards Medical Center
Jonesboro Country Club
HealthSouth Rehab. Hosp.
Caraway Plaza
Jonesboro Municipal Airport
Indian Mall
Mall at Turtle Creek
Highland Sq. Shopping Center
Joe N. Martin Expwy
Craighills Golf Course
Links at Jonesboro
Craighead Forest Park
CRAIGHEAD COUNTY
351
49
141
18
63
463
1

Calidus Student Housing Portfolio

1 Grove at Jacksonville	Jacksonville, AL
2 Grove at Jonesboro	Jonesboro, AR
3 Grove at Wichita	Wichita, KS
4 Grove at Wichita Falls	Wichita Falls, TX

Valley Center
Kechi
Park City
Bel Aire
Jones Park
SEDGWICK COUNTY
WICHITA
Rockhurst
Orchard Park
Riverside
Westlink
Eastborough
Uptown
Downtown
South Central
Southwest Wichita
South City
Wichita State University
McConnell Air Force Base
Kansas Turnpike
135
235
35

Oklahoma City 131 miles
WICHITA FALLS
Pleasant Valley
WICHITA COUNTY
Wichita Falls Municipal Airport
Sheppard Air Force Base
Downtown
Kay Yeager Coliseum
United Reg. Health Care System
Parker Square Shopping Center
Midwestern State Univ.
Sikes Senter Mall
Kickapoo Downtown Airport
Wichita Falls Memorial Stadium
Lake Wichita
Seymour Hwy.
Archer City Hwy.
Waurika Frwy.
Castaway Cove Waterpark
Fort Worth 109 miles
ARCHER COUNTY
44
287
277
281
82
240
11

A-3-81

No. 9 – Calidus Student Housing Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Portfolio
Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR			Property Type:	Multifamily
Original Principal Balance:	$38,814,000			Specific Property Type:	Student Housing
Cut-off Date Principal Balance:	$38,814,000			Location:	Various – See Table
% of Initial Pool Balance:	3.1%			Size:	2,016 beds
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per Bed(2):	$19,253
Borrower Names(1):	Various			Year Built/Renovated:	Various – See Table
Sponsors:	Jonathan Cameron-Hayes; Benjamin Shibe Macfarland III; William J. Levy; ZAIS Group			Title Vesting:	Fee
Mortgage Rate:	5.350%			Property Manager:	BMOC, Inc.
Note Date:	December 27, 2013			3rd Most Recent Occupancy:	77.4% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	79.3% (12/31/2011)
Maturity Date:	January 6, 2024			Most Recent Occupancy (As of):	83.0% (12/31/2012)
IO Period:	24 months			Current Occupancy (As of):	94.6% (12/12/2013)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$3,516,773 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$3,664,248 (12/31/2012)
Call Protection:	L(25),D(91),O(4)			Most Recent NOI (As of):	$4,026,741 (TTM 9/30/2013)
Lockbox Type:	Soft/Upfront Cash Management
Additional Debt(2):	Yes			U/W Revenues:	$9,006,166
Additional Debt Type(2):	Mezzanine			U/W Expenses:	$5,002,816
				U/W NOI:	$4,003,350
Escrows and Reserves(3):				U/W NCF:	$3,700,950
				U/W NOI DSCR(2):	1.54x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(2):	1.42x
Taxes	$186,609	$46,652	NAP	U/W NOI Debt Yield(2):	10.3%
Insurance	$48,689	$24,344	NAP	U/W NCF Debt Yield(2):	9.5%
Replacement Reserve	$108,070	$25,200	NAP	As-Is Appraised Value:	$57,500,000
Financial Aid Reserve	$250,000	$25,000	$250,000	As-Is Appraisal Valuation Date(4):	Various
Rebranding Reserve	$40,000	$0	NAP	Cut-off Date LTV Ratio(2):	67.5%
Deferred Maintenance	$12,063	$0	NAP	LTV Ratio at Maturity or ARD(2):	58.9%

(1)	The borrowers are: ASHP Jacksonville, LLC, ASHP Jonesboro, LLC, ASHP Wichita, LLC and ASHP Wichita Falls, LLC.
(2)
See “Subordinate and Mezzanine Indebtedness” section. The equity interests in the Calidus Student Housing Portfolio Mortgage Loan borrowers have been pledged to secure mezzanine indebtedness with a principal balance of $4,000,000. All LTV, DSCR, debt yield and Cut-off Date Principal Balance per bed numbers shown in the chart above are based solely on the $38,814,000 mortgage loan financing. As of the Cut-off Date, the combined LTV ratio is 74.5%, the combined underwritten NCF DSCR is 1.20x, and the combined underwritten NCF Debt Yield is 8.6%.

(3)	See “Escrows” section.
(4)	See “Appraisal” section.

The Mortgage Loan.  The mortgage loan (the “Calidus Student Housing Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering four student housing properties located in Texas, Arkansas, Alabama and Kansas (the “Calidus Student Housing Portfolio Properties”).  The Calidus Student Housing Portfolio Mortgage Loan was originated on December 27, 2013 by Ladder Capital Finance LLC. The Calidus Student Housing Portfolio Mortgage Loan had an original principal balance of $38,814,000, has an outstanding principal balance as of the Cut-off Date of $38,814,000 and accrues interest at an interest rate of 5.350% per annum.  The Calidus Student Housing Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 24 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule.  The Calidus Student Housing Portfolio Mortgage Loan matures on January 6, 2024.

Following the lockout period, the borrower has the right to defease the Calidus Student Housing Portfolio Mortgage Loan in whole, but not in part, on any day before October 6, 2023.  In addition, the Calidus Student Housing Portfolio Mortgage Loan is prepayable without penalty on or after October 6, 2023.

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CALIDUS STUDENT HOUSING PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$38,814,000	74.5%	Purchase price	$50,370,133	96.7%
Mezzanine loan amount Sponsor’s new cash contribution	4,000,000 9,279,548	7.7 17.8	Reserves Closing costs	645,431 1,077,984	1.2 2.1
Total Sources	$52,093,548	100.0%	Total Uses	$52,093,548	100.0%

The Properties. The Calidus Student Housing Portfolio Mortgage Loan is secured by the fee interest in four student housing properties totaling 2,016 beds located in Texas, Arkansas, Alabama and Kansas. Universities served include Arkansas State University, Wichita State University, Midwestern State University, and Jacksonville State University. The Calidus Student Housing Portfolio Properties include a range of amenities including playgrounds, basketball courts, laundry rooms, swimming pools, picnic/grilling areas and clubhouses.  The Calidus Student Housing Portfolio Properties were developed between 2007 and 2008. As of December 12, 2013, the Calidus Student Housing Portfolio Properties were 94.6% occupied.

The following table presents certain information relating to the Calidus Student Housing Portfolio Properties:

Property Name – Location	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Beds	Appraised Value
Grove at Jacksonville – Jacksonville, AL	$11,156,499	28.7%	100.0%	2007/NAP	504	$15,150,000
Grove at Jonesboro – Jonesboro, AR	$11,113,054	28.6%	89.9%	2008/NAP	504	$15,650,000
Grove at Wichita – Wichita, KS	$9,643,069	24.8%	93.5%	2008/NAP	504	$12,850,000
Grove at Wichita Falls – Wichita Falls, TX	$6,901,378	17.8%	94.9%	2008/NAP	504	$13,850,000
Total/Weighted Average	$38,814,000	100.0%	94.6%		2,016	$57,500,000

The following table presents certain information relating to the unit mix of the Calidus Student Housing Portfolio Properties:

Unit Mix Summary(1)

Unit Type	No. of Units	No. of Beds	% of Total Units	Average Unit Size (SF)	Average Monthly Rent per bed
2 Bedroom	288	576	37.5%	817	$471
3 Bedroom	480	1,440	62.5%	1,199	$435
Total/ Weighted Average	768	2,016	100.0%	1,056	$445

(1)	Information obtained from the appraisals.

The following table presents historical occupancy percentages at the Calidus Student Housing Portfolio Properties:

Historical Occupancy

12/31/2010(1)	12/31/2011(1)	12/31/2012(1)	12/12/2013(2)
77.4%	79.3%	83.0%	94.6%

(1)	Information obtained from the borrower.
(2)
70 units at the Grove at Wichita Falls are leased to Midwestern State University under a master lease that expired on December 20, 2013. Each of the master leased beds was underwritten as vacant in the mortgage loan seller’s underwritten NCF.

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CALIDUS STUDENT HOUSING PORTFOLIO

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Calidus Student Housing Portfolio Properties:

Cash Flow Analysis

	2011	2012	TTM 9/30/2013	U/W	U/W $ per Bed
Base Rent	$11,061,673	$10,816,092	$10,763,885	$10,583,004	$5,250
Less Concessions	(998,795)	(852,072)	(959,523)	(959,523)	(476)
Other Income	403,527	337,317	379,225	379,225	188
Less Vacancy & Credit Loss	(2,331,801)	(1,765,039)	(1,313,799)	(996,540)(1)	(494)
Effective Gross Income	$8,134,604	$8,536,298	$8,869,788	$9,006,166	$4,467

Total Operating Expenses	$4,617,831	$4,872,050	$4,843,047	$5,002,816	$2,481

Net Operating Income	$3,516,773	$3,664,248	$4,026,741	$4,003,350	$1,986
Replacement Reserves	0	0	0	302,400	150
Net Cash Flow	$3,516,773	$3,664,248	$4,026,741	$3,700,950	$1,836

NOI DSCR	1.35x	1.41x	1.55x	1.54x
NCF DSCR	1.35x	1.41x	1.55x	1.42x
NOI DY	9.1%	9.4%	10.4%	10.3%
NCF DY	9.1%	9.4%	10.4%	9.5%
(1) The underwritten economic vacancy is 10.8%. The Calidus Student Housing Portfolio Properties were 94.6% physically occupied as of December 12, 2013.

Appraisal. As of the appraisal valuation dates ranging from November 23, 2013 to November 26 2013, the Calidus Student Housing Portfolio Properties had an aggregate “as-is” appraised value of $57,500,000.

Environmental Matters.  According to the Phase I environmental site assessments, there was no evidence of any recognized environmental conditions at the Calidus Student Housing Portfolio Properties.

Market Overview and Competition.  The Calidus Student Housing Portfolio Properties are located in Jacksonville, Alabama; Jonesboro, Arkansas; Wichita, Kansas; and Wichita Falls, Texas.

Grove at Jacksonville

The Grove at Jacksonville property is located in the city of Jacksonville, Calhoun County, Alabama. Jacksonville is located along Highway 21, approximately 16 miles north of Interstate 20, between Birmingham, Alabama and Atlanta, Georgia.  The Grove at Jacksonville property is located on the north side of Nisbet Street, approximately one half mile north of the Jacksonville State University.  The appraisal identified a competitive set of five student housing properties, which exhibit a range of year of completion from 1965 to 2012, a range of occupancy rates from 76% to 98% and a range of average asking monthly rents from $263 to $622 per bed.

The following table presents certain information relating to some comparable student housing properties for the Grove at Jacksonville property:

Competitive Set(1) – Grove at Jacksonville

	Grove at Jacksonville (Subject)	The Reserve at Jacksonville	Park Place	University House	Pointe at Troy	Edge at Troy
Location	Jacksonville, AL	Jacksonville, AL	Jacksonville, AL	Birmingham, AL	Troy, AL	Troy, AL
Distance to Subject	--	0.1 mile	0.2 mile	79.7 miles	167.0 miles	168.0 miles
Year Built/Renovated	2007/NAP	2000/NAP	1965-1970/NAP	2007/NAP	2002/NAP	2012/NAP
Number of Beds	504	504	246	521	418	400
Average Rent (per bed)	$429	$390	$263	$622	$445	$498
Total Occupancy	100%	76%	98%	97%	92%	95%

(1)	Information obtained from the appraisal.

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CALIDUS STUDENT HOUSING PORTFOLIO

Grove at Jonesboro

The Grove at Jonesboro property is a student housing property built in 2008 and located in Jonesboro, Arkansas. Jonesboro is located approximately 40 miles northwest of Interstate 55, which provides access to Memphis, approximately 60 miles to the southeast. Jonesboro is approximately 130 miles northeast of Little Rock, via Highway 67 and Highway 49.  The Grove at Jonesboro property’s neighborhood is the Arkansas State University campus (also known as ASU or ASTATE).  The Grove at Jonesboro property is 0.1 miles from the ASU Jonesboro campus.  Arkansas State University (also known as ASU or ASTATE) is a public university and is the flagship campus of the Arkansas State University System, the state’s second largest college system and third largest university by enrollment with an enrollment of 13,553 students.

The appraisal identified a competitive set of five student housing properties, which exhibit a range of year completion from 1996 to 2009, a range of occupancy rates from 90% to 99% and a range of average asking monthly rents from $363 to $488 per bed.

The following table presents certain information relating to some comparable student housing properties for the Grove at Jonesboro property:

Competitive Set(1) – Grove at Jonesboro

	Grove at Jonesboro (Subject)	Collegiate Park	Northpark Quads	Red Wolf Den	The Village	The Links
Location	Jonesboro, AR	Jonesboro, AR	Jonesboro, AR	Jonesboro, AR	Jonesboro, AR	Jonesboro, AR
Distance to Subject	--	0.1 mile	0.3 mile	0.7 mile	1.1 miles	4.8 miles
Year Built/Renovated	2008/NAP	1999/NAP	2006/NAP	2009/NAP	2003-2005/NAP	1996/NAP
Number of Beds	504	334	836	189	378	700
Average Rent (per bed)	$452	$479	$454	$488	$363	$387
Total Occupancy	90%	95%	95%	99%	90%	95%

(1)	Information obtained from the appraisal.

Grove at Wichita

The Grove at Wichita property is a student housing property located in Wichita, Kansas.  The Kansas Turnpike (Interstate 35), Interstates 135 and 235, and U.S. Route 54/400, run through and near Wichita.  The Grove at Wichita property serves as a housing option for the Wichita State University Campus (“Wichita State”).  Wichita State is a four-year university with over 14,800 students enrolled each semester. The influence of Wichita State is positive for the Grove at Wichita property and retail properties in the Grove at Wichita  neighborhood. The neighborhood also has several large shopping centers in the area along North Rock Road, which is the main commercial corridor. These shopping centers include a Wal-Mart Supercenter, numerous full-service and fast food restaurants and a community shopping center.

The appraisal identified a competitive set of five student housing properties, which exhibit a range of year of completion from 1973 to 2008, a range of occupancy rates from 90% to 97% and a range of average asking monthly rents from $322 to $507 per bed. The Grove at Wichita property is located approximately one mile north of Wichita State University and approximately five miles northeast of the Wichita central business district.

The following table presents certain information relating to some comparable student housing properties for the Grove at Wichita property:

Competitive Set(1) – Grove at Wichita

	Grove at Wichita (Subject)	Tall Oaks	Village Park at Woodgate	Wheatshocker	Inwood Crossing	Olde English Manor
Location	Wichita, KS	Wichita, KS	Wichita, KS	Wichita, KS	Wichita, KS	Wichita, KS
Distance to Subject	--	0.8 mile	1.3 miles	1.9 miles	2.4 miles	2.9 miles
Year Built/Renovated	2008/NAP	1975/NAP	1973/NAP	1985/NAP	2008/NAP	1989/NAP
Number of Beds	504	516	395	388	616	460
Average Rent (per bed)	$431	$333	$331	$507	$336	$322
Total Occupancy	94%	97%	94%	95%	95%	90%

(1)	Information obtained from the appraisal.

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CALIDUS STUDENT HOUSING PORTFOLIO

Grove at Wichita Falls

The Grove at Wichita Falls property is a student housing property located in Wichita Falls, Texas. Wichita Falls is 138 miles northwest of Fort Worth, Texas, 150 miles northwest of Dallas, and 145 miles southwest of Oklahoma City, Oklahoma.  The Grove at Wichita Falls property serves as a housing option for Midwestern State University (“Midwestern”).  Midwestern is a four-year university with over 6,000 students enrolled each semester.  Highway access from Wichita Falls to the north and to Interstate 40 is by Interstate 44.

The appraisal identified a competitive set of five student housing properties, which exhibit a range of year of completion from 1970 to 2009, a range of occupancy rates from 89% to 100% and a range of average asking monthly rents from $353 to $594 per bed. The Grove at Wichita Falls property is located approximately one mile south of the Midwestern State University campus and four miles south of the Wichita Falls central business district.

The following table presents certain information relating to some comparable student housing properties for the Grove at Wichita Falls property:

Competitive Set(1) – Grove at Wichita Falls

	Grove at Wichita Falls (Subject)	French Quarter	Sunwatcher Village	McCullough- Trigg	Sundance Court	Bridwell Courts
Location	Wichita Falls, TX	Wichita Falls, TX	Wichita Falls, TX	Wichita Falls, TX	Wichita Falls, TX	Wichita Falls, TX
Distance to Subject	--	1.4 miles	1.9 miles	1.9 miles	1.9 miles	2.1 miles
Year Built / Renovated	2008/NAP	1972-1978/2009	2003/NAP	1993/NAP	2009/NAP	1970/NAP
Number of Beds	504	636	330	156	274	78
Average Rent (per bed)	$469	$353	$533	$477	$577	$594
Total Occupancy	95%	89%	100%	95%	100%	100%

(1)	Information obtained from the appraisal.

The Borrowers.  The borrowers are ASHP Jacksonville, LLC, ASHP Jonesboro, LLC, ASHP Wichita, LLC and ASHP Wichita Falls, LLC, all single purpose entities and collectively with two independent directors.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Calidus Student Housing Portfolio Mortgage Loan.  William J. Levy, Jonathan Cameron-Hayes and Benjamin Shibe MacFarland III are guarantors of certain nonrecourse carveouts under the Calidus Student Housing Portfolio Mortgage Loan.

The Sponsors.  The sponsors are William J. Levy, Jonathan Cameron-Hayes, Benjamin Shibe MacFarland III and the ZAIS Group. William J. Levy is the CEO of BMOC, Inc., the property manager for the Calidus Student Housing Portfolio Properties. Mr. Levy has been involved in property management for more than 30 years. Mr. Levy’s management portfolios have included as many as 100,000 leases and 75,000 beds in student housing communities all across the United States. BMOC, Inc. currently serves a wide variety of clients, including Fortune 500 Companies and regional developers. Specifically, BMOC, Inc.’s client list includes Harris Bank, Principal Financial, MetLife, Trammell Crow, Berkshire Hathaway and Capmark.

Mr. Cameron-Hayes and Mr. MacFarland are managing members of Calidus Holdings (“Calidus”) which was founded in early 2012 as an investor and operator of commercial real estate assets in the United States. Calidus and its principals have been operating in the real estate market since 1983 and have owned and previously managed a portfolio in excess of 2.5 million square feet of commercial real estate throughout the Southeast.

The ZAIS Group (“ZAIS”) funded 90% of the equity in the transaction on behalf of the San Bernardino County Employees’ Retirement Association (“SBCERA”). ZAIS is an approximately $4.6 billion global asset management firm based in Red Bank, New Jersey. SBCERA manages the retirement and related benefits of employees of San Bernardino County.

Escrows.  The loan documents provide for upfront escrows in the amount of $186,609 for real estate taxes, $48,689 for insurance, $40,000 for rebranding, $108,070 for replacement reserves, $12,063 for deferred maintenance and $250,000 for the financial aid reserve (which the borrowers will be able to draw on to cover shortfalls caused by financial aid tenants paying rents late during the first two months of each school year).  The loan documents provide for ongoing monthly reserves in the amount of $46,652 for real estate taxes, $24,344 for insurance and $25,200 for replacement reserves. To the extent the financial aid reserve is drawn upon, $25,000 will be escrowed monthly from cashflow to replenish the reserve until a balance of $250,000 is achieved.

Lockbox and Cash Management. The Calidus Student Housing Portfolio Mortgage Loan requires a lender-controlled lockbox account, which is already in place.  The loan documents require that all revenues received by the property managers be deposited into the lockbox account within one business day of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below) all excess funds on deposit will be swept into a borrower controlled account.

Upon the occurrence of a Cash Trap Event Period all excess funds on deposit in the lockbox account will be swept to certain lender controlled restricted accounts.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default and (ii) the amortizing debt service coverage ratio on the total debt for the trailing 12-month period falling below 1.05x (assuming the mezzanine debt service is in-place at closing) at the end of any two consecutive calendar quarters during the trailing 12-month

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CALIDUS STUDENT HOUSING PORTFOLIO

period.  A Cash Trap Event Period will expire, with regard to the circumstances in clause (i), upon the cure of such event of default, and with regard to the circumstances in clause (ii), when the amortizing debt service coverage ratio is equal to or greater than 1.15x for the two most recent calendar quarters on a trailing 12-month basis.

Property Management. The Calidus Student Housing Portfolio Properties are managed by an affiliate of the borrowers.

Assumption. The borrower has a one-time right to transfer the Calidus Student Housing Portfolio Properties, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, Fitch, and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-LC14 certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. ARC Realty Finance Operating Partnership, L.P. (the “Calidus Student Housing Portfolio Mezzanine Lender”) has made a $4,000,000 mezzanine loan (the “Calidus Student Housing Portfolio Mezzanine Loan”) to ASHP Mezz Borrower, LLC, a limited liability company that owns 100% of the borrower under the Calidus Student Housing Portfolio  Mortgage Loan. The Calidus Student Housing Portfolio Mezzanine Loan accrues interest at an interest rate of 12.000% per annum and is interest-only. The Calidus Student Housing Portfolio Mezzanine Loan matures on January 6, 2024. The rights of the Calidus Student Housing Portfolio Mezzanine Lender are further described under “Description of the Mortgage Pool–Subordinate and/or Other Financing–Existing (Secured Financing and Mezzanine and Similar Financing)” in the Free Writing Prospectus.

Ground Lease. None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Calidus Student Housing Portfolio Properties. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

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A-3-88

CARUTH PLAZA

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CARUTH PLAZA

ARTISTIC HAIR DESIGN
ALL PRO SPORTS
BatteriesPlus
WHITE HORSE SALOON
at&t
2nd FLOOR
SPORTS AUTHORITY
BED BATH & BEYOND
T·J·maxx
US 75 (CENTRAL EXPRESSWAY)
VACANT
Planned Parenthood
SHERLOCK'S PUB & GRILL
SOUPER SALAD
JUMBO SUPER BUFFET
ATM
PARK LANE

A-3-90

CARUTH PLAZA

Caruth Plaza
9100 North Central Expressway
Dallas, TX 75231
DALLAS
Addison
Richardson
Farmers Branch
GARLAND
North Dallas
Lake Highlands
University Park
Northeast Dallas
Highland Park
Oak Lawn
Knox/Henderson
Uptown
Deep Ellum
Downtown
DALLAS COUNTY
Dallas Love Field
Dallas-Ft. Worth Intl. Airport 15 miles
Belt Line Rd
Spring Valley Rd
Buckingham Rd
Forest Ln
Northaven Rd
Royal Ln
Walnut Hill Ln
Kingsley Rd
Northwest Hwy
Lovers Ln
Mockingbird Ln
Gaston Ave
John West Rd
LBJ Frwy
Central Expwy
Dallas North Tollway
Stemmons Frwy
Thornton Frwy
Tom Landry Frwy
Preston Rd
Hillcrest Rd
Coit Rd
Midway Rd
Marsh Ln
Inwood Rd
Lemmon Ave
Greenville Ave
Skillman St
Abrams Rd
Audelia Rd
Plano Rd
Jupiter Rd
Walnut St
Garland Rd
Peavy Rd
Buckner Blvd
Ferguson Rd
Easton Rd
Henderson Ave
Ross Ave
Live Oak St
Gaston Ave
Fitzhugh Ave
Haskell Ave
Beacon St
Cole Ave
Canada Dr
Hampton Rd
Singleton Blvd
Commerce St
Fort Worth Ave
Beckley Ave
Zang Blvd
Corinth St
Cedar Crest Blvd
Malcolm X Blvd
Hatcher St
Davis St
Jefferson Blvd
MLK
DART RED LINE
DART BLUE LINE
DART GREEN LINE
DART RED/BLUE LINES
SPRING VALLEY
LBJ/CENTRAL
FOREST LANE
LBJ/SKILLMAN
FOREST/JUPITER
WALNUT HILL
PARK LANE
WHITE ROCK
LOVERS LANE
MOCKINGBIRD
LOVE FIELD
INWOOD
PARKLAND
MARKET CENTER
VICTORY
CITYPLACE
UNION STATION
DEEP ELLUM
BAYLOR
FAIR PARK
CEDARS
8TH & CORINTH
Village on the Parkway
Dallas Galleria
Valley View Center
Northwood Country Club
Brookhaven College
Texas Instruments Headquarters
Richland College
Oakridge Country Club
Market at Preston Forest
Medical City Dallas Hospital
Preston Forest Village
Preston Forest Shopping Ctr.
Royal Oaks Country Club
Fair Oaks Park
Presbyterian Hospital Dallas
NorthPark Center
Southern Methodist University
White Rock Lake Park
White Rock Lake
Arboretum & Botanical Garden
Brook Hollow Golf Club
UT Southwestern Medical Center
Trinity River Greenbelt Park
AT&T Performing Arts Ctr.
American Airlines Ctr.
Baylor Medical Center
Chase Tower
Renaissance Tower
Bank of America Plaza
Reunion Tower
Dallas Convention Center
Texas State Fairgrounds
Cotton Bowl
DENTON
FRISCO
McKinney
Allen
PLANO
Lewisville
Flower Mound
Carrollton
Coppell
Farmers Branch
RICHARDSON
GARLAND
Rowlett
Grapevine
Euless
IRVING
DALLAS
MESQUITE
FORT WORTH
ARLINGTON
GRAND PRAIRIE
DeSoto
Lancaster
Mansfield

A-3-91

No. 10 – Caruth Plaza

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$32,200,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$32,200,000			Location:	Dallas, TX
% of Initial Pool Balance:	2.6%			Size:	206,192 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$156.17
Borrower Name:	Caruth Acquisition, LP			Year Built/Renovated:	1979/NAP
Sponsors:	NADG (US) LLLP; North American Property Group; Susan Reese			Title Vesting:	Fee
Mortgage Rate:	4.970%			Property Manager:	Self-managed
Note Date:	January 22, 2014			3rd Most Recent Occupancy:	95.6% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	96.1% (12/31/2011)
Maturity Date:	February 1, 2024			Most Recent Occupancy (As of)(2):	90.1% (12/31/2012)
IO Period:	60 months			Current Occupancy (As of)(2):	98.4% (1/1/2014)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$3,004,435 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$2,745,684 (12/31/2012)
Call Protection:	L(24),D(92),O(4)			Most Recent NOI (As of):	$2,829,095 (TTM 10/31/2013)
Lockbox Type:	Soft/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$4,332,232
				U/W Expenses:	$1,360,299
				U/W NOI:	$2,971,932
				U/W NCF:	$2,889,455
Escrows and Reserves(1):				U/W NOI DSCR:	1.44x
				U/W NCF DSCR:	1.40x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	9.2%
Taxes	$52,766	$26,383	NAP	U/W NCF Debt Yield:	9.0%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$47,900,000
Replacement Reserves	$0	$2,577	NAP	As-Is Appraisal Valuation Date:	December 5, 2013
TI/LC Reserve	$200,000	$4,296	$200,000	Cut-off Date LTV Ratio:	67.2%
Outstanding TI Reserve	$26,000	$0	NAP	LTV Ratio at Maturity or ARD:	62.0%

(1)	See “Escrows” section.
(2)	See “Cash Flow Analysis” table.

The Mortgage Loan.  The mortgage loan (the “Caruth Plaza Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an anchored retail center located in Dallas, Texas (the “Caruth Plaza Property”).  The Caruth Plaza Mortgage Loan was originated on January 22, 2014 by Wells Fargo Bank, National Association.  The Caruth Plaza Mortgage Loan had an original principal balance of $32,200,000, has an outstanding principal balance as of the Cut-off Date of $32,200,000 and accrues interest at an interest rate of 4.970% per annum.  The Caruth Plaza Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following origination, and, thereafter requires payments of principal and interest based on a 30-year amortization schedule.  The Caruth Plaza Mortgage Loan matures on February 1, 2024.

Following the lockout period, the borrower has the right to defease the Caruth Plaza Mortgage Loan in whole or in part in connection with the Jumbo Super Buffet Outparcel (see “Partial Release” section), on any date before November 1, 2023.  In addition, the Caruth Plaza Mortgage Loan is prepayable without penalty on or after November 1, 2023.

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CARUTH PLAZA

Sources and Uses

Sources			Uses
Original loan amount	$32,200,000	100.0%	Loan payoff(1)	$19,811,063	61.4%
			Reserves	278,766	0.9
			Closing costs	580,282	1.8
			Return of equity	11,529,889	36.6
Total Sources	$32,200,000	100.0%	Total Uses	$32,200,000	100.0%

(1)	The Caruth Plaza Property was previously securitized in BSCMS 2004-PWR6.

The Property.  The Caruth Plaza Property is an anchored retail center containing approximately 206,192 square feet located in Dallas, Texas.  Built in 1979, the Caruth Plaza Property comprises two retail buildings and one outparcel restaurant and is anchored by Sports Authority, Bed Bath and Beyond and TJ Maxx.  The Caruth Plaza Property is situated on a 16.7-acre parcel and provides approximately 1,299 surface parking spaces, resulting in a parking ratio of 6.3 spaces per 1,000 square feet of rentable area.  The Caruth Plaza Property had an average occupancy of 95.7% over the past five years and, as of January 1, 2014, the Caruth Plaza Property was 98.4% leased to 15 tenants.

The following table presents certain information relating to the tenancy at the Caruth Plaza Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(2)	Lease Expiration Date

Anchor Tenants
Sports Authority	NR/NR/NR	58,100	28.2%	$14.00	$813,400	26.9%	$118	16.7%	1/31/2019
Bed Bath and Beyond	NR/NR/BBB+	53,500	25.9%	$9.75	$521,625	17.2%	$431	4.5%	1/31/2026
TJ Maxx	NR/A3/A+	25,000	12.1%	$15.00	$375,000	12.4%	$460	4.6%	1/31/2021
Total Anchor Tenants		136,600	66.2%	$12.52	$1,710,025	56.5%

Major Tenants
AT&T Mobility	A/A3/A-	10,750	5.2%	$33.00	$354,750	11.7%	NAV	NAV	12/31/2017
Sherlock’s Pub	NR/NR/NR	9,440	4.6%	$20.00	$188,800	6.2%	$269(3)	9.9%(3)	1/31/2016
Men’s Wearhouse	NR/NR/NR	5,220	2.5%	$30.00	$156,600	5.2%	NAV	NAV	7/31/2023(4)
Total Major Tenants		25,410	12.3%	$27.55	$700,150	23.1%

Non-Major Tenants		40,939	19.9%	$15.11	$618,490	20.4%

Occupied Collateral Total		202,949	98.4%	$14.92	$3,028,665	100.0%

Vacant Space		3,243	1.6%

Collateral Total		206,192	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales PSF and Occupancy Cost represent the trailing 12-month period ending December 31,2012, unless otherwise noted.
(3)	Sales PSF and Occupancy Cost represent the trailing 12-month period ending October 31, 2013.
(4)
Men’s Wearhouse has the right to terminate its lease if sales from September 2017 through August 2018 do not exceed $2,000,000 ($383 per square foot).  The tenant must provide at least three months’ notice and any such notice must be given no later than November 30, 2018.  Men’s Wearhouse took occupancy in September 2013 and annual sales are not available.

The following table presents certain information relating to the historical sales at the Caruth Plaza Property:

Historical Sales (PSF)(1)

Tenant Name	2010	2011	2012
Sports Authority	$130	$126	$118
Bed Bath and Beyond	$377	$413	$431
TJ Maxx	$397	$429	$460

(1)	Historical Sales (PSF) are based on historical statements provided by the borrower.

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CARUTH PLAZA

The following table presents certain information relating to the lease rollover schedule at the Caruth Plaza Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2014	0	0	0.0%	0	0.0%	$0	$0.00
2015	2	8,450	4.1%	8,450	4.1%	$157,280	$18.61
2016	2	15,418	7.5%	23,868	11.6%	$320,316	$20.78
2017	2	13,350	6.5%	37,218	18.1%	$400,900	$30.03
2018	3	19,961	9.7%	57,179	27.7%	$250,500	$12.55
2019	2	61,104	29.6%	118,283	57.4%	$846,444	$13.85
2020	0	0	0.0%	118,283	57.4%	$0	$0.00
2021(4)	2	25,946	12.6%	144,229	69.9%	$375,000	$15.00(5)
2022	0	0	0.0%	144,229	69.9%	$0	$0.00
2023	1	5,220	2.5%	149,449	72.5%	$156,600	$30.00
2024	0	0	0.0%	149,449	72.5%	$0	$0.00
Thereafter	1	53,500	25.9%	202,949	98.4%	$521,625	$9.75
Vacant	0	3,243	1.6%	206,192	100.0%	$0	$0.00
Total/Weighted Average	15	206,192	100.0%			$3,028,665	$14.92

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)	Includes 946 square feet of TJ Maxx storage space which was attributed no rent.
(5)	Annual U/W Base Rent PSF calculation excludes 946 square feet of TJ Maxx storage space.

The following table presents historical occupancy percentages at the Caruth Plaza Property:

Historical Occupancy

12/31/2010(1)	12/31/2011(1)(2)	12/31/2012(1)(2)	1/1/2014
95.6%	96.1%	90.1%	98.4%

(1)	Information obtained from the borrower.
(2)	See “Cash Flow Analysis” table.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Caruth Plaza Property:

Cash Flow Analysis

	2011	2012	TTM 10/31/2013	U/W	U/W $ per SF
Base Rent	$3,076,296	$2,832,592	$2,836,683	$3,028,665	$14.69
Grossed Up Vacant Space	0	0	0	97,290	0.47
Percentage Rent	129,316	186,587	260,028	245,769	1.19
Total Reimbursables	977,420	1,041,017	1,063,514	1,145,665	5.56
Other Income	4,920	2,400	2,400	2,400	0.01
Less Vacancy & Credit Loss	0	0	0	(187,557)(1)	(0.91)
Effective Gross Income	$4,187,951	$4,062,595	$4,162,625	$4,332,232	$21.01

Total Operating Expenses	$1,183,516	$1,316,910	$1,333,530	$1,360,299	$6.60

Net Operating Income	$3,004,435	$2,745,684(2)	$2,829,095	$2,971,932	$14.41
TI/LC	0	0	0	51,548	0.25
Capital Expenditures	0	0	0	30,929	0.15
Net Cash Flow	$3,004,435	$2,745,684	$2,829,095	$2,889,455	$14.01

NOI DSCR	1.45x	1.33x	1.37x	1.44x
NCF DSCR	1.45x	1.33x	1.37x	1.40x
NOI DY	9.3%	8.5%	8.8%	9.2%
NCF DY	9.3%	8.5%	8.8%	9.0%

(1)	The underwritten economic vacancy is 6.0%. The Caruth Plaza Property was 98.4% physically occupied as of January 1, 2014.
(2)
The 2012 decline in Net Operating Income was due to two tenants representing 9.5% of net rentable square feet vacating.  The spaces have been re-leased to White Horse Saloon (6.0% of net rentable square feet and 4.6% of underwritten base rent) and All Pro Classics (3.5% of net rentable square feet and 3.0% of underwritten base rent).

A-3-94

CARUTH PLAZA

Appraisal.  As of the appraisal valuation date of December 5, 2013, the Caruth Plaza Property had an “as-is” appraised value of $47,900,000.

Environmental Matters.  According to the Phase I environmental site assessment dated December 23, 2013, there was no evidence of any recognized environmental conditions at the Caruth Plaza Property.

Market Overview and Competition.  The Caruth Plaza Property is located in Dallas, Texas, approximately seven miles north of the Dallas central business district.  The Caruth Plaza Property is located at the heavily trafficked intersection of North Central Expressway and Park Lane; traffic count along North Central Expressway is reported to be approximately 292,027 vehicles per day and along Park Lane traffic count is reported at approximately 36,278 vehicles per day.  The Caruth Plaza Property is proximate to the high income demographic neighborhoods of North Dallas, University Park, Highland Park and the Preston Hollow areas.  According to the appraisal, as of 2013, the estimated population within a three- and five-mile radius of the Caruth Plaza Property was 144,893 and 392,012, respectively.  The estimated household income within the same three- and five-mile radius was $103,968 and $95,605, respectively.  The Caruth Plaza Property is located adjacent to complementary retail properties including NorthPark Mall, which is anchored by Nordstrom, Nieman Marcus, Macy’s and Dillard’s and the Park Lane Shopping Center, which is anchored by Whole Foods Market, Old Navy, Home Goods, Dick’s Sporting Goods, Bloomingdale’s and Saks Off Fifth.

According to a third party market research report, the Caruth Plaza Property is located within the Near North Dallas submarket.  As of the third quarter of 2013, the submarket reports an estimated inventory of 1,350 retail properties totaling approximately 25.2 million square feet with a 6.0% vacancy rate and average asking rents of $15.44 per square foot, on a triple net basis.

The following table presents certain information relating to comparable retail properties for the Caruth Plaza Property:

Competitive Set(1)

	Caruth Plaza (Subject)	Central Forest Shopping Center	Lincoln Park Retail	The Shops at Park Lane Mixed Use	Royal Crossing II	Best Buy Plaza
Location	Dallas, TX	Dallas, TX	Dallas, TX	Dallas, TX	Dallas, TX	Dallas, TX
Distance from Subject	--	2.6 miles	2.3 miles	0.1 miles	1.9 miles	0.2 miles
Property Type	Anchored Retail	Neighborhood Center	Neighborhood Center	Lifestyle Center	Neighborhood Center	Neighborhood Center
Year Built/Renovated	1979/NAP	1978/NAV	1998/NAV	2008/NAV	2006/NAV	1995/NAV
Anchors	Sports Authority, Bed Bath and Beyond, TJ Maxx	Office Depot	Tom Thumb Grocery, The Container Store, Barnes & Noble	Whole Foods, Old Navy, Home Goods, Dick’s Sporting Goods	Sleep Experts	Toys R Us, Best Buy, Office Max
Total GLA	206,192 SF	96,952 SF	148,806 SF	740,278 SF	22,579 SF	177,424 SF
Total Occupancy	98%	95%	100%	75%	93%	100%

(1)	Information obtained from the appraisal.

The Borrower. The borrower is Caruth Acquisition, LP, a single purpose entity with an independent director.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Caruth Plaza Mortgage Loan. NADG (US) LLLP, North American Property Group and Susan Reese are the guarantors of certain nonrecourse carveouts under the Caruth Plaza Mortgage Loan.

The Sponsor. The loan sponsors are NADG (US) LLLP, North American Property Group and Susan Reese, the CEO of Madison Partners.  NADG (US) LLLP and North American Property Group are affiliates of North American Development Group (“NADG”), a real estate and development company that owns over 14 million gross leasable square feet of shopping center space in the U.S. and Canada.  Headquartered in Dallas, Texas, Madison Partners is a diversified investment and management company that has property management responsibilities, asset management and/or ownership in approximately one million square feet of retail property.  Between 2009 and 2012, Susan Reese had ownership interests in entities that were either the subject of foreclosure, default or bankruptcy. See “Description of the Mortgage Pool – Default History, Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

Escrows. The loan documents provide for upfront escrows in the amount of $52,766 for real estate taxes, $200,000 for future tenant improvements and leasing commissions and $26,000 for outstanding tenant improvements in connection with the Planned Parenthood tenant (2,600 square feet and 1.3% of net rentable square feet).  The loan documents also provide for ongoing monthly escrow deposits of $26,383 for real estate taxes, $2,577 for replacement reserves and $4,296 for ongoing tenant improvements and leasing commissions.  The tenant improvements and leasing commissions reserve is capped at $200,000 provided (i) no event of default has occurred and is continuing; (ii) the amortizing debt service coverage ratio is equal to or greater than 1.20x for any calendar month; and (iii) the net cash flow debt yield is equal to or greater than 8.0% for any calendar month.  The loan documents do not require monthly escrows for insurance provided (i) no event of default has occurred and is continuing; (ii) insurance is maintained pursuant to one or more blanket policies; and (iii) the borrower provides the lender with timely proof of payment of insurance premiums.

Lockbox and Cash Management. The Caruth Plaza Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that all rents received by the borrower or the property manager be deposited into the lockbox account within three business days of receipt.  Prior to the occurrence of a Cash Trap Event Period, all funds on deposit in the lockbox account are swept

A-3-95

CARUTH PLAZA

into the borrower’s operating account on a daily basis. During a Cash Trap Event Period, all excess cash flow is swept on a monthly basis to a cash management account controlled by the lender.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the amortizing debt service coverage ratio falling below 1.20x at the end of any calendar month; (iii) the net cash flow debt yield falling below 8.0% for any calendar month; or (iv) the commencement of a Sports Authority Trigger Period (as defined below).  A Cash Trap Event Period will end, with regard to the circumstances in clause (i), upon the cure of such event of default; with regard to the circumstances in clause (ii), upon the date that the amortizing debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters; with regard to the circumstances in clause (iii), the net cash flow debt yield is equal to or greater than 8.0% for two consecutive calendar quarters; and with regard to the circumstances in clause (iv), upon the termination of such Sports Authority Trigger Period.

A “Sports Authority Trigger Period” will commence if Sports Authority (i) does not extend or renew its lease at least six months prior to the lease expiration date or (ii) goes dark, fails to occupy or vacates its space at the Caruth Plaza Property.  A Sports Authority Trigger Period will terminate with regard to the circumstances in clause (i), either (a) upon the renewal or extension of the Sports Authority lease or (b) on the date on which one or more satisfactory replacement tenants are in occupancy, paying full, unabated rent and open for business in at least 60% of the space currently leased to Sports Authority; and with regard to the circumstances in clause (ii), either (x) upon Sports Authority resuming normal business operations in its space for two consecutive calendar quarters or (y) clause (b) above.

Property Management.  The Caruth Plaza Property is managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the Caruth Plaza Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to the following: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee’s experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, Fitch and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-LC14 Certificates.

Partial Release. Following the second anniversary of the issuance of the Series 2014-LC14 Certificates, the borrower is permitted to partially release a certain outparcel which contains the Jumbo Super Buffet pad site and as further described in the loan documents (the “Jumbo Super Buffet Outparcel”) in connection with a partial defeasance, subject to certain conditions including (i) reducing the principal balance by the greater of (a) 95% of the net proceeds of the sale of the released parcel or (b) 115% of the Jumbo Super Buffet Outparcel allocated loan balance; (ii) the loan-to-value ratio immediately after the release being equal to or less than the lesser of (a) 70.0% or (b) the loan-to-value ratio immediately prior to the release; (iii) the net cash flow debt yield being equal to or greater than the greater of (a) 9.2% and (b) the net cash flow debt yield immediately prior to the release of the Jumbo Super Buffet Outparcel; (iv) the delivery of a legal opinion to the lender to demonstrate that the release of the Jumbo Super Buffet Outparcel will satisfy REMIC requirements; and (v) the lender receives rating agency confirmation from DBRS, Fitch and Moody’s that the release will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-LC14 Certificates.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Caruth Plaza Property.  The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

A-3-96

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A-3-97

No. 11 Marriott Courtyard - Maui

Loan Information	Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland	Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR	Property Type:	Hospitality
Original Principal Balance:	$28,555,000	Specific Property Type:	Limited Service
Cut-off Date Principal Balance:	$28,555,000	Location:	Kahului, HI
% of Initial Pool Balance:	2.3%	Size:	138 rooms
Loan Purpose:	Refinance	Cut-off Date Principal Balance Per Room:	$206,920
Borrower Name:	Keolani SPE, LLC	Year Built/Renovated:	2012/NAP
Sponsor:	Robert D. Olson	Title Vesting:	Fee
Mortgage Rate:	5.131%	Property Manager:	Self-managed
Note Date:	January 17, 2014	3rd Most Recent Occupancy (As of):	NAP
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy (As of):	NAP
Maturity Date:	February 1, 2024	Most Recent Occupancy (As of)(4):	64.0% (12/31/2012)
IO Period:	None	Current Occupancy (As of):	81.3% (11/30/2013)
Loan Term (Original):	120 months
Seasoning:	0 months	Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon	3rd Most Recent NOI (As of):	NAP
Interest Accrual Method:	Actual/360	2nd Most Recent NOI (As of):	NAP
Call Protection:	L(24),D(92),O(4)	Most Recent NOI (As of):	$3,372,151 (TTM 11/30/2013)
Lockbox Type:	Springing (With Established Account)
Additional Debt:	None	U/W Revenues:	$8,606,674
Additional Debt Type:	NAP	U/W Expenses:	$5,360,839
U/W NOI:	$3,245,835
U/W NCF:	$2,858,535
U/W NOI DSCR:	1.74x
U/W NCF DSCR:	1.53x
Escrows and Reserves:	U/W NOI Debt Yield:	11.4%
U/W NCF Debt Yield:	10.0%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$41,500,000
Taxes(1)	$0	Springing	NAP	As-Is Appraisal Valuation Date:	October 18, 2013
Insurance(2)	$0	Springing	NAP	Cut-off Date LTV Ratio:	68.8%
Replacement Reserve(3)	$0	Springing	NAP	LTV Ratio at Maturity or ARD:	56.8%

(1)	Springing reserves if borrower fails to comply with obligations under management agreement or if borrower fails to provide lender with evidence of payment.
(2)	Springing reserves if acceptable blanket policy is not in effect or if borrower fails to provide lender with evidence of payment.
(3)	Springing reserves if borrower fails to comply with obligations under management agreement.
(4)	Most Recent Occupancy is only for a partial year since the Marriott Courtyard - Maui Property opened in July, 2012.

The Marriott Courtyard - Maui mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a four-story, limited-service hotel containing a total of 138 rooms (the “Marriott Courtyard - Maui Property”). The Marriot Courtyard - Maui Property is located in Kahului, Hawaii and is situated on 3.3 acres of land. The Marriot Courtyard - Maui Property is located less than one mile east of Kahului Airport, the island’s main airport, through which over 7,000 passengers pass through each day. The lobby is larger than a standard Courtyard by Marriott, offers higher ceilings, and provides access to GoBoard™, a touch‐screen information system providing up‐to‐date weather information, local events and headlines, restaurant recommendations, and mapping capabilities. In-room amenities include a 42‐inch flat‐panel television, high‐speed wireless internet access, telephone with voicemail and data port and an iPod docking station. The deluxe rooms offer a slightly larger living space as well as additional amenities such as microwaves and small refrigerators. The Marriot Courtyard - Maui Property offers one restaurant, three meeting rooms, outdoor pool and whirlpool, exercise room and an outdoor courtyard area that is equipped with a canopy.

Sources and Uses

Sources			Uses
Original loan amount	$28,555,000	100.0%	Loan Payoff	$19,887,557	69.6%
			Closing Costs	146,608	0.5
			Return of equity	8,520,835	29.8
Total Sources	$28,555,000	100.0%	Total Uses	$28,555,000	100.0%

A-3-98

MARRIOTT COURTYARD - MAUI

The following table presents certain information relating to the historical occupancy, average daily rate, and revenue per available room at the Marriot Courtyard - Maui Property and comparable hotels:

Property and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Marriott Courtyard - Maui			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
10/30/2013 TTM	69.0%	$135.61	$93.51	81.1%	$174.32	$141.36	117.6%	128.5%	151.2%
10/30/2012 TTM	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10/30/2011 TTM	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

(1)
Data provided by a third party hospitality market research report dated November 19, 2013. According to such third party hospitality report, the competitive set includes the following hotels: Kamaole Sands, Aston Hotel @ The Maui Banyan, Aston Hotel Maui Lu and Maui Coast Hotel.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Marriott Courtyard - Maui Property.

Cash Flow Analysis(1)

	TTM 11/30/2013	U/W	U/W $ per Room
Occupancy	81.3%	81.3%
ADR	$189.85	$189.85
RevPAR	$154.35	$154.35
Number of Days Open	365	365

Total Revenue	$8,602,374	$8,606,674	$62,367
Total Department Expenses	2,377,452	2,377,449	17,228
Gross Operating Profit	$6,224,922	$6,229,225	$45,139

Total Undistributed Expenses	2,606,910	2,666,829	19,325
Profit Before Fixed Charges	$3,618,012	$3,562,396	$25,814

Total Fixed Charges	245,861	316,561	2,294

Net Operating Income	$3,372,151	$3,245,835	$23,521
FF&E	0	387,300	2,807
Net Cash Flow	$3,372,151	$2,858,535	$20,714

NOI DSCR	1.81x	1.74x
NCF DSCR	1.81x	1.53x
NOI DY	11.8%	11.4%
NCF DY	11.8%	10.0%

(1)	No additional historical financial information is available as the Marriot Courtyard - Maui Property opened in July 2012.

A-3-99

No. 12 – Lantana Cascade

Loan Information	Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC	Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR	Property Type:	Manufactured Housing Community
Original Principal Balance:	$27,500,000	Specific Property Type:	Manufactured Housing Community
Cut-off Date Principal Balance:	$27,500,000	Location:	Lantana, FL
% of Initial Pool Balance:	2.2%	Size:	462 pads
Loan Purpose:	Refinance	Cut-off Date Principal Balance Per Pad:	$59,524
Borrower Name:	Lantana Cascade MHC Limited Partnership	Year Built/Renovated:	1971/NAP
Sponsor:	RHP Properties	Title Vesting:	Fee
Mortgage Rate:	4.950%	Property Manager:	Newbury Management Services
Note Date:	October 31, 2013	3rd Most Recent Occupancy:	NAV
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy (As of):	93.6% (12/31/2011)
Maturity Date:	November 6, 2023	Most Recent Occupancy (As of):	92.3% (12/31/2012)
IO Period:	36 months	Current Occupancy (As of):	91.6% (9/30/2013)
Loan Term (Original):	120 months
Seasoning:	3 months	Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon	3rd Most Recent NOI (As of):	$1,989,384 (12/31/2011)
Interest Accrual Method:	Actual/360	2nd Most Recent NOI (As of):	$2,223,342 (12/31/2012)
Call Protection:	L(27),D(89),O(4)	Most Recent NOI (As of):	$2,265,872 (TTM 8/31/2013)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None	U/W Revenues:	$3,847,541
Additional Debt Type:	NAP	U/W Expenses:	$1,485,912
U/W NOI:	$2,361,629
U/W NCF:	$2,338,529
U/W NOI DSCR:	1.34x
U/W NCF DSCR:	1.33x
Escrows and Reserves:	U/W NOI Debt Yield:	8.6%
U/W NCF Debt Yield:	8.5%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$37,620,000
Taxes	$148,819	$29,764	NAP	As-Is Appraisal Valuation Date:	September 30, 2013
Insurance	$12,754	$6,377	NAP	Cut-off Date LTV Ratio:	73.1%
Replacement Reserves	$0	$1,925	NAP	LTV Ratio at Maturity or ARD:	64.6%

The Lantana Cascade mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a 462-pad manufactured housing community located in Lantana, Florida (the “Lantana Cascade Property”). The Lantana Cascade Property is situated on a 66.8-acre site located within Palm Beach County, 61.3 miles from Miami. Within three miles of the Lantana Cascade Property, the 2013 population was 125,862 with an average household income of $59,557 as of year-end 2012. Amenities at the Lantana Cascade Property include two swimming pools, playground area, shuffle board courts and a basketball court. As of September 30, 2013, the Lantana Cascade Property was 91.6% occupied.

Sources and Uses

Sources			Uses
Original loan amount	$27,500,000	100.0%	Loan payoff	$18,619,087	67.7%
			Closing costs	413,359	1.5
			Reserves	161,573	0.6
			Return of equity	8,305,981	30.2
Total Sources	$27,500,000	100.0%	Total Uses	$27,500,000	100.0%

A-3-100

LANTANA CASCADE

The following table presents historical occupancy percentages at the Lantana Cascade Property:

Historical Occupancy

12/31/2010(1)	12/31/2011(2)	12/31/2012(2)	9/30/2013
NAV	93.6%	92.3%	91.6%

(1)	Information not available from the borrower.
(2)	Information obtained from the borrower.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Lantana Cascade Property:

Cash Flow Analysis

	2011	2012	TTM 8/31/2013	U/W	U/W $ per Unit
Base Rent	$3,163,103	$3,309,345	$3,368,146	$3,076,826	$6,660
Grossed Up Vacant Space	0	0	0	389,232	842
Less Concessions	0	0	0	0	0
Other Income	653,981	738,722	770,715	770,715	1,668
Less Vacancy & Credit Loss	(390,986)	(387,214)	(429,704)	(389,232)(1)	(842)
Effective Gross Income	$3,426,098	$3,660,853	$3,709,157	$3,847,541	$8,328

Total Operating Expenses	$1,436,714	$1,437,511	$1,443,285	$1,485,912	$3,216

Net Operating Income	$1,989,384	$2,223,342	$2,265,872	$2,361,629	$5,112

Replacement Reserves	0	0	0	23,100	50
Net Cash Flow	$1,989,384	$2,223,342	$2,265,872	$2,338,529	$5,062

NOI DSCR	1.13x	1.26x	1.29x	1.34x
NCF DSCR	1.13x	1.26x	1.29x	1.33x
NOI DY	7.2%	8.1%	8.2%	8.6%
NCF DY	7.2%	8.1%	8.2%	8.5%

(1)	The underwritten economic vacancy is 11.2%. The Lantana Cascade Property was 91.6% physically occupied as of September 30, 2013.

A-3-101

No. 13 – Museo Apartments

Loan Information	Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC	Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR	Property Type:	Multifamily
Original Principal Balance:	$25,750,000	Specific Property Type:	Garden
Cut-off Date Principal Balance:	$25,750,000	Location:	Austin, TX
% of Initial Pool Balance:	2.1%	Size:	276 units
Loan Purpose:	Acquisition	Cut-off Date Principal Balance Per Unit(1):	$93,297
Borrower Name:	Northland Museo, LLC	Year Built/Renovated:	1993/2011
Sponsor:	Northland Portfolio, L.P.	Title Vesting:	Fee
Mortgage Rate:	4.430%	Property Manager:	Northland Investment Corporation
Note Date:	November 22, 2013	3rd Most Recent Occupancy (As of):	NAV
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy (As of):	NAV
Maturity Date:	December 6, 2018	Most Recent Occupancy (As of):	93.5% (12/31/2012)
IO Period:	60 months	Current Occupancy (As of):	95.7% (10/9/2013)
Loan Term (Original):	60 months
Seasoning:	2 months	Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon	3rd Most Recent NOI (As of):	$1,724,021 (12/31/2011)
Interest Accrual Method:	Actual/360	2nd Most Recent NOI (As of):	$1,918,112 (12/31/2012)
Call Protection:	L(26),D(30),O(4)	Most Recent NOI (As of):	$1,969,384 (TTM 9/30/2013)
Lockbox Type:	Springing (Without Established Account)
Additional Debt(1):	Yes	U/W Revenues:	$3,846,294
Additional Debt Type(1):	Mezzanine	U/W Expenses:	$1,603,888
U/W NOI(3):	$2,242,405
U/W NCF(3):	$2,166,505
U/W NOI DSCR(1):	1.94x
U/W NCF DSCR(1):	1.87x
Escrows and Reserves:	U/W NOI Debt Yield(1):	8.7%
U/W NCF Debt Yield(1):	8.4%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$35,650,000
Taxes	$0	$55,135	NAP	As-Is Appraisal Valuation Date:	October 29, 2013
Insurance(2)	$81,462	Springing	NAP	Cut-off Date LTV Ratio(1):	72.2%
Replacement Reserves	$0	$6,325	NAP	LTV Ratio at Maturity or ARD(1):	72.2%

(1)
The equity interests in the borrower have been pledged to secure non-pooled subordinate mezzanine indebtedness with a balance as of the Cut-off Date of $4,000,000. All LTV, DSCR, debt yield and Cut-off Date Principal Balance per unit numbers shown in the chart above are based solely on the $25,750,000 mortgage loan financing. As of the Cut-off Date, the combined U/W NCF DSCR is 1.32x, the combined Cut-off Date LTV ratio is 83.5%, and the combined U/W NCF debt yield is 7.3%.

(2)
Monthly insurance escrows are not required provided the following conditions are satisfied: (i) no event of default has occurred and is continuing; (ii) the Museo Apartments property is covered under a blanket insurance policy acceptable to the lender; (iii) the borrower provides evidence of renewal of the policy and timely proof of payment of insurance premiums; and (iv) no portion of the initial insurance escrow has been applied to payments of insurance premiums and the borrower deposits with the lender additional funds into the insurance escrow as requested by the lender in a timely manner.

(3)	See “Cash Flow Analysis” section.

The Museo Apartments mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a 276 unit, class A, garden-style multifamily property located in Austin, Texas (the “Museo Apartments Property”). The Museo Apartments Property is situated on a 25.7-acre site and is located approximately 15 miles northwest of the Austin central business district near the intersection of MoPac (Loop 1) Expressway with Highway 183 and Loop 360, which are all major highways that serve northwest Austin. The Museo Apartments Property is also located less than four miles from the Domain and Arboretum mixed-use developments. The Museo Apartments Property was built in 1993 and 1994 and a $3.2 million ($11,594 per unit) renovation of the Museo Apartments Property was completed in 2011. The Museo Apartments Property consists of 180 one-bedroom/one-bathroom units and 96 two-bedroom/two-bathroom units. Unit amenities include a washer/dryer, patio or balcony, walk-in closets and faux wood flooring. Approximately 125 units have been upgraded and feature granite counter tops, glass and travertine backsplashes, upgraded fixtures and maple cabinetry and generate a rent premium of $100 to $175 per unit per month. Amenities include a leasing office and clubhouse with business center, a 24-hour fitness studio, a cabana, controlled access gates, two swimming pools and an outdoor grilling station. The Museo Apartments Property contains 462 parking spaces, resulting in a parking ratio of 1.7 spaces per unit. As of October 9, 2013, the Museo Apartments Property was 95.7% occupied.

A-3-102

MUSEO APARTMENTS

Sources and Uses

Sources			Uses
Original loan amount	$25,750,000	71.4%	Purchase price	$35,000,000	97.1%
Mezzanine debt	4,000,000	11.1	Upfront reserves	81,462	0.2
Sponsor’s new cash contribution	6,301,428	17.5	Closing costs	308,350	0.9
			Real estate tax due	661,616	1.8
Total Sources	$36,051,428	100.0%	Total Uses	$36,051,428	100.0%

The following table presents historical occupancy percentages at the Museo Apartments Property:

Unit Mix Summary(1)

Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average Monthly U/W Base Rent
1 Bedroom/1 Bathroom	180	65.2%	725	$1,050
2 Bedroom/2 Bathroom	96	34.8	1,025	$1,305
Total/Weighted Average	276	100.0%	829	$1,139

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Museo Apartments Property:

Historical Occupancy
12/31/2010	12/31/2011	12/31/2012(1)	10/9/2013
NAV	NAV	93.5%	95.7%

(1)	Information obtained from the borrower.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Museo Apartments Property:

Cash Flow Analysis

	2011	2012	TTM 9/30/2013	U/W(1)(2)	U/W $ per Unit
Base Rent	$3,074,735	$3,358,218	$3,470,951	$3,603,684	$13,057
Grossed Up Vacant Space	0	0	0	155,592	564
Less Concessions	(13,554)	(6,229)	(1,531)	0	0
Other Income	335,993	309,193	324,577	324,577	1,176
Less Vacancy & Credit Loss	(244,036)	(225,764)	(206,445)	(237,559)	(861)

Effective Gross Income	$3,153,138	$3,435,418	$3,587,552	$3,846,294	$13,936

Total Operating Expenses	$1,429,117	$1,517,306	$1,618,168	$1,603,888	$5,811

Net Operating Income	$1,724,021	$1,918,112	$1,969,384	$2,242,405	$8,125
Capital Expenditures	0	0	0	75,900	275
Net Cash Flow	$1,724,021	$1,918,112	$1,969,384	$2,166,505	$7,850

NOI DSCR	1.49x	1.66x	1.70x	1.94x
NCF DSCR	1.49x	1.66x	1.70x	1.87x
NOI DY	6.7%	7.4%	7.6%	8.7%
NCF DY	6.7%	7.4%	7.6%	8.4%

(1)	The underwritten economic vacancy is 6.3%. The Museo Apartments Property was 95.7% physically occupied as of October 9, 2013.
(2)
The increase in Net Operating Income from year end 2012 to the TTM 9/30/2013 and U/W is a result of the prior owner’s investment of $3.2 million ($11,594 per unit) to substantially upgrade units.  125 units now have granite counter tops, glass and travertine backsplashes, upgraded fixtures and custom maple cabinetry.  Upgraded units have a waiting list and command higher rents.  Additionally, the Museo Apartments Property is expected to benefit from operational efficiencies with new ownership and management.  Following acquisition of the Museo Apartments Property, the sponsor owns and manages 18 properties totaling 6,144 units in Austin.

A-3-103

No. 14 – West Side Mall

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$25,600,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$25,600,000			Location:	Edwardsville, PA
% of Initial Pool Balance:	2.0%			Size(2):	420,434 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF(1):	$60.89
Borrower Name:	Edwardsville Mall LP			Year Built/Renovated:	1960/2005
Sponsor:	Abraham Brach			Title Vesting:	Fee
Mortgage Rate:	5.294%			Property Manager:	Madison Properties, LLC
Note Date:	October 28, 2013			3rd Most Recent Occupancy(3):	NAV
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(3):	NAV
Maturity Date:	November 6, 2023			Most Recent Occupancy (As of)(3):	NAV
IO Period:	36 months			Current Occupancy (As of):	85.0% (9/30/2013)
Loan Term (Original):	120 months
Seasoning:	3 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$2,421,632 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$2,478,387 (12/31/2012)
Call Protection:	L(27),D(91),O(2)			Most Recent NOI (As of):	$2,391,875 (TTM 8/31/2013)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Mezzanine

				U/W Revenues:	$3,804,596
				U/W Expenses:	$1,371,569
Escrows and Reserves:				U/W NOI(1):	$2,433,027
				U/W NCF(1):	$2,161,014
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR(1):	1.43x
Taxes	$311,259	$62,252	NAP	U/W NCF DSCR(1):	1.27x
Insurance	$20,063	$6,688	NAP	U/W NOI Debt Yield(1):	9.5%
Replacement Reserve	$150,000	$8,759	$150,000	U/W NCF Debt Yield(1):	8.4%
TI/LC Reserve	$350,000	$13,909	$450,000	As-Is Appraised Value:	$34,400,000
Outstanding TI Reserve	$60,000	$0	NAP	As-Is Appraisal Valuation Date:	August 2, 2013
Deferred Maintenance Reserve	$109,201	$0	NAP	Cut-off Date LTV Ratio(1):	74.4%
CAM Credit Reserve	$282,633	$0	NAP	LTV Ratio at Maturity or ARD(1):	66.3%

(1)
The equity interests  in the borrower have been pledged to secure mezzanine indebtedness with a balance as of the Cut-off Date of $2,000,000. All LTV, DSCR, debt yield and Cut-off Date Principal Balance per square foot numbers shown in the chart above are based solely on the $25,600,000 mortgage loan financing.  As of the Cut-off Date, the combined U/W NCF DSCR is 1.11x, the combined Cut-off Date LTV ratio is 80.2% and the total debt U/W NCF Debt Yield is 7.8%.

(2)	The total net rentable square footage includes a Lowe’s store which is on a ground leased parcel. The size of the improvements on the parcel are 137,933 square feet.
(3)	Historical occupancy was not available from the seller.

The West Side Mall mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a 420,434 square foot community shopping center located in Edwardsville, Pennsylvania (the “West Side Mall Property”). The West Side Mall Property is anchored by a 137,933 square foot Lowe’s Home Improvement Store and a 69,925 square foot Price Chopper. The West Side Mall Property is a shopping center in the Edwardsville/Wyoming/Kingston residential areas of the Scranton/Wilkes-Barre market. The West Side Mall Property was 85.0% occupied as of September 30, 2013 by a mix of anchors and national junior anchors including Jo-Anne’s Fabrics, Petco, Dollar Tree and Rite Aid. The total net rentable area consists of 409,095 square feet of retail space and 11,339 square feet of office space. The rentable area includes the 137,933 square foot Lowe’s Home Improvement Store which is ground leased by the tenant. Recent repairs and upgrades to the West Side Mall Property include a full roof replacement above Rite Aid and Petco, paving repairs, and pylon sign upgrades.

A-3-104

WEST SIDE MALL

Sources and Uses

Sources			Uses
Original loan amount	$25,600,000	76.1%	Purchase Price	$32,000,000	95.2%
Mezzanine loan	2,000,000	5.9	Reserves	1,283,157	3.8
Sponsor’s new cash contribution	5,687,025	16.9	Closing costs	346,502	1.0
Seller’s credit	342,634	1.0
Total Sources	$33,629,659	100.0%	Total Uses	$33,629,659	100.0%

The following table presents certain information relating to the tenancy at the West Side Mall Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF	Occupancy Cost	Lease Expiration Date

Major Tenants
Price Chopper	NR/NR/NR	69,925	16.6%	$12.00	$839,100	29.6%	$517	2.8%	8/31/2024
Lowe’s(2)	NR/A3/A-	137,933	32.8%	$3.26	$450,000	15.9%	NAV	NAV	1/12/2027
Jo-Ann Fabrics	NR/NR/NR	24,000	5.7%	$9.40	$225,600	8.0%	$113	10.7%	1/31/2018
AJ Wright(3)	NR/A3/A+	25,000	5.9%	$8.60	$215,000	7.6%	NAV	NAV	4/30/2015
Petco	NR/NR/NR	12,450	3.0%	$10.75	$133,838	4.7%	NAV	NAV	12/31/2017
Total Major Tenants		269,308	64.1%	$6.92	$1,863,538	65.8%

Non-Major Tenants		87,902	20.9%	$11.03	$970,205	34.2%

Occupied Collateral Total		357,210	85.0%	$7.93	$2,833,742	100.0%

Vacant Space		63,224	15.0%

Collateral Total		420,434	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	The Lowe’s store is on a ground leased parcel. The size of the building is 137,933 square feet.
(3)	The AJ Wright lease, guaranteed by TJX, is currently subleased to a furniture store.

The following table presents certain information relating to the historical sales and occupancy costs at the West Side Mall Property:

Historical Sales (PSF) and Occupancy Costs(1)

Tenant Name	2010	2011	2012	TTM 8/31/2013	TTM 8/31/2013(2)
Price Chopper	$419	$450	$517	NAV	2.8%
Jo-Ann Fabrics	$105	$109	$113	$113	10.7%

(1)	Historical Sales (PSF) and Occupancy Costs are based on historical statements provided by the borrower.
(2)	Price Chopper trailing 12-month occupancy cost is as of December 31, 2012.

A-3-105

WEST SIDE MALL

The following table presents certain information relating to the lease rollover schedule at the West Side Mall Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(2)
MTM	1	4,425	1.1%	4,425	1.1%	$24,000	$5.42
2014	3	6,658	1.6%	11,083	2.6%	$87,530	$13.15
2015	11	58,467	13.9%	69,550	16.5%	$593,237	$10.15
2016	3	4,432	1.1%	73,982	17.6%	$56,465	$12.74
2017	4	26,145	6.2%	100,127	23.8%	$284,016	$10.86
2018	2	34,500	8.2%	134,627	32.0%	$341,100	$9.89
2019	2	13,000	3.1%	147,627	35.1%	$135,870	$10.45
2020	0	0	0.0%	147,627	35.1%	$0	$0.00
2021	0	0	0.0%	147,627	35.1%	$0	$0.00
2022	0	0	0.0%	147,627	35.1%	$0	$0.00
2023	1	1,725	0.4%	149,352	35.5%	$22,425	$13.00
2024	1	69,925	16.6%	219,277	52.2%	$839,100	$12.00
Thereafter	2	137,933	32.8%	357,210	85.0%	$450,000	$3.26
Vacant	0	63,224	15.0%	420,434	100.0%	$0	$0.00
Total/Weighted Average	30	420,434	100.0%			$2,833,742	$7.93

(1)	Information obtained from the underwritten rent roll.
(2)	Weighted average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the West Side Mall Property:

Historical Occupancy

12/31/2010(1)	12/31/2011(1)	12/31/2012(1)	9/30/2013
NAV	NAV	NAV	85.0%

(1)	Historical occupancy was not available from the seller.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the West Side Mall Property:

Cash Flow Analysis

	2011	2012	TTM 8/31/2013	U/W	U/W $ per Unit
Base Rent	$2,775,288	$2,764,438	$2,807,078	$2,833,742	$6.74
Grossed Up Vacant Space	0	0	0	653,984	1.56
Percentage Rent	25,729	33,243	12,858	12,858	0.03
Total Reimbursables	951,747	971,760	931,554	1,134,351	2.70
Other Income	0	0	0	0	0.00
Less Vacancy & Credit Loss	0	0	0	(830,339)(1)	(1.97)
Effective Gross Income	$3,752,764	$3,769,441	$3,751,490	$3,804,596	$9.05

Total Operating Expenses	$1,331,132	$1,291,054	$1,359,615	$1,371,569	$3.26

Net Operating Income	$2,421,632	$2,478,387	$2,391,875	$2,433,027	$5.79
TI/LC	0	0	0	166,904	0.40
Replacement Reserves	0	0	0	105,109	0.25
Net Cash Flow	$2,421,632	$2,478,387	$2,391,875	$2,161,014	$5.14

NOI DSCR	1.42x	1.45x	1.40x	1.43x
NCF DSCR	1.42x	1.45x	1.40x	1.27x
NOI DY	9.5%	9.7%	9.3%	9.5%
NCF DY	9.5%	9.7%	9.3%	8.4%

(1)	The underwritten economic vacancy is 17.9%. The West Side Mall Property was 85.0% physically occupied as of September 30, 2013.

A-3-106

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A-3-107

No. 15 – The Pointe at Wellington Green

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$25,000,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$25,000,000			Location:	Wellington, FL
% of Initial Pool Balance:	2.0%			Size:	118,797 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$210.44
Borrower Name:	The Centre At Wellington Green LLLP			Year Built/Renovated:	2003/NAP
Sponsor(1):	Richard Gertz, Sr.			Title Vesting:	Fee
Mortgage Rate:	5.300%			Property Manager:	Merin Hunter Codman, Inc.
Note Date:	December 11, 2013			3rd Most Recent Occupancy (As of):	95.4% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	87.0% (12/31/2011)
Maturity Date:	January 1, 2024			Most Recent Occupancy (As of):	94.0% (12/31/2012)
IO Period:	24 months			Current Occupancy (As of)(7):	86.8% (9/10/2013)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$2,496,968 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$2,410,183 (12/31/2012)
Call Protection:	L(25),D(91),O(4)			Most Recent NOI (As of):	$2,426,527 (TTM 9/30/2013)
Lockbox Type:	Springing (Without Established Account)
Additional Debt(2):	Yes
Additional Debt Type(2):	Unsecured			U/W Revenues:	$3,459,369
				U/W Expenses:	$1,322,417
				U/W NOI:	$2,136,952
				U/W NCF:	$2,072,863
Escrows and Reserves:				U/W NOI DSCR:	1.28x
				U/W NCF DSCR:	1.24x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	8.5%
Taxes	$96,798	$48,399	NAP	U/W NCF Debt Yield:	8.3%
Insurance(3)	$0	Springing	NAP	As-Is Appraised Value(8):	$35,500,000
Replacement Reserves	$500,000	$3,465	NAP	As-Is Appraisal Valuation Date(8):	October 2, 2013
TI/LC Reserve	$1,500,000	$10,000	$1,500,000(4)	Cut-off Date LTV Ratio(8):	70.4%
Tenant Specific TILC Reserve(5)	$160,000	$0	NAP	LTV Ratio at Maturity or ARD(8):	61.4%
Rent Concession Reserve(6)	$327,000	$0	NAP

(1)
The sponsor has three CMBS loans currently in special servicing and another loan which was involved in a deed in lieu.  See “Description of the Mortgage Pool – Default History, Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

(2)
The borrower has incurred unsecured subordinate debt with an outstanding principal balance of $6,972,000, provided by the sponsor and six limited partners in the borrowing entity.  The unsecured subordinate debt accrues interest at a variable interest rate equal to the Wall Street Journal Prime rate plus 0.75% and is payable from excess cash flow from operations and capital transactions.  Subordination and standstill agreements were obtained from the related sponsor and six limited partners.

(3)
Monthly insurance escrows are not required provided the following conditions are satisfied: (i) no event of default exists and is continuing; (ii) The Pointe at Wellington Green Property is covered under a blanket insurance policy acceptable to the lender; and (iii) the borrower provides evidence of renewal of the policy and proof of timely payment of insurance premiums.

(4)
If LA Fitness, or an acceptable replacement tenant, enters into a lease acceptable to the lender expiring no earlier than five years beyond the maturity date, the TI/LC Reserve Cap will be reduced to $360,000.  If LA Fitness, or an acceptable replacement tenant, does not meet the aforementioned conditions by November 2018, the borrower is required to deposit an amount to bring the TI/LC Reserve account to $1,500,000.

(5)	The Tenant Specific TI/LC Reserve includes outstanding tenant improvements for Saito’s Japanese ($100,000) and KeKe’s ($60,000).
(6)	The Rent Concession Reserve includes outstanding free rent and rent abatements for KeKe’s ($150,000), Saito’s Japanese ($85,000), Sweet Banana’s Grill ($66,000) and Sport Clips ($26,000).
(7)
Current Occupancy includes three tenants (7.3% of the net rentable area and 6.7% of the U/W Base Rent) that have executed leases, but are not in occupancy.  KeKe’s (3.7% of the net rentable area and 3.0% of the U/W Base Rent) is expected to open by the second quarter of 2014, Saito’s Japanese expansion space (2.5% of the net rentable area and 2.5% of the U/W Base Rent) is expected to open by the third quarter of 2014 and Sport Clips (1.1% of the net rentable area and 1.2% of the U/W Base Rent) is expected to open by the first quarter of 2014.  Excluding these tenants, Current Occupancy is 79.5%.  Current Occupancy includes three tenants underwritten as vacant (4.4% of the net rentable area).  Current Occupancy, including tenants that have executed leases but are not in occupancy and excluding tenants that have been underwritten as vacant, is 82.4%.  Current Occupancy, excluding tenants that have executed leases but are not in occupancy and tenants that have been underwritten as vacant, is 75.1%.

(8)
The As-Is Appraised Value assumes SunTrust Banks (2.5% of the net rentable area and 4.9% of the U/W Base Rent) renews its lease, which is set to expire on July 31, 2014.  The borrower has signed a lease to create a pad site for JPMorgan Chase on the space currently occupied by SunTrust Banks and Thomasville (10.1% of the net rentable area) in the event that SunTrust Banks and Thomasville do not renew their leases.  The as-is appraised value assuming SunTrust Banks and Thomasville, which has been underwritten as vacant, both do not renew their leases and the borrower completes the JPMorgan Chase pad site, is $33,650,000.  The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $33,650,000 appraised value are 74.3% and 64.8%, respectively. The as-stabilized appraised value, assuming SunTrust Banks and Thomasville both do not renew their leases, the borrower completes the JPMorgan Chase pad site and JPMorgan Chase begins paying rent in 2015, is $34,600,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $34,600,000 appraised value are 72.3% and 63.0%, respectively.

The Pointe at Wellington Green mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a 118,797 square foot, anchored retail property located in Wellington, Florida (“The Pointe at Wellington Green Property”), approximately 16 miles west of West Palm Beach, 47 miles north of Fort Lauderdale and 69 miles north of Miami, Florida. The Pointe at Wellington Green Property was built in 2003 and is adjacent to the Mall at Wellington Green, an approximately 1.3 million square foot regional mall anchored by Macy’s, Nordstrom, JC Penney and Dillard’s. Parking at The Pointe at Wellington Green Property is provided by 850 surface

A-3-108

THE POINTE AT WELLINGTON GREEN

spaces, resulting in a parking ratio of 7.2 spaces per 1,000 square feet of rentable area. As of September 10, 2013, The Pointe at Wellington Green Property was 86.8% leased to 30 tenants.

Sources and Uses

Sources			Uses
Original loan amount	$25,000,000	100.0%	Loan payoff(1)	$19,785,769	79.1%
			Reserves	2,583,798	10.3
			Paydown of unsecured debt	1,517,676	6.1
			Closing costs	612,757	2.5
			Return of equity	500,000	2.0
Total Sources	$25,000,000	100.0%	Total Uses	$25,000,000	100.0%

(1)	The Pointe at Wellington Green Property was previously securitized in WBCMT 2004-C12.

The following table presents certain information relating to the tenancy at The Pointe at Wellington Green Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(2)	Lease Expiration Date
Major Tenants
LA Fitness	NR/NR/NR	41,000	34.5%	$21.00	$861,000	34.8%	NAV	NAV	11/30/2018
Olive Garden – Ground Lease	BBB-/Baa3/BBB-	0	0.0%	NAP	$151,250	6.1%	NAV	NAV	10/31/2018
Saito’s Japanese(3)	NR/NR/NR	7,156	6.0%	$21.00	$150,276	6.1%	NAV	NAV	11/30/2023
Stonewood Wellington	NR/NR/NR	5,760	4.8%	$25.00	$144,000	5.8%	$439	8.0%	10/31/2018
Smokey Bones – Ground Lease	NR/NR/NR	0	0.0%	NAP	$121,000	4.9%	$420(4)	4.2%	10/31/2018
SunTrust Banks	BBB+/Baa1/BBB	3,000	2.5%	$40.00	$120,000	4.9%	NAV	NAV	7/31/2014
Total Major Tenants		56,916	47.9%	$22.41(5)	$1,547,526	62.5%

Non-Major Tenants		40,971	34.5%	$22.61	$926,542	37.5%

Occupied Collateral Total		97,887	82.4%(6)	$22.49(5)	$2,474,068	100.0%

Vacant Space		20,910	17.6%

Collateral Total		118,797	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales PSF and Occupancy Cost are for the trailing 12-month period ending December 31, 2012.
(3)
Saito’s Japanese signed a lease for 7,156 square feet but is not in occupancy or paying rent on 2,957 square feet.  Reserves of $85,000 and $100,000 were collected at closing to account for the outstanding rent abatement and tenant improvements, respectively.  Saito’s Japanese is expected to be in occupancy and paying rent on its expansion space by the third quarter of 2014.

(4)	Sales PSF for Smokey Bones are based on 6,887 square feet in building improvements.
(5)	Annual U/W Base Rent for ground lease tenants is excluded from the Annual U/W Base Rent PSF calculations.
(6)
Current Occupancy includes three tenants (7.3% of the net rentable area and 6.7% of the U/W Base Rent) that have executed leases, but are not in occupancy.  KeKe’s (3.7% of the net rentable area and 3.0% of the U/W Base Rent) is expected to open by the second quarter of 2014, Saito’s Japanese expansion space (2.5% of the net rentable area and 2.5% of the U/W Base Rent) is expected to open by the third quarter of 2014 and Sport Clips (1.1% of the net rentable area and 1.2% of the U/W Base Rent) is expected to open by the first quarter of 2014.  Excluding these tenants, Current Occupancy is 79.5%.  Current Occupancy includes three tenants underwritten as vacant (4.4% of the net rentable area) including Thomasville (10.1% of the net rentable area), whose parent company filed for bankruptcy in September 2013 and recently vacated The Pointe at Wellington Green Property.  Current Occupancy, including tenants that have executed leases but are not in occupancy and excluding tenants that have been underwritten as vacant, is 82.4%.  Current Occupancy, excluding tenants that have executed leases but are not in occupancy and tenants that have been underwritten as vacant, is 75.1%.

A-3-109

THE POINTE AT WELLINGTON GREEN

The following table presents certain information relating to the lease rollover schedule at The Pointe at Wellington Green Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2014	1	3,000	2.5%	3,000	2.5%	$120,000	$40.00
2015	3	4,937	4.2%	7,937	6.7%	$112,169	$22.72
2016	0	0	0.0%	7,937	6.7%	$0	$0.00
2017	3	7,346	6.2%	15,283	12.9%	$175,858	$23.94
2018	8	55,302	46.6%	70,585	59.4%	$1,479,230	$21.83(4)
2019	2	3,297	2.8%	73,882	62.2%	$79,783	$24.20
2020	0	0	0.0%	73,882	62.2%	$0	$0.00
2021	1	2,289	1.9%	76,171	64.1%	$54,936	$24.00
2022	2	2,886	2.4%	79,057	66.5%	$65,658	$22.75
2023	5	11,744	9.9%	90,801	76.4%	$252,342	$21.49
2024	2	7,086	6.0%	97,887	82.4%	$134,092	$18.92
Thereafter	0	0	0.0%	97,887	82.4%	$0	$0.00
Vacant	0	20,910	17.6%	118,797	100.0%	$0	$0.00
Total/Weighted Average	27	118,797	100.0%			$2,474,068	$22.49

(1)	Information was obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)	Annual U/W Base Rent for ground lease tenants is excluded from the Annual U/W Base Rent PSF calculations.

The following table presents historical occupancy percentages at The Pointe at Wellington Green Property:

Historical Occupancy

12/31/2010(1)	12/31/2011(1)	12/31/2012(1)	9/10/2013
95.4%	87.0%	94.0%	86.8%

(1)	Information obtained from the borrower.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The Pointe at Wellington Green Property:

Cash Flow Analysis

	2011	2012	TTM 9/30/2013	U/W	U/W $ per SF
Base Rent	$2,800,740	$2,872,032	$2,735,343	$2,474,068	$20.83
Grossed Up Vacant Space	0	0	0	450,524	3.79
Total Reimbursables	920,455	849,396	1,094,650	976,875	8.22
Other Income	55,505	8,426	17,553	8,426	0.07
Less Vacancy & Credit Loss	(16,441)	0	(79,286)	(450,524)(1)	(3.79)
Effective Gross Income	$3,760,259	$3,729,854	$3,768,258	$3,459,369	$29.12

Total Operating Expenses	$1,263,291	$1,319,671	$1,341,732	$1,322,417	$11.13

Net Operating Income	$2,496,968	$2,410,183	$2,426,527	$2,136,952	$17.99
TI/LC	0	0	0	22,510	0.19
Capital Expenditures	0	0	0	41,579	0.35
Net Cash Flow	$2,496,968	$2,410,183	$2,426,527	$2,072,863	$17.45

NOI DSCR	1.50x	1.45x	1.46x	1.28x
NCF DSCR	1.50x	1.45x	1.46x	1.24x
NOI DY	10.0%	9.6%	9.7%	8.5%
NCF DY	10.0%	9.6%	9.7%	8.3%

(1)	The underwritten economic vacancy is 15.4%. The Pointe at Wellington Green Property was 86.8% leased as of September 10, 2013.

A-3-110

Annex B

ADDITIONAL MORTGAGE LOAN INFORMATION/DEFINITIONS

General.  For purposes of the statistical information regarding the Mortgage Loans set forth in this free writing prospectus, including the Annexes hereto:

(1)	“ADR” means, with respect to any hospitality property, the average daily rate.

(2)
“Appraised Value” means, for any Mortgaged Property securing a Mortgage Loan, the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related Mortgage Loan Seller as of the cut-off date.  The appraisals for certain of the Mortgaged Properties state an “as-stabilized” value and/or “as-renovated” and/or “as-completed” value as well as an “as-is” value for such properties based on the assumption that certain events will occur with respect to the re-tenanting, renovation or other repositioning of such properties.  The “as-is” value is presented as the Appraised Value in this free writing prospectus, except with respect to the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Fairborn Ohio Hotel Portfolio and the Hampton Inn Austin, securing Mortgage Loans that represent approximately 1.2% and 0.9%, respectively, of the Cut-off Date Pool Balance, as to which the “as-renovated” or “as-completed” value, as applicable, provided in the related appraisal has been used, and otherwise, and except where we specifically state otherwise.  In addition, in the case of the portfolio of Mortgaged Properties identified on Annex A-1 to this free writing prospectus as PennCap Portfolio, securing a Mortgage Loan representing approximately 7.2% of the Cut-off Date Pool Balance, unless otherwise indicated, the appraised value of such portfolio is based on a portfolio valuation (as opposed to the sum of the individual appraised values of the respective related Mortgaged Properties) and incorporates a capitalization rate reduction of 0.50% applied by the appraiser to account for the portfolio nature of the collateral.  See the footnotes to Annex A-1 of this free writing prospectus.  In addition, with respect to the Mortgaged Property identified on Annex A-1 to this free writing prospectus as The Pointe at Wellington Green, representing approximately 2.0% of the Cut-off Date Pool Balance, the “as-is” Appraised Value assumes SunTrust Banks (2.5% of the net rentable area and 4.9% of the U/W Base Rent) renews their lease, which is set to expire on July 31, 2014.  The borrower has signed a lease to create a pad site for JPMorgan Chase on the space currently occupied by SunTrust Banks and Thomasville (10.1% of the net rentable area) in the event that SunTrust Banks and Thomasville do not renew their leases.  The appraised value assuming SunTrust Banks and Thomasville, which has been underwritten as vacant, both do not renew their leases and the borrower completes the JPMorgan Chase pad site is $33,650,000.  The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $33,650,000 appraised value are 74.3% and 64.8%, respectively.

(3)
“Cash Flow Analysis” is, with respect to the one or more Mortgaged Properties securing a Mortgage Loan among the fifteen largest Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) ”Effective Gross Income” minus (b) ”Total Expenses” and underwritten replacement reserves and tenant improvements and leasing commissions.  For this purpose:

●
“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses.  The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Cash Flow” below.  In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.

●
“Total Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent.  Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each Cash Flow Summary contained in the “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this free writing prospectus.  Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based.  The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers.  The historical information in the Cash Flow Summaries reflects adjustments made by the Mortgage Loan Seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow.  In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hospitality properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations.  The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization charges and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the Cash Flow Summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which has not been verified by the Depositor, any underwriters, the Mortgage Loan Sellers or any other person.  Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated.

(4)
“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Principal Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Properties determined as described under “Description of the Mortgage Pool—Assessments of Property Value and Condition—Appraisals” in this free writing prospectus.  See also the footnotes to Annex A-1 in this free writing prospectus.  Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this free writing prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property.  In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual cut-off date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this free writing prospectus, even after taking into account any amortization since origination.  No representation is made that any Appraised Value presented in this free writing prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property.  See “Risk Factors—Risks Related to the Mortgage Loans—Appraisals May Not Accurately Reflect the Value of the Mortgaged Properties” in this free writing prospectus.  Unless clearly indicated otherwise, the Cut-off Date Loan-to-Value Ratio for each of the Mortgage Loans contained in any group of cross-collateralized Mortgage Loans is calculated on the basis of the aggregate Cut-off Date Principal Balance of all those Mortgage Loans and the aggregate Appraised Value of all the related Mortgaged Properties securing the group.  On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a higher (and perhaps substantially higher) Cut-off Date LTV Ratio than is shown on Annex A-1 to this free writing prospectus.   In the case of a Mortgage Loan that is part of a Loan Combination, such loan-to-value ratio was calculated based on the aggregate principal balance of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan as of the cut-off date.

(5)
“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Debt Service Coverage Ratio” “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or properties to the annual debt service as shown on Annex A-1 to this free writing prospectus.  In the case of Mortgage Loans with an interest-only period that has not expired as of the Cut-off Date but will expire prior to maturity or any related Anticipated Repayment Date (as applicable), 12 months of principal and interest payments is used as the annual debt service.  In the case of any Mortgage Loan that provides for payments of interest-only for its entire term or through any related Anticipated Repayment Date (as applicable), 12 months of interest-only payments is used as the annual debt service.  Unless clearly indicated otherwise, the Underwritten Debt Service Coverage Ratio for each of the Mortgage Loans contained in any group of cross-collateralized Mortgage Loans is calculated on the basis of the aggregate cash flow generated by all the Mortgaged Properties securing the group and the aggregate debt service payable under all of those Mortgage Loans.  On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten Debt Service Coverage Ratio than is shown on Annex A-1 to this free writing prospectus.

In the case of a Mortgage Loan that is part of a Loan Combination, such debt service coverage ratio was calculated based on the aggregate annual debt service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments.  However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt.  If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term.  See “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this free writing prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage

Loan.  No representation is made that the Underwritten Debt Service Coverage Ratios presented in this free writing prospectus accurately reflect that ability.

(6)
“LTV Ratio at Maturity or ARD” and “Balloon or ARD LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a balloon Mortgage Loan scheduled to be outstanding on the scheduled maturity date or of an ARD Loan scheduled to be outstanding on the Anticipated Repayment Date, assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Properties determined as described under “Description of the Mortgage Pool—Assessments of Property Value and Condition—Appraisals” in this free writing prospectus.  Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this free writing prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property.  In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity of a Mortgage Loan may be higher than the LTV Ratio at Maturity that we present in this free writing prospectus.  See “Risk Factors—Risks Related to the Mortgage Loans—Appraisals May Not Accurately Reflect the Value of the Mortgaged Properties” in this free writing prospectus.  In the case of each Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, such loan-to-value ratio was calculated based on the aggregate principal balance that will be due at maturity with respect to such Mortgage Loan and the related Pari Passu Companion Loan.  Unless clearly indicated otherwise, the LTV Ratio at Maturity or ARD for each of the Mortgage Loans contained in any group of cross-collateralized Mortgage Loans is calculated on the basis of the aggregate principal balance of all those Mortgage Loans scheduled to be outstanding on the scheduled maturity date or Anticipated Repayment Date (as applicable), assuming (among other things) no prepayments or defaults, and the aggregate Appraised Value of all the related Mortgaged Properties securing the group.  On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a higher (and perhaps, substantially higher) LTV Ratio at Maturity or ARD than is shown on Annex A-1 to this free writing prospectus.

(7)
“Maturity Date Balloon or ARD Payment” or “Balloon or ARD Payment” means, for any balloon Mortgage Loan or ARD Loan, the payment of principal due upon its stated maturity date or Anticipated Repayment Date.

(8)
“Occupancy Rate” means (i) in the case of multifamily rental properties and manufactured housing community properties, the percentage of rental units or pads, as applicable, that are rented (generally without regard to the length of the lease or rental period) as of the date of determination; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination and (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented for the trailing 12-month period ending on the date of determination, depending on borrower reporting.  In the case of some of the Mortgage Loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as:  the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months of the cut-off date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this free writing prospectus.

(9)	“Occupancy As Of Date” means the date of determination of the Occupancy Rate of a Mortgaged Property.

(10)
“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan.  In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves to a partial prepayment, in each case notwithstanding any Lock-out Period or Yield Maintenance Charge that may otherwise apply.  In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

●
“D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.

●
“L(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

●
“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●
“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●
“D or @%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

●
“GRTR of @% or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

(11)	“Remaining Term to Maturity or ARD” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date or Anticipated Repayment Date.

(12)	“RevPAR” means, with respect to any hospitality property, revenues per available room.

(13)	“Stated Principal Balance” means, for each Mortgage Loan in the Trust Fund, a principal amount that:

●
will initially equal its unpaid principal balance as of the cut-off date or, in the case of a replacement Mortgage Loan, as of the date it is added to the Trust Fund, after application of all payments of principal due on or before that date, whether or not those payments have been received; and

●
will be permanently reduced on each subsequent distribution date, to not less than zero, by that portion, if any, of the Principal Distribution Amount (without regard to the adjustments otherwise contemplated by clauses 1 through 4 of the definition thereof) for that distribution date that represents principal actually received or advanced on that Mortgage Loan, and the principal portion of any Realized Loss (see “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses”) incurred with respect to that Mortgage Loan during the related collection period.

However, the “Stated Principal Balance” of any Mortgage Loan in the Trust Fund will, in all cases, be zero as of the distribution date following the collection period in which it is determined that all amounts ultimately collectable with respect to that Mortgage Loan or any related REO Property have been received.

For the purposes of clarification, with respect to each ARD Loan, any Excess Interest that constitutes Capitalized Excess Interest shall not be considered part of the Stated Principal Balance of such ARD Loan.

(14)	“Structuring Assumptions” means, collectively, the following assumptions regarding the Certificates and the Mortgage Loans in the Trust Fund:

●
except as otherwise set forth below, the Mortgage Loans have the characteristics set forth on Annex A-1 to this free writing prospectus and the Cut-off Date Pool Balance is as described in this free writing prospectus;

●	the initial aggregate principal balance or notional amount, as the case may be, of each interest-bearing Class of Certificates is as described in this free writing prospectus;

●	the pass-through rate for each interest-bearing Class of Certificates is as described in this free writing prospectus;

●	no delinquencies, defaults or losses occur with respect to any of the Mortgage Loans;

●
no Additional Trust Fund Expenses (including Trust Advisor Expenses) arise, no Servicing Advances are made under the Pooling and Servicing Agreement and the only expenses of the Trust consist of the trustee fees, the certificate administrator fees, the master servicing fees (including any applicable primary or sub-servicing fees), the CREFC® Intellectual Property Royalty License Fees and the Trust Advisor fees, each as set forth on Annex A-1 to this free writing prospectus;

●	there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the Mortgage Loans;

●
each of the Mortgage Loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;

●
all monthly debt service payments on the Mortgage Loans are timely received by the Master Servicer on behalf of the Trust on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;

●	each ARD Loan in the Trust Fund is paid in full on its Anticipated Repayment Date;

●
except as described in the next succeeding bullet, no involuntary prepayments are received as to any Mortgage Loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);

●
except as described in the next two succeeding bullets, no voluntary prepayments are received as to any Mortgage Loan during that Mortgage Loan’s prepayment Lock-out Period, including any contemporaneous period when defeasance is permitted, or during any period when principal prepayments on that Mortgage Loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge, including any contemporaneous period when defeasance is permitted;

●
except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the Mortgage Loans at the indicated CPRs set forth in the subject tables or other relevant part of this free writing prospectus, without regard to any limitations in those Mortgage Loans on partial voluntary principal prepayments;

●	all prepayments on the Mortgage Loans are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;

●
With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as PennCap Portfolio, representing approximately 7.2% of the Cut-off Date Pool Balance, the single tenant at the Mortgaged Property identified on Annex A-1 to this free writing prospectus as PennCap Portfolio - 1530 Valley Center does not exercise its right to purchase such Mortgaged Property from the related borrower at any time between December 1, 2015 and March 31, 2016.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Release and/or Partial Defeasance and/or Substitution” in the free writing prospectus.

●	no Yield Maintenance Charges or Prepayment Premiums are collected;

●
no person or entity entitled thereto exercises its right of optional termination as described in this free writing prospectus under “Description of the Offered Certificates—Termination of the Pooling and Servicing Agreement”;

●	no Mortgage Loan is required to be repurchased, as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus;

●	distributions on the Offered Certificates are made on the 15th day of each month, commencing in March 2014; and

●	the Offered Certificates are settled with investors on February 20, 2014.

(15)
“Underwritten Net Cash Flow”, “Underwritten NCF” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service.  In general, it is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions.  Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property, the related Mortgage Loan Seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents, except that in the case of certain non-multifamily properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants.  Where the actual or market vacancy was greater than 5%, the Mortgage Loan Seller determined revenue from rents by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and the greatest of (a) actual current vacancy at the related Mortgaged Property, (b) current vacancy according to third party provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases) and/or to reflect the appraiser’s conclusion of a supportable occupancy rate, and (c) 5%.  In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in the entirety, but may not apply to each related Mortgaged Property.  In determining revenue for multifamily, manufactured housing community and self storage properties, the Mortgage Loan Sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or come combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve month periods.  In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 75% and daily rates based on third party provided market information or daily rates achieved during the prior one-to-three year annual reporting period.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related Mortgage Loan Seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that:  (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 2% to 6% (depending on the property) of effective gross revenue (or, in the case of a hospitality property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs).  Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the Mortgage Loan Seller, and are:  (a) in the case of retail, office, self storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); (c) in the case of manufactured housing community properties, generally not more than approximately $80 per pad per year, depending on the condition of the property (and may be zero); and (d) in the case of hospitality properties, generally 4% to 5%, inclusive, of gross revenues.  In addition, in some cases, the Mortgage Loan Seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties.  In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third party provided market information or from other borrower-supplied information.  We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable Mortgage Loan Seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values.  In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:  (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within twelve months of the cut-off date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring.  We cannot assure you that the assumptions made with respect to any mortgage loan will, in fact, be consistent with actual property performance.  Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this free writing prospectus.  In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular Mortgage Loan Seller may not (and likely will not) conform to an analysis of the same property by other persons or entities.

The Mortgaged Property identified on Annex A-1 to this free writing prospectus as 465 Park Avenue Retail Condominium, representing approximately 1.6% of the Cut-off Date Pool Balance, consists of a 39,153 square foot condominium unit that is currently vacant.  Cohen Brothers Realty Corporation has executed a 12-year lease (the “465

Park Master Lease”) for the entire Mortgaged Property. The related borrower sponsor guaranteed the payment of such 465 Park Master Lease until such time as the mortgaged property generates net operating income of $2.0 million annually based on signed leases from tenants in place and paying rent.  The 465 Master Lease is expected to expire as leases with third party tenants are executed; however, we make no assurances that the Mortgaged Property will be successfully leased to third parties or that the master tenant will have sufficient funds to meet its obligations under the master lease during this period.  The Underwritten Net Cash Flow for such Mortgage Loan is based on the 465 Park Master Lease.

See “Risk Factors—Risks Related to the Mortgage Loans—Debt Service Coverage Ratio and Net Cash Flow Information is Based on Numerous Assumptions” and “Description of the Mortgage Pool—Net Cash Flow and Certain Underwriting Considerations” in this free writing prospectus.

(16)
“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Principal Balance of that Mortgage Loan.  However, in the case of a Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan as of the cut-off date.  Unless clearly indicated otherwise, the Underwritten NCF Debt Yield for each Mortgage Loan contained in any group of cross-collateralized Mortgage Loans is equal to the Underwritten NCF of all the Mortgaged Properties securing the group divided by the aggregate Cut-off Date Principal Balance of all the Mortgage Loans in the group.  On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten NCF Debt Yield than is shown on Annex A-1 to this free writing prospectus.

(17)
“Underwritten Net Operating Income”, “Underwritten NOI” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions.  Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions.  See “Risk Factors—Risks Related to the Mortgage Loans—Debt Service Coverage Ratio and Net Cash Flow Information is Based on Numerous Assumptions” in this free writing prospectus.

(18)
“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Principal Balance of that Mortgage Loan.  In the case of a Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan as of the cut-off date.  Unless clearly indicated otherwise and as set forth below, the Underwritten NOI Debt Yield for each Mortgage Loan contained in any group of cross-collateralized Mortgage Loans is equal to the Underwritten NOI of all the Mortgaged Properties securing the group divided by the aggregate Cut-off Date Principal Balance of all the Mortgage Loans in the group.  On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten NOI Debt Yield than is shown on Annex A-1 to this free writing prospectus.

You should review the footnotes to Annex A-1 in this free writing prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

References to “weighted averages” of the Mortgage Loans in the Mortgage Pool or any particular sub-group of the mortgage loans are references to averages weighted on the basis of the Cut-off Date Principal Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings.  If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease.  Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 may not equal the indicated total due to rounding.

Historical information presented in this free writing prospectus, including information in Annexes A-1 and A-3 to this free writing prospectus is derived from audited and/or unaudited financial statements provided by the borrowers.  In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the ten largest Mortgage Loans under the definition of “Cash Flow Analysis”.

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Annex C-1

Mortgage Loan Representations and Warranties

Each Mortgage Loan Seller will, solely as to the Mortgage Loans that it is transferring to the Depositor, make the representations and warranties set forth below as of the date specified below or, if no such date is specified, as of the Closing Date, in each case subject to the exceptions to those representations and warranties that are described on Annex C-2 for the applicable Mortgage Loan Seller.  Capitalized terms used but not otherwise defined in this Annex C-1 shall have the meanings set forth in the main body of the free writing prospectus or, if not defined therein, in the related mortgage loan purchase agreement.

Each mortgage loan purchase agreement, together with the related representations and warranties (subject to the exceptions thereto), serves to contractually allocate risk between the related Mortgage Loan Seller, on the one hand, and the Trust Fund, on the other.  We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation.  The presentation of representations and warranties is not intended as statements regarding the actual characteristics of the Mortgage Loans, Mortgaged Properties or other matters.  We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

In addition, for purposes of the following representations and warranties, the phrase “the Mortgage Loan Seller’s knowledge” and other words and phrases of like import shall mean, except where otherwise expressly set forth below, the actual state of knowledge of the Mortgage Loan Seller, its officers and employees responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth below in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the Mortgage Loan Seller, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth herein).  All information contained in documents which are part of or required to be part of a Mortgage File, as specified in the Pooling and Servicing Agreement (to the extent such documents exist) shall be deemed within the Mortgage Loan Seller’s knowledge.

1.           Complete Mortgage File.  With respect to each Mortgage Loan, to the extent that the failure to deliver the same would constitute a “Material Document Defect” in the Pooling and Servicing Agreement and/or Mortgage Loan Purchase Agreement, (i) a copy of the mortgage file for each Mortgage Loan and (ii) originals or copies of all financial statements, appraisals, environmental reports, engineering reports, seismic assessment reports, leases, rent rolls, Insurance Policies and certificates, legal opinions and tenant estoppels in the possession or under the control of such Mortgage Loan Seller that relate to such Mortgage Loan, will be or have been delivered to the Master Servicer with respect to each Mortgage Loan by the deadlines set forth in the Pooling and Servicing Agreement and/or Mortgage Loan Purchase Agreement.  For the avoidance of doubt, the Mortgage Loan Seller shall not be required to deliver any attorney-client privileged communication, draft documents or any documents or materials prepared by it or its Affiliates for internal uses, including without limitation, credit committee briefs or memoranda and other internal approval documents.

2.           Whole Loan; Ownership of Mortgage Loans.  Each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan.  At the time of the sale, transfer and assignment to Depositor, no mortgage note or mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller), participation or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement.  Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

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3.           Loan Document Status.  Each related mortgage note, mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance premiums) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such loan documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related mortgage notes, mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the mortgage note, mortgage or other Mortgage Loan documents.

4.           Mortgage Provisions.  The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Standard Qualifications.

5.           Hospitality Provisions.  The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise or license agreement includes an executed comfort letter or similar agreement signed by the related Mortgagor and franchisor or licensor of such property that, subject to the applicable terms of such franchise or license agreement and comfort letter or similar agreement, is enforceable by the Trust against such franchisor or licensor either (A) directly or as an assignee of the originator, or (B) upon Mortgage Loan Seller’s or its designee’s providing notice of the transfer of the Mortgage Loan to the Trust in accordance with the terms of such executed comfort letter or similar agreement, which the Mortgage Loan Seller or its designee shall provide, or if neither (A) nor (B) is applicable, the Mortgage Loan Seller or its designee shall apply for, on the Trust’s behalf, a new comfort letter or similar agreement as of the Closing Date.  The mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.  For the avoidance of doubt, no representation is made as to the perfection of any security interest in revenues to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

6.           Mortgage Status; Waivers and Modifications.  Since origination and except by written instruments set forth in the related mortgage file or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such mortgage, mortgage note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related mortgage in any manner which materially interferes with the security intended to be provided by such mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither borrower nor guarantor has been released from its material obligations under the Mortgage Loan.  With respect to each Mortgage Loan, except as contained in a written document included in the mortgage file, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after the Cut-off Date.

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7.           Lien; Valid Assignment.  Subject to the Standard Qualifications, each endorsement or assignment of mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable.  Each related mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor.  Each related mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 8 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications.  Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances, and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below).  Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid and enforceable lien on property described therein subject to the Permitted Encumbrances and Title Exceptions, except as such enforcement may be limited by Standard Qualifications, subject to the limitations described in paragraph 11 below.  Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

8.           Permitted Liens; Title Insurance.  Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the mortgage, the first priority lien of the mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the mortgage for another Mortgage Loan contained in the same cross-collateralized group, and (g) condominium declarations of record and identified in such Title Policy, provided that none of which clauses (a) through (g), individually or in the aggregate, materially interferes with the current marketability or principal use of the Mortgaged Property, the security intended to be provided by such mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”).  For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.  Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related mortgage.  Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder.  Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.  Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a

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jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the mortgage and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

9.           Junior Liens.  It being understood that B notes secured by the same mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances.  The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as disclosed in the Prospectus.

10.         Assignment of Leases and Rents.  There exists as part of the related mortgage file an Assignment of Leases (either as a separate instrument or incorporated into the related mortgage).  Subject to the Permitted Encumbrances and Title Exceptions, each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications.  The related mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

11.         Financing Statements.  Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment.  Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed.  Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

12.         Condition of Property.  Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared by a third party engineering consultant in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date.  To the Mortgage Loan Seller’s knowledge, based solely upon the due diligence customarily performed by Mortgage Loan Seller in connection with the origination of similar commercial and multifamily loans intended for securitization, and except as set forth in such engineering report or property condition report or with respect to which repairs were required to be reserved for or made, (a) all major building systems for the improvements of each related Mortgaged Property are in good working order, and (b) each related Mortgaged Property (i) is free of any material damage, and (ii) is in good repair and condition, and (iii) is free of patent and observable structural defects, except to the extent as to all statements in clauses (a) and (b) above) (x) any damage or deficiencies would not reasonably be expected to materially and adversely affect the use or operation of the Mortgaged Property or the security intended to be provided by such mortgage, or repairs with respect to such damage or deficiencies are estimated to not exceed 5% of the original principal balance of the Mortgage Loan, the amount necessary to effect the necessary; (y) such repairs have

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been completed; or (z) escrows in an aggregate amount consistent with the standards utilized by the Mortgage Loan Seller in connection with the origination of similar commercial and multifamily loans intended for securitization, which escrows will in all events be in an aggregate amount not less than the estimated cost of such repairs.

To the Mortgage Loan Seller’s knowledge, based on the engineering report or property condition assessment and the Sponsor Diligence (as defined in paragraph 42), there are no issues with the physical condition of the Mortgaged Property that the Mortgage Loan Seller believes would have a material adverse effect on the current marketability or principal use of the Mortgaged Property other than those disclosed in the engineering report or Servicing File and those addressed in sub-clauses (x), (y), and (z) of the preceding sentence.

13.         Taxes and Assessments.  As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon.  For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

14.         Condemnation.  As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

15.         Actions Concerning Mortgage Loan.  To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 8), an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, the Sponsor Diligence (as defined in paragraph 42), and the ESA (as defined in paragraph 43), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the current marketability of the Mortgaged Property, (f) the principal benefit of the security intended to be provided by the Mortgage Loan documents, (g) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan, or (h) the current principal use of the Mortgaged Property.

16.         Escrow Deposits.  All escrow deposits and escrow payments currently required to be escrowed with lender pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to Depositor or its servicer.  Any and all material requirements under the Mortgage Loan as to completion of any material improvements and as to disbursements of any funds escrowed for such purpose, which requirements were to have been complied with on or before the Closing Date, have been complied with in all material respects or the funds so escrowed have not been released unless such release was consistent with the Mortgage Loan Seller’s practices with respect to escrow releases or such released funds were otherwise used for their intended purpose.  No other escrow amounts have been released except in accordance with the terms and conditions of the related Mortgage Loan documents.

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17.         No Holdbacks.  The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by Mortgage Loan Seller to merit such holdback), and any requirements or conditions to disbursements of any loan proceeds held in escrow have been satisfied with respect to any disbursement of any such escrow fund.

18.         Insurance.  Each related Mortgaged Property is, and is required pursuant to the related mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related mortgage loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” (for a Mortgage Loan with a principal balance below $35 million) and “A:VIII” (for a Mortgage Loan with a principal balance of $35 million or more) from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from Standard & Poor’s Ratings Services (collectively the “Insurance Rating Requirements”), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related mortgage loan documents, by business interruption or rental loss insurance (except where an applicable tenant lease does not permit the tenant to abate rent under any circumstances), which (i) covers a period of not less than 12 months (or with respect to each Mortgage Loan with a principal balance of $35 million or more, 18 months), or a specified dollar amount which, in the reasonable judgment of the Mortgage Loan Seller, will cover no less than 12 months (18 months for Mortgage Loans with a principal balance of $35 million or more) of rental income; (ii) for a Mortgage Loan with a principal balance of $50 million or more contains a 180 day “extended period of indemnity”; and (iii) covers the actual loss sustained during the time period, or up to the specified dollar amount, set forth in clause (i) above.

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization.

If windstorm and/or windstorm related perils and/or “named storms” are excluded from the primary property damage insurance policy the Mortgaged Property is insured by a separate windstorm insurance policy issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related mortgage loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including broad-form coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by Mortgage Loan Seller for similar commercial and multifamily loans intended for

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securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake.  In such instance, the PML was based on a 475-year return period, which correlates to a 10% probability of exceedance in an exposure period of 50 years.  If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by Standard & Poor’s Ratings Services in an amount not less than 100% of the PML.

The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Loan Documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured.  Such insurance policies will inure to the benefit of the trustee.  Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums.  All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by Mortgage Loan Seller.

19.         Access; Utilities; Separate Tax Parcels.  Based solely on evaluation of the Title Policy (as defined in paragraph 8) and survey, if any, an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, the Sponsor Diligence (as defined in paragraph 42), and the ESA (as defined in paragraph 43), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

20.         No Encroachments.  To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property:  (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no

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material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

21.         No Contingent Interest or Equity Participation.  No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by Mortgage Loan Seller.

22.         REMIC.  The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either:  (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)).  If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto.  Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-(b)(2).  All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23.         Compliance with Usury Laws.  The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

24.         Authorized to do Business.  To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the mortgage note, each holder of the mortgage note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

25.         Trustee under Deed of Trust.  With respect to each mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the mortgage and applicable law or may be substituted in accordance with the mortgage and applicable law by the related mortgagee, and, except in connection with a trustee’s sale after a default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for such Mortgage Loan, no fees are payable to such trustee except for de minimis fees paid.

26.         Local Law Compliance.  To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local

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law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property.  In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, or (c) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property.

27.         Licenses and Permits.  Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan.  The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located and for the Mortgagor and the Mortgaged Property to be in compliance in all material respects with all regulations, zoning and building laws.

28.         Recourse Obligations.  The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect):  (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) Mortgagor or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or controlling equity interests in Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect):  (i) Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) Mortgagor’s fraud or intentional misrepresentation; (iii) criminal acts by the Mortgagor or guarantor resulting in the seizure or forfeiture of all or part of the Mortgaged Property; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) Mortgagor’s commission of material physical waste at the Mortgaged Property.

29.         Mortgage Releases.  The terms of the related mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 34) of not less than a specified percentage at least equal to 110% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon

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payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 34 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation.  With respect to any partial release under the preceding clauses (a) or (d), either:  (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x).  For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC Provisions and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross collateralized with another Mortgage Loan permits the release of cross collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions.

30.         Financial Reporting and Rent Rolls.  Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

31.         Acts of Terrorism Exclusion.  With respect to each Mortgage Loan over $20 million, and to the Mortgage Loan Seller’s knowledge with respect to each Mortgage Loan of $20 million or less, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy.  With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto, except to the extent that any right to require such coverage may be limited by availability on commercially reasonable terms, or as otherwise indicated on Annex C-2.

32.         Due on Sale or Encumbrance.  Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged

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Property, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any controlling equity interest in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 herein, or (vii) as set forth on an exhibit to the related Mortgage Loan Agreement by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt as set forth on an exhibit to the related Mortgage Loan Purchase Agreement or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any companion interest of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as set forth on an exhibit to the related Mortgage Loan Purchase Agreement or (iv) Permitted Encumbrances.  The mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

33.         Single-Purpose Entity.  Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding.  Each Mortgage Loan with a Cut-off Date Principal Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor.  For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Principal Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34.         Defeasance.  With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 110% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is

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sufficient to make all scheduled payments under the mortgage note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

35.         Fixed Interest Rates.  Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.

36.         Ground Leases.  For purposes of these representations and warranties, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(A)         The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction.  The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related mortgage.  No material change in the terms of the Ground Lease had occurred since its recordation, except by any written instruments which are included in the related mortgage file;

(B)         The lessor under such Ground Lease has agreed in a writing included in the related mortgage file (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns, provided that lender has provided lessor with notice of its lien in accordance with the terms of the Ground Lease;

(C)         The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(D)         The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance or attornment agreement or similar agreement to which the mortgagee on the lessor’s fee interest is subject;

(E)         Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns

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without the consent of the lessor thereunder (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(F)          The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease.  To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(G)         The Ground Lease and Related Documents require the lessor to give to the lender written notice of any default, provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(H)         A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(I)           The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(J)          Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (K)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(K)         In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(L)          Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

37.         Servicing.  The servicing and collection of each Mortgage Loan complied with all applicable laws and regulations and was in all material respects legal, proper and in accordance with customary commercial mortgage servicing practices.

38.         Origination and Underwriting.  The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex C-1.

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39.         Rent Rolls; Operating Histories.  Mortgage Loan Seller has obtained a rent roll (the “Certified Rent Roll(s)”) other than with respect to hospitality or single tenant properties certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan.  Mortgage Loan Seller has obtained operating histories (the “Certified Operating Histories”) with respect to each Mortgaged Property certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan.

40.         No Material Default; Payment Record.  No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments.  To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex C-1.  No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

41.         Bankruptcy.  As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

42.         Organization of Mortgagor.  The Mortgage Loan Seller has obtained an organizational chart or other description of each Mortgagor which identifies all beneficial controlling owners of the Mortgagor (i.e., managing members, general partners or similar controlling person for such Mortgagor) (the “Controlling Owner”).  The Mortgage Loan Seller (1) required questionnaires to be completed by each Controlling Owner and guarantor or performed other processes designed to elicit information from each Controlling Owner and guarantor regarding such Controlling Owner’s or guarantor’s prior history regarding any bankruptcies, any felony convictions in accordance with the standards utilized by the Mortgage Loan Seller in connection with the origination of similar commercial and multifamily loans intended for securitization, and (2) performed or caused to be performed searches of the public records or services such as Lexis/Nexis or NCO, or a similar service designed to elicit information about each Controlling Owner and guarantor regarding such Controlling Owner’s or guarantor’s prior history regarding any bankruptcies, any felony convictions, in accordance with the standards utilized by the Mortgage Loan Seller in connection with the origination of similar commercial and multifamily loans intended for securitization.  ((1) and (2) collectively, the “Sponsor Diligence”).  Based solely on the Sponsor Diligence, to the knowledge of the Mortgage Loan Seller, no Controlling Owner or guarantor (i) was in a state or federal bankruptcy or insolvency proceeding, (ii) had a prior record of having been in a state or federal bankruptcy or insolvency, or (iii) had been convicted of a felony.

43.         Environmental Conditions.  A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true:  (A) an amount reasonably estimated by a reputable environmental consultant to

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be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action.  To Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

In the case of each Mortgage Loan set forth on an exhibit to the related Mortgage Loan Purchase Agreement, (i) such Mortgage Loan is the subject of an environmental insurance policy, issued by the issuer set forth on such exhibit (the “Policy Issuer”) and effective as of the date thereof (the “Environmental Insurance Policy”), (ii) as of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date the Environmental Insurance Policy is in full force and effect, there is no deductible and the trustee is a named insured under such policy, (iii)(a) a property condition or engineering report was prepared, if the related Mortgaged Property was constructed prior to 1985, with respect to asbestos-containing materials (“ACM”) and, if the related Mortgaged Property is a multifamily property, with respect to radon gas (“RG”) and lead-based paint (“LBP”), and (b) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting the related Mortgaged Property, the related Mortgagor (A) was required to remediate the identified condition prior to closing the Mortgage Loan or provide additional security or establish with the mortgagee a reserve in an amount deemed to be sufficient by the Mortgage Loan Seller, for the remediation of the problem, and/or (B) agreed in the Mortgage Loan documents to establish an operations and maintenance plan after the closing of the Mortgage Loan that should reasonably be expected to mitigate the environmental risk related to the identified LBP, ACM or RG condition, (iv) on the effective date of the Environmental Insurance Policy, Mortgage Loan Seller as originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property (other than the existence of LBP, ACM or RG) that was not disclosed to the Policy Issuer in one or more of the following:  (a) the application for insurance, (b) a Mortgagor questionnaire that was provided to the Policy Issuer, or (c) an engineering or other report provided to the Policy Issuer, and (v) the premium of any Environmental Insurance Policy has been paid through the maturity of the policy’s term and the term of such policy extends at least three years beyond the maturity of the Mortgage Loan.

44.         Lease Estoppels.  With respect to each Mortgage Loan secured by retail, office or industrial properties, the Mortgage Loan Seller requested the related Mortgagor to obtain estoppels from each commercial tenant with respect to the Certified Rent Roll (except for tenants for whom the related lease income was excluded from the Mortgage Loan Seller’s underwriting).  With respect to each Mortgage Loan predominantly secured by a retail, office or industrial property leased to a single tenant, the Mortgage Loan Seller reviewed such estoppel obtained from such tenant no earlier than 90 days prior to the origination date of the related Mortgage Loan (or such longer period as Mortgage Loan Seller may deem reasonable and appropriate based on Mortgage Loan Seller’s practices in connection with the origination of similar commercial and multifamily loans intended for securitization), and to Mortgage Loan Seller’s knowledge, based solely on the related estoppel, (x) the related lease is in full force and effect and (y) there exists no material default under such lease, either by the lessee thereunder or by the lessor subject, in each case, to customary reservations of tenant’s

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rights, such as with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions.

45.         Appraisal.  The mortgage file contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date.  The appraisal is signed by an appraiser that (i) was engaged directly by the originator of the Mortgage Loan or the Mortgage Loan Seller, or a correspondent or agent of the originator of the Mortgage Loan or the Mortgage Loan Seller, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan.  Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46.         Mortgage Loan Schedule.  The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47.         Cross-Collateralization.  No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except as set forth on an exhibit to the related Mortgage Loan Purchase Agreement.

48.         Advance of Funds by the Mortgage Loan Seller.  Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan.  Neither Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

49.         Compliance with Anti-Money Laundering Laws.  Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

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Annex C-2

Exceptions to Mortgage Loan Representations and Warranties

The exceptions to the representations and warranties set forth below are grouped by Mortgage Loan Seller and listed by the number of the related representation and warranty set forth on Annex C-1 and the mortgage loan name and number identified on Annex A-1.  Capitalized terms used but not otherwise defined in this Annex C-2 shall have the meanings set forth in Annex B or, if not defined therein, in the main body of this free writing prospectus or, if not defined therein, in the related Mortgage Loan Purchase Agreement.

Wells Fargo Bank, National Association

Representation Number on Annex C-1		Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(7)	Lien; Valid Assignment	AmericasMart (Loan No. 1)
Loan Combination. $560,000,000 senior loan to borrower is secured on a pari passu basis by various notes (Note 1-1 in amount of  $70,000,000; Note 1-2 in amount of $70,000,000; Note 2-1 in amount of  $70,000,000; Note 2-2 in amount of $70,000,000; Note 3-1 in amount of  $70,000,000; Note 3-2 in amount of $70,000,000; Note 4-1 in amount of  $70,000,000; and Note 4-2 in amount of $70,000,000).  Wells Fargo is contributing Notes 3-1 and 3-2 to WFRBS 2014-LC14 Trust.  The loan will be serviced pursuant to the Pooling and Servicing Agreement for the WFRBS 2013-C18 Trust.

(7)	Lien; Valid Assignment	The Outlet Collection | Jersey Gardens (Loan No. 3)
(i) Loan Combination. $350,000,000 senior loan to borrower is secured on a pari passu basis by various notes (A-1 Note in amount of  $140,000,000; A-2 Note in amount of $130,000,000; and A-3 Note in the amount of $80,000,000).  Wells Fargo is contributing A-3 Note to WFRBS 2014-LC14 Trust.  The loan will be serviced pursuant to the Pooling and Servicing Agreement for the WFRBS 2013-C18 Trust. (ii) PILOT Agreement.  The mortgaged property is subject to a prior lien for amounts required under a Payment In Lieu Of Taxes (PILOT) arrangement with the City of Elizabeth, NJ. The remaining PILOT obligations during the loan term range from $10,799,250 in 2013 through $12,770,113 in 2020, and the PILOT payments continue until February 1, 2031. The borrower affiliate that owns the adjacent retail site and/or its tenants are

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Representation Number on Annex C-1		Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
contractually obligated to reimburse the borrower for 22.86% of the PILOT obligation.

For loan underwriting purposes, the related loan seller included as expenses the PILOT obligation (which pertains to improvements only) for both the mortgaged property and the adjacent retail site, together with the real estate taxes for the land value associated with the mortgaged property. To accommodate statutory requirements for the PILOT structure, the mortgage loan borrowers are comprised of a “fee” borrower and an affiliated “leasehold” borrower, and the lease payments made by the leasehold borrower to the fee borrower equal the required PILOT payments, and are paid by the fee borrower to US Bank Trust (the “PILOT Lender”), as trustee for the bondholders.

The PILOT Lender has a statutory lien on the mortgaged property that is effectively equivalent in priority and character to a municipal tax lien. If the PILOT payments are not made, the City of Elizabeth has a special assessment lien against the mortgaged property in the same amount as PILOT payments that are due but not yet paid.

(8)	Permitted Liens; Title Insurance	AmericasMart (Loan No. 1)
Loan Combination. $560,000,000 senior loan to borrower is secured on a pari passu basis by various notes (Note 1-1 in amount of  $70,000,000; Note 1-2 in amount of $70,000,000; Note 2-1 in amount of  $70,000,000; Note 2-2 in amount of $70,000,000; Note 3-1 in amount of  $70,000,000; Note 3-2 in amount of $70,000,000; Note 4-1 in amount of  $70,000,000; and Note 4-2 in amount of $70,000,000).  Wells Fargo is contributing Notes 3-1 and 3-2 to WFRBS 2014-LC14 Trust.  The loan will be serviced pursuant to the Pooling and Servicing Agreement for the WFRBS 2013-C18 Trust.

(8)	Permitted Liens; Title Insurance	The Outlet Collection | Jersey Gardens (Loan No. 3)	(i) Loan Combination. $350,000,000 senior loan to borrower is secured on a pari passu basis by various notes (A-1 Note in amount of

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Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
$140,000,000; A-2 Note in amount of $130,000,000; and A-3 Note in the amount of $80,000,000). Wells Fargo is contributing A-3 Note to WFRBS 2014-LC14 Trust. The loan will be serviced pursuant to the Pooling and Servicing Agreement for the WFRBS 2013-C18 Trust. (ii) PILOT Agreement. The mortgaged property is subject to a prior lien for amounts required under a Payment In Lieu Of Taxes (PILOT) arrangement with the Development Authority of Fulton County, Georgia.

The remaining PILOT obligations during the loan term range from $10,799,250 in 2013 through $12,770,113 in 2020, and the PILOT payments continue until February 1, 2031. The borrower affiliate that owns the adjacent retail site and/or its tenants are contractually obligated to reimburse the borrower for 22.86% of the PILOT obligation. For loan underwriting purposes, the related loan seller included as expenses the PILOT obligation (which pertains to improvements only) for both the mortgaged property and the adjacent retail site, together with the real estate taxes for the land value associated with the mortgaged property.

To accommodate statutory requirements for the PILOT structure, the mortgage loan borrowers are comprised of a “fee” borrower and an affiliated “leasehold” borrower, and the lease payments made by the leasehold borrower to the fee borrower equal the required PILOT payments, and are paid by the fee borrower to US Bank Trust (the “PILOT Lender”), as trustee for the bondholders. The PILOT Lender has a statutory lien on the mortgaged property that is effectively equivalent in priority and character to a municipal tax lien. If the PILOT payments are not made, the City of Elizabeth has a special assessment lien against the mortgaged property in the same amount as PILOT payments that are due but not yet paid.

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Representation Number on Annex C-1		Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(8)	Permitted Liens; Title Insurance	The Pointe at Wellington Green (Loan No. 15)
(i) Tenant (JP Morgan or successor) has a Right of First Refusal (ROFR) to purchase its pad site if bona fide offer received borrower otherwise willing to accept (does not apply to transfer of entire shopping center). ROFR is not extinguished by foreclosure; (ii) Developer (TJ Palm Beach Associates LP) has a Right of First Offer (ROFO) to purchase the mortgaged property if owner intends to sell mortgaged property.  90 day ROFO period, and, if not exercised, owner can sell mortgaged property for 18 months for at least 95% of offer terms. ROFR is not extinguished by foreclosure. Annex A-1 reflects the loan-to-value ratio as 70.4% at origination and 61.4% at maturity.

(8)	Permitted Liens; Title Insurance	Camelot Village MHC (Loan No. 22)
Oil and gas leases exist as title exceptions. The leases permit surface disturbance, but all wells and installations must be located with the permission of lessor and all pipelines must be buried.  The Streetsboro, OH zoning ordinance provides that oil and gas drilling activities require a conditional use permit. A title endorsement was obtained at closing covering “loss sustained by reason of enforced alteration or removal of any Improvements”.

(8)	Permitted Liens; Title Insurance	Greene Crossing Shopping Center (Loan No. 37)
(i) Tenant (Burger King) has a Right of First Refusal (ROFR) to purchase its pad site if bona fide offer received borrower otherwise willing to accept (does not apply to transfer of entire shopping center). ROFR is not extinguished by foreclosure;  (ii) Tenant (BP Oil) has a Right of First Refusal (ROFR) to purchase its pad site if bona fide offer received borrower otherwise willing to accept (does not apply to transfer of entire shopping center). ROFR is not extinguished by foreclosure.

(18)	Insurance	AmericasMart (Loan No. 1)
Loan documents provide that all insurance providers must have a financial strength rating of S&P “A” and Fitch “A” (to the extent that Fitch rates the related securities and the applicable insurance provider), and Moody’s “A2”(to the extent that

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Representation Number on Annex C-1		Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
Moody’s rates the related securities and the applicable insurance provider); provided, that insurance may be provided through a syndicate of insurers of which at least 75% (if four or fewer members of syndicate) or 60% (if five of more members of syndicate) of insurers having such ratings, with no insurers having a rating lower than S&P “BBB+” and Fitch “BBB+”(to the extent that Fitch rates the related securities and the applicable insurance provider) and Moody’s “Baa1” (to the extent that Moody’s rates the related securities and the applicable insurance provider).

(18)	Insurance	Westin New York at Times Square – Leased Fee (Loan No. 4)
(i) Leased Fee. Mortgaged property is a leased fee, where tenant or other non-borrower party maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to tenant or other non-borrower party and/or its leasehold mortgagee, and lease provisions govern disbursement of insurance proceeds. No rent abatement or termination provisions in the event of casualty during the loan term. Tenant is required to raze or restore improvements following casualty during the loan term. (ii) Insurance Variations. (A) The loan documents permit a deductible of $1,000,000 for terrorism insurance, although borrower and guarantor have carve-out liability for the deductible amount; (B) If TRIPRA or similar legislation is not in effect, borrower shall not be required to spend on terrorism insurance more than 2 times the cost of the property coverage required by the loan documents at the time such terrorism coverage is excluded; (C) The loan documents permit TRIMCO Insurance Company, a sponsor-affiliated company, to be an acceptable provider of terrorism insurance so long as (1) the deductible is no greater than $1,000,000, (2) the portion of the insurance not reinsured by TRIPRA is reinsured by an insurance carrier with no less than an S&P “A”/ Moody’s “A2” rating, (3) TRIPRA is

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Representation Number on Annex C-1		Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
still in effect, and (4) all reinsurance agreements are reasonably acceptable to lender, among other things. In-place terrorism coverage is currently provided by other approved third party carriers; and (D) Except for pre-approved insurance, the loan documents provide that insurers must have a financial strength rating of S&P “A”; provided, that insurance may be provided through a syndicate of insurers of which at least 75% (if four or fewer members of syndicate) or 60% (if five of more members of syndicate) of insurers having such ratings, with no insurers having a rating lower than S&P “BBB”.

(18)	Insurance	Miami International Airport Industrial Portfolio (Loan No. 5)	Windstorm insurance has “named storm” deductible of $3 million (more than 5% of loan amount).

(18)	Insurance	The Pointe at Wellington Green (Loan No. 15)
JP Morgan Chase, Olive Garden and Smokey Bones pad sites are leased fees, where tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to tenant or other non-borrower party and/or its leasehold mortgagee.

(18)	Insurance	Greene Crossing Shopping Center (Loan No. 37)
BP Oil and Waffle House pad sites are leased fees, where tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to tenant or other non-borrower party and/or its leasehold mortgagee.

(18)	Insurance	College Square (Loan No. 39)
Outback Steakhouse and Der Weinershnitzel pad sites are leased fees, where tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures.  Subject to applicable restoration obligations, casualty proceeds are payable to tenant or other non-borrower party and/or its leasehold mortgagee.

(18)	Insurance	Kohl’s—Vallejo (Loan No. 67)	(i) Leased Fee. Mortgaged property

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Representation Number on Annex C-1		Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
is a leased fee, where tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to tenant or other non-borrower party and/or its leasehold mortgagee, and lease provisions govern disbursement of insurance proceeds. No rent abatement or termination provisions in the event of casualty. Tenant is required to raze or restore improvements following casualty. (ii) Third Party Insurance Requirements. The loan documents provide that insurance requirements are deemed satisfied if tenant elects to provide third party insurance as required by its lease. Variations: (A) The insurer is required to have an A.M. Best’s claims-paying or financial strength rating of “B+/X”; (B) Deductible cannot exceed $250,000 (more than 5% of loan amount); and (C) Rent loss and terrorism insurance are not expressly required by the lease. (iii) Self-Insurance. Borrower’s obligation to provide required insurance (including property, rent loss, terrorism and liability coverage) is suspended if tenant (Kohls) elects to self-insure in accordance with its lease, which is permitted if, among other things, Kohls maintains a minimum net worth of $100 million.

(29)	Mortgage Releases	AmericasMart (Loan No. 1)
Loan documents permit release of air rights parcel above existing AmericasMart 2 Expansion building (not assigned value in loan underwriting, but not excluded from the appraised value) for no additional monetary consideration, subject to certain conditions, including (i) lender’s prior written approval in its sole, but reasonable discretion, and (ii) rating agency confirmation. Lender’s approval may be conditioned upon the following: (A) post-release LTV’s being equal or less than lesser of (1) 60.9% or (2) the pre-release LTV; (B) the debt yield’s being equal or greater than the greater of (1) 16.5% or (2)

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Representation Number on Annex C-1		Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
the pre-release debt yield; and (C) an opinion of counsel that the loan will not fail to maintain its “qualified mortgage” status for REMIC purposes notwithstanding such release.

(29)	Mortgage Releases	Hilton Garden Inn – Indianapolis Airport (Loan No. 17) Hampton Inn – Ameriplex (Loan No. 18)
Severance of Cross-Default/Cross-Collateralization. Borrower is permitted to sever or un-cross either property in connection with the total defeasance of one property, permitted prepayments or permitted property transfers, subject to certain conditions, including: (i) the post-severance debt yield of at least 11.7% if the remaining property is Hampton Inn - Ameriplex and at least 11.5% if the remaining property is Hilton Garden Inn - Indianapolis Airport; and (ii) the post-severance loan-to-value ratio of the remaining property satisfies REMIC requirements. Borrower may post a letter of credit in an amount up to $1 million to satisfy debt yield test for severance eligibility, in which event the letter of credit would constitute additional security for the loan.

(31)	Acts of Terrorism Exclusion	The Outlet Collection | Jersey Gardens (Loan No. 3)
If TRIPRA or similar legislation is not in effect, borrower shall not be required to spend on terrorism insurance more than 2 times the cost of the property coverage required by the loan documents at the time such terrorism coverage is excluded.

(31)	Acts of Terrorism Exclusion	Westin New York at Times Square – Leased Fee (Loan No. 4)
(i) Leased Fee. Mortgaged property is a leased fee, where tenant or other non-borrower party maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to tenant or other non-borrower party and/or its leasehold mortgagee, and lease provisions govern disbursement of insurance proceeds. No rent abatement or termination provisions in the event of casualty during the loan term. Tenant is required to raze or restore improvements following casualty during the loan term.  (ii) Insurance Variations. (A) The loan documents permit a deductible of $1,000,000

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Representation Number on Annex C-1		Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
for terrorism insurance; (B) If TRIPRA or similar legislation is not in effect, borrower shall not be required to spend on terrorism insurance more than 2 times the cost of the property coverage required by the loan documents at the time such terrorism coverage is excluded; (C) The loan documents permit TRIMCO Insurance Company, a sponsor-affiliated company, to be an acceptable provider of terrorism insurance so long as (1) the deductible is no greater than $1,000,000, (2) the portion of the insurance not reinsured by TRIPRA is reinsured by an insurance carrier with no less than an S&P “A”/ Moody’s “A2” rating, (3) TRIPRA is still in effect, and (4) all insurance agreements are reasonably acceptable to lender, among other things. In-place terrorism coverage is currently provided by other approved third party carriers; and (D) Except for pre-approved insurance, the loan documents provide that insurers must have a financial strength rating of S&P “A”; provided, that insurance may be provided through a syndicate of insurers of which at least 75% (if four or fewer members of syndicate) or 60% (if five of more members of syndicate) of insurers having such ratings, with no insurers having a rating lower than S&P “BBB”.

(31)	Acts of Terrorism Exclusion	Kohl’s—Vallejo (Loan No. 67)
(i) Leased Fee.  Mortgaged property is a leased fee, where tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures.  Subject to applicable restoration obligations, casualty proceeds are payable to tenant or other non-borrower party and/or its leasehold mortgagee, and lease provisions govern disbursement of insurance proceeds.  No rent abatement or termination provisions in the event of casualty.  Tenant is required to raze or restore improvements following casualty.  (ii) Third Party Insurance Requirements.  The loan documents provide that insurance requirements are deemed satisfied if tenant elects

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Representation Number on Annex C-1		Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
to provide third party insurance as required by its lease. Variations: (A) The insurer is required to have an A.M. Best’s claims-paying or financial strength rating of “B+/X”; (B) Deductible cannot exceed $250,000 (more than 5% of loan amount); and (C) Rent loss and terrorism insurance are not expressly required by the lease. (iii) Self-Insurance. Borrower’s obligation to provide required insurance (including property, rent loss, terrorism and liability coverage) is suspended if tenant (Kohls) elects to self-insure in accordance with its lease, which is permitted if, among other things, Kohls maintains a minimum net worth of $100 million.

(33)	Single-Purpose Entity	Westin New York at Times Square – Leased Fee (Loan No. 4)
Loan documents permit Borrower to incur additional unsecured debt for tenant improvements, leasing commissions, FF&E and other amounts due under the lease with the hotel owner/operator, among other things.

(33)	Single-Purpose Entity	Miami International Airport Industrial Portfolio (Loan No. 5)
SPE Variations: Tenancy-in-common borrower is comprised of recycled SPE’s.  Prior owned property is not same as mortgaged property.  Borrower and guarantor are liable for losses related to prior owned property, including any environmental liability. Borrower is required to maintain environmental insurance with respect to prior owned property. Borrower has obtained an environmental insurance policy in the amount of $2 million with a $25,000 deductible, issued by Lloyd’s for a term of 10 years with a three year tail.

(33)	Single-Purpose Entity	WP Carey Self Storage Portfolio III (Loan No. 34)
SPE Variations: (i) Loan documents provide that Borrower’s assets may be included in a consolidated financial statement of its affiliates; also, Borrower’s tax returns may be included in a consolidated tax return. (ii) Loan documents permit trade and operational indebtedness in an amount not to exceed 5% of the outstanding principal amount.

(33)	Single-Purpose Entity	Hilton Garden Inn – Indianapolis Airport (Loan No. 17)	SPE Variations: Borrower has outstanding loans to affiliates

C-2-10

Representation Number on Annex C-1		Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
unrelated to the mortgaged property. $549,303.39 loan from Borrower to Schahet Hotels, Inc. was used to pay off existing mortgage in connection with the refinancing of the Hampton Inn - Northwest mortgaged property.

(33)	Single-Purpose Entity	Hampton Inn – Ameriplex (Loan No. 18)
SPE Variations: Borrower has outstanding loans to affiliates unrelated to the mortgaged property. $720,541.80 loan from Borrower to Schahet Hotels, Inc. was used to pay off existing mortgage in connection with the refinancing of the Hampton Inn - Northwest mortgaged property.

(34)	Defeasance	WP Carey Self Storage Portfolio III (Loan No. 34)
Defeasance Variations: (i) Borrower shall deliver a certificate at borrower’s option of either (A) Chatham Financial, (B) a regionally or nationally recognized public accounting firm reasonably acceptable to lender, or (C) a third party reputable defeasance advisor reasonably acceptable to Lender certifying that the total defeasance collateral will generate monthly amounts equal or greater than the scheduled defeasance payments; and (ii)  Borrower shall only pay the fee charged by servicer to extent customary for similar borrowers, loan size and collateral.

(36)	Ground Leases	AmericasMart (Loan No. 1)
The mortgaged property is comprised of 4 buildings, 2 of which are part fee/ part leasehold (fee not subordinated), as follows: (i) The AmericasMart1 Building includes one leasehold parcel with the O’Neal heirs and Owens heirs, as ground lessors, totaling 0.20 acres out of total land area of 2.40 acres (the “AmericasMart 1 Ground Lease”), and an air rights parcel to the Metropolitan Atlanta Rapid Transit Authority totaling .02 acres (the “MARTA Air Rights Lease”). The AmericasMart 1 Ground Lease expires June 30, 2061 (loan matures December 1, 2023) and the MARTA Air Rights Lease expires December 16, 2022.

Variations: (b) The AmericasMart 1 Ground Lease may be amended without the prior written consent of

C-2-11

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
the leasehold mortgagee, although the borrower’s so doing would constitute an event of default under the related loan documents. (c) The MARTA Air Rights Lease does not extend 20 years beyond the stated loan maturity. The borrower is in the process of seeking a renewal. The air rights parcel includes property currently leased by a restaurant. The annual rental income from the restaurant is approximately $240,000 (total annual in-place base rent from the property exceeds $102 million). (l) The AmericasMart 1 Ground Lease does not provide that the leasehold mortgagee has the right to enter into a new ground lease with the ground lessors following termination of the ground lease for any reason, including rejection of the ground lease in a bankruptcy proceeding.

(ii) The AmericasMart 3 building includes one leasehold parcel with William Edwards, the Episcopal Church, The University of Georgia and the related borrower, as ground lessors and tenants-in-common, respectively, totaling 0.21 acres out of total land area of 3.70 acres (collectively, the “AmericasMart3 Ground Lease”). The AmericasMart3 Ground Lease expires August 31, 2071. Variations: The estoppels received with respect to the AmericasMart 3 Ground Lease do not run to the benefit of lender’s successors and assigns; (b) The AmericasMart 3 Ground Lease may be amended without the prior written consent of the leasehold mortgagee, although the borrower’s so doing would constitute an event of default under the related loan documents.

(h) The AmericasMart 3 Ground Lease does not expressly require the ground lessors to provide notice of default before the ground lessor may terminate the ground lease, but it does afford the leasehold mortgagee opportunity to cure the ground lessee’s default.  The loan documents require the borrower to provide any notice of default under

C-2-12

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
the ground lease to the leasehold mortgagee.

(l)  The AmericasMart 3 Ground Lease does not provide that the leasehold mortgagee has the right to enter into a new ground lease with the ground lessors following termination of the ground leases for any reason, including rejection of the ground lease in a bankruptcy proceeding. The loan documents include a Ground Rent Deposit Amount equal to one months’ ground rent payment, and the borrower’s covenant to pay the ground rent and furnish an officer’s certificate 5 days’ prior to the date such payment shall be delinquent. The loan documents also provide for springing recourse to the borrower and guarantors if any ground lease is terminated, cancelled or other ceases to exist in violation of the loan terms

(42) Organization of Mortgagor	Miami International Airport Industrial Portfolio (Loan No. 5)	Limited partnership in which sponsor (Francis Greenburger) owned 50% interest filed Chapter 11 bankruptcy in 1990’s arising from lender failure and FDIC takeover of the institution.

(42) Organization of Mortgagor	Caruth Plaza (Loan No. 10)
The sponsor (Susan Reese) acted as managing member for an entity holding undeveloped land in Hawaii that filed for Chapter 11 bankruptcy protection 2012.  The filing was prompted by member disputes concerning the managing member’s obligation to redeem member interests and other issues, including managing member loans to the entity.  The matter has since been settled among the members and converted to a Chapter 7 bankruptcy.

(42) Organization of Mortgagor	South Park Office Center (Loan No. 51)	Sponsor (Steve Sadler) filed Chapter 7 bankruptcy in 2005 in connection with financial problems associated with small manufacturing company in which he was an owner and director.

(43) Environmental Conditions	The Outlet Collection | Jersey Gardens (Loan No. 3)	The mortgaged property was previously part of the landfill for Elizabeth, NJ, which was closed in 1972. The current improvements were constructed in 1999. The Phase

C-2-13

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
I environmental site assessment confirmed that all required landfill closure and remediation work was completed and a “no further action letter and covenant not to sue” was issued in 1999; however, the mortgaged property is still subject to groundwater and landfill gas monitoring.

The borrower uses an environmental engineer for inspections required by local and state regulatory authorities, including air emissions, leachate collection system, gas venting system, wetlands mitigation, storm water monitoring, groundwater monitoring, and the final cover and final vegetation cap. The Phase I environmental site assessment recommended that ongoing monitoring and maintenance continue as required by the NJ Department of Environmental Protection.

(43) Environmental Conditions	Westin New York at Times Square – Lease Fee (Loan No. 4)
Phase I environmental site assessment did not identify any recognized environmental conditions. The loan documents provide for an environmental indemnity from the borrower and guarantor, but also stipulate that the lender will look first to a Qualified Environmental Insurance Policy, if provided, to satisfy any environmental losses. Borrower has obtained an environmental insurance policy (Pollution Legal Liability form) in the amount of $25 million from Great American Insurance Group, with a 3 year term and 3 year extended reporting period, and having a $25,000 deductible. The policy premium was pre-paid at closing.  Great American has an S & P rating of “A+”.

(43) Environmental Conditions	Miami International Airport Industrial Portfolio (Loan No. 5)
Tenancy-in-common borrower is comprised of recycled SPE’s. Prior owned property is not same as mortgaged property. Borrower and guarantor are liable for losses related to prior owned property, including any environmental liability. Borrower is required to maintain environmental insurance with respect to prior owned property.

C-2-14

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
Borrower has obtained an environmental insurance policy in the amount of $2 million from Lloyd’s with a 10 year term and 3 year extended reporting period, and having a $25,000 deductible, issued by Lloyd’s. The policy premium was pre-paid at closing. Lloyd’s has an A.M. Best’s rating of “A/XIV”.

(43) Environmental Conditions	Security Public Storage - Daly City (Loan No. 38)
A 3,600 gallon underground storage tank was removed in 1986. Based on soil borings, various gasoline fuel hydrocarbons were identified above regulatory screening levels and reported to County environmental authorities in 1986. No formal determination was made concerning remediation, and no closure letter was issued. County environmental authorities were contacted in connection with the origination of the subject loan, and confirmed that no further information is on file.

The subject property was not identified as a release site in the regulatory database report. In lieu of a Phase II ESA (limited subsurface review), lender required an environmental insurance policy (Lender Environmental Collateral Protection and Liability Insurance form) in amount of $1 million from Steadfast Insurance Company, a member company of Zurich North America, with a 10 year term and 3 year extended reporting period, and having a $25,000 deductible. The policy premium was pre-paid at closing.  Zurich North America has an S&P rating of “AA-”.

C-2-15

Ladder Capital Finance LLC

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(2) Whole Loan; Ownership of Mortgage Loans	PennCap Portfolio (Loan No. 2)
The subject Mortgage Loan is part of a Loan Combination (the “PennCap Portfolio Loan Combination”), which also includes a Companion Loan in the original principal amount of $33,700,000.  The entire PennCap Portfolio Loan Combination is secured by the same Mortgage encumbering the related Mortgaged Property.

(4) Mortgage Provisions	Clinton MHC (Loan No. 30)
The related Mortgage Loan includes a security interest in mobile homes as part of the collateral, but the security interest in such collateral is not perfected with respect to the titling requirements with the state. Only a UCC financing statement has been filed.

(5) Hospitality Provisions	Hampton Inn Austin (Loan No. 35)
The loan structure includes a master lease of the related Mortgaged Property from the related Borrower to an affiliate of the related Borrower.  Collateral included an assignment by the related Borrower of such master lease and all rents due thereunder as well as a collateral assignment of the assignment of leases and rents and security agreement from the affiliated master tenant to the related Borrower.  The related franchise agreement and comfort letter is with the affiliated master tenant under the master lease.

(7) Lien; Valid Assignment	Clinton MHC (Loan No. 30)
The related Mortgage Loan includes a security interest in mobile homes as part of the collateral, but the security interest in such collateral is not perfected with respect to the titling requirements with the state. Only a UCC financing statement has been filed.

(8) Permitted Liens; Title Insurance	All LCF Mortgage Loans (Loan Nos. 2, 8, 9, 12, 14, 16, 26, 28, 30, 33, 35, 36, 40, 43, 48, 49, 50, 59 and 63)
The lien of real property taxes and assessments shall not be considered due and payable until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement is entitled to be taken by the related taxing authority.

C-2-16

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(8) Permitted Liens; Title Insurance	PennCap Portfolio (Loan No. 2)	The related Mortgage secures the subject Mortgage Loan and the related Companion Loan on a pari passu basis.

(8) Permitted Liens; Title Insurance	Lantana Cascade (Loan No. 12)
The homeowner’s association has a statutory right of first refusal with respect to a proposed sale of the related Mortgaged Property, but such right does not apply to foreclosure or deed-in-lieu of foreclosure.

(8) Permitted Liens; Title Insurance	465 Park Avenue Retail Condominium (Loan No. 16)	The residential cooperative has a right of first refusal with respect to a proposed sale of the related Mortgaged Property, but such right does not apply to foreclosure or deed-in-lieu of foreclosure.

(9) Junior Liens	PennCap Portfolio (Loan No. 2)	An affiliate of Ladder Capital Finance LLC holds a $14,900,000 original principal balance mezzanine loan secured by a 100% direct or indirect equity interest in the related Borrower.

(9) Junior Liens	Calidus Student Housing Portfolio (Loan No. 9)	ARC Realty Finance Operating Partnership, L.P. holds a $4,000,000 original principal balance mezzanine loan secured by a 100% direct or indirect equity interest in the related Borrower.

(9) Junior Liens	West Side Mall (Loan No. 14)	An affiliate of Ladder Capital Finance LLC holds a $2,000,000 original principal balance mezzanine loan secured by a 100% direct or indirect equity interest in the related Borrower.

(10) Assignment of Leases and Rents	PennCap Portfolio (Loan No. 2)	The related Mortgage and any related Assignment of Leases secure the subject Mortgage Loan and the related Companion Loan on a pari passu basis.

(10) Assignment of Leases and Rents	Hampton Inn Austin (Loan No. 35)
The loan structure includes a master lease of the related Mortgaged Property from the related Borrower to an affiliate of the related Borrower.  Collateral included an assignment by the related Borrower of such master lease and all rents due thereunder as well as a collateral assignment of the assignment of leases and rents and security agreement from the affiliated master tenant to the related Borrower.

(11) Financing Statements	Clinton MHC (Loan No. 30)	The related Mortgage Loan includes a security interest in mobile homes as part of the collateral, but the security interest in such collateral is not perfected with respect to the titling

C-2-17

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
requirements with the state. Only a UCC financing statement has been filed.
(11) Financing Statements	Hampton Inn Austin (Loan No. 35)
The loan structure includes a master lease of the related Mortgaged Property from the related Borrower to an affiliate of the related Borrower.  Collateral included an assignment by the related Borrower of such master lease and all rents due thereunder as well as a collateral assignment of the assignment of leases and rents and security agreement from the master tenant to the related Borrower.  UCC-1 financing statements in favor of the related Borrower that affect all assets of the master tenant were also assigned to the related lender.

(12) Condition of Property	465 Park Avenue Retail Condominium (Loan No. 16)
The property condition assessment recommended certain repairs and capital expenditures.  The related Borrower is required to perform such required repairs but there is no escrow for such repairs.  The related guarantor has guaranteed certain capital improvements required for the leasing of the related Mortgaged Property.

(15) Actions Concerning Mortgage Loan	PennCap Portfolio (Loan No. 2)
Philips International Investments, LLC v. Louis Pektor, et al., Index 651526/2011, is currently pending in the New York Supreme Court, Commercial Division, New York County.  In that case, two of the nonrecourse carveout guarantors, Louis Pektor and Lisa Pektor (the “Subject PennCap Portfolio Guarantors”) and the related borrowers, among others, are currently being sued by Philips International Investments, Inc. (“Philips”).  In 2010, Philips was originally identified as a joint venture partner of the Subject PennCap Portfolio Guarantors for the acquisition of the related Mortgaged Properties from Liberty Property Limited Partnership.  Philips ultimately opted not to move forward with the investment and terminated the contract.  The Subject PennCap Portfolio Guarantors subsequently chose Capital Trust, Inc. (“Capital Trust”) as a joint venture partner for the transaction.  Philips subsequently sued the related borrowers, the Subject PennCap Portfolio Guarantors and Capital Trust for various claims including unjust enrichment, fraud, and violation of

C-2-18

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

fiduciary duty.  Many of the initial claims have been dismissed.  The surviving claims against the Subject PennCap Portfolio Guarantors allege damages of $100 million under theories of breach of fiduciary duty and breach of contract, and damages of $572,647.69 under a theory of unjust enrichment.  The surviving claim against the related borrowers is for unjust enrichment with damages capped at $572,647.69.  In addition, Louis Pektor is currently involved in the workout of his residential and construction portfolio.  For example, Mr. Pektor has an open judgment of approximately $22 million against him under a full recourse mortgage loan guaranty.  Such judgment was subsequently acquired by an affiliate of Lisa Pektor. Such affiliate pledged this judgment to an unrelated lender as partial collateral for a loan on an unrelated property.  In addition, Mr. Pektor is also subject to the following:  (i) an open judgment for $1,444,647 relating to a land development loan guaranty that was purchased by Mr. Pektor’s business partner on such project; (ii) an open judgment of $334,599 relating to a land development loan guaranty that was purchased by an entity controlled by Mr. Pektor; (iii) a $1,889,092 judgment relating to a line of credit and loan guaranty for construction of a football field at a high school for which settlement discussions are ongoing; and (iv) other judgments totaling $2,098,261 related to development loans guaranteed by Mr. Pektor and/or open trade payables on construction work.

(15) Actions Concerning Mortgage Loan	West Side Mall (Loan No. 14)
The sponsor of the Mortgage Loan is the defendant in two lawsuits brought in September 2012 by such sponsor’s business partners in a joint venture formed for the production, marketing and sale of popcorn.  After the joint venture failed, the joint venturers initiated litigation against each other for failure to perform under the joint venture agreement.  Settlement negotiations are ongoing.

(15) Actions Concerning	Staybridge Suites—Omaha (Loan No. 43)	One of the nonrecourse carveout guarantors is currently a defendant in a

C-2-19

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
Mortgage Loan
wrongful death lawsuit involving three men who died while flying in a helicopter owned by a wholly owned subsidiary of such nonrecourse carveout guarantor.  The plaintiff’s claim against such nonrecourse carveout guarantor is based upon an “alter ego” theory of liability and plaintiffs have claimed $17,000,000 in damages.  Such nonrecourse carveout guarantor currently awaits a hearing date for two motions for summary judgment that it filed to deny and dismiss such claims in their entirety.

(18) Insurance	All LCF Mortgage Loans (Loan Nos. 2, 8, 9, 12, 14, 16, 26, 28, 30, 33, 35, 36, 40, 43, 48, 49, 50, 59 and 63)
Except with respect to Mortgage Loans where terrorism insurance is not required, if any of the Policies (as defined in the related loan agreement) contain exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts” (“Acts of Terrorism”), the related Borrower must obtain and maintain terrorism coverage to cover such exclusions from a Qualified Carrier (as defined in the related loan agreement) or, in the event that such terrorism coverage is not available from a Qualified Carrier, the related Borrower must obtain such terrorism coverage from the highest rated insurance company providing such terrorism coverage.

(18) Insurance	All LCF Mortgage Loans (Loan Nos. 2, 8, 9, 12, 14, 16, 26, 28, 30, 33, 35, 36, 40, 43, 48, 49, 50, 59 and 63)
Subject to the other exceptions to Representation and Warranty No. 18, the loan documents may require that, if insurance proceeds in respect of a property loss are to be applied to the repair or restoration of all or part of the related Mortgaged Property, then the insurance proceeds may be held by a party other than the lender (or a trustee appointed by it) if such proceeds are less than or equal to 5% of the original principal balance of the related Mortgage Loan, rather than 5% of the then outstanding principal amount of the related Mortgage Loan.  As and to the extent set forth in the exceptions to Representation and Warranty No. 31, there are limitations related to the maintenance of terrorism insurance.

(18) Insurance	Calidus Student Housing Portfolio (Loan No. 9)	Portions of one of the eleven buildings at the related Mortgaged Property known as “Grove at Jonesboro” and two of the eleven buildings at the related

C-2-20

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
Mortgaged Property known as “Grove at Wichita” are located in flood zones. No flood insurance has been obtained for such buildings.
(18) Insurance	Westside Mall (Loan No. 14)	Price Chopper and Lowe’s are each responsible for insuring their own spaces and such insurance satisfies any requirement that the borrower maintain insurance.
(18) Insurance	465 Park Avenue Retail Condominium (Loan No. 16)
Under the related ground lease, insurance proceeds are paid to an account in the joint names of related ground lessor and ground lessee and which requires the signature of both the related ground lessor and ground lessee for any withdrawals. The related ground lessee has the option of posting a bond for the lien free completion of the restoration and having the insurance proceeds paid to related ground lessee directly.  Further, under the ground lease, the related tenant is required to restore in all cases and such proceeds are used for restoration.  The related mortgagee is required to consent to use of proceeds for restoration and has waived the right to retain and apply insurance proceeds towards payment of amounts secured by the mortgage to the extent such proceeds are required to be used for the restoration of the mortgaged premises in accordance with the terms of the ground lease.  The related mortgagee would have the right to excess proceeds.

Under the related condominium by-laws, an insurance trustee appointed by the related condominium board holds the insurance proceeds.  Under the estoppel certificate for the loan secured by the residential portion of the condominium (the “Residential Loan”), the related condominium board designated the lender under the Residential Loan as the insurance trustee for purposes of the Declaration and By-laws.  Subject to the designation of the lender on the Residential Loan as insurance trustee pursuant to the estoppel certificate for the Residential Loan, in the estoppel certificate for the subject Mortgage Loan, the related condominium board designated the lender under the subject Mortgage Loan as the insurance trustee for purposes of the Declaration and By-

C-2-21

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
Laws.

If there is a casualty that destroys less than 75% of the condominium building, then any related insurance proceeds are to be used for restoration and any excess proceeds are paid to the unit owners in proportion to their ownership interests (i.e. 66 2/3% to the residential unit and 33 1/3% to the commercial unit).  If there is a casualty that destroys 75% or more of the condominium building, such building shall not be restored unless both the residential unit owner and the commercial unit owner agree to restore.  If both unit owners do not agree to restore, the condominium building can be partitioned and the proceeds of the sale together with any insurance proceeds are to be distributed to the unit owners in proportion to their ownership interests.

(18) Insurance	Oliver Multifamily Portfolio - Oak Hills (Loan No. 26.06) Oliver Multifamily Portfolio - Etna Woods (Loan No. 26.08)
For each of the related Mortgaged Properties, the property insurance was not required to be written on a no co-insurance form or to contain an agreed amount endorsement with respect to the improvements and personal property at such Mortgaged Property, waiving all co-insurance provisions so long as, at all times, such Mortgaged Properties are insured in an amount equal to 100% of the “Full Replacement Cost” (as such term is defined in the related loan documents) of such Mortgaged Property.

(18) Insurance	h.h. gregg - Boca Raton (Loan No. 48)
The sole tenant is responsible for insuring the related Mortgaged Property, and such insurance satisfies any requirement that the related Borrower maintain insurance.  The requirement to maintain terrorism insurance has been waived.

(18) Insurance	King City Square (Loan No. 50)	One tenant, Kroger, may self-insure with respect to its space and such self-insurance satisfies the related borrower’s requirements under the related loan documents.
(25) Trustee under Deed of Trust	All LCF Mortgage Loans (Loan Nos. 2, 8, 9, 12, 14, 16, 26, 28, 30, 33, 35, 36, 40, 43, 48, 49, 50, 59 and 63)	The related loan documents may not prevent fees from being payable to the trustee, but either the related Borrower is responsible for all such costs or the trustee’s fees must be reasonable.
(26) Local Law	PennCap Portfolio – 3701 Corporate	For each of the subject Mortgage Loans,

C-2-22

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
Compliance
(Loan No. 2.01)

PennCap Portfolio – 3773 Corporate (Loan No. 2.02)

PennCap Portfolio – 1480 Valley Center (Loan No. 2.08)

PennCap Portfolio – 944 Marcon Blvd (Loan No. 2.26)

PennCap Portfolio – 964 Marcon Blvd (Loan No. 2.30)

PennCap Portfolio – 7562 Penn Drive (Loan No. 2.31)

Lantana Cascade (Loan No. 12)

West Side Mall (Loan No. 14)

465 Park Avenue Retail Condominium (Loan No. 16)

Oliver Multifamily Portfolio - Railview (Loan No. 26.02)

Oliver Multifamily Portfolio - Spirit Mountain (Loan No. 26.05)

Oliver Multifamily Portfolio - Oak Hills (Loan No. 26.06)

Oliver Multifamily Portfolio - Harborview (Loan No. 26.07)

Oliver Multifamily Portfolio - Etna Woods (Loan No. 26.08)

Nogales Plaza (Loan No. 40)

Bingham Office III (Loan No. 49)

Alamo Building (Loan No. 63)

each of the specified Mortgaged Properties constitutes a legal nonconforming use or structure which, following a casualty or destruction, may not be restored or repaired to the full extent necessary to maintain the precasualty/ destruction use of the subject structure/property if the replacement cost exceeds a specified threshold and/or the restoration or repair is not completed (or certain key steps in connection therewith are not taken) within a specified time frame. In each case, law and ordinance insurance coverage was obtained, but such insurance only covers (i) the loss to the subject structure when it must be demolished to comply with code requirements, (ii) the cost to demolish and clear the site of the undamaged portions of the covered structure, where the law requires its demolition, and (iii) increased cost of construction, to the extent such cost is a consequence of the enforcement of an ordinance or law.

C-2-23

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(27) Licenses and Permits	Staybridge Suites-Omaha (Loan No. 43)
The related Borrower does not have a liquor license issued in its name.  The existing liquor license is issued in the name of the prior owner.  The related Borrower is seeking to obtain a temporary or permanent license.  The related franchisor has waived the requirement that the related Borrower have a liquor license for a period of seven (7) business days following the origination of the subject Mortgage Loan during which time the related Borrower will apply for a liquor license for the property in the name of the related Borrower.

(28) Recourse Obligations	All LCF Mortgage Loans (Loan Nos. 2, 8, 9, 12, 14, 16, 26, 28, 30, 33, 35, 36, 40, 43, 48, 49, 50, 59 and 63)
The related loan documents may provide for recourse against the related Borrower and guarantor in the event that such Borrower or guarantor “solicits or causes to be solicited petitioning creditors” to cause an involuntary bankruptcy filing with respect to the Borrower, rather than that such Borrower or guarantor “colluded with other creditors” to do so.  In addition, the related loan documents may limit recourse for the related Borrower’s commission of material physical waste only to the extent that:  (i) such waste was intentional; and/or (ii) there is sufficient cash flow from the related Mortgaged Property to make the requisite payments to prevent the waste.

In addition, the related loan documents may limit the recourse for certain other items such as the payment of taxes and the payment of liens only to situations where there is sufficient cash flow from the related Mortgaged Property to make such payments or otherwise cover such items.  Also, misapplication (as opposed to misappropriation or conversion) of insurance proceeds, condemnation proceeds and/or rents following an event of default may not give rise to recourse.

(28) Recourse Obligations	Canadian Pacific Plaza (Loan No. 8)
Transfers of either the related Mortgaged Property or controlling equity interests in the related Borrower made in violation of the related Mortgage Loan documents is a losses-only recourse event, not a full recourse event.

C-2-24

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(28) Recourse Obligations	Lantana Cascade (Loan No. 12)
The losses-only recourse events relating to the misappropriation of rents following an event of default is generally to the following effect:  the misapplication, in violation of the related loan documents, misappropriation or conversion by the related Borrower, after and during the continuation of an event of default (which if non-monetary, is either known by the related Borrower or is the subject of written notice from the related lender to the related Borrower), of any rents that are not either deposited with the related lender or applied to the commercially reasonable out of pocket third party costs and expenses of the related Mortgaged Property as they become due or payable  (which such costs and expenses shall not include payments to the manager of the Mortgaged Property).

(28) Recourse Obligations	465 Park Avenue Retail Condominium (Loan No. 16)	The losses-only recourse events do not include criminal acts by the Borrower or guarantor resulting in the seizure or forfeiture of all or part of the related Mortgaged Property.
(29) Mortgage Releases	All LCF Mortgage Loans (Loan Nos. 2, 8, 9, 12, 14, 16, 26, 28, 30, 33, 35, 36, 40, 43, 48, 49, 50, 59 and 63)
If the subject Mortgage Loan is included in a REMIC and the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related Borrower can avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as such.

(31) Acts of Terrorism Exclusion	All LCF Mortgage Loans (Loan Nos. 2, 8, 9, 12, 14, 16, 26, 28, 30, 33, 35, 36, 40, 43, 48, 49, 50, 59 and 63)
Except with respect to Mortgage Loans where terrorism insurance is not required or tenants are allowed to self-insure, if any of the Policies (as defined in the related loan agreement) contain exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts” (“Acts of Terrorism”), the related Borrower must obtain and maintain terrorism coverage to cover such exclusions from an insurer meeting the Insurance Rating Requirements specified in Representation and Warranty No. 18 (a “Qualified Insurer”) or, in the event that such terrorism coverage is not available from a Qualified Carrier, the related Borrower

C-2-25

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
must obtain such terrorism coverage from the highest rated insurance company providing such terrorism coverage.

In addition, subject to the other exceptions to this representation and warranty No. 31, even where terrorism insurance is required, the related Borrower may not be required to pay more for terrorism insurance coverage than a specified percentage (at least equal to 200%) of the amount of the insurance premium for the property insurance policy required under the related loan documents (excluding such terrorism coverage and coverage for other catastrophe perils such as flood, windstorm and earthquake), and if the cost of such terrorism insurance exceeds such amount, then the related Borrower shall purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(31) Acts of Terrorism Exclusion	West Side Mall (Loan No. 14)	Price Chopper and Lowe’s are each responsible for insuring their own spaces and such insurance satisfies any requirement that the borrower maintain insurance.
(31) Acts of Terrorism Exclusion	Canadian Pacific Plaza (Loan No. 8)
Terrorism insurance coverage may be capped at the amount of coverage that can be obtained at a premium equal to 1.5 times the then-current all-risk insurance policy premium (excluding terrorism insurance coverage).

(31) Acts of Terrorism Exclusion	Hampton Inn Austin (Loan No. 35)
Terrorism insurance coverage may be capped at the amount of coverage that can be obtained at a premium equal to the then-current all-risk insurance policy premium (excluding terrorism insurance coverage).

(31) Acts of Terrorism Exclusion	h.h. gregg - Boca Raton (Loan No. 48)
The sole tenant is responsible for insuring the related Mortgaged Property, and such insurance satisfies any requirement that the related Borrower maintain insurance.  The requirement to maintain terrorism insurance has been waived.

(31) Acts of Terrorism Exclusion	King City Square (Loan No. 50)	One tenant, Kroger, may self-insure with respect to its space and such self-insurance satisfies the related borrower’s requirements under the related loan documents.

C-2-26

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(32) Due on Sale or Encumbrance	All LCF Mortgage Loans (Loan Nos. 2, 8, 9, 12, 14, 16, 26, 28, 30, 33, 35, 36, 40, 43, 48, 49, 50, 59 and 63)
In addition to the exceptions listed in clause (a) in representation and warranty no. 32, (1) with respect to clause (a)(iii), any transfer, sale or pledge of direct or indirect equity interests in the related Borrower is permitted so long as such equity interests are limited partnership interests, non-managing member interests in a limited liability company or other passive equity interests and (2) with respect to clause (a)(v), mergers and other business combinations involving a publicly traded company are also permitted.

(32) Due on Sale or Encumbrance	Hampton Inn Austin (Loan No. 35)
Transfers of the related Borrower’s indirect owner, Moody National REIT I, Inc. (“Moody REIT”), are permitted without (1) the related lender’s consent, (2) notice to the related lender, and (3) the payment of any fee other than payment of the related lender’s actual out-of-pocket expenses, if any; as long as after such transfer the Moody REIT is required to file periodic reports with the Securities and Exchange Commission under Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, and no person other than Brett C. Moody and his affiliates, owns, controls or holds more than forty-nine percent (49%) of the direct or indirect ownership interests in Moody REIT.

(33) Single-Purpose Entity
PennCap Portfolio (Loan No. 2)

Lantana Cascade  (Loan No. 12)

465 Park Avenue Retail Condominium  (Loan No. 16)

Westridge Apartments (Loan No. 33)

Oliver Multifamily Portfolio (Loan No. 26)

Crye Portfolio  (Loan No. 36)

Nogales Plaza  (Loan No. 40)

King City Square (Loan No. 50)

Comfort Suites Houston (Loan No. 59)

Each of the related Borrowers (except for the Borrower under Oliver Multifamily Portfolio Mortgage Loan known as Sobo Billings View, LLC ) is a recycled single-purpose entity and previously may have (or has a predecessor-in-interest that previously may have) owned real property other than the related Mortgaged Property and/or conducted operations other than those incidental to the ownership of the related Mortgaged Property.

(36) Ground Leases	465 Park Avenue Retail Condominium (Loan No. 16)	The related ground lease is subordinate to related fee mortgages provided that (i) the related fee mortgagee enters into a non-disturbance agreement with the

C-2-27

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
related ground lessee and (ii) the related fee mortgagee does not reject the non-disturbance agreement in a bankruptcy.

The related mortgagee is required to be an “Institutional Lender”.  “Institutional Lender” means and refers to (a) a savings bank, a savings and loan association, a commercial bank or trust company, foreign bank, or subsidiary wholly owned by any of the foregoing; (b) an insurance company (either for its own account or in a fiduciary capacity) or an organized and existing subsidiary wholly owned by such insurance company; (c) a welfare, benefit, pension or retirement fund or system for employees of a federal, state, municipal, or other like public corporate or governmental entity, or employees of a corporation whose shares are listed on any national stock exchange; (d) General Electric Credit Corp. or Westinghouse Credit Corp., or any similar entity having comparable financial resources and experience, or any successor thereto; (e) CS First Boston, Merrill Lynch, Pierce, Fenner & Smith or any similar investment bank having comparable financial resources or experience, or any successor thereto; (f) any Real Estate Mortgage Investment Conduit (REMIC), or similar securitized entity provided that the sole servicer of same is an entity which is an Institutional Lender apart from its qualifications under this clause (f); (g) any federal, state, county or municipal governmental agency, public benefit corporation or instrumentality thereof; (h) a real estate investment trust;

(i) a charitable foundation which qualifies as a tax-exempt organization under the Internal Revenue Code of 1986, as amended; or (j) any entity which, at the time in question, is generally considered within the real estate industry of the City of New York to be an “institutional lender” and (k) any combination of the foregoing; provided, however, that (1) in no event can an Institutional Lender be an affiliate of related tenant, (2) prior to or simultaneously with the submission of the first cure notice in respect of any

C-2-28

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
tenant or subtenant subordination and non-disturbance agreement, an Institutional Lender must submit to the jurisdiction of State and federal courts sitting in New York County, New York and

(3) respecting those entities set forth in (a) - (f), (h), (j) and (k) above only, such entities and their respective parents and wholly-owned affiliates, collectively, have total assets (exclusive of good will), at the time the related leasehold mortgage is entered into, of not less than $500,000,000, as such amount shall be adjusted from time to time to be equal to the product obtained by multiplying $500,000,000 times the minimum rent consumer price index fraction (the CPI for the month of calculation divided by the CPI for February, 1997).

In an estoppel, the related ground lessor agreed that Ladder Capital Finance Holdings LLLP, any entity that is wholly-owned by Ladder Capital Finance Holdings LLLP and any Real Estate Mortgage Investment Conduit (REMIC), or similar securitized entity, provided that the master servicer of same is an entity which is an Institutional Lender apart from its qualifications under the applicable terms of the related Ground Lease, shall each constitute an “Institutional Lender” within the meaning of the related Ground Lease.

In the event of a total taking of the Mortgaged Property, all of the proceeds related thereto are paid to the related ground lessor.

The related ground lease does not include a rejection of such ground lease in bankruptcy as grounds to compel the related ground lessor to enter into a new ground lease with the related lender. However, the related ground lease provides that (a) the right to reject such ground lease in bankruptcy is exercisable by the related mortgagee and not by the related ground lessee, and (b) any rejection of the related ground lease by a trustee of the ground lessee in bankruptcy which would cause such ground lease to terminate shall effect a transfer of such ground lease to

C-2-29

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

the related mortgagee or its nominee.  In the alternative, the related mortgagee may request a new lease on the same terms and conditions as the related ground lease within 30 days after notice from the related ground lessor of such transfer.

In the event that the ground lease is terminated, it is contractually provided that a new lease will be given to the most senior lender on the leasehold interest in the ground lease parcel.  Any mortgagee receiving such new lease must assign it to the co-tenants (or their lender, if the other co-tenant is in default).

(43) Environmental Conditions	465 Park Avenue Retail Condominium (Loan No. 16)
The environmental site assessment noted that the Mortgaged Property’s boiler is served by No. 6 heating fuel oil.  Buildings in New York City will be required to completely phase-out their use of heavy polluting No. 6 heating oil by 2015 under Local Law 43 of 2010 as part of the PlaNYC environmental initiative. The related Borrower covenanted to comply within 360 days of origination of the Mortgage Loan.  There is no reserve for this obligation.

(44) Lease Estoppels	465 Park Avenue Retail Condominium (Loan No. 16)	No tenant estoppels were obtained.

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Rialto Mortgage Finance, LLC

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(9) Junior Liens	Museo Apartments (Loan No. 13)
Terra Secured Income Fund, LLC is the holder of a $4,000,000 mezzanine loan made to Northland Museo Member LLC, the sole member of the borrower, which is (i) secured by 100% of the ownership interests in the borrower and (ii) subordinated to the Mortgage Loan pursuant to the terms of an intercreditor agreement entered into on the closing date.

(9) Junior Liens	Georgia Multifamily Portfolio (Loan No. 24)
Terra Secured Income Fund 4, LLC is the holder of a $6,500,000 mezzanine loan made to YMP Georgia Portfolio Mezzanine, LLC, the sole member of each borrower, which is (i) secured by 100% of the ownership interests in the borrowers and (ii) subordinated to the Mortgage Loan pursuant to the terms of an intercreditor agreement entered into on the closing date.

(15) Actions Concerning Mortgage Loan	CVS Marietta (Loan No. 56)	The guarantor is the defendant in an action brought by a credit card lender in which the lender is seeking to recover unpaid personal credit card debt of the guarantor in the amount of $17,384.

(18) Insurance	CVS Marietta (Loan No. 56)
The single tenant, Georgia CVS Pharmacy, LLC (“CVS” or “Single Tenant”) maintains its own insurance for the Mortgaged Property and self-insures terrorism coverage.  Single Tenant is permitted to maintain its own insurance for the Mortgaged Property (or self-insure) provided (i) the related lease is in effect, (ii) no event of default exists under the related lease, (iii) Single Tenant remains liable under the lease and maintains a minimum “BBB” rating by S&P, (iv) the CVS lease remains in full force and effect following casualty and CVS is obligated to restore at its sole expense without rent abatement, (v) CVS maintains insurance pursuant to the CVS lease, naming lender as an additional insured and (vi) if borrower provides lender with satisfactory proof of requirement in clause (v), then borrower is deemed to be in compliance with the requirements set forth in the loan documents.  If CVS does not meet the above self-insurance requirements, then borrower is obligated to obtain the required insurance.

(27) License and Permits	Aramore Retail (Loan No. 60)
The borrower was unable to provide certificates of occupancy for three of the retail tenants at the Mortgaged Property.  The borrower is required to use commercially reasonable efforts to obtain such certificates of occupancy and is liable to lender in the event that lender suffers any loss, cost, liability or damage as a result of its failure to have and/or to obtain such certificates of occupancy.

C-2-31

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(28) Recourse Obligations	All Rialto Mortgage Loans (except River Oaks – Acquisition, HIE Houston West and ArciTerra Portfolio) (Loan Nos. 6, 13, 21, 23, 24, 32, 44, 54, 56, 60, 61, 65 and 66)	Recourse under the Mortgage Loan documents is triggered by criminal acts of the borrower but not the guarantor.
(28) Recourse Obligations	Museo Apartments (Loan No. 13)
The recourse liability of the non-recourse carve-out guarantor is capped at $29,750,000; except that such cap will not apply to any liability for fraud, environmental matters or securitization indemnification.

(31) Acts of Terrorism Exclusion	CVS Marietta (Loan No. 56)	Georgia CVS Pharmacy, LLC self-insures with respect to terrorism coverage. See exception to representation (18) above.
(32) Due on Sale or Encumbrance	Williams Center Towers (Loan No. 6)
The borrowers have the right to incur future mezzanine financing subject to satisfaction of certain conditions, including: (i) the execution of an intercreditor agreement in form and substance reasonably acceptable to the lender; (ii) the loan-to-value ratio including all debt is not greater than 80%; and (iii) the amortizing debt service coverage ratio including all debt is not less than 1.35x.

(32) Due on Sale or Encumbrance	Museo Apartments (Loan No. 13) Georgia Multifamily Portfolio (Loan No. 24)	See exception to representation (9) above.
(33) Single-Purpose Entity	Westgate Commons (Loan No. 54)
The borrower is a limited liability company which currently has “obligated members” under Tennessee law.  Such obligated members are personally liable for all obligations of the borrower. The Mortgage Loan documents provide that having obligated members does not violate the borrower SPE provisions. The Mortgage Loan documents also provide (pursuant to a letter agreement which was consented to by all members of the borrower) that the borrower is required to deliver to lender an amendment to its operating agreement deleting the status of members as “obligated members” within three business days if requested by lender in writing.

HIE Ashland (Loan No. 44)
The borrower is a recycled SPE that has previously owned, in addition to the Mortgaged Property, two small adjacent vacant parcels of land, which the borrower transferred prior to the Mortgage Loan closing.  The Phase I for the Mortgaged Property included these two small adjacent parcels.  The Mortgage Loan is full recourse to the borrower should the lender suffer any loss, cost, liability or damage as a result of the borrower’s having owned those two

C-2-32

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
parcels.
(41) Bankruptcy	HIE Houston West (Loan No. 41)
The borrower filed for bankruptcy in 2011 following its failure to refinance a 2007 loan secured by the Mortgaged Property.  The borrower emerged from bankruptcy in 2012.  All accrued and unpaid interest owed to the prior lender under 2007 loan was added to the principal of the 2007 loan with the prior lender, as renegotiated during the bankruptcy proceedings.  The renegotiated 2007 loan was refinanced with the proceeds of the Mortgage Loan.

(42) Organization of Mortgagor	HIE Houston West (Loan No. 41)
In 2010, an entity in which the guarantor owned a 50% equity interest, filed for bankruptcy, following the failure of a real estate investment property to generate sufficient income to make payments on a loan secured by such property.  During the pendency of the bankruptcy proceedings the property was sold subject to an approved short sale.

(42) Organization of Mortgagor	HIE Ashland (Loan No. 44)
Pinakin Thakor, one of the Mortgage Loan guarantors, was an investor in a borrower (the “Construction Loan Borrower”) that declared bankruptcy to stay foreclosure brought by a construction loan lender.  In 2013, the bankruptcy was dismissed and the Construction Loan Borrower conveyed the related property to the construction lender by a deed-in-lieu of foreclosure.  Mayur Patel, one of the Mortgage Loan guarantors, was named in the above referenced bankruptcy action as an organizer of the Construction Loan Borrower.  Patel sold his membership interest in the Construction Loan Borrower prior to the commencement of the construction of the Mortgaged Property.

CVS Marietta (Loan No. 56)
In 2005, CSPB, an entity in which the mortgage loan sponsor and guarantor was the sole member, and which formerly owned the Mortgaged Property and the surrounding outparcels, filed for bankruptcy to stay imminent foreclosure relating to a construction loan.  During the bankruptcy proceedings, CSPB entered into the current CVS lease and, as part of the approved plan to exit such bankruptcy, deeded the Mortgaged Property to the borrower, who obtained financing to develop the Mortgaged Property.  Although the bankruptcy petition was dismissed, CSPB (who retained ownership of the outparcels), was unable to develop or sell the outparcels and ultimately executed a deed-in-lieu of foreclosure to the related construction lender.

Williams Center Towers (Loan No. 6)
An affiliate of one of the borrowers was the managing member of a borrower that was involved in workout negotiations (following senior loan and mezzanine loan defaults) and negotiations for a prepackaged bankruptcy (reorganization plan) related to loans secured by or related to a property located in New York City.  The affiliate was also the managing member of a borrower that defaulted on a senior loan and mezzanine

C-2-33

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
loan related to a property in Dallas, Texas, for which the related senior lender ultimately took control.

C-2-34

The Royal Bank of Scotland
Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
(1) Complete Mortgage File
Marriott Courtyard - Maui (Loan No. 11)

Residence Inn – Mystic CT (Loan No. 27)

Best Western Plus – Miramar (Loan No. 46)

Holiday Inn Express – Sorrento Valley (Loan No. 47)

La Quinta – Old Town (Loan No. 53)

The Mortgage Loan documents contain an executed comfort letter in favor of The Royal Bank of Scotland. The Mortgage Loan Seller or its designee will provide written notice of the transfer and a request to franchisor for the issuance of a replacement comfort letter in favor of the Trust in the form and within the applicable time period required by such comfort letter. However, there can be no assurances that the franchisor will issue a new comfort letter in favor of the Trust.

(5) Hospitality Provisions
Marriott Courtyard - Maui (Loan No. 11)

Residence Inn – Mystic CT (Loan No. 27)

Best Western Plus – Miramar (Loan No. 46)

Holiday Inn Express – Sorrento Valley (Loan No. 47)

La Quinta – Old Town (Loan No. 53)

The Mortgage Loan documents contain an executed comfort letter in favor of The Royal Bank of Scotland. The Mortgage Loan Seller or its designee will provide written notice of the transfer and a request to franchisor for the issuance of a replacement comfort letter in favor of the Trust in the form and within the applicable time period required by such comfort letter. However, there can be no assurances that the franchisor will issue a new comfort letter in favor of the Trust.

(28) Recourse Obligations	Coral Walk (Loan No. 20)	The Mortgage Loan documents do not provide for full recourse to the Mortgagor and guarantor for the Mortgagor’s commission of material physical waste at the Mortgaged Property.
(32) Due on Sale or Encumbrance	FRAPAG Portfolio (Loan No. 7)
The Mortgage Loan documents permit the transfer (including by modification or restructuring) of the interests, as well as the change in control, of any direct or indirect owner of the guarantor, which is the sole indirect owner of the related borrower.

(33) Single-Purpose Entity	FRAPAG Portfolio (Loan No. 7)	The related borrower for the Mortgaged Property identified on Annex A-1 as Riverpark Distribution Center is a recycled SPE that has previously owned, in addition to the Mortgaged Property, a 4.065-acre tract of land adjacent to the Mortgaged Property, which the borrower transferred to an affiliate prior to the Mortgage Loan closing. The Phase I for the Mortgaged Property, which identified no recognized environmental conditions, included this adjacent property.

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Annex D

Global Clearance, Settlement and Tax Documentation Procedures

The globally offered WFRBS Commercial Mortgage Trust 2014-LC14, Commercial Mortgage Pass-Through Certificates, Series 2014-LC14, Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S, X-A, X-B, B, C and PEX certificates, will generally be available only in book-entry form.

The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days’ settlement.

Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

As described under “Certain U.S. Federal Income Tax Documentation Requirements” below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

Initial Settlement

All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC.  Investors’ interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants.  As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their book-entry certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no “lock up” or restricted period.  Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants.  Secondary market trading between DTC participants will be settled in same-day funds.

Trading between Clearstream and/or Euroclear Participants.  Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

Trading between DTC Seller and Clearstream or Euroclear Purchaser.  When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement.  Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment.  Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including February 1, 2014) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months.  Payment will then be made by participant’s account against delivery of the book-entry certificates.  After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be.  The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York.  If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear.  Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement.  Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts.  However, interest on the book-entry certificates would accrue from the value date.  Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or Euroclear.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, member organizations of Clearstream or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant.  The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement.  In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant’s account against payment.  Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including February 1, 2014) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months.  The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York.  Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period.  If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

●
borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;

●
borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

●
staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a “United States person” (a “U.S. person”) within the meaning of Section 7701(a)(30) of the Code (a “non-U.S. holder”) holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder’s book-entry certificate, the Certificate Administrator or any other entity required to withhold tax (any of the foregoing, a “U.S. withholding agent”) establishing an exemption from withholding.  A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

1.
from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

2.
from a non-U.S. holder that is eligible for an exemption on the basis that the holder’s income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form); or

3.
from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

4.	from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

(a)
if the intermediary is a “qualified intermediary” within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a “qualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)
stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

(ii)	certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

(iii)	certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

(iv)
providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

(b)	if the intermediary is not a qualified intermediary (a “nonqualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)	stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

(ii)	certifying that the nonqualified intermediary is not acting for its own account,

(iii)
certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary’s beneficial owners, and

(iv)
providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

5.
from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations.  These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.  Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder—

•	provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

•	provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

•	can be treated as an “exempt recipient” within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders.  Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

[THIS PAGE INTENTIONALLY LEFT BLANK.]

Annex E-1

Form of Trust Advisor Annual Report1
(Subordinate Control Period)

Report Date:  Report will be delivered annually no later than [INSERT DATE].
Transaction:  WFRBS Commercial Mortgage Trust 2014-LC14, Commercial Mortgage Pass-Through Certificates,  Series 2014-LC14
Trust Advisor:  Trimont Real Estate Advisors, Inc.
Special Servicer:  Rialto Capital Advisors, LLC
Subordinate Class Representative:  [_____________________]

I.	Population of Mortgage Loans that Were Considered in Compiling this Report.
[__] Specially Serviced Mortgage Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

a.
[__] of such Specially Serviced Mortgage Loans are still being analyzed by the Special Servicer and/or Subordinate Class Representative as part of the development of an Asset Status Report.  This report does not include work activity related to those open cases.

b.
[__] of such Specially Serviced Mortgage Loans had executed Final Asset Status Reports.  This report is based only on the Specially Serviced Mortgage Loans in respect of which a Final Asset Status Report has been issued.  The Final Asset Status Reports may not yet be fully implemented.

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Trust Advisor has undertaken a limited review of the Special Servicer’s operational activities to service the Specially Serviced Mortgage Loans in accordance with the Servicing Standard.  Based on such review, the Trust Advisor [does, does not] believe there are material violations of the Special Servicer’s compliance with its obligations under the Pooling and Servicing Agreement.  In addition, the Trust Advisor notes the following:  [PROVIDE SUMMARY OF INFORMATION].

In connection with the assessment set forth in this report:

1.
The Trust Advisor reviewed the Final Asset Status Report that was previously executed by the Special Servicer for the following [__] Specially Serviced Mortgage Loans:  [LIST APPLICABLE SPECIALLY SERVICED MORTGAGE LOANS].

2.
Trust Advisor’s review of the Final Asset Status Reports should be considered a limited investigation and not be considered a full or limited audit.  For instance, we did not review the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculator, visit the property or interact with the borrower.

1 This report is an indicative report and does not reflect the final form of annual report to be used in any particular year.  The Trust Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

E-1-1

3.
All opinions outlined herein are limited to the Specially Serviced Mortgage Loans of this mortgage loan pool with respect to which Final Asset Reports have been delivered.  Confidentiality and other provisions prohibit the Trust Advisor from using information it is privy to from other assignments in facilitating the activities of this assignment.

4.
As required under the Pooling and Servicing Agreement, the Trust Advisor has undertaken a reasonable review of such additional limited non-privileged information and documentation provided by the Special Servicer prior to the Trust Advisor finalizing its annual assessment.

III.	Specific Items of Review

1.	The Trust Advisor reviewed the following items in connection with the generation of this report: [LIST MATERIAL ITEMS].

2.	The following is a general discussion of certain concerns raised by the Trust Advisor discussed in this report: [LIST CONCERNS].

3.	In addition to the other information presented herein, the Trust Advisor notes the following additional items: [LIST ADDITIONAL ITEMS].

4.
As required under the Pooling and Servicing Agreement, the Trust Advisor has undertaken a reasonable review of such additional limited non-privileged information and documentation provided by the Special Servicer prior to the Trust Advisor finalizing its annual assessment.

IV.	Qualifications Related to the Work Product Undertaken and Opinions Related to this Report

1.
The Trust Advisor did not participate in, or have access to, the Special Servicer’s and Subordinate Class Representative’s discussion(s) regarding any Specially Serviced Mortgage Loan.  The Trust Advisor did not meet with the Special Servicer or the Subordinate Class Representative.  As such, the Trust Advisor generally relied upon its review of the information described in Item 1 of Section III above and its interaction with the Special Servicer in gathering the relevant information to generate this report.

2.
The Special Servicer has the legal authority and responsibility to service the Specially Serviced Mortgage Loans pursuant to the Pooling and Servicing Agreement.  The Trust Advisor has no responsibility or authority to alter such standards set forth therein.

3.
Confidentiality and other contractual limitations limit the Trust Advisor’s ability to outline the details or substance of certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement.  As a result, this report may not reflect all the relevant information that the Trust Advisor is given access to by the Special Servicer.

4.
There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Mortgage Loans.  These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc.  The Trust Advisor does not participate in discussions regarding such actions.  As such, Trust Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

5.	This report is furnished to the Certificate Administrator pursuant to the provisions of the Pooling and Servicing Agreement. The delivery of this report

E-1-2

shall not be construed to impose any duty on the Trust Advisor to respond to investor questions or inquiries.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement dated as of February 1, 2014.

E-1-3

[THIS PAGE INTENTIONALLY LEFT BLANK.]

Annex E-2

Form of Trust Advisor Annual Report2
(Collective Consultation Period and Senior Consultation Period)

Report Date:  Report will be delivered annually no later than [INSERT DATE].
Transaction:  WFRBS Commercial Mortgage Trust 2014-LC14, Commercial Mortgage Pass-Through Certificates, Series 2014-LC14
Trust Advisor:  Trimont Real Estate Advisors, Inc.
Special Servicer:  Rialto Capital Advisors, LLC
Subordinate Class Representative:  [_____________________]

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

1.	[__] Specially Serviced Mortgage Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

a.	[__] of those Specially Serviced Mortgage Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

b.	[__] of such Specially Serviced Mortgage Loans had executed Final Asset Status Reports. The Final Asset Status Reports may not yet be fully implemented.

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Trust Advisor has undertaken a limited review of the Special Servicer’s operational activities to service certain Specially Serviced Mortgage Loans in accordance with the Servicing Standard and the Trust Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement.  Based on such review, the Trust Advisor [does, does not] believe there are material violations of the Special Servicer’s compliance with its obligations under the Pooling and Servicing Agreement.  In addition, the Trust Advisor notes the following:  [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

In connection with the assessment set forth in this report, the Trust Advisor:

1.
Reviewed the Asset Status Reports, net present value calculations and Appraisal Reduction Amount calculations and [LIST OTHER REVIEWED INFORMATION] for the following [__] Specially Serviced Mortgage Loans:  [LIST APPLICABLE MORTGAGE LOANS]

2.
[If report is rendered during a Senior Consultation Period, add:]  Met with the Special Servicer on [DATE] for the annual meeting.  Participants from the Special Servicer included:  [IDENTIFY PARTICIPANTS’ NAME AND TITLE].  The Specially Serviced Mortgage Loans (including Asset Status Reports, other relevant accompanying information and any related net present value calculations and Appraisal Reduction Amount calculations) were referenced in the meeting.  The discussion focused on the Special Servicer’s execution of its

2      This report is an indicative report and does not reflect the final form of annual report to be used in any particular year.  The Trust Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

E-2-1

resolution and liquidation procedures in general terms as well as in specific reference to the Specially Serviced Mortgage Loans.

a.
Trust Advisor’s review of the Asset Status Reports (including related net present value calculations and Appraisal Reduction Amount calculations) related to the Specially Serviced Mortgage Loans [[if report is rendered during a Senior Consultation Period:] and meeting with the Special Servicer] should be considered a limited investigation and not be considered a full or limited audit.  For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculator, visit the property or interact with the borrower.

b.
All opinions outlined herein are limited to the Specially Serviced Mortgage Loans of this mortgage loan pool.  Confidentiality and other provisions prohibit the Trust Advisor from using information it is privy to from other assignments in facilitating the activities of this assignment.

3.
As required under the Pooling and Servicing Agreement, the Trust Advisor has undertaken a reasonable review of such additional limited non-privileged information and documentation provided by the Special Servicer prior to the Trust Advisor finalizing its annual assessment.

III.	Specific Items of Review

1.
The Trust Advisor reviewed the following items in connection with [[if report is rendered during Senior Consultation Period:]the annual meeting] and the generation of this report:  [LIST MATERIAL ITEMS].

2.
During the prior year, the Trust Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Mortgage Loans:  [LIST].  The Trust Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate.  The Special Servicer [agreed with/did not agree with] the recommendations made by the Trust Advisor.  Such recommendations generally included the following:  [LIST].

3.	Appraisal Reduction Amount calculations and net present value calculations:

a.
The Trust Advisor [did/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the applicable formulas required to be utilized in connection with any Appraisal Reduction Amount or net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan prior to the utilization by the special servicer.

b.
The Trust Advisor [does/does not] agree with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formula] required to be utilized for such calculation.

c.	After consultation with the special servicer to resolve any inaccuracy in the mathematical calculations or the application of the non-

E-2-2

discretionary portions of the related formula in arriving at those mathematical calculations, such inaccuracy [has been/ has not been] resolved.

4.	The following is a general discussion of certain concerns raised by the Trust Advisor discussed in this report: [LIST CONCERNS].

5.	In addition to the other information presented herein, the Trust Advisor notes the following additional items: [LIST ADDITIONAL ITEMS].

6.
As required under the Pooling and Servicing Agreement, the Trust Advisor has undertaken a reasonable review of such additional limited non-privileged information and documentation provided by the Special Servicer prior to the Trust Advisor finalizing its annual assessment.

IV.	Qualifications Related to the Work Product Undertaken and Opinions Related to this Report

1.
The Trust Advisor did not participate in, or have access to, the Special Servicer’s and Subordinate Class Representative’s discussion(s) regarding any Specially Serviced Mortgage Loan.  The Trust Advisor does not have authority to speak with the Subordinate Class Representative directly.  [[If report rendered during Senior Consultation Period:] While the Subordinate Class Representative may have attended the annual meeting,] the Trust Advisor generally did not address issues and questions to the Subordinate Class Representative.  As such, the Trust Advisor generally relied upon its interaction with the Special Servicer in gathering the relevant information to generate this report.

2.
The Special Servicer has the legal authority and responsibility to service the Specially Serviced Mortgage Loans pursuant to the Pooling and Servicing Agreement.  The Trust Advisor has no responsibility or authority to alter such standards set forth therein.

3.
Confidentiality and other contractual limitations limit the Trust Advisor’s ability to outline the details or substance of [[if report rendered during Senior Consultation Period:] the meeting held between it and the Special Servicer regarding any Specially Serviced Mortgage Loans and] certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement.  As a result, this report may not reflect all the relevant information that the Trust Advisor is given access to by the Special Servicer.

4.
There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Mortgage Loans.  These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc.  The Trust Advisor does not participate in any of those discussions.  As such, Trust Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

5.
This report is furnished to the Certificate Administrator pursuant to the provisions of the Pooling and Servicing Agreement.  The delivery of this report shall not be construed to impose any duty on the Trust Advisor to respond to investor questions or inquiries.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement dated as of February 1, 2014.

E-2-3

(THIS PAGE INTENTIONALLY LEFT BLANK)

Annex F

Form of Distribution Date Statement

F-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	WFRBS Commercial Mortgage Trust 2014-LC14 Commercial Mortgage Pass-Through Certificates Series 2014-LC14	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	03/17/2014
		Record Date:	02/28/2014
		Determination Date:	03/11/2014

DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS	PAGE(s)

Certificate Distribution Detail	2
Certificate Factor Detail	3
Reconciliation Detail	4
Other Required Information	5
Cash Reconciliation Detail	6
Current Mortgage Loan and Property Stratification Tables	7 - 9
Mortgage Loan Detail	10
NOI Detail	11
Principal Prepayment Detail	12
Historical Detail	13
Delinquency Loan Detail	14
Specially Serviced Loan Detail	15 - 16
Advance Summary	17
Modified Loan Detail	18
Historical Liquidated Loan Detail	19
Historical Bond / Collateral Loss Reconciliation	20
Interest Shortfall Reconciliation Detail	21 - 22
Defeased Loan Detail	23
Supplemental Reporting	24

Depositor	Master Servicer	Special Servicer	Trust Advisor
Wells Fargo Commercial Mortgage Securities, Inc. 375 Park Avenue 2nd Floor, J0127-23 New York, NY 10152 Contact: Anthony.Sfarra@wellsfargo.com Phone Number: (212) 214-5613	Wells Fargo Bank, National Association 550 S. Tryon Street, 14th Floor Charlotte, NC 28202 Contact: REAM_InvestorRelations@wellsfargo.com Phone Number: (866) 898-1615	Rialto Capital Advisors, LLC 730 NW 107th Avenue, Suite 400 Miami, FL 33172 Contact: Thekla Salzman Phone Number: (305) 229-6465	Trimont Real Estate Advisors, Inc. 3424 Peachtree Road NE Suite 2200 Atlanta, GA 30326 Contact: Brian Pittard Phone Number: (404) 420-5515

This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties.  Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and special notices.  In addition, certificateholders may register online for email notification when special notices are posted.  For information or assistance please call 866-846-4526.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	WFRBS Commercial Mortgage Trust 2014-LC14 Commercial Mortgage Pass-Through Certificates Series 2014-LC14	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	03/17/2014
		Record Date:	02/28/2014
		Determination Date:	03/11/2014

Certificate Distribution Detail
Class	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
PEX		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
V		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	WFRBS Commercial Mortgage Trust 2014-LC14 Commercial Mortgage Pass-Through Certificates Series 2014-LC14	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	03/17/2014
		Record Date:	02/28/2014
		Determination Date:	03/11/2014

Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
PEX		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
V		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount
X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000
X-C		0.00000000	0.00000000	0.00000000	0.00000000

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	WFRBS Commercial Mortgage Trust 2014-LC14 Commercial Mortgage Pass-Through Certificates Series 2014-LC14	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	03/17/2014
		Record Date:	02/28/2014
		Determination Date:	03/11/2014

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Certificate Interest Reconciliation
Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Additional Trust Fund Expenses	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
PEX	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
V	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	WFRBS Commercial Mortgage Trust 2014-LC14 Commercial Mortgage Pass-Through Certificates Series 2014-LC14	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	03/17/2014
		Record Date:	02/28/2014
		Determination Date:	03/11/2014

Other Required Information

Available Distribution Amount (1)	0.00

Appraisal Reduction Amount
		Loan Number	Appraisal	Cumulative	Most Recent
			Reduction	ASER	App. Red.
			Effected	Amount	Date

Total
(1) The Available Distribution Amount includes any Prepayment Premiums.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	WFRBS Commercial Mortgage Trust 2014-LC14 Commercial Mortgage Pass-Through Certificates Series 2014-LC14	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	03/17/2014
		Record Date:	02/28/2014
		Determination Date:	03/11/2014

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed

Interest:			Fees:
Interest paid or advanced	0.00		Master Servicing Fee - Wells Fargo Bank, N.A.	0.00
Interest reductions due to Non-Recoverability Determinations	0.00		Trustee Fee - Deutsche Bank Trust Company Americas	0.00
Interest Adjustments	0.00		Certificate Administration Fee - Wells Fargo Bank, N.A.	0.00
Deferred Interest	0.00		CREFC Royalty License Fee	0.00
Net Prepayment Interest Shortfall	0.00		Trust Advisor Fee - Trimont Real Estate Advisors, Inc	0.00
Net Prepayment Interest Excess	0.00		Total Fees		0.00
Extension Interest	0.00		Additional Trust Fund Expenses:
Interest Reserve Withdrawal	0.00
Total Interest Collected		0.00	Reimbursement for Interest on Advances	0.00
			ASER Amount	0.00
Principal:			Special Servicing Fee	0.00
Scheduled Principal	0.00		Rating Agency Expenses	0.00
Unscheduled Principal	0.00		Attorney Fees & Expenses	0.00
Principal Prepayments	0.00		Bankruptcy Expense	0.00
Collection of Principal after Maturity Date	0.00		Taxes Imposed on Trust Fund	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Non-Recoverable Advances	0.00
Excess of Prior Principal Amounts paid	0.00		Other Expenses	0.00
Curtailments	0.00		Total Additional Trust Fund Expenses		0.00
Negative Amortization	0.00
Principal Adjustments	0.00		Interest Reserve Deposit		0.00
Total Principal Collected		0.00
			Payments to Certificateholders & Others:
Other:			Interest Distribution	0.00
Prepayment Penalties/Yield Maintenance	0.00		Principal Distribution	0.00
Repayment Fees	0.00		Prepayment Penalties/Yield Maintenance	0.00
Borrower Option Extension Fees	0.00		Borrower Option Extension Fees	0.00
Equity Payments Received	0.00		Equity Payments Paid	0.00
Net Swap Counterparty Payments Received	0.00		Net Swap Counterparty Payments Paid	0.00
Total Other Collected		0.00	Total Payments to Certificateholders & Others		0.00
Total Funds Collected		0.00	Total Funds Distributed		0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	WFRBS Commercial Mortgage Trust 2014-LC14 Commercial Mortgage Pass-Through Certificates Series 2014-LC14	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	03/17/2014
		Record Date:	02/28/2014
		Determination Date:	03/11/2014

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)
Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	WFRBS Commercial Mortgage Trust 2014-LC14 Commercial Mortgage Pass-Through Certificates Series 2014-LC14	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	03/17/2014
		Record Date:	02/28/2014
		Determination Date:	03/11/2014

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)
Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning
Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	WFRBS Commercial Mortgage Trust 2014-LC14 Commercial Mortgage Pass-Through Certificates Series 2014-LC14	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	03/17/2014
		Record Date:	02/28/2014
		Determination Date:	03/11/2014

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)
Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI
Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	WFRBS Commercial Mortgage Trust 2014-LC14 Commercial Mortgage Pass-Through Certificates Series 2014-LC14	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	03/17/2014
		Record Date:	02/28/2014
		Determination Date:	03/11/2014

Mortgage Loan Detail
Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	OF	-	Office	1	-	Modification	6	-	DPO	10	-	Deed in Lieu Of	1	-	Maturity Date Extension	6	-	Capitalization of Interest
RT	-	Retail	MU	-	Mixed Use	2	-	Foreclosure	7	-	REO			Foreclosure	2	-	Amortization Change	7	-	Capitalization of Taxes
HC	-	Health Care	LO	-	Lodging	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff	3	-	Principal Write-Off	8	-	Principal Write-Off
IN	-	Industrial	SS	-	Self Storage	4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties	4	-	Blank	9	-	Combination
WH	-	Warehouse	OT	-	Other	5	-	Note Sale			to Master Servicer	13	-	Other or TBD	5	-	Termporary Rate Reduction
MH	-	Mobile Home Park

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	WFRBS Commercial Mortgage Trust 2014-LC14 Commercial Mortgage Pass-Through Certificates Series 2014-LC14	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	03/17/2014
		Record Date:	02/28/2014
		Determination Date:	03/11/2014

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date

Total

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	WFRBS Commercial Mortgage Trust 2014-LC14 Commercial Mortgage Pass-Through Certificates Series 2014-LC14	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	03/17/2014
		Record Date:	02/28/2014
		Determination Date:	03/11/2014

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document Cross-Reference	Principal Prepayment Amount		Prepayment Penalties
			Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Premium

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	WFRBS Commercial Mortgage Trust 2014-LC14 Commercial Mortgage Pass-Through Certificates Series 2014-LC14	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	03/17/2014
		Record Date:	02/28/2014
		Determination Date:	03/11/2014

Historical Detail

Delinquencies							Prepayments		Rate and Maturities
Distribution Date	30-59 Days #	60-89 Days #	90 Days or More #	Foreclosure #	REO #	Modifications #	Curtailments #	Payoff #	Next Weighted Avg. Coupon Remit	WAM

Note: Foreclosure and REO Totals are excluded from the delinquencies.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	WFRBS Commercial Mortgage Trust 2014-LC14 Commercial Mortgage Pass-Through Certificates Series 2014-LC14	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	03/17/2014
		Record Date:	02/28/2014
		Determination Date:	03/11/2014

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Mortgage Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

(1) Status of Mortgage Loan									(2) Resolution Strategy Code

A	-	Payment Not Received	0	-	Current	4	-	Assumed Scheduled Payment	1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
		But Still in Grace Period	1	-	One Month Delinquent			(Performing Matured Balloon)	2	-	Foreclosure	7	-	REO			Foreclosure
		Or Not Yet Due	2	-	Two Months Delinquent	5	-	Non Performing Matured Balloon	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
B	-	Late Payment But Less	3	-	Three or More Months Delinquent				4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
		Than 1 Month Delinquent							5	-	Note Sale			to Master Servicer	13	-	Other or TBD

** Outstanding P & I Advances include the current period advance.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	WFRBS Commercial Mortgage Trust 2014-LC14 Commercial Mortgage Pass-Through Certificates Series 2014-LC14	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	03/17/2014
		Record Date:	02/28/2014
		Determination Date:	03/11/2014

Specially Serviced Loan Detail - Part 1
Distribution Date	Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	NOI Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code									(2) Property Type Code

1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of	MF	-	Multi-Family	OF	-	Office
2	-	Foreclosure	7	-	REO			Foreclosure	RT	-	Retail	MU	-	Mixed use
3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff	HC	-	Health Care	LO	-	Lodging
4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties	IN	-	Industrial	SS	-	Self Storage
5	-	Note Sale			to Master Servicer	13	-	Other or TBD	WH MH	- -	Warehouse Mobile Home Park	OT	-	Other

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	WFRBS Commercial Mortgage Trust 2014-LC14 Commercial Mortgage Pass-Through Certificates Series 2014-LC14	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	03/17/2014
		Record Date:	02/28/2014
		Determination Date:	03/11/2014

Specially Serviced Loan Detail - Part 2

Distribution Date	Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment

(1) Resolution Strategy Code

1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
2	-	Foreclosure	7	-	REO			Foreclosure
3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
5	-	Note Sale			to Master Servicer	13		Other or TBD

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	WFRBS Commercial Mortgage Trust 2014-LC14 Commercial Mortgage Pass-Through Certificates Series 2014-LC14	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	03/17/2014
		Record Date:	02/28/2014
		Determination Date:	03/11/2014

Advance Summary

	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	WFRBS Commercial Mortgage Trust 2014-LC14 Commercial Mortgage Pass-Through Certificates Series 2014-LC14	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	03/17/2014
		Record Date:	02/28/2014
		Determination Date:	03/11/2014

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	WFRBS Commercial Mortgage Trust 2014-LC14 Commercial Mortgage Pass-Through Certificates Series 2014-LC14	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	03/17/2014
		Record Date:	02/28/2014
		Determination Date:	03/11/2014

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	WFRBS Commercial Mortgage Trust 2014-LC14 Commercial Mortgage Pass-Through Certificates Series 2014-LC14	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	03/17/2014
		Record Date:	02/28/2014
		Determination Date:	03/11/2014
Historical Bond/Collateral Loss Reconciliation Detail
Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	WFRBS Commercial Mortgage Trust 2014-LC14 Commercial Mortgage Pass-Through Certificates Series 2014-LC14	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	03/17/2014
		Record Date:	02/28/2014
		Determination Date:	03/11/2014
Interest Shortfall Reconciliation Detail - Part 1
Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees					Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out	ASER	(PPIS) Excess

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	WFRBS Commercial Mortgage Trust 2014-LC14 Commercial Mortgage Pass-Through Certificates Series 2014-LC14	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	03/17/2014
		Record Date:	02/28/2014
		Determination Date:	03/11/2014

Interest Shortfall Reconciliation Detail - Part 2

Offering	Stated Principal	Current Ending	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds
Document	Balance at	Scheduled	Current Month	Left to Reimburse		Comments
Cross-Reference	Contribution	Balance		Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	WFRBS Commercial Mortgage Trust 2014-LC14 Commercial Mortgage Pass-Through Certificates Series 2014-LC14	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	03/17/2014
		Record Date:	02/28/2014
		Determination Date:	03/11/2014

Defeased Loan Detail

Loan Number	Offering Document Cross-Reference	Ending Scheduled Balance	Maturity Date	Note Rate	Defeasance Status

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	WFRBS Commercial Mortgage Trust 2014-LC14 Commercial Mortgage Pass-Through Certificates Series 2014-LC14	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	03/17/2014
		Record Date:	02/28/2014
		Determination Date:	03/11/2014

Supplemental Reporting

Annex G

Class A-SB Planned Principal Balance Schedule

Distribution Date	Class A-SB Planned Principal Balance ($)	Distribution Date	Class A-SB Planned Principal Balance ($)
March 2014	89,487,000.00	January 2019	89,487,000.00
April 2014	89,487,000.00	February 2019	89,486,906.67
May 2014	89,487,000.00	March 2019	87,722,892.02
June 2014	89,487,000.00	April 2019	86,354,490.62
July 2014	89,487,000.00	May 2019	84,845,787.50
August 2014	89,487,000.00	June 2019	83,464,312.80
September 2014	89,487,000.00	July 2019	81,942,900.46
October 2014	89,487,000.00	August 2019	80,548,235.01
November 2014	89,487,000.00	September 2019	79,147,232.27
December 2014	89,487,000.00	October 2019	77,606,835.74
January 2015	89,487,000.00	November 2019	76,192,466.80
February 2015	89,487,000.00	December 2019	74,639,076.31
March 2015	89,487,000.00	January 2020	73,211,221.06
April 2015	89,487,000.00	February 2020	71,776,877.33
May 2015	89,487,000.00	March 2020	70,072,121.11
June 2015	89,487,000.00	April 2020	68,623,511.63
July 2015	89,487,000.00	May 2020	67,036,834.16
August 2015	89,487,000.00	June 2020	65,574,430.73
September 2015	89,487,000.00	July 2020	63,974,343.45
October 2015	89,487,000.00	August 2020	62,498,022.10
November 2015	89,487,000.00	September 2020	61,014,991.43
December 2015	89,487,000.00	October 2020	59,394,851.37
January 2016	89,487,000.00	November 2020	57,897,717.45
February 2016	89,487,000.00	December 2020	56,263,866.87
March 2016	89,487,000.00	January 2021	54,752,502.95
April 2016	89,487,000.00	February 2021	53,234,270.04
May 2016	89,487,000.00	March 2021	51,321,450.50
June 2016	89,487,000.00	April 2021	49,787,622.82
July 2016	89,487,000.00	May 2021	48,118,100.36
August 2016	89,487,000.00	June 2021	46,569,712.94
September 2016	89,487,000.00	July 2021	44,886,036.20
October 2016	89,487,000.00	August 2021	43,322,958.18
November 2016	89,487,000.00	September 2021	41,752,775.52
December 2016	89,487,000.00	October 2021	40,047,910.50
January 2017	89,487,000.00	November 2021	38,462,841.37
February 2017	89,487,000.00	December 2021	36,743,504.42
March 2017	89,487,000.00	January 2022	35,143,415.03
April 2017	89,487,000.00	February 2022	33,536,052.33
May 2017	89,487,000.00	March 2022	31,542,361.59
June 2017	89,487,000.00	April 2022	29,918,629.43
July 2017	89,487,000.00	May 2022	28,161,706.12
August 2017	89,487,000.00	June 2022	26,522,606.20
September 2017	89,487,000.00	July 2022	24,750,743.09
October 2017	89,487,000.00	August 2022	23,096,137.28
November 2017	89,487,000.00	September 2022	21,434,009.70
December 2017	89,487,000.00	October 2022	19,639,760.21
January 2018	89,487,000.00	November 2022	17,961,919.77
February 2018	89,487,000.00	December 2022	16,152,394.97
March 2018	89,487,000.00	January 2023	14,458,700.43
April 2018	89,487,000.00	February 2023	12,757,305.96
May 2018	89,487,000.00	March 2023	10,678,296.21
June 2018	89,487,000.00	April 2023	8,959,714.85
July 2018	89,487,000.00	May 2023	7,110,583.65
August 2018	89,487,000.00	June 2023	5,375,781.97
September 2018	89,487,000.00	July 2023	3,510,882.13
October 2018	89,487,000.00	August 2023	1,759,714.32
November 2018	89,487,000.00	September 2023	584.61
December 2018	89,487,000.00	October 2023 and thereafter	0.00

G-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

PROSPECTUS

Commercial Mortgage Pass-Through Certificates
(Issuable in Series)

Wells Fargo Commercial Mortgage Securities, Inc.
Depositor

Wells Fargo Commercial Mortgage Securities, Inc. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund. Distributions on the certificates of any series will be made only from the assets of the related trust fund.

Neither the certificates nor any assets in the related issuing entity will be obligations of, or be guaranteed by, the depositor, any servicer or any of their respective affiliates. Neither the certificates nor any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any person, unless otherwise provided in the accompanying prospectus supplement.

The primary assets of the trust fund may include:

●	multifamily and commercial mortgage loans;

●	commercial mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, and other commercial mortgage-backed securities;

●	direct obligations of the United States or other government agencies; or

●	a combination of the assets described above.

Investing in the offered certificates involves risks. You should review the information appearing under the caption “Risk Factors” on page 8 and in the accompanying prospectus supplement before purchasing any offered certificate.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined that this prospectus or the accompanying prospectus supplement is accurate or complete. Any representation to the contrary is unlawful.

September 6, 2013

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT	v

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	vi

WHERE YOU CAN FIND MORE INFORMATION	vi

SUMMARY OF PROSPECTUS	1

RISK FACTORS	8

Your Ability to Resell Certificates May Be Limited Because of Their Characteristics	8
The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates	8
Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield	8
Loans Not Insured or Guaranteed	9
Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss	10
Book-Entry Registration May Hinder the Exercise of Investor Remedies	10
Unused Amounts in Pre-Funding Accounts May Be Returned to You as a Prepayment	10
Additional Compensation and Certain Reimbursements to the Servicer Will Affect Your Right to Receive Distributions	10
Additional Mortgage Assets Acquired in Connection with the Use of a Pre-Funding Account May Change the Aggregate Characteristics of a Trust Fund	10
Net Operating Income Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans	11
Future Cash Flow and Property Values Are Not Predictable	11
Nonrecourse Loans Limit the Remedies Available Following a Mortgagor Default	13
Terrorist Attacks and Military Conflicts May Adversely Affect Your Investment	13
Risks Associated with Commercial Lending May Be Different Than for Residential Lending	13
Special Risks of Mortgage Loans Secured by Multifamily Properties	14
Special Risks of Mortgage Loans Secured by Retail Properties	15
Special Risks of Mortgage Loans Secured by Hospitality Properties	16
Special Risks of Mortgage Loans Secured by Office Properties	17
Special Risks Associated with Residential Healthcare Facilities	18
Special Risks of Mortgage Loans Secured by Healthcare-Related Properties	19
Special Risks of Mortgage Loans Secured by Warehouse and Self Storage Facilities	21
Special Risks of Mortgage Loans Secured by Industrial and Mixed-Use Facilities	21
Special Risks Associated with Manufactured Housing Properties	22
Poor Property Management Will Adversely Affect the Performance of the Related Mortgaged Property	22
Property Managers May Experience Conflicts of Interest in Managing Multiple Properties	23
Condemnations of Mortgaged Properties May Result in Losses	23
Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default	23
The Servicer Will Have Discretion to Handle or Avoid Obligor Defaults in a Manner Which May Be Adverse to Your Interests	24
Proceeds Received upon Foreclosure of Mortgage Loans Secured Primarily by Junior Mortgages May Result in Losses	24
Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates	24
Mortgagors of Commercial Mortgage Loans Are Sophisticated and May Take Actions Adverse to Your Interests	25
Assignment of Leases and Rents to Provide Further Security for Mortgage Loans Poses Special Risks	25
Inclusion in a Trust Fund of Delinquent Mortgage Loans May Adversely Affect the Rate of Defaults and Prepayments on the Mortgage Loans	25
Environmental Liability May Affect the Lien on a Mortgaged Property and Expose the Lender to Costs	26
State and Federal Laws Applicable to Foreclosure Actions May Affect the Timing of Distributions on Your Certificates	28

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We Have Not Re-Underwritten Any of the Mortgage Loans	28
Foreclosure on Mortgaged Properties May Result in Adverse Tax Consequences	28
State and Local Transfer Taxes May Apply to Transfers of Property in a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds	28
Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses	28
Rights Against Tenants May Be Limited if Leases Are Not Subordinate to the Mortgage or Do Not Contain Attornment Provisions	30
The Borrower’s Form of Entity May Cause Special Risks	30
Bankruptcy Proceedings Entail Certain Risks	32
If Mortgaged Properties Are Not in Compliance With Current Zoning Laws, You May Not Be Able to Restore Compliance Following a Casualty Loss	32
Restrictions on Certain of the Mortgaged Properties May Limit Their Use	33
Enforceability of Due-on-Sale Clauses and Assignments of Leases and Rents is Limited	33
Inspections of the Mortgaged Properties Were Limited	33
Litigation Concerns	34

DESCRIPTION OF THE TRUST FUNDS	35

General	35
Mortgage Loans—Leases	35
CMBS	39
Collection Accounts	40
Credit Support	40
Cash Flow Agreements	40
Pre-Funding	40

YIELD CONSIDERATIONS	41

General	41
Pass-Through Rate	41
Payment Delays	41
Shortfalls in Collections of Interest Resulting from Prepayments	41
Prepayment Considerations	42
Weighted Average Life and Maturity	43
Controlled Amortization Classes and Companion Classes	44
Other Factors Affecting Yield, Weighted Average Life and Maturity	45

THE SPONSOR	46

THE DEPOSITOR	47

USE OF PROCEEDS	47

DESCRIPTION OF THE CERTIFICATES	48

General	48
Distributions	48
Distributions of Interest on the Certificates	49
Distributions of Principal on the Certificates	50
Components	50
Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations	51
Allocation of Losses and Shortfalls	51
Advances in Respect of Delinquencies	51
Exchangeable Certificates	52
Reports to Certificateholders	54
Voting Rights	55
Termination	56
Book-Entry Registration and Definitive Certificates	56

DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS	59

General	59
Assignment of Mortgage Assets; Repurchases	59
Representations and Warranties; Repurchases	60

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Collection Account	61
Collection and Other Servicing Procedures	64
Realization upon Defaulted Mortgage Loans	65
Hazard Insurance Policies	67
Due-on-Sale and Due-on-Encumbrance Provisions	67
Servicing Compensation and Payment of Expenses	68
Evidence as to Compliance	68
Certain Matters Regarding the Master Servicer and the Depositor	69
Servicer Termination Events	70
Rights upon a Servicer Termination Event	70
Amendment	71
List of Certificateholders	71
The Trustee and Certificate Administrator	72
Duties of the Trustee	72
Certain Matters Regarding the Trustee	72
Resignation and Removal of the Trustee	72

DESCRIPTION OF CREDIT SUPPORT	73

General	73
Subordinate Certificates	73
Cross-Support Provisions	74
Insurance or Guarantees with Respect to Mortgage Loans	74
Letter of Credit	74
Certificate Insurance and Surety Bonds	74
Reserve Funds	75
Credit Support with Respect to CMBS	75

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES	75

General	75
Types of Mortgage Instruments	76
Leases and Rents	76
Personalty	77
Cooperative Loans	77
Junior Mortgages; Rights of Senior Lenders	78
Foreclosure	79
Bankruptcy Laws	83
Environmental Considerations	85
Due-on-Sale and Due-on-Encumbrance	87
Subordinate Financing	87
Default Interest and Limitations on Prepayments	87
Certain Laws and Regulations; Types of Mortgaged Properties	87
Applicability of Usury Laws	88
Servicemembers Civil Relief Act	88
Americans with Disabilities Act	88
Forfeiture in Drug, RICO and Money Laundering Proceedings	89
Federal Deposit Insurance Act; Commercial Mortgage Loan Servicing	89

MATERIAL FEDERAL INCOME TAX CONSEQUENCES	90

General	90
REMICs	91

Taxation of Owners of REMIC Regular Certificates	93
Tax Treatment of Exchangeable Certificates	100
Taxation of Owners of REMIC Residual Certificates	102

Grantor Trusts	117

Characterization of Investments in Grantor Trust Certificates	118
Taxation of Owners of Grantor Trust Fractional Interest Certificates	119

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STATE AND OTHER TAX CONSEQUENCES	128

ERISA CONSIDERATIONS	128

General	128
Prohibited Transaction Exemptions	129

LEGAL INVESTMENT	132

METHOD OF DISTRIBUTION	132

LEGAL MATTERS	133

FINANCIAL INFORMATION	134

RATINGS	134

GLOSSARY	134

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IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

●	this prospectus, which provides general information, some of which may not apply to your series of certificates; and

●	the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

If the description of your certificates in the accompanying prospectus supplement differs from the related description in this prospectus, you should rely on the information in the accompanying prospectus supplement.

Some capitalized terms used in this prospectus are defined in the Glossary beginning on page 134 in this prospectus.

In this prospectus, the terms “depositor”, “we”, “us” and “our” refer to Wells Fargo Commercial Mortgage Securities, Inc.

Until 90 days after the date of each prospectus supplement, all dealers effecting transactions in the offered certificates covered by that prospectus supplement, whether or not participating in the distribution thereof, may be required to deliver such prospectus supplement and this prospectus. This is in addition to the obligation of dealers to deliver a prospectus and prospectus supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on any information or representations contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any state or other jurisdiction in which such offer would be unlawful.

  v

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the accompanying prospectus supplement by reference all documents and reports filed or caused to be filed by the depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than Annual Reports on Form 10-K), that relate specifically to the related series of certificates. The depositor will provide, or cause to be provided, without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 301 South College Street, Charlotte, North Carolina 28288-0166, Attention: Secretary, or by telephone at 704-715-6133.

The depositor filed a registration statement (the “Registration Statement”) relating to the certificates with the Securities and Exchange Commission. This prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

WHERE YOU CAN FIND MORE INFORMATION

Copies of the Registration Statement and other filed materials, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K and any amendments for these reports, may be read and copied at the Public Reference Room of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a site on the World Wide Web at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission’s website. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

If so specified in the accompanying prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Forms 10-D, 10-K and 8-K will be made available on the applicable trustee’s or other identified party’s website.

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SUMMARY OF PROSPECTUS

          The following summary is a brief description of the main terms of the offered certificates.  For this reason, the summary does not contain all the information that may be important to you.  You will find a detailed description of the terms of the offered certificates following this summary and in the accompanying prospectus supplement.

The Trust Assets	Each series of certificates will represent the entire beneficial ownership interest in a trust fund consisting primarily of any of the following:

	●	mortgage assets;

	●	collection accounts;

	●	forms of credit support;

	●	cash flow agreements; and

	●	amounts on deposit in a pre-funding account.

The Mortgage Assets	The mortgage assets with respect to each series of certificates may consist of any of the following:

	●	multifamily and commercial mortgage loans;

	●	commercial mortgage-backed securities;

	●	direct obligations of the United States or other government agencies; and

	●	a combination of the assets described above.

The mortgage loans will not be guaranteed or insured by us or any of our affiliates or, unless otherwise provided in the accompanying prospectus supplement, by any governmental agency or instrumentality or other person.  The mortgage loans will be primarily secured by first or junior liens on, or security interests in fee simple, leasehold or a similar interest in, any of the following types of properties:

	●	residential properties consisting of five or more rental or cooperatively owned dwelling units;

	●	shopping centers;

	●	retail buildings or centers;

	●	hotels, motels and other hospitality properties;

	●	office buildings;

	●	nursing homes, assisted living facilities and similar properties;

	●	hospitals or other healthcare related facilities;

	●	industrial properties;

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●	owner-occupied commercial properties;

●	warehouse, mini-warehouse, cold storage, or self storage facilities;

●	recreational vehicle and mobile home parks;

●	manufactured housing communities;

●	parking lots;

●	commercial properties occupied by one or more tenants;

●	entertainment or sports arenas;

●	restaurants;

●	marinas;

●	mixed use properties;

●	movie theaters;

●	amusement and theme parks;

●	destination resorts, golf courses and similar properties;

●	educational centers;

●	casinos;

●	bank branches; and

●	unimproved land.

Some or all of the mortgage loans may also be secured by an assignment of one or more leases of all or a portion of the related mortgaged properties.  A significant or the sole source of payments on certain mortgage loans will be the rental payments due under the related leases.

However, some of the mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent 10% or more of the related mortgage asset pool, by balance.

A mortgage loan may have an interest rate that has any of the following features:

●	is fixed over its term;

●	adjusts from time to time;

●	is partially fixed and partially floating;

●	is floating based on one or more formulae or indices;

●	may be converted from a floating to a fixed interest rate;

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	●	may be converted from a fixed to a floating interest rate; or

	●	interest is not paid currently but is accrued and added to the principal balance.

A mortgage loan may provide for any of the following:

	●	scheduled payments to maturity;

	●	payments that adjust from time to time;

	●	negative amortization or accelerated amortization;

	●	full amortization or require a balloon payment due on its stated maturity date;

	●	prohibitions on prepayment;

	●	releases or substitutions of collateral, including defeasance thereof with direct obligations of the United States; and

	●	payment of a premium or a yield maintenance penalty in connection with a principal prepayment.

Unless otherwise described in the accompanying prospectus supplement for a series of certificates:

	●	the mortgaged properties may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico;

	●	all mortgage loans will have original terms to maturity of not more than 40 years;

	●	all mortgage loans will have individual principal balances at origination of not less than $100,000;

	●	all mortgage loans will have been originated by persons other than the depositor; and

	●	all mortgage assets will have been purchased, either directly or indirectly, by the depositor on or before the date of initial issuance of the related series of certificates.

Any commercial mortgage-backed securities included in a trust fund will evidence ownership interests in or be secured by mortgage loans similar to those described above and other commercial mortgage-backed securities.  Some commercial mortgage-backed securities included in a trust fund may be guaranteed or insured by an affiliate of the depositor, Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac or any other person specified in the accompanying prospectus supplement.

Collection Accounts
Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders.  All payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited into those accounts.  A collection account may be

3

maintained as an interest bearing or a non-interest bearing account, and funds may be held as cash or reinvested.

Credit Support	The following types of credit support may be used to enhance the likelihood of distributions on certain classes of certificates:

	●	subordination of one or more classes of certificates;

	●	over-collateralization;

	●	letters of credit;

	●	insurance policies;

	●	bonds;

	●	repurchase obligations;

	●	guarantees;

	●	reserve funds; and/or

	●	a combination of any of the above.

Cash Flow Agreements
Cash flow agreements are used to reduce the effects of interest rate or currency exchange rate fluctuations on the underlying mortgage assets or on one or more classes of certificates and increase the likelihood of timely distributions on the certificates or such classes of certificates, as the case may be.  The trust fund may include any of the following types of cash flow agreements:

	●	guaranteed investment contracts;

	●	interest rate swap or exchange contracts;

	●	interest rate cap or floor agreements;

	●	currency exchange agreements; and/or

	●	yield supplement agreements.

Pre-Funding Account;
Capitalized Interest Account
A trust fund may use monies deposited into a pre-funding account to acquire additional mortgage assets following a closing date for the related series of certificates.  The amount on deposit in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the cut-off date on which the ownership of the mortgage loans and rights to payment thereon are deemed transferred to the trust fund, as specified in the accompanying prospectus supplement.  The depositor will select any additional mortgage assets using criteria that is substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date.

If provided in the accompanying prospectus supplement, a trust fund also may include amounts on deposit in a separate capitalized interest account.  The depositor may use amounts on deposit in a capitalized interest account to supplement investment earnings, if any, of amounts on deposit in the

4

pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the accompanying prospectus supplement.

Amounts on deposit in any pre-funding account or any capitalized interest account will be held in cash or invested in short-term investment grade obligations.  Amounts remaining on deposit in any pre-funding account and any capitalized interest account after the end of the related pre-funding period will be distributed to certificateholders as described in the accompanying prospectus supplement.

Description of Certificates
Each series of certificates will include one or more classes.  Each series of certificates will represent in the aggregate the entire beneficial ownership interest in the related trust fund.  The offered certificates are the classes of certificates being offered to you pursuant to the accompanying prospectus supplement.  The non-offered certificates are the classes of certificates not being offered to you pursuant to the accompanying prospectus supplement.  Information on the non-offered certificates included herein or in any accompanying prospectus supplement is being provided solely to assist you in your understanding of the offered certificates.

Distributions on Certificates	The certificates may provide for different methods of distributions to specific classes. Any class of certificates may:

	●	provide for the accrual of interest thereon based on fixed, variable or floating rates;

	●	be senior or subordinate to one or more other classes of certificates with respect to interest or principal distribution and the allocation of losses on the assets of the trust fund;

	●	be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

	●	be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

	●	provide for distributions of principal or accrued interest only after the occurrence of certain events, such as the retirement of one or more other classes of certificates;

	●	provide for distributions of principal to be made at a rate that is faster or slower than the rate at which payments are received on the mortgage assets in the related trust fund;

	●	provide for distributions of principal sequentially, based on specified payment schedules or other methodologies; and

	●	provide for distributions based on a combination of any of the above features.

Interest on each class of offered certificates of each series will accrue at the applicable pass-through rate or will be entitled to interest based on the pass-through rates of component interests of a class of offered certificates on the related

5

outstanding principal balance or notional amount.  Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and the accompanying prospectus supplement.

The principal balance of a certificate outstanding from time to time represents the maximum amount that the holder thereof is then entitled to receive in respect of principal from future cash flow on the assets in the related trust fund.  Unless otherwise specified in the accompanying prospectus supplement, distributions of principal will be made on each distribution date to the class or classes of certificates entitled thereto until the principal balance of such certificates is reduced to zero.  Distributions of principal to any class of certificates will be made on a pro rata basis among all of the certificates of such class.

Advances
A servicer may be obligated as part of its servicing responsibilities to make certain advances with respect to delinquent scheduled payments and property related expenses which it deems recoverable.  The trust fund may be charged interest for any advance.  We will not have any responsibility to make such advances.  One of our affiliates may have the responsibility to make such advances, but only if that affiliate is acting as a master servicer or trustee for the related series of certificates.

Termination	A series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund.

Registration of Certificates
One or more classes of the offered certificates may be initially represented by one or more certificates registered in the name of Cede & Co. as the nominee of The Depository Trust Company.  If your offered certificates are so registered, you will not be entitled to receive a definitive certificate representing your interest except in the event that physical certificates are issued under the limited circumstances described in this prospectus and the accompanying prospectus supplement.

Tax Status of the Certificates	The certificates of each series will constitute either:

	●	“regular interests” or “residual interests” in a trust fund treated as a “real estate mortgage investment conduit” under the Internal Revenue Code of 1986, as amended;

	●	interests in a trust fund treated as a grantor trust under applicable provisions of the Internal Revenue Code of 1986, as amended; or

	●	any combination of any of the above features.

ERISA Considerations
If you are a fiduciary of an employee benefit plan or other retirement plan or arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or any materially similar federal, state or local law, or any person who proposes to use “plan assets” of

6

any of these plans to acquire any offered certificates, you should carefully review with your legal counsel whether the purchase or holding of any offered certificates could give rise to transactions not permitted under these laws.  The accompanying prospectus supplement will specify if investment in some certificates may require a representation that the investor is not (or is not investing on behalf of) a plan or similar arrangement or if other restrictions apply.

Legal Investment
The offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, only if the accompanying prospectus supplement so provides.  If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates.  You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates.  See “Legal Investment” herein and in the accompanying prospectus supplement.

7

RISK FACTORS

You should consider the following risk factors, in addition to the risk factors in the accompanying prospectus supplement, in deciding whether to purchase any of the offered certificates. The risks and uncertainties described below, together with those described in the accompanying prospectus supplement under “Risk Factors”, summarize the material risks relating to your certificates. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of mortgage loans included in a particular trust fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any commercial mortgage-backed securities included in a trust fund.

Your Ability to Resell Certificates May Be Limited Because of Their Characteristics

You may not be able to resell your certificates and the value of your certificates may be less than you anticipated for a variety of reasons including:

●	a secondary market for your certificates may not develop;

●	interest rate fluctuations;

●	the absence of redemption rights; and

●	the limited sources of information about the certificates other than that provided in this prospectus, the accompanying prospectus supplement and the monthly report to certificateholders.

The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates

Unless otherwise specified in the accompanying prospectus supplement, neither the offered certificates of any series nor the mortgage assets in the related trust fund will be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person. No offered certificate of any series will represent a claim against or security interest in the trust fund for any other series. Accordingly, if the related trust fund has insufficient assets to make payments on the certificates, there will be no other assets available for payment of the deficiency.

Additionally, the certificate administrator, trustee, master servicer, special servicer or other specified person may under certain circumstances withdraw some amounts on deposit in certain funds or accounts constituting part of a trust fund, including the collection account and any accounts maintained as credit support, as described in the accompanying prospectus supplement. The certificate administrator, trustee, master servicer, special servicer or other specified person may have the authority to make these withdrawals for purposes other than the payment of principal of or interest on the related series of certificates.

The accompanying prospectus supplement for a series of certificates may provide for one or more classes of certificates that are subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates. On any distribution date in which the related trust fund has incurred losses or shortfalls in collections on the mortgage assets, the subordinate certificates initially will bear the amount of such losses or shortfalls and, thereafter, the remaining classes of certificates will bear the remaining amount of such losses or shortfalls. The priority, manner and limitations on the allocation of losses and shortfalls will be specified in the accompanying prospectus supplement.

Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield

Prepayments (including those caused by defaults on the mortgage loans and repurchases for breach of representation or warranty) on the mortgage loans in a trust fund generally will result in a

8

faster rate of principal payments on one or more classes of the related certificates than if payments on such mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage assets may affect the average life of each class of related certificates. The rate of principal payments on mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors.

We cannot provide any assurance as to the rate of prepayments on the mortgage loans in any trust fund or that such rate will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates could occur significantly earlier or later than you expected.

The rate of voluntary prepayments will also be affected by:

●	the voluntary prepayment terms of the mortgage loan, including prepayment lock-out periods and prepayment premiums;

●	then-current interest rates being charged on similar mortgage loans; and

●	the availability of mortgage credit.

A series of certificates may include one or more classes of certificates with entitlements to payments prior to other classes of certificates. As a result, yields on classes of certificates with a more senior priority of payment, including classes of offered certificates, of such series may be more sensitive to prepayments on mortgage assets. A series of certificates may include one or more classes offered at a significant premium or discount. Yields on such classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on mortgage assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, a holder might, in some prepayment scenarios, fail to recoup its original investment.

If a mortgage loan is in default, it may not be possible to collect a prepayment premium. No person will be required to pay any premium if a mortgage loan is repurchased for a breach of representation or warranty.

The yield on your certificates may be less than anticipated because:

●	the prepayment premium or yield maintenance required under certain prepayment scenarios may not be enforceable in some states or under federal bankruptcy laws; and

●	some courts may consider the prepayment premium to be usurious.

Loans Not Insured or Guaranteed

Generally, the mortgage assets included in the trust fund will not be an obligation of, or be insured or guaranteed by, any governmental entity, by any private mortgage insurer, or by the depositor, the sponsor, the mortgage loan sellers, the underwriters, the master servicer, the special servicer, the trustee the certificate administrator, the trust advisor or any of their respective affiliates.

However, in certain circumstances a mortgage loan seller will be obligated to repurchase or substitute a mortgage loan sold by it if:

●
there is a defect or omission with respect to certain of the documents relating to such mortgage loan, and such defect or omission materially and adversely affects the value of a mortgage loan or the interests of certificateholders therein (or has such other effect specified in the related prospectus supplement); or

9

●
certain of their respective representations or warranties concerning such mortgage loan are breached, and such defect or breach materially and adversely affects the value of such mortgage loan or the interests of the certificateholders therein (or has such other effect specified in the related prospectus supplement) and is not cured as required.

We cannot provide assurance that the applicable mortgage loan seller will be in a financial position to make such a repurchase or substitution.

Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss

A series of certificates may be subject to optional early termination by means of the repurchase of the mortgage assets in the related trust fund. We cannot assure you that the proceeds from a sale of the mortgage assets will be sufficient to distribute the outstanding principal balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of such certificates may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment.

Book-Entry Registration May Hinder the Exercise of Investor Remedies

Each series of certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in the name of an individual investor. As a result, investors will not be recognized as a certificateholder, or holder of record of their certificates. As a consequence, investors may experience difficulties in identifying or communicating with other investors in the certificates for the purpose of exercising remedies, taking collective action or otherwise.

Unused Amounts in Pre-Funding Accounts May Be Returned to You as a Prepayment

The accompanying prospectus supplement will disclose when we are using a pre-funding account to purchase additional mortgage assets in connection with the issuance of certificates. Amounts on deposit in a pre-funding account that are not used to acquire additional mortgage assets by the end of the pre-funding period for a series of certificates may be distributed to holders of those certificates as a prepayment of principal, which may materially and adversely affect the yield on those certificates.

Additional Compensation and Certain Reimbursements to the Servicer Will Affect Your Right to Receive Distributions

To the extent described in the accompanying prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances and unreimbursed servicing expenses. The right of the master servicer, the special servicer or the trustee to receive such payments of interest is senior to the rights of certificateholders to receive distributions on the offered certificates and, consequently, may result in additional trust fund expenses being allocated to the offered certificates that would not have resulted absent the accrual of such certificates that would not have resulted absent the accrual of such interest. In addition, the special servicer will receive a fee with respect to each specially serviced mortgage loan and any collections thereon, including specially serviced mortgage loans which have been returned to performing status. This will result in shortfalls which may be allocated to the offered certificates.

Additional Mortgage Assets Acquired in Connection with the Use of a Pre-Funding Account May Change the Aggregate Characteristics of a Trust Fund

Any additional mortgage assets acquired by a trust fund with funds in a pre-funding account may possess substantially different characteristics than the mortgage assets in the trust fund on the closing date for a series of certificates. Therefore, the aggregate characteristics of a trust fund

10

following the pre-funding period may be substantially different than the characteristics of a trust fund on the closing date for that series of certificates.

Net Operating Income Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans

The value of a mortgage loan secured by a multifamily or commercial property is directly related to the net operating income derived from that property because the ability of a borrower to repay a loan secured by an income-producing property typically depends primarily upon the successful operation of that property rather than upon the existence of independent income or assets of the borrower. The reduction in the net operating income of the property may impair the borrower’s ability to repay the loan.

Many of the mortgage loans included in a trust fund may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant may have a disproportionately greater effect on the net operating income from such mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

Future Cash Flow and Property Values Are Not Predictable

A number of factors, many beyond the control of the property owner, may affect the ability of an income producing real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value. Among these factors are:

●	economic conditions generally and in the area of the project;

●	the age, quality, functionality and design of the project;

●	the degree to which the project competes with other projects in the area;

●	changes or continued weakness in specific industry segments;

●	increases in operating costs;

●	the willingness and ability of the owner to provide capable property management and maintenance;

●
the degree to which the project’s revenue is dependent upon a single tenant or user, a small group of tenants, tenants concentrated in a particular business or industry and the competition to any such tenants;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	a decline in the financial condition of a major tenant;

●	the location of a mortgaged property;

●	whether a mortgaged property can be easily converted (or converted at all) to alternative uses;

●	an increase in vacancy rates;

●	perceptions regarding the safety, convenience and attractiveness of such properties;

●	vulnerability to litigation by tenants and patrons; and

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●	environmental contamination.

Many of the mortgaged properties securing mortgage loans included in the trust fund have leases that expire or may be subject to tenant termination rights prior to the maturity date of the related mortgage loan. Certain of such mortgage loans may be leased entirely to a single tenant.

If leases are not renewed or replaced, if tenants default, if rental rates fall and/or if operating expenses increase, the borrower’s ability to repay the mortgage loan may be impaired and the resale value of the mortgaged property, which is substantially dependent upon the mortgaged property’s ability to generate income, may decline.

Even if borrowers successfully renew leases or relet vacated space, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, can exceed the amount of any reserves maintained for that purpose and reduce cash from the mortgaged properties. Although some of the mortgage loans included in the trust fund related to a particular series of certificates require the borrower to maintain escrows for leasing expenses, there is no guarantee that these reserves will be sufficient. In addition, there are other factors, including changes in zoning or tax laws, restrictive covenants, tenant exclusives and rights of first refusal to lease or purchase, the availability of credit for refinancing and changes in interest rate levels that may adversely affect the value of a project (and/or the borrower’s ability to sell or refinance) without necessarily affecting the ability to generate current income. In addition, certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who may have certain rights to cancel their leases or reduce the rent payable with respect to such leases at any time for, among other reasons, lack of appropriations.

Other factors are more general in nature, such as:

●	national, regional or local economic conditions (including plant and military installation closings, industry slowdowns and unemployment rates);

●	local real estate conditions (such as an oversupply of retail space, office space or multifamily housing);

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences; and

●	changes in building codes and other applicable laws.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases;

●	the creditworthiness of tenants;

●	in the case of rental properties, the rate at which new rentals occur;

●
the property’s “operating leverage” (i.e., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues and the level of capital expenditures required to maintain the mortgaged property and to retain or replace tenants); and

●	a decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of mortgaged properties with

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short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Nonrecourse Loans Limit the Remedies Available Following a Mortgagor Default

The mortgage assets will not be an obligation of, or be insured or guaranteed by, any governmental entity, by any private mortgage insurer, or by the depositor, the mortgage loan sellers, the originators, the master servicer, the special servicer, the trustee, the certificate administrator, or the trust advisor or any of their respective affiliates.

Each mortgage loan included in a trust fund generally will be a nonrecourse loan. If there is a default (other than a default resulting from voluntary bankruptcy, fraud or willful misconduct) there will generally only be recourse against the specific mortgaged properties and other assets that have been pledged to secure such mortgage loan. Even if a mortgage loan provides for recourse to a mortgagor or its affiliates, it is unlikely the trust fund ultimately could recover any amounts not covered by the mortgaged property.

Terrorist Attacks and Military Conflicts May Adversely Affect Your Investment

Terrorist attacks may adversely affect the revenues or costs of operation of the mortgaged properties. The possibility of terrorist attacks on large public areas such as shopping malls or large office buildings in the future could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for security and insurance premiums, particularly for large mortgaged properties, which could adversely affect the cash flow at those mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue and mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected. See “—Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses” in this prospectus.

Terrorist attacks in the United States, incidents of terrorism occurring outside the United States and military conflicts may significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. Any decrease in air travel may have a negative effect on certain of the mortgaged properties, including hotel mortgaged properties and those mortgaged properties located in tourist areas, which could reduce the ability of such mortgaged properties to generate cash flow.

It is uncertain what continued effect armed conflicts involving the United States, including the recent war between the United States and Iraq, continued military operations in Afghanistan or any future conflict with any other country, will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign or domestic conflicts of any kind could have an adverse effect on the mortgaged properties.

Accordingly, these disruptions, uncertainties and costs could materially and adversely affect an investor’s investment in the certificates.

Risks Associated with Commercial Lending May Be Different Than for Residential Lending

Commercial and multifamily lending is generally viewed as exposing a lender (and your investment in the trust fund) to a greater risk of loss than lending which is secured by single family residences, in part because it typically involves making larger mortgage loans to single borrowers or groups of related mortgagors. In addition, unlike mortgage loans which are secured by single family residences, repayment of mortgage loans secured by commercial and multifamily properties depends upon the ability of the related real estate project:

●	to generate income sufficient to pay debt service, operating expenses and leasing commissions and to make necessary repairs, tenant improvements and capital improvements; and

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●
in the case of mortgage loans that do not fully amortize over their terms, to retain sufficient value to permit the borrower to pay off the mortgage loan at maturity through a sale or refinancing of the mortgaged property.

Special Risks of Mortgage Loans Secured by Multifamily Properties

Multifamily projects are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction and a resultant oversupply of units in a relatively short period of time. Since multifamily apartment units are typically leased on a short term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations. Additionally, mortgage loans secured by multifamily properties may constitute a material concentration of the mortgage loans in a trust fund. Adverse economic conditions, either local, regional or national, may limit the amount of rent that a borrower may charge for rental units, and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by:

●	the construction of additional housing units;

●	the physical attributes of the apartment building (for example, its age, appearance and construction quality);

●	the location of the mortgaged property (for example, a change in the neighborhood over time);

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services and amenities that the mortgaged property provides;

●	the mortgaged property’s reputation;

●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs or tax credits to developers to provide certain types of development;

●	the presence of competing properties;

●	state or local regulations;

●	adverse local or national economic conditions;

●	local military base closings;

●	developments at local colleges and universities;

●	national, regional and local politics, including, in the case of multifamily rental properties, current or future rent stabilization and rent control laws and agreements;

●	the level of mortgage interest rates, which may encourage tenants in multifamily rental properties to purchase housing; and

●
the possibility that some eligible tenants may not find any differences in rents between subsidized or supported properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a subsidized or supported property, which may have fewer amenities or otherwise be less attractive as a residence.

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Furthermore, multifamily projects may be subject to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs. The limitations and restrictions imposed by these programs could result in realized losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include:

●	rent limitations that could adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

All of these conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its mortgage loan.

Special Risks of Mortgage Loans Secured by Retail Properties

Mortgage loans secured by retail properties may constitute a material concentration of the mortgage loans in a trust fund. In the case of retail properties, the failure of an anchor, shadow anchor or major tenant to renew its lease, the termination of an anchor, shadow anchor or major tenant’s lease, the bankruptcy or economic decline of an anchor, shadow anchor or major tenant, or the cessation of the business of an anchor, shadow anchor or major tenant at its store, notwithstanding that such tenant may continue payment of rent after “going dark,” may have a particularly negative effect on the economic performance of a retail property given the importance of anchor tenants, shadow anchor tenants and major tenants in attracting traffic to other stores within the same shopping center. In addition, the failure of one or more major tenants, such as an anchor or shadow anchor tenant, to operate from its premises may entitle other tenants to rent reductions or the right to terminate their leases. Significant factors determining the value of retail properties are:

●	the quality of the tenants; and

●	the fundamental aspects of real estate such as location and market demographics.

The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at that property. Accordingly, retail properties may be adversely affected if a significant tenant ceases operations at those locations, which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of the tenant, the tenant’s general cessation of business activities or for other reasons. In addition, some tenants at retail properties may be entitled to terminate their leases or pay reduced rent if an anchor tenant ceases operations at the property. In those cases, we cannot provide assurance that any anchor tenants will continue to occupy space in the related shopping centers.

Shopping centers, in general, are affected by the health of the retail industry. In addition, a shopping center may be adversely affected by the bankruptcy or decline in drawing power of an anchor tenant, the risk that an anchor tenant may vacate notwithstanding that tenant’s continuing obligation to pay rent, a shift in consumer demand due to demographic changes (for example, population decreases or changes in average age or income) and/or changes in consumer preference (for example, to discount retailers).

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Unlike other income producing properties, retail properties also face competition from sources outside a given real estate market, such as:

●	catalogue retailers;

●	home shopping networks;

●	the internet;

●	telemarketing; and

●	outlet centers.

Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at the retail properties which secure mortgage loans in a trust fund.

Special Risks of Mortgage Loans Secured by Hospitality Properties

Hospitality properties are affected by various factors, including:

●	location;

●	quality;

●	management ability;

●	amenities;

●	franchise affiliation (or lack thereof);

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel;

●	changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	adverse economic conditions, either local, regional or national, which may limit the amount that may be charged for a room and may result in a reduction in occupancy levels; and

●	construction of competing hotels or motels, which may also limit the amount that may be charged for a room and may result in a reduction in occupancy levels.

Because hotel rooms generally are rented for short periods of time, hospitality properties tend to be affected more quickly by adverse economic conditions and competition than other commercial properties.

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

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●	the duration of the franchise licensing or management agreements.

Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable. Replacement franchises may require significantly higher fees.

The transferability of franchise license agreements may be restricted. In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor’s consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

Furthermore, the ability of a hotel to attract customers, and some of such hotel’s revenues, may depend in large part on its having a liquor license. Such a license may not be transferable (for example, in connection with a foreclosure).

Moreover, the hotel and lodging industry is generally seasonal in nature; different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. In addition, actual or potential acts of terrorism may have an adverse impact on the tourism and convention industry. See “—Terrorist Attacks and Military Conflicts May Adversely Affect Your Investment” above.

Special Risks of Mortgage Loans Secured by Office Properties

Mortgage loans secured by office properties may constitute a material concentration of the mortgage loans in a trust fund. Significant factors determining the value of office buildings include:

●	the quality of an office building’s tenants;

●	the physical attributes of the building in relation to competing buildings;

●	the desirability of the area as a business location; and

●	the strength, stability and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees).

An economic decline in the business operated by the tenants may adversely affect an office building. That risk is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

Office buildings are also subject to competition with other office properties in the same market. Competition is affected by a property’s:

●	age;

●	condition;

●	design (e.g., floor sizes and layout);

●	access to transportation; and

●
ability or inability to offer certain amenities to its tenants, including sophisticated building systems (such as fiber optic cables, satellite communications or other base building technological features).

The success of an office building also depends on the local economy. A company’s decision to locate office headquarters in a given area, for example, may be affected by such factors as labor cost

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and quality, tax environment and quality of life issues such as schools and cultural amenities. A central business district may have an economy which is markedly different from that of a suburb. The local economy and the financial condition of the owner will impact on an office building’s ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often more costly than for other property types.

Special Risks Associated with Residential Healthcare Facilities

Residential healthcare facilities pose risks not associated with other types of income-producing real estate. Providers of long-term nursing care, assisted living and other medical services are subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to and maintenance of facilities and services. Providers also are affected by the reimbursement policies of private insurers to the extent that providers are dependent on patients whose fees are reimbursed by such insurers.

The failure of a borrower to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a mortgaged property (in which case no revenues would be received from such mortgaged property or portion thereof requiring licensing) or, if applicable, bar it from participation in government reimbursement programs.

In the event of foreclosure, we cannot ensure that the trustee or any other purchaser at a foreclosure sale would be entitled to the rights under such licenses and such party may have to apply in its own right for such a license.

We also cannot provide assurance that a new license could be obtained or that the related mortgaged property would be adaptable to other uses following a foreclosure.

To the extent any residential healthcare facility receives a significant portion of its revenues from government reimbursement programs, primarily Medicaid and Medicare, such revenue may be subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions.

Governmental payors have employed cost-containment measures that limit payments to healthcare providers, and there are currently under consideration various proposals in the United States Congress that could materially change or curtail those payments. Accordingly, we can give no assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If not, net operating income of the mortgaged properties that receive substantial revenues from those sources, and consequently the ability of the related borrowers to meet their mortgage loan obligations, could be adversely affected.

Under applicable federal and state laws and regulations, including those that govern Medicare and Medicaid programs, only the provider who actually furnished the related medical goods and services may sue for or enforce its right to reimbursement. Accordingly, in the event of foreclosure, none of the trustee, the master servicer or a subsequent lessee or operator of the mortgaged property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the respective properties prior to such foreclosure.

Other factors that may adversely affect the value and successful operation of a residential healthcare property include:

●	increasing governmental regulation and supervision;

●	a decline in the financial health, skill or reputation of the operator;

●	increased operating expenses; and

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●	competing facilities owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues, or other sources.

Special Risks of Mortgage Loans Secured by Healthcare-Related Properties

The mortgaged properties may include healthcare-related facilities, including senior housing, assisted living facilities, skilled nursing facilities and acute care facilities.

●
Senior housing generally consists of facilities with respect to which the residents are ambulatory, handle their own affairs and typically are couples whose children have left the home and at which the accommodations are usually apartment style;

●
Assisted living facilities are typically single or double room occupancy, dormitory-style housing facilities which provide food service, cleaning and some personal care and with respect to which the tenants are able to medicate themselves but may require assistance with certain daily routines;

●	Skilled nursing facilities provide services to post trauma and frail residents with limited mobility who require extensive medical treatment; and

●	Acute care facilities generally consist of hospital and other facilities providing short-term, acute medical care services.

Certain types of healthcare-related properties, particularly acute care facilities, skilled nursing facilities and some assisted living facilities, typically receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions. Moreover, governmental payors have employed cost-containment measures that limit payments to healthcare providers, and there exist various proposals for national healthcare reform that could further limit those payments. Accordingly, we cannot provide assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If those payments are insufficient, net operating income of healthcare-related facilities that receive revenues from those sources may decline, which consequently could have an adverse effect on the ability of the related borrowers to meet their obligations under any mortgage loans secured by healthcare-related facilities.

Moreover, healthcare-related facilities are generally subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services. In addition, facilities where such care or other medical services are provided are subject to periodic inspection by governmental authorities to determine compliance with various standards necessary to continued licensing under state law and continued participation in the Medicaid and Medicare reimbursement programs. Furthermore, under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements are generally not permitted to be made to any person other than the provider who actually furnished the related medical goods and services. Accordingly, in the event of foreclosure, the trustee, the master servicer, the special servicer or a subsequent lessee or operator of any healthcare-related facility securing a defaulted mortgage loan generally would not be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at such property prior to foreclosure. Any of the aforementioned events may adversely affect the ability of the related borrowers to meet their mortgage loan obligations.

Providers of assisted living services are also subject to state licensing requirements in certain states. The failure of an operator to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a healthcare-related facility or, if applicable, bar it from participation in government reimbursement programs. In the event of foreclosure, we cannot provide assurance that the trustee or any other purchaser at a foreclosure sale would be entitled to the rights under the licenses, and the trustee or other purchaser may have to apply in its own right for the

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applicable license. We cannot provide assurance that the trustee or other purchaser could obtain the applicable license or that the related mortgaged property would be adaptable to other uses.

Government regulation applying specifically to acute care facilities, skilled nursing facilities and certain types of assisted living facilities includes health planning legislation, enacted by most states, intended, at least in part, to regulate the supply of nursing beds. The most common method of control is the requirement that a state authority first make a determination of need, evidenced by its issuance of a certificate of need, before a long-term care provider can establish a new facility, add beds to an existing facility or, in some states, take certain other actions (for example, acquire major medical equipment, make major capital expenditures, add services, refinance long-term debt, or transfer ownership of a facility). States also regulate nursing bed supply in other ways. For example, some states have imposed moratoria on the licensing of new beds, or on the certification of new Medicaid beds, or have discouraged the construction of new nursing facilities by limiting Medicaid reimbursements allocable to the cost of new construction and equipment. In general, a certificate of need is site specific and operator specific; it cannot be transferred from one site to another, or to another operator, without the approval of the appropriate state agency. Accordingly, in the case of foreclosure upon a mortgage loan secured by a lien on a healthcare-related mortgaged property, the purchaser at foreclosure might be required to obtain a new certificate of need or an appropriate exemption. In addition, compliance by a purchaser with applicable regulations may in any case require the engagement of a new operator and the issuance of a new operating license. Upon a foreclosure, a state regulatory agency may be willing to expedite any necessary review and approval process to avoid interruption of care to a facility’s residents, but we cannot provide assurance that any state regulatory agency will do so or that the state regulatory agency will issue any necessary licenses or approvals.

Federal and state government “fraud and abuse” laws also apply to healthcare-related facilities. “Fraud and abuse” laws generally prohibit payment or fee-splitting arrangements between healthcare providers that are designed to induce or encourage the referral of patients to, or the recommendation of, a particular provider for medical products or services. Violation of these restrictions can result in license revocation, civil and criminal penalties, and exclusion from participation in Medicare or Medicaid programs. The state law restrictions in this area vary considerably from state to state. Moreover, the federal anti-kickback law includes broad language that potentially could be applied to a wide range of referral arrangements, and regulations designed to create “safe harbors” under the law provide only limited guidance. Accordingly, we cannot provide assurance that such laws will be interpreted in a manner consistent with the practices of the owners or operators of the healthcare-related mortgaged properties that are subject to those laws.

The operators of healthcare-related properties are likely to compete on a local and regional basis with others that operate similar facilities, some of which competitors may be better capitalized, may offer services not offered by such operators, or may be owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues and other sources not available to such operators. The successful operation of a healthcare-related property will generally depend upon:

●	the number of competing facilities in the local market;

●	the facility’s age and appearance;

●	the reputation and management of the facility;

●	the types of services the facility provides; and

●	where applicable, the quality of care and the cost of that care.

The inability of a healthcare-related property to flourish in a competitive market may increase the likelihood of foreclosure on the related mortgage loan, possibly affecting the yield on one or more classes of the related series of offered certificates.

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Special Risks of Mortgage Loans Secured by Warehouse and Self Storage Facilities

Mortgage loans secured by warehouse and self storage facilities may constitute a material concentration of the mortgage loans in a trust fund. The storage facilities market contains low barriers to entry.

Increased competition among self storage facilities may reduce income available to repay mortgage loans secured by a self storage facility. In addition, due to the short-term nature of self storage leases, mortgage loans secured by self storage properties also may be subject to more volatility in terms of supply and demand than loans secured by other types of properties.

Because of the construction utilized in connection with certain self storage facilities, it might be difficult or costly to convert such a facility to an alternative use. Thus, the liquidation value of self storage properties may be substantially less than would be the case if the same were readily adaptable to other uses.

In addition, it is difficult to assess the environmental risks posed by such facilities due to tenant privacy, anonymity and unsupervised access to such facilities. Therefore, such facilities may pose additional environmental risks to investors. The environmental site assessments discussed in the accompanying prospectus supplement did not include an inspection of the contents of the self storage units included in the self storage properties. We therefore cannot provide assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future. See “—Environmental Conditions of the Mortgaged Properties May Subject the Trust Fund to Liability Under Federal and State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties, Which May Result in Reduced Distributions on Your Offered Certificates” in the accompanying prospectus supplement.

In addition, to the extent that a self storage facility becomes a “real estate owned” property pursuant to the terms of the pooling and servicing agreement and is operated by the trust fund directly, all or some portion of net operating income, if any, earned with respect to such “real estate owned” property may be from the sale of personal property or the provision of services, and thus could be subject to tax at a 35% rate as “net income from foreclosure property”, or even possibly to the 100% tax rate applicable to “prohibited transactions” income of a REMIC.

Special Risks of Mortgage Loans Secured by Industrial and Mixed-Use Facilities

Mortgage loans secured by industrial and mixed-use facilities may constitute a material concentration of the mortgage loans in a trust fund. Significant factors determining the value of industrial properties include:

●	the quality of tenants;

●	building design and adaptability; and

●	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include clear heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility. Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

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Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (e.g. a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

Special Risks Associated with Manufactured Housing Properties

Mortgage loans secured by liens on manufactured housing properties pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate.

The successful operation of a manufactured housing property may depend upon the number of other competing residential developments in the local market, such as:

●	other manufactured housing properties;

●	apartment buildings; and

●	site-built single family homes.

Other factors affecting the successful operation of a manufactured housing property may also include:

●	the physical attributes of the community, including its age and appearance;

●	the location of the manufactured housing property;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities it provides;

●	the property’s reputation; and

●	state and local regulations, including rent control and rent stabilization.

Manufactured housing properties are “special purpose” properties that generally cannot be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing property were readily adaptable to other uses.

Poor Property Management Will Adversely Affect the Performance of the Related Mortgaged Property

Each mortgaged property securing a mortgage loan which has been sold into a trust fund is managed by a property manager (which generally is an affiliate of the borrower) or by the borrower itself. The successful operation of a real estate project is largely dependent on the performance and viability of the management of such project. The property manager is responsible for:

●	operating the property;

●	providing building services;

●	responding to changes in the local market; and

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●
planning and implementing the rental structure, including establishing levels of rent payments and advising the borrowers so that maintenance and capital improvements can be carried out in a timely fashion.

We cannot provide assurance regarding the performance of any operators, leasing agents and/or property managers or persons who may become operators and/or property managers upon the expiration or termination of management agreements or following any default or foreclosure under a mortgage loan. In addition, the property managers are usually operating companies and unlike limited purpose entities, may not be restricted from incurring debt and other liabilities in the ordinary course of business or otherwise. There can be no assurance that the property managers will at all times be in a financial condition to continue to fulfill their management responsibilities under the related management agreements throughout the terms of those agreements.

Property Managers May Experience Conflicts of Interest in Managing Multiple Properties

The managers of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates and the related borrowers may experience conflicts of interest in the management and/or ownership of such properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●
these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties securing the mortgage loans included in the trust fund; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

Condemnations of Mortgaged Properties May Result in Losses

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged property. Therefore, we cannot give assurances that the occurrence of any condemnation will not have a negative impact upon distributions on a particular series of certificates.

Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default

Some of the mortgage loans included in a trust fund may not be fully amortizing (or may not amortize at all) over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon either:

●	its ability to fully refinance the mortgage loan; or

●	its ability to sell the related mortgaged property at a price sufficient to permit the borrower to make the balloon payment.

The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

●	the value of the related mortgaged property;

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●	the level of available mortgage interest rates at the time of sale or refinancing;

●	the borrower’s equity in the related mortgaged property;

●	the financial condition and operating history of the borrower and the related mortgaged property;

●	tax laws;

●	rent control laws (with respect to certain residential properties);

●
Medicaid and Medicare reimbursement rates (with respect to hospitals and nursing homes) (see “—Special risks Associated with Residential Healthcare Facilities” and “—Special Risks of Mortgage Loans Secured by Healthcare-Related Properties” above.);

●	prevailing general economic conditions; and

●	the availability of credit for loans secured by commercial or multifamily, as the case may be, real properties generally.

Neither we nor our affiliates will be required to refinance any mortgage loan.

The Servicer Will Have Discretion to Handle or Avoid Obligor Defaults in a Manner Which May Be Adverse to Your Interests

If and to the extent specified in the accompanying prospectus supplement, the related pooling and servicing agreement will permit (within prescribed limits) the master servicer or a special servicer to extend and modify mortgage loans. We cannot provide assurance that any such extension or modification will increase the present value of receipts from or proceeds of the affected mortgage loans.

In addition, a master servicer or a special servicer may receive a workout fee based on receipts from or proceeds of such mortgage loans that would otherwise be payable to the certificateholders.

Proceeds Received upon Foreclosure of Mortgage Loans Secured Primarily by Junior Mortgages May Result in Losses

To the extent specified in the accompanying prospectus supplement, some of the mortgage loans included in a trust fund may be secured primarily by junior mortgages. When liquidated, mortgage loans secured by junior mortgages are entitled to satisfaction from proceeds that remain from the sale of the related mortgaged property after the mortgage loans senior to such mortgage loans have been satisfied. If there are insufficient funds to satisfy both the junior mortgage loans and senior mortgage loans, the junior mortgage loans would suffer a loss and, accordingly, one or more classes of certificates would bear such loss. Therefore, any risks of deficiencies associated with first mortgage loans will be greater with respect to junior mortgage loans.

Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates

The prospectus supplement for the offered certificates of each series will describe any credit support provided with respect to those certificates. Use of credit support will be subject to the conditions and limitations described in this prospectus and in the accompanying prospectus supplement. Moreover, credit support may not cover all potential losses or risks; for example, credit support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

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A series of certificates may include one or more classes of subordinate certificates (which may include offered certificates), if so provided in the accompanying prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the lower priority classes of certificates of such series has been fully repaid. As a result, the impact of losses and shortfalls experienced with respect to the mortgage loans may fall primarily upon those classes of certificates having a lower priority of payment. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series.

Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The master servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of certificates if all rating agencies hired by us to rate any class of the certificates indicate that the then-current rating of those certificates will not be adversely affected. None of the depositor, the master servicer or any of our or the master servicer’s affiliates will have any obligation to replace or supplement any credit enhancement.

Mortgagors of Commercial Mortgage Loans Are Sophisticated and May Take Actions Adverse to Your Interests

Mortgage loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. The mortgagor’s sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

Assignment of Leases and Rents to Provide Further Security for Mortgage Loans Poses Special Risks

The mortgage loans included in any trust fund typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived therefrom, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Such assignments are typically not perfected as security interests prior to the mortgagee’s taking possession of the related mortgaged property and/or appointment of a receiver. Some state laws may require that the mortgagee take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, bankruptcy or the commencement of similar proceedings by or in respect of the borrower may adversely affect the lender’s ability to collect the rents. See “Certain Legal Aspects of Mortgage Loans and Leases—Leases and Rents” in this prospectus.

Inclusion in a Trust Fund of Delinquent Mortgage Loans May Adversely Affect the Rate of Defaults and Prepayments on the Mortgage Loans

If so provided in the accompanying prospectus supplement, the trust fund for a series of certificates may include mortgage loans that are delinquent as of the date they are deposited in the trust fund. A mortgage loan will be considered “delinquent” if it is 30 days or more past its most recently contractual scheduled payment date in payment of all amounts due according to its terms. In any event, at the time of its creation, the trust fund will not include delinquent loans which by principal amount are more than 20% of the aggregate principal amount of all mortgage loans in the trust fund related to a particular series of certificates. If so specified in the accompanying prospectus supplement, the servicing of such mortgage loans will be performed by a special servicer.

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Credit support provided with respect to a series of certificates may not cover all losses related to delinquent mortgage loans, and investors should consider the risk that the inclusion of such mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage loans in the trust fund and the yield on the offered certificates of such series.

Environmental Liability May Affect the Lien on a Mortgaged Property and Expose the Lender to Costs

If an adverse environmental condition exists with respect to a mortgaged property securing a mortgage loan included in a trust fund, the trust fund may be subject to certain risks including the following:

●	a reduction in the value of such mortgaged property which may make it impractical or imprudent to foreclose against such mortgaged property;

●
the potential that the related borrower may default on the related mortgage loan due to such borrower’s inability to pay high remediation costs or costs of defending lawsuits due to an environmental impairment or difficulty in bringing its operations into compliance with environmental laws;

●	liability for clean-up costs or other remedial actions, which could exceed the value of such mortgaged property or the unpaid balance of the related mortgage loan; and

●	the inability to sell the related mortgage loan in the secondary market or to lease such mortgaged property to potential tenants.

Under certain federal, state and local laws, federal, state and local agencies may impose a statutory lien over affected property to secure the reimbursement of remedial costs incurred by these agencies to correct adverse environmental conditions. This lien may be superior to the lien of an existing mortgage. Any such lien arising with respect to a mortgaged property securing a mortgage loan included in the trust fund would adversely affect the value of such mortgaged property and could make impracticable the foreclosure by the special servicer on such mortgaged property in the event of a default by the related borrower.

Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property, as well as certain other types of parties, may be liable for the costs of investigation, removal or remediation of hazardous or toxic substances on, under, adjacent to or in such property. The cost of any required investigation, delineation and/or remediation and the owner’s liability therefore is generally not limited under applicable laws.

Such liability could exceed the value of the property and/or the aggregate assets of the owner. Under some environmental laws, a secured lender (such as the trust fund) may be found to be an “owner” or “operator” of the related mortgaged property if it is determined that the lender actually participated in the hazardous waste management of the borrower, regardless of whether the borrower actually caused the environmental damage. In such cases, a secured lender may be liable for the costs of any required investigation, removal or remediation of hazardous substances. The trust fund’s potential exposure to liability for environmental costs will increase if the trust fund, or an agent of the trust fund, actually takes possession of a mortgaged property or control of its day-to-day operations. See “Certain Legal Aspects of Mortgage Loans and Leases—Environmental Considerations” in this prospectus and “Description of the Mortgage Pool—Assessments of Property Value and Condition—Environmental Assessments” in the accompanying prospectus supplement.

A third-party environmental consultant conducted an environmental site assessment (or updated a previously conducted environmental site assessment) with respect to each mortgaged property securing a mortgage loan included in the trust fund related to a particular series of certificates.

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Such assessments do not generally include invasive environmental testing. In each case where the environmental site assessment or update revealed a material adverse environmental condition or circumstance at any mortgaged property, then (depending on the nature of the condition or circumstance) one or more of the following actions has been or is expected to be taken:

●	an environmental consultant investigated those conditions and recommended no further investigations or remediation;

●	an environmental insurance policy, having the characteristics described below, was obtained from a third-party insurer;

●
either (i) an operations and maintenance program, including, in several cases, with respect to asbestos-containing materials, lead-based paint, microbial matter and/or radon, or periodic monitoring of nearby properties, has been or is expected to be implemented in the manner and within the time frames specified in the related loan documents, or (ii) remediation in accordance with applicable law or regulations has been performed, is currently being performed or is expected to be performed either by the borrower or by the party responsible for the contamination;

●
an escrow or reserve was established to cover the estimated cost of remediation, with each remediation required to be completed within a reasonable time frame in accordance with the related loan documents;

●
the related borrower or other responsible party having financial resources reasonably estimated to be adequate to address the related condition or circumstance is required to take (or is liable for the failure to take) actions, required by the applicable governmental regulatory authority or any environmental law or regulation; or

●	any other actions described in the related prospectus supplement.

We cannot provide assurance, however, that the environmental assessments identified all environmental conditions and risks, that the related borrowers will implement all recommended operations and maintenance plans, that such plans will adequately remediate the environmental condition, or that any environmental indemnity, insurance or escrow will fully cover all potential environmental conditions and risks. In addition, the environmental condition of the underlying real properties could be adversely affected by tenants or by the condition of land or operations in the vicinity of the properties, such as underground storage tanks.

The pooling and servicing agreement will require that the special servicer obtain an environmental site assessment of a mortgaged property securing a mortgage loan included in the trust fund prior to taking possession of the property through foreclosure or otherwise or assuming control of its operation. Such requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the trust fund will become liable for a material adverse environmental condition at the mortgaged property. However, we cannot give assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged property. See “Description of the Pooling and Servicing Agreements—Realization upon Defaulted Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans and Leases—Environmental Considerations” in this prospectus and “Risk Factors—Environmental Conditions of the Mortgaged Properties May Subject the Trust Fund to Liability Under Federal and State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties, Which May Result in Reduced Distributions on Your Offered Certificates” in the accompanying prospectus supplement.

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State and Federal Laws Applicable to Foreclosure Actions May Affect the Timing of Distributions on Your Certificates

The ability to realize upon the mortgage loans may be limited by the application of state laws. For example, some states, including California, have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. The special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund’s rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable. In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on the mortgage loans.

We Have Not Re-Underwritten Any of the Mortgage Loans

We have not re-underwritten the mortgage loans included in the trust fund related to a particular series of certificates. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the mortgage loan sellers’ respective obligations to repurchase, cure or substitute a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. If we had re-underwritten the mortgage loans included in the trust fund, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by the representations or warranties given by the mortgage loan sellers. In addition, we cannot provide assurance that the mortgage loan sellers will be able to repurchase or substitute a mortgage loan if a representation or warranty has been breached. See “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in the accompanying prospectus supplement.

Foreclosure on Mortgaged Properties May Result in Adverse Tax Consequences

One or more of the REMICs established under the pooling and servicing agreement related to any series of certificates might become subject to federal (and possibly state or local) tax on certain of its net income from the operation and management of a mortgaged property subsequent to the trust fund’s acquisition of a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure. Any such tax would substantially reduce net proceeds available for distribution to that series of certificates. See “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates” and “—Taxation of Owners of REMIC Residual Certificates” in this prospectus.

State and Local Transfer Taxes May Apply to Transfers of Property in a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose real property transfer taxes or recording fees on transfers of real property in a foreclosure, by a deed in lieu of foreclosure or by similar process, and make the transferee either jointly liable with the transferor for the tax or fee, or liable for the tax or fee in the event the transferor fails to pay it. Such taxes and fees can be significant in amount, and in those jurisdictions in which they are imposed, reduce the net proceeds realized by a lender in liquidating the real property securing the related mortgage loan.

Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses

The master servicer and/or special servicer will generally be required to cause the borrower on each mortgage loan included in the trust fund related to any series of certificates and serviced by it to maintain such insurance coverage on the related mortgaged property as is required under the related mortgage, including hazard insurance; provided that each of the master servicer and/or the special

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servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property by acquiring a blanket or master single interest insurance policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the related mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The mortgage loans generally do not require earthquake insurance.

Although the policies covering the mortgaged properties are underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore do not contain identical terms and conditions, most such policies typically may not cover any physical damage resulting from:

●	war;

●	terrorism;

●	revolution;

●	governmental actions;

●	floods, and other water-related causes;

●	earth movement (including earthquakes, landslides and mud flows);

●	wet or dry rot;

●	vermin;

●	domestic animals;

●	sink holes or similarly occurring soil conditions; and

●	other kinds of risks not specified in the preceding paragraph.

Pursuant to the terms of the pooling and servicing agreement, the master servicer or the special servicer may not be required to maintain insurance covering terrorist or similar acts, nor will it be required to call a default under a mortgage loan, if the related borrower fails to maintain such insurance (even if required to do so under the related loan documents) if a determination is made that either—

●
such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the region in which such mortgaged property is located; or

●	such insurance is not available at any rate.

In addition, with respect to certain mortgage loans, the mortgagee may have waived the right to require terrorism insurance or may have limited the circumstances under which terrorism insurance is required.

Any losses incurred with respect to mortgage loans included in the trust fund due to uninsured risks or insufficient hazard insurance proceeds could adversely affect distributions on your certificates. See “Risk Factors—Risks Related to the Mortgage Loans—The Absence of or Inadequacy of Insurance Coverage on the Property May Adversely Affect Distributions on Your Certificates” in the accompanying prospectus supplement.

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Rights Against Tenants May Be Limited if Leases Are Not Subordinate to the Mortgage or Do Not Contain Attornment Provisions

Some (but not all) of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some (but not all) of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement.

In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated (e.g., if such tenants were paying above-market rents).

If a lease is senior to a mortgage, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the mortgage.

The Borrower’s Form of Entity May Cause Special Risks

Most of the borrowers for mortgage loans related to a particular series of certificates are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. Terms of mortgage loans to legal entities generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as “single-purpose entities”.

In general, but not in all cases, borrowers’ organizational documents or the terms of mortgage loans made to legal entities limit their activities to the ownership of only the related property or properties and limit the borrowers’ ability to incur additional indebtedness or create or allow any encumbrance on the properties to secure additional indebtedness or obligations of other entities. These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. Also, although a borrower may currently be a single-purpose entity, in many cases, that borrower may not have originally been a single-purpose entity, but at origination of the related mortgage loan its organizational documents were amended. That borrower may also have previously owned property other than the related property or it is a “recycled” single-purpose vehicle, that previously had other liabilities. In addition, in some cases, during the period prior to the origination of the mortgage loan, that borrower did not observe all covenants that typically are required to consider a borrower a “single-purpose entity”. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

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Many of the borrowers for mortgage loans related to a particular series of certificates are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, and therefore may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

●	operating entities with businesses distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business; or

●	individuals that have personal liabilities unrelated to the mortgaged property.

However, any borrower, even a single-purpose entity structured to limit the possibility of becoming insolvent or bankrupt, will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

The organizational documents of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced by certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to lessen the risk of a voluntary bankruptcy filing by a solvent borrower, the independent directors, managers or trustees may determine in the exercise of their fiduciary duties to the applicable borrower that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower, such that the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower. In any event, we cannot assure you that a borrower will not file for bankruptcy protection, that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower, or that, if initiated, a bankruptcy case of the borrower could be dismissed. For example, in the recent bankruptcy case of In Re General Growth Properties, Inc., notwithstanding that the subsidiaries were special purpose entities with independent directors, the parent entity caused numerous property-level, special purpose subsidiaries to file for bankruptcy protection. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained-for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities. The moving lenders had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross-defaults, a need to refinance in the near term (i.e., within one to four years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were crucial to the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds

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available to make distributions on your certificates. See “Certain Legal Aspects of Mortgage Loans and Leases—Bankruptcy Laws” in this prospectus.

Bankruptcy Proceedings Entail Certain Risks

Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a mortgagee from foreclosing on the mortgaged property (subject to certain protections available to the mortgagee). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the mortgagee a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower’s trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under federal bankruptcy law, the mortgagee will be stayed from enforcing a borrower’s assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer’s or special servicer’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.

In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

As a result of the foregoing, the trustee’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

If Mortgaged Properties Are Not in Compliance With Current Zoning Laws, You May Not Be Able to Restore Compliance Following a Casualty Loss

Due to changes in applicable building and zoning ordinances and codes which have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements) but may qualify as permitted non-conforming uses. Such changes may limit

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the ability of the related mortgagor to rebuild the premises “as is” in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.

Restrictions on Certain of the Mortgaged Properties May Limit Their Use

Certain of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates which are non-conforming may not be “legal non-conforming” uses. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming” use may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used.

In addition, certain of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates may be subject to certain use restrictions imposed pursuant to restrictive covenants, governmental requirements, reciprocal easement agreements or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building or operating agreements. Such use restrictions may include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Enforceability of Due-on-Sale Clauses and Assignments of Leases and Rents is Limited

The mortgages securing the mortgage loans included in the trust fund related to a particular series of certificates generally contain due-on-sale clauses, which permit the acceleration of the maturity of the related mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property in a prohibited manner without the consent of the mortgagee. There also may be limitations on the enforceability of such clauses. The mortgages also generally include a debt-acceleration clause, which permits the acceleration of the related mortgage loan upon a monetary or non-monetary default by the borrower. The courts of all states will generally enforce clauses providing for acceleration in the event of a material payment default, but may refuse the foreclosure of a mortgaged property when acceleration of the indebtedness would be inequitable or unjust or the circumstances would render acceleration unconscionable. However, certain of the mortgage loans included in the trust fund related to a particular series of certificates permit one or more transfers of the related mortgaged property or transfer of a controlling interest in the related borrower to pre-approved transferees or pursuant to pre-approved conditions set forth in the related mortgage loan documents without the mortgagee’s approval. See “Certain Legal Aspects of Mortgage Loans and Leases—Due-on-Sale and Due-on-Encumbrance” above.

The mortgage loans included in the trust fund related to a particular series of certificates may also be secured by an assignment of leases and rents, which pose special risks as described above under “—Assignment of Leases and Rents to Provide Further Security for Mortgage Loans Poses Special Risks” in this prospectus.

Inspections of the Mortgaged Properties Were Limited

The mortgaged properties related to mortgage loans included in the trust fund related to a particular series of certificates were inspected by licensed engineers in connection with the origination of the mortgage loans to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on

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the mortgaged properties. We cannot provide assurance that all conditions requiring repair or replacement have been identified in such inspections.

Litigation Concerns

From time to time, there may be legal proceedings pending, threatened against the borrowers, managers, sponsors and their respective affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers, managers, sponsors and respective affiliates, and certain of the borrowers, managers, sponsors and their respective affiliates are subject to legal proceedings relating to the business of, or arising out of the ordinary course of business of, the borrowers, managers, sponsors or their respective affiliates. In addition, certain borrowers, managers and their respective affiliates may be or have been subject to investigation, civil penalty, criminal penalty or enforcement. It is possible that such proceedings may have a material adverse effect on any borrower’s, manager’s or sponsor’s ability to meet their obligations under the related mortgage loan and, thus, on distributions on your certificates.

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DESCRIPTION OF THE TRUST FUNDS

General

The primary assets of each trust fund will consist of mortgage assets which include (i) one or more multifamily and/or commercial mortgage loans, (ii) commercial mortgage-backed securities (“CMBS”), (iii) direct obligations of the United States or other government agencies, or (iv) a combination of the assets described in clauses (i), (ii) and (iii). Each trust fund will be established by the depositor. Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may or may not be the originator of such mortgage loan or the issuer of such CMBS and may be an affiliate of the depositor. The mortgage loans will not be guaranteed or insured by the depositor or any of its affiliates or, unless otherwise provided in the accompanying prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading “—Mortgage Loans—Leases”, unless otherwise noted, applies equally to mortgage loans underlying any CMBS included in a particular trust fund.

Mortgage Loans—Leases

General. The mortgage loans will be evidenced by mortgage notes secured by mortgages or deeds of trust or similar security instruments that create first or junior liens on, or installment contracts for the sale of, mortgaged properties consisting of (i) multifamily properties, which are residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, or (ii) commercial properties, which include office buildings, retail stores, hotels or motels, nursing homes, hospitals or other healthcare-related facilities, mobile home parks and manufactured housing communities, warehouse facilities, mini-warehouse facilities, self storage facilities, industrial plants, mixed use or other types of income-producing properties or unimproved land. The multifamily properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations. If so specified in the accompanying prospectus supplement, each mortgage will create a first priority mortgage lien on a mortgaged property. A mortgage may create a lien on a borrower’s leasehold estate in a property; however, unless otherwise specified in the accompanying prospectus supplement, the term of any such leasehold will exceed the term of the mortgage note by at least ten years. Each mortgage loan will have been originated by a person other than the depositor; however, the originator of any mortgage loan may be or may have been one of the depositor’s affiliates.

If so specified in the accompanying prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the accompanying prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets may include mortgage loans that are delinquent as of the date of issuance of a series of certificates. In that case, the accompanying prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

Leases. To the extent specified in the accompanying prospectus supplement, the commercial properties may be leased to lessees that occupy all or a portion of such properties. Pursuant to a lease assignment, the borrower may assign its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the lessee for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the lease assignments by a mortgagee until it takes possession of the mortgaged property and/or a receiver is appointed. See “Certain Legal Aspects of Mortgage Loans and Leases—Leases and Rents” in this prospectus. Alternatively, to the

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extent specified in the accompanying prospectus supplement, the borrower and the mortgagee may agree that payments under leases are to be made directly to a servicer.

To the extent described in the accompanying prospectus supplement, the leases, which may include “bond-type” or “credit-type” leases, may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the mortgage loans and, in certain cases, their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. A “bond-type” lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments that are at least sufficient to repay the related note(s). A bond-type lease requires the lessee to perform and pay for all obligations related to the leased premises and provides that, no matter what occurs with regard to the leased premises, the lessee is obligated to continue to pay its rent. A “credit-type” lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments at least sufficient to repay the related note(s). A credit-type lease requires the lessee to perform and pay for most of the obligations related to the leased premises, excluding only a few landlord duties which remain the responsibility of the borrower/lessor. Leases (other than bond-type leases) may require the borrower to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay.

If so specified in the accompanying prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases. In those cases where payments under the leases (net of any operating expenses payable by the borrowers) are insufficient to pay all of the scheduled principal and interest on the mortgage loans, the borrowers must rely on other income or sources generated by the mortgaged property to make payments on the mortgage loan. To the extent specified in the accompanying prospectus supplement, some commercial properties may be leased entirely to one lessee. This is generally the case in bond-type leases and credit-type leases. In such cases, absent the availability of other funds, the borrower must rely entirely on rent paid by such lessee in order for the borrower to pay all of the scheduled principal and interest on the related commercial loan. To the extent specified in the accompanying prospectus supplement, some leases (not including bond-type leases) may expire prior to the stated maturity of the mortgage loan. In such cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on the mortgage loans unless the lease is renewed. Some leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor’s responsibility to restore the mortgaged property to its original condition after a casualty. Some leases may provide that it is the lessee’s responsibility to restore the mortgaged property to its original condition after a casualty. Some leases may provide a right of termination to the lessee if a taking of a material or specified percentage of the leased space in the mortgaged property occurs, or if the ingress or egress to the leased space has been materially impaired.

Default and Loss Considerations with Respect to the Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans which are secured by owner-occupied single-family homes. The repayment of a loan secured by a lien on an income producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that the borrower pledged to secure repayment of the mortgage loan.

Lenders typically look to the debt service coverage ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. The “debt service coverage ratio” of a mortgage loan at any given time generally is the ratio of (i) the net operating income of the mortgaged property for a twelve-month period to (ii) the annualized debt service on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the

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lien of the mortgage. As used herein, “net operating income” generally means, for any given period, the revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions. Net cash flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses. An insufficiency of net operating income can be compounded or solely caused by an adjustable rate mortgage loan. As the primary source of the operating revenues of a non-owner occupied income-producing property, the condition of the applicable real estate market and/or area economy may effect rental income (and maintenance payments from tenant-stockholders of a private cooperative housing corporation). In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini warehouse and self storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial loans may be secured by owner-occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the net operating income from such mortgaged properties than the case of mortgaged properties with multiple tenants.

The debt service coverage ratio should not be relied upon as the sole measure of the risk of default of any mortgage loan, however, since other factors may outweigh a high debt service coverage ratio. With respect to a balloon mortgage loan, for example, the risk of default as a result of the unavailability of a source of funds to finance the related balloon payment at maturity on terms comparable to or better than those of the balloon mortgage loans could be significant even though the related debt service coverage ratio is high.

Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or changes in governmental rules, regulations and fiscal policies may also affect the risk of default on a mortgage loan. In some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of such “net of expense” provisions will result in stable net operating income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments. See “—Leases” above.

While the duration of leases and the existence of any “net of expense” provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the related mortgaged property. Examples of the latter include mortgage loans secured by healthcare-related facilities, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low- and moderate-income housing in particular may be subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

Lenders also look to the loan-to-value ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated following a default. The “loan-to-value ratio” for a mortgage loan at any given time generally is the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the mortgage loan and the outstanding principal balance of any loan secured by a lien on the mortgaged property prior to the lien of the mortgage, to (ii) the value of the mortgaged property, which is generally its fair market value determined in an appraisal obtained by the originator at the origination of such mortgage loan. The lower the loan-to-value ratio, the greater the percentage of the borrower’s equity in a mortgaged property, and thus the greater the cushion provided to the lender against loss on liquidation following a default.

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Loan-to-value ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the fair market value of the mortgaged property determined in an appraisal determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property’s projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

While the depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there is no assurance that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See “Risk Factors—Net Operating Income Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans” and “—Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default” in this prospectus.

Payment Provisions of the Mortgage Loans. Unless otherwise specified in the accompanying prospectus supplement, all of the mortgage loans will have original terms to maturity of not more than 40 years and will provide for scheduled payments of principal, interest or both, to be made on specified dates that occur monthly or quarterly or at such other interval as is specified in the accompanying prospectus supplement. A mortgage loan (i) may provide for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate, (ii) may provide for the formula, index or other method by which the interest rate will be calculated, (iii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization or accelerated amortization, (iv) may be fully amortizing over its term to maturity, or may provide for little or no amortization over its term and thus require a balloon payment on its stated maturity date, and (v) may contain a prohibition on prepayment for a specified lockout period or require payment of a prepayment premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the accompanying prospectus supplement. A mortgage loan may also contain an equity participation provision that entitles the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the accompanying prospectus supplement. If holders of any series or class of offered certificates will be entitled to all or a portion of a prepayment premium or an equity participation, the accompanying prospectus supplement will describe the prepayment premium and/or equity participation and the method or methods by which any such amounts will be allocated to holders.

Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund which will generally be current as of a date specified therein and, to the extent then applicable and known, will include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of the applicable Cut-off Date, (ii) the type or types of property that provide security for repayment of the mortgage loans, (iii) the original and remaining terms to maturity of the mortgage loans and the seasoning of the mortgage loans, (iv) the earliest and latest origination date and maturity date and weighted average original and remaining terms to maturity of the mortgage loans, (v) the Cut-off Date loan-to-value ratio of each

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mortgage loan, (vi) the mortgage interest rates or range of mortgage interest rates and the weighted average mortgage interest rate carried by the mortgage loans, (vii) the geographic distribution of the mortgaged properties on a state-by-state basis, (viii) information with respect to the prepayment provisions, if any, of the mortgage loans, (ix) with respect to adjustable rate mortgage loans, the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the adjustable rate mortgage loans, (x) underwritten debt service coverage ratios and (xi) information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions. In appropriate cases, the accompanying prospectus supplement will also contain certain information available to the depositor that pertains to the provisions of leases and the nature of tenants of the mortgaged properties.

CMBS

CMBS may include (i) private (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage pass-through certificates or other commercial mortgage-backed securities such as CMBS that are similar to a series of certificates or (ii) certificates insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae or Farmer Mac, provided that each CMBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

The CMBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Distributions in respect of the CMBS will be made by the CMBS servicer, the CMBS trustee or CMBS certificate administrator on the dates specified in the accompanying prospectus supplement. The CMBS issuer or the CMBS servicer or another person specified in the accompanying prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the CMBS after a certain date or under other circumstances specified in the accompanying prospectus supplement.

Reserve funds, subordination or other credit support similar to that described for the certificates under “Description of Credit Support” in this prospectus may have been provided with respect to the CMBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have been hired by us to assign a rating to the CMBS, or by the initial purchasers of the CMBS.

Each prospectus supplement for certificates that evidence interests in CMBS will specify, to the extent available and deemed material, (i) the aggregate approximate initial and outstanding principal amount and type of the CMBS to be included in the trust fund, (ii) the original and remaining term to stated maturity of the CMBS, if applicable, (iii) the pass-through or bond rate of the CMBS or the formula for determining such rates, (iv) the payment characteristics of the CMBS, (v) the CMBS issuer, CMBS servicer, CMBS trustee and CMBS certificate administrator, (vi) a description of the credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the CMBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the CMBS, (ix) the servicing fees payable under the CMBS agreement, (x) the type of information in respect of the underlying mortgage loans described under “—Mortgage Loans—Leases—Mortgage Loan Information in Prospectus Supplements” above and (xi) the characteristics of any cash flow agreements that relate to the CMBS.

To the extent required under the securities laws, CMBS included among the assets of a trust fund will (i) either have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or be eligible for resale under Rule 144(k) under the Securities Act, and (ii) have been acquired in a bona fide secondary market transaction and not from the issuer or an affiliate.

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Collection Accounts

Each trust fund will include one or more collection accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the accompanying prospectus supplement will, to the extent described in this prospectus and in the accompanying prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A collection account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the accompanying prospectus supplement.

Credit Support

If so provided in the accompanying prospectus supplement, partial or full protection against certain defaults and losses on the mortgage assets in the trust fund may be provided to one or more classes of certificates in the form of subordination of one or more other classes of certificates or by one or more other types of credit support, such as overcollateralization, a letter of credit, insurance policy, guarantee or reserve fund, or through bonds, repurchase obligations or by a combination thereof. The amount and types of credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the accompanying prospectus supplement for the certificates of each series. The accompanying prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe in the same fashion any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS to the extent information is available and deemed material. The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency hired by us to rate a series of certificates. If so specified in the accompanying prospectus supplement, any credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited. See “Risk Factors—Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates” and “Description of Credit Support” in this prospectus.

Cash Flow Agreements

If so provided in the accompanying prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates. The principal terms of any guaranteed investment contract or other agreement, and the identity of the obligor under any guaranteed investment contract or other agreement, will be described in the accompanying prospectus supplement.

Pre-Funding

If so provided in the accompanying prospectus supplement, a trust fund may include amounts on deposit in a separate pre-funding account that may be used by the trust fund to acquire additional mortgage assets. Amounts in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the Cut-off Date. Additional mortgage assets will be selected using criteria that are substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date. The trust fund may acquire such additional mortgage assets for a period of time of not more than 120 days after the closing date for the related series of certificates. Amounts on deposit in the pre-funding account after the end of the pre-funding period will be distributed to certificateholders or such other person as set forth in the accompanying prospectus supplement.

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In addition, a trust fund may include a separate capitalized interest account. Amounts on deposit in the capitalized interest account may be used to supplement investment earnings, if any, of amounts on deposit in the pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the accompanying prospectus supplement. Amounts on deposit in the capitalized interest account and pre-funding account generally will be held in cash or invested in short-term investment grade obligations. Any amounts on deposit in the capitalized interest account will be released after the end of the pre-funding period as specified in the accompanying prospectus supplement. See “Risk Factors—Unused Amounts in Pre-Funding Accounts May Be Returned to You as a Prepayment” in this prospectus.

YIELD CONSIDERATIONS

General

The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. See “Risk Factors—Prepayments and Repurchases of the Mortgage Loans Will Affect the Timing of Your Cash Flow and May Affect Your Yield” in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans. While you generally can expect the characteristics and behavior of mortgage loans underlying CMBS to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the CMBS. If a trust fund includes CMBS, the accompanying prospectus supplement will discuss the effect that the CMBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates.

Pass-Through Rate

The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The accompanying prospectus supplement will specify the pass-through rate for each class of certificates or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

Payment Delays

A period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which such payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on or near the date they were due.

Shortfalls in Collections of Interest Resulting from Prepayments

When a borrower makes a principal prepayment on a mortgage loan in full or in part, the borrower is generally charged interest only for the period from the date on which the preceding scheduled payment was due up to the date of such prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. However, interest accrued on any series of certificates and distributable thereon on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but such prepayment is not accompanied by interest thereon for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent

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that any prepayment interest shortfall is allocated to a class of offered certificates, the yield on the offered certificates will be adversely affected. The accompanying prospectus supplement will describe the manner in which any prepayment interest shortfalls will be allocated among the classes of certificates. If so specified in the accompanying prospectus supplement, the master servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any prepayment interest shortfalls. The accompanying prospectus supplement will also describe any other amounts available to offset prepayment interest shortfalls. See “Description of the Pooling and Servicing Agreements—Servicing Compensation and Payment of Expenses” in this prospectus.

Prepayment Considerations

A certificate’s yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of those principal payments to reduce the principal balance (or notional amount, if applicable) of the certificate. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of adjustable rate mortgage loans, will change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments or other unscheduled collections on them (including for this purpose, any prepayments occurring by application of earnout reserves or performance holdback amounts if leasing criteria are not satisfied, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, sales of mortgage loans following default or purchases or other removals of mortgage loans from the trust fund). In some cases, a mortgage loan’s amortization schedule will be recast upon the occurrence of certain events, including prepayments in connection with property releases. Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as discussed more fully below), it is impossible to predict with assurance a certificate’s yield to maturity.

The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the notional amount of the Stripped Interest Certificate). Further, an investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the trust fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the mortgage loans is distributed on an offered certificate purchased at a discount or premium (or, if applicable, is allocated in reduction of the notional amount thereof), the greater will be the effect on the investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments (to the extent distributable in reduction of the principal balance or notional amount of the investor’s offered certificates) occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of certificates are entitled to a pro rata share of the prepayments (including prepayments occasioned by defaults) on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of the prepayments. As and to the extent described in the accompanying prospectus supplement, the entitlements of the various classes of certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of a series of

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certificates) or subject to certain contingencies (e.g., prepayment and default rates with respect to the mortgage loans).

In general, the notional amount of a class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal the principal balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be directly related to the amortization of the mortgage assets or classes of certificates, as the case may be. Thus, if a class of certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on the mortgage loans will negatively affect the yield to investors in Stripped Interest Certificates.

The depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans in any trust fund may be affected by the existence of lockout periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which such provisions may be practicably enforced.

The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with adjustable rate mortgage loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby “locking in” such rate or (ii) taking advantage of the initial “teaser rate” (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. The depositor will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in a trust fund will affect the ultimate maturity and the weighted average life of one or more classes of a series of certificates. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar of the principal amount of such instrument is repaid to the investor.

The weighted average life and maturity of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the trust fund), is paid to that class of certificateholders. Prepayment rates on loans are commonly measured relative to a prepayment

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standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of loans in the first month of the life of the loans and an additional 0.2% per annum in each following month until the 30th month. Beginning in the 30th month, and in each following month during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The accompanying prospectus supplement for each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in the accompanying prospectus supplement, including assumptions that borrowers make prepayments on the mortgage loans at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in the accompanying prospectus supplement. The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

Controlled Amortization Classes and Companion Classes

A series of certificates may include one or more controlled amortization classes that are designed to provide increased protection against prepayment risk by transferring that risk to one or more companion classes. Unless otherwise specified in the accompanying prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, distributions of principal on a planned amortization class of certificates are made in accordance with a specified amortization schedule so long as prepayments on the underlying mortgage loans occur within a specified range of constant prepayment rates and, as described below, so long as one or more companion classes remain to absorb excess cash flows and make up for shortfalls. For example, if the rate of prepayments is significantly higher than expected, the excess prepayments will be applied to retire the companion classes prior to reducing the principal balance of a planned amortization class. If the rate of prepayments is significantly lower than expected, a disproportionately large portion of prepayments may be applied to a planned amortization class. Once the companion classes for a planned amortization class are retired, the planned amortization class of certificates will have no further prepayment protection. A targeted amortization class of certificates is similar to a planned amortization class of certificates, but a targeted amortization class structure generally does not draw on companion classes to make up cash flow shortfalls, and will generally not provide protection to the targeted amortization class against the risk that prepayments occur more slowly than expected.

In general, the reduction of prepayment risk afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series (any of which may also be a class of offered certificates) which absorb a disproportionate share of the overall prepayment risk of a given structure. As more particularly described in the accompanying prospectus supplement, the holders of a companion class will receive a disproportionately large share of prepayments when the rate of prepayment exceeds the rate assumed in structuring the controlled amortization class, and (in the case of a companion class that supports a planned amortization class of certificates) a disproportionately small share of prepayments (or no prepayments) when the rate of prepayment falls

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below that assumed rate. Thus, as and to the extent described in the accompanying prospectus supplement, a companion class will absorb a disproportionate share of the risk that a relatively fast rate of prepayments will result in the early retirement of the investment, that is, “call risk,” and, if applicable, the risk that a relatively slow rate of prepayments will extend the average life of the investment, that is, “extension risk”, that would otherwise be allocated to the related controlled amortization class. Accordingly, companion classes can exhibit significant average life variability.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the accompanying prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of the certificates and, if the certificates were purchased at a discount, reduce the yield thereon.

Negative Amortization. Mortgage loans that permit negative amortization can affect the weighted average life of a class of certificates. In general, mortgage loans that permit negative amortization by their terms limit the amount by which scheduled payments may adjust in response to changes in mortgage interest rates and/or provide that scheduled payment amounts will adjust less frequently than the mortgage interest rates. Accordingly, during a period of rising interest rates, the scheduled payment on a mortgage loan that permits negative amortization may be less than the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. In that case, the mortgage loan balance would amortize more slowly than necessary to repay it over its schedule and, if the amount of scheduled payment were less than the amount necessary to pay current interest at the applicable mortgage interest rate, the mortgage loan balance would negatively amortize to the extent of the amount of the interest shortfall. Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan that permits negative amortization may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. In that case, the excess would be applied to principal, thereby resulting in amortization at a rate faster than necessary to repay the mortgage loan balance over its schedule.

A slower or negative rate of mortgage loan amortization would correspondingly be reflected in a slower or negative rate of amortization for one or more classes of certificates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or which would bear the effects of a slower rate of amortization on the mortgage loans) may increase as a result of such feature. A faster rate of mortgage loan amortization will shorten the weighted average life of the mortgage loans and, correspondingly, the weighted average lives of those classes of certificates then entitled to a portion of the principal payments on those mortgage loans. The accompanying prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series.

Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment

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plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

Losses and Shortfalls on the Mortgage Loans. The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the loss or shortfall.

The amount of any losses or shortfalls in collections on the mortgage loans in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the accompanying prospectus supplement. As described in the accompanying prospectus supplement, such allocations may result in reductions in the entitlements to interest and/or principal balances of one or more classes of certificates, or may be effected simply by a prioritization of payments among the classes of certificates. The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage assets in the related trust fund.

Additional Certificate Amortization. In addition to entitling certificateholders to a specified portion (which may range from none to all) of the principal payments received on the mortgage loans in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of a series, may provide for distributions of principal from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (ii) excess funds or (iii) any other amounts described in the accompanying prospectus supplement. In general, “excess funds” as used above will represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (i) interest received or advanced on the mortgage loans in the related trust fund that is in excess of the interest currently distributable on that series of certificates, as well as any interest accrued but not currently distributable on any Accrual Certificates of that series or (ii) prepayment premiums, payments from equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, or any other amounts received on the mortgage assets in the trust fund that do not constitute interest thereon or principal thereof.

The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The accompanying prospectus supplement will discuss the relevant factors that you should consider in determining whether distributions of principal of any class of certificates out of such sources would have any material effect on the rate at which your certificates are amortized.

THE SPONSOR

The accompanying prospectus supplement will identify the sponsor or sponsors of the applicable series. Wells Fargo Bank, National Association (“Wells Fargo”), a national banking association, may be a sponsor. Wells Fargo is a national banking association and acquires and originates mortgage loans for public and private securitizations. Wells Fargo may also act as a mortgage loan seller and may act as the servicer, and/or the certificate administrator and/or the provider of any cashflow agreements with respect to the offered certificates. Wells Fargo is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency. Wells Fargo is a wholly-owned subsidiary of Wells Fargo & Company, which is a diversified financial services company organized under the laws of the State of Delaware and registered as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956, as amended.

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Wells Fargo is an affiliate of the depositor and Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), which may be an underwriter with respect to one or more series of offered certificates.

Wells Fargo is also the successor by merger to Wachovia Bank, National Association, which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation. On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company. As a result of this transaction, the depositor, Wachovia Bank, National Association and Wells Fargo Securities, LLC became wholly owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo. On March 27, 2010, Wachovia Bank, National Association merged with and into Wells Fargo.

Additional information, including the most recent Form 10-K and Annual Report of Wells Fargo & Company, and additional annual, quarterly and current reports filed or furnished with the Securities and Exchange Commission (the “SEC”) by Wells Fargo & Company, as they become available, may be obtained without charge by each person to whom this prospectus is delivered upon written request of any such person to Corporate Secretary, Wells Fargo & Company, Wells Fargo Center, MAC #N9305-173, Sixth and Marquette, Minneapolis, Minnesota 55479.

THE DEPOSITOR

Wells Fargo Commercial Mortgage Securities, Inc., the depositor, is a North Carolina corporation organized on August 17, 1988. The depositor is an indirect, wholly-owned subsidiary of Wells Fargo & Company, an affiliate of Wells Fargo, which may be a sponsor, a mortgage loan seller, the servicer and/or the provider of any cashflow agreements with respect to one or more series of the offered certificates, and an affiliate of Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), which may be an underwriter with respect to one or more series of offered certificates.

The depositor was formerly known as Wachovia Commercial Mortgage Securities, Inc. The depositor is a direct, wholly-owned subsidiary of Wells Fargo as successor by merger to Wachovia Bank, National Association, which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation. On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company. As a result of this transaction, the depositor, Wachovia Bank, National Association and Wells Fargo Capital Markets, LLC became wholly owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo. On March 27, 2010, Wachovia Bank, National Association merged with and into Wells Fargo.

The depositor’s principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of those assets. The depositor is generally not engaged in any activities except those related to the securitization of assets. The depositor maintains its principal office at 301 South College Street, Charlotte, North Carolina 28288-0166. Its telephone number is 704-715-6133. There can be no assurance that the depositor will have any significant assets.

USE OF PROCEEDS

The net proceeds to be received from the sale of certificates will be applied by the depositor to the purchase of trust assets or will be used by the depositor for general corporate purposes. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

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DESCRIPTION OF THE CERTIFICATES

General

In the aggregate, the certificates of each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. Each series of certificates may consist of one or more classes of certificates (including classes of offered certificates), and such class or classes may (i) provide for the accrual of interest thereon at a fixed, variable or adjustable rate; (ii) be senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates; (iii) be entitled, as Stripped Principal Certificates, to distributions of principal with disproportionately small, nominal or no distributions of interest; (iv) be entitled, as Stripped Interest Certificates, to distributions of interest with disproportionately small, nominal or no distributions of principal; (v) provide for distributions of principal and/or interest thereon that commence only after the occurrence of certain events such as the retirement of one or more other classes of certificates of such series; (vi) provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund; (vii) provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; and/or (viii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped Principal Certificate component and a Stripped Interest Certificate component, to the extent of available funds, in each case as described in the accompanying prospectus supplement. Any such classes may include classes of offered certificates. With respect to certificates with two or more components, references in this prospectus to principal balance, notional amount and pass-through rate refer to the principal balance, if any, notional amount, if any, and the pass-through rate, if any, for that component.

Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in the case of Stripped Interest Certificates or REMIC residual certificates, notional amounts or percentage interests specified in the accompanying prospectus supplement. One or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series (if issued as definitive certificates) may be transferred or exchanged, subject to certain restrictions, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith. Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations. See “Risk Factors—Your Ability to Resell Certificates May Be Limited Because of Their Characteristics” and “—The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates” in this prospectus.

Distributions

Distributions on the certificates of each series will be made by or on behalf of the trustee, or the certificate administrator or master servicer on each distribution date as specified in the accompanying prospectus supplement from the Available Distribution Amount for such series and such distribution date. The particular components of the Available Distribution Amount for any series on each related distribution date will be more specifically described in the related prospectus supplement.

Except as otherwise specified in the accompanying prospectus supplement, distributions on the certificates of each series (other than the final distribution in retirement of any certificate) will be made to the persons in whose names those certificates are registered on the record date, which is the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs, and the amount of each distribution will be determined as of the close of business on the determination date that is specified in the accompanying prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. The trustee will make payments either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the trustee or other

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person required to make such payments with wiring instructions (which may be provided in the form of a standing order applicable to all subsequent distributions) no later than the date specified in the accompanying prospectus supplement (and, if so provided in the accompanying prospectus supplement, such certificateholder holds certificates in the requisite amount or denomination specified in the accompanying prospectus supplement), or by check mailed to the address of the certificateholder as it appears on the certificate register; provided, however, that the trustee will make the final distribution in retirement of any class of certificates (whether definitive certificates or book-entry certificates) only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of such final distribution.

Distributions of Interest on the Certificates

Each class of certificates of each series (other than certain classes of Stripped Principal Certificates and certain REMIC Residual Certificates that have no pass-through rate) may have a different pass-through rate which may be fixed, variable or adjustable or may be based on the pass-through rates of component interests of a class of certificates. The accompanying prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. The variable pass-through rates for any class of certificates in a particular series may be based on indices tied to the prime lending rate, the London inter-bank offered rate, the federal funds rate, the U.S. government Treasury bill rate (3-month or 6-month) or a standard index that measures interest in debt transactions. Unless otherwise specified in the accompanying prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Distributions of interest in respect of the certificates of any class (other than any class of Accrual Certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances specified in the accompanying prospectus supplement, and other than any class of Stripped Principal Certificates or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for such class and such distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the principal balance of that class on each distribution date. With respect to each class of certificates (other than some classes of Stripped Interest Certificates and REMIC Residual Certificates), Accrued Certificate Interest for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally the period between distribution dates) on the outstanding principal balance thereof immediately prior to such distribution date. Unless otherwise provided in the accompanying prospectus supplement, Accrued Certificate Interest for each distribution date on Stripped Interest Certificates will be similarly calculated except that it will accrue on a notional amount that is either (i) based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal to the principal balances of one or more other classes of certificates of the same series. Reference to a notional amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal.

If so specified in the accompanying prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of) one or more classes of the certificates of a series will be reduced to the extent that any prepayment interest shortfalls, as described under “Yield Considerations—Shortfalls in Collections of Interest Resulting from Prepayments”, exceed the amount of any sums (including, if and to the extent specified in the accompanying prospectus supplement, the master servicer’s servicing compensation) that are applied to offset such shortfalls. The particular manner in which prepayment interest shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the accompanying prospectus supplement. The accompanying prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of) a class of offered certificates may be reduced as a result of any

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other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the accompanying prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage loans in the related trust fund may result in a corresponding increase in the principal balance of that class. See “Risk Factors—Prepayment and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield” and “Yield Considerations” in this prospectus.

Distributions of Principal on the Certificates

Each class of certificates of each series (other than certain classes of Stripped Interest Certificates or REMIC Residual Certificates) will have a principal balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage loans and other assets included in the related trust fund. The outstanding principal balance of a class of certificates will be reduced by distributions of principal made on those certificates from time to time and, if so provided in the accompanying prospectus supplement, further by any losses realized or certain trust fund expenses incurred in respect of the related mortgage assets allocated to those certificates from time to time. In turn, the outstanding principal balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets that is allocated to those certificates from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on those Accrual Certificates are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). Unless otherwise provided in the accompanying prospectus supplement, the initial aggregate principal balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the applicable Cut-off Date, after application of scheduled payments due on or before such date, whether or not received.

As and to the extent described in the accompanying prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series entitled to distributions until the principal balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund, may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on such mortgage assets. In addition, distributions of principal with respect to one or more classes of controlled amortization certificates may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of companion classes of certificates, may be contingent on the specified principal payment schedule for a controlled amortization class of certificates of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the accompanying prospectus supplement, distributions of principal of any class of certificates will be made on a pro rata basis among all of the certificates belonging to that class.

Components

To the extent specified in the accompanying prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under “—General” above. To that extent, the descriptions set forth under “—Distributions of Interest on the Certificates” and “—Distributions of Principal of the Certificates” above also relate to components of such a class of certificates. In such case, reference in those sections to principal balance and pass-through rate refer to the principal balance, if any, of any of the components and the pass-through rate, if any, on any component, respectively.

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Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations

If so provided in the accompanying prospectus supplement, prepayment premiums or payments in respect of equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in the accompanying prospectus supplement.

Allocation of Losses and Shortfalls

If so provided in the accompanying prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in collections on the mortgage assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of subordinate certificates in the priority and manner and subject to the limitations specified in the accompanying prospectus supplement. See “Description of Credit Support” in this prospectus for a description of the types of protection that may be included in shortfalls on mortgage assets comprising the trust fund.

Advances in Respect of Delinquencies

With respect to any series of certificates evidencing an interest in a trust fund, to the extent described in the accompanying prospectus supplement, a servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each distribution date its own funds or funds held in the related collection account that are not required to be paid on the certificates on such distribution date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees) that were due on the mortgage loans in the trust fund and were delinquent on the related determination date, subject to the servicer’s (or another entity’s) good faith determination that such advances will be reimbursable from the loan proceeds. In the case of a series of certificates that includes one or more classes of subordinate certificates and, if so provided in the accompanying prospectus supplement, each servicer’s (or another entity’s) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of senior certificates and/or may be subject to the servicer’s (or another entity’s) good faith determination that such advances will be reimbursable not only from the loan proceeds but also from collections on other trust assets otherwise distributable on one or more classes of subordinate certificates. See “Description of Credit Support” in this prospectus.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the accompanying prospectus supplement, advances of a servicer’s (or another entity’s) funds will be reimbursable only out of recoveries on the mortgage loans (including amounts received under any form of credit support) respecting which advances were made and, if so provided in the accompanying prospectus supplement, out of any amounts otherwise distributable on one or more classes of subordinate certificates of such series; provided, however, that any advance will be reimbursable from any amounts in the related collection account prior to any distributions being made on the certificates to the extent that a servicer (or such other entity) shall determine in good faith that such advance is not ultimately recoverable from related proceeds on the mortgage loans or, if applicable, from collections on other trust assets otherwise distributable on the subordinate certificates.

If advances have been made from excess funds in a collection account, the master servicer (or other entity that advanced such funds will be required to replace such funds in the collection account on any future distribution date to the extent that funds then in the collection account are insufficient to permit full distributions to certificateholders on that date. If so specified in the accompanying prospectus supplement, the obligation of a servicer or other specified entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, we will provide in the

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accompanying prospectus supplement information regarding the characteristics of, and the identity of any obligor on, any such surety bond.

If and to the extent so provided in the accompanying prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that such advances are outstanding at the rate specified therein and will be entitled to pay itself that interest periodically from general collections on the mortgage assets prior to any payment to certificateholders as described in the accompanying prospectus supplement.

The accompanying prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related CMBS agreement.

Exchangeable Certificates

If specified in the related prospectus supplement, a series of certificates may include one or more classes that are “exchangeable certificates” (“Exchangeable Certificates”). In any of these series, the holders of one or more of the classes of Exchangeable Certificates will be entitled, after notice and, to the extent set forth in the related prospectus supplement, payment to the certificate administrator of an exchange fee, to exchange all or a portion of those classes of Exchangeable Certificates for proportionate interests in one or more other specified classes of Exchangeable Certificates in such series.

If a series includes Exchangeable Certificates as described in the related prospectus supplement, all of these classes of Exchangeable Certificates will be listed in the related prospectus supplement. The classes of certificates that are exchangeable for one another will be referred to in the related prospectus supplement as “related” to each other, and each related grouping of Exchangeable Certificates will be referred to as a “combination.” Each combination of Exchangeable Certificates will be issued by the related Trust Fund. At any time after their initial issuance, any class of Exchangeable Certificates may be exchanged for the related class or classes of Exchangeable Certificates. In some cases, multiple classes of Exchangeable Certificates may be exchanged for one or more classes of related Exchangeable Certificates.

The descriptions in the related prospectus supplement of the certificates of a series that includes Exchangeable Certificates, including descriptions of principal and interest distributions, registration and denomination of certificates, credit enhancement, yield and prepayment considerations, tax and legal investment considerations and considerations of ERISA also will apply to each class of Exchangeable Certificates. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in each class of Exchangeable Certificates. For example, separate decrement tables and yield tables, if applicable, will be included for each class of Exchangeable Certificates.

Exchanges. If a holder of Exchangeable Certificates elects to exchange its Exchangeable Certificates for related Exchangeable Certificates, then:

●
the aggregate principal balance of the related Exchangeable Certificates received in the exchange, immediately after the exchange, will equal the aggregate principal balance, immediately prior to the exchange, of the Exchangeable Certificates so exchanged (for purposes of an exchange, interest-only classes of Exchangeable Certificates will have a principal balance of zero);

●
the aggregate amount of interest distributable on each distribution date with respect to the related Exchangeable Certificates received in the exchange will equal the aggregate amount of interest distributable on each distribution date with respect to the Exchangeable Certificates so exchanged; and

●	the class or classes of Exchangeable Certificates will be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

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Different types of combinations may exist. Any individual series of certificates may have multiple types of combinations. Some examples of combinations of Exchangeable Certificates that differ in their interest characteristics include:

●
A class of Exchangeable Certificates with an interest rate that varies directly with changes in an index and a class of Exchangeable Certificates with an interest rate that varies indirectly with changes in the index may be exchangeable, together, for a related class of Exchangeable Certificates with a fixed interest rate. In such a combination, the classes of Exchangeable Certificates with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the related class of Exchangeable Certificates with a fixed interest rate. In addition, the aggregate principal balance of the two classes of Exchangeable Certificates with interest rates that vary with an index would equal the aggregate principal balance of the related class of Exchangeable Certificates with the fixed interest rate.

●
An interest-only class and a principal-only class of Exchangeable Certificates may be exchangeable, together, for a related class of Exchangeable Certificates that is entitled to both principal and interest distributions. In such a combination, the aggregate principal balance of the related class would be equal to the aggregate principal balance of the principal-only class of Exchangeable Certificates, and the interest rate on the related class, when applied to the aggregate principal balance of this related class, would generate interest equal to the annual interest amount of the interest-only class of Exchangeable Certificates.

●
Two classes of principal and interest classes of Exchangeable Certificates with different fixed interest rates may be exchangeable, together, for a single class of related Exchangeable Certificates that is entitled to both principal and interest distributions. In such a combination, the aggregate principal balance of the single class of related Exchangeable Certificates would be equal to the aggregate principal balance of the two classes of Exchangeable Certificates, and the single class of related Exchangeable Certificates would have a fixed interest rate that, when applied to the principal balance of the single class of Exchangeable Certificates, would generate interest equal to the aggregate annual interest amount of the two classes of Exchangeable Certificates.

In some series, a Certificateholder may be able to exchange its Exchangeable Certificates for other related Exchangeable Certificates that have different principal distribution characteristics. Some examples of combinations of Exchangeable Certificates that differ in the principal distribution characteristics include:

●
A class of Exchangeable Certificates that accretes all of its interest for a specified period, with the accreted amount added to the aggregate principal balance of the class of Exchangeable Certificates, and a second class of Exchangeable Certificates that receives principal distributions from these accretions, may be exchangeable, together, for a single class of related Exchangeable Certificates that receives distributions of interest continuously from the first distribution date on which it receives interest until it is retired.

●
A class of Exchangeable Certificates that is a planned amortization class, and a class of Exchangeable Certificates that only receives principal distributions on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of related Exchangeable Certificates that receives principal distributions without regard to the planned amortization schedule for the planned amortization class from the first distribution date on which it receives principal until it is retired.

A number of factors may limit the ability of a holder of Exchangeable Certificates to effect an exchange. For example, the Certificateholder must own, at the time of the proposed exchange, the class or classes of Exchangeable Certificates necessary to make the exchange in the necessary proportions. If a Certificateholder does not own the necessary classes of Exchangeable Certificates or does not own the necessary classes of Exchangeable Certificates in the proper proportions, the

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Certificateholder may not be able to obtain the desired classes of Exchangeable Certificates. The Certificateholder desiring to make the exchange may not be able to purchase the necessary class of Exchangeable Certificates from the then current owner at a reasonable price, or the necessary proportion of the needed class of Exchangeable Certificates may no longer be available due to principal payments or prepayments that have been applied to that class of Exchangeable Certificates.

Procedures. The related prospectus supplement will describe the procedures that must be followed to make an exchange of Exchangeable Certificates. A Certificateholder will be required to provide notice to the certificate administrator prior to the proposed exchange date within the time period specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the Exchangeable Certificates to be exchanged and the related securities to be received, and the proposed exchange date. When the certificate administrator receives this notice, it will provide instructions to the Certificateholder regarding delivery of the Exchangeable Certificates and, to the extent set forth in the related prospectus supplement, payment of the exchange fee. A Certificateholder’s notice to the certificate administrator will become irrevocable on the second business day prior to the proposed exchange date specified in the related prospectus supplement. Any Exchangeable Certificates in book-entry form will be subject to the rules, regulations and procedures applicable to DTC’s book entry securities.

If the related prospectus supplement describes exchange proportions for a combination of classes of Exchangeable Certificates, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

Distributions on an Exchangeable Certificate received in an exchange will be made as described in the related prospectus supplement. Distributions will be made to the Certificateholder of record as of the applicable record date.

Reports to Certificateholders

On each distribution date a master servicer, trustee or certificate administrator will forward to the holder of certificates of each class of a series a distribution date statement accompanying the distribution of principal and/or interest to those holders. As further provided in the accompanying prospectus supplement, the distribution date statement for each class will set forth to the extent applicable and available:

(i)         the amount of such distribution on the distribution date to holders of certificates of such class applied to reduce the principal balance thereof;

(ii)        the amount of such distribution on the distribution date to holders of certificates of each class allocable to interest distributable on that class of certificates;

(iii)       the amount, if any, of such distribution to holders of certificates of such class allocable to yield maintenance changes and/or prepayment premiums;

(iv)       the amount of servicing compensation received by each servicer and such other customary information as the master servicer or the trustee deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

(v)        the aggregate amount of debt service advances included in such distribution for such distribution date;

(vi)       the aggregate principal balance of the related mortgage loans on, or as of a specified date shortly prior to, such distribution date;

(vii)      the number and aggregate principal balance of any mortgage loans in respect of which (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) are delinquent 90 or more

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days and (D) are current but specially serviced or for which foreclosure proceedings have been commenced;

(viii)      with respect to any mortgage loan liquidated during the related collection period (other than a payment in full), (A) the loan number, (B) the aggregate amount of liquidation proceeds received and (C) the amount of any loss to certificateholders;

(ix)       with respect to any REO Property sold during the related collection period, (A) the loan number of the related mortgage loan, (B) the aggregate amount of sales proceeds and (C) the amount of any loss to certificateholders in respect of the related mortgage loan;

(x)        the principal balance or notional amount of each class of certificates immediately before and immediately after such distribution date, separately identifying any reduction in the principal balance due to the allocation of any losses realized or certain trust fund expenses in respect of the related mortgage loans;

(xi)       the aggregate amount of principal prepayments made on the mortgage loans during the related collection period;

(xii)      if such class of offered certificates has a pass-through rate the pass-through rate applicable thereto for such distribution date; and

(xiii)     any material modifications, extensions or waivers to mortgage loan terms.

In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of such minimum denomination. The accompanying prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of such certificates.

Within a reasonable period of time after the end of each calendar year, the related master servicer, trustee or certificate administrator, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in this prospectus.

If the trust fund for a series of certificates includes CMBS, the ability of the related master servicer, trustee or certificate administrator, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying such CMBS will depend on the reports received with respect to such CMBS. In such cases, the accompanying prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

Voting Rights

The voting rights evidenced by each series of certificates will be allocated among the respective classes of such series in the manner described in the accompanying prospectus supplement.

Certificateholders will generally have a right to vote only with respect to required consents to certain amendments to the related pooling and servicing agreement and as otherwise specified in the accompanying prospectus supplement. See “Description of the Pooling and Servicing Agreements—Amendment” in this prospectus. The holders of specified amounts of certificates of a particular series

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will have the collective right to remove the related trustee and also to cause the removal of the related master servicer in the case of a servicer termination event under the related pooling and servicing agreement on the part of the master servicer. See “Description of the Pooling and Servicing Agreements— Servicer Termination Events”, “—Rights upon a Servicer Termination Event” and “—Resignation and Removal of the Trustee” in this prospectus.

Termination

The obligations created by the pooling and servicing agreement for each series of certificates will terminate upon the payment (or provision for payment) to certificateholders of that series of all amounts held in the related collection account, or otherwise by the related master servicer, trustee or certificate administrator, or by a special servicer, and required to be paid to such certificateholders pursuant to such pooling and servicing agreement following the earlier of (i) the final payment or other liquidation of the last mortgage asset subject to the pooling and servicing agreement or the disposition of all property acquired upon foreclosure of any mortgage loan subject to the pooling and servicing agreement and (ii) the purchase of all of the assets of the related trust fund by the party entitled to effect such termination, under the circumstances and in the manner that will be described in the accompanying prospectus supplement. Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

If so specified in the accompanying prospectus supplement, a series of certificates will be subject to optional early termination through the repurchase of the assets in the related trust fund by a party that will be specified in the accompanying prospectus supplement, under the circumstances and in the manner set forth in the accompanying prospectus supplement. If so provided in the accompanying prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, a party identified in the accompanying prospectus supplement will be authorized or required to solicit bids for the purchase of all the assets of the related trust fund, or of a sufficient portion of such assets to retire such class or classes, under the circumstances and in the manner set forth in the accompanying prospectus supplement. In any event, unless otherwise disclosed in the accompanying prospectus supplement, any such repurchase or purchase shall be at a price or prices that are generally based upon the unpaid principal balance of, plus accrued interest on, all mortgage loans (other than mortgage loans secured by REO properties) then included in a trust fund and the fair market value of all REO properties then included in the trust fund, which may or may not result in full payment of the aggregate principal balance plus accrued interest and any undistributed shortfall in interest for the then outstanding certificates. Any sale of trust fund assets will be without recourse to the trust and/or certificateholders, provided, however, that there can be no assurance that in all events a court would accept such a contractual stipulation.

Book-Entry Registration and Definitive Certificates

If so provided in the accompanying prospectus supplement, one or more classes of the offered certificates of any series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certificates registered in the name of DTC or its nominee.

The holders of one or more classes of the offered certificates may hold their certificates through DTC (in the United States) or Clearstream Banking, société anonyme, (“Clearstream”) or Euroclear Bank S.A./N.V., as operator (the “Euroclear Operator”) of the Euroclear System (the “Euroclear System”) (in Europe) if they are participants of such respective system (“Participants”), or indirectly through organizations that are Participants in such systems. Clearstream and the Euroclear Operator will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in the name of Clearstream and the Euroclear Operator on the books of the respective depositaries (collectively, the “Depositaries”) which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal

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Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, the Euroclear Operator or Clearstream, as the case may be, will then deliver instructions to the Depositary to take action to effect final settlement on its behalf.

Because of time-zone differences, it is possible that credits of securities in Clearstream or the Euroclear Operator as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or the Euroclear Operator as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date, due to time-zone differences may be available in the relevant Clearstream or the Euroclear Operator cash account only as of the business day following settlement in DTC.

The holders of one or more classes of the offered certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, offered certificates may do so only through Participants and Indirect Participants. In addition, holders of the offered certificates will receive all distributions of principal and interest from the trustee through the Participants who in turn will receive them from DTC. Similarly, reports distributed to certificateholders pursuant to the pooling and servicing agreement and requests for the consent of certificateholders will be delivered to beneficial owners only through DTC, the Euroclear Operator, Clearstream and their respective Participants. Under a book-entry format, holders of offered certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, Clearstream, the Euroclear Operator or holders of offered certificates, as applicable.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers of offered certificates among Participants on whose behalf it acts with respect to the offered certificates and to receive and transmit distributions of principal of, and interest on, the offered certificates. Participants and Indirect Participants with which the holders of offered certificates have accounts with respect to the offered certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of offered certificates. Accordingly, although the holders of offered certificates will not possess the offered certificates, the Rules provide a mechanism by which Participants will receive payments on offered certificates and will be able to transfer their interest.

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Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of offered certificates to pledge such certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such certificates, may be limited due to the lack of a physical certificate for such certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an offered certificate under the pooling and servicing agreement only at the direction of one or more Participants to whose accounts with DTC the offered certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Except as required by law, none of the depositor, the underwriters, the master servicer, the trustee and the certificate administrator will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the offered certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Clearstream is a limited liability company (a société anonyme) organized under the laws of Luxembourg. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.

The Euroclear System was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment. The Euroclear System is owned by Euroclear.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System.

The information in this prospectus concerning DTC, Clearstream or the Euroclear Operator and their book-entry systems has been obtained from sources believed to be reliable, but there can be no assurance that such information has not been changed or updated since the date hereof.

Offered certificates initially issued in book entry form will thereafter be issued in fully registered, certificated form to applicable beneficial owners or their nominees, rather than to DTC or its nominee, only—

●           if we advise the certificate administrator, the trustee and the certificate registrar in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to those certificates and we are unable to locate a qualified successor, or

●           if we, at our option, notify DTC of our intent to terminate the book entry system through DTC with respect to those certificates, and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in those certificates agree to initiate the termination.

Upon the occurrence of either of the events described in the first two bullets of the preceding sentence, the certificate administrator will be required to notify, in accordance with DTC’s procedures, all DTC Participants (as identified in a listing of DTC Participant accounts to which each class of book-entry certificates is credited) through DTC of the availability of such definitive certificates. Upon surrender by DTC of the book-entry certificates, together with instructions for re-registration, the certificate administrator or other designated party will be required to execute and deliver, or cause to be executed and delivered, to the beneficial owners identified in those instructions the definitive

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certificates to which they are entitled, and thereafter the holders of those definitive certificates will be recognized as certificateholders under the pooling and servicing agreement.

DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS

General

The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the accompanying prospectus supplement. In general, the parties to a pooling and servicing agreement will include the depositor, the trustee, the certificate administrator, the master servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement. However, a pooling and servicing agreement that relates to a trust fund that consists solely of CMBS may not include a master servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the accompanying prospectus supplement.

A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The accompanying prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description thereof contained in this prospectus and, if the related trust fund includes CMBS, will summarize all of the material provisions of the related pooling and servicing agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the description of such provisions in the accompanying prospectus supplement. As used in this prospectus with respect to any series, the term “certificate” refers to all of the certificates of that series, whether or not offered hereby and by the accompanying prospectus supplement, unless the context otherwise requires.

Assignment of Mortgage Assets; Repurchases

As set forth in the accompanying prospectus supplement, generally at the time of issuance of any series of certificates, the depositor will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, unless otherwise specified in the accompanying prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The trustee will, concurrently with such assignment, deliver the certificates to or at the direction of the depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related mortgaged property and type of such property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; the original and outstanding principal balance; and the Loan-to-Value Ratio and Debt Service Coverage Ratio as of the date indicated.

With respect to each mortgage loan to be included in a trust fund, the depositor will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which will include the original mortgage note (or lost note affidavit) endorsed, without recourse, to the order of the trustee, the original mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. The related pooling and servicing agreement will require that the depositor or other party thereto promptly cause each such assignment of mortgage to be recorded in the appropriate public office for real property records.

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The related trustee (or the custodian appointed by the trustee) will be required to review the mortgage loan documents within a specified period of days after receipt thereof, and the trustee (or the custodian) will hold such documents in trust for the benefit of the certificateholders of the related series. Unless otherwise specified in the accompanying prospectus supplement, if any document is found to be missing or defective, in either case such that interests of the certificateholders are materially and adversely affected, the trustee (or such custodian) will be required to notify the master servicer and the depositor, and the master servicer will be required to notify the relevant mortgage loan seller. In that case, and if the mortgage loan seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then unless otherwise specified in the accompanying prospectus supplement, the mortgage loan seller will be obligated to replace the related mortgage loan or repurchase it from the trustee at a price that will be described in the accompanying prospectus supplement.

If so provided in the accompanying prospectus supplement, the depositor will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the leases for the payment of maintenance, insurance and taxes, to the extent specified in the related leases. The trustee, or if so specified in the accompanying prospectus supplement, the master servicer, as agent for the trustee, may hold the leases in trust for the benefit of the certificateholders.

With respect to each CMBS in certificate form, the depositor will deliver or cause to be delivered to the trustee (or the custodian) the original certificate or other definitive evidence of such CMBS together with bond power or other instruments, certifications or documents required to transfer fully such CMBS to the trustee for the benefit of the certificateholders. With respect to each CMBS in uncertificated or book-entry form or held through a “clearing corporation” within the meaning of the New York Uniform Commercial Code, the depositor and the trustee will cause such CMBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Unless otherwise provided in the accompanying prospectus supplement, the related pooling and servicing agreement will require that either the depositor or the trustee promptly cause any CMBS in certificated form not registered in the name of the trustee to be reregistered, with the applicable persons, in the name of the trustee.

Representations and Warranties; Repurchases

Unless otherwise provided in the prospectus supplement for a series of certificates, the depositor will, with respect to each mortgage loan in the related trust fund, make or assign certain representations and warranties made by the warranting party, covering, by way of example: (i) the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement; (ii) the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage; (iii) the warranting party’s title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and (iv) the payment status of the mortgage loan. It is expected that in most cases the warranting party will be the related mortgage loan seller. However, the warranting party may also be an affiliate of the related mortgage loan seller acceptable to the depositor. Each warranting party will be identified in the accompanying prospectus supplement.

Each pooling and servicing agreement generally will provide that the master servicer and/or trustee will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the related certificateholders. If such warranting party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the accompanying prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee within a specified period at a price that will be specified in the accompanying prospectus supplement. If so provided in the accompanying prospectus supplement for a series of certificates, a warranting party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in

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accordance with standards that will be described in the accompanying prospectus supplement. This repurchase or substitution obligation may constitute the sole remedy available to holders of certificates of any series for a breach of representation and warranty by a warranting party. Moreover, neither the depositor (unless it is the warranting party) nor any entity acting solely in its capacity as the master servicer will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

The dates as of which representations and warranties have been made by a warranting party will be specified in the accompanying prospectus supplement. In some cases, such representations and warranties will have been made as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of such date of issuance.

Collection Account

General. The master servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained collection accounts for the collection of payments on the related mortgage loans, which will be established so as to comply with the standards of each rating agency hired by us to rate any one or more classes of certificates of the related series. As described in the accompanying prospectus supplement, a collection account may be maintained either as an interest-bearing or a non-interest-bearing account, and the funds held therein may be held as cash or invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling and servicing agreement. Any interest or other income earned on funds in the collection account will be paid to the related master servicer or trustee as additional compensation. A collection account may be maintained with the related servicer, special servicer or mortgage loan seller or with a depository institution that is our affiliate or an affiliate of any of the foregoing. If permitted by such rating agency or agencies and so specified in the accompanying prospectus supplement, a collection account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

Deposits. Unless otherwise provided in the related pooling and servicing agreement and described in the accompanying prospectus supplement, the related master servicer, trustee, certificate administrator or special servicer will be required to deposit or cause to be deposited in the collection account for each trust fund within a certain period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the trustee or any special servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date):

(i)         all payments (from whatever source) on account of principal, including principal prepayments, on the mortgage loans;

(ii)        all payments (from whatever source) on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any special servicer or sub-servicer as its servicing compensation or as compensation to the trustee;

(iii)       all insurance proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage and all other liquidation proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the Net Operating Income (less reasonable reserves for future expenses) derived from

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the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

(iv)       any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under “Description of Credit Support” in this prospectus;

(v)        any advances made as described under “Description of the Certificates—Advances in Respect of Delinquencies” in this prospectus;

(vi)       any amounts paid under any cash flow agreement, as described under “Description of the Trust Funds—Cash Flow Agreements” in this prospectus;

(vii)      all liquidation proceeds resulting from the purchase of any mortgage loan, or property acquired in respect thereof, by the depositor, any mortgage loan seller or any other specified person as described under “—Assignment of Mortgage Loans; Repurchases” and “—Representations and Warranties; Repurchases” above, all liquidation proceeds resulting from the purchase of any defaulted mortgage loan as described under “—Realization upon Defaulted Mortgage Loans” below; and all liquidation proceeds resulting from any mortgage asset purchased as described under “Description of the Certificates—Termination” in this prospectus;

(viii)     any amounts paid by the master servicer to cover prepayment interest shortfalls arising out of the prepayment of mortgage loans as described under “—Servicing Compensation and Payment of Expenses” below;

(ix)       to the extent that any such item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or lenders’ equity participations on the mortgage loans;

(x)       all payments required to be deposited in the collection account with respect to any deductible clause in any blanket insurance policy described under “—Hazard Insurance Policies” below;

(xi)       any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the collection account; and

(xii)      any other amounts required to be deposited in the collection account as provided in the related pooling and servicing agreement and described in the accompanying prospectus supplement.

Withdrawals. Unless otherwise provided in the related pooling and servicing agreement and described in the accompanying prospectus supplement, the master servicer, trustee, certificate administrator or special servicer may make withdrawals from the collection account for each trust fund for any of the following purposes:

(i)        to make distributions to the certificateholders on each distribution date;

(ii)        to reimburse the master servicer or any other specified person for unreimbursed amounts advanced by it as described under “Description of the Certificates—Advances in Respect of Delinquencies” in this prospectus, such reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to such mortgage loans;

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(iii)       to reimburse the master servicer or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund related to a particular series of certificates and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent liquidation proceeds and insurance proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of credit support with respect to such mortgage loans and properties;

(iv)       to reimburse the master servicer or any other specified person for any advances described in clause (ii) above made by it, any servicing expenses referred to in clause (iii) above incurred by it and any servicing fees earned by it, which, in the good faith judgment of the master servicer or such other person, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other mortgage loans in the related trust fund or, if and to the extent so provided by the related pooling and servicing agreement and described in the accompanying prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

(v)        if and to the extent described in the accompanying prospectus supplement, to pay the master servicer, a special servicer or another specified entity (including a provider of credit support) interest accrued on the advances described in clause (ii) above made by it and the servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

(vi)       to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under “—Realization upon Defaulted Mortgage Loans” below;

(vii)      to reimburse the master servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under “—Certain Matters Regarding the Master Servicer and the Depositor” below;

(viii)      if and to the extent described in the accompanying prospectus supplement, to pay the fees of the trustee;

(ix)       to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under “—Certain Matters Regarding the Trustee” below;

(x)        to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the collection account and, to the extent described in the accompanying prospectus supplement, prepayment interest excesses collected from borrowers in connection with prepayments of mortgage loans and late charges and default interest collected from borrowers;

(xi)       to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or otherwise;

(xii)      if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under “Material Federal Income

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Tax Consequences—Taxation of Owners of REMIC Residual Certificates” and “—Prohibited Transactions Tax and Other Taxes” in this prospectus;

(xiii)     to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a mortgaged property acquired in respect thereof in connection with the liquidation of such mortgage loan or mortgaged property;

(xiv)     to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement for the benefit of certificateholders;

(xv)      to pay for the cost of recording the related pooling and servicing agreement if recorded in accordance with the related pooling and servicing agreement;

(xvi)     to make any other withdrawals permitted by the related pooling and servicing agreement and described in the accompanying prospectus supplement; and

(xvii)    to clear and terminate the collection account upon the termination of the trust fund.

Collection and Other Servicing Procedures

Master Servicer. The master servicer for any mortgage pool, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled mortgage loan payments and will be required to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided such procedures are consistent with (i) the terms of the related pooling and servicing agreement and any related instrument of credit support included in the related trust fund, (ii) applicable law and (iii) the servicing standard specified in the related pooling and servicing agreement.

The master servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; conducting property inspections on a periodic or other basis; managing REO properties; and maintaining servicing records relating to the mortgage loans. Generally, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See “Description of Credit Support” in this prospectus.

A master servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the servicing standard specified in the pooling and servicing agreement; provided that the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan or (ii) in the judgment of the master servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon. A master servicer also may agree to any other modification, waiver or amendment if, in its judgment (x) a material default on the mortgage loan has occurred or a payment default is imminent and (y) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan on a present value basis than would liquidation.

Sub-Servicers. A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced by it to one or more third-party sub-servicers, but the master servicer will remain liable for such obligations under the related pooling and servicing agreement unless otherwise provided in the accompanying prospectus supplement. Unless otherwise provided in the accompanying prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer must provide that, if for any reason the master servicer is no longer acting in such capacity, the trustee or any successor master servicer may assume the master servicer’s rights and obligations under such sub-servicing agreement.

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Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer’s compensation pursuant to the related pooling and servicing agreement is sufficient to pay such fees. Each sub-servicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a pooling and servicing agreement. See “—Collection Account” above and “—Servicing Compensation and Payment of Expenses” below.

Special Servicers. If and to the extent specified in the accompanying prospectus supplement, a special servicer may be a party to the related pooling and servicing agreement or may be appointed by the master servicer or another specified party to perform certain specified duties (for example, the servicing of defaulted mortgage loans) in respect of the servicing of the related mortgage loans. The special servicer under a pooling and servicing agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor’s affiliates. The master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the accompanying prospectus supplement.

Each pooling and servicing agreement may provide that neither the special servicer nor any director, officer, employee or agent of the special servicer will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that neither the special servicer nor any such person will be protected against any breach of a representation, warranty or covenant made in such pooling and servicing agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling and servicing agreement, or against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder.

Realization upon Defaulted Mortgage Loans

A borrower’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and to otherwise maintain and insure the related mortgaged property. In general, the related master servicer will be required to monitor any mortgage loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged property and take such other actions as are consistent with the servicing standard specified in the pooling and servicing agreement. A significant period of time may elapse before the master servicer is able to assess the success of any such corrective action or the need for additional initiatives.

The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the mortgaged property for a considerable period of time. See “Certain Legal Aspects of Mortgage Loans and Leases” in this prospectus.

A pooling and servicing agreement may grant to the master servicer, a special servicer, a provider of credit support and/or the holder or holders of certain classes of certificates of the related series a right of first refusal to purchase from the trust fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of certificateholders to principal and interest thereon, will be specified in the accompanying prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent. In addition, the accompanying

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prospectus supplement may specify other methods for the sale or disposal of defaulted mortgage loans pursuant to the terms of the related pooling and servicing agreement.

If a default on a mortgage loan has occurred, the special servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if such action is consistent with the servicing standard specified in the pooling and servicing agreement. Unless otherwise specified in the accompanying prospectus supplement, the special servicer may not, however, acquire title to any mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders of the related series, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of, such mortgaged property within the meaning of certain federal environmental laws, unless the special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that:

(i)        either the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

(ii)       either there are no circumstances or conditions present at the mortgaged property relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, taking such actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. See “Certain Legal Aspects of Mortgage Loans and Leases—Environmental Considerations” in this prospectus.

If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property by the end of the third calendar year following the year of acquisition or unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing, the special servicer will generally be required to solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage such mortgaged property in a manner consistent with the servicing standard specified in the pooling and servicing agreement.

If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the special servicer with respect to such mortgage loan, the trust fund will realize a loss in the amount of such difference. The special servicer will be entitled to reimbursement from the liquidation proceeds recovered on any defaulted mortgage loan (prior to the distribution of such liquidation proceeds to certificateholders), amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

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Hazard Insurance Policies

Each pooling and servicing agreement may require the related servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the requirements of the servicing standard specified in the pooling and servicing agreement. Such coverage generally will be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the mortgaged property, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the related servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the related servicer under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the related servicer’s normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related collection account. The pooling and servicing agreement may provide that the related servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in the related trust fund. If such blanket policy contains a deductible clause, the related servicer will be required, in the event of a casualty covered by such blanket policy, to deposit in the related collection account all sums that would have been deposited therein but for such deductible clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, terrorism, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks.

The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, such clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender’s consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. The master servicer will determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the servicing standard specified in the pooling and servicing agreement. Unless otherwise specified in the accompanying prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See “Certain Legal Aspects of Mortgage Loans and Leases—Due-on-Sale and Due-on-Encumbrance” in this prospectus.

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Servicing Compensation and Payment of Expenses

Generally, a master servicer’s primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payments on each mortgage loan in the related trust fund. Any special servicer’s compensation with respect to a series of certificates will come from payments or other collections on or with respect to the related specially serviced mortgage loan and/or REO property. Since that compensation is generally based on a percentage of the principal balance of each such mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The accompanying prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the collection account. Any sub-servicer will receive a portion of the master servicer’s compensation as its sub-servicing compensation.

In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the accompanying prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the accompanying prospectus supplement, interest on such expenses at the rate specified therein, and the fees of the trustee and any special servicer, may be required to be borne by the trust fund.

If and to the extent provided in the accompanying prospectus supplement, the master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to prepayment interest shortfalls.

See “Yield Considerations—Shortfalls in Collections of Interest Resulting from Prepayments” in this prospectus.

Evidence as to Compliance

The accompanying prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the related pooling and servicing agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the related pooling and servicing agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the related pooling and servicing agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB under the Securities Act (“Regulation AB”) that contains the following:

(a)       a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

(b)       a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

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(c)           the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

(d)           a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Unless otherwise specified in an accompanying prospectus supplement, each pooling and servicing agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that pooling and servicing agreement throughout the preceding calendar year or other specified twelve month period.

Certain Matters Regarding the Master Servicer and the Depositor

The master servicer under a pooling and servicing agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor’s affiliates. The related pooling and servicing agreement may permit the master servicer to resign from its obligations thereunder upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it at the date of the pooling and servicing agreement. Unless applicable law requires the master servicer’s resignation to be effective immediately, no such resignation will become effective until the trustee or a successor servicer has assumed the master servicer’s obligations and duties under the pooling and servicing agreement. The related pooling and servicing agreement may also provide that the master servicer may resign at any other time provided that (i) a willing successor master servicer has been found, (ii) each of the rating agencies hired by us to rate any one or more classes of certificates of the related series confirms in writing that the successor’s appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any such class of certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation. Unless otherwise specified in the accompanying prospectus supplement, the master servicer will also be required to maintain a fidelity bond and errors and omissions policy that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds, errors and omissions or negligence, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

Each pooling and servicing agreement may further provide that none of the master servicer, the depositor and any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that none of the master servicer, the depositor and any such person will be protected against any breach of a representation, warranty or covenant made in such pooling and servicing agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling and servicing agreement, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties thereunder. Unless otherwise specified in the accompanying prospectus supplement, each pooling and servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with the pooling and servicing agreement or the related series of certificates; provided, however, that such indemnification will not extend to

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any loss, liability or expense (i) that such person is specifically required to bear pursuant to the terms of such agreement, and is not reimbursable pursuant to the pooling and servicing agreement; (ii) incurred in connection with any breach of a representation, warranty or covenant made in the pooling and servicing agreement; (iii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the pooling and servicing agreement or by reason of reckless disregard of its obligations and duties thereunder. In addition, each pooling and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under the pooling and servicing agreement and, unless it has received sufficient assurance as to the reimbursement of the costs and liabilities of such legal action or, in its opinion such legal action does not involve it in any expense or liability. However, each of the master servicer and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling and servicing agreement and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the certificateholders, and the master servicer or the depositor, as the case may be, will be entitled to charge the related collection account therefor.

Subject, in certain circumstances, to the satisfaction of certain conditions that may be required in the related pooling and servicing agreement, any person into which the master servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or the depositor is a party, or any person succeeding to the business of the master servicer or the depositor, will be the successor of the master servicer or the depositor, as the case may be, under the related pooling and servicing agreement.

Servicer Termination Events

The servicer termination events for a series of certificates under the related pooling and servicing agreement generally will include (i) any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders in a timely manner, any amount required to be so distributed or remitted, which failure continues unremedied for one business day following the date on which such deposit was required, (ii) any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the pooling and servicing agreement which continues unremedied for 30 days after written notice of such failure has been given to the master servicer or the special servicer, as applicable, by any party to the pooling and servicing agreement, or to the master servicer or the special servicer, as applicable, by certificateholders entitled to not less than 25% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series (subject to certain extensions provided in the related pooling and servicing agreement); and (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing servicer termination events (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the accompanying prospectus supplement.

Rights upon a Servicer Termination Event

So long as a servicer termination event under a pooling and servicing agreement remains unremedied, the trustee will be authorized, and at the direction of certificateholders entitled to not less than 25% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series, the trustee will be required, to terminate all of the rights and obligations of the master servicer as master servicer under the pooling and servicing agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement (except that if the master servicer is required to make advances in respect of mortgage loan delinquencies, but the trustee is prohibited by law from obligating itself to do so, or if the accompanying prospectus supplement so specifies, the trustee will not be obligated to

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make such advances) and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may (or, at the written request of certificateholders entitled to at least a majority (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (unless otherwise provided in the accompanying prospectus supplement) is acceptable to each rating agency hired by us to assigned ratings to the offered certificates of such series to act as successor to the master servicer under the pooling and servicing agreement. Pending such appointment, the trustee will be obligated to act in such capacity.

No certificateholder will have the right under any pooling and servicing agreement to institute any proceeding with respect thereto unless such holder previously has given to the trustee written notice of default and unless certificateholders entitled to at least 25% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for the related series shall have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and shall have offered to the trustee reasonable indemnity, and the trustee for 60 days (or such other period specified in the accompanying prospectus supplement) shall have neglected or refused to institute any such proceeding. The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates of the related series, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

Each pooling and servicing agreement may be amended by the parties thereto, without the consent of any of the holders of the related certificates, for those purposes described in the accompanying prospectus supplement, which, among others, may include (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision therein, (iii) to conform such pooling and servicing agreement to the related prospectus supplement, (iv) to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement that are not inconsistent with the provisions thereof or (v) to comply with any requirements imposed by the Code; provided that such amendment (other than an amendment for the purpose specified in clause (v) above) may not (as evidenced by an opinion of counsel to such effect satisfactory to the trustee) adversely affect in any material respect the interests of any such holder. Each pooling and servicing agreement may also be amended for any purpose by the parties, with the consent of certificateholders entitled to the percentage specified in the accompanying prospectus supplement of the voting rights for the related series allocated to the affected classes; provided, however, that the accompanying prospectus supplement may provide that no such amendment may (w) reduce in any manner the amount of, or delay the timing of, payments received on any certificate without the consent of the holder of such certificate, (x) reduce the voting rights which are required to consent to any such amendment, without the consent of the holders of all certificates of class affected thereby, (y) adversely affect the status of any REMIC without the consent of 100% of the affected certificateholders or (z) modify the provisions of the pooling and servicing agreement described in this paragraph without the consent of the holders of all certificates of the related series. However, unless otherwise specified in the related pooling and servicing agreement, the trustee will be prohibited from consenting to any amendment of a pooling and servicing agreement pursuant to which a REMIC election is to be or has been made unless the trustee shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

List of Certificateholders

Upon written request of any certificateholder of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related pooling and servicing agreement, the trustee or other specified person will afford such

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certificateholder access, during normal business hours, to the most recent list of certificateholders of that series then maintained by such person.

The Trustee and Certificate Administrator

The trustee (or any certificate administrator designated thereunder) under each pooling and servicing agreement will be named in the accompanying prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee or certificate administrator may have typical banking relationships with the depositor and its affiliates and with any master servicer and its affiliates. To the extent specified in the related prospectus supplement, the certificate administrator and/or a tax administrator may perform certain of the duties of the trustee.

Duties of the Trustee

The trustee for a series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any mortgage loan or related document and will not be accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the mortgage loans, or any funds deposited into or withdrawn from the collection account or any other account by or on behalf of the master servicer or any special servicer. If no servicer termination event under a related pooling and servicing agreement has occurred and is continuing, the trustee will be required to perform only those duties specifically required under the related pooling and servicing agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the pooling and servicing agreement, the trustee will be required to examine such documents and to determine whether they conform to the requirements of the pooling and servicing agreement.

Certain Matters Regarding the Trustee

The trustee for a series of certificates may be entitled to indemnification, from amounts held in the related collection account, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related pooling and servicing agreement; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the pooling and servicing agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling and servicing agreement. As and to the extent described in the accompanying prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

Resignation and Removal of the Trustee

The trustee for a series of certificates will be permitted at any time to resign from its obligations and duties under the related pooling and servicing agreement by giving written notice thereof to the depositor. Upon receiving such notice of resignation, the master servicer (or such other person as may be specified in the accompanying prospectus supplement) will be required to use reasonable efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

Unless otherwise provided in the accompanying prospectus supplement, if at any time the trustee ceases to be eligible to continue as such under the related pooling and servicing agreement, or if at any time the trustee becomes incapable of acting, or if certain events of (or proceedings in respect of) bankruptcy or insolvency occur with respect to the trustee, the depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, unless otherwise provided in the

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accompanying prospectus supplement, holders of the certificates of any series entitled to more than 50% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series may at any time (with or without cause) remove the trustee and appoint a successor trustee.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

DESCRIPTION OF CREDIT SUPPORT

General

Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage loans or CMBS. Credit support may be in the form of overcollateralization, a letter of credit, the subordination of one or more classes of certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds or through bonds, repurchase obligations or any combination of the foregoing. If so provided in the accompanying prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in the accompanying prospectus supplement.

The credit support generally will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the credit support or that are not covered by the credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of such coverage.

If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage loans or CMBS, the accompanying prospectus supplement will include a description of (i) the nature and amount of coverage under such credit support, (ii) any conditions to payment thereunder not otherwise described in this prospectus, (iii) the conditions (if any) under which the amount of coverage under such credit support may be reduced and under which such credit support may be terminated or replaced and (iv) the material provisions relating to such credit support. Additionally, the accompanying prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, generally including (w) a brief description of its principal business activities, (x) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (y) if applicable, the identity of the regulatory agencies that exercise primary jurisdiction over the conduct of its business and (z) its total assets, and its stockholders equity or policyholders’ surplus, if applicable, as of a date that will be specified in the accompanying prospectus supplement. See “Risk Factors—Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates” in this prospectus.

If the provider of the credit enhancement is liable or contingently liable to provide payments representing 10% or more of the cash flow supporting any offered class of certificates, the applicable prospectus supplement will disclose the name of the provider, the organizational form of the provider, the general character of the business of the provider and the financial information required by Item 1114(b)(2) of Regulation AB. See “Description of the Offered Certificates—Credit Enhancement Provider” in the accompanying prospectus supplement, if applicable.

Subordinate Certificates

If so specified in the accompanying prospectus supplement, one or more classes of certificates of a series may be subordinate certificates which are subordinated in right of payment to one or more other classes of senior certificates. If so provided in the accompanying prospectus supplement, the

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subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The accompanying prospectus supplement will set forth information concerning the amount of subordination provided by a class or classes of subordinate certificates in a series, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

Cross-Support Provisions

If the mortgage loans or CMBS in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage assets prior to distributions on subordinate certificates evidencing interests in a different group of mortgage loans or CMBS within the trust fund related to a particular series of certificates. The accompanying prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Insurance or Guarantees with Respect to Mortgage Loans

If so provided in the accompanying prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. A copy of each such instrument will accompany the Current Report on Form 8-K to be filed with the SEC on or prior to the issuance of the certificates of the related series.

Letter of Credit

If so provided in the accompanying prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof may be covered by one or more letters of credit, issued by a bank or financial institution specified in the accompanying prospectus supplement. Under a letter of credit, the bank or financial institution providing the letter of credit will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the accompanying prospectus supplement of the aggregate principal balance of the mortgage assets on the related Cut-off Date or of the initial aggregate principal balance of one or more classes of certificates. If so specified in the accompanying prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the accompanying prospectus supplement. The obligations of the bank or financial institution providing the letter of credit for each series of certificates will expire at the earlier of the date specified in the accompanying prospectus supplement or the termination of the trust fund. A copy of any such letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC on or prior to the issuance of the certificates of the related series.

Certificate Insurance and Surety Bonds

If so provided in the accompanying prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the accompanying prospectus supplement. A copy of any such instrument will accompany the Current Report on Form 8-K to be filed with the SEC on or prior to the issuance of the certificates of the related series.

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Reserve Funds

If so provided in the accompanying prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination thereof will be deposited, in the amounts specified in the accompanying prospectus supplement. If so specified in the accompanying prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the accompanying prospectus supplement. If so specified in the accompanying prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the accompanying prospectus supplement.

If so specified in the accompanying prospectus supplement, amounts deposited in any reserve fund will be invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling and servicing agreement. Unless otherwise specified in the accompanying prospectus supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the accompanying prospectus supplement.

Credit Support with Respect to CMBS

If so provided in the accompanying prospectus supplement for a series of certificates, any CMBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The accompanying prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS. The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency hired by us to rate the certificates of such series. If so specified in the accompanying prospectus supplement, any such credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES

The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans (or mortgage loans underlying any CMBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See “Description of the Trust Funds—Mortgage Loans—Leases” in this prospectus. For purposes of the following discussion, “mortgage loan” includes a mortgage loan underlying a CMBS.

General

Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to

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secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are collectively referred to as “mortgages” in this prospectus and, unless otherwise specified, in the accompanying prospectus supplement. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers. Additionally, in some states, mechanic’s and materialman’s liens have priority over mortgage liens.

The mortgagee’s authority under a mortgage, the beneficiary’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Servicemembers Civil Relief Act) and, in some deed of trust transactions, the trustee’s authority is further limited by the directions of the beneficiary.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In a mortgage, the mortgagor grants a lien on the subject property in favor of the mortgagee. A deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property to the trustee, in trust, irrevocably until the debt is paid, and generally with a power of sale. A deed to secure debt typically has two parties. The borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party to a mortgage instrument because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower generally executes a separate undertaking to make payments on the mortgage note. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent in property ownership. See “—Environmental Considerations” below. In most states, hotel and motel room receipts/revenues are considered accounts receivable under the Uniform Commercial Code; in cases where hotels or motels constitute loan security, the receipts/revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the receipts/revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender’s security interest in room receipts/revenues is perfected under the Uniform Commercial Code, it will

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generally be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room receipts/revenues following a default. See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the Uniform Commercial Code. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file Uniform Commercial Code financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

Cooperative Loans

If specified in the accompanying prospectus supplement, the mortgage loans may consist of loans secured by “blanket mortgages” on the property owned by cooperative housing corporations. If specified in the accompanying prospectus supplement, the mortgage loans may consist of cooperative loans secured by security interests in shares issued by private cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives’ buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

A cooperative generally owns in fee or has a leasehold interest in land and owns in fee or leases the building or buildings thereon and all separate dwelling units in the buildings. The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder’s pro rata share of the cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative’s apartment building or obtaining of capital by the cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements, or (ii) arising under its land lease, the holder of the landlord’s interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee and termination of all proprietary leases and occupancy agreements. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term, or, in the alternative, to purchase the land, could lead to termination of the cooperatives’ interest in the property and termination of all proprietary leases and occupancy agreements. Upon foreclosure of a blanket mortgage on a cooperative, the lender would normally be required to take the mortgaged property subject to state and local regulations that afford tenants who are not shareholders various rent control and other protections. A foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or

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significantly diminish the value of any collateral held by a party who financed the purchase of cooperative shares by an individual tenant stockholder.

An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and financing statements covering the proprietary lease or occupancy agreement and the cooperative shares are filed in the appropriate state and local offices to perfect the lender’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See “—Foreclosure—Cooperative Loans” below.

Junior Mortgages; Rights of Senior Lenders

Some of the mortgage loans included in a trust fund may be secured by mortgage instruments that are subordinate to mortgage instruments held by other lenders. The rights of the trust fund (and therefore the certificateholders), as holder of a junior mortgage instrument, are subordinate to those of the senior lender, including the prior rights of the senior lender to receive rents, hazard insurance and condemnation proceeds and to cause the mortgaged property to be sold upon borrower’s default and thereby extinguish the trust fund’s junior lien unless the master servicer or special servicer satisfies the defaulted senior loan, or, if permitted, asserts its subordinate interest in a property in foreclosure litigation. As discussed more fully below, in many states a junior lender may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage instrument, no notice of default is required to be given to the junior lender.

The form of the mortgage instrument used by many institutional lenders confers on the lender the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and (subject to any limits imposed by applicable state law) to apply such proceeds and awards to any indebtedness secured by the mortgage instrument in such order as the lender may determine. Thus, if improvements on a property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the holder of the senior mortgage instrument will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the senior indebtedness. Accordingly, only the proceeds in excess of the amount of senior indebtedness will be available to be applied to the indebtedness secured by a junior mortgage instrument.

The form of mortgage instrument used by many institutional lenders typically contains a “future advance” clause, which provides, in general, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage instrument. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an “obligatory” or an “optional” advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as the amounts advanced at origination, notwithstanding that intervening junior liens may have been recorded between the date of recording of the senior mortgage instrument and the date of the future advance, and notwithstanding that the senior lender had actual knowledge of such intervening junior liens at the time of the advance. Where the senior lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior liens, the advance may be subordinate to such intervening junior liens. Priority of advances under a “future advance” clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a “credit limit” amount stated in the recorded mortgage.

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Another provision typically found in the form of mortgage instrument used by many institutional lenders permits the lender to itself perform certain obligations of the borrower (for example, the obligations to pay when due all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that are senior to the lien of the mortgage instrument, to maintain hazard insurance on the property, and to maintain and repair the property) upon a failure of the borrower to do so, with all sums so expended by the lender becoming part of the indebtedness secured by the mortgage instrument.

The form of mortgage instrument used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including the execution of new leases and the termination or modification of existing leases, the performance of alterations to buildings forming a part of the mortgaged property and the execution of management and leasing agreements for the mortgaged property. Tenants will often refuse to execute leases unless the lender executes a written agreement with the tenant not to disturb the tenant’s possession of its premises in the event of a foreclosure. A senior lender may refuse to consent to matters approved by a junior lender, with the result that the value of the security for the junior mortgage instrument is diminished.

Foreclosure

General. Foreclosure is a legal procedure that allows the lender to seek to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage in respect of the mortgaged property. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale usually granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires years to complete. Moreover, the filing by or against the borrower-mortgagor of a bankruptcy petition would impose an automatic stay on such proceedings and could further delay a foreclosure sale.

Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating proper defendants. As stated above, if the lender’s right to foreclose is contested by any defendant, the legal proceedings may be time-consuming. In addition, judicial foreclosure is a proceeding in equity and, therefore, equitable defenses may be raised against the foreclosure. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust or mortgage allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any

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other party which has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or a junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. In addition to such cure rights, in most jurisdictions, the borrower-mortgagor or a subordinate lienholder can seek to enjoin the non-judicial foreclosure by commencing a court proceeding. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Both judicial and non-judicial foreclosures may result in the termination of leases at the mortgaged property, which in turn could result in the reduction in the income for such property. Some of the factors that will determine whether or not a lease will be terminated by a foreclosure are: the provisions of applicable state law, the priority of the mortgage vis-a-vis the lease in question, the terms of the lease and the terms of any subordination, non-disturbance and attornment agreement between the tenant under the lease and the mortgagee.

Equitable Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or placing a subordinate mortgage or other encumbrance upon the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale for a number of reasons, including the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs involved in a foreclosure process can often be quite expensive; such costs may include, depending on the jurisdiction involved, legal fees, court administration fees, referee fees and transfer taxes or fees. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a

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mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness, including penalty fees and court costs, or face foreclosure.

Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption.” The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following a non-judicial foreclosure. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the judicially determined fair market value of the property at the time of the sale.

Leasehold Risks. Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default or the bankruptcy of the lessee or the lessor, the leasehold mortgagee would lose its security. This risk may be substantially lessened if the ground lease contains provisions protective of the leasehold mortgagee,

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such as a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease or a provision that prohibits the ground lessee/borrower from treating the ground lease as terminated in the event of the ground lessor’s bankruptcy and rejection of the ground lease by the trustee for the debtor/ground lessor. Certain mortgage loans, however, may be secured by liens on ground leases that do not contain all or some of these provisions.

Regulated Healthcare Facilities. A mortgage loan may be secured by a mortgage on a nursing home or other regulated healthcare facility. In most jurisdictions, a license (which is nontransferable and may not be assigned or pledged) granted by the appropriate state regulatory authority is required to operate a regulated healthcare facility. Accordingly, the ability of a person acquiring this type of property upon a foreclosure sale to take possession of and operate the same as a regulated healthcare facility may be prohibited by applicable law. Notwithstanding the foregoing, however, in certain jurisdictions the person acquiring this type of property at a foreclosure sale may have the right to terminate the use of the same as a regulated healthcare facility and convert it to another lawful purpose.

Cross-Collateralization. Certain of the mortgage loans may be secured by more than one mortgage covering mortgaged properties located in more than one state. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the mortgages is not impaired or released.

Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s certificate of incorporation and by-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permit the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder. A default under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or the occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code and the security agreement relating to those shares. Article 9 of the Uniform Commercial Code requires that a sale be conducted in a “commercially reasonable” manner. Whether a foreclosure sale has been conducted in a

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“commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the Uniform Commercial Code provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

Bankruptcy Laws

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienholder would stay the senior lender from proceeding with any foreclosure action.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender’s secured claim are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, if the loan is undersecured, the outstanding amount of the loan which would remain secured may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest) pursuant to a confirmed plan, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the full amount due under the original loan is never repaid.

Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate. This may delay a trustee’s exercise of such remedies for a related series of certificates in the event that a related lessee or a related mortgagor becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing a lease assignment by a mortgagor related to a mortgaged property if the related mortgagor was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in a bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee’s petition. Rents and

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other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See “—Leases and Rents” above.

In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to such lease, such as the mortgagor, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from such breach which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not more than three years.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of such term, and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date against rents reserved under the lease. To the extent provided in the accompanying prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset. To the extent that such a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

Certain of the mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the mortgagors may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner

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constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership agreement permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of its assets. Such state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general partner of a mortgagor that is a partnership may provide the opportunity for a trustee in bankruptcy for such general partner, such general partner as a debtor-in-possession, or a creditor of such general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the mortgaged property could become property of the estate of such bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of such general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to such mortgaged property. However, such an occurrence should not affect the trustee’s status as a secured creditor with respect to the mortgagor or its security in the mortgaged property.

Environmental Considerations

General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military, disposal or certain commercial activities. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions and natural resource damages that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for such costs.

Superlien Laws. Under certain federal and state laws, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien.”

CERCLA. The federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. Excluded from CERCLA’s definition of “owner” or “operator,” however, is a lender that, “without participating in the management” of a facility holds indicia of ownership primarily to protect his security interest in the facility. This secured creditor exemption is intended to provide a lender certain protections from liability under CERCLA as an owner or operator of contaminated property. However, a secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender are deemed to have actually participated in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability, if incurred, would not be limited to, and could substantially exceed, the original or unamortized principal balance of a loan or to the value of the property securing a loan.

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In addition, lenders may face potential liability for remediation of releases of petroleum or hazardous wastes from underground storage tanks under the federal Resource Conservation and Recovery Act (“RCRA”), if they are deemed to be the “owners” or “operators” of facilities in which they have a security interest or upon which they have foreclosed.

The federal Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “Lender Liability Act”) seeks to clarify the actions a lender may take without incurring liability as an “owner” or “operator” of contaminated property or underground petroleum storage tanks. The Lender Liability Act amends CERCLA and RCRA to provide guidance on actions that do or do not constitute “participation in management.” However, the protections afforded by these amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the Lender Liability Act does not, among other things: (1) eliminate potential liability to lenders under CERCLA or RCRA, (2) necessarily reduce credit risks associated with lending to borrowers having significant environmental liabilities or potential liabilities, (3) eliminate environmental risks associated with taking possession of contaminated property or underground storage tanks or assuming control of the operations thereof, or (4) necessarily affect liabilities or potential liabilities under state environmental laws which may impose liability on “owners or operators” but do not incorporate the secured creditor exemption.

Certain Other State Laws. Many states have statutes similar to CERCLA and RCRA, and not all of those statutes provide for a secured creditor exemption.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to enter into an agreement with the state providing for the cleanup of the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury, or damage to property) related to hazardous environmental conditions on a property. While a party seeking to hold a lender liable in such cases may face litigation difficulties, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations.

Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against other potentially liable parties, but such parties may be bankrupt or otherwise judgment proof. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders.

To reduce the likelihood of such a loss, unless otherwise specified in the accompanying prospectus supplement, the pooling and servicing agreement will provide that the master servicer, acting on behalf of the trustee, may not take possession of a mortgaged property or take over its operation unless the master servicer, based solely on a report (as to environmental matters) prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under “Description of the Pooling and Servicing Agreements—Realization upon Defaulted Mortgage Loans” in this prospectus.

If a lender forecloses on a mortgage secured by a property, the operations of which are subject to environmental laws and regulations, the lender may be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may result in the imposition of certain investigation or remediation requirements and/or decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

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Due-on-Sale and Due-on-Encumbrance

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. By virtue, however, of the Garn-St. Germain Depository Institutions Act of 1982 (the “Garn-St Germain Act”), effective October 15, 1982 (which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that “due-on-sale” clauses in certain loans made after the effective date of the Garn-St Germain Act are enforceable, within certain limitations as set forth in the Garn-St Germain Act and the regulations promulgated thereunder), a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, regardless of the master servicer’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

Certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Certain Laws and Regulations; Types of Mortgaged Properties

The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan. Mortgages on properties which are owned by the mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be limited by the operator. In addition, the transferability of the hotel’s liquor and other licenses to an entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. In addition, mortgaged properties which are multifamily

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residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.

In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower’s counsel has rendered an opinion that such choice of law provision would be given effect.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the accompanying prospectus supplement, any form of credit support provided in connection with such certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status and, under certain circumstances, during an additional three-month period thereafter.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent “readily achievable.” In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by

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disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. The requirements of the ADA may also be imposed on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Forfeiture in Drug, RICO and Money Laundering Proceedings

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 (the “USA Patriot Act”) and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.” However, there is no assurance that such a defense will be successful.

Federal Deposit Insurance Act; Commercial Mortgage Loan Servicing

Under the Federal Deposit Insurance Act, federal bank regulatory authorities, including the Office of the Comptroller of the Currency (OCC), have the power to determine if any activity or contractual obligation of a bank constitutes an unsafe or unsound practice or violates a law, rule or regulation applicable to such bank. If Wells Fargo or another bank is a servicer and/or a mortgage loan seller for a series and the OCC, which has primary regulatory authority over Wells Fargo and other banks, were to find that any obligation of Wells Fargo or such other bank under the related pooling and servicing agreement or other agreement or any activity of Wells Fargo or such other bank constituted an unsafe or unsound practice or violated any law, rule or regulation applicable to it, the OCC could order Wells Fargo or such other bank, among other things, to rescind such contractual obligation or terminate such activity.

In March 2003, the OCC issued a temporary cease and desist order against a national bank (which was converted to a consent order in April 2003) asserting that, contrary to safe and sound banking practices, the bank was receiving inadequate servicing compensation in connection with several credit card securitizations sponsored by its affiliates because of the size and subordination of the contractual servicing fee, and ordered the bank, among other things, to immediately resign as servicer, to cease all servicing activity within 120 days and to immediately withhold funds from collections in an amount sufficient to compensate it for its actual costs and expenses of servicing (notwithstanding the priority of payments in the related securitization agreements). Although, at the time the 2003 temporary cease and desist order was issued, no conservator or receiver had been appointed with respect to the national bank, the national bank was already under a consent cease and desist order issued in May 2002 covering numerous matters, including a directive that the bank develop and submit a plan of disposition providing for the sale or liquidation of the bank, imposing general prohibitions on the acceptance of new credit card accounts and deposits in general, and placing significant restrictions on the bank’s transactions with its affiliates.

While the depositor does not believe that the OCC would consider, with respect to any series, (i) provisions relating to Wells Fargo or another bank acting as a servicer under the related pooling and servicing agreement, (ii) the payment or amount of the servicing compensation payable to Wells Fargo or another bank or (iii) any other obligation of Wells Fargo or another bank under the related

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pooling and servicing agreement or other contractual agreement under which the depositor may purchase mortgage loans from Wells Fargo or another bank, to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that the OCC in the future would not conclude otherwise. If the OCC did reach such a conclusion, and ordered Wells Fargo or another bank to rescind or amend any such agreement, payments on certificates could be delayed or reduced.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

This is a general discussion of the anticipated material federal income tax consequences of purchasing, owning and transferring the offered certificates. This discussion is directed to certificateholders that acquire the offered certificates in the initial offering and hold the offered certificates as capital assets within the meaning of section 1221 of the Internal Revenue Code of 1986 (the “Code”). It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly investors subject to special treatment under the Code, including:

●	banks,

●	insurance companies,

●	foreign investors.

●	tax exempt investors,

●	holders whose “functional currency” is not the United States dollar,

●	United States expatriates, and

●	holders holding the offered certificates as part of a hedge, straddle, or conversion transaction.

Further, this discussion and any legal opinions referred to in this discussion are based on current provisions and interpretations of the Code and the accompanying Treasury regulations and on current judicial and administrative rulings. All of these authorities are subject to change and any change can apply retroactively. No rulings have been or will be sought from the Internal Revenue Service (the “IRS”) with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is—

●	given with respect to events that have occurred at the time the advice is rendered, and

●	is directly relevant to the determination of an entry on a tax return.

Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors are encouraged to consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also as to state and local taxes. See “State and Other Tax Consequences.”

The following discussion addresses securities of two general types:

●
REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under sections 860A through 860G of the Code; and

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●	grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related pooling and servicing agreement or an agent appointed by that trustee or other party will act as tax administrator for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the REMIC.

The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust holds only mortgage loans. If a trust holds assets other than mortgage loans, such as CMBS, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements will also be discussed in the related prospectus supplement.

The following discussion is based in part on the rules governing original issue discount in sections 1271 through 1273 and 1275 of the Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in sections 860A through 860G of the Code and in the Treasury regulations issued or proposed under those sections. The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICs

General. With respect to each series of offered certificates for which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement and any related intercreditor agreements, and subject to any other assumptions set forth in the opinion:

●	the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

●	any and all offered certificates representing interests in a REMIC will be either—

1.	regular interests in the REMIC, or

2.	residual interests in the REMIC.

If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related certificates may not be given the tax treatment summarized below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust’s income for the period in which the requirements for REMIC status are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Code.

Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as—

●	“real estate assets” within the meaning of section 856(c)(5)(B) of the Code in the hands of a real estate investment trust, and

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●	“loans secured by an interest in real property” or other assets described in section 7701(a)(19)(C) of the Code in the hands of a thrift institution, in the same proportion that the assets of the related REMIC are so treated.

However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under section 7701(a)(19)(C) of the Code. If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

In addition, unless we state otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be “qualified mortgages” within the meaning of section 860G(a)(3) of the Code in the hands of another REMIC.

Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in section 856(c)(3)(B) of the Code if received by a real estate investment trust, to the extent that these certificates are treated as “real estate assets” within the meaning of section 856(c)(5)(B) of the Code.

The related tax administrator will determine the percentage of the REMIC’s assets that constitute assets described in the above-referenced sections of the Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

The assets of the REMIC will include, in addition to mortgage loans—

●	collections on mortgage loans held pending payment on the related offered certificates, and

●	any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of section 856(c)(5)(B) of the Code, relating to real estate investment trusts.

To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower’s interest in a bank account, that mortgage loan is not secured solely by real estate. Accordingly:

●	a portion of that certificate may not represent ownership of “loans secured by an interest in real property” or other assets described in section 7701(a)(19)(C) of the Code;

●	a portion of that certificate may not represent ownership of “real estate assets” under section 856(c)(5)(B) of the Code; and

●	the interest on that certificate may not constitute “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Code.

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Tiered REMIC Structures. For some series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust for which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as interests in one REMIC solely for purposes of determining:

●	whether the related REMIC certificates will be “real estate assets” within the meaning of section 856(c)(5)(B) of the Code,

●	whether the related REMIC certificates will be “loans secured by an interest in real property” under section 7701(a)(19)(C) of the Code, and

●	whether the interest/income on the related REMIC certificates is interest described in section 856(c)(3)(B) of the Code.

Exchangeable Certificates. If a series of certificates includes exchangeable certificates, each class of exchangeable certificates will represent beneficial ownership of one or more interests in one or more REMIC regular interests. The related prospectus supplement will specify whether each class of exchangeable certificates represents a proportionate or disproportionate interest in each underlying REMIC regular interest. The exchangeable certificates will be created, sold and administered pursuant to an arrangement that will be treated as a grantor trust under subpart E, part I of subchapter J of the Code. The tax treatment of exchangeable certificates is discussed under “—Tax Treatment of Exchangeable Certificates” below.

Taxation of Owners of REMIC Regular Certificates.

General. Except as otherwise stated in this discussion, the Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

Original Issue Discount. Some REMIC regular certificates may be issued with original issue discount within the meaning of section 1273(a) of the Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method, prior to the receipt of the cash attributable to that income. The Treasury Department has issued regulations under sections 1271 through 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Code provides special rules applicable to the accrual of original issue discount on, among other instruments, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that section 1272(a)(6) and the regulations under sections 1271 to 1275 of the Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

The Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the “Committee Report”) indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate

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conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, then the issue price for that class will be the fair market value of that class on the date of initial issuance.

Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

●	a single fixed rate,

●	a “qualified floating rate,”

●	an “objective rate,”

●	a combination of a single fixed rate and one or more “qualified floating rates,”

●	a combination of a single fixed rate and one “qualified inverse floating rate,” or

●	a combination of “qualified floating rates” that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each distribution date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first distribution date in excess of interest accrued from the date of initial issuance to the first distribution date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first distribution

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date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, for each payment included in the stated redemption price of the certificate, by multiplying:

●
the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

●	a fraction—

1.	the numerator of which is the amount of the payment, and

2.	the denominator of which is the stated redemption price at maturity of the certificate.

Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called “teaser” interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

●	the total amount of the de minimis original issue discount, and

●	a fraction—

1.	the numerator of which is the amount of the principal payment, and

2.	the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount” below for a description of that election under the applicable Treasury regulations.

If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this “—Original Issue Discount” subsection.

As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a distribution date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the next following distribution date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

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●	the sum of:

1.
the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, taking into account the prepayment assumption, and

2.	the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

●	the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

The adjusted issue price of a REMIC regular certificate is:

●	the issue price of the certificate, increased by

●	the total amount of original issue discount previously accrued on the certificate, reduced by

●	the amount of all prior payments of amounts included in its stated redemption price.

The present value of the remaining payments referred to in item 1. of the second preceding sentence will be calculated:

●	assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

●
using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

●	taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

●	the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

●	the daily portions of original issue discount for all days during that accrual period prior to that date of determination

●	less any amounts included in its stated redemption price paid during the accrual period prior to the date of determination.

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If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset it against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated.

The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates are encouraged to consult their tax advisors concerning the tax treatment of the certificates in this regard.

The Treasury Department has proposed regulations that would create a special rule for accruing original issue discount on REMIC regular certificates that provide for a delay between record and distribution dates, such that the period over which original issue discount accrues coincides with the period over which the certificate holder’s right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, certificate holders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular certificates with delayed payment periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular certificate to change its method of accounting for original issue discount under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests certificates issued before the date the final regulations are published in the Federal Register.

The Treasury Department has issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC. In this notice, the Treasury Department and the IRS requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC (“REMIC IOs”), high-yield REMIC regular interests, and apparent negative-yield instruments. The Treasury Department and the IRS also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of original issue discount, the formulation of special guidelines for the application of section 166 of the Code, relating to bad debt deductions to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC IOs and similar instruments. It is uncertain whether IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

Market Discount. You will be considered to have purchased a REMIC regular certificate at a market discount if—

●	in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

●	in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price.

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Under section 1276 of the Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

Market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:

●	on the basis of a constant yield method,

●
in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

●
in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

Further, section 1277 of the Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount

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that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under section 171 of the Code to amortize the premium over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See “—Taxation of Owners of REMIC Regular Certificates—Market Discount” above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under section 171 of the Code.

Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on—

●	the purchase price paid for your offered certificate, and

●	the payments remaining to be made on your offered certificate at the time of its acquisition by you.

If you acquire an interest in any class of REMIC regular certificates issued at a premium, you are encouraged to consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

Constant Yield Election. The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire on or after the first day of the first taxable year to which this election applies. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire on or after the first day of the first taxable year to which this election applies See “—REMICs —Taxation of Owners of REMIC Regular Certificates—Premium” above.

Realized Losses. Under section 166 of the Code, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. Notwithstanding the foregoing, holders of REMIC IOs may not be entitled to a bad debt loss under section 166 of the Code. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that—

●	you will not be entitled to deduct a loss under section 166 of the Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

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●	the loss will be characterized as a short-term capital loss.

You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income. You will not be entitled to a loss under Section 166 of the Code if your REMIC regular certificate is an interest-only certificate.

Tax Treatment of Exchangeable Certificates.

In General. The Exchangeable Certificates for a series may represent either (1) beneficial ownership of proportionate interests in each REMIC regular interest corresponding to that Exchangeable Certificate or (2) beneficial ownership of disproportionate interests in the REMIC regular interest corresponding to that Exchangeable Certificate. The prospectus supplement for any series offering Exchangeable Certificates will specify whether the Exchangeable Certificates for such series represent either proportionate or disproportionate interests in REMIC regular interests.

Exchangeable Certificates Representing Proportionate Interests in Two or More REMIC Regular Interests. If an Exchangeable Certificate represents beneficial ownership of a proportionate interest in each REMIC regular interest corresponding to that Exchangeable Certificate, then each beneficial owner of such an Exchangeable Certificate should account for its ownership interest in each REMIC regular interest underlying that Exchangeable Certificate as if such REMIC regular interest were a Regular Certificate, as described under “—Taxation of Regular Certificates.” If a beneficial owner of an Exchangeable Certificate acquires an interest in two or more underlying REMIC regular interests other than in an exchange described under “Description of the Certificates—Exchangeable Certificates” in this prospectus, the beneficial owner must allocate its cost to acquire that Exchangeable Certificate among the related underlying REMIC regular interests in proportion to their relative fair market values at the time of acquisition. When such a beneficial owner sells the Exchangeable Certificate, the owner must allocate the sale proceeds among the underlying REMIC regular interests in proportion to their relative fair market values at the time of sale.

Under the OID Regulations, if two or more debt instruments are issued in connection with the same transaction or related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the Code applicable to OID, unless an exception applies. Under this rule, if an Exchangeable Certificate represents beneficial ownership of two or more REMIC regular interests, those REMIC regular interests could be treated as a single debt instrument for OID purposes. In addition, if the two or more REMIC regular interests underlying an Exchangeable Certificate were aggregated for OID purposes and a beneficial owner of an Exchangeable Certificate were to (i) exchange that Exchangeable Certificate for the related underlying REMIC regular interests, (ii) sell one of those related REMIC regular interests and (iii) retain one or more of the remaining related REMIC regular interests, the beneficial owner might be treated as having engaged in a “coupon stripping” or “bond stripping” transaction within the meaning of Code Section 1286. Under Code Section 1286, a beneficial owner of an Exchangeable Certificate that engages in a coupon stripping or bond stripping transaction must allocate its basis in the original Exchangeable Certificate between the related underlying REMIC regular interests sold and the related REMIC regular interests retained in proportion to their relative fair market values as of the date of the stripping transaction. The beneficial owner then must recognize gain or loss on the REMIC regular interests sold using its basis allocable to those REMIC regular interests. Also, the beneficial owner then must treat the REMIC regular interests underlying the Exchangeable Certificates retained as a newly issued debt instrument that was purchased for an amount equal to the beneficial owner’s basis allocable to those REMIC regular interests. Accordingly, the beneficial owner must accrue interest and OID with respect to the REMIC regular interests retained based on the beneficial owner’s basis in those REMIC regular interests.

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As a result, when compared to treating each REMIC regular interest underlying an Exchangeable Certificate as a separate debt instrument, aggregating the REMIC regular interests underlying an Exchangeable Certificate could affect the timing and character of income recognized by a beneficial owner of an Exchangeable Certificate. Moreover, if Code Section 1286 were to apply to a beneficial owner of an Exchangeable Certificate, much of the information necessary to perform the related calculations for information reporting purposes generally would not be available to the Trustee. Because it may not be clear whether the aggregation rule in the OID Regulations applies to the Exchangeable Certificates and due to the Trustee’s lack of information necessary to report computations that might be required by Code Section 1286, the Trustee will treat each REMIC regular interest underlying an Exchangeable Certificate as a separate debt instrument for information reporting purposes. Prospective investors should note that, if the two or more REMIC regular interests underlying an Exchangeable Certificate were aggregated, the timing of accruals of OID applicable to an Exchangeable Certificate could be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding any possible tax consequences to them if the IRS were to assert that the REMIC regular interests underlying the Exchangeable Certificates should be aggregated for OID purposes.

Exchangeable Certificates Representing Disproportionate Interests in REMIC Regular Interests. If an Exchangeable Certificate represents beneficial ownership of a disproportionate interest in the REMIC regular interest corresponding to that Exchangeable Certificate, then the tax consequences to the beneficial owner of the Exchangeable Certificate will be determined under Code Section 1286, except as discussed below. Under Code Section 1286, a beneficial owner of an Exchangeable Certificate will be treated as owning “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payment on the underlying REMIC regular interests. If an Exchangeable Certificate entitles the holder to payments of principal and interest on an underlying REMIC regular interest, the IRS could contend that the Exchangeable Certificate should be treated (i) as an interest in the underlying REMIC regular interest to the extent that the Exchangeable Certificate represents an equal pro rata portion of principal and interest on the underlying REMIC regular interest, and (ii) with respect to the remainder, as an installment obligation consisting of “stripped bonds” to the extent of its share of principal payments or “stripped coupons” to the extent of its share of interest payments. For purposes of information reporting, however, each Exchangeable Certificate will be treated as a single debt instrument, regardless of whether it entitles the holder to payments of principal and interest.

Under Code Section 1286, each beneficial owner of an Exchangeable Certificate must treat the Exchangeable Certificate as a debt instrument originally issued on the date the owner acquires it and as having OID equal to the excess, if any, of its “stated redemption price at maturity” over the price paid by the owner to acquire it. The stated redemption price at maturity for an Exchangeable Certificate is determined in the same manner as described with respect to Regular Certificates under “—Taxation of Regular Certificates—Original Issue Discount.”

If the Exchangeable Certificate has OID, the beneficial owner must include the OID in its ordinary income for federal income tax purposes as the OID accrues, which may be prior to the receipt of the cash attributable to that income. Although the matter is not entirely clear, a beneficial owner should accrue OID using a method similar to that described with respect to the accrual of OID on a Regular Certificate under “—Original Issue Discount.” A beneficial owner, however, determines its yield to maturity based on its purchase price. For a particular beneficial owner, it is not clear whether the prepayment assumption used for calculating OID would be one determined at the time the Exchangeable Certificate is acquired or would be the prepayment assumption for the underlying REMIC regular interests.

In light of the application of Code Section 1286, a beneficial owner of an Exchangeable Certificate generally will be required to compute accruals of OID based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the Trustee. Accordingly, any information reporting provided by the Trustee with respect to the Exchangeable Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors

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therefore should be aware that the timing of accruals of OID applicable to an Exchangeable Certificate generally will be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding their obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences should they fail to do so.

The rules of Code Section 1286 also apply if (i) a beneficial owner of REMIC regular interests exchanges them for an Exchangeable Certificate, (ii) the beneficial owner sells some, but not all, of the Exchangeable Certificates, and (iii) the combination of retained Exchangeable Certificates cannot be exchanged for the related REMIC regular interests. As of the date of such a sale, the beneficial owner must allocate its basis in the REMIC regular interests between the part of the REMIC regular interests underlying the Exchangeable Certificates sold and the part of the REMIC regular interests underlying the Exchangeable Certificates retained in proportion to their relative fair market values. Code Section 1286 treats the beneficial owner as purchasing the Exchangeable Certificates retained for the amount of the basis allocated to the retained Exchangeable Certificates, and the beneficial owner must then accrue any OID with respect to the retained Exchangeable Certificates as described above. Code Section 1286 does not apply, however, if a beneficial owner exchanges REMIC regular interests for the related Exchangeable Certificates and retains all the Exchangeable Certificates, see “—Treatment of Exchanges” below.

Upon the sale of an Exchangeable Certificate, a beneficial owner will realize gain or loss on the sale in an amount equal to the difference between the amount realized and its adjusted basis in the Exchangeable Certificate. The owner’s adjusted basis generally is equal to the owner’s cost of the Exchangeable Certificate (or portion of the cost of REMIC regular interests allocable to the Exchangeable Certificate), increased by income previously included, and reduced (but not below zero) by distributions previously received and by any amortized premium. If the beneficial owner holds the Exchangeable Certificate as a capital asset, any gain or loss realized will be capital gain or loss, except to the extent provided under “—Sale, Exchange or Retirement of Regular Certificates.”

Although the matter is not free from doubt, if a beneficial owner acquires in one transaction (other than an exchange described under “—Treatment of Exchanges” below) a combination of Exchangeable Certificates that may be exchanged for underlying REMIC regular interests, the owner should be treated as owning the underlying REMIC regular interests, in which case Code Section 1286 would not apply. If a beneficial owner acquires such a combination in separate transactions, the law is unclear as to whether the combination should be aggregated or each Exchangeable Certificate should be treated as a separate debt instrument. You should consult your tax advisors regarding the proper treatment of Exchangeable Certificates in this regard.

Treatment of Exchanges. If a beneficial owner of one or more Exchangeable Certificates exchanges them for the related Exchangeable Certificates in the manner described under “Description of the Certificates—Exchangeable Certificates” in this prospectus, the exchange will not be taxable. In such a case, the beneficial owner will be treated as continuing to own after the exchange the same combination of interests in each related underlying REMIC regular interest that it owned immediately prior to the exchange.

Taxation of Owners of REMIC Residual Certificates.

General. Although a REMIC is a separate entity for federal income tax purposes, the Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under “—REMICs—Prohibited Transactions Tax and Other Taxes” below. Rather, a holder of REMIC residual certificates must generally include in income the taxable income or net loss of the related REMIC. Accordingly, the Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or debt instruments issued by the related REMIC.

Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC, for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably

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using a “30 days per month/90 days per quarter/360 days per year” convention unless we disclose otherwise in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the residual certificateholders’ gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in “—REMICs—Taxation of Owners of REMIC Residual Certificates—Taxable Income of the REMIC.” Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC’s termination. Income derived from the REMIC residual certificates will be “portfolio income” for the purposes of the limitations under section 469 of the Code on the deductibility of “passive losses.”

A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

Inducement Fees. Any payments that a holder receives from the seller of a REMIC residual certificate in connection with the acquisition of that certificate (“inducement fees”) must be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to the holder. Regulations provide two safe harbor methods which permit transferees to include inducement fees in income, either (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (b) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. Regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in the regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC residual certificates are encouraged to consult with their tax advisors regarding the effect of the regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

Tax Liability. Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have—

●	other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

●	unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

●	excess inclusions,

●	residual interests without significant value, and

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●	noneconomic residual interests.

The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance.

Taxable Income of the REMIC. The taxable income of a REMIC will equal:

●	the income from the mortgage loans and other assets of the REMIC; plus

●	any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items—

1.
the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting regular interests in the REMIC, whether offered or not,

2.	amortization of any premium on the mortgage loans held by the REMIC,

3.	bad debt losses with respect to the mortgage loans held by the REMIC, and

4.	except as described below in this “—Taxable Income of the REMIC” subsection, servicing, administrative and other expenses.

For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.” The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See “—REMICs—Taxation of Owners of REMIC Regular Certificates” above, which describes a method for accruing the discount income that is analogous to that required to be used by REMICs for mortgage loans with market discount.

A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC’s basis, determined as described in the preceding paragraph, is different from the mortgage loan’s stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under section 171 of the Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, taking into account the prepayment assumption.

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A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.” However, the de minimis rule described in that section will not apply in determining deductions.

If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.”

As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See “—REMICs—Prohibited Transactions Tax and Other Taxes” below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of section 67 of the Code. See “—REMICs—Taxation of Owners of REMIC Residual Certificates—Possible Pass-Through of Miscellaneous Itemized Deductions” below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be a net loss for the quarter.

Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to:

●	the amount paid for that REMIC residual certificate,

●	increased by amounts included in the income of the holder of that REMIC residual certificate, and

●	decreased, but not below zero, by payments made, and by net losses allocated, to the holder of the REMIC residual certificate.

A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income to such holder from the REMIC residual certificate.

Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder’s adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder’s adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

A holder’s basis in a REMIC residual certificate will initially equal the amount (if any) paid by the holder for the certificate and will be increased by that holder’s allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC’s taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these

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payments, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

●	through distributions,

●	through the deduction of any net losses of the REMIC, or

●	upon the sale of its REMIC residual certificate.

See “—REMICs—Sales of REMIC Certificates” below.

For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see “—REMICs—Taxation of Owners of REMIC Residual Certificates—General” above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

●	the daily portions of REMIC taxable income allocable to that certificate, over

●	the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

●	the issue price of the certificate, increased by

●	the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

●	any payments made with respect to the certificate before the beginning of that quarter.

The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

For holders of REMIC residual certificates, excess inclusions:

●	will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

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●	will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

●
will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors.

See, however, “—REMICs—Foreign Investors in REMIC Certificates” below.

Furthermore, for purposes of the alternative minimum tax:

●	excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

●	alternative minimum taxable income may not be less than the taxpayer’s excess inclusions.

This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer’s income tax to an amount lower than the alternative minimum tax on excess inclusions.

In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of section 857(b)(2) of the Code, other than any net capital gain. A Treasury Notice dated October 27, 2006, applies a similar rule to:

●	regulated investment companies,

●	common trusts, and

●	some cooperatives.

Noneconomic REMIC Residual Certificates. Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if “a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.” If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related pooling and servicing agreement:

●	the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

●
the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing

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agreement that are intended to reduce the possibility of any transfer being disregarded. These restrictions, which are based on a “safe harbor” for transfers in Treasury regulations, will require an affidavit:

●	from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

●
from the prospective transferee, providing representations as to its financial condition and that it understands that, as the holder of a non-economic REMIC residual certificate, it may incur tax liabilities in excess of any cash flows generated by the REMIC residual certificate and that such transferee intends to pay its taxes associated with holding such REMIC residual certificate as they become due, and

●
from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee’s historic payment of its debts and ability to continue to pay its debts as they come due in the future.

In addition, transfers of noneconomic residual interests must meet certain additional requirements to qualify for the regulatory safe harbor: (a) the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a “foreign branch”) of the transferee or another U.S. taxpayer, and (b) the transfer must satisfy either an “asset test” or a “formula test” provided under the REMIC Regulations. A transfer to an “eligible corporation,” generally a domestic corporation, will satisfy the asset test if: at the time of the transfer, and at the close of each of the transferee’s two fiscal years preceding the transferee’s fiscal year of transfer, the transferee’s gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons, the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test. The “formula test” makes the regulatory safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of:

●	the present value of any consideration given to the transferee to acquire the interest,

●	the present value of the expected future distributions on the interest, and

●	the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

Present values must be computed using a discount rate equal to the applicable Federal short-term rate.

If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

The pooling and servicing agreement will require that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors of the Safe Harbor Regulations, unless the transferor has waived the requirement that the transferee do so.

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Prospective investors are encouraged to consult their own tax advisors on the applicability and effect of these alternative safe harbor tests.

Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.

We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

See “—REMICs—Foreign Investors in REMIC Certificates” below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

Mark-to-Market Rules. Regulations under section 475 of the Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of section 475 of the Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules. We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

Transfers of REMIC Residual Certificates to Investors That Are Foreign Persons. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Code will be prohibited under the related pooling and servicing agreements.

Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

●	an individual,

●	an estate or trust, or

●	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, then—

an amount equal to this individual’s, estate’s or trust’s share of these fees and expenses will be added to the gross income of this holder, and the individual’s, estate’s or trust’s share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of section 67 of the Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer’s adjusted gross income.

In addition, section 68 of the Code currently provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced.

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Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is—

●	an individual,

●	an estate or trust, or

●	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder’s gross income.

The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either section 67 or section 68 of the Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for:

●	an individual,

●	an estate or trust, or

●	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts.

We recommend that those prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal:

●	the cost of the certificate to that certificateholder, increased by

●	income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

●
payments of amounts included in the stated redemption price of the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

The adjusted basis of a REMIC residual certificate will be determined as described above under “—REMICs—Taxation of Owners of REMIC Residual Certificates—Basis Rules, Net Losses and Distributions.” Except as described below in this “—Sales of REMIC Certificates” subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of section 1221 of the Code, which is generally property held for investment.

In addition to the recognition of gain or loss on actual sales, the Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that—

●	entitle the holder to a specified principal amount,

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●	pay interest at a fixed or variable rate, and

●	are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

As of the date of this prospectus, the Code provides for lower rates on long-term capital gains than on short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

●
the amount that would have been includible in the seller’s income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

●	the amount of ordinary income actually includible in the seller’s income prior to that sale.

In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount” and “—Premium.”

REMIC certificates will be “evidences of indebtedness” within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Code applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a “conversion transaction” within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

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Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the “wash sale” rules of section 1091 of the Code, if during the period beginning six months before and ending six months after the date of that sale, the seller of that certificate:

●	reacquires that same REMIC residual certificate,

●	acquires any other residual interest in a REMIC, or

●	acquires any similar interest in a taxable mortgage pool, as defined in section 7701(i) of the Code.

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder’s adjusted basis in the newly-acquired asset.

Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:

●	the disposition of a non-defaulted mortgage loan,

●	the receipt of income from a source other than a mortgage loan or other permitted investments,

●	the receipt of compensation for services, or

●	the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

Although the significant modification of a non-defaulted mortgage loan is ordinarily treated as a prohibited transaction, because of current financial conditions, the IRS and Treasury have issued guidance with respect to commercial mortgages expanding the types of modifications that may be accomplished without implicating a prohibited transactions tax or jeopardizing a REMIC’s special tax status. This guidance applies to both future and current REMICs.

It is not anticipated that any REMIC will engage in any prohibited transactions for which it would be subject to this tax.

In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

REMICs also are subject to federal income tax at the highest corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to REITs. The related pooling and servicing agreements may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a “permitted investment” under section 860G(a)(5) of the Code.

Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or net income from foreclosure property, and any state or local income or franchise tax, that may be imposed on the

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REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that—

●	the person has sufficient assets to do so, and

●	the tax arises out of a breach of that person’s obligations under select provisions of the related pooling and servicing agreement.

Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Particular Organizations. If a REMIC residual certificate is transferred to a Disqualified Organization, a tax will be imposed in an amount equal to the product of:

●	the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

●	the highest marginal federal income tax rate applicable to corporations.

The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

●	events that have occurred up to the time of the transfer,

●	the prepayment assumption, and

●	any required or permitted clean up calls or required liquidation provided for in the related pooling and servicing agreement.

The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

●	the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

●	as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

●	the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization, and

●	the highest marginal federal income tax rate imposed on corporations.

A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

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●	the holder’s social security number and a statement under penalties of perjury that the social security number is that of the record holder, or

●	a statement under penalties of perjury that the record holder is not a Disqualified Organization.

If an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on Electing Large Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a Pass-Through Entity.

Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

●	the residual interests in the entity are not held by Disqualified Organizations, and

●	the information necessary for the application of the tax described in this prospectus will be made available.

We will include in the related pooling and servicing agreement restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder’s adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC’s—

●	income,

●	deductions,

●	gains,

●	losses, and

●	classification as a REMIC.

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Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC’s tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC’s tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC’s tax return, or the adjustments resulting from that audit, could result in an audit of a holder’s return.

No REMIC will be registered as a tax shelter under section 6111 of the Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are—

●	corporations,

●	trusts,

●	securities dealers, and

●	various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of:

●	30 days after the end of the quarter for which the information was requested, or

●	two weeks after the receipt of the request.

Reporting with respect to REMIC residual certificates, including—

●	income,

●	excess inclusions,

●	investment expenses, and

●	relevant information regarding qualification of the REMIC’s assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount.”

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Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under section 3406 of the Code if recipients of these payments:

●	fail to furnish to the payor information regarding, among other things, their taxpayer identification numbers, or

●	otherwise fail to establish an exemption from this tax.

Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient’s federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Certificates. Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is—

●	a foreign person, and

●	not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate. To avoid withholding or tax, that holder must comply with applicable identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

For these purposes, a foreign person is anyone other than a U.S. Person.

It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

It is possible, under regulations promulgated under section 881 of the Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either—

●	owns 10% or more of one or more underlying mortgagors, or

●	if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

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Unless we otherwise state in the related prospectus supplement, the related pooling and servicing agreement will prohibit transfers of REMIC residual certificates to investors that are:

●	foreign persons, or

●	U.S. Persons, if classified as a partnership under the Code, unless all of their beneficial owners are (and are required to be) U.S. Persons.

FATCA. Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest on and after July 1, 2014, and gross proceeds from the disposition of debt obligations that give rise to U.S.-source interest on and after January 1, 2017, to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements.

Because payments on obligations, such as the certificates, that are outstanding on or before July 1, 2014 are not subject to FATCA, it is not expected that these provisions will apply to payments on the certificates. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

3.8% Medicare Tax on “Net Investment Income”. Certain non-corporate U.S. Persons will be subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include the interest payments and any gain realized with respect to the REMIC Certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. Persons should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Grantor Trusts

Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Ordinarily, the ability of a trust to modify a mortgage loan is treated as a power to vary the investments of the trust, which requires it to instead be classified either as a partnership or corporation. As discussed earlier, the IRS and the Treasury Department have issued regulations enabling REMICs to modify commercial loans without jeopardizing their tax status as REMICs; and, because of current financial conditions, the IRS and the Treasury Department have asked for taxpayer comments on whether trusts should be able to make the same modifications without jeopardizing their tax status as trusts. If the IRS and Treasury determine to adopt the REMIC rules for trusts, that guidance would apply to future trusts and likely would apply to current trusts.

A grantor trust certificate may be classified as either of the following types of certificate:

●
a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate; or

●	a grantor trust strip certificate representing ownership of all or a portion of the difference between—

1.	interest paid on the mortgage loans constituting the related grantor trust, minus

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2.	the sum of:

●	normal administration fees, and

●	interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust

A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

Characterization of Investments in Grantor Trust Certificates.

Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

●
“loans. . . secured by an interest in real property” within the meaning of section 7701(a)(19)(C)(v) of the Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

●
“obligation[s] (including any participation or certificate of beneficial ownership therein) which. . . [are] principally secured by an interest in real property” within the meaning of section 860G(a)(3) of the Code; and

●	“real estate assets” within the meaning of section 856(c)(5)(B) of the Code.

In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of section 856(c)(3)(B) of the Code.

Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust—

●	consisting of mortgage loans that are “loans. . . secured by an interest in real property” within the meaning of section 7701(a)(19)(C)(v) of the Code,

●	consisting of mortgage loans that are “real estate assets” within the meaning of section 856(c)(5)(B) of the Code, and

●	the interest on which is “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

The grantor trust strip certificates will be “obligation[s] (including any participation or certificate of beneficial ownership therein) which. . . [are] principally secured by an interest in real property” within the meaning of section 860G(a)(3)(A) of the Code.

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Taxation of Owners of Grantor Trust Fractional Interest Certificates.

General. Holders of a particular series of grantor trust fractional interest certificates generally:

●
will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

●	will be entitled to deduct their shares of any reasonable servicing fees and other expenses subject to any limitations imposed under sections 67 and 68 of the Code.

If a fractional interest certificate is treated as a strip certificate, and because the mortgage loans underlying a fractional interest certificate may bear original issue discount or be purchased with, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

Limits on Deducting Fees and Expenses. Section 67 of the Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder’s miscellaneous itemized deductions exceeds two percent of the holder’s adjusted gross income.

Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced.

The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either section 67 or section 68 of the Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

Allocating Fees and Expenses. Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification of the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

Application of Stripping Rules. The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if:

●	a class of grantor trust strip certificates is issued as part of the same series, or

●	we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

●	a master servicer,

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●	a special servicer,

●	any sub-servicer, or

●	their respective affiliates.

With respect to certain categories of debt instruments, section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

Section 1272(a)(6) also applies to investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of section 1272(a)(6) of the Code to pools of debt instruments is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer’s investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate for investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

If Stripped Bond Rules Apply to Fractional Interest Certificates. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of section 1273(a) of the Code. This is subject, however, to the discussion below regarding:

●	the treatment of some stripped bonds as market discount bonds, and

●	de minimis market discount.

See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates— Market Discount” below.

The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month if and to the extent it constitutes “qualified stated interest” in accordance with its normal method of accounting. See “REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” in this prospectus for a description of qualified stated interest.

The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate’s stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated interest, if any, and the certificate’s share of reasonable servicing fees and other expenses.

See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Do Not Apply” for a definition of “qualified stated interest.” In general, the amount of that income that accrues in any month would equal the product of:

●	the holder’s adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in “—Grantor Trusts—Sales of Grantor Trust Certificates,” and

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●	the yield of that grantor trust fractional interest certificate to the holder.

The yield would be computed at the rate, that, if used to discount the holder’s share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between distribution dates. In computing yield under the stripped bond rules, a certificateholder’s share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder’s share of any reasonable servicing fees and other expenses and is based generally on the method described in section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects. See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

●	a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement, and

●	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

●	the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

●	the prepayment assumption will not be challenged by the IRS on audit.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Under Treasury regulation section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

●	there is no original issue discount or only a less than de minimis amount of original issue discount, or

●
the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

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If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

●	0.25% of the stated redemption price, and

●	the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be less than de minimis. Original issue discount or market discount of only a less than de minimis amount will be included in income in the same manner as less than de minimis original issue discount and market discount described in “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Do Not Apply” and “—Market Discount” below.

If Stripped Bond Rules Do Not Apply to Fractional Interest Certificates. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder’s normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

The original issue discount, if any, on mortgage loans will equal the difference between:

●	the stated redemption price of the mortgage loans, and

●	their issue price.

For a definition of “stated redemption price,” see “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

The stated redemption price of a mortgage loan will generally equal its principal amount. The determination of whether original issue discount will be considered to be less than de minimis will be calculated using the same test as in the REMIC discussion. See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.

In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

If original issue discount is a de minimis amount or more, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate’s allocable portion of the total remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate’s daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the

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grantor trust fractional interest certificate to the purchaser is in excess of the certificate’s allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate’s allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

The adjusted issue price of a mortgage loan on any given day equals the sum of:

●	the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

●	the daily portions of original issue discount for all days during the accrual period prior to that day.

●	the amount of any payments made on the mortgage loan during the accrual period prior to that date of amounts included in its stated redemption price.

The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

●	the issue price of the mortgage loan, increased by

●	the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

●	the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

●	a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement, and

●	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

●	the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

●	the prepayment assumption will not be challenged by the IRS on audit.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if—

●	in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

●	in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

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If market discount is equal to or more than a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. Such market discount will be accrued based generally on the method described in section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See “Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.

Further, under the rules described under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount” above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under section 171 of the Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

●	be allocated among the payments of stated redemption price on the mortgage loan, and

●	be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

It appears that a prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates based generally on the method described in section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See “Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

Taxation of Owners of Grantor Trust Strip Certificates. The stripped coupon rules of section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above under “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Apply,” no regulations or published rulings under section 1286 of the Code have been issued

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and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Code will be applied.

Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on:

●	the price paid for that grantor trust strip certificate by you, and

●	the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

●	an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

Such yield will accrue based generally on the method described in section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See “Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

If the method for computing original issue discount under section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related.

The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on:

●	the prepayment assumption we will disclose in the related prospectus supplement, and

●	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

●	the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

●	the prepayment assumption will not be challenged by the IRS on audit.

We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

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Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this “—Sales of Grantor Trust Certificates” subsection. The amount recognized equals the difference between:

●	the amount realized on the sale or exchange of a grantor trust certificate, and

●	its adjusted basis.

The adjusted basis of a grantor trust certificate generally will equal:

●	its cost, increased by

●	any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

●	any and all previously reported losses, amortized premium, and payments (other than payments of ordinary interest) with respect to that grantor trust certificate.

As of the date of this prospectus, the Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to section 582(c) of the Code will be treated as ordinary income.

Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a “conversion transaction” within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

The Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that—

●	entitle the holder to a specified principal amount,

●	pay interest at a fixed or variable rate, and

●	are not convertible into the stock of the issuer or a related party,

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cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, section 1258 will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

●	the amount of servicing compensation received by a master servicer or special servicer, and

●	all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

The reporting party will furnish comparable information to the IRS as and when required by law to do so.

Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

Regulations, that establish a reporting framework for interests in “widely held fixed investment trusts” place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as any entity classified as a “trust” under Treasury regulation section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

●	a custodian of a person’s account,

●	a nominee, and

●	a broker holding an interest for a customer in street name.

Backup Withholding. In general, the rules described under “—REMICs—Backup Withholding with Respect to REMIC Certificates” above will also apply to grantor trust certificates.

Foreign Investors. In general, the discussion with respect to REMIC regular certificates under “—REMICs—Foreign Investors in REMIC Certificates” and “—FATCA” above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

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To the extent that interest on a grantor trust certificate would be exempt under sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the certificate is not held in connection with a certificateholder’s trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

3.8% Medicare Tax on “Net Investment Income”. In general, the discussion with respect to REMIC regular certificates under “—REMICs—3.8% Medicare Tax on ‘Net Investment Income’” above applies to grantor trust certificates.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences,” potential investors should consider the state and local tax consequences of the acquisition, ownership and disposition of the offered certificates. State and local tax law may differ substantially from the corresponding federal tax law, and neither this prospectus nor the prospectus supplement for any series of certificates purports to describe any aspects of the income tax laws of the states or localities in which the mortgaged properties are located or of any other applicable state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of a series of certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the related borrower or the mortgaged properties or on some other basis, may require nonresident holders of such certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of such certificates. We cannot assure you that holders of any series of certificates will not be subject to tax in any particular state or local taxing jurisdiction.

If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, none of the depositor, the related borrower, the trustee, the certificate administrator, any master servicer, any special servicer or any other party will be obligated to indemnify or otherwise to reimburse any affected holders of certificates therefor.

Prospective purchasers should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the certificates.

ERISA CONSIDERATIONS

General

Title I of ERISA and Section 4975 of the Code impose certain requirements on retirement plans and other employee benefit plans or arrangements, including individual retirement accounts, individual retirement annuities, medical savings accounts, Keogh plans, collective investment funds and separate and some insurance company general accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to in this prospectus as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements or Section 4975 of the Code. However, such plans may be subject to the provisions of other applicable federal, state or local law (which may contain restrictions substantially similar to those in ERISA and the Code).

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties-in-Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption

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is available. Certain Parties-in-Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

Plan Asset Regulations. A Plan’s investment in offered certificates may cause the trust assets to be deemed “plan assets” of a Plan. Section 2510.3-101 of the regulations of the United States Department of Labor (the “DOL”) and Section 3(42) of ERISA provide that when a Plan acquires an equity interest in an entity, the Plan’s assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (defined generally as employee benefit plans subject to the fiduciary duty requirements of Title I of ERISA, plans to which Section 4975 of the Code applies, and any entity whose underlying assets include assets of such employee benefit plans or plans by reason of an employee benefit plan’s or plan’s investment in the entity) is not “significant.” For this purpose, in general, equity participation in a trust fund will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors (excluding for this calculation any person, other than a benefit plan investor, who has discretionary authority or control, or provides investment advice (direct or indirect) for a fee with respect to the assets of the trust fund, or any affiliate thereof).

Any person who has discretionary authority or control respecting the management or disposition of plan assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, will generally be a fiduciary of the investing plan. If the trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the trust assets constitute plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.

Prohibited Transaction Exemptions

A predecessor to Wells Fargo & Company (“WFC”) received from the DOL an individual prohibited transaction exemption (the “Exemption”), which generally exempts from the application of the prohibited transaction provisions of sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an underwriter, provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section, “ERISA Considerations”, the term “underwriter” includes (i) WFC, (ii) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with WFC, and (iii) any member of the underwriting syndicate or selling group of which WFC or a person described in (ii) is a manager or co-manager with respect to a class of certificates. See “Method of Distribution” in this prospectus.

The Exemption sets forth five general conditions which, among others, must be satisfied for a transaction involving the purchase, sale and holding of offered certificates by a Plan to be eligible for exemptive relief under the Exemption:

First, the acquisition of offered certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.

Second, the offered certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”).

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Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any swap counterparty, the provider of any credit support and any obligor with respect to mortgage assets constituting more than 5% of the aggregate unamortized principal balance of the mortgage assets in the related trust fund as of the date of initial issuance of the certificates.

Fourth, the sum of all payments made to and retained by the underwriter(s) in connection with the distribution or placement of certificates must represent not more than reasonable compensation for underwriting or placing the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage assets to the related trust fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for such person’s services under the related pooling and servicing agreement and reimbursement of such person’s reasonable expenses in connection therewith.

Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

In the event the obligations used to fund the trust fund have not all been transferred to the trust fund on the closing date, additional obligations meeting certain requirements as specified in the Exemption may be transferred to the trust fund in exchange for the amounts credited to the Pre-Funding Account (as defined in the Exemption) during a period required by the Exemption, commencing on the closing date and ending no later than the earliest to occur of: (i) the date the amount on deposit in the Pre-Funding Account is less than the minimum dollar amount specified in the pooling and servicing agreement; (ii) the date on which a servicer termination event occurs under the pooling and servicing agreement; or (iii) the date which is the later of three months or 90 days after the closing date. In addition, the amount in the Pre-Funding Account may not exceed 25% of the aggregate principal amount of the offered certificates. Certain other conditions of the Exemption relating to pre-funding accounts must also be met, in order for the Exemption to apply. The accompanying prospectus supplement will discuss whether pre-funding accounts will be used.

The Exemption also requires that the trust fund meet the following requirements: (i) the trust fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the four highest categories of at least one Exemption Rating Agency for at least one year prior to the Plan’s acquisition of certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of certificates.

The Exemption generally applies to mortgage loans such as the mortgage loans to be included in any trust fund. If a mortgage loan is secured by a ground lease, the ground lease term must be at least 10 years longer than the term of the mortgage loan.

If the general conditions set forth in the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon issuance from the depositor or underwriter when the depositor, underwriter, master servicer, special servicer, sub-servicer, trustee, provider of credit support, or obligor with respect to mortgage assets is a “Party in Interest” under ERISA with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan and (iii) the holding of offered certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For this purpose, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

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If certain specific conditions set forth in the Exemption are also satisfied, the Exemption may provide relief from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code to an obligor acting as a fiduciary with respect to the investment of a Plan’s assets in the certificates (or such obligor’s affiliate) only if, among other requirements (i) such obligor (or its affiliate) is an obligor with respect to 5% percent or less of the fair market value of the assets contained in the trust fund and is otherwise not a member of the Restricted Group, (ii) a Plan’s investment in certificates does not exceed 25% of all of the certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the trust fund) containing assets sold or serviced by the depositor or a servicer and (iv) in the case of the acquisition of the certificates in connection with their initial issuance, at least 50% of the certificates are acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group.

The Exemption also applies to transactions in connection with the servicing, management and operation of the trust fund, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement, (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing Plans before their purchase of certificates issued by the trust fund and (c) the terms and conditions for the defeasance of a mortgage obligation and substitution of a new mortgage obligation, as so directed, have been approved by at least one Exemption Rating Agency and do not result in any certificates receiving a lower credit rating from such Exemption Rating Agency than the current rating. Each pooling and servicing agreement will be a “Pooling and Servicing Agreement” as defined in the Exemption. Each pooling and servicing agreement will provide that all transactions relating to the servicing, management and operations of the related trust fund must be carried out in accordance with the pooling and servicing agreement.

The DOL has issued Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”), which provides relief from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code for transactions in connection with the servicing, management and operation of a trust in which an insurance company general account has an interest as a result of its acquisition of certificates issued by such trust, provided that certain conditions are satisfied. Insurance company general accounts meeting the specified conditions may generally purchase, in reliance on PTCE 95-60, classes of certificates that do not meet the requirements of the Exemption solely because they have not received a rating at the time of the acquisition in one of the four highest rating categories from at least one Exemption Rating Agency. In addition to PTCE 95-60, relief may be available to certain insurance company general accounts, which support policies issued by any insurer on or before December 31, 1998 to or for the benefit of employee benefit plans, under regulations published by the DOL under Section 401(c) of ERISA, that became applicable on July 5, 2001.

Any Plan fiduciary considering the purchase of certificates should consult with its counsel with respect to the applicability of the Exemption and other issues and determine on its own whether all conditions have been satisfied and whether the certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans or church plans, under applicable federal, state or local law). The accompanying prospectus supplement will specify the representations required by purchasers of certificates, but generally, each purchaser using the assets of one or more Plans to purchase a certificate shall be deemed to represent that each such Plan qualifies as an “accredited investor” as defined in Rule 501(a)(1) of Regulation D under the Securities Act, and no Plan will be permitted to purchase or hold such certificates unless such certificates are rated in one of the top four rating categories by at least one Exemption Rating Agency at the time of such purchase, unless such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of PTCE 95-60. Each purchaser using assets of one or more plans to purchase any classes of certificates that are not rated at the time of purchase in one of the top four rating categories by at least one rating agency shall be deemed to represent that it is eligible for, and meets all of the requirements of, Sections I and III of PTCE 95-60.

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The accompanying prospectus supplement with respect to a series of certificates may contain additional information regarding the application of the Exemption or any other exemption, with respect to the certificates offered thereby.

LEGAL INVESTMENT

If so specified in the accompanying prospectus supplement, certain classes of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of offered certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (an “NRSRO”) and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

While Section 939(e) of the Dodd-Frank Wall Street Reform and Consumer Protection Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this Prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of offered certificates specified to be “mortgage related securities” for purposes of SMMEA in the applicable prospectus supplement, may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the offered certificates, may be subject to significant interpretive uncertainties. Except as may be specified in the applicable prospectus supplement with regard to the status of certain classes of offered certificates as “mortgage related securities” for purposes of SMMEA, no representations are made as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of the offered certificates by an NRSRO less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity and market value of the offered certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital or other regulatory restrictions.

METHOD OF DISTRIBUTION

The offered certificates offered by the prospectus and the accompanying prospectus supplements will be offered in series. The distribution of the offered certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. The accompanying prospectus supplement for the offered certificates of each series will, as to each class of such certificates, set forth the method of the offering, either the initial public offering price or the method by which the price at which the certificates of such class will be sold to the public can be determined, any class or classes of offered certificates, or portions thereof, that will be sold to affiliates of the depositor, the amount of any underwriting discounts, concessions and commissions to

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underwriters, any discounts or commissions to be allowed to dealers and the proceeds of the offering to the depositor. If so specified in the accompanying prospectus supplement, the offered certificates of a series will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Wells Fargo Securities, LLC, an affiliate of the depositor, acting as underwriter with other underwriters, if any, named in the accompanying prospectus supplement. Alternatively, the accompanying prospectus supplement may specify that offered certificates will be distributed by Wells Fargo Securities, LLC, acting as agent. If Wells Fargo Securities, LLC acts as agent in the sale of offered certificates, Wells Fargo Securities, LLC will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate principal balance or notional amount of such offered certificates as of the date of issuance. The exact percentage for each series of certificates will be disclosed in the accompanying prospectus supplement. To the extent that Wells Fargo Securities, LLC elects to purchase offered certificates as principal, Wells Fargo Securities, LLC may realize losses or profits based upon the difference between its purchase price and the sales price. The accompanying prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor or any affiliate of the depositor and purchasers of offered certificates of such series.

If so specified in the accompanying prospectus supplement, all or a portion of one or more classes of the offered certificates identified in the accompanying prospectus supplement may be retained or sold by the depositor either directly or indirectly through an underwriter, including Wells Fargo Securities, LLC, to one or more affiliates of the depositor. This prospectus and any prospectus supplements may be used by any such affiliate to resell offered certificates publicly or privately to affiliated or unaffiliated parties either directly or indirectly through an underwriter, including Wells Fargo Securities, LLC.

The depositor will agree to indemnify Wells Fargo Securities, LLC and any underwriters and their respective controlling persons against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments that any such person may be required to make in respect thereof.

In the ordinary course of business, Wells Fargo Securities, LLC and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor’s mortgage loans pending the sale of such mortgage loans or interests therein, including the certificates.

The depositor anticipates that the offered certificates will be sold primarily to institutional investors, which may include affiliates of the depositor. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be “underwriters” within the meaning of the Securities Act, in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

Any class of certificates not offered by this prospectus may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for the depositor, its affiliates, and the trustee in the ordinary course of business.

LEGAL MATTERS

Unless otherwise specified in the accompanying prospectus supplement, certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Sidley Austin llp, New York, New York, or by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina.

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FINANCIAL INFORMATION

A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the accompanying prospectus supplement.

RATINGS

Unless the offering of the certificates of a series may be made consistent with the eligibility requirements for use of the registration statement pursuant to which the offering is being made, it is a condition to the issuance of the certificates of each series offered by means of this prospectus and the accompanying prospectus supplement that at least one NRSRO shall have rated the certificates not lower than investment grade, that is, in one of the four highest rating categories.

Ratings on CMBS address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans or other assets. These ratings address the structural, legal and issuer related aspects associated with such securities, the nature of the underlying mortgage loans or other assets and the credit quality of the guarantor, if any. Ratings on CMBS do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped certificates under certain scenarios might fail to recoup their underlying investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning NRSRO. You should evaluate each security rating independently of any other security rating.

GLOSSARY

“Accrual Certificates” means certificates which provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

“Accrued Certificate Interest” means, with respect to each class of certificates and each distribution date, other than certain classes of Stripped Interest Certificates and REMIC Residual certificates, the amount equal to the interest accrued for a specified period (generally the period between distribution dates) on the outstanding principal balance of those certificates immediately prior to such distribution date, at the applicable pass-through rate, as described under “Description of the Certificates—Distributions of Interest on the Certificates” in this prospectus.

“Available Distribution Amount” means, for any series of certificates and any distribution date, the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the certificateholders of that series on that date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the accompanying prospectus supplement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Constant Prepayment Rate” or “CPR” means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis) relative to the outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

“Cut-off Date” means the date on which the ownership of the mortgage loans of a related series of certificates and rights to payment thereon are deemed transferred to the trust fund, as specified in the accompanying prospectus supplement.

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“DTC” means The Depository Trust Company.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Farmer Mac” or “FAMC” means the Federal Agricultural Mortgage Corporation.

“REMIC” means a “real estate mortgage investment conduit” under the Code.

“REMIC Certificate” means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a REMIC.

“REMIC Residual Certificate” means a certificate that evidences ownership of a residual interest in a REMIC where an election is made to treat the trust fund as a REMIC.

“REO Property” means any mortgaged property acquired on behalf of the trust fund in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

“SEC” means the U.S. Securities and Exchange Commission or any successor thereto.

“SMMEA” means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

“Standard Prepayment Assumption” or “SPA” means a rate that represents an assumed variable rate of prepayment each month (which is expressed on a per annum basis) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA.

“Stripped Interest Certificates” means certificates which are entitled to interest distributions with disproportionately small, nominal or no principal distributions.

“Stripped Principal Certificates” means certificates which are entitled to principal distributions with disproportionately small, nominal or no interest distributions.

“U.S. Person” means (a) a citizen or resident of the United States; (b) a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia; (c) an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or (d) a trust as to which (1) a court in the United States is able to exercise primary supervision over the administration of the trust, and (2) one or more United States Persons have the authority to control all substantial decisions of the trust. In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

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(THIS PAGE INTENTIONALLY LEFT BLANK)

No dealer, salesman or other person is authorized to give any information or to represent anything contained in this free writing prospectus. You must not rely on any unauthorized information or representations. This free writing prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this free writing prospectus is current only as of its date.

$1,103,355,000
(Approximate)

WFRBS COMMERCIAL MORTGAGE
TRUST 2014-LC14
as Issuing Entity

COMMERCIAL MORTGAGE PASS-
THROUGH CERTIFICATES,
SERIES 2014-LC14

Wells Fargo Commercial Mortgage
Securities, Inc.
as Depositor

Wells Fargo Bank,
National Association

Ladder Capital Finance LLC

Rialto Mortgage Finance, LLC

The Royal Bank of Scotland

as Sponsors and Mortgage Loan Sellers

Free Writing Prospectus
IMPORTANT NOTICE ABOUT INFORMATION
PRESENTED IN THIS FREE WRITING
PROSPECTUS AND THE ACCOMPANYING
PROSPECTUS	ix
IMPORTANT NOTICE REGARDING THE OFFERED
CERTIFICATES	xi
FORWARD-LOOKING STATEMENTS	xii
SUMMARY	1
RISK FACTORS	57
CAPITALIZED TERMS USED IN THIS FREE WRITING
PROSPECTUS	131
DESCRIPTION OF THE MORTGAGE POOL	131
TRANSACTION PARTIES	186
DESCRIPTION OF THE OFFERED CERTIFICATES	232
YIELD AND MATURITY CONSIDERATIONS	282
SERVICING OF THE MORTGAGE LOANS AND
ADMINISTRATION OF THE TRUST FUND	295
CERTAIN LEGAL ASPECTS OF THE MORTGAGE
LOANS	365
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	366
STATE AND OTHER TAX CONSEQUENCES	370
ERISA CONSIDERATIONS	371
LEGAL INVESTMENT	374
LEGAL MATTERS	375
RATINGS	375
INDEX OF DEFINED TERMS	377

Prospectus

Summary of Prospectus	1
Risk Factors	8
Description of the Trust Funds	35
Yield Considerations	41
The Sponsor	46
The Depositor	47
Use of Proceeds	47
Description of the Certificates	48	FREE WRITING PROSPECTUS
Description of the Pooling and Servicing
Agreements	59
Description of Credit Support	73	Wells Fargo Securities RBS Deutsche Bank Securities
Certain Legal Aspects of Mortgage Loans and
Leases	75
Material Federal Income Tax Consequences	90
State and Other Tax Consequences	128
ERISA Considerations	128
Legal Investment	132
Method of Distribution	132
Legal Matters	133
Financial Information	134
Ratings	134
Glossary	134